                               AMENDMENT NO. 2 TO

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              COMCAST CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

     (3)  Filing Party:
        ------------------------------------------------------------------------

     (4)  Date Filed:
        ------------------------------------------------------------------------

         PRELIMINARY DRAFT DATED APRIL 29, 2002, SUBJECT TO COMPLETION



[COMCAST LOGO]                                                                               [AT&T LOGO]

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     Comcast and AT&T have agreed to combine Comcast and AT&T's broadband business. As a result, AT&T shareholders will have shares of both AT&T and the new corporation -- AT&T Comcast. We are proposing the transaction because we believe the combination of Comcast and AT&T Broadband will create the world's premier broadband communications company. The new corporation will be named AT&T Comcast Corporation and will be headquartered in Philadelphia.

     When the transaction is completed,

     - Comcast shareholders will receive one share of a corresponding class of AT&T Comcast common stock in exchange for each Comcast share they own; and

     - AT&T shareholders will receive a number of shares of AT&T Comcast common stock determined pursuant to a formula described in this joint proxy statement/prospectus for each AT&T share they own. If the AT&T exchange ratio were determined as of the date of this joint proxy statement/prospectus, each AT&T shareholder would receive approximately
       0.35 of a share of AT&T Comcast common stock for each of their AT&T shares, although the actual exchange ratio may differ. AT&T shareholders will also continue to hold their shares of AT&T common stock.

     THE BOARDS OF DIRECTORS OF BOTH COMCAST AND AT&T HAVE UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMEND THAT THEIR RESPECTIVE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. SURAL LLC HAS AGREED TO VOTE IN FAVOR OF THE TRANSACTION THEREBY ASSURING APPROVAL OF THE TRANSACTION BY THE COMCAST SHAREHOLDERS.

     In addition to the merger proposal, holders of Comcast common stock are also being asked to consider a proposal that is referred to in this joint proxy statement/prospectus as the preferred structure proposal. The outcome of the vote on this proposal will determine which of the two alternative capital structures described in this joint proxy statement/prospectus is implemented upon completion of the transaction.

     THE COMCAST BOARD OF DIRECTORS RECOMMENDS THAT THE COMCAST SHAREHOLDERS VOTE FOR THE PREFERRED STRUCTURE PROPOSAL.


     In addition to the merger proposal, the election of directors and other matters to be considered at the AT&T annual meeting, AT&T shareholders are also being asked to consider a proposal to create a tracking stock that is intended to reflect the financial performance and economic value of the AT&T Consumer Services business and related benefit plan proposals and to consider a reverse stock split of AT&T common stock.


     THE AT&T BOARD OF DIRECTORS RECOMMENDS THAT THE AT&T SHAREHOLDERS VOTE FOR THE PROPOSAL TO CREATE AN AT&T CONSUMER SERVICES GROUP TRACKING STOCK.

     Information about all the proposals is contained in this joint proxy statement/prospectus. We urge you to read this joint proxy statement/prospectus, including the section describing risk factors that begins on page [I-29].

Brian L. Roberts                                             C. Michael Armstrong
President                                                    Chairman and Chief Executive Officer
Comcast Corporation                                          AT&T Corp.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTION OR DETERMINED IF THIS JOINT PROXY
STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated May [ ], 2002, and is first being mailed to shareholders of Comcast and AT&T on or about May [ ], 2002.

                              COMCAST CORPORATION
                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                             ---------------------

               NOTICE OF SPECIAL MEETING OF COMCAST SHAREHOLDERS

                          TO BE HELD ON JUNE 26, 2002

                             ---------------------

     A special meeting of shareholders of Comcast Corporation will be held on Wednesday, June 26, 2002 at 10:00 a.m. local time at Marriott Philadelphia, 1201 Market Street, Philadelphia, Pennsylvania, for the following purposes:


     - to approve and adopt the merger agreement among Comcast Corporation, AT&T Corp. and the other parties thereto, whereby our company and a newly formed corporation containing AT&T's broadband business will each merge with separate wholly owned subsidiaries of a newly formed corporation called AT&T Comcast Corporation, and the transactions contemplated by the merger agreement,

     - to approve and adopt an amendment to our articles of incorporation to permit the above-described transaction to be completed on the terms and conditions described as the "preferred structure" in the accompanying joint proxy statement/prospectus, and


     - to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.



     We describe these items of business more fully in the accompanying joint proxy statement/prospectus. We will also be holding our annual meeting of shareholders of Comcast Corporation at 9:00 a.m. local time on the same day at the same location as the special meeting. A separate proxy statement for the annual meeting describing the matters to be acted upon at that meeting will be forwarded to our shareholders.



     The close of business on Thursday, April 25, 2002 has been fixed as the record date for the special meeting. All shareholders of record at that time are entitled to notice of, and all holders of our Class A common stock and Class B common stock are entitled to vote at, the special meeting and any adjournment or postponement thereof.



     Because holders of our Class A Special common stock are not generally entitled to vote and no resolution is proposed for the special meeting for which a vote of the Class A Special common stock is required by law, holders of Class A Special common stock are not entitled to vote at the special meeting. The enclosed joint proxy statement/prospectus is being sent to holders of Class A Special common stock for informational purposes only.



     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. OUR BOARD OF DIRECTORS URGES YOU TO VOTE BY TELEPHONE OR VIA THE INTERNET, OR TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY WITH RESPECT TO YOUR SHARES OF CLASS A COMMON STOCK AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY, OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED. YOU CAN DO THIS BY EXECUTING A LATER-DATED PROXY, BY VOTING BY BALLOT AT THE SPECIAL MEETING, BY TELEPHONE OR VIA THE INTERNET, OR BY FILING AN INSTRUMENT OF REVOCATION WITH THE INSPECTORS OF ELECTION IN CARE OF OUR SECRETARY AT THE ABOVE ADDRESS.



     IMPORTANT NOTICE: ALL SPECIAL MEETING ATTENDEES MAY BE ASKED TO PRESENT A VALID GOVERNMENT-ISSUED PHOTO IDENTIFICATION (FEDERAL, STATE OR LOCAL), SUCH AS A DRIVER'S LICENSE OR PASSPORT, BEFORE ENTERING THE SPECIAL MEETING. IN ADDITION, VIDEO AND AUDIO RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE SPECIAL MEETING, AND ATTENDEES WILL BE SUBJECT TO SECURITY INSPECTIONS.


                                       STANLEY WANG
                                       Secretary


May [  ], 2002

                               TABLE OF CONTENTS


CHAPTER ONE -- SUMMARY AND OVERVIEW
  OF THE TRANSACTIONS..............  I-1
  QUESTIONS AND ANSWERS ABOUT THE
     TRANSACTIONS..................  I-1
  QUESTIONS AND ANSWERS ABOUT AT&T
     CONSUMER SERVICES GROUP
     TRACKING STOCK................  I-5
  SUMMARY..........................  I-7
  THE AT&T COMCAST TRANSACTION.....  I-8
  AT&T CONSUMER SERVICES GROUP
     TRACKING STOCK................  I-18
  RISK FACTORS.....................  I-29
CHAPTER TWO -- THE AT&T COMCAST
  TRANSACTION......................  II-1
     General.......................  II-1
     Background of the AT&T Comcast
       Transaction.................  II-1
     Comcast's Reasons for the AT&T
       Comcast Transaction.........  II-8
     Comcast's Preferred Structure
       Proposal....................  II-10
     AT&T's Reasons for the AT&T
       Comcast Transaction.........  II-12
     Material Federal Income Tax
       Consequences................  II-15
     Regulatory Matters............  II-19
     Appraisal Rights..............  II-20
     Federal Securities Laws
       Consequences; Stock Transfer
       Restriction Agreements......  II-21
     Accounting Treatment..........  II-21
     Litigation....................  II-24
CHAPTER THREE -- FINANCIAL
  INFORMATION RELATING TO THE AT&T
  COMCAST TRANSACTION..............  III-1
CHAPTER FOUR -- OPINIONS OF
  FINANCIAL ADVISORS...............  IV-1
  OPINIONS OF COMCAST'S FINANCIAL
     ADVISORS......................  IV-1
  OPINIONS OF AT&T'S FINANCIAL
     ADVISORS......................  IV-12
CHAPTER FIVE -- DESCRIPTION OF THE
  AT&T COMCAST TRANSACTION
  AGREEMENTS.......................  V-1
  THE MERGER AGREEMENT.............  V-1
  THE SEPARATION AND DISTRIBUTION
     AGREEMENT.....................  V-16
  THE SUPPORT AGREEMENT............  V-21
  THE EXCHANGE AGREEMENT AND
     INSTRUMENT OF ADMISSION.......  V-24
  THE TAX SHARING AGREEMENT........  V-27
  THE ANCILLARY AGREEMENTS.........  V-28
CHAPTER SIX -- AT&T CORP.
  MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS........  VI-1
CHAPTER SEVEN -- AT&T BROADBAND
  GROUP............................  VII-1
  DESCRIPTION OF AT&T BROADBAND
     GROUP.........................  VII-1
  AT&T BROADBAND GROUP MANAGEMENT'S
     DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS.........  VII-23
CHAPTER EIGHT -- DESCRIPTION OF
  GOVERNANCE ARRANGEMENTS FOLLOWING
  THE AT&T COMCAST TRANSACTION.....  VIII-1
CHAPTER NINE -- EMPLOYEE BENEFITS
  MATTERS..........................  IX-1
  INTERESTS OF DIRECTORS AND
     OFFICERS IN THE AT&T COMCAST
     TRANSACTION...................  IX-1
  OTHER BENEFITS MATTERS...........  IX-6
CHAPTER TEN -- AT&T CONSUMER
  SERVICES GROUP TRACKING STOCK....  X-1
  THE CONSUMER SERVICES CHARTER
     AMENDMENT PROPOSAL............  X-1
  REASONS FOR AT&T CONSUMER
     SERVICES GROUP TRACKING
     STOCK.........................  X-11
  DESCRIPTION OF AT&T CONSUMER
     SERVICES GROUP................  X-14
  AT&T CONSUMER SERVICES GROUP
     MANAGEMENT'S DISCUSSION AND
     ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF
     OPERATIONS....................  X-26
  RELATIONSHIP BETWEEN THE AT&T
     GROUPS........................  X-36

  THE INCENTIVE PLAN PROPOSAL...............  X-44
  THE EMPLOYEE STOCK PURCHASE PLAN
     PROPOSAL...............................  X-49
CHAPTER ELEVEN -- DESCRIPTION OF AT&T
  BUSINESS SERVICES GROUP...................  XI-1
CHAPTER TWELVE -- FINANCIAL STATEMENTS......  XII-1
CHAPTER THIRTEEN -- INFORMATION ABOUT THE
  COMCAST SPECIAL MEETING AND VOTING........  XIII-1
CHAPTER FOURTEEN -- INFORMATION ABOUT THE
  AT&T ANNUAL MEETING AND VOTING............  XIV-1
CHAPTER FIFTEEN -- CERTAIN LEGAL
  INFORMATION...............................  XV-1
  COMPARISON OF AT&T, COMCAST AND AT&T
     COMCAST SHAREHOLDER RIGHTS.............  XV-1
     Summary of Material Differences Between
       the Current Rights of AT&T
       Shareholders and the Rights Those
       Shareholders Will Have as AT&T
       Comcast Shareholders Following the
       Completion of the Transaction........  XV-1
     Summary of Material Differences Between
       the Current Rights of Comcast
       Shareholders and the Rights Those
       Shareholders Will Have as AT&T
       Comcast Shareholders Following the
       Completion of the Transaction........  XV-6
  DESCRIPTION OF AT&T COMCAST CAPITAL
     STOCK..................................  XV-10
     Authorized Capital Stock...............  XV-10
     AT&T Comcast Class A Common Stock......  XV-10
     AT&T Comcast Class B Common Stock......  XV-12
     AT&T Comcast Class A Special Common
       Stock................................  XV-13
     AT&T Comcast Class C Common Stock......  XV-13
     AT&T Comcast Preferred Stock...........  XV-14
     Dividend Rights........................  XV-14
     Rights Upon Liquidation................  XV-15
     Transfer Agent and Registrar...........  XV-15
     Stock Exchange Listings................  XV-15
  DESCRIPTION OF AT&T COMCAST SHAREHOLDER
     RIGHTS PLAN............................  XV-16
  INFORMATION REGARDING FORWARD-LOOKING
     STATEMENTS.............................  XV-18
  LEGAL MATTERS.............................  XV-18
  EXPERTS...................................  XV-18
CHAPTER SIXTEEN -- ADDITIONAL INFORMATION
  FOR SHAREHOLDERS..........................  XVI-1
  FUTURE SHAREHOLDER PROPOSALS..............  XVI-1
  WHERE YOU CAN FIND MORE INFORMATION.......  XVI-1


ANNEXES

Annex A   Agreement and Plan of Merger
Annex B   Separation and Distribution
          Agreement
Annex C   Form of AT&T Comcast Charter
          (Preferred Structure)
Annex D   Term Sheet for AT&T Comcast
          Charter (Alternative Structure)
Annex E   Form of Comcast Charter Amendment
Annex F   Form of AT&T Comcast Bylaws
Annex G   Opinion of Morgan Stanley & Co.
          Incorporated
Annex H   Opinion of J.P. Morgan
          Securities, Inc.
Annex I   Opinion of Merrill Lynch, Pierce,
          Fenner & Smith, Incorporated
Annex J   Opinion of Credit Suisse First
          Boston Corporation
Annex K   Opinion of Goldman, Sachs & Co.
Annex L   Form of Certificate of Amendment
          of the Certificate of
          Incorporation of AT&T Corp.
Annex M   Form of Amendment of the Bylaws
          of AT&T Corp.
Annex N   AT&T Corp. Board of Directors
          Policy Statement Regarding AT&T
          Groups Tracking Stock Matters

                                  CHAPTER ONE
                    SUMMARY AND OVERVIEW OF THE TRANSACTIONS

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:  When and where will the meetings of shareholders take place?


A: The Comcast special meeting will take place on Wednesday, June 26, 2002 in Philadelphia, Pennsylvania. The AT&T annual meeting will take place on
    [            ], 2002 in [            ]. The address of your meeting is
    specified in the notice for your meeting.


Q: What proposals am I being asked to vote upon and what vote is required to approve each proposal?

A: If you are a Comcast shareholder, you are being asked to vote upon the following proposals:

    - Approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. The Comcast transaction proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class. Approval of this proposal is assured because Sural LLC, which holds approximately 86.7% of the combined voting power of the Comcast stock, has agreed to vote its shares in favor of the Comcast transaction proposal. Any shares of Comcast Class A common stock not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.


    - Approval and adoption of an amendment to the Comcast charter to allow the implementation of the Preferred Structure. The preferred structure proposal requires the affirmative vote of a majority of the votes cast by
      (1) holders of shares of Comcast Class A common stock, voting as a single class, and (2) holders of shares of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class. Sural LLC has agreed to vote its shares in favor of the preferred structure proposal, thereby assuring approval by holders of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class. Any shares of Comcast Class A common stock not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.


    APPROVAL OF THE COMCAST TRANSACTION PROPOSAL IS NOT CONDITIONED ON APPROVAL OF THE PREFERRED STRUCTURE PROPOSAL.

    If you are an AT&T shareholder, you are being asked to vote upon the following proposals:

    - Approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the AT&T Broadband spin-off. The AT&T transaction proposal requires the affirmative vote of a majority of outstanding shares of AT&T common stock. Any shares of AT&T common stock not voted, whether by abstention, broker non-vote or otherwise, have the effect of a vote against the AT&T transaction proposal.

    - Approval and adoption of an amendment to AT&T's charter to authorize the creation of AT&T Consumer Services Group tracking stock. The Consumer Services charter amendment proposal requires the affirmative vote of a majority of outstanding shares of AT&T common stock. Any shares of AT&T common stock not voted, whether by abstention, broker non-vote or otherwise, have the effect of a vote against the Consumer Services charter amendment proposal.


    - Approval and adoption of an amendment to AT&T's charter to authorize a reverse stock split on AT&T common stock. The reverse stock split proposal requires the affirmative vote of a majority of outstanding shares of AT&T common stock. Any shares of AT&T common stock not voted, whether by abstention or otherwise, have the effect of a vote against the reverse stock split proposal.

    - Approval of other matters related to the creation of AT&T Consumer Services Group tracking stock and various annual meeting matters, in each case as described more fully in this document.


    APPROVAL OF THE AT&T TRANSACTION PROPOSAL IS NOT CONDITIONED ON APPROVAL OF ANY OF THE OTHER AT&T PROPOSALS. APPROVAL OF THE OTHER AT&T PROPOSALS IS NOT CONDITIONED ON APPROVAL OF THE AT&T TRANSACTION PROPOSAL.

Q:  What if I return my proxy but do not mark it to show how I am voting?

A: If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by your board of directors.

Q:  What do I need to do now?

A: After carefully reading and considering the information contained in this document, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage-paid envelope or, if available, by submitting your proxy or voting instructions by telephone or through the Internet as soon as possible so that your shares may be represented at your meeting.

    Registered shareholders and most beneficial holders that hold shares through a bank or broker may vote by telephone or via the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly.


    Registered shareholders of Comcast can vote by telephone by calling or via the Internet at http://www.eproxyvote.com/cmcsa.


    Registered shareholders of AT&T can vote by telephone by calling
    1-800-[          ] or via the Internet at http://att.proxyvoting.com. If you are a beneficial holder of Comcast common stock or AT&T common stock and you hold shares through a bank or broker, you will receive separate voting instructions on the form you receive from the bank or broker.

Q: What percentage of AT&T Comcast's economic interest and voting power will AT&T shareholders hold upon completion of the AT&T Comcast transaction?
A: AT&T shareholders will own approximately 54.8% of AT&T Comcast's economic interest upon completion of the AT&T Comcast transaction. If the preferred capital structure is implemented, AT&T shareholders will own approximately 60.6% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction. If the alternative capital structure is implemented, AT&T shareholders will own approximately 56.6% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction.

Q: What percentage of AT&T Comcast's economic interest and voting power will Comcast shareholders hold upon completion of the AT&T Comcast transaction?

A: Comcast Class A shareholders, Comcast Class B shareholders and Comcast Class A Special shareholders, who presently own approximately 2.3%, 1.0% and 96.7%, respectively, of Comcast's economic interest, will own approximately 1.0%, 0.4% and 38.6%, respectively, of AT&T Comcast's economic interest upon completion of the AT&T Comcast transaction.


    If the preferred capital structure is implemented, Comcast Class A shareholders, who presently own approximately 13.4% of Comcast's voting power, will own approximately 1.1% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction. If the alternative capital structure is implemented, Comcast Class A shareholders will own approximately 5.14% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction.


    Under either of these capital structures, Comcast Class B shareholders, who presently own approximately 86.6% of Comcast's voting power, will own
    33 1/3% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction.

    Under either of the capital structures, Comcast Class A Special shareholders, who presently have no voting rights, will own AT&T Comcast Class A Special stock, which also will not have any voting rights.

    The percentages described in this answer and the preceding answer assume that the transaction with Microsoft Corporation described in this document is completed and that AT&T Comcast is not required to make any of the potential additional payments of AT&T Comcast common stock described in this document. If the Microsoft transaction is not completed, Comcast Class A shareholders, Comcast Class B shareholders, Comcast Class A Special shareholders and AT&T shareholders will own approximately 1%, 0.4%, 40.6% and 57.7%, respectively, of AT&T Comcast's economic interest upon completion of the AT&T Comcast transaction. In addition, if the Microsoft transaction is not completed, AT&T Comcast Class A shareholders, under the preferred capital structure, or AT&T Comcast Class C shareholders, under the alternative capital structure, will own an additional 4.95% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction.

Q: Who will hold the remaining percentage of AT&T Comcast's economic interest and voting power upon completion of the AT&T Comcast transaction?

A: If the transaction with Microsoft Corporation is completed, Microsoft Corporation will hold AT&T Comcast's remaining approximately 5.3% economic interest and 4.95% voting power upon completion of the AT&T Comcast transaction.

Q: If I am a holder of Comcast Class A Special common stock, do I have the right to vote on the AT&T Comcast transaction?

A: No. Except as required by applicable law, holders of Comcast Class A Special common stock do not have any voting rights. As required by applicable law, Comcast has forwarded this document to you to notify you of the AT&T Comcast transaction.

Q:  Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at your meeting. You can do this in one of three ways.

    - First, you can revoke your proxy.

    - Second, you can submit a new proxy with a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of Comcast or AT&T, as appropriate, before your meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

    - Third, you can attend your meeting and vote in person.

    You may change your vote by submitting a new vote by telephone or via the Internet regardless of whether you submitted your earlier proxy by mail, telephone or via the Internet.

Q: If my shares are held in an account in a brokerage firm or bank, will my broker vote my shares for me?

A: If you are a Comcast shareholder and you do not provide your broker with instructions on how to vote your brokerage account shares, your broker will not be permitted to vote them. You should therefore be sure to provide your broker with instructions on how to vote your shares.


    If you are an AT&T shareholder and you do not provide your broker with instructions on how to vote your shares with respect to a specific proposal, your broker will not be permitted to vote them with respect to the AT&T transaction proposal, the Consumer Services charter amendment proposal, the incentive plan proposal, the employee stock purchase plan proposal but will be permitted to vote them with respect to the reverse stock split proposal, the election of directors, the ratification of auditors, the shareholder proposals and other matters that may come before the AT&T annual meeting.


    If you are an AT&T shareholder and you do not give voting instructions to your broker, you will, in effect, be voting against the AT&T transaction proposal and the Consumer Services charter amendment proposal.

    PLEASE CHECK THE VOTING FORM USED BY YOUR BROKER TO SEE IF IT OFFERS TELEPHONE OR INTERNET VOTING.

Q:  Will I receive dividends on my AT&T Comcast shares?

A:  AT&T Comcast does not currently intend to pay dividends on its common stock.

Q:  Should I send in my stock certificates now?

A: No. If you are a Comcast shareholder and you currently hold your Comcast shares in certificate form, after the AT&T Comcast transaction is completed you will receive written instructions from the exchange agent on how to exchange your Comcast stock certificates for your AT&T Comcast shares.

    If you are a Comcast shareholder and you currently hold your shares in electronic form, after the AT&T Comcast transaction is completed your AT&T Comcast shares will be delivered to you in electronic form without your having to take any action.


    If you are an AT&T shareholder, after the AT&T Comcast transaction is completed you will not need to exchange any stock certificates in order to receive your AT&T Comcast shares.


    PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:  When do you expect to complete the AT&T Comcast transaction?

A:  We expect to complete the AT&T Comcast transaction by the end of 2002.

Q: Is approval of the Consumer Services charter amendment proposal linked to the AT&T Comcast transaction?

A: No. The AT&T Comcast transaction is completely separate from the Consumer Services charter amendment proposal. Approval of one is not a prerequisite or a condition to the other.

Q:  Who can help answer my questions?

A: If you have any questions about the AT&T Comcast transaction or how to submit your proxy, or if you need additional copies of this document, the enclosed proxy card or voting instructions, you should contact:

     - if you are a Comcast shareholder:


       D.F. King & Co., Inc.


       Information Agent


       77 Water Street


       New York, NY 10005


       Telephone:




       e-mail:  _____________________________


     - if you are an AT&T shareholder:


       Georgeson Shareholder Communications


       Attn: AT&T Inquiries


       17 State Street, 10th Floor


       New York, NY 10004


       Telephone:


       e-mail: attinfo@georgesonshareholder.com

                          QUESTIONS AND ANSWERS ABOUT
                  AT&T CONSUMER SERVICES GROUP TRACKING STOCK

Q:  What is the purpose of AT&T Consumer Services Group tracking stock?

A: Approval and issuance of AT&T Consumer Services Group tracking stock will allow AT&T to offer two separate classes of stock of AT&T -- existing AT&T common stock plus a new tracking stock intended to track the performance of AT&T's Consumer Services business. Following the issuance of AT&T Consumer Services Group tracking stock, if the AT&T Comcast transaction is completed, AT&T common stock will effectively act as tracking stock for AT&T Business Services Group plus any retained portion of the AT&T Consumer Services Group.

Q:  What is a tracking stock and how does it work?

A: A tracking stock is a separate class or series of a company's common stock that is intended to reflect the financial performance and economic value of a group of assets or a specific business unit, division, subsidiary or equity investment of the company. You should note that:

     - Holders of a tracking stock of AT&T are shareholders of AT&T and not of the underlying business or subsidiary. Thus, holders of AT&T Consumer Services Group tracking stock will have no direct interest in the assets, subsidiaries or businesses whose performance AT&T Consumer Services Group tracking stock is intended to reflect.

     - AT&T intends the terms of its tracking stock to link the economic value of the tracking stock to the performance of the tracked business rather than to the performance of AT&T as a whole. However, there may not always be a linkage between the market value of tracking stock and the financial performance and economic value of the tracked business.

     - The market value of tracking stock may be adversely affected not only by factors that adversely affect the tracked business, but also by factors that adversely affect AT&T generally.

Q: Will AT&T Consumer Services Group tracking stock be intended to reflect 100% of the value and performance of AT&T's Consumer Services business?

A: AT&T expects that, when it distributes AT&T Consumer Services Group tracking stock, it will distribute shares intended to reflect all of the financial performance and economic value of AT&T Consumer Services Group. However, if AT&T determines to distribute less than all these shares, AT&T would retain the remaining portion of the value and performance of AT&T Consumer Services Group. While AT&T intends that this retained portion would be reflected in AT&T common stock, there is no assurance that it will be. We refer to any portion that AT&T does not distribute as AT&T's "retained portion" of the value of AT&T Consumer Services Group.

Q: If I continue to hold all my shares of AT&T common stock, what will I receive as a result of all the transactions?

A: If you continue to hold your shares of AT&T common stock and shares of AT&T securities that you receive as dividends on your AT&T common stock, and if AT&T completes the AT&T Comcast transaction and the distribution of AT&T Consumer Services Group tracking stock, you will end up with shares of:

     - Common stock of AT&T Corp. These will be your existing shares of AT&T common stock, which will primarily be intended to track the financial performance and economic value of AT&T Business Services Group plus any retained portion of the value of AT&T Consumer Services Group.

     - AT&T Consumer Services Group tracking stock of AT&T Corp. You would receive shares of AT&T Consumer Services Group tracking stock as a dividend on your existing shares of AT&T common stock.

     - Common stock of AT&T Comcast Corporation. In the AT&T Comcast transaction, you will receive a number of shares of AT&T Comcast common stock based on the number of shares of AT&T common stock, NYSE symbol "T," that you own.

Q: Why is AT&T proposing a tracking stock rather than splitting off AT&T's Consumer Services business into a separate company?

A: AT&T is proposing a tracking stock to allow AT&T to offer a more specific, targeted class of stock for investors while at the same time maintaining the benefits of keeping both AT&T's Business Services business and AT&T's Consumer Services businesses together in a larger, integrated company.

Q: Will AT&T issue fractional shares of AT&T Consumer Services Group tracking stock?

A: No. AT&T expects that it will issue cash in lieu of any fractional shares of AT&T Consumer Services Group tracking stock, including with respect to shares held in AT&T's Dividend Reinvestment Plan.

Q: Is approval or completion of any AT&T proposal a condition to any of the other AT&T proposals?

A: You may vote on each AT&T proposal separately, and AT&T may implement any AT&T proposal that receives AT&T shareholder approval, whether or not it receives approval for or implements any other AT&T proposal. However, AT&T will not implement the Incentive Plan proposal or the Employee Stock Purchase Plan proposal if AT&T Consumer Services Group tracking stock is not issued.

Q: When does AT&T expect to distribute the AT&T Consumer Services Group tracking stock?

A: If the AT&T Consumer Services Group tracking stock proposal is approved, AT&T plans to distribute these shares as a dividend to holders of AT&T common stock at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. AT&T has not yet determined the timing of the distribution, which may be made within a year of shareholder approval or may be made thereafter, depending on market conditions.
Q: If AT&T shareholders approve all the AT&T proposals, will AT&T definitely implement them all?

A: No. There are a number of conditions to the AT&T Comcast transaction other than AT&T shareholder approval, including regulatory approvals. Similarly, there are a number of factors that could cause the AT&T Board to decide not to proceed with the distribution of AT&T Consumer Services Group tracking stock as well, such as future market conditions and receptivity, financial performance or superior alternatives that may arise. Other events or circumstances, including litigation, could occur that affect the timing or terms of the proposed transactions or AT&T's ability to complete the proposed transactions.

    The Consumer Services charter amendment proposal gives the AT&T Board the authority to amend AT&T's charter to create AT&T Consumer Services Group tracking stock. The proposed Consumer Services charter amendment, however, does not mandate that the AT&T Board use this power or specify the manner in which AT&T may issue AT&T Consumer Services Group tracking stock. Rather, AT&T Consumer Services Group tracking stock will be a new class of AT&T common stock that the AT&T Board may issue from time to time as it determines appropriate, up to the total number of authorized shares and subject to stock exchange rules with respect to shareholder approval of share issuances.

    AT&T does not plan to seek new shareholder approval for any change that the AT&T Board may approve in the timing or manner of issuing AT&T Consumer Services Group tracking stock.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the AT&T Comcast transaction, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Additional Information for Shareholders -- Where You Can Find More Information."

THE COMPANIES

COMCAST CORPORATION
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700
http://www.comcast.com

     Comcast is a Pennsylvania corporation incorporated in 1969. Comcast is involved in three principal lines of business:

     - Cable -- through the development, management and operation of broadband communications networks,

     - Commerce -- through QVC, its electronic retailing subsidiary, and

     - Content -- through its consolidated subsidiaries Comcast Spectacor, Comcast SportsNet, Comcast SportsNet Mid-Atlantic, Comcast Sports Southeast, E! Entertainment Television, The Golf Channel and Outdoor Life Network, and through its other programming investments.

AT&T CORP.
295 North Maple Avenue
Basking Ridge, NJ 07920-1002
(908) 221-2000
http://www.att.com

     AT&T is a New York corporation incorporated in 1885. AT&T currently consists primarily of AT&T Broadband Group, AT&T Consumer Services Group and AT&T Business Services Group. These AT&T groups are not separate companies, but, rather, are parts of AT&T. The transactions proposed in this document would:

     - separate and spin off AT&T Broadband into a separate company that immediately would be combined with and become a part of AT&T Comcast, and

     - establish a tracking stock for the AT&T Consumer Services Group.

  AT&T BROADBAND GROUP

AT&T Broadband Group is one of the nation's largest broadband communications businesses, providing cable television, high-speed cable Internet services and communications services over one of the most extensive broadband networks in the country. At or for the year ended December 31, 2001, AT&T Broadband Group:

     - owned and operated cable systems aggregating approximately 13.56 million analog video subscribers;

     - had approximately $10.1 billion in combined revenue;

     - had approximately $3.9 billion in net loss;

     - had debt of approximately $23.3 billion; and

     - had investments in companies, joint ventures and partnerships, including Time Warner Entertainment Company, L.P., Insight Midwest, L.P. and Texas Cable Partners, L.P.

  AT&T CONSUMER SERVICES GROUP

     AT&T Consumer Services Group is the leading provider of domestic and international long distance service to residential consumers in the United States. AT&T Consumer Services Group provides a broad range of communications services to consumers, including:

     - inbound and outbound domestic and international long distance;

     - transaction-based long distance services, such as operator-assisted calling services and prepaid phone cards;

     - local calling offers; and

     - dial-up Internet service through AT&T WorldNet Service.

  AT&T BUSINESS SERVICES GROUP

     AT&T Business Services Group is one of the nation's largest business services communications providers, providing a variety of global communications services to over 4 million customers, including large domestic and multinational businesses, small- and medium-sized businesses, and government agencies. AT&T Business Services Group operates one of the largest telecommunications networks in the United States.

     AT&T Business Services Group provides a broad range of communications services and customized solutions, including:

     - long distance, international and toll-free voice services;

     - local services, including private line, local data and special access services;

     - data and internet protocol, or IP, services, including frame relay and asynchronous transfer mode, or ATM;

     - managed networking services and outsourcing solutions; and

     - wholesale transport services.

The table below sets forth the approximate percentage of consolidated revenue, net loss, assets and indebtedness of AT&T, giving prior effect to the split-off of the AT&T Wireless Group, that were attributable to each of AT&T Broadband Group, AT&T Consumer Services Group and AT&T excluding AT&T Broadband Group at or for the year ended December 31, 2001. In the future, these percentages will vary with the relative performance of the different AT&T groups. In addition, the actual debt levels of each of the AT&T groups in the future will depend on a variety of other factors, including the progress AT&T makes on its various debt reduction activities. The table also should be read in the context of the financial and other information set forth in this document.

                                                           AT OR FOR YEAR ENDED DECEMBER 31, 2001
                                                      -------------------------------------------------
                                                       % OF     % OF AT&T     % OF        % OF     % OF
                                                       AT&T     OPERATING     AT&T        AT&T     AT&T
                                                      REVENUE    INCOME     NET LOSS*    ASSETS    DEBT
                                                      -------   ---------   ---------   --------   ----
AT&T Broadband Group................................   19.3%     (111.4)%      61.0%      62.4%    43.5%
AT&T Consumer Services Group........................   28.7%      123.1%      (42.0)%      1.4%     1.8%
AT&T Corp. (excluding AT&T Broadband Group)**.......   81.2%      211.4%       (1.9)%     37.7%    56.5%

---------------
 * Based on net loss from continuing operations before cumulative effect of accounting change.

** Includes AT&T Business Services Group and AT&T Consumer Services Group and excludes Liberty Media Group and AT&T Wireless Services Group.

AT&T COMCAST CORPORATION
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700

     AT&T Comcast is a newly formed Pennsylvania corporation that has not, to date, conducted any activities other than those incident to its formation, the financing and other matters contemplated by the merger agreement and the preparation of this document. Upon completion of the AT&T Comcast transaction, Comcast and AT&T Broadband will each become a wholly owned subsidiary of AT&T Comcast. The business of AT&T Comcast will be the combined businesses currently conducted by Comcast and the AT&T Broadband Group.

                          THE AT&T COMCAST TRANSACTION

REASONS FOR THE AT&T COMCAST TRANSACTION (SEE PAGE [II-8])

     Comcast and AT&T believe that the combined strengths of Comcast and AT&T's broadband business will enable them to create the world's premier broadband communications company. The transaction will combine the companies' extensive broadband communications networks, technologically advanced broadband delivery systems and managerial expertise to build a business that Comcast and AT&T expect will create substantial long-term value for shareholders of both companies. Comcast and AT&T believe that AT&T Comcast will grow the broadband business with more efficiency to create stronger operating and financial results than either company could achieve on its own.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (SEE PAGE [II-8])

     To Comcast Shareholders: The Comcast Board believes that the AT&T Comcast transaction, including the Comcast merger, is fair to you and in your best interest, and unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement, and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

     The Comcast Board believes that the preferred structure proposal is in your best interest and unanimously recommends that you vote FOR the preferred structure proposal.

     To AT&T Shareholders: The AT&T Board believes that the AT&T Comcast transaction, including the separation, the AT&T Broadband spin-off and the AT&T Broadband merger, is fair to you and in your best interest and unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE [IV-1])

     Opinions of Comcast's Financial Advisors. In deciding to approve the transaction, the Comcast Board considered opinions of three of its financial advisors, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, each dated December 19, 2001, to the Comcast Board to the effect that as of that date, the conversion ratios in the Comcast merger applicable to holders of Comcast common stock, in the aggregate, were fair, from a financial point of view, to Comcast shareholders, taken together. The full text of these opinions are attached as Annexes G, H and I to this document. Comcast urges its shareholders to read each of these opinions in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. THESE OPINIONS DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGERS OR ANY RELATED TRANSACTIONS.

     Opinions of AT&T's Financial Advisors. In connection with the proposed mergers, AT&T's financial advisors, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., each has delivered a written opinion to the AT&T Board as to the fairness as of the date of the opinion, from a financial point of view, of the AT&T Broadband exchange ratio provided for in the AT&T Broadband merger to holders of AT&T Broadband common stock immediately prior to the mergers, other than Comcast and its affiliates. The full text of the separate written opinions of Credit Suisse First Boston Corporation and Goldman, Sachs & Co., each dated December 19, 2001, to the AT&T Board are attached to this document as Annexes J and K, respectively. AT&T urges its shareholders to read each opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. THESE OPINIONS DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGERS OR ANY RELATED TRANSACTIONS.

THE STRUCTURE OF THE AT&T COMCAST TRANSACTION

     The AT&T Comcast transaction will occur in several steps. First, AT&T will transfer the assets and liabilities of AT&T's broadband business to AT&T Broadband, a holding company formed for the purpose of effectuating the AT&T Comcast transaction. Second, AT&T will spin off AT&T Broadband to its shareholders. Third, Comcast and AT&T Broadband will each merge with a different, wholly owned subsidiary of AT&T Comcast. In the AT&T Comcast transaction, Comcast and AT&T shareholders will receive the consideration described below in this summary.

     The merger agreement provides for all of the steps described above to occur on the closing date for the mergers.

CAPITAL STRUCTURE (SEE PAGE [V-1])

     AT&T Comcast will have one of two capital structures upon completion of the AT&T Comcast transaction, the Preferred Structure or the Alternative Structure. These structures are described in the following paragraphs.

  PREFERRED STRUCTURE

     If holders of Comcast Class A common stock, voting as a single class, approve the preferred structure proposal, AT&T Comcast's capital structure upon completion of the AT&T Comcast transaction will be as follows:


     - Class B common stock -- each share will have 15 votes and all shares in the aggregate will have 33 1/3% of the voting power of the AT&T Comcast stock,



     - Class A common stock -- each share will have a number of votes determined pursuant to a formula and all shares in the aggregate will initially have 66 2/3% of the voting power of the AT&T Comcast stock, and



     - Class A Special common stock -- will be non-voting.



     Except as described in the next paragraph and unlike the AT&T Comcast Class A common stock, the aggregate voting power of the AT&T Comcast Class B common stock will be nondilutable. Accordingly, the AT&T Comcast Class B common stock will, except as provided in the next paragraph, always be entitled to 33 1/3% of the aggregate voting power. The AT&T Comcast Class A common stock will initially be entitled to 66 2/3% of the aggregate voting power but, unlike the AT&T Comcast Class B common stock, will be subject to reduction in the event of the issuance of a new class of voting stock of AT&T Comcast. The aggregate voting power of neither class will be affected by the issuance of additional shares of either class.



     If, after completion of the AT&T Comcast transaction, the number of shares of AT&T Comcast Class B common stock outstanding upon completion of the AT&T Comcast transaction is reduced for any reason below the number of shares outstanding at the completion of the AT&T Comcast transaction, the aggregate voting power of the AT&T Comcast Class B common stock will be proportionately reduced and, unless another class of AT&T Comcast voting stock exists at the time, the aggregate voting power of the AT&T Comcast Class A common stock will be increased. The number of shares of AT&T Comcast Class B common stock could be reduced, for example, either as a result of a holder of shares of AT&T Comcast Class B common stock electing to convert shares into AT&T Comcast Class A common stock or AT&T Comcast Class A Special common stock or as a result of the repurchase by AT&T Comcast of shares of AT&T Comcast Class B common stock.



     As noted above, the per share vote of the AT&T Comcast Class A common stock is determined pursuant to a formula. Based on the number of shares of AT&T Comcast Class A common stock and AT&T Comcast Class B common stock anticipated to be outstanding upon completion of the AT&T Comcast transaction if the Preferred Structure is implemented, assuming that the Microsoft transaction is completed and AT&T Comcast is not required to make any additional payments of AT&T Comcast stock in connection with the AT&T Comcast transaction, each share of AT&T Comcast Class A common stock would have approximately 0.2094 of a vote upon completion of the AT&T Comcast transaction.


  ALTERNATIVE STRUCTURE

     If holders of Comcast Class A common stock, voting as a single class, do not approve the preferred structure proposal, AT&T Comcast's capital structure upon completion of the AT&T Comcast transaction will be as follows:


     - Class B common stock -- each share will have 15 votes and all shares in the aggregate will have 33 1/3% of the voting power of AT&T Comcast stock,



     - Class A common stock -- each share will have 1 vote and all shares in the aggregate will have approximately 5.14% of the voting power of AT&T Comcast stock,


     - Class A Special common stock -- will be non-voting, and


     - Class C common stock -- each share will have a number of votes determined pursuant to a formula and all shares in the aggregate will initially have approximately 61 53/100% of the voting power of AT&T Comcast stock.

     Except as described in the second following paragraph and unlike the AT&T Comcast Class C common stock, the aggregate voting power of each of the AT&T Comcast Class B common stock and AT&T Comcast Class A common stock will be nondilutable. Accordingly, if shares of a new class of voting stock of AT&T Comcast are issued, the aggregate voting power of each of the AT&T Comcast Class A common stock and the AT&T Comcast Class B common stock will not change, but the aggregate voting power of the AT&T Comcast Class C common stock will decrease. If additional shares of AT&T Comcast Class C common stock are issued, the aggregate voting power of each of the AT&T Comcast Class A common stock and the AT&T Comcast Class B common stock will not change. If additional shares of AT&T Comcast Class B common stock or AT&T Comcast Class A common stock are issued, the aggregate combined voting power of those two classes of AT&T Comcast common stock (initially approximately 38 47/100%) will not increase and the aggregate voting power of the AT&T Comcast Class C common stock will not decrease.



     If, however, additional shares of AT&T Comcast Class A common stock or AT&T Comcast Class B common stock are issued after the completion of the AT&T Comcast transaction in an amount that results in the relative number of shares of those two classes of AT&T Comcast common stock changing, then although the aggregate combined voting power of the two classes (initially approximately 38 47/100%) will not change, the aggregate voting power of each of those two classes of AT&T Comcast common stock will change relative to each other because each share of AT&T Comcast Class B common stock will be entitled to 15 times the vote of each share of AT&T Comcast Class A common stock.



     If, after completion of the AT&T Comcast transaction, the number of shares of AT&T Comcast Class A common stock or AT&T Comcast Class B common stock outstanding upon completion of the AT&T Comcast transaction is reduced for any reason below the number of shares outstanding at the completion of the AT&T Comcast transaction, the aggregate voting power of the applicable class of AT&T Comcast common stock will be proportionately reduced and, unless another class of AT&T Comcast voting stock exists at the time, the aggregate voting power of AT&T Comcast Class C common stock will be increased. The number of shares of AT&T Comcast Class B common stock could be reduced, for example, either as a result of a holder of shares of AT&T Comcast Class B common stock electing to convert shares into AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock or AT&T Comcast Class C common stock or as a result of the repurchase by AT&T Comcast of shares of AT&T Comcast Class B common stock. The number of shares of AT&T Comcast Class A common stock could be reduced as a result of the repurchase by AT&T Comcast of shares of AT&T Comcast Class A common stock.



     As noted above, the per share vote of the AT&T Comcast Class C common stock is determined pursuant to a formula. Based on the number of shares of each class of voting AT&T Comcast common stock anticipated to be outstanding upon completion of the AT&T Comcast transaction if the Alternative Structure is implemented, assuming that the Microsoft transaction is completed and AT&T Comcast is not required to make any additional payments of AT&T Comcast stock in connection with the AT&T Comcast transaction, each share of AT&T Comcast Class C common stock would have approximately 0.1953 of a vote upon completion of the AT&T Comcast transaction.



  WHY THE COMCAST BOARD RECOMMENDS THE PREFERRED STRUCTURE OVER THE ALTERNATIVE STRUCTURE



     The Comcast Board has recommended that holders of Comcast Class A common stock approve the preferred structure proposal because the Comcast Board believes that the Preferred Structure is in the best interests of the holders of Comcast Class A common stock.



     Under the Preferred Structure:



     - holders of Comcast Class A common stock will receive shares of AT&T Comcast Class A common stock (approximately 22 million shares in the aggregate) and



     - holders of AT&T common stock will also receive shares of AT&T Comcast Class A common stock (up to 1.235 billion shares in the aggregate).



Upon completion of the AT&T Comcast transaction under the Preferred Structure, there will be outstanding approximately 1.37 billion shares of AT&T Comcast Class A common stock, assuming that the transaction with Microsoft Corporation described below is completed and that AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described below.



     By contrast, under the Alternative Structure:



     - holders of Comcast Class A common stock will receive shares of AT&T Comcast Class A common stock (approximately 22 million shares in the aggregate) and



     - holders of AT&T common stock will receive shares of a different class of AT&T Comcast common stock, AT&T Comcast Class C common stock.



Upon completion of the AT&T Comcast transaction under the Alternative Structure, there will be outstanding only approximately 22 million shares of AT&T Comcast Class A common stock.



     The Comcast Board believes that holders of Comcast Class A common stock would benefit from the increased liquidity of the AT&T Comcast shares they receive under the Preferred Structure and that this benefit outweighs the potential benefits of the greater per share voting rights of the AT&T Comcast Class A common stock under the Alternative Structure.


WHAT COMCAST SHAREHOLDERS WILL RECEIVE IN THE COMCAST MERGER (SEE PAGE [V-1])

     Comcast shareholders will receive one share of the corresponding class of AT&T Comcast common stock in exchange for each of their shares of Comcast common stock.

     Upon completion of the AT&T Comcast transaction, assuming the transaction with Microsoft Corporation described below in this summary is completed and AT&T Comcast is not required to make any of the potential additional payments of AT&T Comcast common stock described below in this summary, Comcast shareholders will own approximately


     - 40.0% of AT&T Comcast's economic interest and


     - if the Preferred Structure is implemented, 34.4% of AT&T Comcast's voting power or, if the Alternative Structure is implemented, 38.5% of AT&T Comcast's voting power.

     Upon completion of the AT&T Comcast transaction, regardless of which capital structure is implemented and whether or not any shares of AT&T Comcast common stock are issued as described below in this summary under "Potential Additional Payments," Sural LLC, which is controlled by Brian L. Roberts, President of Comcast, and currently holds approximately 86.7% of Comcast's voting power, will hold approximately 33 1/3% of AT&T Comcast's voting power, including all of the outstanding AT&T Comcast Class B common stock.

WHAT AT&T SHAREHOLDERS WILL RECEIVE IN THE AT&T COMCAST TRANSACTION (SEE PAGE [V-3])

     The precise number of shares of AT&T Comcast common stock that each holder of AT&T common stock will receive in the AT&T Comcast transaction will depend upon the number of shares of AT&T common stock outstanding and the value of the employee stock options and stock appreciation rights held by current AT&T Broadband employees and former AT&T employees, in each case at the time the AT&T Comcast transaction is completed.

     If the exchange ratio were determined as of the date of this joint proxy statement/prospectus, assuming AT&T Comcast is not required to make any of the potential additional payments of AT&T Comcast common stock described below in this summary, AT&T shareholders will receive with respect to each of their shares of AT&T common stock:

     - if the Preferred Structure is implemented, approximately 0.35 of a share of AT&T Comcast Class A common stock or

     - if the Alternative Structure is implemented, approximately 0.35 of a share of AT&T Comcast Class C common stock.

     Upon completion of the AT&T Comcast transaction, assuming the transaction with Microsoft Corporation described below in this summary is completed and AT&T Comcast is not required to make any of the potential additional payments of AT&T Comcast common stock described below in this summary, AT&T shareholders will own approximately


     - 54.8% of AT&T Comcast's economic interest and

     - if the Preferred Structure is implemented, 60.6% of AT&T Comcast's voting power or, if the Alternative Structure is implemented, 56.6% of AT&T Comcast's voting power.

     The actual exchange ratio may vary from the 0.35 estimate calculated as of the date of this document. For example, if Comcast were to sell all of its shares of AT&T common stock prior to the record date for the AT&T Broadband spin-off and if AT&T were to issue the maximum number of shares it is permitted to issue under the merger agreement, the exchange ratio, determined as of the date of this document and otherwise using then current information but giving effect to such sales and issuances, would be approximately 0.32 shares of AT&T Comcast common stock for each share of AT&T common stock.

     AT&T Comcast will not issue any fractional shares in the AT&T Comcast transaction. AT&T shareholders will receive a check in the amount of the net proceeds from the sale of their fractional shares in the market.

     AT&T Consumer Services Group tracking stock will not entitle holders thereof to receive any shares of AT&T Comcast common stock.

POTENTIAL ADDITIONAL PAYMENTS (SEE PAGE [V-2])


     Subject to the limitations described in the next paragraph, AT&T Comcast may be required to issue additional shares of AT&T Comcast common stock to AT&T securityholders who receive shares in connection with the AT&T Comcast transaction



     - if prior to the completion of the AT&T Comcast transaction Standard & Poor's does not commit to include the class of AT&T Comcast common stock that the AT&T shareholders receive in the AT&T Comcast transaction in the Standard & Poor's 500 Index and



     - the average trading price for that class of AT&T Comcast common stock during 10 trading days randomly selected from a specified post-closing pricing period is less than the average trading price for the AT&T Comcast Class A Special common stock on the same trading days.



The post-closing pricing period from which the 10 days will be selected will be a 20-trading day period that commences no later than 45 days after the closing date of the AT&T Comcast transaction.



     However, the obligation of AT&T Comcast to issue additional shares of AT&T Comcast common stock as described in the preceding paragraph will be subject to the following limitations:



     - AT&T Comcast will not be obligated to compensate AT&T securityholders who receive shares in connection with the AT&T Comcast transaction to the extent the price differential exceeds 3%,



     - the number of shares that would otherwise be issued will be reduced by the number of shares, if any, issued as described in the next paragraph and



     - if the class of AT&T Comcast common stock to be issued to AT&T shareholders in connection with the AT&T Comcast transaction is included in the Standard & Poor's 500 Index prior to the close of the pricing period referred to in the preceding paragraph, no additional shares will be issued.



     AT&T Comcast may also be required to issue additional shares of AT&T Comcast common stock to AT&T securityholders who receive shares in connection with the AT&T Comcast transaction to ensure that they receive shares of AT&T Comcast common stock with a value in excess of 50% of the value of all shares of AT&T Comcast common stock issued in connection with the AT&T Comcast transaction. Unless AT&T receives a ruling from the Internal Revenue Service that permits AT&T and Comcast to use the valuation methodology described in the second preceding paragraph, the value of the shares of AT&T Comcast common stock will be determined as of the closing date of the AT&T Comcast transaction. It is not expected that any additional shares will be issued as a result of the requirement described in this paragraph.



     Any additional payments of AT&T Comcast common stock that are owed will be made promptly after the amount of such payment can be determined.

SUPPORT AGREEMENT (SEE PAGE [V-18])


     Sural LLC, which is controlled by Brian L. Roberts, President of Comcast, and as of the record date owned approximately 86.7% of the combined voting power of Comcast common stock, has entered into a support agreement with, among others, AT&T pursuant to which it has agreed to vote its shares of Comcast common stock in favor of the Comcast transaction proposal and the preferred structure proposal. Sural's vote in favor of the Comcast transaction proposal will be sufficient to approve the Comcast transaction proposal without the vote of any other Comcast shareholder. Approval of the preferred structure proposal will still require the affirmative vote of a majority of the votes cast by holders of shares of Comcast Class A common stock, voting as a single class.



     Sural has also agreed in the support agreement to vote its shares of AT&T Comcast Class B common stock in favor of the nominees selected by AT&T Comcast's directors nominating committee or otherwise nominated by AT&T Comcast for election as directors at the 2004 annual meeting of AT&T Comcast shareholders, subject to certain exceptions. Sural has further agreed in the support agreement to restrictions on its ability to transfer its shares of AT&T Comcast common stock. Those restrictions survive until the tenth anniversary of the completion of the AT&T Comcast transaction.


AT&T COMCAST BOARD AND MANAGEMENT FOLLOWING THE AT&T COMCAST TRANSACTION (SEE PAGE [VIII-1])

     Upon completion of the AT&T Comcast transaction, the AT&T Comcast Board will consist of 12 members, at least seven of whom will be independent directors. Comcast and AT&T will each designate five of the initial members of the AT&T Comcast Board from among its existing Board members and will jointly designate the two remaining initial members of the AT&T Comcast Board, each of whom will be an independent director. Except for certain pre-approved designees, the individuals designated by Comcast and AT&T will be mutually agreed by Comcast and AT&T. If the AT&T Comcast Board decides to establish an executive committee, Ralph J. Roberts, Chairman of the Board of Comcast, will be its chairman.

     Upon completion of the AT&T Comcast transaction, C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will become Chairman of the Board of AT&T Comcast and Brian L. Roberts, President of Comcast, will become Chief Executive Officer and President of AT&T Comcast. The other members of senior management of AT&T Comcast upon completion of the AT&T Comcast transaction will be selected by Brian L. Roberts in consultation with C. Michael Armstrong.

INTERESTS OF DIRECTORS AND OFFICERS IN THE AT&T COMCAST TRANSACTION (SEE PAGE [IX-1])


     When considering our Board's recommendations that you vote in favor of the AT&T Comcast transaction, you should be aware that a number of our directors and officers have interests in the AT&T Comcast transaction that are different from, or in addition to, yours. These interests include the following:



     - C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will become Chairman of the Board of AT&T Comcast upon completion of the AT&T Comcast transaction and will be able to be removed from his position only with the approval of at least 75% of the entire AT&T Comcast Board,



     - Brian L. Roberts, President of Comcast, will become Chief Executive Offer and President of AT&T Comcast upon completion of the AT&T Comcast transaction and will be able to be removed from his position only with the approval of at least 75% of the entire AT&T Comcast Board,



     - five of the existing members of each of the Comcast Board and the AT&T Board will become members of the AT&T Comcast Board upon completion of the AT&T Comcast transaction for a term that does not expire until the 2004 annual meeting of AT&T Comcast shareholders,



     Furthermore, a number of our directors and officers will receive:



          -- funding of benefits in trust,



          -- employment agreements with AT&T Comcast,

          -- accelerated vesting of stock options and other equity-based awards and



          -- the right to continued indemnification and insurance coverage by AT&T Comcast for acts or omissions occurring prior to the AT&T Comcast transaction.



CONDITIONS TO THE COMPLETION OF THE AT&T COMCAST TRANSACTION (SEE PAGE [V-10] AND PAGE [V-18])


     The completion of the AT&T Comcast transaction is subject to the satisfaction or waiver of several conditions, including:


     - approval by AT&T shareholders of the AT&T transaction proposal and Comcast shareholders of the Comcast transaction proposal;


     - expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     - the absence of any law, regulation or order prohibiting the completion of the transaction;

     - receipt of all required regulatory approvals other than those the failure of which to be obtained would not reasonably be expected to have a material adverse effect on either Comcast or AT&T Broadband Group;

     - accuracy of the representations and warranties of the other party, including with respect to the absence of a material adverse effect;

     - receipt and continuing effectiveness of an Internal Revenue Service ruling or rulings, or an opinion from tax counsel acceptable to Comcast and AT&T, to the effect that, for U.S. federal income tax purposes, the AT&T Broadband spin-off will be tax-free to AT&T and its shareholders, the mergers will not cause the AT&T Broadband spin-off to fail to be qualified as a tax-free transaction, and the AT&T Broadband spin-off will not cause the distributions by AT&T of the common stock of AT&T Wireless Services, Inc. or of Liberty Media Corporation to fail to qualify as tax-free transactions;
     - receipt by each party of an opinion of its counsel to the effect that the combination of AT&T Broadband and Comcast will qualify as a tax-free transaction for U.S. federal income tax purposes;

     - performance by Sural LLC in all material respects of its obligations under the support agreement; and

     - receipt of appropriate note consents, or the defeasance, purchase or acquisition of indebtedness, in respect of at least 90% in aggregate principal amount of the securities issued under the AT&T indenture, dated as of September 7, 1990, and outstanding as of December 19, 2001.


TERMINATION RIGHTS (SEE PAGE [V-13])


     The merger agreement may be terminated by mutual agreement of Comcast and AT&T.

     The merger agreement may be terminated by Comcast or AT&T if:


     - the AT&T or Comcast shareholders fail to approve the AT&T Comcast transaction;


     - the AT&T Comcast transaction is not completed by March 1, 2003;

     - the other party breaches the merger agreement such that the related closing conditions cannot be satisfied by March 1, 2003; or

     - any material law or regulation makes completion of the AT&T Comcast transaction illegal or a permanent injunction prohibiting completion of the AT&T Comcast transaction is entered.


     In addition, AT&T may terminate the merger agreement if, as permitted by the merger agreement, the closing date for the AT&T Comcast transaction is delayed because the transaction with Microsoft Corporation described below in this summary does not occur; provided that AT&T may terminate the merger agreement pursuant to this provision only (1) on two business days' notice delivered to Comcast between 30 and 45 days after the commencement of the delay; and (2) if prior to the effectiveness of the termination Comcast does not agree to close the AT&T Comcast transaction within 60 days of the commencement of the delay.

     In addition, Comcast may terminate the merger agreement if:

     - the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction; or

     - AT&T willfully and materially breaches its obligations described below in this summary under "Duty to Recommend the AT&T Comcast Transaction" or "No Solicitation of Competing Transactions."


TERMINATION FEES (SEE PAGE [V-14])



     AT&T will pay a wholly owned subsidiary of Comcast a termination fee in the amount of $1.5 billion in cash if the merger agreement is terminated because:


     - the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction; or

     - AT&T willfully and materially breaches its obligations described below in this summary under "Duty to Recommend the AT&T Comcast Transaction" or "No Solicitation of Competing Transactions."


     In addition, if a competing acquisition proposal made by a third party was pending at the time of the AT&T meeting, within one year of the AT&T meeting, AT&T enters into an agreement relating to an alternative material transaction, and the merger agreement is terminated because the AT&T shareholders fail to approve the AT&T Comcast transaction at the AT&T meeting, AT&T will pay a wholly owned subsidiary of Comcast a $1.5 billion termination fee in cash.


     Comcast will pay AT&T a $1.5 billion termination fee in cash if the merger agreement is terminated because the Comcast Board withdraws or modifies, in a manner adverse to AT&T, its recommendation of the AT&T Comcast transaction or if Comcast shareholders fail to approve the AT&T Comcast transaction. See "Support Agreement" above in this summary.


DUTY TO RECOMMEND THE AT&T COMCAST TRANSACTION (SEE PAGE [V-8])


     The AT&T Board has recommended that the AT&T shareholders approve the AT&T Comcast transaction. The AT&T Board is permitted to withdraw or modify, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction if the AT&T Board determines in good faith that it must take such action to comply with its fiduciary duties under applicable law and provides Comcast with two business days' prior written notice. AT&T does not have the right to terminate the merger agreement to accept a superior acquisition proposal for its broadband business and subject to applicable law must submit the AT&T Comcast transaction to AT&T shareholders at the AT&T annual meeting.


NO SOLICITATION OF COMPETING TRANSACTIONS (SEE PAGE [V-9])


     AT&T is generally prohibited from soliciting or encouraging, among other specific acquisition proposals, acquisition proposals from third parties that would reasonably be expected to be inconsistent in any material respect with the AT&T Comcast transaction or materially delay, impede or adversely affect the AT&T Comcast transaction. AT&T is also prohibited from providing nonpublic information to or engaging in negotiations with any third party that has made or is known by AT&T to be considering making an acquisition proposal of the type described in the previous sentence.


     However, AT&T may furnish nonpublic information and engage in negotiations with a third party that has made an unsolicited acquisition proposal if the AT&T Board determines in good faith that such acquisition proposal would reasonably be expected to lead to a proposal that would be more favorable to AT&T shareholders than the AT&T Comcast transaction and that it must take such action to comply with its fiduciary duties under applicable law.

MICROSOFT ARRANGEMENT (SEE PAGE [V-24])


     Comcast, AT&T and AT&T Comcast have entered into an exchange agreement with Microsoft Corporation pursuant to which at the time of the AT&T Broadband spin-off Microsoft will exchange $5 billion of quarterly income preferred securities, or QUIPS, issued by AT&T Finance Trust I, an AT&T subsidiary, for a number of shares of AT&T Broadband common stock that, subject to the limitation described in the next sentence, will be converted in the AT&T Broadband merger into 115 million shares of AT&T Comcast Class A common stock under the Preferred Structure or AT&T Comcast Class C common stock under the Alternative Structure. To the extent necessary so that Microsoft will not hold more than 4.95% of AT&T Comcast's voting power as a result of the AT&T Comcast transaction, Microsoft has agreed to accept shares of the non-voting AT&T Comcast Class A Special common stock in the AT&T Broadband merger, on a one-for-one basis, instead of shares of voting AT&T Comcast common stock.


     If the Microsoft transaction is completed, AT&T Comcast has agreed in the exchange agreement that it will not discriminate against Microsoft with respect to the provision of high-speed Internet services over AT&T Comcast cable systems.



REGULATORY MATTERS (SEE PAGE [II-19])


     Under U.S. antitrust laws, Comcast and AT&T may not complete the AT&T Comcast transaction until Comcast and AT&T have notified the Antitrust Division of the United States Department of Justice and the Federal Trade Commission of the AT&T Comcast transaction by filing the necessary report forms and until a required waiting period has ended. Comcast and AT&T have filed the required information and materials to notify the U.S. Department of Justice and the Federal Trade Commission of the AT&T Comcast transaction. On February 28, 2002, Comcast and AT&T received a request from the United States Department of Justice, the reviewing agency, for additional information regarding the AT&T Comcast transaction. Comcast and AT&T are in the process of responding to this request.

     Under federal communications law and local franchise requirements, Comcast and AT&T must also obtain the approval of the Federal Communications Commission, or FCC, and a number of state and local authorities in connection with the AT&T Comcast transaction. Comcast and AT&T have filed the required applications with the FCC and these state and local authorities. The FCC and these state and local authorities have not completed their reviews of the AT&T Comcast transaction.

     Comcast and AT&T have agreed to use their best efforts to obtain all regulatory approvals that are necessary or advisable in connection with the AT&T Comcast transaction. In addition, Comcast and AT&T have also agreed to take all actions necessary to obtain termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the AT&T Comcast transaction and to obtain all consents of the FCC required to complete the AT&T Comcast transaction.

     There can be no assurances that Comcast and AT&T will obtain all regulatory approvals necessary to complete the AT&T Comcast transaction or that the granting of these approvals will not involve the imposition of conditions on the completion of the AT&T Comcast transaction or require changes to the terms of the AT&T Comcast transaction.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE [II-15])



     It is a condition to the AT&T Broadband spin-off and to the mergers that AT&T receive a private letter ruling from the Internal Revenue Service, or an opinion of counsel, to the effect that AT&T, AT&T Broadband and holders of AT&T common stock who receive shares of AT&T Broadband common stock in the AT&T Broadband spin-off will not recognize gain or loss for U.S. federal income tax purposes in connection with the AT&T Broadband spin-off. AT&T has filed a private letter ruling request in respect of this matter with the IRS. It is a condition to the mergers that AT&T and Comcast each receive an opinion of counsel to the effect that AT&T Broadband, Comcast and their respective shareholders who exchange their shares for shares of AT&T Comcast common stock in the mergers will not recognize gain or loss for U.S. federal income tax purposes in connection with the mergers, except for gain or loss with respect to cash received instead of fractional shares. The receipt of this opinion by AT&T is also a condition to the AT&T Broadband spin-off.


MARKET PRICE INFORMATION (SEE PAGE [I-28])

     Comcast Class A common stock and Comcast Class A Special common stock are listed on The Nasdaq Stock Market under the symbols "CMCSA" and "CMCSK," respectively. AT&T common stock is primarily listed on the New York Stock Exchange under the symbol "T."


     On July 6, 2001, the last full trading day before Comcast publicly announced its proposal to AT&T to acquire AT&T's broadband business, Comcast Class A common stock and Comcast Class A Special common stock closed at $41.85 and $42.08, respectively, and AT&T common stock closed at $16.65, as adjusted to reflect the AT&T Wireless Services spin-off. On December 19, 2001, the last full trading day before the public announcement of the AT&T Comcast transaction, Comcast Class A common stock and Comcast Class A Special common stock closed at $38.09 and $38.07, respectively, and AT&T common stock closed at $16.80. On May [ ], 2002, the last full trading day before the date of this document, Comcast Class A common stock and Comcast Class A Special common stock closed at $[ ] and $[ ], respectively, and AT&T common stock closed at $[ ].


STOCK EXCHANGE LISTINGS (SEE PAGE [XIV-14])

     The shares of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock and, if the Alternative Structure is implemented, the shares of AT&T Comcast Class C common stock, issued in the mergers will be quoted on The Nasdaq Stock Market under the ticker symbols "CMCSA," "CMCSK" and, if applicable, "CMCSJ," respectively.


APPRAISAL RIGHTS (SEE PAGE [II-20])


     Holders of Comcast Class A common stock, Comcast Class A Special common stock and AT&T common stock are not entitled to appraisal rights in connection with the AT&T Comcast transaction.

                  AT&T CONSUMER SERVICES GROUP TRACKING STOCK

THE CONSUMER SERVICES CHARTER AMENDMENT PROPOSAL

     AT&T shareholders are being asked to approve an amendment to the AT&T charter to authorize AT&T to create a new class of AT&T common stock -- AT&T Consumer Services Group tracking stock -- and certain related benefit plan proposals. The Consumer Services charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of AT&T common stock.

     AT&T Consumer Services Group tracking stock is intended to reflect the separate performance of AT&T Consumer Services Group, which includes the assets and liabilities shown in the combined balance sheets of AT&T Consumer Services Group. AT&T will include within AT&T Consumer Services Group all net income or net losses generated by the assets that comprise AT&T Consumer Services Group and all net proceeds from any disposition of these assets.

     If AT&T Consumer Services Group tracking stock is issued and if the AT&T Comcast transaction is completed, AT&T common stock will effectively act as tracking stock for AT&T Business Services Group plus any retained portion of the AT&T Consumer Services Group.

TERMS OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK


     The proposed Consumer Services charter amendment would authorize AT&T to issue up to 500 million shares of AT&T Consumer Services Group tracking stock. We describe some of the most significant terms of AT&T Consumer Services Group tracking stock below, but we include a more detailed description of AT&T Consumer Services Group tracking stock later in this document.


     Voting Rights. Each share of AT&T Consumer Services Group tracking stock will initially have one vote per share. If AT&T completes the AT&T Broadband spin-off or otherwise distributes one or more entities holding all or substantially all of the assets of its Broadband business to its securityholders, each share of AT&T Consumer Services Group tracking stock will initially have 2.5 votes per share. If the reverse stock split proposal is approved and implemented, the AT&T Consumer Services Group tracking stock would have .2 of a vote per share if the Broadband separation is not completed or .5 of a vote per share if the Broadband separation is completed. Except as required by law or by any special voting rights of any other class or series of AT&T stock, holders of shares of AT&T Consumer Services Group tracking stock will vote together with all other

AT&T shareholders on matters presented to AT&T shareholders.


     Dividends. Holders of AT&T Consumer Services Group tracking stock will be entitled to dividends only to the extent declared by the AT&T Board. AT&T's charter will define an available dividend amount with respect to AT&T Consumer Services Group tracking stock. The available dividend amount is designed to be equivalent to an allocable portion of the amount that would legally be available for the payment of dividends by AT&T Consumer Services Group plus an amount equal to its net income available to common shareowners for the year in which the dividend is declared and/or the prior year, determined in each case if it were a separate legal entity.


     Dividends on AT&T Consumer Services Group tracking stock may only be paid up to the applicable amounts described above and also will be subject to the legal capacity of AT&T as a whole to pay dividends. Subject to these limitations, and to the discretion of the AT&T Board, AT&T currently expects to pay dividends on AT&T Consumer Services Group tracking stock equal in the aggregate to two-thirds of the aggregate annual dividend AT&T currently pays on AT&T common stock, and to pay dividends on AT&T common stock equal to one-third of the aggregate annual current dividend. The aggregate annual current dividend paid on AT&T common stock is $0.15 per share.

     Redemption. AT&T may, or, in some cases, is required to, redeem shares of AT&T Consumer Services Group tracking stock under a number of circumstances, in each case without the approval of holders of AT&T Consumer Services Group tracking stock:

     - At any time, AT&T may redeem shares of AT&T Consumer Services Group tracking stock for a comparable tracking stock of any company that owns substantially all the assets and liabilities allocated to AT&T Consumer Services Group at that time without the payment of any premium.

     - At any time, AT&T may redeem the shares of AT&T Consumer Services Group tracking stock for shares of AT&T common stock having a market value equal to 110% of the market value of AT&T Consumer Services Group tracking stock.
     - At any time, AT&T may redeem shares of AT&T Consumer Services Group tracking stock for shares of one or more subsidiaries that hold all material assets and liabilities allocated to AT&T Consumer Services Group, as long as the redemption is tax free to shareholders. This would result in a split-off of AT&T Consumer Services Group.

     - With some exceptions, in the event of certain dispositions of all or substantially all the assets of AT&T Consumer Services Group, AT&T is generally required to redeem shares of AT&T Consumer Services Group tracking stock for (1) shares of AT&T common stock or (2) cash and/or property in an amount equal to the net proceeds of the disposition that are allocable to AT&T Consumer Services Group tracking stock.

     Liquidation. In the event of a liquidation of AT&T, holders of AT&T Consumer Services Group tracking stock and AT&T common stock will be entitled to share in the funds available for distribution to AT&T common shareholders in proportion to the relative market capitalization of the outstanding shares of each class of AT&T stock.

ISSUANCE OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK

     If the AT&T Consumer Services Group tracking stock proposal is approved, AT&T plans to distribute these shares as a dividend to holders of AT&T common stock at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. AT&T has not yet determined the timing of the distribution, which may be made within a year of shareholder approval or may be made thereafter, depending on market conditions. AT&T expects that, when it distributes AT&T Consumer Services Group tracking stock, it will distribute shares intended to reflect all of the financial performance and economic value of AT&T Consumer Services Group.

     NOTWITHSTANDING AT&T'S CURRENT PLANS, THE AT&T BOARD COULD DECIDE NOT TO PROCEED WITH THE PROPOSAL, COULD ISSUE SHARES REPRESENTING LESS THAN ALL OF THE FINANCIAL PERFORMANCE AND

ECONOMIC VALUE OF AT&T CONSUMER SERVICES GROUP, OR COULD PROCEED AT A TIME OR IN A MANNER DIFFERENT FROM ITS CURRENT INTENTIONS. AT&T's plans may change, for example, if the AT&T Board decides that market conditions and receptivity warrant such a change or do not support a distribution of shares of AT&T Consumer Services Group tracking stock. If the AT&T Consumer Services Group tracking stock proposal is approved, the AT&T Board will have the ability to issue shares of AT&T Consumer Services Group tracking stock at such time, in such amount and in such manner as it determines appropriate.

     Approval of the Consumer Services charter amendment proposal will give the AT&T Board wide discretion on how to implement the Consumer Services charter amendment proposal. If you do not want to give the AT&T Board this authority with respect to implementing the Consumer Services charter amendment proposal, you should not vote for that proposal.

     If AT&T Consumer Services Group tracking stock is issued and if the AT&T Comcast transaction is completed, AT&T intends the AT&T common stock to reflect only the financial performance and economic value of AT&T Business Services Group, together with AT&T's retained portion, if any, of the value of AT&T Consumer Services Group, although there is no assurance that it will.

     AT&T expects to list AT&T Consumer Services Group tracking stock on a national securities exchange or quotation system.

REASONS FOR AT&T CONSUMER SERVICES GROUP TRACKING STOCK

     AT&T believes that issuance of AT&T Consumer Services Group tracking stock will improve shareholder value by creating separate classes of stock, AT&T believes that AT&T Consumer Services Group tracking stock will:

     - allow AT&T shareholders to view more clearly the performance of each of AT&T Consumer Services Group and AT&T Business Services Group, and to evaluate each of AT&T Consumer Services Group's and AT&T Business Services Group's results against those of its competitors, and

     - enable AT&T shareholders and other investors to invest in the securities that fit their needs and investment profiles without the requirement of simultaneously investing in other businesses, and permit the creation of more effective management incentive and retention programs.

     For additional reasons for, and more detail on the reasons for, AT&T Consumer Services Group tracking stock, see "AT&T Consumer Services Group Tracking Stock -- Reasons for AT&T Consumer Services Group Tracking Stock" on
page   .

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     AT&T expects the distribution of AT&T Consumer Services Group tracking stock to holders of AT&T common stock to be tax free to AT&T and to holders of AT&T common stock.


                            RECENT FINANCIAL RESULTS



     For information on AT&T's earnings for the quarter ended March 31, 2002, please see the Current Report on Form 8-K filed by AT&T with the SEC on April 25, 2002, which is incorporated by reference in this document.

                 SELECTED FINANCIAL DATA OF COMCAST CORPORATION

     The following summary consolidated financial data is derived from Comcast's audited consolidated financial statements. You should read the financial data presented below in conjunction with the consolidated financial statements, accompanying notes and management's discussion and analysis of results of operations and financial condition of Comcast, which are incorporated by reference into this document.

                                                                    YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------------------------
                                                     2001        2000        1999        1998        1997
                                                   ---------   ---------   ---------   ---------   ---------
                                                                          (UNAUDITED)
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues........................................   $ 9,674.2   $ 8,218.6   $ 6,529.2   $ 5,419.0   $ 4,700.4
Operating income (loss).........................      (746.2)     (161.0)      664.0       557.1       466.6
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of
  accounting change.............................       225.6     2,045.1       780.9     1,007.7      (182.9)
Gain (loss) from discontinued operations(1).....                               335.8       (31.4)      (25.6)
Cumulative effect of accounting change..........       384.5
Extraordinary items.............................        (1.5)      (23.6)      (51.0)       (4.2)      (30.2)
Net income (loss)...............................       608.6     2,021.5     1,065.7       972.1      (238.7)

BASIC EARNINGS (LOSS) FOR COMMON STOCKHOLDERS
  PER COMMON SHARE(2):
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of
  accounting change.............................   $     .24   $    2.27   $    1.00   $    1.34   $    (.29)
Gain (loss) from discontinued operations(1).....                                 .45        (.04)       (.04)
Cumulative effect of accounting change..........         .40
Extraordinary items.............................                    (.03)       (.07)       (.01)       (.04)
                                                   ---------   ---------   ---------   ---------   ---------
Net income (loss)...............................   $     .64   $    2.24   $    1.38   $    1.29   $    (.37)
                                                   =========   =========   =========   =========   =========

DILUTED EARNINGS (LOSS) FOR COMMON STOCKHOLDERS
  PER COMMON SHARE(2):
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of
  accounting change.............................   $     .23   $    2.16   $     .95   $    1.25   $    (.29)
Gain (loss) from discontinued operations(1).....                                 .41        (.03)       (.04)
Cumulative effect of accounting change..........         .40
Extraordinary items.............................                    (.03)       (.06)       (.01)       (.04)
                                                   ---------   ---------   ---------   ---------   ---------
Net income (loss)...............................   $     .63   $    2.13   $    1.30   $    1.21   $    (.37)
                                                   =========   =========   =========   =========   =========
Cash dividends declared per common share(2).....                                       $   .0467   $   .0467

BALANCE SHEET DATA (AT END OF PERIOD):
Total assets....................................   $38,131.8   $35,744.5   $28,685.6   $14,710.5   $11,234.3
Working capital.................................     1,419.5     1,670.9     4,771.6     2,497.0        13.6
Long-term debt(3)...............................    11,741.6    10,517.4     8,707.2     5,464.2     5,334.1
Total debt(3)...................................    12,201.8    10,811.3     9,224.7     5,577.7     5,466.4
Stockholders' equity............................    14,473.0    14,086.4    10,341.3     3,815.3     1,646.5

                                                                    YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------------------------
                                                     2001        2000        1999        1998        1997
                                                   ---------   ---------   ---------   ---------   ---------
                                                                          (UNAUDITED)
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Debt ratio(4)...................................        45.7%       43.4%       47.1%       59.4%       76.9%
SUPPLEMENTARY FINANCIAL DATA:
Operating income before depreciation and
  amortization(5)...............................     2,701.8   $ 2,470.3   $ 1,880.0   $ 1,496.7   $ 1,293.1
Net cash provided by (used in)(6)
  Operating activities..........................     1,229.5     1,219.3     1,249.4     1,067.7       844.6
  Financing activities..........................     1,476.3      (271.4)    1,341.4       809.2       283.9
  Investing activities..........................    (3,007.3)   (1,218.6)   (2,539.3)   (1,415.3)   (1,045.8)
Capital expenditures............................     2,181.7     1,636.8       893.8       898.9       795.5

---------------

     (1) In July 1999, Comcast sold Comcast Cellular Corporation to SBC Communications, Inc. Comcast Cellular is presented as a discontinued operation for all periods presented.

     (2) Adjusted for Comcast's two-for-one stock split in the form of a 100% stock dividend in May 1999.

     (3) Includes a $666.0 million adjustment to carrying value at December 31, 1999.

     (4) Debt ratio reflects debt from continuing operations as a percent of capital (debt plus stockholders' equity).

     (5) Operating income before depreciation and amortization is commonly referred to in Comcast's businesses as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of Comcast's businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in Comcast's industries, although Comcast's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by Comcast's management to measure the operating performance of its businesses. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of Comcast's performance.

     (6) This represents net cash provided by (used in) operating activities, financing activities and investing activities as presented in Comcast's consolidated statement of cash flows.

             SELECTED FINANCIAL DATA OF AT&T CORP. AND SUBSIDIARIES

     The consolidated income statement data below for the three years ended December 31, 2001, and the consolidated balance sheet data at December 31, 2001 and 2000, were derived from audited consolidated financial statements. The remaining data was derived from AT&T's unaudited consolidated financial statements.

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------------------
                                                          2001     2000(1)    1999(2)      1998       1997
                                                        --------   --------   --------   --------   --------
                                                                            (UNAUDITED)
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS AND EARNINGS PER SHARE:
Revenue...............................................  $ 52,550   $ 55,533   $ 54,973   $ 47,817   $ 46,910
Operating income......................................     3,754      4,228     11,458      7,632      6,835
(Loss) income from continuing operations before
  cumulative effect of accounting change..............    (6,842)     4,133      3,861      5,052      4,088
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
AT&T Common Stock Group:
  (Loss) income.......................................    (4,131)     2,645      5,883      5,052      4,088
  (Loss) earnings per basic share.....................     (1.33)      0.76       1.91       1.89       1.53
  (Loss) earnings per diluted share...................     (1.33)      0.75       1.87       1.87       1.53
  Dividends declared per share........................      0.15     0.6975       0.88       0.88       0.88
Liberty Media Group(3):
  (Loss) income.......................................    (2,711)     1,488     (2,022)        --         --
  (Loss) earnings per basic and diluted share.........     (1.05)      0.58      (0.80)        --         --
ASSETS AND CAPITAL:
Property, plant and equipment, net....................  $ 41,322   $ 41,269   $ 33,366   $ 21,780   $ 19,177
Total assets -- continuing operations.................   165,282    207,136    146,094     40,134     41,029
Total assets..........................................   165,282    234,360    163,457     54,185     55,797
Long-term debt........................................    40,527     33,089     23,214      5,555      7,840
Total debt............................................    53,485     64,927     35,694      6,638     11,895
Mandatorily redeemable preferred securities...........     2,400      2,380      1,626         --         --
Shareowners' equity...................................    51,680    103,198     78,927     25,522     23,678
Debt ratio(4).........................................      47.7%      57.2%      54.3%      36.7%      57.2%
Gross capital expenditures............................     8,388     10,462     11,194      6,871      6,065

---------------

 (1) AT&T Common Stock Group continuing operations results exclude Liberty Media Group (LMG). In addition, on June 15, 2000, AT&T completed the acquisition of MediaOne Group, Inc.

 (2) In connection with the March 9, 1999, merger with Tele-Communications, Inc., AT&T issued separate tracking stock for LMG. LMG was accounted for as an equity investment prior to its split-off from AT&T on August 10, 2001.

 (3) No dividends have been declared for LMG tracking stocks.

 (4) Debt ratio reflects debt from continuing operations as a percent of total capital (debt plus equity, excluding LMG and AT&T Wireless Group). For purposes of this calculation, equity includes convertible quarterly trust preferred securities as well as redeemable preferred stock of subsidiary.

                SELECTED FINANCIAL DATA OF AT&T BROADBAND GROUP

     Presented in the table below is selected historical financial data of AT&T Broadband Group. AT&T Broadband Group is an integrated business of AT&T and not a stand-alone entity. AT&T Broadband Group represents the assets, liabilities and businesses that AT&T will assign and transfer to AT&T Broadband Corp., a newly formed holding company for AT&T's broadband business, in connection with the AT&T Comcast transaction. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly TCI), acquired by AT&T on March 9, 1999, and MediaOne Group, Inc., acquired by AT&T on June 15, 2000.

     The combined income statement data for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999 and the combined balance sheet data at December 31, 2001 and 2000 were derived from the audited combined financial statements of AT&T Broadband Group. The remaining data was derived from unaudited combined financial statements.

     The financial data presented below is not necessarily comparable from period to period as a result of several transactions, including the acquisition and dispositions of cable systems, primarily the TCI and MediaOne acquisitions. For this and other reasons, you should read the selected historical financial data provided below in conjunction with the combined financial statements and
accompanying notes beginning on page   and the discussion under "Management's
Discussion and Analysis of Financial Condition and Results of Operations"
beginning on page   .

                                                                                             TEN MONTHS
                                                                                               ENDED
                                                                YEAR ENDED DECEMBER 31,     DECEMBER 31,
                                                                ------------------------    ------------
                                                                   2001        2000(1)        1999(2)
                                                                ----------    ----------    ------------
                                                                              (UNAUDITED)
                                                                         (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Revenue.....................................................     $ 10,132      $  8,445       $ 5,080
Operating loss..............................................       (4,183)       (8,656)       (1,177)
Loss before cumulative effect of accounting change..........       (4,171)       (5,370)       (2,200)
BALANCE SHEET DATA:
Total assets................................................     $103,187      $117,534       $58,228
Total debt..................................................     $ 23,285      $ 28,420       $14,900
Minority interest...........................................     $  3,302      $  4,421       $ 2,327
Company-Obligated Convertible Quarterly Income Preferred
  Securities................................................     $  4,720      $  4,710       $ 4,700

---------------

(1) Effective June 15, 2000, AT&T acquired MediaOne Group, Inc. which is attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

(2) Effective March 1, 1999, AT&T acquired TCI which is attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

                       SELECTED PRO FORMA FINANCIAL DATA

     This information is only a summary and you should read it together with the financial information we included elsewhere in this proxy statement.

AT&T COMCAST

     The following unaudited pro forma combined condensed financial data set forth below for AT&T Comcast gives effect to the AT&T Comcast transaction, as if such transaction had been completed on January 1, 2001 for income statement purposes and at December 31, 2001 for balance sheet purposes. The unaudited selected pro forma financial data does not necessarily represent what AT&T Comcast's financial position or results of operations would have been had the AT&T Comcast transaction occurred on such dates.

     We have included detailed unaudited pro forma combined condensed financial statements in Chapter 3 of this document.

           SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)
                (Dollars in Millions, Except Per Share Amounts)

                                                                AT OR FOR THE
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                                    2001
                                                              -----------------
INCOME STATEMENT DATA:
Revenues....................................................     $ 19,697.3
Operating loss..............................................     $ (3,069.8)
Loss before extraordinary items and cumulative effect of
  accounting change.........................................     $ (3,026.4)
Weighted average AT&T Comcast common shares
  outstanding-basic.........................................        2,248.4
Loss per AT&T Comcast common share..........................     $    (1.35)
BALANCE SHEET DATA:
Total assets................................................     $140,774.9
Long-term debt, less current portion........................     $ 31,528.6
Total stockholders' equity..................................     $ 61,741.8

                       SELECTED PRO FORMA FINANCIAL DATA

AT&T

     The unaudited pro forma combined condensed financial data set forth below for AT&T give effect to:

     - the Liberty Media Group distribution

     - the AT&T Broadband Group distribution

as if such events had been completed on January 1, 1999 for income statement purposes, and at December 31, 2001 for balance sheet purposes. Since Liberty Media Group was split-off from AT&T on August 10, 2001, no balance sheet pro forma adjustments were made for Liberty Media Group. The unaudited selected pro forma financial information does not necessarily represent what AT&T's financial position or results of operations would have been had the AT&T Broadband distribution or the Liberty Media Group distribution occurred on such dates.

     We have included detailed unaudited pro forma financial statements in Chapter 12 of this document.

           SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)
                (Dollars in Millions, Except Per Share Amounts)

                                                                 AT AND FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 2001       2000       1999
                                                                -------    -------    -------
INCOME STATEMENT DATA:
Revenue.....................................................    $42,665    $47,204    $49,925
Operating income............................................      7,937     12,884     12,635
(Loss) income from continuing operations -- attributable to
  AT&T common stock group...................................     (3,475)     3,903      3,450
Weighted average AT&T common shares -- basic................      3,695      3,526      3,115
(Loss) earnings per AT&T common share -- basic..............      (0.94)      1.11       1.11
Weighted average AT&T common shares -- diluted..............      3,695      3,545      3,152
(Loss) earnings per AT&T common share -- diluted............      (0.94)      1.10       1.09
Cash dividends declared per AT&T common share...............    $  0.15    $0.6975    $  0.88
BALANCE SHEET DATA:
Total assets................................................    $62,257
Long-term debt..............................................     24,025
Total shareowners' equity...................................      9,242

                      UNAUDITED COMPARATIVE PER SHARE DATA

     In the table below, we provide you with historical per share information for Comcast, pro forma per share information for AT&T Comcast and historical and pro forma equivalent per share information for AT&T Broadband Group as of and for the year ended December 31, 2001. We have assumed, for purposes of the AT&T Comcast pro forma financial information, that the AT&T Comcast transaction had been completed on January 1, 2001 for income statement purposes, and that the AT&T Comcast transaction had been completed on December 31, 2001 for balance sheet purposes. Comcast did not pay dividends during the year ended December 31, 2001; therefore no historical or pro forma equivalent per share information is presented.

     At December 31, 2001, AT&T Broadband Group did not have any shares outstanding as it represents an integrated business of AT&T. As a step in the AT&T Comcast transaction, AT&T will spin off AT&T Broadband to its shareholders by distributing one share of AT&T Broadband common stock for each share of AT&T common stock, NYSE symbol "T," outstanding. The following comparative per share information assumes that 3,542 million shares of AT&T Broadband common stock were outstanding in 2001, which represents the number of shares of AT&T common stock, NYSE symbol "T," outstanding on December 31, 2001.

     Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the merger agreement, the exchange ratio would be approximately 0.35 as of the date of this document. The AT&T Broadband Group pro forma equivalent per share data presents AT&T Comcast pro forma per share data multiplied by an exchange ratio of 0.35.

     It is important that when you read this information, you read it along with the financial statements and accompanying notes of Comcast, AT&T and AT&T Broadband Group incorporated by reference into this document or included elsewhere in this document. You should not rely on the unaudited pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the AT&T Comcast transaction had taken place on the dates indicated or of the results of operations or financial position of AT&T Comcast after the completion of the AT&T Comcast transaction.

                                                                                       AT&T BROADBAND
                                         COMCAST     AT&T COMCAST    AT&T BROADBAND    GROUP PRO FORMA
                                        HISTORICAL    PRO FORMA     GROUP HISTORICAL     EQUIVALENT
                                        ----------   ------------   ----------------   ---------------
Book Value per common share:
  December 31, 2001...................   $ 15.31       $ 27.52           $11.90            $ 9.63
Income (loss) before extraordinary
  items and cumulative effect of
  accounting change per share -- basic
  for the year ended December 31,
     2001.............................   $  0.24       $ (1.35)          $(1.18)           $(0.47)
Income (loss) before extraordinary
  items and cumulative effect of
  accounting change per
  share -- diluted
  for the year ended December 31,
     2001.............................   $  0.23       $ (1.35)          $(1.18)           $(0.47)

                      COMPARATIVE MARKET PRICE INFORMATION

     Shares of Comcast Class A Special common stock are listed on The Nasdaq Stock Market under the symbol "CMCSK" and shares of Comcast Class A common stock are listed on The Nasdaq Stock Market under the symbol "CMCSA." The Comcast Class B common stock is not publicly traded. AT&T Broadband Group has been an integrated business of AT&T and its common stock is not publicly traded. AT&T Broadband Group did not pay any dividends on its capital stock during the periods indicated in the table below. The following table sets forth, for the periods indicated, the high and low sales prices paid per share of Comcast Class A Special common stock and Comcast Class A common stock, as furnished by The Nasdaq Stock Market, and dividends paid on such classes of common stock, as adjusted for Comcast's two-for-one stock split in the form of a 100% stock dividend in May 1999. For current price information, you should consult publicly available sources.


                                           COMCAST CLASS A SPECIAL           COMCAST CLASS A
                                                COMMON STOCK                  COMMON STOCK
                                         ---------------------------   ---------------------------
                                                           DIVIDENDS                     DIVIDENDS
CALENDAR PERIOD                           HIGH     LOW       PAID       HIGH     LOW       PAID
---------------                          ------   ------   ---------   ------   ------   ---------
1999
  First Quarter........................  $38.56   $29.63    $.0117     $37.34   $28.94    $.0117
  Second Quarter.......................   42.00    29.44                39.69    28.38
  Third Quarter........................   41.56    32.63                38.56    29.44
  Fourth Quarter.......................   56.50    35.69                53.13    32.06
2000
  First Quarter........................  $54.56   $38.31               $51.44   $36.25
  Second Quarter.......................   44.19    29.75                41.75    29.75
  Third Quarter........................   41.06    31.06                40.69    30.75
  Fourth Quarter.......................   43.94    34.00                43.94    33.88
2001
  First Quarter........................  $45.88   $38.69               $45.25   $38.06
  Second Quarter.......................   45.50    39.50                44.75    38.88
  Third Quarter........................   43.30    32.51                42.70    32.79
  Fourth Quarter.......................   40.18    35.19                40.06    34.95
2002
  First Quarter........................  $37.33   $29.65               $37.13   $30.10
  Second Quarter (Through May [ ]).....



     The following table sets forth the high and low sales prices per share of Comcast Class A Special common stock and Comcast Class A common stock, as furnished by The Nasdaq Stock Market, on July 6, 2001, the last full trading day before Comcast publicly announced its proposal to AT&T to acquire AT&T's broadband business, on December 19, 2001, the last full trading day prior to the public announcement of the AT&T Comcast transaction, and on May [ ], 2002, the last trading day for which this information could be calculated prior to the date of this document:



                                                             COMCAST CLASS A
                                                             SPECIAL COMMON    COMCAST CLASS A
                                                                  STOCK         COMMON STOCK
                                                             ---------------   ---------------
                                                              HIGH     LOW      HIGH     LOW
                                                             ------   ------   ------   ------
July 6, 2000...............................................  $42.79   $42.08   $42.09   $41.46
December 19, 2001..........................................   39.15    37.75    39.13    37.80
May [  ], 2002.............................................

                                  RISK FACTORS

RISK FACTORS RELATING TO THE AT&T COMCAST TRANSACTION

     In addition to the other information contained in or incorporated by reference in this document, you should carefully consider the following risk factors in deciding whether to vote for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

     Merger Consideration Subject to Adjustment Only in Limited
Circumstances. Upon completion of the mergers, all shares of Comcast common stock and AT&T Broadband common stock will be converted into shares of AT&T Comcast common stock. Except as described in the next paragraph, the exchange ratios applicable to the mergers are fixed, and the per share number of shares of AT&T Comcast common stock to be issued to Comcast shareholders in the Comcast merger and to AT&T Broadband shareholders in the AT&T Broadband merger will not be adjusted to reflect the economic performance of either Comcast or AT&T Broadband between the date of the execution of the merger agreement and the completion of the mergers. Accordingly, a Comcast shareholder or AT&T Broadband shareholder will not receive any additional shares of AT&T Comcast common stock in the mergers if the economic performance of its company improves relative to the economic performance of the other company between the date of the execution of the merger agreement and the completion of the mergers.


     AT&T Comcast will issue up to 1.235 billion shares of AT&T Comcast common stock to holders of AT&T Broadband common stock in the AT&T Broadband merger, excluding 115 million shares to be issued to an affiliate of Microsoft in the Microsoft transaction described in this document and assuming that AT&T Comcast is not required to make any additional payments of AT&T Comcast common stock in connection with the AT&T Comcast transaction. The number of shares of AT&T Comcast common stock that AT&T Comcast will issue in the AT&T Broadband merger to each holder of AT&T Broadband common stock in exchange for each of such holder's shares of AT&T Broadband common stock (the "AT&T Broadband exchange ratio") will be calculated pursuant to the formula included in "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Calculation of the AT&T Broadband Exchange Ratio." Assuming that AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described herein, if the AT&T Broadband exchange ratio were determined as of the date of this document, the AT&T Broadband exchange ratio would be approximately
0.35. However, since the AT&T Broadband exchange ratio is calculated by reference to the number of shares of AT&T Broadband common stock that is outstanding at the completion of the AT&T Comcast transaction and the cost to AT&T Comcast of assuming certain stock options and stock appreciation rights that are held by employees of AT&T Broadband and former employees of AT&T and AT&T Broadband, the exchange ratio will change if any of these variables change between the date of this document and the date on which the AT&T Broadband merger occurs. Accordingly, holders of AT&T Broadband common stock may receive less than approximately 0.35 of a share of AT&T Comcast common stock in exchange for each of their shares of AT&T Broadband common stock in the AT&T Broadband merger. The actual exchange ratio may vary from the 0.35 estimate calculated as of the date of this document. For example, if Comcast were to sell all of its shares of AT&T common stock prior to the record date for the AT&T Broadband spin-off and if AT&T were to issue the maximum number of shares it is permitted to issue under the merger agreement, the exchange ratio, determined as of the date of this document and otherwise using then current information but giving effect to such sales and issuances, would be approximately 0.32 shares of AT&T Comcast common stock for each share of AT&T Broadband common stock.


     AT&T Comcast May Fail to Realize the Anticipated Benefits of the AT&T Comcast Transaction. The AT&T Comcast transaction will combine two companies that have previously operated separately. Comcast and AT&T Broadband expect to realize cost savings and other financial and operating benefits as a result of the AT&T Comcast transaction. However, Comcast and AT&T Broadband cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits and regulatory compliance. The integration of Comcast and AT&T Broadband will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Comcast and AT&T Broadband could have a material adverse effect on AT&T Comcast's operating results and on the value of AT&T Comcast common stock.

     Regulatory Agencies May Impose Conditions on Approvals Relating to the Mergers. Before the AT&T Comcast transaction may be completed, various approvals must be obtained from, or notifications submitted to, among others, the Antitrust Division of the U.S. Department of Justice, the Federal Trade Commission, the FCC, the Internal Revenue Service and numerous state and local authorities. These governmental entities may attempt to condition their approval of the AT&T Comcast transaction, or of the transfer to AT&T Comcast of licenses and other entitlements, on the imposition of certain conditions that could have a material adverse effect on AT&T Comcast's operating results and on the value of AT&T Comcast common stock.

     Comcast and AT&T have agreed to use their best efforts to obtain all regulatory approvals that are necessary or advisable in connection with the AT&T Comcast transaction. In addition, Comcast and AT&T have also agreed to take all actions necessary to obtain termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the AT&T Comcast transaction and to obtain all consents of the FCC required to complete the AT&T Comcast transaction.

     AT&T Comcast Will Have to Abide by Restrictions to Preserve the Tax Treatment of the AT&T Comcast Transaction. Because of the limitations imposed by Section 355(e) of the Internal Revenue Code of 1986, as amended, or the "Code," and by the separation and distribution agreement, the ability of AT&T Comcast and AT&T Broadband to engage in certain acquisitions, redeem stock or issue equity securities will be limited for a period of 25 months following the AT&T Broadband spin-off. See "Description of the AT&T Comcast Transaction Agreements -- The Separation and Distribution Agreement -- Post-Spin-off Transactions." These restrictions may prevent AT&T Comcast from entering into transactions which might be advantageous to its shareholders, such as issuing equity securities to satisfy its financing needs or acquiring businesses or assets by issuing equity securities.

     AT&T Comcast and its Subsidiaries May Not Be Able to Obtain the Necessary Financing At All or on Terms Acceptable to it. To complete the AT&T Comcast transaction, Comcast estimates it will require financing of $11 billion to $14 billion, assuming that the Microsoft transaction is completed. This financing is expected to include (1) approximately $9 billion to $10 billion to retire the intercompany debt balance which AT&T Broadband is expected to owe AT&T upon completion of the AT&T Comcast transaction, (2) approximately $1 billion to $2 billion to refinance certain AT&T Broadband debt that may be put for redemption by investors or that will mature on or soon after the completion of the AT&T Comcast transaction and (3) approximately $1 billion to $2 billion to provide appropriate cash reserves to fund the operations and capital expenditures of AT&T Broadband after completion of the AT&T Comcast transaction.

     Comcast is attempting to secure an aggregate of $12.5 billion in new indebtedness in order to achieve these funding requirements. On March 1, 2002, J.P. Morgan Securities Inc., JPMorgan Chase Bank, Salomon Smith Barney, Inc., Citibank, N.A., Banc of America Securities LLC, Bank of America, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc. entered into a commitment letter with Comcast Cable Communications, Inc., a subsidiary of Comcast. Under the terms of the commitment letter, the lenders committed to provide AT&T Comcast and its subsidiaries with $10.2 billion of financing and agreed to use commercially reasonable efforts to assemble a syndicate of lenders to provide the balance of the necessary financing. However, the obligations of the lenders to provide the committed financing is subject to a number of conditions and the lenders may not be able to assemble a syndicate to provide the balance of the financing. Comcast may also use other available sources of financing to fund its requirements, including existing cash, cash equivalents and short term investments, amounts available under Comcast subsidiaries' lines of credit, and through the sales of Comcast's and AT&T Broadband's investments. However, there can be no assurance that Comcast will be able to obtain the necessary financing at all or on terms acceptable to it. If Comcast fails to obtain the necessary financing or fails to obtain it on acceptable terms, such failure could have a material adverse effect on the business and financial condition of AT&T Comcast and its subsidiaries. If Comcast is unable to obtain the necessary financing, it may be forced to consider other alternatives to raise the necessary funds, including sales of assets.


     AT&T Comcast and its Subsidiaries Will Have Significant Debt and Debt-like Obligations and May Not Obtain Investment-Grade Credit Ratings. After completion of the AT&T Comcast transaction, AT&T Comcast and its subsidiaries will have a significant amount of debt and debt-like obligations. Although this amount will be reduced by $5 billion if the Microsoft transaction described in this document is completed, the credit ratings of AT&T Comcast and its subsidiaries after completion of the AT&T Comcast transaction may be lower than the existing credit ratings of Comcast, AT&T's principal broadband subsidiaries and their respective subsidiaries. In addition, it is possible that neither AT&T Comcast nor any of its subsidiaries that issue debt may obtain an investment-grade credit rating. The likelihood of lower or non-investment-grade credit ratings for AT&T Comcast and its subsidiaries after completion of the AT&T Comcast transaction will be increased if the Microsoft transaction described in this document, which is not a condition to the completion of the AT&T Comcast transaction, is not completed. Differences in credit ratings would affect the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T Comcast and its subsidiaries. In addition, the failure of certain subsidiaries of AT&T Comcast to maintain certain credit ratings during the period that is 90 days before and after the completion of the AT&T Comcast transaction could trigger put rights on the part of holders of up to approximately $4.8 billion of debt as of the date of this document, which would require AT&T Comcast to obtain additional financing. Accordingly, a downgrade in the existing credit ratings of Comcast, AT&T's principal broadband subsidiaries and their respective subsidiaries or the failure of AT&T Comcast and its subsidiaries to obtain investment-grade credit ratings, in each case upon completion of the AT&T Comcast transaction, could have a material adverse effect on AT&T Comcast's operating results and on the value of AT&T Comcast common stock.



     The Voting Power of AT&T Comcast's Principal Shareholder May Discourage Third Party Acquisitions of AT&T Comcast at a Premium. After completion of the AT&T Comcast transaction, Brian L. Roberts will have significant control over the operations of AT&T Comcast through his control of Sural LLC, which as a result of its ownership of all outstanding shares of AT&T Comcast Class B common stock will hold a nondilutable 33 1/3% of the combined voting power of AT&T Comcast stock and will also have separate approval rights over certain material transactions involving AT&T Comcast. See "Certain Legal Information -- Description of AT&T Comcast Capital Stock -- AT&T Comcast Class B Common Stock." In addition, upon completion of the AT&T Comcast transaction, Brian L. Roberts will be the CEO and President of AT&T Comcast and will, together with the Chairman of the Board of AT&T Comcast, comprise the Office of the Chairman, AT&T Comcast's principal executive deliberative body. The extent of Brian L. Roberts's control over AT&T Comcast may have the effect of discouraging offers to acquire control of AT&T Comcast and may preclude holders of AT&T Comcast common stock from receiving any premium above market price for their shares that may be offered in connection with any attempt to acquire control of AT&T Comcast.


     The Historical Financial Information of AT&T Broadband Group After the AT&T Broadband Spin-off May Not Be Representative of its Results Without the Other AT&T Businesses and Therefore Is Not a Reliable Indicator of Its Historical or Future Results. AT&T Broadband Group is currently a fully integrated business unit of AT&T; consequently, the financial information of AT&T Broadband Group included in this document has been derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of AT&T Broadband Group without the other AT&T businesses could differ from those that would have resulted had AT&T Broadband Group operated with the other AT&T businesses.

     Shares of AT&T Comcast Issued in the AT&T Broadband Merger May Not Be Included in the Standard & Poor's 500 Index. In the merger agreement, each of AT&T, Comcast and AT&T Comcast agreed to use its reasonable best efforts to have the shares issued to holders of AT&T Broadband common stock in the AT&T Broadband merger included in the Standard & Poor's 500 Index. However, the decision as to whether or not these securities are included in the index will be made by Standard & Poor's, Inc. and they may decide not to include them. If these securities are not included in that index, there could be downward pressure on the trading prices of those securities. Although in some cases AT&T Comcast will issue additional shares to former shareholders of AT&T Broadband if there is a trading disparity between the shares of AT&T Comcast Class A Special common stock issued in the Comcast merger and the shares of AT&T Comcast common stock issued in the AT&T Broadband merger, the number of shares AT&T Comcast is required to issue is limited and is calculated as of a set time and as a result may not adequately compensate shareholders for any downward price pressure resulting from the failure of these securities to be included in that index. For more information, see "Description of the Transaction Agreements -- The Merger Agreement -- Merger
Consideration -- Potential Additional Payments."


     If The Transaction With Microsoft Corporation Is Not Completed, AT&T Comcast May Have Significant Additional Debt and More Stringent Limitations On Its Ability To Issue Equity. The AT&T Comcast transaction is not conditioned on completion of the transaction with Microsoft Corporation described in this document. If the Microsoft transaction is not completed, as described under "Description of the AT&T Comcast Transaction Agreements -- The Merger
Agreement -- Covenants -- QUIPS Failure," AT&T Broadband will either assume AT&T's obligations to Microsoft under the trust preferred securities, or QUIPS, issued by AT&T Finance Trust I or pay AT&T an amount in cash equal to the fair market value of the QUIPS and indemnify AT&T for certain possible related liabilities. Absent selling assets or stock to pay down debt and depending on which outcome occurs, AT&T Comcast and its subsidiaries would have up to an additional $5 billion of debt upon completion of the AT&T Comcast transaction and the risks detailed in the preceding two risk factors -- that AT&T Comcast and its subsidiaries may not be able to obtain the necessary financing at all or on terms acceptable to it and that AT&T Comcast and its subsidiaries will have significant debt and debt-like obligations and may not obtain investment-grade credit ratings -- would be significantly heightened. In addition, if the Microsoft transaction is not completed, the limitations imposed by Section 355(e) of the Code on AT&T Comcast's and AT&T Broadband's ability to issue equity that are described in the third preceding risk factor would be expected to be more stringent.


     Atypical Governance Arrangements May Make It More Difficult for Shareholders to Act. In connection with the AT&T Comcast transaction, AT&T Comcast will implement a number of governance arrangements that are atypical for a large, publicly held corporation. A number of these arrangements relate to the election of the AT&T Comcast Board. The term of the AT&T Comcast Board upon completion of the AT&T Comcast transaction will not expire until the 2004 annual meeting of AT&T Comcast shareholders. Since AT&T Comcast shareholders will not have the right to call special meetings of shareholders or act by written consent and AT&T Comcast directors will be able to be removed only for cause, AT&T Comcast shareholders will not be able to replace the initial AT&T Comcast Board members prior to that meeting. After the 2004 annual meeting of AT&T Comcast shareholders, AT&T Comcast directors will be elected annually. Even then, however, it will be difficult for an AT&T Comcast shareholder, other than Sural LLC or a successor entity controlled by Brian L. Roberts, to elect a slate of directors of its own choosing to the AT&T Comcast Board. Brian L. Roberts, through his control of Sural LLC or a successor entity, will hold a 33 1/3% nondilutable voting interest in AT&T Comcast stock. In addition, AT&T Comcast will adopt a shareholder rights plan upon completion of the AT&T Comcast transaction that will prevent any holder of AT&T Comcast stock, other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates, from acquiring AT&T Comcast stock representing more than 10% of AT&T Comcast's voting power without the approval of the AT&T Comcast Board.


     In addition to the governance arrangements relating to the AT&T Comcast Board, Comcast and AT&T have agreed to a number of governance arrangements which will make it difficult to replace the senior management of AT&T Comcast. Upon completion of the AT&T Comcast transaction, C. Michael

Armstrong, Chairman of the Board and CEO of AT&T, will be the Chairman of the Board of AT&T Comcast and Brian L. Roberts, President of Comcast, will be the CEO and President of AT&T Comcast. After the 2005 annual meeting of AT&T Comcast shareholders, Brian L. Roberts will also be the Chairman of the Board of AT&T Comcast. Prior to the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders, unless Brian L. Roberts ceases to be Chairman of the Board or CEO of AT&T Comcast prior to such time, the Chairman of the Board and CEO of AT&T Comcast will be able to be removed only with the approval of at least 75% of the entire AT&T Comcast Board. This supermajority removal requirement will make it unlikely that C. Michael Armstrong or Brian L. Roberts will be removed from their management positions.


     For a more detailed description of these and other AT&T Comcast governance arrangements that will be in effect upon completion of the AT&T Comcast transaction, see "Description of Governance Arrangements Following the AT&T Comcast Transaction."


     Directors of Comcast and AT&T Have Potential Conflicts of Interest that May Have Influenced Their Recommendations. A number of directors of Comcast and AT&T who recommend that you vote in favor of the AT&T Comcast transaction have interests in the AT&T Comcast transaction that are different from, or in addition to, yours. Upon completion of the AT&T Comcast transaction, C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will become Chairman of the Board of AT&T Comcast and Brian L. Roberts, President of Comcast, will become Chief Executive Officer and President of AT&T Comcast. As noted above, removal of these officers from their positions will require the approval of at least 75% of the entire AT&T Comcast Board. Also upon completion of the AT&T Comcast transaction, five of the existing members of each of the Comcast Board and AT&T Board will become members of the AT&T Comcast Board. Their term as directors will not expire until the 2004 annual meeting of AT&T Comcast shareholders. Furthermore, in connection with the AT&T Comcast transaction, a number of Comcast and AT&T directors will receive funding of benefits in trust, employment agreements with AT&T Comcast, acceleration of vesting of AT&T Broadband stock options and other equity-based awards and the right to continued indemnification and insurance coverage by AT&T Comcast for acts or omissions occurring prior to the AT&T Comcast transaction. These interests may have influenced these directors in making their recommendation that you vote in favor of the AT&T Comcast transaction. For a description of these interests, see "Employee Benefits Matters -- Interests of Directors and Officers in the AT&T Comcast Transaction."


     AT&T Comcast Does Not Currently Intend to Pay Dividends. AT&T shareholders have historically received quarterly dividends from AT&T. AT&T Comcast does not currently intend to pay dividends after completion of the AT&T Comcast transaction.

     The Absence of an Historical Trading Market Creates Uncertainty about Future Trading Prices. As AT&T and Comcast complete the AT&T Comcast transaction, shares of AT&T Comcast common stock will begin trading publicly for the first time. Until an orderly trading market for AT&T Comcast common stock develops, and after that time as well, there may be significant fluctuations in price.

     Future Sales of Shares of AT&T Common Stock and AT&T Comcast Common Stock May Materially Adversely Affect Trading Prices. There are a variety of potential future transactions that could result in sales of shares of AT&T common stock before or after the completion of the AT&T Comcast transaction or of shares of AT&T Comcast common stock after the completion of the AT&T Comcast transaction. Depending on the timing and size of these sales, the trading prices of these securities could be materially adversely affected. The trading prices could also be affected by the perception that those sales might occur. Potential transactions include the following:

     - Shares of substantially all the AT&T Comcast common stock issued in the AT&T Comcast transaction (including shares issued upon the exercise of any options or other equity based awards) will be freely tradeable after the completion of the AT&T Comcast transaction. See also "-- Shares of AT&T Comcast Issued in the AT&T Broadband Merger May Not Be Included in the Standard & Poor's 500 Index."

     - As described under "Description of AT&T Business Services
       Group -- International -- AT&T Canada," it is likely that AT&T will take steps to raise money to fund a substantial portion or all of its AT&T Canada back end purchase requirement through the issuance of equity or equity-like securities in advance of June 30, 2003, the date AT&T is required to complete the back end purchase. Subject to the limitations on the number of shares that can be issued that are set forth in the merger agreement, AT&T could issue these securities at any time by use of a currently effective shelf registration statement. The maximum aggregate number of shares of AT&T common stock AT&T is permitted to issue under the merger agreement prior to the completion of the AT&T Comcast transaction pursuant to the transactions described in this bullet point and in the last bullet point is 275 million.

     - Comcast currently has approximately 83.5 million shares of AT&T common stock. The merger agreement provides that these shares will not participate in the AT&T Broadband spin-off but will instead be effectively concentrated into shares of AT&T common stock after the completion of the AT&T Comcast transaction. However, Comcast may dispose of some or all of its shares of AT&T common stock before or after the completion of the AT&T Comcast transaction. In addition, as described under "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Covenants -- Covenant Regarding Comcast's AT&T Stock," AT&T Comcast will be required to dispose of shares of AT&T common stock within one year of the completion of the AT&T Comcast transaction to the extent necessary so that its ownership of AT&T common stock will not exceed 5% of the outstanding shares of AT&T common stock.

     - AT&T has made an offer to certain employees and directors to relinquish certain deferred compensation benefits in exchange for a single payment to be made in shares of AT&T common stock with a value equal to 90% of the present value of such individual's future benefits. Any shares issued in connection with this offer will be freely tradeable.

     Additional Risk Factors. For a description of additional risk factors, see "The AT&T Comcast Transaction -- Comcast's Reasons for the AT&T Comcast Transaction" and "The AT&T Comcast Transaction -- AT&T's Reasons for the AT&T Comcast Transaction."

RISK FACTORS FOR AT&T RELATING TO THE AT&T COMCAST TRANSACTION, INCLUDING THE PROPOSED AT&T BROADBAND SPIN-OFF

     Holders of shares of AT&T common stock should also consider the following risk factors in deciding whether to vote for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the AT&T Broadband spin-off.

     The AT&T Broadband Spin-off May Materially Adversely Impact AT&T's Competitive Position. If the AT&T Comcast transaction is completed, AT&T and AT&T Comcast will compete in some markets. Competition between AT&T's and AT&T Comcast's business units in overlapping markets, including consumer markets where cable, telephone and digital subscriber lines, or DSL, solutions may be available at the same time, could result in material downward price pressure on product or service offerings which could materially adversely impact the companies. In addition, any incremental costs associated with operating as separate entities may materially adversely affect the different businesses and companies and their competitive positions. Synergies resulting from cooperation and joint ownership among AT&T's businesses may be lost due to the proposed transactions.

     AT&T Will Have to Abide By Potentially Significant Restrictions to Preserve the Tax Treatment of the AT&T Comcast Transaction. Because of the restrictions imposed by Section 355(e) of the Code and by the separation and distribution agreement, the ability of AT&T to engage in certain acquisitions, redeem stock or issue equity securities will be limited for a period of 25 months following the AT&T Broadband spin-off. These restrictions may prevent AT&T from entering into transactions which might be advantageous to its shareholders, such as issuing equity securities to satisfy its financing needs or acquiring businesses or assets by issuing equity securities.

     The AT&T Comcast Transaction is Conditioned on AT&T Obtaining Consents Under a Substantial Amount of Indebtedness, Which May Involve Material Costs and May Be Difficult to Complete. The AT&T Comcast transaction is conditioned on AT&T's obtaining Note Consents, as described below, or having defeased, purchased, retired or acquired debt, in respect of series representing at least 90% in aggregate principal amount of the securities issued under the AT&T indenture, dated September 7, 1990, and outstanding as of December 19, 2001. At December 19, 2001, there was approximately $12.7 billion in aggregate principal amount of debt issued under that indenture. "Note Consent" means, with respect to any series of securities issued under the indenture, the consent to the transactions contemplated by the separation and distribution agreement of holders of at least a majority in aggregate principal amount of such series to the AT&T Broadband spin-off. AT&T may seek to obtain these consents through a variety of measures. Although AT&T Comcast has agreed to bear a portion of the related costs, the consent process and any related transaction may result in increased costs for, and additional covenants imposed upon, AT&T. In addition, the consent process itself involves a number of uncertainties and AT&T may not be able to complete it on a timely basis on commercially reasonable terms. AT&T and Comcast are exploring a variety of alternatives to satisfy this condition, including the possibility of offering to exchange new bonds of AT&T Broadband for one or more series of AT&T's existing long-term debt. To the extent any bonds were so exchanged, there would be an appropriate reduction in the amount of intercompany indebtedness AT&T Broadband would be required to repay to AT&T at the closing.

     AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of any indebtedness for which consents are not obtained. In the event that AT&T and Comcast elect to waive the condition with respect to any portion of this indebtedness, if bondholders were to assert successfully that completing the AT&T Broadband spin-off requires their consent, AT&T would be required to refinance the indebtedness. Depending on the amount of such indebtedness, market conditions and other factors, this could have a material adverse effect on AT&T and its financial condition.

     If the AT&T Comcast Transaction is Completed, AT&T Will Need to Obtain Financing on a Stand-Alone Basis Which May Involve Costs. Following the AT&T Comcast transaction, AT&T will have to raise financing with the support of a reduced pool of less diversified assets, and AT&T may not be able to secure adequate debt or equity financing on desirable terms. The cost to AT&T of financing without AT&T Broadband Group may be materially higher than the cost of financing with AT&T Broadband Group as part of AT&T.

     AT&T's current long-term/short-term debt ratings are A-3/P-2 by Moody's, BBB+/A-2 by Standard & Poor's, and A-/F-2 by Fitch. All long-term ratings are under further review for further downgrade. The short-term ratings are not under review. The credit rating of AT&T following the AT&T Comcast transaction may be different than the historical ratings of AT&T and different from what it would be without the AT&T Comcast transaction. Differences in credit ratings affect the interest rate charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T following the AT&T Comcast transaction. AT&T may not be able to raise the capital it requires on favorable terms following the AT&T Comcast transaction.

     The Historical Financial Information of AT&T Excluding AT&T Broadband Group May Not Be Representative of its Results Without AT&T Broadband Group and therefore is Not a Reliable Indicator of its Historical or Future Results. AT&T currently includes AT&T Broadband Group as a fully integrated business unit of AT&T; consequently the financial information of AT&T without AT&T Broadband Group included in this document has been derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of AT&T without AT&T Broadband Group could differ from those that would have resulted had AT&T operated without AT&T Broadband Group or as an entity independent of AT&T Broadband Group.

     AT&T Could Incur Material U.S. Federal Income Tax Liabilities in Connection with the AT&T Comcast Transaction. AT&T may incur material U.S. federal income tax liabilities as a result of certain issuances of shares or change of control transactions with respect to AT&T Comcast, Liberty Media

Corporation or AT&T Wireless Services, Inc. Under Section 355(e) of the Code, a split-off/spin-off that is otherwise tax free may be taxable to the distributing company (i.e., AT&T) if, as a result of certain transactions occurring generally within a two-year period after the split-off/spin-off, non-historic shareholders acquire 50% or more of the distributing company or the spun-off company. It is possible that transactions with respect to AT&T could cause all three split-offs or spin-offs to be taxable to AT&T.

     Under separate intercompany agreements between AT&T and each of Liberty Media Corporation, AT&T Wireless and AT&T Broadband Corp., AT&T generally will be entitled to indemnification from the spun-off company for any tax liability that results from the split-off or spin-off failing to qualify as a tax-free transaction, unless, in the case of AT&T Wireless and AT&T Comcast, the tax liability was caused by post split-off or spin-off transactions with respect to the stock or assets of AT&T. AT&T Comcast's indemnification obligation is generally limited to 50% of any tax liability that results from the split-off or spin-off failing to qualify as tax free, unless such liability was caused by a post split-off or spin-off transaction with respect to the stock or assets of AT&T Comcast.

     If one or more of the split-offs or spin-offs were taxable to AT&T and AT&T were not indemnified for this tax liability, the liability could have a material adverse effect on AT&T. To the extent AT&T is entitled to an indemnity with respect to the tax liability, AT&T would be required to collect the claim on an unsecured basis.

     The Total Value of the Securities Following the AT&T Comcast Transaction Might be Less Than the Value of AT&T Common Stock Without the Transaction. If AT&T completes the AT&T Comcast transaction, holders of AT&T common stock that do not dispose of those shares of AT&T common stock eventually will own a new security -- shares of AT&T Comcast -- in addition to their shares of AT&T common stock. The aggregate value of the shares of AT&T Comcast and of the shares of AT&T common stock securities could be less than what the value of AT&T common stock would have been if the AT&T Comcast transaction were not completed. The trading price of AT&T common stock may decline as a result of the AT&T Comcast transaction or as a result of other factors.

     As AT&T completes the AT&T Comcast transaction, shares of AT&T Comcast will begin trading publicly for the first time. Until orderly trading markets develop for each of these new securities, and after that time as well, there may be significant fluctuations in price.

RISK FACTORS RELATING TO THE BUSINESS OF AT&T COMCAST

     Actual Financial Position and Results of Operations of AT&T Comcast May Differ Significantly and Adversely From the Pro Forma Amounts Reflected in this Document. Assuming completion of the AT&T Comcast transaction, the actual financial position and results of operations of AT&T Comcast may differ, perhaps significantly and adversely, from the pro forma amounts reflected in the AT&T Comcast Corporation Unaudited Pro Forma Combined Condensed Financial Statements included in this document due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the date of the pro forma financial data and the date on which the AT&T Comcast transaction is completed.

     In addition, in many cases each of Comcast and AT&T Broadband Group has long-term agreements, in some cases with the same counterparties, for the same services and products, such as programming, billing services and interactive programming guides. Comcast and AT&T Broadband Group cannot disclose the terms of many of these contracts to each other because of confidentiality provisions included in these contracts or other legal restrictions. For this and other reasons, it is not clear, in the case of certain services and products, whether after completion of the AT&T Comcast transaction each of the existing agreements will continue to apply only to the operations to which they have historically applied or whether instead one of the two contracts will apply to the operations of both companies and the other contract will be terminated. Since these contracts often differ significantly in their terms, resolution of these contractual issues could cause the actual financial position and results of operations of AT&T Comcast to differ significantly and adversely from the pro forma amounts reflected in the AT&T Comcast Corporation Unaudited Pro Forma Combined Condensed Financial Statements included in this document.

     Programming Costs Are Increasing and AT&T Comcast May Not Have the Ability to Pass These Increases on to Its Customers, Which Would Materially Adversely Affect Its Cash Flow and Operating Margins. Programming costs are expected to be AT&T Comcast's largest single expense item. In recent years, the cable and satellite video industries have experienced a rapid increase in the cost of programming, particularly sports programming. This increase is expected to continue, and AT&T Comcast may not be able to pass programming cost increases on to its customers. The inability to pass these programming cost increases on to its customers would have a material adverse impact on its cash flow and operating margins. In addition, as AT&T Comcast upgrades the channel capacity of its systems and adds programming to its basic, expanded basic and digital programming tiers, AT&T Comcast may face increased programming costs, which, in conjunction with the additional market constraints on its ability to pass programming costs on to its customers, may reduce operating margins.

     AT&T Comcast also will be subject to increasing financial and other demands by broadcasters to obtain the required consent for the transmission of broadcast programming to its subscribers. Comcast and AT&T cannot predict the financial impact of these negotiations or the effect on AT&T Comcast's subscribers should AT&T Comcast be required to stop offering this programming.

     AT&T Comcast Will Face a Wide Range of Competition in Areas Served by its Cable Systems, Which Could Adversely Affect its Future Results of
Operations. AT&T Comcast's cable communications systems will compete with a number of different sources which provide news, information and entertainment programming to consumers. AT&T Comcast will compete directly with program distributors and other companies that use satellites, build competing cable systems in the same communities AT&T Comcast will serve or otherwise provide programming and other communications services to AT&T Comcast's subscribers and potential subscribers. In addition, federal law now allows local telephone companies to provide directly to subscribers a wide variety of services that are competitive with cable communications services. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas through a variety of methods, including broadband cable networks.

     Additionally, AT&T Comcast will be subject to competition from telecommunications providers and ISPs in connection with offerings of new and advanced services, including telecommunications and Internet services. This competition may materially adversely affect AT&T Comcast's business and operations in the future.

     AT&T Comcast Will Have Substantial Capital Requirements Which May Require It to Obtain Additional Financing that May Be Difficult to Obtain. AT&T Comcast expects that its capital expenditures will exceed, perhaps significantly, its net cash provided by operations, which may require it to obtain additional financing. Failure to obtain necessary financing could have a material adverse effect on AT&T Comcast.

     Comcast and AT&T anticipate that AT&T Comcast will upgrade a significant portion of its broadband systems over the coming years and make other capital investments, including with respect to its advanced services. In 2002, Comcast and AT&T anticipate that AT&T Broadband and Comcast's cable division will incur capital expenditures of approximately $4.3 billion and $1.3 billion, respectively. AT&T Comcast is expected to incur substantial capital expenditures in the years following completion of the AT&T Comcast transaction. However, the actual amount of the funds required for capital expenditures cannot be determined with precision at this time. Capital expenditures are expected to be used to acquire equipment, such as set-top boxes, cable modems and telephone equipment, and to pay for installation costs for additional video and advanced services customers. In addition, capital is expected to be used to upgrade and rebuild network systems to expand bandwidth capacity and add two-way capability so that it may offer advanced services. There can be no assurance that these amounts will be sufficient to accomplish the planned system upgrades, equipment acquisitions and expansion.

     Comcast and AT&T Broadband Group also have commitments under certain of their franchise agreements with local franchising authorities to upgrade and rebuild certain network systems. These commitments may require capital expenditures in order to avoid default and/or penalties.

     Historically, AT&T Broadband Group's capital expenditures have significantly exceeded its net cash provided by operations. For the year ended December 31, 2001, AT&T Broadband Group's capital expenditures exceeded its net cash provided by operations by $3.5 billion. In addition, for the year ended December 31, 2001, Comcast's capital expenditures exceeded its net cash provided by operating activities by $952 million.

     After completion of the AT&T Comcast transaction, AT&T and Comcast expect that for some period of time AT&T Comcast's capital expenditures will exceed, perhaps significantly, its net cash provided by operating activities. This may require AT&T Comcast to obtain additional financing. AT&T Comcast may not be able to obtain or to obtain on favorable terms the capital necessary to fund the substantial capital expenditures described above that are required by its strategy and business plan. A failure to obtain necessary capital or to obtain necessary capital on favorable terms could have a material adverse effect on AT&T Comcast and result in the delay, change or abandonment of AT&T Comcast's development or expansion plans.

     Entities that Will Be Included in AT&T Comcast Are Subject to Long-Term Exclusive Agreements that May Limit Their Future Operating Flexibility and Materially Adversely Affect AT&T Comcast's Financial Results. Entities currently attributed to AT&T Broadband Group, and which will be subsidiaries of AT&T Comcast, may be subject to long-term agreements relating to significant aspects of AT&T Broadband Group's operations, including long-term agreements for video programming, audio programming, electronic program guides, billing and other services. For example, AT&T Broadband Group's predecessor, TCI, and AT&T Broadband Group's subsidiary, Satellite Services, Inc., are parties to an affiliation term sheet with Starz Encore Group, an affiliate of Liberty Media, which extends to 2022 and provides for a fixed price payment, subject to adjustment for various factors including inflation, and may require AT&T Broadband to pay two-thirds of Starz Encore Group's programming costs above levels designated in the term sheet. Satellite Services, Inc. also entered into a ten-year agreement with TV Guide in January 1999 for interactive program guide services, which designates TV Guide Interactive as the interactive programming guide for AT&T Broadband systems. Furthermore, a subsidiary of AT&T Broadband is party to an agreement that does not expire until December 31, 2012 under which it purchases certain billing services from an unaffiliated third party. The price, terms and conditions of the Starz Encore term sheet, the TV Guide agreement and the billing agreement may not reflect the current market and if one or more of these arrangements continue to apply to AT&T Broadband after completion of the AT&T Comcast transaction, they may materially adversely impact the financial performance of AT&T Comcast.

     By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the Starz Encore term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also has raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed suit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The Court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the Court to lift the stay after April 30, 2002 and to proceed with the litigation.

     On March 13, 2002, AT&T Broadband Group informed CSG Systems, Inc. that AT&T Broadband Group is considering the initiation of an arbitration against CSG relating to a Master Subscriber Management System Agreement that the two companies entered into in 1997. Pursuant to the Master Agreement, CSG provides billing support to AT&T Broadband Group. AT&T Broadband Group's decision whether to seek arbitration is subject to the parties exhausting the negotiation process specified in the Master Agreement. That dispute resolution portion of the agreement calls for senior officers from each company to meet promptly, and for a period of not less than 30 days, in an effort to resolve the dispute. In the event that this process results in the termination of the Master Agreement, AT&T Broadband Group may incur significant costs in connection with its replacement of these billing services and may experience temporary disruptions to its operations.

     AT&T Comcast Will Be Subject to Regulation by Federal, State and Local Governments Which May Impose Costs and Restrictions. The federal, state and local governments extensively regulate the cable communications industry. Comcast and AT&T expect that court actions and regulatory proceedings will refine the rights and obligations of various parties, including the government, under the Communications Act of 1934, as amended. The results of these judicial and administrative proceedings may materially affect AT&T Comcast's business operations. Local authorities grant Comcast and AT&T Broadband franchises that permit them to operate their cable systems. AT&T Comcast will have to renew or renegotiate these franchises from time to time. Local franchising authorities often demand concessions or other commitments as a condition to renewal or transfer, which concessions or other commitments could be costly to obtain.

     AT&T Comcast Will Be Subject to Additional Regulatory Burdens in Connection With the Provision of Telecommunications Services, Which Could Cause It to Incur Additional Costs. AT&T Comcast will be subject to risks associated with the regulation of its telecommunications services by the FCC and state public utilities commissions, or PUCs. Telecommunications companies, including companies that have the ability to offer telephone services over the Internet, generally are subject to significant regulation. This regulation could materially adversely affect AT&T Comcast's business operations.

     AT&T Comcast's Competition May Increase Because of Technological Advances and New Regulatory Requirements, Which Could Adversely Affect its Future Results of Operations. Numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which provides Internet access to subscribers at data transmission speeds equal to or greater than that of modems over conventional telephone lines. Comcast and AT&T expect other advances in communications technology, as well as changes in the marketplace, to occur in the future. Other new technologies and services may develop and may compete with services that cable communications systems offer. The success of these ongoing and future developments could have a negative impact on AT&T Comcast's business operations.


     In addition, over the past several years, a number of companies, including telephone companies and Internet Service Providers, known as ISPs, have asked local, state, and federal governmental authorities to mandate that cable communications operators provide capacity on their broadband infrastructure so that these and others may deliver Internet and other interactive television services directly to customers over these cable facilities. Some cable operators have initiated litigation challenging municipal efforts to unilaterally impose so-called "open access" requirements. The few court decisions dealing with this issue have been inconsistent. Moreover, in connection with their review of the AOL-Time Warner merger, the FCC and the Federal Trade Commission imposed "open access", technical performance and other requirements related to the merged company's Internet and Instant Messaging platforms. The FCC recently concluded in a regulatory proceeding initiated by it to consider "open access" and related regulatory issues that cable modem service, as it is currently offered, is properly classified as an interstate information service that is not subject to common carrier regulation but remains subject to the FCC's jurisdiction. The FCC is seeking public comment regarding the regulatory implications of this conclusion, including, among other things, whether it is appropriate to impose "open access" requirements on these services or whether consumers will be able to obtain a choice of ISPs without government intervention. A number of cable operators have reached agreements to provide unaffiliated ISPs access to their cable systems in the absence of regulatory requirements. Recently, Comcast reached an "access" agreement with United Online and AT&T Broadband reached an "access" agreement with each of EarthLink, Internet Central and Connected Data Systems. In addition, under the terms of the exchange agreement that Comcast and AT&T have executed with Microsoft, upon completion of the Microsoft transaction described in this document and the AT&T Comcast transaction, AT&T Comcast will be required, with respect to each such agreement with another ISP, to offer Microsoft an "access" agreement on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP. Notwithstanding the foregoing, there can be no assurance that regulatory authorities will not impose "open access" or similar requirements on AT&T Comcast as part of the regulatory review of the AT&T Comcast transaction or as part of an industry-wide requirement. Such requirements could have a negative impact on AT&T Comcast's business operations.

     AT&T Comcast, Through AT&T Broadband, Will Have Substantial Economic Interests in Joint Ventures in Which It Will Have Limited Management
Rights. AT&T Broadband Group is a partner in several large joint ventures, such as Time Warner Entertainment, Texas Cable Partners and Kansas City Cable Partners, in which it has a substantial economic interest but does not have substantial control with regard to management policies or the selection of management. These joint ventures may be managed in a manner contrary to the best interests of AT&T Comcast, and the value of AT&T Comcast's investment, through AT&T Broadband, in these joint ventures may be affected by management policies that are determined without input from AT&T Comcast or over the objections of AT&T Comcast.

     AT&T Broadband Faces Risks Arising from its and AT&T's Relationship with At Home Corporation. Through a subsidiary, AT&T owns approximately 23% of the outstanding common stock and 74% of the voting power of the outstanding common stock of At Home Corporation, which filed for bankruptcy protection on September 28, 2001. Until October 1, 2001, AT&T appointed a majority of At Home's directors and it now appoints none.

     Since September 28, 2001, some creditors of At Home have threatened to commence litigation against AT&T relating to the conduct of AT&T or its designees on the At Home Board in connection with At Home's declaration of bankruptcy and At Home's subsequent aborted efforts to dispose of some of its businesses or assets in a bankruptcy court-supervised auction, as well as in connection with other aspects of AT&T's relationship with At Home. The liability for any such lawsuits would be shared equally between AT&T and AT&T Broadband. No such lawsuits have been filed to date. However, on or about January 25, 2002, At Home filed a draft proposed plan of liquidation pursuant to Chapter 11 of the U.S. Bankruptcy Code, which, among other things, provides that all claims and causes of action of the bankrupt estate of At Home against third persons shall be transferred for prosecution to a limited liability company owned ratably by the creditors of At Home and funded with an as-yet undetermined dollar amount to finance the litigation of those claims. A schedule for finalizing and seeking approval of the joint plan has not yet been determined.


     In addition, purported class action lawsuits have been filed in California state court on behalf of At Home stockholders against AT&T, At Home, Comcast and the directors of At Home. The lawsuits claim that the defendants breached fiduciary obligations of care, candor and loyalty in connection with a transaction announced in March 2000 in which, among other things, AT&T, Cox and Comcast agreed to extend existing distribution agreements, the board of directors of At Home was reorganized, and AT&T agreed to give Cox and Comcast rights to sell their At Home shares to AT&T. These actions have been consolidated by the court and are subject to a stay, which the plaintiffs are seeking to have lifted. The liability for any such suits would be shared equally between AT&T and AT&T Broadband.


     In March 2002 a purported class action was filed in the United States District Court for the Southern District of New York against, among others, AT&T and certain of its senior officers alleging violations of the federal securities law in connection with the disclosures made by At Home in the period from April 17 through August 28, 2001. Any liabilities resulting from this suit would be shared equally between AT&T and AT&T Broadband.


RISK FACTORS RELATING TO AT&T'S CREDIT RATING


     The AT&T Comcast transaction, if implemented as proposed, would result in a substantial reduction in AT&T's overall debt level. Nevertheless, the AT&T Comcast transaction may not be completed and, even if it is completed, AT&T will continue to have substantial indebtedness. As a result, AT&T shareholders should consider the following additional risk.

     The Financial Condition and Prospects of AT&T and the AT&T Groups May be Materially Adversely Affected by Further Ratings Downgrades. In the fall of 2001, all of AT&T's long-term debt ratings were reduced and remain under review for further downgrade. AT&T's current long-term ratings are A3 by Moody's, BBB+ by Standard & Poor's, and A- by Fitch. In addition, all three of AT&T's short-term debt ratings were reduced in the fall of 2001, but are not under further review. These ratings are currently P-2 by Moody's, A-2 by Standard and Poor's, and F-2 by Fitch. Further ratings actions could occur at any time. As a result, the cost of any new financings may be higher. Ratings downgrades by Moody's and Standard & Poor's on the $10 billion AT&T global notes issued November 2001 would also trigger an increase in the interest rate, by 25 basis points for each rating notch downgraded, on these notes. Furthermore, with additional ratings downgrades, AT&T may not have access to the commercial paper market sufficient to satisfy its short-term borrowing needs. If necessary, AT&T could access its short-term credit facilities which currently expire in December 2002 or increase its borrowings under its securitization program.

     In addition, AT&T's $10 billion global offering includes provisions that would allow investors to require AT&T to repurchase the notes under certain conditions as determined at the time of notification to bondholders. These conditions include a maximum adjusted debt to EBITDA ratio (adjusted) for pro forma AT&T excluding AT&T Broadband Group of no more than 2.75 times at specified times and a minimum rating of these notes of no lower than Baa3 from Moody's and BBB- from Standard and Poor's. If the ratings are Baa3 or BBB-, the minimum rating requirement will be satisfied if the ratings are not under review for downgrade or on CreditWatch with negative implications, respectively. If AT&T is required to repurchase the notes, it may not be able to obtain sufficient financing in the timeframe required. In addition, such replacement financing may be more costly or have additional covenants than current debt.

     To the extent that the combined outstanding short-term borrowings under the bank credit facilities and AT&T's commercial paper program were to exceed the market capacity for such borrowings at the expiration of the bank credit facilities, AT&T's continued liquidity would depend upon its ability to reduce such short-term debt through a combination of capital market borrowings, asset sales, operational cash generation, capital expenditure reduction and other means. AT&T's ability to achieve such objectives is subject to a risk of execution and such execution could materially impact AT&T's operational results. In addition, the cost of any capital market financing could be significantly in excess of AT&T's historical financing costs. Also, AT&T could suffer negative banking, investor, and public relations repercussions if AT&T were to draw upon the bank facilities, which are intended to serve as a back-up source of liquidity only. Such impacts could cause further deterioration in AT&T's cost of and access to capital.


     If AT&T's long term credit ratings were to be downgraded one notch by each of Moody's and Standard and Poor's, AT&T's interest expense would increase by $50 million annually on the $10 billion global offering. In addition, AT&T could incur increased costs versus those expected at current rating levels in the renewal of its credit facility and refinancings of approximately $5 billion of debt over the next year. Assuming current market conditions and assumptions regarding the type of financing available, the additional annualized cost increases could approximate $100 million. Therefore, in total, a one notch downgrade in AT&T's long term credit ratings could increase the annualized interest expense by approximately $150 million. In addition, interest expense could be higher in subsequent periods than it otherwise would have been as additional maturing debt is replaced by debt with higher interest rate spreads due to the lower credit ratings.


RISK FACTORS RELATING TO AT&T CONSUMER SERVICES GROUP TRACKING STOCK


     Holders of shares of AT&T common stock should consider the following risk factors in deciding whether to vote for approval of the AT&T Consumer Services Group tracking stock proposal, which factors would arise if the AT&T Board elected to issue AT&T Consumer Services Group tracking stock.


     The Market Price of AT&T Consumer Services Group Tracking Stock May Not Reflect the Financial Performance and Economic Value of AT&T Consumer Services Group as Intended and May Not Effectively Track the Separate Performance of AT&T Consumer Services Group. The market price of AT&T Consumer Services Group tracking stock may not in fact reflect the financial performance and economic value of AT&T Consumer Services Group as intended. Holders of AT&T Consumer Services Group tracking stock will continue to be common shareholders of AT&T, and, as such, will be subject to all risks associated with an investment in AT&T and all of its businesses, assets and liabilities. The performance of AT&T as a whole may affect the market price of AT&T Consumer Services Group tracking stock or the market price could more independently reflect the performance of the business of AT&T Consumer Services Group. Investors may discount the value of AT&T Consumer Services Group tracking stock because it is part of a common enterprise with the rest of the operations of AT&T rather than a stand-alone entity.

     The Combined Market Prices of AT&T Common Stock and AT&T Consumer Services Group Tracking Stock May Not Equal or Exceed the Market Price of AT&T Common Stock Before the Distribution of AT&T Consumer Services Group Tracking Stock; No Market Currently Exists for AT&T Consumer Services Group Tracking Stock. Investors may not assign values to AT&T common stock or AT&T Consumer Services Group tracking stock based on the reported financial results and prospects of the AT&T groups or the dividend policies established by the AT&T Board with respect to that class of AT&T common stock.

     Because there has been no prior market for AT&T Consumer Services Group tracking stock, there can be no assurances as to how AT&T Consumer Services Group tracking stock will trade or if an active market for AT&T Consumer Services Group tracking stock will be maintained. In addition, AT&T does not expect that shares of AT&T Consumer Services Group tracking stock will be included in the Standard & Poor's 500 Index. The failure to be included in that index could have an adverse effect on the market price of the shares. In addition, AT&T cannot predict the market impact of some of the terms of AT&T Consumer Services Group tracking stock, such as:

     - the relative voting rights of AT&T common stock and AT&T Consumer Services Group tracking stock, and

     - the discretion of the AT&T Board to make determinations affecting AT&T Consumer Services Group tracking stock.

     The AT&T Board Has the Flexibility to Treat AT&T Consumer Services Group Tracking Stock a Number of Different Ways in the Event of a Future Merger or Other Transaction Involving AT&T; the AT&T Board is Under No Obligation to Select the Alternative that will Treat Holders Most Favorably.

     The terms of AT&T Consumer Services Group tracking stock provide the AT&T Board considerable flexibility in the event of a future merger or other transaction involving AT&T. For example, depending on the circumstances, the AT&T Board could, without the approval of holders of AT&T Consumer Services Group tracking stock:

     - exercise its right to redeem the shares of AT&T Consumer Services Group tracking stock for shares of AT&T common stock at a 10% premium;

     - roll over the shares of AT&T Consumer Services Group tracking stock into a comparable tracking stock of a new entity;

     - redeem the shares of AT&T Consumer Services Group tracking stock in connection with a tax-free spin-off of AT&T Consumer Services Group; or

     - redeem all or a portion of the shares of AT&T Consumer Services Group tracking stock in exchange for the net after-tax proceeds of a disposition of AT&T Consumer Services Group.

     Holders of the shares of AT&T Consumer Services Group tracking stock could receive consideration with very different values under each of the alternatives. It is also possible that a particular alternative may not be available in connection with a specific transaction. For example, AT&T may not be able to structure a spin-off of AT&T Consumer Services Group on a tax-free basis at a particular time.

     In selecting an alternative, the AT&T Board will make its determination based on what is in the best interests of all shareholders of AT&T as a whole. The AT&T Board has no duty to select the alternative that will result in the best economic treatment for holders of the shares of AT&T Consumer Services Group tracking stock. For example, the selection of an alternative may depend on whether it is advisable for AT&T to dispose of AT&T Consumer Services Group in connection with a particular transaction. The terms of AT&T Consumer Services Group tracking stock provide that to the extent permitted by law neither holders of the shares of AT&T Consumer Services Group tracking stock nor holders of any other class of common stock of AT&T will have any claim based on which alternative the AT&T Board selects.

     The Complex Nature of the Terms of AT&T Consumer Services Group Tracking Stock, or Confusion in the Marketplace About What a Tracking Stock is, Could Materially Adversely Affect the Market Prices of AT&T Consumer Services Group Tracking Stock. Tracking stocks, like AT&T Consumer Services Group tracking stock, are more complex than traditional common stock, and are not directly or entirely comparable to common stock of companies that have been spun off by their parent companies. The complex nature of the terms of AT&T Consumer Services Group tracking stock, and the potential difficulties investors may have in understanding these terms, may materially adversely affect the market price of AT&T Consumer Services Group tracking stock. Examples of these terms include:

     - the discretion of the AT&T Board to make determinations affecting AT&T Consumer Services Group tracking stock,

     - AT&T's rights in the event of a proposed spin-off or disposition of substantially all the assets of AT&T Consumer Services Group,

     - the ability of AT&T to roll AT&T Consumer Services Group tracking stock over into a tracking stock of a new entity in the event of a merger or other business combination, or

     - the ability of AT&T to convert shares of AT&T Consumer Services Group tracking stock into shares of AT&T common stock.

     Confusion in the marketplace about what a tracking stock is and what it is intended to represent, and/or investors' reluctance to invest in tracking stocks, also could materially adversely affect the market price of AT&T Consumer Services Group tracking stock.

     Holders of AT&T Common Stock and AT&T Consumer Services Group Tracking Stock Will Be Shareholders of One Company and, Therefore, Financial Impacts on One AT&T Group Could Adversely Affect the Other AT&T Group. Holders of AT&T common stock and AT&T Consumer Services Group tracking stock all will be common shareholders of AT&T. As such, they will be subject to various risks associated with an investment in a single company and all of AT&T's businesses, assets and liabilities. Financial effects arising from one AT&T group that affect AT&T's consolidated results of operations or financial condition could, if significant, affect the combined results of operations or financial position of the other AT&T group or the market price of the class of common shares relating to the other AT&T group.

     In addition, if AT&T or any of its subsidiaries were to incur significant indebtedness on behalf of an AT&T group, including indebtedness incurred or assumed in connection with an acquisition or investment, it could affect the credit rating of AT&T and its subsidiaries. This, in turn, could increase the borrowing costs of the other AT&T group and AT&T as a whole. Net losses of either AT&T group and dividends or distributions on shares of any class of common or preferred stock will reduce the funds of AT&T legally available for payment of future dividends on each of AT&T common stock and AT&T Consumer Services Group tracking stock. For these reasons, you should read AT&T's consolidated financial information together with the financial information of AT&T Consumer Services Group.

     Holders of AT&T Consumer Services Group Tracking Stock will have Limited Shareholder Rights, and Will Have No Additional Rights Specific to AT&T Consumer Services Group, Including Direct Voting Rights. These Shareholders Will Have Very Limited, if Any, Control Rights. Holders of AT&T Consumer Services Group tracking stock will not have any direct voting rights in AT&T Consumer Services Group, except to the extent required under AT&T's charter or by New York law. AT&T will not hold separate meetings for holders of AT&T Consumer Services Group tracking stock. When a vote is taken on any matter as to which all of AT&T's common shares are voting together as one class, any class or series of AT&T's common shares that is entitled to more than the number of votes required to approve the matter being voted upon will be in a position to control the outcome of the vote on that matter.

     Each share of AT&T common stock has one vote per share. Each share of AT&T Consumer Services Group tracking stock will initially have one vote per share. If AT&T completes the AT&T Broadband spin-off or otherwise distributes one or more entities holding all or substantially all of the assets of its Broadband business to its securityholders, each share of AT&T Consumer Services Group tracking stock will initially have 2.5 votes per share. If the reverse stock split proposal is approved and implemented, the AT&T Consumer Services Group tracking stock would have .2 of a vote per share if the Broadband separation is not completed or .5 of a vote per share if the Broadband separation is completed.

     Holders of AT&T Consumer Services Group Tracking Stock May Have Potentially Diverging Interests from Holders of Other Classes of AT&T Capital Stock, and AT&T Board Decisions Could Affect These Holders Disparately and Adversely. The existence of separate classes of AT&T common stock could give rise to occasions when the interests of holders of AT&T common stock and holders of AT&T Consumer Services Group tracking stock diverge, conflict or appear to diverge or conflict. Examples include determinations by the AT&T Board to:

     - set priorities for use of capital and debt capacity, including by loaning the cash flow of AT&T Consumer Services Group to AT&T Business Services Group, making it currently unavailable to support the growth and operations of AT&T Consumer Services Group,

     - pay or omit the payments of dividends on AT&T common stock or AT&T Consumer Services Group tracking stock,

     - approve dispositions of assets attributed to either AT&T group,

     - formulate public policy positions for AT&T,

     - establish material commercial relationships between the AT&T groups,

     - make operational, financial and purchasing decisions with respect to one AT&T group that could be considered to be detrimental to the other AT&T group, and

     - take positions on public policy or regulatory matters that benefit one AT&T group more than the other AT&T group or that have disproportionate impacts on the individual groups.

     A Decision by the AT&T Board to Dispose of Assets Attributed to AT&T Consumer Services Group Could have a Material Adverse Impact on the Trading Price of AT&T Consumer Services Group Tracking Stock. Assuming AT&T Consumer Services Group's assets at the applicable time continue to represent less than substantially all of the assets of AT&T as a whole, the AT&T Board could, in its sole discretion and without shareholder approval, approve sales and other dispositions of all or any portion of the assets of AT&T Consumer Services Group.

     In the event of a disposition of all or substantially all of the properties and assets attributed to AT&T Consumer Services Group, generally defined as 80% or more of the fair value of AT&T Consumer Services Group, with several exceptions, AT&T will be required under AT&T's charter to:

     - convert each outstanding share of the affected tracking stock into shares of AT&T common stock at a 10% premium, or

     - distribute cash and/or securities, other than AT&T common stock, or other property equal to the fair value of the net after-tax proceeds from that disposition allocable to AT&T Consumer Services Group tracking stock, or

     - take a combination of the actions described in the preceding bullet points.

If a disposition of this type occurs, since holders may only receive an amount determined by reference to net after-tax proceeds, the disposition could have a material adverse impact on AT&T Consumer Services Group tracking stock.

     The AT&T Board is not required to select the option that would result in the distribution with the highest value to holders of AT&T Consumer Services Group tracking stock.

     In addition, under New York law, the AT&T Board could decline to dispose of AT&T Consumer Services Group assets, even if a majority of holders of AT&T Consumer Services Group tracking stock request this disposition.

     AT&T May Make Operational and Financial Decisions that Benefit One AT&T Group More than the Other AT&T Group. The AT&T Board could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of either AT&T group. These decisions could include:

     - allocation of financing opportunities in the public markets or the refinancing of existing indebtedness,

     - allocation of business opportunities, resources and personnel,

     - loans or other transfers of funds from one group to the other,

     - transfers of services or assets between the AT&T groups and other inter-group transactions, and

     - purchasing decisions

that, in each case, may be suitable for one or both of the AT&T groups. Any of these decisions may benefit one AT&T group more than the other AT&T group. For example, the decision to obtain funds for one AT&T group may materially adversely affect the ability of the other AT&T group to obtain funds sufficient to implement its growth strategies or may increase the cost of those funds.

     In addition, AT&T Consumer Services Group is subject to AT&T's existing agreements or arrangements with third parties. These agreements or arrangements currently may benefit both AT&T groups, as in the case of purchasing arrangements, or may have the effect of limiting or impairing the AT&T groups' respective business opportunities.

     All of these decisions will be made by the AT&T Board in its good faith business judgment, and in accordance with procedures and policies adopted by the AT&T Board from time to time, including the AT&T Groups policy statement described under "AT&T Consumer Services Group Tracking Stock -- Relationship between the AT&T Groups -- The AT&T Groups Policy Statement."

     The AT&T Board Will Have the Ability to Control Loans and Asset Transfers between the AT&T Groups, and These Transactions May Have an Adverse Impact on the Holders of AT&T Consumer Services Group Tracking Stock. The AT&T Board may decide to transfer funds or other assets between AT&T groups. Transfers of assets among the AT&T groups that the AT&T Board designates as an equity contribution or repayment will result in a change in AT&T's retained portion of the value of AT&T Consumer Services Group. Any change in the retained portion of the value of AT&T Consumer Services Group would be determined by reference to the then-current market value of AT&T Consumer Services Group tracking stock as determined by the AT&T Board. This increase or decrease, however, could occur at a time when AT&T Consumer Services Group tracking stock is considered undervalued or overvalued.

     Under the AT&T Groups policy statement, the AT&T groups may make loans to each other at interest rates and on terms and conditions substantially equivalent to the interest rates and terms and conditions that the AT&T groups would be able to obtain from third parties without the benefit of support or guarantee by AT&T. The actual rates of interest charged or paid by either of the AT&T groups in the future is uncertain and will depend on a variety of factors, including the credit profile of the AT&T group and market conditions. As a result, future interest rates charged or paid by either of the AT&T groups may materially exceed those reflected in the financial statements included elsewhere in this document.

     The AT&T Board May Change the AT&T Groups Policy Statement or Bylaw Amendment Related to the AT&T Groups without Shareholder Approval. The AT&T Board intends to adopt the AT&T Groups policy statement described in this document to govern the relationship between AT&T groups and to amend AT&T's bylaws to create the AT&T Groups capital stock committee that will oversee the interaction between the AT&T groups. The AT&T Board may supplement, modify, suspend or rescind the policies set forth in the AT&T Groups policy statement or related bylaw amendment, or make additions or exceptions to them, in the sole discretion of the AT&T Board, without approval of AT&T shareholders, although there is no present intention to do so. The AT&T Board would make any of these determinations, including any decision that would have disparate impacts upon holders of AT&T common stock and AT&T Consumer Services Group tracking stock, in a manner consistent with its fiduciary duties to AT&T and all of its common shareholders as a whole. See "-- The fiduciary duties of the AT&T Board to more than one class of common stock are not clear under New York law" for more information regarding the AT&T Board's fiduciary duties to AT&T shareholders. See "AT&T Consumer Services Group Tracking Stock -- Relationship between the AT&T Groups" for a description of the AT&T Groups policy statement and bylaw amendment.


     It Will Likely Not Be Possible for a Third Party to Acquire AT&T Consumer Services Group without AT&T's Consent Even if the Holders of the AT&T Consumer Services Group Tracking Stock Desired to Sell. If AT&T Consumer Services Group were an independent entity, any person interested in acquiring that entity without negotiation with AT&T Consumer Services Group's management could seek control of the outstanding stock of that entity by means of a tender offer or proxy contest. Although the Consumer Services charter amendment will create a new class of AT&T common stock that is intended to reflect the separate financial performance and economic value of AT&T Consumer Services Group, a person interested in acquiring only AT&T Consumer Services Group without negotiation with AT&T's management still would be required to seek control of the voting power represented by all of the outstanding capital stock of AT&T entitled to vote on that acquisition, including shares of AT&T common stock. As a result, this may discourage potential interested bidders from seeking to acquire AT&T Consumer Services Group. See "-- Holders of AT&T Consumer Services Group Tracking Stock Will Have Limited Separate Shareholder Rights, and Will Have No Additional Rights Specific to AT&T Consumer Services Group, including Direct Voting Rights" for more information on the rights of holders of AT&T Consumer Services tracking stock. This inability of third parties directly to acquire control of AT&T Consumer Services Group may materially adversely affect the market price of AT&T Consumer Services Group tracking stock.

     There Will Be No Board of Directors or Committee that Owes any Separate Fiduciary Duties to Holders of AT&T Consumer Services Group Tracking Stock, Apart from Those Owed to AT&T Shareholders Generally, and Actions of the AT&T Board May Be More Adverse to Holders of the AT&T Consumer Services Group Trading Stock than Would Be the Case if AT&T Consumer Services Group Were a Standalone Entity. Each of the AT&T Board and the AT&T Groups capital stock committee owes fiduciary duties to AT&T and AT&T shareholders as a whole. AT&T Consumer Services Group will not have a separate board of directors to represent solely the interests of holders of AT&T Consumer Services Group tracking stock. Consequently, there is no separate board of directors or committee that owes any separate duties to holders of AT&T Consumer Services Group tracking stock.


     The Fiduciary Duties of the AT&T Board to More Than One Class of Common Stock Are Not Clear Under New York Law. Although AT&T is not aware of any legal precedent under New York law involving the fiduciary duties of directors of corporations having two or more classes of common stock, or separate classes or series of capital stock, principles of Delaware law established in cases involving differing treatment of two classes of capital stock or two groups of holders of the same class of capital stock provide that a board of directors owes its duty to all shareholders, regardless of class or series, and does not have separate or additional duties to either group of shareholders. Under these principles of Delaware law and the related principle known as the "business judgment rule," absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed board of directors, or a committee of the board of directors, with respect to any matter having disparate impacts upon holders of AT&T common stock or AT&T Consumer Services Group tracking stock would be a defense to any challenge to a determination made by or on behalf of holders of any class of AT&T common shares. Nevertheless, a New York court hearing a case involving this type of a challenge may decide to apply principles of New

York law different from the principles of Delaware law discussed above, or may develop new principles of law, in order to decide that case. Any future shareholder litigation over the meaning or application of the terms of AT&T Consumer Services Group tracking stock or the AT&T Board's policies may be costly and time consuming to AT&T and AT&T Consumer Services Group.

     Changes in the Tax Law or in the Interpretation of Current Tax Law May Result in Redemption of AT&T Consumer Services Group Tracking Stock or May Prevent AT&T From Issuing Further Shares of AT&T Consumer Services Group Tracking Stock. From time to time, there have been legislative and administrative proposals that, if effective, would have resulted in the imposition of corporate level or shareholder level tax upon the issuance of tracking stock. As of the date of this document, no proposals of this type are outstanding.

     If there are adverse tax consequences associated with the issuance of AT&T Consumer Services Group tracking stock, it is possible that AT&T would cease issuing additional shares of AT&T Consumer Services Group tracking stock. This could affect the value of shares of AT&T Consumer Services Group tracking stock then outstanding.

     AT&T May Optionally Redeem AT&T Consumer Services Group Tracking Stock even if Holders Desire to Continue to Hold These Shares. The AT&T Board may, at any time, redeem all outstanding shares of AT&T Consumer Services Group tracking stock for shares of AT&T common stock at a 10% premium. AT&T could decide to redeem AT&T Consumer Services Group tracking stock at a time when any or all AT&T common stock and AT&T Consumer Services Group tracking stock may be considered to be overvalued or undervalued. In addition, a redemption at any premium would preclude holders of both AT&T common stock and the redeemed AT&T Consumer Services Group tracking stock from retaining their investment in a security intended to reflect separately the financial performance and economic value of the relevant AT&T group. It also would give holders of the redeemed AT&T Consumer Services Group tracking stock an amount of consideration that may differ from the amount of consideration a third-party buyer pays or would pay for all or substantially all of the assets of the respective AT&T group. For further details, see "AT&T Consumer Services Group Tracking Stock -- The Consumer Services Charter Amendment Proposal -- Consumer Services Group Tracking Stock Amendment."

     AT&T Has the Right to Require the Exchange of AT&T Consumer Services Group Tracking Stock for Tracking Stock of Another Entity, which Could Materially Change the Nature of Their Investment. In the event of a disposition or other transfer by AT&T of all of the properties and assets of AT&T Consumer Services Group, whether or not involving a merger or other business combination involving AT&T as a whole, the Consumer Services charter amendment generally allows AT&T to redeem all outstanding shares of AT&T Consumer Services Group tracking stock, without paying a premium, in exchange for a new tracking stock of the entity that owns substantially all of the assets and liabilities of AT&T Consumer Services Group.

     If the AT&T Board elected to roll the tracking stock over in connection with a merger or other business combination, holders of AT&T Consumer Services Group tracking stock would not share in any premium received by holders of AT&T common stock and holders of AT&T common stock would not share in any premium received by holders of AT&T Consumer Services Group tracking stock.

     In the event of this redemption, the voting rights of the new tracking stock will be set based on the ratio, over a fixed measurement period, of the initial trading prices of the new tracking stock to the trading prices of the common stock of the entity of which the new tracking stock is a part.

     This new entity may have different businesses and a different capital structure and be subject to different risks than AT&T generally. Holders of the new tracking stock will become equity holders of this new entity and become subject to risks affecting this new entity generally. Additionally, adverse fluctuations in market valuations at and after the time of issuance of the new tracking stock could materially adversely affect the relative voting power of the new tracking stock with respect to the voting power of this new entity as a whole.

     The AT&T Board May Redeem AT&T Consumer Services Group Tracking Stock in Exchange for Stock of One or More Qualifying Subsidiaries of AT&T. AT&T's charter amendment proposal provides that AT&T may, at any time, redeem all outstanding shares of AT&T Consumer Services Group tracking stock in exchange for shares of common stock of a subsidiary of AT&T that holds all of the assets and liabilities of AT&T Consumer Services Group. This type of redemption must be tax free to holders of AT&T Consumer Services Group tracking stock, except with respect to any cash in lieu of fractional shares. This redemption feature differs from a traditional spin-off, in which a shareholder retains its interest in the parent corporation and receives shares of the spun-off subsidiary via a pro rata distribution of the subsidiary's shares to the parent shareholders. By comparison, if the AT&T Consumer Services Group tracking stock is redeemed in exchange for stock in a qualifying subsidiary, the holder of AT&T Consumer Services Group tracking stock will no longer have an interest in AT&T. For more information, see "AT&T Consumer Services Group Tracking Stock -- The Consumer Services Charter Amendment Proposal -- Terms of the Consumer Services Group Tracking Stock Amendment -- Redemption."

     Future Sales of AT&T Consumer Services Group Tracking Stock and AT&T Common Stock Could Materially Adversely Affect Their Respective Market Prices and the Ability to Raise Capital in the Future. Sales of substantial amounts of AT&T Consumer Services Group tracking stock and AT&T common stock in the public market could hurt the market price of each of those securities. These sales also could hurt AT&T's ability to raise capital in the future. Any shares of AT&T Consumer Services tracking stock that AT&T distributes to holders of AT&T common stock will be freely tradable without restriction under the Securities Act of 1933, as amended, by persons other than "affiliates" of AT&T, as defined under the Securities Act. Any sales of substantial amounts of AT&T Consumer Services Group tracking stock or AT&T common stock in the public market, or the perception that those sales might occur, could materially adversely affect the respective market prices of AT&T Consumer Services tracking stock or AT&T common stock, as applicable.

     Shareholder approval will not be solicited by AT&T for the issuance of authorized but unissued shares of AT&T Consumer Services Group tracking stock or AT&T common stock, unless these approvals are deemed advisable by the AT&T Board or are required by applicable law, regulation or stock exchange listing requirements. The issuance of those shares could dilute the value of shares of AT&T Consumer Services Group tracking stock or AT&T common stock, as the case may be.

     AT&T Expects to Split Its Current Dividend among AT&T Common Stock and AT&T Consumer Services Group Tracking Stock, although There Is No Assurance as to Future Dividend Levels. Following any issuance of AT&T Consumer Services Group tracking stock, AT&T currently expects that one-third of the current dividend payable on AT&T common stock will be allocated to AT&T common stock and that two-thirds will be allocated to AT&T Consumer Services Group tracking stock. The declaration of dividends by AT&T and the amount of those dividends will, however, be in the discretion of the AT&T Board, and will depend upon each of the AT&T group's financial performance, the dividend policies and capital structures of comparable companies, each of the AT&T group's ongoing capital needs, and AT&T's results of operations, financial condition, cash requirements and future prospects, and other factors deemed relevant by the AT&T Board. Payment of dividends also may be restricted by loan agreements, indentures and other transactions that AT&T enters into from time to time.

     In addition, the dividend amount that AT&T Consumer Services Group tracking stock may pay to shareowners depends on, among other factors, the cash generation ability and earnings power of AT&T Consumer Services Group. Based on the risks of a decline in the long distance industry and successful entry into growth opportunities such as local services and high speed data, there is a possibility that AT&T Consumer Services Group would not generate sufficient cash flow or earnings in the future to pay the expected dividend. This could have an adverse affect on the AT&T Consumer Services Group tracking stock market price and debt levels.

     If AT&T Is Liquidated, Amounts Distributed to Holders of Each Class of AT&T Common Stock May Not Reflect the Value of the Assets Attributed to the AT&T Groups. Under AT&T's charter, AT&T would determine the liquidation rights of holders of the respective classes of AT&T common stock in accordance with each AT&T group's respective market capitalization at the time of liquidation. However, the relative market capitalization of each AT&T group may not correctly reflect the value of the net assets remaining and attributed to the AT&T groups after satisfaction of outstanding liabilities.

     AT&T Consumer Services Group Tracking Stock May Not Be Issued as Planned or at All. The Consumer Services charter amendment proposal gives AT&T the authority to create AT&T Consumer Services Group tracking stock. The proposed Consumer Services Charter amendment, however, does not mandate the manner in which AT&T may issue AT&T Consumer Services Group tracking stock or require that AT&T issue any of these shares at all. Rather, AT&T Consumer Services Group tracking stock will be a new class of AT&T common stock that the AT&T Board may issue from time to time as it determines appropriate, up to the total number of authorized shares and subject to stock exchange rules with respect to shareholder approval of share issuances. AT&T does not plan to seek new shareholder approval for any change that the AT&T Board may approve in the timing or manner of issuing shares of AT&T Consumer Services Group tracking stock. If you do not want to give the AT&T Board this broad authority with respect to the Consumer Services charter amendment proposal, you should not vote for the Consumer Services charter amendment proposal.

     If the Consumer Services charter amendment proposal is approved the AT&T Board may issue shares of AT&T Consumer Services Group tracking stock regardless of whether the AT&T Comcast transaction is approved or completed.

RISK FACTORS RELATING TO AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP

     AT&T Consumer Services Group and AT&T Business Services Group Expect There to Be a Continued Decline in the Long Distance Industry. Historically, prices for voice communications have fallen because of competition, the introduction of more efficient networks and advanced technology, product substitution, excess capacity and deregulation. AT&T Consumer Services Group and AT&T Business Services Group expect these trends to continue, and each of AT&T Consumer Services Group and AT&T Business Services Group may need to reduce its prices in the future to remain competitive. In addition, AT&T Consumer Services Group and AT&T Business Services Group do not expect that they will be able to achieve increased traffic volumes in the near future to sustain their current revenue levels. The extent to which each of AT&T Consumer Services Group's and AT&T Business Services Group's business, financial condition, results of operations and cash flow could be materially adversely affected will depend on the pace at which these industry-wide changes continue and its ability to create new and innovative services to differentiate its offerings, enhance customer retention, and retain or grow market share.

     AT&T Consumer Services Group and AT&T Business Services Group Face Substantial Competition that May Materially Adversely Impact Both Market Share and Margins. Each of AT&T Consumer Services Group and AT&T Business Services Group currently faces significant competition, and AT&T expects the level of competition to continue to increase. Some of the potential materially adverse consequences of this competition include the following:

     - market share loss and loss of key customers;

     - possibility that customers shift to less profitable, lower margin services;

     - need to initiate or respond to price cuts in order to retain market share;

     - difficulties in AT&T Consumer Services Group's and AT&T Business Services Group's ability to grow new businesses, introduce new services successfully or execute on their business plan; and

     - inability to purchase fairly priced access services or fairly priced elements of local carriers' networks.

     As a result of competitive factors, AT&T Consumer Services Group and AT&T Business Services Group believe it is unlikely that they will sustain existing price or margin levels.

     AT&T Consumer Services Group and AT&T Business Services Group Face Competition from a Variety of Sources.


     - Competition from new entrants into long distance, including regional phone companies. AT&T Consumer Services Group and AT&T Business Services Group traditionally have competed with other long distance carriers. In recent years, AT&T Consumer Services Group and AT&T Business Services Group have begun to compete with incumbent local exchange carriers, which historically have dominated local telecommunications, and with other competitive local exchange carriers for the provision of long distance services. In addition, other long distance companies are beginning to offer local residential services bundled with long distance in portions of over 30 states.


       Some regional phone companies, such as Verizon Communications Inc. and SBC Communications Inc., already have been permitted to offer long distance services in some states within their regions. AT&T expects that the regional phone companies will seek to enter all states in their regions and eventually will be given permission to offer long distance services within their regions.

     The incumbent local exchange carriers presently have numerous advantages as a result of their historic monopoly control over local exchanges.

     - Competition from facilities-based companies, including regional phone companies. AT&T Consumer Services Group and AT&T Business Services Group also face the risk of increasing competition from entities that own their own access facilities, particularly the regional phone companies, which have access facilities across vast regions of the United States with the ability to control cost, cycle time and functionality for most end-to-end services in their regions. These entities can preserve large market share and high margins on access services as they enter new markets, including long distance and end-to-end services. This places them in superior position vis-a-vis AT&T Consumer Services Group and AT&T Business Services Group and other competitors that must purchase such high-margin access services.

     - Competition from lower-cost or less-leveraged providers. The cost structure of AT&T Consumer Services Group and AT&T Business Services Group also affects their competitiveness. Each faces the risk that it will not be able to maintain a competitive cost structure if newer technologies favor newer competitors that do not have legacy infrastructure and as technology substitution continues. The ability of each of AT&T Consumer Services Group and AT&T Business Services Group to make critical investments to improve cost structure also may be impaired by its current debt obligations.

     - Competition as a result of technological change. AT&T Consumer Services Group and AT&T Business Services Group also may be subject to additional competitive pressures from the development of new technologies and the increased availability of domestic and international transmission capacity. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite, wireless, fiber optic and coaxial cable transmission capacity for services similar to those provided by AT&T Consumer Services Group and AT&T Business Services Group. AT&T cannot predict which of many possible future product and service offerings will be important to maintain its competitive position, or what expenditures will be required to develop and provide these products and services. Many of these new products and services are substitutes for traditional telephone service. In particular, the rapid expansion of usage of wireless and email services has led and is expected to lead to an overall decline in telephone voice traffic volume on traditional wireline networks.

     - Competition as a result of excess capacity. Each of AT&T Consumer Services Group and AT&T Business Services Group faces competition as a result of excess capacity resulting from substantial network build out by competitors that had access to inexpensive capital.

     - Strength of competitors. Some of AT&T Consumer Services Group's and AT&T Business Services Group's existing and potential competitors have financial, personnel and other resources significantly greater than those of AT&T Consumer Services Group and AT&T Business Services Group.

     The Prices Charged to AT&T Consumer Services Group for Network Utilization May Increase Over Time and May Be Adversely Impacted by the Volume of the Business of AT&T Business Services Group. During the next few years, AT&T's voice traffic volumes may decline at a rate faster than the rate at which AT&T is able to reduce the cost of operating its circuit switched network, resulting in higher unit costs for both AT&T Consumer Services Group and AT&T Business Services Group. As described under "AT&T Consumer Services Group Tracking
Stock -- Relationship Between the AT&T Groups," under the terms of the proposed Master Carrier Agreement, AT&T Consumer Services Group will be required to procure all of its telecommunications needs from Network Services within the AT&T Business Group. The pricing of these services will be based on the costs to Network Services of providing those services, unless otherwise agreed. Also, the agreement will contain provisions intended to assure that the AT&T Consumer Services Group is treated no less favorably than the AT&T Business Services Group with respect to the allocation of costs between the units, including a fair allocation of any low cost capacity Network Services provides or obtains.

     The overall level of network utilization by AT&T Consumer Services Group and AT&T Business Services Group together will impact the per minute cost of providing telecommunications services. There are substantial fixed costs associated with providing telecommunications services and it is possible that overall levels of usage (including usage by AT&T Business Services Group) may decrease faster than the related decrease in variable costs. As a result, although it will depend upon a variety of factors that are difficult to predict, it is possible that costs per minute may increase over time. Since the terms of this arrangement by which AT&T Consumer Services Group purchases telecommunications services are essentially cost based, any such cost increase would increase the charges to the AT&T Consumer Services Group and could materially adversely impact the results of operations and financial condition of the Group.

     Since per minute costs are affected by both the level of usage of the AT&T Consumer Services Group and AT&T Business Services Group, adverse business conditions of either Group could increase per minute costs. As a result, the costs charged to AT&T Consumer Services Group may increase as a result of a decrease in the volume of usage by AT&T Business Services, and vice versa.

     AT&T Consumer Services Group, however, may be more adversely affected by a downturn in telecommunications traffic than its competitors since it is required to obtain all of its telecommunications services from AT&T, even if more favorable pricing is available elsewhere.

     AT&T Consumer Services Will Not Be Able to Utilize the AT&T Brand if the AT&T Consumer Services Group Tracking Stock Is No Longer Outstanding; AT&T Consumer Services Group Is Allowed to Use the AT&T Brand only for Specified Products and Services. As long as the AT&T Consumer Services Group tracking stock is outstanding, AT&T Consumer Services Group will be entitled to use the AT&T brand and related marks and logos on the terms described under "AT&T Consumer Services Group Tracking Stock -- Relationship Between the AT&T Groups." However, if AT&T Consumer Services Group tracking stock is no longer outstanding, whether as a result of the split-off of that Group, a disposition of that Group or otherwise, it will not be able to utilize the AT&T brand and related marks and logos unless the parties agree on a mutually acceptable arrangement at the time. The failure to be able to use this brand and related marks and logos could have a material adverse affect on AT&T Consumer Services Group.

     In addition, under the terms of the brand license, AT&T Consumer Services Group is only permitted to use the AT&T brand and related marks in connection with the provision of specified products and services as set forth in this section described under "AT&T Consumer Services Group Tracking Stock -- Relationship Between the AT&T Groups." If AT&T Consumer Services Group desires to use the brand to provide additional products or services it must first obtain AT&T's approval, which approval will not unreasonably be withheld.

     AT&T Faces Risks in Connection with AT&T Canada. AT&T has an approximately 31% equity ownership in AT&T Canada. In the event foreign ownership restrictions in Canada are lifted, in whole or in part, prior to June 30, 2003, AT&T is required to purchase the outstanding shares, to the extent permitted by any remaining foreign ownership restrictions, at the greater of the floor price (Cdn $47.45 as of December 31, 2001) and the fair market value (we refer to the greater price as the Back-end Price). The floor price accretes at 4% each quarter, commencing on June 30, 2000. AT&T has the right to trigger the purchase of the remaining equity of AT&T Canada for the Back-end Price at any time prior to a change in foreign ownership rules in Canada or June 30, 2003, if earlier. If foreign ownership restrictions in Canada are not lifted and AT&T does not exercise the call right by June 30, 2003, the shares may be put up for auction, and AT&T would have to make shareholders whole for the amount, if any, by which the Back-end Price exceeds the proceeds received in auction.

     In 2001, AT&T recorded $1.8 billion of after tax charges ($3.0 billion of pretax charges) reflecting the estimated loss on AT&T's commitment to purchase the publicly owned shares of AT&T Canada. Included in these charges was approximately $0.6 billion related to the assumption of BT's obligation to purchase the publicly owned shares of AT&T Canada. These charges reflect the difference between the underlying value of AT&T Canada shares and the price AT&T has committed to pay for them, and are included in "Net losses related to other equity investments" in the Consolidated Statement of Income and "Other long-term liabilities and deferred credits" in the Consolidated Balance Sheet.


     AT&T no longer records equity earnings or losses related to AT&T Canada since AT&T's investment balance was written down to zero, largely through losses generated by AT&T Canada. In the event AT&T acquires more than 50% of the voting equity of AT&T Canada, AT&T Canada's results will be consolidated into AT&T's results. At April 26, 2002, AT&T Canada had outstanding debt of approximately $2.9 billion.


     On March 14, 2002, AT&T Canada announced that it has formed a board committee to help management address what AT&T Canada described as "complex issues" facing the company. It also said one of the committee's first steps had been to hire Greenhill & Co. LLC as its financial adviser to work with the committee and management to evaluate various scenarios regarding what it described as "the issues, opportunities and alternatives for the company."


     On March 15, 2002, a group of more than 20 investors holding almost $1 billion of AT&T Canada public notes announced that they have organized as an ad hoc committee to express their concerns about the company's business operations and financial prospects. They stated that the group was formed in response to several recent "troubling financial releases" from AT&T Canada and the rating agency downgrades of AT&T Canada's public notes, including the notes issued by MetroNet Communications.



     On April 18, 2002, the counsel to the ad hoc group of bondholders issued a press release stating that this group was concerned about AT&T's and AT&T Canada's failure to engage in a dialogue concerning the commitment to bondholders. As a result, the committee stated it was considering the various options available to it. The committee said it was hopeful that AT&T would stand behind the AT&T Canada bonds. Further, the release stated that, in the absence of AT&T committing to support AT&T Canada, the committee will have no choice but to explore any and all available remedies. As stated above, approximately Canadian $4.5 billion (approximately U.S. $2.9 billion) in aggregate principal amount of indebtedness of AT&T Canada was outstanding as of April 26, 2002. AT&T expressly disclaims any obligation with respect to the bonds.


     Adverse business developments involving AT&T Canada could affect AT&T in a variety of ways. For example, in the event AT&T no longer obtains telecommunications services from AT&T Canada, there are a variety of other carriers that could provide AT&T with the telecommunications services necessary to service its customers. However, there may be some difficulty in obtaining services with comparable features and functions and prices from these carriers which could adversely impact AT&T's ability to provide products and services to its customers. In addition, AT&T may incur significant costs as a result.

     As of December 31, 2001, the aggregate amount that AT&T would need to pay to complete its obligation related to AT&T Canada was approximately $3.2 billion. AT&T has the right to fund this acquisition through cash or, subject to the limitations set forth in the merger agreement, through the issuance of shares of AT&T common stock, or any combination thereof. AT&T is currently exploring a variety of structures to satisfy its obligation related to AT&T Canada.


     AT&T currently intends to settle a substantial portion or all of the back end purchase requirement through the issuance of equity or equity-like securities, either through the direct delivery of shares or the sale of shares to fund the acquisition through cash. It is likely that AT&T will take steps to raise such funds through the issuance of these equity or equity-like securities in advance of June 30, 2003, the date AT&T is required to complete the back end purchase. Subject to the limitations on the number of shares that can be issued set forth in the merger agreement, AT&T could issue these securities at any time by use of a currently effective shelf registration statement. Either method of settling the back end purchase requirement may have a material adverse impact on the market price of AT&T common stock. AT&T's ability to settle its back end purchase requirement in this manner will depend on market conditions and other factors and there is no assurance that it will be able to do so.

     If AT&T does not raise funds to complete this acquisition prior to the completion of the AT&T Comcast transaction, to the extent AT&T directly or indirectly uses equity to do so, the percentage of shares of AT&T that would be required to be issued would be substantially increased.

     The Regulatory and Legislative Environment Creates Challenges for AT&T Consumer Services Group and AT&T Business Services Group. Each of AT&T Consumer Services Group and AT&T Business Services Group faces risks relating to regulations and legislation. These risks include:

     - difficulty of effective entry into local markets due to noncompetitive pricing and to regional phone company operational issues that do not permit rapid large-scale customer changes from regional phone companies to new service providers,

     - new head-on competition as regional phone companies begin to enter the long distance business, and

     - emergence of few facilities-based competitors to regional phone companies, and the absence of any significant alternate source of supply for most access and local services.

     This dependency on supply materially adversely impacts each of AT&T Consumer Services Group's and AT&T Business Services Group's cost structure, and ability to create and market desirable and competitive end-to-end products for customers.

     In addition, regional phone companies will be entering the long distance business while they still control substantially all the access facilities in their regions. This will likely result in an increased level of competition for long distance or end-to-end services as the services offered by regional phone companies expand.

     Each of AT&T Consumer Services Group and AT&T Business Services Group May Substantially Increase its Debt Level in the Future, Which Could Subject it to Various Restrictions and Higher Interest Costs and Decrease its Cash Flow and Earnings. Each of AT&T Consumer Services Group and AT&T Business Services Group may substantially increase its debt level in the future, which could subject it to various restrictions and higher interest costs and decrease its cash flow and earnings. It also may be difficult for AT&T Consumer Services Group and AT&T Business Services Group to obtain all the financing they need to fund their businesses and growth strategies on desirable terms. The amount of debt required in the future will depend upon the performance revenue and margin of each of AT&T Consumer Services Group and AT&T Business Services Group, which, in turn, may be materially adversely affected by competitive and other pressures. Any agreements governing indebtedness obtained by AT&T Consumer Services Group or AT&T Business Services Group may contain financial and other covenants that could impair AT&T Consumer Services Group's or AT&T Business Services Group's flexibility and restrict its ability to pursue growth opportunities.

     AT&T expects to explore and evaluate the relative advantages and disadvantages of various funding mechanisms for AT&T. These alternatives may include a bank credit line, commercial paper and other forms of public and private debt financing. The decision on debt composition is dependent on, among other things, the business and financial plans of AT&T and the market conditions at the time of financing.

     The Actual Amount of Funds Necessary to Implement Each of AT&T Consumer Services Group's and AT&T Business Services Group's Strategy and Business Plan May Materially Exceed Current Estimates, which Could have a Material Adverse Effect on its Financial Condition and Results of Operations. The actual amount of funds necessary to implement each of AT&T Consumer Services Group's and AT&T Business Services Group's strategy and business plan may materially exceed AT&T Consumer Services Group's and AT&T Business Services Group's current estimates in the event of various factors, including:

     - competitive downward pressures on revenues and margins,

     - departures from AT&T Consumer Services Group's and AT&T Business Services Group's respective current business plans,

     - regulatory developments,

     - unforeseen competitive developments,

     - technological and other risks,

     - unanticipated expenses,

     - unforeseen delays and cost overruns, and

     - engineering design changes.

     If actual costs do materially exceed AT&T Consumer Services Group's and/or AT&T Business Services Group's current estimates for these or other reasons, this would have a material adverse effect on AT&T Consumer Services Group's and/or AT&T Business Services Group's financial condition and results of operations.

     AT&T Consumer Services Group's Potential Growth in its AT&T DSL Service Combining Voice and Data Services Utilizing DSL Technology, Involves Technological, Marketing and Regulatory Hurdles and Requires Substantial Capital Expenditures. AT&T Consumer Services Group's business plan will require substantial capital expenditures in connection with its expansion into providing voice and data services through DSL technology. The development of voice and data services through DSL technology involves uncertainty relating to potential technological hurdles, marketing success, regulatory and legislative requirements and unforeseen costs. AT&T Consumer Services Group historically has not had to incur these capital expenditures, and it may not be able to obtain sufficient capital on favorable terms or at all. A failure to obtain capital could have a material adverse effect on AT&T Consumer Services Group, and result in the delay, change or abandonment of its development or expansion plans.

     Substantially All of the Telephone Calls Made by Each of AT&T Consumer Services Group's and AT&T Business Services Group's Customers are Connected Using Other Companies' Networks, Including Those of Competitors, which Makes Competition More Difficult for AT&T. AT&T Consumer Services Group principally is a long distance voice telecommunications company. AT&T Consumer Services Group does not own or operate any primary transmission facilities. Accordingly, it must route domestic and international calls made by its customers over transmission facilities that it obtains from network services within AT&T Business Services Group under a Master Carrier Agreement described under "AT&T Consumer Services Group Tracking Stock -- Relationship Between the AT&T Groups." AT&T Business Services Group provides long distance and, to a limited extent, local telecommunications over its own transmission facilities. Because AT&T Business Services Group's network does not extend to homes, both AT&T Consumer Services Group and AT&T Business Services Group must route calls through a local telephone company to reach AT&T Business Services Group's transmission facilities and, ultimately, to reach their final destinations.

     In the United States, the providers of local telephone service generally are the incumbent local exchange carriers, including the regional phone companies. The permitted pricing of local transmission facilities that AT&T Consumer Services Group and AT&T Business Services Group lease in the United States is subject to legal uncertainties. In view of the proceedings pending before the courts and regulatory authorities, there can be no assurance that the prices and other conditions established in each state will provide for effective local service entry and competition or provide AT&T Consumer Services Group with new market opportunities. The effect of the most recent court decisions is to increase the risks, costs, difficulties and uncertainty of entering local markets through using the incumbent local exchange carriers' facilities and services.

     AT&T Consumer Services Group Must Rely on AT&T Business Services Group's Ability to Maintain, Upgrade and Reduce Costs Associated with the Core Network, Which May Lead to Additional Costs. AT&T Consumer Services Group currently is dependent upon AT&T Business Services Group for leased line capacity, data communications facilities, traffic termination services and physical space for offices and equipment. Although AT&T Consumer Services Group expects to enter into a service agreement with AT&T Business Services Group for it to provide these services, if AT&T Business Services Group becomes unable to provide its current level of services to AT&T Consumer Services Group during the term of the service agreement or thereafter, AT&T Consumer Services Group may not be able to find replacement service providers on a timely basis.

     Failure to Develop Future Business Opportunities May have a Material Adverse Effect on AT&T Consumer Services Group's Growth Potential. AT&T Consumer Services Group intends to actively evaluate pursuing growth opportunities in providing services through DSL technology, which involve new services for which there are only limited proven markets. In addition, the ability to deploy and deliver these services relies, in many instances, on new and unproven technology. AT&T Consumer Services Group's DSL technology may not perform as expected and AT&T Consumer Services Group may not be able to successfully develop new enabling systems to effectively and economically deliver these services. In addition, these opportunities require substantial capital outlays to be incurred by AT&T Business Services and charged to AT&T Consumer Services Group as part of its network usage under the transport agreement. These outlays are currently estimated to be approximately $1 billion over a three-year planning period, to deploy on the planned scale, but are subject to adjustment for change in competitive conditions and market uncertainties. This capital may not be available to support these services. Furthermore, each of these opportunities entails additional operational risks. For example, the delivery of these services requires AT&T Consumer Services Group to provide installation and maintenance services, which services AT&T Consumer Services Group has never provided previously. This will require AT&T Consumer Services Group to hire, employ, train and equip technicians to provide installation and repair in each market served, or rely on subcontractors to perform these services. AT&T Consumer Services Group may not be able to hire and train sufficient numbers of qualified employees or subcontract these services, or do so on economically attractive terms. These services may not be successful when they are in place and customers may not purchase the services offered. AT&T Consumer Services Group's existing marketing channels may not be an effective way to market these services. If these services are not successful or costs associated with implementation and completion of the rollout of these services materially exceed those currently estimated by AT&T Consumer Services Group, AT&T Consumer Services Group's financial condition and prospects could be materially adversely affected.

                                  CHAPTER TWO
                          THE AT&T COMCAST TRANSACTION

GENERAL

     The Comcast Board is using this document to solicit proxies from holders of Comcast common stock for use at the Comcast special meeting. The AT&T Board is also using this document to solicit proxies from holders of AT&T common stock for use at the AT&T annual meeting.

  COMCAST PROPOSALS

     At the Comcast special meeting, holders of Comcast Class A common stock and Comcast Class B common stock will be asked to vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. This proposal is referred to in this document as the "Comcast transaction proposal."

     At the Comcast special meeting, holders of Comcast Class A common stock, voting as a single class, and holders of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class, will also be asked to vote upon a proposal to adopt an amendment to the Comcast charter that will allow implementation of the Preferred Structure. See "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- The Preferred Structure." This proposal is referred to in this document as the "preferred structure proposal."

     APPROVAL OF THE COMCAST TRANSACTION PROPOSAL IS NOT CONDITIONED ON APPROVAL OF THE PREFERRED STRUCTURE PROPOSAL.


     AT&T PROPOSALS


     At the AT&T annual meeting, holders of AT&T common stock will be asked to vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. This proposal is referred to in this document as the "AT&T transaction proposal."


     At the AT&T annual meeting, holders of AT&T common stock will also be asked to vote separately on a proposal to approve and adopt an amendment to the AT&T charter creating a tracking stock that is intended to reflect the financial performance and economic value of the AT&T Consumer Services business. See "AT&T Consumer Services Group Tracking Stock -- The Consumer Services Charter Amendment Proposal." This proposal is referred to in this document as the "Consumer Services charter amendment proposal." AT&T shareholders will also be asked to vote on benefit proposals related to the Consumer Services charter amendment proposal. These proposals are referred to in this document as the "incentive plan proposal" and the "employee stock purchase plan proposal." AT&T shareholders will also be asked to vote separately on a proposal to approve and adopt an amendment to the AT&T charter authorizing a reverse stock split. This proposal is referred to in this document as the "reverse stock split proposal." Finally, AT&T shareholders will be asked to vote upon the election of directors and other matters that properly come before the AT&T annual meeting. See "Information about the AT&T Annual Meeting and Voting."



     APPROVAL OF THE AT&T TRANSACTION PROPOSAL IS NOT CONDITIONED ON APPROVAL OF ANY OF THE OTHER AT&T PROPOSALS. APPROVAL OF THE OTHER AT&T PROPOSALS IS NOT CONDITIONED ON APPROVAL OF THE AT&T TRANSACTION PROPOSAL.


BACKGROUND OF THE AT&T COMCAST TRANSACTION

     On October 25, 2000, AT&T announced, among other things, that it intended to create and issue a tracking stock intended to reflect the financial performance and economic value of AT&T Broadband and, thereafter, to separate AT&T Broadband from AT&T so that, ultimately, AT&T Broadband would be a standalone, publicly traded company. AT&T also announced that it intended to create and issue a tracking stock intended to reflect the financial performance and economic value of AT&T Consumer Services Group. In addition, AT&T announced that it intended to separate AT&T's wireless services business from AT&T.

     In December 2000 and in early 2001, C. Michael Armstrong, Chairman and Chief Executive Officer of AT&T, and Charles H. Noski, Chief Financial Officer of AT&T, received telephone calls from Ralph J. Roberts, Chairman of the Board of Comcast, and from Brian L. Roberts, President of Comcast, in which the Roberts expressed interest in initiating discussions with respect to the possible combination of Comcast and AT&T Broadband. In January 2001, Messrs. Armstrong and Noski met with the Roberts at the Roberts' request. At this meeting, Mr. Armstrong told the Roberts that AT&T was concentrating on key restructuring and operating matters at that time and was not interested in engaging in discussions with respect to a combination.

     On May 11, 2001, AT&T publicly filed preliminary proxy materials with respect to a proposed special shareholders meeting at which AT&T planned to ask shareholders to vote on (1) the creation of tracking stocks intended to reflect the financial performance and economic value of AT&T Broadband and AT&T Consumer Services Group, respectively, and (2) the separation of AT&T Broadband from the rest of AT&T. In late May 2001, Brian Roberts again made inquiries regarding AT&T's willingness to explore the possibility of a combination of Comcast and AT&T Broadband. At Mr. Roberts' request, on June 6, 2001, Mr. Noski had dinner with Mr. Roberts to discuss the potential for such a transaction. Mr. Roberts and Mr. Noski discussed, among other things, how such a combination might be structured, governed and valued. On June 17, 2001, Mr. Roberts and Mr. Noski had another dinner meeting at which they had further discussions regarding the possibility of a combination.

     At a meeting on June 20, 2001, Mr. Noski reported to the AT&T Board on these discussions with Mr. Roberts. At that meeting, the AT&T Board decided that the discussions should not continue unless Comcast signed a confidentiality letter containing customary standstill provisions. The AT&T Board also believed that, if discussions were to continue, they should be with the understanding that voting power in the combined company should follow economic interest more closely than in the case of Comcast. Following the meeting, Charles Noski conveyed the AT&T Board's views to Brian Roberts in a telephone call.

     At a special meeting of the Comcast Board held on June 25, 2001, Comcast management updated the directors on the status of the discussions with AT&T concerning a potential AT&T Broadband transaction. The Comcast Board and management discussed at length possible strategies to effect an AT&T Broadband transaction, including the possibility of making an unsolicited offer for AT&T Broadband. At the conclusion of this discussion, the Comcast Board determined that it was not prepared to proceed with discussions on the terms outlined by AT&T.

     On July 3, 2001, AT&T filed revised preliminary proxy material indicating that it intended to hold its special meeting of shareholders in September 2001 to vote on the creation of the AT&T Broadband tracking stock and the subsequent separation of AT&T and AT&T Broadband.

     On July 6, 2001, at a special meeting of the Comcast Board, Comcast management informed the Comcast directors of AT&T's timetable for the creation of the AT&T Broadband tracking stock and the separation of AT&T Broadband from AT&T. Comcast management noted that mailing of the proxy materials to AT&T shareholders for the September meeting could commence as early as late July. Comcast management also reviewed with the Comcast Board the terms of an offer it proposed to make to AT&T. After a lengthy discussion of the terms of the offer and related matters, including the timeframe in which an outcome would be determined and possible responses from AT&T, the Comcast Board unanimously authorized Comcast management to proceed with the offer.

    On July 8, 2001, Ralph J. Roberts and Brian L. Roberts sent the following letter to Mr. Armstrong:

     July 8, 2001

    Mr. C. Michael Armstrong
    Chairman and CEO
    AT&T Corp.
    32 Avenue of the Americas
    New York, NY 10013

    Dear Mike:

     Over many months of discussions we have shared a vision that AT&T Broadband and Comcast should be combined to create the world's leader in broadband communications. We believed those discussions were progressing towards a tax-free transaction that would dramatically accelerate your own plan to separate the broadband company. It is unfortunate that we were not able to agree on a basis for continuing our dialogue. Accordingly, we submit this offer to you for consideration by your Board before a proxy statement relating to your broadband tracking stock proposal is sent to your shareholders later this month.

     Under our proposal Comcast would issue 1.0525 billion shares with a value of $44.5 billion based on Friday's closing price and assume $13.5 billion in debt for your core broadband business, which is composed of your 13.5 million cable subscribers as well as your joint venture interests. In addition, we are prepared to acquire your interests in TWE, Cablevision and Rainbow by assuming more debt and issuing more equity to reflect their values. Under our proposal your shareholders would own a majority of the economic and voting interests of the combined company in a transaction that would be tax-free to AT&T and all shareholders.

     Our proposal values your core broadband business at $58 billion, which represents 30x both 2000 EBITDA and annualized first quarter 2001 EBITDA. AT&T shareholders would receive Comcast shares valued at $12.60 per AT&T share based on Friday's closing price, while retaining complete ownership of AT&T's historical communications business that according to published reports has a value approaching $70 billion on a standalone basis. This combined value is dramatically higher than your current market value per share of $16.80 after giving effect to the spin-off of AT&T Wireless.

     Your shareholders would receive significantly more value through a combination with Comcast than through your planned restructuring. Not only does our proposal avoid the market risks, costs and uncertainties inherent in the planned broadband IPO, it values your business at a significant premium to your potential public market valuation. At 30x AT&T Broadband's annualized first quarter 2001 EBITDA, our offer far exceeds the trading multiple of any publicly traded broadband company. Put another way, our proposal delivers a very substantial premium over published reports of the estimated value of your broadband business.

     After combining our broadband businesses, your shareholders will retain a majority of the future appreciation resulting from substantial combination benefits. Upon full integration of our broadband businesses, we expect the combination benefits will amount to at least $1.25 billion annually. This benefit could eventually increase to between $2.6 and $2.8 billion annually as we work together to raise the level of your margins. None of these figures take account of any new content, internet or other value creating opportunities. As a result of these combination benefits, merging our broadband companies will clearly be value accretive to both groups of shareholders.

     Given the strength of Comcast's balance sheet we are confident that the new company would have an investment grade debt rating, a view which is shared by our financial advisors, Morgan Stanley, JP Morgan and Merrill Lynch.

     We understand that there were concerns within AT&T about Comcast's voting structure. As you know, multi-class structures are common in our industry and have not affected stock trading values. Our Class A Special shares have outperformed the cable composite index, the S&P 500 and The Nasdaq Stock Market in each of the last one, three, five, seven and ten year periods. We are confident that your shareholders would welcome our currency. In fact, 38 of your 50 largest institutional shareholders also have significant investments in Comcast.

     Our proposal is subject to the negotiation of a definitive merger agreement. We are prepared to deliver a draft merger agreement as soon as you wish. We are confident that the combination does not present any significant regulatory issues.

     In light of the significance of this proposal to both your shareholders and ours, we are publicly releasing the text of this letter.

     We hope that you will work with us to make this vision a reality.

     Respectfully submitted,

Ralph J. Roberts                                      Brian L. Roberts
Chairman of the Board                                 President

     On July 10, 2001, the AT&T Board met by telephone and was briefed by AT&T's management and advisors with respect to the letter from Comcast and reviewed with AT&T's legal advisors the AT&T Board's legal duties. On July 18, 2001, the AT&T Board voted unanimously to reject Comcast's proposal to acquire AT&T Broadband. After careful review, and based in part on the advice of its financial advisors, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., the AT&T Board determined that Comcast's proposal did not reflect the full value of AT&T Broadband. The AT&T Board also continued to be concerned by the corporate governance issues arising from Comcast's multi-tier voting structure. The AT&T Board directed AT&T management to explore financial and strategic alternatives relating to AT&T Broadband, including the previously announced restructuring plans, with the goal of providing the greatest long-term value to shareholders. In addition, the AT&T Board decided to delay finalizing and mailing to shareholders the proxy materials that AT&T had previously filed.

     Thereafter, representatives of AT&T had preliminary discussions with representatives of a number of third parties who had expressed interest in a transaction with or an investment in AT&T or AT&T Broadband. AT&T informed each of the parties that it would not be willing to discuss valuation or commence due diligence activities until the other party entered into a customary confidentiality agreement. AT&T's proposed confidentiality agreement included provisions prohibiting interested parties from holding discussions with each other with respect to a combination with AT&T Broadband without AT&T's consent.

     AT&T's discussions with third parties included discussions with representatives of Comcast. Because Comcast objected to signing AT&T's proposed confidentiality agreement, however, these discussions initially did not include any valuation discussions nor did the parties commence due diligence.

     On September 17, 2001, Charles Noski and Brian L. Roberts and certain representatives of their respective financial and legal advisors met in Philadelphia. At this meeting, Mr. Roberts indicated that Comcast would be willing to negotiate certain aspects of its proposed governance structure for a combined Comcast-AT&T Broadband. He also indicated that Comcast would be willing to enter into a confidentiality agreement containing restrictions on Comcast's ability to talk to other parties regarding a potential combination with AT&T Broadband, so long as AT&T was willing to indicate that Comcast's governance position would not preclude a transaction with Comcast.

     At meetings held on September 20 and 22, 2001, AT&T's management and financial and legal advisors reviewed with the AT&T Board the status of discussions with various parties and the strategic alternatives available to AT&T with respect to AT&T Broadband. Following this review, the AT&T Board instructed AT&T's management and advisors to continue to explore and develop financial and strategic alternatives relating to AT&T Broadband. The AT&T Board authorized management to indicate to Comcast that governance would not preclude a transaction with Comcast if the terms of the transaction as a whole were sufficiently attractive. The AT&T Board also authorized AT&T's management and advisors to seek formal proposals from interested parties.

     From August through October 2001, the Comcast Board met several times to receive reports from its management on the status of Comcast's proposal to acquire AT&T Broadband. After one of these briefings at a special meeting of the Comcast Board held on September 26, 2001, Comcast's legal advisors reviewed the terms of the confidentiality agreement that Comcast and AT&T had negotiated and explained the restrictions imposed by the agreement on Comcast's ability to talk to third parties. After a lengthy discussion of the terms of the confidentiality agreement and related matters, the Comcast Board unanimously authorized management to enter into the confidentiality agreement, to commence due diligence on AT&T Broadband and to continue negotiations with AT&T regarding an AT&T Broadband transaction.

     On September 28, 2001, AT&T and Comcast entered into a confidentiality agreement with respect to a possible transaction involving AT&T Broadband. Thereafter, AT&T and Comcast commenced the exchange of confidential information and other due diligence activities. Representatives of AT&T also continued discussions and due diligence activities with other interested parties, including parties interested in making an investment in AT&T Broadband. In addition, AT&T's legal advisors sent first drafts of a proposed merger agreement and separation and distribution agreement to parties that had executed a confidentiality agreement.

     On October 23 and 24, 2001, letters seeking formal proposals were sent on AT&T's behalf to three parties, one of which was Comcast, that had expressed interest in a possible combination with AT&T Broadband and had executed confidentiality agreements. Each letter stated that the party should submit its proposal to the attention of AT&T's legal advisor no later than November 30, 2001, and set forth procedures for submitting the proposal and for conducting due diligence. The letter also stated that the proposal should include a copy of the merger agreement marked to show any proposed changes, and that the proposal should have full board approval. In addition, the letter encouraged parties to discuss any financial or legal issues with AT&T's financial and legal advisors prior to submitting a proposal. Also on October 23, 2001, AT&T appointed William
T. Schleyer president and chief executive officer of AT&T Broadband, and appointed two other new senior executives of AT&T Broadband. AT&T stated that the appointments were part of an effort to strengthen and enhance AT&T Broadband's senior management team as AT&T continued to evaluate strategic and financial alternatives for AT&T Broadband.

     During the ensuing period, AT&T and its advisors conducted further discussions and due diligence activities with each of the parties. These included discussions relating to potential synergies and strategies, including telephony strategy, for a combined company, as well as discussions with respect to the draft merger agreement and other draft transaction documents, particularly the separation and distribution agreement and the other intercompany agreements. AT&T and its advisors also discussed with each of the parties the governance structure proposed for the combined company. In addition, during this period, AT&T continued to have discussions with other parties interested in making only an investment in AT&T Broadband.

     Over the course of the discussions between Comcast and AT&T Broadband, Comcast agreed that the voting power of the Class B shares held by the Roberts family would be limited to one-third of the voting power of the combined company, and that the initial board of the combined company would be comprised of five members of the current Comcast board, five members of the current AT&T Board to be mutually agreed, including Mr. Armstrong as Chairman, and two new independent directors to be selected mutually. The Roberts family agreed that, for five years, it would not sell its Class B shares except to certain permitted transferees or in a transaction that offered the same per share consideration to all shareholders and that was approved or accepted by holders of a majority of the shares held by shareholders other than the Roberts family.


     From September through November 2001, Comcast held talks from time to time with Microsoft Corporation concerning an arrangement whereby Microsoft would exchange AT&T preferred securities held by it that are referred to in this document as "QUIPS" in an aggregate principal amount of $5 billion for equity in AT&T Comcast. The purpose of these discussions was to negotiate what is referred to in this document as the "Microsoft transaction," in order to reduce the amount of fixed obligations AT&T Comcast would have upon completion of an AT&T Broadband transaction. Also, during October and November 2001 Brian L. Roberts and C. Michael Armstrong had a series of meetings to discuss matters relating to the strategy and management of the combined company.


     On November 26, 2001, at a special meeting of the Comcast Board, management updated the Board on the status of negotiations concerning an AT&T Broadband transaction and on the extensive due diligence that Comcast and its financial and legal advisors had conducted. At that meeting, management also described its efforts to prepare a revised offer for AT&T Broadband for submission to AT&T on November 30, 2001. The Comcast Board heard a presentation from Comcast's legal advisor concerning the auction process initiated by AT&T and the fiduciary duties of the Comcast directors and a presentation from Comcast's financial advisors concerning the terms of Comcast's revised proposal. Thereafter, the Comcast Board unanimously authorized management to continue negotiations with AT&T concerning an AT&T Broadband transaction.

     On November 27, 2001, a letter was sent on AT&T's behalf to each of the three parties informing them that the deadline for submission of proposals had been extended to December 3, 2001.


     On the morning of December 3, 2001, at a special meeting of the Comcast Board, management reviewed with the directors the terms of its revised offer to acquire AT&T Broadband, including the amount of equity to be issued to AT&T shareholders, the amount of debt to be assumed by AT&T Broadband and the governance arrangements to be implemented for the combined company upon completion of an AT&T Broadband transaction. Management also reviewed with the directors the final terms of the QUIPS Exchange that had been negotiated with Microsoft. After discussion, the Comcast Board unanimously authorized management to submit the revised offer on the terms and conditions described at that meeting and to enter into the exchange agreement with Microsoft relating to the Microsoft transaction. Shortly after that meeting, Comcast and Microsoft executed the exchange agreement.


     Later on December 3, 2001, each of the three parties submitted a proposal, including proposed agreements, with respect to a combination with AT&T Broadband. Over the course of the next several days, AT&T's management and its financial and legal advisors reviewed the proposals and had discussions with representatives of each of the parties. At the AT&T Board's direction, AT&T's management and its advisors sought to clarify aspects of the proposals, as well as to negotiate various provisions of the proposed agreements.

     At meetings held on December 7 and 8, 2001, AT&T's management and financial and legal advisors reviewed and discussed with the AT&T Board each of the proposals, as well as other alternatives available to AT&T. These alternatives included proceeding with the separation of AT&T Broadband without any combination with another party, or retaining AT&T Broadband as part of AT&T, possibly in a transaction involving an investment by a third party. AT&T's legal advisors also reviewed again with the AT&T Board the legal standards applicable to their consideration of the proposals. The AT&T Board concluded that none of the proposals as presented was sufficiently attractive to accept, nor were the proposed agreements with any of the parties at a stage to be executed immediately. The AT&T Board also concluded, however, that each of the three proposals and sets of agreements might be capable of being improved sufficiently to be acceptable to the AT&T Board. In light of these conclusions, the AT&T Board directed AT&T's management and advisors to seek to improve the terms of the proposals, and reach agreements that were ready to be executed, in advance of the AT&T Board's regularly scheduled meeting to be held on December 19, 2001.

     On December 8 and 9, 2001, representatives of AT&T informed each of the three parties of the AT&T Board's decisions. The AT&T representatives proposed meetings and discussions with representatives of each of the parties over the next week with the goal of reaching revised proposals and final agreements no later than December 16, 2001. In these meetings and discussions, in accordance with the AT&T Board's instructions, AT&T's representatives requested that each of the parties increase the amount of equity in the combined company that AT&T shareholders would receive, and to agree on an allocation of assets and liabilities between AT&T and AT&T Broadband consistent with the allocations proposed by AT&T.

     On December 15, 2001, the Comcast Board met to consider a recommendation by management that Comcast increase its offer for AT&T Broadband. At that meeting, management updated the Comcast directors on the status of the negotiations with AT&T concerning the AT&T Broadband transaction. Comcast's legal advisor then reviewed with the Comcast Board in detail the terms of the merger agreement and the other transaction agreements that had been negotiated with AT&T as well as the fiduciary duties of the Comcast directors. Also at that meeting, Comcast's financial advisors made a presentation concerning certain financial aspects of Comcast's proposal for AT&T Broadband. Thereafter, the Comcast Board unanimously authorized management to increase Comcast's bid for AT&T Broadband.

     On December 16, 2001, each of the three parties submitted revised proposals, in each case increasing the equity amount offered to AT&T shareholders and the amount of liabilities that the combined company would assume. Over the next three days, representatives of AT&T had further discussions with representatives of each of the three parties in an effort to finalize the proposed agreements and to encourage each of the parties to make sure that it had presented its best and final proposal. In the course of these discussions with representatives of AT&T, all three parties made final improvements to their proposals.

     On the morning of December 19, 2001, the Comcast Board met to consider a recommendation by management that Comcast increase the equity component of its offer for AT&T Broadband. At that meeting, Comcast's legal advisor provided the Board with an update on the status of the negotiations with AT&T. Comcast's financial advisors indicated that they would be in a position to provide the Board with opinions to the effect that the price proposed to be paid in the AT&T Broadband transaction would be fair to Comcast's shareholders. After discussion, the Comcast Board unanimously authorized Comcast management to increase its bid for AT&T Broadband and to enter into an AT&T Broadband transaction on the terms previously described to the Comcast Board.

     At the AT&T Board meeting on December 19, 2001, AT&T's management and financial and legal advisors reviewed and discussed with the AT&T Board the final proposals from each of the parties, and again reviewed the other alternatives available to AT&T and AT&T's legal advisors again reviewed the legal standards applicable to the AT&T Board's decisions. AT&T's management and advisors also reviewed with the AT&T Board the risks, including regulatory risks, execution risks and certainty of completion, of each of the proposals and alternatives.

     Based on this review, the AT&T Board concluded that the Comcast proposal offered greater value and certainty than the other two proposals, as well as greater value and certainty than the other available alternatives. With respect to the three combination proposals, the aggregate value of the equity and debt assumption offered by Comcast (in the case of the equity portion, based on then current public trading prices and pro forma trading prices based on comparable multiples) was greater than that offered by the other two proposals. The AT&T Board also believed, based on the presentations of its legal advisors, that the Comcast proposal presented the least regulatory risk of the three proposals. With respect to the alternative of not accepting any combination proposal, and either continuing with the separation of AT&T Broadband or retaining AT&T Broadband as part of AT&T, the AT&T Board believed that the value that could be derived from a combination of the operations of Comcast and AT&T Broadband was greater than the value that could be expected from the continued operation of AT&T Broadband on its own. In addition, the AT&T Board believed that the risks arising from AT&T's debt levels would be substantially reduced by the proposed assumption of debt by AT&T Comcast.

     The AT&T Board noted favorably that the Roberts family had agreed to limit the voting power of Class B shares to 33 1/3%. The AT&T Board recognized that this voting power would still give the Roberts family the ability to exercise significant influence over the combined company, and that this level of voting power would be disproportionate to the Roberts family's economic interest of less than 1.5% of AT&T Comcast. However, in comparison to the Roberts family's approximately 86.7% voting interest in Comcast, or Comcast's original combination proposal that would have given the Roberts family a voting interest of approximately 43% in AT&T Comcast, the AT&T Board believed that the agreement by the Roberts family to limit its voting power to 33 1/3% would increase the influence of the public shareholders of AT&T Comcast and eliminate the majority control that the Roberts family now exercises over Comcast.

     However, in reviewing the agreement of the Roberts family not to sell its Class B shares except to certain permitted transferees or in a transaction that offered the same per share consideration to all shareholders and that was approved or accepted by holders of a majority of the shares held by shareholders other than the Roberts family, the AT&T Board determined that this protection should be extended from five years to ten years. The AT&T Board directed management to request that the Roberts family agree to this extension. Messrs. Armstrong and Noski telephoned Brian Roberts to ask that the Roberts family agree to the extension. After considering the issue, Mr. Roberts called Mr. Armstrong back to inform him that the family would agree. The AT&T Board voted unanimously to approve the Comcast proposal and the agreements reflecting that proposal. Following the meeting, AT&T and Comcast executed the merger agreement, AT&T and AT&T Broadband executed the separation and distribution agreement, and AT&T, Comcast and Mr. Roberts executed the support agreement.


     In April 2002, the merger agreement was amended to modify certain
governance arrangements. On [          ] , 2002, the merger agreement and the
separation and distribution agreement were amended to clarify certain provisions.


COMCAST'S REASONS FOR THE AT&T COMCAST TRANSACTION

     The Comcast Board unanimously determined that the AT&T Comcast transaction, including the Comcast merger, is fair to and in the best interests of Comcast shareholders. The Comcast Board recommends that holders of Comcast common stock vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. In the course of determining that the AT&T Comcast transaction, including the Comcast merger, is fair to and in the best interests of Comcast shareholders, the Comcast Board consulted with management, as well as its legal and financial advisors, and considered the following primary factors:

     - Creating an Unrivaled Broadband Network. Comcast believes that the combination of Comcast with AT&T Broadband will create a network of unrivaled scale and scope, uniquely situated to realize the vision of broadband. On a pro forma basis, the combined network will have approximately 22 million subscribers and will pass approximately 38 million homes. A network is considered to pass a home if the home can be connected to the network without a further extension of transmission lines. In comparison, Comcast's and AT&T Broadband's major cable competitors, AOL Time Warner Inc., Charter Communications and Cox Communications, have networks with approximately 11.2 million, 7.0 million and 6.2 million subscribers, respectively, that pass approximately 18.3 million, 11.5 million and 10.0 million homes, respectively, and Comcast's and AT&T Broadband's satellite-based competitors, DirecTV and Echostar, have networks with approximately 10.7 million and 6.8 million subscribers, respectively. The combined company will have a physical plant that is 80% upgraded to 550 MHZ and 67% upgraded to 750 MHZ. Comcast expects these strengths will permit the combined company to lead the industry in the development of new broadband services, such as video-on-demand, interactive television and telephony.

     - Synergies. Comcast estimates that the combined company could achieve synergies and efficiencies worth approximately $1.25 billion to $1.95 billion annually in increased earnings before interest, tax, depreciation and amortization, or EBITDA, and approximately $200 million to $300 million a year in capital expenditure savings. A combined AT&T Comcast believes it can achieve the EBITDA synergies and efficiencies in the following areas:

      - ability to utilize AT&T Broadband's experience to introduce cable telephony in Comcast's service areas ($600 to $800 million annually);

      - increased ability to develop new products and services ($100 to $200 million annually);

      - programming cost savings ($250 to $400 million annually);

      - increased operating efficiencies ($200 to $300 million annually); and

      - ability to sell national advertising ($100 to $200 million annually).

      Some of these synergies and efficiencies should be realized immediately or very soon after closing and more than half of them should be realized within 3 years following the completion of the AT&T Comcast transaction. These estimates are forward-looking statements subject to the risks described under "Chapter Fourteen -- Certain Legal
      Information -- Information Regarding Forward-Looking Statements."

     - Potential for Earnings Growth. Comcast believes the combined company will offer an opportunity for earnings growth as the AT&T Broadband systems are brought up to industry-standard margins. Comcast has a track record of maintaining EBITDA margins even as lower margin systems are integrated. By combining the best management of Comcast and AT&T Broadband, Comcast expects to accelerate the growth in EBITDA margins that AT&T Broadband has begun.

     - Fairness Opinions. Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Comcast, each rendered an opinion dated December 19, 2001 to the effect that as of that date and based upon and subject to the assumptions, qualifications and limitations set forth therein, the conversion ratios in the Comcast merger applicable to holders of Comcast common stock, in the aggregate, were fair, from a financial point of view, to Comcast shareholders, taken together. Comcast did not ask for and accordingly did not receive from its financial advisors an opinion as to the fairness of the conversion ratio in the Comcast merger applicable to holders of any particular class of Comcast stock to holders of such class of Comcast stock. The fairness opinions of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are included as Annexes G, H and I, respectively, to this document and should be read in their entireties. The Comcast Board believes that these opinions support the Comcast Board's conclusion that the AT&T Comcast transaction, including the Comcast merger, is fair to and in the best interests of Comcast shareholders.

     - Tax-Free Transaction. Comcast expects that the Comcast merger will be tax-free for U.S. federal income tax purposes to Comcast shareholders.

     - Terms of the AT&T Comcast Transaction Agreements. The Comcast Board considered the terms and conditions of the merger agreement, including the conditions to closing, the termination fees payable under certain circumstances and the restrictions imposed on the conduct of business of AT&T Broadband and Comcast in the period prior to closing. The Comcast Board took particular note of the provisions of the merger agreement which do not permit AT&T to terminate the merger agreement to accept a superior acquisition proposal or if the AT&T Board changes its recommendation of the transaction in a manner adverse to Comcast, and which, subject to applicable law, require AT&T to submit the transaction for a vote of the AT&T shareholders at the AT&T meeting. The Comcast Board also considered the terms and conditions of the other transaction agreements described or referred to in this document.

     - Governance. The Comcast Board considered the fact that Brian L. Roberts will initially be the Chief Executive Officer and President of AT&T Comcast and will, along with C. Michael Armstrong, comprise the Office of the Chairman, AT&T Comcast's principal executive deliberative body. The Comcast Board also considered the fact that Brian L. Roberts will, in consultation with C. Michael Armstrong, select the initial executive officers of the combined company.

     - Structure of the AT&T Comcast Transaction. The Comcast Board considered that the transaction is structured as a spin-off and merger of AT&T Broadband with a subsidiary of AT&T Comcast instead of a spin-off of AT&T's communications business and merger of AT&T (which would under such a structure consist primarily of AT&T's broadband business) with a subsidiary of AT&T Comcast. Comcast believes that the structure of the AT&T Comcast transaction reduces the potential exposure of the combined company to historic AT&T liabilities that are not attributable to AT&T's broadband business. In addition, Comcast believes that the structure of the AT&T Comcast transaction reduces the potential exposure of the combined company to contractual liabilities of AT&T's communications business.

     The Comcast Board also considered potential adverse consequences and negative factors, primarily consisting of the following, but concluded that the positive factors outweighed these negative factors:

     - Risk Factors. The Comcast Board considered the risks described under "Summary and Overview of the Transactions -- Risk Factors relating to the AT&T Comcast Transaction" and "Summary and Overview of the
       Transactions -- Risk Factors relating to the Business of AT&T Comcast."

     - Increased Debt Level. AT&T has allocated a significant portion of AT&T's consolidated debt to AT&T Broadband. As a result of this allocation, AT&T Comcast will be more leveraged than Comcast has historically been. The Comcast Board believes that the financial strength of the combined company and the deleveraging opportunities that will be available following completion of the mergers will enable AT&T Comcast to support and reduce this debt level.

     - AT&T Broadband Operating Losses. The AT&T Broadband financial statements for the year ended December 31, 2001 reflect significant operating losses. The Comcast Board believes that the magnitude of the operating losses reflected in the pro forma financial statements included in this document is largely the result of amortization and non-recurring charges and will not affect the ability of AT&T Comcast to generate cash in an amount sufficient to fund its operations.


     - Potential Additional Payments. The Comcast Board considered provisions of the merger agreement that may require Comcast to increase the amount of AT&T Comcast common stock to be issued to AT&T Broadband shareholders in the AT&T Broadband merger. In particular, the Comcast Board noted that the aggregate number of shares of AT&T Comcast common stock to be issued to holders of AT&T Broadband common stock may be increased by up to 3% if the AT&T Comcast common stock issued to holders of AT&T Broadband common stock is not included in the Standard & Poor's 500 Index and there is a per share disparity between the average trading price of such class of stock and AT&T Comcast Class A Special common stock, in each case shortly after completion of the mergers.


     In addition, the Comcast Board was aware of the interests of certain of its directors and officers described under "Employee Benefits Matters -- Interests of Directors and Officers in the AT&T Comcast Transaction."

     Due to the variety of factors and the quality and amount of information considered, the Comcast Board did not find it practicable to and did not make specific assessments of, quantify or assign relative weights to the specific factors considered in reaching its determination to approve the merger agreement and the transactions contemplated by the merger agreement. Instead, the Comcast Board made its determination after consideration of all factors taken together. In addition, individual members of the Comcast Board may have given different weight to different factors.

COMCAST'S PREFERRED STRUCTURE PROPOSAL

     Background. The Comcast charter provides that if in a transaction like the Comcast merger holders of the Comcast Class A common stock, the Comcast Class B common stock and the Comcast Class A

Special common stock do not receive the same consideration for each of their shares of Comcast common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of Comcast common stock held by them, respectively, without regard to class), holders of each class of Comcast common stock must receive "mirror" securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of Comcast stock). It is unclear that the shares of AT&T Comcast Class A common stock to be issued to holders of the Comcast Class A common stock in the Comcast merger under the Preferred Structure qualify as "mirror" securities because the per share voting rights of the Class B common stock relative to the per share voting rights of the Class A common stock will increase from 15:1 to approximately 15:0.2094 (based on the number of shares of AT&T Comcast Class A common stock and AT&T Comcast Class B common stock anticipated to be outstanding upon completion of the AT&T Comcast transaction if the Preferred Structure is implemented and assuming that the Microsoft transaction is completed and that AT&T Comcast does not have to make any additional payments of AT&T Comcast common stock in connection with the AT&T Comcast transaction). Consequently, Comcast has decided to seek approval for the adoption of an amendment to the Comcast charter that expressly permits implementation of the Preferred Structure. If approved, the Comcast charter amendment would be effected immediately prior to the Comcast merger. A copy of the Comcast charter amendment that would be filed is attached as Annex E to this document. If the AT&T Comcast transaction does not occur, the Comcast charter amendment will not be effected, even if the preferred structure proposal is approved.

     Recommendation. The Comcast Board has unanimously determined that the Preferred Structure is in the best interests of holders of the Comcast Class A common stock. The Comcast Board recommends that holders of Comcast common stock vote FOR the adoption of the Comcast charter amendment described above. If the preferred structure proposal is approved, the Preferred Structure will be implemented upon completion of the AT&T Comcast transaction. See "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- Preferred Structure." If the preferred structure proposal is not approved, the Alternative Structure will be implemented upon completion of the AT&T Comcast transaction. See "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- Alternative Structure."


     Reason. In the course of determining that the Preferred Structure is in the best interests of holders of Comcast Class A common stock, the Comcast Board consulted with management, as well as its financial and legal advisors. After taking into account their advice, the Comcast Board decided to recommend approval of the preferred structure proposal based on its belief that holders of Comcast Class A common stock will benefit from owning shares in an extremely liquid class of stock. If the Preferred Structure is implemented and the Microsoft transaction occurs, upon completion of the AT&T Comcast transaction, there will be approximately 1.372 billion outstanding shares of AT&T Comcast Class A common stock. By contrast, if the Alternative Structure is implemented and regardless of whether or not the Microsoft transaction occurs, upon completion of the AT&T Comcast transaction, there will only be approximately 22 million outstanding shares of AT&T Comcast Class A common stock. Although it is not possible to predict how the AT&T Comcast Class A common stock would trade relative to the AT&T Comcast Class C common stock under the Alternative Structure, the Comcast Board was aware that the Comcast Class A common stock (with approximately 22 million shares presently outstanding) has typically traded at prices below those of the much more liquid Comcast Class A Special common stock (with approximately 915 million shares presently outstanding) notwithstanding the voting rights of the Comcast Class A common stock and believed that the even greater difference in liquidity between the AT&T Comcast Class A common stock (with approximately 22 million shares outstanding) and the AT&T Comcast Class C common stock (with approximately 1.35 billion shares outstanding assuming that the Microsoft transaction is completed and that AT&T Comcast is not required to make any additional payments of AT&T Comcast common stock in connection with the AT&T Comcast transaction) under the Alternative Structure could lead to an even greater trading disparity. While holders of AT&T Comcast Class A common stock, together with holders of AT&T Comcast Class B common stock, will have specific approval rights over numerous corporate actions under the Alternative Structure that they will not have under the Preferred Structure, holders of AT&T Comcast Class B common stock will control these approval rights because holders of AT&T Comcast Class B common stock will hold approximately 86.7% of the votes entitled to be cast on such matters. In addition, Comcast does not believe that either the increased per share voting power of AT&T Comcast Class A common stock under the Alternative Structure relative to the per share voting power of the AT&T Comcast Class A common stock under the Preferred Structure or the greater aggregate voting power of the former holders of Comcast Class A common stock under the Alternative Structure (5.14% as compared to approximately 1.1% under the Preferred Structure assuming that the Microsoft transaction is completed and that AT&T Comcast does not have to make any additional payments of AT&T Comcast common stock in connection with the AT&T Comcast transaction) outweighs the advantage of the greater liquidity that the AT&T Comcast Class A common stock will have under the Preferred Structure relative to the Alternative Structure. See "Certain Legal
Information -- Description of AT&T Comcast Capital Stock -- AT&T Comcast Class A Common Stock -- Voting Rights."

     Holders of AT&T Comcast Class B common stock will have the same rights under the Preferred Structure and the Alternative Structure in all material respects. Accordingly, the Comcast Board did not separately consider the interests of holders of Comcast Class B common stock in its decision to recommend that holders of Comcast Class A common stock vote in favor of the preferred structure proposal.

AT&T'S REASONS FOR THE AT&T COMCAST TRANSACTION

     At a meeting held on December 19, 2001, the AT&T Board unanimously determined that the AT&T Comcast transaction, including the separation, the AT&T Broadband spin-off and the AT&T Broadband merger, is fair to and in the best interests of AT&T shareholders. The AT&T Board recommends that holders of AT&T common stock vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. In the course of determining that the AT&T Comcast transaction, including the separation, the AT&T Broadband spin-off and the AT&T Broadband merger, is fair to and in the best interests of AT&T shareholders, the AT&T Board consulted with management, as well as its legal and financial advisors, and considered the following primary factors:

     - Valuation. The AT&T Board believes that the AT&T Broadband exchange ratio provides AT&T shareholders with an attractive valuation for their interest in AT&T Broadband and offers superior and more certain value than the alternatives that were available to AT&T. These alternatives included other combination proposals with respect to AT&T Broadband, continuing with the separation of AT&T Broadband without any combination and retaining AT&T Broadband as part of AT&T.

     - Strength of Combined Company. AT&T believes that the combination of AT&T Broadband with Comcast will create a leading entertainment, communications and information company, passing more than 38 million homes with more than 22 million subscribers. The combined company will have a presence in 41 states and will be the leader in eight of the ten largest U.S. cable marketing areas and a major presence in 17 of the 20 largest cable marketing areas. AT&T believes that the combined company will be a leader in advanced services, well positioned for developing and bringing to market new and innovative products and services for consumers. The scale of the combined company is expected to accelerate broadband deployment in areas such as telephony, video on demand, home networking and interactive television. AT&T Comcast is also expected to be able to take advantage of significant cost savings through elimination of duplicative operations, reduced operating costs and adoption of best practices from both AT&T Broadband and Comcast, as well as the development of new revenue-producing products and services. By virtue of their large equity interest, approximately 54.8% in the aggregate, AT&T shareholders will have a significant opportunity to participate in the future performance of the combined company.

     - Telephony Strategy. AT&T Comcast is expected to be able to take advantage of AT&T Broadband's cable telephony expertise in order to develop telephony opportunities and increase revenues from telephony service offerings. The AT&T Board believes that the opportunity to utilize

       AT&T Comcast's extensive facilities should enhance the growth opportunities of the combined company.


     - Benefits of Separating AT&T Broadband. The AT&T Board continues to believe that the separation of AT&T Broadband from the communications services businesses of AT&T provides benefits to both businesses. The separation is expected to give the broadband and communications services businesses greater financial and operating strength to help realize growth opportunities, reduce the complexity inherent in managing an integrated enterprise of broadband and communications businesses, allow the businesses to create more effective management incentive and retention programs and allow for more focused investment opportunities than those presented by a diversified AT&T. The AT&T Board believes that the AT&T Comcast transaction will only enhance these benefits by creating a better and stronger broadband business.


     - Improvement of Financial Position of AT&T. AT&T has been pursuing a course of activities designed to reduce its debt levels. The AT&T Board believes that the allocation of a significant portion of AT&T's consolidated debt to AT&T Broadband, followed by the combination of AT&T Broadband with Comcast, will improve AT&T's financial position. AT&T believes that the combined AT&T Comcast, with $19.7 billion in combined pro forma revenue for the year ended December 31, 2001, will have greater financial strength and ability to support the debt allocated to AT&T Broadband and to engage in further debt reduction activities than an independent AT&T Broadband, with $10.1 billion in revenue for the year ended December 31, 2001, and that the communications services business will have a strong capital position following the separation of AT&T Broadband, putting it in a better position to take advantage of opportunities in the future.

     - Opinions of Financial Advisors. Credit Suisse First Boston and Goldman Sachs, financial advisors to AT&T, rendered to the AT&T Board separate written opinions, each dated December 19, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the AT&T Broadband exchange ratio was fair, from a financial point of view, to holders of AT&T Broadband common stock immediately prior to the mergers, other than Comcast and its affiliates. The opinions of Credit Suisse First Boston and Goldman Sachs are attached as Annexes J and K, respectively, to this document and should be carefully read in their entireties.

     - Tax-Free Transaction. AT&T expects the AT&T Comcast transaction, including the separation, the AT&T Broadband spin-off and the AT&T Broadband merger, to be tax-free for U.S. federal income tax purposes to AT&T's shareholders.

     - Other Agreement Terms. The AT&T Board considered the other terms and conditions of the merger agreement, the separation and distribution agreement and the related agreements, which are summarized in this document. The AT&T Board took particular note of the provision that AT&T and Comcast will seek to have the class of AT&T Comcast common stock which the shareholders of AT&T will receive in the AT&T Broadband merger included in the Standard & Poor's 500 Index. If the class is not included, the shareholders of AT&T will receive in the AT&T Broadband merger additional shares of the same class of AT&T Comcast common stock, up to an additional 3%, if the shares they receive in the AT&T Broadband merger trade below the AT&T Comcast Class A Special shares during 10 randomly selected trading days during a measurement period consisting of 20 consecutive trading days commencing no later than 45 days after the closing date of the AT&T Comcast transaction.

     The AT&T Board also considered potential adverse consequences and negative factors, primarily consisting of the following, but concluded that the positive factors outweighed these negative factors:


     - Risk Factors. The AT&T Board considered the risks described under "Summary and Overview of the Transactions -- Risk Factors."



     - Governance of AT&T Comcast. The AT&T Board considered many elements of the proposed governance arrangements as negative factors in evaluating the proposed transaction, including those described below. See "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors

      Relating to the AT&T Comcast Transaction -- Atypical Governance Arrangements May Make It More Difficult for Shareholders to Act" and "Description of Governance Arrangements Following the AT&T Comcast Transaction." In determining that the benefits of the AT&T Comcast transaction offset these negative factors, the AT&T Board considered the substantial and extensive record of negotiations with Comcast on these governance provisions, the fact that these negotiations had materially improved the rights of the public shareholders over the rights available in the transaction originally presented, the favorable economic terms of the proposed transaction, the likelihood of completion of the proposed transaction and the overall advantages of the transaction as compared with the other strategic alternatives available to AT&T after an extensive exploration process.



        - Roberts Family Voting Power. The AT&T Board considered that the Roberts family and its transferees will hold approximately 33.3% of the voting power of AT&T Comcast through their ownership of shares of AT&T Comcast Class B common stock representing less than approximately 1.5% of the economic interest in the combined company and that this voting interest will generally not be diluted by future issuances of shares of any other class of AT&T Comcast stock.



         However, the AT&T Board compared these elements of the governance structure to the existing governance structure of Comcast whereby the Roberts family has approximately 86.7% of the voting power and approximately 3% of the economic interest. The AT&T Board also considered as an offsetting factor that the charter of AT&T Comcast provided that a majority of the AT&T Comcast Board would consist of independent directors at all times. The AT&T Board considered as a further offsetting factor that the Roberts family agreed that for a period of 10 years they would not receive a premium for their high-vote stock without making the same premium available for the shares held by the public.



        - Term of the AT&T Comcast Directors. As originally negotiated, the term of the AT&T Comcast Board upon completion of the AT&T Comcast transaction would not expire until the 2005 annual meeting of AT&T Comcast shareholders and AT&T Comcast shareholders would not have been able to replace the initial AT&T Comcast Board members prior to that meeting. AT&T and Comcast have now agreed to shorten the period until the first annual meeting for the election of directors to 2004.



        - Composition of Directors Nominating Committee. The AT&T Board considered the structure of the Directors Nominating Committee of the AT&T Comcast Board, including that Brian L. Roberts would be Chairman of the Directors Nominating Committee and the method for selecting additional members, and that Brian L. Roberts would thereby have influence on the identity of individuals nominated for election to the AT&T Comcast Board. The AT&T Board did not believe this factor materially increases Mr. Roberts influence over that available by virtue of his voting power.



        - Supermajority Removal Provisions. The AT&T Board considered the 75% removal provisions that are applicable to Brian L. Roberts and C. Michael Armstrong, which make it unlikely that they will be removed from their management positions.



        - Shareholder Rights Plan. The AT&T Board considered that AT&T Comcast would adopt a shareholder rights plan after the AT&T Comcast transaction that will prevent any holder of AT&T Comcast stock, other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates, from acquiring AT&T Comcast stock representing more than 10% of AT&T Comcast's voting power without the approval of the AT&T Comcast Board. The AT&T Board considered that in making future decisions as to whether or not to redeem the shareholder rights plan the AT&T Comcast Board would be bound by its fiduciary duties to all shareholders.

     - Difficulty in Execution. A significant degree of difficulty and management distraction is inherent in the process of separating AT&T Broadband from AT&T and integrating AT&T Broadband and Comcast. In addition, there is a risk that cost efficiencies and benefits sought in the AT&T Comcast transaction might not be fully achieved or that achieving these benefits may take longer than expected.



     - Share Trading Prices. There is no assurance as to the trading prices of the shares of AT&T Comcast or AT&T following completion of the AT&T Comcast transaction. In addition, while AT&T and Comcast will seek to have the class of AT&T Comcast common stock which shareholders of AT&T will receive in the AT&T Broadband merger included in the Standard & Poor's 500 Index, there is no assurance that the companies will be successful in achieving this inclusion. If the class of AT&T Comcast common stock issuable in the AT&T Broadband merger is not included in the index, this may adversely affect their trading price. In this event, while AT&T shareholders will receive additional shares of the same class of AT&T Comcast common stock to the extent the shares they receive in the AT&T Broadband merger trade below the AT&T Comcast Class A Special shares during a specified measurement period following the closing of the mergers, this protection is limited to 3%.


     - Alternative Transactions Not Permitted. The provisions of the merger agreement do not permit AT&T to terminate the merger agreement for an alternative transaction involving AT&T Broadband, although AT&T is permitted to conduct negotiations with third parties under limited circumstances, and the merger agreement requires AT&T to pay a $1.5 billion fee to Comcast in the event the merger agreement is terminated under specified circumstances.

     - AT&T's Lack of Diversification and Reduced Size. The lack of diversification and reduced size of AT&T following the separation of AT&T Broadband could affect its ability to achieve economies of scale, could create capital and size constraints that did not previously exist, could create increased costs due to decreasing purchasing power and could limit its ability to obtain financing.

     - Potential Volatility of Earnings and Stock Prices. As more focused companies, the earnings of each of AT&T and AT&T Comcast will be more closely tied to its particular performance and as a result their securities could be subject to greater volatility.

     In addition, the AT&T Board was aware of the interests of certain of its directors and officers described under "Employee Benefits Matters -- Interests of Directors and Officers in the AT&T Comcast Transaction."

     Due to the variety of factors and the quality and amount of information considered, the AT&T Board did not find it practicable to and did not make specific assessments of, quantify or assign relative weights to the specific factors considered in reaching its determination to approve the merger agreement and the transactions contemplated by the merger agreement. Instead, the AT&T Board made its determination after consideration of all factors taken together. In addition, individual members of the AT&T Board may have given different weight to different factors.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of Wachtell, Lipton, Rosen & Katz, counsel to AT&T, as to the material U.S. federal income tax consequences of the AT&T Broadband spin-off and the mergers to United States Holders of AT&T common stock and AT&T Broadband common stock and the opinion of Davis Polk & Wardwell, counsel to Comcast, as to the material U.S. federal income tax consequences of the mergers to United States Holders of Comcast common stock. This discussion is based on the Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect).

     As used in this document, the term "United States Holder" means:

     - a citizen or resident of the United States;

     - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

     - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     The term United States Holder also includes certain former citizens and residents of the United States.

     This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as:

     - certain financial institutions;

     - insurance companies;

     - tax-exempt organizations;

     - dealers in securities or foreign currencies;

     - persons holding AT&T common stock, AT&T Broadband common stock or Comcast common stock as part of a hedge;

     - United States Holders whose functional currency is not the U.S. dollar;

     - partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     - persons subject to the alternative minimum tax;

     - shareholders who acquired their AT&T common stock, AT&T Broadband common stock or Comcast common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or

     - holders of options granted under any AT&T or Comcast benefit plan.

     In addition, this summary is limited to shareholders that hold their AT&T common stock, AT&T Broadband common stock or Comcast common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.


     Accordingly, each AT&T, AT&T Broadband and Comcast shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to him of the AT&T Broadband spin-off and the mergers.



     It is assumed for purposes of the following discussion that the private letter ruling (or an opinion of counsel) on the AT&T Broadband spin-off and the opinions of counsel on the mergers which are discussed below under "-- Conditions to Closing" have been received.


  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SEPARATION AND THE AT&T BROADBAND SPIN-OFF

     The tax consequences of the separation and the AT&T Broadband spin-off are as follows:

     - no gain or loss will be recognized by, and no amount will be included in the income of, AT&T or AT&T Broadband upon the separation and the AT&T Broadband spin-off other than gains related to certain intercompany transactions that will be triggered by the AT&T Broadband spin-off;

     - no gain or loss will be recognized by, and no amount will be included in the income of, United States Holders of AT&T common stock upon their receipt of shares of AT&T Broadband common stock in the AT&T Broadband spin-off;

     - a United States Holder of AT&T common stock will apportion the tax basis of such holder's AT&T common stock on which AT&T Broadband common stock is distributed between AT&T common stock and the AT&T Broadband common stock received in the AT&T Broadband spin-off in proportion to the fair market values of such AT&T common stock and AT&T Broadband common stock on the date of the AT&T Broadband spin-off; and

     - the holding period of the shares of AT&T Broadband common stock received by a United States Holder of AT&T common stock in the AT&T Broadband spin-off will include the period during which such holder held the AT&T common stock on which the AT&T Broadband common stock is distributed.

     Current Treasury Regulations require each holder of AT&T common stock who receives AT&T Broadband common stock pursuant to the AT&T Broadband spin-off to attach to his or her federal income tax return for the year in which the AT&T Broadband spin-off occurs, a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the AT&T Broadband spin-off. AT&T will provide the appropriate information to each of its shareholders of record.

  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

     Subject to the discussion below relating to the receipt of cash instead of fractional shares, for U.S. federal income tax purposes, the tax consequences of the mergers will be as follows:

     - the mergers will constitute an exchange to which Section 351 of the Code applies;

     - no gain or loss will be recognized by Comcast, AT&T Broadband, the AT&T Broadband merger subsidiary, or the Comcast merger subsidiary as a result of the mergers;

     - no gain or loss will be recognized by:

      -- United States Holders of AT&T Broadband common stock on the exchange of their AT&T Broadband common stock for AT&T Comcast common stock; or

      -- United States Holders of Comcast common stock on the exchange of their Comcast common stock for AT&T Comcast common stock;

     - the aggregate adjusted basis of the AT&T Comcast common stock received in the mergers by:

      -- a United States Holder of AT&T Broadband common stock will be equal to the aggregate adjusted basis of the United States Holder's AT&T Broadband common stock exchanged for that AT&T Comcast common stock, reduced by any tax basis allocable to the fractional share interests in AT&T Comcast common stock for which cash is received; and

      -- a United States Holder of Comcast common stock will be equal to the aggregate adjusted basis of the United States Holder's Comcast common stock exchanged for that AT&T Comcast common stock; and

     - the holding period of the AT&T Comcast common stock received in the mergers by:

      -- a United States Holder of AT&T Broadband common stock will include the holding period of the United States Holder's AT&T Broadband common stock exchanged for that AT&T Comcast common stock; and

      -- a United States Holder of Comcast common stock will include the holding period of the United States Holder's Comcast common stock exchanged for that AT&T Comcast common stock.

     Cash Instead of Fractional Shares. AT&T Comcast will not issue any fractional shares in the AT&T Broadband merger. Instead, any fractional interests AT&T Broadband shareholders otherwise would have been entitled to receive will be sold and the proceeds will be paid to those shareholders. The receipt of cash instead of a fractional share of AT&T Comcast common stock by a United States Holder of AT&T

Broadband common stock will result in taxable gain or loss to such United States Holder for U.S. federal income tax purposes based upon the difference between the amount of cash received by such United States Holder and the United States Holder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the United States Holder's holding period is greater than one year as of the date of the mergers. The deductibility of capital losses is subject to limitations.

     Backup Withholding. Under the Code, if you are a non-corporate AT&T Broadband shareholder and you receive cash instead of fractional shares of AT&T Comcast common stock, you may be subject, under certain circumstances, to backup withholding at the rates provided for in the Code with respect to such cash unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability; provided that you furnish the required information to the Internal Revenue Service.

     Reporting Requirements. A United States Holder of Comcast common stock or AT&T Broadband common stock receiving AT&T Comcast common stock as a result of the mergers may be required to retain records related to such United States Holder's Comcast common stock or AT&T Broadband common stock, as the case may be, and file with its federal income tax return a statement setting forth facts relating to the mergers.


  CONDITIONS TO CLOSING



     It is a condition to both the AT&T Broadband spin-off and the mergers that AT&T has obtained one or more private letter rulings from the Internal Revenue Service, which will continue in effect at the time of the AT&T Broadband spin-off and mergers, to the effect that:



     - the separation and the AT&T Broadband spin-off will be tax-free to AT&T and its shareholders under Sections 355 and 368(a) of the Code,



     - the mergers will not cause the separation and the AT&T Broadband spin-off to fail to be qualified as a tax-free transaction pursuant to Section 355 of the Code, and



     - the separation and the AT&T Broadband spin-off will not cause the distribution by AT&T of all of the common stock of AT&T Wireless or of Liberty Media to fail to qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code.



     AT&T has filed a private letter ruling request in respect of the matters described in the immediately preceding bullet points with the Internal Revenue Service. The private letter ruling condition may be waived if AT&T and Comcast mutually agree to obtain an opinion to the same effect from tax counsel of a nationally recognized reputation mutually acceptable to AT&T and Comcast. The receipt of such private letter ruling or opinion of counsel and its continuing validity are subject to factual representations and assumptions. Neither AT&T nor AT&T Broadband nor Comcast is aware of any facts or circumstances that would cause such representations and assumptions to be untrue. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court.



     It is a condition to the Comcast merger that Comcast receive an opinion from Davis Polk & Wardwell, dated the date of the mergers, and it is a condition to the AT&T Broadband merger that AT&T receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the date of the mergers, each to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the mergers will constitute an exchange to which Section 351 of the Code applies. Any change in currently applicable law, which may or may not be retroactive, or the failure of any factual representations or assumptions to be true, correct and complete in all material respects, could affect the validity of the Davis Polk & Wardwell and Wachtell, Lipton, Rosen & Katz tax opinions.

     An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the mergers and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with, or challenge, any of the conclusions described below.



     AT&T does not intend to waive the receipt of a private letter ruling (or an opinion of counsel) on the AT&T Broadband spin-off and its counsel's opinion on the mergers as a condition to its obligation to complete the AT&T Broadband spin-off and the AT&T Broadband merger, and will not waive the receipt of such ruling and opinion(s) as a condition to its obligation to complete the AT&T Broadband spin-off and AT&T Broadband merger without recirculating this document in order to resolicit stockholder approval. Comcast does not intend to waive the receipt of a private letter ruling (or an opinion of counsel) on the AT&T Broadband spin-off and its counsel's opinion on the mergers as a condition to its obligation to complete the Comcast merger, and will not waive the receipt of such ruling and opinion(s) as a condition to its obligation to complete the Comcast merger without recirculating this document in order to resolicit stockholder approval.



     Both counsel intend to deliver, at the date of the mergers, an opinion on the mergers that satisfies the requirements described above.


REGULATORY MATTERS

     It is a condition to Comcast's and AT&T's obligations to complete the AT&T Comcast transaction that all regulatory approvals required to complete the AT&T Comcast transaction be obtained, except where the failure to obtain any such approvals would not reasonably be expected to have a material adverse effect on Comcast, AT&T's broadband business or AT&T's communications business. See "Description of the AT&T Comcast Transaction Agreements -- The Merger
Agreement -- Conditions to the Completion of the Mergers" and "Description of the AT&T Comcast Transaction Agreements -- The Separation and Distribution Agreement -- Conditions to the Completion of the Separation and the AT&T Broadband Spin-off." Comcast and AT&T have agreed to use their best efforts to obtain all regulatory approvals that are necessary or advisable in connection with the AT&T Comcast transaction. In addition, Comcast and AT&T have also agreed to take all actions necessary to obtain termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the AT&T Comcast transaction and to obtain all consents of the FCC required to complete the AT&T Comcast transaction. See "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Covenants -- Covenant to Obtain Regulatory Approvals."

     The material regulatory requirements affecting the AT&T Comcast transaction are summarized below. Although Comcast and AT&T have not yet received the regulatory approvals discussed below, Comcast and AT&T anticipate that they will obtain regulatory approvals sufficient to complete the AT&T Comcast transaction by the end of 2002.

     Antitrust Considerations. The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents specified transactions from being completed until required information and materials are furnished to the U.S. Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, and specified waiting periods are terminated or expire. On January 22, 2002, Comcast and AT&T filed the required information and materials to notify the DOJ and the FTC of the mergers. On February 22, 2002, Comcast and AT&T received a request from the DOJ, the reviewing agency, for additional information and documentary material regarding the mergers. Comcast and AT&T intend to cooperate with DOJ staff in producing the requested documents and other information. Unless extended by agreement of the parties, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period will expire thirty calendar days after Comcast and AT&T certify to the DOJ that they have substantially complied with the DOJ's request for additional information.

     The DOJ, the FTC and, under certain circumstances, states or private parties may challenge the mergers on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the mergers, either the DOJ or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, or states or other persons could take action under the antitrust laws, including seeking to enjoin the mergers. There can be no assurance that a challenge to the mergers will not be made or that, if a challenge is made, that Comcast and AT&T will prevail.


     Federal Communications Commission. Pursuant to the Communications Act of 1934, as amended, the transfer of control of licenses issued by the FCC typically requires prior FCC approval. Comcast and AT&T each directly or indirectly hold FCC licenses. On February 28, 2002, Comcast and AT&T filed applications with the FCC seeking approval for the transfer of control to AT&T Comcast of the applicable FCC licenses. The FCC is conducting a proceeding to review the information and materials filed by Comcast and AT&T in support of their applications. Interested members of the public are entitled to participate in this proceeding, and a number of parties have filed formal comments or petitions to deny that oppose the mergers. Comcast and AT&T will file with the FCC a response to these comments and petitions. There can be no assurance that Comcast and AT&T will prevail in the FCC's proceeding and receive the FCC's approval to the transfer of control of the applicable licenses.



     State and Local Governmental Authorities. The mergers will also require Comcast and AT&T to obtain the approval of a number of state and local governmental authorities. Comcast and AT&T have filed the required applications with these state and local authorities. These filings seek the level of review and consent appropriate under the laws and regulations of each state and local franchising authority's franchise agreement. Where approval or consent is required for transfer of control of cable television franchises, the governing legal standard addresses the legal, technical and financial and, in Massachusetts, managerial qualifications of the company acquiring control. For transfers of control of regulated telephony service providers, the governing legal standard is typically whether the transaction is "in the public interest." The majority of these state and local authorities have not completed their reviews of the mergers.


     States and local franchising authorities may, in connection with the approval process, seek to impose conditions or limitations upon the companies. As a result, depending on the nature of any conditions imposed by state authorities or local franchise authorities, these conditions could jeopardize or delay completion of the mergers. Additionally, if Comcast and AT&T decide to complete the mergers notwithstanding any conditions imposed by state authorities or local franchise authorities, the expected benefits of the mergers may be reduced. See "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors Relating to the Business of AT&T Comcast."

     Other Regulatory Filings. Comcast and AT&T conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the AT&T Comcast transaction. Comcast and AT&T are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. If Comcast and AT&T conclude other filings or approvals are required or desirable, it is anticipated that such filings will be completed and such approvals will be sought. However, the failure to complete such filings or to obtain such approvals is not expected to have a material effect on the combined company.

     There can be no assurances that Comcast and AT&T will obtain all of the regulatory approvals described above that are necessary to complete the AT&T Comcast transaction or that the granting of these approvals will not involve the imposition of conditions on the completion of the AT&T Comcast transaction or require changes to the terms of the AT&T Comcast transaction. See "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors Relating to the AT&T Comcast Transaction".

APPRAISAL RIGHTS

     Holders of Comcast Class A common stock, Comcast Class A Special common stock and AT&T common stock are not entitled to appraisal rights in connection with the AT&T Comcast transaction.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

     The shares of AT&T Comcast common stock to be issued in connection with the mergers will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of AT&T Comcast common stock issued to any person who is deemed to be an "affiliate" of either Comcast or AT&T Broadband at the time of the meetings. Persons who may be deemed to be affiliates of Comcast or AT&T Broadband include individuals or entities that control, are controlled by or are under the common control of Comcast or AT&T Broadband, as applicable, and may include executive officers and directors of Comcast or AT&T Broadband, as applicable, as well as significant shareholders of Comcast or AT&T Broadband, as applicable. Affiliates may not sell their shares of AT&T Comcast common stock acquired in connection with the mergers except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph(d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     AT&T Comcast's registration statement on Form S-4, of which this document forms a part, does not cover the resale of shares of AT&T Comcast common stock to be received by affiliates of Comcast or AT&T Broadband in the mergers.

ACCOUNTING TREATMENT


     The mergers will be accounted for by Comcast as an acquisition under the purchase method of accounting. Under this method of accounting, the assets and liabilities of AT&T Broadband not previously owned by Comcast or its affiliates will be recorded at their fair value, and any excess of Comcast's purchase price over the fair value of AT&T Broadband's tangible net assets not previously owned by Comcast or its affiliates will be recorded as intangible assets, including goodwill.



     The identification of Comcast as the acquiring entity was made after careful consideration of all facts and circumstances, including the following:



     Voting Rights in the New Combined Company. Sural LLC, which is controlled by Brian L. Roberts, President of Comcast, will own approximately 33.34% of AT&T Comcast's voting power (including a 33 1/3% non-dilutable interest in AT&T Comcast Class B common stock) and approximately 0.8% of AT&T Comcast's economic interest. In addition, as the holder of the AT&T Comcast Class B common stock, Sural will have an approval right over (1) any merger of AT&T Comcast with another company or any other transaction, in each case that requires AT&T Comcast shareholder approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the combined voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring AT&T Comcast shareholder approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of AT&T Comcast Class B common stock or any securities exercisable or exchangeable for or convertible into AT&T Comcast Class B common stock; and (3) charter amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of AT&T Comcast Class B common stock or any subsequent transferee of AT&T Comcast Class B common stock to transfer, vote or otherwise exercise rights with respect to AT&T Comcast capital stock. After Sural's voting interest, the next largest voting interest held by a single shareholder will be 4.95% held by Microsoft. No single former AT&T shareholder will have any significant ownership or voting interest following the completion of the AT&T Comcast transaction. AT&T shareholders will own approximately 54.8% of AT&T Comcast's economic interest upon completion of the AT&T Comcast transaction. If the Preferred Structure is implemented, AT&T shareholders will own approximately 60.6% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction. If the Alternative Structure is implemented, AT&T shareholders will own approximately 56.6% of AT&T Comcast's voting power upon completion of the AT&T Comcast transaction. The percentages included in this paragraph assume that the Microsoft transaction described in this document is completed and that AT&T Comcast is not required to make any of the potential additional payments of AT&T Comcast stock described in this document.



     Governance Arrangement Relating to the Board of Directors. Upon completion of the AT&T Comcast transaction, the initial AT&T Comcast Board will have twelve members, five of whom will be designated by Comcast from the existing Comcast Board, five of whom will be designated by AT&T from the existing AT&T Board and two of whom will be jointly designated by Comcast and AT&T and will be independent persons. Except for pre-approved designees, the individuals designated by each of Comcast and AT&T will be mutually agreed upon by Comcast and AT&T. Ralph J. Roberts, Brian L. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom are pre-approved Comcast director designees and C. Michael Armstrong is the sole pre-approved AT&T director designee. All of the initial director designees will hold office until the 2004 annual meeting of AT&T Comcast shareholders, or the "Initial Term," which will be held in April 2004. After the Initial Term, the entire AT&T Comcast Board will be elected annually. See "Description of Governance Arrangements Following the AT&T Comcast Transaction -- AT&T Comcast Board of Directors."



     Upon completion of the AT&T Comcast transaction, AT&T Comcast will have a Directors Nominating Committee that will have the power to nominate individuals for election as AT&T Comcast directors at the 2004 annual meeting of shareholders and thereafter. The composition of the Directors Nominating Committee will depend on whether Brian L. Roberts is the Chairman of the Board or CEO of AT&T Comcast. At any time that Brian L. Roberts is a member of the Directors Nominating Committee, he will be Chairman of that committee. Nominations of the Directors Nominating Committee will be submitted directly to the AT&T Comcast shareholders without any requirement of AT&T Comcast Board approval or ratification.



     During the Initial Term, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts, one Comcast director designee who is an independent person selected by the Comcast director designees and two independent persons who are selected from the AT&T director designees by the AT&T director designees who are independent persons and the Comcast/AT&T joint director designees after consultation with Brian L. Roberts. During the Initial Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of two Comcast director designees, one of whom shall be an independent person, who are selected by the Comcast director designees and two independent persons who are selected from the AT&T director designees by the AT&T director designees who are independent persons and the Comcast/AT&T joint director designees after consultation with a Comcast director designee selected by the two Comcast director designees selected to serve on the Directors Nominating Committee. If the Directors Nominating Committee is able to reach agreement on a full slate of nominations for the 2004 annual meeting of AT&T Comcast shareholders, each of the individuals selected as a nominee who is an AT&T Comcast director then in office will maintain the status of a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be, and each of the other individuals, if any, selected as a nominee will have the status determined by the Directors Nominating Committee; provided that five (5) of the nominees have the status of a "Comcast director designee," five (5) of the nominees have the status of a "AT&T director designee" and two (2) of the nominees have the status of a "Comcast/AT&T joint director designee." If the Directors Nominating Committee is unable to reach agreement on a full slate of nominations for the 2004 annual meeting of AT&T Comcast shareholders, each of the AT&T Comcast directors then in office will be nominated for election as a director at the 2004 annual meeting of AT&T Comcast shareholders and will maintain the status of a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be. In the event that any of such directors declines to stand for election as a director at the 2004 annual meeting of AT&T Comcast shareholders, a replacement nominee will be selected by (i) if the director declining to stand for election is a Comcast director designee, a majority of the Comcast director designees then in office (other than the Comcast director designee declining to stand for election), (ii) if the director declining to stand for election is an AT&T director designee, a majority of the AT&T director designees then in office (other than the AT&T director designee declining to stand for election) and

(iii) if the director declining to stand for election is a Comcast/AT&T joint director designee, the other Comcast/AT&T joint director designee then in office, subject to the prior approval of the AT&T Comcast Board (other than the Comcast/AT&T joint director designee declining to stand for election); provided that if each of the Comcast/AT&T joint director designees declines to stand for election as a director at the 2004 annual meeting of AT&T Comcast shareholders, replacement nominees will be selected by the AT&T Comcast Board (other than the Comcast/AT&T joint director designees). If a replacement nominee is selected to replace a declining director pursuant to the preceding sentence, such replacement nominee shall be deemed to have the status of the declining director as a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be. If a person is elected as a director at the 2004 annual meeting of AT&T Comcast shareholders who was not nominated pursuant to the above provisions, such person will be deemed to have the status of the former director he or she was elected in lieu of. If multiple persons are elected as directors at the 2004 annual meeting of AT&T Comcast shareholders who were not nominated pursuant to the above provisions and it is not possible to determine whom they were elected in lieu of, their status as "Comcast director designees," "AT&T director designees," or "Comcast/AT&T joint director designees" will be determined by the entire AT&T Comcast Board; provided that there will be five (5) Comcast director designees, five (5) AT&T director designees and two (2) Comcast/AT&T joint director designees and the status of the other directors will not be affected as a result of such determination.



     During the period beginning at the 2004 annual meeting of AT&T Comcast shareholders and ending at the 2005 annual meeting of AT&T Comcast shareholders, or the "2004 Term," which will be held in April 2005, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts, one Comcast director designee who is an independent person selected by the Comcast director designees and three independent persons who are selected by the Comcast director designees from the AT&T director designees and the Comcast/AT&T joint director designees. During the 2004 Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of two Comcast director designees, one of whom shall be an independent person, who are selected by the Comcast director designees and three independent persons who are selected by the Comcast director designees from the AT&T director designees and the Comcast/AT&T joint director designees.



     After the 2004 Term, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts and four other directors who are independent persons selected by Brian L. Roberts; provided that no more than one Comcast director designee may be selected by Brian L. Roberts as a member of the Directors Nominating Committee prior to the seventh anniversary of the date that such director was initially elected to the AT&T Comcast Board. After the 2004 Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the AT&T Comcast Board will determine the composition of the Directors Nominating Committee. See "Description of Governance Arrangements Following the AT&T Comcast Transaction -- Directors Nominating Committee."



     Governance Arrangements Relating to Management. Upon completion of the AT&T Comcast transaction, AT&T Comcast will have an Office of the Chairman comprised of the Chairman of the Board and the CEO from the completion of the AT&T Comcast transaction until the earlier to occur of (1) the 2005 annual meeting of AT&T Comcast shareholders and (2) the date on which C. Michael Armstrong ceases to be the Chairman of the Board. The Office of the Chairman will be AT&T Comcast's principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other significant matters. While the Office of the Chairman is in effect, the Chairman of the Board and the CEO will advise and consult with each other with respect to those matters. See "Description of Governance Arrangements Following the AT&T Comcast Transaction -- Office of the Chairman."



     Upon the completion of the AT&T Comcast transaction, C. Michael Armstrong, AT&T's Chairman of the Board, will be Chairman of the Board of AT&T Comcast. C. Michael Armstrong will serve as Chairman of the Board until the 2005 annual meeting of AT&T Comcast shareholders, but he will serve as non-executive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T

Comcast shareholders. After the 2005 annual meeting of AT&T Comcast shareholders, or if C. Michael Armstrong ceases to serve as Chairman of the Board prior to that date, Brian L. Roberts will be Chairman of the Board. Removal of the Chairman of the Board will require the vote of at least 75% of the entire AT&T Comcast Board until the earlier to occur of (1) the date on which neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and (2) the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders.



     Upon completion of the AT&T Comcast transaction, Brian L. Roberts, President of Comcast, will be the CEO of AT&T Comcast. Brian L. Roberts will also be President for as long as he is the CEO. The powers and responsibilities of the CEO and President will include:



     - the supervision and management of AT&T Comcast's business and operations,



     - all matters related to officers and employees, including hiring and termination,



     - all rights and powers typically exercised by a corporation's chief executive officer and president, and



     - the authority to call special meetings of the AT&T Comcast Board.



The powers and responsibilities of the CEO will also include the right to select the initial senior management of AT&T Comcast in consultation with the Chairman of the Board. Removal of the CEO will require the vote of at least 75% of the entire AT&T Comcast Board until the earlier to occur of (1) the date on which Brian L. Roberts ceases to be the CEO and (2) the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders. See "Description of Governance Arrangements Following the AT&T Comcast Transaction -- Management."



     Other Factors. Comcast made an unsolicited offer to purchase all of AT&T Broadband on July 8, 2001. Subsequent to Comcast's offer, AT&T solicited bids from other potential purchasers. See "The AT&T Comcast Transaction -- Background of the AT&T Comcast Transaction."



     The headquarters of AT&T Comcast will be at Comcast's current headquarters in Philadelphia, Pennsylvania. An executive office will be maintained in the New York metropolitan area until at least April 2005.



     Comcast's current investment in shares of AT&T common stock, to the extent still held by Comcast at the time of the record date for the AT&T Broadband spin-off, will be exchanged into a number of shares of AT&T common stock after completion of the AT&T Comcast transaction that will provide Comcast with an interest in the communications business of AT&T that, subject to the limitations described under "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreements -- Covenants -- Covenant Regarding Comcast's AT&T Stock," is equal in value to the interest Comcast held in the combined communications and broadband business of AT&T prior to the AT&T Comcast transaction. Therefore, Comcast will continue to have an investment in the "selling company." Conversely, AT&T Broadband's current investment in Comcast will either be retired to treasury after the merger or used to settle related debt.



     Notwithstanding that the former AT&T Broadband shareholders will, in the aggregate, receive 60.6% of AT&T Comcast's voting power, AT&T Comcast believes that this fact is outweighed by the totality of the other facts and circumstances referred to above, with the most significance being given to the non-dilutable voting power of the AT&T Comcast Class B common stock, which will be owned by Sural LLC, which is controlled by Brian L. Roberts, Brian L. Roberts' role on the Directors Nominating Committee, Brian L. Roberts' position as President and CEO and Brian L. Roberts' ability to select senior management in consultation with the Chairman of the AT&T Comcast Board.



LITIGATION


     In February 2002, certain shareholders of Comcast and AT&T initiated two purported class actions in the Supreme Court of the State of New York, County of New York, against Comcast, AT&T, and AT&T Comcast, alleging that the initial term of office of the directors of AT&T Comcast violates section 1724 of the Pennsylvania Business Corporation Law regarding the term of office of directors of non-classified boards. The plaintiffs seek, among other relief, compensatory damages, fees and expenses, and an order enjoining completion of the mergers. On February 28, 2002, the two actions were consolidated under the caption Norman Salsitz, Michael Grening, IRA, Samual Mayer and Sam Weitschner v. Comcast Corporation, AT&T Corp., and AT&T Comcast Corporation, Index No. 2002-600659, before Justice Helen E. Freedman. On March 14, 2002, the defendants moved to dismiss the consolidated action for failure to state a cause of action. On April 17, 2002, the court granted the defendants' motion to dismiss finding that AT&T Comcast's proposed governance plan did not violate Pennsylvania law. On April 22, 2002, the plaintiffs appealed the decision of the court. The companies intend to defend vigorously the lower court's decision.

                                 CHAPTER THREE
         FINANCIAL INFORMATION RELATING TO THE AT&T COMCAST TRANSACTION

                            AT&T COMCAST CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of AT&T Comcast as of December 31, 2001 and Unaudited Pro Forma Combined Condensed Statement of Operations of AT&T Comcast for the year ended December 31, 2001 give effect to the AT&T Comcast transaction. The pro forma financial statements reflect the fact that the AT&T Comcast transaction is accounted for under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the AT&T Comcast transaction occurred on December 31, 2001. The Unaudited Pro Forma Combined Condensed Statement of Operations assumes the AT&T Comcast transaction occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Comcast and the historical combined financial statements of AT&T Broadband Group under the assumptions and adjustments set forth in the accompanying explanatory notes.


     AT&T and Comcast have determined that the AT&T Comcast transaction will be accounted for as an acquisition by Comcast of AT&T Broadband Group. See "Chapter Two -- The AT&T Comcast Transaction -- Accounting Treatment." As Comcast is considered the accounting acquiror, the historical basis of Comcast's assets and liabilities will not be affected by the AT&T Comcast transaction. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2001, AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill. The fair values assigned in these pro forma financial statements are preliminary and represent management's best estimates of current fair value which are subject to revision upon completion of the AT&T Comcast transaction. Management of both companies currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T Comcast in conjunction with independent appraisers to determine the fair value of certain of AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities. Assuming completion of the AT&T Comcast transaction, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the AT&T Comcast transaction takes place. See Note (b) to Unaudited Pro Forma Combined Condensed Balance Sheet.


     Comcast stockholders will receive shares of AT&T Comcast Class A common stock, AT&T Comcast Class B common stock and AT&T Comcast Class A Special common stock in exchange for shares of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock, respectively, based on an exchange ratio of 1 to 1. AT&T Comcast will issue stock options to purchase shares of AT&T Comcast common stock in exchange for all outstanding stock options of Comcast, based on an exchange ratio of 1 to 1. See "Certain Legal Information -- Comparison of AT&T, Comcast and AT&T Comcast Shareholder Rights" for a description and comparison of the rights of each class of common stock.

     The estimated aggregate consideration and Comcast's transaction costs directly related to the AT&T Comcast transaction total $49,384.8 million. This includes the fair value of the issuance of approximately 1,231.0 million shares of AT&T Comcast common stock to AT&T shareholders in exchange for all of AT&T's interests in AT&T Broadband Group, the fair value of the issuance of 115.0 million shares of AT&T Comcast common stock to Microsoft Corporation in exchange for AT&T Broadband Group shares

                                      III-1
that Microsoft will receive immediately prior to the completion of the AT&T Comcast transaction in settlement of their $5 billion aggregate principal amount in quarterly income preferred securities (QUIPS), the fair value of AT&T Comcast stock options and stock appreciation rights issued in exchange for AT&T Broadband Group stock options and stock appreciation rights and Comcast's estimated transaction costs directly related to the AT&T Comcast transaction. The fair value of the shares to be issued for AT&T Broadband Group is based on a price per share of $35.97 which reflects the weighted-average market price of Comcast Class A Special common stock during the period beginning two days before and ending two days after the AT&T Comcast transaction was announced. In the limited circumstances described under "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- Potential Additional Payments," the number of shares of AT&T Comcast common stock to be issued to certain AT&T securityholders in connection with the AT&T Comcast transaction is subject to adjustment. In the event this occurs, the fair value of all of the shares to be issued would be based on the market price of Comcast Class A Special common stock on the closing date. In addition to the consideration paid, the consolidated debt of AT&T Comcast will include the debt of AT&T Broadband Group.

     AT&T Comcast intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of AT&T Broadband Group's existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the AT&T Comcast transaction, could increase or decrease the amount of goodwill and intangible assets recognized by AT&T Comcast in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Unaudited Combined Condensed Statement of Operations excludes any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts.

     Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," new criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on at least an annual basis. Management of both companies believes that cable franchise operating rights have indefinite lives based upon an analysis utilizing the criteria in paragraph 11 of SFAS 142. The pro forma adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations reflect the elimination of AT&T Broadband Group's amortization expense related to goodwill and cable franchise operating rights since this acquisition will be accounted for under the provisions of SFAS 142.

     Comcast incurred goodwill and cable franchise operating rights amortization expense of approximately $2,007.7 million for the year ended December 31, 2001. The historical consolidated financial statements of Comcast included in the Unaudited Pro Forma Combined Condensed Statement of Operations include the amortization expense related to Comcast's goodwill and cable franchise operating rights, which has not been eliminated in the pro forma adjustments. Effective January 1, 2002, Comcast will, in accordance with the provisions of SFAS 142, no longer amortize goodwill and cable franchise operating rights.

     The pro forma financial data presented assumes the AT&T Comcast transaction is completed under the Preferred Structure (see "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- The Preferred Structure"). However, if the AT&T Comcast transaction were completed under the Alternative Structure (see "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- The Alternative Structure"), this would have no impact on the pro forma financial statements as presented. Management of both companies believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. Both companies have completed acquisitions and dispositions that are not significant, individually or in the aggregate, and, accordingly, have not been included in the

                                      III-2
accompanying unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the AT&T Comcast transaction had been in effect on the dates indicated or which may be obtained in the future.

     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Comcast, and the historical combined financial statements and accompanying notes thereto for AT&T Broadband Group, which have been incorporated by reference or included herein.

                                      III-3

                            AT&T COMCAST CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                              HISTORICAL
                                               HISTORICAL        AT&T         PRO FORMA        PRO FORMA
                                               COMCAST(A)    BROADBAND(A)    ADJUSTMENTS      AT&T COMCAST
                                               -----------   -------------   -----------      ------------
                                                                  (DOLLARS IN MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents..................   $   350.0     $              $                 $    350.0
  Investments................................     2,623.2          668.0                          3,291.2
  Accounts receivable, net...................       967.4          584.0                          1,551.4
  Inventories, net...........................       454.5                                           454.5
  Other current assets.......................       153.7          398.0           57.5 (b1)        609.2
                                                ---------     ----------     ----------        ----------
    Total current assets.....................     4,548.8        1,650.0           57.5           6,256.3
                                                ---------     ----------     ----------        ----------
                                                                                1,801.6 (b2)
INVESTMENTS..................................     1,679.2       21,913.0       (1,701.0)(d)      23,692.8
                                                ---------     ----------     ----------        ----------
PROPERTY AND EQUIPMENT, net..................     7,011.1       14,519.0                         21,530.1
                                                ---------     ----------     ----------        ----------
INTANGIBLE ASSETS
  Goodwill...................................     7,507.3       20,102.0       (1,500.5)(b3)     26,108.8
  Cable franchise operating rights...........    20,167.8       45,320.0       (2,501.0)(b4)     62,986.8
  Other intangible assets....................     2,833.4                                         2,833.4
                                                ---------     ----------     ----------        ----------
                                                 30,508.5       65,422.0       (4,001.5)         91,929.0
  Accumulated amortization...................    (5,999.2)      (3,242.0)       3,242.0 (b5)     (5,999.2)
                                                ---------     ----------     ----------        ----------
                                                 24,509.3       62,180.0         (759.5)         85,929.8
                                                ---------     ----------     ----------        ----------
OTHER NON-CURRENT ASSETS, net................       383.4        2,925.0           57.5 (b6)      3,365.9
                                                ---------     ----------     ----------        ----------
                                                $38,131.8     $103,187.0     $   (543.9)       $140,774.9
                                                =========     ==========     ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable...........................   $   698.2     $    678.0     $                 $  1,376.2
  Accrued expenses and other current
    liabilities..............................     1,695.5        2,169.0        1,024.6 (b7)      4,889.1
  Deferred income taxes......................       275.4                                           275.4
                                                                                   57.5 (b8)
  Short-term debt............................                    3,959.0         (924.8)(c)       3,091.7
  Current portion of long-term debt..........       460.2        2,824.0       (2,109.4)(c)       1,174.8
                                                ---------     ----------     ----------        ----------
    Total current liabilities................     3,129.3        9,630.0       (1,952.1)         10,807.2
                                                ---------     ----------     ----------        ----------
                                                                                  357.5 (b8)
                                                                                 (106.7)(b9)
LONG-TERM DEBT, less current portion.........    11,741.6       16,502.0        3,034.2 (c)      31,528.6
                                                ---------     ----------     ----------        ----------
DEFERRED INCOME TAXES........................     6,375.7       25,810.0          291.5 (b10)    32,477.2
                                                ---------     ----------     ----------        ----------
                                                                                 (179.0)(b11)
OTHER NON-CURRENT LIABILITIES................     1,532.0        1,059.0         (274.1)(b12)     2,137.9
                                                ---------     ----------     ----------        ----------
MINORITY INTEREST............................       880.2        3,302.0       (2,100.0)(b13)     2,082.2
                                                ---------     ----------     ----------        ----------
Company-Obligated Convertible Quarterly
  Income Preferred Securities of Subsidiary
  Trust Holding Solely Subordinated Debt
  Securities of AT&T.........................                    4,720.0       (4,720.0)(b14)
                                                ---------     ----------     ----------        ----------
STOCKHOLDERS' EQUITY
                                                                                1,346.0 (b15)
  Common stock...............................       945.1                         (47.3)(d)       2,243.8
                                                                               (1,653.7)(d)
  Additional capital.........................    11,752.0                      47,623.8 (b15)    57,722.1
  Retained earnings..........................     1,631.5                                         1,631.5
  Accumulated other comprehensive income.....       144.4                                           144.4
  Combined attributed net assets.............                   42,164.0      (42,164.0)(b16)
                                                ---------     ----------     ----------        ----------
    Total stockholders' equity...............    14,473.0       42,164.0        5,104.8          61,741.8
                                                ---------     ----------     ----------        ----------
                                                $38,131.8     $103,187.0     $   (543.9)       $140,774.9
                                                =========     ==========     ==========        ==========

       See notes to Unaudited Pro Forma Combined Condensed Balance Sheet
                                      III-4

                            AT&T COMCAST CORPORATION
         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of AT&T Broadband Group to conform to the presentation expected to be used by AT&T Comcast.
(b) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.

                                                                         COMMON     ADDITIONAL
    CALCULATION OF CONSIDERATION                                         STOCK       CAPITAL       TOTAL
    ----------------------------                                        --------    ----------   ----------
            Issuance of common stock to AT&T shareholders (1,231.0
              million shares* $35.97).................................  $1,231.0(i) $43,048.1    $ 44,279.1
            Issuance of common stock to Microsoft Corporation (115.0
              million shares* $35.97).................................     115.0      4,021.6       4,136.6
            Fair value of AT&T Comcast stock options resulting from
              the conversion of AT&T Broadband Group stock options in
              the merger based on Black-Scholes option pricing
              model...................................................                  554.1         554.1
                                                                        --------    ---------    ----------
    (b15)   Comcast common stock equity consideration.................   1,346.0     47,623.8      48,969.8
    (b8)    Transaction costs (assumed to be funded -- $57.5
              short-term debt and $357.5 long-term debt)..............                                415.0
                                                                                                 ----------
              Total consideration.....................................                           $ 49,384.8
                                                                                                 ==========
            Preliminary estimate of fair value of identifiable net
              assets acquired
    (b16)   Book value of AT&T Broadband Group........................                           $ 42,164.0
            Elimination of gross AT&T Broadband Group goodwill........                            (20,102.0)
    (b1)    Current portion of deferred financing fees................                                 57.5
    (b2)    Preliminary estimate of adjustment to fair value of
              investments.............................................                              1,801.6
    (b4)    Preliminary estimate of adjustment to fair value of cable
              franchise operating rights..............................                             (2,501.0)
    (b5)    Elimination of AT&T Broadband Group accumulated
              amortization............................................                              3,242.0
    (b6)    Long-term portion of deferred financing fees..............                                 57.5
    (b7)    Preliminary estimate of current tax liability arising from
              the transaction.........................................                             (1,024.6)
    (b9)    Preliminary estimate of adjustment to fair value of AT&T
              Broadband Group assumed long-term debt..................                                106.7
    (b10)   Preliminary estimate of adjustment to deferred tax
              liability on adjustments at combined federal and state
              statutory rate..........................................                               (291.5)
    (b11)   Certain liabilities retained by AT&T related to
              Excite@Home.............................................                                179.0
    (b12)   Preliminary estimate of adjustment to fair value of other
              non-current liabilities.................................                                274.1
    (b13)   Liabilities retained by AT&T related to TCI Pacific
              Preferred shares........................................                              2,100.0
    (b14)   Redemption of Microsoft Corporation QUIPS.................                              4,720.0
                                                                                                 ----------
            Preliminary estimate of fair value of identifiable net
              assets acquired.........................................                             30,783.3
                                                                                                 ----------
            Acquisition goodwill......................................                           $ 18,601.5
                                                                                                 ==========
    Calculation of goodwill acquisition adjustment
            Acquisition goodwill......................................                           $ 18,601.5
            Gross value of AT&T Broadband Group goodwill..............                            (20,102.0)
                                                                                                 ----------
    (b3)    Goodwill acquisition adjustment...........................                           $ (1,500.5)
                                                                                                 ----------
            (i) Maximum number of shares of common stock that could be
                issued in the AT&T Broadband merger...................   1,235.0
                Share equivalent of intrinsic value of AT&T Broadband
                Group stock options and stock appreciation rights.....     (4.0)
                                                                        --------
                Common stock to be issued to AT&T shareholders........   1,231.0
                                                                        ========

    Certain programming and other contracts of AT&T Broadband Group and Comcast may, by their terms, be assumed, altered or terminated as a result of the completion of the AT&T Comcast transaction. However, due to confidentiality provisions in those contracts as well as legal restrictions, those terms cannot be shared between the two parties as of the date of this proxy. Therefore, management cannot currently estimate the impact, if any, of favorable or unfavorable contracts that

                                      III-5
    may result from the ultimate allocation of purchase price. See note (l) to the Unaudited Pro Forma Combined Condensed Statement of Operations for a sensitivity analysis of purchase price allocation.

(c) Represents the refinancing of existing short-term debt due to AT&T
    ($3,959.0) and certain components of the current portion of long-term debt ($2,109.4) with new debt of AT&T Comcast. The refinancing is assumed to be funded half with short-term debt and half with long-term debt.

(d) Represents the reclassification of AT&T Broadband Group's investment in Comcast as follows:

    Elimination of Comcast stock held by AT&T Broadband
    Group...................................................  $ (1,701.0)

    Reclassification of Comcast stock held by AT&T Broadband
    Group to equity (par value common stock $47.3 and
    additional capital $1,653.7)............................     1,701.0
                                                              ----------
                                                              $       --
                                                              ==========

                                      III-6

                            AT&T COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                   HISTORICAL                                     PRO FORMA
                                                     HISTORICAL       AT&T       INTERCOMPANY     PRO FORMA          AT&T
                                                     COMCAST(A)   BROADBAND(A)   ADJUSTMENTS    ADJUSTMENTS(D)    COMCAST(L)
                                                     ----------   ------------   ------------   --------------    ----------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues(m)..............................  $ 5,756.9     $10,132.0       $(108.9)(b)    $               $15,780.0
  Net sales from electronic retailing..............    3,917.3                                                      3,917.3
                                                     ---------     ---------       -------        ---------       ---------
                                                       9,674.2      10,132.0        (108.9)                        19,697.3
                                                     ---------     ---------       -------        ---------       ---------
COSTS AND EXPENSES
  Operating (excluding depreciation)...............    2,905.8       5,459.0         (62.8)(b)                      8,302.0
  Cost of goods sold from electronic retailing
    (excluding depreciation).......................    2,514.0                                                      2,514.0
  Selling, general and administrative(m)...........    1,552.6       2,582.0         (22.6)(b)                      4,112.0
  Depreciation.....................................    1,141.8       2,626.0                                        3,767.8
  Amortization.....................................    2,306.2       2,154.0                       (1,882.9)(e)     2,577.3
  Asset impairment, restructuring and other
    charges........................................                  1,494.0                                        1,494.0
                                                     ---------     ---------       -------        ---------       ---------
                                                      10,420.4      14,315.0         (85.4)        (1,882.9)       22,767.1
                                                     ---------     ---------       -------        ---------       ---------
OPERATING LOSS.....................................     (746.2)     (4,183.0)        (23.5)         1,882.9        (3,069.8)
OTHER INCOME (EXPENSE)
                                                                                                       95.2 (f)
  Interest expense.................................     (731.8)     (1,735.0)                          23.1 (g)    (2,348.5)
  Investment income (expense)......................    1,061.7      (1,947.0)        (18.7)(b)                       (904.0)
                                                                                                     (106.0)(h)
  Equity in net income (losses) of affiliates......      (28.5)                                       148.0 (e)        13.5
  Other income (expense)...........................    1,301.0        (927.0)                                         374.0
                                                     ---------     ---------       -------        ---------       ---------
                                                       1,602.4      (4,609.0)        (18.7)           160.3        (2,865.0)
                                                     ---------     ---------       -------        ---------       ---------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST, EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE......................      856.2      (8,792.0)        (42.2)         2,043.2        (5,934.8)
                                                                                                     (573.7)(i)
INCOME TAX (EXPENSE) BENEFIT.......................     (470.2)      3,857.0        (750.3)(c)         37.0 (h)     2,099.8
                                                     ---------     ---------       -------        ---------       ---------

INCOME (LOSS) BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE................................      386.0      (4,935.0)       (792.5)         1,506.5        (3,835.0)

Net loss from equity investments...................                    (69.0)                          69.0 (h)

MINORITY INTEREST INCOME (EXPENSE).................     (160.4)        833.0         (24.0)(b)        160.0 (j)       808.6
                                                     ---------     ---------       -------        ---------       ---------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE...........  $   225.6     $(4,171.0)      $(816.5)       $ 1,735.5       $(3,026.4)
                                                     =========     =========       =======        =========       =========

Earnings (loss) per share from continuing
  operations -- basic..............................  $    0.24                                                    $   (1.35)

Earnings (loss) per share from continuing
  operations -- assuming dilution..................  $    0.23                                                    $   (1.35)

Weighted average number of common shares
  outstanding -- basic.............................      949.7                                      1,298.7 (k)     2,248.4

Weighted average number of common shares
  outstanding -- assuming dilution.................      964.5                                      1,302.7 (k)     2,267.2

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations
                                      III-7

                            AT&T COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical statement of operations of the respective companies.

(b) Adjustment reflects the elimination of historical intercompany transactions between Comcast and AT&T Broadband Group as follows: amounts charged by Comcast to AT&T Broadband Group for programming, the gains and losses resulting from the sales of certain cable systems by AT&T Broadband Group to Comcast, and Excite@Home transactions.

(c) Represents the elimination of the aggregate historical federal and state income tax effects recorded by Comcast and AT&T Broadband Group on Note (b) adjustments above.

(d) AT&T Broadband Group has certain intercompany agreements with AT&T Corp. which will be terminated as of the date of the AT&T Comcast transaction. The costs of replacing these services is uncertain. However, the impact of the termination of these arrangements is not expected to be material.

(e) Represents the elimination of AT&T Broadband Group's historical goodwill and cable franchise operating rights amortization expense for consolidated subsidiaries and equity method investments. Under the accounting rules set forth in SFAS 142 issued by the Financial Accounting Standards Board in June 2001, goodwill and intangibles with indefinite lives are not amortized against earnings other than in connection with an impairment.

(f) Represents the net effect on interest expense resulting from the financings described in Note (c) to the Unaudited Pro Forma Combined Condensed Balance Sheet. Pro forma interest expense was calculated based on the interest rates of the historical debt outstanding plus the interest rates in the planned credit facilities. The pro forma financial information assumes the financings occurred on January 1, 2001. Amortization of deferred financing costs was calculated based on the expected amounts and terms of the new facilities. Short-term rates are assumed to be 4% and long term rates are assumed to be 7%. Assuming interest rates changed by 0.125%, the related interest expense and pre-tax impact on earnings would be $7.5 million for the year ended December 31, 2001.

(g) Represents the decrease in interest expense as a result of the adjustment of AT&T Broadband Group's long-term debt to its fair value as described in Note (b9) to the Unaudited Pro Forma Combined Condensed Balance Sheet. The difference between the fair value and the face amount of each borrowing is amortized as reduction to interest expense over the remaining term of the borrowing.

(h) Represents the reclassification of losses in equity investments to conform with the presentation currently used by Comcast.

(i)  Represents the aggregate pro forma income tax effect of Notes (e) through
     (g) above at the combined federal and state statutory rate.

(j) Represents the elimination of the historical impact of the QUIPS exchanged for AT&T Broadband Group common stock.

(k) For basic earnings per share, this adjustment represents the issuance of AT&T Comcast shares to AT&T shareholders and Microsoft Corporation offset by shares of Comcast owned by AT&T Broadband Group which are classified as treasury shares (see Note (d) to the Unaudited Pro Forma Combined Condensed Balance Sheet). In addition, earnings per share assuming dilution has been adjusted to include the dilutive effects of AT&T Comcast stock options issued in exchange for the AT&T Broadband Group stock options.

                                      III-8

(l) The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. The following table shows the absolute dollar effect on pro forma net income (loss) applicable to common shares and net income (loss) per share assuming dilution for every $500 of purchase price allocated to amortizable assets or certain liabilities over assumed weighted-average useful lives. An increase in the purchase amount allocated to amortizable assets or a decrease in the amount allocated to certain liabilities will result in a decrease to net income. A decrease in the amount allocated to amortizable assets or an increase in the amount allocated to certain liabilities will result in an increase to net income.

                                                                 YEAR ENDED
WEIGHTED AVERAGE LIFE                                         DECEMBER 31, 2001
---------------------                                         -----------------
Five years..................................................
  Net income................................................        $61.5
  Per share.................................................        $0.03
Ten years...................................................
  Net income................................................        $30.8
  Per share.................................................        $0.01
Twenty years................................................
  Net income................................................        $15.4
  Per share.................................................        $0.01

(m) Comcast's historical consolidated statement of operations reflects franchise fees collected from cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses. Upon the adoption of EITF 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," on January 1, 2002, Comcast will reclassify such amounts to service revenues. The change in classification will have no impact on the unaudited pro forma operating loss. The effect of the reclassification on the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 would be to increase service revenues and selling, general and administrative expenses by $192.3 million. See Note 3 to Comcast's consolidated financial statements incorporated herein by reference.

                                      III-9

                                  CHAPTER FOUR
                         OPINIONS OF FINANCIAL ADVISORS

                    OPINIONS OF COMCAST'S FINANCIAL ADVISORS

     At the meeting of the Comcast Board on December 19, 2001, each of Morgan Stanley, JPMorgan and Merrill Lynch rendered its opinion to the Comcast Board that, as of that date and based upon and subject to the assumptions, qualifications and limitations set forth therein, the conversion ratios in the Comcast merger applicable to holders of Comcast common stock, in the aggregate, were fair from a financial point of view to holders of Comcast common stock, taken together. Each of Morgan Stanley, JPMorgan and Merrill Lynch has consented to the inclusion of their respective opinions as Annexes G, H and I, respectively, to this document.

     THE FULL TEXT OF THE OPINIONS OF MORGAN STANLEY, JPMORGAN AND MERRILL LYNCH, EACH DATED DECEMBER 19, 2001, WHICH SET FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS OF THE REVIEWS UNDERTAKEN BY EACH OF MORGAN STANLEY, JPMORGAN AND MERRILL LYNCH IN RENDERING THEIR RESPECTIVE OPINIONS ARE ATTACHED AS ANNEXES G, H AND I, RESPECTIVELY, TO THIS DOCUMENT AND ARE INCORPORATED INTO THIS DOCUMENT BY REFERENCE. THE SUMMARY OF THE MORGAN STANLEY, JPMORGAN AND MERRILL LYNCH FAIRNESS OPINIONS SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF EACH OF THE OPINIONS. COMCAST SHAREHOLDERS SHOULD READ THESE OPINIONS CAREFULLY AND IN THEIR ENTIRETY. EACH OF MORGAN STANLEY, JPMORGAN AND MERRILL LYNCH PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE COMCAST BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE PROPOSED AT&T COMCAST TRANSACTION. NONE OF THE MORGAN STANLEY, JPMORGAN OR MERRILL LYNCH OPINIONS IS A RECOMMENDATION TO ANY COMCAST SHAREHOLDER AS TO HOW ANY SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED AT&T COMCAST TRANSACTION OR ANY OTHER MATTER AND SHOULD NOT BE RELIED UPON BY ANY COMCAST SHAREHOLDER AS SUCH.

OPINION OF MORGAN STANLEY

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other business and financial information of or relating to Comcast, AT&T and AT&T Broadband;

     - reviewed certain internal financial statements and other financial and operating data concerning Comcast prepared by the management of Comcast;

     - reviewed certain financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, prepared by the management of Comcast;

     - discussed the past and current operations and financial condition and the prospects of Comcast, including the strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, with the management of Comcast;

     - reviewed certain internal financial statements and other financial operating data concerning AT&T and AT&T Broadband (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical balance sheets and income statements of AT&T Broadband) prepared by the managements of AT&T and AT&T Broadband and Comcast;

     - reviewed certain financial forecasts (including, without limitation, as to the pro forma forecasted balance sheets and income statements of AT&T Broadband), and including information relating to certain strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, prepared by the managements of AT&T and AT&T Broadband and of Comcast;

     - discussed the past and current operations and financial condition and the prospects of AT&T Broadband, including the strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, with the managements of AT&T, AT&T Broadband and Comcast;

     - reviewed the reported market prices and trading activity for Comcast common stock and AT&T common stock;

     - compared the financial performance of Comcast and the prices and trading activity of Comcast common stock with that of certain other comparable publicly traded companies and their securities;

     - compared the financial performance of AT&T Broadband and the prices and trading activity of the AT&T common stock with that of certain other comparable publicly traded companies and their equity securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     - participated in discussions and negotiations among representatives of Comcast, AT&T, AT&T Broadband and their financial and legal advisors;

     - reviewed final drafts of each of the merger agreement and the separation and distribution agreement; and

     - considered such other factors and performed such other analyses as it deemed appropriate.

     In connection with its review, Morgan Stanley assumed and relied upon, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to it by Comcast, AT&T or AT&T Broadband or otherwise reviewed by or for it for the purposes of the Morgan Stanley opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, prepared and furnished to or discussed with it by Comcast, AT&T or AT&T Broadband, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Comcast's, AT&T's and AT&T Broadband's managements as to the expected future financial performance of Comcast, AT&T Broadband or AT&T Comcast, as the case may be, and the strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction. Morgan Stanley expressed no view as to such financial forecast information, including the strategic, financial and operational benefits anticipated from the proposed AT&T Comcast transaction, or the assumptions on which they were based. In addition, Morgan Stanley assumed that the mergers are intended as tax-free exchanges under
Section 351 of the Code and that the separation and the AT&T Broadband spin-off will qualify as tax-free transactions under Sections 355 and 368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) top-up described under "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger Consideration -- Potential Additional Payments" will not occur. Furthermore, Morgan Stanley assumed no responsibility for conducting a physical inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband or for making or obtaining any independent valuation or appraisal of the assets or liabilities of Comcast, AT&T or AT&T Broadband, nor was Morgan Stanley furnished with any such valuations or appraisals. The Morgan Stanley opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Subsequent developments may affect its opinion and Morgan Stanley does not have any obligation to update, revise, or reaffirm its opinion.

     For purposes of rendering its opinion, Morgan Stanley assumed, in all respects material to its analysis, that the proposed AT&T Comcast transaction will be consummated as described in the merger agreement and the separation and distribution agreement, that all the representations and warranties of each party contained in the merger agreement and the separation and distribution agreement were true and correct, that each party to the merger agreement and the separation and distribution agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, that all conditions to the consummation of the proposed AT&T Comcast transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the proposed AT&T Comcast transaction by means of an alternative structure of the type described under "Description of the AT&T Comcast Transaction Agreements -- The Merger
Agreement -- Covenants -- Alternative Structure," such alternative structure will not differ from the structure reflected in the merger agreement and the separation and distribution agreement in any respect material to its analysis. Morgan Stanley noted that it is not a legal, tax or regulatory expert and relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the proposed transaction. Morgan Stanley also assumed that the definitive merger agreement and the definitive separation and distribution agreement will not differ in any material respects from the drafts thereof furnished to and reviewed by it. Morgan Stanley further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the proposed AT&T Comcast transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or AT&T Comcast, or on the contemplated benefits of the proposed AT&T Comcast transaction, in any respect material to its analysis. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction involving Comcast.

     The Morgan Stanley opinion does not address the underlying decision by Comcast to engage in the proposed AT&T Comcast transaction or the prices at which Comcast common stock or AT&T Comcast common stock will trade after the announcement or consummation of the proposed AT&T Comcast transaction, and Morgan Stanley does not express any opinion or recommendation as to how shareholders of Comcast should vote at shareholders' meetings held in connection with the proposed AT&T Comcast transaction or any other matter.

OPINION OF JPMORGAN

     In connection with rendering its opinion, JPMorgan, among other things:

     - reviewed the final drafts of each of the merger agreement and the separation and distribution agreement provided to it by Comcast;

     - reviewed certain publicly available business and financial information concerning Comcast, AT&T and AT&T Broadband and the industries in which they operate;

     - reviewed certain internal, non-public financial and operating data, analyses and forecasts prepared by the managements of Comcast, AT&T and AT&T Broadband relating to the businesses of Comcast, on the one hand, and AT&T Broadband, on the other (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical and forecasted balance sheets and income statements of AT&T Broadband), as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the proposed AT&T Comcast transaction furnished to it by Comcast, AT&T and AT&T Broadband;

     - compared the proposed financial terms of the proposed AT&T Comcast transaction with the publicly available financial terms of certain transactions involving companies it deemed relevant;

     - compared the financial and operating performance of Comcast and AT&T Broadband with publicly available information concerning certain other companies it deemed relevant and reviewed the current and historical market prices of Comcast common stock and AT&T common stock and certain publicly traded securities of such other companies;

     - participated in certain discussions and negotiations among representatives of Comcast, AT&T and AT&T Broadband and their financial and legal advisors; and

     - performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of this opinion.

     In addition, JPMorgan held discussions with certain members of the management of Comcast, AT&T and AT&T Broadband with respect to certain aspects of the proposed AT&T Comcast transaction and the foregoing matters, including the past and current business operations of Comcast, AT&T and AT&T Broadband, the financial condition and future prospects and operations of Comcast and AT&T Broadband, the effects of the proposed AT&T Comcast transaction, including the estimated synergies, on the financial condition and future prospects of Comcast, AT&T Broadband and AT&T Comcast, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

     In giving its opinion, JPMorgan relied upon and assumed, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all information that was publicly available or furnished to it by Comcast, AT&T or AT&T Broadband or otherwise reviewed by or for it. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities of Comcast, AT&T or AT&T Broadband, nor were any such valuations or appraisals provided to it. In addition, JPMorgan did not assume any obligation to conduct any inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband. In relying on financial analyses and forecasts provided to it, including the estimated synergies, JPMorgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the managements of Comcast, AT&T and AT&T Broadband as to the expected future results of operations and financial condition of Comcast, AT&T Broadband and AT&T Comcast and as to such other matters, including the estimated synergies, to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts, including the estimated synergies, or the assumptions on which they were based. JPMorgan also assumed that the mergers will qualify as tax-free exchanges under Section 351 of the Code and that the separation and the AT&T Broadband spin-off will qualify as tax-free transactions under Sections 355 and 368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) top-up described under "Description of the AT&T Comcast Transaction
Agreements -- The Merger Agreement -- Merger Consideration -- Potential Additional Payments" will not occur.

     For purposes of rendering its opinion, JPMorgan assumed, in all respects material to its analysis, that the proposed AT&T Comcast transaction will be consummated as described in the merger agreement and the separation and distribution agreement, that all the representations and warranties of each party contained in the merger agreement and the separation and distribution agreement were true and correct, that each party to the merger agreement and the separation and distribution agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, that all conditions to the consummation of the proposed AT&T Comcast transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the proposed AT&T Comcast transaction by means of an alternative structure of the type described under "Description of the AT&T Comcast Transaction Agreements -- The Merger
Agreement -- Covenants -- Alternative Structure," such alternative structure will not differ from the structure reflected in the merger agreement and the separation and distribution agreement in any respect material to its analysis. JPMorgan noted that it is not a legal, tax or regulatory expert and relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the proposed transaction. JPMorgan also assumed that the definitive merger agreement and the definitive separation and distribution agreement will not differ in any material respects from the drafts thereof furnished to and reviewed by it. JPMorgan further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the proposed AT&T Comcast transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or AT&T Comcast, or on the contemplated benefits of the proposed transaction, in any respect material to its analysis.

     The JPMorgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Subsequent developments may affect its opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. The JPMorgan opinion is limited to the fairness, from a financial point of view, to holders of Comcast common stock, taken together, of the Comcast conversion ratios in the Comcast merger, in the aggregate, and JPMorgan does not express any opinion as to the underlying decision by Comcast to engage in the proposed AT&T Comcast transaction. JPMorgan does not express any opinion as to the price at which Comcast common stock or AT&T Comcast common stock will trade at any future time and JPMorgan is not expressing any opinion or recommendation as to how shareholders of Comcast should vote at shareholders' meetings held in connection with the proposed AT&T Comcast transaction or any other matter. In arriving at its opinion, JPMorgan was not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction involving Comcast.

OPINION OF MERRILL LYNCH

     In connection with rendering its opinion, Merrill Lynch, among other things:

     - reviewed certain publicly available business and financial information relating to Comcast, AT&T and AT&T Broadband that it deemed to be relevant;

     - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Comcast, AT&T and AT&T Broadband (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical and forecasted balance sheets and income statements of AT&T Broadband), as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the proposed AT&T Comcast transaction furnished to it by Comcast, AT&T and AT&T Broadband;

     - conducted discussions with members of management and representatives of Comcast, AT&T and AT&T Broadband concerning the matters described above, as well as their businesses and prospects before and after giving effect to the proposed AT&T Comcast transaction and the expected synergies;

     - reviewed the market prices and valuation multiples for Comcast common stock and AT&T common stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

     - reviewed the results of operations of Comcast and AT&T Broadband and compared them with those of certain publicly traded companies that it deemed to be relevant;

     - compared the proposed financial terms of the AT&T Comcast transaction with the financial terms of certain other transactions that it deemed to be relevant;

     - participated in certain discussions and negotiations among representatives of Comcast, AT&T and AT&T Broadband and their financial and legal advisors;

     - reviewed the potential pro forma impact of the proposed AT&T Comcast transaction;

     - reviewed the final drafts of each of the merger agreement and the separation and distribution agreement, respectively; and

     - reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or liability therefor, or undertake an independent evaluation or appraisal of any of the assets or liabilities of Comcast, AT&T or AT&T Broadband and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband. With respect to the financial forecast information and the expected synergies furnished to or discussed with it by Comcast, AT&T or AT&T Broadband, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Comcast's, AT&T's or AT&T Broadband's managements as to the expected future financial performance of Comcast, AT&T Broadband or AT&T Comcast, as the case may be, and the expected synergies. Merrill Lynch expressed no view as to such financial forecast information, including the expected synergies, or the assumptions on which they were based. Merrill Lynch further assumed that the mergers will qualify as tax-free exchanges under Section 351 of the Code and that the separation and the AT&T Broadband spin-off will qualify as tax-free transactions under Sections 355 and

368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) top-up described under "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement -- Merger
Consideration -- Potential Additional Payments" will not occur. Merrill Lynch also assumed that the final form of the merger agreement and the separation and distribution agreement will be substantially similar to the last draft reviewed by it.

     The Merrill Lynch opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of its opinion. Subsequent developments may affect its opinion and Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. Merrill Lynch assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the proposed AT&T Comcast transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or AT&T Comcast or on the contemplated benefits of the proposed AT&T Comcast transaction, in any respect material to its analysis. For purposes of rendering its opinion, Merrill Lynch assumed, in all respects material to its analysis, that the proposed AT&T Comcast transaction will be consummated as described in the merger agreement and the separation and distribution agreement, that all the representations and warranties of each party contained in the merger agreement and the separation and distribution agreement are true and correct, that each party to the merger agreement and the separation and distribution agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, that all conditions to the consummation of the proposed AT&T Comcast transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the proposed AT&T Comcast transaction by means of an alternative structure of the type described under "Description of the AT&T Comcast Transaction Agreements -- The Merger
Agreement -- Covenants -- Alternative Structure," such alternative structure will not differ from the structure reflected in the merger agreement and the separation and distribution agreement in any respect material to its analysis. Merrill Lynch noted that they are not legal, tax or regulatory experts and relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the proposed AT&T Comcast transaction. In arriving at its opinion, Merrill Lynch was not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary proposed transaction involving Comcast.

     The Merrill Lynch opinion does not address the merits of the underlying decision by Comcast to engage in the proposed AT&T Comcast transaction and Merrill Lynch does not express any opinion as to the prices at which the shares of Comcast common stock or AT&T Comcast common stock will trade following the announcement or consummation of the proposed AT&T Comcast transaction, as the case may be. Furthermore, Merrill Lynch does not express any opinion or recommendation as to how shareholders of Comcast should vote at shareholders' meetings held in connection with the proposed AT&T Comcast transaction or any other matter.

JOINT FINANCIAL ANALYSES OF COMCAST'S FINANCIAL ADVISORS

     At the December 19, 2001 meeting of the Comcast Board, Morgan Stanley, JPMorgan and Merrill Lynch reviewed with the members of the Comcast Board the updated financial terms of the proposed AT&T Comcast transaction and the application of those terms to the financial analyses prepared by Morgan Stanley, JPMorgan and Merrill Lynch previously presented to the Comcast Board. Such terms and analyses were summarized in a written presentation prepared for the meeting by Morgan Stanley, JPMorgan and Merrill Lynch and delivered along with their respective opinions to Comcast.

     The following is a summary of the material analyses contained in the presentation that was delivered to Comcast. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Morgan Stanley, JPMorgan and Merrill Lynch, the tables must be read together with the full text of each summary.

  PUBLIC MARKET BROADBAND VALUATION

     Morgan Stanley, JPMorgan and Merrill Lynch reviewed and analyzed certain public market trading multiples for five publicly traded broadband companies (Comcast, Cox Communications, Inc., Charter Communications, Inc., Adelphia Communications Corporation and Cablevision Systems Corporation). The multiples analyzed were derived by dividing the adjusted aggregate market value of each of the companies (based on closing stock prices on December 18, 2001) by (i) estimated year-end 2001 number of subscribers, (ii) estimated 2002 cable revenues and (iii) estimated 2002 cable EBITDA. Morgan Stanley, JP Morgan and Merrill Lynch also calculated the estimated 2002 cable EBITDA multiple divided by estimated 2002-2005 cable EBITDA compound annual growth rates (hereinafter referred to as EBITDA Multiple to Growth Ratio). For purposes of calculating these multiples, Morgan Stanley, JPMorgan and Merrill Lynch adjusted the aggregate market value of each of the companies to exclude the value of certain of such company's non-cable or non-operating assets, based on Morgan Stanley equity research (except as set forth below). Morgan Stanley, JPMorgan and Merrill Lynch calculated the financial multiples and ratios based on publicly available financial data as of December 18, 2001, Morgan Stanley equity research estimates and, as to the value to be attributed to Comcast's non-cable assets, Comcast management estimates, which were consistent with Wall Street research estimates. Morgan Stanley, JPMorgan and Merrill Lynch then derived reference ranges of such multiples from this analysis. A summary of the principal public market trading multiples and the reference ranges of multiples that Morgan Stanley, JPMorgan and Merrill Lynch derived are set forth below:

                      MULTIPLE OF ADJUSTED MARKET VALUE TO

                                                                                REFERENCE RANGE
                         COMCAST    COX     CHARTER   ADELPHIA   CABLEVISION      OF MULTIPLES
                         -------   ------   -------   --------   -----------   ------------------
2001 Subscribers.......  $4,139    $3,977   $3,707     $3,673      $4,397       $3,500 - $4,400
2002E Cable Revenue....    5.9x      5.3x     5.5x       5.2x        5.2x               5x - 6x
2002E Cable EBITDA.....   14.0x     13.8x    12.0x      13.2x       14.1x             13x - 15x
EBITDA Multiple to
  Growth Ratio.........   0.91x     1.06x    0.80x      0.71x       0.82x           0.8x - 1.1x

     Using these derived reference ranges of multiples, Morgan Stanley, JPMorgan and Merrill Lynch calculated implied valuation ranges for AT&T Broadband by applying the reference ranges of multiples to the (i) year-end expected 2001 number of subscribers for AT&T Broadband (based on information provided by AT&T and AT&T Broadband's management), (ii) estimated 2002 AT&T Broadband revenues (based on Comcast management's estimates), (iii) estimated 2002 AT&T Broadband EBITDA (based on Comcast management's estimates) and (iv) estimated 2002 AT&T Broadband EBITDA based on applying an EBITDA margin of 35% to Comcast management's estimate of 2002 AT&T Broadband revenues. Morgan Stanley, JPMorgan and Merrill Lynch also calculated the estimated AT&T Broadband EBITDA Multiple to Growth Ratio using Comcast management's estimate of AT&T Broadband's 2002 to 2005 EBITDA growth rate. Based on such analysis, Morgan Stanley, JPMorgan and Merrill Lynch derived ranges of implied value for AT&T Broadband of $58 billion to $70 billion on a 2001 subscriber multiples basis, $62 billion to $72 billion on a 2002 estimated cable revenue multiples basis, $46 billion to $52 billion on a 2002 estimated cable EBITDA multiples basis, $57 billion to $64 billion on a 2002 estimated cable EBITDA (adjusted for 35% margin) multiples basis, and $59 billion to $77 billion on an EBITDA Multiple to Growth Ratio basis, each as compared to the implied value for AT&T Broadband in the proposed AT&T Comcast transaction of approximately $73.2 billion (based on the closing price of Comcast Common Stock on December 18, 2001). Morgan Stanley, JPMorgan and Merrill Lynch noted that the derived ranges of implied public market values were strictly public market ranges and that no control premium had been attributed in this analysis.

     The foregoing companies, in the judgment of each of Morgan Stanley, JPMorgan and Merrill Lynch and based in part on conversations with the managements of Comcast, AT&T and AT&T Broadband, were comparable to AT&T Broadband for purposes of this analysis. Morgan Stanley, JPMorgan and Merrill Lynch noted that because of the differences between the business mix, operations and other characteristics of AT&T Broadband and the comparable companies, Morgan Stanley, JPMorgan and Merrill Lynch did not believe that a purely quantitative comparable company analysis would be particularly meaningful in this context. Rather, Morgan Stanley, JPMorgan and Merrill Lynch believed an appropriate use of the comparable company analysis would also involve qualitative judgments concerning differences between the financial and operating characteristics of AT&T Broadband and the comparable companies, which would affect the public trading values of the common stock of the comparable companies, which judgments were applied in rendering the respective opinions of Morgan Stanley, JPMorgan and Merrill Lynch.

  PRIVATE MARKET VALUATION

     Precedent Transactions. Morgan Stanley, JPMorgan and Merrill Lynch reviewed and analyzed selected precedent transactions involving other companies in the broadband industry that they deemed relevant and calculated the per subscriber multiples paid in the selected transactions based on the transaction values and the subscriber numbers from publicly available company press releases and reports and/or public analyst research. The following table sets forth the transactions that were reviewed in connection with this analysis:

                        SELECTED PRECEDENT TRANSACTIONS

TRANSACTION ANNOUNCEMENT DATE      ACQUIROR             TARGET
-----------------------------   ---------------  ---------------------
     Apr-99                          AT&T              MediaOne
     May-99                         Charter             Falcon
     May-99                           Cox                 TCA
     May-99                         Charter              Fanch
     May-99                         Comcast      AT&T (select markets)
     Jun-99                         Charter             Bresnan
     Jul-99                           Cox               Gannett
     Jul-99                           Cox        AT&T (select markets)
     Nov-99                         Comcast             Lenfest
     Dec-99                        Adelphia       Cablevision (Ohio)
     Apr-00                          AT&T        Cablevision (Boston)
     Jan-01                         Comcast      AT&T (select markets)
     Jan-01                     Insight Midwest      AT&T/Insight

     The high, mean, median and low per subscriber multiples calculated in these selected transactions were $5,378, $4,491, $4,500 and $3,500, respectively.

     Morgan Stanley, JPMorgan and Merrill Lynch then derived from these selected transactions a reference range of per subscriber multiples of $4,200 to $5,000, and applying this range of multiples to the expected year-end 2001 number of subscribers for AT&T Broadband based on information provided by AT&T and AT&T Broadband's management, Morgan Stanley, JPMorgan and Merrill Lynch calculated an implied valuation range for AT&T Broadband of $67 billion to $78 billion, as compared to the implied value for AT&T Broadband in the proposed AT&T Comcast transaction of $73.2 billion (based on the closing price of Comcast common stock on December 18, 2001).

     Among other factors, Morgan Stanley, JPMorgan and Merrill Lynch indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Morgan Stanley, JPMorgan and Merrill Lynch noted that no transaction reviewed was identical to the proposed AT&T Comcast transaction and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics of AT&T Broadband and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

     AT&T Broadband DCF Valuation. Morgan Stanley, JPMorgan and Merrill Lynch performed a five-year discounted cash flow analysis on AT&T Broadband as of December 31, 2001 based on financial forecasts and estimates provided by Comcast's management, excluding the effect of certain strategic, financial and operational benefits anticipated in the proposed transaction according to Comcast management. In conducting this discounted cash flow analysis, Morgan Stanley, JPMorgan and Merrill Lynch utilized discount rates of between 9% and 11%, and last twelve months ("LTM") terminal EBITDA multiples of between 15x and 17x. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of Comcast and other comparable companies as well as Wall Street equity research.

     Morgan Stanley, JPMorgan and Merrill Lynch also performed a separate discounted cash flow analysis of the effect of certain strategic, financial and operational benefits anticipated in the proposed transaction (or synergies) based on information provided by the managements of Comcast, AT&T and AT&T Broadband. In conducting this second discounted cash flow analysis, Morgan Stanley, JPMorgan and Merrill Lynch utilized discount rates between 9% and 11% and perpetual growth rates of between 3% and 4%. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of Comcast and other comparable companies as well as Wall Street equity research.

     Based on the aforementioned projections and assumptions, the discounted cash flow analysis of AT&T Broadband yielded a range of implied values for AT&T Broadband of $62 billion to $74 billion excluding synergies and $73 billion to $92 billion including synergies, as compared to the implied value for AT&T Broadband in the proposed AT&T Comcast transaction of $73.2 billion (based on the closing price of Comcast common stock on December 18, 2001).

  CONTRIBUTION ANALYSIS

     Morgan Stanley, JPMorgan and Merrill Lynch calculated the implied relative equity contributions of AT&T Broadband and Comcast to the combined company based on their respective contributions of estimated 2001 year-end subscribers, estimated 2002 to 2005 cable revenue and estimated 2002 to 2005 cable EBITDA, in each case adjusted for the relative contribution of AT&T Broadband and Comcast, respectively, to the leverage of the combined company. Such analysis was done both with and without taking into account the transaction synergies estimated by the managements of AT&T, AT&T Broadband and Comcast. Morgan Stanley, JPMorgan and Merrill Lynch then compared the results of this analysis to the pro forma equity ownership implied by the proposed AT&T Comcast transaction prior to the conversion of the QUIPS. Based on the foregoing analysis, AT&T Broadband's implied equity contribution ranged from 43.0% to 54.9% excluding synergies, and 50.7% to 61.0% including synergies, as compared to the pro forma AT&T Broadband shareholder ownership of 55.8% in the proposed transaction (or 56.6% assuming the issuance by AT&T Comcast of the maximum potential number of additional shares of AT&T Comcast stock to AT&T Broadband shareholders provided in the merger agreement under certain circumstances if the stock issued to AT&T Broadband shareholders in the proposed AT&T Comcast transaction is not included in the S&P 500 Index).

  DCF CONTRIBUTION ANALYSIS

     Morgan Stanley, JPMorgan and Merrill Lynch also derived an implied AT&T Broadband ownership in the combined entity based on an analysis of the respective discounted cash flow contributions of AT&T Broadband and Comcast to the combined company both with and without taking into account the synergies estimated by the managements of AT&T, AT&T Broadband and Comcast.

     Morgan Stanley, JPMorgan and Merrill Lynch conducted a five-year discounted cash flow analysis of each of Comcast and AT&T Broadband as of December 31, 2001. For AT&T Broadband, the analysis was based on the same assumptions as in the AT&T Broadband DCF Valuation described above, including utilizing the same discount rates and LTM terminal EBITDA multiples as in that analysis. For Comcast, the analysis was based on financial information and projections from Morgan Stanley equity research dated November 1, 2001, and utilized discount rates of 9% to 11% and LTM terminal EBITDA multiples of 14x to 16x. The assumed discount rates were chosen based on an analysis of the weighted average cost of capital of Comcast and other comparable companies as well as Wall Street equity research.

     Morgan Stanley, JPMorgan and Merrill Lynch then compared the low and high discounted cash flow values of each of AT&T Broadband and Comcast to derive a range of implied discounted cash flow equity contribution for AT&T Broadband. Based on the foregoing analysis, AT&T Broadband's implied discounted cash flow equity contribution ranged from 41% to 53% excluding synergies, and 47.5% to 60.5% including synergies.

GENERAL

     In connection with the review of the proposed AT&T Comcast transaction by the Comcast Board, Morgan Stanley, JPMorgan and Merrill Lynch performed a variety of financial and comparable analyses for purposes of rendering their respective opinions. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at their respective opinions, Morgan Stanley, JPMorgan and Merrill Lynch considered the results of all of their analyses as a whole and did not attribute any particular weight to any analysis or factor considered by them. Furthermore, Morgan Stanley, JPMorgan and Merrill Lynch believe that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of their analyses, without considering all of them, would create an incomplete view of the process underlying their analyses and opinions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Morgan Stanley, JPMorgan or Merrill Lynch with respect to the actual value of Comcast, AT&T Broadband or AT&T Comcast.

     In performing their analyses, Morgan Stanley, JPMorgan and Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Morgan Stanley, JPMorgan, Merrill Lynch, Comcast, AT&T or AT&T Broadband. Any estimates contained in the analyses of Morgan Stanley, JPMorgan and Merrill Lynch are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley, JPMorgan and Merrill Lynch of the fairness of the Comcast conversion ratios in the Comcast merger, in the aggregate, from a financial point of view to the Comcast shareholders, taken together, and were prepared in connection with the delivery by Morgan Stanley, JPMorgan and Merrill Lynch of their respective opinions, each dated December 19, 2001, to the Comcast Board. The analyses do not purport to be appraisals or to reflect the prices at which Comcast common stock or AT&T Comcast common stock will trade following the announcement or consummation of the proposed transaction. The Comcast conversion ratios and other terms of the proposed AT&T Comcast transaction were determined through arms' length negotiations among Comcast, AT&T and AT&T Broadband and were approved by the Comcast Board. Morgan Stanley, JPMorgan and Merrill Lynch provided advice to Comcast during such negotiations. However, Morgan Stanley, JPMorgan and Merrill Lynch did not recommend any specific conversion ratios or other form of consideration to Comcast or that any specific conversion ratios or other form of consideration constituted the only appropriate consideration for the proposed AT&T Comcast transaction.

     The opinions of Morgan Stanley, JPMorgan and Merrill Lynch were one of many factors taken into consideration by the Comcast Board in making its determination to approve the proposed AT&T Comcast transaction. The analyses of Morgan Stanley, JPMorgan and Merrill Lynch summarized above should not be viewed as determinative of the opinion of the Comcast Board with respect to the value of Comcast,

AT&T Broadband or AT&T Comcast or of whether the Comcast Board would have been willing to agree to different conversion ratios or other forms of consideration. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley, JPMorgan and Merrill Lynch.

     The Comcast Board selected Morgan Stanley, JPMorgan and Merrill Lynch as its financial advisors because of their reputations as internationally recognized investment banking and advisory firms with substantial experience in transactions similar to this proposed transaction and because Morgan Stanley, JPMorgan and Merrill Lynch are familiar with Comcast and its business. As part of its investment banking and financial advisory business, each of Morgan Stanley, JPMorgan and Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Each of Morgan Stanley, JPMorgan and Merrill Lynch provides a full range of financial advisory and securities services and in the past, each of Morgan Stanley, JPMorgan and Merrill Lynch and their respective affiliates have provided financial advisory and financing services for Comcast and AT&T and their affiliates and have received fees for the rendering of such services and also may provide such services to Comcast, AT&T or AT&T Comcast and their affiliates in the future for which it would expect to receive fees. In addition, in the course of its business, each of Morgan Stanley, JPMorgan and Merrill Lynch may (or its affiliates may) actively trade the debt and equity securities of Comcast or AT&T or, after the proposed AT&T Comcast transaction, AT&T Comcast for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

     Under the terms of separate letter agreements, each dated July 8, 2001, Comcast engaged each of Morgan Stanley, JPMorgan and Merrill Lynch to act as its financial advisor in connection with the contemplated AT&T Comcast transaction. Pursuant to the terms of these letters, Comcast has agreed to pay Morgan Stanley a financial advisory fee of (a) $6 million upon the execution of its letter agreement and (b) $34 million upon completion of the AT&T Comcast transaction and to pay each of JPMorgan and Merrill Lynch a financial advisory fee of (a) $5.25 million upon the execution of its letter agreement and (b) $29.75 million upon completion of the AT&T Comcast transaction. Comcast has also agreed to reimburse each of Morgan Stanley, JPMorgan and Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with the engagement, including attorney's fees, and to indemnify each of Morgan Stanley, JPMorgan and Merrill Lynch and their related parties from and against certain liabilities, including liabilities under the federal securities laws.

                     OPINIONS OF AT&T'S FINANCIAL ADVISORS

CREDIT SUISSE FIRST BOSTON'S OPINION

     Credit Suisse First Boston has acted as a financial advisor to AT&T in connection with the mergers. AT&T selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, AT&T requested that Credit Suisse First Boston consider the fairness, from a financial point of view, of the AT&T Broadband exchange ratio provided for in the AT&T Broadband merger to holders of AT&T Broadband common stock immediately prior to the mergers, other than Comcast and its affiliates. On December 19, 2001, at a meeting of the AT&T Board held to consider the mergers, Credit Suisse First Boston rendered to the AT&T Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated December 19, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the AT&T Broadband exchange ratio was fair, from a financial point of view, to holders of AT&T Broadband common stock immediately prior to the mergers, other than Comcast and its affiliates.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED DECEMBER 19, 2001, TO THE AT&T BOARD, WHICH DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX J AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF AT&T COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE AT&T BOARD AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE AT&T BROADBAND EXCHANGE RATIO, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGERS OR ANY RELATED TRANSACTIONS, INCLUDING THE AT&T BROADBAND SPIN-OFF, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGERS OR ANY RELATED TRANSACTIONS. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed:

     - the merger agreement;

     - the separation and distribution agreement;

     - other related documents;

     - publicly available business and financial information relating to AT&T Broadband and Comcast; and

     - other information relating to AT&T Broadband and Comcast, including financial forecasts, in the case of Comcast, as adjusted by the management of AT&T Broadband and reviewed by AT&T and, in the case of potential cost savings and synergies, as adjusted by the managements of AT&T and AT&T Broadband, provided to or discussed with Credit Suisse First Boston by AT&T, AT&T Broadband and Comcast.

     Credit Suisse First Boston also met with the managements of AT&T, AT&T Broadband and Comcast to discuss the businesses and prospects of AT&T Broadband and Comcast. Credit Suisse First Boston also considered:

     - financial data of AT&T Broadband and financial and stock market data of Comcast, and compared those data with similar data for other publicly held companies in businesses similar to AT&T Broadband and Comcast;

     - to the extent publicly available, the financial terms of other business combinations and other transactions announced or effected; and

     - other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. Credit Suisse First Boston was advised, and assumed:

     - with respect to the financial forecasts, including adjustments to the forecasts, and other information and data, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T, AT&T Broadband and Comcast as to the future financial performance of AT&T Broadband and Comcast, the potential cost savings and synergies, including the amount, timing and achievability of the cost savings and synergies, and strategic benefits anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the mergers and related transactions and the other matters covered by the forecasts.

     Credit Suisse First Boston also assumed, with AT&T's consent, that:

     - in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed mergers and related transactions, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on AT&T, AT&T Broadband or Comcast or the contemplated benefits of the proposed mergers or related transactions in any respect meaningful to its analyses;

     - the mergers and related transactions, including the AT&T Broadband spin-off, will be consummated in accordance with the terms of the merger agreement, the separation and distribution agreement and related documents, without waiver, modification or amendment of any material terms, conditions or agreements, and in compliance with all applicable laws, including, in the case of the AT&T Broadband spin-off, laws relating to insolvency and fraudulent conveyance and to the payments of dividends; and

     - the mergers would be treated as a tax-free exchange, and that the AT&T Broadband spin-off would qualify as a tax-free distribution, for federal income tax purposes.

     Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of AT&T, AT&T Broadband or Comcast, and Credit Suisse First Boston was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion.

     Credit Suisse First Boston did not express any opinion as to:

     - what the value of the securities of AT&T Broadband or AT&T Comcast actually will be when issued; or

     - the prices at which the securities of AT&T Broadband or AT&T Comcast would trade at any time.

     Credit Suisse First Boston's opinion did not address:

     - any aspect of the mergers other than the AT&T Broadband exchange ratio to the extent specified in its opinion;

     - any related transactions, including the AT&T Broadband spin-off;

     - the relative merits of the mergers or any related transactions as compared to other business strategies that might have been available to AT&T or AT&T Broadband; or

     - the underlying business decision of AT&T to proceed with the mergers or any related transactions.

     In connection with its engagement, Credit Suisse First Boston was requested to approach, and held preliminary discussions with, third parties to solicit indications of interest in the possible acquisition of all or a part of AT&T Broadband. Although Credit Suisse First Boston evaluated the AT&T Broadband exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the AT&T Broadband merger, which consideration was determined between AT&T and Comcast. Except as described above, AT&T imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

GOLDMAN SACHS' OPINION

     On December 19, 2001, Goldman Sachs delivered its oral opinion, which it subsequently confirmed in writing as of the same date, to the AT&T Board that, based upon and subject to the matters described in the Goldman Sachs opinion and based upon such other matters as Goldman Sachs considered relevant, as of that date and based on the market conditions of that date, the AT&T Broadband exchange ratio, as defined in the opinion, pursuant to the merger agreement was fair from a financial point of view to holders, other than Comcast and its affiliates, of AT&T Broadband common stock immediately prior to the mergers.

     THE FULL TEXT OF GOLDMAN SACHS' WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH ITS OPINION, IS ATTACHED HERETO AS ANNEX K AND IS INCORPORATED HEREIN BY REFERENCE. GOLDMAN SACHS PROVIDED ITS OPINION AND ITS ADVISORY SERVICES FOR THE INFORMATION AND ASSISTANCE OF THE AT&T BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE AT&T BROADBAND MERGER. GOLDMAN SACHS EXPRESSED NO OPINION AS TO, AMONG OTHER THINGS, ANY RELATED TRANSACTION, INCLUDING THE AT&T BROADBAND SPIN-OFF, AND ITS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGERS OR ANY RELATED TRANSACTIONS. THE GOLDMAN SACHS OPINION IS NECESSARILY BASED UPON INFORMATION AVAILABLE TO GOLDMAN SACHS AND FINANCIAL, ECONOMIC, MARKET AND OTHER CONDITIONS AS THEY EXIST AND CAN BE EVALUATED AS OF THE DATE OF ITS OPINION, AND GOLDMAN SACHS ASSUMES NO DUTY TO UPDATE OR REVISE ITS OPINION BASED ON CIRCUMSTANCES OR EVENTS AFTER THE DATE OF THE OPINION. WE URGE YOU TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - the separation and distribution agreement;

     - annual reports to shareholders and annual reports on Form 10-K of AT&T and Comcast for the five years ended December 31, 2000;

     - the preliminary proxy statement of AT&T dated July 3, 2001;

     - other communications from AT&T and Comcast to their respective shareholders;

     - internal financial analyses and forecasts for Comcast prepared by its management, as adjusted by AT&T Broadband management and reviewed by AT&T management;

     - internal financial analyses and forecasts for AT&T Broadband prepared by AT&T Broadband management and reviewed and/or adjusted by AT&T management; and

     - cost savings and operating synergies projected to result from the transactions contemplated by the merger agreement as prepared by the managements of Comcast and AT&T Broadband and as further adjusted by the managements of AT&T Broadband and AT&T.

     Goldman Sachs also held discussions with members of the senior management of AT&T, AT&T Broadband and Comcast regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for the shares of AT&T common stock, Comcast Class A common stock and Comcast Class A Special common stock;

     - compared financial information for AT&T Broadband and financial and stock market information for Comcast with similar information for various other companies the securities of which are publicly traded; and

     - reviewed the financial terms of various recent business combinations in the cable industry specifically and in other industries generally and performed other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information and data discussed with or reviewed by it and assumed the accuracy and completeness thereof for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of the AT&T Board, that the forecasts and the synergies had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of AT&T and AT&T Broadband. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of AT&T, AT&T Broadband or Comcast or any of their subsidiaries and was not furnished with any evaluation or appraisal.

     For purposes of its analyses, Goldman Sachs was advised and assumed, with the consent of the AT&T Board, that:

     - all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement and the separation and distribution agreement will be obtained without any adverse effect on AT&T, AT&T Broadband and Comcast or AT&T Comcast following the mergers or the contemplated benefits of the transactions in any respect meaningful to its analyses;

     - the mergers and the other transactions contemplated by the merger agreement and the separation and distribution agreement will be consummated in accordance with the terms of these agreements, and without waiver, modification or amendment of any material terms, conditions or agreements and in compliance with all applicable laws including, in the case of the AT&T Broadband spin-off, laws relating to insolvency and fraudulent conveyance and to the payment of dividends; and

     - for federal income tax purposes, the AT&T Broadband spin-off will qualify as a tax-free distribution and the mergers will be treated as a tax-free reorganization.

     Goldman Sachs expressed no opinion as to:

     - any aspect of the mergers other than the AT&T Broadband exchange ratio to the extent specified in its opinion;

     - any related transaction, including the AT&T Broadband spin-off;

     - AT&T's underlying business decision to effect the mergers or any related transactions;

     - the prices at which the shares of AT&T Broadband common stock or of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock or AT&T Comcast Class C common stock may trade at any time if and when they are issued and trade publicly; or

     - the relative merits of the transactions contemplated by the merger agreement and the separation and distribution agreement as compared to any alternative business transaction that might be available to AT&T or to AT&T Broadband.

     Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes.

     AT&T selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the mergers.

FINANCIAL ANALYSES

     In preparing their respective opinions to the AT&T Board, Credit Suisse First Boston and Goldman Sachs performed a variety of financial and comparative analyses, including those described below. The summary of the analyses of Credit Suisse First Boston and Goldman Sachs described below is not a complete description of the analyses underlying their opinions. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at their respective opinions, Credit Suisse First Boston and Goldman Sachs made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston and Goldman Sachs believe that their analyses must be considered as a whole and that selecting portions of their analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying their analyses and opinions.

     In their analyses, Credit Suisse First Boston and Goldman Sachs considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of AT&T, AT&T Broadband and Comcast. No company, transaction or business used in Credit Suisse First Boston's and Goldman Sachs' analyses as a comparison is identical to AT&T, AT&T Broadband, Comcast or the proposed mergers, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in the analyses of Credit Suisse First Boston and Goldman Sachs and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates of Credit Suisse First Boston and Goldman Sachs are inherently subject to substantial uncertainty.

     The opinions of Credit Suisse First Boston and Goldman Sachs were only one of many factors considered by the AT&T Board in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the AT&T Board or management with respect to the mergers or the AT&T Broadband exchange ratio.

     The following is a summary of the material financial analyses underlying the opinions of Credit Suisse First Boston and Goldman Sachs delivered to the AT&T Board. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S AND GOLDMAN SACHS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S AND GOLDMAN SACHS' FINANCIAL ANALYSES.

  SELECTED COMPANIES ANALYSIS

     Credit Suisse First Boston and Goldman Sachs compared financial and operating data of AT&T Broadband's core cable business, which excludes assets relating to Time Warner Entertainment and various other cable joint ventures, referred to as AT&T Broadband Cable, to corresponding data for the following five publicly traded companies in the cable industry:

     - Adelphia Communications Corporation

     - Cablevision Systems Corporation

     - Charter Communications, Inc.

     - Comcast Corporation

     - Cox Communications, Inc.

     Credit Suisse First Boston and Goldman Sachs reviewed enterprise values, calculated as equity value plus net debt, as a multiple of calendar years 2002 and 2003 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. All multiples were based on closing stock prices on December 18, 2001. Credit Suisse First Boston and Goldman Sachs then applied a range of selected multiples derived from the selected companies of calendar years 2002 and 2003 estimated EBITDA to corresponding financial data of AT&T Broadband Cable, both with and without giving effect to, in the case of calendar year 2003, a $7.5 billion potential initial public offering of 19.0% of AT&T Broadband occurring at year-end 2002, referred to as the IPO. Credit Suisse First Boston and Goldman Sachs also applied a range of selected multiples derived from the selected companies to AT&T Broadband Cable's calendar year 2004 estimated EBITDA, after giving effect to the IPO, the result of which was then discounted to 2001 year-end present value using a discount rate of 15%. Estimated financial data for AT&T Broadband Cable were based on internal estimates of AT&T Broadband's management and estimated financial data for the selected companies were based on publicly available research analysts' estimates. This analysis indicated an implied enterprise reference range for AT&T Broadband Cable of approximately $31.0 billion to $60.0 billion. Using this enterprise reference range, Credit Suisse First Boston and Goldman Sachs then derived an implied reference range per 2001 AT&T Broadband Cable subscriber. This analysis indicated the following implied reference range per 2001 AT&T Broadband Cable subscriber, as compared to the per 2001 AT&T Broadband Cable subscriber value implied by the AT&T Broadband merger consideration attributable to AT&T Broadband Cable.

                                                               PER 2001 AT&T BROADBAND CABLE
                                  IMPLIED REFERENCE RANGE   SUBSCRIBER VALUE IMPLIED BY THE AT&T
                                  PER 2001 AT&T BROADBAND      BROADBAND MERGER CONSIDERATION
                                     CABLE SUBSCRIBER       ATTRIBUTABLE TO AT&T BROADBAND CABLE
                                  -----------------------   ------------------------------------
AT&T Broadband Cable............      $2,301 - $4,380                      $4,604

     Credit Suisse First Boston and Goldman Sachs also reviewed the per subscriber values for the selected companies for the first three fiscal quarters of 2001 and estimated fiscal fourth quarter of 2001. Credit Suisse First Boston and Goldman Sachs then derived an implied reference range per 2001 subscriber for the selected companies. This analysis indicated the following implied reference range per 2001 subscriber for the selected companies, as compared to the per 2001 AT&T Broadband Cable subscriber value implied by the AT&T Broadband merger consideration attributable to AT&T Broadband Cable:

                                                                PER 2001 AT&T BROADBAND CABLE
                                   IMPLIED REFERENCE RANGE   SUBSCRIBER VALUE IMPLIED BY THE AT&T
                                   PER 2001 SUBSCRIBER FOR      BROADBAND MERGER CONSIDERATION
                                     SELECTED COMPANIES      ATTRIBUTABLE TO AT&T BROADBAND CABLE
                                   -----------------------   ------------------------------------
                                       $3,250 - $4,000                      $4,604

  DISCOUNTED CASH FLOW ANALYSIS

     Credit Suisse First Boston and Goldman Sachs calculated the present value of the stand-alone, unlevered, after-tax free cash flows that AT&T Broadband Cable could generate for the fiscal years 2002 to 2005. Credit Suisse First Boston and Goldman Sachs performed this analysis based on four scenarios, AT&T Broadband management case I, AT&T Broadband management case II, AT&T Broadband alternate case I, and AT&T Broadband alternate case II. AT&T Broadband management case I was based on internal estimates of AT&T Broadband's management. AT&T Broadband management case II included adjustments to AT&T Broadband management case I based on discussions with AT&T's management to reflect, among other things, the dilutive effect of various financing alternatives. AT&T Broadband alternate case I included adjustments to AT&T Broadband management case I based on discussions with AT&T's management to reflect, among other things, the potential for decreased revenue and profitability of AT&T Broadband Cable. AT&T Broadband alternate case II included adjustments to AT&T Broadband alternate case I based on discussions with AT&T's management to reflect, among other things, the dilutive effect of various financing alternatives.

     Credit Suisse First Boston and Goldman Sachs calculated a range of estimated terminal values for AT&T Broadband Cable by applying selected EBITDA multiples ranging from 12.0x to 14.0x to AT&T Broadband Cable's calendar year 2005 estimated EBITDA. The estimated free cash flows and calculated terminal values were then discounted to present value using a discount rate of 11.0%.

     This analysis indicated an implied enterprise reference range for AT&T Broadband Cable of approximately $49.0 billion to $68.0 billion, based on the four scenarios described above. Using this enterprise reference range, Credit Suisse First Boston and Goldman Sachs then derived an implied reference range per 2001 AT&T Broadband Cable subscriber. This analysis indicated the following implied reference range per 2001 AT&T Broadband Cable subscriber, as compared to the per 2001 AT&T Broadband Cable subscriber value implied by the AT&T Broadband merger consideration attributable to AT&T Broadband Cable:

                                                               PER 2001 AT&T BROADBAND CABLE
                                  IMPLIED REFERENCE RANGE   SUBSCRIBER VALUE IMPLIED BY THE AT&T
                                  PER 2001 AT&T BROADBAND      BROADBAND MERGER CONSIDERATION
                                     CABLE SUBSCRIBER       ATTRIBUTABLE TO AT&T BROADBAND CABLE
                                  -----------------------   ------------------------------------
AT&T Broadband Cable............      $3,619 - $4,978                      $4,604

     Credit Suisse First Boston and Goldman Sachs also calculated the present value of the unlevered, after-tax free cash flows that AT&T Broadband could generate for fiscal years 2002 to 2005, on a stand-alone basis, based on AT&T Broadband management case I, and the present value of the unlevered, after-tax free cash flows that AT&T Comcast, pro forma for the mergers, could generate for fiscal years 2002 to 2005. Estimated financial data for AT&T Broadband were based on AT&T Broadband management case I. Estimated financial data for Comcast were based on internal estimates of Comcast's management, as adjusted by AT&T Broadband's management and reviewed by AT&T's management, to reflect, among other things, the potential for decreased revenue and profitability of Comcast, referred to as Comcast adjusted management case.

     Credit Suisse First Boston and Goldman Sachs calculated a range of estimated terminal values for AT&T Broadband, on a stand-alone basis, and AT&T Comcast, after giving effect to the mergers, by applying an EBITDA multiple of 13.0x, the midpoint of the 12.0x to 14.0x range used in calculating the terminal values, to AT&T Broadband's and AT&T Comcast's calendar year 2005 estimated EBITDA. The estimated free cash flows and calculated terminal values were then discounted to present value using a discount rate of 11.0%.

     This analysis indicated the following approximate implied per share equity values for AT&T Broadband common stock on a stand-alone basis, before and after giving effect to the dilutive effect of various financing alternatives which were based on discussions with AT&T's management, and the following implied per share equity value reference range for AT&T Comcast, before and after taking into account various levels of potential cost savings and other synergies anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the mergers:

                                         STAND-ALONE          STAND-ALONE        AT&T COMCAST
                                     (WITHOUT FINANCING)   (WITH FINANCING)    IMPLIED PER SHARE
                                      IMPLIED PER SHARE    IMPLIED PER SHARE     EQUITY VALUE
                                        EQUITY VALUE         EQUITY VALUE       REFERENCE RANGE
                                     -------------------   -----------------   -----------------
AT&T Broadband common stock........     $13.78               $12.09            $14.06 - $16.17

  CONTRIBUTION ANALYSIS

     Credit Suisse First Boston and Goldman Sachs reviewed the relative contributions of AT&T Broadband and of Comcast to AT&T Comcast's unlevered, after-tax free cash flows for calendar years 2002 through 2005. Estimated financial data for AT&T Broadband were based on AT&T Broadband management case I, described above under the caption "Discounted Cash Flow Analysis." Estimated financial data for Comcast were based on the Comcast adjusted management case, described above under the caption "Discounted Cash Flow Analysis."

     Credit Suisse First Boston and Goldman Sachs then computed the relative contribution of AT&T Broadband and of Comcast to the discounted cash flow equity reference range of AT&T Comcast. This analysis indicated the following range of contribution percentages by AT&T Broadband to AT&T Comcast's discounted cash flow equity reference range, as compared to the approximate fully diluted equity ownership percentage of AT&T Broadband's shareholders:

       AT&T BROADBAND PERCENTAGE        IMPLIED AT&T BROADBAND SHAREHOLDER
  CONTRIBUTION TO DISCOUNTED CASH FLOW    OWNERSHIP PERCENTAGE FOLLOWING
         EQUITY REFERENCE RANGE            CONSUMMATION OF THE MERGERS
  ------------------------------------  ----------------------------------
              50.2%-58.1%                      56.0%


     If the Microsoft transaction described under "Description of the AT&T Comcast Transaction Agreements -- The Exchange Agreement -- QUIPS Exchange" is completed, the ownership percentage of AT&T Comcast attributable to the AT&T Broadband shareholders immediately following the mergers would increase due to the number of AT&T Broadband shares issued to Microsoft as a result of the Microsoft transaction, and the ownership attributable to AT&T Broadband shareholders implied by the contribution analysis would increase accordingly.


     Credit Suisse First Boston and Goldman Sachs also reviewed the relative contributions of AT&T Broadband Cable and of Comcast to AT&T Comcast's first three fiscal quarters of 2001 EBITDA and estimated fiscal fourth quarter of 2001 EBITDA and estimated calendar years 2002 through 2004 EBITDA and to AT&T Comcast's estimated calendar year 2001 cable subscribers and number of homes capable of cable subscription, based on AT&T Broadband management case I and Comcast adjusted management case, both described above under the caption "Discounted Cash Flow Analysis." Credit Suisse First Boston and Goldman Sachs noted that this analysis indicated a range of contribution percentages by AT&T Broadband to AT&T Comcast of 37.9% to 57.0%.

  OTHER FACTORS

     In the course of preparing its opinion, Credit Suisse First Boston and Goldman Sachs also reviewed and considered other information and data, including:

     - the enterprise reference range and reference range per 2001 AT&T Broadband Cable subscriber of AT&T Comcast, after giving effect to the mergers, implied by a range of selected EBITDA multiples for calendar years 2003 and 2004, after taking into account potential synergies anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the mergers and discounting the 2004 calendar year results to 2001 year-end present values using a discount rate of 15%;

     - the estimated percentage changes in the current per share price of Comcast common stock after giving effect to the mergers, assuming a range of selected EBITDA multiples for calendar year 2003, before and after taking into account potential synergies anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the mergers; and

     - the possible credit rating of AT&T Comcast, taking into account, among other things, AT&T Comcast's estimated debt to EBITDA multiple for calendar years 2002, 2003 and 2004, after taking into account potential synergies anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the mergers.

MISCELLANEOUS

     AT&T has agreed to pay each of Credit Suisse First Boston and Goldman Sachs customary fees for their financial advisory services in connection with the proposed mergers, which fees currently are estimated to be approximately $55.8 million in the aggregate for each of Credit Suisse First Boston and Goldman Sachs. AT&T also has agreed to reimburse Credit Suisse First Boston and Goldman Sachs for their reasonable out-of-pocket expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse First Boston and Goldman Sachs and related parties against liabilities, including liabilities under the federal securities laws, arising out of their respective engagements.

     Credit Suisse First Boston and its affiliates in the past have provided, and currently are providing, financial and investment banking services to AT&T and some of its affiliates, and in the past have provided financial and investment banking services to Comcast and some of its affiliates unrelated to the proposed mergers, for which services Credit Suisse First Boston and its affiliates have received, and expect to receive, compensation.

     Goldman Sachs is familiar with AT&T having provided investment banking services to AT&T from time to time, including:

     - having acted as financial advisor to AT&T in connection with (i) its acquisition of Teleport Communications Group Inc. in July 1998, (ii) its acquisition of Tele-Communications Inc. in March 1999, (iii) its divestiture of a 50% interest in Lenfest Communications Inc. in January 2000, (iv) its divestiture of cable assets to Cox Communications, Inc. in March 2000, (v) its acquisition of MediaOne Group in June 2000, (vi) its acquisition of assets from Cablevision Systems Corporation in January 2001, (vii) its analysis, consideration and negotiation of revisions to AT&T's put arrangements with Cox Communications, Inc. and Comcast involving At Home Corporation in May 2001, (viii) its distribution of the outstanding shares of common stock of AT&T Wireless Inc. held by AT&T to holders of AT&T common stock in July 2001, (ix) its debt-for-equity exchange offer involving AT&T's remaining stake in AT&T Wireless in July 2001, and (x) its transaction with BT Group plc relating to the unwinding of the Concert joint venture announced in October 2001;

     - having acted as joint lead arranger in connection with the loan syndication of AT&T's senior credit facility in April 1999, aggregate principal amount $30 billion, and joint lead arranger of its corporate revolving credit facility in December 2000, aggregate principal amount $25 billion, and in December 2001, aggregate principal amount $8 billion;

     - having acted as joint bookrunner in connection with (i) the public offering of AT&T Wireless Group tracking stock of AT&T in April 2000,
       (ii) the public offering pursuant to Rule 144A of $1.65 billion aggregate principal amount of Notes of AT&T due August 2002 in August 2001, and
       (iii) the public offering pursuant to Rule 144A of $10.1 billion aggregate principal amount of Notes of AT&T in multiple tranches and currencies in November 2001;

     - having acted as sole bookrunner in connection with the public offerings pursuant to Rule 144A of (i) $3.0 billion of aggregate principal amount of Notes of AT&T due July 2000 in July 1999 and (ii) $6.0 billion of aggregate principal amount of Notes of AT&T in multiple tranches due July 2001 in July 2000;

     - having acted as dealer with respect to AT&T's commercial paper program;

     - having acted as financial advisor to AT&T in connection with the restructuring announced by AT&T in 2000; and

     - having acted as a financial advisor to AT&T in connection with, and having participated in some of the negotiations leading up to, the merger agreement, the separation and distribution agreement and the agreements referred to therein.

     Goldman Sachs has also provided investment banking services to Comcast and its affiliates from time to time, including:

     - having acted as co-manager with respect to the public offering of PHONES in March 1999, aggregate principal amount $870 million;

     - having acted as joint lead agent on the $4.45 billion aggregate principal amount consent solicitation for various Comcast debt securities in July 2000; and

     - having acted as co-manager with respect to the public offerings of (i) $0.5 billion aggregate principal amount of Comcast's 6.375% Senior Unsecured Notes due 2006 and $1.0 billion aggregate principal amount of Comcast's 3.75% Senior Notes due 2011 in January 2001, (ii) $0.75 billion aggregate principal amount of Comcast's 6.875% Senior Notes due 2009 in May 2001, and (iii) $0.75 billion aggregate principal amount of Comcast's 7.125% Senior Notes due 2013 in June 2001. Goldman Sachs may provide investment banking and advisory services to AT&T, Comcast and their respective affiliates in the future.

     Pursuant to prepaid variable forward contracts between AT&T, a subsidiary of AT&T Broadband and affiliates of Credit Suisse First Boston, the subsidiary of AT&T Broadband is obligated to deliver to an affiliate of Credit Suisse First Boston either shares of Comcast Class A Special common stock or, following the mergers, AT&T Comcast Class A Special common stock or cash in an amount derived from the value of the shares that would otherwise be delivered. The prepaid variable forward contracts were entered into in the normal course of Credit Suisse First Boston's equity trading business which regularly provides hedging and monetization services to Credit Suisse First Boston's clients. In the ordinary course of business, each of Credit Suisse First Boston and Goldman Sachs and their affiliates may actively trade securities, including derivative securities, of AT&T and Comcast and their respective affiliates and in the future may actively trade securities, including derivative securities, of AT&T Comcast and its affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

                                  CHAPTER FIVE
             DESCRIPTION OF THE AT&T COMCAST TRANSACTION AGREEMENTS

     Except for the employee benefits agreement, this chapter describes the material terms of each of the AT&T Comcast transaction agreements. For a description of the material terms of the employee benefits agreement, see "Employee Benefits Matters -- Other Benefits Matters -- Employee Benefits Agreement."

                              THE MERGER AGREEMENT


     The following summary of the merger agreement, as amended, is qualified in its entirety by reference to the complete text of the merger agreement, as amended, which is incorporated by reference and attached as Annex A to this document.


STRUCTURE OF THE MERGERS

     AT&T Broadband Acquisition Corp., a wholly owned subsidiary of AT&T Comcast, will merge with and into AT&T Broadband, with AT&T Broadband continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast. This merger is referred to in this document as the "AT&T Broadband merger." At approximately the same time, Comcast Acquisition Corp., a wholly owned subsidiary of AT&T Comcast, will merge with and into Comcast, with Comcast continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast. This merger is referred to in this document as the "Comcast merger." After completion of the mergers, the shareholders of Comcast and AT&T Broadband will be shareholders of AT&T Comcast.

TIMING OF CLOSING

     The closing date for the transaction will occur as soon as practicable, and, in any event, within five business days, after satisfaction or waiver of all conditions to the mergers set forth in the merger agreement. The mergers will become effective after the separation and the AT&T Broadband spin-off on the closing date for the transaction at a time that is mutually agreeable to Comcast and AT&T.

MERGER CONSIDERATION

     The Preferred Structure. If holders of Comcast Class A common stock, voting as a single class, and holders of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class, approve the preferred structure proposal:

     - each share of AT&T Broadband common stock that is outstanding immediately prior to the completion of the mergers will be converted in the AT&T Broadband merger into the right to receive a number of shares of AT&T Comcast Class A common stock determined by a formula described under "-- Calculation of the AT&T Broadband Exchange Ratio" (if the AT&T Broadband exchange ratio were determined as of the date of this document, it would be approximately 0.35); and

     - each share of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock that is outstanding immediately prior to the completion of the mergers will be converted in the Comcast merger into the right to receive one share of AT&T Comcast Class A common stock, AT&T Comcast Class B common stock and AT&T Comcast Class A Special common stock, respectively.

     The AT&T Comcast capital structure described above is referred to in this document as the "Preferred Structure." The rights of the classes of AT&T Comcast common stock under the Preferred Structure are described under "Certain Legal Information -- Description of AT&T Comcast Capital Stock."

     The Alternative Structure. If holders of the Comcast Class A common stock, voting as a single class, or holders of Comcast Class A common stock and Comcast Class B common stock, voting together as a single class, do not approve the preferred structure proposal:

     - each share of AT&T Broadband common stock that is outstanding immediately prior to the completion of the mergers will be converted in the AT&T Broadband merger into the right to receive a number of shares of AT&T Comcast Class C common stock determined by a formula described under "-- Calculation of the AT&T Broadband Exchange Ratio" (if the AT&T Broadband exchange ratio were determined as of the date of this document, it would be approximately 0.35); and

     - each share of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock that is outstanding immediately prior to the completion of the mergers will be converted in the Comcast merger into the right to receive one share of AT&T Comcast Class A common stock, AT&T Comcast Class B common stock and AT&T Comcast Class A Special common stock, respectively.

     The AT&T Comcast capital structure described above is referred to in this document as the "Alternative Structure." The rights of the classes of AT&T Comcast common stock under the Alternative Structure are described in "Certain Legal Information -- Description of AT&T Comcast Capital Stock."

     The consideration each shareholder will receive under the Preferred Structure and the Alternative Structure is summarized in the following table:

   SHARE HELD              PREFERRED STRUCTURE                 ALTERNATIVE STRUCTURE
   ----------              -------------------                 ---------------------
-------------------------------------------------------------------------------------------
  AT&T Broadband   The AT&T Broadband exchange ratio    The AT&T Broadband exchange ratio
  common stock     of a share of AT&T Comcast Class A   of a share of AT&T Comcast Class C
                   common stock                         common stock
-------------------------------------------------------------------------------------------
  Comcast Class A  1 share of AT&T Comcast Class A      1 share of AT&T Comcast Class A
  common stock     common stock                         common stock
-------------------------------------------------------------------------------------------
  Comcast Class A  1 share of AT&T Comcast Class A      1 share of AT&T Comcast Class A
  Special common   Special common stock                 Special common stock
  stock
-------------------------------------------------------------------------------------------
  Comcast Class B  1 share of AT&T Comcast Class B      1 share of AT&T Comcast Class B
  common stock     common stock                         common stock


     Potential Additional Payments. If, prior to the completion of the mergers, Standard & Poor's has not committed that the class of AT&T Comcast common stock to be issued in the AT&T Broadband merger will be included in the Standard & Poor's 500 Index immediately after completion of the mergers and during 10 trading days randomly selected from a post-closing pricing period the average trading price for such class of AT&T Comcast common stock is less than that of the AT&T Comcast Class A Special common stock, AT&T Comcast will issue additional shares of such class of AT&T Comcast common stock to the same AT&T Broadband shareholders to offset such price differential; provided that (1) AT&T Comcast will not be obligated pursuant to this provision to compensate AT&T Broadband shareholders to the extent the price differential exceeds 3% and (2) the number of shares of AT&T Comcast common stock that would otherwise be issued pursuant to this provision will be reduced by the number of shares (if any) issued by AT&T Comcast as described in the next paragraph. Notwithstanding the foregoing, if the class of AT&T Comcast common stock issued in the AT&T Broadband merger is included in the Standard & Poor's 500 Index prior to the close of the pricing period referred to above, AT&T Comcast will have no obligation to issue additional shares of AT&T Comcast common stock pursuant to this provision. The post-closing pricing period used to determine whether any additional payment will be made will be 10 trading days randomly selected by AT&T and Comcast from the 20 trading days commencing on the later of (i) the fifth trading day after the first date Standard & Poor's reweights the Standard & Poor's 500 Index after completion of the AT&T Comcast transaction and (ii) the 30th day after the completion of the AT&T Comcast transaction; provided that the pricing period will commence no later than the 45th calendar day after the completion of the AT&T Comcast transaction.


     If there is a disparity in the per share value of the class of AT&T Comcast common stock issued in the AT&T Broadband merger and the AT&T Comcast Class A Special common stock such that the shares of AT&T Comcast common stock issued to the AT&T Broadband shareholders in the AT&T Broadband merger do not have a value in excess of 50% of the total value of the shares of AT&T Comcast stock issued in the mergers, AT&T Comcast will issue a number of additional shares of AT&T Comcast stock to the same AT&T Broadband shareholders sufficient to ensure that the AT&T Broadband shareholders will hold shares of AT&T Comcast stock representing more than 50% of the value of all shares of AT&T Comcast stock issued in the mergers. Unless AT&T receives a ruling from the Internal Revenue Service that permits AT&T and Comcast to use the valuation methodology described in the preceding paragraph, the value of the AT&T Comcast common stock will be determined as of the closing date of the AT&T Comcast transaction. It is not expected that any additional shares of AT&T Comcast common stock will be issued as a result of the requirement described in this paragraph.


CALCULATION OF THE AT&T BROADBAND EXCHANGE RATIO


     In connection with the AT&T Comcast transaction, AT&T Comcast will issue up to 1.235 billion shares of AT&T Comcast common stock to the AT&T shareholders who receive shares of AT&T Broadband common stock in the AT&T Broadband spin-off. This number of shares does not include 115 million shares of AT&T Comcast common stock that will be issued to Microsoft if the Microsoft transaction described in this document occurs and assumes that AT&T Comcast is not required to make any additional payments of AT&T Comcast common stock in connection with the AT&T Comcast transaction. The portion of this number of shares of AT&T Comcast common stock that each holder of AT&T Broadband common stock will receive in the AT&T Broadband merger in exchange for each of such holder's shares of AT&T Broadband common stock will be determined by the following formula:



                                            1,235,000,000 -- (I+F)/C
                                   X   =    ------------------------
                                                       O


     The exchange ratio (identified as "X" above) is calculated by reference to the number of shares of AT&T Broadband common stock that is outstanding at the completion of the transaction (identified as "O" above). The merger agreement provides that this number "O" will include any outstanding restricted shares of AT&T Broadband common stock that are not forfeited upon completion of the transaction but will exclude any shares of AT&T Broadband common stock issued in the Microsoft transaction or held by a wholly owned subsidiary of AT&T Broadband and any shares of AT&T Broadband common stock that were not issued on account of the purported exercise by an AT&T shareholder of appraisal rights in connection with the AT&T Comcast transaction, unless such purported exercise has been withdrawn or such rights have been invalidated.


     The exchange ratio is also calculated by reference to the cost to AT&T Comcast of assuming certain stock options and stock appreciation rights that are held by employees of AT&T Broadband and former employees of AT&T and AT&T Broadband. This latter cost is taken into account in the formula by subtracting the quantity (I+F)/C from 1.235 billion in the numerator where "I" is the value of stock options and stock appreciation rights outstanding on the day the merger agreement was signed and held by employees of AT&T Broadband immediately prior to the closing date, "F" is the value of stock options and stock appreciation rights held by former employees that are being assumed by AT&T Comcast and "C" is the market price of a share of Comcast Class A common stock immediately prior to completion of the transaction.

     If the exchange ratio were determined as of the date of this document, it would be approximately 0.35.

     As described above, the exchange ratio is dependent on a number of factors that may change between the date of execution of the merger agreement and the date of completion of the AT&T Comcast transaction, including the number of outstanding shares of AT&T common stock, the value of options and stock appreciation rights and the price of Comcast Class A common stock. The following is solely for purposes of illustrating the effects that certain actions taken in this interim period may have on the exchange ratio. Each paragraph of the following assumes that the only variable of the exchange ratio that changes is the one listed in that paragraph:


     - If AT&T issues additional shares of AT&T common stock before the record date for the AT&T Broadband spin-off, the number of shares of AT&T Broadband common stock distributed in the AT&T Broadband spin-off will increase and the exchange ratio will therefore decrease. Holders of AT&T common stock should note that the merger agreement permits AT&T to issue up to 275 million shares of AT&T common stock in connection with the acquisition of shares of AT&T Canada and to satisfy obligations relating to deferred compensation plans. Further, the merger agreement contemplates that shares of AT&T common stock held by Comcast will not participate in the AT&T Broadband spin-off but will instead be effectively concentrated into shares of AT&T common stock after the AT&T Broadband spin-off. See "-- Covenants -- Covenant Regarding Comcast's AT&T Stock." To the extent Comcast disposes of its shares of AT&T common stock prior to the record date for the AT&T Broadband spin-off, these shares would participate in the AT&T Broadband spin-off and the exchange ratio would be reduced. If AT&T issues all 275 million shares of AT&T common stock discussed in this paragraph prior to completion of the AT&T Comcast transaction, Comcast disposes of all its shares of AT&T common stock prior to the record date for the AT&T Broadband spin-off and the exchange ratio were determined as of the date of this document adjusted for such issuances and dispositions, the exchange ratio would be approximately 0.32.


     - If the stock price of AT&T immediately prior to the AT&T Broadband spin-off is less than the stock price of AT&T as of the date of execution of the merger agreement, it will cost less for AT&T Comcast to assume certain stock options and stock appreciation rights and the exchange ratio will increase.

     - If the stock price of Comcast Class A common stock prior to the AT&T Broadband spin-off is less than the stock price of Comcast Class A common stock as of the date of execution of the merger agreement, the cost to AT&T Comcast of assuming certain stock options and stock appreciation rights, as expressed in terms of shares of Comcast Class A common stock, will increase and the exchange ratio will decrease.

EXCHANGE OF SHARES

     AT&T and Comcast will jointly designate an exchange agent to coordinate (1) the exchange of Comcast common stock in the Comcast merger for AT&T Comcast common stock, (2) the distribution of AT&T Comcast common stock in respect of the AT&T Broadband common stock converted in the AT&T Broadband merger and (3) the payment of cash to the former holders of AT&T Broadband common stock instead of fractional shares of AT&T Comcast common stock.

     As soon as reasonably practicable after completion of the mergers, the exchange agent will mail to each holder of record of a certificate that immediately prior to the completion of the mergers represented outstanding shares of Comcast common stock (1) a letter of transmittal and (2) instructions for effecting the surrender of the Comcast certificates in exchange for certificates representing shares of AT&T Comcast common stock. Holders of certificates representing shares of Comcast common stock that surrender their certificates for cancellation to the exchange agent, together with a properly completed letter of transmittal and such other documents as may reasonably be required by the exchange agent will receive the appropriate merger consideration. Holders of certificates formerly representing shares of Comcast common stock will not be entitled to receive any dividends or other distributions payable by AT&T Comcast after the completion of the mergers until their certificates are surrendered. Holders of Comcast common stock that hold their shares in electronic form will have the appropriate merger consideration delivered to them without having to take any action.


     AT&T will declare to holders of AT&T common stock, NYSE symbol "T," a dividend of one share of AT&T Broadband common stock for each such share of AT&T common stock immediately prior to the completion of the mergers. Certificates representing these shares of AT&T Broadband common stock will not be delivered. Instead, as soon as reasonably practicable after the completion of the mergers, the exchange agent will deliver to holders entitled to the dividend of AT&T Broadband common stock the appropriate merger consideration payable to those holders in respect of the AT&T Broadband common stock. Those holders will not be required to deliver to the exchange agent certificates representing shares of AT&T common stock or AT&T Broadband common stock prior to receipt of certificates representing the shares of AT&T Comcast common stock into which their shares of AT&T Broadband common stock are converted in the AT&T Broadband merger. Holders of AT&T common stock, NYSE symbol "T," will continue to hold their certificates or uncertificated shares which, after completion of the AT&T Broadband spin-off, will represent an interest in AT&T's communications services business or, if AT&T Consumer Services Group tracking stock has been issued, AT&T Business Services Group, and AT&T's retained portion of the value of AT&T Consumer Services Group, if any. No distribution of AT&T Broadband common stock will be made on shares of AT&T Consumer Services Group tracking stock.



     AT&T Comcast will not issue any fractional shares in the AT&T Broadband merger. Instead, as promptly as practicable after the Fractional Shares Payment Date (as defined below), the exchange agent will sell the Excess Shares (as defined below) of AT&T Comcast common stock at then prevailing prices on The Nasdaq Stock Market. "Fractional Shares Payment Date" means the closing date of the AT&T Comcast transaction, if Standard & Poor's has then committed that the AT&T Comcast Class A common stock (if the preferred structure proposal has been approved) or the AT&T Comcast Class C common stock (if the preferred structure proposal has not been approved) will be included in the Standard & Poor's 500 Index immediately after the completion of the AT&T Comcast transaction; provided that if as of the completion of the AT&T Comcast transaction, Standard & Poor's has not then committed that the AT&T Comcast Class A common stock (if the preferred structure proposal has been approved) or the AT&T Comcast Class C common stock (if the preferred structure proposal has not been approved) will be included in the Standard & Poor's 500 Index immediately after the completion of the AT&T Comcast transaction, then the "Fractional Shares Payment Date" will be the earlier of (1) the date on which either the AT&T Comcast Class A common stock (if the preferred structure proposal has been approved) or the AT&T Comcast Class C common stock (if the preferred structure proposal has not been approved) is included in the Standard & Poor's 500 Index and (2) the end of the pricing period referred to in the first paragraph under "-- Merger
Consideration -- Potential Additional Payments." "Excess Shares" means (1) the number of shares of AT&T Comcast common stock delivered to the exchange agent by AT&T Comcast in respect of the AT&T Broadband merger less (2) the aggregate number of whole shares of AT&T Comcast common stock to be distributed to holders of AT&T Broadband common stock in the AT&T Broadband merger. As soon as practicable after the determination of the amount of cash to be paid to holders of AT&T Broadband common stock in lieu of any fractional share interests, the exchange agent will deliver such amounts to the applicable holders of AT&T Broadband common stock.


     No fractional shares will be issuable in the Comcast merger because the Comcast exchange ratio is 1:1.

     In the event that any additional shares of AT&T Comcast common stock will be issued as described under "-- Merger Consideration -- Potential Additional Payments," AT&T Comcast will enter into appropriate arrangements with the exchange agent providing for the delivery of such additional shares.

TREATMENT OF STOCK OPTIONS AND EQUITY-BASED AWARDS

     AT&T Stock Options. Immediately prior to the AT&T Comcast transaction, as a part of the AT&T Broadband spin-off, AT&T stock options will be converted as described below pursuant to the employee benefits agreement (see "Employee Benefits Matters -- Other Benefits Matters"). In connection with the conversions, adjustments will be made to maintain the intrinsic value of the original AT&T options immediately before and after the AT&T Broadband spin-off:


     - AT&T stock options held by current employees of AT&T Broadband (including any AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into AT&T Broadband stock options;

     - AT&T stock options held by current employees of AT&T (other than AT&T Broadband employees and AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into adjusted AT&T stock options; and


     - AT&T stock options held by former employees of AT&T and AT&T Broadband will be converted into (1) adjusted AT&T stock options and (2) AT&T Broadband stock options (an employee's status as a current or former employee will be determined as of a specific time on the date of the AT&T Broadband spin-off).



     AT&T Broadband Stock Options. As of completion of the AT&T Comcast transaction, each outstanding AT&T Broadband stock option will be converted, on the same terms and conditions, into an option to acquire that number of shares of AT&T Comcast Indexed Stock (as defined below) that has the same fair market value immediately after the completion of the AT&T Comcast transaction as the aggregate fair market value of shares of AT&T common stock subject to the existing AT&T Broadband stock option prior to the AT&T Broadband spin-off less, in the case of former employees of AT&T or AT&T Broadband, the aggregate fair market value of the AT&T common stock subject to the adjusted AT&T stock option granted pursuant to the employee benefits agreement. The per share exercise price for each newly converted option will be equal to the aggregate exercise price of the applicable AT&T Broadband stock option prior to the AT&T Broadband spin-off (less, in the case of a former employee of AT&T or AT&T Broadband, the aggregate exercise price of the adjusted AT&T stock option referred to above) divided by the number of shares of AT&T Comcast Indexed Stock underlying such option. As of completion of the AT&T Comcast transaction, each AT&T Broadband stock option held by current AT&T Broadband employees (including AT&T employees who become AT&T Broadband employees in the AT&T Broadband spin-off) will have vested and will remain exercisable for the remainder of its original term (except for options granted after the date the merger agreement was signed and except for awards held by any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction). "AT&T Comcast Indexed Stock" means the class of AT&T Comcast common stock that is included in the Standard & Poors' 500 Index on the first trading day after the completion of the AT&T Comcast transaction; provided that (A) if the preferred structure proposal has been approved and the AT&T Comcast Class A common stock and the AT&T Comcast Class A Special common stock are both included in the Standard & Poors' 500 Index on the first trading day after the completion of the AT&T Comcast transaction, "AT&T Comcast Indexed Stock" will mean the AT&T Comcast Class A common stock or (B) if the preferred structure proposal has not been approved and the AT&T Comcast Class C common stock and the AT&T Comcast Class A Special common stock are both included in the Standard & Poors' 500 Index on the first trading day after the completion of the AT&T Comcast transaction, "AT&T Comcast Indexed Stock" will mean the AT&T Comcast Class C common stock.


     EXAMPLE: Assumptions: (i) the current or former employee holds an option is an option to purchase 100 shares of AT&T common stock at an exercise price of $6 per share; (ii) the closing price for a share of AT&T common stock on the date of the AT&T Broadband spin-off is $20; (iii) immediately prior to the AT&T Broadband spin-off, AT&T common stock trades "ex-distribution" at $12 per share;
(iv) AT&T common stock trades at $12 per share on the day following the AT&T Broadband spin-off; and (v) as of completion of the AT&T Comcast transaction, AT&T Comcast Indexed Stock trades at $40 per share.

     If the AT&T stock option in question is held by a current AT&T Broadband employee, as a result of the AT&T Comcast transaction, the AT&T stock option will be converted into an option to purchase 50 shares of AT&T Comcast Indexed Stock with an exercise price per share of $12.

     If the AT&T stock option in question is held by a former employee of AT&T or AT&T Broadband, as a result of the AT&T Comcast transaction, the AT&T stock option will be converted into an option to purchase 20 shares of AT&T Comcast Indexed Stock with an exercise price per share of $12 and an adjusted option to purchase 100 shares of AT&T common stock with an exercise price of $3.60 per share.

     The hypothetical prices of AT&T common stock and AT&T Comcast Indexed Stock used above have been assumed for purposes of this example only. Actual results will vary depending on the price of AT&T common stock as of and immediately after the AT&T Broadband spin-off and the price of AT&T Comcast Indexed Stock after the AT&T Comcast transaction. In addition, results for individual optionholders will vary depending on the number of shares underlying options held by such individuals and the exercise price per share of these options. For additional information on the method of conversion of AT&T options pursuant to the AT&T Comcast transaction, see "-- AT&T Broadband Stock Options" above and "Employee Benefits Matters -- Other Benefits Matters -- Employee Benefits Agreement."

     AT&T Restricted Stock and other AT&T Equity-Based Awards. Immediately prior to the AT&T Comcast transaction, as a part of the AT&T Broadband spin-off, AT&T restricted stock and other equity-based awards will be converted as described below, pursuant to the employee benefits agreement (see "Employee Benefits Matters -- Other Benefits Matters"). In connection with the conversions, adjustments will be made to maintain the fair market value of the original AT&T restricted stock or other equity-based award immediately before and after the AT&T Broadband spin-off:

     - AT&T restricted shares held by current employees of AT&T (other than AT&T Broadband employees and AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into (1) adjusted AT&T restricted shares and (2) equity-based awards based on AT&T Broadband common stock;

     - AT&T restricted shares held by current employees of AT&T Broadband (including AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into (1) adjusted AT&T restricted shares and (2) AT&T Broadband restricted shares; and

     - Other equity-based awards based on AT&T common stock, regardless of by whom held, will be converted into (1) adjusted equity-based awards based on AT&T common stock and (2) equity-based awards based on AT&T Broadband common stock.


     AT&T Broadband Restricted Stock and other AT&T Broadband Equity-Based Awards. As of the completion of the AT&T Comcast transaction, shares of AT&T Broadband restricted stock will be converted into the right to receive AT&T Comcast common stock on the terms and conditions applicable to AT&T Broadband shareholders described above under "Merger Consideration." As of the completion of the AT&T Comcast transaction, all other awards based on shares of AT&T Broadband common stock will be converted, on the same terms and conditions, into equivalent awards based on that number of shares of AT&T Comcast Indexed Stock having the same fair market value immediately after the completion of the AT&T Comcast transaction as the aggregate fair market value of shares of AT&T common stock subject to the original AT&T equity awards. As of completion of the AT&T Comcast transaction, each AT&T Broadband restricted share will have become free of restrictions and each other equity-based award (based on AT&T or AT&T Broadband common stock) held by current and former AT&T Broadband employees (including AT&T employees who become AT&T Broadband employees in the AT&T Broadband spin-off) will have vested (except for awards held by any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction).


     Comcast Stock Options. As of the completion of the AT&T Comcast transaction each outstanding Comcast stock option will be converted into an option to acquire, on the same terms and conditions, that number of shares of AT&T Comcast Indexed Stock that has the same fair market value immediately after the completion of the AT&T Comcast transaction as the aggregate fair market value of shares of Comcast Class A Special common stock subject to the existing Comcast stock option. The per share exercise price for each newly converted option will be equal to the aggregate exercise price of the applicable Comcast stock option divided by the number of shares of AT&T Comcast Indexed Stock underlying such option.


     Comcast Restricted Stock and the Comcast Equity-Based Awards. As of the completion of the AT&T Comcast transaction, Comcast restricted stock awards will be converted, on the same terms and conditions, into, if the preferred structure proposal has been approved, equivalent awards based upon shares of AT&T Comcast Class A common stock or, if the preferred structure proposal has not been approved, equivalent awards based upon shares of AT&T Comcast Class C common stock. The number of shares of AT&T Comcast Class A common stock or AT&T Comcast Class C common stock will be that number of shares of AT&T Comcast Class A common stock or AT&T Comcast Class C common stock having the same fair market value immediately after the completion of the AT&T Comcast transaction as the aggregate fair market value of the shares of Comcast Class A Special common stock subject to the existing Comcast restricted stock awards. As of the completion of the AT&T Comcast transaction, other awards based on shares of Comcast Class A Special common stock will be converted, on the same terms and conditions, into equivalent awards based on that number of shares of AT&T Comcast Indexed Stock having the same fair market value immediately after the completion of the transaction as the aggregate fair market value of shares of Comcast Class A Special common stock subject to the existing Comcast equity awards.


COVENANTS

     Each of Comcast and AT&T has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     Interim Operations. Comcast and AT&T (with respect to its broadband business) have agreed to conduct their business in the ordinary course consistent with past practice and to not engage in specified material transactions, in each case prior to the completion of the transaction, without the prior written consent of the other party (which consent will not be unreasonably withheld). AT&T has also agreed not to enter into any material agreement or arrangement relating to its interest in or amend or modify in any material respect any of its existing material contracts relating to Time Warner Entertainment, acquire, other than pursuant to a cashless exercise of an option currently held by AT&T, additional interests in Time Warner Entertainment or sell any part of its interest in Time Warner Entertainment, except solely for cash or pursuant to the registration provisions of the Time Warner Entertainment partnership agreement, in each case prior to the completion of the AT&T Comcast transaction, without the prior written consent of Comcast, which consent will not be unreasonably withheld. AT&T has further agreed to run its broadband business for the benefit of the broadband business prior to the completion of the AT&T Comcast transaction. Each party has also agreed to restrictions on its ability to issue equity securities with some exceptions, including in the case of AT&T the issuance of up to 275 million shares of AT&T common stock in connection with the acquisition of shares of AT&T Canada and to satisfy obligations relating to deferred compensation plans and in the case of Comcast the issuance of shares of Comcast common stock having a value of up to $3 billion.

     Covenant to Obtain Regulatory Approvals. AT&T and Comcast have agreed to use their best efforts to promptly take all actions and to do all things necessary, proper or advisable under applicable laws and regulations to complete the AT&T Comcast transaction as soon as practicable. In addition, AT&T and Comcast have agreed to take all actions necessary to obtain all required FCC approvals and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     AT&T Board's Covenant to Recommend and Hold Meeting. The AT&T Board has agreed to recommend approval and adoption of the merger agreement and the transactions contemplated by the merger agreement to AT&T shareholders. However, the AT&T Board is permitted to withdraw or modify, in a manner adverse to Comcast, this recommendation if:

     - AT&T is in compliance with its obligations to notify Comcast promptly after its receipt of an Acquisition Proposal, as described below, and to keep Comcast fully informed of the status and details of any such Acquisition Proposal;

     - the AT&T Board determines, after consulting with AT&T's outside legal counsel, that it must take such action to comply with its fiduciary duties under applicable law; and

     - AT&T has delivered to Comcast a prior written notice advising Comcast that it intends to take such action and describing its reasons for taking such action, with the notice to be delivered not less than two business days prior to the time such action is taken.

     An "Acquisition Proposal" is defined in the merger agreement generally as any offer or proposal by any third party for, or any indication of interest in, certain transactions, including any transaction (1) the entering into or consummation of which would reasonably be expected to be inconsistent in any material respect with the AT&T Comcast transaction or (2) that would reasonably be expected to prevent or materially delay, impede or adversely affect the AT&T Comcast transaction, provided that certain transactions involving AT&T's communications business that might delay completion of the AT&T Comcast transaction will not be considered "Acquisition Proposals".

     Subject to applicable law, AT&T is required to submit the merger agreement to AT&T shareholders at the AT&T meeting even if the AT&T Board determines at any time after the date of this document and prior to the AT&T meeting that it is no longer advisable or recommends that AT&T shareholders reject it.

     No Solicitation. AT&T is prohibited from soliciting or encouraging Acquisition Proposals from third parties or from providing nonpublic information to or engaging in negotiations with any third party that has made or is known by AT&T to be considering making an Acquisition Proposal. However, AT&T may furnish nonpublic information and engage in negotiations with a third party that has made an unsolicited Acquisition Proposal if the AT&T Board determines, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would reasonably be expected to lead to a proposal that would be more favorable to the AT&T shareholders than the AT&T Comcast transaction; provided that prior to taking any of such actions:

     - AT&T is in compliance with its obligations to notify Comcast promptly after its receipt of an Acquisition Proposal and to keep Comcast fully informed of the status and details of any such Acquisition Proposal;

     - the AT&T Board determines, after consulting with AT&T's outside legal counsel, that it must take such action to comply with its fiduciary duties under applicable law; and

     - such third party executes a confidentiality agreement with terms no less favorable in the aggregate to AT&T than those contained in the confidentiality agreement between AT&T and Comcast.

     Comcast Board's Covenant to Recommend. The Comcast Board has agreed to recommend approval and adoption of the merger agreement and the transactions contemplated by the merger agreement to Comcast shareholders.

     Interim Finance Committee. Comcast and AT&T have agreed to establish an Interim Finance Committee composed of Lawrence S. Smith, Executive Vice President of Comcast, and Charles H. Noski, Senior Executive Vice President and Chief Financial Officer of AT&T, for the purpose of engaging in financial planning for AT&T Broadband. The Interim Finance Committee will seek to arrange financing in an amount sufficient to:

     - pay to AT&T at the closing of the transaction all debt owed to it by AT&T Broadband;

     - refinance certain AT&T Broadband debt that will be called for redemption on the closing date for the transaction or shortly thereafter (see
       "-- TOPrS Covenant"); and

     - provide appropriate cash reserves to fund the operations of AT&T Broadband after the completion of the transaction.

     If Comcast is unable to obtain the financing described above on the terms agreed upon by the Interim Finance Committee or the Interim Finance Committee is unable to agree on the terms of such financing,

Comcast will arrange for a senior credit facility with a term not exceeding five years to provide such financing.


     TOPrS Covenant. AT&T Comcast has agreed that on the closing date for the transaction, it will either call for redemption the AT&T Broadband debt known by the acronym TOPrS that is then redeemable, and which has not been redeemed prior to that date, and as to which AT&T has guaranteed certain obligations, cause AT&T to be released from any such guarantee or post a letter of credit in respect of such debt. With respect to any series of TOPrS that is not redeemable on the closing date for the transaction and as to which AT&T has guaranteed certain obligations, AT&T Comcast has agreed on the earliest date on which such series of TOPrS may be redeemed to either redeem such series of TOPrS, cause AT&T to be released from any such guarantee or post a letter of credit in respect of such debt. As of the date of this filing, AT&T has redeemed approximately $1.5 billion of the outstanding TOPrS and approximately $500 million of the outstanding TOPrS remains subject to this obligation.



     QUIPS Failure. Comcast and AT&T have agreed that if on the date that would otherwise be the closing date for the AT&T Comcast transaction the Microsoft transaction does not occur (the "QUIPS Failure Date"), the closing date for the AT&T Comcast transaction may be delayed for up to 180 days after the QUIPS Failure Date. During this period, AT&T and Comcast will use commercially reasonable efforts to complete the Microsoft transaction or, if it appears reasonably likely that the Microsoft transaction will not occur, the transfer of the obligations under the QUIPS (the "QUIPS Transfer") from AT&T to AT&T Broadband, in either case on the closing date for the AT&T Comcast transaction. If neither the Microsoft transaction nor the QUIPS Transfer occurs on the closing date for the AT&T Comcast transaction during such period, AT&T Broadband will pay AT&T an additional amount at closing equal to the fair market value of the QUIPS, as determined pursuant to an appraisal process specified in the merger agreement, and will indemnify AT&T for certain possible related liabilities. In such event, Comcast will be permitted to sell assets and take any other actions that are necessary or reasonably designed to enable it to provide AT&T Broadband with sufficient funds to pay AT&T the QUIPS fair market value.


     Covenant Regarding Standard & Poor's 500 Index. AT&T Comcast, Comcast and AT&T have each agreed to use their reasonable best efforts to cause the AT&T Comcast common stock to be issued in the AT&T Broadband merger (i.e., AT&T Comcast Class A common stock under the Preferred Structure and AT&T Comcast Class C common stock under the Alternative Structure) to be included in the Standard & Poor's 500 Index upon completion of the AT&T Comcast transaction or as promptly thereafter as possible.

     Covenant Permitting Certain AT&T Transactions. Comcast and AT&T have agreed that AT&T may enter into an agreement relating to a transaction providing for the sale or disposition of more than 50% of AT&T's communications businesses that would delay completion of the mergers (a "Significant Excepted Transaction") if such Significant Excepted Transaction would not reasonably be expected to result in a delay in the completion of the mergers past March 1, 2003, the date on or after which Comcast or AT&T may elect to terminate the merger agreement if the mergers have not closed (the "End Date"); provided that, in such event, at the request of Comcast, the End Date will be extended by the reasonably expected period of delay in the completion of the mergers caused by such Significant Excepted Transaction up to sixty days.


     Comcast and AT&T have also agreed that AT&T may enter into an agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the completion of the mergers past the End Date but which would not reasonably be expected to result in a delay in the completion of the mergers to a date that is more than sixty days after the End Date; provided that (1) Microsoft consents to extend the "end" date for the Microsoft transaction to the date after the End Date (which date will be no later than sixty days after the End Date) on which it is reasonably anticipated that the mergers would be completed if the Significant Excepted Transaction were to occur, (2) the End Date is extended to the new "end" date for the Microsoft transaction and (3) AT&T, and not AT&T

Broadband, agrees to pay any costs, expenses or fees payable in connection with obtaining Microsoft's consent to the extension of the "end" date for the Microsoft transaction.


     AT&T has agreed that it will not enter into any agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the completion of the mergers to a date that is more than sixty days after the End Date.

     Headquarters. Upon completion of the transaction, Comcast and AT&T have agreed that AT&T Comcast's headquarters will be in Philadelphia, Pennsylvania. Until the 2005 annual meeting of AT&T Comcast shareholders, AT&T Comcast will maintain an executive office in the New York City metropolitan area.

     Alternative Structure. Comcast and AT&T have agreed that, at the request of the other party, it will consider amending the terms of the merger agreement to the extent necessary to provide for a structure or a sequencing of the mergers that is more tax efficient or otherwise more advantageous than the structure and sequencing of the mergers described in this document and is not adverse to the other party.

     Shareholder Rights Plan. Comcast and AT&T have agreed to cause AT&T Comcast to adopt a shareholder rights plan upon completion of the AT&T Comcast transaction. For a description of the terms of the shareholder rights plan that AT&T Comcast will adopt, see "Certain Legal Information -- Description of AT&T Comcast Shareholder Rights Plan."

     Post-Transaction Governance Arrangements. Comcast and AT&T have agreed to various governance arrangements for AT&T Comcast after the completion of the AT&T Comcast transaction. For a description of these arrangements, see "Description of Governance Arrangements Following the AT&T Comcast Transaction."

     Indemnification and Insurance. Comcast and AT&T have agreed to various indemnification and insurance arrangements for officers and directors of AT&T, Comcast and their respective subsidiaries after the completion of the AT&T Comcast transaction. For a description of these arrangements, see "Employee Benefits Matters -- Interests of Directors and Officers in the AT&T Comcast Transaction -- Indemnification and Insurance."

     Employee Benefits Matters. Comcast and AT&T have agreed to various employee benefits matters. For a description of these matters, see "Employee Benefits Matters."

     Agreement to Vote. Comcast has agreed to vote its shares of AT&T common stock in favor of the AT&T Comcast transaction.


     Covenant Regarding Comcast's AT&T Stock. Comcast and AT&T have agreed that, prior to the AT&T Broadband spin-off, Comcast will exchange all of its shares of AT&T common stock for shares of a newly created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the completion of the AT&T Comcast transaction into shares of AT&T common stock. The exchange formula included in the merger agreement will provide Comcast with an interest in the communications business of AT&T that, subject to the cap discussed below, is equal in value to the interest Comcast held in the combined communications and broadband business of AT&T prior to the AT&T Comcast transaction. Based on the closing price of AT&T
common stock of $[     ] per share on May [  ], 2002, the most recent
practicable date prior to the printing and mailing of this document, Comcast's
AT&T interest had a value of $[     ]. Comcast has agreed to cap the shares of
AT&T common stock, or shares of any class of AT&T stock issued as a dividend on shares of AT&T common stock, it is eligible to receive pursuant to the exchange formula included in the merger agreement at 10% of the outstanding shares of AT&T common stock, or any class of stock issued as a dividend on AT&T common stock. Comcast has also agreed that if as a result of the mandatory exchange it holds in excess of 5% of the outstanding shares of AT&T common stock, or any class of stock issued as a dividend on AT&T common stock, then (1) it will sell the excess shares within a year of the exchange and (2) prior to the sale of the excess shares it will vote them on any matter submitted to shareholders in the same proportion as all other shareholders.

     Redemption of TCI Pacific Preferred Stock. In accordance with the merger agreement, on March 18, 2002, TCI Pacific called for redemption all outstanding shares of TCI Pacific preferred stock and on April 26, 2002, TCI Pacific redeemed all outstanding shares of TCI Pacific preferred stock not previously exchanged for shares of AT&T common stock.


     Sural. Comcast and AT&T have agreed that Sural LLC, which is controlled by Brian L. Roberts, President of Comcast, may elect to merge with and into AT&T Comcast or one of its subsidiaries immediately prior to the mergers. If such election is made, the members of Sural LLC, in exchange for their outstanding interests in Sural LLC, would receive in the aggregate the same number of AT&T Comcast shares of each class that Sural LLC would have received in the Comcast merger had it not made such election.

REPRESENTATIONS AND WARRANTIES

     The merger agreement includes substantially reciprocal representations and warranties made by Comcast and AT&T customary for a transaction similar to the AT&T Comcast transaction. The representations and warranties contained in the merger agreement will not survive the completion of the AT&T Comcast transaction or a termination of the merger agreement.

CONDITIONS TO THE COMPLETION OF THE MERGERS

     Conditions to the Obligations of Comcast and AT&T. The obligations of each party to the merger agreement to complete the mergers are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - approval of the AT&T Comcast transaction by the AT&T shareholders and the Comcast shareholders;

     - expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - absence of a material legal prohibition on the transaction;

     - approval for the listing on The Nasdaq Stock Market of the shares of AT&T Comcast common stock to be issued in the mergers, other than the shares of AT&T Comcast Class B common stock, or to be reserved for issuance in connection with the mergers;

     - receipt of all required regulatory approvals other than those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, as described below, on Comcast or AT&T's broadband business;

     - absence of any order or statute, rule or regulation restraining or prohibiting the effective operation of the business of AT&T Comcast, AT&T Broadband or Comcast after the completion of the mergers that would reasonably be expected to have a Material Adverse Effect on Comcast or AT&T's broadband business;

     - completion of the separation and the AT&T Broadband spin-off;

     - execution of all of the transaction agreements described or referred to in this document;

     - receipt and continuing effectiveness of an Internal Revenue Service ruling or rulings (or, if Comcast and AT&T mutually agree, an opinion from tax counsel acceptable to AT&T and Comcast) to the effect that, for U.S. federal income tax purposes, the separation and the AT&T Broadband spin-off will be tax-free, the mergers will not cause the separation and the AT&T Broadband spin-off to fail to qualify as tax-free, and the separation and the AT&T Broadband spin-off will not cause the distribution by AT&T of all of the common stock of AT&T Wireless or of Liberty Media to fail to qualify as tax-free transactions; and

     - AT&T shall have obtained Note Consents, or defeased, purchased or acquired debt, in respect of series representing at least 90% in aggregate principal amount of the securities issued under the AT&T indenture, dated September 7, 1990, and outstanding as of December 19, 2001. At December 19, 2001, there was approximately $12.7 billion in aggregate principal amount subject to this condition.

     Additional Conditions to the Obligations of AT&T. The obligations of AT&T to consummate the AT&T Broadband merger are also subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - material accuracy of the representations and warranties of Comcast, including with respect to the absence of a Material Adverse Effect on Comcast;

     - performance by Comcast in all material respects of its obligations under the merger agreement;

     - receipt by AT&T of an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the combination of AT&T Broadband and Comcast will qualify as a tax-free transaction; and

     - performance by Sural in all material respects of its obligations under the support agreement.

     Additional Conditions to the Obligations of Comcast. The obligations of Comcast to consummate the Comcast merger are also subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - material accuracy of the representations and warranties of AT&T, including with respect to the absence of a Material Adverse Effect on AT&T Broadband;

     - performance by AT&T in all material respects of its obligations under the merger agreement; and

     - receipt by Comcast of an opinion of Davis Polk & Wardwell to the effect that the combination of AT&T Broadband and Comcast will qualify as a tax-free transaction.

     "Material Adverse Effect" with respect to Comcast or AT&T's broadband business means a material adverse effect on the financial condition, assets or results of operations of Comcast or AT&T's broadband business, as applicable, taken as a whole, excluding any effect resulting from or arising in connection with (1) changes or conditions generally affecting the industries in which Comcast or AT&T's broadband business, as applicable, operate, (2) changes in general economic, regulatory or political conditions or (3) the announcement of the merger agreement or of the transactions contemplated by the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated in any of the following circumstances:

     - The merger agreement may be terminated by mutual written agreement of Comcast and AT&T.

     - The merger agreement may be terminated by either Comcast or AT&T if:

      -- either party's shareholders fail to approve the transaction;

      -- the mergers have not been completed by March 1, 2003; provided that the party seeking to terminate the merger agreement pursuant to this provision has not breached any provision of the merger agreement resulting in the failure of the mergers to be completed by such date;

      -- the other party breaches the merger agreement such that the related closing conditions cannot be satisfied by March 1, 2003; or

      -- any material law or regulation makes completion of the transaction illegal or a permanent injunction prohibiting completion of the transaction is entered.

     - AT&T may terminate the merger agreement if the closing date for the transaction has not occurred within 30 days of the QUIPS Failure Date; provided that AT&T may terminate the merger agreement pursuant to this provision only (1) on two business days' notice delivered to Comcast prior to the 45th day after the QUIPS Failure Date and (2) if prior to the effectiveness of the termination Comcast does not agree to close the transaction by the 60th day after the QUIPS Failure Date.

     - Comcast may terminate the merger agreement if:

      -- the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction; or

      -- AT&T willfully and materially breaches its obligations set forth under "-- Covenants -- AT&T Board's Covenant to Recommend and Hold Meeting" or "-- Covenants -- No Solicitation."

     If the merger agreement is terminated as provided above, the merger agreement will become void without liability on the part of any party unless such party has intentionally breached a covenant or other agreement included in the merger agreement or knowingly breached a representation or warranty included in the merger agreement. However, the provisions of the merger agreement described below relating to termination fees and expenses will continue in effect after any termination of the merger agreement.

TERMINATION FEES


     AT&T will pay a wholly owned subsidiary of Comcast a termination fee in the amount of $1.5 billion in cash if the merger agreement is terminated because:


          - the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction; or

          - AT&T willfully and materially breaches its obligations set forth under "-- Covenants -- AT&T Board's Covenant to Recommend and Hold Meeting" or "-- Covenants -- No Solicitation."


     In addition, AT&T will pay a wholly owned subsidiary of Comcast the termination fee specified above if the merger agreement is terminated as a result of AT&T shareholders having failed to approve the AT&T Comcast transaction at the AT&T shareholders meeting, an Acquisition Proposal was pending at the time of the AT&T shareholders meeting and, within one year of the AT&T shareholders meeting, AT&T enters into an agreement relating to an alternative material transaction.


     Comcast will pay AT&T a termination fee in the amount of $1.5 billion in cash if the merger agreement is terminated because the Comcast Board withdraws or modifies, in a manner adverse to AT&T, its recommendation of the AT&T Comcast transaction or if Comcast shareholders fail to approve the AT&T Comcast transaction.

EXPENSES


     All costs and expenses incurred in connection with the AT&T Comcast transaction will be paid by the party incurring the cost or expense; provided that (1) AT&T will pay any costs and expenses incurred by AT&T Broadband that are in excess of $120 million (exclusive of any costs and expenses incurred by AT&T Broadband as described in clauses (2), (3), (4) and (5) of this sentence),
(2) AT&T Broadband will pay any costs and expenses incurred in connection with any financing arrangement entered into by AT&T Broadband as described under "Covenants -- Interim Finance Committee," except that Comcast will pay any costs and expenses incurred in connection with the credit facilities referred to in the first sentence of the second paragraph under "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors Relating to the AT&T Comcast Transaction -- AT&T Comcast and its Subsidiaries May Not Be Able to Obtain the Necessary Financing At All or on Terms Acceptable to it," (3) AT&T Broadband will pay any costs and expenses, to the extent not paid by AT&T Comcast, incurred in connection with redeeming or refinancing the TOPrS, releasing AT&T from any obligations in respect of the TOPrS or posting a letter of credit in support of such AT&T obligations, in each case as described under "-- Covenants -- TOPrS Covenant," (4) AT&T Broadband will pay 50% of any costs and expenses in excess of $50 million incurred by AT&T or any of its subsidiaries in connection with obtaining the Note Consents (through either a one-time cash payment of a consent fee or through a coupon increase or a combination thereof), and (5) AT&T and Comcast each will pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of this document and the registration statement in which this document is included.

AMENDMENTS AND WAIVERS

     Any provision of the merger agreement may be amended or waived prior to the completion of the mergers if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the parties to the merger agreement or, in the case of a waiver, by each of the parties to the merger agreement against whom the waiver is to be effective. After the adoption of the merger agreement by shareholders of Comcast or AT&T, no amendment or waiver of any provision of the merger agreement may be made or given that requires the approval of shareholders of Comcast or AT&T, respectively, unless such required approval is obtained.

                   THE SEPARATION AND DISTRIBUTION AGREEMENT


     The following summary of the separation and distribution agreement, as amended, is qualified in its entirety by reference to the complete text of the separation and distribution agreement, as amended, which is incorporated by reference and attached as Annex B to this document.


THE SEPARATION

     Assignment. AT&T will assign and transfer to AT&T Broadband all of AT&T's and its subsidiaries' right, title and interest in all of the assets of AT&T's broadband business which are not already held by AT&T Broadband or an AT&T Broadband subsidiary. The assets comprising AT&T's broadband business are generally determined in the following manner:

     - Assets reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are assets of AT&T's broadband business, except as described below.

     - Assets reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are assets of AT&T's communications business, except as described below.

     - Certain assets are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000.

     - Certain assets are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000.

     - Assets that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     Assumption. At the same time as the assignment, AT&T Broadband will assume all of the liabilities of AT&T's broadband business that are not already liabilities of AT&T Broadband or an AT&T Broadband subsidiary. The liabilities of AT&T's broadband business are generally determined in the following manner:

     - Liabilities reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are liabilities of AT&T's broadband business, except as described below.

     - Liabilities reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are liabilities of AT&T's communications business, except as described below.

     - Certain liabilities are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000.

     - Certain liabilities are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000.

     - Certain liabilities such as liabilities arising out of the AT&T Comcast transaction or involving At Home or AT&T Wireless (to the extent AT&T is not indemnified by AT&T Wireless for such liabilities) are divided evenly between AT&T's broadband business and AT&T's communications business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000.

     - Liabilities that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

THE AT&T BROADBAND SPIN-OFF

     After the separation, AT&T will spin off AT&T Broadband by distributing to each holder of record of a share of AT&T common stock, NYSE symbol "T," on the record date for the AT&T Broadband spin-off, except for those holders that have purported to exercise appraisal rights under New York Law, one share of AT&T Broadband common stock for each share of AT&T common stock held. The record date for the AT&T Broadband spin-off will be the close of business on the date of completion of the mergers unless otherwise agreed by AT&T and Comcast. No distribution of AT&T Broadband common stock will be made upon AT&T Consumer Services Group tracking stock.

     Since the AT&T Broadband merger will occur shortly after the AT&T Broadband spin-off, AT&T shareholders will not be sent stock certificates representing the shares of AT&T Broadband common stock distributed to them in the AT&T Broadband spin-off. Instead, AT&T will cause the distribution agent for AT&T Broadband common stock issued in the AT&T Broadband spin-off to hold AT&T Broadband common stock in trust for AT&T shareholders as of the record date pending conversion of AT&T Broadband common stock into shares of AT&T Comcast common stock pursuant to the AT&T Broadband merger. After the AT&T Broadband merger, the applicable AT&T shareholders will be mailed stock certificates representing the shares of AT&T Comcast common stock into which their shares of AT&T Broadband common stock were converted, and cash in lieu of fractional shares, as described under "The Merger Agreement -- Exchange of Shares."

TIMING OF THE SEPARATION AND THE AT&T BROADBAND SPIN-OFF

     The separation and the AT&T Broadband spin-off are scheduled to occur on the closing date for the mergers. See "-- The Merger Agreement -- Timing of Closing." On the closing date, the separation will occur prior to the AT&T Broadband spin-off which will occur prior to the mergers.

REPAYMENT OF INTRACOMPANY DEBT


     AT&T Broadband has agreed to pay to AT&T at the completion of the AT&T Comcast transaction an amount equal to the amount of debt that it or any AT&T Broadband subsidiary owes to AT&T or any AT&T subsidiary, other than AT&T Broadband or any AT&T Broadband subsidiary, in exchange for a contribution of such debt to AT&T Broadband's capital and for the contribution of the AT&T Broadband business. As described under "-- The Merger
Agreement -- Covenants -- Interim Finance Committee," Comcast has agreed to arrange for the financing necessary to permit AT&T Broadband to repay debt owed by AT&T Broadband and its subsidiaries to AT&T and its subsidiaries, other than AT&T Broadband and its subsidiaries. AT&T has agreed to repay at the completion of the AT&T Comcast transaction any debt that it or any of its subsidiaries, other than AT&T Broadband or any AT&T Broadband subsidiary, owes to AT&T Broadband or any AT&T Broadband subsidiary. As of December 31, 2001, the aggregate amount of indebtedness owed by AT&T Broadband and its subsidiaries to AT&T and its subsidiaries, other than AT&T Broadband and its subsidiaries, was $3.96 billion. Absent additional deleveraging activities, it is expected that this figure will grow to fund capital expenditures, operations and third party debt maturities and redemptions through the completion of the AT&T Comcast transaction. See "Chapter One -- Summary and Overview of the
Transactions -- Risk Factors -- Risk Factors Relating to the AT&T Comcast Transaction -- AT&T Comcast and its Subsidiaries May Have Difficulty Obtaining Necessary Financing At All or on Terms Acceptable to it."


POST-SPIN-OFF TRANSACTIONS

     The ability of AT&T and AT&T Broadband to engage in certain acquisitions, redeem stock, issue equity securities or take any other action or actions that in the aggregate would be reasonably likely to have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Code, in AT&T or AT&T Broadband or otherwise jeopardize the non-recognition of taxable gain or loss for U.S. federal income tax purposes to AT&T, AT&T affiliates and AT&T shareholders in connection with the separation and the AT&T Broadband spin-off may be limited for a period of 25 months following the AT&T Broadband spin-off.

DISPOSITION OF TIME WARNER ENTERTAINMENT INTEREST

     Upon any disposition of all or any portion of its interest in Time Warner Entertainment after the signing of the merger agreement, AT&T Broadband has agreed to pay AT&T 50% of the proceeds received from such disposition in excess of the threshold amount described in the next sentence reduced by taxes on 50% of such excess. The threshold amount is equal to the balance, plus 7% simple interest per annum on the balance, of $10.2 billion reduced by the aggregate proceeds of any previous dispositions of any portion of the Time Warner Entertainment interest.

     If the Time Warner Entertainment interest has not been fully disposed of within 54 months of the completion of the transaction, the remaining Time Warner Entertainment interest will be appraised at fair market value. To the extent that the amount of such appraisal exceeds the threshold amount specified above, AT&T Broadband has agreed to pay AT&T 50% of such excess, on a tax-adjusted basis.

CONDITIONS TO THE COMPLETION OF THE SEPARATION AND THE AT&T BROADBAND SPIN-OFF

     The obligations of AT&T to complete the separation and the AT&T Broadband spin-off are subject to the satisfaction or waiver, to the extent permissible, of certain conditions, including:

     - receipt of all required regulatory approvals other than those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect with respect to AT&T's broadband business or AT&T's communications business (as defined under "-- The Merger
       Agreement -- Conditions to the Completion of the Mergers" but with respect to AT&T's communications business);

     - satisfaction of all conditions necessary to permit the AT&T Broadband spin-off to qualify as a tax-free distribution to AT&T, AT&T Broadband and the AT&T shareholders and absence of any condition likely to prevent the AT&T Broadband spin-off from qualifying as a tax-free distribution to AT&T, AT&T Broadband and the AT&T shareholders;

     - absence of a legal prohibition on the separation or the AT&T Broadband spin-off;

     - approval of the transaction by AT&T shareholders; and

     - satisfaction of all of the other conditions to the mergers specified under "-- The Merger Agreement-Conditions to the Completion of the Mergers" other than the condition that the separation and the AT&T Broadband spin-off have been completed and other than the additional conditions to Comcast's obligations to effect the mergers.

MUTUAL RELEASE; INDEMNIFICATION

     Mutual Release of Pre-Closing Claims. AT&T and AT&T Broadband have each agreed to release the other from any and all claims that it may have against the other party arising from any acts or events occurring or failing to occur prior to the completion of the AT&T Broadband spin-off, subject to certain exceptions specified in the separation and distribution agreement.

     Indemnification by AT&T. After completion of the AT&T Broadband spin-off, AT&T will indemnify AT&T Broadband from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of AT&T or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's communications business;

     - the assets or contracts of AT&T's communications business; and

     - any breach of the separation and distribution agreement or any of the ancillary agreements by AT&T.

     Indemnification by AT&T Broadband. After completion of the transaction, AT&T Broadband will indemnify AT&T from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of AT&T Broadband or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of the AT&T Broadband business;

     - the assets or contracts of AT&T's broadband business;

     - any breach of the separation and distribution agreement or any of the ancillary agreements by AT&T Broadband; and


     - if neither the Microsoft transaction nor the QUIPS Transfer occurs, any liabilities relating to, arising out of or resulting from any action commenced by Microsoft claiming that the transaction violates the terms of the QUIPS; however, in the event that AT&T is required to repay the QUIPS as a result of such action, the indemnified liability in respect of the repayment will be reduced by the amount of the QUIPS fair market value plus any accrued interest on the QUIPS since the date of determination of the QUIPS fair market value. See "-- The Merger Agreement -- Covenants -- QUIPS Failure."


     Tax Indemnification. Subject to the exceptions described below, AT&T Broadband will indemnify AT&T against 50% of the taxes and related costs assessed against AT&T resulting from the disqualification of the separation and the AT&T Broadband spin-off as tax-free transactions under Section 355 of the Code.

     If such disqualification results from a transaction involving the stock or assets of AT&T Broadband occurring after the AT&T Broadband spin-off, from AT&T Broadband's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to AT&T Broadband in connection with certain tax opinions and Internal Revenue Service rulings, then AT&T Broadband will be required to indemnify AT&T against all such taxes and related costs.

     If such disqualification results from a transaction involving the stock or assets of AT&T occurring after the AT&T Broadband spin-off, from AT&T's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to AT&T in connection with certain tax opinions and Internal Revenue Service rulings, then AT&T Broadband is not required to indemnify AT&T against any such taxes or related costs.

     AT&T Broadband will also indemnify AT&T against 50% of the taxes and related costs resulting from the Liberty Media or AT&T Wireless spin-offs failing to be tax-free, unless either spin-off becomes taxable as a result of an action taken by AT&T or AT&T Broadband, in which case the acting party bears full responsibility for any resulting AT&T liabilities. AT&T Broadband's obligation described in the preceding sentence is reduced by AT&T Broadband's share of any indemnification that AT&T receives from Liberty Media or AT&T Wireless as a result of the relevant spin-off failing to qualify as tax-free.

     Other Indemnification. Subject to the next sentence, AT&T and AT&T Broadband will indemnify each other for 50% of any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the AT&T Broadband spin-off or in any other filing made by AT&T or AT&T Broadband with the Securities and Exchange Commission in connection with the separation, the AT&T Broadband spin-off, the AT&T Broadband merger or any related agreements. AT&T will indemnify AT&T Broadband and AT&T Comcast for any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Consumer Services charter amendment proposal, any other proposal related to the creation of AT&T Consumer Services Group tracking stock, the reverse stock split proposal or any AT&T 2002 annual meeting proposal other than the AT&T transaction proposal.


TERMINATION

     The separation and distribution agreement may be terminated by AT&T if the merger agreement has terminated.

AMENDMENTS AND WAIVERS

     Any provision of the separation and distribution agreement may be amended or waived prior to the completion of the transaction if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by AT&T, AT&T Broadband and Comcast or, in the case of a waiver, by the party to the separation and distribution agreement against whom the waiver is to be effective and Comcast.

                             THE SUPPORT AGREEMENT


     In connection with the merger agreement, AT&T, Comcast, AT&T Comcast, Sural LLC and Brian L. Roberts have entered into a support agreement relating to the shares of Comcast voting stock held by Sural prior to the completion of the AT&T Comcast transaction and the shares of AT&T Comcast voting stock that will be held by Sural after completion of the AT&T Comcast transaction, all of such shares are referred to in this section as the "Comcast Shares". As of the date of this document, Sural held shares of Comcast voting stock representing approximately 86.7% of Comcast's outstanding voting power. The following summary of the support agreement, as amended, is qualified in its entirety by reference to the complete text of the support agreement, as amended, which is incorporated by reference and attached as an exhibit to the registration statement in which this document is included.


VOTING AGREEMENT

     Sural has agreed to vote the Comcast Shares:


     - in favor of the Comcast transaction proposal and the preferred structure proposal;


     - against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Comcast under the merger agreement or that would reasonably be expected to result in any of the conditions to the obligations of the parties under the merger agreement not being fulfilled;

     - in favor of any other matter relating to the consummation of the transactions contemplated by the merger agreement with respect to which Sural may be entitled to vote; and

     - against any other matter that would reasonably be expected to prevent, interfere with or delay consummation of the transactions contemplated by the merger agreement.

COVENANTS

     No Inconsistent Agreements. Sural has agreed that it will not enter into any voting agreement or grant a proxy or power of attorney or take any other action with respect to the Comcast Shares which is inconsistent with the terms of the support agreement. Brian L. Roberts has agreed that he will not enter into any voting agreement or grant a proxy or power of attorney or take any other action with respect to any units of membership interests in Sural which is inconsistent with the terms of the support agreement.

     Dispositions Prior to Completion of the AT&T Comcast Transaction. Sural has agreed that prior to the completion of the transaction it will not transfer ownership of any of the Comcast Shares, except to certain permitted transferees who agree to be bound by the same transfer restrictions.

     Dispositions After Completion of the AT&T Comcast Transaction. Sural has agreed that from and after the completion of the AT&T Comcast transaction until the tenth anniversary of the completion of the AT&T Comcast transaction it will not transfer ownership of any of its shares of AT&T Comcast Class B common stock, except to certain permitted transferees who agree to be bound by the same transfer restrictions or in a transaction that (1) permits AT&T Comcast's other shareholders to dispose of all of their shares of AT&T Comcast stock for the same per share consideration as Sural receives for its shares of AT&T Comcast Class B common stock (or, if higher, any of its shares of any other class of AT&T Comcast common stock) and (2) is approved by the disinterested holders of AT&T Comcast's voting stock. Brian L. Roberts has also agreed that from and after the completion of the AT&T Comcast transaction until the tenth anniversary of the completion of the AT&T Comcast transaction he will not transfer ownership of any of his securities or other equity interests in Sural, except to certain permitted transferees who agree to be bound by the same transfer restrictions or in a transaction that (1) permits AT&T Comcast's other shareholders to dispose of all of their shares of AT&T Comcast stock for the same per share consideration as the effective per share consideration that Brian L. Roberts receives, as a result of his ownership interest in Sural, for each of the shares of AT&T Comcast Class B common stock held by Sural, or, if higher, any of the shares of any other class of AT&T Comcast common stock, and (2) is approved by the disinterested holders of AT&T Comcast's voting stock. Following the tenth anniversary of the completion of the AT&T Comcast transaction, subject to applicable law, holders of AT&T Comcast Class B common stock will be permitted to transfer their shares of AT&T Comcast Class B common stock in a transaction in which they receive a premium that is disproportionate to the premium, if any, received by the other holders of AT&T Comcast stock for their shares of AT&T Comcast stock.

     Interested Party Transactions. AT&T Comcast has agreed that, except as described in the next sentence, after the completion of the AT&T Comcast transaction neither it nor any of its subsidiaries will enter into any material transaction with Brian L. Roberts or any of his associates or any permitted transferee unless such transaction is approved by AT&T Comcast's disinterested directors. Compensation arrangements between Brian L. Roberts or any of his associates on the one hand and AT&T Comcast or any of its subsidiaries on the other hand will require the approval of the disinterested directors of the compensation committee of the AT&T Comcast Board.

     Additional Voting Agreements. Sural has agreed that from and after the completion of the AT&T Comcast transaction until the 2005 annual meeting of AT&T Comcast shareholders, it will vote its shares of AT&T Comcast Class B common stock against any proposed amendment to the governance arrangements set forth in the AT&T Comcast charter. See "Description of Governance Arrangements Following the AT&T Comcast Transaction."


     Sural has also agreed to vote its shares of AT&T Comcast Class B common stock in favor of the nominees selected by the Directors Nominating Committee, or otherwise nominated by AT&T Comcast, for election as directors at the 2004 annual meeting of AT&T Comcast shareholders; provided that if a shareholder (other than Brian L. Roberts or a shareholder associated with or otherwise acting on behalf of or in concert with Brian L. Roberts) nominates individuals who are independent persons for election as directors at such annual meeting, Sural may instead elect to vote its shares of AT&T Comcast Class B common stock in such election of directors in the same proportion as holders of shares of AT&T Comcast common stock, other than AT&T Comcast Class B common stock and any other voting shares of AT&T Comcast owned by Brian L. Roberts or Sural or any permitted transferee, vote in such election of directors.


     Sural has further agreed that if Brian L. Roberts dies or becomes incapable of performing his duties prior to the fifth anniversary of the completion of the AT&T Comcast transaction, then, unless Ralph J. Roberts has sole voting power in respect of the election of directors with respect to all outstanding shares of AT&T Comcast Class B common stock, from the date of Brian L. Roberts's death or inability to perform his duties until the fifth anniversary of the completion of the AT&T Comcast transaction, Sural will vote its shares of AT&T Comcast Class B common stock in any election of AT&T Comcast directors in the same proportion as holders of shares of AT&T Comcast common stock, other than AT&T Comcast Class B common stock and any other voting shares of AT&T Comcast owned by Brian L. Roberts or Sural or any permitted transferee, vote in such election of directors.


     Each permitted transferee of any of the shares of AT&T Comcast Class B common stock will also be required to agree, as a condition to such transfer, to the voting obligations described in the three preceding paragraphs.


ENFORCEMENT

     The support agreement provides that any determination with respect to Sural's, Brian L. Roberts's or AT&T Comcast's compliance with the support agreement or otherwise with respect to the items described in "-- Covenants," in each case after the completion of the AT&T Comcast transaction, including any determination as to the enforcement action to be taken by AT&T Comcast in connection with such determination, will be made for AT&T Comcast by the disinterested, independent persons on the AT&T Comcast Board; provided that any Comcast director designee, including any replacement Comcast director designee, or any director who was a Comcast director designee or any spouse, parent, sibling, lineal descendant, aunt, uncle, cousin, other close relative of Brian
L. Roberts or their respective spouses will not be considered a disinterested, independent person.

AMENDMENTS

     Any provision of the support agreement may be amended if such amendment is in writing and is signed by each of the parties to the support agreement. However, no amendment of any provision described under "-- Covenants" or "-- Enforcement" will be effective without the approval of:

     - a majority of the disinterested, independent persons on the AT&T Comcast Board; provided that any Comcast director designee, including any replacement Comcast director designee, or any director who was a Comcast director designee or any spouse, parent, sibling, lineal descendant, aunt, uncle, cousin, other close relative of Brian L. Roberts or their respective spouses will not be considered disinterested, independent persons; and

     - holders of a majority of the votes cast by holders of all of the classes of AT&T Comcast capital stock entitled to vote, other than the AT&T Comcast Class B common stock and any other voting shares of AT&T Comcast owned by Brian L. Roberts, Sural or any permitted transferee.

TERMINATION

     The support agreement terminates on the earlier to occur of (1) one day after the tenth anniversary of the completion of the transaction and (2) any termination of the merger agreement.

               THE EXCHANGE AGREEMENT AND INSTRUMENT OF ADMISSION


     In connection with the AT&T Comcast transaction, Comcast and Microsoft entered into an exchange agreement dated December 7, 2001. On December 19, 2001, following execution of the merger agreement, AT&T and AT&T Comcast each became a party to the exchange agreement by executing the instrument of admission. On March 11, 2002, Comcast, AT&T, AT&T Comcast and Microsoft amended the exchange agreement and instrument of admission. The following summary of the exchange agreement and the instrument of admission, in each case as amended, is qualified in its entirety by reference to the complete texts of the exchange agreement and the instrument of admission, in each case as amended, which are incorporated by reference and attached as exhibits to the registration statement in which this document is included.


QUIPS EXCHANGE

     QUIPS. Microsoft (through a wholly owned subsidiary) holds $5 billion in aggregate liquidation preference amount of 5% Convertible Quarterly Income Preferred Securities (referred to in this document by their acronym "QUIPS") of AT&T Finance Trust I, a Delaware business trust. The QUIPS are convertible into $5 billion aggregate face amount of 5% Junior Convertible Subordinated Debentures due 2029 of AT&T, which are in turn convertible into AT&T common stock.


     The Exchange. In connection with the AT&T Broadband spin-off, Microsoft has agreed to exchange the QUIPS for a number of shares of AT&T Broadband common stock that, subject to the limitation described in the next sentence, will be converted in the AT&T Broadband merger into 115 million shares of AT&T Comcast Class A common stock under the Preferred Structure (or AT&T Comcast Class C common stock under the Alternative Structure). To the extent necessary so that Microsoft and its affiliates will not hold more than 4.95% of AT&T Comcast's voting power as a result of the AT&T Comcast transaction, Microsoft has agreed to accept shares of the non-voting AT&T Comcast Class A Special common stock in the AT&T Broadband merger instead of an equivalent number of shares of voting AT&T Comcast common stock. If Microsoft transfers shares of voting AT&T Comcast common stock or its voting interest in AT&T Comcast is diluted below 4.95%, subject to certain conditions, Microsoft will have the right to cause AT&T Comcast to exchange the shares of non-voting AT&T Comcast Class A Special common stock received in the AT&T Broadband merger for shares of voting AT&T Comcast common stock provided that its voting interest in AT&T Comcast does not exceed 4.95% after the exchange.


INTERNET ACCESS


     Until the fifth anniversary of the Microsoft transaction, subject to the completion of the Microsoft transaction and the AT&T Comcast transaction, AT&T Comcast has agreed that if AT&T Comcast offers a high-speed Internet access agreement to any third party, then it will be obligated to offer an agreement on nondiscriminatory terms with respect to the same cable systems to Microsoft for its Internet service provider, The Microsoft Network. Because Comcast has entered into an access agreement with United Online and AT&T Broadband has entered into an access agreement with each of Earthlink, Internet Central and Connected Data Systems, upon completion of the Microsoft transaction and the AT&T Comcast transaction AT&T Comcast will be required, with respect to each such agreement with another ISP, to offer an access agreement to Microsoft on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP.


COVENANTS

     Each of Comcast, Microsoft, AT&T and AT&T Comcast has undertaken certain covenants in the exchange agreement. The following summarizes the more significant of these covenants.

     Merger Documentation. Comcast has agreed that, without the prior written consent of Microsoft, which consent will not be unreasonably withheld, Comcast will not agree to any amendment or waiver of any provision of any of the AT&T Comcast transaction agreements that would reasonably be expected to (1) conflict with any provision of the exchange agreement, the agreements relating to the set-top box commitment described below or any access agreement entered into between Microsoft and AT&T Comcast pursuant to the most favored nation provision described above or (2) be materially adverse to Microsoft's rights under the exchange agreement or the benefits that Microsoft reasonably expects to realize from the exchange agreement, in the case of (2), to the extent that any such amendment or waiver would have an effect on Microsoft that is materially disproportionate to the effect it would have on other AT&T Broadband or AT&T Comcast shareholders.


     Lockup. Prior to six months after completion of the Microsoft transaction, subject to certain exceptions, Microsoft has agreed that neither Microsoft nor any of its wholly owned subsidiaries will sell, or enter into any agreement, arrangement or negotiations relating to the sale of, any of the shares of AT&T Comcast common stock that it receives in connection with the Microsoft transaction.


     Indemnity. Comcast has agreed to indemnify Microsoft against any claim by Comcast, AT&T or any shareholder of Comcast, AT&T or AT&T Comcast for any loss arising as a result of the AT&T Broadband spin-off or the mergers failing to be tax-free, except to the extent such a failure results directly from a breach by Microsoft of its covenant described under "-- Lockup" or of the failure of a related representation and warranty made by Microsoft in the exchange agreement.


CONDITIONS TO THE COMPLETION OF THE MICROSOFT TRANSACTION



     Conditions to the Obligations of Microsoft. The obligations of Microsoft to complete the Microsoft transaction are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:



     - absence of a material legal prohibition on the Microsoft transaction or the mergers;



     - except as provided in the next bullet point, satisfaction or waiver of all conditions to the mergers and the reasonable satisfaction of Microsoft that the mergers will occur immediately following the Microsoft transaction;


     - satisfaction, but not waiver, of the condition to the mergers that there has been no Material Adverse Effect with respect to AT&T's broadband business;

     - material accuracy of the representations and warranties of Comcast, AT&T and AT&T Comcast contained in the exchange agreement or made pursuant to the exchange agreement;

     - performance by Comcast, AT&T and AT&T Comcast of all of their respective obligations under the exchange agreement;

     - approval for the listing on The Nasdaq Stock Market of the shares of AT&T Comcast common stock to be issued in the mergers, other than the shares of AT&T Comcast Class B common stock;

     - delivery by AT&T and Comcast of opinions of counsel relating to various corporate matters; and

     - after completion of the AT&T Broadband spin-off, AT&T Broadband holds substantially all of the assets and liabilities of AT&T's broadband business.


     Conditions to the Obligations of Comcast and AT&T. The obligations of Comcast and AT&T to complete the Microsoft transaction are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:


     - satisfaction or waiver of all conditions to the mergers and the reasonable satisfaction of Comcast that the mergers will occur;

     - material accuracy of the representations and warranties of Microsoft contained in the exchange agreement;

     - performance by Microsoft of all of its obligations under the exchange agreement; and

     - delivery by Microsoft of an opinion of counsel relating to various corporate matters.

TERMINATION

     The exchange agreement may be terminated by either Comcast or Microsoft in any of the following circumstances:

     - the merger agreement has been terminated;


     - any law or regulation makes completion of the Microsoft transaction illegal or a permanent injunction prohibiting completion of the Microsoft transaction is entered; or


     - the mergers have not been completed by March 1, 2003.

INTERACTIVE TECHNOLOGY AGREEMENT

     In connection with the exchange agreement, Microsoft and Comcast Cable Communications, Inc. have entered into a three-year agreement pursuant to which the parties will conduct a trial during 2002 of an interactive television platform, including set-top box middleware. If the trial results meet agreed technical standards, the platform meets defined competitive requirements and a launch would meet Comcast Cable's reasonable business objectives, Comcast Cable has agreed that it will commercially launch the Microsoft platform to at least 25% of its newly installed middleware customer base.

                           THE TAX SHARING AGREEMENT

     The following summary of the tax sharing agreement is qualified in its entirety by reference to the complete text of the tax sharing agreement, which is incorporated by reference into this document and attached as an exhibit to the registration statement in which this document is included.

IN GENERAL

     AT&T Broadband is currently included in AT&T's federal consolidated income tax group and AT&T Broadband's tax liability will be included in the consolidated federal income tax liability of AT&T for 2002 until the time of the AT&T Broadband spin-off. The tax sharing agreement provides for tax sharing payments between AT&T Broadband and AT&T for periods prior to the AT&T Broadband spin-off, based on the taxes or tax benefits of hypothetical affiliated groups consisting of the businesses, assets and liabilities that make up AT&T Broadband, on the one hand, and all other businesses, assets and liabilities of AT&T, on the other hand. Each group is generally responsible for the taxes attributable to its lines of business and entities comprising its group.

     AT&T and AT&T Broadband have agreed that the consolidated tax liability (before credits) of the hypothetical group will be allocated to each group based on such group's contribution to consolidated taxable income. This allocation will take into account losses, deductions and other tax attributes that are utilized by the hypothetical group even if these attributes could not be utilized on a stand-alone basis. Tax sharing payments in respect of the consolidated tax liability of the hypothetical group, after allocation of consolidated tax credits, will be made between AT&T and AT&T Broadband consistent with the allocations under the tax sharing agreement. As between AT&T and AT&T Broadband, certain tax items are specially allocated to the AT&T group and AT&T Broadband group under the tax sharing agreement.

AT&T BROADBAND SPIN-OFF

     AT&T and AT&T Broadband have agreed that taxes related to intercompany transactions that are triggered by the AT&T Broadband spin-off will be generally allocated to AT&T Broadband.

NON-INCOME TAX LIABILITIES

     AT&T and AT&T Broadband have agreed that joint non-income tax liabilities will generally be allocated between AT&T and AT&T Broadband based on the amount of such taxes attributable to each group's line of business. If the line of business with respect to which the liability is appropriately associated cannot be readily determined, the tax liability will be allocated to the AT&T group.

AUDIT ADJUSTMENTS

     AT&T and AT&T Broadband have agreed that taxes resulting from audit adjustments will generally be allocated between the two groups based on line of business. In general, AT&T controls audits and administrative matters related to pre-spin-off periods.

POST-SPIN-OFF TAX ATTRIBUTES

     Generally, AT&T Broadband may not carry back a loss, credit or other tax attribute from a post-spin-off period to a pre-spin-off period, unless AT&T Broadband obtains AT&T's consent (which, in the case of significant net operating or capital loss carrybacks, may not be unreasonably withheld) and then only to the extent permitted by applicable law.

AMENDMENTS AND WAIVERS

     Any provision of the tax sharing agreement may be amended or waived prior to the completion of the transaction if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by AT&T, AT&T Broadband and Comcast or, in the case of a waiver, by the party to the tax sharing agreement against whom the waiver is to be effective and Comcast.

                            THE ANCILLARY AGREEMENTS

     In addition to the other agreements described in this section, AT&T and AT&T Broadband have entered into various other commercial agreements in connection with the transaction. A brief summary of these agreements follows:

NETWORK SERVICE AGREEMENTS.

     AT&T and AT&T Broadband have entered into four principal network service agreements as follows.

     - Master Carrier Agreement. This agreement reflects the rates, terms and conditions on which AT&T's business services group will provide voice, data and Internet services to AT&T Broadband, including both wholesale services (those used as a component in AT&T Broadband's services to its customers) and "administrative" services (for internal AT&T Broadband usage). Pricing is market based, with provisions defining an ongoing process to ensure that the prices remain competitive.

     - First Amended and Restated Local Network Connectivity Services Agreement. This agreement reflects the rates, terms and conditions on which AT&T's business services group will provide certain local network connectivity services to AT&T Broadband for use in providing local telephone services to AT&T Broadband's subscribers. This agreement consists of two parts:

      -- a capital lease from AT&T's business services group to AT&T Broadband of certain network switching and transport assets to be used exclusively by AT&T Broadband for a term of up to ten years, commencing January 1, 2001 for initial assets leased under the agreement; and

      -- an operating agreement for the provision of local network connectivity, management and operational services in support of AT&T Broadband's local cable telephone services, with a minimum term of five years commencing January 1, 2001.

     - Master Facilities Agreement. This agreement permits AT&T or any of its subsidiaries to use existing fiber facilities owned or leased by AT&T Broadband or its controlled affiliates, together with related services. In addition, AT&T Broadband will construct and lease to AT&T new fiber facilities in the areas served by AT&T Broadband's cable systems for use in providing telecommunications services. The term of the build-out period will expire on January 8, 2012. Subject to certain termination rights specified in this agreement, the term of AT&T's right to use facilities leased under this agreement will expire on January 8, 2028, renewable at AT&T's option for successive 20-year terms in perpetuity.

     - Interconnection and Intercarrier Compensation Term Sheet. This agreement, which has a five-year initial term commencing January 1, 2001, specifies the terms of interconnection of the parties' networks, and compensation for:

      -- the origination or termination of interexchange traffic for the other party; and

      -- the exchange of local traffic between the parties' local customers.

     High Speed Internet Services Binding Term Sheet. This agreement reflects the rates, terms and conditions on which AT&T will provide specified processes, procedures and services to support AT&T Broadband in its provision of broadband Internet services to AT&T Broadband subscribers. This agreement has a four-year initial term commencing December 4, 2001.

     Intellectual Property Agreement. This agreement specifies the ownership and license rights granted by each party to the other in specified patents, software, copyrights and trade secrets. Among other rights granted, the effect of this agreement is to allow AT&T Broadband and AT&T to continue to have the same rights to use the intellectual property that they had at the time of the separation and AT&T Broadband spin-off.

     Other Agreements to be Executed. AT&T and AT&T Comcast will enter into a corporate name agreement immediately prior to the completion of the transaction pursuant to which AT&T will grant to AT&T Comcast the right to use the term "AT&T" as part of its full corporate name, but prohibit any use of "AT&T" as a trade name, trademark, or service mark, or in a domain name other than specified domain names permitted for certain purposes. Such grant of rights will be perpetual unless terminated as a result of the Roberts family's voting power falling below 33% or pursuant to any other terms of the agreement.

     Subject to the terms of the separation and distribution agreement, prior to the completion of the transaction, AT&T and AT&T Broadband may also enter into other agreements in connection with the transaction.

                                  CHAPTER SIX
          AT&T CORP. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The AT&T Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below was included in AT&T's Annual Report on Form 10-K for the year ended December 31, 2001. The AT&T groups referred to in this joint proxy statement/prospectus differ in various financial and other respects from the segments described in this section. For financial and other information on the AT&T groups, see the information set forth elsewhere in this joint proxy statement/ prospectus.

OVERVIEW

     AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government agencies. AT&T provides domestic and international long distance, regional and local communications services, cable (broadband) television and Internet communication services.

RESTRUCTURING OF AT&T

     On October 25, 2000, AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units.

     On December 19, 2001, AT&T and Comcast Corporation (Comcast) announced an agreement to combine AT&T Broadband with Comcast. Under the terms of the agreement, AT&T will spin-off AT&T Broadband and simultaneously merge it with Comcast, forming a new company to be called AT&T Comcast Corporation (AT&T Comcast). AT&T shareowners will receive a number of shares of AT&T Comcast common stock based on an exchange ratio calculated pursuant to a formula specified in the merger agreement. If determined as of the date of the merger agreement, the exchange ratio would have been approximately 0.34, assuming the AT&T shares held by Comcast are included in the number of shares of AT&T common stock outstanding. Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the merger agreement, the exchange ratio would be approximately 0.35. The merger of AT&T Broadband and Comcast is subject to regulatory review, approval by both companies' shareowners and certain other conditions, and is expected to close by the end of 2002. AT&T also intends to proceed with the creation of a tracking stock for its AT&T Consumer Services business, which is expected to be distributed to AT&T shareowners following shareowner approval in 2002. On February 11, 2002, AT&T filed a preliminary proxy with the SEC, seeking shareowner approval of the AT&T Broadband and Comcast merger, and the creation of the AT&T Consumer Services tracking stock, among other things.

     These restructuring activities are complicated and involve a substantial number of steps and transactions, including obtaining various approvals, such as Internal Revenue Service (IRS) rulings. AT&T anticipates, however, that the transactions associated with AT&T's restructuring plan will be tax-free to U.S. shareowners. Future financial conditions, superior alternatives or other factors may arise or occur that make it inadvisable to proceed with part or all of AT&T's restructuring plans. Any or all of the elements of AT&T's restructuring plan may not occur as AT&T currently expects or in the time frames that it currently contemplates, or at all. Alternative forms of restructuring, including sales of interests in these businesses, would reduce what is available for distribution to AT&T shareowners in the restructuring.

     On May 25, 2001, AT&T completed an exchange offer of AT&T common stock for AT&T Wireless stock. Under the terms of the exchange offer, AT&T issued 1.176 shares of AT&T Wireless Group tracking stock in exchange for each share of AT&T common stock validly tendered. A total of 372.2 million shares of AT&T common stock were tendered in exchange for 437.7 million shares of AT&T Wireless Group tracking stock. In conjunction with the exchange offer, AT&T recorded an $80 premium as a reduction to net income available to common shareowners. The premium represents the excess of the fair value of the AT&T Wireless Group tracking stock issued over the fair value of the AT&T common stock exchanged.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless as a separate, independently traded company. All AT&T Wireless Group tracking stock was converted into AT&T Wireless common stock on a one-for-one basis and 1,136 million shares of AT&T Wireless common stock held by AT&T were distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. AT&T common shareowners received whole shares of AT&T Wireless and cash payments for fractional shares. The IRS ruled that the transaction qualified as tax-free for AT&T and its shareowners for U.S. federal income tax purposes, with the exception of cash received for fractional shares. For accounting purposes, the deemed effective split-off date was June 30, 2001. At the time of split-off, AT&T retained approximately $3 billion, or 7.3%, of AT&T Wireless common stock, about half of which was used in a debt-for-equity exchange in July in 2001. The remaining portion of these holdings was monetized in October and December through the issuance of debt that is exchangeable into Wireless shares (or their cash equivalents) at maturity. The split-off of AT&T Wireless resulted in a noncash tax-free gain of $13.5 billion, which represented the difference between the fair value of the AT&T Wireless tracking stock at the date of the split-off and AT&T's book value in AT&T Wireless Services. This gain was recorded in the third quarter of 2001 as a "Gain on disposition of discontinued operations" in the Consolidated Statement of Income.

     On August 10, 2001, AT&T completed the split-off of Liberty Media Corporation as an independent, publicly traded company (since AT&T did not exit the line of business that Liberty Media Group (LMG) operated in, LMG was not accounted for as a discontinued operation). AT&T redeemed each outstanding share of Class A and Class B LMG tracking stock for one share of Liberty Media Corporation's Series A and Series B common stock, respectively. The IRS ruled that the split-off of Liberty Media Corporation qualified as a tax-free transaction for AT&T, Liberty Media and their shareowners. For accounting purposes, the deemed effective split-off date was July 31, 2001.

TRACKING STOCKS

     During the periods 1999 through 2001, AT&T had one or more tracking stocks outstanding. In 1999, in connection with the acquisition of Tele-Communications, Inc. (TCI), AT&T issued a separate tracking stock to reflect 100% of the performance of LMG. In 2000, AT&T issued a tracking stock to track the financial performance of AT&T Wireless Group. The shares initially issued tracked approximately 16% of the performance of AT&T Wireless Group.

     A tracking stock is designed to provide financial returns to its holders based on the financial performance and economic value of the assets it tracks. Ownership of shares of AT&T common stock, AT&T Wireless Group tracking stock or Liberty Media Class A or B tracking stock did not represent a direct legal interest in the assets and liabilities of any of the groups, but an ownership of AT&T in total. The specific shares represented an interest in the economic performance of the net assets of each of the groups.

     The earnings attributable to AT&T Wireless Group are excluded from the earnings available to AT&T Common Stock Group and are reflected as "Income
(loss) from discontinued operations," net of applicable taxes of AT&T Wireless Group in the Consolidated Statements of Income. Similarly, the earnings and losses related to LMG are excluded from the earnings available to AT&T Common Stock Group. The remaining results of operations of AT&T, including the financial performance of AT&T Wireless Group not represented by the tracking stock, are referred to as the AT&T Common Stock Group and are represented by AT&T common stock.

     AT&T did not have a controlling financial interest in LMG for financial accounting purposes; therefore, its ownership in LMG was reflected as an investment accounted for under the equity method in AT&T's consolidated financial statements. The amounts attributable to LMG are reflected in the accompanying consolidated financial statements as "Equity (losses) earnings from Liberty Media Group" and "Investment in Liberty Media Group and related receivables, net" prior to its split-off from AT&T.

     AT&T Wireless Group was an integrated business of AT&T, and LMG was a combination of certain assets and businesses of AT&T; neither was a stand-alone entity prior to its split-off from AT&T.

MERGER WITH MEDIAONE GROUP, INC.

     AT&T completed the merger with MediaOne Group, Inc. (MediaOne) on June 15, 2000, in a cash and stock transaction valued at approximately $45 billion. AT&T issued approximately 603 million shares of AT&T common stock, of which 60 million were treasury shares, and made cash payments of approximately $24 billion.

     The merger was recorded under the purchase method of accounting, whereby the assets and liabilities of MediaOne Group were recorded at fair value on the date of the acquisition. Accordingly, the results of MediaOne have been included with the financial results of AT&T, within AT&T Broadband, since the date of acquisition. In accordance with the purchase method of accounting, periods prior to the merger were not restated to include the results of MediaOne.

FORWARD-LOOKING STATEMENTS

     This document may contain forward-looking statements with respect to AT&T's restructuring plan, financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, network build out and upgrade, competitive positions, availability of capital, growth opportunities for existing products, benefits from new technologies, availability and deployment of new technologies, plans and objectives of management, and other matters.

     These forward-looking statements, including, without limitation, those relating to the future business prospects, revenue, working capital, liquidity, capital needs, network build out, interest costs and income, are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation:

     - the risks associated with the implementation of AT&T's restructuring plan, which is complicated and involves a substantial number of different transactions each with separate conditions, any or all of which may not occur as AT&T currently intends, or which may not occur in the timeframe it currently expects,

     - the risks associated with each of AT&T's main business units, operating as independent entities as opposed to as part of an integrated telecommunications provider following completion of AT&T's restructuring plan, including the inability of these groups to rely on the financial and operational resources of the combined company and these groups having to provide services that were previously provided by a different part of the combined company,

     - the impact of existing and new competitors in the markets in which these groups compete, including competitors that may offer less expensive products and services, desirable or innovative products, technological substitutes, or have extensive resources or better financing,

     - the impact of oversupply of capacity resulting from excessive deployment of network capacity,

     - the ongoing global and domestic trend toward consolidation in the telecommunications industry, which may have the effect of making the competitors of these entities larger and better financed and afford these competitors with extensive resources and greater geographic reach, allowing them to compete more effectively,

     - the effects of vigorous competition in the markets in which the company operates, which may decrease prices charged, increase churn and change customer mix, profitability and average revenue per user,

     - the ability to enter into agreements to provide services, and the cost of entering new markets necessary to provide services,

     - the ability to establish a significant market presence in new geographic and service markets,

     - the availability and cost of capital and the consequences of increased leverage,

     - the impact of any unusual items resulting from ongoing evaluations of the business strategies of the company,

     - the requirements imposed on AT&T or latitude allowed to competitors by the Federal Communications Commission (FCC) or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations,

     - the risks associated with technological requirements, technology substitution and changes and other technological developments,

     - the results of litigation filed or to be filed against the company,

     - the possibility of one or more of the markets in which the company competes being impacted by changes in political, economic or other factors, such as monetary policy, legal and regulatory changes or other external factors over which these groups have no control, and

     - the risks related to AT&T's investments and joint ventures.

     The words "estimate," "project," "intend," "expect," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Moreover, in the future, AT&T, through its senior management, may make forward-looking statements about the matters described in this document or other matters concerning AT&T.

     The discussion and analysis that follows provides information management believes is relevant to an assessment and understanding of AT&T's consolidated results of operations for the years ended December 31, 2001, 2000 and 1999, and financial condition as of December 31, 2001 and 2000.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND JUDGMENTS

     AT&T's financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities. Management continually evaluates its estimates and judgments including those related to revenue recognition, allowances for doubtful accounts, useful lives of property, plant and equipment, internal use software and intangible assets, investments, derivative contracts, pension and other postretirement benefits and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. AT&T believes that of its significant accounting policies, the following may involve a higher degree of judgment or complexity:

     Revenue recognition -- AT&T only records revenue for transactions which are considered to be part of our central, ongoing operations. AT&T recognizes long distance and local voice and data services revenue based upon minutes of traffic processed or contracted fee schedules including sales of prepaid calling cards. Cable video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution systems. Customer activation fees, along with the related costs up to but not exceeding the revenues, are deferred and amortized over the customer relationship period. AT&T recognizes other products and services revenue when the products are delivered and accepted by customers and when services are provided in accordance with contract terms. For contracts where we provide customers with an indefeasible right to use network capacity, we recognize revenue ratably over the stated life of the agreement. Any sales of installed fiber are not recognized as revenue. AT&T considers these transactions to be sales of property, plant and equipment and record any gain or loss in "Other income (expense)" in the Consolidated Statements of Income.

     Allowances for doubtful accounts -- AT&T maintains allowances for doubtful accounts for estimated losses which result from the inability of our customers to make required payments. AT&T bases its allowances on the likelihood of recoverability of accounts receivable based on past experience and taking into account current collection trends that are expected to continue. If economic or specific industry trends worsen beyond AT&T's estimates, it would increase its allowances for doubtful accounts by recording additional expense. Accounts receivable are fully reserved for when past due 180 days or more.

     Estimated useful lives of property, plant and equipment, internal use software and intangible assets -- AT&T estimates the useful lives of property, plant and equipment, internal use software and intangible assets in order to determine the amount of depreciation and amortization expense to be recorded during any reporting period. The useful lives are estimated at the time the asset is acquired and are based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation and amortization expense in future periods. Alternatively, these types of technological changes could result in the recognition of an impairment charge to reflect the write-down in value of the asset. AT&T reviews these types of assets for impairment annually, or when events or circumstances indicate that the carrying amount may be not be recoverable over the remaining lives of the assets. In assessing impairments, AT&T uses cash flows which take into account management's estimates of future operations. Beginning January 1, 2002, in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 142, "Goodwill and Other Intangible Assets," AT&T will no longer amortize goodwill, excess basis related to equity-method investments and franchise costs, but will test these assets at least annually for impairment.

     Investments -- AT&T holds investments in other companies which it accounts for under either the cost method or equity method of accounting. Many of these companies are publicly traded and have volatile share prices however, some of these companies are not publicly traded and therefore the value may be difficult to determine. For investments that are not publicly traded we estimate fair value using market-based (comparable sales) and income-based (discounted cash flow) methods. In addition, AT&T has monetized some of these investments by issuing debt that is tied to the trading price of the security, and which can be settled in shares or cash. Some of AT&T's cost-method investments are classified as "trading" securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and are marked-to-market through the income statement. However, other cost method investments are classified as "available-for-sale" under SFAS No. 115 and are marked-to-market through other comprehensive income on the balance sheet. AT&T records an investment impairment charge on its "available-for-sale" and equity-method investments when we believe the decline in the investment value is other than temporary. When determining an other than temporary decline, AT&T considers, among other items, the length of time the trading price has been below its carrying value, the financial condition of the investee company, including the industry in which they operate, and AT&T's ability or intent to retain the investment. If the financial condition of the investee company or the industry in which it operates were to be materially different than AT&T's expectation, AT&T would record an expense to reflect the other than temporary decline in value of the investment. At December 31, 2001, unrealized losses on "available-for-sale" securities included in "Other comprehensive income" as a component of shareowners' equity were approximately $0.3 billion (pretax).

     Derivative contracts -- AT&T enters into derivative contracts to mitigate market risk from changes in interest rates, foreign currency exchange rates and equity prices. Certain exchangeable debt (debt exchangeable into or tied to the value of securities AT&T owns) contain embedded derivatives that require accounting separate from the debt instrument, while other exchangeable debt has derivatives issued in conjunction with net purchased options. The fair value of option based derivatives is determined using the

Black-Scholes option pricing model, which is based on a set of inputs, including the price of the underlying stock, volatility of the underlying stock and interest rates. These inputs are based on prevailing market indications that are either directly observable in the market, received from qualified investment banking firms or are internally calculated. Changes in these inputs would result in a change in the fair value of the option contracts. Changes in the fair value of option contracts accounted for as cash flow hedges would be recorded, net of income taxes, within Other Comprehensive Income on the balance sheet. Changes in the fair value of option contracts undesignated for accounting purposes would be recorded within other income (expense) on the income statement. Generally, fair value calculations of other derivative contracts (e.g., interest rate swaps and foreign exchange forwards) require less judgment and are valued based on market interest rates and foreign exchange rates.

     Pension and postretirement benefits -- The amounts recognized in the financial statements related to pension and postretirement benefits are determined on an actuarial basis, which utilizes many assumptions in the calculation of such amounts. A significant assumption used in determining AT&T's net pension credit (income) and postretirement expense is the expected long-term rate of return on plan assets. In 2001, AT&T assumed an expected long-term rate of return on plan assets of 9.5%. On average, AT&T's actual return on plan assets over the long-term has substantially exceeded 9.5%; however, in the past two years, the plan's assets have experienced rates of return substantially lower than 9.5%. For 2002, AT&T will lower its expected long-term rate of return assumption from 9.50% to 9.0%, reflecting the generally expected moderation of long-term rates of return in the financial markets. AT&T expects this decrease in the expected long-term rate of return to decrease operating income by approximately $0.1 billion.

     Another estimate that affects AT&T's net pension credit and postretirement expense is the discount rate used in the annual actuarial valuations of pension and postretirement benefit plan obligations. At the end of each year, AT&T determines the appropriate discount rate, which represents the interest rate that should be used to determine the present value of future cash flows currently expected to be required to settle the pension and postretirement benefit obligations. The discount rate is generally based on the yield on high-quality corporate fixed-income investments. At December 31, 2001, AT&T lowered its discount rate to 7.25% from 7.5% at December 31, 2000. Changes in the discount rate do not have a material impact on AT&T's results of operations.

     Income taxes -- AT&T records deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of assets and liabilities. If enacted tax rates changed, AT&T would adjust its deferred tax assets and liabilities, through the provision for income taxes in the period of change, to reflect the enacted tax rate expected to be in effect when the deferred tax items reverse. A one percentage point change in the enacted tax rates would increase or decrease net income by approximately $0.7 billion. AT&T records a valuation allowance on deferred tax assets to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, AT&T takes into account the level of expected future taxable income and available tax planning strategies. If future taxable income was lower than expected or if expected tax planning strategies were not available as anticipated, AT&T may record additional valuation allowance through income tax expense in the period such determination was made. At December 31, 2001, AT&T had long-term deferred tax assets (included within long-term deferred tax liabilities) of $5.4 billion, which included a valuation allowance of $57 million.

CONSOLIDATED RESULTS OF OPERATIONS

     The comparison of 2001 results with 2000 results was affected by events such as acquisitions and dispositions that occurred in these two years. For example, included in 2001 was a full year of MediaOne results; however, 2000 included MediaOne's results only since the June 15, 2000, date of acquisition. In addition, AT&T had dispositions of certain cable systems during each year and disposed of international businesses during 2000. Cable systems and businesses disposed of in 2000 were included in 2000 results for part of the year and not in 2001 results. Likewise, cable systems disposed of in 2001 were included in 2000 results for the full year and in 2001 results for part of the year. Also, At Home Corp. (Excite@Home) affected the comparison of annual results.

     For the period January 1, 2000, through August 31, 2000, Excite@Home was accounted for as an equity method investment. For the period September 1, 2000, through December 31, 2000, Excite@Home was fully consolidated as a result of corporate governance changes, which gave AT&T the right to designate six of the 11 Excite@Home board members, and therefore, a controlling interest. In 2001, Excite@Home was fully consolidated for the period January 1, 2001, through September 28, 2001, the date Excite@Home filed for Chapter 11 bankruptcy protection. As a result of the bankruptcy and AT&T removing four of its six members from the Excite@Home board of directors, AT&T no longer consolidated Excite@Home as of September 30, 2001. The consolidation of Excite@Home (effective September 1, 2000) resulted in the inclusion of 100% of its results in each line item of AT&T's Consolidated Balance Sheets and Consolidated Statements of Income. The approximate 77% of Excite@Home not owned by AT&T is shown in the 2000 Consolidated Balance Sheet within "Minority Interest" and as a component of "Minority interest income (expense)" in the 2001 and 2000 Consolidated Statements of Income. As a result of the significant losses incurred by Excite@Home, the minority interest balance was fully utilized (in September); therefore, in September 2001 AT&T recognized more than its 23% share of losses of Excite@Home. Under the equity method of accounting, any earnings or losses are included as a component of "Net losses related to other equity investments" in the Consolidated Statement of Income. Beginning October 1, 2001, AT&T no longer records equity earnings or losses related to Excite@Home since AT&T recognized losses in excess of its investment in Excite@Home.

     Effective July 1, 2000, the FCC eliminated Primary Interexchange Carrier Charges (PICC or per-line charges) that AT&T pays for residential and single-line business customers. The elimination of these per-line charges resulted in lower access expense as well as lower revenue, since AT&T has historically billed its customers for these charges.

     The comparison of 2000 results with 1999 results was also affected by the acquisition of MediaOne and the elimination PICC. In addition, AT&T acquired TCI and the IBM Global Network (now AT&T Global Network Services or AGNS) during 1999. Therefore, twelve months of their results are included in 2000's results, but are included for only a part of 1999 (since their respective dates of acquisition). Dispositions of certain cable systems and international businesses occurred during 1999 and 2000, affecting comparability. The consolidation of Excite@Home, effective September 1, 2000, also affected comparability. Prior to September 1, 2000, Excite@Home was accounted for as an equity method investment.

     Finally, the comparison of 2000 results with 1999 results was impacted by the launch of Concert on January 5, 2000, AT&T's global joint venture with British Telecommunications plc (BT). AT&T contributed all of its international gateway-to-gateway assets and the economic value of approximately 270 multinational customers specifically targeted for direct sales by Concert. As a result, 2000 results do not include the revenue and expenses associated with these customers and businesses, while 1999 does, and 2000 results include our proportionate share of Concert's earnings in "Net losses related to other equity investments" in the Consolidated Statements of Income. On October 16, 2001, AT&T and BT announced that they had reached binding agreements to unwind Concert. Under the Concert dissolution agreement with BT, AT&T will reclaim customer contracts and assets that were initially contributed to the venture, including international transport facilities and gateway assets. In addition, AT&T Business Services will obtain ownership of certain frame relay assets located in the Asia Pacific region that BT initially contributed to the venture. AT&T Business Services expects to combine these assets with its existing international networking and other assets. The unwind of Concert is expected to close by the end of the first half of 2002.

  REVENUE

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
AT&T Business Services..................................   $28,024     $28,900     $28,692
AT&T Consumer Services..................................    15,079      18,894      21,753
AT&T Broadband..........................................     9,799       8,226       5,070
Corporate and other.....................................      (352)       (487)       (542)
                                                           -------     -------     -------
Total Revenue...........................................   $52,550     $55,533     $54,973
                                                           =======     =======     =======

     Total revenue decreased 5.4%, or $3.0 billion, in 2001 compared with 2000. The decline was largely driven by accelerating declines in long distance voice revenue of approximately $5.7 billion. Partially offsetting the decline was revenue of approximately $2.2 billion, primarily attributable to growth in data and Internet protocol (IP), local and outsourcing services within AT&T Business Services, and increased revenue from AT&T Broadband, primarily telephony, high-speed data, expanded basic cable and digital video. Also offsetting the decline was revenue of approximately $0.3 billion largely due to net acquisitions (primarily MediaOne), and the consolidation of Excite@Home, partially offset by the elimination of PICC. AT&T expects long distance revenue to continue to be negatively impacted by ongoing competition and product substitution and while we expect data and IP revenue to continue to grow, AT&T expects the growth rate to slow. Revenue in 2002 will be positively impacted by the inclusion of revenue resulting from the unwind of Concert, including revenue from multinational customers and foreign-billed revenue previously contributed to Concert. In addition, AT&T expects revenue from AT&T Broadband to increase.

     Total revenue increased 1.0%, or $0.6 billion, in 2000 compared with 1999 primarily driven by a growing demand for AT&T's IP, outsourcing within AT&T Business Services and growth in AT&T Broadband of approximately $2.2 billion, as well as the impact of acquisitions and the consolidation of Excite@Home, partially offset by the impact of Concert, dispositions and the elimination of PICC of approximately $1.5 billion. These revenue increases were partially offset by continued declines in long distance voice revenue of approximately $2.9 billion.

     Revenue by segment is discussed in greater detail in the segment results section.

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
Access and other connection.............................   $12,136     $13,140     $14,439

     Access and other connection expenses decreased 7.6%, or $1.0 billion, in 2001 compared with 2000. Included within access and other connection expenses are costs that AT&T pays to connect calls on the facilities of other service providers, as well as the Universal Service Fund contributions and per-line charges mandated by the FCC. Approximately $1.6 billion of the decrease was due to mandated reductions in per-minute access-rates, lower per-line charges and lower international connection rates. In July 2000, per-line charges that AT&T paid for residential and single-line business customers were eliminated by the FCC. These reductions were partially offset by a $0.6 billion increase due to overall volume growth primarily related to local and international services and higher Universal Service Fund contributions. Since most of these charges are passed through to the customer, the per-minute access-rate and per-line charge reductions and the increased Universal Service Fund contributions have generally resulted in a corresponding impact on revenue.

     In 2002, access and other connection expenses will continue to decline as a result of mandated reductions in per minute access rates, lower universal service fund contributions and lower long distance call volumes. These reductions will be partially offset by an increase in local connectivity expenses primarily due to growth in local services. In addition, the unwind of Concert will also result in lower access and other connections expenses, since in 2001 the charge from Concert was recorded as access and other connection expenses and in 2002 as AT&T takes back assets, it will record the expenses in each line item based on how the assets and customers are served and managed.

     Access and other connection expenses decreased 9.0% to $13.1 billion in 2000, compared with $14.4 billion in 1999. Mandated reductions in per-minute access costs and decreased per-line charges resulted in lower costs of approximately $1.5 billion. Also contributing to the decrease was more efficient network usage. These decreases were partially offset by approximately $0.6 billion of higher costs due to volume increases, and $0.5 billion as a result of higher Universal Service Fund contributions.

     Costs paid to telephone companies outside of the United States to connect calls made to countries outside of the United States (international settlements) are also included within access and other connection expenses. International interconnection charges decreased approximately $0.5 billion in 2000, as a result of the commencement of operations of Concert. Concert incurred most of AT&T's international settlements and earned most of its foreign-billed revenue, previously incurred and earned directly by AT&T. In 2000, Concert billed AT&T a net expense composed of international settlement (interconnection) expense and foreign-billed revenue. The amount charged by Concert in 2000 was lower than interconnection expense incurred in 1999, since AT&T recorded these transactions as revenue and expense, as applicable. Partially offsetting the decline were costs incurred related to Concert products that AT&T now sells to its customers.

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
Costs of services and products..........................   $13,960     $12,795     $11,013

     Costs of services and products include the costs of operating and maintaining our networks, costs to support our outsourcing contracts (including cost of equipment sold), programming for cable services, the provision for uncollectible receivables and other service-related costs.

     These costs increased $1.2 billion, or 9.1%, in 2001 compared with 2000. Approximately $0.6 billion of the increase was driven by net acquisitions, primarily MediaOne, and the consolidation of Excite@Home. Also contributing to the increase was approximately $0.8 billion of higher costs associated with our growth businesses, primarily at AT&T Business Services, including the cost of equipment sold within our outsourcing solutions business, and higher cable television programming costs. In addition, costs increased approximately $0.3 billion due to estimated losses on certain long-term contracts at AT&T Business Services and a lower pension credit (income) and higher postretirement expense in 2001 resulting from a decreased return on plan assets. These increases were partially offset by approximately $0.4 billion of lower costs associated with lower revenue, primarily lower volumes at AT&T Business Services, including AT&T's international operations and lower payphone compensation costs.

     In 2002, costs of services and products are expected to increase slightly as a result of the unwind of Concert, significantly offset by the deconsolidation of Excite@Home.

     Costs of services and products increased $1.8 billion, or 16.2%, in 2000 compared with 1999. Nearly $1.9 billion of the increase was due to acquisitions and the impact of consolidating Excite@Home, net of the impact of Concert and divestments of international businesses. The expense also increased due to higher costs associated with new outsourcing contracts of approximately $0.5 billion and approximately $0.3 billion of higher cable television programming costs principally due to rate increases and higher costs associated with new broadband services. These increases were partially offset by approximately $0.9 billion of costs savings from continued cost control initiatives and a higher pension credit in 2000, primarily driven by a higher pension trust asset base, resulting from increased investment returns.

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001        2000       1999
                                                           ---------   --------   ---------
                                                                 DOLLARS IN MILLIONS
Selling, general and administrative......................   $10,832     $9,752     $10,894

     Selling, general and administrative (SG&A) expenses increased $1.1 billion, or 11.1%, in 2001 compared with 2000. Approximately $0.2 billion of the increase was due to expenses associated with acquisitions, primarily MediaOne, net of the impact of dispositions. Increased expenses in support of growth businesses, primarily data and IP, broadband, and local voice services, drove approximately $0.8 billion of the increase. These expenses included customer care, facilities and other related expenses, advertising, research and development and other general and administrative expenses. Also included in the increased SG&A expenses were transaction costs of approximately $0.2 billion associated with AT&T's restructuring announced in October 2000. A lower pension credit (income) and higher postretirement expense resulting from decreased return on plan assets, combined with higher compensation accruals contributed approximately $0.3 billion to the increase. Partially offsetting these increases were lower costs associated with the impact of cost control efforts and decreased customer care and billing expenses of approximately $0.8 billion primarily from AT&T Consumer Services.

     As a result of the unwind of Concert as well as lower pension credit (income), selling, general and administrative expenses are expected to increase slightly in 2002.

     Selling, general and administrative expenses decreased $1.1 billion, or 10.5%, in 2000 compared with 1999. Approximately $2.0 billion of the decrease was due to savings from continued cost-control initiatives and a higher pension credit in 2000, primarily driven by a higher pension trust asset base, resulting from increased historical investment returns. Partially offsetting this decrease was approximately $0.5 billion of higher expenses associated with our growing broadband business, and nearly $0.5 billion of expenses associated with acquisitions and the consolidation of Excite@Home, net of the impact of Concert and dispositions.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                               DOLLARS IN MILLIONS
Depreciation and other amortization........................  $6,865   $5,924   $5,137

     Depreciation and other amortization expenses increased $0.9 billion, or 15.9%, in 2001 compared with 2000. Approximately $0.4 billion of the increase was attributable to the acquisition of MediaOne and the consolidation of Excite@Home, partially offset by net dispositions, primarily cable systems. The remaining increase was primarily due to a higher asset base resulting from continued infrastructure investments.

     Depreciation and other amortization expenses are expected to increase in 2002 reflecting the infrastructure investments made in 2001 as well as the impact of the unwind of Concert.

     In 2000, depreciation and other amortization expenses rose $0.8 billion, or 15.3%, compared with 1999. Approximately $0.5 billion of the increase was due to acquisitions and the consolidation of Excite@Home, net of dispositions and the impact of Concert. The remaining increase was primarily due to a higher asset base resulting from continued infrastructure investment.

     Total capital expenditures for 2001, 2000 and 1999 were $8.4 billion, $10.5 billion and $11.2 billion, respectively. AT&T continues to focus the vast majority of its capital spending on its growth businesses of broadband, data and IP, and local.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                               DOLLARS IN MILLIONS
Amortization of goodwill, franchise costs and other
  purchased intangibles....................................  $2,473   $2,665   $1,057

     Amortization of goodwill, franchise costs and other purchased intangibles decreased $0.2 billion, or 7.2%, in 2001 compared with 2000. The decrease was primarily due to a lower goodwill balance relating to Excite@Home as a result of the impairment charges recorded in the fourth quarter of 2000 and the first quarter of 2001, partially offset by the acquisition of MediaOne. Franchise costs represent the value attributable to agreements with local authorities that allow access to homes in AT&T Broadband's service areas. Other purchased intangibles arising from business combinations primarily included customer relationships.

     In 2002, AT&T will no longer amortize goodwill or franchise costs in accordance with the provisions of SFAS No. 142. Accordingly, amortization of goodwill, franchise costs and other purchased intangibles will be significantly lower in 2002. A further discussion of the impacts of SFAS No. 142 is included in "New Accounting Pronouncements" in this document.

     In 2000, amortization of goodwill, franchise costs and other purchased intangibles increased $1.6 billion, or 152.3%, compared with the prior year. This increase was largely attributable to the consolidation of Excite@Home, as well as acquisitions, primarily MediaOne and TCI.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                               2001     2000    1999
                                                              ------   ------   ----
                                                               DOLLARS IN MILLIONS
Net restructuring and other charges.........................  $2,530   $7,029   $975

     During 2001, AT&T recorded $2,530 million of net restructuring and other charges including approximately $1,330 million of restructuring and exit costs associated with AT&T's continued cost reduction initiatives and $1,200 million of asset impairment charges which were primarily related to Excite@Home.

     The $1,330 million of charges for restructuring and exit plans were comprised of $1,014 million for employee separations and benefit plan curtailment costs, $322 million for facility closings and $27 million related to termination of contractual obligations. The restructuring and exit plans support AT&T's cost reduction efforts through headcount reductions across all segments of the business, primarily network support and customer care functions in AT&T Business Services, continued cost reduction efforts by Excite@Home (which was still consolidated into AT&T's results until September 2001), in addition to impacts of the MediaOne merger. These charges were slightly offset by the reversal in December 2001 of $33 million related to the business restructuring plans for fourth quarter 1999 and first quarter 2000.

     Included in the $1,014 million of employee separations were $200 million of benefit plan curtailment costs associated with employee separations as part of these exit plans. Approximately 18 thousand employees will be separated in conjunction with these exit plans, approximately one-half of which are management and one-half are nonmanagement employees. Nearly 17 thousand employee separations related to involuntary terminations and more than one thousand related to voluntary terminations. Approximately 50% of the employees affected by the 2001 restructuring charges left their positions as of December 31, 2001, and the remaining will leave the company throughout 2002. Termination benefits of approximately $341 million were paid throughout 2001.

     The $1,200 million of asset impairments consisted of $1,032 million associated with the write-down of goodwill and other intangibles, warrants granted in connection with distributing the @Home service and fixed assets. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry, and changes in its operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. As a result of the foregoing, and other factors, Excite@Home entered into bankruptcy proceedings in September 2001. In addition, AT&T recorded a related goodwill impairment charge of $139 million associated with its acquisition goodwill of Excite@Home. Since AT&T consolidated, but only owned approximately 23% of Excite@Home, a portion of the charges recorded by Excite@Home was not included as a reduction to AT&T's net income, but rather was eliminated in AT&T's 2001 Consolidated Statement of Income as a component of "Minority interest income (expense)." Additionally, AT&T recorded asset impairment charges of $29 million related to the write-down of unrecoverable support assets where the carrying value was no longer supported by estimated future cash flows.

     The restructuring and exit plans did not yield cash savings (net of severance benefit payouts) in 2001. In subsequent years, the net cash savings will increase, due to the timing of actual separations and associated payments, until the completion of the exit plan at which time AT&T expects to yield approximately $1.1 billion of cash savings per year. Accordingly, there was no benefit to operating income (net of the restructuring charges recorded) in 2001. In subsequent years, the operating income benefit will continue to increase, due to timing of actual separations, until the completion of the exit plan, at which time AT&T expects a benefit to operating income of approximately $1.2 billion per year.

     As a result of continuing realignment within AT&T Broadband, AT&T expects to record a restructuring charge in the first quarter of 2002 in the range of $50 million to $100 million.

     During 2000, AT&T recorded $7,029 million of net restructuring and other charges including $6,179 million of asset impairment charges related to Excite@Home, $759 million for restructuring and exit costs associated with AT&T's initiative to reduce costs, and $91 million related to the government-mandated disposition of AT&T Communications (U.K.) Ltd., which would have competed directly with Concert.

     The asset impairment charges related to Excite@Home resulted from the deterioration of the market conditions and market valuations of Internet-related companies during the fourth quarter of 2000, which caused Excite@Home to conclude that intangible assets related to their acquisitions of Internet-related companies may not be recoverable. Accordingly, Excite@Home conducted a detailed assessment of the recoverability of the carrying amounts of acquired intangible assets. This assessment resulted in a determination that certain acquired intangible assets, including goodwill, related to these acquisitions, including Excite, were impaired as of December 31, 2000. As a result, Excite@Home recorded impairment charges of $4,609 million in December 2000, representing the excess of the carrying amount of the impaired assets over their fair value.

     The impairment was allocated to each asset group based on a comparison of carrying values and fair values. The impairment write-down within each asset group was allocated first to goodwill, and if goodwill was reduced to zero, to identifiable intangible assets in proportion to carrying values.

     Since AT&T consolidated but only owned approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home was not included as a reduction to AT&T's net income, but rather was eliminated in AT&T's 2000 Consolidated Statement of Income as "Minority interest income (expense)."

     Also as a result of the foregoing, AT&T recorded a goodwill and acquisition-related impairment charge of $1,570 million associated with the acquisition of our investment in Excite@Home. The write-down of AT&T's investment to fair value was determined utilizing discounted expected future cash flows.

     The $759 million charge for restructuring and exit plans was primarily due to headcount reductions, mainly in AT&T Business Services, including network operations, primarily for the consolidation of customer-care and call centers, as well as synergies created by the MediaOne merger.

     Included in exit costs was $503 million of cash termination benefits associated with the separation of approximately 7,300 employees as part of voluntary and involuntary termination plans. Approximately one-half of the separations were management employees and one-half were non-management employees. Approximately 6,700 employee separations were related to involuntary terminations and approximately 600 to voluntary terminations.

     AT&T also recorded $62 million of network lease and other contract termination costs associated with penalties incurred as part of notifying vendors of the termination of these contracts during the year, and net losses of $32 million related to the disposition of facilities primarily due to synergies created by the MediaOne merger.

     Also included in restructuring and exit costs in 2000 was $144 million of benefit plan curtailment costs associated with employee separations as part of these exit plans. Further, AT&T recorded an asset impairment charge of $18 million related to the write-down of unrecoverable assets in certain businesses where the carrying value was no longer supported by estimated future cash flows.

     During 1999, AT&T recorded $975 million of net restructuring and other charges. A $594 million in-process research and development charge was recorded reflecting the estimated fair value of research and development projects at TCI, as of the date of the acquisition, which had not yet reached technological feasibility or had no alternative future use. The projects identified related to efforts to offer voice over IP, product-integration efforts for advanced set-top devices, cost-savings efforts for broadband-telephony implementation, and in-process research and development related to Excite@Home. AT&T estimated the fair value of in-process research and development for each project using an income approach, which was adjusted to allocate fair value based on the project's percentage of completion. Under this approach, the present value of the anticipated future benefits of the projects was determined using a discount rate of 17%. For each project, the resulting net present value was multiplied by a percentage of completion based on effort expended to date versus projected costs to complete.

     Also in 1999, a $145 million charge for restructuring and exit costs was recorded as part of AT&T's initiative to reduce costs. The restructuring and exit plans primarily focused on the maximization of synergies through headcount reductions in AT&T Business Services, including network operations, primarily for the consolidation of customer-care and call centers.

     Included in exit costs was $142 million of cash termination benefits associated with the separation of approximately 2,800 employees as part of voluntary and involuntary termination plans. Approximately one-half of the separations were management employees and one-half were non-management employees. Approximately 1,700 employee separations were related to involuntary terminations and approximately 1,100 to voluntary terminations.

     AT&T also recorded net losses of $307 million related to the government-mandated disposition of certain international businesses that would have competed directly with Concert, and $50 million related to a contribution agreement AT&T Broadband entered into with Phoenixstar, Inc. That agreement requires AT&T Broadband to satisfy certain liabilities owed by Phoenixstar and its subsidiaries. The remaining obligation under this contribution agreement and an agreement that MediaOne had is $35 million, which was fully accrued for at December 31, 2001. In addition, AT&T recorded benefits of $121 million related to the settlement of pension obligations for former employees who accepted AT&T's 1998 voluntary retirement incentive program (VRIP) offer.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                            -------------------------
                                                             2001     2000     1999
                                                            ------   ------   -------
                                                               DOLLARS IN MILLIONS
Operating income..........................................  $3,754   $4,228   $11,458

     In 2001, operating income decreased $0.5 billion, or 11.2%. The decline was primarily attributable to accelerating declines in the long distance business. In addition, the acquisition of MediaOne and net dispositions negatively impacted operating income by $0.7 billion. Significantly offsetting these decreases was the net impact of Excite@Home (including the effect of lower asset impairments).

     Operating income decreased $7.2 billion, or 63.1%, in 2000 compared with 1999. The decrease was primarily due to higher net restructuring and other charges of $6.1 billion. Also contributing to the decrease was the impact of the acquisition of MediaOne and the consolidation of Excite@Home, which lowered operating income by $1.5 billion. A majority of the impact of operating losses and the restructuring charge generated by Excite@Home was offset in "Minority interest income (expense)" in the Consolidated Statement of Income, reflecting the approximate 77% of Excite@Home AT&T does not own. Partially offsetting these decreases were cost-control initiatives and a larger pension credit associated with AT&T's mature long distance businesses and related support groups, partially offset by lower long distance revenue.

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                               2001      2000    1999
                                                              -------   ------   ----
                                                                DOLLARS IN MILLIONS
Other (expense) income......................................  $(1,547)  $1,150   $826

     Other (expense) income in 2001 was an expense of $1.5 billion compared with income of $1.2 billion in 2000. The unfavorable variance of $2.7 billion was driven primarily by higher investment impairment charges of $0.8 billion, mostly consisting of impairments of Vodafone plc and Time Warner Telecom. Also contributing to the higher expense was an expense of $0.8 billion reflecting mark-to-market charges in conjunction with the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and $0.8 billion of lower net gains on the sales of businesses and investments.

     Other (expense) income improved $0.3 billion, or 39.3%, in 2000 compared with 1999. This improvement was primarily due to greater net gains on sales of businesses and investments of approximately $0.7 billion, and higher investment-related income of approximately $0.3 billion. The higher gains on sales were driven by significant gains associated with the swap of cable properties with Comcast and Cox, the sale of AT&T's investment in Lenfest and related transactions, which gains aggregated approximately $0.5 billion. In 1999, AT&T recorded significant gains associated with the sale of its Language Line Services business and a portion of our ownership interest in AT&T Canada, which aggregated approximately $0.3 billion. Offsetting the improvements to other (expense) income in 2000 was an approximate $0.5 billion charge reflecting the increase in the fair value of put options held by Comcast and Cox related to Excite@Home stock, and approximately $0.2 billion of higher investment impairment charges.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                               DOLLARS IN MILLIONS
Interest expense...........................................  $3,242   $2,964   $1,503

     In 2001, interest expense increased $0.3 billion, or 9.4%. The increase was due primarily to a higher average debt balance in 2001, compared with 2000. The higher average debt balance was primarily a result of AT&T's June 2000 acquisition of MediaOne, including outstanding debt of MediaOne and debt issued to fund the MediaOne acquisition. The impact of MediaOne was partially offset by AT&T's debt reduction efforts in 2001.

     Interest expense increased 97.2%, or $1.5 billion, in 2000 compared with 1999. The increase was primarily due to a higher average debt balance as a result of our June 2000 acquisition of MediaOne, including outstanding debt of MediaOne and debt issued to fund the MediaOne acquisition, and AT&T's March 1999 acquisition of TCI.

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                              2001     2000     1999
                                                              -----   ------   ------
                                                                DOLLARS IN MILLIONS
(Benefit) provision for income taxes........................  $(791)  $3,284   $4,016

     The effective income tax rate is the (benefit) provision for income taxes as a percent of (loss) income from continuing operations before income taxes. The effective income tax rate was 76.4% in 2001, 136.1% in 2000 and 37.3% in 1999. In 2001, the effective tax rate was positively impacted by a significant net tax benefit related to Excite@Home, including a benefit from the deconsolidation and the put obligation settlement with Cox and Comcast, partially offset by the prior consolidation of its operating losses (which included asset impairment charges) for which AT&T was unable to record tax benefits. Also positively impacting the effective tax rate was the net impact of a tax-free exchange with Comcast of AT&T stock held by Comcast for an entity owning certain cable systems and the resulting reduction of a previously established deferred tax liability. In addition, a benefit was recognized associated with the tax-free gain from the disposal of a portion of AT&T's retained interest in AT&T Wireless in a debt-for-equity exchange.

     In 2000, the effective tax rate was negatively impacted by Excite@Home, for which AT&T was unable to record tax benefits associated with its pretax losses. Therefore, the $4.6 billion restructuring charges taken by Excite@Home in 2000 had no associated tax benefit. AT&T also recorded a related nondeductible asset impairment charge of $1.6 billion associated with its acquisition of Excite@Home and a nondeductible charge to reflect the increase in the fair value of the put options related to Excite@Home held by Comcast and Cox, both of which negatively impacted the effective tax rate. The 2000 effective tax rate was positively impacted by a tax-free gain resulting from an exchange of AT&T stock for an entity owning certain cable systems and other assets with Cox and the benefit of the write-off of the related deferred tax liability.

     The 1999 effective tax rate was negatively impacted by a non-tax-deductible research and development charge, but positively impacted by a change in the net operating loss utilization tax rules that resulted in a reduction in the valuation allowance and the income tax provision.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              ----   ------   -----
                                                               DOLLARS IN MILLIONS
Minority interest income (expense)..........................  $963   $4,103   $(126)

     Minority interest income (expense), which is recorded net of income taxes, represents an adjustment to AT&T's income to reflect the less than 100% ownership of consolidated subsidiaries as well as dividends on preferred stock issued by subsidiaries of AT&T. Minority interest income (expense) decreased $3.1 billion in 2001 compared with 2000 primarily due to lower losses generated by Excite@Home, mainly as a result of lower goodwill impairment charges recorded by Excite@Home in 2001 compared with 2000. As a result of significant losses incurred by Excite@Home, AT&T fully utilized the minority interest balance during the third quarter of 2001; therefore, AT&T no longer recorded minority interest income related to Excite@Home.

     The $4.2 billion increase in minority interest income (expense) in 2000 resulted from the consolidation of Excite@Home effective September 1, 2000. The minority interest income in 2000 primarily reflects losses generated by Excite@Home, including the goodwill impairment charge, that were attributable to the approximate 77% of Excite@Home not owned by AT&T.

     The income tax benefit within minority interest income (expense) was $100 million in both 2001 and 2000, and a benefit of $54 million in 1999.

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                           --------------------------
                                                            2001      2000     1999
                                                           -------   ------   -------
                                                              DOLLARS IN MILLIONS
Equity (losses) earnings from Liberty Media Group........  $(2,711)  $1,488   $(2,022)

     Equity (losses) earnings from LMG, which are recorded net of income taxes, were a loss of $2.7 billion in 2001, compared with earnings of $1.5 billion in 2000. The decline of $4.2 billion was largely driven by gains on dispositions recorded in 2000, including gains associated with the mergers of various companies that LMG had investments in, as well as higher stock compensation expense in 2001 compared with 2000. Partially offsetting these declines were lower impairment charges recorded on LMG's investments to reflect other than temporary declines in value. Equity losses for 2001 reflect results through July 31, 2001, the deemed effective date of the split-off.

     Equity (losses) earnings from LMG were earnings of $1.5 billion in 2000, compared with losses of $2.0 billion in 1999. The improvement was primarily due to gains on dispositions, including gains associated with the mergers of various companies that LMG had investments in. Gains were recorded for the difference between the carrying value of LMG's interest in the acquired company and the fair value of securities received in the merger. In addition, lower stock compensation expense in 2000 compared with 1999 contributed to the improvement. These were partially offset by impairment charges recorded on

LMG's investments to reflect other than temporary declines in value and higher losses relating to LMG's equity affiliates.

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                               2001    2000   1999
                                                              ------   ----   ----
                                                              DOLLARS IN MILLIONS
Net losses related to other equity investments..............  $4,850   $588   $756

     Net losses related to other equity investments were $4.9 billion in 2001 compared with $0.6 billion in 2000, an increase of approximately $4.3 billion. The increase was driven primarily by higher net equity investment impairment charges of $4.3 billion. The pretax impairment charges were $7.0 billion and consisted primarily of $3.0 billion in charges related to the estimated loss on AT&T's commitment to purchase the shares of AT&T Canada AT&T does not own, a $2.9 billion impairment charge related to the unwind of Concert and an impairment of AT&T's investment in Net2Phone of $1.1 billion. In addition, AT&T recorded higher equity losses of $0.7 billion from Concert and Net2Phone. These losses were partially offset by $0.6 billion in losses recorded for Excite@Home in the first eight months of 2000 when AT&T recorded the investment as an equity method investment. Excite@Home was fully consolidated beginning in September 2000.

     In 2000, net losses related to other equity investments were $0.6 billion, a 22.2% improvement compared with 1999. This improvement was primarily a result of higher earnings from AT&T's investment in Cablevision Systems Corp. (Cablevision) of approximately $0.2 billion due to gains from cable-system sales. Partially offsetting this improvement were losses from AT&T's stake in TWE, which AT&T acquired in connection with the MediaOne merger, and greater equity losses from Excite@Home, which aggregated approximately $0.1 billion.

     The income tax benefit recorded on net losses related to other equity investments was $0.4 billion in both 2001 and 2000, and a benefit of $0.5 billion in 1999. The amortization of excess basis associated with nonconsolidated investments, recorded as a reduction of income, totaled $0.2 billion in 2001, and $0.5 billion in both 2000 and 1999. Effective January 1, 2002, in accordance with the provisions of SFAS No. 142, AT&T will no longer amortize excess basis related to nonconsolidated investments.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                               2001     2000   1999
                                                              -------   ----   ----
                                                               DOLLARS IN MILLIONS
Gain on disposition of discontinued operations..............  $13,503    $--    $--

     In 2001, AT&T realized a gain on the disposition of discontinued operations of $13.5 billion, representing the difference between the fair value of the AT&T Wireless tracking stock on July 9, 2001, the date of the split-off, and AT&T's book value in AT&T Wireless Services.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                               DOLLARS IN MILLIONS
Cumulative effect of accounting change......................  $904     $--     $--

     Cumulative effect of accounting change, net of applicable income taxes, is comprised of $0.4 billion for AT&T Group (other than LMG) and $0.5 billion for LMG in 2001. The $0.4 billion recorded by AT&T, excluding LMG, was attributable primarily to fair value adjustments of equity derivative instruments embedded in indexed debt instruments and warrants held in public and private companies due to the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

     The $0.5 billion recorded by LMG represents the impact of separately recording the embedded call option obligations associated with LMG's senior exchangeable debentures due to the adoption of SFAS No. 133.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                               DOLLARS IN MILLIONS
Dividend requirements of preferred stock....................  $652     $--     $--

     Dividend requirements of preferred stock were $0.7 billion in 2001. The preferred stock dividend represented interest in connection with convertible preferred stock issued to NTT DoCoMo in January of 2001 as well as accretion of the beneficial conversion feature associated with this preferred stock. The beneficial conversion feature was recorded upon the issuance of the NTT DoCoMo preferred stock and represented the excess of the fair value of the preferred shares issued over the proceeds received. On July 9, 2001, in conjunction with the split-off of AT&T Wireless Group, these preferred shares were converted into AT&T Wireless common stock. As a result, AT&T fully amortized the remaining beneficial conversion feature balance.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                               DOLLARS IN MILLIONS
Premium on exchange of AT&T Wireless tracking stock.........   $80     $--     $--

     The premium on exchange of AT&T Wireless tracking stock was $80 million in 2001. The premium, which is a reduction of net income available to common shareowners, represents the excess of the fair value of the AT&T Wireless tracking stock issued over the fair value of the AT&T common stock exchanged and was calculated based on the closing share prices of AT&T common stock and AT&T Wireless tracking stock on May 25, 2001.

                                                                  FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               2001       2000      1999
                                                              -------    ------    ------
                                                                 (DOLLARS IN MILLIONS,
                                                               EXCEPT PER SHARE AMOUNTS)
AT&T Common Stock Group -- per basic share:
  (Loss) earnings from continuing operations................   (1.33)     0.76      1.91
  AT&T Common Stock Group earnings..........................    2.50      0.89      1.77
AT&T Common Stock Group -- per diluted share:
  (Loss) earnings from continuing operations................   (1.33)     0.75      1.87
  AT&T Common Stock Group earnings..........................    2.50      0.88      1.74

     In 2001, AT&T had a loss from continuing operations before cumulative effect of accounting change per diluted share of $1.33, compared with earnings of $0.75 per diluted share in 2000. The decline of $2.08 per diluted share was primarily attributable to an unfavorable variance in net losses related to other equity investments, other (expense) income and lower operating income, excluding net restructuring and other charges, in 2001 compared with 2000, partially offset by lower net restructuring and other charges in 2001.

     Earnings per diluted share (EPS) attributable to continuing operations of the AT&T Common Stock Group were $0.75 in 2000 compared with $1.87 in 1999, a decrease of 59.9%. The decrease was primarily due to higher restructuring and asset impairment charges and the MediaOne acquisition, including the impact of shares issued, operating losses of MediaOne and additional interest expense. Also contributing to the decrease was the impact of Excite@Home, including the mark-to-market adjustment related to the put options held by Comcast and Cox. These decreases were partially offset by improvements in other (expense) income, primarily associated with higher net gains on sales of businesses and investments, and higher investment-related income, and lower losses from equity investments. Also impacting EPS was higher operating income associated with our mature long distance businesses.

     In 2001, diluted EPS of AT&T Common Stock Group of $2.50 included a loss from continuing operations as discussed above of $1.33, income from discontinued operations of $0.03, a gain on the disposition of discontinued operations of $3.70 and income related to the cumulative effect of accounting change of $0.10. In 2000, diluted EPS of AT&T Common Stock Group of $0.88 included earnings from continuing operations as discussed above of $0.75 and income from discontinued operations of $0.13. In 1999, diluted EPS of AT&T Common Stock Group of $1.74 included earnings from continuing operations as discussed above of $1.87 and a loss from discontinued operations of $0.13.

     LMG reported a loss per share, excluding the cumulative effect of an accounting change, of $0.84 in 2001 through its split-off from AT&T on August 10, 2001. In 2000, LMG reported earnings per basic and diluted share of $0.58. The decline of $1.42 per share was primarily due to gains on dispositions reported in 2000, including gains associated with the mergers of various companies that LMG had investments in. Partially offsetting the decline were charges recorded on LMG's investments in 2000.

     EPS for LMG was $0.58 in 2000, compared with a loss of $0.80 per share in 1999. The increase in EPS was primarily due to gains on dispositions, including gains associated with the mergers of various companies that LMG had investments in. In addition, lower stock compensation expense in 2000 compared with 1999 contributed to the increase. These increases were partially offset by impairment charges recorded on LMG's investments to reflect other than temporary declines in value and higher losses relating to LMG's equity affiliates.

     In 2001, EPS for the AT&T Wireless Group, through its split-off date from AT&T on July 9, 2001, was $0.08 per basic and diluted share. EPS for AT&T Wireless Group for the period from April 27, 2000, the stock offering date, through December 31, 2000, was $0.21 per basic and diluted share.

DISCONTINUED OPERATIONS

     Pursuant to Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," the consolidated financial statements of AT&T reflect the disposition of AT&T Wireless, which was split-off from AT&T on July 9, 2001, as discontinued operations. Accordingly, the revenue, costs and expenses, and cash flows of AT&T Wireless through June 30, 2001, the effective split-off date for accounting purposes, have been excluded from the respective captions in the 2001, 2000 and 1999 Consolidated Statements of Income and Consolidated Statements of Cash Flows and have been reported as "Income (loss) from discontinued operations," net of applicable income taxes; and as "Net cash provided by (used in) discontinued operations." The assets and liabilities of AT&T Wireless have been excluded from the respective captions in the December 31, 2000 Consolidated Balance Sheet, and are reported as "Net assets of discontinued operations." The gain associated with the disposition of AT&T Wireless is recorded as "Gain on disposition of discontinued operations," in the Consolidated Statement of Income.

SEGMENT RESULTS

     In support of the services AT&T provided in 2001, AT&T segments its results by the operating units that support its primary lines of business: AT&T Business Services, AT&T Consumer Services and AT&T Broadband. The balance of AT&T's operations, excluding LMG, is included in a corporate and other category. Although not a segment, AT&T also discusses the results of LMG prior to its split-off as an independent company.

     EBIT and EBITDA are the primary measures used by AT&T's chief operating decision makers to measure AT&T's operating results and to measure segment profitability and performance. AT&T calculates EBIT as operating income (loss) plus other income (expense), pretax minority interest income (expense) and net pretax losses related to other equity investments. EBITDA is defined as EBIT, excluding minority interest income (expense) other than Excite@Home's minority interest income (expense), plus depreciation and amortization. Interest and income taxes are not factored into the segment profitability measure used by the chief operating decision makers; therefore, trends for these items are discussed on a consolidated basis. Management believes EBIT and EBITDA are meaningful to investors because they provide analyses of operating results using the same measures used by AT&T's chief operating decision makers. In addition, AT&T believes that both EBIT and EBITDA allow investors a means to evaluate the financial results of each segment in relation to total AT&T. EBIT for AT&T was a deficit of $4.8 billion and earnings of $8.4 billion and $10.9 billion for the years ended December 31, 2001, 2000 and 1999, respectively. EBITDA for AT&T was $4.7 billion, $17.1 billion and $17.7 billion for the years ended December 31, 2001, 2000 and 1999, respectively. AT&T's calculations of EBIT and EBITDA may or may not be consistent with the calculation of these measures by other public companies. EBIT and EBITDA should not be viewed by investors as an alternative to generally accepted accounting principles (GAAP) measures of income as a measure of performance or to cash flows from operating, investing and financing activities as a measure of liquidity. In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes which can affect cash flow.

     The discussion of segment results includes revenue, EBIT, EBITDA, capital additions and total assets. The discussion of EBITDA for AT&T Broadband is modified to exclude other income (expense) and net pretax losses related to equity investments. Total assets for each segment generally include all assets, except intercompany receivables. Prepaid pension assets and corporate-owned or leased real estate are generally held at the corporate level, and therefore are included in the corporate and other group. In addition, all impacts of the adoption of SFAS No. 133, as well as the ongoing investment and derivative revaluation, are reflected in the corporate and other group. The net assets of discontinued operations and the related income (loss) and gain on disposition are not reflected in the corporate and other group. Capital additions for each segment include capital expenditures for property, plant and equipment, acquisitions of licenses, additions to nonconsolidated investments, increases in franchise costs and additions to internal-use software.

     In connection with AT&T's corporate restructuring program set forth in late 2000, AT&T's existing segments reflect certain managerial changes that were implemented during 2001. The changes are as follows: AT&T Business Services was expanded to include the results of international operations and ventures. In addition, certain corporate costs that were previously recorded within the corporate and other group have been allocated to the respective segments in an effort to ultimately have the results of these businesses reflect all direct corporate costs as well as overhead for shared services. All prior period results have been restated to reflect these changes.

     Reflecting the dynamics of its business, AT&T continuously reviews its management model and structure, which may result in additional adjustments to our operating segments in the future.

AT&T BUSINESS SERVICES

     AT&T Business Services offers a variety of global communications services to small and medium-sized businesses, large domestic and multinational businesses and government agencies. AT&T Business' services include long distance, international, toll-free and local voice; data and IP networking; managed networking services and outsourcing solutions; and wholesale transport services (sales of services to service resellers).

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
External revenue
  Services revenue......................................   $27,056     $27,972     $28,070
  Equipment and product sales revenue...................       228         185          17
Total external revenue..................................   $27,284     $28,157     $28,087
Internal revenue........................................       740         743         605
Total revenue...........................................    28,024      28,900      28,692
EBIT....................................................    (2,154)      5,990       5,248
EBITDA..................................................     1,949      10,200       9,468
Capital additions.......................................     5,456       6,839       9,091

                                                           AT DECEMBER 31,
                                                          -----------------
                                                           2001      2000
                                                          -------   -------
Total assets............................................  $40,339   $42,747

  REVENUE

     In 2001, AT&T Business Services revenue decreased $0.9 billion, or 3.0%, to $28.0 billion. A decline in long distance voice revenue of approximately $2.1 billion drove the revenue decline. Significantly offsetting the decline was approximately $1.4 billion of growth in data and IP services, local voice services and outsourcing solutions, including equipment sales.

     In 2000, AT&T Business Services revenue grew $0.2 billion, or 0.7%, compared with 1999. Strength in data and IP services as well as growth in outsourcing solutions contributed $1.8 billion to the increase. This growth was largely offset by an approximate $0.9 billion decline in long distance voice services as a result of continued pricing pressures in the industry and approximately $0.5 billion due to the net impacts of Concert, international dispositions and acquisitions.

     In 2001, long distance voice revenue declined at a low-teen percentage rate reflecting the continuing impact of pricing pressures, mitigated somewhat by volume growth. While volumes grew at a low single-digit percentage rate, the rate of growth declined from a high single-digit percentage growth rate in 2000, reflecting the economic weakness impacting many key industry sectors, including travel, financial services, technology and retail, as well as the impact of wireless and e-mail substitution. These factors, along with pricing pressures, are expected to continue to negatively impact revenue in 2002. In 2000, long distance voice services revenue declined at a mid single-digit percentage rate after excluding the impact of Concert. The decline was primarily due to a declining average price per minute reflecting the competitive forces within the industry. Partially offsetting this decline was the high single-digit percentage growth rate in volumes.

     Data and IP services (including related product sales) grew at a low double-digit percentage rate in 2001 compared with 2000. The growth was led by packet services, which include frame relay, IP and Asynchronous Transfer Mode
(ATM). Packet services grew at a rate in the mid-20 percent range. Total IP services (a component of packet services), which include IP connectivity services, Virtual Private Network (VPN) services and hosting services, also grew in the mid-20 percent rate range. The rate of growth of data services revenue declined in 2001 due primarily to a slow-down in the rate of growth of high-speed private line services and frame relay services as well as a decline in international private line services. In 2002, AT&T expect data and IP revenue to grow; however, AT&T expects the growth rate to decline from the 2001 growth rate.

     The 2000 data and IP services growth rate (including related product sales), as compared with 1999, was impacted by acquisitions and the formation of Concert. Excluding these impacts, data services grew at a high-teens percentage rate. Growth was led by the continued strength of frame relay services; IP services, which include IP-connectivity services and VPN services; and high-speed private-line services.

     Local voice services revenue grew more than 20% in 2001 compared with 2000, and grew nearly 20% in 2000 compared with 1999. In 2001, AT&T added more than 670 thousand access lines and added more than 867 thousand lines in 2000. Access lines at the end of 2001 and 2000 were more than 2.9 million and nearly 2.3 million, respectively. Access lines enable AT&T to provide local service to customers by allowing direct connection from customer equipment to the AT&T network. At the end of 2001, AT&T served more than 6,300 buildings on-network (buildings where AT&T owns the connection that runs into the building), representing an increase of approximately 3.2% over 2000. At the end of 2000, AT&T served more than 6,100 buildings on-network, compared with slightly more than 5,800 buildings at the end of 1999. In 2002, AT&T expects local voice services revenue to grow; however, AT&T expects the growth rate to decline from the 2001 growth rate.

     AT&T Business Services internal revenue was essentially flat in 2001 compared with 2000, and increased $138 million, or 22.7%, in 2000 compared with 1999. The impact of internal revenue is included in the revenue by product discussions, above. In 2001, AT&T Business Services had lower internal revenue due to the split-off of AT&T Wireless on July 9, 2001, as these sales are now reported as external revenue. This decrease was almost entirely offset by greater sales of services to other AT&T units, primarily AT&T Broadband. The increase in 2000 was the result of greater sales of business long distance services to other AT&T units that resell such services to their external customers, primarily AT&T Broadband and AT&T Wireless.

  EBIT/EBITDA

     In 2001, EBIT decreased $8.1 billion, or 136.0%, compared with 2000. EBITDA declined $8.3 billion, or 80.9%, in 2001 compared with 2000. The declines in EBIT and EBITDA were primarily due to charges of $3.0 billion in 2001, related to the estimated loss on AT&T's commitment to purchase the remaining public shares of AT&T Canada, and charges of $2.9 billion in 2001 related to the unwind of Concert. Also reflected in the declines was the impact of pricing pressure within the long distance voice business, as well as a shift from higher margin long distance services to lower margin growth services. In 2002, EBIT and EBITDA are expected to improve, primarily due to the 2001 charges AT&T recorded related to AT&T Canada and the unwind of Concert, partially offset by lower net gains recorded in other (expense) income and lower operating income, reflecting continued softness in the long distance market.

     EBIT improved $0.7 billion, or 14.2%, and EBITDA improved $0.7 billion, or 7.7%, in 2000 compared with 1999. The improvements reflect an increase in revenue and lower costs as a result of AT&T's continued cost-control efforts, partially offset by the formation of Concert and the acquisition of AGNS.

  OTHER ITEMS

     Capital additions decreased $1.4 billion in 2001, and decreased $2.3 billion in 2000. In 2001, the decrease was a result of lower capital expenditures for the AT&T world-wide intelligent network, as well as a reduced investment in Concert. In 2000 the decrease was a result of lower spending for AT&T's network and lower infusions into nonconsolidated international investments.

     Total assets decreased $2.4 billion, or 5.6%, at December 31, 2001, compared with December 31, 2000. The decrease was primarily due to a decline in AT&T's investments in nonconsolidated subsidiaries, primarily due to the write-down of AT&T's investment in Concert and equity losses from Concert, and reduced receivables resulting from lower revenue and increased collection efforts. These declines were partially offset by an increase in property, plant and equipment.

AT&T CONSUMER SERVICES

     AT&T Consumer Services provides a variety of communications services to residential customers including domestic and international long distance; transaction based long distance, such as operator assisted service and prepaid phone cards; local and local toll (intrastate calls outside the immediate local area); and dial-up Internet.

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
Revenue.................................................   $15,079     $18,894     $21,753
EBIT....................................................     4,875       6,893       7,619
EBITDA..................................................     5,075       7,060       7,803
Capital additions.......................................       140         148         299

                                                           AT DECEMBER 31,
                                                          -----------------
                                                           2001      2000
                                                          -------   -------
Total assets............................................  $ 2,141   $ 3,150

  REVENUE

     AT&T Consumer Services revenue declined $3.8 billion, or 20.2%, in 2001 compared with 2000. The decline was primarily due to a $3.7 billion decline in traditional voice services, such as domestic and international dial services (long distance calls where the number "1" is dialed before the call), and domestic calling card services. The traditional voice services were negatively impacted by an acceleration of wireless and e-mail product substitution, and the impact of ongoing competition, which has led to a loss of market share. In addition, the continued migration of customers to lower-priced products and optional calling plans has also negatively impacted revenue. As a result of the acceleration of substitution and competition, calling volumes declined at a low double-digit percentage rate in 2001. The revenue decline also reflects a $0.5 billion impact due to the elimination of per-line charges in July 2000. Partially offsetting these revenue declines was revenue growth of $0.6 billion for prepaid card and local services. AT&T expects product substitution, competition (including the continued entry of the Regional Bell Operating Companies into the long distance market) and customer migration to lower-priced calling plans and products to continue to negatively impact AT&T Consumer Services revenue in 2002.

     In 2000, AT&T Consumer Services revenue decreased 13.1%, or $2.9 billion, compared with 1999. Approximately $0.9 billion of the decline was due to the elimination of per-line charges in 2000 and the impact of Concert. The remainder of the decline was primarily due to a decline in traditional voice services, reflecting the ongoing competitive nature of the consumer long distance industry, which has resulted in pricing pressures and a loss of market share. Also negatively impacting revenue was product substitution and market migration away from direct-dial wireline and higher-priced calling-card services to the rapidly growing wireless services and lower-priced prepaid-card services. As a result, calling volumes declined at a mid single-digit percentage rate in 2000.

  EBIT/EBITDA

     EBIT declined $2.0 billion, or 29.3%, and EBITDA declined $2.0 billion, or 28.1%, in 2001 compared with 2000. In 2001, EBIT and EBITDA margins declined to 32.3% and 33.7%, from 36.5% and 37.4% in 2000, respectively. As customers substitute long distance calling with wireless and e-mail services and migrate to lower priced calling plans and lower margin products, they tend to remain AT&T Consumer Services customers. These customers generate less revenue, however, the billing, customer care and fixed costs remain, resulting in lower EBIT margins. The margin decline was also impacted by a slight increase in marketing spending targeted at high value customers, partially offset by a $0.2 billion settlement of disputes relating to obligations resulting from the sale of AT&T Universal Card Services to Citigroup in 1998, as well as cost control initiatives. In 2002, AT&T expects the impacts of revenue decline to continue to negatively impact EBIT and EBITDA.

     EBIT and EBITDA both declined $0.7 billion, or 9.5%, in 2000 compared with 1999. The declines primarily reflect the decline in the long distance business, offset somewhat by cost-control initiatives. In addition, the declines reflect $0.2 billion of lower gains on sales of businesses, due primarily to the 1999 sale of Language Line Services, and higher restructuring charges. Reflecting AT&T's cost-control initiatives, EBIT and EBITDA margins in 2000 improved to 36.5% and 37.4%, respectively, compared with 35.0% and 35.9%, respectively, in 1999.

  OTHER ITEMS

     In 2001, capital additions decreased $8 million, or 5.2%, compared with 2000. Capital additions decreased $0.2 billion, or 50.6%, in 2000 compared with 1999 as a result of reduced spending on internal-use software, as most of the functionality upgrades were completed in 1999.

     Total assets declined $1.0 billion, or 32.0%, in 2001. The decline was primarily due to lower accounts receivable, reflecting lower revenue.

AT&T BROADBAND

     AT&T Broadband offers a variety of services through its cable (broadband) network, including traditional analog video and advanced services, such as digital video, high-speed data and broadband telephony.

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          2001        2000        1999
                                                        ---------   ---------   --------
                                                              DOLLARS IN MILLIONS
External revenue......................................  $  9,785    $  8,212    $ 5,069
Internal revenue......................................        14          14          1
Total revenue.........................................     9,799       8,226      5,070
EBIT..................................................    (3,215)     (1,240)    (1,545)
EBITDA*...............................................     2,040       1,639        733
Capital additions.....................................     3,607       4,968      4,759

                                                          AT DECEMBER 31,
                                                        -------------------
                                                          2001       2000
                                                        --------   --------
Total assets..........................................  $103,060   $114,848

---------------

* EBITDA for AT&T Broadband excludes net losses related to equity investments and other income (expense).

     Results of operations for the year ended December 31, 2001, include a full twelve months of MediaOne operations, while the year ended December 31, 2000, includes the results of MediaOne since its acquisition on June 15, 2000, and the year ended December 31, 1999, does not include any results of MediaOne. Additionally, the results of operations for the year ended December 31, 1999, include 10 months of TCI's results, reflecting its acquisition in March 1999, while 2000 and 2001 include a full 12 months of TCI's results.

  REVENUE

     AT&T Broadband revenue grew $1.6 billion in 2001, or 19.1%, compared with 2000. Approximately $0.6 billion of the increase was due to the acquisition of MediaOne, partially offset by the net dispositions of cable systems. In addition, the increase was attributable to revenue growth from advanced services

(broadband telephony and high-speed data) of approximately $0.6 billion and growth in other video services, primarily expanded basic cable and digital video, of approximately $0.4 billion. AT&T expects 2002 revenue to increase as demand for advanced services continues to grow.

     AT&T Broadband revenue grew $3.2 billion in 2000, or 62.3%, compared with 1999. Approximately $2.8 billion of the increase in revenue was due to the acquisition of MediaOne in 2000 and TCI in 1999. In addition, revenue from advanced services and a basic-cable rate increase contributed approximately $0.4 billion to the revenue increase.

     At December 31, 2001, AT&T Broadband serviced approximately 13.6 million basic cable customers, passing approximately 24.6 million homes, compared with
16.0 million basic cable customers, passing approximately 28.3 million homes at December 31, 2000. The decrease in the number of homes passed and basic cable customers primarily reflect the net disposition of cable systems in 2001. In addition, the number of basic cable customers declined due to the impacts of competition. At December 31, 2001, AT&T provided digital video service to approximately 3.5 million customers, high-speed data service to approximately
1.5 million customers and broadband telephony service to approximately 1.0 million customers. This compares with approximately 2.8 million digital-video customers, approximately 1.1 million high-speed data customers, and approximately 547 thousand broadband telephony customers at December 31, 2000. These amounts reflect the acquisition of MediaOne. At December 31, 1999, AT&T Broadband serviced approximately 11.4 million basic cable customers, passing approximately 19.7 million homes. At December 31, 1999, AT&T provided digital video service to approximately 1.8 million customers, high-speed data service to approximately 207 thousand customers and broadband telephony service to nearly 8,300 customers.

  EBIT/EBITDA

     The EBIT deficit in 2001 increased $2.0 billion to $3.2 billion from the 2000 deficit of $1.2 billion. The increased deficit was largely due to the impacts of the acquisition of MediaOne and the net dispositions of cable systems of approximately $0.8 billion, as well as a $0.9 billion impact of net losses on the sales of businesses and investments recorded in 2001 compared with net gains recorded in 2000. In 2001, AT&T recorded net losses from the sale of cable properties to Comcast, as well as a loss on the sale of part of AT&T's ownership interest in Cablevision. In 2000, AT&T recorded a gain on the sale of Lenfest and gains on the sales of properties to Cox and Comcast. Also contributing to the increased deficit were higher depreciation and amortization, programming and advertising expenses and higher restructuring and other charges of approximately $0.8 billion, as well as greater investment impairment charges of $0.4 billion. These increases to the deficit were partially offset by $0.3 billion of lower pretax equity losses, improved EBIT of approximately $0.4 billion in other video services, primarily expanded basic cable and digital video, and improved EBIT in advanced services of approximately $0.2 billion.

     EBITDA, which excludes net losses related to equity investments and other income (expense), was $2.0 billion in 2001, an improvement of $0.4 billion compared with $1.6 billion in 2000. This improvement was primarily due to the acquisition of MediaOne of $0.4 billion and improved EBITDA in other video services, primarily expanded basic cable and digital video, of approximately $0.4 billion and improved EBITDA in advanced services of approximately $0.2 billion. Partially offsetting this improvement was the impact of net dispositions of cable systems of $0.4 billion, increased programming and advertising expenses of $0.2 billion, and higher restructuring and other charges of $0.1 billion.

     In 2002, AT&T expects EBITDA, which excludes net losses related to equity investments and other income (expense), to increase as a result of expense reductions generated from previous years' restructuring charges as well as continued growth from advances services (broadband telephony and high-speed data).

     EBIT in 2000 was a deficit of $1.2 billion, an improvement of $0.3 billion, or 19.7% compared with 1999. This improvement was due to approximately $0.5 billion of higher gains on sales of businesses and investments, primarily gains on the swap of cable properties with Cox and Comcast and the sale of AT&T's investment in Lenfest, and $0.4 billion lower restructuring charges primarily associated with an in-process research and development charge recorded in connection with the 1999 acquisition of TCI. Also contributing to the improvement were lower pretax losses from equity investments of $0.5 billion, due in part to a $0.3 billion improvement from AT&T's investment in Cablevision due to gains from cable-system sales. These improvements were largely offset by the impact of the acquisition of MediaOne and TCI of approximately $0.5 billion and higher expenses associated with high-speed data and broadband telephony services of approximately $0.4 billion.

     EBITDA, which excludes net losses related to equity investments and other income, was $1.6 billion in 2000, an improvement of $0.9 billion compared with 1999. This improvement was due to the impact of the MediaOne and TCI acquisitions of $0.7 billion and lower restructuring charges of $0.4 billion. Higher expenses associated with high-speed data and broadband telephony of approximately $0.2 billion partially offset these increases.

  OTHER ITEMS

     Capital additions decreased $1.4 billion, or 27.4%, to $3.6 billion in 2001, from $5.0 billion in 2000. This decrease was primarily driven by a $0.9 billion decrease in capital expenditures combined with a $0.5 billion decrease in infusions into nonconsolidated investments. The 2001 spending was primarily related to the growth and support of advanced services and plant upgrade expenditures.

     Capital additions increased 4.4% to $5.0 billion in 2000, from $4.8 billion in 1999. The increase was due to higher capital expenditures of $0.8 billion, primarily due to MediaOne, which was almost entirely offset by decreased contributions to various nonconsolidated investments of $0.7 billion. The 2000 spending was primarily related to the growth and support of advanced services and plant upgrade expenditures. In 1999, spending was largely directed toward cable-distribution systems, focusing on the upgrade of cable plant assets, as well as equity infusions into various investments.

     Total assets at December 31, 2001, decreased $11.8 billion, or 10.3%, to $103.1 billion compared with $114.8 billion at December 31, 2000. The decrease in total assets was primarily due to lower franchise costs as a result of the net disposition of cable systems and the current year amortization; lower investments, primarily related to the impairment of and settlement of exchangeable notes with Vodafone ADRs, the sale of certain investments, including shares of Cablevision and Rainbow Media and unfavorable mark-to-market adjustments on certain investments; and lower other assets primarily due to unfavorable mark-to-market adjustments on certain derivative instruments, and the amortization of purchased intangibles.

CORPORATE AND OTHER

     This group reflects the results of corporate staff functions, the elimination of transactions between segments, as well as the impacts of Excite@Home.

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001         2000        1999
                                                          ---------    ---------    -------
                                                                 DOLLARS IN MILLIONS
Revenue.................................................   $  (352)     $  (487)     $(542)
EBIT....................................................    (4,324)      (3,279)      (441)
EBITDA..................................................    (3,737)      (2,382)        37
Capital additions.......................................       327        1,683        271

                                                             AT DECEMBER 31,
                                                            -----------------
                                                             2001      2000
                                                            -------   -------
Total assets..............................................  $19,742   $12,101

  REVENUE

     Revenue for corporate and other primarily includes negative revenue of $0.8 billion in both 2001 and 2000, representing the elimination of intercompany revenue, and revenue of Excite@Home of $0.4 billion in 2001 and $0.2 billion in 2000. The increase in revenue of Excite@Home is primarily due to nine months of revenue included in AT&T's 2001 results compared with four months of revenue included in AT&T's 2000 results. The elimination of intercompany revenue was essentially flat in 2001 compared with 2000, however, AT&T had a higher elimination of intercompany revenue in 2001 resulting from increased sales from AT&T Business Services and Excite@Home to AT&T Broadband, offset by lower intercompany revenue from AT&T Wireless due to its split-off on July 9, 2001.

     Corporate and other revenue was negative $0.5 billion in both 2000 and 1999. Revenue in 2000 primarily included $0.8 billion of negative revenue, representing the elimination of intercompany revenue, and revenue of Excite@Home of $0.2 billion. Revenue in 1999 primarily included $0.6 billion of negative revenue representing the elimination of intercompany revenue.

  EBIT/EBITDA

     EBIT and EBITDA deficits in 2001 increased $1.0 billion and $1.4 billion to deficits of $4.3 billion and $3.7 billion, respectively. The deficit increases were largely due to $1.5 billion of greater investment impairment charges, which included a $1.1 billion impairment charge for Net2Phone and a $0.3 billion impairment charge for Time Warner Telecom recorded in 2001; and $0.8 billion of expense due to the adoption, in 2001, of SFAS No. 133. Also contributing to the deficit increases were higher restructuring and other charges (other than Excite@Home) and higher transaction costs associated with AT&T's restructuring announced in October 2000, totaling $0.4 billion; lower net gains on sales of investments and lower interest income, totaling $0.4 billion; and a lower pension credit (income) and higher postretirement expense of $0.3 billion. These increases to the deficits were largely offset by the improved EBIT and EBITDA of Excite@Home of $2.6 billion primarily due to the goodwill impairment charges recorded in 2000 by Excite@Home and AT&T related to Excite@Home, partially offset by a $0.3 billion greater loss in 2001 on the Excite@Home put obligation with Cox and Comcast.

     In 2000, EBIT and EBITDA deficits increased $2.8 billion and $2.4 billion to $3.3 billion and $2.4 billion, respectively. The increases in the deficits were largely related to Excite@Home. In 2000, restructuring and other charges, net of minority interest, were $2.9 billion higher primarily due to goodwill impairment charges recorded by Excite@Home and AT&T related to Excite@Home. Other impacts included a charge of approximately $0.5 billion for the fair market value increase of put options held by Comcast and Cox related to Excite@Home, and operating losses from Excite@Home. Partially offsetting these declines was an increase in the pension credit due to a higher pension trust asset base resulting from increased investment returns, and lower expenses associated with AT&T's continued efforts to reduce costs, which aggregated approximately $0.6 billion. In addition, higher net gains on sales of investments and an increase in interest income increased EBIT and EBITDA by approximately $0.6 billion.

  OTHER ITEMS

     Capital additions decreased $1.4 billion in 2001 and increased $1.4 billion in 2000. The spike in capital additions in 2000 was driven by AT&T's investment in Net2Phone.

     Total assets increased $7.6 billion, to $19.7 billion in 2001. The increase was primarily driven by a higher cash balance at December 31, 2001, mainly a result of proceeds received from AT&T's $10 billion bond offering in November 2001, and an investment in AT&T Wireless (which was monetized in the fourth quarter of 2001). These increases were partially offset by the impact of Excite@Home, the write-down of AT&T's investment in Net2Phone and the transfer of a loan to Concert to the AT&T Business Services segment, which was written off in the third quarter of 2001.

LIBERTY MEDIA GROUP

     LMG produces, acquires and distributes entertainment, educational and informational programming services through all available formats and media. LMG is also engaged in electronic-retailing services, direct-marketing services, advertising sales relating to programming services, infomercials and transaction processing. LMG was split-off from AT&T on August 10, 2001. The operating results of LMG were reflected as "Equity (losses) earnings from Liberty Media Group" in the Consolidated Statements of Income prior to its split-off from AT&T. AT&T's investment in LMG was included in the Consolidated Balance Sheet at December 31, 2000. Losses from LMG were $2.7 billion in 2001 through July 31, 2001, the deemed effective split-off date for accounting purposes, compared with earnings of $1.5 billion in 2000. The decline was primarily due to gains on dispositions reported in 2000, including gains associated with the mergers of various companies that LMG had investments in. Gains were recorded for the difference between the carrying value of LMG's interest in the acquired company and the fair value of securities received in the merger. Partially offsetting the decline were charges recorded on LMG's investments in 2000, to reflect other than temporary declines in value. In 2001, LMG also recorded income of $0.5 billion for the cumulative effect of accounting change representing the impact of separately recording the embedded call option obligations associated with LMG's senior exchangeable debentures due to the adoption of SFAS No. 133.

     In 2000, earnings from LMG were $1.5 billion, compared with losses of $2.0 billion from the date of acquisition through December 31, 1999. The improvement was primarily due to gains on dispositions, including gains associated with the mergers of various companies that LMG had investments in. In addition, lower stock compensation expense in 2000 compared with 1999 contributed to the improvement, partially offset by impairment charges recorded on LMG's investments to reflect other than temporary declines in value and higher losses relating to LMG's equity affiliates.

LIQUIDITY

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
                                                                 DOLLARS IN MILLIONS
CASH FLOWS:
Provided by operating activities of continuing
  operations............................................   $10,558     $11,665     $10,509
Used in investing activities of continuing operations...    (1,860)    (30,045)    (23,884)
(Used in) provided by financing activities of continuing
  operations............................................    (3,030)     25,732      13,854
Provided by (used in) discontinued operations...........     4,860      (8,306)     (2,594)

     Net cash provided by operating activities of $10.6 billion for the year ended December 31, 2001, primarily included the $12.8 billion of income from continuing operations, adjusted to exclude noncash income items and net gains on sales of businesses and investments, and a decrease in accounts receivable of $0.7 billion, partially offset by net changes in other operating assets and liabilities of $2.2 billion and a decrease in accounts payable of $0.8 billion. Net cash provided by operating activities of $11.7 billion for the year ended December 31, 2000, primarily included income from continuing operations, excluding noncash income items and the adjustment for net gains on sales of businesses and investments of $15.1 billion, partially offset by an increase in accounts receivable of $2.5 billion and a decrease in accounts payable of $0.6 billion. Net cash provided by operating activities of $10.5 billion for the year ended December 31, 1999, primarily included income from continuing operations excluding noncash income items and the adjustment for net gains on sales of businesses and investments of $14.9 billion, partially offset by an increase in accounts receivable of $2.4 billion and net changes in other operating assets and liabilities of $1.8 billion.

     AT&T's investing activities resulted in a net use of cash of $1.9 billion in 2001, compared with $30.0 billion in 2000. During 2001, AT&T spent $9.3 billion on capital expenditures and $0.4 billion on nonconsolidated investments and received approximately $4.9 billion, primarily from the net dispositions of cable systems, and approximately $3.0 billion from the sales of investments. During 2000, AT&T used approximately $16.7 billion for acquisitions of businesses, primarily MediaOne, and spent $11.5 billion on capital expenditures. During 1999, AT&T spent approximately $11.9 billion on capital expenditures, approximately $6.0 billion on acquisitions of businesses, primarily AGNS, and contributed $5.5 billion of cash to LMG.

     During 2001, net cash used in financing activities was $3.0 billion, compared with net cash provided by financing activities of $25.7 billion in 2000. During 2001, AT&T made net debt payments of $6.4 billion, paid AT&T Wireless $5.8 billion to settle an intercompany loan in conjunction with its split-off from AT&T, and paid dividends of $0.5 billion. Partially offsetting these outflows was the receipt of $9.8 billion from the issuance of convertible preferred stock to NTT DoCoMo. During 2000, AT&T received $10.3 billion from the AT&T Wireless Group tracking stock offering and had net borrowings of debt of $19.5 billion. These were partially offset by the payment of $3.0 billion in dividends. In 1999, AT&T had net borrowings of debt of $16.3 billion and received $4.6 billion from the issuance of redeemable preferred securities. These sources of cash were partially offset by the acquisition of treasury shares of $4.6 billion and the payment of dividends of $2.7 billion.

     Since the announced restructuring plans to create four new businesses, AT&T's credit ratings have been under review by the applicable rating agencies. As a result of this review, in 2001, AT&T's short-term and the long-term ratings were downgraded as outlined below. These actions have resulted in an increased cost of borrowings and decreased AT&T's access to the capital markets. AT&T's current credit ratings are as follows:

                           SHORT-TERM CREDIT   LONG-TERM CREDIT   CHARACTERIZATION OF LONG-TERM
CREDIT RATING AGENCY            RATING              RATING                CREDIT RATING
--------------------       -----------------   ----------------   -----------------------------
Standard & Poor's........         A-2             BBB+            On credit watch with negative
                                                                  implications
Moody's..................         P-2              A3             Under review with possibility
                                                                  of downgrade
Fitch Ratings............         F-2              A-             Rating watch negative

     There are provisions in several of AT&T's debt instruments that require AT&T to pay up to the $0.9 billion present value of future interest payments if its credit ratings are downgraded below investment grade. AT&T does not believe downgrades below investment grade are likely to occur.

     In November 2001, AT&T completed a $10 billion private bond offering which includes provisions that would allow bondholders to require AT&T to repurchase the notes if certain conditions are not met in conjunction with the spin-off or other separation of AT&T Broadband from AT&T at the time of notification to bondholders of the intention to separate AT&T Broadband. These conditions include a maximum debt to EBITDA ratio (adjusted) for pro forma AT&T, excluding AT&T Broadband, of no more than 2.75 times. In addition, the Moody's and Standard & Poor's credit ratings for pro forma AT&T, excluding AT&T Broadband, are required to be at least Baa3 and BBB-, respectively, with such ratings having at least a stable outlook.

     On December 14, 2001, AT&T amended and restated a pre-existing revolving-credit facility. The amended facility, which is syndicated to 30 banks, makes $8 billion available to AT&T for a 364-day term. At December 31, 2001, AT&T had not utilized this facility, and AT&T currently has the entire $8 billion facility available to it. The credit facility agreement contains a financial covenant that requires AT&T to maintain a net debt-to-EBITDA ratio (as defined in the credit agreement) not exceeding 3.00 to 1.00 for four consecutive quarters ending on the last day of each fiscal quarter. At December 31, 2001, AT&T was in compliance with this covenant. If AT&T were to become noncompliant it could result in the cancellation of the credit facility with any amounts outstanding under the credit facility becoming payable immediately.

     The holder of certain private debt has an annual right to cause AT&T to repay up to the $0.7 billion face value of the debt upon payment of an exercise fee. In exchange for the elimination of this put right for 2002, AT&T will obtain a letter of credit collateralized by $0.4 billion of cash which will be restricted in its use. The creditor could also accelerate repayment of the debt if unfavorable local law changes were to occur in its country of operation.

     If AT&T's debt ratings are further downgraded or any of the risks or covenants noted above are triggered, AT&T may not be able to obtain sufficient financing in the timeframe required, and/or such replacement financing may be more costly or have additional covenants than it had in connection with AT&T's debt at December 31, 2001. In addition, if the financial markets become more cautious regarding the industry/ratings category that AT&T operates in, AT&T's ability to issue commercial paper would be further reduced. This could negatively impact our ability to pursue acquisitions, make capital expenditures to expand AT&T's network and cable plant or to pay dividends.

     At December 31, 2001, AT&T had current assets of $22.5 billion and current liabilities of $25.4 billion. Included in current assets was $10.6 billion of cash and cash equivalents. Included in current liabilities was $13.0 billion of debt maturing within one year, including $9.2 billion of commercial paper and debt with an original maturity of one year or less. AT&T expects to fund its operations primarily with cash from operations, cash on hand, commercial paper and AT&T's securitization program. If economic conditions worsen or do not improve and/or competition and product substitution accelerate beyond current expectations, AT&T's cash flow from operations would decrease, negatively impacting our liquidity.

     In addition, potential sources of funds include the sale of AT&T's ownership interest in TWE. On February 28, 2001, AT&T exercised its registration rights in TWE and formally requested TWE to begin the process of converting the limited partnership into a corporation with registered equity securities. On May 14, 2001, AT&T named Credit Suisse First Boston as its investment banker for the registration process under the TWE partnership agreement. If the proposed spin-off of AT&T Broadband occurs as currently structured, AT&T's investment in TWE will be included in the net assets spun-off.

     In the event AT&T's cash flow from operations or access to the commercial paper markets are negatively impacted, AT&T has alternative funding available through the utilization of its $8 billion credit facility, as long as AT&T is in compliance with certain covenants discussed above and its $2.7 billion receivables securitization program, which is limited by eligible receivables that change from month to month.

     Subsequent to December 31, 2001, AT&T notified holders of certain Trust Originated Preferred Securities, originally issued by TCI and Mediaone, that it will call these securities for early redemption on February 28, 2002, March 4, 2002 and April 1, 2002. These debt redemptions total approximately $1.4 billion and will be funded with cash on hand. Such amounts are included within "Short-term debt" on the Consolidated Balance Sheet at December 31, 2001.

     On February 27, 2002, AT&T signed an agreement with AT&T Latin America
(ALA) that restructured approximately $725 million of ALA's short-term and long-term debt and preferred stock held by AT&T, plus accrued interest and dividends. At December 31, 2001, $72 million of the $725 million financing was not drawn. ALA's senior secured vendor financing of $298 million became effective on March 27, 2002. The AT&T provided debt and preferred facilities are subordinated to the ALA senior secured vendor financing. The agreement between AT&T and ALA, which also took effect on March 27, 2002, extends the maturity and redemption dates of all ALA debt and preferred stock payable to AT&T to October 2008. In addition, while the vendor financing is outstanding, the agreement defers interest payments on all AT&T debt and dividend payments on AT&T preferred stock until October 2008.

     If the proposed spin-off of AT&T Broadband occurs as currently structured, the debt of TCI and MediaOne will be included in the net assets spun-off and will be included in AT&T Comcast. The amount of this third-party debt at December 31, 2001, was $19.3 billion. The intercompany debt of AT&T Broadband payable to AT&T that is outstanding at the time of the spin-off will be repaid immediately prior to the spin-off. At December 31, 2001 such intercompany debt amounted to approximately $4.0 billion. In addition, AT&T's quarterly convertible income preferred securities, which had a book value of $4.7 billion at December 31, 2001, will be included in the net assets spun-off and will be included in AT&T Comcast.

     The following summarizes AT&T's contractual cash obligations and commercial commitments at December 31, 2001, and the effect such obligations are expected to have on liquidity and cash flow in future periods.

                                                     PAYMENTS DUE BY PERIOD
                                      -----------------------------------------------------
                                                LESS THAN      2-3         4-5      AFTER 5
CONTRACTUAL OBLIGATIONS                TOTAL     1 YEAR       YEARS       YEARS      YEARS
-----------------------               -------   ---------   ---------   ---------   -------
                                                      (DOLLARS IN MILLIONS)
Long-term debt, including current
  maturities(a).....................  $35,008    $2,975      $5,850      $6,958     $19,225
Operating leases(b).................    2,996       550         924         648         874
Unconditional purchase
  Obligations(c)(d)(e)(f)(g)........    8,532       810         894         910       5,918
                                      -------    ------      ------      ------     -------
Total Contractual Cash
  Obligations.......................  $46,536    $4,335      $7,668      $8,516     $26,017
                                      =======    ======      ======      ======     =======

---------------

 (a) Long-term debt excludes debt that is exchangeable or collateralized by securities (monetized debt) since AT&T has the option to settle this debt in shares or cash. Amounts due less than one year were $679 million; two to three years $4,918 million; and four to five years $3,312 million at December 31, 2001. In addition, debt excludes discounts and excess of fair value over the recorded value of debt in connection with the TCI and MediaOne mergers.

(b) Under certain real estate operating leases, AT&T could be required to make payments to the lessor up to $586 million at the end of the lease term (lease terms range from 2002 through 2011). The actual amount paid, if any, would be reduced by amounts received by the lessor upon remarketing of the property.

 (c) AT&T has contractual obligations to utilize network facilities from local exchange carriers with terms greater than one year. These contracts are based on volumes and have penalty fees if certain volume levels are not met. AT&T assessed its minimum exposure based on penalties to exit the contracts. At December 31, 2001, penalties to exit these contracts in any given year totaled approximately $1.5 billion.

(d) AT&T has contractual obligations that extend through 2006 for services that include computer application design, development and testing as well as the operation of a data center that hosts many of the computer applications operated throughout AT&T. These contracts are based on the level of services AT&T requires and include termination fees if the level of services required is reduced in excess of limits outlined in the agreements. These contracts also include termination fee clauses if AT&T exits the contracts. Since these contracts are based on the level of services AT&T requires, AT&T assesses its minimum exposure based on the termination fees to exit the contracts which decline each year throughout the term of the contracts. If AT&T elects to exit these contracts, the maximum termination fees it would be obligated to pay in the year of termination would be approximately $475 million in 2002, $360 million in 2003, $310 million in 2004, $240 million in 2005 or $165 million in 2006.

 (e) In connection with the decision to unwind Concert, AT&T has agreed to acquire the 9% interest of AT&T Canada owned by British Telecommunications plc (BT) and assume BT's portion of the obligation to purchase the AT&T Canada shares not already owned by AT&T and BT. AT&T does not know the timing or amounts it will have to pay in connection with this obligation but, in 2001, AT&T recorded a liability of $3.0 billion reflecting the estimated loss on AT&T's commitment to purchase the publicly owned shares of AT&T Canada.

 (f) AT&T Broadband is party to an agreement under which it purchases certain billing services from CSG Systems, Inc. ("CSG"). Unless terminated by either party pursuant to terms of the agreement, the agreement expires on December 31, 2012. The agreement calls for monthly payments which are subject to adjustments and conditions pursuant to the terms of the underlying agreements.

(g) In 1997, AT&T Broadband's predecessor, TCI, entered into a 25-year affiliation term sheet with Starz Encore Group pursuant to which AT&T may be obligated to pay fixed monthly amounts in exchange for unlimited access to all of the existing Encore and STARZ! programming. The future commitment, which is calculated based on a fixed number of subscribers, increases annually from $306 in 2002 to $315 in 2003 and will increase annually through 2022 with inflation, subject to certain adjustments, including increases in the number of subscribers. The amounts in the above table do not take into account any increase in subscribers or expected inflation. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T in future years are not presently estimable and could be significant.

                                                       COMMITMENTS BY PERIOD
                                    -----------------------------------------------------------
                                    TOTAL AMOUNTS   LESS THAN      2-3         4-5      AFTER 5
OTHER COMMERCIAL COMMITMENTS          COMMITTED      1 YEAR       YEARS       YEARS      YEARS
----------------------------        -------------   ---------   ---------   ---------   -------
                                                       (DOLLARS IN MILLIONS)
Guarantees........................     $1,522          $55         $--         $--      $1,467

RISK MANAGEMENT

     AT&T is exposed to market risk from changes in interest and foreign exchange rates, as well as changes in equity prices associated with previously affiliated companies. In addition, AT&T is exposed to market risk from fluctuations in the prices of securities, some of which it has monetized through the issuance of debt. On a limited basis, AT&T uses certain derivative financial instruments, including interest rate swaps, options, forwards, equity hedges and other derivative contracts, to manage these risks. AT&T does not use financial instruments for trading or speculative purposes. All financial instruments are used in accordance with board-approved policies.

     AT&T enters into foreign currency contracts to minimize its exposure to risk of adverse changes in currency exchange rates. AT&T is subject to foreign exchange risk for foreign-currency-denominated transactions, such as debt issued, recognized payables and receivables and forecasted transactions. As of December 31, 2001, AT&T's foreign currency market exposures were principally Canadian dollars, Euros, Japanese yen, Swiss francs and Brazilian reais.

     The fair value of foreign exchange contracts is subject to the changes in foreign currency exchange rates. For the purpose of assessing specific risks, AT&T uses a sensitivity analysis to determine the effects that market risk exposures may have on the fair value of AT&T's financial instruments and results of operations. To perform the sensitivity analysis, AT&T assesses the risk of loss in fair values from the effect of a hypothetical 10% change in the value of foreign currencies, assuming no change in interest rates. For contracts outstanding at December 31, 2001 and 2000, a 10% appreciation of the US dollar against foreign currencies from the prevailing rates would have resulted in an incremental pretax net unrealized loss of approximately $492 million and $6 million, respectively. The increase of the change from last year is primarily due to approximately $5.3 billion of foreign exchange contracts entered into relating to the commencement of a Euro Commercial Paper Program and AT&T's obligation to purchase the outstanding AT&T Canada shares it does not own. Because AT&T's foreign exchange contracts are entered into for hedging purposes, AT&T believes that these losses would be largely offset by gains on the underlying transactions.

     The model to determine sensitivity assumes a parallel shift in all foreign currency exchange rates, although exchange rates rarely move in the same direction. Additionally, the amounts above do not necessarily represent the actual changes in fair value AT&T would incur under normal market conditions, because all variables other than the exchange rates are held constant in the calculations.

     AT&T uses interest rate swaps to manage the impact of interest rate changes on earnings and cash flows. AT&T monitors its interest rate risk on the basis of changes in fair value. The fair value of AT&T's fixed-rate long-term debt is sensitive to changes in interest rates. Interest rate changes would result in gains or losses in the market value of the debt due to differences between the market interest rates and rates at the inception of the obligation. AT&T performs a sensitivity analysis on its fixed-rate long-term debt to assess the risk of changes in fair value. The model to determine sensitivity assumes a hypothetical 10% parallel shift in all interest rates. At December 31, 2001 and 2000, assuming a 10% increase in interest rates, the fair value of interest rate swaps and the underlying hedged debt would have decreased by $22 million and $11 million, respectively.

     In both 2001 and 2000, AT&T entered into combined interest rate forward contracts to hedge foreign-currency-denominated debt. Assuming a 10% downward shift in interest rates, the fair value of the contracts and the underlying hedged debt would have changed by $112 million and $88 million, respectively.

     Assuming a 10% downward shift in interest rates at December 31, 2001 and 2000, the fair value of unhedged debt would have increased by $1.4 billion and $1.2 billion, respectively.

     AT&T has certain notes which are indexed to the market price of equity securities it owns. Certain of these notes contain embedded derivatives, while other debt is issued in conjunction with net purchased options. Changes in the market prices of these securities result in changes in the fair value of the derivatives. Assuming a 10% downward change in the market price of these securities, the fair value of the combined collars and underlying debt would decrease by $661 million and $534 million at December 31, 2001, and 2000 respectively. Because these collars hedge the underlying equity securities monetized, AT&T believes that the increase in the fair value of the collars would be largely offset by decreases in the fair value of the underlying equity securities. The changes in fair values referenced above do not represent the actual changes in fair value AT&T would incur under normal market conditions because all variables other than the equity prices were held constant in the calculations.

     AT&T uses equity hedges to manage its exposure to changes in equity prices associated with stock appreciation rights (SARs) of previously affiliated companies. Assuming a 10% decrease in equity prices of these companies, the fair value of the equity hedges (net liability) would have increased by $27 million and $29 million at December 31, 2001 and 2000, respectively. Because these contracts are entered into for hedging purposes, AT&T believes that the decrease in fair value would be largely offset by decreases in the underlying SAR liabilities.

     In order to determine the changes in fair value of AT&T's various financial instruments, including options, equity collars and SARS, AT&T uses certain financial modeling techniques, including Black-Scholes. AT&T applies rate sensitivity changes directly to its interest rate swap transactions and forward rate sensitivity to its foreign currency forward contracts.

     The changes in fair value, as discussed above, assume the occurrence of certain market conditions, which could have an adverse financial impact on the Company. They do not consider the potential effect of changes in market factors that would result in favorable impacts to AT&T, and do not represent projected losses in fair value that AT&T expects to incur. Future impacts would be based on actual developments in global financial markets. AT&T does not foresee any significant changes in the strategies used to manage interest rate risk, foreign currency rate risk or equity price risk in the near future.

FINANCIAL CONDITION

                                                                AT DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                              DOLLARS IN MILLIONS
Total assets................................................  $165,282   $234,360
Total liabilities...........................................   105,322    121,611
Total shareowners' equity...................................    51,680    103,198

     Total assets decreased $69.1 billion, or 29.5%, to $165.3 billion at December 31, 2001, from $234.4 billion at December 31, 2000. This decrease was primarily due to the split-off of LMG in August 2001 and AT&T Wireless in July 2001. In addition, the decrease was due to lower investments and related advances resulting from the write-down of Concert and Net2Phone, and unfavorable mark-to-market adjustments on certain investments as well as the sale of other investments; lower franchise costs as a result of the net disposition of cable systems and amortization; and lower goodwill, primarily driven by the impairments associated with Excite@Home, as well as amortization. Partially offsetting these decreases was a higher cash balance, primarily reflecting proceeds from AT&T's $10.0 billion bond offering in November 2001.

     Total liabilities decreased $16.3 billion, or 13.4%, to $105.3 billion at December 31, 2001, from $121.6 billion at December 31, 2000. This decrease was primarily a result of lower debt, due to repayments, partially offset by AT&T's bond offering. In addition, deferred income taxes were lower, primarily resulting from deferred tax assets recorded as a result of the write-down of Concert, AT&T's obligation to purchase all of the outstanding shares of AT&T Canada and cable systems sales, partially offset by a higher deferred tax liability associated with greater tax depreciation. Also contributing to the total liability decrease was the settlement with AT&T common stock of the Excite@Home put obligation with Cox and Comcast. Partially offsetting these decreases was an increase in other long-term liabilities and deferred credits recorded in the third quarter of 2001 for AT&T's obligation to purchase all of the outstanding shares of AT&T Canada.

     Minority interest decreased $1.3 billion, or 26.5%, to $3.6 billion at December 31, 2001, from $4.8 billion at December 31, 2000. This decrease was primarily due to Excite@Home. Due to the significant losses of Excite@Home, AT&T fully utilized the minority interest balance during the third quarter of 2001, and therefore no longer have a minority interest balance related to Excite@Home.

     Total shareowners' equity decreased $51.5 billion, or 49.9%, to $51.7 billion at December 31, 2001, from $103.2 billion at December 31, 2000. This decrease was primarily due to the split-off of LMG, the net impacts of the split-off of AT&T Wireless and net losses from continuing operations. The decrease was partially offset by the issuance of stock to settle the Excite@Home put obligation with Cox and Comcast.

     In September and December 2001, when AT&T declared its quarterly dividends to the AT&T Common Stock Group shareowners, the company was in an accumulated deficit position primarily as a result of the split-off of AT&T Wireless. As a result, the company reduced additional paid-in capital by $0.3 billion, the entire amount of the dividends declared.

     The ratio of total debt to total capital for AT&T's continuing operations, excluding LMG (debt of continuing operations divided by total debt of continuing operations and equity excluding discontinued operations and LMG) was 47.7% at December 31, 2001, compared with 57.2% at December 31, 2000. For purposes of this calculation, equity includes the convertible trust preferred securities, as well as subsidiary redeemable preferred stock and excludes the equity of discontinued operations and LMG at December 31, 2000. In addition, included in debt of continuing operations was approximately $8.6 billion and $8.7 billion of notes at December 31, 2001 and 2000, respectively, which are exchangeable into or collateralized by securities that AT&T owns. Excluding this debt, the debt ratio for AT&T's continuing operations at December 31, 2001, was 43.4%, compared with 53.6% at December 31, 2000. The lower debt, as well as increased equity drove the decreases in the debt ratios.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" which supersedes Accounting Principles Board (APB) Opinion No. 16. SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for under the purchase method. In addition, SFAS No. 141 establishes criteria for the recognition of intangible assets separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on AT&T's results of operations, financial position or cash flows.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" which supercedes APB Opinion No. 17. Under SFAS No. 142, goodwill and indefinite-lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS No. 142 is effective for AT&T as of January 1, 2002. In connection with the adoption of this standard, AT&T's unamortized goodwill balance and excess basis related to equity method investments will no longer be amortized, but will continue to be tested for impairment. The goodwill balance as of December 31, 2001, was $24.7 billion, and the related amortization in 2001 was $0.9 billion. The excess basis balance at December 31, 2001, was $8.8 billion, with related amortization in 2001 of $207 million. In addition, AT&T has determined that its franchise costs are indefinite-lived assets, as defined in SFAS No. 142, and therefore will not be subject to amortization beginning in 2002. The balance of AT&T's franchise costs as of December 31, 2001, was $42.8 billion and the related amortization for 2001 was $1.2 billion. The adoption of SFAS No. 142 will have a significant impact on AT&T's future operating results due to the cessation of goodwill and franchise cost amortization. For 2001, the amortization of goodwill, excess basis and franchise costs had an approximate impact of $0.45 per share. In accordance with SFAS No. 142, goodwill was tested for impairment by comparing the fair value of AT&T's reporting units to their carrying values. As of January 1, 2002, the fair value of the reporting units' goodwill exceeded their carrying value, and therefore no impairment loss will be recognized upon adoption. In accordance with SFAS No. 142, the franchise costs were tested for impairment as of January 1, 2002, by comparing the fair value to the carrying value (at market level). An impairment loss of $0.9 billion, net of taxes of $0.5 billion will be recognized as a change in accounting principle in the first quarter of 2002.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. For AT&T, this means that the standard will be adopted on January 1, 2003. AT&T does not expect that the adoption of this statement will have a material impact on AT&T's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS No. 121, SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also amends Accounting Research Bulletin (ARB) No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for AT&T as of January 1, 2002. The adoption of SFAS No. 144 will not have a material impact on AT&T's results of operations, financial position or cash flows.

SUBSEQUENT EVENTS

     In March 2002, AT&T Canada announced the formation of a committee of the board of directors to help AT&T Canada with issues they are facing in the foreseeable future. Such issues include a significant regulatory decision expected in the next month which could have a significant impact on the future of sustainable competition in Canada; the effect of AT&T satisfying its obligation to purchase the shares of AT&T Canada it does not own; and the impact of these events on operating and financial results of AT&T Canada. In addition, the committee appointed financial advisors to evaluate various scenarios regarding issues, opportunities and alternatives for AT&T Canada. It is expected that the outcome of these evaluations will have a negative effect on the underlying value of AT&T Canada shares, which will result in AT&T recording up to $250 million of additional losses on its commitment to purchase the publicly owned shares of AT&T Canada, excluding any impact of the floor price accretion.

                                 CHAPTER SEVEN
                              AT&T BROADBAND GROUP

                      DESCRIPTION OF AT&T BROADBAND GROUP

OVERVIEW

     AT&T Broadband Group is one of the nation's largest broadband communications businesses based on customers served as of December 31, 2001, providing cable television, high-speed cable Internet services and telephone services. AT&T Broadband Group's business consists primarily of the combined assets and business of TCI, acquired by AT&T on March 9, 1999, and MediaOne, acquired by AT&T on June 15, 2000. As of December 31, 2001, AT&T Broadband Group owned and operated cable systems in 13 of the 20 largest Designated Marketing Areas, which represented 82% of AT&T Broadband Group's total subscribers. AT&T Broadband Group's wholly owned and consolidated broadband networks passed approximately 24.6 million homes and served approximately 13.56 million video customers as of December 31, 2001. AT&T Broadband Group continues to upgrade its systems, 76% of which were upgraded to a capacity equal to or greater than 550 MHz and 77% of which were two-way capable as of December 31, 2001.

     AT&T Broadband Group's broadband networks enable it to deliver a suite of advanced entertainment, information and communications services, including its digital cable, high-speed cable Internet and broadband telephone services. As of December 31, 2001, AT&T Broadband Group provided a variety of advanced services, including:

     - digital cable, with over 3.47 million digital cable subscribers or 25.6% of AT&T Broadband Group's basic subscribers,

     - high-speed cable Internet service, with approximately 1.51 million high-speed cable Internet service subscribers or 10.1% of marketable homes, and

     - broadband telephone service, with approximately 1.01 million local telephone subscribers or 14.8% of marketable homes.

     In addition to fees from residential customers for the services AT&T Broadband Group offers, AT&T Broadband Group also derives revenues from the sale of advertising time on satellite-delivered program services, such as ESPN, MTV and CNN, and on local cable channels, as well as the payment of license and/or launch fees by certain program services.

     As of December 31, 2001:

     - AT&T Broadband Group had 13.56 million basic subscribers, 94% of whom were concentrated in AT&T Broadband Group's 20 largest markets,

     - 40% of AT&T Broadband Group's subscribers were located in its three largest markets: Boston, San Francisco and Chicago, and

     - 10.67 million, or 78.7% of AT&T Broadband's subscribers, were in markets where AT&T Broadband Group had more than 500,000 customers.

     In addition to AT&T Broadband Group's wholly owned and consolidated cable systems, AT&T Broadband Group also owns a number of investments in companies, joint ventures and partnerships, the most significant of which are:

     - Time Warner Entertainment, which owns and operates the business of Warner Bros., Inc. and HBO and cable systems serving approximately 11 million subscribers, and manages cable systems owned by AOL Time Warner serving approximately 1.8 million subscribers;

     - Insight Midwest, which owns and operates cable systems that serve approximately 1.2 million subscribers in Indiana, Kentucky, Illinois, Georgia and Ohio; and

                                      VII-1

     - Texas Cable Partners, which owns and operates cable systems that serve approximately 1.1 million subscribers in Texas.

     AT&T Broadband Corp. is a Delaware corporation that was organized in 2001, with its principal executive offices at 188 Inverness Drive West, Englewood, CO 80112. Its telephone number is (303) 858-3000.

     For financial information about AT&T Broadband Group, see "Selected Financial Information -- AT&T Broadband Group" and the combined financial statements of AT&T Broadband Group, which are included in Chapter 12 of this document.

INDUSTRY OVERVIEW

     AT&T Broadband Group operates in the communications industry, offering cable television services (both analog and digital), high-speed cable Internet services and telephone service, in each case primarily to residential and small business customers. AT&T Broadband Group also is pursuing additional services, including video-on-demand and interactive television that take advantage of its broadband network.

     Cable television is a service that delivers multiple channels of video and audio programming to subscribers that pay a monthly fee for the services they receive. Cable television systems receive video, audio and data signals transmitted by nearby television broadcast stations, terrestrial microwave relay services and communications satellites. These signals then are amplified and distributed by coaxial cable and optical fiber to the premises of customers that pay a fee for the service. In many cases, cable television systems also originate and distribute local programming. Cable television systems typically are constructed and operated pursuant to nonexclusive franchises awarded by local franchising authorities for specified periods of time.

     Cable television revenues principally are derived from monthly fees paid by subscribers, sales of pay-per-view movies and events, sale of advertising time on advertiser supported programming, payment of license and/or launch fees by certain program services and installation charges.

     High-speed cable Internet services deliver typical Internet service provider, or ISP, services, such as e-mail, instant messaging, personal webspace management and personalized home pages, and content. In some cases, AT&T Broadband Group provides distinct localized content in addition to national content. Subscribers pay a monthly fee for the services they receive, including access to public areas on the Internet. Other revenue streams may be derived from sales of premium content and services, advertising spots, premium placement of media/service providers within the service, and installation service.

     Cable telephone service is a technology that allows cable operators to offer telephone service over the same hybrid fiber/coaxial network that supplies television service. Cable telephone service systems have three basic components -- a headend unit, which contains a master telephone switching system; a customer premise unit, which is a connection box located on the outside of the customer's home; and a management interface, which is a computer server that resides at the headend and controls the telephony switching systems. Cable operators connect to the public switched telephone network through an interface in the headend unit that conforms to one of several standards. At the customer premise unit, voice transmission is separated from the coaxial cable that goes from the neighborhood splitter to the customer's home and routed to a twisted copper pair connected to the customer's existing inside telephone wiring.

     AT&T Broadband Group is in the process of developing, testing or offering on a limited basis a variety of new or expanded services, including video on demand, interactive television, targeted advertising, multiple service tiers of high-speed cable Internet service, home networking, multiple ISP offerings and a set of communications services that are designed to work seamlessly over all television, computer and telephone platforms.

                                      VII-2

TECHNICAL OVERVIEW

     As of December 31, 2001, AT&T Broadband Group's systems were comprised of approximately 250,000 miles of network passing approximately 24.6 million homes, resulting in a density of slightly less than 100 homes per mile. As of that date, AT&T Broadband Group's systems were made up of an aggregate of 41 headends in its top 20 markets. As of December 31, 2001, approximately 59% of AT&T Broadband Group's network was equal to or greater than 750 MHz, approximately 17% of its network was greater than or equal to 550 MHz and less than 750 MHz, and approximately 24% of its network was less than 550 MHz.

     AT&T Broadband Group's network design calls for a digital two-way active network with a fiber optic trunk system carrying signals via fiber optic cable to nodes, or main points of contact that typically hang from telephone utility poles, within its customers' neighborhoods. The signals are transferred to a coaxial network at the node for delivery to its customers. AT&T Broadband Group has designed the fiber system to be capable of subdividing the nodes if traffic on the network requires additional capacity. This design allows its systems to have the capability to run multiple separate channel lineups from a single headend and to insert targeted advertisements into specific neighborhoods based on node location.

     The following chart outlines the status of the capacities of AT&T Broadband Group's cable systems, historically and as of December 31, 2001:

                                              PERCENT OF NETWORK MILES
                                   ----------------------------------------------
                                               GREATER THAN OR EQUAL TO   750 OR     PERCENT OF
                                   LESS THAN    550 MHZ AND LESS THAN     GREATER   NETWORK TWO-
                                    550 MHZ            750 MHZ              MHZ     WAY CAPABLE
                                   ---------   ------------------------   -------   ------------
As of December 31, 1999..........     28%                 22%               50%          55%
As of December 31, 2000..........     21%                 16%               63%          75%
As of December 31, 2001..........     24%                 17%               59%          77%

SERVICES

     Cable Television Service. AT&T Broadband Group offers its customers a wide array of traditional cable television services and programming offerings. AT&T Broadband Group offers a basic level of service which typically includes from 15 to 25 channels of television programming. As of December 31, 2001, approximately 89% of AT&T Broadband Group's customers elected to pay an additional amount to receive additional channels under its expanded basic service, which AT&T Broadband Group calls its Standard Cable package. Premium channels, which AT&T Broadband Group offers individually or in packages of several channels, are optional add-ons to its basic service.

     AT&T Broadband's cable television services include the following:

     - Basic Service. All of AT&T Broadband Group's customers receive its basic level of service, which generally consists of local broadcast television and local community programming, including public, educational or governmental, or PEG, programming, and may include a limited number of satellite-delivered channels.

     - Standard Cable. AT&T Broadband Group's Standard Cable package includes basic service, plus expanded basic. This level of service includes a group of satellite-delivered and non-broadcast channels such as ESPN, CNN, Discovery Channel and Lifetime.

     - Premium Channels. These channels provide unedited, commercial-free movies, sports and other special event entertainment programming. AT&T Broadband Group offers subscriptions to numerous premium channels, including HBO, Cinemax, Starz!, Showtime and The Movie Channel, individually or in packages.

     - Pay-Per-View. These channels allow customers with addressable set-top boxes to pay to view a single showing of a recently released movie or a one-time special sporting event or music concert on an unedited, commercial-free basis.

                                      VII-3

     Through AT&T Digital Cable, AT&T Broadband Group also offers additional special interest networks, premium channels, pay-per-view, digital music and an interactive on-screen guide, as described under "-- Advanced Services."

     AT&T Broadband Group's basic subscribers, including its digital cable customers, are served as follows:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                             1998   1999   2000   2001
                                                             ----   ----   ----   ----
                                                                   (IN MILLIONS)
Managed through AT&T Broadband Group's operating
  divisions................................................  11.4   11.3   15.9   13.5
Other non-managed subsidiaries of AT&T Broadband Group.....   0.5    0.1    0.1    0.1
                                                             ----   ----   ----   ----
Total......................................................  11.9   11.4   16.0   13.6
                                                             ====   ====   ====   ====

     In addition to the above, the FCC currently attributes AT&T Broadband Group with the subscribers of various other entities as a consequence of AT&T Broadband Group's investments in those entities.

     The following table sets forth selected statistical data regarding AT&T Broadband Group's cable television operations:

                                                       DECEMBER 31,
                                   -----------------------------------------------------
                                      1998          1999          2000          2001
                                   -----------   -----------   -----------   -----------
Homes passed by cable(1)(3)......   19,889,000    19,668,000    28,303,000    24,614,000
Basic service subscribers(3).....   11,948,000    11,408,000    16,041,000    13,560,000
Basic service subscribers as a
  percentage of homes passed.....           60%           58%           57%           55%
Average monthly revenue per basic
  service subscriber(2)(3).......  $     32.24   $     42.97   $     47.63   $     47.69

---------------

(1) Homes passed is based on homes actually marketed and does not include multiple dwelling units passed by the cable plant that are not connected to it.

(2) Based on video service revenues for the last month of the period, including installation charges and certain other nonrecurring revenues, such as pay-per-view, advertising and home shopping revenues.

(3) Year-end statistics regarding AT&T Broadband Group's subscribers and homes passed by cable are materially affected by AT&T Broadband Group's acquisition and divestiture program discussed under "-- Acquisitions and Divestitures." Notable variations arose during 1998, when AT&T Broadband Group contributed cable systems serving approximately 2,700,000 customers to other persons, and during 2000, when AT&T Broadband Group acquired approximately 5,000,000 customers from MediaOne.

     Advanced Services. As network upgrades are activated, AT&T Broadband Group offers new and advanced services, including interactive digital cable and high-speed cable Internet service. In addition, AT&T Broadband Group offers all-distance telephone services in selected markets.

     Digital Cable. AT&T Broadband Group offers digital cable service, which includes additional channels on its existing service tiers, the creation of new service tiers and the introduction of multiple packages of premium services. AT&T Broadband Group's digital cable service also includes an electronic program guide, on demand pay-per-view and up to 30 channels of digital music. In addition, AT&T Broadband Group offers more premium and special interest networks. AT&T Broadband Group's interactive digital cable service also allows it to offer TV-formatted information to its customers that has local content and is targeted to a specific system or community. For example, through this service AT&T Broadband Group offers local weather, sports, news and dining information.

                                      VII-4

     Below is a summary of operating statistics for digital cable services:

                                                                DECEMBER 31,
                                                      ---------------------------------
                                                        1999        2000        2001
                                                      ---------   ---------   ---------
Digital cable customers.............................  1,800,000   2,815,000   3,475,000
Digital penetration as a percentage of basic service
  subscribers.......................................       15.8%       17.5%       25.6%

     AT&T Broadband Group offers its customers four digital packages -- Bronze, Silver, Gold and Platinum. These packages allow viewers to select the level of services they receive to fit their individual interests.

     High-Speed Cable Internet. AT&T Broadband Group offers high-speed cable Internet service for personal computers over its networks in all of its upgraded two-way systems.

     Below is a summary of AT&T Broadband Group's high-speed cable Internet service operating statistics:

                                                               DECEMBER 31,
                                                    -----------------------------------
                                                      1999         2000         2001
                                                    ---------   ----------   ----------
Data marketable homes passed......................  4,974,000   14,523,000   14,937,000
Customers.........................................    207,000    1,060,000    1,512,000
Penetration.......................................        4.2%         7.3%        10.1%

     AT&T Broadband Group's high-speed cable Internet service enables data to be transmitted substantially faster than through conventional telephone modem technologies, and the cable connection does not interfere with normal telephone activity or usage. AT&T Broadband Group's high-speed cable Internet service offers unlimited access to public areas on the Internet.

     Until recently, AT&T Broadband Group and At Home Corporation were parties to a master distribution agreement pursuant to which At Home provided AT&T Broadband Group with broadband network services and content aggregation necessary for the delivery of high-speed cable Internet services to AT&T Broadband Group's customers. On September 28, 2001, At Home and its U.S. subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California. On November 30, 2001, the bankruptcy court granted a motion made by At Home for authority to reject the master distribution agreement and other similar agreements with other customers of At Home, thereby giving At Home the authority to terminate service to AT&T Broadband Group and other customers at any time. As a result, on December 1, 2001, At Home terminated service to AT&T Broadband Group and, in response, AT&T Broadband Group converted its customers to a new AT&T-managed network during December. AT&T Broadband Group currently provides "AT&T Broadband Internet" branded high-speed cable Internet service to its customers pursuant to an agreement with AT&T to provide certain network and backbone support services to AT&T Broadband Group. In March 2002, AT&T Broadband Group entered into an agreement with EarthLink pursuant to which EarthLink will initially launch its high-speed Internet service in greater Boston and the Seattle service areas.

     Broadband Telephone Service. AT&T Broadband Group currently offers broadband telephone services to customers in 15 markets using AT&T Broadband Group's systems' direct, two-way connections to homes. AT&T Broadband Group utilizes its broadband network to provide local telephone services and resell AT&T long distance services. AT&T Broadband Group also provides broadband telephone services for the systems operated by Insight Midwest which are located in Kentucky, Indiana and Ohio.

                                      VII-5

     Below is a summary of AT&T Broadband Group's operating statistics for broadband telephone services:

                                                                DECEMBER 31,
                                                     -----------------------------------
                                                      1999       2000          2001
                                                     -------   ---------   -------------
Telephone-ready homes passed.......................  721,000   6,103,000     6,833,000
Customers..........................................    8,000     547,000     1,011,000
Penetration........................................      1.1%        9.0%         14.8%

     AT&T Broadband Group's broadband telephone service initiatives progressed substantially in 2000 and 2001. During 2000, AT&T Broadband Group increased the number of markets in which it offers telephone service from ten to 16, and increased its customer base from 8,000 to 547,000. As of December 31, 2001, AT&T Broadband Group offered broadband telephone services in: Atlanta, Boston, the San Francisco Bay Area, Chicago, Dallas, Denver, Hartford, Jacksonville, Twin Cities, Pittsburgh, Richmond, Seattle, Salt Lake City, Southern California and Portland, Oregon. AT&T Broadband Group offers a variety of options and calling plans with various price points. These options and calling plans range from basic one line service to multiple lines with full feature functionality.

     Advertising. AT&T Broadband Group sells advertising time on satellite-delivered program services such as CNN, Discovery, ESPN and Lifetime, and on local channels. In addition to the sale of advertising time to local and regional advertisers, AT&T Broadband Group participates in the national spot advertising marketplace through its sales representation arrangement with and investment in National Cable Communications, LLC, a partnership that represents cable systems in the sale of time to national spot advertisers.

STRATEGY

     AT&T Broadband Group's strategy is to utilize the technological capabilities of its broadband cable systems to be a full-service provider of entertainment, information and communications services in the markets it serves. To implement this strategy, AT&T Broadband Group continues to upgrade its cable systems to allow it to deliver more information and entertainment services and to provide for two-way communications capability. Continuing the upgrade of its cable systems is expected to enhance AT&T Broadband Group's ability to increase penetration of advanced services, including digital cable, high-speed cable Internet service and all-distance telephone service. Providing quality customer service also is a key element of AT&T Broadband Group's strategy. Throughout its operations, AT&T Broadband Group focuses on achieving reliable customer service with financial results comparable to the overall cable industry.

ACQUISITIONS AND DIVESTITURES

     AT&T Broadband Group has sought to improve the geographic footprint of its cable systems by selectively exchanging its cable systems for systems of other cable operators or acquiring systems in close proximity to its systems. In this regard, AT&T Broadband Group completed a significant number of transactions in 2000 and 2001 that substantially changed the size and profile of its cable system network. The principal transactions are described below:

     - In January 2000, a subsidiary of AT&T Broadband Group sold its entire 50% interest in Lenfest to a subsidiary of Comcast. In consideration for its 50% interest, AT&T Broadband Group received 47,289,843 shares of Comcast Special Class A common stock.

     - In February 2000, AT&T Broadband Group redeemed a portion of its interest in Bresnan Communications Group LLC for $285 million in cash. AT&T Broadband Group then contributed its remaining interest in Bresnan to CC VIII, LLC, in exchange for a preferred ownership interest.

     - In March 2000, AT&T Broadband Group redeemed approximately 50.3 million shares of AT&T common stock held by Cox in exchange for stock of a subsidiary of AT&T Broadband Group

                                      VII-6
       owning cable television systems serving approximately 312,000 customers, AT&T Broadband Group's interest of $1,088 million in certain investments, $878 million of franchise costs and $503 million of other net assets.

     - In April 2000, AT&T Broadband Group contributed 103,000 subscribers into a joint venture with Midcontinent Media, Inc. in exchange for a 50% interest in Midcontinent Communications, a general partnership.

     - In June 2000, MediaOne merged into a subsidiary of AT&T, whereby AT&T Broadband Group acquired approximately 5 million basic cable subscribers,
       0.2 million digital video subscribers, 0.3 million high-speed cable Internet service subscribers and 0.1 million broadband telephone service subscribers.

     - Effective December 31, 2000, AT&T Broadband Group transferred systems serving approximately 770,000 subscribers primarily located in Washington D.C., Florida, Georgia, Michigan, New Jersey and Pennsylvania to Comcast in exchange for systems serving approximately 700,000 subscribers primarily located in Sacramento, California, Longmont, Colorado, Florida, Georgia and Chicago, Illinois.

     - In January 2001, AT&T Broadband Group transferred 98,400 subscribers to Insight Communications Company, Inc. In a subsequent transaction, AT&T Broadband Group contributed 247,500 additional subscribers in the Illinois markets to Insight Midwest, a partnership owned 50% by AT&T Broadband Group and 50% by Insight Communications, and Insight Communications also contributed additional subscribers to the partnership. The expanded joint venture continues to be managed by Insight Communications.

     - In January 2001, AT&T Broadband Group acquired 358,000 subscribers in the Boston metropolitan area from Cablevision and transferred 130,000 New York subscribers, 44 million shares of AT&T common stock valued at approximately $871 million and approximately $204 million in cash to Cablevision.

     - On January 5, 2001, AT&T Broadband Group completed an exchange whereby AT&T Broadband Group contributed approximately 82,000 subscribers in the Corpus Christi, Texas area to Texas Cable Partners, L.P., a partnership in which AT&T Broadband Group holds a 50% partnership interest, and AT&T Broadband received from Texas Cable Partners, L.P. approximately 97,000 subscribers in areas surrounding the Dallas, Texas metropolitan area.

     - On March 1, 2001, AT&T Broadband Group completed an exchange with CableOne, Inc. whereby AT&T Broadband received approximately 105,000 subscribers in the Santa Rosa/Modesta, California area from CableOne, Inc.; and AT&T Broadband Group transferred approximately 149,000 subscribers in Idaho, Oregon, and Washington to CableOne, Inc.

     - On April 30, 2001, a subsidiary of AT&T sold to Comcast certain cable systems attributed to AT&T Broadband Group serving approximately 590,000 subscribers in Delaware, New Mexico, Maryland, New Jersey, Pennsylvania and Tennessee in exchange for 63.9 million shares of AT&T common stock valued at $1,423 million.

     - On June 29, 2001, a subsidiary of AT&T sold to MediaCom Communications Corporation cable systems attributed to AT&T Broadband Group serving approximately 94,000 customers in Missouri for approximately $295 million in net cash.

     - Effective June 30, 2001, a subsidiary of AT&T transferred to Charter cable systems attributed to AT&T Broadband Group serving approximately 563,000 customers in Alabama, California, Illinois, Missouri and Nevada. AT&T Broadband Group, through its attributed entities, received $1,497 million in net cash, $222 million in cash restricted for future acquisitions of cable systems, and a cable system in Florida serving 9,000 customers.

                                      VII-7

     - Effective June 30, 2001, AT&T, together with certain subsidiaries attributed to AT&T Broadband Group transferred its 99.75% interest in an entity owning the Baltimore, Maryland cable television system, serving approximately 115,000 customers, to Comcast for approximately $510 million.

     - On July 18, 2001, a subsidiary of AT&T sold to MediaCom cable systems attributed to AT&T Broadband Group serving approximately 710,000 customers in Georgia, Iowa and Illinois for approximately $1,724 million in net cash.

     - On December 17, 2001, a subsidiary of AT&T and Adelphia closed a transaction in which certain cable systems attributable to AT&T Broadband Group serving approximately 128,000 customers in central Pennsylvania and Ohio were sold to Adelphia for approximately $245 million in cash and Adelphia Class A Common stock valued at approximately $73 million.

     - On April 5, 2002, various subsidiaries of AT&T and Bresnan Broadband Holdings, LLC ("Bresnan") entered into a definitive agreement pursuant to which AT&T Broadband will sell to Bresnan cable systems serving approximately 320,000 customers in Montana, Wyoming, Colorado, and Utah for $735 million in cash, subject to customary adjustments.

SALES AND MARKETING

     AT&T Broadband Group's marketing programs and campaigns offer a variety of services packaged and tailored to its markets. AT&T Broadband Group markets its services through promotional campaigns and local media and newspaper advertising, through telemarketing, direct mail advertising, online selling and in person selling. In addition, AT&T Broadband Group reserves a portion of its inventory of locally inserted cable television advertising to market its services.

PROGRAMMING SUPPLIERS

     AT&T Broadband Group has various contracts to obtain basic and premium programming from program suppliers whose compensation is typically based on a fixed fee per customer or a percentage of its gross receipts for the particular service. AT&T Broadband Group has entered into long-term agreements with several programming suppliers, including ABC/Disney, AOL Time Warner, CBS/Viacom, NBC, News Corp. and Starz! Encore. Certain of these agreements provide for a flat fee or guaranteed payment obligation regardless of subscriber levels. AT&T Broadband Group's programming contracts are generally for a fixed period of time and are subject to negotiated renewal. Some program suppliers provide volume discount pricing structures or offer marketing support to AT&T Broadband Group.

     AT&T Broadband Group's programming costs have increased substantially in recent years due to additional programming being provided to its customers, increased costs to produce or purchase programming, inflationary increases and other factors affecting the cable television industry.

     AT&T Broadband Group also has various retransmission consent arrangements with commercial broadcast stations, which expire at various times over the next ten years, with a significant portion expiring prior to December 31, 2002. None of these consent arrangements requires payment of fees for carriage. However, AT&T Broadband Group does provide non-cash consideration, including entering into agreements with certain broadcast networks to carry satellite-delivered cable programming that is affiliated with the broadcast network.

AGREEMENTS WITH LIBERTY MEDIA

     AT&T Broadband Group is a party to various arrangements with Liberty Media. Effective August 2001, Liberty Media was split off from AT&T and is no longer an affiliate of AT&T Broadband Group.

     Preferred Vendor Status. AT&T Broadband Group has granted Liberty Media preferred vendor status with respect to access, timing and placement of new programming services. This means that AT&T Broadband Group must use its reasonable efforts to provide digital basic distribution of new services created by Liberty Media and its affiliates, on mutual "most favored nation" terms and conditions, and

                                      VII-8
otherwise consistent with industry practices, subject to the programming meeting standards that are consistent with the type, quality and character of AT&T Broadband Group's cable services as they may evolve over time.

     Extension of Term of Affiliation Agreements. AT&T Broadband Group has agreed to extend any existing affiliation agreement of Liberty Media and its affiliates that expires on or before March 9, 2004, to a date not before March 9, 2009, if most favored nation terms are offered and the arrangements are consistent with industry practice.

     Interactive Video Services. AT&T Broadband Group has agreed to enter into arrangements with Liberty Media for interactive video services under one of the following two arrangements, which will be at the election of AT&T Broadband
Group:

     - Pursuant to a five-year arrangement, renewable for an additional four-year period on then-current most favored nation terms, AT&T Broadband Group will make available to Liberty Media capacity equal to one 6 MHz channel, in digital form and including interactive enablement, first screen access and hot links to relevant web sites -- all to the extent implemented by AT&T Broadband Group cable systems, to be used for interactive, category-specific video channels that will provide entertainment, information and merchandising programming. The foregoing, however, will not compel AT&T Broadband Group to disrupt other programming or other channel arrangements. The interactive video services are to be accessible through advanced set-top boxes deployed by AT&T Broadband Group, except that, unless specifically addressed in a mutually acceptable manner, AT&T Broadband Group will have no obligation to deploy set-top boxes of a type, design or cost materially different from that it would otherwise have deployed. The content categories may include, among others, music, travel, health, sports, books, personal finance, automotive, home video sales and games.

     - AT&T Broadband Group may enter into one or more mutually agreeable ventures with Liberty Media for interactive, category-specific video channels that will provide entertainment, information and merchandising programming. Each venture will be structured as a 50/50 venture for a reasonable commercial term, and will provide that, for the duration of such term, Liberty Media and AT&T Broadband Group will not provide interactive services in the category(s) of interactive video services provided through the venture(s) other than the joint venture services in the applicable categories. When the distribution of interactive video services occurs through a venture arrangement, AT&T Broadband will share in the revenue and expense of the provision of the interactive services pro rata to its ownership interest in lieu of the commercial arrangements described in the preceding paragraph. At the third anniversary of the formulation of any such venture, AT&T Broadband Group may elect to purchase Liberty Media's ownership interest in the venture at fair market value. Liberty Media and AT&T Broadband Group have agreed to endeavor to make any such transaction tax efficient to Liberty Media.

     At the date of this document, AT&T Broadband Group has not entered into any further agreements with Liberty Media regarding the distribution of specific interactive television channels. As a result, the exact terms under which AT&T Broadband Group may provide carriage of these channels has not been determined, and AT&T Broadband Group has not made any election between the alternative carriage arrangements described above. Although AT&T Broadband Group will continue to endeavor to negotiate agreements with Liberty Media concerning distribution of interactive channels within the framework of the above arrangement, there can be no assurance that AT&T Broadband Group will be able to conclude any such agreement on acceptable terms.

     Affiliation Agreements. AT&T Broadband Group is party to affiliation agreements pursuant to which it purchases programming from Liberty Media's subsidiaries and affiliates. Some of these agreements provide for penalties and charges in the event the supplier's programming is not carried on AT&T Broadband Group's cable systems or not delivered to a contractually specified number of customers. Charges to AT&T Broadband Group for such programming are generally based upon customary rates and

                                      VII-9
often provide for payments to AT&T Broadband Group by Liberty Media's subsidiaries and business affiliates for marketing support.

     In July 1997, TCI, whose successor is a member entity of AT&T Broadband Group, and AT&T Broadband Group's subsidiary, Satellite Services, Inc., entered into a 25 year affiliation term sheet with Starz Encore Group, formerly Encore Media Group, pursuant to which AT&T Broadband may be obligated to make fixed monthly payments in exchange for unlimited access to Encore and Starz! programming. The commitment increases annually from $306 million in 2002 to $315 million in 2003, and will increase annually through 2022 with inflation. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T Broadband Group's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T Broadband in future years are not presently estimable, and could be significant. By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed suit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The Court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the Court to lift the stay after April 30, 2002 and to proceed with the litigation.

OTHER ASSETS

     Joint Ventures. AT&T Broadband Group possesses a number of investments in companies, joint ventures and partnerships, the most significant of which are Time Warner Entertainment, Insight Midwest and Texas Cable Partners.

     Time Warner Entertainment. Time Warner Entertainment is a Delaware limited partnership that was formed in 1992 to own and/or operate substantially all of the business of Warner Bros., HBO and the cable television businesses owned and operated by Time Warner prior to that time. AT&T Broadband Group's current interest in Time Warner Entertainment was acquired by AT&T Broadband Group in connection with the MediaOne acquisition. Currently, AT&T Broadband Group, through its wholly owned subsidiaries, owns limited partnership interests representing 25.51% of the pro rata senior priority (Series A) capital and residual equity capital of Time Warner Entertainment. The remaining 74.49% limited partnership interests in the Series A capital and residual capital of Time Warner Entertainment, as well as 100% of the junior priority (Series B) capital of Time Warner Entertainment, are held by subsidiaries of AOL Time Warner. Subsidiaries of AOL Time Warner act as the general partners of Time Warner Entertainment, and AT&T is not involved in the management or operation of the partnership or its business but has certain protective governance rights pertaining to certain limited significant matters relating to Time Warner Entertainment, such as the dissolution or merger or voluntary bankruptcy of Time Warner Entertainment.

     On February 28, 2001, AT&T submitted a request to Time Warner Entertainment, pursuant to the Time Warner Entertainment partnership agreement, that Time Warner Entertainment reconstitute itself as a corporation and register for sale in an initial public offering an amount of partnership interests held by AT&T Broadband Group (up to the full amount held by AT&T Broadband Group) determined by an independent investment banking firm so as to provide sufficient trading liquidity and minimize any initial public offering discount. Under the Time Warner Entertainment partnership agreement, upon this request, AT&T Broadband Group and Time Warner are to cause an independent investment banker to determine both such registrable amount of partnership interests and the price at which the registrable amount could be sold in a public offering. The partnership agreement provides that, upon determination of the registrable amount and the appraised value of the registrable amount, Time Warner Entertainment may elect not to
                                      VII-10
register these interests, but instead to allow AT&T Broadband Group the option to require that Time Warner Entertainment purchase the registrable amount at the appraised value, subject to certain adjustments. If AT&T Broadband Group does put the registrable amount to Time Warner Entertainment under such circumstances, Time Warner Entertainment may call the remainder of AT&T Broadband Group's interest in Time Warner Entertainment at a price described in the Time Warner Entertainment partnership agreement. If Time Warner Entertainment elects to register the interests, then Time Warner Entertainment must promptly use its best efforts to cause the partnership to be in a position to be reconstituted as a corporation and to effect an initial public offering. However, Time Warner Entertainment may have an option to purchase these interests immediately prior to the time the public offering would otherwise have been declared effective by the SEC at the proposed public offering price less underwriting fees and discounts if the proposed public offering price (as determined by the managing underwriter) is less than 92.5% of the appraised value. If, at the conclusion of this process, AT&T Broadband Group has any remaining interests in Time Warner Entertainment, AT&T Broadband Group will have the right to request registration of those interests for public sale after July 1, 2002 (if no public offering of Time Warner Entertainment shall have taken place), or 18 months after a public offering pursuant to AT&T Broadband's request.

     Since February 28, 2001, AT&T Broadband Group and AOL Time Warner have been engaged in discussions regarding the retention of a mutually satisfactory investment banker to perform the appraisals of Time Warner Entertainment under the Time Warner Entertainment partnership agreement.

     If the procedures described above do not result in the disposition by AT&T Broadband Group of its entire interest in Time Warner Entertainment, then under the terms of the Time Warner Entertainment partnership agreement, AT&T may be required to offer Time Warner Entertainment the opportunity to repurchase the remaining interest in the partnership before the AT&T Comcast transaction may be completed in its current form.


     AT&T has an option to increase its Series A priority capital and residual capital interests in Time Warner Entertainment by an amount determined by reference to a formula in the option agreement following an appraisal by an independent appraiser. On March 25, 2002, the appraisal of Time Warner Entertainment under the option agreement was completed by an independent appraiser jointly engaged by AT&T Broadband Group and AOL Time Warner and on April 19, 2002, AT&T Broadband Group provided the requisite notice to AOL Time Warner to exercise the option in full on a cashless basis. Based on this appraisal and the exercise of the option on a cashless basis, AT&T Broadband Group's interest in Time Warner Entertainment will increase at the end of May 2002 by 2.07 percentage points to 27.58% of the Series A priority capital and residual equity capital.


     Insight Midwest, L.P. Insight Midwest is a Delaware limited partnership formed in 1999, which currently owns and operates certain cable systems in Indiana, Kentucky, Illinois, Georgia and Ohio. AT&T Broadband Group holds a 50% limited partnership interest and Insight Communications holds a 50% general partnership interest in Insight Midwest. The business of the partnership is managed by Insight Communications, as the general partner, although certain matters also require the approval of AT&T Broadband Group. Insight Midwest currently has approximately 1.2 million cable video subscribers.

     Texas Cable Partners, L.P. Texas Cable Partners is a Delaware limited partnership formed in December 1998 to own and operate certain cable systems in Texas. The partnership is owned 50% by AT&T Broadband Group and 50% by the Time Warner Entertainment-Advance/Newhouse Partnership, approximately two-thirds of which is owned by Time Warner Entertainment. The general manager of Texas Cable Partners is Time Warner Cable, a division of Time Warner Entertainment, although certain governance matters require the approval of the management committee on which the Time Warner Entertainment-Advance/Newhouse Partnership and AT&T Broadband Group have equal representation. Texas Cable Partners currently has approximately 1.1 million cable video subscribers.

     Other Investments. AT&T Broadband Group has interests in a number of different joint ventures and companies.

                                      VII-11

COMPETITION

     Cable television competes for customers in local markets with other providers of entertainment, news and information. The competitors in these markets include direct broadcast satellite service, broadcast television and radio, satellite master antenna television systems, wireless cable providers, newspapers, magazines and other printed material, motion picture theatres, video cassettes, DVDs and other sources of information and entertainment, including directly competitive cable television operations and ISPs. The Cable Television Consumer Protection and Competition Act of 1992, or the 1992 Cable Act, and the Telecommunications Act are designed to increase competition in the cable television industry.

     Additionally, AT&T Broadband Group faces significant competition from both local telephone companies and new providers of services such as Internet service and telephone services. Providers of competitive high-speed data offerings include fixed wireless companies, direct broadcast satellite companies and DSL providers.

     There are alternative methods of distributing the same or similar services offered by cable television systems. Further, these technologies have been encouraged by the U.S. Congress and the FCC to offer services in direct competition with existing cable systems.

     Direct Broadcast Satellite. Direct broadcast satellite has emerged as significant competition to cable systems. The direct broadcast satellite industry has grown rapidly over the last several years, far exceeding the growth rate of the cable television industry, and now serves approximately 17.6 million subscribers nationwide. Direct broadcast satellite service allows a subscriber to receive video (as well as non-video) services directly via satellite using a relatively small dish antenna. Moreover, video compression technology allows direct broadcast satellite providers to offer more than 400 digital channels, thereby surpassing the typical analog or hybrid analog-digital cable system. Direct broadcast satellite companies historically were prohibited from retransmitting popular local broadcast programming, but a change to the existing copyright laws in November 1999 eliminated this legal impediment. Direct broadcast satellite companies now need to secure retransmission consent from the popular broadcast stations they wish to carry, and now face mandatory carriage obligations of less popular broadcast stations as of January 2002. These new "must carry" rules require satellite companies to carry all local broadcast stations in a local market where they carry any such station pursuant to a new compulsory copyright license. In response to the legislation, DirecTV, Inc. and EchoStar Communications Corporation already have begun carrying the major network stations in the nation's top television markets. The direct broadcast satellite industry initiated a judicial challenge to the statutory requirement mandating carriage of less popular broadcast stations. This lawsuit alleges that the must-carry requirement (similar to the requirement already applicable to cable systems, and discussed under "-- Cable Regulation and Legislation -- Must Carry/Retransmission Consent") is unconstitutional. The Court of Appeals for the Fourth Circuit recently upheld the constitutionality of these rules, but EchoStar and the Satellite Broadcasting and Communications Association have sought review in the U.S. Supreme Court. Direct broadcast satellite companies also have begun offering high-speed Internet services. EchoStar began providing high-speed Internet service in late 2000, and DirecTV, which has partnered with AOL Time Warner, reports that it will begin providing its own version of high-speed Internet service shortly. Further, in October 2001 EchoStar entered into an agreement to acquire DirecTV. EchoStar's applications for approval of the proposed acquisition are still pending before various governmental bodies. These developments will provide significant new competition to AT&T Broadband Group's offering of video programming and high-speed cable Internet service.

     Broadcast Television. Cable television has long competed with broadcast television, which consists of television signals that the viewer is able to receive without charge using an "off-air" antenna. The extent of this competition, which is for both the acquisition and delivery of programming, as well as for advertising, is dependent upon the quality and quantity of broadcast signals available through off-air reception compared to the services provided by the local cable system. The recent licensing of digital spectrum by the FCC will provide incumbent television licensees with the ability to deliver high definition television pictures and multiple digital-quality program streams, as well as advanced digital services, such as subscription video.

                                      VII-12

     DSL. The deployment of DSL technology allows the provision of Internet services to subscribers at data transmission speeds greater than available over conventional telephone lines. In addition, DSL providers offer voice services, including offerings that divide up a phone line into several voice channels and an always-on data line. All significant local telephone companies and certain other telecommunications companies have launched DSL service. The FCC has a policy of encouraging the deployment of DSL and similar technologies, both by incumbent telephone companies and new, competing telephone companies. The FCC's regulations in this area are subject to change. The development and deployment of DSL technology by local telephone companies provides substantial competition to AT&T Broadband Group's high-speed cable Internet services and cable telephone services.

     Private Cable. AT&T Broadband Group also competes with Satellite Master Antenna Television systems, which provide multichannel program services and high-speed Internet services directly to hotel, motel, apartment, condominium and similar multi-unit complexes within a cable television system's franchise area, generally free of any regulation by federal, state and local government authorities and sometimes on an exclusive basis. FCC rules restrict the ability of cable operators to maintain ownership of cable wiring inside multi-unit buildings, thereby making it less expensive for Satellite Master Antenna Television competitors, as well as other competitors that are increasingly targeting multi-unit building subscribers, such as direct broadcast satellite, to reach those customers. The FCC also has ruled that private cable operators can lease video distribution capacity from local telephone companies and, thereby, distribute cable programming services over the public rights-of-way without obtaining a franchise. In 1999, both the Fifth and Seventh Circuit Courts of Appeal upheld this FCC policy. This could provide a significant regulatory advantage for private cable operators in the future. The 1992 Cable Act ensures that Satellite Master Antenna Television Systems, as well as other providers of multichannel video programming to end users, will have access to most of the significant cable television programming services at nondiscriminatory rates.

     Cable System Overbuilds. Cable operators may compete with other cable operators or new entities seeking franchises for competing cable television systems at any time during the terms of existing franchises. The 1992 Cable Act promotes the granting of competitive franchises, and AT&T Broadband Group systems operate under nonexclusive franchises. Several years ago, there was a significant increase in the number of cities that constructed their own cable television systems in a manner similar to city-provided utility services. These systems typically compete directly with the existing cable operator without the burdens of franchise fees or other local regulation. The total number of municipal overbuild cable systems remains relatively small. Additionally, several years ago there was a significant increase in investments in private company overbuilders of cable systems. If this trend were to resume, AT&T Broadband Group cable systems could face an increasing number of markets in which a second cable system will be competing directly with an AT&T Broadband Group system, providing video, audio, interactive television, high-speed Internet and telephone services. To date, overbuilds have not had a material impact on AT&T Broadband Group's results.

     Telephone Company Entry. The Telecommunications Act eliminated the statutory and regulatory restrictions that prevented local telephone companies from competing with cable operators in the provision of video services. The Telecommunications Act allows local telephone companies, including regional phone companies, to compete with cable television operators both inside and outside their telephone service areas. AT&T Broadband Group expects that it could face competition from telephone companies for the provision of video services, whether it is through wireless cable or through upgraded telephone networks. AT&T Broadband Group assumes that all major telephone companies already have entered or may enter the business of providing video services. Although enthusiasm on the part of local exchange carriers is not clear, AT&T Broadband Group is aware that telephone companies have already built, or are in the process of building, competing cable system facilities in a number of AT&T Broadband Group's franchise areas. As AT&T Broadband Group continues to expand its offerings to include Internet and telecommunications services, it will be subject to competition from the local telephone companies and telecommunications providers. The telecommunications industry is highly competitive, and includes competitors with

                                      VII-13
substantial financial and personnel resources, brand name recognition and long-standing relationships with regulatory authorities.

     Utility Company Entry. The Telecommunications Act eliminated certain U.S. federal restrictions on utility holding companies and thus frees all utility companies to provide cable television services. AT&T Broadband Group expects this could result in another source of competition in the delivery of video, telephone and high-speed Internet services.

     MMDS. Another alternative method of distribution is multichannel, multi-point distribution systems, or MMDS, which deliver programming services over microwave channels to customers equipped with special antennas. MMDSs are less capital intensive, are not required to obtain local franchises or pay franchise fees, and are subject to fewer regulatory requirements than cable television systems.

     Local Voice. AT&T Broadband Group's cable telephone service competes against incumbent local exchange carriers and competitive local exchange carriers in the provision of local voice services. Moreover, many of these carriers are expanding their offerings to include high-speed Internet service. The incumbent local exchange carriers have very substantial capital and other resources, longstanding customer relationships and extensive existing facilities and network rights-of-way. A few competitive local exchange carriers also have existing local networks and significant financial resources.

     Fixed Wireless. Fixed wireless technologies compete with AT&T Broadband Group in the provision of Internet and voice services. Fixed wireless providers serve the same functions as a wireline provider, by interconnecting private networks, bypassing a local exchange carrier or connecting to the Internet. The technology involved in point-to-point microwave connections has advanced, allowing the use of higher frequencies, and thus smaller antennas, resulting in lower costs and easier-to-deploy systems for private use and encouraging the use of such technology by carriers. Fixed wireless systems are designed to emulate cable connections, and they use the same interfaces and protocols, such as T1, frame relay, Ethernet and ATM. Fixed wireless systems also match the service parameters of cable systems, and consequently any application that operates over a cable should be able to operate over a fixed wireless system.

     Resellers. Among AT&T Broadband Group's competitors in the areas of voice and Internet services are resellers. Resellers typically are low-cost aggregators that serve price-conscious market segments and value-added resellers that target customers with special needs.

     IP Telephone. IP telephone providers compete directly against AT&T Broadband Group's cable telephone service. IP telephone providers derive most of their revenues from per-minute charges, but they also offer other services including voicemail and IP telephone equipment. Although the offerings of IP telephone providers are limited mostly to voice services, these companies seek to expand to other areas of the telecommunications industry, and may succeed in doing so in the future.

     General. In addition to competition for customers, the cable television industry competes with broadcast television, radio, print media and other sources of information and entertainment for advertising revenue. As the cable television industry has developed additional programming, its advertising revenue has increased. Cable operators sell advertising spots primarily to local and regional advertisers.

     AT&T Broadband Group has no basis upon which to estimate the number of cable television companies and other entities with which it competes or may potentially compete. The full extent to which other media or home delivery services will compete with cable television systems may not be known for some time, and there can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future.

EMPLOYEES

     At December 31, 2001, AT&T Broadband Group employed approximately 40,150 individuals in its operations, virtually all of whom are located in the United States. Approximately 2,900 of these employees are represented by the Communications Workers of America or the International Brotherhood of Electrical Workers, both of which are affiliated with the AFL-CIO.

                                      VII-14

LEGAL PROCEEDINGS

     In the normal course of business, AT&T Broadband Group is subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, AT&T Broadband Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. While these matters could affect operating results of any one quarter when resolved in future periods, it is management's opinion that after final disposition, any monetary liability or financial impact to AT&T Broadband Group beyond that provided for at year-end would not be material to AT&T Broadband Group's annual consolidated financial position or results of operations.

     Through a subsidiary, AT&T owns approximately 23% of the outstanding common stock and 74% of the voting power of the outstanding common stock of At Home Corporation, which filed for bankruptcy protection on September 28, 2001. Until October 1, 2001, AT&T appointed a majority of At Home's directors and it now appoints none.

     Since September 28, 2001 some creditors of At Home have threatened to commence litigation against AT&T relating to the conduct of AT&T or its designees on the At Home Board in connection with At Home's declaration of bankruptcy and At Home's subsequent aborted efforts to dispose of some of its businesses or assets in a bankruptcy court-supervised auction, as well as in connection with other aspects of AT&T's relationship with At Home. The liability for any such lawsuits would be shared equally between AT&T and AT&T Broadband. No such lawsuits have been filed to date. However, on or about January 25, 2002, At Home filed a draft proposed plan of liquidation pursuant to Chapter 11 of the U.S. Bankruptcy Code, which, among other things, provides that all claims and causes of action of the bankrupt estate of At Home against third persons shall be transferred for prosecution to a limited liability company owned ratably by the creditors of At Home and funded with an as-yet undetermined dollar amount to finance the litigation of those claims. A schedule for finalizing and seeking approval of the joint plan has not yet been determined.


     In addition, purported class action lawsuits have been filed in California state court on behalf of At Home stockholders against AT&T, At Home, Comcast and the directors of At Home. The lawsuits claim that the defendants breached fiduciary obligations of care, candor and loyalty in connection with a transaction announced in March 2000 in which, among other things, AT&T, Cox and Comcast agreed to extend existing distribution agreements, the board of directors of At Home was reorganized, and AT&T agreed to give Cox and Comcast rights to sell their At Home shares to AT&T. These actions have been consolidated by the court and are subject to a stay, which the plaintiffs are seeking to have lifted. The liability for any such suits would be shared equally between AT&T and AT&T Broadband.


     In March 2002 a purported class action was filed in the United States District Court for the Southern District of New York against, among others, AT&T and certain of its senior officers alleging violations of the federal securities law in connection with the disclosures made by At Home in the period from April 17 through August 28, 2001. Any liabilities resulting from this suit would be shared equally between AT&T and AT&T Broadband.

     In 1997, TCI, whose successor is a member entity of AT&T Broadband Group, and AT&T Broadband Group's subsidiary, Satellite Services, Inc., entered into a 25 year affiliation term sheet with Starz Encore Group (formerly Encore Media Group) pursuant to which AT&T Broadband Group may be obligated to make fixed monthly payments in exchange for unlimited access to Encore and STARZ! programming. The commitment increases annually from $306 million in 2002 to $315 million in 2003, and will increase annually through 2022 with inflation. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T Broadband Group's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T Broadband Group in future years are not presently estimable, and could be significant. By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the term sheet and questioned the validity of the term
                                      VII-15
sheet as a whole. AT&T Broadband Group also raised certain issues concerning the uncertainty of the provisions of the term sheet and contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed suit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The Court granted the stay on October 30, 2001. The terms of the stay order allow each party to petition the Court to lift the stay after April 30, 2002 and to proceed with the litigation.

     On March 13, 2002, AT&T Broadband Group informed CSG Systems, Inc. that AT&T Broadband Group is considering the initiation of an arbitration against CSG relating to a Master Subscriber Management System Agreement that the two companies entered into in 1997. Pursuant to the Master Agreement, CSG provides billing support to AT&T Broadband Group. AT&T Broadband Group's decision whether to seek arbitration is subject to the parties exhausting the negotiation process specified in the Master Agreement. That dispute resolution portion of the agreement calls for senior officers from each company to meet promptly, and for a period of not less than 30 days, in an effort to resolve the dispute. In the event that this process results in the termination of the Master Agreement, AT&T Broadband Group may incur significant costs in connection with its replacement of these billing services and may experience temporary disruptions to its operations.

CABLE REGULATION AND LEGISLATION

     The operation of cable television systems is extensively regulated by the FCC, some state governments and most local governments. The Telecommunications Act altered the regulatory structure governing the nation's telecommunications providers. It removed barriers to competition in both the cable television market and the local telephone market. Among other things, it reduced the scope of cable rate regulation.

     The Telecommunications Act required the FCC to implement numerous rulemakings, some of which are still subject to court challenges. Moreover, Congress and the FCC have frequently revisited the subject of cable television regulation and may do so again. Future legislative and regulatory changes could adversely affect AT&T Broadband Group's operations. This section briefly summarizes key laws and regulations currently affecting the growth and operation of AT&T Broadband Group's cable systems.

     Cable Rate Regulation. The 1992 Cable Act imposed an extensive rate regulation regime on the cable television industry, which regulation limited the ability of cable companies to increase subscriber fees. Under that regime, all cable systems were subjected to rate regulation, unless they faced effective competition in their local franchise area. U.S. federal law now defines "effective competition" on a community-specific basis as requiring satisfaction of various conditions, such as the penetration of competitive video services to 15% of the households in a cable system's franchise area.

     Although the FCC establishes all cable rate rules, local government units, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service -- the basic service tier, which typically contains local broadcast stations and PEG access channels. Before a local franchising authority begins basic service tier rate regulation, it must certify to the FCC that it will follow applicable U.S. federal rules, and many local franchising authorities have voluntarily declined to exercise this authority. Local franchising authorities also have primary responsibility for regulating cable equipment rates. Under U.S. federal law, charges for various types of cable equipment must be unbundled from each other and from monthly charges for programming services, and priced no higher than the operator's actual cost, plus an 11.25% rate of return.

     The FCC historically administered rate regulation of any cable programming service tiers (i.e., all tiers other than the basic service tier), which typically contain satellite-delivered programming. Under the Telecommunications Act, however, the FCC's authority to regulate cable programming service tier rates ended on March 31, 1999.
                                      VII-16

     Cable Entry into Telecommunications. The Telecommunications Act provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality and consumer protection. State and local governments also retain their authority to manage the public rights-of-way. The Telecommunications Act clarifies that traditional cable franchise fees may be based only on revenues related to the provision of cable television services. The Telecommunications Act prohibits local franchising authorities from requiring cable operators to provide telecommunications service or facilities as a condition of a franchise grant, renewal or transfer, except that local franchising authorities argue they can seek "institutional networks" as part of these franchise negotiations.

     In particular, cable operators that provide telecommunications services and cannot reach agreement with local utilities over pole attachment rates in states that do not regulate pole attachment rates will be subject to a methodology prescribed by the FCC for determining the rates. These rates may be higher than those paid by cable operators that do not provide telecommunications services.

     The pole attachment rates afforded cable operators under U.S. federal law can be increased by utility companies owning the poles during a five-year phase-in period beginning in 2001 if the cable operator provides telecommunications service as well as cable service over its plant. The FCC clarified that a cable operator's provision of cable Internet service does not affect the favorable pole rates, but a recent decision by the Eleventh Circuit Court of Appeals disagreed. In January 2002, the U.S. Supreme Court overturned the Eleventh Circuit decision and upheld the applicability of the more favorable FCC -- prescribed pole rates regardless of the delivery of Internet services.

     Cable entry into telecommunications will be affected by the regulatory landscape now being fashioned by the FCC and state regulators, as well as the courts. One critical component of the Telecommunications Act intended to facilitate the entry of new telecommunications providers, including cable operators, is the interconnection obligation imposed on all telecommunications carriers. This requires, for example, that the incumbent local exchange carrier must allow new competing telecommunications providers to connect to the local telephone distribution system. A number of implementation details are subject to ongoing regulatory and judicial review, but the basic requirement is now well established. At the same time, incumbent local exchange carriers continue to make it difficult for competitors to lease and use parts of their network in order to provide competing services. Although local exchange carriers and cable operators can now expand their offerings across traditional service boundaries, the general prohibitions remain on local exchange carrier buyouts (i.e., any ownership interest exceeding 10%) of co-located cable systems, cable operator buyouts of co-located local exchange carrier systems, and joint ventures among cable operators and local exchange carriers in the same market. The Telecommunications Act provides a few limited exceptions to this buyout prohibition.

     Cable Systems Providing Internet Service. Although there is at present no significant U.S. federal regulation of cable system delivery of Internet services, and the FCC recently issued several reports and a declaratory ruling finding no immediate need to impose this regulation, this situation may change as cable systems expand their broadband delivery of Internet services. In particular, proposals have been advanced at the FCC and in the Congress that would require cable operators to provide "open access" to unaffiliated ISPs and on-line service providers. The Federal Trade Commission and the FCC recently imposed certain open access requirements on Time Warner and AOL in connection with their merger, but those requirements are not applicable to other cable operators. Some states and local franchising authorities may seek to impose franchise conditions related to Internet access as part of cable franchise renewals or transfers. AT&T Broadband Group has completed a technical and operational trial to test how multiple ISPs can offer high-speed, always-on cable Internet service over a hybrid fiber/coaxial network. In March 2002, AT&T Broadband Group entered into an agreement with EarthLink pursuant to which EarthLink will initially launch its high-speed Internet service in greater Boston and the Seattle service areas.

     On March 15, 2002, the FCC released a ruling declaring that cable Internet services (called "cable modem services" in the FCC's decision) are properly classified as an interstate 'information service," not a

                                      VII-17

"cable service," and that there is no separate offering of "telecommunications service." The FCC simultaneously initiated a further rulemaking proceeding to determine the scope of the FCC's jurisdiction to regulate cable modem service, as well as the regulatory implications of the FCC's classification of cable modem service as an interstate information service, including the extent to which state and local authorities may regulate the service. The FCC's classification of cable modem service as an interstate information service is important. Most advocates of immediate regulation (such as those endorsing "open access" for unaffiliated ISPs) had argued that cable modem service is, at least in part, a "telecommunications service," and if the FCC had agreed with them, it would have made it more likely that such burdensome regulations would have been imposed on the service. At the same time, while the pending rulemaking proceeding reiterates the FCC's view that broadband services should continue to exist in a minimal regulatory environment, there are currently no assurances that regulation of cable modem service will not arise at the federal and/or state/local level. In addition, the FCC's classification of cable modem service as an information service, but not a cable service, creates some new uncertainties. For example, AT&T Broadband Group had been paying franchise fees to local franchising authorities on its cable modem service revenues, based on the good faith belief that cable modem service qualified as a cable service. However, the FCC's classification decision now precludes the inclusion of cable modem service revenues in the franchise fee calculation. While the FCC has asked whether it should exercise its jurisdiction to resolve any uncertainty regarding potential refund liability in connection with previously collected cable modem service franchise fee payments from cable subscribers, there are currently no assurances that AT&T Broadband Group will not face a litigation risk on this issue.

     Cable Television Ownership Restrictions. Pursuant to the 1992 Cable Act, the FCC adopted regulations establishing a 30% limit on the number of multichannel video subscribers (including cable, direct broadcast satellite, Satellite Master Antenna Television, MMDS and other subscribers) that a cable operator may reach nationwide through cable systems in which it holds an attributable interest. The FCC stayed the effectiveness of its ownership limits pending judicial review.

     The FCC directly addressed the 30% ownership rule, and the applicable ownership attribution standards, in its June 2000 ruling on the MediaOne acquisition. The FCC allowed the MediaOne acquisition to go forward, but required AT&T to elect one of three divestiture options to come into compliance with the 30% ownership cap. Specifically, AT&T was required to either (1) divest its interest in Time Warner Entertainment, (2) terminate its involvement in Time Warner Entertainment's video programming activities, which would require divestiture of substantially all of AT&T's video programming interests, including its interest in Liberty Media, or (3) divest interests in cable systems. Compliance, or arrangements for compliance, was required by May 2001. The FCC order also established safeguards restricting AT&T Broadband Group's communication with Time Warner Entertainment, as well as its communication with, and participation in, Board meetings for iN DEMAND and certain other video programming services.

     The FCC previously adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest to 40% of the activated channels on each of the cable operator's systems. These "channel occupancy" rules provide for the use of two additional channels or a 45% limit, whichever is greater, provided that the additional channels carry minority controlled programming services. The regulations also grandfather existing carriage arrangements that exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. These channel occupancy limits apply only up to 75 activated channels on the cable system, and the rules do not apply to local or regional programming services.

     In March 2001, the D.C. Circuit Court of Appeals struck down the rules adopted by the FCC pertaining to ownership and channel occupancy and remanded the issues back to the FCC for further review. Following this decision, the FCC initiated a rulemaking proceeding to determine what cable ownership and channel occupancy limits, if any, can and should be implemented in light of the court's decision. The FCC also suspended the compliance deadlines initially provided in its order related to the MediaOne acquisition pending the outcome of the FCC's new rulemaking proceeding.
                                      VII-18

     The Telecommunications Act eliminated statutory restrictions on broadcast/cable cross-ownership, including broadcast network/cable restrictions, but left in place existing FCC regulations prohibiting local cross-ownership between television stations and cable systems. In February 2002, the D.C. Circuit Court of Appeals vacated the FCC's regulations so this ban is no longer in effect. The Telecommunications Act leaves in place existing restrictions on cable cross-ownership with Satellite Master Antenna Television and MMDS facilities, but lifts those restrictions where the cable operator is subject to effective competition. In January 1995, however, the FCC adopted regulations that permit cable operators to own and operate Satellite Master Antenna Television systems within their franchise area, provided that this operation is consistent with local cable franchise requirements.

     Must Carry/Retransmission Consent. The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years between requiring a cable system to carry the station, i.e., must carry, or negotiating for payments for granting permission to the cable operator to carry the station, i.e., retransmission consent. Less popular stations typically elect must carry, and more popular stations typically elect retransmission consent. Must carry requests can dilute the appeal of a cable system's programming offerings, and retransmission consent demands may require substantial payments or other concessions (e.g., a requirement that the cable system also carry the local broadcaster's affiliated cable programming service). Either option has a potentially adverse effect on AT&T Broadband Group's business. The burden associated with must carry obligations could dramatically increase if television broadcast stations proceed with planned conversions to digital transmissions and if the FCC determines that cable systems must carry simultaneously all analog and digital services transmitted by the television stations during the multi-year transition in which a single broadcast licensee is authorized to transmit both an analog and a digital signal, or if the FCC determines that, post-transition, a cable operator is required to carry all of the multicast services in a broadcaster's digital feed, as opposed to just the "primary video" service. The FCC tentatively decided against imposition of dual digital and analog must carry in a January 2001 ruling, and also decided that only the broadcaster's primary video service must be carried by the cable operator. At the same time, however, it initiated further fact gathering, which, ultimately, could lead to a reconsideration of these conclusions.

     Access Channels. Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for non-commercial PEG access programming. U.S. federal law also requires a cable system with 36 or more channels to designate a portion of its activated channel capacity, up to 15%, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for use of this designated channel capacity, but use of commercial leased access channels has been relatively limited.

     "Anti-Buy Through" Provisions. U.S. federal law requires each cable system to permit customers to purchase premium services or pay-per-view video programming offered by the operator on a per-channel or a per-program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the system's lack of addressable converter boxes or other technological limitation does not permit it to do so. The statutory exemption for cable systems that do not have the technological capability to comply expires in October 2002, but the FCC may extend that period on a case-by-case basis if deemed necessary pursuant to a specific waiver petition.

     Access to Programming. To spur the development of independent cable programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes satellite video programmers affiliated with cable operators from favoring cable operators over competing multichannel video programming distributors, such as direct broadcast satellite and MMDS distributors. This provision limits the ability of vertically integrated satellite cable programmers to offer exclusive programming arrangements, or preferred pricing or non-price terms, to AT&T Broadband Group. Both Congress and the FCC have considered proposals that would expand the program access rights of cable's competitors, including the possibility of subjecting both terrestrially delivered video programming and video programmers that are not affiliated with cable operators to all program access requirements. The FCC is currently considering whether the exclusivity restrictions of the
                                      VII-19
program access rules should be allowed to sunset, on October 5, 2002, or whether an extension of these restrictions is required to continue to assist cable's competitors. Pursuant to the Satellite Home Viewer Improvement Act, the FCC has adopted regulations governing retransmission consent negotiations between broadcasters and all multichannel video programming distributors, including cable and direct broadcast satellite.

     Inside Wiring; Subscriber Access. FCC rules require an incumbent cable operator, upon expiration of a multiple dwelling unit service contract, to sell, abandon or remove "home run" wiring that was installed by the cable operator in the multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers that are willing to pay the building owner a higher fee, where a higher fee is permissible. The FCC also has proposed abrogating or severely restricting all existing and future exclusive multiple dwelling unit service agreements held by incumbent cable operators, but allowing these contracts when held by new entrants. In another proceeding, the FCC has preempted restrictions on the deployment of private antennae on rental property within the exclusive use of a tenant, such as balconies and patios. This FCC ruling may limit the extent to which multiple dwelling unit owners may enforce certain aspects of multiple dwelling unit agreements that otherwise prohibit, for example, placement of digital broadcast satellite receiver antennas in multiple dwelling unit areas under the exclusive occupancy of a renter. These developments may make it more difficult for AT&T Broadband Group to provide service in multiple dwelling unit complexes.

     Customer Equipment Regulation. Cable customer equipment is subject to rate regulation unless the cable system is deemed by the FCC to face effective competition. In addition, the FCC ruled that cable customers must be allowed to purchase cable converters and other such navigation device equipment from third parties, such as retailers, and established a multi-year phase-in during which security functions, which would remain in the operator's exclusive control, would be unbundled from non-security functions, which then could be supplied by third-party vendors. The first phase implementation date was July 1, 2000. Compliance was technically and operationally difficult in some locations, so AT&T Broadband Group and several other cable operators filed a request at the FCC that the requirement be waived in those systems. The request resulted in a temporary deferral of the compliance deadline for those systems.

     The separate security module requirement applies to all digital and "hybrid" devices (i.e., devices that access both analog and digital services), but not to analog-only devices. So long as multichannel video providers subject to the rules comply with the separate security module requirement, they may continue to provide "integrated devices" (i.e., navigation devices containing both embedded security and non-security functions) to their customers until January 1, 2005, at which time they will be barred from placing these devices in service. AT&T Broadband Group has advocated the elimination of this "integrated box ban."

     Other Regulations of the FCC. In addition to the FCC regulations noted above, there are other regulations of the FCC covering such areas as:

     - equal employment opportunity (currently suspended as a result of a judicial ruling, although the FCC recently has proposed reimposing a subset of these rules);

     - subscriber privacy;

     - programming practices, including, among other things,

      -- syndicated program exclusivity, which requires a cable system to delete particular programming offered by a distant broadcast signal carried on the system that duplicates the programming for which a local broadcast station has secured exclusive distribution rights,

      -- network program nonduplication,

      -- local sports blackouts,

      -- indecent programming,

      -- lottery programming,
                                      VII-20

      -- political programming,

      -- sponsorship identification,

      -- children's programming advertisements,

      -- closed captioning; and

      -- video description;

     - registration of cable systems and facilities licensing;

     - maintenance of various records and public inspection files;

     - aeronautical frequency usage;

     - lockbox availability;

     - antenna structure notification;

     - tower marking and lighting;

     - consumer protection and customer service standards;

     - technical standards;

     - consumer electronics equipment compatibility; and

     - emergency alert systems.

     The FCC recently initiated an inquiry to determine whether the cable industry's future provision of interactive services should be subject to regulations ensuring equal access and competition among service vendors. The inquiry, which grew out of the FCC's review of the AOL/Time Warner merger, is in its earliest stages.

     The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

     Copyright. Cable television systems are subject to U.S. federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenue to a U.S. federal copyright royalty pool (this percentage varies depending on the size of the system and the number of distant broadcast television signals carried), cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The possible modification or elimination of this compulsory copyright license is subject to continuing review and could adversely affect AT&T Broadband Group's ability to obtain desired broadcast programming. In addition, the cable industry pays music licensing fees to Broadcast Music, Inc. and the American Society of Composers, Authors and Publishers. Copyright clearances for nonbroadcast programming services are arranged through private negotiations.

     State and Local Regulation. Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity. The Telecommunications Act clarified that the need for an entity providing cable services to obtain a local franchise depends solely on whether the entity crosses public rights-of-way. U.S. federal law now prohibits franchise authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises covering an existing cable system's service area. Cable franchises generally are granted for fixed terms, and in many cases are terminable if the franchisee fails to comply with material provisions. Noncompliance by the cable operator with franchise provisions also may result in monetary penalties.

     The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing cable operations, service rates, franchise fees, system construction

                                      VII-21
and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain U.S. federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross revenues from the provision of cable services, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.


     U.S. federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the franchise authority may seek to impose new and more onerous requirements, such as significant upgrades in facilities and services or increased franchise fees and funding for PEG access channels as a condition of renewal. Similarly, if a franchise authority's consent is required for the purchase or sale of a cable system or franchise, this authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. Since the 1992 adoption of the Cable Act, AT&T Broadband Group has never had a final determination of denial of one of its franchises.


     Subscriber Privacy Regulation. Customer and subscriber privacy for cable and telecommunications companies are now specifically regulated under the Cable Communications Policy Act of 1984 and the Communications Act of 1934. Various federal and state regulatory and enforcement agencies including the FCC, FTC, and state attorneys general, are examining business practices in the communications sector, as well as other sectors, with regard to privacy of personal or proprietary customer information, data protection and information security. Numerous media reports indicate that these subjects are of increasing concern to businesses and the public, and may result in additional legislation, regulation, enforcement, and litigation concerning the data practices of communications companies. It is not possible to predict with certainty the direction of any such legislative, regulatory or enforcement initiatives, or future litigation, or how and whether they will occur, or what impact they will have on AT&T Comcast.

     Proposed Changes in Regulation. The regulation of cable television systems at the U.S. federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that AT&T Broadband Group's business will not be affected adversely by future legislation, new regulations or by deregulation of AT&T Broadband Group's competitors.

                                      VII-22

                              AT&T BROADBAND GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     To understand and place in context AT&T Broadband Group Management's Discussion and Analysis, we urge you to read the AT&T Corp. Management's
Discussion and Analysis on page      .

OVERVIEW

     Currently, AT&T Broadband Group is an integrated business of AT&T Corp. and not a stand-alone entity. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly TCI), acquired by AT&T on March 9, 1999 in the TCI merger and MediaOne Group, Inc. ("MediaOne") acquired by AT&T on June 15, 2000 in the MediaOne acquisition. AT&T Broadband Group is one of the nation's largest broadband communications providers, providing cable television, high-speed cable Internet and broadband telephone services. AT&T intends to assign and transfer substantially all of the assets, liabilities and business of AT&T Broadband Group to AT&T Broadband Corp., a newly formed holding company for AT&T's broadband business, which will be subsequently merged with Comcast as discussed below.

     Comcast and AT&T have agreed to a combination of Comcast and AT&T Broadband Corp. (the "AT&T Comcast Transaction"). The AT&T Comcast Transaction is pursuant to, and subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of December 19, 2001. The AT&T Comcast Transaction will occur in several steps, which are expected to occur on the closing date of the AT&T Comcast Transaction. First, AT&T will assign and transfer to AT&T Broadband Corp., substantially all of the assets and liabilities of AT&T's broadband business. Following the transfer, AT&T will spin off AT&T Broadband Corp. to AT&T shareholders by distributing one share of AT&T Broadband Corp. common stock for each share of AT&T common stock, NYSE symbol "T," as of the close of business on the record date for the AT&T Broadband spin-off. Immediately following the AT&T Broadband spin-off, AT&T Broadband Corp. will merge with AT&T Broadband Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast, with AT&T Broadband Corp. continuing as the surviving corporation. At approximately the same time, Comcast will merge with Comcast Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast, with Comcast continuing as the surviving entity. As a result of these mergers, AT&T Comcast will become the parent company of both AT&T Broadband Corp. and Comcast.

     AT&T Comcast will issue shares of AT&T Comcast common stock to the AT&T shareholders who received shares of AT&T Broadband Corp. common stock in the AT&T Broadband spin-off. As of the date of execution of the merger agreement, it was estimated that each holder of AT&T Broadband Corp. common stock would have received approximately 0.34 of a share of AT&T Comcast common stock for each of such holder's shares of AT&T Broadband Corp. common stock. Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the merger agreement, the exchange ratio would be approximately 0.35. The exchange ratio is dependent on a number of factors that may change between the date of execution of the merger agreement and the date of completion of the AT&T Comcast Transaction, including the number of outstanding shares of AT&T common stock, the value of options and stock appreciation rights and the price of Comcast Class A common stock.

     AT&T will pay Comcast a termination fee in the amount of $1.5 billion in cash if the merger agreement is terminated because (i) the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast Transaction, (ii) AT&T willfully and materially breaches certain terms of the merger agreement and (iii) if the AT&T shareholders fail to approve the AT&T Comcast Transaction because a competing acquisition proposal made by a third party is pending at the time of the AT&T shareholder meeting and within one year of the AT&T meeting, AT&T enters into an agreement relating to an alternative material transaction. Comcast will pay to AT&T $1.5 billion
                                      VII-23
termination fee in cash if the merger agreement is terminated because the Comcast shareholders fail to approve the AT&T Comcast Transaction.

     Consummation of the AT&T Comcast Transaction is subject to the satisfaction or waiver of several conditions, including but not limited to, approval by the shareholders of AT&T and Comcast and receipt of all necessary governmental consents and approvals. As a result, there can be no assurance that the AT&T Comcast Transaction will be consummated, or if the AT&T Comcast Transaction is consummated, as to the date of such consummation.

     AT&T Broadband Group's revenue is derived primarily from the provision of analog and digital video services, high-speed cable Internet services and broadband telephone services. AT&T Broadband Group also charges customers for installation of equipment into their homes. Additionally, AT&T Broadband Group derives revenue from the sale of advertising time via ad avails on certain cable networks. AT&T Broadband Group sells its services on an individual basis as well as through packages or on a bundled basis. AT&T Broadband Group expects revenue will continue to increase in the future as a result of increases in the number of customers for its various services as well as rate increases. AT&T Broadband Group anticipates that the mix of its customers will change over time as the number of customers receiving advanced services increases. Accordingly, AT&T Broadband Group expects revenue from advanced services to increase as a percentage of total revenue over time.

     AT&T Broadband Group's operating expenses consist of service costs and selling, general and administrative expenses attributable to the management of its customer base. Service costs include fees paid to programming suppliers, expenses related to copyright fees, wages and salaries of technical personnel, franchise fees, plant operating costs, high-speed data network transport and Internet service costs, access and interconnection costs and local and long-distance wholesale costs. Programming fees have historically increased at rates in excess of inflation. AT&T Broadband Group expects video programming costs will continue to increase. Competitive factors may limit AT&T Broadband Group's ability to recover increases in programming costs through rate increases to video customers. Selling, general and administrative expenses directly attributable to AT&T Broadband Group's cable television systems include wages and salaries for customer service and administrative personnel, and expenses related to billing, marketing, advertising sales and office administration.

     AT&T Broadband Group (including its predecessor entities, TCI and MediaOne) has had a history of net losses and expects to continue to report net losses for the next few years. AT&T Broadband Group reported net losses of $3.9 billion, $5.4 billion and $2.2 billion for the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999, respectively. The ability of AT&T Broadband Group to report net income in the future is largely dependent upon AT&T Broadband Group's ability to increase future revenue and operating margins. AT&T Broadband Group plans to grow revenue by offering advanced services to more customers. In addition, AT&T Broadband Group plans to increase operating margins through cost cutting efforts and operating efficiencies. AT&T Broadband Group's strategy and business plan requires substantial capital spending in the next few years to upgrade its broadband systems to expand bandwidth capacity and add two-way capability so that it may offer advanced services to more customers. The failure to obtain necessary capital would have a material adverse effect on AT&T Broadband Group's strategy and business plan for future growth.

     AT&T Broadband Group's operations have been dependent on cash infusions from AT&T in order for AT&T Broadband Group to operate and execute on its business and growth strategies. If, for any reason, AT&T is unwilling or cannot provide the level of financing necessary to fund future operations, AT&T Broadband Group will need to seek additional financing from third parties.

     Debt attributed to AT&T Broadband Group includes the third party obligations of AT&T Broadband, LLC and MediaOne and monetization debt backed by assets held by AT&T Broadband Group. Additional intercompany debt has been allocated to AT&T Broadband Group to achieve a total debt level based on several factors, including prospective financing requirements, desired stand-alone credit profile, working capital and capital expenditure requirements, expected sources of future deleveraging, and comparable company profiles. Changes in historical intercompany debt are based on historical cash flows. Such cash
                                      VII-24
flows include capital expenditures, operating activities, and investments in cable companies. The historical interest expense on the allocated intercompany debt was calculated based on a rate intended to be equivalent to the rate AT&T Broadband Group would receive if it were a stand-alone entity. AT&T's expected deleveraging activities that relate to AT&T Broadband Group include, but may not be limited to, the following: proceeds that may result from the exercise of AT&T's registration rights in Time Warner Entertainment ("TWE") and continued evaluation and sale of non-strategic cable systems.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND JUDGMENTS

     AT&T Broadband Group's financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities. Management continually evaluates its estimates and judgments including those related to revenue recognition, allowances for doubtful accounts, useful lives of property, plant and equipment, internal-use software and intangible assets, investments, derivative contracts, pension and other post-retirement benefits and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. AT&T Broadband Group believes that of its significant accounting policies, the following may involve a higher degree of judgment or complexity:

          Revenue recognition -- AT&T Broadband Group only records revenue for transactions which are considered to be part of its central, ongoing operations. AT&T Broadband Group recognizes video, voice and data services revenue based upon monthly service fees, fees per event or minutes of traffic processed. Revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period the services are provided. Video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution systems. For contracts where AT&T Broadband Group provides customers with an indefeasible right to use network capacity, AT&T Broadband Group recognizes revenue ratably over the stated life of the agreement or if the agreement has an indefinite life, over the useful life of the assets being used.

          Allowances for doubtful accounts -- AT&T Broadband Group maintains allowances for doubtful accounts for estimated losses which result from the inability of its customers to make required payments. AT&T Broadband Group bases its allowances on the likelihood of recoverability of accounts receivable based on past experience and taking into account current collection trends that are expected to continue. If economic or specific industry trends worsen beyond AT&T Broadband Group's estimates, AT&T Broadband Group would increase its allowances for doubtful accounts by recording additional expense. AT&T Broadband Group's accounts receivable are fully reserved for when past due 90 days or more.

          Estimated useful lives of property, plant and equipment, internal-use software and intangible assets -- AT&T Broadband Group estimates the useful lives of property, plant and equipment, internal-use software and intangible assets in order to determine the amount of depreciation and amortization expense to be recorded during any reporting period. The useful lives are estimated at the time the asset is acquired and are based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation and amortization expense in future periods. Alternatively, these types of technological changes could result in the recognition of an impairment charge to reflect the write-down in value of the asset. AT&T Broadband Group reviews these types of assets for impairment annually, or when events or circumstances indicate that the carrying amount may be not be recoverable over the remaining lives of the assets. In assessing impairments, AT&T Broadband Group uses cash flows which take into
                                      VII-25
     account management's estimates of future operations. Beginning January 1, 2002, in accordance with the provisions of Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), AT&T Broadband Group will no longer amortize goodwill, excess basis related to equity-method investments and franchise costs associated with a business combination, but will test these assets at least annually for impairment.

          Investments -- AT&T Broadband Group holds investments in other companies which it accounts for under either the cost method or equity method of accounting. Many of these companies are publicly traded and have volatile share prices however, some of these companies are not publicly traded and therefore the value may be difficult to determine. For investments that are not publicly traded AT&T Broadband Group estimates fair value using market-based (comparable sales) and income-based (discounted cash flow) methods. In addition, AT&T Broadband Group has monetized some of its investments by issuing debt that is tied to the trading price of the security, and which can be settled in shares or cash. Some of the cost-method investments are classified as "trading" securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and are marked-to-market through the statement of operations. However, other cost method investments are classified as "available-for-sale" under SFAS No. 115 and are marked-to-market through other comprehensive income, as a component of combined attributed net assets, on the balance sheet. AT&T Broadband Group records an investment impairment charge on its "available-for-sale" and equity-method investments when it believes the decline in the investment value is other than temporary. When determining an other than temporary decline, AT&T Broadband Group considers, among other items, the length of time the trading price has been below the carrying value, the financial condition of the investee company, including the industry in which it operates, and AT&T Broadband Group's ability or intent to retain the investment. If the financial condition of the investee company or the industry in which it operates were to be materially different than AT&T Broadband Group's expectation, AT&T Broadband Group would record an expense to reflect the other than temporary decline in value of the investment. At December 31, 2001, unrealized losses on "available-for-sale" securities included in other comprehensive income as a component of combined attributed net assets were approximately $169 million (pretax).

          Derivative contracts -- AT&T Broadband Group enters into derivative contracts to mitigate market risk from changes in interest rates and equity prices. Certain exchangeable debt instruments (debt exchangeable into or tied to the value of securities AT&T Broadband Group owns) contain embedded derivatives that require accounting separate from the debt instrument, while other exchangeable debt instruments have derivatives issued in conjunction with net purchased options. The fair value of option based derivatives is determined using the Black-Scholes option pricing model, which is based on a set of inputs, including the price of the underlying stock, volatility of the underlying stock and interest rates. These inputs are based on prevailing market indications that are either directly observable in the market, received from qualified investment banking firms or are internally calculated. Changes in these inputs would result in a change in the fair value of the option contracts. Changes in the fair value of option contracts accounted for as cash flow hedges are recorded, net of income taxes, within other comprehensive income, as a component of combined attributed net assets, on the balance sheet. Changes in the fair value of option contracts undesignated for accounting purposes are recorded within other (expense) income in the statement of operations. Generally, fair value calculations of other derivative contracts (e.g., interest rate swaps) require less judgment and are valued based on market interest rates.

          Pension and postretirement benefits -- The amounts recognized in the financial statements related to pension and postretirement benefits are determined on an actuarial basis, which utilizes many assumptions in the calculation of such amounts. A significant assumption used in determining the net pension and postretirement expense is the expected long-term rate of return on plan assets. In 2001, AT&T Broadband Group assumed an expected long-term rate of return on plan assets of 9.5%. On average, the actual return on plan assets over the long-term has substantially exceeded 9.5%; however, in the past two years, the plan's assets have experienced rates of return substantially lower than 9.5%.

                                      VII-26

     For 2002, AT&T Broadband Group will lower its expected long-term rate of return assumption from 9.50% to 9.0%, reflecting the generally expected moderation of long-term rates of return in the financial markets. AT&T Broadband Group does not expect this decrease in the expected long-term rate of return to have a material impact on AT&T Broadband Group's results of operations.

          Another estimate that affects the net pension credit and postretirement expense is the discount rate used in the annual actuarial valuations of pension and postretirement benefit plan obligations. At the end of each year, AT&T Broadband Group determines the appropriate discount rate, which represents the interest rate that should be used to determine the present value of future cash flows currently expected to be required to settle the pension and postretirement benefit obligations. The discount rate is generally based on the yield on high-quality corporate fixed-income investments. At December 31, 2001, AT&T Broadband Group lowered the discount rate to 7.25% from 7.5% at December 31, 2000. Changes in the discount rate do not have a material impact on AT&T Broadband Group's results of operations.

          Income taxes -- Consolidated income tax provisions or benefits related to tax payments or refunds and deferred tax balances of AT&T have been allocated to AT&T Broadband Group based principally on the taxable income and tax credits directly attributable to AT&T Broadband Group, resulting in essentially a stand-alone presentation. AT&T Broadband Group records deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of assets and liabilities. If enacted tax rates changed, AT&T Broadband Group would adjust the deferred tax assets and liabilities, through the provision for income taxes in the period of change, to reflect the enacted tax rate expected to be in effect when the deferred tax items reverse. A one percentage point change in the enacted tax rates would increase or decrease net loss by approximately $700 million. AT&T Broadband Group records a valuation allowance on deferred tax assets to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, AT&T Broadband Group takes into account the level of expected future taxable income and available tax planning strategies. If future taxable income was lower than expected or if expected tax planning strategies were not available as anticipated, AT&T Broadband Group may record an additional valuation allowance through income tax expense in the period such determination was made. At December 31, 2001, AT&T Broadband Group had long-term deferred tax assets (included within long-term deferred tax liabilities) of $2.1 billion, which included a valuation allowance of $23 million.

OPERATING RESULTS

     The results of operations for AT&T Broadband Group begin on March 1, 1999, the effective date of the TCI merger for accounting purposes. Accordingly, AT&T Broadband Group's results of operations for 1999 include 10 months of operations compared to 12 months of operations in 2000 and 2001.

     Year-over-year comparisons were significantly impacted by events, such as acquisitions and dispositions, that occurred during 2000 and 2001. Effective June 15, 2000, AT&T completed the acquisition of MediaOne. In addition AT&T Broadband Group completed dispositions and exchanges that in the aggregate affect the comparability of financial results between periods.

     Year-over-year comparisons were also impacted by At Home Corporation ("Excite@Home"). For the period January 1, 2000 through August 31, 2000, Excite@Home was accounted for as an equity method investment. On September 1, 2000, Excite@Home was consolidated due to corporate-governance changes, which gave AT&T the right to designate six of the 11 Excite@Home board members, and therefore, a controlling interest. On September 28, 2001, Excite@Home filed for bankruptcy under Chapter 11 in the U.S. Bankruptcy Court, for the Northern District of California. As a result of the bankruptcy filing and the removal by AT&T of four of its six members from Excite@Home's board of directors, AT&T Broadband Group no longer consolidated Excite@Home as of September 30, 2001. The consolidation of Excite@Home resulted in the inclusion of 100% of its results in each line item of AT&T Broadband Group's combined statement of operations from September 1, 2000 to September 30, 2001 at which time Excite@Home was deconsolidated. Losses attributable to the other shareholders of

                                      VII-27

Excite@Home have been reflected within minority interest income (expense) in the combined statement of operations and minority interest in the combined balance sheet from September 1, 2000 to September 30, 2001. As a result of the significant losses incurred by Excite@Home, the minority interest balance was fully utilized during 2001, therefore, in September 2001 AT&T Broadband Group recognized more than its 23% of the losses of Excite@Home. Under the equity method of accounting, any earnings or losses are included as a component of net losses from equity investments in the combined statement of operations. Beginning October 1, 2001, AT&T Broadband Group no longer recorded equity earnings or losses related to Excite@Home since AT&T Broadband Group recorded losses in excess of its investment in Excite@Home.

  YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000 AND YEAR ENDED DECEMBER 31, 2000 COMPARED WITH THE TEN MONTHS ENDED DECEMBER 31, 1999

  Revenue

     Revenue increased $1,687 million, or 20%, in 2001 compared to 2000. Approximately $1,500 million of this increase was due to the impact of the MediaOne acquisition. Also contributing to the revenue increase was higher revenue from advanced services (broadband telephone service and high-speed cable Internet service) of $550 million, an increase in basic-cable and digital video revenue of $291 million, an increase in other cable related revenue of $115 million and the impact from the consolidation of Excite@Home of $110 million. Basic-cable and digital video revenue increased due to an increase in digital video customers and rate increases. Such increases were partially offset by a decrease in revenue of $883 million due to net dispositions. AT&T Broadband Group expects 2002 revenue to increase as demand for advanced services continues to grow.

     Revenue increased $3,365 million, or 66%, in 2000 compared to 1999. Approximately $2,765 million of this increase was due to the impacts of the MediaOne acquisition and the TCI merger. The remaining increase was primarily a result of an increase in basic cable and digital video revenue of approximately $268 million, the impact from the consolidation of Excite@Home of $248 million and an increase in revenue from advanced services of $169 million. Cable revenue increased primarily as a result of an increase in digital video customers and rate increases. Such increases were partially offset by a decrease in revenue of $104 million due to the Cox disposition.

     Customers of AT&T Broadband Group consisted of the following (in millions):

                                                                 DECEMBER 31,
                                                              ------------------
                                                              2001   2000   1999
                                                              ----   ----   ----
Basic cable service.........................................  13.6   16.0   11.4
Homes passed................................................  24.6   28.3   19.7
Digital video service.......................................   3.5    2.8    1.8
High-speed cable Internet service...........................   1.5    1.1    0.2
Broadband telephone service.................................   1.0    0.5    0.0

     The decrease in the number of homes and basic cable customers passed primarily reflects the net disposition of cable systems in 2001. In addition, the number of basic cable customers declined due to the impacts of competition. Competition may continue to have a detrimental impact on basic subscriber growth. AT&T Broadband Group acquired systems passing approximately 8.7 million homes with approximately 5.0 million basic cable customers in the MediaOne acquisition. The MediaOne acquisition added 0.2 million digital video service customers, 0.3 million high-speed cable Internet customers and 0.1 million broadband telephone customers.

  Cost of Services

     Cost of services increased $859 million, or 19%, in 2001 compared with 2000. Approximately $782 million of this increase was due to the impact of the MediaOne acquisition. The remaining increase

                                      VII-28
was primarily a result of an increase of $184 million in costs associated with growth in broadband telephone and high-speed cable Internet services, an increase of $146 million in programming costs associated with basic cable and digital video services and a $140 million impact from the consolidation of Excite@Home. Such increases were partially offset by a decrease in costs of $428 million due to net dispositions.

     Cost of services increased $1,914 million, or 71%, in 2000 compared with 1999. Approximately $1,409 million of this increase was primarily due to the impact of the MediaOne acquisition and the TCI merger. The remaining increase primarily was a result of a $195 million impact from the consolidation of Excite@Home, an increase of $180 million in programming costs, an increase of $142 million associated with high-speed cable Internet and broadband telephone services and an increase in salary expense and other basic cable costs of $138 million due to growth in the business. Such increases were offset by a decrease in costs of $48 million due to the Cox disposition.

  Selling, General and Administrative

     Selling, general and administrative expenses increased $402 million, or 18%, in 2001 compared with 2000. Approximately $264 million of this increase was due to the impact of the MediaOne acquisition. The remaining increase was primarily due to growth in high-speed cable Internet and broadband telephone services of $173 million and an increase in video costs for advertising and customer care of $62 million. Such increases were partially offset by the impact of net dispositions of $112 million and cost control efforts.

     Selling, general and administrative expenses increased $927 million, or 74%, in 2000 compared to 1999. Approximately $668 million of this increase was due to the impact of the MediaOne acquisition and the TCI merger. The remaining increase primarily was a result of an increase in expenses related to high-speed cable Internet and broadband telephone service of $232 million and the impact from the consolidation of Excite@Home of $56 million.

  Depreciation and Other Amortization

     Depreciation and other amortization expense increased $952 million, or 57%, in 2001 compared with 2000. Approximately $417 million of this increase was due to the MediaOne acquisition and $113 million was due to the consolidation of Excite@Home. The remaining increase was primarily due to a higher asset base resulting from continued infrastructure investment. This increase was partially offset by $91 million due to net dispositions.

     Depreciation and other amortization expense increased $869 million, or 108%, in 2000 compared to 1999. Approximately $630 million of this increase was due to the MediaOne acquisition and the TCI merger. The remaining increase was due to a higher asset base resulting from continued infrastructure investment and the impact from the consolidation of Excite@Home of $80 million.

     Total capital expenditures for 2001, 2000 and 1999 were $3,413 million, $4,426 million and $3,161 million, respectively.

  Amortization of Goodwill, Franchise Costs and Other Purchased Intangibles

     Amortization expense decreased $223 million, or 9%, in 2001 compared with 2000. Such decrease was primarily due to $700 million from lower goodwill associated with Excite@Home resulting from an impairment of goodwill recorded in late 2000 and early 2001. Such decrease was partially offset by the impact of the MediaOne acquisition of $470 million.

     Amortization expense increased $1,508 million, or 174%, in 2000 compared to 1999. Approximately $911 million of this increase was due to the consolidation of Excite@Home. The remaining increase was due to the MediaOne acquisition and the TCI merger.

                                      VII-29

     Beginning in 2002, AT&T Broadband Group will no longer amortize goodwill or franchise costs in accordance with the provisions of SFAS 142. A further discussion of the impacts of SFAS 142 is included in "Recent Accounting Pronouncements" included herein.

  Asset Impairment, Restructuring and Other Charges

     Asset impairment, restructuring and other charges decreased $4,776 to $1,494 million in 2001. The 2001 charge included $1,171 million of asset impairment charges related to Excite@Home and $323 million for restructuring and exit costs, which consisted of $151 million for severance costs, $156 million for facilities closing and $16 million related to termination costs of contractual obligations.

     The $1,171 million of asset impairment charges recorded during 2001 consisted of $1,032 million related to Excite@Home associated with the write-down of goodwill and other intangible assets, warrants granted in connection with distributing the @Home service, and fixed assets. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry, and changes in their operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. As a result of the foregoing, and other factors, Excite@Home entered into bankruptcy proceedings in September 2001. In addition, AT&T Broadband Group recorded a related goodwill impairment charge of $139 million associated with its acquisition goodwill of Excite@Home. Since AT&T Broadband Group consolidated Excite@Home but only owned approximately 23% of Excite@Home, a portion of the charges recorded by Excite@Home has been eliminated in the statement of operations as minority interest income (expense).

     The severance costs of $151 million, for the involuntary separation of approximately 7,700 employees, resulted from cost reduction efforts by AT&T Broadband and Excite@Home in addition to the synergies created by the MediaOne acquisition. Approximately 36% of the affected employees are management employees and 64% are non-management employees. Nearly all the affected employees have left their positions as of December 31, 2001.

     The restructuring initiative yielded cash savings of approximately $21 million in 2001 (net of severance payouts). In subsequent years the net cash savings will continue to increase, due to the timing of actual separation and associated payments, until the completion of the exit plan, at which time AT&T Broadband Group expects to yield approximately $267 million of cash savings per year. The restructuring initiative had no benefit to operating income (net of the restructuring charges recorded) in 2001. In subsequent years, the operating income benefit will continue to increase, due to timing of actual separations, until the completion of the exit plan, at which time AT&T Broadband Group expects a benefit to operating income of approximately $267 million. The cost savings, primarily attributable to reduced personnel-related expenses, will be realized in cost of services and selling, general and administrative expenses.

     As a result of continuing realignment, AT&T Broadband Group expects to record a restructuring charge in the first quarter of 2002 in the range of $50 million to $100 million.

     Asset impairment, restructuring and other charges increased $5,626 million in 2000 to $6,270 million. For the year ended 2000, the charge included $6,179 million of asset impairment charges related to Excite@Home and $91 million related to restructuring and exit costs.

     The impairments resulted from the deterioration of the market conditions and market valuations of Internet-related companies during the fourth quarter of 2000, which caused Excite@Home to conclude that intangible assets related to their acquisitions of Internet-related companies may not be recoverable. In accordance with SFAS 121, Excite@Home conducted a detailed assessment of the recoverability of the carrying amounts of acquired intangible assets. This assessment resulted in a determination that certain acquired intangible assets, including goodwill, related to these acquisitions were impaired as of December 31, 2000. As a result, Excite@Home recorded impairment charges of $4,609 million in

                                      VII-30

December 2000, representing the excess of the carrying amount of the impaired assets over their fair value. The impairment was allocated to each asset group based on a comparison of carrying values and fair values. The impairment write-down within each asset group was allocated first to goodwill, and if goodwill was reduced to zero, to identifiable intangible assets in proportion to carrying values. Since AT&T Broadband Group, through AT&T Broadband, LLC, owned approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home was not included as an increase of net loss, but rather was eliminated through minority interest income (expense) in the combined statements of operations.

     As a result of the foregoing, AT&T Broadband Group recorded a goodwill and acquisition-related impairment charge of $1,570 million associated with the acquisition of its investment in Excite@Home. The write-down of AT&T Broadband Group's investment to fair value was determined utilizing discounted expected cash flows.

     The $91 million charge for restructuring and exit plans was primarily due to headcount reductions as part of the integration of MediaOne, the centralization of certain functions, and the consolidation of call center facilities. This charge included $61 million of cash termination benefits associated with the involuntary separation of 1,060 employees. Approximately 25% of the employees were management while 75% were non-management employees. The $91 million charge also included a loss of $30 million recognized on the disposition of facilities as a result of synergies created by the MediaOne acquisition.

     During 1999, AT&T Broadband Group recorded $644 million of asset impairment, restructuring and other charges. This included an in-process research and development charge of $594 million reflecting the estimated fair value of research and development projects, as of the date of the TCI merger, which had not yet reached technological feasibility or had no alternative future use. The projects identified related to efforts to offer voice-over-IP, product integration efforts for advanced set-top devices, cost-savings efforts for broadband telephone implementation, and in-process research and development related to Excite@Home.

     Also in 1999, the asset impairment, restructuring and other charge included a $50 million loss related to a contribution agreement TCI entered into with Phoenixstar, Inc. This agreement requires AT&T Broadband Group to satisfy certain liabilities owed by Phoenixstar, Inc. and its subsidiaries. The remaining obligation under this contribution agreement and an agreement that MediaOne has is $35 million, which was fully accrued for at December 31, 2001.

  Investment (Expense) Income

     Investment (expense) income was an expense of $1,947 million in 2001 compared with an expense of $84 million in 2000. The change was a result of the net impacts of a $934 million unfavorable change in losses (gains) on sales of businesses and investments, a $392 million mark-to-market loss on Vodafone ADRs which were used to settle exchangeable notes that matured during the third quarter of 2001, an increase of $301 million in the Excite@Home put obligation settlement and mark-to-market charge, an increase in impairment of investments of $299 million and a $63 million favorable change in interest and dividend income.

     Investment (expense) income was an expense of $84 million in 2000 compared with income of $47 million in 1999. Such change resulted primarily from the net impacts of a $537 million mark-to-market charge on the Excite@Home put obligation, investment impairment charges of $240 million, an increase in gains on sales of businesses and investments of $577 million and an increase of $69 million in interest and dividend income.

  Other (Expense) Income

     Other (expense) income in 2001 was an expense of $927 million compared to income of $45 million in 2000. Effective January 1, 2001, in conjunction with the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," AT&T Broadband Group reclassified certain investment securities, which support debt that is indexed to those securities, from "available-for-sale" to "trading." As

                                      VII-31
a result, AT&T Broadband Group recorded a pre-tax loss of $1,154 million reflecting the initial reclassification impact of the adoption of SFAS 133. The ongoing investment and derivative revaluations under SFAS 133 resulted in gains of $195 million in 2001.

     Other (expense) income remained relatively consistent in 2000 and 1999.

  Interest Expense

     Interest expense increased $412 million to $1,735 million for 2001 compared with 2000. This increase was a result of an increase in debt due primarily to the MediaOne acquisition and the monetization of investments in Cablevision, Microsoft and Comcast.

     Interest expense increased $618 million in 2000 to $1,323 million compared to 1999. The increase was a result of an increase in debt of $13.5 billion due primarily to the MediaOne acquisition and the monetization of investments in Microsoft and Comcast. The remaining increase was due to two additional months of interest in 2000 as a result of the TCI merger in March of 1999 and an increase in the interest rate charged by AT&T for intercompany debt.

  Benefit for Income Taxes

     The benefit for income taxes in 2001 was $3,857 million, compared with a benefit of $1,183 million in 2000. The effective income tax rate in 2001 was 43.9% compared to 11.8% in 2000. The 2001 effective tax rate was positively impacted by a significant tax benefit related to Excite@Home, including a benefit from deconsolidation and the put obligation settlement with Cox and Comcast, partially offset by the prior consolidation of its operating losses (which included asset impairment charges) for which the Company was unable to record tax benefits. The effective tax rate was also positively impacted by the net impact of a tax-free gain resulting from an exchange of AT&T stock for an entity owning certain cable systems and other assets with Comcast and the resulting reduction of a previously established deferred tax liability. Such positive impacts were partially offset by the amortization of non tax-deductible goodwill and non tax-deductible losses generated by Excite@Home. The 2000 effective tax rate was positively impacted by a tax-free gain resulting from an exchange of AT&T stock for an entity owning certain cable systems and other assets with Cox. The 2000 effective tax rate was negatively impacted by non tax-deductible goodwill and non tax-deductible losses from Excite@Home.

     The benefit for income taxes in 2000 was $1,183 million, compared with a benefit of $465 million in 1999. The effective income tax rate for 2000 was 11.8%, compared to 25.3% for 1999. The effective income tax rate for 2000 was impacted by the inclusion of Excite@Home as a consolidated entity, non tax-deductible goodwill and the Cox disposition. The 1999 effective income tax rate was impacted by the non tax-deductible write-off of in-process research and development.

  Net Losses from Equity Investments

     Net losses from equity investments, which are recorded net of income taxes, decreased from $597 in 2000 to $69 million in 2001. The improvement was due primarily to equity losses recorded for Excite@Home in the first eight months of 2000 when the investment was recorded as an equity method investment. Excite@Home was fully consolidated beginning in September 2000. Also contributing to the improvement was lower losses related to Cablevision due to a change in the accounting for the investment in Cablevision from an equity method investment to a cost method investment in June 2001 due to AT&T no longer having representation on the board of directors, as well as a gain associated with the sale of cable properties by Cablevision in early 2001. The favorable variance was also impacted by the change in the accounting for the investment in Time Warner Entertainment Company, L.P. ("TWE") from an equity method investment to a cost method investment in the fourth quarter of 2000 since AT&T Broadband Group does not have the right to exercise significant influence.

     Net losses from equity investments decreased $110 million compared to 1999. The decrease was primarily due to $185 million as a result of an improvement in Cablevision's results. Partially offsetting

                                      VII-32
this improvement were losses from AT&T Broadband Group's stake in TWE, which was acquired in the MediaOne acquisition, and greater equity losses in Excite@Home. The improvement in Cablevision's results was primarily due to gains from cable system sales.

     The income tax benefit recorded on net losses from equity investments was $37 million, $370 million and $438 million in 2001, 2000 and 1999, respectively. Amortization of goodwill associated with non-consolidated investments totaled $148 million, $485 million and $476 million in 2001, 2000 and 1999, respectively. Effective January 1, 2002, in accordance with the provisions of SFAS 142, AT&T Broadband Group will no longer amortize excess basis related to non-consolidated investments.

  Minority Interest Income (Expense)

     Minority interest income (expense), which is recorded net of income taxes, represents an adjustment to AT&T Broadband Group's net loss to reflect the less than 100% ownership of entities attributed to AT&T Broadband Group as well as dividends on preferred stock issued by subsidiaries of AT&T which have been attributed to AT&T Broadband Group. AT&T Broadband Group recorded minority interest income of $833 million in 2001 compared with $4,062 million in 2000. The changes primarily resulted from lower losses generated by Excite@Home, mainly as a result of lower goodwill impairment charges recorded by Excite@Home in 2001 compared with 2000. As a result of significant losses incurred by Excite@Home, AT&T Broadband Group fully utilized the minority interest balance during the third quarter of 2001, therefore minority interest income related to Excite@Home was no longer recorded.

     The increase in minority interest income (expense) of $4,188 million in 2000 primarily resulted from the consolidation of Excite@Home effective September 1, 2000. The minority interest income in 2000 primarily reflects the losses generated by Excite@Home, including the goodwill impairment charge, that were attributed to the approximate 77% of Excite@Home not owned by AT&T Broadband Group.

     The income tax benefit recorded on minority interest income (expense) was $100 million for both 2001 and 2000 and $54 million for 1999.

  Cumulative Effect of Accounting Change

     Cumulative effect of accounting change, net of applicable income taxes, was $229 million. Such amount represents fair value adjustments of equity derivative instruments related to indexed debt and warrants.

LIQUIDITY AND CAPITAL RESOURCES

     AT&T Broadband Group has funded its operations through internally generated funds, asset sales, capital contributions from AT&T and intercompany borrowings from AT&T. Capital contributions from AT&T have been treated as non-cash and include acquisitions made by AT&T that have been attributed to AT&T Broadband Group.

     Currently, financing activities for AT&T Broadband Group are managed by AT&T on a centralized basis. Sources for AT&T Broadband Group's future financing requirements may include borrowing of funds, including additional debt from AT&T and/or third party debt. Loans from AT&T to any member of the AT&T Broadband Group have been made at interest rates and on other terms and conditions intended to be substantially equivalent to the interest rates and other terms and conditions that AT&T Broadband Group would be able to obtain from third parties, including the public markets, as a non-affiliate of AT&T without the benefit of any guarantee by AT&T.

     AT&T performs cash management functions on behalf of AT&T Broadband Group. Substantially all of AT&T Broadband Group's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T, after giving effect to the debt allocation methodology, are reflected as a component of combined attributed net assets.

                                      VII-33

     Net cash used in operating activities for the year ended December 31, 2001 was $103 million, compared with net cash provided by operating activities of $802 million for the year ended December 31, 2000. Net cash used in operating activities for the year ended December 31, 2001 was due to net income of $926 million, exclusive of non-cash items and adjustments for net losses on sales of businesses and investments, offset by a change in other operating assets and liabilities of $1,029 million. Net cash provided by operating activities for the year ended December 31, 2000 was due to net income of $1,260 million, exclusive of non-cash items and adjustments for net gains on sales of businesses and investments less the change in other operating assets and liabilities of $458 million.

     Net cash provided by investing activities for the year ended December 31, 2001 was $2,543 million compared with net cash used in investing activities of $4,511 million for the year ended December 31, 2000. For the year ended December 31, 2001, AT&T Broadband Group's net cash provided by investing activities resulted primarily from cash received from net acquisitions and dispositions of businesses of $4,898 million and sales and distributions of investments and marketable securities of $1,531 million partially offset by capital expended for property and equipment, net of proceeds from disposals, of $3,413 million, and contributions and purchases of investments and marketable securities of $294 million. For the year ended December 31, 2000, AT&T Broadband Group's cash used in investing activities resulted from capital expended for property and equipment, net of proceeds from disposals, of $4,426 million and an $85 million net use in other investing activities. Capital expenditures in both periods were primarily due to the continued expansion and upgrade of the network to provide advanced services.

     Net cash used in financing activities for the year ended December 31, 2001 was $2,501 million compared with net cash provided by financing activities of $3,770 million for the year ended December 31, 2000. For the year ended December 31, 2001, AT&T Broadband Group used cash of $2,252 million to reduce short-term debt to AT&T, $938 million to retire long-term debt and $336 million to pay dividends on preferred securities. AT&T Broadband Group received proceeds of $1,025 million from the issuance of long-term debt, primarily the monetization of shares of Cablevision and Rainbow Media Group. For the year ended December 31, 2000, AT&T Broadband Group received proceeds from the issuance of long-term debt, net of retirement of long-term debt and redeemable securities, of $2,281 million and net cash from AT&T through transfers and short-term debt borrowings of $2,298 million. This was offset by $294 million of dividends paid on redeemable securities and $515 million of other net financing activities.


     The continued expansion and upgrade of AT&T Broadband Group's network to provide advanced services will continue to require substantial capital. AT&T Broadband Group anticipates that it will spend approximately $4.2 billion in 2002 primarily to expand and upgrade its networks for the provision of advanced services and to add new customers. It is anticipated that AT&T Broadband Group's operating cash flows will not be sufficient to provide for AT&T Broadband Group's capital needs. In this regard, prior to the AT&T Comcast Transaction, it is anticipated that AT&T will continue to provide funding to AT&T Broadband Group in the form of short-term interest-bearing loans for capital expenditures not covered by cash flows from operations and divestments. AT&T Comcast will arrange additional AT&T Broadband financing to enable AT&T Broadband Group to distribute to AT&T an amount equal to the short-term debt due to AT&T at the time of the proposed AT&T Comcast Transaction. Following the proposed AT&T Comcast Transaction, it is anticipated that AT&T Comcast will fund future capital expenditures not covered by cash flows from operations from AT&T Comcast's cash and cash equivalents, amounts available under existing and new lines of credit, and through the sale of investments. A failure to obtain necessary capital would have a material adverse effect on AT&T Broadband Group's/AT&T Comcast's strategy and business plan for future growth.


     At December 31, 2001, AT&T Broadband Group had current assets of $1,650 million and current liabilities of $9,630 million. A significant portion of the current liabilities, $6,783 million, relates to short-term debt of which $3,959 million was due to AT&T and $715 million was monetized by an investment, where such investment can be delivered in full satisfaction of the underlying debt.

     AT&T Broadband Group expects to fund operations, including contractual obligations, primarily with cash from operations and borrowings from AT&T. If economic conditions worsen or do not improve

                                      VII-34
and/or competition and product substitution accelerate beyond current expectations, AT&T Broadband Group's cash flow from operations would decrease, negatively impacting liquidity.

     As of December 31, 2001, total debt was $23,285 million of which $7,260 million was monetized by investments, where such investments can be delivered in full satisfaction of the underlying debt at the time of maturity. Subsequent to December 31, 2001, AT&T announced that it will redeem $1,431 million of trust preferred securities with a carrying value of $1,516 million in February, March and April of 2002. These amounts are classified as short-term debt in the combined balance sheet.

     AT&T Broadband Group expects that it will retire a portion of the third-party current debt with other financing arrangements, including the sales of certain non-strategic assets and investments and funding from AT&T.

     In addition, AT&T has exercised its registration rights in TWE and formally requested TWE to begin the process of converting the limited partnership into a corporation with registered equity securities. In May 2001, AT&T named Credit Suisse First Boston as its investment banker for the registration process under the TWE partnership agreement.

     The following summarizes AT&T Broadband Group's contractual cash obligations and commercial commitments at December 31, 2001, and the effect such obligations are expected to have on liquidity and cash flow in future periods:

                                                     PAYMENTS DUE BY PERIOD
                                        -------------------------------------------------
                                                  LESS THAN 1   2 - 3    4 - 5    AFTER 5
CONTRACTUAL OBLIGATIONS                  TOTAL       YEAR       YEARS    YEARS     YEARS
-----------------------                 -------   -----------   ------   ------   -------
                                                      (DOLLARS IN MILLIONS)
Long-term debt, including current
  portion(a)..........................  $11,254     $2,023      $2,034   $2,232   $ 4,965
Short-term debt due to AT&T...........    3,959      3,959          --       --        --
Operating leases(b)...................      823        135         246      172       270
Unconditional purchase obligations(c),
  (d).................................    8,441        810         894      910     5,827
                                        -------     ------      ------   ------   -------
Total Contractual Cash Obligations....  $24,477     $6,927      $3,174   $3,314   $11,062
                                        =======     ======      ======   ======   =======

---------------

(a) Long-term debt excludes debt that is exchangeable or collateralized by securities (monetized debt) since AT&T Broadband Group has the option to settle this debt in shares or cash. Amounts of monetized debt due less than one year were $679 million; two to three years $4,918 million; and four to five years $1,938 million at December 31, 2001. In addition, debt excludes discounts and excess of fair value over the recorded value of debt in connection with the TCI and MediaOne mergers.

(b) Under certain real estate operating leases, AT&T Broadband Group could be required to make payments to the lessor of up to $155 million at the end of the lease term (lease terms range from 2002 through 2006). The actual amount paid, if any, would be reduced by amounts received by the lessor upon remarketing of the property.

(c) In 1997, AT&T Broadband LLC's predecessor, TCI, and AT&T Broadband LLC's subsidiary, Satellite Services, Inc., entered into a 25 year affiliation term sheet with Starz Encore Group (formerly Encore Media Group) pursuant to which AT&T Broadband Group may be obligated to make fixed monthly payments in exchange for unlimited access to Encore and Starz! programming. The future commitment, which is based on a fixed number of subscribers, increases annually from $306 million in 2002 to $315 million in 2003, and will increase annually through 2022 with inflation, subject to certain adjustments, including increases in the number of subscribers. The amounts in the above table do not take into account any increase in subscribers or expected inflation. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T Broadband Group's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T Broadband Group

                                      VII-35
    in future years are not presently estimable, but could be significant. AT&T Broadband Group has disputed the enforceability of the excess programming pass through provisions of the term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group has also raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems.

(d) AT&T Broadband Group is party to an agreement under which it purchases certain billing services from CSG Systems, Inc. Unless terminated by either party pursuant to terms of the agreement, the agreement expires on December 31, 2012. The agreement calls for monthly payments which are subject to adjustments and conditions pursuant to the terms of the underlying agreements.

                                                         COMMITMENTS BY PERIOD
                                           -------------------------------------------------
                                             TOTAL
                                            AMOUNTS     LESS THAN    2 - 3   4 - 5   AFTER 5
OTHER COMMERCIAL COMMITMENTS               COMMITTED     1 YEAR      YEARS   YEARS    YEARS
----------------------------               ---------   -----------   -----   -----   -------
                                                         (DOLLARS IN MILLIONS)
Guarantees...............................   $1,463         $2         $--     $--    $1,461

FINANCIAL CONDITION

     Total assets were $103,187 million as of December 31, 2001, which represented a decrease of $14,347 million compared to December 31, 2000. The decrease primarily resulted from the net disposition of cable systems and investments during 2001. Additional decreases resulted from the deconsolidation of Excite@Home; the exchange of an investment in Vodafone Group plc for the settlement of exchangeable notes; the transfer of investments to AT&T; the unfavorable mark-to-market adjustments on investments and amortization of franchise costs and goodwill. Such decrease was partially offset by capital expenditures, net of depreciation.

     Total liabilities were $53,001 million as of December 31, 2001, representing a decrease of $12,085 million compared to December 31, 2000. The decrease was primarily due to the settlement of the Excite@Home put options; the deconsolidation of Excite@Home; the reductions of short-term debt due to AT&T; the dispositions and exchanges of cable systems; the settlement of exchangeable notes and other retirements of long-term debt. Such decreases were partially offset by an increase in debt due to the monetization of shares of Cablevision and Rainbow Media Group.

     Minority interest decreased $1,119 million to $3,302 million at December 31, 2001 as compared to December 31, 2000. The decrease was primarily due to Excite@Home. Due to the significant losses of Excite@Home, AT&T Broadband Group fully utilized the minority interest balance during the third quarter of 2001, and therefore no longer has a minority interest balance related to Excite@Home.

     Combined attributed net assets were $42,164 million as of December 31, 2001, which represented a decrease of $1,153 million compared to December 31, 2000. The decrease was primarily due to the net loss of AT&T Broadband Group. Such decrease was partially offset by contributions from AT&T and an increase in accumulated other comprehensive income due to the adoption of SFAS 133.

     AT&T, Comcast and AT&T Comcast have entered into an agreement with Microsoft pursuant to which at the time of the AT&T Broadband spin-off, Microsoft will exchange the $5 billion company-obligated convertible quarterly income preferred securities for shares of AT&T Broadband Corp. common stock that will be converted into, subject to adjustments, 115 million shares of AT&T Comcast common stock in the AT&T Comcast Merger.

RISK MANAGEMENT

     AT&T Broadband Group is exposed to market risk from changes in interest rates, as well as changes in equity prices associated with previously affiliated companies. In addition, AT&T Broadband Group is exposed to market risk from fluctuations in the prices of securities, some of which have been monetized through the issuance of debt. On a limited basis, certain derivative financial instruments, including interest

                                      VII-36
rate swaps, equity hedges and options are used to manage these risks. Financial instruments are not used for trading or speculative purposes. All financial instruments are used in accordance with AT&T board-approved policies.

     Interest rate swaps are used to manage the impact of interest rate changes on earnings and cash flows. Interest rate risk is monitored on the basis of changes in fair value. The fair value of fixed rate long term debt is sensitive to changes in interest rates. Interest rate changes would result in gains or losses in the market value of debt due to differences between the market interest rates and rates at the inception of the obligation. A sensitivity analysis is performed on fixed-rate long term debt to assess the risk of changes in fair value. The model to determine sensitivity assumes a hypothetical 10% parallel shift in interest rates. Assuming a 10% downward shift in interest rates, the fair value of interest rate swaps and the underlying hedged debt would have increased by $9 million and $15 million at December 31, 2001 and 2000, respectively. Assuming a 10% downward shift in interest rates at December 31, 2001 and 2000, the fair value of unhedged debt would have increased by $401 million and $563 million, respectively.

     AT&T Broadband Group has certain debt instruments which are indexed to the market prices of equity securities it owns. Certain of these notes contain embedded derivatives while other debt is issued in conjunction with net purchased options. Changes in the market prices of these securities result in changes in the fair value of the derivatives. Assuming a 10% downward change in the market price of these securities, the fair value of the combined collars and underlying debt would decrease by $557 million and $534 million at Decembers 31, 2001, and 2000 respectively. Because these collars hedge the underlying equity securities monetized, AT&T Broadband Group believes that the increase in the fair value of the collars would be largely offset by decreases in the fair value of the underlying equity securities. The changes in fair values referenced above do not represent the actual changes in fair value AT&T Broadband Group would incur under normal market conditions because all variables other than the equity prices were held constant in the calculations.

     Equity hedges are used to manage exposure to changes in equity prices associated with stock appreciation rights or SARs. Assuming a 10% decrease in equity prices of affiliated companies, the fair value of equity hedges (net liability) would have increased by $27 million and $29 million at December 31, 2001 and 2000, respectively. Because these contracts are entered into for hedging purposes, it's believed that the decrease in fair value would be largely offset by decreases in the underlying SAR liability.

     In order to determine the changes in fair value of the various financial instruments, including options, equity collars and SARs, AT&T Broadband Group uses certain modeling techniques, including Black-Scholes. Rate sensitivity changes are directly applied to interest rate swap transactions.

     The changes in fair value, as discussed above, assume the occurrence of certain adverse market conditions. They do not consider the potential effect of favorable changes in market factors and do not represent projected losses in fair value expected to be incurred. Future impacts would be based on actual developments in global financial markets. There are no significant foreseen changes in the strategies used to manage interest rate risk or equity price risk in the near future.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 141, "Business Combinations ("SFAS 141")," which supercedes Accounting Principles Board ("APB") Opinion No.
16. SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS 141 establishes criteria for the recognition of intangible assets separately from goodwill. These requirements are effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means January 1, 2002. The adoption of SFAS 141 will not have a material effect on AT&T Broadband Group's results of operations, financial position or cash flow.

                                      VII-37

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets ("SFAS 142")," which supercedes APB Opinion No. 17. Under SFAS 142 goodwill and indefinite lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS 142 is effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means the standard will be adopted on January 1, 2002. In connection with the adoption of this standard, AT&T Broadband Group's unamortized goodwill balance and excess basis related to goodwill of equity method investments will no longer be amortized, but will continue to be tested for impairment. In addition, AT&T Broadband Group has determined that franchise costs are indefinite lived assets and therefore, as of January 1, 2002 will no longer be subject to amortization, but will continue to be tested for impairment. The adoption of SFAS 142 will have a significant impact on future operating results due to the cessation of goodwill and franchise cost amortization. The goodwill balance as of December 31, 2001 was $19.3 billion with related amortization expense for the year ended December 31, 2001 of $659 million. The excess basis related to AT&T Broadband Group's equity method investments as of December 31, 2001 was $3.0 billion with related amortization of $148 million. AT&T Broadband Group performed an impairment test on the goodwill balance as of January 1, 2002. In accordance with SFAS 142, the impairment test was performed by comparing the fair value of the reporting unit to its carrying value. As of January 1, 2002, the fair value of the reporting unit exceeded its carrying value, and therefore no impairment loss will be recognized upon implementation. The franchise cost balance as of December 31, 2001 was $42.8 billion with related amortization expense for the year ended December 31, 2001 of $1,224 million. In accordance with SFAS 142, franchise costs were tested for impairment as of January 1, 2002, by comparing the fair values to the carrying values (at a market level). As a result of such tests, an impairment loss of $856 million, net of taxes of $530 million, will be recognized as a change in accounting principle in the first quarter of 2002.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143")." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002, which for AT&T Broadband Group means the standard will be adopted on January 1, 2003. AT&T Broadband Group does not expect that the adoption of this statement will have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144")," which supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121")." SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (i) can be distinguished from the rest of the entity and (ii) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 also amends ARB No. 51, "Consolidating Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for AT&T Broadband Group as of January 1, 2002. The adoption of SFAS 144 will not have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.
                                      VII-38

                                 CHAPTER EIGHT
                DESCRIPTION OF GOVERNANCE ARRANGEMENTS FOLLOWING
                          THE AT&T COMCAST TRANSACTION

AT&T COMCAST BOARD OF DIRECTORS


     Upon completion of the AT&T Comcast transaction, the initial AT&T Comcast Board will have twelve members, five of whom will be designated by Comcast from the existing Comcast Board, five of whom will be designated by AT&T from the existing AT&T Board and two of whom will be jointly designated by Comcast and AT&T and will be independent persons. At all times, the AT&T Comcast Board will consist of a majority of independent persons. Except for pre-approved designees, the individuals designated by each of Comcast and AT&T will be mutually agreed upon by Comcast and AT&T. Ralph J. Roberts, Brian L. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom are pre-approved Comcast director designees and C. Michael Armstrong is a pre-approved AT&T director designee. All of the initial director designees will hold office until the 2004 annual meeting of AT&T Comcast shareholders, or the "Initial Term," which will be held in April 2004. After the Initial Term, the entire AT&T Comcast Board will be elected annually. The AT&T Board and the Comcast Board are elected annually.



     From the completion of the AT&T Comcast transaction until the 2005 annual meeting of AT&T Comcast shareholders, vacancies on the AT&T Comcast Board left by a Comcast director designee will be filled by a majority of the remaining Comcast director designees (provided that, at all times, one of the Comcast director designees must be an independent person), vacancies on the AT&T Comcast Board left by an AT&T director designee will be filled by a majority of the remaining AT&T director designees and, subject to the prior approval of the AT&T Comcast Board, vacancies on the AT&T Comcast Board left by a Comcast/AT&T joint director designee will be filled by the remaining Comcast/AT&T joint director designee; provided that any such replacement joint director designee must be an independent person. After the 2005 annual meeting of shareholders, the AT&T Comcast Board will fill any vacancies on the AT&T Comcast Board that may arise.



     For information concerning each of the pre-approved Comcast director designees and the other Comcast directors, see Comcast's proxy statement for its 2002 annual meeting of shareholders. For information concerning the pre-approved AT&T director designee and the other AT&T directors, see "Information about the AT&T Annual Meeting and Voting -- Election of Directors."


DIRECTORS NOMINATING COMMITTEE


     Upon completion of the AT&T Comcast transaction, AT&T Comcast will have a Directors Nominating Committee that will have the power to nominate individuals for election as AT&T Comcast directors at the 2004 annual meeting of shareholders and thereafter. The composition of the Directors Nominating Committee will depend on whether Brian L. Roberts is the Chairman of the Board or CEO of AT&T Comcast.



     During the Initial Term, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts, one Comcast director designee who is an independent person selected by the Comcast director designees and two independent persons who are selected from the AT&T director designees by the AT&T director designees who are independent persons and the Comcast/AT&T joint director designees after consultation with Brian L. Roberts. During the Initial Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of two Comcast director designees, one of whom shall be an independent person, who are selected by the Comcast director designees and two independent persons who are selected from the AT&T director designees by the AT&T director designees who are independent persons and the Comcast/AT&T joint director designees after consultation with a Comcast director designee selected by the two Comcast director designees selected to serve on the Directors Nominating Committee. If the Directors Nominating Committee is able to reach agreement on a full slate of nominations for the 2004


                                      VIII-1
annual meeting of AT&T Comcast shareholders, each of the individuals selected as a nominee who is an AT&T Comcast director then in office will maintain the status of a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be, and each of the other individuals, if any, selected as a nominee will have the status determined by the Directors Nominating Committee; provided that five (5) of the nominees have the status of a "Comcast director designee", five (5) of the nominees have the status of a "AT&T director designee" and two (2) of the nominees have the status of a "Comcast/AT&T joint director designee". If the Directors Nominating Committee is unable to reach agreement on a full slate of nominations for the 2004 annual meeting of AT&T Comcast shareholders, each of the AT&T Comcast directors then in office will be nominated for election as a director at the 2004 annual meeting of AT&T Comcast shareholders and will maintain the status of a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be. In the event that any of such directors declines to stand for election as a director at the 2004 annual meeting of AT&T Comcast shareholders, a replacement nominee will be selected by (i) if the director declining to stand for election is a Comcast director designee, a majority of the Comcast director designees then in office (other than the Comcast director designee declining to stand for election), (ii) if the director declining to stand for election is an AT&T director designee, a majority of the AT&T director designees then in office (other than the AT&T director designee declining to stand for election) and (iii) if the director declining to stand for election is a Comcast/AT&T joint director designee, the other Comcast/AT&T joint director designee then in office, subject to the prior approval of the AT&T Comcast Board (other than the Comcast/AT&T joint director designee declining to stand for election); provided that if each of the Comcast/AT&T joint director designees declines to stand for election as a director at the 2004 annual meeting of AT&T Comcast shareholders, replacement nominees will be selected by the AT&T Comcast Board (other than the Comcast/AT&T joint director designees). If a replacement nominee is selected to replace a declining director pursuant to the preceding sentence, such replacement nominee shall be deemed to have the status of the declining director as a "Comcast director designee," "AT&T director designee" or "Comcast/AT&T joint director designee," as the case may be. If a person is elected as a director at the 2004 annual meeting of AT&T Comcast shareholders who was not nominated pursuant to the above provisions, such person will be deemed to have the status of the former director he or she was elected in lieu of. If multiple persons are elected as directors at the 2004 annual meeting of AT&T Comcast shareholders who were not nominated pursuant to the above provisions and it is not possible to determine whom they were elected in lieu of, their status as "Comcast director designees," "AT&T director designees," or "Comcast/AT&T joint director designees" will be determined by the entire AT&T Comcast Board; provided that there will be five (5) Comcast director designees, five (5) AT&T director designees and two (2) Comcast/AT&T joint director designees and the status of the other directors will not be affected as a result of such determination.



     Sural has agreed to vote its shares of AT&T Comcast Class B common stock in favor of the nominees selected by the Directors Nominating Committee or otherwise nominated by AT&T Comcast for election as directors at the 2004 annual meeting of AT&T Comcast shareholders; provided that if a shareholder (other than Brian L. Roberts or a shareholder associated with or otherwise acting on behalf of or in concert with Brian L. Roberts) nominates individuals who are independent persons for election as directors at such annual meeting, Sural may instead elect to vote its shares of AT&T Comcast Class B common stock in such election of directors in the same proportion as holders of shares of AT&T Comcast common stock, other than AT&T Comcast Class B common stock and any other voting shares of AT&T Comcast owned by Brian L. Roberts or Sural or any permitted transferee, vote in such election of directors.



     During the period beginning at the 2004 annual meeting of AT&T Comcast shareholders and ending at the 2005 annual meeting of AT&T Comcast shareholders, or the "2004 Term," which will be held in April 2005, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts, one Comcast director designee who is an independent person selected by the Comcast director designees and three independent persons who are selected by the Comcast director designees from the AT&T director designees and the Comcast/AT&T joint director designees. During the 2004 Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the

                                      VIII-2

Directors Nominating Committee will consist of two Comcast director designees, one of whom shall be an independent person, who are selected by the Comcast director designees and three independent persons who are selected by the Comcast director designees from the AT&T director designees and the Comcast/AT&T joint director designees.



     After the 2004 Term, if Brian L. Roberts is the Chairman of the Board or the CEO, the Directors Nominating Committee will consist of Brian L. Roberts and four other directors who are independent persons selected by Brian L. Roberts; provided that no more than one Comcast director designee may be selected by Brian L. Roberts as a member of the Directors Nominating Committee prior to the seventh anniversary of the date that such director was initially elected to the AT&T Comcast Board. After the 2004 Term, if Brian L. Roberts is not the Chairman of the Board or the CEO, the AT&T Comcast Board will determine the composition of the Directors Nominating Committee. At any time that Brian L. Roberts is a member of the Directors Nominating Committee, he will be the chairman of that committee. Nominations of the Directors Nominating Committee will be submitted directly to the AT&T Comcast shareholders without any requirement of AT&T Comcast Board approval or ratification.


MANAGEMENT

     Chairman of the Board. Upon the completion of the transaction, C. Michael Armstrong, AT&T's Chairman of the Board, will be Chairman of the Board of AT&T Comcast. C. Michael Armstrong will serve as Chairman of the Board until the 2005 annual meeting of AT&T Comcast shareholders, but he will serve as non-executive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T Comcast shareholders. After the 2005 annual meeting of AT&T Comcast shareholders, or if C. Michael Armstrong ceases to serve as Chairman of the Board prior to that date, Brian L. Roberts will be the Chairman of the Board.


     The Chairman of the Board will preside at all meetings of the AT&T Comcast shareholders and of the AT&T Comcast Board and will have the authority to call special meetings of the AT&T Comcast Board. Removal of the Chairman of the Board will require the vote of at least 75% of the entire AT&T Comcast Board until the earlier to occur of (1) the date on which neither C. Michael Armstrong nor Brian
L. Roberts is Chairman of the Board and (2) the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders.


     Chief Executive Officer and President. Upon completion of the transaction, Brian L. Roberts, Comcast's President, will be the CEO of AT&T Comcast. Brian L. Roberts will also be President for as long as he is the CEO. The powers and responsibilities of the CEO and President will include:

     - the supervision and management of AT&T Comcast's business and operations,

     - all matters related to officers and employees, including hiring and termination,

     - all rights and powers typically exercised by a corporation's chief executive officer and president, and

     - the authority to call special meetings of the AT&T Comcast Board.


     Removal of the CEO will require the vote of at least 75% of the entire AT&T Comcast Board until the earlier to occur of (1) the date on which Brian L. Roberts ceases to be the CEO and (2) the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders.


     Senior Management. The CEO will select the initial senior management of AT&T Comcast in consultation with the Chairman of the Board.

                                      VIII-3

OFFICE OF THE CHAIRMAN

     Upon completion of the transaction, AT&T Comcast will have an Office of the Chairman comprised of the Chairman of the Board and the CEO from the completion of the transaction until the earlier to occur of (1) the 2005 annual meeting of AT&T Comcast shareholders and (2) the date on which C. Michael Armstrong ceases to be the Chairman of the Board. The Office of the Chairman will be AT&T Comcast's principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other significant matters. While the Office of the Chairman is in effect, the Chairman of the Board and the CEO will advise and consult with each other with respect to those matters.

AMENDMENT AND TERMINATION


     The AT&T Comcast charter provisions that implement the foregoing governance arrangements may not be amended or changed except with the approval of 75% of the entire AT&T Comcast Board until the earlier to occur of (1) the date on which Brian L. Roberts is no longer serving as Chairman of the Board or CEO and
(2) the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders. If Brian L. Roberts is no longer serving as either Chairman of the Board or CEO, with the exception of the provisions regarding the Directors Nominating Committee and the requirement that the AT&T Comcast Board be comprised of a majority of independent persons, the governance arrangements described above will automatically terminate. Notwithstanding the foregoing, if Brian L. Roberts ceases to serve as Chairman of the Board or CEO prior to the 2005 annual meeting of AT&T Comcast shareholders, the provisions relating to the AT&T Comcast Board, the Office of the Chairman, the Chairman of the Board, other than the requirement that a removal of the Chairman of the Board occur only with the approval of 75% of the entire AT&T Comcast Board, and the Directors Nominating Committee will survive through the close of that meeting.


                                      VIII-4

                                  CHAPTER NINE
                           EMPLOYEE BENEFITS MATTERS

      INTERESTS OF DIRECTORS AND OFFICERS IN THE AT&T COMCAST TRANSACTION

GENERAL

     In considering the respective recommendations of the Comcast Board and the AT&T Board with regard to the AT&T Comcast transaction, you should be aware that, as described below, several members of the respective managements and boards of directors of Comcast and AT&T may have interests in the AT&T Comcast transaction that are different from, or in addition to, your interests. The Comcast Board and the AT&T Board were each aware of such interests and considered them, among other matters, when voting to approve the AT&T Comcast transaction.

COMCAST

     Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the AT&T Comcast transaction:

     - The AT&T Comcast Board will initially be comprised of twelve individuals, five of whom will be existing Comcast directors designated by Comcast, five of whom will be existing AT&T directors designated by AT&T and two of whom will be independent persons jointly designated by Comcast and AT&T. Except for the pre-approved designees identified under "Description of Governance Arrangements Following the AT&T Comcast Transaction -- AT&T Comcast Board of Directors," the director designees will be mutually agreed upon by Comcast and AT&T;


     - Brian L. Roberts, President of Comcast, will serve as CEO and President of AT&T Comcast. Removal of the CEO requires the vote of at least 75% of the entire AT&T Comcast Board until the earlier of the date when Brian L. Roberts is not the CEO and the sixth anniversary of the 2004 annual meeting of shareholders;


     - The initial senior officers of AT&T Comcast will be designated by Brian
       L. Roberts in consultation with C. Michael Armstrong; and

     - Sural LLC will hold shares of AT&T Comcast Class B common stock constituting 33 1/3% of the combined voting power of AT&T Comcast common stock. Brian L. Roberts has sole voting power over membership interests representing a majority of the voting power of all Sural LLC equity.

     Employment Agreements. Pursuant to the terms of the merger agreement, AT&T Comcast will offer to enter into employment agreements, effective as of the completion of the AT&T Comcast transaction, with Brian L. Roberts (pursuant to which he will serve as CEO and President of AT&T Comcast) and with Ralph J. Roberts. Each of these employment agreements will have terms ending no earlier than the date of the 2005 annual meeting of AT&T Comcast shareholders. Each of these employment agreements will be on substantially the same terms as the existing applicable employment agreement with Comcast. If the AT&T Comcast Board establishes an Executive Committee, Ralph J. Roberts, Chairman of the Board of Comcast, will serve as the Chairman of this committee.

     Brian L. Roberts's existing employment agreement with Comcast provides for the payment of base salary and an annual bonus of up to 150% of base salary for the applicable year. Upon termination of his employment, Brian L. Roberts is entitled to certain benefits as described in his agreement. Certain benefits resulting from the occurrence of a change in control are described below. Under his current agreement, he has agreed not to compete with Comcast during his employment and for two years after any termination of his employment other than a termination following a change in control.

     Ralph J. Roberts's existing employment agreement with Comcast provides for the payment of base salary and an annual bonus of up to 50% of base salary for the applicable year. It also provides for maintenance of split-dollar life insurance and the payment of a supplemental death benefit to the personal representatives of Ralph J. Roberts within six months of his death. Upon termination of his employment, Ralph J. Roberts is entitled to certain benefits as described in his agreement. Certain benefits resulting from the occurrence of a change in control are described below. Under his current agreement, he has agreed not to compete with Comcast during his employment and for five years after termination of his employment. The employment agreement also provides that Ralph J. Roberts may at any time, upon 30 days' notice to Comcast, elect to change his position from that of an executive to that of a consultant. In such event, he shall continue to receive all of the compensation provided under his employment agreement, other than his annual bonus. If he elects to become a consultant, his entitlement to retirement benefits under Comcast's supplemental executive retirement plan will be adjusted annually to reflect 150% of his base salary as consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under his employment agreement had he continued to work as an executive. If you are interested in further information about either of these agreements, see Comcast's proxy statement used in connection with its 2002 annual meeting of shareholders.



     Under each of the existing employment agreements with Brian L. Roberts and Ralph J. Roberts, Comcast must establish and fund a grantor trust for each individual prior to a change in control, as defined in such agreements. It is anticipated that the AT&T Comcast transaction will constitute a change in control under these agreements. With respect to Brian L. Roberts, the trust will be established and funded for purposes of paying all deferred compensation, retirement benefits and term life insurance premiums and bonuses then applicable for Brian L. Roberts. With respect to Ralph J. Roberts, the trust will be established and funded for purposes of paying all deferred compensation, nonqualified retirement benefits and split-dollar term life insurance premiums and bonuses then applicable for Ralph J. Roberts. The initial amount required to fund such trusts is not expected to exceed $150 million. Upon a change in control, each trust must become irrevocable and Comcast must continue to make payments into each trust to maintain sufficient amounts in the trusts to fund all benefits subject to the trusts.


     Equity Awards. None of the stock-based awards granted under any of the equity-based plans maintained by Comcast will vest as a result of the AT&T Comcast transaction. For the treatment of Comcast stock options and equity awards in the AT&T Comcast transaction, see "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement."

     Security Ownership of Officers and Directors. For information concerning security ownership of directors and certain officers of Comcast, see Comcast's proxy statement used in connection with its 2002 annual meeting of shareholders, the relevant portions of which are incorporated by reference in this joint document from Comcast's annual report on Form 10-K for the fiscal year ended December 31, 2001.

AT&T

     Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the AT&T Comcast transaction:

     - The AT&T Comcast Board will initially be comprised of twelve individuals, five of whom will be existing AT&T directors designated by AT&T, five of whom will be existing Comcast directors designated by Comcast and two of whom will be independent persons jointly designated by Comcast and AT&T; and


     - C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will serve as the Chairman of the Board of AT&T Comcast. C. Michael Armstrong will serve as chairman of the Board until the 2005 annual meeting of AT&T Comcast shareholders, but he will serve as non-executive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T Comcast shareholders. Removal of the Chairman of the Board requires the approval of at least 75% of the entire AT&T Comcast Board until the earlier of the date that neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and the sixth anniversary of the 2004 annual meeting of shareholders.


     Employment Agreements. Pursuant to the employee benefits agreement and in connection with the AT&T Broadband spin-off, AT&T Broadband will assume C. Michael Armstrong's current employment agreement with AT&T and William T. Schleyer's current employment agreement with AT&T.

     Pursuant to the terms of the merger agreement, AT&T Comcast will offer to enter into an employment agreement, effective as of the completion of the AT&T Comcast transaction, with C. Michael

Armstrong to serve as Chairman of the Board of AT&T Comcast. The term of this employment agreement will end no earlier than the date of the 2005 annual meeting of AT&T Comcast shareholders. This employment agreement will be on substantially the same terms as C. Michael Armstrong's existing employment agreement with AT&T.


     See "Information About the AT&T Annual Meeting and Voting" for a description of C. Michael Armstrong's current employment agreement with AT&T as well as a description of Charles H. Noski's current employment agreement with AT&T (which has been amended in connection with the AT&T Comcast transaction).


     William Schleyer's existing employment agreement with AT&T, dated October 25, 2001, provides for an initial base salary of $925,000 per year and a guaranteed annual incentive award for the 2002 performance year of no less than 100% of his then base salary. William Schleyer is entitled to participate in the benefit programs that are generally made available to other AT&T executives. Under his current agreement, if AT&T separates itself from AT&T Broadband, he will cease to participate in AT&T's benefit plans, will become a participant in the applicable benefit plans of AT&T Broadband, and will have his equity awards treated in accordance with the AT&T Broadband incentive plan approved by the AT&T Board. Upon termination of his employment for cause or without good reason, he will forfeit all unvested stock options and restricted shares as to which restrictions have not lapsed. Upon termination without cause or with good reason, including after a change in control, he will be provided severance benefits under the applicable AT&T Broadband severance plan. In addition, unvested AT&T contributions to its savings and pension plans made on William Schleyer's behalf will be paid to him after termination without cause or with good reason.

     Severance Plan. Each AT&T executive officer who becomes employed by AT&T Broadband prior to the completion of the AT&T Comcast transaction will be entitled to receive the greater of the severance under his employment agreement, if any, or the severance benefits under the terms of the applicable AT&T Broadband severance plan if terminated as described below. Upon termination of employment by AT&T Broadband without cause or for good reason within two years following a change in control of AT&T Broadband (as such terms are defined in the applicable plan), members of senior management will be eligible to receive, in a lump sum payment, three times the sum of (1) annual base salary, (2) short-term incentive (payable at 100% of target), and (3) in the case of senior officers, the performance share target for the year in which the AT&T Comcast transaction occurs, minus ninety percent of a special pension enhancement payment, plus the amount necessary to compensate for any excise tax due on any amounts payable under the plan. Upon a termination of employment without cause or for good reason within the two years following a change in control of AT&T Broadband, other participants in the plan are eligible to receive benefits ranging from 12 weeks of base salary to 2 years of base salary and 2 years of short term incentives (payable at 100% of target), depending on job level and years of service, minus ninety percent of a special pension enhancement payment, plus the amount necessary to compensate for any excise tax due on any amounts payable under the plan. In addition, individuals who terminate employment under the terms of the applicable plan will be entitled to certain other post-termination benefits, including payment of the cost of COBRA benefits for 12 months, subsidized health care coverage for six months, and continuation of life insurance for 12 months post-termination. The AT&T Comcast transaction will constitute a change in control under the applicable AT&T Broadband severance plans.


     Based on currently available information, if all executive officers of AT&T expected to become employees of AT&T Broadband prior to completion of the AT&T Comcast transaction were terminated without cause immediately following completion of the AT&T Comcast transaction, such executive officers would receive under their employment agreements, the applicable AT&T Broadband severance plan or pursuant to pension enhancements, as applicable, severance
payments approximately equal in the aggregate to $[          ].


     Equity Awards. Immediately prior to the AT&T Comcast transaction, as a part of the AT&T Broadband spin-off, AT&T restricted stock and other equity-based awards will be converted as described below. In connection with the conversions, adjustments will be made to maintain the intrinsic value of the original AT&T options and the fair market value of the original AT&T restricted stock or other equity-based award immediately before and after the AT&T Broadband spin-off:


     - AT&T stock options held by current employees of AT&T (other than AT&T Broadband employees and AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into adjusted AT&T stock options;

     - AT&T restricted shares held by current employees of AT&T (other than AT&T Broadband employees and AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into (1) adjusted AT&T restricted shares and (2) equity-based awards based on AT&T Broadband common stock;

     - AT&T stock options held by current employees of AT&T Broadband (including any AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into AT&T Broadband stock options;

     - AT&T restricted shares held by current employees of AT&T Broadband (including AT&T employees who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will be converted into (1) adjusted AT&T restricted shares and (2) AT&T Broadband restricted shares;


     - AT&T stock options held by former employees of AT&T and AT&T Broadband will be converted into (1) adjusted AT&T stock options and (2) AT&T Broadband stock options (an employee's status as a current or former employee will be determined as of a specific time on the date of the AT&T Broadband spin-off); and


     - Other equity-based awards based on AT&T common stock, regardless of by whom held, will be converted into (1) adjusted equity-based awards based on AT&T common stock and (2) equity-based awards based on AT&T Broadband common stock.


     As of the completion of the AT&T Comcast transaction, all outstanding AT&T Broadband stock options held by current AT&T Broadband employees (including AT&T executive officers who become employees of AT&T Broadband in connection with the AT&T Broadband spin-off) will, by their terms, have vested and become fully exercisable through the remainder of the original option period (except for options granted after the date the merger agreement was signed and except for awards held by any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction) and will be converted into AT&T Comcast stock options pursuant to the merger agreement. In addition, all restricted shares and other equity-based awards based on either AT&T or AT&T Broadband stock held by current and former employees of AT&T Broadband (including any AT&T executive officer who becomes an employee of AT&T Broadband in connection with the AT&T Broadband spin-off) will, by their terms, have fully vested (except for awards held by any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction). AT&T Broadband stock options, restricted shares and other equity-based awards based on AT&T Broadband stock will be converted into AT&T Comcast stock options, restricted shares and other equity-based awards based on AT&T Comcast stock pursuant to the merger agreement. For the treatment of AT&T Broadband stock options and equity awards in the AT&T Comcast transaction, see "Description of the AT&T Comcast Transaction Agreements -- The Merger Agreement."



     As of [          ], 2002, the number of shares underlying unvested AT&T
stock options and shares of restricted AT&T common stock held by directors and executive officers of AT&T currently expected to become employees of AT&T
Broadband in the AT&T Broadband spin-off totaled [          ]. AT&T executive
officers currently expected to become employees of AT&T Broadband are expected to hold, based on certain assumptions and currently available information, (a) unvested AT&T Broadband stock options that will have become vested as of the completion of the AT&T Comcast transaction with an aggregate in-the-money value
of $[          ], (b) shares of AT&T and AT&T Broadband restricted stock that will become unrestricted as a result of the AT&T Comcast transaction with an
aggregate value of $[          ], and (c) other equity-based awards (based on
AT&T or based on AT&T Broadband stock) that will vest as a result of the AT&T
Comcast transaction with an aggregate value of $[          ], in
each case, based on an AT&T common stock price of $[       ] (the closing price
of a share of AT&T common stock on [            ]).



     In addition, after conversion of their original AT&T equity awards in the AT&T Broadband spin-off, directors and officers of AT&T who do not become employed by AT&T Broadband in the AT&T Broadband spin-off will hold in the
aggregate equity-based awards denominated with respect to [          ] shares of
AT&T Broadband common stock. These awards will not vest as a result of the AT&T Comcast transaction, but will vest according to their original terms. See "Employee Benefits Matters."


     Security Ownership of Officers and Directors. For information concerning security ownership of directors and certain officers of AT&T, see "Information About the AT&T Annual Meeting and Voting."

     Other Executive Benefit Plans. Each executive officer of AT&T who becomes employed by AT&T Broadband prior to the completion of the AT&T Comcast transaction, including C. Michael Armstrong and William T. Schleyer, will participate in benefit plans maintained by AT&T Broadband. These plans contain provisions relating to a change in control, as summarized below:

     - AT&T Broadband Pension Plan. Upon completion of the AT&T Comcast transaction, the plan cannot be amended to reduce benefits applicable upon a change in control for two years, and, if a participant's employment is terminated either without cause by AT&T Broadband or for good reason by the participant within two years after the AT&T Comcast transaction, such participant will be fully vested in his or her account, will have his or her service bridged, and will be entitled to a special pension enhancement payment. This service-based special pension enhancement will not exceed the prior year's pension eligible earnings.


     - AT&T Broadband Nonqualified Pension Plan. Upon completion of the AT&T Comcast transaction, the plan cannot be amended to reduce benefits applicable upon a change in control for two years, plan participants will become fully vested in their account balances and the present value of the benefits under the plan will be funded in trust.



     - AT&T Broadband Deferred Compensation Plan. Upon completion of the AT&T Comcast transaction, the plan cannot be amended to reduce benefits applicable upon a change in control for two years, the present value of the benefits of the plan will be funded in trust, participants in the plan will be completely vested in their accounts, and the interest rate methodology applied to participants' accounts cannot be changed to a methodology that yields a lower interest rate than the methodology in effect immediately prior to the AT&T Comcast transaction.


     - AT&T Broadband Long Term Savings Plan. Upon completion of the AT&T Comcast transaction, participants in the plan will be fully vested in their company matching contribution accounts and the plan cannot be amended to reduce benefits applicable upon a change in control for two years.

INDEMNIFICATION AND INSURANCE

     - AT&T Comcast has agreed to indemnify the present and former officers and directors of AT&T, the AT&T subsidiaries, AT&T Broadband, the AT&T Broadband subsidiaries, Comcast and the Comcast subsidiaries, and each individual who prior to the completion of the transaction becomes such an officer or director, from their acts or omissions in those capacities occurring at or prior to the completion of the transaction to the maximum extent permitted by law; provided, however, no such indemnification will be required for officers or directors acting in a capacity for AT&T and its subsidiaries other than in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement.

     - AT&T, and not AT&T Broadband, will indemnify and hold harmless AT&T Comcast for 50% of any losses described in the preceding paragraph arising out of acts or omissions of the AT&T officers and directors in connection with the merger agreement and the transactions contemplated by the merger agreement.

     - For six years after completion of the transaction, AT&T Comcast will provide, or cause to be provided, officers' and directors' liability insurance in respect of acts or omissions occurring prior to completion of the transaction, covering each officer and director identified in the first bullet point above (for officers and directors of AT&T and its subsidiaries, only for acts or omissions of such person acting in connection with AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast, as the case may be, on terms no less favorable than those of such policy in effect on December 19, 2001, except that AT&T Comcast will only be obligated to pay up to 300% of the annual premium paid for such insurance by either AT&T or Comcast as of December 19, 2001.

COMPENSATION OF DIRECTORS

     In accordance with the existing practice of Comcast and AT&T, it is expected that directors of AT&T Comcast who are not employees of AT&T Comcast will receive compensation for service on the AT&T Comcast Board.

COMPENSATION OF EXECUTIVE OFFICERS

     AT&T Comcast has not yet paid any compensation to any other person expected to become an executive officer of AT&T Comcast. The form and amount of compensation to be paid to each of AT&T Comcast's executive officers in any future period will be determined by the Chief Executive Officer in consultation with the Chairman of the Board, the AT&T Comcast Board or a committee of the AT&T Comcast Board.

     For information concerning the compensation paid to, and the employment agreements with, the President of Comcast and the four most highly compensated executive officers of Comcast (other than the President) for the 2001 fiscal year, see Comcast's proxy statement used in connection with its 2002 annual meeting of shareholders, the relevant portions of which are incorporated by reference in this document from Comcast's annual report on Form 10-K for the fiscal year ended December 31, 2001.

     For information concerning the compensation paid to, and the employment agreements with, the CEO of AT&T and the four most highly compensated executive officers of AT&T (other than the CEO) for the 2001 fiscal year, see "Information About the AT&T Annual Meeting and Voting."

                             OTHER BENEFITS MATTERS

     Maintenance of Benefits for AT&T Broadband Employees. In the merger agreement, AT&T Comcast has agreed to honor the terms of all AT&T Broadband employee benefit plans and arrangements and to pay and provide the benefits required thereunder, recognizing that the AT&T Comcast transaction is a change in control under the plans, and to provide, until December 31, 2003, to employees (other than those subject to collective bargaining obligations or agreements) of AT&T Broadband and its subsidiaries aggregate employee benefits and compensation that are substantially comparable in the aggregate to those provided by AT&T Broadband and its subsidiaries as of the completion of the AT&T Comcast transaction, other than benefits provided under severance or separation plans of AT&T Broadband or its subsidiaries. Until December 31, 2003, AT&T Comcast has agreed to continue certain severance plans of AT&T Broadband and its subsidiaries without adverse change. If employees of AT&T Broadband or its subsidiaries are included in any employee benefit plan sponsored by AT&T Comcast, they will receive credit for past service and for deductible, co-insurance and out-of-pocket expenses incurred prior to the AT&T Comcast transaction, and shall waive all pre-existing condition, limitations or other requirements. As soon as practicable after December 31, 2003, eligible AT&T Broadband employees shall be allowed to participate in any retirement medical or life insurance benefit plan sponsored by AT&T Comcast or one of its subsidiaries. With respect to AT&T Broadband employees who are subject to collective bargaining obligations or agreements, their benefits will be governed by the terms of such obligations or agreements.

     One-Time Stock Option Grant. In the merger agreement, AT&T Comcast has agreed to offer to each of its or any of its subsidiaries' full-time employees a one-time grant of options to purchase a number of shares of AT&T Comcast common stock equal to 300 multiplied by the AT&T Broadband exchange ratio. This grant will be made as soon as practicable after the completion of the AT&T Comcast transaction.

     AT&T Stock Options. In the merger agreement, AT&T has agreed that, with respect to AT&T stock options or other equity awards based on AT&T common stock granted in the period beginning on the date the merger agreement was signed and ending at the completion of the AT&T Comcast transaction, the AT&T Comcast transaction will not constitute a "change in control" for purposes of accelerating the vesting of such awards; provided that upon certain terminations of employment following the completion of the AT&T Comcast transaction awards will become fully vested upon termination and will remain exercisable for the full extent of the original term of the award.


     Employee Benefits Agreement. In connection with the AT&T Broadband spin-off, AT&T and AT&T Broadband entered into an employee benefits agreement. The following summary of the employee benefits agreement is qualified in its entirety by reference to the complete text of the employee benefits agreement, which is attached as an exhibit to the registration statement in which this document is included and is incorporated by reference in this section. The employee benefits agreement covers a wide range of compensation and benefits issues. In general, after the AT&T Broadband spin-off, AT&T Broadband will be responsible for all obligations and liabilities relating to current and former employees of AT&T Broadband and its subsidiaries and their dependents and beneficiaries and AT&T will be responsible for all obligations and liabilities relating to current and former employees of AT&T and its subsidiaries (other than AT&T Broadband and its subsidiaries) and their dependents and beneficiaries. Employees of AT&T Broadband or any of its subsidiaries are referred to in this section as "AT&T Broadband employees." Employees of AT&T who are transferred to AT&T Broadband prior to the AT&T Broadband spin-off are referred to in this document as "AT&T Broadband transferees." Employees of AT&T or any of its subsidiaries (other than AT&T Broadband employees or AT&T Broadband transferees) are referred to in this section as "AT&T employees."


     As of the date of the AT&T Broadband spin-off, all AT&T Broadband employees and AT&T Broadband transferees will continue to be or be, as the case may be, employed by AT&T Broadband or its subsidiaries. If any AT&T Broadband transferee is on an approved leave of absence on the date of the AT&T Broadband spin-off, this employee will become an employee of AT&T Broadband or one of its subsidiaries upon return to active service.

     As of the date of the AT&T Broadband spin-off, AT&T Broadband and its subsidiaries will cease to participate in any benefit plan or trust under any such plan sponsored or maintained by AT&T or its subsidiaries (other than AT&T Broadband) and AT&T will cease to participate in any benefit plan or trust under any such plan sponsored or maintained by AT&T Broadband or its subsidiaries. With respect to employees who are transferred to or from AT&T or AT&T Broadband, AT&T and AT&T Broadband will mutually recognize and credit service with the other employer, except for purposes of benefit accruals under defined benefit pension plans. Account balances of AT&T employees (excluding AT&T Broadband transferees) in the 401(k) plan maintained by AT&T Broadband will vest as of the date of the AT&T Broadband spin-off and account balances of AT&T Broadband employees and AT&T Broadband transferees in the 401(k) plans maintained by AT&T will vest as of the date of the AT&T Broadband spin-off. Each AT&T Broadband employee and AT&T Broadband transferee will be allowed to make an election to transfer his or her account to the 401(k) plan maintained by AT&T Broadband and each AT&T employee will be allowed to make an election to transfer his or her account to the 401(k) plans maintained by AT&T. AT&T shall provide Broadband transferees with lost matching contributions for the year of the AT&T Comcast transaction. Each AT&T Broadband employee and AT&T Broadband transferee will vest in his or her accrued benefit under the AT&T pension plans as of the date of the AT&T Broadband spin-off and each AT&T employee will vest in his or her accrued benefit under the AT&T Broadband pension plans as of the date of the AT&T Broadband spin-off, and will respectively be entitled to commence pension under such plans. AT&T Broadband employees and AT&T Broadband transferees will also be entitled to a distribution of their accounts under the AT&T Employee Stock Purchase Plan.

     If terminated during the one-year period after the AT&T Broadband spin-off, AT&T Broadband transferees will be entitled to receive the greater of severance under the applicable AT&T severance plan or, the applicable AT&T Broadband severance plan. A Broadband transferee, however, may be entitled to greater severance under the terms of his or her applicable employment agreement.


     As a part of the AT&T Broadband spin-off, AT&T restricted stock and other equity-based awards will be converted as described below. In connection with the conversions, adjustments will be made to maintain the intrinsic value of the original AT&T options and the fair market value of the original AT&T restricted stock or other equity-based award immediately before and after the AT&T Broadband spin-off:


     - AT&T stock options held by AT&T employees will be converted into adjusted AT&T stock options;

     - AT&T restricted shares held by AT&T employees will be converted into (1) adjusted AT&T restricted shares and (2) equity-based awards based on AT&T Broadband common stock;

     - AT&T stock options held by AT&T Broadband employees and AT&T Broadband transferees will be converted into AT&T Broadband stock options;

     - AT&T restricted shares held by AT&T Broadband employees and AT&T Broadband transferees will be converted into (1) adjusted AT&T restricted shares and (2) AT&T Broadband restricted shares;


     - AT&T stock options held by former AT&T employees and former AT&T Broadband employees will be converted into (1) adjusted AT&T stock options and (2) AT&T Broadband stock options (an employee's status as a current or former employee will be determined as of a specific time on the date of the AT&T Broadband spin-off); and


     - Other equity-based awards based on AT&T common stock, regardless of by whom held, will be converted into (1) adjusted equity-based awards based on AT&T common stock and (2) equity-based awards based on AT&T Broadband common stock.


     Each adjusted AT&T stock option and AT&T Broadband stock option will generally be subject to the same terms and conditions as set forth in the original AT&T stock options; provided that AT&T Broadband stock options held by AT&T Broadband employees and AT&T Broadband transferees (except for any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction) will have vested as of the completion of the AT&T Comcast transaction and will remain exercisable through the remainder of their original terms (except for options granted after the merger agreement was signed). As of completion of the AT&T Comcast transaction, each AT&T Broadband restricted share will have become free of restrictions and each equity-based award (based on AT&T or AT&T Broadband common stock) held by current and former AT&T Broadband employees (including AT&T Broadband transferees) will have vested (except for awards held by any AT&T executive officer who has waived rights to vesting of such awards as a result of the AT&T Comcast transaction).


     Other. AT&T has made an offer to certain active and former employees, as well as active and former non-employee directors, to relinquish certain deferred compensation benefits in exchange for a single payment to be made in shares of AT&T common stock with a value equal to 90% of the present value of such individual's future benefits. The election of a single payment would be made prior to and be contingent on AT&T's issuance of a written notification to holders of certain bonds, confirming that AT&T has satisfied specified conditions relative to the AT&T Broadband spin-off (including the receipt of preliminary ratings on such bonds). The maximum value of AT&T common stock that could be issued under this offer is approximately $540 million. The actual value of AT&T common stock, if any, to be issued would depend on the number of eligible plan participants who elect to participate. Any shares issued in connection with this offer will be freely tradeable. Sales of a substantial number of these shares could have an adverse impact on the price of AT&T common stock.

                                  CHAPTER TEN
                  AT&T CONSUMER SERVICES GROUP TRACKING STOCK

                THE CONSUMER SERVICES CHARTER AMENDMENT PROPOSAL


     AT&T urges all AT&T shareholders to read the form of proposed charter amendment, a copy of which we have attached as Annex L to this document.


GENERAL

     AT&T is proposing the following amendment to its charter, which we refer to as the Consumer Services charter amendment proposal:

         Consumer Services Group tracking stock amendment -- an amendment to create a new class of common stock called Consumer Services Group common stock, par value $1.00 per share, intended to reflect the financial performance and economic value of AT&T's Consumer Services business. We refer to this stock as "AT&T Consumer Services Group tracking stock."

     Approval of the Consumer Services charter amendment proposal requires a majority of the voting power of all outstanding shares of AT&T common stock to vote in its favor. THE AT&T BOARD RECOMMENDS THAT AT&T SHAREHOLDERS VOTE FOR APPROVAL. Any shares of AT&T common stock not voted, whether by abstention, broker non-vote or otherwise, have the effect of a vote against the Consumer Services charter amendment proposal.

     If the AT&T Consumer Services Group tracking stock proposal is approved, AT&T plans to distribute these shares as a dividend to holders of AT&T common stock at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. AT&T has not yet determined the timing of the distribution, which may be made within a year of shareholder approval or may be made thereafter, depending on market conditions. AT&T expects that, when it distributes AT&T Consumer Services Group tracking stock, it will distribute shares intended to reflect all of the financial performance and economic value of AT&T Consumer Services Group.

     Notwithstanding AT&T's current plans, the AT&T Board could decide not to proceed with the proposal, could issue shares representing less than all of the financial performance and economic value of AT&T Consumer Services Group, or could proceed at a time or in a manner different from its current intentions. AT&T's plans may change, for example, if the AT&T Board decides that market conditions and receptivity warrant such a change or do not support a distribution of shares of AT&T Consumer Services Group tracking stock. If the AT&T Consumer Services Group tracking stock proposal is approved, the AT&T Board will have the ability to issue shares of AT&T Consumer Services Group tracking stock at such time, in such amount and in such manner as it determines appropriate.

CONSUMER SERVICES GROUP TRACKING STOCK AMENDMENT

     The Consumer Services Group tracking stock amendment would, among other things:

     - Define "AT&T Consumer Services Group," the financial performance and economic value of which is intended to be reflected in AT&T Consumer Services Group tracking stock. AT&T Consumer Services Group will consist of the assets and liabilities shown in the combined balance sheets of AT&T Consumer Services Group and will include:

      - all Consumer Services long distance customers;

      - all Consumer Services non-network support infrastructure, including ordering, provisioning, billing and care; and

      - all Consumer Services marketing operations.

     - Establish the terms of AT&T Consumer Services Group tracking stock, consisting of 500 million authorized shares. Each share of AT&T Consumer Services Group tracking stock will initially have one vote per share. If AT&T completes the AT&T Broadband spin-off or otherwise distributes one or more entities holding all or substantially all of the assets of its Broadband business to its securityholders, each share of AT&T Consumer Services Group tracking stock will initially have 2.5 votes per share. If the reverse stock split proposal is approved and implemented, the AT&T Consumer Services Group tracking stock would have .2 of a vote per share if the Broadband separation is not completed or .5 of a vote per share if the Broadband separation is completed. Holders of AT&T Consumer Services Group tracking stock will vote as one class with all other classes and series of common stock and preferred stock of AT&T with respect to all matters to be voted upon by AT&T shareholders, except as otherwise required by the New York Business Corporation Law or by the terms of any other class or series of AT&T's capital stock.

     A more complete description of AT&T Consumer Services Group tracking stock is included under "-- Terms of the Consumer Services Group Tracking Stock Amendment."

     Although the AT&T Board of Directors has not yet determined the number of shares of AT&T Consumer Services Group tracking stock that would be distributed to holders of AT&T Common Stock, it is likely that only a small fraction of a share of AT&T Consumer Services Group tracking stock would be distributed with respect to each share of AT&T Common Stock. Accordingly, holders of small odd lots are not likely to receive any shares of AT&T Consumer Services Group tracking stock although they will instead receive cash payments in lieu of such fractional shares. Participants in AT&T's dividend reinvestment plan may receive credits of fractional shares for their interest in such plan in lieu of cash.

RECOMMENDATION OF THE AT&T BOARD

     THE AT&T BOARD HAS APPROVED THE CONSUMER SERVICES CHARTER AMENDMENT PROPOSAL AND RECOMMENDS THAT AT&T SHAREHOLDERS VOTE FOR THE CONSUMER SERVICES CHARTER AMENDMENT PROPOSAL.

TERMS OF THE CONSUMER SERVICES GROUP TRACKING STOCK AMENDMENT

  GENERAL


     If the Consumer Services Group tracking stock amendment is adopted, AT&T will amend its charter to authorize 500 million shares of AT&T Consumer Services Group tracking stock. Approval of the Consumer Services charter amendment proposal will also allow the AT&T Board to amend AT&T's charter to eliminate all references to AT&T Wireless Group tracking stock, Class A Liberty Media Group common stock, Class B Liberty Media Group common stock, AT&T Wireless Group preferred tracking stock and AT&T Series E convertible preferred stock and to redesignate such series as shares of common stock or preferred stock, as applicable, which would be available for issuance. Currently, 16.5 billion shares of AT&T capital stock are authorized, consisting of 100 million shares of preferred stock and 16.4 billion shares of common stock. If the Consumer Services charter amendment proposal is approved, without giving effect to the reverse stock split proposal, the total number of authorized shares of AT&T common stock will be 6.5 billion, of which 500 million will be designated AT&T Consumer Services Group tracking stock. As of March 31, 2002, AT&T had outstanding 3,566,330,934 shares of AT&T common stock. As of March 31, 2002, 100,000,000 shares of Subsidiary Preferred Stock of AT&T were held by subsidiaries of AT&T.


  AT&T CONSUMER SERVICES GROUP

     AT&T intends AT&T Consumer Services Group tracking stock to reflect the financial performance and economic value of AT&T Consumer Services Group. The Consumer Services Group tracking stock amendment defines "AT&T Consumer Services Group" generally as the interest of AT&T or any of its subsidiaries in all of the businesses, assets and liabilities reflected in the unaudited combined financial statements of AT&T Consumer Services Group, dated December 31, 2001, as included in this document, including any successor to AT&T Consumer Services Group by merger, consolidation or sale of all or substantially all of its assets. The Consumer Services Group tracking stock amendment contains adjustments to the definition of "AT&T Consumer Services Group" to reflect, among other things, related assets and liabilities (including contingent liabilities), net income and net losses arising after the date of these financial statements, contributions and allocations of assets, liabilities and businesses between the AT&T groups and acquisitions and dispositions.

     AT&T Consumer Services Group is not a stand-alone entity, and in considering the Consumer Services charter amendment proposal, AT&T shareholders should keep in mind:

     - the AT&T Board will govern AT&T Consumer Services Group and could make operational and financial decisions or implement policies that disproportionately affect the businesses of AT&T Consumer Services Group;

     - the AT&T Board may transfer funds or reallocate assets, liabilities, revenue, expenses and cash flows to or from AT&T Consumer Services Group without the consent of shareholders;

     - the Consumer Services Group tracking stock amendment provides that AT&T Consumer Services Group allocation fraction may be adjusted by the AT&T Board as it deems appropriate to reflect contributions or allocations from AT&T Consumer Services Group to AT&T Business Services Group, or vice versa;


     - all actions by the AT&T Board are subject to the board members' fiduciary duties under New York law to all AT&T shareholders as a whole, not to holders of AT&T Consumer Services Group tracking stock in particular, and to AT&T's charter, policy statements, bylaws and inter-company agreements; and


     - the AT&T Board may redeem AT&T Consumer Services Group tracking stock without the consent of any holder.

     Any retained portion of the value of AT&T Consumer Services Group represented by AT&T common stock will be included in AT&T Business Services Group. See "-- AT&T Consumer Services Group Allocation Fraction."

  AT&T CONSUMER SERVICES GROUP ALLOCATION FRACTION

     Operation of the Allocation Fraction. If AT&T distributes to the public shares of AT&T Consumer Services Group tracking stock intended to represent all of AT&T Consumer Services Group, AT&T will not initially have any retained portion of that group and the fraction discussed in this section will initially equal one.

     AT&T Consumer Services Group tracking stock issued to the public may not represent all of the interest in the financial performance and economic value of AT&T Consumer Services Group. The Consumer Services Group tracking stock amendment defines the "AT&T Consumer Services Group allocation fraction" to represent the interest in the financial performance and economic value of AT&T Consumer Services Group reflected by AT&T Consumer Services Group tracking stock distributed to the public.

     To the extent that AT&T Consumer Services Group tracking stock issued to the public does not represent all of the interest in the financial performance and economic value of AT&T Consumer Services Group, the remaining interest in the financial performance and economic value of AT&T Consumer Services Group will be allocated to AT&T. If AT&T is allocated an interest in the financial performance and economic value of AT&T Consumer Services Group, AT&T will have the right to participate in any dividend, distribution or liquidation made to holders of AT&T Consumer Services Group tracking stock. This right to participate is AT&T's retained portion of value of AT&T Consumer Services Group. If all of the interest in the financial performance and economic value of AT&T Consumer Services Group is intended to be fully reflected by AT&T Consumer Services Group tracking stock held by the public, none will be allocated to AT&T and this fraction will equal one.

     Adjustments. Because the AT&T Consumer Services Group allocation fraction determines the relative percentage interest in AT&T Consumer Services Group of public holders of AT&T Consumer Services Group tracking stock, on the one hand, and AT&T, on the other hand, the AT&T Consumer Services Group allocation fraction may be adjusted from time to time as the AT&T Board deems appropriate for a number of reasons, including:

     - to reflect the fair market value of contributions or allocations by AT&T of cash, property or other assets or liabilities from AT&T or AT&T Business Services Group to AT&T Consumer Services Group (or vice versa);

     - to reflect the fair market value of contributions or allocations by AT&T of cash, property or other assets or liabilities of AT&T or AT&T Business Services Group to, or for the benefit of, employees of AT&T Consumer Services Group in connection with employee benefit plans or arrangements of AT&T or any of its subsidiaries (or vice versa);

     - to reflect the number of shares of AT&T capital stock contributed to, or for the benefit of, employees of AT&T Consumer Services Group in connection with benefit plans or arrangements of AT&T or any of its subsidiaries;

     - to reflect repurchases by AT&T of shares of AT&T Consumer Services Group tracking stock for the account of AT&T Consumer Services Group;

     - to reflect issuances of AT&T Consumer Services Group tracking stock for the account of AT&T Consumer Services Group;

     - to reflect dividends or other distributions to holders of AT&T Consumer Services Group tracking stock, to the extent no required payment is made to AT&T;

     - to reflect subdivisions and combinations of AT&T Consumer Services Group tracking stock and stock dividends payable in shares of AT&T Consumer Services Group tracking stock; and

     - under other circumstances as the AT&T Board determines appropriate to reflect the economic substance of any other event or circumstance.

     In addition, in determining the percentage interest of holders of AT&T Consumer Services Group tracking stock in any particular dividend or other distribution, AT&T will reduce the economic interest of holders of AT&T Consumer Services Group tracking stock to reflect dilution arising from shares of AT&T Consumer Services Group tracking stock reserved for issuance upon conversion, exercise or exchange of other securities that are entitled to participate in this dividend or other distribution.

     The Consumer Services Group tracking stock amendment provides that any adjustment of this kind must be made in a manner that the AT&T Board determines to be fair and equitable to holders of AT&T common stock and AT&T Consumer Services Group tracking stock. In the event that any assets or other property are acquired by AT&T or AT&T Business Services Group and allocated or contributed to AT&T Consumer Services Group, the consideration paid by AT&T or AT&T Business Services Group to acquire these assets or other property will be presumed to be its "fair market value" as of its acquisition. Any adjustment to the AT&T Consumer Services Group allocation fraction made by the AT&T Board in good faith in accordance with these principles will be at the sole discretion of the AT&T Board, without any required consent from AT&T shareholders or holders of AT&T Consumer Services Group tracking stock, and this good faith determination of the AT&T Board will be final and binding on all AT&T shareholders.

  VOTING RIGHTS

     Currently, holders of AT&T common stock have one vote per share. Each share of AT&T Consumer Services Group tracking stock will initially have one vote per share. If AT&T completes the AT&T Broadband spin-off or otherwise distributes one or more entities holding all or substantially all of the assets of its Broadband business to its securityholders, each share of AT&T Consumer Services Group tracking stock will initially have 2.5 votes per share. If the reverse stock split proposal is approved and implemented, the AT&T Consumer Services Group tracking stock would have .2 of a vote per share if the Broadband separation is not completed or .5 of a vote per share if the Broadband separation is completed. The voting rights of AT&T Consumer Services Group tracking stock will be subject to adjustments to reflect other stock splits, reverse stock splits, stock dividends or certain stock distributions with respect to AT&T common stock, AT&T Consumer Services Group tracking stock or any other class of AT&T common shares.

     Except as otherwise required by New York law or any special voting rights of any class or series of AT&T preferred stock or any other class of AT&T common shares, holders of shares of AT&T common stock, AT&T Consumer Services Group tracking stock, each other class of AT&T common shares, if any, that is entitled to vote, and holders of shares of each class or series of AT&T preferred stock, if any, that is entitled to vote, will vote as one class with respect to all matters to be voted on by AT&T shareholders. No separate class vote of AT&T Consumer Services Group tracking stock will be required, except as required by the New York Business Corporation Law.

  DIVIDENDS

     General. Following any issuance of AT&T Consumer Services Group tracking stock, it is currently expected that one-third of the current dividend payable on AT&T common stock will be allocated to AT&T common stock and that two-thirds of the dividend will be allocated to AT&T Consumer Services Group tracking stock. In that event, the aggregate dividend payable to holders of AT&T common stock and holders of AT&T Consumer Services Group tracking stock would be the same as that payable to holders of AT&T common stock before the issuance of AT&T Consumer Services Group tracking stock. The declaration of dividends by AT&T and the amount thereof will, however, be in the discretion of the AT&T Board and will depend upon each AT&T group's financial performance, the dividend policies and capital structures of comparable companies, each AT&T group's ongoing capital needs, and AT&T's results of operations, financial condition, cash requirements and future prospects and other factors deemed relevant by the AT&T Board. Payment of dividends also may be restricted by loan agreements, indentures and other transactions that AT&T enters into from time to time.


     Provided that AT&T has sufficient assets to pay a dividend under applicable law, the Consumer Services Group tracking stock amendment provides that dividends on AT&T Consumer Services Group tracking stock are limited to an available dividend amount that is designed to be equivalent to an allocable portion of the amount that would legally be available for dividends on that stock, plus an amount equal to the net income available to common shareowners of AT&T Consumer Services Group for the year in which the dividend is declared and/or the prior year, determined in each case as if AT&T Consumer Services Group were a stand-alone entity. Dividends on AT&T common stock are limited to the amount of legally available funds for all of AT&T less the sum of the available dividend amount for AT&T Consumer Services Group tracking stock (excluding the net income available to common shareowners amount referred to in the prior sentence except to the extent a dividend is paid in reliance on such clause, thereby reducing legally available funds).


     Discrimination among classes of common shares. The Consumer Services Group tracking stock amendment does not provide for mandatory dividends. The AT&T Board will have the sole authority and discretion to declare and pay dividends (or to refrain from declaring or paying dividends), in equal or unequal amounts, on AT&T common stock, AT&T Consumer Services Group tracking stock, any other class of AT&T common shares or any two or more of these classes. Subject to not exceeding the applicable available dividend amount, the AT&T Board has this power regardless of the relative available dividend amounts, prior dividend amounts declared, liquidation rights or any other factor.

  SHARE DISTRIBUTIONS

     AT&T may declare and pay a distribution consisting of shares of AT&T common stock, AT&T Consumer Services Group tracking stock or any other securities of AT&T, any subsidiary of AT&T or any other person to holders of AT&T common stock or AT&T Consumer Services Group tracking stock in accordance with the provisions described below. We refer to this type of distribution as a "share distribution."

     Distributions on AT&T common stock or AT&T Consumer Services Group tracking stock. AT&T may declare and pay a share distribution to holders of AT&T common stock, AT&T Consumer Services Group tracking stock or any other class of AT&T common shares consisting of any securities of AT&T, any subsidiary of AT&T, or any other person. However, securities attributable to an AT&T group may be distributed to holders of another AT&T group only for consideration. In the case of shares of AT&T Consumer Services Group tracking stock distributed to holders of AT&T common stock, the consideration may consist, in whole or in part, of a decrease in the retained portion of the value, if any, held by AT&T in AT&T Consumer Services Group.

     Discrimination among classes of AT&T common shares. The Consumer Services Group tracking stock amendment does not provide for mandatory share distributions. The AT&T Board will have the sole authority and discretion to declare and pay share distributions (or to refrain from declaring or paying share distributions), in equal or unequal amounts, on AT&T common stock, AT&T Consumer Services Group tracking stock, any other class of AT&T common shares or any two or more of these classes. Subject to not exceeding the applicable available dividend amounts, the AT&T Board has this power regardless of the relative available dividend amounts, prior share distributions amounts declared, liquidation rights or any other factor.

  REDEMPTION

     As described in this section, there are a number of different redemption alternatives, more than one of which may be available at a given time or in connection with a particular transaction. Holders could receive very different treatment depending on which alternative the AT&T Board selects. The AT&T Board is under no obligation to select the alternative that will treat holders of AT&T Consumer Services Group tracking stock most favorably. The AT&T Board may elect to undertake these redemption options, to the extent permitted by AT&T's charter, as amended by the Consumer Services Group tracking stock amendment, and applicable law, without any required consent from AT&T shareholders or holders of AT&T Consumer Service Group tracking stock.

     Redemption in exchange for shares of a new tracking stock of another company. At any time, the AT&T Board may redeem all outstanding shares of AT&T Consumer Services Group tracking stock for a new tracking stock of another entity that owns, holds or is subject to, directly or indirectly, all or substantially all of the assets and liabilities of AT&T Consumer Services Group as of immediately prior to the time of the redemption. In order to effect a redemption of this type, the new tracking stock must have substantially the same terms as those governing AT&T Consumer Services Group tracking stock, except as may result due to different law governing the other entity or as a result of provisions of the other entity's governing documents that are generally applicable to all classes of common stock, including with regard to the definition of "AT&T Consumer Services Group." Also, the number of shares of the new tracking stock issued per share of AT&T Consumer Services Group tracking stock must be intended to represent the same proportionate interest in AT&T Consumer Services Group as a share of AT&T Consumer Services Group tracking stock. In the event of a redemption of this type, the voting rights of the new tracking stock will be set based on the ratio, over a fixed measurement period, of the initial trading prices of the new tracking stock to trading prices of the other common stock of the entity issuing the new tracking stock.

     Redemption in exchange for shares of AT&T common stock. At any time, the AT&T Board, in its sole discretion, may redeem all outstanding shares of AT&T Consumer Services Group tracking stock for shares of AT&T common stock. In this event, each share of AT&T Consumer Services Group tracking stock will be redeemed in exchange for that number of shares of AT&T common stock, calculated to the nearest 1/10,000, equal to 110% of the ratio of the average market price per share of AT&T Consumer Services Group tracking stock to the average market price per share of AT&T common stock. The average market price for this purpose will generally be the average of the trading prices over a 40-trading day period ending 15 trading days prior to the announcement of the intention to redeem. However, if the redemption is conditioned on the occurrence of any other transaction or event and the AT&T Board determines that the other transaction or event is not likely to occur within 90 days, then the AT&T Board may determine, at the time of announcement of the intention to redeem, that the average market price will be the average of the trading prices over a 40-trading day period ending 15 trading days prior to mailing the notice of redemption. If the AT&T Board makes this determination, AT&T will announce it at the same time as it announces the intention to redeem.

     In general, AT&T will mail the notice of redemption at or shortly after announcement of the intention to redeem, except that, if the redemption is conditioned on the occurrence of any other transaction or event, the company may delay sending the redemption notice until the AT&T Board determines that the condition is likely to be satisfied within the time period set for redemption in the notice.

     Redemption in exchange for stock of subsidiaries in connection with a split-off of AT&T Consumer Services Group. The Consumer Services Group tracking stock amendment also provides that AT&T may, at any time, redeem all outstanding shares of AT&T Consumer Services Group tracking stock in exchange for a specified number of outstanding shares of common stock of a subsidiary of AT&T that satisfies certain requirements under the Code and that holds all of the assets and liabilities of AT&T Consumer Services Group. We refer to a subsidiary that satisfies these requirements as a "qualifying subsidiary." This type of redemption only may be made on a pro rata basis, and must be tax free to the holders of AT&T Consumer Services Group tracking stock, except with respect to any cash that holders receive in lieu of fractional shares.

     In this case, AT&T would exchange each share of AT&T Consumer Services Group tracking stock, on a pro rata basis, for an aggregate number of shares of common stock of the qualifying subsidiary equal to the number of outstanding shares of common stock of the qualifying subsidiary held by AT&T, or the number of shares of such qualifying subsidiary as is proportionate to the portion of the financial performance and economic value of AT&T Consumer Services Group intended to be represented by AT&T Consumer Services Group tracking stock if the AT&T Consumer Services Group allocation fraction is less than one. This redemption feature differs from a traditional spin-off, in which a shareholder retains its interest in the parent corporation and receives shares of the spun-off subsidiary via a pro rata distribution of the subsidiary's shares to the parent shareholders. By comparison, if the AT&T Consumer Services Group tracking stock is redeemed in exchange for stock in a qualifying subsidiary, the holder of AT&T Consumer Services Group tracking stock will no longer have an interest in AT&T.

     Redemption in connection with significant dispositions. In the event of a sale, transfer, assignment or other disposition by AT&T in a transaction or series of related transactions, of all or substantially all of the properties and assets of AT&T Consumer Services Group, AT&T generally is required to take one of the following actions, which action will be selected in the sole discretion of the AT&T Board:

     - AT&T may redeem each outstanding share of AT&T Consumer Services Group tracking stock in exchange for a number of shares of AT&T common stock (calculated to the nearest 1/10,000) equal to 110% of the ratio of the average market price per share of AT&T Consumer Services Group tracking stock to the average market price per share of AT&T common stock.

     - Subject to limitations, AT&T may declare and pay a dividend in cash and/or in securities (other than AT&T common stock) or other property to holders of the outstanding shares of AT&T Consumer Services Group tracking stock equally on a share-for-share basis in an aggregate amount equal to the after-tax net proceeds of the disposition allocable to AT&T Consumer Services Group tracking stock.

     - Subject to limitations, if the disposition involves the disposition of all, not merely substantially all, of the properties and assets of AT&T Consumer Services Group, AT&T may redeem all outstanding shares of AT&T Consumer Services Group tracking stock in exchange for cash and/or securities or other property in an aggregate amount equal to the net proceeds of the disposition allocable to AT&T Consumer Services Group tracking stock.

     - Subject to limitations, if the disposition involves substantially all, but not all, of the properties and assets of AT&T Consumer Services Group, AT&T may redeem a number of outstanding shares of AT&T Consumer Services Group tracking stock in exchange for a redemption price equal to the net proceeds of that disposition. The number of shares of AT&T Consumer Services Group tracking stock to be redeemed would be equal to the lesser of (1) a number determined by dividing the aggregate amount allocated to the redemption of these shares by the average market value of one share of AT&T Consumer Services Group tracking stock during the ten trading-day period beginning on the 15th trading day following the completion of that disposition and (2) the total number of outstanding shares of AT&T Consumer Services Group tracking stock.

     - Subject to limitations, AT&T may take a combination of the actions described in the preceding bullets whereby AT&T may redeem some shares of AT&T Consumer Services Group tracking stock in exchange for shares of AT&T common stock at the exchange rate described in the first bullet above, and use an amount equal to a portion of the net proceeds of the disposition allocable to AT&T Consumer Services Group tracking stock to either (1) declare and pay a dividend as described in the second bullet above, or (2) redeem part or all of the remaining shares of AT&T Consumer Services Group tracking stock as described in the third or fourth bullet above.

     For purposes of these provisions, "substantially all of the properties and assets" of AT&T Consumer Services Group as of any date means a portion of these properties and assets that represents at least 80% of the fair value of the properties and assets attributed to AT&T Consumer Services Group as of that date.

     Exceptions. The provisions described under "-- Redemption in connection with significant dispositions" will not apply, and AT&T will not be required to redeem any securities or make any dividend or other distribution it would otherwise be required to make, in some circumstances, including the following:

     - if, in connection with the underlying transaction, the AT&T Board redeems all outstanding shares of AT&T Consumer Services Group tracking stock for a new tracking stock of another entity that owns all of the material assets and liabilities of AT&T Consumer Services Group pursuant to "-- Redemption in exchange for shares of new tracking stock of new company;"

     - if the underlying disposition is conditioned upon the affirmative vote of a majority of holders of AT&T Consumer Services Group tracking stock, voting as a separate class;

     - if the disposition is in connection with a liquidation of AT&T;

     - if the disposition is to a person or group of which AT&T is the majority owner and AT&T Consumer Services Group receives in exchange primarily equity securities of that person or group as consideration;

     - if the disposition results in AT&T or its successor continuing to hold directly or indirectly all or substantially all of the properties and assets of AT&T Consumer Services Group;

     - in connection with a spin-off or similar distribution of AT&T's entire interest in AT&T Consumer Services Group to the holders of AT&T Consumer Services Group tracking stock, including a distribution that is made in connection with a mandatory redemption as described under "-- Redemption in exchange for stock of subsidiaries in connection with a spin-off of AT&T Consumer Services Group"; and

     - in connection with a "related business transaction," which generally means a disposition of all or substantially all of the assets attributed to AT&T Consumer Services Group in which AT&T receives equity securities of an entity that engages or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by AT&T Consumer Services Group prior to that transaction.

     Additionally, the provisions described under "-- Redemption in connection with significant dispositions" will not apply with respect to any merger, consolidation, sale of assets or stock, recapitalization or any other transaction or series of transactions in which all or substantially all of the properties and assets of AT&T are transferred to an entity not directly controlled by AT&T or AT&T shareholders, if in such transaction or series of transactions, each share of AT&T Consumer Services Group tracking stock is entitled to receive the same consideration, both in type and amount, as such share of AT&T Consumer Services Group tracking stock would have been entitled to receive had it been redeemed.

  GENERAL PROCEDURES

     Conditions. With regard to any redemption at the discretion of the AT&T Board, the AT&T Board may, in its discretion, condition such redemption on the occurrence or failure to occur of any events set forth in the applicable notice of redemption. The AT&T Board will have the right to waive any of these conditions in its sole discretion.

     Public announcements; notices. The Consumer Services Group tracking stock amendment provides that, in the case of specified dispositions or a redemption, AT&T will publicly announce or otherwise provide specified information to holders of AT&T Consumer Services Group tracking stock and, in the case of redemption at the discretion of the AT&T Board, give the notice of redemption no less than 15 days nor more than 90 days prior to the date of redemption. The redemption date may be a specified date or a date determined by reference to the occurrence of events.

     Fractional shares. The AT&T Board will not have to issue or deliver any fractional shares to any holder of AT&T Consumer Services Group tracking stock upon any redemption, dividend or other distribution under the provisions described under "-- Redemption." Instead of issuing fractional shares, AT&T will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

     No adjustments for dividends or other distributions. No adjustments for dividends will be made upon the exchange of any shares of AT&T Consumer Services Group tracking stock; except that, if a redemption date with respect to AT&T Consumer Services Group tracking stock comes after the record date for the payment of a dividend or other distribution to be paid on AT&T Consumer Services Group tracking stock but before the payment or distribution, the registered holders of those shares of AT&T Consumer Services Group tracking stock at the close of business on that record date will be entitled to receive the dividend or other distribution on the payment date, notwithstanding the redemption of those shares of stock or AT&T's default in payment of the dividend or distribution.

     Payment of taxes. If any person exchanging a certificate representing shares of AT&T Consumer Services Group tracking stock wants AT&T to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name, or establish, to the satisfaction of AT&T or its agent, that the tax has been paid or is not applicable.

  LIQUIDATION RIGHTS

     In the event of a liquidation, dissolution or winding up of AT&T, whether voluntary or involuntary, AT&T will first pay or provide for payment of debts and other liabilities of AT&T, including the liquidation preferences of any class or series of AT&T preferred stock. Thereafter, holders of the shares of AT&T common stock, AT&T Consumer Services Group tracking stock and any other class of AT&T common shares will share in the funds of AT&T remaining for distribution to its common shareholders in proportion to the aggregate market capitalization of the outstanding shares of each class of stock, as applicable, to the aggregate market capitalization of all the classes of AT&T common shares. AT&T will calculate the market capitalizations based on the 20 trading-day period ending on the trading day prior to the date of the public announcement of the liquidation, dissolution or winding up of AT&T.

     None of the following, by itself, will constitute a liquidation, dissolution or winding up of AT&T:

     - the consolidation or merger of AT&T with or into any other corporation or corporations or the sale, transfer or lease of all or substantially all of the assets of AT&T; or

     - any transaction or series of related transactions that results in all of the assets and liabilities included in AT&T Consumer Services Group being held by one or more AT&T Consumer Services Group subsidiaries and the distribution of AT&T Consumer Services Group subsidiaries, and no other material assets or liabilities, to holders of the outstanding AT&T Consumer Services Group tracking stock.

  DETERMINATIONS BY THE AT&T BOARD

     Any determinations made by the AT&T Board under any provision described in this section "-- Terms of the Consumer Services Group Tracking Stock Amendment" will be final and binding on all AT&T shareholders, except as may otherwise be required by law. AT&T will prepare a statement of any determination by the AT&T Board respecting the fair market value of any properties, assets or securities, and will file the statement with AT&T's Corporate Secretary. To the maximum extent permitted by law:

     - the terms of AT&T Consumer Services Group tracking stock grant to the AT&T Board discretion to select among different exchange, redemption or other options, more than one of which may be available at a particular time or in connection with a particular transaction,

     - the selection of an alternative, if any, will be a matter solely within the discretion of the AT&T Board and that the AT&T Board has no duty to select the alternative that will result in the best economic treatment for holders of either AT&T Consumer Services Group tracking stock or the AT&T common stock, and

     - no holder of any shares of AT&T Consumer Services Group tracking stock or AT&T common stock will have any claim based on which alternative the AT&T Board may elect, even if holders of the classes of stock are not treated equally.

  NO PREEMPTIVE RIGHTS

     Holders of AT&T common stock or AT&T Consumer Services Group tracking stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by AT&T.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Subject to the discussion under this section, neither the adoption of the Consumer Services Group tracking stock amendment nor the distribution of AT&T Consumer Services Group tracking stock to holders of AT&T common stock will be taxable to AT&T or holders of AT&T common stock.

     Holders of AT&T common stock who receive AT&T Consumer Services tracking stock in a pro rata distribution will allocate their tax basis in AT&T common stock between AT&T common stock and AT&T Consumer Services Group tracking stock in accordance with the relative fair market values of such stocks on the date on which AT&T Consumer Services Group tracking stock is distributed. A holder's holding period for AT&T Consumer Services Group tracking stock will include such holder's holding period of AT&T common stock with respect to which AT&T Consumer Services Group tracking stock is distributed.

     The conclusions in the two preceding paragraphs are not free from doubt. These conclusions assume that AT&T Consumer Services Group tracking stock is treated as a class of common stock of AT&T. The filing of consolidated income tax returns by AT&T together with AT&T Consumer Services Group also assumes that AT&T Consumer Services Group tracking stock is treated as a class of common stock of AT&T. While AT&T believes that, under current law, AT&T Consumer Services Group tracking stock will be treated as common stock of AT&T, there are no authorities directly on point nor will AT&T receive an advance ruling from the Internal Revenue Service. There is a risk that the Internal Revenue Service could assert that AT&T Consumer Services Group tracking stock is property other than common stock of AT&T. AT&T believes it is unlikely the Internal Revenue Service would prevail on that view, but no assurance can be given that the views expressed in the two preceding paragraphs, if contested, would be sustained by a court.

     The foregoing discussion under this section "-- Material Federal Income Tax Consequences" is only a general summary of the material U.S. federal income tax consequences of the issuance and distribution of AT&T Consumer Services Group tracking stock. It is not a complete analysis of all potential tax effects relevant to the issuance or distribution of AT&T Consumer Services Group tracking stock. The discussion does not address consequences that may be relevant to a particular AT&T common stock holder in light of this particular circumstances or to holders subject to special treatment under U.S. federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-U.S. persons, holders that acquired their AT&T common stock pursuant to the exercise of options or otherwise as compensation and holders that do not hold such shares as capital assets, nor any consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change, possibly with retroactive effect.

     AT&T URGES AT&T SHAREHOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE ISSUANCE AND DISTRIBUTION OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK TO THEM.

            REASONS FOR AT&T CONSUMER SERVICES GROUP TRACKING STOCK

     The AT&T Board recommends the Consumer Services charter amendment proposal based on its view that the Consumer Services charter amendment proposal will promote greater market recognition of the value of the various AT&T businesses. The AT&T Board considered the following factors among others in approving and recommending that AT&T shareholders approve the Consumer Services charter amendment proposal.

GREATER MARKET RECOGNITION OF VALUE

     AT&T believes that issuing securities intended to reflect the separate performance of AT&T Consumer Services Group will result in greater market recognition and realization of the value of AT&T and the distinct lines of business represented by each of AT&T Consumer Services Group and AT&T Business Services Group and allow the market to evaluate each of AT&T Consumer Services Group's and AT&T Business Services Group's results against those of its competitors.

GREATER FINANCIAL AND STRATEGIC FLEXIBILITY

     AT&T believes that the creation of AT&T Consumer Services Group tracking stock will provide AT&T with greater financial flexibility. AT&T expects that AT&T Consumer Services Group tracking stock may assist AT&T in meeting its capital needs by creating an additional publicly traded equity security that it can use to raise capital. In addition, the creation of AT&T Consumer Services Group tracking stock prior to the AT&T Comcast transaction will allow AT&T to issue AT&T Consumer Services Group tracking stock in potential group-specific acquisitions and investments. This would allow shareholders of an entity that AT&T Consumer Services Group acquires the opportunity to participate more directly in the success of the business in which that entity engages, rather than participating in the larger and more diversified AT&T enterprise.

INCREASED SHAREHOLDER CHOICE

     A corporation typically uses tracking stocks in situations where the corporation has two or more businesses that have different investor profiles. In this case, AT&T Consumer Services Group offers a particular set of services and targets a particular type of customer, distinct from AT&T Business Services Group. AT&T believes that the creation and issuance of AT&T Consumer Services Group tracking stock will provide investors with greater choice among the different types of investment currently embedded in AT&T.

MORE FOCUSED AND FLEXIBLE MANAGEMENT TEAMS

     AT&T believes that if the Consumer Services charter amendment proposal is approved and implemented, management of each of AT&T Consumer Services Group and AT&T Business Services Group would have a greater ability to focus on the execution of strategic objectives in its particular business and on reacting to changes in its competitive environment. AT&T believes that each of the AT&T groups would be a smaller, but more focused and flexible, business unit, in a better position to implement its respective business strategy and serve its customers more effectively through quicker decision making, more efficient deployment of resources, increased operational agility, and enhanced responsiveness to customers and markets and technological changes.

MANAGEMENT INCENTIVES

     AT&T believes the existence of AT&T Consumer Services Group tracking stock will permit the creation of more effective management incentive and retention programs. In particular, AT&T will be able to grant stock options and other incentive awards to employees of each of AT&T Consumer Services Group and AT&T Business Services Group that are tied more directly to the performance of each respective AT&T group. AT&T will seek to develop compensation plans to incent the delivery of services to benefit both groups.

TAX CONSIDERATIONS

     In addition, the AT&T Board considered that AT&T expects that implementation of the Consumer Services charter amendment will not be taxable for U.S. federal income tax purposes to AT&T or to AT&T shareholders.

ALTERNATIVE STRUCTURE

     The AT&T Board determined that the benefits to the AT&T Consumer Services Group from association with AT&T and the AT&T brand, the substantial overlaps between the AT&T Consumer Services Group and the AT&T Business Services Group, including shared use of AT&T Business Services Group's network, and the relative size of the AT&T Consumer Services Group as a stand-alone entity, among other factors, made a spin-off a less desirable alternative than creation of a tracking stock for the AT&T Consumer Services Group.

OTHER CONSIDERATIONS

     The AT&T Board noted the trading performance of other tracking stocks particularly those in the telecommunications industry. However, as no company is identical to AT&T and no business is identical to the AT&T Consumer Services Group, the AT&T Board considered the experiences of other companies to be not determinative.

POTENTIAL NEGATIVE CONSEQUENCES OF THE PROPOSALS

     The AT&T Board also considered the following potential adverse consequences of the creation of AT&T Consumer Services Group tracking stock, including the following:

     - the market price of AT&T Consumer Services Group tracking stock may not reflect the separate performance of AT&T Consumer Services Group,

     - holders of AT&T common stock and of AT&T Consumer Services Group tracking stock will continue to bear the risks associated with an investment in a single corporation and all of AT&T's businesses, assets and liabilities, and

     - managing relationships between the groups may be more difficult than has historically been the case as a result of potential conflicts between the groups.

     The AT&T Board also considered the risk factors related to the creation of AT&T Consumer Services Group tracking stock, described under "Summary and Overview -- Risk Factors Relating to AT&T Consumer Services Group Tracking Stock."

     The AT&T Board believes, however, that, on balance, the positive aspects of AT&T Consumer Services Group tracking stock outweigh any potentially adverse consequences.

RECOMMENDATION OF THE AT&T BOARD

     The AT&T Board has approved the Consumer Services charter amendment proposal and recommends that AT&T shareholders vote FOR the Consumer Services charter amendment proposal.

                  DESCRIPTION OF AT&T CONSUMER SERVICES GROUP

OVERVIEW

     AT&T Consumer Services Group is the leading provider of domestic and international long distance and transaction based services to residential consumers in the United States with approximately 60 million customer relationships. AT&T Consumer Services Group provides interstate and intrastate long distance communications services throughout the continental United States, and provides, or joins in providing with other carriers, communications services to and from Alaska, Hawaii, Puerto Rico and the Virgin Islands and international communications services to and from virtually all nations and territories around the world.

     AT&T Consumer Services Group provides a broad range of communications services to consumers individually and in combination with other services, including:

     - inbound and outbound domestic and international long distance;

     - transaction-based long distance services, such as operator-assisted calling services and prepaid phone cards;

     - local calling offers; and

     - dial-up Internet service through AT&T WorldNet Service.

     In addition, AT&T Consumer Services Group offers combined long distance and local services in selected locations and is developing a multi-service platform, the AT&T Worldnet High Speed Service, based upon DSL technology for combined voice, data and other broadband services.

     For the year ended December 31, 2001, AT&T Consumer Services Group had combined revenue of approximately $15.1 billion and combined EBITDA of approximately $5.0 billion.

AT&T CONSUMER SERVICES GROUP

     AT&T Consumer Services Group tracking stock is intended to reflect, although there is no guarantee that it will do so, the economic performance of AT&T Consumer Services Group, which includes the assets and liabilities shown in the combined balance sheets of AT&T Consumer Services Group. If AT&T acquires interests in other businesses, AT&T intends to attribute those assets and any related liabilities to AT&T Consumer Services Group or to AT&T Business Services Group in accordance with the AT&T Groups policy statement. All net income and cash flows generated by the assets attributed to AT&T Consumer Services Group will be attributed to AT&T Consumer Services Group and all net proceeds from any disposition of these assets also will be attributed to AT&T Consumer Services Group.

     Except as described elsewhere in this document AT&T attributes all of AT&T's current Consumer Services operations to AT&T Consumer Services Group, including:

     - all Consumer Services wireline long distance and local customers and AT&T WorldNet Service consumer customers;

     - all Consumer Services support non-network infrastructure, including ordering, provisioning, billing and care; and

     - all Consumer Services marketing operations.

     AT&T Consumer Services Group does not include any network plant, nodes, routing, switching or other transport infrastructure.

AGREEMENTS BETWEEN AT&T GROUPS

     The AT&T Groups policy statement provides that AT&T will seek to manage the AT&T Groups in a manner designed to give due consideration to the operations of both of the AT&T Groups. Following the issuance of AT&T Consumer Services Group tracking stock, AT&T Consumer Services Group will be able to:

     - use the AT&T brand name in accordance with a brand agreement with AT&T,

     - use AT&T's extensive network assets including its DSL assets in accordance with a master carrier agreement,

     - use AT&T's intellectual property and technology in accordance with an intellectual property agreement, and

     - participate in AT&T's purchasing contracts with major suppliers.

     The relationship between AT&T Business Services Group and AT&T Consumer Services Group will be governed by the AT&T Groups policy statement, including the process of fair dealing described under "-- Relationship between the AT&T Groups -- The AT&T Groups Policy Statement -- General Policy." Although the AT&T Board has no present intention to do so, it may modify, suspend or rescind the policies set forth in the AT&T Groups policy statement, adopt additional policies or make exceptions to existing polices, at any time, without the approval of AT&T shareholders, subject to limitations we describe under "Relationship between the AT&T Groups -- The AT&T Groups Policy Statement" the AT&T Board's fiduciary duties.

     If AT&T Consumer Services Group tracking stock is issued prior to the AT&T Broadband spin-off or if the spin-off does not occur, AT&T will include the business and operations of AT&T Broadband Group.

STRATEGY

     AT&T Consumer Services Group's goal is to maintain a leadership position in the long distance market and develop complementary products and services to maximize cash flow. Key strategic elements include:

     Attract and retain high value customers. AT&T Consumer Services Group focuses on acquiring and maintaining high value long distance customers with targeted offers and solicitations. AT&T Consumer Services Group believes that high value customers use AT&T's services more frequently and are more likely to use multiple service offerings such as local toll, calling card, international plans, AT&T WorldNet Service, local services and the AT&T Worldnet High Speed Service. Through the greater utilization of services, high value customers generate greater margins and hasten recuperation of marketing, sales and provisioning expenses.

     Increase operating efficiencies and reduce operating costs. AT&T Consumer Services Group seeks to maximize the utilization of its assets and reduce operating costs. In the three year period ended December 31, 2001, aggregate selling, general and administrative expenses have been reduced by over $1 billion and overall costs and expenses have decreased by nearly $6 billion. AT&T Consumer Services Group expects it will continue to reduce operating costs associated with AT&T's infrastructure through implementation of various business initiatives and by co-sourcing, outsourcing or other types of arrangements with third parties.

     Broaden its service lines. AT&T Consumer Services Group believes it can generate additional revenue by bundling AT&T long distance with other communications services including local services, AT&T WorldNet Services and high-speed data services. By bundling value-added services, AT&T Consumer Services Group believes it will substantially enhance its customers' reliance on its services, improve customer satisfaction and retention levels and increase sales of more profitable services.

     In addition, AT&T Consumer Services Group continues to evaluate new growth businesses that would provide additional services complementary to its current suite of product offerings. AT&T Consumer Services Group believes additional high value product offerings better enable it to attract new customers, migrate existing customers to more profitable product offerings and better satisfy the overall needs of its customers. New product and service offerings are evaluated and implemented in a manner designed to be consistent with AT&T Consumer Services Group's overall goal of maximizing cash flow.

     Leverage the AT&T brand to attract new customers. AT&T Consumer Services Group believes that the AT&T brand is very influential in consumers' purchasing decisions and positively impacts consumer awareness of, and confidence in, AT&T Consumer Services Group's products and services, as well as providing for an enhanced ability to cross-sell consumer services with other AT&T services. In addition, AT&T Consumer Services Group believes that its efforts to bundle products and services will help to further strengthen the AT&T brand by providing consumers with exposure to a broader range of AT&T Consumer Services Group's services and an improved overall consumer experience.

     Enhance customer satisfaction and loyalty. AT&T Consumer Services Group believes that achieving a high level of customer satisfaction is critical to successfully acquiring new customers and increasing retention of its existing customer base. AT&T Consumer Services Group has historically strived to maintain a high level of customer satisfaction through a portfolio of loyalty programs such as its spot loyalty bonus program, its Continental Airlines rewards program and its UPromise college education savings plan. AT&T Consumer Services Group will continue to focus on improving the customer care experience through various service enhancement initiatives including the introduction of convenience features such as e-payment of bills as well as increasing its portfolio of loyalty plans.

INDUSTRY OVERVIEW

     The communications services industry continues to change competitively and technologically both domestically and internationally, providing significant complexity and risks to the participants in these markets, particularly those not associated with an incumbent local exchange carrier. In the United States, the Telecommunications Act has had a significant impact on AT&T Consumer Services Group's business by establishing a statutory framework for opening the local service markets to competition and by allowing regional phone companies to provide in-region long distance services bundled with their existing local franchise. In addition, prices for long distance minutes and other basic communications services have declined as a result of competitive pressures, excess capacity as a result of substantial network build-out, the introduction of more efficient networks and advanced technologies, product substitution, and deregulation. In particular, consumer long distance voice usage is declining as a result of substitution of wireless services, Internet access and e-mail/instant messaging services. Competition in the provision of basic communications services to consumers is based more on price and less on other differentiating factors that appeal to the larger business market customers, such as the range of services offered, bundling of products, customer service, and communication quality, reliability and availability.

     The consumer long distance market is characterized by rapid deregulation and intense competition among long distance providers, and, more recently, incumbent local exchange carriers. Under the Telecommunications Act, a regional phone company may offer long distance services in a state within its region if the FCC finds, first, that the regional phone company's service territory within the state has been sufficiently opened to local competition, and second, that allowing the regional phone company to provide these services is in the public interest. As of April 1, 2002, regional phone companies have received approval to offer long distance in ten states and AT&T expects that regional phone companies will be successful in obtaining approval to offer long distance in the majority of the remaining states by the end of 2002. The incumbent local exchange carriers presently have numerous advantages as a result of their historic monopoly control over local exchanges. While these dynamics are creating downward pressure on stand-alone long distance, new opportunities are being created in the consumer industry, including local, data and bundled offers.

     The local voice market is currently dominated by the incumbent local exchange carriers. The Telecommunications Act has established a statutory framework for opening the local service markets to competition. AT&T Consumer Services Group has already entered the local voice business in selected markets and expects to expand its presence in this area.

     The data services market in the consumer segment is comprised primarily of Internet access, utilizing either dial-up or high speed access technologies, such as DSL and cable modems. Currently, AT&T Consumer Services Group offers products in the narrowband data segment and is conducting trials for products in the broadband data segment. Management believes both narrowband and broadband data services represent substantial revenue growth opportunities for AT&T Consumer Services Group.

SERVICES AND PRODUCTS

     LONG DISTANCE

     AT&T Consumer Services Group provides interstate and intrastate long distance telecommunications services throughout the continental United States and provides, or joins in providing with other carriers, telecommunications services to and from Alaska, Hawaii, Puerto Rico and the Virgin Islands and international telecommunications services to and from virtually all nations and territories around the world. Consumers can use AT&T Consumer Services Group's domestic and international long distance services through traditional "one plus" dialing of the desired call destination, through dial-up access or through use of AT&T calling cards.

     In the continental United States, AT&T Consumer Services Group provides long distance telecommunications services over AT&T Business Services' backbone network.

  CALLING CARD

     AT&T Consumer Services Group provides a vehicle for placing all "away from home" calls. The AT&T calling card can be used to place domestic and international calls in the U.S. and Canada by accessing 1-800CALLATT, 10-10-288 or 0+ the number dialed. Features include purchase limits, geographic restrictions, native language preference, voice messaging and sequence dialing. Customers can place calls over the AT&T network by using any of the following options: AT&T calling cards, local exchange carrier cards and commercial credit cards.

  TRANSACTION-BASED SERVICES

     AT&T Consumer Services Group offers a variety of transaction-based services that are designed to provide customers with an alternative to access long distance services as well as to provide assistance in completing long distance communications.

     Operator Services. Operator-assisted calling services include traditional collect calls, third party billing, person to person and long distance pay phone service.

     Directory Assistance. Directory Assistance is provided to customers both domestically and internationally, with an option to complete the call for a nominal extra charge.

     AT&T Direct Services. AT&T Consumer Services Group provides customers with the ability to reach the AT&T network from outside the U.S. By dialing the access code associated with the country of origin, customers can receive all the benefits of AT&T Consumer Services Group's calling card and operator-assisted calling services.

     AT&T True Messages. AT&T True Messages is a voice store and forward service. Using this service, callers can record a message in their own voice and have it delivered to a telephone number that they called or they can access AT&T True Messages directly and send a message.

     Accessible Communication Service. AT&T Consumer Services Group provides Telecommunications Relay Service for the deaf and hearing-impaired and speech-impaired customers to help them communicate with anyone in the world on the phone.

     1-800CALLATT (Collect). 1-800CALLATT for collect calls continues to be AT&T Consumer Services Group's lead discounted collect calling offer in the operator services portfolio. 1-800CALLATT is a domestic, automated, flat-rate collect calling service. The service is targeted at price conscious consumers and advertised nationally through multiple media channels. Optional collect messaging capabilities exist as well.

     AT&T PrePaid Card. AT&T PrePaid cards provide local, long distance and international calls charged to an AT&T PrePaid card account maintained on AT&T's PrePaid platform. The AT&T PrePaid card service is available 24 hours a day, 7 days a week. Currently, AT&T PrePaid cards are available in over 60,000 retail locations of various types including grocery, drug, convenience, mass merchandise, wholesale clubs, electronics/office and military/government. More than half of AT&T's prepaid card sales in 2001 were to a single retail account under an agreement with a one-term term.

     10-10-345. 10-10-345 is a non-AT&T-branded dial-around service that allows customers an alternative way to make a long distance call. The service is targeted at price-sensitive dial-around and other common carriers' users completing domestic and/or international calls from home. When customers dial 10-10-345, they pay a competitive per-minute rate, 24 hours a day, 7 days a week with a minimal surcharge per call. Charges made for calls using 10-10-345 are billed through the local exchange carrier.

  AT&T DSL SERVICE

     AT&T Consumer Services Group is currently developing and market testing an offer that bundles AT&T long distance with local services, using incumbent local exchange carrier network combinations, AT&T Worldnet Services and high-speed Internet access services, which AT&T Consumer Services Group delivers using DSL technology. The DSL Service would broaden AT&T Consumer Services Group's franchise from long distance to a portfolio of voice, Internet, high speed data, e-mail and messaging. In addition, AT&T Consumer Services Group would offer competitively priced local and long distance packages to customers with features such as voice mail and call waiting.

     The DSL Service is provided over traditional telephone "twisted pair" copper lines leased from local exchange carriers. Using electronics attached to a typical telephone line both at the customer premises (through a modem) and at a point in the AT&T network, the DSL Service provides customers with a continuous connection to the Internet, featuring AT&T Worldnet Service. The typical residential offering would feature connection speeds up to 12 times faster than 56k modem technology.

  COMBINED LOCAL AND LONG DISTANCE

     AT&T Consumer Services Group offers, as of April 1, 2002, customers combined local, via unbundled network elements platform, and long distance service in New York, Texas, Michigan and Georgia. AT&T Consumer Services Group handles all aspects of the phone service for the customer, including ordering, customer service, billing and inside wiring. AT&T Consumer Services Group also offers many of the same local calling features as the incumbent local exchange carriers, such as call waiting and caller ID.

  AT&T WORLDNET SERVICE

     AT&T offers dial-up Internet access to consumers through its AT&T WorldNet Service, a leading provider of Internet access service in the United States. AT&T WorldNet Service currently has dial-up subscribers that use IP communication services within the AT&T WorldNet Service offer, such as e-mail, calendar and alerting. AT&T Consumer Services Group's objective is to increase usage by the long distance customer base of AT&T Consumer Services Group's IP-based services and then migrate those customers to more advanced IP-based services, such as voice mail.

MARKETING, SALES AND CUSTOMER CARE

     AT&T Consumer Services Group develops customer awareness through its marketing and promotion efforts. AT&T Consumer Services Group markets its products and services to a broad spectrum of customers seeking to communicate locally or globally. AT&T Consumer Services Group markets under the AT&T brand, with the exception of its 10-10-345 service and certain prepaid card offerings, and strives to provide superior customer care. AT&T Consumer Services Group extensively utilizes direct marketing channels, including the Internet, direct mail, mass media, probe and transfer, and outbound telemarketing to communicate with its existing customer base as well as to market to prospective customers regarding the breadth of services available to them. AT&T Consumer Services Group's marketing efforts focus on offering its services to its customers based on their needs. These efforts involve the selling of stand-alone services, such as long distance, local and AT&T WorldNet Service, as well as bundled service offerings including long distance/AT&T WorldNet Service, long distance/local, and long distance/calling card.

     AT&T Consumer Services Group relies on an integrated sales and service team to solicit and handle customer contact opportunities. The customer care centers consist of a network of internal and external vendors. The breadth of support provided by the centers ranges from universal sales and service to specialized services based on functional area or customer needs. AT&T Consumer Services Group generally pays its vendors based on a contracted hourly rate and some on a pay-for-performance scale methodology. AT&T Consumer Services Group has 22 service centers, of which ten are operated by AT&T and 12 are outsourced to outside vendors. These service centers handle 9 million calls per month in 12 different languages.

     AT&T Consumer Services Group also has begun to implement various initiatives aimed at improving the overall quality of its sales channels as well as lowering its costs of adding new subscribers. Recent initiatives targeted at reducing costs and enhancing channel efficiencies have included the expansion of AT&T Consumer Services Group's on-line capacity and capabilities, including billing, sales and service, and the increased use of interactive voice response technology.

     AT&T Consumer Services Group is pursuing an e-enabling strategy designed to create a more convenient, interactive relationship with the consumer, while streamlining its existing processes and reducing the costs of providing services. AT&T Consumer Services Group's electronic consumer strategy embodies the entire business process from advertising and marketing through sales, ordering, billing, fulfillment, customer service, and after-sales support. AT&T Consumer Services Group is supplying a range of product information, bill management utilities and customer care capabilities designed to attract and retain its most valuable customers. AT&T Consumer Services Group's on-line billing infrastructure enables customers to view, sort, adjust, investigate and resolve questions regarding their billing statements. To further the relationship with specific customer segments, AT&T Consumer Services Group provides access to information in five languages other than English. These transactions are designed to increase consumer satisfaction by providing a new level of control and, in many cases, reduce time-consuming contacts with AT&T Consumer Services Group's care and sales channels.

     In January 2002, AT&T entered into a five-year agreement with Accenture Ltd., for Accenture to provide management, new technology and training for AT&T Consumer Services Group. Under the terms of the agreement, Accenture will be responsible for providing new technology development and ongoing management direction to improve AT&T Consumer Services Group's customer care operations, with goals of reducing costs, raising productivity, and improving sales and customer service. AT&T Consumer Services Group will continue to develop and implement its overall business and marketing strategies and new product offerings.

CUSTOMER OFFERS

     AT&T Consumer Services Group offers long distance customers a family of calling plans. These calling plans are simple and are consistently offered on the web and over the telephone. Further, these plans offer customers a broad choice of price points designed to meet their needs. Currently, there are two leading long distance offers. The first is the AT&T One Rate 7 cents Plan. For a monthly plan fee of $3.95, customers pay 7 cents per minute for direct dialed state-to-state long distance calls from home, at all times. The second is AT&T Unlimited, which offers AT&T residential long distance subscribers unlimited intraLATA and interLATA long distance calls from home to all other AT&T residential long distance customers served by Consumer Services in the United States for $19.95 per month. All other domestic direct-dialed calls under this plan are priced at 7 cents per minute.

     AT&T Consumer Services Group also offers various reward and partnership programs for higher spending long distance customers. For example, customers enrolled in AT&T rewards receive redemption options every six months based on their long distance spending. AT&T Consumer Services Group relationships with companies such as Continental Airlines, Inc., Starwood Hotels & Resorts Worldwide Inc. and Cablevision, among others, provide customers with options ranging from airline miles to hotel nights to premium cable channel upgrades. Recently, market research has indicated consumer interest in college investment funds. Through an agreement announced in January 2001 with UPromise Inc., a customer can receive a contribution equal to 4% of the cost of residential long distance calls made into a UPromise savings account to be used for college education. Consumers can also invite family and friends to participate in collectively building the UPromise savings account.

     AT&T WorldNet Service seeks to build brand recognition and customer loyalty and to make it easy for consumers to remain with AT&T WorldNet Service. In addition to direct marketing through brand name mass advertising, direct mail and magazine insert promotions and bundling offers, AT&T WorldNet Service maintains a large indirect channel marketing effort. Through this indirect channel, AT&T WorldNet Service software is bundled in new computers produced by major manufacturers and is included in millions of copies of software titles published by independent software vendors. AT&T WorldNet Service also has a co-branded ISP offer that enables businesses to offer customers their own branded, full-featured Internet access in affiliation with AT&T. AT&T WorldNet Service currently offers AT&T WorldNet Service Plus for $16.95 per month, which includes 150 hours of monthly usage (with additional hours billed at $.99/hour), video e-mail, and live technical support.

RATES AND BILLING

     AT&T Consumer Services Group generally continues to charge long distance customers for jurisdictionally intrastate services based on applicable tariffs filed with various individual states. However, effective as of August 1, 2001, the rates for state-to-state and international calls are now generally set by contract rather than by FCC tariffs as a result of an FCC de-tariffing order. Customers select different services and various rate plans, which determine the monthly or per minute price that customers pay on their long distance calls. Per minute rates typically vary based on a variety of factors, particularly the volume of usage and the day and time that calls are made.

     AT&T Consumer Services Group long distance charges may include fees per minute for transporting a call, per call or per minute surcharges, monthly recurring charges, minimums and price structures that offer a fixed number of minutes each month for a specific price and price structure that offer unlimited calling to certain numbers for a monthly fee. The fees per minute for transporting a call may vary by time of day or length of call and by whether the call is domestic or international. Within the United States, in-state rates may vary from interstate rates. These rate structures apply to customer dialed calls, calling card calls, directory assistance calls, operator-assisted calls and certain miscellaneous services. Customers also may be assessed a percentage of revenue, or a fixed monthly fee, to satisfy AT&T Consumer Services Group's obligations to recover U.S. federal- and state-mandated assessments and access surcharges.

     Customers for combined long distance and local services are charged a flat rate per month for local service and usage fees and/or monthly charges for long distance. AT&T Worldnet Service offers a variety of pricing plan options. Generally, customers are charged a flat rate for a certain number of hours with charges for each additional hour of usage. AT&T Worldnet Service also offers a plan without a usage restriction. The AT&T Worldnet High Speed Service will offer integrated high speed data combined with comprehensive voice services for one flat rate each month, generally billed electronically to a credit card or through electronic funds transfers.

     AT&T Consumer Services Group generally provides billing via traditional paper copy or on-line billing. The traditional paper bills provide call details for calls that are separately charged and are sent directly by AT&T or indirectly through local exchange carriers. An additional fee is charged for customers receiving their bills through local exchange carriers. In the case of on-line billing, the charges are billed to a credit card or directly debited from a checking account; call details for toll charges are available via the AT&T website.

COMPETITION

     Competition in communications services is based on price and pricing plans, types of services offered, customer service, access to customer premises and communications quality, reliability and availability. AT&T Consumer Services Group's principal competitors include the MCI Group of Worldcom, Inc., Sprint Corporation and regional phone companies. AT&T also experiences significant competition in long distance from dial-around resellers. In addition, long distance telecommunications providers have been facing competition from non-traditional sources, including as a result of technological substitutions, such as Internet telephony, high speed cable Internet service, e-mail and wireless services. Providers of competitive high-speed data offerings include cable television companies, direct broadcast satellite companies and DSL resellers.

     Incumbent local exchange carriers own the only universal telephone connection to the home, have very substantial capital and other resources, long-standing customer relationships and extensive existing facilities and network rights-of-way, and are AT&T Consumer Services Group's primary competitors in the local services market. In addition, it is anticipated that a number of long distance telecommunication, wireless and cable service providers and others have entered or will enter the local services market in competition with AT&T Consumer Services Group. Some of these potential competitors have substantial financial and other resources. AT&T Consumer Services Group also competes in the local services market with a number of competitive local exchange carriers, a few of which have existing local networks and significant financial resources. See "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors Relating to AT&T Consumer Services Group and AT&T Business Services Group -- AT&T Consumer Services Group and AT&T Business Services Group face substantial competition that may materially adversely impact both market share and margins."

     AT&T Consumer Services Group currently faces significant competition and expects that the level of competition will continue to increase. As competitive, regulatory and technological changes occur, including those occasioned by the Telecommunications Act described under "-- Legislative and Regulatory Developments -- Telecommunications Act of 1996," AT&T Consumer Services Group anticipates that new and different competitors will enter and expand their position in the communications services markets. These will include regional phone company competitors in existing states and new states plus entrants from other segments of the communications and information services industry or global competitors seeking to expand their market opportunities. Many of these new competitors are likely to enter with a strong market presence, well-recognized names and pre-existing direct customer relationships.

     The Telecommunications Act already has affected the competitive environment. Anticipating changes in the industry, non-regional phone company local exchange carriers, which are not required to implement the Telecommunications Act's competitive checklist prior to offering long distance in their home markets, have integrated their local service offerings with long distance offerings in advance of AT&T Consumer Services Group offering combined local and long distance service in these areas, adversely affecting AT&T Consumer Services Group's revenues and earnings in these service regions.

     In addition, the Telecommunications Act permits regional phone companies to provide in-region interLATA interexchange services after demonstrating to the FCC that providing these services is in the public interest and satisfying the conditions for developing local competition established by the Telecommunications Act. See "-- Legislative and Regulatory
Developments -- Telecommunications Act of 1996." Regional phone companies have petitioned the FCC for permission to provide interLATA interexchange services in one or more states within their home markets. In December 1999, Verizon became the first regional phone company to obtain approval to provide long distance in a state within its home territory, in New York. Petitions have been granted to regional phone companies with respect to ten states prior to April 1, 2002. AT&T expects that regional phone companies will be successful in obtaining approval to offer long distance in the majority of the remaining states by the end of 2002.

     To the extent that regional phone companies obtain in-region interLATA authority before the Telecommunications Act's checklist of conditions have been fully or satisfactorily implemented and adequate facilities-based local exchange competition exists, or before there is an ability to resell at fair and competitive rates there is a substantial risk that AT&T Consumer Services Group and other interexchange service providers, will be at a disadvantage to regional phone companies in providing both local service and combined service packages. Because it is widely anticipated that substantial numbers of long distance customers will seek to purchase local, interexchange and other services from a single carrier as part of a combined or full service package, any competitive disadvantage, inability to profitably provide local service at competitive rates or delays or limitations in providing local service or combined service packages could materially adversely affect AT&T Consumer Services Group's future revenue and earnings. In any event, the simultaneous entrance of numerous new competitors for interexchange and combined service packages is likely to materially adversely affect AT&T Consumer Services Group's future long distance revenue and could affect materially adversely future earnings.

     In addition to the matters referred to above, various other factors, including technological hurdles, market acceptance, start-up and ongoing costs associated with the provision of new services and local conditions and obstacles, could materially adversely affect the timing and success of AT&T Consumer Services Group's entrance into the local exchange services market and AT&T Consumer Services Group's ability to offer combined service packages that include local service.

EMPLOYEES

     At December 31, 2001, AT&T Consumer Services Group employed approximately 13,800 individuals in its operations, virtually all of whom are located in the United States. About 75% of the domestically located employees of AT&T Consumer Services Group are represented by unions. Of those represented by unions, about 96% are represented by the Communications Workers of America and about 4% are represented by the International Brotherhood of Electrical Workers, both of which are affiliated with the AFL-CIO. Labor agreements with most of these unions extend through May 2002.

LEGAL PROCEEDINGS

     In the normal course of business, AT&T Consumer Services Group is subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, AT&T Consumer Services Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. While these matters could affect operating results of any one quarter when resolved in future periods, it is management's opinion that after final disposition, any monetary liability or financial impact to AT&T Consumer Services Group beyond that provided for at year-end would not be material to AT&T Consumer Services Group's annual combined financial statements.

     For additional information on legal proceedings, please see the discussion on legal proceedings under "Legal Proceedings" contained in AT&T's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, which is incorporated by reference in this document. See "Additional Information for Shareholders -- Where You Can Find More Information."

LEGISLATIVE AND REGULATORY DEVELOPMENTS

     Telecommunications Act of 1996. In February 1996, the Telecommunications Act became law. The Telecommunications Act, among other things, was designed to foster local exchange competition by establishing a regulatory framework to govern new competitive entry in local and long distance telecommunications services. The Telecommunications Act permits a regional phone company to provide interexchange services originating in any state in its region after it demonstrates to the FCC that this provision is in the public interest and it satisfies the conditions for developing local competition established by the Telecommunications Act.

     In August 1996, the FCC adopted rules and regulations, including pricing rules, to implement the local competition provisions of the Telecommunications Act, including with respect to the terms and conditions of interconnection with local exchange carrier networks and the standards governing the purchase of unbundled network elements and wholesale services from local exchange carriers. These rules and regulations rely on state public utility commissions, or PUCs, to develop the specific rates and procedures applicable to particular states within the framework prescribed by the FCC.

     On July 18, 1997, the Eighth Circuit Court of Appeals issued a decision holding that the FCC lacked authority to establish pricing rules to implement the sections of the local competition provisions of the Telecommunications Act applicable to interconnection with incumbent local exchange carrier networks and the purchase of unbundled network elements and wholesale services from incumbent local exchange carriers. Accordingly, the Eighth Circuit Court of Appeals vacated the rules that the FCC had adopted in August 1996, and that had been stayed by the Court since September 1996. On October 14, 1997, the Eighth Circuit Court of Appeals vacated an FCC rule that prohibited incumbent local exchange carriers from separating network elements that are combined in an incumbent local exchange carrier's network, except at the request of the competitor purchasing the elements. This decision increased the difficulty and cost of providing competitive local service through the use of unbundled network elements purchased from incumbent local exchange carriers.

     On January 25, 1999, the Supreme Court issued a decision reversing the Eighth Circuit Court of Appeals' holding that the FCC lacks jurisdiction to establish pricing rules applicable to interconnection and the purchase of unbundled network elements, and the Eighth Circuit Court of Appeals' decision to vacate the FCC's rule prohibiting incumbent local exchange carriers from separating network elements that are combined in an incumbent local exchange carrier's network. The effect of the Supreme Court's decision was to reinstate the FCC's rules governing pricing and the separation of unbundled network elements. The pricing issues were then remanded to the Eighth Circuit Court of Appeals to consider the incumbent local exchange carriers' claims that, although the FCC has jurisdiction to adopt pricing rules, the rules it adopted are not consistent with the applicable provisions of the Telecommunications Act. The Supreme Court also vacated the FCC's rule identifying and defining the unbundled network elements that incumbent local exchange carriers are required to make available to new entrants, and directed the FCC to reexamine this issue in light of the standards mandated by the Telecommunications Act.

     In response to the Supreme Court's decision, in November 1999, the FCC completed its reexamination of, and released an order identifying and defining, the unbundled network elements that incumbent local exchange carriers are required to make available to new entrants. That order re-adopted the original list of elements, with certain limited exceptions. An association of incumbent local exchange carriers has appealed the FCC's order to the District of Columbia Circuit Court of Appeals, and has asked this Court to hear the appeal on an expedited basis. A number of parties, including AT&T and other incumbent local exchange carriers, have petitioned the FCC to reconsider and/or clarify its order. The FCC has moved to hold the appeal in abeyance pending its disposition of the reconsideration petitions. In addition, in December 2001 the FCC opened a proceeding in which it proposes to review the availability of unbundled network elements based on current market conditions. The FCC has proposed to respond to issues raised in the earlier reconsideration petitions in this new docket.

     In July 2000, the Eighth Circuit Court of Appeals issued a decision addressing the incumbent local exchange carriers' claims that the FCC's pricing rules are not consistent with the applicable provisions of the Telecommunications Act. It rejected the incumbent local exchange carriers' claims that the prices for network elements must be based on their "historical costs" rather than, as the FCC had held, their "forward-looking" costs. It also held, however, that the FCC rule providing that forward-looking costs should be calculated on the basis of the cost of the most efficient alternatives was contrary to the Telecommunications Act. The Eighth Circuit Court of Appeals then stayed this ruling to enable the parties to seek review before the Supreme Court, so the FCC's rules remain in effect until the Supreme Court decides the case. The Supreme Court agreed to review the Eighth Circuit Court of Appeals' decision, and a decision by the Supreme Court is anticipated by the end of June 2002. The Supreme Court will be considering the claims of AT&T, the FCC and others that the Eighth Circuit Court of

Appeals erred by invalidating the FCC rule, and the claim by the incumbent local exchange carriers that the Eighth Circuit Court of Appeals erred by not requiring prices to be based on their historical cost. The Supreme Court is also considering the Eighth Circuit's decision that incumbent local exchange carriers are not required to provide competitors with "new" combinations of unbundled network elements.

     The Eighth Circuit Court of Appeals also invalidated the FCC's rules setting the pricing methodology for resold local services. That aspect of its decision was not stayed and will not be reviewed by the Supreme Court. The effect of the most recent decision by the Eighth Circuit Court of Appeals is to increase the risks, costs, difficulties, and uncertainty of entering local markets through using the incumbent local exchange carriers' facilities and services.

     In addition, the United States House of Representatives has passed legislation that would permit the regional phone companies to provide certain long distance services without satisfying the Telecommunications Act's checklist of conditions and also would substantially reduce the regional phone companies' obligations to provide AT&T Consumer Services Group and other local competitors with the facilities needed to provide competitive local services, particularly high speed data services. The prospects that the United States Senate will pass such legislation remain uncertain. The FCC also opened a proceeding in February 2002 that could limit the obligations of the regional phone companies to provide AT&T Consumer Services Group and other local competitors with access to facilities needed to provide high speed data services. This proceeding, and the other FCC proceedings referenced above could also reduce the regional phone companies obligations to provide facilities to AT&T Consumer Services Group and other local competitors, and could accelerate the regional phone companies' ability to provide long distance services.

     In view of the proceedings pending before the Supreme Court, the District of Columbia Circuit Court of Appeals, the FCC and state PUCs and possible legislation, there can be no assurance that the prices and other conditions established in each state will provide for effective local service entry and competition or provide AT&T Consumer Services Group with new market opportunities.

     Regulation of Rates. AT&T Consumer Services Group is subject to the jurisdiction of the FCC with respect to interstate and international rates, lines and services, and other matters. From July 1989 to October 1995, the FCC regulated AT&T Consumer Services Group under a system known as "price caps" whereby AT&T Consumer Services Group's prices, rather than its earnings, were limited. On October 12, 1995, recognizing a decade of enormous change in the long distance market and finding that AT&T lacked market power in the interstate long distance market, the FCC reclassified AT&T as a "non-dominant" carrier for its domestic interstate services. Subsequently, the FCC determined that AT&T Consumer Services Group's international services were also non-dominant. As a result, AT&T Consumer Services Group became subject to the same regulations as its long distance competitors for these services. Thus, AT&T Consumer Services Group was no longer subject to price cap regulation for these services, was able to file tariffs that are presumed lawful on one day's notice, and was free of other regulations and reporting requirements that apply only to dominant carriers.

     In subsequent orders, the FCC decided to exercise its authority to forbear from requiring non-dominant carriers to file tariffs for their services; first for domestic interstate services and then for international services. As a result, non-dominant carriers, including AT&T Consumer Services Group, have implemented mechanisms other than tariffs to establish the terms and conditions that apply both to domestic, interstate telecommunications services and international services, effective August 1, 2001. Accordingly these mechanisms apply to virtually all of AT&T Consumer Services Group's interstate and international telecommunications services.

     In May 1997, the FCC adopted orders relating to price caps, access reform and universal service that substantially revised the level and structure of access charges that AT&T Consumer Services Group, as a long distance carrier, pays to incumbent local exchange carriers. Under the price cap order, local exchange carriers were required to reduce their price cap indices by 6.5% annually, less an adjustment for inflation, which has resulted in significant reductions in access charges that long distance companies pay to local exchange carriers. The access reform order permitted increased flat-rate assessments to multiline business customers and to residential customers other than for the primary telephone line. AT&T Consumer Services Group has agreed to pass through to consumers any savings to AT&T Consumer Services Group as a result of these access charge reforms. Consequently, AT&T Consumer Services Group's results after June 1997 reflect lower revenue per minute of usage and lower access and other interconnection costs per minute of usage.

     In May 2000, the FCC adopted the CALLS order for the price cap local exchange carriers, which made additional significant access and price cap changes. The CALLS order reduced by $3.2 billion during 2000 the interstate access charges that AT&T Consumer Services Group and other long distance carriers paid to these local exchange carriers for access to their networks, and established target access rates for the long distance carriers companies, which, over the next two years, will result in further reductions, albeit of a much smaller magnitude. Once the target rates are reached, the annual price reductions required by the price cap order no longer apply. In addition, the CALLS order removed implicit subsidies from access charges and converted them into an explicit, portable subsidy administered as part of the universal service program described below. Also, under the CALLS order, the caps on certain line-based costs that do not vary with usage have been increased so that these costs increasingly are recovered from end user customers. These restructurings allowed the reduction in access charges assessed on long distance carriers on a usage basis. As part of the CALLS order, AT&T Consumer Services Group agreed to pass through to customers access charge reductions over the five-year life of the CALLS order and made certain other commitments regarding the rate structure of certain residential long distance offerings. The FCC CALLS order was recently reversed and remanded in part, and is the subject of ongoing remand proceedings before the FCC.

     Under the August 1999 local exchange carrier pricing flexibility order, which was affirmed by the District of Columbia Circuit Court of Appeals in February 2001, the FCC established certain triggers that enable the price cap local exchange carriers to obtain pricing flexibility for their interstate access services, including Phase II relief that permits them to remove these services from price cap regulation. Although these triggers purportedly indicate a competitive presence, they may allow for premature deregulation that could force access rates upwards.

     Finally, in the universal service order, the FCC adopted a new mechanism for funding universal service, which includes programs that defray the costs of telephone service in high-cost areas, for low-income consumers, and for schools, libraries and rural health care providers. Specifically, the FCC expanded the set of carriers that must contribute to support universal service from solely long distance carriers to all carriers, including local exchange carriers, that provide interstate telecommunications services. Similarly, the set of carriers eligible for the universal service support has been expanded from only local exchange carriers to any eligible carrier providing local service to a customer, including AT&T Consumer Services Group as a new entrant in local markets. The universal service order also adopted measures to provide discounts on telecommunications services, Internet access and inside wiring for eligible schools and libraries and on telecommunications services only for rural health care providers. The mechanism used to collect universal service contributions relies on historical revenues, which disproportionately shifts the burden of these programs to carriers that are losing market share, like AT&T in the long distance market, to carriers that are growing market share. The FCC is currently considering reform of this mechanism.

     AT&T Consumer Services Group remains subject to the statutory requirements of Title II of the Communications Act of 1934, as amended. AT&T Consumer Services Group must offer service under rates, terms and conditions that are just, reasonable and not unreasonably discriminatory. It also is subject to the FCC's complaint process, and it must give notice to the FCC and affected customers prior to discontinuance, reduction or impairment of service.

     In addition to the matters described above with respect to the Telecommunications Act, PUCs or similar authorities having regulatory power over intrastate rates, lines and services and other matters regulate AT&T Consumer Services Group's local and intrastate communications services. The system of regulation applied to AT&T Consumer Services Group's intrastate and local communications services varies from state to state and generally includes various forms of pricing flexibility rules. AT&T Consumer Services Group's services are not regulated in the states through rate of return regulation.

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     To understand and place in context AT&T Consumer Services Group Management's Discussion and Analysis, we urge you to read the AT&T Corp.
Management's Discussion and Analysis on page   .

OVERVIEW

     AT&T Consumer Services Group is an integrated business of AT&T and is not a stand-alone entity. The combined financial statements included herein reflect the results of the proposed AT&T Consumer Services Group tracking stock. Separate financial statements are not required to be filed for tracking stocks. However, AT&T Consumer Services Group has provided the financial statements as an exhibit to this document to provide additional disclosures to investors to allow them to assess the financial performance of AT&T Consumer Services Group. Presenting separate financial statements for AT&T Consumer Services Group does not indicate that AT&T has changed title to any assets or responsibility for any liabilities, and does not purport to affect the rights of any of AT&T's creditors. Holders of AT&T Consumer Services Group tracking stock do not have claims against the assets of AT&T Consumer Services Group. Instead, AT&T Consumer Services Group shareholders own a separate class of AT&T common stock that is intended to reflect the financial performance and economic value of AT&T's consumer services businesses. Since the tracking stocks are governed by a common board of directors, AT&T's board of directors could make operational and financial decisions or implement policies that affect disproportionately the businesses of any group. For example, AT&T's board of directors may decide to transfer funds or to reallocate assets, liabilities, revenue, expenses and cash flows among groups, without the consent of shareholders. All actions by the board of directors are subject to the board members' fiduciary duties to all shareholders of AT&T as a group, not just to holders of a particular class of tracking stock, and to AT&T's charter, policy statements, by-laws and inter-company agreements.

     AT&T's board of directors may change or supplement the policies set forth in the tracking stock policy statements and AT&T's by-laws at the sole discretion of AT&T's board of directors, subject to the provisions of any inter-group agreement but without approval of AT&T's shareholders. In addition, the fact that AT&T has separate classes of common stock could give rise to occasions when the interests of the holders of the various classes of stock diverge, conflict or appear to diverge or conflict. AT&T's board of directors would make any change or addition to the policies set forth in the tracking stock policy statements or AT&T's by-laws, and would respond to any actual or apparent divergence of interest among AT&T's groups, in a manner consistent with its fiduciary duties to AT&T and all of AT&T's shareholders after giving consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of AT&T shares.

     YOU SHOULD CONSIDER THAT AS A RESULT OF THE FLEXIBILITY PROVIDED TO THE AT&T BOARD, IT MAY BE DIFFICULT FOR INVESTORS TO ASSESS THE FUTURE PROSPECTS OF A TRACKING STOCK GROUP BASED ON THAT GROUP'S PAST PERFORMANCE.

     AT&T Consumer Services Group is a leading provider of domestic and international long distance and transaction based services to residential consumers in the United States with approximately 60 million customer relationships. AT&T Consumer Services Group provides interstate and intrastate long distance communications services throughout the continental United States and provides, or joins in providing with other carriers, communications services to and from Alaska, Hawaii, Puerto Rico and the Virgin Islands and international communications services to and from virtually all nations and territories around the world.

     AT&T Consumer Services Group provides a broad range of communications services to consumers individually and in combination with other services, including: inbound and outbound domestic and international long distance through the traditional "one plus" dialing of the desired call destination; local toll calling; transaction-based long distance services such as calling cards and prepaid phone cards; local calling through unbundled network elements platform service offers; and dial-up Internet service through AT&T WorldNet Service.

     On October 25, 2000, AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units. On December 19, 2001, AT&T reaffirmed its commitment to creating a tracking stock designed to reflect the financial performance and economic value of AT&T Consumer Services Group. If the Consumer Services charter amendment proposal is approved, AT&T expects to distribute some or all of the tracking stock to AT&T shareholders in 2002.

     Debt has been allocated to AT&T Consumer Services Group based on AT&T's future view of AT&T's debt position after taking into account the significant deleveraging activities of AT&T Corp. This allocation took into account the following factors: prospective financing requirements, working capital and capital expenditure requirements, equity issuance and comparable company profiles. Changes in historical debt levels are based, in general, on historical cash flows generated by AT&T Consumer Services Group in relation to total AT&T. Such cash flows include acquisitions, dividend payments, capital expenditures and cash flows from operations. For purposes of this allocation, certain "corporate" activities were deemed to be partially funded by this entity by contributing proceeds to the parent for these activities. These activities included the repurchase of common shares by AT&T and cash payments associated with the TCI merger and the MediaOne acquisition. The interest expense on the allocated debt was calculated based on a rate intended to be equivalent to the rate AT&T Consumer Services Group would have received if it were a stand-alone entity. Long term debt due to AT&T matures in 2004, however, AT&T Consumer Services Group has the option to repay this debt prior to its stated maturity. Due to the expected positive operating cash flow of AT&T Consumer Services Group, the level of debt of AT&T Consumer Services Group in the future is expected to be significantly lower than the level at December 31, 2001.

CRITICAL ACCOUNTING POLICIES, ESTIMATES AND JUDGMENTS

     AT&T Consumer Services Group's financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities. Management continually evaluates its estimates and judgments including those related to revenue recognition, allowances for doubtful accounts, useful lives of property, plant and equipment, internal-use software and intangible assets, and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. AT&T Consumer Services Group believes that of its significant accounting policies, the following may involve a higher degree of judgment or complexity:

          Revenue recognition -- AT&T Consumer Services Group only records revenue for transactions which are considered to be part of its central, ongoing operations. AT&T Consumer Services Group recognizes long distance and local voice services revenue based upon minutes of traffic processed or contracted fee schedules, including sales of prepaid calling cards. Customer activation fees, along with the related costs up to but not exceeding the revenue, are deferred and amortized over the customer relationship period.

          Allowances for doubtful accounts -- AT&T Consumer Services Group maintains allowances for doubtful accounts for estimated losses which result from the inability of its customers to make required payments. AT&T Consumer Services Group bases its allowances on the likelihood of recoverability of accounts receivable based on past experience and taking into account current collection trends that are expected to continue. If economic or specific industry trends worsen beyond its estimates, AT&T Consumer Services Group would increase its allowances for doubtful accounts by recording additional expense. Accounts receivable are fully reserved for when past due 180 days or more.

          Estimated useful lives of property, plant and equipment, internal-use software and intangible assets -- AT&T Consumer Services Group estimates the useful lives of property, plant and equipment, internal-use software and intangible assets in order to determine the amount of depreciation and amortization expense to be recorded during any reporting period. The useful lives are estimated at the time the asset is acquired and are based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation and amortization expense in future periods. Alternatively, these types of technological changes could result in the recognition of an impairment charge to reflect the write-down in value of the asset. AT&T Consumer Services Group reviews these types of assets for impairment annually, or when events or circumstances indicate that the carrying amount may be not be recoverable over the remaining lives of the assets. In assessing impairments, AT&T Consumer Services Group uses cash flows which take into account management's estimates of future operations. Beginning January 1, 2002, in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets," AT&T Consumer Services Group will no longer amortize goodwill, but will test this asset at least annually for impairment.

          Income taxes -- Consolidated income tax provision, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to AT&T Consumer Services Group based principally on the taxable income and tax credits directly attributable to AT&T Consumer Services Group, essentially a stand-alone presentation. AT&T Consumer Services Group records deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of assets and liabilities. If enacted tax rates changed AT&T Consumer Services Group would adjust its deferred tax assets and liabilities, through the provision for income taxes in the period of change, to reflect the enacted tax rate expected to be in effect when the deferred tax items reverse. A one percentage point change in the enacted tax rates would increase or decrease net income by approximately $5 million.

COMBINED RESULTS OF OPERATIONS

     The comparison of 2001 results with 2000 was impacted by events that occurred during these two periods. For example, effective July 1, 2000, the FCC eliminated Primary Interexchange Carrier Charges, or per-line charges, that AT&T Consumer Services Group pays for residential and single-line businesses. The elimination of these per-line charges resulted in lower access expense, as well as lower revenue, since AT&T Consumer Services Group has historically billed its customers for these charges.

     The comparison of 2000 results with 1999 was impacted by events that occurred during these two years. For example, on January 5, 2000, AT&T launched Concert, its global joint venture with BT. AT&T contributed all of its international cross-border network facilities, the economic value of approximately 270 AT&T Business Services Group multinational customers specifically targeted for direct sales by Concert and substantially all international traffic of AT&T Consumer Services Group. As a result, AT&T Consumer Services Group's 2000 results do not include the revenue and expenses associated with international traffic contributed to Concert.

     On October 16, 2001, AT&T and BT announced that they had reached binding agreements to unwind Concert. Under the Concert dissolution agreement with BT, AT&T will reclaim customer contracts and assets that were initially contributed to the venture, including international transport facilities and gateway assets. The unwind of Concert closed on April 1, 2002.

     In addition, comparison of 2000 results with 1999 was impacted by the elimination of Primary Interexchange Carrier Charges.

  REVENUE

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                          ---------------------------
                                                           2001      2000      1999
                                                          -------   -------   -------
                                                             (DOLLARS IN MILLIONS)
Revenue.................................................  $15,079   $18,894   $21,753

     AT&T Consumer Services Group revenue declined 20.2%, or $3,815 million, in 2001 compared with 2000. The decline was primarily due to an approximate $3,680 million decline in traditional voice services, such as domestic and international dial services (long distance calls where the number "1" is dialed before the call), and domestic calling card services. The traditional voice services were negatively impacted by an acceleration of wireless and e-mail product substitution, and the impact of ongoing competition which has led to a loss of market share. In addition, the continued migration of customers to lower-priced products and optional calling plans has also negatively impacted revenue. As a result of the acceleration of substitution and competition, calling volumes declined at a low double-digit percentage rate in 2001. The revenue decline also reflects an approximate $500 million impact due to the elimination of per-line charges in July 2000. Partially offsetting these revenue declines was revenue growth of approximately $560 million for prepaid card services and local service. AT&T Consumer Services Group expects product substitution, competition, including the continued entry of the Regional Bell Operating Companies into the long distance market, as well as customer migration to lower-priced calling plans and products, to continue to negatively impact AT&T Consumer Services Group revenue in 2002.

     In 2000, AT&T Consumer Services Group revenue declined 13.1%, or $2,859 million, compared with 1999. Approximately $885 million of the decline was due to the elimination of per-line charges in 2000 and the impact of Concert. The remainder of the decline was primarily due to a decline in traditional voice services, reflecting the ongoing competitive nature of the consumer long distance industry, which has resulted in pricing pressures and a loss of market share. Also negatively impacting revenue was product substitution and market migration away from direct-dial wireline and higher-priced calling card services to the rapidly growing wireless services and lower-priced prepaid card services. As a result, calling volumes declined at a mid single-digit percentage rate in 2000.

  OPERATING EXPENSES

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Access and other connection................................  $4,040   $5,204   $6,223

     Access and other connection expenses decreased 22.4%, or $1,164 million, in 2001 compared with 2000. Included within access and other connection expenses are costs that AT&T Consumer Services Group pays to connect calls on the facilities of other service providers, as well as the Universal Service Fund contributions and per-line charges mandated by the FCC. Approximately $915 million of the decrease was due to lower per-line charges, mandated reductions in per minute access rates and lower international connection rates. In July 2000, per-line charges that AT&T paid for residential customers were eliminated by the FCC. Since most of the per-line and minute access-rate charges are passed through to the customer, these reductions have generally resulted in a corresponding impact on revenue. Also contributing to the decrease was approximately $465 million due to lower volumes. Partially offsetting these declines was higher local connectivity expense of approximately $215 million primarily due to the expansion of local service in New York and Texas.

     In 2002, access and other connection expenses will continue to decline as a result of lower long distance call volumes, continued mandated reductions in per minute access rates and lower universal service fund contributions. These reductions will be partially offset by an increase in local connectivity expenses primarily due to growth in local services.

     Access and other connection expenses declined $1,019 million, or 16.4%, in 2000 compared with 1999. Approximately $930 million of this decline was driven by mandated reductions in per-minute access rates in 2000 and decreased per-line charges. Approximately $295 million of this decline was driven by volume declines in 2000. These decreases were partially offset by an increase in Universal Service Fund contributions of about $225 million. In addition, local connectivity charges increased approximately $175 million, reflecting growth in the local business.

     Costs paid to telephone companies outside of the United States to connect calls made to countries outside of the United States (international settlements) also are included within access and other connection expenses. These costs decreased approximately $195 million in 2000, as a result of the commencement of operations of Concert. Concert incurred most of AT&T's international settlements, as well as earned most of AT&T's foreign-billed revenue, previously incurred and earned directly by AT&T Consumer Services Group. In 2000, Concert billed AT&T Consumer Services Group a net expense composed of international settlement (interconnection) expense, administrative fees, and foreign-billed revenue. The amount charged by Concert in 2000 was lower than interconnection expense incurred in 1999, since AT&T Consumer Services Group recorded these transactions as revenue and expense in 1999 as applicable.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Selling, general and administrative........................  $3,805   $4,128   $4,688

     Selling, general and administrative (SG&A) expenses decreased 7.8%, or $323 million, in 2001 compared with 2000, primarily due to lower costs associated with customer care and billing expenses and cost management efforts.

     In 2000, SG&A expenses decreased 11.9%, or $560 million, compared with 1999. This reduction was primarily attributed to cost control efforts such as targeted marketing, consolidation of functions and reduction of support and corporate staff headcount.

                                                                  FOR THE YEARS
                                                                ENDED DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Costs of services and products.............................  $2,382   $2,557   $3,316

     Costs of services and products expenses include such costs as the transport costs for utilizing AT&T's network, operator services costs, and the provision for uncollectible receivables. Costs of services and products decreased 6.8%, or $175 million, in 2001 compared with 2000. Approximately $135 million of the decrease was due to lower costs for utilizing AT&T's network, primarily as a result of lower volumes. An additional $70 million of the decrease was due to lower operator services costs, also related to lower volumes.

     In 2000, costs of services and products decreased 22.9%, or $759 million, compared with 1999. These declines were due to volume declines and network cost-control initiatives of approximately $560 million, and the lower provision for uncollectible receivables of $154 million.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Depreciation and amortization...............................  $200    $167    $184

     Depreciation and amortization expenses increased 19.8%, or $33 million, compared with 2000. In 2000, depreciation and amortization expenses decreased 9.2%, or $17 million, compared with 1999. Capital expenditures and additions to internal-use software for 2001, 2000 and 1999 were $140 million, $148 million and $299 million, respectively.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Net restructuring and other charges.........................   $31     $97     $7

     During 2001, AT&T Consumer Services Group recorded $31 million of net restructuring and other charges, which represented restructuring and exit costs in conjunction with AT&T's continued cost reduction initiatives, primarily related to headcount reductions, including the consolidation of customer care, fraud investigation centers and call centers. The exit costs represent termination benefits associated with the separation of 666 employees, 91 of which were part of voluntary termination plans, and 575 of which were part of involuntary termination plans. Approximately 25% of the individuals were management employees and 75% were nonmanagement employees. Approximately 12% of the employees affected by the 2001 restructuring charges left their positions as of December 31, 2001, and the remaining will leave the company throughout 2002.

     The restructuring and exit plans did not yield cash savings (net of severance benefit payouts) in 2001. In subsequent years, the net cash savings will increase, due to the timing of actual separations and associated payments, until the completion of the exit plan at which time AT&T Consumer Services Group expects to yield approximately $37 million of cash savings per year. Accordingly, there was no benefit to operating income (net of restructuring charges recorded) in 2001. In subsequent years, the operating income benefit will increase, due to timing of actual separations, until the completion of the exit plan at which time AT&T Consumer Services Group expects a benefit to operating income of approximately $42 million per year.

     During 2000, AT&T Consumer Services Group recorded $97 million of net restructuring and other charges, which included $18 million of asset impairment charges related to the write-down of unrecoverable assets in certain businesses where the carrying value was no longer supported by estimated future cash flows and $79 million for restructuring and exit costs. The restructuring and exit plans primarily focused on headcount reductions, including the consolidation of customer care and call centers. Included in exit costs was $79 million of cash termination benefits associated with the involuntary separation of about 1,300 employees. Approximately 65% of the individuals were management employees and 35% were nonmanagement employees.

     During 1999, AT&T Consumer Services Group recorded $7 million of net restructuring and other charges. This $7 million charge for restructuring and exit costs was recorded in conjunction with AT&T's initiative to reduce costs. The restructuring and exit plans primarily focused on the maximization of synergies through headcount reductions, including the consolidation of customer care and call centers. The exit costs represent cash termination benefits associated with the separation of 164 employees as part of involuntary termination plans. All of the terminations were nonmanagement employees.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Operating income...........................................  $4,621   $6,741   $7,335

     Operating income decreased 31.4%, or $2,120 million, in 2001 compared with 2000. In 2000, operating income decreased 8.1%, or $594 million, compared with 1999. The decrease in both periods was primarily due to revenue declines, partially offset by reductions in operating expenses. Operating income margin (operating income as a percent of revenue) was 30.6%, 35.7% and 33.7% in 2001, 2000 and 1999, respectively. As customers substitute long distance calling with wireless and e-mail services and migrate to lower priced calling plans and lower margin products, they tend to remain AT&T Consumer Services Group customers. However, these customers generate less revenue while the billing, customer care and fixed costs generally remain, resulting in lower operating income margins. AT&T Consumer Services Group expects the impacts of continued revenue decline to negatively impact operating income and margins in future periods.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Other income, net...........................................  $189     $81    $208

     Other income increased 133.3%, or $108 million, in 2001 compared with 2000. This increase was primarily due to the receipt of $139 million for the settlement of contract disputes relating to obligations resulting from the sale of AT&T Universal Card Services to Citigroup in 1998.

     Other income decreased 61.1%, or $127 million, in 2000 compared with 1999. This decrease was primarily due to the 1999 sale of AT&T Consumer Services Group's Language Line Service business, which resulted in a gain of $153 million.

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Interest expense............................................  $154    $164     $41

     Interest expense decreased 6.1%, or $10 million, in 2001 compared with 2000. The decrease was attributable to a decrease in the average long-term debt due to AT&T.

     Interest expense increased 300%, or $123 million, in 2000 compared with 1999. The increase was attributable to an increase in the average long-term debt due to AT&T.

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Provision for income taxes.................................  $1,783   $2,546   $2,869

     The provision for income taxes decreased 30.0%, or $763 million, in 2001 compared with 2000. The provision for income taxes decreased 11.3%, or $323 million, in 2000 compared with 1999. The decrease in both periods was primarily due to lower income before income taxes.

     The effective income tax rate is the provision for income taxes as a percentage of income before income taxes. The effective income tax rate for AT&T Consumer Services Group was 38.3%, 38.2%, and 38.2%, in 2001, 2000 and 1999, respectively. The effective income tax rate is higher than the 35% statutory federal tax rate principally due to state income taxes, net of federal benefits.

LIQUIDITY

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                          ---------------------------
                                                           2001      2000      1999
                                                          -------   -------   -------
                                                             (DOLLARS IN MILLIONS)
Cash Flows:
  Provided by operating activities......................  $ 3,766   $ 4,787   $ 4,350
  (Used in) provided by investing activities............     (139)     (132)    1,398
  Used in financing activities..........................   (3,626)   (4,661)   (5,742)

     In 2001, net cash provided by operating activities decreased $1,021 million. This decrease was primarily due to a decrease in net income, excluding the noncash impacts of depreciation and amortization, and a decrease in accounts payable. These decreases were partially offset by a decrease in accounts receivable and changes in other operating assets and liabilities.

     In 2000, net cash provided by operating activities increased $437 million compared with 1999. This increase was primarily due to a lower increase in accounts receivable and an increase in accounts payable, partially offset by a decrease in net income excluding the noncash impacts of depreciation and amortization and the provision for uncollectibles.

     Investing activities resulted in a net use of cash of $139 million and $132 million for 2001 and 2000, respectively. The primary use of cash in both years was for capital expenditures and additions to internal-use software. In 1999, net cash provided by investing activities of $1,398 million was primarily due to the repayment of a short-term loan receivable from AT&T.

     In 2001, net cash used in financing activities decreased by $1,035 million primarily as a result of lower contributions to AT&T as well as lower dividend payments due to the reduction in the AT&T annual dividend rate from $0.88 per share to $0.15 per share, two-thirds of which is funded by AT&T Consumer Services Group. These decreases were partially offset by repayments of long-term debt due to AT&T. In 2000, net cash used in financing activities decreased by $1,081 million over 1999 primarily due to an increase in long-term debt due to AT&T, partially offset by higher contributions to AT&T and higher dividend payments.

     Due to the expected positive operating cash flow of AT&T Consumer Services Group, the level of debt of AT&T Consumer Services Group in the future is expected to be significantly lower than the level at December 31, 2001. Accordingly, the interest payments on the debt are expected to significantly decline.

     In 2002, AT&T Consumer Services Group expects to fund operations primarily with cash from operations. If economic conditions worsen or do not improve and/or competition and product substitution accelerate beyond current expectations, AT&T Consumer Services Group's cash flow from operations would decrease, negatively impacting liquidity.

     The following summarizes AT&T Consumer Services Group's contractual obligations at December 31, 2001, and the effect such obligations are expected to have on liquidity and cash flow in future periods.

                                                                                    AFTER
                                                      LESS THAN    2-3      4-5       5
                                             TOTAL     1 YEAR     YEARS    YEARS    YEARS
                                             ------   ---------   ------   -----   -------
                                                          DOLLARS IN MILLIONS
Long-term debt.............................  $  978     $ --      $  978   $ --      $--
Unconditional purchase obligations(a)......     922      391         428    103      --
                                             ------     ----      ------   ----      --
Total contractual cash obligations.........  $1,900     $391      $1,406   $103      $--

---------------

(a) AT&T has contracted obligations to utilize network facilities from local exchange carriers with terms greater than one year that AT&T Consumer Services Group operates under. These contracts are based on volumes and have penalty fees if certain volume levels are not met. AT&T would incur penalties to exit these contracts in any given year in the amount of approximately $1.5 billion. A portion of any penalties associated with these contracts could be attributed to AT&T Consumer Services Group.

AT&T'S BOARD OF DIRECTORS HAS THE POWER TO MAKE DETERMINATIONS THAT MAY IMPACT THE FINANCIAL AND LIQUIDITY POSITION OF EACH OF ITS TRACKING STOCK GROUPS. THIS POWER INCLUDES THE ABILITY TO SET PRIORITIES FOR USE OF CAPITAL AND DEBT CAPACITY, TO DETERMINE CASH MANAGEMENT AND DIVIDEND POLICIES AND TO MAKE DECISIONS REGARDING WHETHER TO MAKE CAPITAL EXPENDITURES AND AS TO THE TIMING AND AMOUNT OF ANY CAPITAL EXPENDITURES. ALL ACTIONS BY THE BOARD OF DIRECTORS ARE SUBJECT TO THE BOARD MEMBERS FIDUCIARY DUTIES TO ALL SHAREHOLDERS OF AT&T AS A GROUP, NOT JUST TO HOLDERS OF A PARTICULAR CLASS OF TRACKING STOCK, TO AT&T'S POLICY STATEMENTS, BY-LAWS AND INTER-COMPANY AGREEMENTS. AS A RESULT OF

THIS DISCRETION OF AT&T'S BOARD OF DIRECTORS, IT MAY BE DIFFICULT FOR INVESTORS TO ASSESS EACH GROUP'S LIQUIDITY AND CAPITAL RESOURCE NEEDS AND IN TURN THE FUTURE PROSPECTS OF EACH GROUP BASED ON PAST PERFORMANCE.

FINANCIAL CONDITION

                                                                 AT DECEMBER 31,
                                                              ----------------------
                                                                2001         2000
                                                              ---------   ----------
                                                              (DOLLARS IN MILLIONS)
Total assets................................................   $2,344      $ 3,543
Total liabilities...........................................    2,627        6,084
Combined attributed net (liabilities) assets................     (283)      (2,541)

     Total assets decreased 33.8%, or $1,199 million, during 2001. The decrease in total assets was primarily associated with a decrease in accounts receivable, reflecting lower revenue.

     Total liabilities decreased 56.8%, or $3,457 million during 2001. This decrease was primarily due to the repayment of $3,022 million of long-term debt due to AT&T and a decrease in accounts payable.

     Total combined attributed net liabilities decreased $2,258 million in 2001, reflecting net income of $2,873 million, partially offset by dividends of $360 million and contributions to AT&T of $255 million.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," which superceded Accounting Principles Board
(APB) Opinion No. 16. SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS No. 141 establishes criteria for the recognition of intangible assets separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on AT&T Consumer Services Group's results of operations, financial position or cash flows.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which superceded APB Opinion No. 17. Under SFAS No. 142, goodwill and indefinite-lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS No. 142 is effective for AT&T Consumer Services Group as of January 1, 2002. In connection with the adoption of this standard, AT&T Consumer Services Group's unamortized goodwill balance will no longer be amortized, but will continue to be tested for impairment. The goodwill balance at December 31, 2001 was $70 million, and the related amortization in 2001 was $9 million. In accordance with SFAS No. 142, the goodwill was tested for impairment by comparing the fair value of AT&T Consumer Services Group to its carrying value. As of January 1, 2002, the fair value of AT&T Consumer Services Group exceeded its carrying value, therefore no impairment loss will be recognized upon implementation.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. For AT&T Consumer Services Group, this means the standard will be adopted on January 1, 2003. AT&T Consumer Services Group does not expect that the adoption of this statement will have a material impact on AT&T Consumer Services Group's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which superceded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS No. 121, SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also amends ARB No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for AT&T Consumer Services Group as of January 1, 2002. The adoption of SFAS No. 144 will not have a material impact on AT&T Consumer Services Group's results of operations, financial position or cash flows.

                      RELATIONSHIP BETWEEN THE AT&T GROUPS

     AT&T shareholders should read the by-law amendment relating to the AT&T Groups capital stock committee and the AT&T Groups policy statement, copies of which are attached as Annexes N and O, respectively, to this document.

THE AT&T GROUPS CAPITAL STOCK COMMITTEE

     Upon creation and issuance of AT&T Consumer Services Group tracking stock, AT&T will amend AT&T's by-laws to establish an AT&T Groups capital stock committee of the AT&T Board to oversee the interaction among the businesses of the AT&T groups. The members of the AT&T Groups capital stock committee will be independent directors selected by the AT&T Board. The by-law amendment provides that the AT&T Board will delegate to the AT&T Groups capital stock committee authority to:

     - interpret, make determinations under and oversee the implementation of the policies described in the Policy Statement Regarding AT&T Groups Tracking Stock Matters described under "-- The AT&T Groups Policy Statement;"

     - review the policies, programs and practices of AT&T relating to:

      -- business and financial relationships of the AT&T groups, and

      -- any matters arising in connection with any of the foregoing, all to the extent the AT&T Groups capital stock committee may deem appropriate; and

     - recommend changes in the policies, programs and practices that the AT&T Groups capital stock committee may deem appropriate.

     The AT&T Groups capital stock committee will have and may exercise other powers, authority and responsibilities as the AT&T Board may determine from time to time.


     However, there will not be a separate board of directors for AT&T Consumer Services Group and the AT&T Groups capital stock committee will not function as a board of directors for AT&T Consumer Services Group tracking stock. Under existing law, neither the AT&T Board nor the AT&T Groups capital stock committee owes a separate fiduciary duty to the holders of AT&T Consumer Services Group tracking stock apart from the general duty that is owed to all AT&T shareholders as a whole.


     Although the AT&T Board has no present intention to do so, it may modify, suspend or rescind the by-law amendment or adopt additional by-laws, at any time, without the approval of AT&T shareholders, subject to the AT&T Board's fiduciary duties.

THE AT&T GROUPS POLICY STATEMENT

     In connection with the creation and issuance of AT&T Consumer Services Group tracking stock, AT&T will, effective upon issuance of AT&T Consumer Services Group tracking stock, adopt the AT&T Groups policy statement.

  GENERAL POLICY

     The AT&T Board has determined that all material matters in which holders of AT&T common stock and AT&T Consumer Services Group tracking stock may have divergent interests generally will be resolved in a manner that is in the best interests of AT&T and all AT&T common shareholders as a whole after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of AT&T common shares. Under the AT&T Groups policy statement, the relationships between AT&T groups and the means by which the terms of any material transactions among them will be determined will be governed by a process of fair dealing.

  RELATIONSHIP BETWEEN AT&T GROUPS

     The AT&T Groups policy statement provides that AT&T will seek to manage AT&T groups in a manner that maximizes the operational performance and value of all AT&T groups taken as a whole, even though in certain circumstances actions could disproportionately impact an individual group; provided, however, that such disproportionate actions will not, in the aggregate, have an adverse material impact on the results of operations or financial position of either group.

     General. Subject to special arrangements or existing commercial arrangements in effect at the time the AT&T Groups policy statement is adopted (and renewals or extensions thereof), the AT&T Groups policy statement provides that, except as otherwise provided in the AT&T Groups policy statement, all material commercial transactions among the AT&T groups will be on commercially reasonable terms taken as a whole, and will be subject to the review and approval of the AT&T Groups capital stock committee.

     The AT&T groups may make loans to each other on terms and conditions substantially equivalent to the interest rates and terms and conditions that the AT&T groups would be able to obtain from third parties without the benefit of support or guarantee by AT&T. AT&T expects that AT&T Consumer Services Group will make such loans from time to time to AT&T Business Services Group. For example, AT&T Consumer Services Group may loan funds to AT&T Business Services Group to continue to upgrade its network and make new functions and features available on the network.

     For shared corporate services that arise as a result of being part of a combined entity, including securities filing and financial reporting services, costs relating to these services will be:

     - allocated directly to the AT&T group utilizing those services, and

     - if not directly allocable to an AT&T group, allocated between the AT&T groups on a fair and reasonable basis as the AT&T Board determines.

     For other support services, the AT&T Groups policy statement provides that the AT&T groups will seek to achieve enterprise efficiencies to reduce the aggregate costs incurred by the AT&T groups on a combined basis.

  CORPORATE OPPORTUNITIES

     The AT&T Groups policy statement provides that the AT&T Board will allocate any business opportunities and operations, any acquired assets and businesses and any assumed liabilities between the AT&T groups, in whole or in part, as it considers to be in the best interests of AT&T and AT&T shareholders as a whole and as contemplated by the other provisions of the AT&T Groups policy statement. If a business opportunity or operation, an acquired asset or business, or an assumed liability would be suitable to be undertaken by or allocated to more than one AT&T group, the AT&T Board will allocate it using its business judgment or in accordance with procedures that the AT&T Board adopts from time to time to ensure that decisions will be made in the best interests of AT&T and AT&T shareholders as a whole. Any allocation of this type may involve the consideration of a number of factors that the AT&T Board determines to be relevant, including, without limitation, whether the business opportunity or operation, the acquired asset or business, or the assumed liability is principally within the existing scope of an AT&T group's business and whether an AT&T group is comparatively better positioned to undertake or have allocated to it the business opportunity or operation, acquired asset or business or assumed liability.

     Except under the AT&T Groups policy statement and any other policies adopted by the AT&T Board, and except as may arise under branding agreements and arrangements, neither AT&T group will have any duty, responsibility or obligation to refrain from:

     - engaging in the same or similar activities or lines of business as any member of the other AT&T group;

     - doing business with any potential or actual supplier, competitor or customer of any member of the other AT&T group; or

     - engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other AT&T group.

     In addition, except under the AT&T Groups policy statement and any other policies adopted by the AT&T Board, neither AT&T group will have any duty, responsibility or obligation:

     - to communicate or offer any business or other corporate opportunity to any other person, including any business or other corporate opportunity that may arise that more than one AT&T group may be financially able to undertake, and that is, from its nature, in the line of more than one AT&T group's business and is of practical advantage to more than one AT&T group;

     - to provide financial support to the other AT&T group, or any member of the other AT&T group, except as described under "-- Relationships with AT&T Business Services Group -- Financing Arrangements;" or

     - otherwise to assist the other AT&T group.

     Under no circumstances will any members of either AT&T group be prevented from entering into written agreements with the other AT&T group to define or restrict any aspect of the relationship between the AT&T groups.

  DIVIDEND POLICY

     The AT&T Groups policy statement provides that, subject to the limitations on dividends set forth in AT&T's charter, including any preferential rights of any series of AT&T preferred stock, and to the limitations of applicable law, holders of shares of any class of AT&T common stock will be entitled to receive dividends on that AT&T stock when, as and if the AT&T Board authorizes and declares dividends on that AT&T stock. The payment of dividends on any class of AT&T common stock will be a business decision that the AT&T Board makes from time to time based on the results of operations, financial condition, cash requirements and future prospects of AT&T and other factors that the AT&T Board considers relevant. Payment of dividends on any class of AT&T common stock also may be restricted by loan agreements, indentures and other transactions that AT&T enters into from time to time.

     Following any issuance of AT&T Consumer Services Group tracking stock, it is currently expected that one-third of the current dividend payable on AT&T common stock will be allocated to AT&T common stock and that two-thirds will be allocated to AT&T Consumer Services Group tracking stock in a manner to be determined by the AT&T Board. The available dividend amount for AT&T Consumer Services Group tracking stock will be designed to be equivalent to the amount that would legally be available for the payment of dividends by AT&T Consumer Services Group plus an amount equal to its net income available to common shareowners for the year in which the dividend is declared and/or the prior year, determined in each case as if it were a separate legal entity. The declaration of dividends by AT&T and the amount of that dividend will, however, be in the discretion of the AT&T Board, and will depend upon the AT&T groups' financial performance, the dividend policies and capital structures of comparable companies and each AT&T group's ongoing capital needs. If and when the AT&T Board determines to pay any dividends on shares of AT&T Consumer Services Group tracking stock, the AT&T Groups policy statement provides that this determination also will be subject to factors similar to those described above with respect to the payment of dividends on each class of AT&T common stock.

  AT&T GROUPS CAPITAL STOCK COMMITTEE

     AT&T's bylaws will provide for the AT&T Groups capital stock committee of the AT&T Board. In making determinations in connection with the policies set forth in the AT&T Groups policy statement, the members of the AT&T Board and the AT&T Groups capital stock committee will act in a fiduciary capacity and in accordance with legal guidance concerning their respective obligations under applicable law. The delegation of responsibilities to the AT&T Groups capital stock committee will be subject to changes the AT&T Board may determine.

  AMENDMENT AND MODIFICATION TO THE AT&T GROUPS POLICY STATEMENT

     The AT&T Board may modify, suspend or rescind the policies set forth in the AT&T Groups policy statement, including any resolution implementing the provisions of the AT&T Groups policy statement. The AT&T Board also may adopt additional or other policies or make exceptions with respect to the application of the policies described in the AT&T Groups policy statement in connection with particular facts and circumstances, all as the AT&T Board may determine, consistent with its fiduciary duties to AT&T and AT&T shareholders as a whole.

RELATIONSHIP WITH AT&T BUSINESS SERVICES GROUP

  BRANDING

     AT&T will continue to own and manage all AT&T brands, and AT&T Consumer Services Group will have the right, on a royalty-free basis, to continue to use certain of the AT&T brands, including the AT&T globe design and the AT&T trade dress, which we collectively refer to as "AT&T Consumer Services brands," in accordance with a brand agreement. Under the brand agreement, AT&T Consumer Services Group will be entitled to use AT&T Consumer Services brands for the provision of stand-alone residential long distance services, prepaid consumer calling card services, consumer calling card services, operator-assisted international telephone services for consumer travelers, certain DSL-based communications services, residential local telephony services, consumer dial-up narrow-band Internet access services and consumer high-speed Internet access services, and certain portals, content, equipment and software, and for bundles of the foregoing offered by AT&T Consumer Services Group. The rights of AT&T Consumer Services Group under the brand agreement will remain in effect while AT&T Consumer Services Group tracking stock remains outstanding. After that time, AT&T Consumer Services Group will no longer be able to use the AT&T Consumer Services brands unless the parties agree on a mutually acceptable arrangement at the time. The "rollover" of the AT&T Consumer Services Group tracking stock into a comparable tracking stock of another company, the redemption of the AT&T Consumer Services Group tracking stock for any reason or the failure of these shares to remain outstanding for any other reason will result in the termination of these rights.

     Under the brand agreement, AT&T Consumer Services Group's rights to use the AT&T Consumer Services brands in connection with the foregoing services provided (directly or indirectly) and billed to consumers will be exclusive domestically (subject to preexisting agreements, AT&T's right to use the brand with all customers in Alaska, and any applicable legal requirements) and nonexclusive internationally. The agreement will establish principles to delineate whether particular customers for certain services are within the brand scope of AT&T Business Services Group or AT&T Consumer Services Group.

     The territory of the brand agreement generally will be worldwide, with exceptions where AT&T already has granted brand license agreements or where another AT&T unit has exclusive brand rights for competing services. Subject to certain conditions set forth in the brand agreement, AT&T Consumer Services Group also may extend certain rights to use the AT&T Consumer Services brands to authorized dealers of AT&T Consumer Services Group's services. The brand agreement will provide that AT&T Consumer Services Group must comply with specified quality, customer care, graphics and marketing standards and guidelines to avoid confusion in connection with the use of the AT&T Consumer Services brands. It also will provide that, for so long as AT&T Consumer Services Group uses the AT&T Consumer Services brands, it will pay AT&T a brand maintenance fee for the administration, protection and promotion of the AT&T Consumer Services brands.

  INTELLECTUAL PROPERTY

     Intellectual property will generally continue to be managed by the AT&T group that has managed it historically. Each AT&T group will have the right to use certain intellectual property managed by the other AT&T group, or with respect to which either AT&T group has the power to grant these rights, in accordance with an intellectual property agreement. Rights under future intellectual property will be governed by sponsored development agreements that may, or may not, be entered into by the AT&T groups. Pursuant to any sponsored development agreement, the AT&T group that performed the work would own the newly developed intellectual property and the funding group would be granted perpetual, paid-up rights necessary to use the development on a worldwide basis as well as certain rights designed to secure a competitive advantage.

     The intellectual property agreement to be entered into by AT&T Consumer Services Group will specify the ownership and license rights in existing patents, patents that may result from pending patent applications, software, copyrights and trade secrets. AT&T Consumer Services Group will have a nonexclusive, fully paid-up, worldwide, perpetual license under such patents to make, use and sell all products and services in the conduct of its present and future business. AT&T Consumer Services Group also will have special rights under those patents, for defensive protection, special affiliate licensing and supplier licensing. Each AT&T group will own all of the software, trade secrets and copyrights that it created prior to the effective date of the intellectual property agreement. Each AT&T group will grant to the other AT&T group a nonexclusive, fully paid-up, worldwide, perpetual license to use the AT&T group's software, trade secrets, excluding customer information and other commercial information that relates solely to one of the units, and copyrights that the other AT&T group possesses as of the effective date of the intellectual property agreement. Proprietary information related to an AT&T group's customers will receive special protection under the intellectual property agreement. The provisions with respect to intellectual property were intended to apply so long as AT&T Consumer Services Group remains an affiliate of AT&T and the shares of AT&T Consumer Services Group tracking stock are outstanding. In the event that this relationship were to change, the provisions of those agreements would be renegotiated between AT&T Consumer Services Group and AT&T.

  COMMERCIAL TRANSACTIONS BETWEEN AT&T GROUPS

     AT&T intends that, except as otherwise provided in the AT&T Groups policy statement, all commercial transactions between the AT&T groups will be on commercially reasonable terms taken as a whole. AT&T expects the AT&T groups will negotiate and develop their arrangements over time, and that these arrangements will be subject to the review and approval of the AT&T Groups capital stock committee, either at the time of execution or as part of periodic reviews.

     There will be two network agreements between AT&T Consumer Services Group and AT&T.

     - Master Carrier Agreement. The master carrier agreement will specify the rates, terms and conditions on which Network Services within AT&T Business Services Group will provide voice, data, IP dial-up access and other services to AT&T Consumer Services Group, both for internal corporate purposes and for resale to other customers. AT&T Consumer Services Group will procure all of its telecommunications needs during the 3-year term of the agreement directly from Network Services within AT&T Business Services Group. Pricing of such services will be based on the costs to Network Services of providing those services, unless otherwise agreed, and the agreement will contain provisions assuring that AT&T Consumer Services Group is treated no less favorably than AT&T Business Services Group with respect to the allocation of costs between the units, including a fair allocation of any low cost capacity that Network Services provides or obtains. In addition, in those circumstances where substantial new investment is required, the agreements will contain provisions covering the responsibility for deploying assets and the mechanisms for recovering that investment. In addition, after the initial term of the agreement, the parties expect to enter into a comparable cost-based agreement that will provide that AT&T Consumer Services Group will procure all of its telecommunications services from Network Services within AT&T Business Services Group as long as AT&T Consumer Services Group tracking stock remains outstanding.

     - Intercarrier Compensation Agreement. The intercarrier compensation agreement will specify that, during the 3-year term of the agreement, AT&T Business Services Group and AT&T Consumer Services Group will provide, on a "bill and keep basis" (without any compensation), services concerning:

      -- the origination and termination of interexchange traffic, and

      -- the exchange of local traffic between each other's local customers.

In addition, there will be a number of other agreements governing the provision of other services between AT&T Consumer Services Group and AT&T Business Services Group.

  REALLOCATION OF ASSETS AND LIABILITIES

     AT&T may reallocate assets and liabilities between the AT&T groups in exchange for an increase or decrease in the retained portion of value held by AT&T Business Services Group. Any reallocations of assets and liabilities between the AT&T groups that do not result in this adjustment, other than reallocations made under a contract for the provision of goods or services between the AT&T groups, will be accompanied by:

     - the reallocation by one AT&T group to the other AT&T group of other assets, liabilities or consideration,

     - the creation of inter-group debt owed by one AT&T group to the other AT&T group, or

     - the reduction of inter-group debt owed by one AT&T group to the other AT&T group,

in each case, in an amount having a fair market value, in the judgment of the AT&T Board, equivalent to the fair market value of the assets or liabilities, as applicable, reallocated.

  FINANCING ARRANGEMENTS

     Loans between AT&T groups will be made at interest rates and on other terms and conditions designed to be substantially equivalent to the interest rates and other terms and conditions that the borrowing AT&T group would be able to obtain from third parties, including the public markets, as a non-affiliate of AT&T without the benefit of any guaranty by AT&T or any member of either AT&T group. This policy contemplates that these loans will be made on the basis set forth above, regardless of the interest rates and other terms and conditions on which AT&T or members of any AT&T group may have acquired the funds. If, however, an AT&T group incurs any fees or charges in order to keep available funds for use by the other AT&T group, those fees or charges will be allocated to the borrowing AT&T group.

     In the case of AT&T Consumer Services Group, the financial statements included elsewhere in this document make no distinction between the inter-group rate and the cost at which AT&T historically was able to raise funds in the external market. AT&T believes that the inter-group rate is a reasonable estimate of the rate of borrowing in the external market. However, in the future, AT&T Consumer Services Group may be charged interest at a rate higher or lower than its current rate. The actual rates of interest charged or paid by AT&T Consumer Services Group in the future is uncertain, and will depend on a variety of factors, including the credit profile of AT&T Consumer Services Group and market conditions. As a result, future interest rates charged or paid by AT&T Consumer Services Group may materially exceed those reflected in the financial statements included elsewhere in this document.

     Although AT&T may borrow funds and provide the proceeds to AT&T Consumer Services Group on the terms and conditions described above, AT&T expects that AT&T Consumer Services Group will from time to time loan or otherwise make available funds to AT&T Business Services Group, on commercially reasonable terms. AT&T expects that AT&T Business Services Group will use these funds to repay debt and for other general corporate purposes, including to continue to upgrade its network and make new features and functions available on the network. To the extent that any of the cash flow of AT&T Consumer Services Group is loaned or otherwise made available to AT&T Business Services Group, fewer funds may be immediately available to support new activities of AT&T Consumer Services Group.

  ACCOUNTING MATTERS

     Following the issuance of shares of AT&T Consumer Services Group tracking stock, AT&T will continue to prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for AT&T Consumer Services Group, as well as full consolidated financial statements of AT&T. The financial statements and information for each of the AT&T groups principally will reflect the financial position, results of operations and cash flows of the businesses included in those AT&T groups, respectively. Notwithstanding any allocation of assets or liabilities for dividend purposes or the purpose of preparing AT&T group financial statements, holders of AT&T common stock and holders of AT&T Consumer Services tracking stock will continue to be subject to risks associated with an investment in a single corporation and all of AT&T's businesses, assets and liabilities.

  TAX SHARING AGREEMENT

     Prior to issuance of any shares of AT&T Consumer Services Group tracking stock, AT&T Consumer Services Group and AT&T Business Services Group will enter into a tax sharing agreement that will provide for tax sharing payments between AT&T Consumer Services Group and AT&T Business Services Group based on the taxes or tax benefits of a hypothetical affiliated group consisting of AT&T Consumer Services Group and AT&T Business Services Group. Each of AT&T Consumer Services Group and AT&T Business Services Group shall generally be responsible for the taxes attributable to its lines of business and entities comprising its group as of such date.

     Under the tax sharing agreement between AT&T Consumer Services Group and AT&T Business Services Group, the consolidated tax liability before credits of the hypothetical group will be allocated to each of AT&T Consumer Services Group and AT&T Business Services Group and based on each of AT&T Consumer Services Group's and AT&T Business Services Group's contribution to consolidated taxable income of the hypothetical group. This allocation will take into account losses, deductions and other tax attributes, such as capital losses or charitable deductions, that are utilized by the hypothetical group, even if these attributes could not be utilized on a stand-alone basis. Tax sharing payments in respect of the consolidated tax liability of the hypothetical group, after allocation of consolidated tax credits, will be made between AT&T Consumer Services Group and AT&T Business Services Group consistent with the allocations under the tax sharing agreement. In addition, under the tax sharing agreement, AT&T Consumer Services Group will be responsible for all tax items, and benefits from all tax benefits, resulting from the attribution of assets or interests to AT&T Consumer Services Group, or transfer to a legal entity that is a member of such group of assets, as well as any tax items and benefits resulting from the distribution of the stock of any company the assets of which are tracked by AT&T Consumer Services Group tracking stock. Tax items or tax benefits arising from or related to assets or interests that are not tracked by AT&T Consumer Services Group tracking stock will be for the account of AT&T Business Services Group.

     The tax sharing payments under the tax sharing agreement assume that the members of AT&T Consumer Services Group and AT&T Business Services Group are members of the same affiliated, consolidated, combined or unitary group for the relevant U.S. federal, state or local or foreign income tax purposes with respect to taxable periods ending after the issuance of the shares of AT&T Consumer Services Group tracking stock. It is possible, however, that the Internal Revenue Service may assert that AT&T Consumer Services Group tracking stock is not stock of AT&T, in which case each of AT&T Consumer Services Group and AT&T Business Services Group may not be members of the same U.S. federal income tax affiliated group filing consolidated returns. AT&T believes that it is unlikely that the Internal Revenue Service would prevail on that view, but no assurance can be given in that regard. AT&T Consumer Services Group will be responsible, under the tax sharing agreement, for any corporate-level taxes resulting from the treatment of AT&T Consumer Services Group tracking stock as not stock of AT&T, and any corporate-level taxes on the actual or deemed disposition of assets caused by the issuance of AT&T Consumer Services Group tracking stock.

     Non-income tax liabilities generally will be allocated based on line of business as of the issue date. As between AT&T Consumer Services Group and AT&T Business Services Group, if the tax liability is associated with a particular line of business, but the portion of the tax liability associated with the line of business is not readily determinable, then the tax liability will be shared between the businesses based on an allocation formula.


     With respect to taxes resulting from audit adjustments, other than those relating to characterization of tracking stock as not stock of AT&T, tax liabilities generally will be allocated between AT&T Consumer Services Group and AT&T Business Services Group based on line of business.

                          THE INCENTIVE PLAN PROPOSAL

GENERAL


     AT&T currently issues stock-based awards to its employees and non-employee directors under the AT&T 1997 Long Term Incentive Program. AT&T shareholders approved this plan in 1997 and approved amendments to the plan in 1999 and 2000. As of January 1, 2002, this plan authorized a total of approximately 351.4 million shares of AT&T common stock for stock-based awards consisting of:


     - stock options, including incentive stock options, or ISOs, under the Code,

     - stock appreciation rights, or SARs, in tandem with stock options or free-standing,

     - restricted stock,

     - performance shares and performance units conditioned upon meeting performance criteria, and

     - other awards of stock or awards valued, in whole or in part, by reference to, or otherwise based on, stock or other property of AT&T, or other stock unit awards.

In connection with any award or any deferred award, payments also may be made representing dividends or their equivalent.


     In anticipation of the issuance of AT&T Consumer Services Group tracking stock, the AT&T Board has approved the adoption of the AT&T Consumer Services Group 2002 Long Term Incentive Program, or Consumer Services incentive plan, subject to the approval of AT&T shareholders.


     Approval of the Consumer Services incentive plan requires a majority of the votes cast by all outstanding shares of AT&T common stock to vote in its favor. THE AT&T BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE CONSUMER SERVICES INCENTIVE PLAN. Any shares not voted, whether by abstention, broker non-vote or otherwise, will have no effect on the approval of the Incentive Plan proposal.

     The AT&T Board will not implement the Consumer Services incentive plan unless its shareholders approve the corresponding Consumer Services charter amendment proposal.

     The 1997 incentive plan, and a number of additional compensation plans, under which stock-based awards with respect to AT&T common stock are outstanding, are administered by the Compensation and Employee Benefits Committee of the AT&T Board, subject to delegations by the Compensation and Employee Benefits Committee to AT&T's Chairman and Chief Executive Officer, committees comprised of other AT&T senior officers or other compensation committees that may be designated in the additional plans. If approved, the Consumer Services incentive plan is expected to be administered in the same manner.

DESCRIPTION OF THE CONSUMER SERVICES INCENTIVE PLAN

     Administration and Eligibility. The Consumer Services incentive plan will be administered by a committee, each of the members of which is a "non-employee director" as defined in the Securities Exchange Act of 1934, as amended, and an "outside director" as defined in the Code. Under the Consumer Services incentive plan, the committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of these awards and to cancel or suspend awards. In each case, the committee is authorized to interpret the incentive plan and to establish, amend, and rescind any rules and regulations relating to the incentive plan, to determine the terms and provisions of any agreements entered into under the incentive plan, and to make all other determinations which may be necessary or advisable for the administration of the plan. Prospectively, all active employees and non-employee directors and certain former employees and former non-employee directors of AT&T and its subsidiaries and other affiliates are eligible to be participants in the Consumer Services incentive plan.

     Shares Subject to Plan. Subject to adjustment as described below, the following shares will be available for awards granted under the Consumer Services incentive plan during its term:


     - 10% of the total number of outstanding shares of AT&T Consumer Services Group tracking stock, provided that the number of shares available for awards other than stock options shall not exceed 50% of the total number of shares available for awards.


     As defined in the plan, the term "outstanding" includes:

     - the total issued and outstanding shares of AT&T Consumer Services Group tracking stock, plus

     - the number of shares of AT&T Consumer Services Group tracking stock represented by the retained portion of the interest held by AT&T on the particular reference date.

     If another company is acquired by AT&T, or combines with AT&T, any shares of AT&T Consumer Services Group tracking stock issued or reserved for issuance as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the incentive plan and would not be subtracted from the shares of AT&T Consumer Services Group tracking stock available for grant under the incentive plan. If any shares subject to any award under the Consumer Services incentive plan are forfeited, or such award is settled for cash, or expires, or is otherwise terminated without issuance of shares, the shares subject to such award will again be available for grant under that incentive plan. The number of shares available for awards under the Consumer Services incentive plan will also increase by the number of shares AT&T withholds or tenders in connection with the payment of the exercise price of an option or other award under the Consumer Services incentive plan or the satisfaction of tax withholding obligations. The shares of stock deliverable under the Consumer Services incentive plan may consist in whole or in part of authorized and unissued shares, treasury shares, or shares purchased in the open market, or otherwise.


     Stock Options. The price per share of stock purchasable under any stock option will be determined by a committee, but will not be less than 100% of the fair market value of the stock on the date of the grant of such option. Substitute awards or adjustment awards will have a purchase price intended to preserve the economic value of the award that was replaced or adjusted. The term of each option will be fixed by the committee. Options will be exercisable at such time or times as determined by the committee, but no stock option will be exercisable after the expiration of ten years from the date the option is granted.


     Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with new options or after the grant of a related option that is not an ISO. Upon exercise of an SAR, the holder of that SAR is entitled to receive the excess of the fair market value of the shares for which the right is exercised, calculated as of the exercise date or, if the committee shall so determine in the case of any SAR, not related to an ISO, as of any time during a specified period before the exercise date, over the grant price of the SAR. The grant price, which will not be less than the fair market value of the shares on the date of grant, and other terms of the SAR will be determined by the committee. Payment by AT&T upon exercise of an SAR will be in cash, stock, other property or any combination, as the committee determines. Unless otherwise determined by the committee, any related option will no longer be exercisable to the extent the SAR has been exercised and the exercise of an option will cancel the related SAR to the extent of the exercise.


     Restricted Stock. Restricted stock may not be disposed of by the recipient until restrictions established by the committee lapse. Any award of restricted stock which become nonforfeitable solely after the passage of time will have a restriction period of no less than three years. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The participant will have, with respect to restricted stock, all of the rights of a shareholder of AT&T, including the right to vote the shares, and the right to receive any cash dividends, unless the committee determines otherwise. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the committee.

     Performance Awards. From time to time, the committee may select a period during which performance criteria determined by the committee are measured for the purpose of determining the extent to which a performance award has been earned. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to cash or property other than stock. Performance awards may be paid in cash, stock, other property, or a combination thereof. Recipients of performance awards are not required to provide consideration other than the rendering of service or the payment of any minimum amount required by law.

     Other Stock Unit Awards. The committee is authorized to grant other stock unit awards to participants, either alone or in addition to other awards granted under the Consumer Services incentive plan. Other stock unit awards may be paid in tracking stock, cash, or any other form of property as the committee determines.

     Performance Accelerated Restricted Stock Awards. The committee may grant awards that combine the characteristics of restricted stock or other stock unit awards with those of performance awards, for example by providing that the vesting of a restricted stock unit award could be accelerated if specified performance criteria determined by the committee are met.

     Nonassignability of Awards. Unless the committee determines otherwise at the time of an award, no award granted under the Consumer Services incentive plan may be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary after death, or by the laws of descent and distribution. Each award will be exercisable, during the participant's lifetime, only by the participant, or, if permissible under applicable law, by the participant's guardian or legal representative.

     Deferrals of Awards. The committee may permit participants to defer the distribution of all or part of the specified stock, cash or other consideration in accordance with the terms and conditions as the committee shall establish.

     Adjustments. In the event of any change affecting the shares of AT&T Consumer Services Group tracking stock subject to the Consumer Services incentive plan by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination, or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the committee will substitute or adjust the aggregate number or class of shares that may be distributed under the Consumer Services incentive plan, including the substitution of similar options to purchase shares of, or other awards denominated in shares of, another company, and substitute or adjust the number, class, and option price or other price of shares subject to the outstanding awards granted under the Consumer Services incentive plan as the committee deems to be appropriate to maintain the purpose of the original grant.

     The committee will be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting AT&T or AT&T's financial statements or changes in applicable laws, regulations or accounting principles. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Consumer Services incentive plan or any award in the manner and to the extent it shall deem desirable to carry the incentive plan into effect.

     Amendment and Termination. The AT&T Board may assume responsibilities otherwise assigned to the committee under the Consumer Services incentive plan and may amend, alter, or discontinue the Consumer Services incentive plan or any portion of the Consumer Services incentive plan at any time. The committee may amend the terms of any award granted under the Consumer Services incentive plan, prospectively or retroactively.


     Effective Date. The Consumer Services incentive plan will become effective on the date shareholder approval is obtained.


     Plan Benefits. Because the Consumer Services incentive plan is discretionary and based on AT&T's financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the Consumer Services incentive plan.

     Section 162(m) of the Internal Revenue Code Performance-Based
Compensation. If the committee determines at the time restricted stock, a performance award, or other stock unit award is granted under the Consumer Services incentive plan to a participant who is, or is likely to be, as of the end of the tax year in which AT&T would claim a tax deduction in connection with such award, a "covered employee" under Section 162(m) of the Code, then the committee may provide as to such award that the lapsing of restrictions thereon and the distribution of cash, shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the committee, which will be based on the achievement of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, cash flow, return on investment, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, or cost control of AT&T or the affiliate or division of AT&T for or within which the participant is primarily employed. Performance goals also may be based on achievement of specified levels of AT&T performance, or performance of the applicable affiliate or division of AT&T, including of AT&T Consumer Services Group, under one or more of the measures described above relative to the performance of other corporations.


     The Consumer Services incentive plan provides that, subject to any adjustments described above, no participant may be granted options and/or SARs in any thirty-six month period with respect to more than 4 million shares of AT&T Consumer Services Group tracking stock. Furthermore, no participant may be granted restricted stock, performance awards or other stock unit awards, as to which there is established a performance period of thirty-six months, for more than 1 million shares (or for cash amounts based upon the value of 1 million shares). For performance periods with a duration of more or less than thirty-six months, the maximum award shall be determined by multiplying 1 million shares by a fraction the numerator of which is the number of months in the performance period and the denominator of which is thirty-six.



     Change of Control. The Consumer Services incentive plan contains provisions requiring or permitting the vesting of awards or the acceleration of options and lapse of restrictions and similar adjustments in the event of a change of control of AT&T.


     Tax Aspects of the Consumer Services Incentive Plan. AT&T believes that under present law, the following are the federal tax consequences generally arising with respect to awards granted under the Consumer Services incentive plan. The grant of an option or SAR will create no tax consequences for an employee or AT&T. The employee will have no taxable income upon exercising an ISO, except that the alternative minimum tax may apply, and AT&T will receive no deduction when an ISO is exercised. Upon exercising an SAR or an option other than an ISO, the employee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; AT&T will be entitled to a deduction for the same amount. The treatment to an employee of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and if such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to AT&T in connection with a disposition of shares acquired under an option, except that AT&T may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the Consumer Services incentive plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; AT&T will generally be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; AT&T will generally be entitled to a deduction for the same amount.

RECOMMENDATION OF THE AT&T BOARD

     THE AT&T BOARD HAS APPROVED THE INCENTIVE PLAN PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR THE INCENTIVE PLAN PROPOSAL.

                   THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

GENERAL


     AT&T's 1996 Employee Stock Purchase Plan was initially adopted in 1996 and authorized the issuance of 50,000,000 shares of AT&T common stock, which was later adjusted for AT&T's three-for-two stock split paid on April 15, 1999. The employee stock purchase plan was restated effective July 1, 2001 authorizing an additional 30,000,000 shares for issuance under this plan. The AT&T Board has approved, subject to the approval of the AT&T shareholders, an AT&T Amended 1996 Employee Stock Purchase Plan. If approved by AT&T shareholders this plan will provide eligible employees with an opportunity to purchase AT&T common stock, and effective on the later of January 1, 2003, or the first day of the month following the date on which AT&T Consumer Services Group tracking stock is issued and publicly traded, AT&T Consumer Services Group tracking stock, through payroll deductions. This plan is intended to assist eligible employees in acquiring a stock ownership interest in AT&T pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This plan also includes a component not intended to qualify under Section 423 of the Code, or the "Non-423 Component," which will permit participation by certain eligible employees based outside the United States. A description of this plan is outlined below.


SHARES RESERVED FOR THIS PLAN

     The aggregate number of shares of AT&T common stock, which may be purchased under the plan during the period from July 1, 2001 through June 30, 2006, will not exceed 30 million, subject to adjustment. Additionally, any shares remaining as of June 30, 2001 of the shares previously reserved to the AT&T 1996 Employee Stock Purchase Plan will continue to be available for issuance under this plan through June 30, 2006. On January 1, 2001, 18,474,247 shares remained available for issuance under the AT&T 1996 Employee Stock Purchase Plan. Of the 30 million shares that were newly authorized effective July 1, 2001, one million are reserved for the Non-423 Component.


     The aggregate number of shares of AT&T Consumer Services Group tracking stock that may be purchased under the plan during the period of January 1, 2003 through June 30, 2006, will not exceed seven million shares per year. Of the newly authorized shares of AT&T Consumer Services Group tracking stock, 700,000 are reserved for the Non-423 Component.


     Shares issued under this plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares bought on the market.

ELIGIBLE PARTICIPANTS

     All employees of AT&T, and those of a subsidiary designated by AT&T, are eligible if they meet certain conditions. To be eligible, the employee must have completed one month of continuous employment. Part-time employees are eligible to participate.

     Approximately 160,000 employees would have been eligible to participate as of December 31, 2000.


     On the first day of each month beginning on the later of July 1, 2002 or the first day of the month following the date on which AT&T Consumer Services Group tracking stock is issued and publicly traded, except as otherwise determined by the committee, AT&T will grant options as permitted under this plan. The term of each option will end on the last day of the month containing the date on which the option was granted.


     Each eligible employee on a date of exercise will be entitled to purchase shares of common stock at a purchase price equal to 85% of the average of the reported highest and lowest sale prices of shares of common stock on the NYSE on the applicable date of exercise. Dates of exercise will take place on the last day of each month common stock is traded on the NYSE during the applicable option period. The eligible employee will elect the allocation of AT&T common stock and AT&T Consumer Services Group tracking stock to be purchased.

     Payment for shares of common stock purchased under this plan will be made by authorized payroll deductions from an eligible employee's total regular compensation payable from AT&T or a participating subsidiary of AT&T during an option period or, when authorized by the Committee, an eligible employee may pay an equivalent amount for such shares.

     Eligible employees who elect to participate in this plan will designate a stated whole percentage equaling at least 1%, but no more than 10% of their eligible compensation, to be deposited into a periodic deposit account. On each date of exercise, the entire periodic deposit account of each participant in the plan is used to purchase whole and/or fractional shares of common stock. AT&T will maintain a stock purchase account for each participant to reflect the shares of common stock purchased under the plan by each participant. No participant in this plan is permitted to purchase common stock under this plan at a rate that exceeds $25,000 in fair market value of common stock, determined at the time options are granted, for each calendar year. For purposes of making this determination, all of the AT&T common stock and AT&T Consumer Services Group tracking stock purchased by a participant will be aggregated.

     All funds received by AT&T from the sale of common stock under this plan may be used for any corporate purpose.

NEW PLAN BENEFITS

     It is not possible to determine how many eligible employees will participate in this plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of common stock that will be distributed under this plan. On the average, approximately 5 million shares of AT&T common stock have been distributed annually during the prior five-year term of this plan.


     The following table sets forth certain information with respect to shares purchased under the 1996 AT&T Employee Stock Purchase Plan during 2001 by all current executive officers as a group, and all employees as a group, excluding executive officers:



                                                                         NUMBER OF SHARES
NAME AND POSITION                                      DOLLAR VALUE(1)      PURCHASED
-----------------                                      ---------------   ----------------
All current executive officers as a group............  $     63,606.20        3,512.214
All employees as a group (excluding current executive
  officers)..........................................  $113,493,316.10    6,266,886.590


---------------


(1) Based upon $18.11 per share, the fair value of AT&T common stock on December 31, 2001.


TAX TREATMENT

     This plan, other than the Non-423 Component, is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under this plan will not realize income at the time the offering commences or when the shares purchased under this plan are transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of such shares at the time the offering commenced. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In such event, AT&T, or the subsidiary by which the employee is employed, will not be entitled to any tax deduction from income.

     If any employee disposed of the shares purchased under this plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, AT&T, or the subsidiary by which the employee is employed, will be entitled to a tax deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

     An AT&T employee who is a non-resident of the United States will generally not be subject to the U.S. federal income tax rules described above with respect to the shares of common stock purchased under this plan.

PLAN ADMINISTRATION AND TERMINATION

     The AT&T Board, or its delegate, will appoint a committee, which will be composed of one or more employees, to administer the plan on behalf of AT&T. This committee may delegate any or all of the administrative functions under the plan to such individuals, subcommittees, or entities, as the committee considers appropriate. The committee may adopt rules and procedures not inconsistent with the provisions of this plan for its administration. The committee's interpretation and construction of this plan is final and conclusive.

     The AT&T Board may at any time, or from time to time, alter or amend this plan in any respect, except that, without approval of the AT&T shareholders, no amendment may increase the number of shares reserved for purchase, or reduce the purchase price per share under this plan, other than as described above.

     The AT&T Board will have the right to terminate this plan or any offering at any time for any reason. The plan may continue in effect through June 30, 2006.

RECOMMENDATION OF THE AT&T BOARD

     THE AT&T BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE AT&T AMENDED 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                 CHAPTER ELEVEN
                  DESCRIPTION OF AT&T BUSINESS SERVICES GROUP

OVERVIEW

     AT&T Business Services is one of the nation's largest business services communications providers, offering a variety of global communications services to over 4 million customers, including large domestic and multinational businesses, small and medium-sized businesses and government agencies. AT&T Business Services operates one of the largest telecommunications networks in the United States and, through AT&T's Global Network Services and other investments and affiliates, provides an array of services and customized solutions in 60 countries and 850 cities worldwide.

     AT&T Business Services provides a broad range of communications services and customized solutions, including:

     - long distance, international and toll-free voice services;

     - local services, including private line, local data and special access services;

     - data and IP services for a variety of network standards, including frame relay and ATM;

     - managed networking services and outsourcing solutions; and

     - wholesale transport services.

STRATEGY

     AT&T Business Services intends to leverage its existing leadership position in communications connectivity and substantial customer base to become a leading provider of value-added managed communications services and outsourcing solutions. The following strategic objectives are critical to this transformation:

     Offer comprehensive enterprise networking solutions to large business customers. AT&T Business Services provides integrated communications services to enterprise customers, bundling an array of communications and data services to create customized end-to-end solutions. AT&T Business Services offers large domestic and U.S.-based multinational corporations solutions comprised of local voice and data, long-distance voice and data, IP, virtual private networks, hosting and managed network services. AT&T Business Services believes it has a well-established reputation for reliability, restoration and overall customer satisfaction, and that this provides it with critical competitive advantages in offering enterprise networking solutions.

     Increase sales of new services. AT&T Business Services focuses on increasing sales of high-growth communications services, including local voice and data, IP connectivity and managed services. AT&T Business Services is focused on increasing sales on its extensive existing local, long distance and IP networks. With substantial infrastructure already in place, AT&T Business Services believes that future capital expenditures will be focused primarily on meeting specific customer demands for incremental capabilities and capacity. AT&T Business Services believes that increased sales of high-growth services will help increase asset utilization and expand operating margins for these new services.

     Lower operating costs and increase efficiencies. AT&T Business Services believes it is imperative to maintain a cost leadership position. AT&T Business Services continuously evaluates its operations on an ongoing basis to streamline core processes and reduce costs, focusing on key operational areas including access, network operations, provisioning, billing, customer care and sales. In particular, AT&T focuses on providing its customers direct access to its network to enhance service quality and to reduce AT&T's access charge cost. AT&T Business Services routinely evaluates its performance relative to competitors through benchmarking studies. AT&T Business Services also reviews best-of-class companies across all industries to identify new process improvements and additional cost reduction opportunities.

     Improve asset utilization. AT&T Business Services plans to continue to improve network asset utilization. AT&T Business Services has invested substantial capital to create an end-to-end network that supports next-generation communication services, such as IP-enabled virtual private networks. AT&T Business Services plans to selectively invest as market demand and asset utilization levels warrant in order to achieve competitive returns on capital.

     Develop and offer new, innovative customer solutions. AT&T Business Services believes its market and technological leadership positions enable it to develop and offer new advanced communications services and managed service solutions. AT&T Business Services evaluates and launches new products and services on an ongoing basis to accelerate bundling of transport and connectivity services with other communications products, such as managed network services and outsourcing solutions. AT&T Business Services' goal is to develop and integrate new advanced applications in a manner that ensures effortless customer migration; for example, to transition from voice private networks to IP-enabled virtual private networks that support voice as an application. AT&T Business Services believes its leadership in voice services coupled with the technological leadership of AT&T Labs in developing IP and enterprise networking solutions will help attract new enterprise network customers and generate incremental revenue among AT&T's existing enterprise customers while increasing network utilization and improving margins.

INDUSTRY OVERVIEW

     The communications services industry continues to evolve, both domestically and internationally, providing significant opportunities and risks to the participants in these markets. Factors that have been driving this change include:

     - entry of new competitors and investment of substantial capital in existing and new services, resulting in significant price competition;

     - technological advances resulting in a proliferation of new services and products and rapid increases in network capacity;

     - the Telecommunications Act; and

     - deregulation of communications services markets in selected countries around the world.

     One factor affecting the communications services industry is the rapid development of data services. The development of frame relay, ATM and IP networks as modes of transmitting information electronically has dramatically transformed the array and breadth of services offered by telecommunications carriers.

     Use of the Internet, including intranets and extranets, has grown rapidly in recent years. This growth has been driven by a number of factors, including the large and growing installed base of personal computers, improvements in network architectures, increasing numbers of network-enabled applications, emergence of compelling content and commerce-enabling technologies, and easier, faster and cheaper Internet access. Consequently, the Internet has become an important new global communications and commerce medium. The Internet represents an opportunity for enterprises to interact in new and different ways with both existing and prospective customers, employees, suppliers and partners. Enterprises are responding to this opportunity by substantially increasing their investment in Internet connectivity and services to enhance internal voice and data networks.

     In the United States, the Telecommunications Act has had a significant impact on AT&T Business Services' business by establishing a statutory framework for opening the local service markets to competition and by allowing regional phone companies to provide in-region long distance services. In addition, prices for long distance minutes and other basic communications services have declined as a result of increased competitive pressures, governmental deregulation, introduction of more efficient networks and advanced technologies, and product substitution. Competition in these basic communications services segments has more recently been based more on price and less on other differentiating factors that appeal to the larger business market customers, including range of services offered, bundling of products, customer service, and communications quality, reliability and availability.

SERVICES AND PRODUCTS

  VOICE SERVICES

     Long Distance Voice Services. AT&T Business Services' long distance voice communication offerings include the traditional "one plus" dialing of domestic and international long distance for customers that select AT&T Business Services as their primary long distance carrier.

     AT&T Business Services offers toll-free (for example, 800, 888 or 877) inbound services, where the receiving party pays for the call. These services are used in a wide variety of applications, including sales, reservation centers or customer service centers. AT&T Business Services also offers a variety of value-added features to enhance customers' toll-free services, including call routing by origination point and time-of-day routing. In addition, AT&T Business Services provides virtual private network applications, including dedicated outbound facilities.

     AT&T Business Services also offers audio and video teleconferencing services, as well as web-based video conferencing. These services offer customers the ability to establish automated teleconference lines, as well as teleconferences moderated by an AT&T representative. Customers can also establish a dedicated audio conference number that can be used at any time without the necessity of a reservation.

     AT&T Business Services also offers a variety of calling cards that allow the user to place calls from virtually anywhere in the world. Additional features include prepaid phone cards, conference calling, international origination, information service access (such as weather or stock quotes), speed dialing and voice messaging.

     Business Local Services. AT&T Business Local provides a wide range of local voice and data telecommunications services in major metropolitan markets throughout the United States. Services include basic local exchange service, Centrex, exchange access, private line, high speed data and video services. AT&T Business Local typically offers local service as part of a package of services that can include any combination of other AT&T Business Services offerings.

     Integrated Voice/Data/IP Offers. AT&T Business Services provides a variety of integrated service offers targeted at business customers. For small businesses, AT&T's All in One service offering provides both local and long distance services through a single bill, providing discounts based on volume and term commitments. The AT&T Business Network service offers a wide range of voice and data services through a single service package. Among the features of the integrated services offering is the ability to enable customers to electronically order new services, perform maintenance and manage administrative functions.

     AT&T also has a number of integrated voice and data services, such as Integrated Network Connections, that provide customers the ability to integrate access for their voice and data services and thereby qualify for lower prices.

  DATA AND INTERNET SERVICES

     Private Line Services. AT&T Business Services' data services include private line and special access services that use high-capacity digital circuits to carry voice, data and video or multimedia transmission from point-to-point in multiple configurations. These services provide high-volume customers with a direct connection to an AT&T Business Services switch instead of switched access shared by many users. These services permit customers to create internal computer networks and to access external computer networks and the Internet, thereby reducing originating access costs.

     Packet Services. Packet services consist of data networks utilizing packet switching and transmission technologies. Packet services include frame relay, ATM and IP connectivity services. Packet services enable customers to transmit large volumes of data economically and securely. Packet services are utilized for local area network interconnection, remote site, point of sale and branch office communications solutions. While frame relay and ATM Services are widely deployed as private data networks, AT&T Business Services offers customers the ability to connect these networks to the Internet through services such as IP-enabled frame relay. High speed packet services, including IP-enabled frame relay service, are utilized extensively by enterprise customers for an expanding range of applications.

     AT&T Business Internet Services. AT&T Business Services provides IP connectivity and managed IP services, messaging, and electronic commerce services to businesses. AT&T offers managed Internet services, which give customers dedicated, high-speed access to the Internet for business applications at a variety of speeds and types of access, as well as business dial service, a dial-up version of Internet access designed to meet the needs of small- and medium-sized businesses. AT&T's web services consist of a family of hosting and transactional services and platforms serving the web needs of thousands of businesses; these offers include AT&T Small Business Hosting Services.

  MANAGED SERVICES AND OUTSOURCING SOLUTIONS

     AT&T Business Services provides clients with an array of managed networking services, professional services and outsourcing solutions intended to satisfy clients' complete networking technology needs-ranging from managing individual network components such as routers and frame relay networks to managing entire complex global networks. AT&T Business Services is engaged in: designing, developing and delivering integrated and interoperable global services, allowing enterprises to optimize networking-based mission-critical and electronic commerce applications. AT&T Business Services also works selectively with qualified partners to offer enhanced services to customers.

     Enterprise Networking Services. With a global scale and reach in 60 countries and 850 different cities, AT&T Business Services' enterprise networking services strive to provide comprehensive support from network design, implementation and installation to ongoing network operations and lifecycle management of solutions for networks of varying scales, including Local Area Networks, Wide Area Networks, and Virtual Private Networks. These managed enterprise networking services enable customers to accommodate specific business applications, such as e-mail, voice over IP, order entry systems, employee directories, human resource transaction and other database applications; to create secure remote access intranet and extranet solutions with controlled access to employees, business partners and customers; and to use Intelligent Content Distribution Services to accelerate delivery of content to any Internet user.

     Web Services. AT&T Business Services' continuum of managed web hosting services supports clients' hosted infrastructure needs from the network layer all the way up through managing the performance of their business applications. With 18 Internet Data Centers located on three continents and with a capacity of more than 1.8 million square feet of web hosting space, AT&T's hosting services provide a fully flexible, managed environment of network, server and security infrastructure as well as built-in data storage. AT&T's full suite of managed hosting services includes application performance management, database management, hardware and operating system management, intelligent content distribution services, high availability data and computing services, storage services, managed security and firewall services. AT&T's web hosting services also include a range of business tools, including client portal services that provide managed hosting customers with personalized, secure access to detailed reporting information about their infrastructure and applications.

     High Availability and Security Services. AT&T Business Services' high availability and security services deliver enterprise-class, high-end integrated solutions to ensure the continuous operations of clients' critical business processes and availability of critical data by leveraging the core competencies of AT&T's end-to-end professional services; world-class global networks; global management and monitoring; Internet Data Centers and conditioned facilities. In addition, AT&T's high availability and security services include business continuity and disaster recovery services that provide core network disaster recovery, information technology, work center, and risk management/business continuity analysis, planning and operational capabilities.

     Outsourcing Solutions. AT&T Business Services provides customers with outsourcing solutions designed to manage customers' highly complex voice and data networks. These services range from consulting to outsourcing and management of highly complex global data networks. AT&T Business Services designs, engineers and implements seamless solutions for clients that are designed to maximize the competitive advantage of networking-based electronic commerce applications.

     Transport. AT&T Business Services considers itself one of the leaders in providing wholesale networking services to other carriers, providing both network capacity and switched services. AT&T Business Services offers a combination of high-volume transmission capacity, conventional dedicated line services and dedicated switched services on a regional and national basis to ISPs and facility-based and switchless resellers. AT&T Business Services' wholesale customers are primarily large tier-one ISPs, competitive local exchange carriers, regional phone companies, interexchange carriers, cable companies and systems integrators. AT&T Business Services focuses on ensuring optimal network utilization through the sale of off-peak capacity. Further, wholesale switched services are priced to reflect the cost of access incurred. In limited circumstances, AT&T Business Services also has sold network capacity through indefeasible rights-of-use agreements under which capacity is furnished for contract terms as long as 25 years.

SALES AND MARKETING

     AT&T Business Services markets its suite of voice and data communications services through its global sales and marketing organization. The sales and marketing organization is primarily organized by customer type and targets retail, wholesale and government organizations throughout the United States and the rest of the world. AT&T Business Services' direct sales and marketing force consists of approximately 6,800 sales representatives. In addition, the sales and marketing group works in connection with several outside telemarketing firms to target small businesses in a cost efficient manner. For small businesses with more sophisticated service needs, AT&T Business Services uses a direct sales force of approximately over 450 representatives trained to market the full suite of products and services and customized services solutions. In addition, the AT&T Solution Center provides a centralized resource designed to respond rapidly to complex customer requirements. For many large and multinational clients, a senior AT&T officer is responsible for maintaining a continuous relationship with the senior management of the customer, helping to ensure a continuous and effective marketing effort.

CUSTOMER CARE AND SUPPORT

     AT&T Business Services places a high priority on ensuring all customers receive the highest level of customer care, including contracting, ordering, provisioning, maintenance and collections. AT&T's customer care organization places particular emphasis on the ordering, provisioning and maintenance processes. Customer care and support group monitors these functions and responds to inbound customer inquiries in a manner intended to ensure customer orders for new services, service changes and maintenance requests are completed on-time and accurately. Customer care and support has approximately 10,000 customer care associates world-wide at 27 customer care centers, of which 24 are company-owned and three are operated by outside customer care firms.

     AT&T Business Services determines the appropriate customer care program based on the size and sophistication of the customer and its communications needs. For larger and multinational customers and government agencies, AT&T Business Services provides customer care services and support through dedicated account teams designed to provide support on a rapid and personalized basis.

     AT&T Business Services believes that the web has greatly enhanced AT&T Business Services' customer care programs. Through a dedicated customer care website, www.iadvantgage@att.com, customers may submit questions or initiate service requests, including ordering new services or submitting maintenance requests. Customer care delivered via the web is often quicker and more convenient for customers and reduces errors.

RATES AND BILLING

     AT&T Business Services provides the majority of its services through long-term contracts. General descriptions of AT&T Business Services' services, applicable rates, warranties, limitations on liability, user requirements and other material service provisioning information are outlined in service guides that are provided directly to prospective clients or are available on AT&T's website. Clients enter into contracts, based on the service guides, detailing customer-specific terms and information, including volume discounts, service bundling, extended warranties and other customized terms. Through combined offerings, AT&T Business Services also provides customers with such features as single billing, unified services for multi-location companies and customized calling plans. Most intrastate services are provided in accordance with applicable tariffs filed with the states.

     Most domestic and international switched voice services originating in the United States are billed in 1 or 6 second increments after a fixed initial period. Switched voice services originating in international markets are also billed in increments, subject to local market conditions and interconnect agreements. Switched long distance and local services are billed in arrears, with monthly billing statements itemizing date, time, duration and charges. Data services are billed generally in advance, based on a fixed circuit charge, with rates that vary according to speed of transmission and service type.

NETWORK

     AT&T Business Services' U.S. network comprises 46,500 route miles of long-haul backbone fiber-optic cable, plus another 17,000 route miles of local metro fiber, capable of carrying OC-192 (10 billion bits, or 10 gigabits per second) traffic. In addition, AT&T Business Services has recently completed installation of over 10,000 new route miles of the latest generation fiber-optic cable capable of carrying OC-768 (40 gigabits per second) when that standard is ready for deployment. This new fiber capacity presently connects 22 of the largest U.S. cities, and provides AT&T substantial capacity for future growth of network traffic with minimal incremental capital expenditure requirements. AT&T Business Services was the first in the industry with a coast-to-coast OC-192 backbone, connecting Boston, New York, Chicago, St. Louis, San Francisco and Los Angeles. In addition to this state-of-the-art 10 gigabits per second backbone, AT&T Business Services also has over 400 Synchronous Optical Network points-of-presence in the continental U.S., offering high-speed data connectivity to the majority of U.S. business centers. Currently, 78 of these points-of-presence are tariffed with OC-48 service.

     AT&T Business Services' network, which also supports AT&T Consumer Services Group's services, carries over 300 million voice calls every business day and more than 2,175 trillion bytes (terabytes) of data each day. On the voice network, AT&T Business Services employs its patented Real Time Network Routing to automatically complete domestic voice calls through more than 100 possible routes. The reliability of certain portions of the network is maximized by using Synchronous Optical Network rings that can restore service on a severed fiber optic cable within 50 to 60 milliseconds by sending traffic in the other direction on the ring. On other routes, AT&T uses its patented FASTAR technology to route traffic around a cable cut by automatically transferring traffic to alternative spare capacity. AT&T Business Services stands behind its reliability claims with service level agreements. For example, on its IP backbone, AT&T Business Services guarantees business customers no more than 60 milliseconds of latency, or delay in the transmission of a packet of information, and 0.7% packet loss per month.

     AT&T Business Services has been a leader in deploying Dense Wavelength Division Multiplexing, or DWDM, technology that divides an optical fiber into multiple channels, each carrying up to 10 gigabits per second of information today. When DWDM was introduced in 1996, the technology could put only eight wavelengths on a fiber strand. Today, AT&T Business Services is deploying 64-and 80-wavelength DWDM systems, as well as systems capable of carrying 160 wavelengths. When installed with OC-192 capabilities, a 160-wavelength DWDM system will enable 1.6 terabits (trillion bits per second) on a single fiber strand.

     Since digital switching was introduced in the late 1970s, the heart of the AT&T voice network has been the 4ESS, a circuit switch specifically designed for long distance use, and currently AT&T Business

Services has 143 of these switches in the network. AT&T Business Services has recently installed nearly 60 standard tandem switches that allow AT&T to accommodate the transition from circuit-switched to packet networks. While AT&T Business Services will continue to have both circuit and packet switching technologies for some time, significant future capital expenditures are not planned for circuit switching.

     In addition to its long distance network, AT&T Business Services has an extensive local network serving business customers in 80 U.S. cities. AT&T Business Services has expanded its local network so that it now includes 118 local switches and reaches more than 6,200 buildings. This network provides voice service to business users, as well as data connections up to OC-48 capacity. In order to maximize asset utilization, AT&T's local network also handles consumer traffic, providing most of the dial-in numbers for AT&T WorldNet Service, as well as switching cable telephony calls for customers of AT&T Broadband.

     AT&T Business Services also operates one of the largest IP networks in the United States. As a Tier 1 provider, AT&T has direct peering relationships with other Tier 1 providers, providing service to carriers that go through public peering sites. AT&T offers multiple access choices to the IP network, including dial-up, dedicated private line, cable modem and DSL, as well as IP-enabled access through ATM and frame relay networks.

     AT&T Business Services is deploying Internet Data Centers across the U.S., offering web hosting services. Currently, AT&T Business Services has 18 Internet Data Centers, with an aggregate 1.8 million square feet of space, all directly connected to AT&T Business Services' high-speed IP backbone.

     Over the next few years, AT&T Business Services plans to evolve its network to an all-optical facility. The first element of the optical network is AT&T Business Services' existing fiber-optic backbone. The next step is the Intelligent Optical Switch, which was introduced by the end of 2001. The Intelligent Optical Switch switches wavelengths of light, and can communicate and establish a connection with other switches automatically when a customer requests a new service. The third element is the Multi-Service Platform, located in either the AT&T local network or on the customer premise, that aggregates low-speed and high-speed services and sends the information to the Intelligent Optical Switch for routing.

INTERNATIONAL

     AT&T Business Services has entered into a number of agreements and alliances with international communications companies, and has made strategic investments in several countries in order to provide customers end-to-end network management capabilities and highly customized solutions.

     Concert. On January 5, 2000 AT&T and British Telecommunications plc, or BT, created a global venture to serve the communications needs of multinational companies and the international calling needs of businesses around the world. On April 1, 2002 AT&T and BT announced that they had completed their unwinding of Concert. Under the Concert dissolution agreement with BT, AT&T reclaimed customer contracts and assets that were initially contributed to the venture, including international transport facilities and gateway assets. In addition, AT&T Business Services obtained ownership of certain frame relay assets located in the Asia Pacific region that BT initially contributed to the venture. AT&T Business Services expects to combine these assets with its existing international networking and other assets. AT&T Business Services will honor all contracts and service level agreements that it assumed from Concert. AT&T Business Services and BT have agreed to enter into transitional commercial agreements enabling them to provide existing Concert services for a period of three years. Under these agreements, AT&T Business Services and BT will pay each other market-based prices.

     AT&T Canada. AT&T has an approximately 31% equity ownership in AT&T Canada. In the event foreign ownership restrictions in Canada are lifted, in whole or in part, prior to June 30, 2003, AT&T is required to purchase the outstanding shares, to the extent permitted by any remaining foreign ownership restrictions, at the greater of the floor price (Cdn $47.45 as of December 31, 2001) and the fair market value (we refer to the greater price as the Back-end Price). The floor price accretes at 4% each quarter, commencing on June 30, 2000. AT&T has the right to trigger the purchase of the remaining equity of AT&T Canada for the Back-end Price at any time prior to a change in foreign ownership rules in Canada or June 30, 2003, if earlier. If foreign ownership restrictions in Canada are not lifted and AT&T does not exercise the call right by June 30, 2003, the shares may be put up for auction, and AT&T would have to make shareholders whole for the amount, if any, by which the Back-end Price exceeds the proceeds received in auction.

     In 2001, AT&T recorded $1.8 billion of after tax charges ($3.0 billion of pretax charges) reflecting the estimated loss on AT&T's commitment to purchase the publicly owned shares of AT&T Canada. Included in these charges was approximately $0.6 billion related to the assumption of BT's obligation to purchase the publicly owned shares of AT&T Canada. These charges reflect the difference between the underlying value of AT&T Canada shares and the price AT&T has committed to pay for them, and are included in "Net losses related to other equity investments" in the Consolidated Statement of Income and "Other long-term liabilities and deferred credits" in the Consolidated Balance Sheet.


     AT&T no longer records equity earnings or losses related to AT&T Canada since AT&T's investment balance was written down to zero, largely through losses generated by AT&T Canada. In the event AT&T acquires more than 50% of the voting equity of AT&T Canada, AT&T Canada's results will be consolidated into AT&T's results. At April 26, 2002, AT&T Canada had outstanding debt of approximately $2.9 billion.


     On March 14, 2002, AT&T Canada announced that it has formed a board committee to help management address what AT&T Canada described as "complex issues" facing the company. It also said one of the committee's first steps had been to hire Greenhill & Co. LLC as its financial adviser to work with the committee and management to evaluate various scenarios regarding what it described as "the issues, opportunities and alternatives for the company."

     On March 15, 2002, a group of more than 20 investors holding almost $1 billion of AT&T Canada public notes announced that they have organized as an ad hoc committee to express their concerns about the company's business operations and financial prospects. They stated that the group was formed in response to several recent "troubling financial releases" from AT&T Canada and the rating agency downgrades of AT&T Canada's public notes, including the notes issued by MetroNet Communications.


     On April 18, 2002, the counsel to the ad hoc group of bondholders issued a press release stating that this group was concerned about AT&T's and AT&T Canada's failure to engage in a dialogue concerning the commitment to bondholders. As a result, the committee stated it was considering the various options available to it. The committee said it was hopeful that AT&T would stand behind the AT&T Canada bonds. Further, the release stated that, in the absence of AT&T committing to support AT&T Canada, the committee will have no choice but to explore any and all available remedies. As stated above, approximately Canadian $4.5 billion (approximately U.S. $2.9 billion) in aggregate principal amount of indebtedness of AT&T Canada was outstanding as of April 26, 2002. AT&T expressly disclaims any obligation with respect to the bonds.


     Adverse business developments involving AT&T Canada could affect AT&T in a variety of ways. For example, in the event AT&T no longer obtains telecommunications services from AT&T Canada, there are a variety of other carriers that could provide AT&T with the telecommunications services necessary to service its customers. However, there may be some difficulty in obtaining services with comparable features and functions and prices from these carriers which could adversely impact AT&T's ability to provide products and services to its customers. In addition, AT&T may incur significant costs as a result.


     As of December 31, 2001, the aggregate amount that AT&T would need to pay to complete its obligation related to AT&T Canada is approximately $3.2 billion. AT&T has the right to fund this obligation through cash or subject to the terms of the merger agreement through the issuance of shares of AT&T common stock, or any combination thereof. AT&T is currently exploring a variety of structures to satisfy its obligation related to AT&T Canada.


     AT&T currently intends to settle a substantial portion or all of the back end purchase requirement through the issuance of equity or equity-like securities, either through the direct delivery of shares or the sale of shares to fund the acquisition through cash. It is likely that AT&T will take steps to raise such funds through the issuance of these equity or equity-like securities in advance of June 30, 2003, the date AT&T is required to complete the back end purchase. Subject to the limitations on the number of shares that can be issued set forth in the merger agreement, AT&T could issue these securities at any time by use of a currently effective shelf registration statement. Either method of settling the back end purchase requirement may have a material adverse impact on the market price of AT&T common stock. AT&T's ability to settle its back end purchase requirement in this manner will depend on market conditions and other factors and there is no assurance that it will be able to do so.

     If AT&T does not raise funds to complete this acquisition prior to the completion of the AT&T Comcast transaction, to the extent AT&T directly or indirectly uses equity to do so, the percentage of shares of AT&T that would be required to be issued would be substantially increased.

     AT&T Latin America Corp. On August 28, 2000, AT&T Business Services established AT&T Latin America in connection with the merger of Netstream, a competitive local exchange carrier in Brazil, and FirstCom Corporation. AT&T Latin America provides voice, data and Internet access services in five countries, Argentina, Brazil, Chile, Colombia and Peru. AT&T Business Services owns a 62.5% economic interest (94% voting interest) in AT&T Latin America.

     Alestra. S. de R.L. de C.V. AT&T Business Services also owns a 49% economic interest in Alestra S. de R.L. de C.V., a competitive telecommunications company in Mexico. Alestra offers voice, data and Internet services throughout Mexico to residential, small business and enterprise customers. Alestra's state-of-the-art network comprises approximately 3,500 route miles, with four interconnection points to AT&T's network at the U.S.-Mexico border.

COMPETITION

     AT&T Business Services faces the same competition issues applicable generally to the communications services industry that are discussed with respect to AT&T Consumer Services Group. See "AT&T Consumer Services Group Tracking Stock -- Description of AT&T Consumer Services Group -- Competition" and "Summary and Overview of the Transactions -- Risk Factors -- Risk Factors Relating to AT&T Consumer Services Group and AT&T Business Services
Group -- AT&T Consumer Services Group and AT&T Business Services Group face substantial competition that may materially adversely impact both market share and margins."

EMPLOYEES

     At December 31, 2001, AT&T Business Services employed approximately 57,500 individuals in its operations. Of those employees, approximately 53,300 are located domestically. About 17,400 of the domestically located employees of AT&T Business Services are represented by unions. Of those so represented, about 94% are represented by the Communications Workers of America and about 5% are represented by the International Brotherhood of Electrical Workers, both of which are affiliated with the AFL-CIO. In addition, there is a very small remainder of domestic employees represented by other unions. Labor agreements with most of these unions extend through May 2002.

LEGAL PROCEEDINGS

     In the normal course of business, AT&T Business Services is subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, AT&T Business Services is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. While these matters could affect operating results of any one quarter when resolved in future periods, it is management's opinion that after final disposition, any monetary liability or financial impact to AT&T Business Services beyond that provided for at year-end would not be material to AT&T Business Services' annual consolidated financial position or results of operations.

     For additional information on legal proceedings, please see the discussion on legal proceedings under "Legal Proceedings" contained in AT&T's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this document. See "Additional Information for Shareholders -- Where You Can Find More Information."

AT&T LABS

     AT&T Labs conducts research and development for AT&T. AT&T Labs' scientists and engineers conduct research in a variety of areas, including IP and future broadband technologies; advanced network design and architecture; network operations systems; data mining technologies and advanced speech technologies. AT&T Labs works with the other business units within AT&T to create new services and invent tools and systems to manage secure and reliable networks for AT&T and its customers. With a heritage that extends from fundamental advances such as the development of the transistor, AT&T Labs has made numerous recent advances in the areas of IP communications infrastructure, data mining and wireless networks.

PATENTS AND TRADEMARKS

     AT&T actively pursues patents and trademarks to protect its intellectual property within the United States and abroad. AT&T has developed a focused law practice to prepare and prosecute its patent and trademark applications. On average, AT&T receives over 300 U.S. patents per year and maintains a portfolio of over 2,500 trademark and service mark registrations.

LEGISLATIVE AND REGULATORY DEVELOPMENTS

     Legislative and regulatory developments discussed with respect to AT&T Consumer Services Group also apply to AT&T Business Services. See "AT&T Consumer Services Group Tracking Stock -- Description of AT&T Consumer Services
Group -- Legislative and Regulatory Developments."

                                 CHAPTER TWELVE
                              FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareowners of AT&T Corp.:

     In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareowners' equity and of cash flows present fairly, in all material respects, the financial position of AT&T Corp. and its subsidiaries (AT&T) at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of AT&T's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements as of and for the years ended December 31, 2000 and 1999 of Liberty Media Group, an equity method investee, which was acquired by AT&T on March 9, 1999. AT&T's financial statements include an investment of $34,290 million as of December 31, 2000, and equity method earnings (losses) of $1,488 million and $(2,022) million, for the years ended December 31, 2000 and 1999, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Liberty Media Group, as of and for the years ended December 31, 2000 and 1999, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     As discussed in the notes to the financial statements, AT&T was required to adopt Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
March 25, 2002

                                      XII-1

                          AT&T CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                  FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               2001      2000      1999
                                                              -------   -------   -------
                                                                 (DOLLARS IN MILLIONS
                                                               EXCEPT PER SHARE AMOUNTS)
Revenue.....................................................  $52,550   $55,533   $54,973
                                                              -------   -------   -------
Operating Expenses
Costs of services and products (excluding depreciation of
  $4,818, $4,410 and $4,215 included below).................   13,960    12,795    11,013
Access and other connection.................................   12,136    13,140    14,439
Selling, general and administrative.........................   10,832     9,752    10,894
Depreciation and other amortization.........................    6,865     5,924     5,137
Amortization of goodwill, franchise costs and other
  purchased intangibles.....................................    2,473     2,665     1,057
Net restructuring and other charges.........................    2,530     7,029       975
                                                              -------   -------   -------
Total operating expenses....................................   48,796    51,305    43,515
                                                              -------   -------   -------
Operating income............................................    3,754     4,228    11,458
Other (expense) income......................................   (1,547)    1,150       826
Interest expense............................................    3,242     2,964     1,503
                                                              -------   -------   -------
(Loss) income from continuing operations before income
  taxes, minority interest, and (losses) earnings related to
  equity investments........................................   (1,035)    2,414    10,781
(Benefit) provision for income taxes........................     (791)    3,284     4,016
Minority interest income (expense)..........................      963     4,103      (126)
Equity (losses) earnings from Liberty Media Group...........   (2,711)    1,488    (2,022)
Net losses related to other equity investments..............    4,850       588       756
                                                              -------   -------   -------
(Loss) income from continuing operations....................   (6,842)    4,133     3,861
Income (loss) from discontinued operations (net of income
  taxes of $158, $307, and $(238))..........................      150       536      (433)
Gain on disposition of discontinued operations..............   13,503        --        --
                                                              -------   -------   -------
Income before cumulative effect of accounting change........    6,811     4,669     3,428
Cumulative effect of accounting change (net of income taxes
  of $578)..................................................      904        --        --
                                                              -------   -------   -------
Net income..................................................    7,715     4,669     3,428
Dividend requirements of preferred stock....................      652        --        --
Premium on exchange of AT&T Wireless tracking stock.........       80        --        --
                                                              -------   -------   -------
Net income available to common shareowners..................  $ 6,983   $ 4,669   $ 3,428
                                                              =======   =======   =======
AT&T Common Stock Group -- per basic share:
(Loss) earnings from continuing operations..................  $ (1.33)  $  0.76   $  1.91
Earnings (loss) from discontinued operations................     0.03      0.13     (0.14)
Gain on disposition of discontinued operations..............     3.70        --        --
Cumulative effect of accounting change......................     0.10        --        --
                                                              -------   -------   -------
AT&T Common Stock Group earnings............................  $  2.50   $  0.89   $  1.77
                                                              =======   =======   =======
AT&T Common Stock Group -- per diluted share:
(Loss) earnings from continuing operations..................  $ (1.33)  $  0.75   $  1.87
Earnings (loss) from discontinued operations................     0.03      0.13     (0.13)
Gain on disposition of discontinued operations..............     3.70        --        --
Cumulative effect of accounting change......................     0.10        --        --
                                                              -------   -------   -------
AT&T Common Stock Group earnings............................  $  2.50   $  0.88   $  1.74
                                                              =======   =======   =======
AT&T Wireless Group -- per basic and diluted share:
Earnings from discontinued operations.......................  $  0.08   $  0.21   $    --
Liberty Media Group -- per basic and diluted share:
(Loss) earnings -- before cumulative effect of accounting
  change....................................................  $ (1.05)  $  0.58   $ (0.80)
Cumulative effect of accounting change......................     0.21        --        --
                                                              -------   -------   -------
Liberty Media Group (loss) earnings.........................  $ (0.84)  $  0.58   $ (0.80)
                                                              =======   =======   =======

    The notes are an integral part of the consolidated financial statements.
                                      XII-2

                          AT&T CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                 AT DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................  $ 10,592    $     64
Accounts receivable, less allowances of $827 and $1,185.....     7,736       9,408
Other receivables...........................................     1,645       1,645
Investments.................................................       668       2,102
Deferred income taxes.......................................     1,230         720
Other current assets........................................       657         781
                                                              --------    --------
Total Current Assets........................................    22,528      14,720
                                                              --------    --------
Property, plant and equipment, net..........................    41,322      41,269
Franchise costs, net of accumulated amortization of $2,501
  and $1,664................................................    42,819      48,218
Goodwill, net of accumulated amortization of $1,307 and
  $609......................................................    24,675      26,782
Investment in Liberty Media Group and related receivables,
  net.......................................................        --      34,290
Other investments and related advances......................    23,818      30,875
Prepaid pension costs.......................................     3,337       3,003
Other assets................................................     6,783       7,979
Net assets of discontinued operations.......................        --      27,224
                                                              --------    --------
Total Assets................................................  $165,282    $234,360
                                                              ========    ========
LIABILITIES
Accounts payable............................................  $  4,744    $  5,382
Payroll and benefit-related liabilities.....................     2,084       1,991
Debt maturing within one year...............................    12,958      31,838
Liability under put options.................................        --       2,564
Other current liabilities...................................     5,641       6,200
                                                              --------    --------
Total Current Liabilities...................................    25,427      47,975
                                                              --------    --------
Long-term debt..............................................    40,527      33,089
Long-term benefit-related liabilities.......................     3,594       3,670
Deferred income taxes.......................................    28,160      32,054
Other long-term liabilities and deferred credits............     7,614       4,823
                                                              --------    --------
Total Liabilities...........................................   105,322     121,611
                                                              --------    --------
Minority Interest...........................................     3,560       4,841
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely Subordinated
  Debt Securities of AT&T...................................     4,720       4,710
SHAREOWNERS' EQUITY
Common Stock:
AT&T Common Stock, $1 par value, authorized 6,000,000,000
  shares; issued and outstanding 3,542,405,744 shares (net
  of 851,746,431 treasury shares) at December 31, 2001 and
  3,760,151,185 shares (net of 416,887,452 treasury shares)
  at December 31, 2000......................................     3,542       3,760
AT&T Wireless Group Common Stock, $1 par value, authorized
  6,000,000,000 shares, issued and outstanding 361,802,200
  shares at December 31, 2000...............................        --         362
Liberty Media Group Class A Common Stock, $1 par value,
  authorized 4,000,000,000 shares, issued and outstanding
  2,363,738,198 shares (net of 59,512,496 treasury shares)
  at December 31, 2000......................................        --       2,364
Liberty Media Group Class B Common Stock, $1 par value,
  authorized 400,000,000 shares, issued and outstanding
  206,221,288 shares (net of 10,607,776 treasury shares) at
  December 31, 2000.........................................        --         206
Additional paid-in capital..................................    51,964      90,496
(Accumulated deficit) retained earnings.....................    (3,484)      7,408
Accumulated other comprehensive loss........................      (342)     (1,398)
                                                              --------    --------
Total Shareowners' Equity...................................    51,680     103,198
                                                              --------    --------
Total Liabilities and Shareowners' Equity...................  $165,282    $234,360
                                                              ========    ========

    The notes are an integral part of the consolidated financial statements.
                                      XII-3

                          AT&T CORP. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNERS' EQUITY

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   --------
                                                                   (DOLLARS IN MILLIONS)
AT&T Common Stock
  Balance at beginning of year..............................  $  3,760    $  3,196    $ 2,630
  Shares issued (acquired), net:
     Under employee plans...................................        15           3         --
     For acquisitions.......................................        44         607        566
     Settlement of put option...............................       155          --         --
     For Wireless tracking stock exchange...................      (372)         --         --
     Other*.................................................       (60)        (46)        --
                                                              --------    --------    -------
Balance at end of year......................................     3,542       3,760      3,196
                                                              --------    --------    -------
AT&T Wireless Group Common Stock
  Balance at beginning of year..............................       362          --         --
  Shares issued:
     For stock offering.....................................        --         360         --
     Under employee plans...................................         2           2         --
     For Wireless stock exchange............................       438          --         --
     Conversion of preferred stock..........................       406          --         --
AT&T Wireless Group split-off...............................    (1,208)         --         --
                                                              --------    --------    -------
Balance at end of year......................................        --         362         --
                                                              --------    --------    -------
Liberty Media Group Class A Common Stock
  Balance at beginning of year..............................     2,364       2,314         --
  Shares issued (acquired), net:
     For acquisitions.......................................        --          62      2,280
     Other..................................................        14         (12)        34
  Liberty Media Group split-off.............................    (2,378)         --         --
                                                              --------    --------    -------
Balance at end of year......................................        --       2,364      2,314
                                                              --------    --------    -------
Liberty Media Group Class B Common Stock
  Balance at beginning of year..............................       206         217         --
  Shares issued (acquired), net.............................         6         (11)       220
  Liberty Media Group split-off.............................      (212)         --         --
  Other.....................................................        --          --         (3)
                                                              --------    --------    -------
Balance at end of year......................................        --         206        217
                                                              --------    --------    -------
Additional Paid-In Capital
  Balance at beginning of year..............................    90,496      59,526     15,195
  Shares issued (acquired), net:
     Under employee plans...................................       279          98        431
     For acquisitions.......................................       827      23,097     42,425
     Settlement of put option...............................     3,237          --         --
     Other*.................................................    (1,007)     (2,767)       323
  Proceeds in excess of par value from issuance of AT&T
     Wireless common stock..................................        --       9,915         --
  Common stock warrants issued..............................        --          --        306
  Gain on issuance of common stock by affiliates............        20         530        667
  Conversion of preferred stock.............................     9,631          --         --
  AT&T Wireless Group split-off.............................   (20,955)         --         --

                                      XII-4

                          AT&T CORP. AND SUBSIDIARIES

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   --------
                                                                   (DOLLARS IN MILLIONS)
  Liberty Media Group split-off.............................   (30,768)         --         --
  Wireless tracking stock exchange..........................        14          --         --
  Beneficial conversion value of preferred stock............       295          --         --
  Dividends declared -- AT&T Common Stock Group.............      (265)         --         --
  Other.....................................................       160          97        179
                                                              --------    --------    -------
Balance at end of year......................................    51,964      90,496     59,526
                                                              --------    --------    -------
Guaranteed ESOP Obligation
  Balance at beginning of year..............................        --         (17)       (44)
  Amortization..............................................        --          17         27
                                                              --------    --------    -------
Balance at end of year......................................        --          --        (17)
                                                              --------    --------    -------
(Accumulated Deficit)/Retained Earnings
  Balance at beginning of year..............................     7,408       6,712      7,800
  Net income................................................     7,715       4,669      3,428
  Dividends declared -- AT&T Common Stock Group.............      (275)     (2,485)    (2,807)
  Dividends accrued -- preferred stock......................      (652)         --         --
  Premium on exchange of AT&T Wireless tracking stock.......       (80)         --         --
  Treasury shares issued at less than cost..................        (7)     (1,488)    (1,709)
  AT&T Wireless Group split-off.............................   (17,593)         --         --
                                                              --------    --------    -------
Balance at end of year......................................    (3,484)      7,408      6,712
                                                              --------    --------    -------
Accumulated Comprehensive Income
  Balance at beginning of year..............................    (1,398)      6,979        (59)
  Other comprehensive income................................     1,742      (8,377)     7,038
  AT&T Wireless Group split-off.............................        72          --         --
  Liberty Media Group split-off.............................      (758)         --         --
                                                              --------    --------    -------
Balance at end of year......................................      (342)     (1,398)     6,979
                                                              --------    --------    -------
Total Shareowners' Equity...................................  $ 51,680    $103,198    $78,927
                                                              ========    ========    =======
Summary of Total Comprehensive Income (Loss):
Income before cumulative effect of accounting change........  $  6,811    $  4,669    $ 3,428
Cumulative effect of accounting change......................       904          --         --
Net income..................................................     7,715       4,669      3,428
Other comprehensive income (loss)[net of income taxes of
  $1,119, $(5,348) and $4,600]..............................     1,742      (8,377)     7,038
                                                              --------    --------    -------
Comprehensive Income (Loss).................................  $  9,457    $ (3,708)   $10,466
                                                              ========    ========    =======

---------------
AT&T accounts for treasury stock as retired stock.

We have 100 million authorized shares of preferred stock at $1 par value.

* Other activity in 2001 and 2000 represents AT&T common stock received in exchange for entities owning certain cable systems.

    The notes are an integral part of the consolidated financial statements.
                                      XII-5

                          AT&T CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              --------    --------    --------
                                                                   (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES
Net income..................................................  $  7,715    $  4,669    $  3,428
Deduct:
  Income (loss) from discontinued operations................       150         536        (433)
  Gain on disposition of discontinued operations............    13,503          --          --
                                                              --------    --------    --------
(Loss) income from continuing operations....................    (5,938)      4,133       3,861
Adjustments to reconcile (loss) income from continuing
  operations to net cash provided by operating activities of continuing operations:
  Cumulative effect of accounting change -- net of income
    taxes...................................................      (904)         --          --
  Net gains on sales of businesses and investments..........      (528)     (1,321)       (585)
  Cost investment impairment charges........................     1,083         248          40
  Put option settlement loss and mark-to-market charges.....       838         537          --
  Net restructuring and other charges.......................     2,343       6,793         678
  Depreciation and amortization.............................     9,338       8,589       6,194
  Provision for uncollectible receivables...................     1,130       1,080       1,216
  Deferred income taxes.....................................    (4,818)        341         354
  Net revaluation of certain financial instruments..........       809          --          --
  Minority interest (income) expense........................    (1,263)     (4,329)         24
  Net equity losses (earnings) from Liberty Media Group.....     2,711      (1,488)      2,022
  Net losses related to other equity investments............     7,889       1,017       1,223
  Decrease (increase) in receivables........................       716      (2,512)     (2,409)
  Decrease in accounts payable..............................      (819)       (577)       (165)
  Net change in other operating assets and liabilities......    (2,153)       (376)     (1,785)
  Other adjustments, net....................................       124        (470)       (159)
                                                              --------    --------    --------
Net Cash Provided by Operating Activities of Continuing
  Operations................................................    10,558      11,665      10,509
                                                              --------    --------    --------
INVESTING ACTIVITIES
Capital expenditures and other additions....................    (9,300)    (11,511)    (11,876)
Proceeds from sale or disposal of property, plant and
  equipment.................................................        83         600         286
(Increase) decrease in other receivables....................      (114)     (1,052)         17
Sales of marketable securities..............................       102          96          --
Purchases of marketable securities..........................       (18)         --          --
Investment distributions and sales..........................     3,014         992       1,574
Investment contributions and purchases......................      (378)     (2,394)     (7,837)
Net dispositions (acquisitions) of businesses, net of cash
  disposed/acquired.........................................     4,913     (16,657)     (5,969)
Other investing activities, net.............................      (162)       (119)        (79)
                                                              --------    --------    --------
Net Cash Used in Investing Activities of Continuing
  Operations................................................    (1,860)    (30,045)    (23,884)
                                                              --------    --------    --------
FINANCING ACTIVITIES
Proceeds from long-term debt issuances, net of issuance
  costs.....................................................    12,415       4,601       8,396
Retirement of long-term debt................................    (1,661)     (2,118)     (2,255)
(Decrease) increase in short-term borrowings, net...........   (17,168)     16,973      10,173
Repayment of borrowings from AT&T Wireless..................    (5,803)         --          --
Issuance of convertible preferred securities and warrants...     9,811          --       4,638
Redemption of redeemable securities.........................        --        (152)         --
Issuance of AT&T common shares..............................       224          99          --
Issuance of AT&T Wireless Group common shares...............        54      10,314          --
Net issuance (acquisition) of treasury shares...............        24        (581)     (4,624)
Dividends paid on common stock..............................      (549)     (3,047)     (2,712)
Dividends paid on preferred securities......................      (336)       (294)       (135)
Other financing activities, net.............................       (41)        (63)        373
                                                              --------    --------    --------
Net Cash (Used in) Provided by Financing Activities of
  Continuing Operations.....................................    (3,030)     25,732      13,854
                                                              --------    --------    --------
Net cash provided by (used in) discontinued operations......     4,860      (8,306)     (2,594)
Net increase (decrease) in cash and cash equivalents........    10,528        (954)     (2,115)
Cash and cash equivalents at beginning of year..............        64       1,018       3,133
                                                              --------    --------    --------
Cash and cash equivalents at end of year....................  $ 10,592    $     64    $  1,018
                                                              ========    ========    ========

    The notes are an integral part of the consolidated financial statements.
                                      XII-6

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED (EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CONSOLIDATION

     The consolidated financial statements include all controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in majority-owned subsidiaries where control does not exist and investments in which we exercise significant influence but do not control (generally a 20% to 50% ownership interest) are accounted for under the equity method of accounting. Investments in which there is no significant influence (generally less than a 20% ownership interest) are accounted for under the cost method of accounting.

  FOREIGN CURRENCY TRANSLATION

     For operations outside the United States that prepare financial statements in currencies other than the U.S. dollar, we translate income statement amounts at average exchange rates for the year, and we translate assets and liabilities at year-end exchange rates. We present these translation adjustments as a component of accumulated other comprehensive income within shareowners' equity. Gains and losses from foreign currency transactions are included in results of operations.

  REVENUE RECOGNITION

     We recognize long distance, local voice and data services revenue based upon minutes of traffic processed or contracted fee schedules. Cable video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution systems. Customer activation fees, along with the related costs up to but not exceeding the revenue, are deferred and amortized over the customer relationship period. We recognize other products and services revenue when the products are delivered and accepted by customers and when services are provided in accordance with contract terms. For contracts where we provide customers with an indefeasible right to use network capacity, we recognize revenue ratably over the stated life of the agreement.

  ADVERTISING AND PROMOTIONAL COSTS

     We expense costs of advertising and promotions, including cash incentives used to acquire customers, as incurred. Advertising and promotional expenses were $1,549, $1,377 and $1,418 in 2001, 2000 and 1999, respectively. Of these amounts, $236, $288 and $320 were cash incentives to acquire customers in 2001, 2000 and 1999, respectively.

  INCOME TAXES

     Under the balance sheet method we recognize deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting basis and the tax basis of our assets and liabilities. Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment. When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, we provide a corresponding valuation allowance against the deferred tax asset. We amortize investment tax credits as a reduction to the provision for income taxes over the useful lives of the assets that produced the credits.

                                      XII-7

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  CASH EQUIVALENTS

     We consider all highly liquid investments with original maturities of generally three months or less to be cash equivalents.

  PROPERTY, PLANT AND EQUIPMENT

     We state property, plant and equipment at cost. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Costs of additions and substantial improvements to property, plant and equipment are capitalized. The costs of maintenance and repairs of property, plant and equipment are charged to operating expense. Depreciation is determined based upon the assets' estimated useful lives using either the group or unit method. The useful lives of communications and network equipment range from three to 15 years. The useful lives of other equipment ranges from three to seven years. The useful lives of buildings and improvements range from 10 to 40 years. The group method is used for most depreciable assets, including the majority of communications and network equipment. The unit method is primarily used for large computer systems, buildings and support assets. Under the group method, a specific asset group has an average life. The depreciation rate is developed based on the average useful life for the specific asset group. This method requires the periodic revision of depreciation rates. Under the unit method, assets are depreciated based on the useful life of the individual asset. When we sell or retire assets depreciated using the group method, the cost is deducted from property, plant and equipment and charged to accumulated depreciation, without recognition of a gain or loss. When we sell assets that were depreciated using the unit method, we include the related gains or losses in "Other income (expense)" in the Consolidated Statements of Income.

     We use accelerated depreciation methods primarily for certain high-technology computer-processing equipment and digital equipment used in the telecommunications network, except for switching equipment placed in service before 1989, where a straight-line method is used. All other plant and equipment is depreciated on a straight-line basis.

  FRANCHISE COSTS

     Franchise costs include the value assigned to agreements with local authorities that allow access to homes in cable service areas acquired in connection with business combinations. Such amounts are amortized on a straight-line basis over 25 or 40 years. Beginning in 2002, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", such franchise costs will no longer be amortized, but will continue to be tested for impairment (see Note 23).

  GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method. We amortize goodwill on a straight-line basis over the periods benefited, ranging from five to 40 years. Beginning in 2002, in accordance with the provisions of SFAS No. 142 such goodwill will no longer be amortized, but will continue to be tested for impairment (see Note 23).

  SOFTWARE CAPITALIZATION

     Certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. These costs are included within other assets and are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project

                                      XII-8

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
stage, as well as maintenance and training costs, are expensed as incurred. AT&T also capitalizes initial operating-system software costs and amortizes them over the life of the associated hardware.

     AT&T also capitalizes costs associated with the development of application software incurred from the time technological feasibility is established until the software is ready to provide service to customers. These capitalized costs are included in property, plant and equipment and are amortized over a useful life not to exceed five years.

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets, such as property, plant and equipment, franchise costs, goodwill, investments and software, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

  DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

     We use derivative financial instruments to mitigate market risk from changes in interest rates, foreign currency exchange rates and equity prices. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, options, warrants and forward contracts. We do not use derivative financial instruments for speculative purposes.

     All derivatives are recognized on the balance sheet at fair value. To qualify for hedge accounting treatment, derivatives, at inception, must be designated as hedges and evaluated for effectiveness throughout the hedge period. We designate certain derivative contracts, at the date entered into, as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or (3) a foreign currency fair value or cash flow hedge (foreign currency hedge). Other derivatives (undesignated) are not formally designated for accounting purposes. These derivatives, except for warrants, although undesignated for accounting purposes are entered into to hedge economic risks.

     We record changes in the fair value of fair-value hedges (including fair value foreign currency hedges), along with the changes in fair value of the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), in "Other income (expense)" in the Consolidated Statement of Income.

     We record changes in the fair value of cash-flow hedges (including foreign currency cash flow hedges) that are highly effective in "Other comprehensive income", net of income taxes, as a component of shareowners' equity, until earnings are affected by the variability of cash flows of the hedged transaction.

     Changes in the fair value of undesignated derivatives are recorded in "Other income (expense)" in the Consolidated Statement of Income, along with the change in fair value of any related asset or liability.

     We currently do not have any net investment hedges in a foreign operation.

     We assess embedded derivatives to determine whether (1) the economic characteristics of the embedded instruments are not clearly and closely related to the economic characteristics of the remaining component of the financial instrument (the host instrument) and (2) whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that both conditions exist, we designate the derivatives as described above, and recognize at fair value.
                                      XII-9

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     We formally document all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions.

     We discontinue hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value of cash flows of a hedged item (2) the derivative expires or is sold, terminated, or exercised; (3) it is determined that the forecasted hedged transaction will no longer occur; (4) a hedged firm commitment no longer meets the definition of a firm commitment or (5) management determines that the designation of the derivative as a hedge instrument is no longer appropriate.

     When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be adjusted for changes in fair value through "Other income (expense)" in the Consolidated Statement of Income, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be adjusted for changes in the fair value through "Other income (expense)" in the Consolidated Statement of Income, and any asset or liability that was recorded pursuant to the recognition of the firm commitment will be removed from the balance sheet and recorded in current period earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative will then be adjusted for changes in the fair value through "Other income (expense)" in the Consolidated Statement of Income, and gains and losses that were accumulated in "Other comprehensive income" as a component of shareowners' equity, will be recognized immediately in "Other income (expense)" in the Consolidated Statement of Income. In all other situations in which hedge accounting is discontinued, the derivative will continue to be carried at fair value on the balance sheet, with changes in its fair value recognized in "Other income (expense)" in the Consolidated Statement of Income.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as allowances for doubtful accounts, depreciation and amortization, employee benefit plans, taxes, restructuring reserves and contingencies.

  CONCENTRATIONS

     As of December 31, 2001, we do not have any significant concentration of business transacted with a particular customer, supplier or lender that could, if suddenly eliminated, severely impact our operations. We also do not have a concentration of available sources of labor, services, franchises or other rights that could, if suddenly eliminated, severely impact our operations. We invest our cash with several high-quality credit institutions.

  ISSUANCE OF COMMON STOCK BY AFFILIATES

     Changes in our proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such entity, are recognized as increases or decreases to additional paid-in capital in the Consolidated Statements of Shareowners' Equity.

                                      XII-10

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  RECLASSIFICATIONS AND RESTATEMENTS

     We reclassified certain amounts for previous years to conform to the 2001 presentation.

2.  RESTRUCTURING OF AT&T

     On October 25, 2000, AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units.

     On December 19, 2001, AT&T and Comcast Corporation (Comcast) announced an agreement to combine AT&T Broadband with Comcast. Under the terms of the agreement, AT&T will spin-off AT&T Broadband and simultaneously merge it with Comcast, forming a new company to be called AT&T Comcast Corporation (AT&T Comcast). AT&T shareowners will receive a number of shares of AT&T Comcast common stock based on an exchange ratio calculated pursuant to a formula specified in the merger agreement. If determined as of the date of the merger agreement, the exchange ratio would have been approximately 0.34, assuming the AT&T shares held by Comcast are included in the number of shares of AT&T common stock outstanding. Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the merger agreement, the exchange ratio would have been approximately 0.35. AT&T shareowners will own a 56% economic stake and an approximate 66% voting interest in the new company, calculated as of the date of the merger agreement. The merger of AT&T Broadband and Comcast is subject to regulatory review, approval by both companies' shareowners and certain other conditions and is expected to close by the end of 2002. AT&T also intends to proceed with the creation of a tracking stock for its AT&T Consumer Services business, which is expected to be distributed to AT&T shareowners following shareowner approval in 2002. On February 11, 2002, the company filed a preliminary proxy with the SEC, seeking shareowner approval of the AT&T Broadband and Comcast merger, and the creation of the AT&T Consumer Services tracking stock, among other things.

     These restructuring activities are complicated and involve a substantial number of steps and transactions, including obtaining various approvals, such as Internal Revenue Service (IRS) rulings. AT&T expects, however, that the transactions associated with AT&T's restructuring plan will be tax-free to U.S. shareowners. Future financial conditions, superior alternatives or other factors may arise or occur that make it inadvisable to proceed with part or all of AT&T's restructuring plans. Any or all of the elements of AT&T's restructuring plan may not occur as we currently expect or in the time frames that we currently contemplate, or at all. Alternative forms of restructuring, including sales of interests in these businesses, would reduce what is available for distribution to shareowners in the restructuring.

     On May 25, 2001, AT&T completed an exchange offer of AT&T common stock for AT&T Wireless stock. Under the terms of the exchange offer, AT&T issued 1.176 shares of AT&T Wireless Group tracking stock in exchange for each share of AT&T common stock validly tendered. A total of 372.2 million shares of AT&T common stock were tendered in exchange for 437.7 million shares of AT&T Wireless Group tracking stock. In conjunction with the exchange offer, AT&T recorded an $80 premium as a reduction to net income available to common shareowners. The premium represents the excess of the fair value of the AT&T Wireless Group tracking stock issued over the fair value of the AT&T common stock exchanged.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless as a separate, independently traded company. All AT&T Wireless Group tracking stock was converted into AT&T Wireless common stock on a one-for-one basis, and 1,136 million shares of AT&T Wireless common stock, held by AT&T were distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. AT&T common shareowners received whole shares of AT&T Wireless and cash payments for fractional shares. The IRS ruled that the transaction qualified as tax-free for AT&T and its shareowners for U.S. federal income tax purposes, with the exception of cash received for fractional

                                      XII-11

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
shares. For accounting purposes, the deemed effective split-off date was June 30, 2001. At the time of split-off, AT&T retained approximately $3 billion, or 7.3%, of AT&T Wireless common stock, about half of which was used in a debt-for-equity exchange in July 2001. The remaining portion of these holdings was monetized in October and December of 2001 through the issuance of debt that is exchangeable into Wireless shares (or their cash equivalent) at maturity. The split-off of AT&T Wireless resulted in a noncash tax-free gain of $13.5 billion, which represented the difference between the fair value of the AT&T Wireless tracking stock at the date of the split-off and AT&T's book value in AT&T Wireless. This gain was recorded in the third quarter of 2001 as a "Gain on disposition of discontinued operations."

     On August 10, 2001, AT&T completed the split-off of Liberty Media Corporation as an independent, publicly traded company (since AT&T did not exit the line of business that Liberty Media Group (LMG) operated in, LMG was not accounted for as a discontinued operation). AT&T redeemed each outstanding share of Class A and Class B LMG tracking stock for one share of Liberty Media Corporation's Series A and Series B common stock, respectively. The IRS ruled that the split-off of Liberty Media Corporation qualified as a tax-free transaction for AT&T, Liberty Media and their shareowners. For accounting purposes, the deemed effective split-off date was July 31, 2001.

3.  SUPPLEMENTARY FINANCIAL INFORMATION

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                               2001      2000    1999
                                                              -------   ------   ----
INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Research and development expenses...........................  $   325   $  402   $550
                                                              =======   ======   ====
OTHER (EXPENSE) INCOME
Cost investment impairment charges..........................  $(1,083)  $ (248)  $(40)
Settlement loss and mark-to-market charges on Excite@Home
  put options...............................................     (838)    (537)    --
Net revaluation of certain financial instruments............     (809)      --     --
Net gains on sales of businesses and investments............      528    1,321    585
Investment-related income...................................      426      512    203
Miscellaneous, net..........................................      229      102     78
                                                              -------   ------   ----
Total other (expense) income................................  $(1,547)  $1,150   $826
                                                              =======   ======   ====

                    SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                                AT DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
PROPERTY, PLANT AND EQUIPMENT
Communications, network and other equipment.................  $ 64,372   $ 60,232
Buildings and improvements..................................     8,512      8,643
Land and improvements.......................................       484        523
                                                              --------   --------
Total property, plant and equipment.........................    73,368     69,398
Accumulated depreciation....................................   (32,046)   (28,129)
                                                              --------   --------
Property, plant and equipment, net..........................  $ 41,322   $ 41,269
                                                              ========   ========

                                      XII-12

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

LEVERAGED LEASES

     We lease airplanes, energy-producing facilities and transportation equipment under leveraged leases having original terms of 10 to 30 years, expiring in various years from 2004 through 2020. The investment in leveraged leases is primarily included in other assets on the balance sheet. Following is a summary of our investment in leveraged leases:

                                                              AT DECEMBER 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Rentals receivable (net of nonrecourse debt*)...............  $1,241   $1,278
Estimated unguaranteed residual values......................     964      976
Unearned income.............................................    (953)    (997)
Allowance for credit losses.................................     (31)     (33)
                                                              ------   ------
Investment in leveraged leases (included in other assets)...   1,221    1,224
Deferred taxes..............................................   1,105    1,124
                                                              ------   ------
Net investment..............................................  $  116   $  100
                                                              ======   ======

---------------
* The rentals receivable are net of nonrecourse debt of $3.2 billion and $3.4 billion at December 31, 2001 and 2000, respectively.

                 SUPPLEMENTARY SHAREOWNERS' EQUITY INFORMATION

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                            -------------------------
                                                             2001     2000      1999
                                                            ------   -------   ------
OTHER COMPREHENSIVE INCOME (LOSS)
Net foreign currency translation adjustment [net of income
  taxes of $(160), $(181) and $87](1).....................  $ (250)  $  (309)  $  148
Net revaluation of certain financial instruments:
  Unrealized gains (losses) [net of income taxes of $343,
     $(4,686) and $4,499](2)..............................     475    (7,317)   6,868
  Recognition of previously unrealized losses (gains) on
     available-for-sale securities [net of income taxes of
     $950, $(480) and $7](3)..............................   1,535      (750)      10
Net minimum pension liability adjustment [net of income
  taxes of $(14), $(1) and $7]............................     (18)       (1)      12
                                                            ------   -------   ------
Total other comprehensive income (loss)...................  $1,742   $(8,377)  $7,038
                                                            ======   =======   ======

---------------
(1) Includes LMG's foreign currency translation adjustments, net of applicable income taxes, totaling $(149) in 2001 through July 31, 2001, $(202) in 2000 and $60 in 1999, from March 1, 1999, date of acquisition, to December 31, 1999.

(2) Includes LMG's unrealized gains (losses) on available-for-sale securities, net of applicable income taxes, totaling $1,286 in 2001 through July 31, 2001, $(6,117) in 2000 and $6,497 in 1999, from March 1, 1999, date of acquisition, to December 31, 1999.

(3) See below for a summary of the "Recognition of previously unrealized losses (gains) on available-for-sale securities" and the income statement line items impacted.

                                      XII-13

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

       SUMMARY OF RECOGNITION OF PREVIOUSLY UNREALIZED LOSSES (GAINS) ON
                               AVAILABLE-FOR-SALE
            SECURITIES AND THE INCOME STATEMENT LINE ITEMS IMPACTED

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------------------------------------------
                                             2001                 2000                  1999
                                      ------------------   -------------------   ------------------
                                      PRETAX   AFTER-TAX   PRETAX    AFTER-TAX   PRETAX   AFTER-TAX
                                      ------   ---------   -------   ---------   ------   ---------
AT&T GROUP:
  Other (expense) income:
     Reclassification of securities
       to "trading" in conjunction
       with the adoption of SFAS No.
       133(4).......................  $1,154    $  713     $    --     $  --      $--        $--
     Sales of various securities....     317       196        (476)     (294)      (3)        (2)
     Other-than-temporary investment
       impairments..................     985       608         290       179       --         --
LIBERTY MEDIA GROUP:
  Earnings (losses) from Liberty
     Media Group:
     Sale of various securities.....     173       105      (1,044)     (635)      20         12
  Cumulative effect of accounting
     change(4)......................    (144)      (87)         --        --       --         --
                                      ------    ------     -------     -----      ---        ---
Total recognition of previously
  unrealized losses (gains) on
  available-for-sale securities.....  $2,485    $1,535     $(1,230)    $(750)     $17        $10
                                      ======    ======     =======     =====      ===        ===

---------------
(4) See Note 14 for detailed discussion.

                      SUPPLEMENTARY CASH FLOW INFORMATION

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001        2000        1999
                                                           --------    --------    --------
Interest payments, net of capitalized interest of $138,
  $177 and $143..........................................   $3,396      $3,059      $1,292
Income tax payments......................................      803       2,369       3,948

4.  MERGERS WITH MEDIAONE GROUP, INC., AND TELE-COMMUNICATIONS, INC.

  MERGER WITH MEDIAONE GROUP, INC.

     On June 15, 2000, AT&T completed a merger with MediaOne Group, Inc. (MediaOne) in a cash and stock transaction valued at approximately $45 billion. For each share of MediaOne stock, MediaOne shareowners received, in the aggregate 0.95 of a share of AT&T common stock and $36.27 per share in cash, consisting of $30.85 per share as stipulated in the merger agreement and $5.42 per share based on AT&T's stock price preceding the merger, which was below a predetermined amount. AT&T issued approximately 603 million shares of common stock in the transaction, of which approximately 60 million were treasury shares. The AT&T shares had an aggregate market value of approximately $21 billion, and cash payments totaled approximately $24 billion.

                                      XII-14

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The merger was accounted for under the purchase method. Accordingly, the results of MediaOne have been included in the accompanying consolidated financial statements since the date of acquisition as part of our AT&T Broadband segment.

     Approximately $17 billion of the purchase price of $45 billion has been attributed to agreements with local franchise authorities that allow access to homes in our broadband service areas (franchise costs) and is being amortized on a straight-line basis over 40 years. Also included in the purchase price was approximately $22 billion related to nonconsolidated investments, including investments in Time Warner Entertainment Company, L.P. (TWE) and Vodafone Group plc (Vodafone), approximately $5 billion related to property, plant and equipment, and approximately $5 billion of other net assets. In addition, included was approximately $13 billion in deferred income tax liabilities, approximately $10 billion attributable to MediaOne debt, and approximately $1 billion of minority interest in Centaur Funding Corporation, a subsidiary of MediaOne. The purchase resulted in goodwill of approximately $20 billion, which is being amortized on a straight-line basis over 40 years.

  MERGER WITH TELE-COMMUNICATIONS, INC.

     On March 9, 1999, AT&T completed a merger with Tele-Communications, Inc.
(TCI), renamed AT&T Broadband, in an all-stock transaction valued at approximately $52 billion. Each share of TCI Group Series A common stock was converted into 1.16355 shares of AT&T common stock, and each share of TCI Group Series B common stock was converted into 1.27995 shares of AT&T common stock. AT&T issued approximately 664 million shares of common stock in the transaction, of which approximately 149 million were treasury shares. The AT&T shares had an aggregate market value of approximately $27 billion. Certain subsidiaries of TCI held TCI Group Series A common stock, which was converted into 216 million shares of AT&T common stock. These shares were held by the subsidiaries throughout 1999 and 2000 and were reflected as treasury stock in the balance sheet. In the second quarter of 2001, these shares were converted into AT&T Subsidiary Exchangeable Preferred Stock. Each subsidiary preferred share is exchangeable into 1,000 shares of AT&T Common Stock.

     In addition, TCI simultaneously combined its LMG programming business with its TCI Ventures Group technology investment business, forming LMG. In connection with the closing, AT&T issued separate tracking stock in exchange for the TCI, LMG and TCI Ventures Group tracking shares previously outstanding. We issued 2,280 million shares of LMG Class A tracking stock (including 120 million shares related to the conversion of convertible notes) and 220 million shares of Liberty Media Group Class B tracking stock. The tracking stock was designed to reflect the separate financial performance and economic value of LMG. These shares had an aggregate market value of approximately $23 billion. LMG was split-off from AT&T as an independent, publicly-traded company on August 10, 2001 (see Notes 2 and 10).

     The TCI merger was accounted for under the purchase method. Accordingly, the results of TCI have been included in the financial results of AT&T since the date of acquisition as part of our AT&T Broadband segment. The operating results of TCI have been included in the accompanying consolidated financial statements at their fair value since March 1, 1999, the deemed effective date of acquisition for accounting purposes. The impact of the results from March 1 through March 9, 1999, were deemed immaterial to our consolidated results.

     Approximately $20 billion of the purchase price of $52 billion was attributed to franchise costs and is being amortized on a straight-line basis over 40 years. Pursuant to SFAS No. 109, "Accounting for Income Taxes", AT&T recorded an approximate $13 billion deferred tax liability in connection with this franchise intangible, which is also included in franchise costs. We do not expect that this deferred tax liability will ever be paid. This deferred tax liability is being amortized on a straight-line basis over 40 years and is included in the provision for income taxes. Also included was approximately $11 billion
                                      XII-15

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
related to nonconsolidated investments, approximately $5 billion related to property, plant and equipment, approximately $11 billion of TCI long-term debt and approximately $7 billion related to other net liabilities. In addition, our investment in LMG was recorded at approximately $34 billion, including approximately $11 billion of goodwill.

     In 2002, in accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", we will no longer amortize goodwill, franchise costs or the deferred tax liability associated with franchise costs related to the mergers discussed above (see Note 23).

     Following is a summary of the pro forma results of AT&T as if the mergers with MediaOne and TCI had closed effective January 1, 1999:

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                              (SHARES IN MILLION)
                                                                  (UNAUDITED)
Revenue.....................................................  $56,858    $58,609
Income from continuing operations...........................    5,081      6,885
Weighted-average AT&T common shares.........................    3,762      3,784
Weighted-average AT&T common shares and potential common
  shares....................................................    3,821      3,906
Weighted-average Liberty Media Group shares.................    2,572      2,519
AT&T Common Stock Group earnings from continuing operations
  per common share:
  Basic.....................................................  $  0.96    $  2.41
  Diluted...................................................     0.95       2.34
Liberty Media Group earnings (loss) per common share:
  Basic and diluted.........................................  $  0.58    $ (0.89)

     Pro forma data may not be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.

5.  CONCERT AND AT&T CANADA

     On October 16, 2001, AT&T announced a decision to unwind Concert, its global venture with British Telecommunications plc (BT), which was launched in January 2000. Under the partnership termination agreement, each of the partners generally will reclaim the customer contracts and assets that were initially contributed to the joint venture, including international transport facilities and gateway assets. In addition, AT&T will assume certain other assets that BT originally contributed to the joint venture. AT&T also will acquire BT's 9% interest in AT&T Canada and assume BT's obligation to purchase a portion of the publicly owned shares of AT&T Canada. The agreement to dissolve the Concert venture impacted AT&T's intent and ability to hold its investment in Concert, therefore, AT&T recorded a $1.8 billion after-tax investment impairment charge ($2.9 billion pretax) in 2001 included in "Net losses related to other equity investments" in the Consolidated Statement of Income. This charge primarily relates to the difference between the fair market value of the net assets AT&T will receive in the transaction and the carrying value of AT&T's investment in Concert which included a note receivable from Concert of approximately $1.1 billion. Our investment in Concert was accounted for as an equity method investment. The remaining carrying value of our investment in Concert was approximately $0.1 billion at December 31, 2001. The agreement to dissolve Concert remains subject to regulatory approval in the United States, Europe and other jurisdictions and is expected to close by the first-half of 2002.

                                      XII-16

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Through a joint venture, AT&T and BT have an approximate 31% equity ownership of AT&T Canada. In connection with the decision to unwind Concert, AT&T has agreed to acquire BT's 9% interest in AT&T Canada and assume BT's portion of the obligation to purchase the AT&T Canada shares not already owned by AT&T and BT. AT&T has the right to trigger, at any time, the purchase by AT&T or another entity the remaining equity of AT&T Canada for the Back-end Price which is the greater of the floor price (Cdn $47.45 as of December 31, 2001) and the fair market value. The floor price accretes at 4% each quarter, commencing on June 30, 2000. In the event foreign ownership restrictions in Canada are lifted, in whole or in part, prior to June 30, 2003, AT&T is required to purchase the outstanding shares (to the extent permitted by any remaining foreign ownership restrictions) at the Back-end Price. If foreign ownership restrictions in Canada are not lifted and we do not exercise the call right by June 30, 2003, the shares would be put up for auction, and AT&T would have to make the shareholders whole for the amount, if any, by which the Back-End Price exceeds the proceeds received in auction.


     In 2001, AT&T recorded $1.8 billion after-tax charges ($3.0 billion pretax) reflecting the estimated loss on AT&T's commitment to purchase the publicly owned shares of AT&T Canada. Included in these charges was approximately $0.6 billion related to the assumption of BT's obligation to purchase the publicly owned shares of AT&T Canada. These charges reflect the difference between the underlying value of AT&T Canada shares and the price AT&T has committed to pay for them, including the 4% accretion of the floor price, and are included in "Net losses related to other equity investments" in the Consolidated Statement of Income and the related liability within "Other long-term liabilities and deferred credits" in the Consolidated Balance Sheet. The purchase commitment will continue to be evaluated against the difference between the contractual floor price and underlying value of AT&T Canada shares, which could result in the recognition of additional future charges in the amount of approximately $1.1 billion, assuming that the commitment is executed on June 30, 2003. As of December 31, 2001, the aggregate amount that AT&T would need to pay to complete its obligation related to AT&T Canada is approximately $3.2 billion. This obligation may be settled using cash or AT&T common stock, or any combination thereof.


     AT&T no longer records equity earnings or losses related to AT&T Canada since AT&T's investment balance was written down to zero largely through losses generated by AT&T Canada. In the event AT&T acquires more than 50% of the voting equity of AT&T Canada, AT&T Canada's results will be consolidated into AT&T's results. At December 31, 2001, AT&T Canada had outstanding debt of $2.9 billion and other net assets of $2.8 billion.

6.  OTHER ACQUISITIONS, EXCHANGES, STOCK OFFERING, AND DISPOSITIONS

  CABLEVISION SYSTEMS CORPORATION

     On October 23, 2001, AT&T sold approximately 19.2 million shares of Cablevision NY Group Class A common stock and, monetized through a trust, 26.9 million shares of a mandatorily exchangeable trust security that is exchangeable into up to 26.9 million shares of Cablevision NY Group Class A common stock at maturity in three years. The offering price was $36.05 per share for both the common shares and the exchangeable securities. The offerings generated approximately $1.4 billion of pretax proceeds, net of underwriting fees. The sale resulted in a pretax loss of approximately $0.3 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

     On January 8, 2001, AT&T and Cablevision Systems Corporation (Cablevision) completed the transfer of cable systems in which AT&T received cable-systems serving 358 thousand customers in Boston and Eastern Massachusetts. In exchange, Cablevision received cable-systems serving approximately 130 thousand customers in the northern New York suburbs, and 44 million shares of AT&T common stock valued at approximately $0.9 billion, and approximately $0.2 billion in cash. Cablevision recorded a gain as a result of the transaction. AT&T did not record any gain or loss on the transaction, however due
                                      XII-17

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
to its ownership interest in Cablevision, AT&T recorded a proportionate amount of a gain recorded by Cablevision of approximately $0.1 billion included within "Net losses related to other equity investments" in the Consolidated Statement of Income.

  AT HOME CORPORATION

     On August 28, 2000, AT&T and At Home Corporation (Excite@Home) announced shareholder approval of a new board of directors and governance structure for Excite@Home. AT&T was given the right to designate six of the 11 Excite@Home board members. In addition, Excite@Home converted approximately 50 million of AT&T's Series A shares into Series B shares, each of which has 10 votes. As a result of these governance changes, AT&T gained a controlling interest and began consolidating Excite@Home's results upon the closing of the transaction on September 1, 2000. As of December 31, 2000, AT&T had, on a fully diluted basis, approximately 23% of the economic interest and 74% of the voting interest in Excite@Home.

     The consolidation of Excite@Home resulted in minority interest of approximately $2.2 billion, goodwill of approximately $2.4 billion, short-term liabilities of approximately $2.4 billion (including an initial put option liability), other net assets of approximately $1.2 billion and the removal of our investment in Excite@Home of approximately $1.9 billion.

     On September 28, 2001, At Home Corporation filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court, for the Northern District of California. As a result of the bankruptcy and AT&T's removal of four of its six members from the Excite@Home board of directors, AT&T ceased consolidating Excite@Home as of September 30, 2001. Beginning October 1, 2001, AT&T no longer records equity earnings or losses related to Excite@Home since AT&T recognized losses in excess of its investment in Excite@Home.

     The noncash impacts of the deconsolidation of At Home Corporation primarily included a reduction to property, plant and equipment of approximately $0.3 billion, goodwill of approximately $0.3 billion and debt of approximately $1.0 billion. This resulted in the recording of a liability of approximately $0.4 billion. This liability will continue to be evaluated. In addition, other noncash items included a tax benefit of $0.7 billion reflecting changes to deferred tax liabilities.

  COX COMMUNICATIONS, INC. AND COMCAST -- EXCITE@HOME PUT OPTIONS

     In August 2000, in exchange for Cox Communications, Inc. (Cox) and Comcast relinquishing their rights under the shareholder agreement in connection with Excite@Home's governance change, AT&T granted put options to Cox and Comcast. The obligation under these put options was recorded at fair value, with gains or losses resulting from changes in fair value being recorded as a component of "Other (expense) income" in the Consolidated Statement of Income. For 2001 and 2000, changes in fair market value resulted in a pretax expense of $63 and $537, respectively. On May 18, 2001, AT&T, Cox and Comcast reached an agreement to revise the terms of the put options. Under the new agreement, Cox and Comcast retained their stakes in Excite@Home and AT&T issued 75 million AT&T common shares to Cox and more than 80 million AT&T common shares to Comcast. We recorded an approximate $0.8 billion loss in "Other (expense) income" in the Consolidated Statement of Income for this put option settlement in 2001. The new agreement resulted in a tax benefit to AT&T, which essentially offset this loss.

  COMCAST CABLE SYSTEM TRANSACTIONS

     On June 30, 2001, AT&T transferred its 99.75% interest in an entity owning the Baltimore Maryland cable-system serving approximately 115 thousand customers to Comcast for approximately $0.5 billion

                                      XII-18

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
cash. The transaction resulted in a pretax gain of $0.1 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

     On April 30, 2001, AT&T received 63.9 million shares of AT&T common stock held by Comcast in exchange for cable systems that served approximately 590 thousand customers in six states. The transaction resulted in a pretax loss of $0.3 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

  JAPAN TELECOM CO. LTD

     On April 27, 2001, AT&T completed the sale of our 10% stake in Japan Telecom Co. Ltd to Vodafone for $1.35 billion in cash. The proceeds from the transaction were split evenly between AT&T and AT&T Wireless Group since AT&T Wireless Group held approximately one-half of AT&T's investment. The transaction resulted in a pretax gain of approximately $0.5 billion recorded in "Other (expense) income" and a pretax gain of approximately $0.5 billion recorded in "Income from discontinued operations" in the Consolidated Statement of Income.

  INSIGHT COMMUNICATIONS COMPANY LP

     Effective January 1, 2001, AT&T sold to Insight Communications Company LP (Insight) several Illinois cable systems serving approximately 98 thousand customers for $0.4 billion. Insight subsequently contributed the purchased cable system and additional cable systems serving approximately 177 thousand customers to Insight Midwest L.P. in which AT&T has a 50% interest. AT&T also contributed cable systems serving approximately 248 thousand customers in Illinois to Insight Midwest L.P. The transactions resulted in a pretax gain of $0.2 billion, which was deferred due to a debt support agreement with Insight Midwest, L.P.

  AT&T WIRELESS GROUP

     On April 27, 2000, AT&T created a new class of stock and completed a public stock offering of 360 million shares, which represented 15.6% of AT&T Wireless Group tracking stock at a price of $29.50 per share. This stock was intended to track the financial performance and economic value of AT&T's wireless services business. The net proceeds to AT&T, after deducting the underwriter's discount and related fees and expenses, were $10.3 billion. AT&T allocated $7.0 billion of the net proceeds to AT&T Wireless Group, which were used for acquisitions, network expansion, capital expenditures and general corporate purposes. The remaining net proceeds of $3.3 billion were utilized by AT&T for general corporate purposes. On July 9, 2001, AT&T completed the split-off of AT&T Wireless (see Notes 2 and 7).

  COX -- CABLE SYSTEM TRANSACTION

     On March 15, 2000, AT&T received 50.3 million shares of AT&T common stock held by Cox in exchange for an entity owning cable systems serving approximately 312 thousand customers and certain other net assets. The transaction resulted in a pretax gain of $0.2 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

  LENFEST COMMUNICATIONS, INC.

     On January 18, 2000, AT&T sold its ownership in Lenfest Communications, Inc. to a subsidiary of Comcast. In connection with the sale, we received 47.3 million shares of Comcast Class A Special common stock. The transaction resulted in a pretax gain of $0.2 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

                                      XII-19

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  ACC EUROPE

     On November 5, 1999, AT&T sold ACC Corp. (ACC) in Europe, including ACC's principal operations in the United Kingdom as well as ACC's operating companies in France, Germany and Italy, to WORLDxCHANGE Communications. We were required to dispose of this investment pursuant to a government mandate since it would have competed directly with Concert. The transaction resulted in a pretax loss of $0.2 billion recorded in "Other (expense) income" in the Consolidated Statement of Income.

  IBM GLOBAL NETWORK

     On April 30, 1999, AT&T completed its acquisition of the IBM Global Network business (renamed AT&T Global Network Services or AGNS) and its assets in the United States. The non-U.S. acquisitions were completed in phases throughout 1999 and during the first quarter of 2000. Under the terms of the agreement, AT&T acquired the global network of IBM, and the two companies entered into outsourcing agreements with each other. The acquisition was accounted for under the purchase method. Accordingly, the operating results of AGNS have been included in the accompanying consolidated financial statements since the date of acquisition. The pro forma impact of AGNS on historical AT&T results is not material.

7.  DISCONTINUED OPERATIONS

     Pursuant to AT&T's restructuring plan (see Note 2), AT&T completed the split-off of AT&T Wireless as a separate, independently traded company on July 9, 2001. All AT&T Wireless tracking stock was converted into AT&T Wireless common stock on a one-for-one basis and 1,136 million shares of AT&T Wireless common stock, held by AT&T, were distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. AT&T common shareowners received whole shares of AT&T Wireless and cash payments for fractional shares. The IRS ruled that the transaction qualified as tax-free for AT&T and its shareowners for U.S. federal income tax purposes, with the exception of cash received for fractional shares. AT&T retained approximately $3 billion, or 7.3%, of AT&T Wireless common stock, about half of which was used in a debt-for-equity exchange in July resulting in a $0.5 billion gain recorded in "Other (expense) income" in the Consolidated Statement of Income. The remaining portion of these holdings was monetized in October and December of 2001 through the issuance of debt that is exchangeable into Wireless shares (or their cash equivalent) at maturity (see Note 12).

     In connection with the split-off of AT&T Wireless, AT&T wrote-up the net assets of AT&T Wireless to fair value. This resulted in a tax-free noncash gain of $13.5 billion, which represented the difference between the fair value of AT&T Wireless at the date of the split-off and AT&T's book value in AT&T Wireless. This gain was recorded as a "Gain on disposition of discontinued operations" in the Consolidated Statement of Income.

     The consolidated financial statements of AT&T have been restated to reflect AT&T Wireless as a discontinued operation. Accordingly, the revenue, costs and expenses, assets and liabilities and cash flows of AT&T Wireless have been excluded from the respective captions in the Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Cash Flows, and have been reported through June 30, 2001, the deemed effective split-off date for accounting purposes, as "Income from discontinued operations", net of applicable income taxes; as "Net assets of discontinued operations"; and as "Net cash provided by (used in) discontinued operations". The impact of the operating results from July 1 through July 9, 2001, were deemed immaterial to our consolidated results.

     Revenue for discontinued operations was $6,592, $10,448 and $7,627 for 2001, 2000 and 1999, respectively.

                                      XII-20

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     At December 31, 2000, "Net Assets of Discontinued Operations" included total assets of $35,087 and total liabilities of $7,822. Total assets were comprised primarily of licensing costs, property, plant and equipment, goodwill and investments. Total liabilities were comprised primarily of deferred income taxes, accounts payable and other short-term liabilities. Net assets of discontinued operations also included minority interest of $41 at December 31, 2000.

     Interest expense of $153, $330 and $253 was allocated to discontinued operations in 2001, 2000 and 1999, respectively, based on the debt of AT&T that was attributable to AT&T Wireless. This debt was repaid to AT&T in connection with the split-off of AT&T Wireless.

     The noncash impacts of the split-off of AT&T Wireless include the reduction of assets of approximately $39.7 billion and reduced shareowners' equity of approximately $39.7 billion, including the $13.5 billion noncash gain on split-off.

8.  EARNINGS PER COMMON SHARE AND POTENTIAL COMMON SHARE

     Income (loss) attributable to the different classes of AT&T common stock is as follows:

                                                                       AT&T WIRELESS
                                          AT&T COMMON STOCK GROUP          GROUP             LIBERTY MEDIA GROUP
                                         -------------------------   ------------------   --------------------------
                                                              FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2001      2000     1999    2001   2000   1999    2001      2000     1999
                                         -------   ------   ------   ----   ----   ----   -------   ------   -------
(Loss) income from continuing
  operations before cumulative effect
  of accounting change.................  $(4,131)  $2,645   $5,883   $--    $--     $--   $(2,711)  $1,488   $(2,022)
Dividend requirements of preferred
  stock................................      652       --       --    --     --     --         --       --        --
Premium on Wireless tracking stock
  exchange.............................       80       --       --    --     --     --         --       --        --
(Loss) income from continuing
  operations available to common
  shareowners..........................   (4,863)   2,645    5,883    --     --     --     (2,711)   1,488    (2,022)
Income (loss) from discontinued
  operations...........................      115      460     (433)   35     76     --         --       --        --
Gain on disposition of discontinued
  operations...........................   13,503       --       --    --     --     --         --       --        --
Cumulative effect of accounting
  change...............................      359       --       --    --     --     --        545       --        --
                                         -------   ------   ------   ---    ---     --    -------   ------   -------
Net income (loss) available to common
  shareowners..........................  $ 9,114   $3,105   $5,450   $35    $76     $--   $(2,166)  $1,488   $(2,022)
                                         =======   ======   ======   ===    ===     ==    =======   ======   =======

     Basic earnings (loss) per share for AT&T Common Stock Group for 2001, 2000 and 1999 were computed by dividing AT&T Common Stock Group income (loss) by the weighted-average number of shares outstanding of 3,643 million, 3,486 million and 3,082 million during 2001, 2000 and 1999, respectively.

     Since AT&T recorded a loss from continuing operations for 2001, the diluted loss per share is the same as basic, as any potentially dilutive securities would be antidilutive to continuing operations. At December 31, 2001, potentially dilutive securities outstanding, included shares issuable for stock options, convertible quarterly income preferred securities, TCI Pacific Communications, Inc. preferred securities and the settlement of AT&T's commitment to purchase the public shares of AT&T Canada (see Note 5).

     Diluted earnings per share (EPS) for AT&T Common Stock Group for 2000 and 1999 were computed by dividing AT&T Common Stock Group income, adjusted for the conversion of securities, by the weighted-average number of shares and dilutive potential shares outstanding during the year, assuming conversion of the potential shares at the beginning of the years presented using the treasury stock method, which assumes any (after-tax) proceeds are used to repurchase shares. Shares issuable upon conversion of

                                      XII-21

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
preferred stock of subsidiaries, convertible debt securities of a subsidiary and stock options have been included in the diluted calculation of weighted-average shares to the extent that the assumed issuance of such shares would have been dilutive, as illustrated below. The convertible quarterly income preferred securities were antidilutive and were excluded from the computation of diluted EPS.

     A reconciliation of the income and share components for basic and diluted EPS calculations with respect to AT&T Common Stock Group continuing operations is as follows:

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
AT&T Common Stock Group:
  Income from continuing operations.........................   $2,645      $5,883
  Income impact of assumed conversion of preferred stock of
     subsidiary.............................................       32          26
  Income adjusted for conversion of securities..............   $2,677      $5,909
Shares in millions
  Weighted-average common shares............................    3,486       3,082
  Stock options.............................................       19          35
  Preferred stock of subsidiary.............................       40          33
  Convertible debt securities of subsidiary.................       --           2
  Weighted-average common shares and potential common
     shares.................................................    3,545       3,152

     Basic EPS from discontinued operations for AT&T Wireless Group for 2001 through June 30, 2001, the deemed effective split-off date for accounting purposes, and from April 27, 2000, the stock offering date, through December 31, 2000, was computed by dividing income attributable to AT&T Wireless Group by the weighted-average number of shares outstanding of AT&T Wireless Group of 438 million and 361 million, respectively.

     Basic (loss) earnings per share for LMG was computed by dividing (loss) income attributable to LMG by the weighted-average number of LMG shares outstanding of 2,582 million in 2001 through July 31, 2001, the deemed effective split-off date for accounting purposes, 2,572 million in 2000 and 2,519 million from March 9, 1999, date of issuance through December 31, 1999. Potentially dilutive securities, including fixed and nonvested performance awards and stock options, have not been factored into the dilutive calculations because past history indicated that these contracts were generally settled in cash.

9.  NET RESTRUCTURING AND OTHER CHARGES

     During 2001, we recorded $2,530 of net restructuring and other charges. These charges included approximately $1,330 of restructuring and exit costs associated with AT&T's continued cost reduction initiatives and $1,200 of asset impairment charges which were primarily related to Excite@Home.

     The $1,330 of charges for restructuring and exit plans were primarily due to headcount reductions with $1,014 for employee separations and benefit plan curtailment costs, $322 for facility closings and $27 related to termination of contractual obligations. The restructuring and exit plans support our cost reduction efforts through headcount reductions across all segments of the business, primarily network support and customer care functions in AT&T Business Services, continued cost reduction efforts by Excite@Home (which was still consolidated into AT&T's results through September 2001), in addition to impacts of the MediaOne merger. These charges were slightly offset by the reversal in December 2001 of $33 related to the business restructuring plans for fourth quarter 1999 and first quarter 2000.

                                      XII-22

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Included in the $1,014 of employee separations were $200 of benefit plan curtailment costs associated with employee separations as part of these exit plans. Approximately 18 thousand employees will be separated in conjunction with these exit plans, approximately one-half of which are management and one-half are non-management employees. Nearly 17 thousand employee separations related to involuntary terminations and more than 1 thousand related to voluntary terminations. Approximately 50% of the employees affected by the 2001 restructuring charges left their positions as of December 31, 2001, and the remaining will leave the company throughout 2002. Termination benefits of approximately $341 were paid throughout 2001.

     The following table displays the activity and balances of the restructuring reserve account:

                                                               TYPE OF COST
                                                ------------------------------------------
                                                 EMPLOYEE      FACILITY
                                                SEPARATIONS    CLOSINGS    OTHER    TOTAL
                                                -----------    --------    -----    ------
Balance at January 1, 1999....................    $  118        $ 369      $ 30     $  517
  Additions...................................       142           --         3        145
  Deductions..................................      (110)        (130)      (12)      (252)
Balance at December 31, 1999..................       150          239        21        410
  Additions...................................       503           32        62        597
  Deductions..................................      (394)         (98)      (47)      (539)
Balance at December 31, 2000..................       259          173        36        468
  Additions, net..............................     1,014          322        27      1,363
  Deductions..................................      (765)        (179)      (44)      (988)
Balance at December 31, 2001..................    $  508        $ 316      $ 19     $  843

     Deductions reflect cash payments of $209, $369, and $428 for 1999, 2000 and 2001, respectively. These payments included cash termination benefits of $40, $257 and $341, respectively, which were primarily funded through cash from operations. Deductions also reflect noncash utilization of $43, $170 and $560 for 1999, 2000 and 2001, respectively. Noncash utilization in 2001 includes $200 associated with benefit plan curtailment costs, $188 associated with management separation benefits in connection with U.S. based managers expected to be funded through AT&T's pension assets, $121 for the deconsolidation of Excite@Home, reversal of $33 related to the 1999 and 2000 business restructuring plan (of which $15 related to employee separations and $18 related to contract terminations) and $18 of deferred severance payments primarily related to executives. Noncash utilization in 1999 and 2000 included deferred severance payments primarily related to executives. The business restructuring plans of 1999 and 2000 are substantially complete as of December 31, 2001.

     The $1,200 million of asset impairments consisted of $1,032 million associated with the write-down of goodwill and other intangibles, warrants granted in connection with distributing the @Home service and fixed assets. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry, and changes in their operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. As a result of the foregoing, and other factors, Excite@Home entered into bankruptcy proceedings in September 2001. In addition, AT&T recorded a related goodwill impairment charge of $139 associated with its acquisition goodwill of Excite@Home. Since we consolidated, but only owned approximately 23% of Excite@Home, a portion of the charges recorded by Excite@Home was not included as a reduction to AT&T's net income, but rather was eliminated in our Consolidated Statement of Operations as a component of "Minority interest income (expense)." Additionally, we recorded asset impairment charges

                                      XII-23

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
of $29 related to the write-down of unrecoverable support assets where the carrying value was no longer supported by estimated future cash flows.

     During 2000, we recorded $7,029 of net restructuring and other charges, which included $6,179 of asset impairment charges related to Excite@Home, $759 for restructuring and exit costs associated with AT&T's initiative to reduce costs, and $91 related to the government-mandated disposition of AT&T Communications (U.K.) Ltd., which would have competed directly with Concert.

     The charges related to Excite@Home included $4,609 of asset impairment charges recorded by Excite@Home associated with the impairment of goodwill from various acquisitions, including Excite, and a related goodwill impairment charge of $1,570 recorded by AT&T associated with goodwill from the acquisition of our investment in Excite@Home.

     The impairments resulted from the deterioration of the market conditions and market valuations of Internet-related companies during the fourth quarter of 2000, which caused Excite@Home to conclude that intangible assets related to their acquisitions of Internet-related companies may not be recoverable. In accordance with SFAS No. 121, "Accounting For The Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", Excite@Home conducted a detailed assessment of the recoverability of the carrying amounts of acquired intangible assets. This assessment resulted in a determination that certain acquired intangible assets, including goodwill, related to these acquisitions, including Excite, were impaired as of December 31, 2000. As a result, Excite@Home recorded impairment charges of $4,609 in December 2000, representing the excess of the carrying amount of the impaired assets over their fair value.

     The review for impairment included a review of publicly traded Internet companies that are comparable to the companies that Excite@Home acquired. These companies experienced a substantial decline in stock price and market capitalization during the fourth quarter of 2000.

     Excite@Home also reviewed the business climate for Internet advertising and web-based infrastructure companies as of December 31, 2000, and observed the following: (1) investor and consumer enthusiasm for the Internet sector severely deteriorated during the fourth quarter of 2000; (2) many Internet companies, including those acquired by Excite@Home, experienced significant decelerations in their growth both as a result of economic conditions and due to Internet-sector specific issues such as competition and the weakening of the Internet advertising market; and (3) funding sources for Internet-based consumer businesses, which require considerable amounts of capital, had substantially evaporated as of December 31, 2000. As a result, Excite@Home concluded that fundamental, permanent and significant adverse changes had occurred during the fourth quarter of 2000 in the business climate for companies providing Internet advertising and other web-based services.

     In addition, Excite@Home reviewed operating and cash flow projections that existed at the time Excite@Home made the acquisitions and that were used as a basis upon which the decisions to complete the acquisitions were made. These operating and cash flow projections indicated that the acquired companies, over their useful lives, would be profitable and generate positive cash flows. The operating and cash flow projections were compared to operating results after the date of the acquisitions through December 31, 2000, as well as to projected operating results for 2001. These comparisons indicated that certain acquisitions generated operating and cash flow losses through the end of 2000, and were projected to continue generating operating and cash flow losses for the foreseeable future.

     As a result of these factors, Excite@Home determined that the intangible assets related to the acquisitions might not be recoverable and conducted impairment tests.

     Generally, the impairment tests were performed at an asset group level corresponding to the lowest level at which cash flows independent of other assets could be identified. Each asset group consisted of the goodwill and acquired identifiable intangible assets related to a specific acquisition. Acquired intangible

                                      XII-24

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
assets were combined for those acquisitions where separately identifiable cash flows that are largely independent of the cash flows of other groups of assets could not be identified.

     For each of the asset groups to be tested for impairment, Excite@Home projected undiscounted cash flows over a future projection period of five years, based on Excite@Home's determination of the current remaining useful lives of the asset groups, plus an undiscounted terminal period cash flow to reflect disposition of the entities at the end of their useful lives. Undiscounted future cash flows were estimated using projected net realizable value in a sales transaction (undiscounted cash flows during the expected remaining holding period until disposition were estimated as negligible). The undiscounted future cash flows were compared to the carrying amount of each asset group and for those asset groups where the carrying amount exceeded the undiscounted future cash flows, Excite@Home concluded that the asset group was impaired.

     Excite@Home measured the impairment loss related to impaired asset groups based on the amount by which the carrying amount of the asset group exceeded the fair value of the asset group. Measurement of fair value was based on an analysis by Excite@Home utilizing the best information available in the circumstances using reasonable and supportable assumptions and projections, and including the discounted cash flow and market comparison valuation techniques. The discounted cash flow analysis considered the likelihood of possible outcomes and was based on Excite@Home's best estimate of projected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at our weighted average cost of capital. Weighted average cost of capital was based on historical risk premiums required by investors for companies of Excite@Home's size, industry and capital structure and included risk factors specific to Excite@Home. The market comparison model represented Excite@Home's estimate of the prices that a buyer would be willing to pay currently for similar assets, based on comparable products and services, customer base, risks, earnings capabilities and other factors.

     Based on the foregoing, Excite@Home recorded an impairment write-down of $4,609 in the aggregate, which was allocated to each asset group based on a comparison of carrying values and fair values. The impairment write-down within each asset group was allocated first to goodwill, and if goodwill was reduced to zero, to identifiable intangible assets in proportion to carrying values.

     Also as a result of the foregoing, AT&T recorded a goodwill and acquisition-related impairment charge of $1,570 associated with the acquisition of our investment in Excite@Home. The write-down of our investment to fair value was determined utilizing discounted expected future cash flows.

     Since we consolidated but owned only approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home was not included as a reduction to AT&T's net income, but rather was eliminated in the Consolidated Statement of Income as "Minority interest income (expense)."

     The $759 charge for restructuring and exit plans was primarily due to headcount reductions, mainly in AT&T Business Services, including network services, primarily for the consolidation of customer-care and call centers, as well as synergies created by the MediaOne merger.

     Included in exit costs was $503 of cash termination benefits associated with the separation of approximately 7,300 employees as part of voluntary and involuntary termination plans. Approximately one-half of the separations were management employees and one-half were non-management employees. Approximately 6,700 employee separations were related to involuntary terminations and approximately 600 to voluntary terminations.

     We also recorded $62 of network lease and other contract termination costs associated with penalties incurred as part of notifying vendors of the termination of these contracts during the year, and net losses of $32 related to the disposition of facilities primarily due to synergies created by the MediaOne merger.

                                      XII-25

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Also included in restructuring and exit costs in 2000 was $144 of benefit plan curtailment costs associated with employee separations as part of these exit plans. Further, we recorded an asset impairment charge of $18 related to the write-down of unrecoverable assets in certain businesses where the carrying value was no longer supported by estimated future cash flows.

     During 1999, we recorded $975 of net restructuring and other charges. A $594 in-process research and development charge was recorded reflecting the estimated fair value of research and development projects at TCI, as of the date of acquisition, which had not yet reached technological feasibility or had no alternative future use. The projects identified related to efforts to offer voice over Internet protocol (IP), product-integration efforts for advanced set-top devices that would enable the offering of next-generation digital services and cost-savings efforts for broadband-telephony implementation. In addition, Excite@Home had research and development efforts underway, including projects to allow for self-provisioning of devices and the development of next-generation client software, network and back-office infrastructure to enable a variety of network devices beyond personal computers, and improved design for the regional data centers' infrastructure.

     Also in 1999, a $145 charge for restructuring and exit costs was recorded as part of AT&T's initiative to reduce costs. The restructuring and exit plans primarily focused on the maximization of synergies through headcount reductions in AT&T Business Services, including network operations, primarily for the consolidation of customer-care and call centers.

     Included in exit costs was $142 of cash termination benefits associated with the separation of approximately 2,800 employees as part of voluntary and involuntary termination plans. Approximately one-half of the separations were management employees and one-half were non-management employees. Approximately 1,700 employee separations were related to involuntary terminations and approximately 1,100 to voluntary terminations.

     We also recorded net losses of $307 related to the government-mandated disposition of certain international businesses that would have competed directly with Concert, and $50 related to a contribution agreement AT&T Broadband entered into with Phoenixstar, Inc. That agreement requires AT&T Broadband to satisfy certain liabilities owed by Phoenixstar and its subsidiaries. In addition, we recorded benefits of $121 related to the settlement of pension obligations for former employees who accepted AT&T's 1998 voluntary retirement incentive program (VRIP) offer.

10.  INVESTMENT IN LIBERTY MEDIA GROUP

     As a result of our merger with TCI, we acquired Liberty Media Group (LMG). Although LMG was wholly-owned, we accounted for it as an equity method investment since we did not have a controlling financial interest. On August 10, 2001, AT&T completed the split-off of Liberty Media Corporation (LMC) as an independent, publicly-traded company (see Note 2). The operating results of LMG from March 1, 1999, the date of acquisition through July 31, 2001, the deemed effective split-off date for accounting purposes, were reflected as "Equity (losses) earnings from Liberty Media Group" in the Consolidated Statements of Income. The impact of the operating results from August 1 through August 10, 2001, were deemed immaterial to our consolidated results. Our investment in LMG at December 31, 2000, was reflected as "Investment in Liberty Media Group and related receivables, net" in the accompanying Consolidated Balance Sheet.

     Upon split-off, AT&T paid LMG $0.8 billion pursuant to a tax sharing agreement, related to TCI net operating losses generated prior to AT&T's merger with TCI. In addition, AT&T received approximately $0.1 billion from LMG related to taxes pursuant to a tax-sharing agreement between LMG and AT&T Broadband which existed prior to the TCI merger. At December 31, 2000, this receivable was included in "Investment in Liberty Media Group and related receivables, net" in the Consolidated Balance Sheet. At

                                      XII-26

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

December 31, 2001, the remaining receivable from LMG under the tax-sharing agreement was $0.1 billion and was included in "Accounts receivable" in the Consolidated Balance Sheet.

     Summarized results of operations for LMG were as follows:

                                         FOR THE SEVEN                           FOR THE TEN
                                         MONTHS ENDED    FOR THE YEAR ENDED     MONTHS ENDED
                                         JULY 31, 2001   DECEMBER 31, 2000    DECEMBER 31, 1999
                                         -------------   ------------------   -----------------
Revenue................................     $ 1,190            $1,526              $   729
Operating (loss) income................        (426)              436               (2,214)
(Loss) income from continuing
  operations before cumulative effect
  of accounting change.................      (2,711)            1,488               (2,022)
Cumulative effect of accounting
  change...............................         545                --                   --
Net (loss) income......................     $(2,166)           $1,488              $(2,022)

                                                                   AT
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Current assets..............................................    $ 2,954
Noncurrent assets...........................................     51,314
Current liabilities.........................................      2,962
Noncurrent liabilities......................................     16,668
Minority interest...........................................        348

     During 2000, certain investees of LMG issued common stock. Changes in the equity of the investees, net of the dilution of LMG's ownership interest, resulted in an increase to AT&T's additional paid-in capital of $355.

11.  OTHER INVESTMENTS

     We have investments in various companies and partnerships that are accounted for under the equity method of accounting and included within "Other investments and related advances" in the Consolidated Balance Sheets. Under the equity method, investments are stated at initial cost, and are adjusted for subsequent contributions and our share of earnings, losses and distributions. At December 31, 2001 and 2000, we had equity investments (other than LMG) of $4.6 billion and $10.5 billion, respectively. The carrying value of these investments exceeded our share of the underlying reported net assets by approximately $3.1 billion and $8.3 billion, at December 31, 2001 and 2000, respectively. The excess basis, or goodwill is being amortized over periods ranging from 15 to 40 years. Pretax amortization of excess basis was $0.2 billion, $0.5 billion and $0.5 billion in 2001, 2000 and 1999, respectively. The amortization is shown as a component of "Net losses related to other equity investments" in the Consolidated Statements of Income. Effective January 1, 2002, in accordance with the provisions of SFAS No. 142, this excess basis will no longer be amortized (see Note 23). Distributions from equity investments totaled $25, $13, and $85, for the years ended December 31, 2001, 2000 and 1999, respectively.

                                      XII-27

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Ownership of significant equity investments was as follows:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001       2000
                                                              ------     ------
Cablevision Systems Corporation.............................     N/A(a)   27.98%(a)
Concert.....................................................   50.00%(b)  50.00%(b)
AT&T Canada Corporation.....................................   21.52%(c)  21.52%(c)
Texas Cable Partnerships....................................   50.00%     50.00%
Net2Phone, Inc..............................................     N/A(d)   31.34%(d)
Insight Midwest LP..........................................   50.00%     50.00%
Century-TCI California, LP..................................   25.00%     25.00%
Kansas City Cable Partners..................................   50.00%     50.00%
Midcontinent Communications.................................   50.00%     50.00%
Parnassos, LP...............................................   33.33%     33.33%

---------------
(a) In June 2001, as a result of AT&T no longer having representation on the Cablevision board of directors, the accounting of our investment in Cablevision was changed from equity method to cost method of accounting. At December 31, 2001, we owned 29.8 million shares, or a 16.8% ownership interest, of Cablevision NY Group Class A common stock, which had a closing market price of $47.45 per share. At December 31, 2000, we owned 48.9 million shares of Cablevision Systems Corporation Class A common stock, which had a closing market price of $84.94 per share.

(b) On October 16, 2001, AT&T announced a decision to unwind Concert, its Global venture with BT formed on January 5, 2000 (see Note 5).

(c) AT&T no longer records equity earnings or losses related to AT&T Canada because AT&T recognized losses in excess of its investment in AT&T Canada (see Note 5).

(d) At December 31, 2000, we owned 18.9 million shares of Net2Phone, Inc. Class A common stock, which had a closing market price of $7.38 per share on that date. In 2001, AT&T recorded a pretax investment impairment charge of $1.1 billion included in "Net losses related to other equity investments" in the Consolidated Statement of Income. This charge primarily represents the difference between the fair market value and the carrying value of our investment in Net2Phone, resulting from the deterioration of market valuations of Internet-related companies. Also, in October 2001, AT&T contributed its investment of 18.9 million shares in Net2Phone to NTOP Holdings, LLC (NTOP), and received 189 units of NTOP ownership. AT&T then sold 160 units of NTOP to LMC Animal Planet, a subsidiary of Liberty Media Corporation, and IDT Corporation. AT&T retained 29 units of NTOP ownership at December 31, 2001, which was accounted for as a cost method investment.

                                      XII-28

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Summarized combined financial information for investments accounted for under the equity method was as follows:


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001        2000       1999
                                                           ---------   --------   ---------
CONCERT
Revenue..................................................   $ 6,189     $7,748          --
Operating (loss) income..................................    (1,025)       329          --
(Loss) income from continuing operations before
  extraordinary items and cumulative effect of accounting
  change.................................................    (1,116)        99          --
Net (loss) income........................................    (1,116)        99          --

                                                              AT DECEMBER 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Current assets..............................................  $3,444   $4,471
Non-current assets..........................................   4,342    4,884
Current liabilities.........................................   3,994    4,631
Non-current liabilities.....................................     132    2,108
Redeemable preferred stock..................................      --       --
Minority interest...........................................      --       56

                                                            FOR THE YEARS ENDED DECEMBER
                                                                        31,
                                                            ----------------------------
                                                             2001       2000       1999
                                                            -------    -------    ------
AT&T CANADA
Revenue...................................................  $1,000     $1,001     $ 590
Operating (loss)..........................................    (226)      (225)     (248)
(Loss) from continuing operations before extraordinary
  items and cumulative effect of accounting change........    (530)      (351)       (4)
Net (loss)................................................    (528)      (351)       (4)

                                                              AT DECEMBER 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Current assets..............................................  $  391   $  227
Non-current assets..........................................   2,590    2,661
Current liabilities.........................................     256      276
Non-current liabilities.....................................   2,963    2,439
Redeemable preferred stock..................................      --       --
Minority interest...........................................      --       --

                                      XII-29

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001       2000        1999
                                                           --------   ---------   ---------
OTHER EQUITY INVESTMENTS
Revenue..................................................   $8,150     $18,686     $ 8,376
Operating income (loss)..................................       87      (1,051)     (1,278)
Income (loss)from continuing operations before
  extraordinary items and cumulative effect of accounting
  change.................................................      729      (1,503)     (2,266)
Net income (loss)........................................      716      (1,550)     (2,373)

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Current assets..............................................  $   654   $ 4,994
Non-current assets..........................................   11,183    25,015
Current liabilities.........................................    1,188     4,042
Non-current liabilities.....................................    7,010    17,970
Redeemable preferred stock..................................      151       623
Minority interest...........................................        7     1,589

     We also have investments accounted for under the cost method of accounting. At December 31, 2001 and 2000, we had cost method investments included in "Other investments and related advances" in the Consolidated Balance Sheets of $19.2 billion and $20.4 billion, respectively. At December 31, 2001 and 2000, approximately $7.9 billion and $6.5 billion, respectively, of our cost investments are indexed to certain long term debt instruments (see Note 12). In addition, there were approximately $0.7 billion $2.1 billion of investments that were classified as current assets at December 31, 2001 and 2000, respectively, since they are indexed to certain currently maturing debt instruments. Under the cost method, investments are stated at cost, and earnings are recognized to the extent distributions are received from the accumulated earnings of the investee. Distributions received in excess of accumulated earnings are recognized as a reduction of our investment balance. These investments, are covered under the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and are carried at fair value. Some of our cost method investments are classified as "trading" securities, and are marked-to-market through the income statement. Other cost investments are classified as "available-for-sale" securities, and are marked-to-market through other comprehensive income on the balance sheet. We record an investment impairment charge on our "available-for-sale" securities in "Other (expense) income" in the Consolidated Statement of Income when we believe the decline in the investment value is other than temporary. During 2001, we recorded impairment charges on such securities of $1.1 billion, consisting primarily of charges related to Vodafone plc and Time Warner Telecom of $0.4 billion and $0.3 billion, respectively.

     In addition, at December 31, 2001 and 2000, our 25.5% interest in TWE is accounted for as a cost method investment since we do not have the right to exercise significant influence. On February 28, 2001, we exercised our registration rights in TWE and formally requested TWE to begin the process of converting the limited partnership into a corporation with registered equity securities. If the proposed spin-off of AT&T Broadband occurs as currently structured, our investment in TWE will be included in the net assets spun-off.

                                      XII-30

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

12.  DEBT OBLIGATIONS

  DEBT MATURING WITHIN ONE YEAR

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Commercial paper............................................  $ 5,087   $16,234
Short-term notes............................................    3,970    11,505
Currently maturing long-term debt...........................    3,779     3,724
Other.......................................................      122       375
                                                              -------   -------
Total debt maturing within one year.........................  $12,958   $31,838
                                                              =======   =======
Weighted-average interest rate of short-term debt...........      5.4%      6.5%

  SECURITIZATIONS

     During 2001, AT&T initiated a 364-day accounts receivable securitization program providing for up to $2.7 billion of funding, limited by monthly eligible receivables. Under the program, AT&T Business Services and AT&T Consumer Services accounts receivable were sold on a discounted, revolving basis, to a special purpose, wholly-owned subsidiary of AT&T, which assigns interests in such receivables to unrelated third-party financing entities. The securitization proceeds were recorded as a borrowing and included in "Debt maturing within one year" in the Consolidated Balance Sheet. At December 31, 2001, such short-term notes totaled $2.3 billion. The interest payment for the associated loan was approximately $54 for the year ending December 31, 2001. Interest is currently paid based on a floating London Interbank Offered Rate (LIBOR) set by the corresponding agreements. At December 31, 2001, the borrowing was collateralized by $5.4 billion of accounts receivable.

  CREDIT FACILITY

     On December 14, 2001, we amended and restated a pre-existing revolving-credit facility. The amended facility, which is syndicated to 30 banks, is for commercial paper back-up and makes $8 billion available to AT&T for a 364-day term. At December 31, 2001, AT&T had not utilized this facility, and currently has the entire $8 billion facility available to us. The credit facility agreement contains a financial covenant that requires AT&T to maintain a net debt-to-EBITDA ratio (as defined in the credit agreement) not exceeding
3.00 to 1.00 for four consecutive quarters ending on the last day of each fiscal quarter. At December 31, 2001, we were in compliance with this covenant. If AT&T were to become noncompliant it could result in the cancellation of the credit facility and any amounts outstanding under the credit facility becoming payable immediately.

                                      XII-31

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  LONG-TERM DEBT

                                                                         AT DECEMBER 31,
                                                                        -----------------
                                                                         2001      2000
         DEBENTURES, NOTES AND TRUST PREFERRED SECURITIES(A)            -------   -------
 INTEREST RATES(B)                       MATURITIES
 -----------------                       ----------
4.00% --  6.00%         2002 -- 2009.................................   $ 7,353   $ 6,639
6.06% --  6.50%         2002 -- 2029.................................     7,253     6,660
6.55% --  7.50%         2002 -- 2037.................................     8,252     6,470
7.53% --  8.50%         2002 -- 2097.................................     7,788     5,267
8.60% -- 19.95%*        2002 -- 2038.................................     6,994     7,317
     Variable rate      2002 -- 2054.................................     6,744     4,164
                                                                        -------   -------
Total debentures, notes and trust preferred securities...............    44,384    36,517
Other................................................................       382       360
Unamortized discount, net............................................      (460)      (64)
                                                                        -------   -------
Total long-term debt.................................................    44,306    36,813
Less: Currently maturing long-term debt..............................     3,779     3,724
                                                                        -------   -------
Net long-term debt...................................................   $40,527   $33,089
                                                                        =======   =======

---------------

 * 19.95% interest rate relates to bank loans held by AT&T Latin America in the amount of $2.7 million

(a) Included in these balances was $858 and $946 representing the remaining excess of the fair value over the recorded value of debt in connection with the TCI and MediaOne mergers at December 31, 2001 and December 31, 2000, respectively. The excess is being amortized to interest expense over the remaining lives of the underlying debt obligations.

(b) The actual interest paid on our debt obligations may have differed from the stated amount due to our entering into interest rate swap contracts to manage our exposure to interest rate risk and our strategy to reduce finance costs (see Note 14).

     The following table shows the maturities at December 31, 2001, of the $44,306 in total long-term obligations:

 2002     2003     2004     2005     2006    LATER YEARS
 ----     ----     ----     ----     ----    -----------
$3,779.. $4,753   $5,801   $4,357   $5,867     $19,749

     On November 21, 2001, AT&T completed a private bond offering which consists of $1.5 billion in five-year Senior Notes with an interest rate of 6.5%, $2.75 billion in 10 year Senior Notes with an interest rate of 7.30%, $2.75 billion in 30 year Senior Notes with an interest rate of 8.00%, 1.5 billion Euros of two-year Senior Notes with a floating interest rate of Euro Interbank Offered Rate (EURIBOR) plus 1.50% and 2.0 billion Euros of five-year Senior Notes with an interest rate of 6.00%. We received net proceeds of approximately $10.0 billion from the sale of the notes. The proceeds will primarily be utilized to retire short-term indebtedness and for general corporate purposes. The bond offering included provisions that would allow bondholders to require AT&T to repurchase the notes if certain conditions are not met in conjunction with the spin-off or the separation of AT&T Broadband from AT&T at the time of notification to bondholders of the intention to separate AT&T Broadband. These conditions include a maximum debt to EBITDA ratio (adjusted) for pro forma AT&T excluding AT&T Broadband of no more than 2.75 times at specified times and if credit ratings of these notes are downgraded below a certain level.

                                      XII-32

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  SUBSIDIARY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY SUBORDINATED DEBT SECURITIES

     Included in long-term and short-term debt are subsidiary-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities.

     Certain subsidiary trusts of TCI (TCI Trusts) had preferred securities outstanding at December 31, 2001 and 2000, as follows:

                                                                          CARRYING AMOUNT
                                                    INTEREST   MATURITY   ---------------
SUBSIDIARY TRUST                                      RATE       DATE      2001     2000
----------------                                    --------   --------   ------   ------
TCI Communications Financing I....................    8.72%      2045     $  527   $  528
TCI Communications Financing II...................   10.00%      2045        513      514
TCI Communications Financing III..................    9.65%      2027        380      357
TCI Communications Financing IV...................    9.72%      2036        204      204
                                                                          ------   ------
Total.............................................                        $1,624   $1,603
                                                                          ======   ======

     The TCI Trusts exist for the purpose of issuing trust preferred securities and investing the proceeds into subordinated deferrable interest notes (subordinated debt securities) of TCI. The subordinated debt securities have interest rates equal to the interest rate of the corresponding trust preferred securities and have maturity dates ranging from 30 to 49 years from the date of issuance. The preferred securities are mandatorily redeemable upon repayment of the subordinated debt securities, and are callable by AT&T. The Financing I and II trust preferred securities were redeemable at face value beginning in January and May 2001, respectively. Financing III trust preferred securities are callable at 104.825% of face value beginning in March 2007. Financing IV trust preferred securities are callable at face value beginning in March 2002.

     On February 28, 2002, AT&T called for early redemption Financing I and II preferred securities. On February 26, 2002, AT&T announced that it was notifying holders that it will call Financing IV preferred securities for early redemption on April 1, 2002. At December 31, 2001, the Financing I, II and IV trust preferred securities were reclassed from long-term debt to short-term debt.

     TCI effectively provides a full and unconditional guarantee of the TCI Trusts' obligations under the trust preferred securities. During 2000, AT&T provided a full and unconditional guarantee of the trust preferred securities for TCI Communications Financing I, II and IV subsidiary trusts (see Note 21).

     AT&T has the right to defer interest payments up to 20 consecutive quarters; as a consequence, dividend payments on the trust preferred securities can be deferred by the trusts during any such interest-payment period.

     Certain subsidiary trusts of MediaOne (MediaOne Trusts) had preferred securities outstanding at December 31, 2001 and 2000, as follows:

                                                                              CARRYING
                                                                               AMOUNT
                                                       INTEREST   MATURITY   -----------
SUBSIDIARY TRUST                                         RATE       DATE     2001   2000
----------------                                       --------   --------   ----   ----
MediaOne Financing A.................................    7.96%      2025     $ 30   $ 30
MediaOne Financing B.................................    8.25%      2036       28     28
MediaOne Finance II..................................    9.50%      2036      214    214
MediaOne Finance III.................................    9.04%      2038      504    504
                                                                             ----   ----
Total................................................                        $776   $776
                                                                             ====   ====

                                      XII-33

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The MediaOne Trusts exist for the purpose of issuing the trust preferred securities and investing the proceeds into subordinated deferrable interest notes (subordinated deferrable notes) of MediaOne Group Funding, Inc., a wholly owned subsidiary of MediaOne. The subordinated deferrable notes have the same interest rate and maturity date as the trust preferred securities to which they relate. All of the subordinated deferrable notes are redeemable by AT&T at a redemption price of $25.00 per security, plus accrued and unpaid interest. Upon redemption of the subordinated deferrable notes, the trust preferred securities will be mandatorily redeemable, at a price of $25.00 per share, plus accrued and unpaid distributions. The 7.96% subordinated deferrable notes became redeemable after September 11, 2000. The 9.50% and 8.25% subordinated deferrable notes became redeemable after October 29, 2001. The 9.04% subordinated deferrable notes are redeemable after October 28, 2003.

     On March 4, 2002, AT&T called for early redemption MediaOne Financing A, MediaOne Financing B and MediaOne Financing II preferred securities. At December 31, 2001, the Financing A, B and II preferred securities were reclassed from long-term debt to short-term debt.

     MediaOne has effectively provided a full and unconditional guarantee of the MediaOne Trusts' obligations under the trust preferred securities. During 2000, AT&T provided a full and unconditional guarantee of MediaOne's trust preferred securities (see Note 21).

     AT&T has the right to defer interest payments up to 20 consecutive quarters; as a consequence, dividend payments on the trust preferred securities can be deferred by the trusts during any such interest-payment period.

  EXCHANGEABLE NOTES

     Included in long-term and short-term debt are exchangeable notes. During 2001, we issued exchangeable notes which are mandatorily redeemable at AT&T's option into shares of AT&T Wireless and Cablevision NY Group Class A (Cablevision) common stock and Rainbow Media Group Class A (Rainbow Media Group) tracking stock, as applicable or its cash equivalent. During 2000, we issued exchangeable notes which are mandatorily redeemable at AT&T's option into shares of Comcast and Microsoft Corporation (Microsoft) common stock, as applicable, or its cash equivalent. During 1999 and 1998, MediaOne issued exchangeable notes which are mandatorily redeemable at AT&T's option into (i) Vodafone American Depository Receipts (ADRs) held by MediaOne, (ii) the cash equivalent, or (iii) a combination of cash and Vodafone ADRs. The maturity value of these exchangeable notes varies based upon the fair market value of the security it is indexed to.

     Following is a summary of the exchangeable notes outstanding at December 31, 2001, which are indexed to 45.8 million shares of AT&T Wireless common stock:

                                                            PUT PRICE
                                                               PER       CALL PRICE    CARRYING
MATURITIES                   FACE VALUE    INTEREST RATE      SHARE      PER SHARE      VALUE
----------                   ----------    -------------    ---------    ----------    --------
2005.......................     $220        LIBOR + 0.4%     $14.41        $18.87        $220
2006.......................      220        LIBOR + 0.4%      14.41         19.31         219
2006.......................      220        LIBOR + 0.4%      14.41         19.74         219

                                      XII-34

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Following is a summary of the exchangeable notes outstanding at December 31, 2001, which are indexed to 45 million shares of AT&T Wireless common stock:

                                                            PUT PRICE
                                                               PER       CALL PRICE    CARRYING
MATURITIES                   FACE VALUE    INTEREST RATE      SHARE      PER SHARE      VALUE
----------                   ----------    -------------    ---------    ----------    --------
2006.......................     $204        LIBOR + 0.4%     $13.57        $19.03        $216
2006.......................      201        LIBOR + 0.4%      13.37         19.27         216
2006.......................      204        LIBOR + 0.4%      13.57         19.90         216

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of AT&T Wireless common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of AT&T Wireless common stock is greater than the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of AT&T Wireless common stock over the call price, and the denominator of which is equal to the fair market value of a share of AT&T Wireless common stock;

          (b) If the fair market value of a share of AT&T Wireless common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of AT&T Wireless common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of AT&T Wireless common stock.

     Following is a summary of the exchangeable notes outstanding at December 31, 2001, which are indexed to 26.9 million shares of Cablevision common stock:

                                                               PUT PRICE
                                                                  PER       CALL PRICE    CARRYING
MATURITY                        FACE VALUE    INTEREST RATE      SHARE      PER SHARE      VALUE
--------                        ----------    -------------    ---------    ----------    --------
2004..........................     $970           6.50%         $36.05        $43.98       $1,030

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of Cablevision common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Cablevision common stock is greater than the call price, the exchange ratio will be 0.8197;

          (b) If the fair market value of a share of Cablevision common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Cablevision common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Cablevision common stock.

                                      XII-35

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Following is a summary of the exchangeable notes outstanding at December 31, 2001, which are indexed to 9.8 million shares of Rainbow Media Group tracking stock:

                                                               PUT PRICE
                                                                  PER       CALL PRICE    CARRYING
MATURITY                        FACE VALUE    INTEREST RATE      SHARE      PER SHARE      VALUE
--------                        ----------    -------------    ---------    ----------    --------
2005..........................     $220           6.25%         $22.50        $27.45        $196

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of Rainbow Media Group tracking stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Rainbow Media Group tracking stock is greater than the call price, the exchange ratio will be 0.8197;

          (b) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Rainbow Media Group tracking stock.

     Following is a summary of the exchangeable notes outstanding at December 31, 2001 and 2000, which are indexed to 25 million shares of Comcast common stock:

                                                         PUT PRICE                  CARRYING VALUE
                                                            PER       CALL PRICE    --------------
MATURITIES                FACE VALUE    INTEREST RATE      SHARE      PER SHARE     2001     2000
----------                ----------    -------------    ---------    ----------    -----    -----
2003....................     $371           6.75%         $41.50        $49.80      $320     $371
2004....................      314           5.50%          41.06         49.27       277      314
2005....................      329           4.63%          39.13         46.96       286      329

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than the call price, the exchange ratio will be 0.8333;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Comcast common stock.

                                      XII-36

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Following is a summary of the exchangeable notes outstanding at December 31, 2001 and 2000, which are indexed to 10 million shares of Microsoft common stock:

                                                         PUT PRICE                  CARRYING VALUE
                                                            PER       CALL PRICE    --------------
MATURITIES                FACE VALUE    INTEREST RATE      SHARE      PER SHARE     2001     2000
----------                ----------    -------------    ---------    ----------    -----    -----
2003....................     $227           6.96%         $67.87        $97.39      $201     $145
2004....................      226           7.00%          67.87        111.64       198      144
2005....................      226           7.04%          67.87        128.60       196      144

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of Microsoft common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock.

     Following is a summary of the exchangeable notes outstanding at December 31, 2001 and 2000, which are indexed to 22.3 million shares of Comcast common stock:

                                                         PUT PRICE                  CARRYING VALUE
                                                            PER       CALL PRICE    --------------
MATURITIES                FACE VALUE    INTEREST RATE      SHARE      PER SHARE     2001     2000
----------                ----------    -------------    ---------    ----------    -----    -----
2003....................     $267           6.76%         $35.89        $50.64      $244     $267
2004....................      267           6.80%          35.89         58.39       244      267
2005....................      267           6.84%          35.89         67.97       245      267

     At maturity, the exchangeable notes will be redeemed, at AT&T's option, with (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than or equal to the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of Comcast common stock over the call price, and the denominator of which is equal to the fair market value of a share of Comcast common stock;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Comcast common stock.

                                      XII-37

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Following is a summary of the exchangeable notes outstanding at December 31, 2001 and 2000, which are indexed to Vodafone ADRs:

                                                       PUT PRICE                  CARRYING VALUE
                                                          PER       CALL PRICE    --------------
MATURITIES              FACE VALUE    INTEREST RATE      SHARE      PER SHARE     2001     2000
----------              ----------    -------------    ---------    ----------    ----    ------
2001..................    $1,686          6.25%         $19.65        $25.10      $ --    $2,337
2002..................    $1,129          7.00%          43.44         51.26       715     1,012

     In the third quarter of 2001, exchangeable notes that were indexed to a portion of holdings of Vodafone ADR securities matured. Prior to the settlement, the carrying value of the notes was $1,634. These notes were settled with approximately 70 million shares of Vodafone ADR's and $252 million in cash. Approximately 57 million shares of the Vodafone ADR's used in the settlement were accounted for as "trading" securities and the remaining shares were accounted for as "available-for-sale" securities under SFAS No. 115. The settlement resulted in a pretax loss of approximately $392, which was reclassified from "Other comprehensive income" to "Other (expense) income" in the Consolidated Statement of Income.

     The exchangeable notes that mature in 2002 are indexed to 26 million Vodafone ADRs, and will be exchanged at maturity as follows:

          (a) If the fair market value of a Vodafone ADR is greater than or equal to the call price, each exchangeable note is equivalent to 0.8475 of a Vodafone ADR;

          (b) If the fair market value of a Vodafone ADR is less than or equal to the put price, each exchangeable note is equivalent to one Vodafone ADR; or

          (c) If the fair market value of a Vodafone ADR is less than the call price but greater than the put price, each exchangeable note is equivalent to a fraction of a Vodafone ADR equal to (i) the put price divided by (ii) the fair market value of a Vodafone ADR.

     The exchangeable notes indexed to AT&T Wireless, Cablevision, Comcast and Microsoft common stock and Rainbow Media Group that are secured by AT&T's investments in AT&T Wireless, Cablevision, Comcast, Microsoft and Rainbow Media Group. The exchangeable notes indexed to Vodafone ADRs that are unsecured obligations, ranking equally in right of payment with all other unsecured and unsubordinated obligations of AT&T.

     These exchangeable notes are being accounted for as indexed debt instruments since the maturity value of the debt is dependent upon the fair market value of the underlying securities. These exchangeable notes contain embedded derivatives that require separate accounting as the maturity value of the debt is dependent upon the fair market value of the underlying AT&T Wireless, Cablevision, Rainbow Media Group, Comcast, Microsoft and Vodafone securities, as applicable. The economic characteristics of the embedded derivatives (i.e., equity like features) are not clearly and closely related to that of the host instruments (a debt security). As a result the embedded derivatives are separated from the host debt instrument for valuation purposes and are carried at fair value within the host debt instrument. The embedded derivatives for AT&T Wireless, Cablevision and Rainbow Media Group exchangeable notes are designated as cash flow hedges. These designated options are carried at fair value with changes in fair value recorded, net of income taxes, within "Other comprehensive income" as a component of shareowners' equity. There was no ineffectiveness recognized on the cash flow hedges. The Comcast, Microsoft, Vodafone and certain of the Cablevision and Rainbow Media Group options are undesignated and are carried at fair value with changes in fair value recorded in "Other income (expense)" in the Consolidated Statement of Income.

                                      XII-38

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The options hedge the market risk of a decline in value of AT&T Wireless, Cablevision, Rainbow Media Group, Comcast, Microsoft and Vodafone securities. The market risk of a decline in these securities, below the respective put prices has been eliminated. In addition, any market gains we may earn have been limited to the call prices, with the exception of certain debt indexed to Comcast stock, the Cablevision stock, Rainbow Media Group and Vodafone ADRs, which provide for our participation in a portion of the market gains above the call price.

     Since all the AT&T Wireless, Cablevision and Rainbow Media Group securities and a portion of the Comcast, Microsoft and Vodafone ADR securities are cost method investments being accounted for as "available-for-sale" securities under SFAS No. 115, changes in the maturity value of the options and the underlying securities are being recorded as unrealized gains or losses, net of income taxes, within "Other comprehensive income as a component of shareowners' equity." The remaining portion of the Comcast, Microsoft and Vodafone securities are cost method investments being accounted for as "trading" securities as permitted under SFAS No. 115 and changes in the fair value of the options and the underlying securities are being recorded as net revaluation of certain financial instruments within "Other income (expense)" in the Consolidated Statement of Income.

  OTHER DEBT

     Included in long-term debt is other debt. During 2000, we entered into a series of purchased and written options on 21.9 million shares of Microsoft common stock, and issued floating rate debt. The carrying value of the debt at both December 31, 2001 and 2000, was $1,369, which pays interest at three-month LIBOR plus 0.4%. The debt in conjunction with the options is, repayable at AT&T's option in either Microsoft stock or cash and matures annually with $458 maturing in 2003 and 2004, and $453 maturing in 2005 (see Note 14).

     In addition, during 1999 two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, entered into a series of purchased and written options on Vodafone ADRs contributed to them by MediaOne, and issued floating rate debt. The carrying value of the debt at both December 31, 2001 and 2000, was $1,739, which pays interest at three-month LIBOR plus 0.5%. This debt matures in equal quarterly installments beginning in 2003 and ending in 2005. The assets of MediaOne SPC IV, which are primarily 29.1 million Vodafone ADRs, are available only to pay the creditors of MediaOne SPC IV. Likewise, the assets of MediaOne SPC VI, which are primarily 18.0 million Vodafone ADRs, are available only to pay the creditors of MediaOne SPC VI. MediaOne SPC IV and VI will generate cash to settle these notes by selling its Vodafone ADRs to the market (or to AT&T, at AT&T's option) and cash settle the option (see Note 14).

13.  OTHER SECURITIES

  PREFERRED STOCK OF SUBSIDIARIES

     Prior to the TCI merger, TCI Pacific Communications Inc. (Pacific) issued 5% Class A Senior Cumulative Exchangeable preferred stock, which was outstanding as of December 31, 2001. Each share is exchangeable, from and after August 1, 2001, for approximately 8.365 shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T), subject to certain antidilution adjustments. Additionally, Pacific may elect to make any dividend, redemption or liquidation payment in cash, shares of AT&T common stock or a combination of the foregoing.

     Dividends on the Pacific preferred stock were $31, $31 and $26 for the years ended December 31, 2001, 2000 and 1999, respectively and are reported within "Minority interest income (expense)" in the Consolidated Statements of Income. The Pacific preferred stock is reflected within "Minority Interest" in the Consolidated Balance Sheets, and aggregated $2.1 billion at both December 31, 2001 and 2000.

                                      XII-39

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     As of December 31, 2001, 59 thousand shares of the Pacific preferred stock had been exchanged for 495 thousand shares of AT&T common stock. At December 31, 2001 and 2000 there were approximately 6.2 million and 6.3 million shares outstanding, respectively.

     Pacific has elected to exercise its right to redeem all outstanding shares of the Pacific preferred stock, that have not been exchanged as of April 26, 2002, at a price of $102.50 per share plus accrued dividends of $0.96 per share. The redemption price will be paid in AT&T Common Stock, up to a maximum of 52.3 million shares which were registered with the SEC in February of 2002, with any shortfall paid in cash.

 COMPANY-OBLIGATED CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY SUBORDINATED DEBT SECURITIES OF AT&T AND RELATED WARRANTS

     On June 16, 1999, AT&T Finance Trust I (AT&T Trust), a wholly owned subsidiary of AT&T, completed the private sale of 100 million shares of 5.0% cumulative quarterly income preferred securities (quarterly preferred securities) to Microsoft. Proceeds of the issuance were invested by the AT&T Trust in junior subordinated debentures (debentures) issued by AT&T due 2029, which represent the sole asset of the AT&T Trust.

     The quarterly preferred securities pay dividends at an annual rate of 5.0% of the liquidation preference of fifty dollars per security, and are convertible at any time prior to maturity into 88.016 million shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T). The quarterly preferred securities are subject to mandatory redemption upon repayment of the debentures at maturity or their earlier redemption. The conversion feature can be terminated, under certain conditions, after three years.

     The debentures make a quarterly payment in arrears of 62.5 cents per security on the last day of March, June, September and December of each year. AT&T has the right to defer such interest payments up to 20 consecutive quarters. As a consequence, quarterly dividend payments on the quarterly preferred securities can be deferred by the AT&T Trust during any such interest-payment period. If AT&T defers any interest payments, we may not, among other things, pay any dividends on our common stock until all interest in arrears is paid to the AT&T Trust.

     Dividends paid on the quarterly preferred securities were $250, $250 and $135 for the years ended December 31, 2001, 2000 and 1999, respectively, and were reported within "Minority interest income (expense)" in the Consolidated Statements of Income.

     On June 16, 1999, AT&T also issued to Microsoft 53 million warrants, each to purchase one share of AT&T common stock at a price of fifty-seven dollars per share at the end of three years (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T). Alternatively, the warrants are exercisable on a cashless basis. If the warrants are not exercised on the three-year anniversary of the closing date, the warrants expire.

     A discount on the quarterly preferred securities equal to the value of the warrants of $306 was recognized and is being amortized over the 30-year life of the quarterly preferred securities as a component of "Minority interest income (expense)" in the Consolidated Statements of Income.

     In connection with the merger of Comcast and AT&T Broadband (see Note 2), AT&T Comcast Corporation will assume the quarterly preferred securities. In conjunction with this transaction, Microsoft Corporation has agreed to convert these preferred securities into 115 million shares of AT&T Comcast Corporation common stock.

                                      XII-40

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  CENTAUR FUNDING CORPORATION

     Centaur Funding Corporation (Centaur), a subsidiary of MediaOne, issued three series of preferred shares prior to AT&T's acquisition of MediaOne. Centaur was created for the principal purpose of raising capital through the issuance of preferred shares and investing those proceeds into notes issued by MediaOne SPC II, a subsidiary of MediaOne. Principal and interest payments from the notes are expected to be Centaur's primary source of funds to make dividend and redemption payments on the preferred shares. In addition, the dividend and certain redemption payments on the preferred shares will be determined by reference to the dividend and redemption activity of the preferred stock of AirTouch Communications, Inc. (ATI Shares) held by MediaOne SPC II. Payments on the preferred shares are neither guaranteed nor secured by MediaOne or AT&T. The assets of MediaOne SPC II, which include the ATI shares, are available only to pay the creditors of MediaOne SPC II. These securities remained outstanding at December 31, 2001 and 2000 as follows:

                                                                            CARRYING AMOUNT
                                                                            ---------------
                                            DIVIDEND RATE   MATURITY DATE    2001     2000
                                            -------------   -------------   ------   ------
Series A..................................    Variable              None    $  100   $  100
Series B..................................        9.08%      April, 2020       927      927
Series C..................................        None       April, 2020       127      118
                                                                            ------   ------
Total.....................................                                  $1,154   $1,145
                                                                            ======   ======

     The Auction Market Preference Shares, Series A, have a liquidation value of $250 thousand per share and dividends are payable quarterly when declared by Centaur's board of directors out of funds legally available. The 9.08% Cumulative Preference Shares, Series B, have a liquidation value of $1 thousand per share and dividends are payable quarterly in arrears when declared by Centaur's board of directors out of funds legally available. In addition, dividends may be declared and paid only to the extent that dividends have been declared and paid on the ATI shares. The preference shares, Series C, have a liquidation value of $1 thousand per share at maturity. The value of the Series C will be accreted to reach its liquidation value upon maturity. The Series B shares rank equally with the Series C shares as to redemption payments and upon liquidation, and the Series B and Series C shares rank senior to the Series A shares as to redemption payments and upon liquidation. The preference shares issued by Centaur are reflected within "Minority interest" in the Consolidated Balance Sheets.

     Dividends on the preferred shares were $99 for the year ended December 31, 2001 and $55 for the period ended December 31, 2000, and were included within "Minority interest income (expense)" in the Consolidated Statements of Income.

  CONVERTIBLE PREFERRED STOCK

     On January 22, 2001, NTT DoCoMo invested approximately $9.8 billion for 812,512 shares of a new class of AT&T preferred stock with a par value of $1 per share; and five-year warrants to purchase the equivalent of an additional 41.7 million shares of AT&T Wireless Group tracking stock at $35 per share. The $9.8 billion of proceeds were recorded based on their relative fair values as $9.2 billion for the preferred shares, $0.3 billion for the warrants in other current liabilities and $0.3 billion for the amortizable beneficial conversion feature. The beneficial conversion feature represented the excess of the fair value of the preferred shares issued over the proceeds received and were recorded in "Additional paid-in capital" in the Consolidated Balance Sheet. Prior to the split-off of AT&T Wireless Group, the preferred shares, convertible at NTT DoCoMo's option, were economically equivalent to 406 million shares (a 16 percent interest) of AT&T Wireless Group tracking stock.

                                      XII-41

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     On July 9, 2001, in conjunction with the split-off of AT&T Wireless Group, these preferred shares were converted into AT&T Wireless common stock. Upon conversion, AT&T reduced its portion of the financial performance and economic value in the AT&T Wireless Group by 178 million shares, and the balance of the 406 million shares came from the issuance of 228 million new shares of AT&T Wireless common stock.

     In 2001, included in "Dividends requirements of preferred stock" in the Consolidated Statement of Income, was the amortization of the beneficial conversion feature of $0.3 billion as well as dividends on the preferred shares of $0.3 billion.

14.  FINANCIAL INSTRUMENTS

  ADOPTION OF SFAS NO. 133

     Effective January 1, 2001, AT&T adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and its corresponding amendments under SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The adoption of SFAS No. 133 on January 1, 2001, resulted in a pretax cumulative-effect increase to income of $1.5 billion ($0.9 billion net-of-tax). $0.6 billion ($0.4 billion net-of-tax) and $0.9 billion ($0.5 billion net-of-tax) were attributable to AT&T Group (other than LMG) and LMG, respectively.

  AT&T GROUP

     AT&T Group's cumulative-effect increase to net income of $0.4 billion was attributable primarily to equity based derivative instruments embedded in indexed debt instruments and warrants held in both public and private companies.

     Included in the after-tax cumulative effect benefit of $0.4 billion, was a $0.2 billion benefit for the changes in the valuation of the embedded and non-embedded net purchased options related to the indexed debt instruments and $0.2 billion benefit for changes in the fair value of warrants.

     Upon adoption, AT&T Group, as permitted by SFAS No. 133, reclassified $9.3 billion of securities from "available-for-sale" to "trading." This reclassification resulted in the recognition, in the income statement, of losses previously recorded within accumulated Other Comprehensive Income (OCI). A portion of the loss ($1.6 billion pretax; $1.0 billion net-of-tax) was recorded as part of the cumulative effect of adoption. This loss completely offset a gain for amounts also previously recorded within accumulated OCI on the indexed debt obligation that had been considered a hedge of Comcast, Microsoft and Vodafone available-for-sale securities. The reclassification of securities also resulted in a pretax charge of $1.2 billion ($0.7 billion net-of-tax) recorded in "Other (expense) income" in the Consolidated Statement of Income.

     In addition, the adoption of SFAS No. 133 also resulted in a pretax charge to OCI of $10 ($6 net-of-tax) on cash flow hedges. The net derivative loss included in OCI as of January 1, 2001 will be reclassified into earnings over the life of the instruments, of which the last expires in February 2005.

  LMG

     LMG's cumulative-effect increase to income of $0.5 billion was attributable primarily to separately recording the embedded call option obligations associated with LMG's senior exchangeable debentures. Also included in the cumulative-effect was $87 previously included in OCI related primarily to changes in the fair value of LMG's warrants and options to purchase certain available-for-sale securities.

                                      XII-42

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  FINANCIAL INSTRUMENTS

     In the normal course of business, we use various financial instruments, including derivative financial instruments, for purposes other than trading. These instruments include letters of credit, guarantees of debt, interest rate swap agreements, foreign currency exchange contracts, option contracts, equity contracts and warrants. Collateral is generally not required for these types of instruments.

     By their nature, all such instruments involve risk, including the credit risk of nonperformance by counterparties, and our maximum potential loss may exceed the amount recognized in our balance sheet. However, at December 31, 2001 and 2000, in management's opinion, there was no significant risk of loss in the event of nonperformance of the counterparties to these financial instruments. We control our exposure to credit risk through credit approvals, credit limits and monitoring procedures. We do not have any significant exposure to any individual customer or counterparty, nor do we have any major concentration of credit risk related to any financial instruments.

  LETTERS OF CREDIT

     Letters of credit are purchased guarantees that ensure our performance or payment to third parties in accordance with specified terms and conditions. Management has determined that the Company's letters of credit do not create additional risk to AT&T. The notional amounts outstanding at December 31, 2001 and 2000 were $696 and $833 respectively. The fair values of the letters of credit, based on the fees paid to obtain the obligations, were immaterial at December 31, 2001 and 2000.

  GUARANTEES OF DEBT

     From time to time, we guarantee the debt of our subsidiaries and certain unconsolidated joint ventures. TCI, primarily before the merger, had agreed to take certain steps to support debt compliance with respect to obligations aggregating $1,461 at both December 31, 2001 and 2000 of certain cable television partnerships in which TCI has a noncontrolling ownership interest. Although there can be no assurance, management believes that it will not be required to meet its obligations under such guarantees. Additionally, in connection with the restructuring of AT&T in 1996, we issued guarantees for certain debt obligations of our former subsidiaries AT&T Capital Corp. and NCR. The amount of guaranteed debt associated with AT&T Capital Corp. and NCR was $51 at both December 31, 2001 and 2000, respectively. Total notional amounts of guaranteed debt at December 31, 2001 and 2000 were $1,522 and $1,557, respectively. At December 31, 2001 and 2000, there were no quoted market prices for similar agreements.

  INTEREST RATE SWAP AGREEMENTS

     We enter into interest rate swaps, which are typically designated as either cash flow or fair value hedges, to manage our exposure to changes in interest rates. We enter into swap agreements to manage the fixed/floating mix of our debt portfolio in order to reduce aggregate risk to interest rate movements. Interest rate swaps also allow us to raise funds at floating rates and effectively swap them into fixed rates that are generally lower than those available to us if fixed-rate borrowings were made directly. These agreements involve the exchange of floating-rate for fixed-rate payments or fixed-rate for floating-rate without the exchange of the underlying principal amount. Floating-rate payments are based on rates tied to LIBOR.

                                      XII-43

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The following table indicates the types of swaps in use at December 31, 2001 and 2000, the respective notional amounts and their weighted-average interest rates. Average variable rates are those in effect at the reporting date, and may change significantly over the lives of the contracts:

                                                              2001    2000
                                                              -----   -----
Fixed-rate to variable-rate swaps -- notional amount........  $ 500   $ 750
  Average receive rate......................................   9.68%   8.16%
  Average pay rate..........................................   4.02%   8.16%
Variable-rate to fixed-rate swaps -- notional amount........  $ 218   $ 218
  Average receive rate......................................   2.08%   6.81%
  Average pay rate..........................................   7.31%   7.31%

     In addition, we also have combined interest rate, foreign currency swap agreements for foreign-currency-denominated debt, which hedge our risk to both interest rate and currency movements. At December 31, 2001 and 2000 the notional amounts related to these contracts were $3,826 and $739 respectively. The increase is primarily related to the hedges associated with our Euro bond offering in 2001. The notional amounts of these hedges were approximately $3,087 at December 31, 2001.

     The table below summarizes the fair and carrying values of the interest rate swaps. These swaps are valued using current market quotes which were obtained from dealers.

                                                              2001                2000
                                                        -----------------   -----------------
                                                          FAIR/CARRYING       FAIR/CARRYING
                                                              VALUE               VALUE
                                                        -----------------   -----------------
                                                        ASSET   LIABILITY   ASSET   LIABILITY
                                                        -----   ---------   -----   ---------
Interest rate swap agreements.........................   $26       $19       $4        $5
Combined interest rate foreign currency swap
  agreements..........................................    18        26        1         3

  FOREIGN EXCHANGE

     We enter into foreign currency forward contracts to manage our exposure to changes in currency exchange rates related to foreign-currency-denominated transactions. Although we do not designate most of our foreign exchange contracts as accounting hedges, we have certain contracts that are designated as foreign currency cash flow hedges in accordance with SFAS No. 133. In 2001, our foreign exchange contracts consisted principally of Canadian dollars, related to our obligation to purchase the remaining shares of AT&T Canada (the Canadian obligation), Euros, Japanese yen, Swiss francs, and Brazilian reais related to debt. In 2000, our foreign exchange contracts consisted principally of Brazilian reais and Swiss francs related to debt. In addition, we are subject to foreign exchange risk related to other foreign-currency-denominated transactions. The notional amounts under contract at December 31, 2001 and 2000 were $6,422 and $71 respectively. The increase in our foreign currency contract activity was primarily related to foreign exchange contracts entered into relating to the commencement of a Euro commercial paper program and the Canadian obligation with notional amounts outstanding of $5.3 billion respectively at December 31, 2001. The following table summarizes the fair and carrying values of the foreign exchange contracts at December 31, 2001 and 2000.

                                              2001                          2000
                                        -----------------   -------------------------------------
                                          FAIR/CARRYING
                                              VALUE            FAIR VALUE        CARRYING VALUE
                                        -----------------   -----------------   -----------------
                                        ASSET   LIABILITY   ASSET   LIABILITY   ASSET   LIABILITY
                                        -----   ---------   -----   ---------   -----   ---------
Foreign Exchange Contracts............   $72      $299       $1        $2        $--       $1

                                      XII-44

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  EQUITY COLLARS

     In 2000, we entered into three series of option agreements (Microsoft collars) with a single bank counterparty (counterparty) to hedge our exposure to
21.9 million shares of Microsoft common stock. These option agreements, combined with the underlying shares, secure a floating-rate borrowing from the counterparty, the face value of which is equal to the product of (i) the underlying shares multiplied by (ii) the put price. (see Note 12)

     The option agreements are a series of purchased and written options that hedge a portion of our holdings in Microsoft common stock. The Microsoft collar is undesignated for accounting purposes in accordance with SFAS No. 133 and is carried on our balance sheet at fair value, with unrealized gains or losses being recorded in "Other income (expense)" in the Consolidated Statement of Income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of our shares of Microsoft common stock that are classified as "trading in accordance with SFAS No. 115." The carrying value of the Microsoft collar was $6 and $419 at December 31, 2001 and 2000, respectively. The fluctuation of the carrying value of the collars is primarily due to the change in the market prices of the underlying shares, which were $66.25 per share and $43.375 per share at December 31, 2001 and 2000, respectively and the adoption of SFAS No. 133, which required valuing the instruments at fair value rather than intrinsic value.

     The following is a summary of the Microsoft collars outstanding at December 31, 2001:

MATURITY DATE                                               2003     2004      2005
-------------                                              ------   -------   -------
Put price per share......................................  $62.48   $ 62.48   $ 62.48
Call price per share.....................................   86.26    100.44    118.36

     Since the debt and the collar are contracted with the same counterparty, the treatment is similar to a debt instrument with an embedded instrument and will be net settled as follows:

     At the expiration of the Microsoft collar, we will satisfy the debt and collar net obligations under the floating-rate debt by delivering (i) a number of Microsoft shares equal to the underlying share amount multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at expiration in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock.

     Prior to our merger with MediaOne, two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, each entered into a series of option agreements ("Vodafone collars") with a single bank counterparty ("counterparty") to hedge its exposure to 47.2 million Vodafone ADRs. In conjunction with the Vodafone collars, MediaOne SPC IV and MediaOne SPC VI also issued floating-rate debt in a series of private placements, the face value of which is equal to the product of
(i) the underlying shares multiplied by (ii) the put price. Simultaneous with the execution of the Vodafone collars, MediaOne SPC IV and MediaOne SPC VI each entered into floating-to-fixed interest rate swaps in which future
                                      XII-45

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
fixed payments were prepaid by each of MediaOne SPC IV and MediaOne SPC VI at inception. Therefore, the on-going interest payments on the floating-rate notes are paid by the counterparty. These prepaid interest rate swaps are designated as cash flow hedges in accordance with SFAS No. 133.

     The option agreements are a series of purchased and written options that hedge a portion of our holdings in Vodafone ADRs. The Vodafone collars are undesignated for accounting purposes in accordance with SFAS No. 133 and are carried on our balance sheet at fair value, with unrealized gains or losses being recorded to "Other income (expense)" in the Consolidated Statement of Income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of our Vodafone ADRs that are classified as "trading". The carrying value of the Vodafone collars was $462 and $(453) at December 31, 2001 and 2000, respectively. The fluctuation of the carrying value of the collars is primarily due to the change in the per share market price of the underlying ADRs, which was $25.68 per share and $35.81 per share at December 31, 2001 and 2000, respectively, and the adoption of SFAS No. 133, which requires valuing the instruments at fair value rather than intrinsic value.

     The following is a summary of the Vodafone collars outstanding at December 31, 2001:

                                                                  MATURITY DATE
                                                             ------------------------
MEDIAONE SPC IV VODAFONE COLLARS                              2003     2004     2005
--------------------------------                             ------   ------   ------
Average put price per share................................  $34.06   $33.78   $33.53
Average call price per share...............................   49.13    48.85    48.60

                                                                  MATURITY DATE
                                                             ------------------------
MEDIAONE SPC VI VODAFONE COLLARS                              2003     2004     2005
--------------------------------                             ------   ------   ------
Average put price per share................................  $39.85   $39.86   $39.86
Average call price per share...............................   57.72    57.72    57.73

     Since the debt and the collars are contracted with different counterparties, the instruments will be settled independently. MediaOne SPC IV and MediaOne SPC VI will satisfy its obligations to the floating-rate debt holders by delivering cash equal to the face value (see note 12). At the expiration of the Vodaphone collars, MediaOne SPC IV and MediaOne SPC VI will cash settle its collars with the counterparty. Cash settlement of the Vodafone collars will be completed in the following manner:

          a. If the fair market value of a Vodafone ADR is greater than the call price, MediaOne SPC IV or MediaOne SPC VI (as appropriate) will pay a sum of cash equal to the excess of the fair market value of a Vodafone ADR over the call price;

          b. If the fair market value of a Vodafone ADR is less than the put price, the counterparty will pay to MediaOne SPC IV or MediaOne SPC VI (as appropriate) a sum of cash equal to the excess of the put price over the fair market price of a Vodafone ADR;

          c. If the fair market value of a Vodafone ADR is less than or equal to the call price but greater than or equal to the put price, the Vodafone collar will expire worthless and no cash payment will be made or received by MediaOne SPC IV or MediaOne SPCL VI (as appropriate).

     The net value of (i) the sale of all Vodafone ADRs and (ii) the cash settlement of the Vodafone collars will always be equal to or greater than the face value of the floating-rate notes. Any remaining cash will retained by MediaOne SPC IV and MediaOne SPC VI and would become available to AT&T for general corporate purposes.

                                      XII-46

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  EQUITY OPTION AND EQUITY SWAP CONTRACTS

     We enter into equity option and equity swap contracts, which are undesignated in accordance with SFAS No. 133, to manage our exposure to changes in equity prices associated with stock appreciation rights of previously affiliated companies. The notional amounts outstanding on these contracts at December 31, 2001 and 2000 were $360 and $392 million, respectively. The following table summarizes the carrying and fair values of these instruments. Market prices are based on market quotes.

                                                              2001                2000
                                                        -----------------   -----------------
                                                          CARRYING/FAIR       CARRYING/FAIR
                                                              VALUE               VALUE
                                                        -----------------   -----------------
                                                        ASSET   LIABILITY   ASSET   LIABILITY
                                                        -----   ---------   -----   ---------
Equity hedges.........................................   $--       $85       $2       $100

  WARRANTS

     We may obtain warrants to purchase equity securities in other private and public companies as a result of certain transactions. Private warrants and public warrants that provide for net share settlement (i.e. allow for cashless exercise) are considered to be derivative instruments and recognized on our balance sheet at fair value (in accordance with SFAS No. 133). Warrants are not eligible to be designated as hedging instruments because there is no underlying exposure. Instead, these are effectively investments in private and public companies. The fair value of these warrants was $41 at December 31, 2001.

  DEBT AND PREFERRED SECURITIES

     The carrying value of debt maturing within one year approximates market value. The table below summarizes the carrying and fair values of long-term debt, excluding capital leases, and certain preferred securities. The market values of long-term debt were obtained based on quotes or rates available to us for debt with similar terms and maturities, and the market value of the preferred securities was based on market quotes. It is not practicable to estimate the fair market value of our quarterly preferred securities that aggregated $4,720 and $4,710 at December 31, 2001 and 2000, respectively as there are no current markets quotes available on this private placement.

                                                     2001                          2000
                                          ---------------------------   ---------------------------
                                          CARRYING VALUE   FAIR VALUE   CARRYING VALUE   FAIR VALUE
                                          --------------   ----------   --------------   ----------
Long-term Debt, excluding capital
  leases................................     $43,978        $41,845        $32,591        $29,735
Pacific preferred stock.................       2,100            948          2,121            595

  DERIVATIVE IMPACTS

     For the year ended December 31, 2001, "Other comprehensive income", as a component of shareowners' equity, net of tax, included deferred net unrealized losses of $244 relating to derivatives that are designated as cash flow hedges. This amount included net losses of $166 related to the ongoing fair value adjustments of equity based derivative instruments embedded in certain debt instruments, net losses of $78 related to certain swaps and foreign currency transactions.

     For the year ended December 31, 2001, "Other (expense) income" in the Consolidated Statement of Income, included net gains of $1,328, relating to ongoing fair value adjustments of undesignated derivatives and derivatives designated as fair value hedges. The fair value adjustments included net gains of $1,247 for equity based derivatives instruments related to certain debt instruments, net gains of $81 for changes in the fair value of warrants, swaps and foreign currency transactions. These gains were offset by the ongoing mark-to-market adjustments of the "trading" securities underlying the monetizations of $(983).

                                      XII-47

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

15.  PENSION, POSTRETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

     We sponsor noncontributory, defined benefit pension plans covering the majority of our employees. Pension benefits for management employees are based principally on career-average pay. Pension benefits for occupational employees are not directly related to pay. Pension trust contributions are made to trust funds held for the sole benefit of plan participants. Our benefit plans for current and certain future retirees include health-care benefits, life insurance coverage and telephone concessions.

     The following table shows the components of the net periodic benefit costs included in our Consolidated Statements of Income:

                                            PENSION BENEFITS         POSTRETIREMENT BENEFITS
                                       ---------------------------   ------------------------
                                                  FOR THE YEARS ENDED DECEMBER 31,
                                       ------------------------------------------------------
                                        2001      2000      1999      2001     2000     1999
                                       -------   -------   -------   ------   ------   ------
Service cost benefits earned during
  the period.........................  $   257   $   248   $   247   $  27    $  35    $  54
Interest cost on benefit
  obligations........................      951       991       919     346      352      324
Amortization of unrecognized prior
  service cost.......................      172       174       159       4        4       13
Credit for expected return on plan
  assets.............................   (1,660)   (1,821)   (1,458)   (201)    (230)    (200)
Amortization of transition asset.....      (89)     (156)     (158)     --       --       --
Amortization of gains................     (181)     (332)      (10)     --      (16)      (1)
Charges for special termination
  benefits*..........................      188        --        --      28       16        5
Net curtailment losses (gains)*......      112       121        --      58      (14)      --
Net settlement losses (gains)*.......        4         8      (121)     --       --       --
                                       -------   -------   -------   -----    -----    -----
Net periodic benefit (credit)cost....  $  (246)  $  (767)  $  (422)  $ 262    $ 147    $ 195
                                       =======   =======   =======   =====    =====    =====

---------------

* Primarily included in "Net restructuring and other charges" in the Consolidated Statements of Income.

     In connection with our restructuring plan announced in the fourth quarter of 2001 we recorded a $188 charge related to management employee separation benefits expected to be funded by assets of the AT&T Management Pension Plan. We also recorded pension and postretirement benefit curtailment charges of $170 and a $28 charge related to expanded eligibility for postretirement benefits for certain employees expected to exit under the plan.

     In 1998 we offered a voluntary retirement incentive program (VRIP) to employees who were eligible participants in the AT&T Management Pension Plan. Approximately 15,300 management employees accepted the VRIP offer and had terminated employment as of December 31, 1999. The VRIP permitted employees to choose either a total lump-sum distribution of their pension benefits or periodic future annuity payments. Lump-sum pension settlements resulted in settlement gains of $121 recorded in 1999.

                                      XII-48

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets, and a statement of the funded status:

                                                PENSION BENEFITS    POSTRETIREMENT BENEFITS
                                                -----------------   ------------------------
                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------------------
                                                 2001      2000        2001          2000
                                                -------   -------   ----------    ----------
CHANGE IN BENEFIT OBLIGATIONS:
Benefit obligation, beginning of year.........  $13,063   $12,868    $ 4,886       $ 4,642
Service cost..................................      257       248         27            35
Interest cost.................................      951       991        346           352
Plan amendments...............................       62        32         --           (45)
Actuarial losses (gains)......................      655         5        376           203
Acquisition...................................       --       204         --            38
Benefit payments..............................   (1,117)   (1,228)      (407)         (362)
Special termination benefits..................      188        --         28            16
Settlements...................................      (17)      (57)        --            --
Curtailment losses............................       (7)       --         60             7
                                                -------   -------    -------       -------
Benefit obligation, end of year...............  $14,035   $13,063    $ 5,316       $ 4,886
                                                =======   =======    =======       =======
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets, beginning of
  year........................................  $21,203   $21,854    $ 2,526       $ 2,852
Actual return on plan assets..................   (1,650)      335       (214)         (128)
Employer contributions........................       66        94        255           159
Acquisition...................................       --       205         --             5
Benefit payments..............................   (1,117)   (1,228)      (407)         (362)
Settlements...................................      (17)      (57)        --            --
                                                -------   -------    -------       -------
Fair value of plan assets, end of year........  $18,485   $21,203    $ 2,160       $ 2,526
                                                =======   =======    =======       =======
At December 31,
Funded (unfunded) benefit obligation..........  $ 4,450   $ 7,992    $(3,156)      $(2,360)
Unrecognized net (gain) loss..................   (2,506)   (6,493)       605          (188)
Unrecognized transition asset.................      (34)     (123)        --            --
Unrecognized prior service cost...............      883     1,100        (12)           (9)
                                                -------   -------    -------       -------
Net amount recorded...........................  $ 2,793   $ 2,476    $(2,563)      $(2,557)
                                                =======   =======    =======       =======

     At December 31, 2001, our pension plan assets included $31 of AT&T common stock. At December 31, 2000, our pension plan assets included $34 of AT&T common stock and $26 of LMG Series A common stock, and $2 of AT&T Wireless Group common stock.

                                      XII-49

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The following table provides the amounts recorded in our Consolidated Balance Sheets:

                                                  PENSION BENEFITS    POSTRETIREMENT BENEFITS
                                                  -----------------   ------------------------
                                                                AT DECEMBER 31,
                                                  --------------------------------------------
                                                   2001      2000        2001          2000
                                                  -------   -------   ----------    ----------
Prepaid pension cost............................  $3,337    $3,003     $    --       $    --
Benefit related liabilities.....................    (648)     (579)     (2,563)       (2,557)
Intangible asset................................      50        30          --            --
Accumulated other comprehensive income..........      54        22          --            --
                                                  ------    ------     -------       -------
Net amount recorded.............................  $2,793    $2,476     $(2,563)      $(2,557)
                                                  ======    ======     =======       =======

     Our nonqualified pension plans had an unfunded accumulated benefit obligation of $132 and $125 at December 31, 2001 and 2000, respectively. On January 1, 2001 our postretirement health and life benefit plans were merged into one plan. At December 31, 2000, our postretirement health and telephone benefit plans had accumulated postretirement benefit obligations of $4,282, which were in excess of plan assets of $1,413.

     The assumptions in the following table were used in the measurement of the pension and postretirement benefit obligations and the net periodic benefit costs as applicable.

                                                               WEIGHTED-AVERAGE
                                                                 ASSUMPTIONS
                                                               AT DECEMBER 31:
                                                              ------------------
                                                              2001   2000   1999
                                                              ----   ----   ----
Discount rate...............................................  7.25%  7.5%   7.75%
Expected return on plan assets..............................   9.5%  9.5%    9.5%
Rate of compensation increase...............................   4.5%  4.5%    4.5%

     We assumed a rate of increase in the per capita cost of covered health-care benefits (the health-care cost trend rate) of 9.5%. This rate was assumed to gradually decline after 2001 to 5.0% by 2012 and then remain level. Assumed health-care cost trend rates have a significant effect on the amounts reported for the health-care plans. A one percentage point increase or decrease in the assumed health-care cost trend rate would increase or decrease the total of the service and interest-cost components of net periodic postretirement health-care benefit cost by $11 and $10, respectively, and would increase or decrease the health-care component of the accumulated postretirement benefit obligation by $155 and $135, respectively.

     We also sponsor savings plans for the majority of our employees. The plans allow employees to contribute a portion of their pretax and/or after-tax income in accordance with specified guidelines. We match a percentage of the employee contributions up to certain limits. Our contributions amounted to $185 in 2001, $220 in 2000 and $197 in 1999.

16.  STOCK-BASED COMPENSATION PLANS

     Under the 1997 Long-term Incentive Program (Program), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, we grant stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on AT&T Wireless Group tracking stock prior to the split-off of AT&T Wireless.

     Under the initial terms of the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Subsequent to the 1999 modification, beginning with January 1, 2000, the remaining

                                      XII-50

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. Under the amended terms, a maximum of 37.5 million shares can be used for awards other than stock options. As a result of the equity restructuring of stock options and other awards in connection with the AT&T Wireless split-off, the number of shares available for stock option grants and the number of shares available for other stock-based awards increased by 17.7 million and 2.9 million, respectively. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

     Under the Program, performance share units are awarded to key employees in the form of either common stock or cash at the end of a three-year period, based on certain financial-performance targets.

     On April 27, 2000, AT&T created a new class of stock and completed an offering of AT&T Wireless Group tracking stock. Under the Program, 5% of the outstanding AT&T Wireless Group shares became available for grant with a maximum of 1.25% of the outstanding shares that could be used for awards other than options. On January 1, 2001, the remaining AT&T Wireless Group shares available for grant at December 31, 2000, plus 2% of the outstanding AT&T Wireless Group shares on January 1 became available for grant. The exercise price of any stock option was equal to the stock price when the option was granted. When granted, the options had a two to three and one-half year vesting period. They are exercisable up to 10 years from the date of grant. In 2001 and 2000, there were no grants of awards other than stock options. On April 27, 2000, substantially all employees were granted AT&T Wireless Group tracking stock options.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless Group as a separate, independently traded company. All AT&T Wireless Group tracking stock was converted into AT&T Wireless common stock on a one-for-one basis, and AT&T Wireless common stock held by AT&T was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. All outstanding AT&T Wireless Group tracking stock options and all AT&T common stock options granted prior to January 1, 2001 were treated in a similar manner. AT&T modified the terms and conditions of all outstanding stock option grants to allow the AT&T Wireless common stock options held by AT&T employees to immediately vest and become exercisable for their remaining contractual term and to also allow the AT&T common stock options held by AT&T Wireless employees to immediately vest and become exercisable for their remaining contractual term. In 2001, AT&T recognized $3 of compensation expense related to these modifications.

     Under the AT&T 1996 Employee Stock Purchase Plan (Plan), which was effective July 1, 1996, and amended on May 23, 2001, we are authorized to sell up to 105 million shares of AT&T common stock to our eligible employees through June 30, 2006. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Under the Plan, we sold approximately 6 million shares to employees in both 2001 and 2000 and 3 million shares to employees in 1999.

     We apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our plans. Accordingly, no compensation expense has been recognized for our stock-based compensation plans other than for our performance-based and restricted stock awards and stock appreciation rights (SARs). Stock based-compensation (expense) income was $(121), $253 and $(462) in 2001, 2000 and 1999, respectively. These amounts included (expense) income of $(3), $269 and $(382) in 2001, 2000 and 1999, respectively, related to grants of SARs of affiliated companies held by certain employees subsequent to the TCI merger. We also entered into an equity hedge in 1999 to offset potential future compensation costs associated with these SARs. (Expense) income related to this hedge was $(16), $(324) and $227 in 2001, 2000 and 1999, respectively.
                                      XII-51

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     A summary of the AT&T common stock option transactions is shown below:

                                      WEIGHTED-             WEIGHTED-             WEIGHTED-
                                       AVERAGE               AVERAGE               AVERAGE
                                      EXERCISE              EXERCISE              EXERCISE
                             2001       PRICE      2000       PRICE      1999       PRICE
                            -------   ---------   -------   ---------   -------   ---------
                                                  SHARES IN THOUSANDS
Outstanding at January
  1.......................  249,026    $35.82     168,763    $37.42     131,904    $30.41
Options assumed in
  mergers.................       --                29,613    $24.71      11,770    $14.79
Options granted...........   68,402    $22.17      74,570    $36.12      47,927    $57.13
AT&T Wireless split-off
  adjustments.............   21,644
Options and SARs
  exercised...............   (5,218)   $11.63     (11,446)   $22.07     (17,858)   $22.87
Options canceled or
  forfeited...............  (16,308)   $31.07     (12,474)   $45.61      (4,980)   $42.44
AT DECEMBER 31:
Options outstanding.......  317,546    $24.58     249,026    $35.82     168,763    $37.42
Options exercisable.......  171,446    $26.05     131,450    $30.44      57,894    $28.21
Shares available for
  grant...................   34,718                34,204                41,347

     The weighted average exercise prices for the period prior to the AT&T Wireless split-off in 2001, and for the years ended December 31, 2000 and 1999 have not been adjusted to reflect the impact of the split-off.

     At December 31, 2001, there were 4.5 million AT&T stock options with 2.2 million tandem SARs outstanding that were originally assumed in connection with our merger with MediaOne. All of the SARs were exercisable at a price of $19.33. There were no SARs exercised during 2001 or 2000.

                                      XII-52

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The following table summarizes information about the AT&T common stock options outstanding at December 31, 2001:

                                       OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                             ----------------------------------------   --------------------------
                                               WEIGHTED-
                                 NUMBER         AVERAGE     WEIGHTED-       NUMBER       WEIGHTED-
                             OUTSTANDING AT    REMAINING     AVERAGE    EXERCISABLE AT    AVERAGE
                              DECEMBER 31,    CONTRACTUAL   EXERCISE     DECEMBER 31,    EXERCISE
RANGE OF EXERCISE PRICES          2001           LIFE         PRICE          2001          PRICE
------------------------     --------------   -----------   ---------   --------------   ---------
                             (IN THOUSANDS)                             (IN THOUSANDS)
$2.03 -- $13.65............      16,245           4.9        $ 7.90         15,767        $ 7.75
$13.70 -- $16.77...........      12,968           8.6        $15.84          3,882        $15.38
$16.85 -- $17.33...........      28,866           9.4        $16.86          1,319        $16.95
$17.39.....................      48,088           9.2        $17.39          2,907        $17.39
$17.44 -- $18.49...........      11,193           5.3        $17.88          7,312        $17.78
$18.50.....................      14,420           5.6        $18.50         14,420        $18.50
$18.53 -- $19.77...........       9,325           5.7        $19.12          8,159        $19.11
$19.79.....................      15,858           5.1        $19.79         15,858        $19.79
$19.88 -- $24.13...........      19,659           5.8        $22.88         14,768        $22.83
$24.23.....................      25,088           8.6        $24.23          6,287        $24.23
$24.30 -- $31.74...........      24,575           7.4        $27.98         17,337        $28.89
$31.79.....................      23,874           6.1        $31.79         23,874        $31.79
$31.85 -- $34.30...........      19,406           8.1        $34.16          7,372        $34.00
$34.33 -- $44.98...........      22,925           7.7        $38.80         16,105        $38.42
$45.20 -- $46.90...........      25,056           7.1        $45.21         16,079        $45.21
                                -------                                    -------
                                317,546           7.4        $24.58        171,446        $26.05

     A summary of the AT&T Wireless Group tracking stock option transactions is shown below:

                                                          WEIGHTED-            WEIGHTED-
                                                           AVERAGE              AVERAGE
                                                          EXERCISE             EXERCISE
                                                 2001       PRICE      2000      PRICE
                                                -------   ---------   ------   ---------
                                                          SHARES IN THOUSANDS
OUTSTANDING AT JANUARY 1......................   73,626    $29.29         --    $   --
Options granted...............................    4,037    $22.57     76,983    $29.29
Options exercised.............................       (1)   $22.03         --    $   --
Options canceled or forfeited.................   (2,711)   $29.11     (3,357)   $29.43
Options assumed by AT&T Wireless on July
  9th.........................................  (74,951)

AT DECEMBER 31:
Options outstanding...........................       --               73,626    $29.29
Options exercisable...........................       --               12,391    $29.48
Shares available for grant....................       --               41,874

     AT&T has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". If AT&T had elected to recognize compensation costs based on the fair value at the date

                                      XII-53

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
of grant of the awards, consistent with the provisions of SFAS No. 123, net income and earnings per share amounts would have been as follows:

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                            -------------------------
                                                             2001      2000     1999
                                                            -------   ------   ------
AT&T COMMON STOCK GROUP:
(Loss) income from continuing operations available to
  common shareowners......................................  $(5,423)  $2,342   $5,685
Income (loss) from discontinued operations................       58      283     (492)
Gain on sale of discontinued operations...................   13,503       --       --
Cumulative effect of accounting change....................      359       --       --
Net income available to common shareowners................  $ 8,497   $2,625   $5,193
(LOSS) EARNINGS PER AT&T COMMON STOCK GROUP COMMON
  SHARE -- BASIC:
Continuing operations.....................................  $ (1.48)  $ 0.67   $ 1.84
Discontinued operations...................................     0.01     0.08    (0.16)
Gain on sale of discontinued operations...................     3.70       --       --
Cumulative effect of accounting change....................     0.10       --       --
AT&T Common Stock Group earnings..........................     2.33   $ 0.75   $ 1.68
(LOSS) EARNINGS PER AT&T COMMON STOCK GROUP COMMON
  SHARE -- DILUTED:
Continuing operations.....................................  $ (1.48)  $ 0.66   $ 1.80
Discontinued operations...................................     0.01     0.08    (0.15)
Gain on sale of discontinued operations...................     3.70       --       --
Cumulative effect of accounting change....................     0.10       --       --
AT&T Common Stock Group earnings..........................     2.33   $ 0.74   $ 1.65
AT&T WIRELESS GROUP:
Income....................................................  $    18   $   51   $   --
EARNINGS PER SHARE:
Basic and diluted.........................................  $  0.04   $ 0.14   $   --

     The pro forma effect on net loss from continuing operations available to AT&T common shareowners for 2001 includes an expense of $50 due to the conversion of AT&T common stock options in connection with the split-off of AT&T Wireless, and also includes an expense of $175 due to the accelerated vesting of AT&T Wireless stock options held by AT&T employees after the split-off.

     The weighted-average fair values at date of grant for AT&T common stock options granted during 2001, 2000 and 1999 were $7.90, $12.10 and $15.64, respectively, and were estimated using the Black-Scholes option-pricing model. The weighted-average risk-free interest rates applied for 2001, 2000 and 1999 were 4.61%, 6.29% and 5.10%, respectively. The following assumptions were applied for 2001, 2000 and 1999, respectively: (i) expected dividend yields of ..85%, 1.6% and 1.7%, (ii) expected volatility rates of 36.9%, 33.5% and 28.3% and (iii) expected lives of 4.7 years in 2001 and 2000 and 4.5 years in 1999.

     The weighted-average fair values at date of grant for AT&T Wireless Group tracking stock options granted during 2001 and 2000 were $11.58 and $14.20, respectively, and were estimated using the Black-Scholes option-pricing model. The following weighted-average assumptions were applied for 2001 and

                                      XII-54

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

2000, respectively: (i) risk-free rate of 4.92% and 6.53%, (ii) expected volatility rate of 55.0% in 2001 and 2000 and (iii) expected lives of 4.8 years and 3.9 years.

     In January 2002, AT&T modified its outstanding stock option agreements for AT&T stock options and other equity awards held by current AT&T Broadband employees to provide that upon the change in control of AT&T Broadband their stock options and other equity awards granted prior to January 1, 2002 will be immediately vested and exercisable through their remaining contractual term. The potential compensation cost associated with this modification for current AT&T Broadband employees has been measured as of the modification date and is approximately $50 pretax. The actual charge will be finalized and recorded by AT&T Broadband at the time of the change in control in connection with the anticipated merger with Comcast.

17.  INCOME TAXES

     The following table shows the principal reasons for the difference between the effective income (benefit) tax rate and the U.S. federal statutory income tax rate:

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                            -------------------------
                                                             2001      2000     1999
                                                            -------   ------   ------
U.S. federal statutory income tax rate....................       35%      35%      35%
Federal income tax (benefit) provision at statutory
  rate....................................................  $  (362)  $  845   $3,774
Amortization of investment tax credits....................      (18)     (23)     (10)
State and local income tax (benefit) provision, net of
  federal income tax provision (benefit) effect...........      (92)     176      279
In-process research and development write-off.............       --       --      208
Amortization of intangibles...............................      188       91       26
Foreign rate differential.................................      209      104       56
Taxes on repatriated and accumulated foreign income, net
  of tax credits..........................................      (84)     (84)     (45)
Research and other credits................................      (43)     (37)     (61)
Valuation allowance.......................................       --       --      (76)
Investment dispositions, acquisitions and legal entity
  restructurings..........................................     (176)    (445)     (94)
Operating losses and charges relating to Excite@Home......      649    2,757       --
Deconsolidation of and put obligation settlement related
  to Excite@Home..........................................   (1,045)      --       --
Other differences, net....................................      (17)    (100)     (41)
                                                            -------   ------   ------
(Benefit) provision for income taxes......................  $  (791)  $3,284   $4,016
Effective income (benefit) tax rate.......................     76.4%   136.1%    37.3%

                                      XII-55

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     The U.S. and foreign components of (loss) income from continuing operations before income taxes and the (benefit) provision for income taxes are presented in this table:

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001        2000       1999
                                                           ---------   --------   ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES
  United States..........................................   $(1,030)    $2,823     $10,449
  Foreign................................................        (5)      (409)        332
                                                            -------     ------     -------
  Total..................................................   $(1,035)    $2,414     $10,781
(BENEFIT) PROVISION FOR INCOME TAXES
CURRENT
  Federal................................................   $ 1,392     $2,323     $ 2,896
  State and local........................................       152        281         417
  Foreign................................................       102         89         100
                                                            -------     ------     -------
                                                              1,646      2,693       3,413
DEFERRED
  Federal................................................    (2,125)       633         593
  State and local........................................      (293)       (14)         12
  Foreign................................................        (1)        (5)          8
                                                            -------     ------     -------
                                                             (2,419)       614         613
Deferred investment tax credits..........................       (18)       (23)        (10)
                                                            -------     ------     -------
(Benefit) provision for income taxes.....................   $  (791)    $3,284     $ 4,016

     In addition, we also recorded current and deferred income tax benefits related to minority interest income (expense) and net equity losses related to other equity investments, respectively in the amounts of $756 and $2,383 in 2001, $279 and $251 in 2000 and $273 and $249 in 1999, respectively.

     Deferred income tax liabilities are taxes we expect to pay in future periods. Similarly, deferred income tax assets are recorded for expected reductions in taxes payable in future periods. Deferred income taxes arise because of differences in the book and tax basis of certain assets and liabilities.

                                      XII-56

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     Deferred income tax liabilities and assets consist of the following:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
LONG-TERM DEFERRED INCOME TAX LIABILITIES
  Property, plant and equipment.............................  $ 6,420   $ 5,393
  Investments...............................................    7,768     9,558
  Franchise costs...........................................   16,839    18,571
  Other.....................................................    2,519     2,694
                                                              -------   -------
  Total long-term deferred income tax liabilities...........   33,546    36,216
LONG-TERM DEFERRED INCOME TAX ASSETS
  Business restructuring....................................      163       127
  Net operating loss/credit carryforwards...................      180       602
  Employee pensions and other benefits, net.................    1,027     1,470
  Reserves and allowances...................................    1,724        99
  Other.....................................................    2,349     2,604
  Valuation allowance.......................................      (57)     (740)
                                                              -------   -------
Total net long-term deferred income tax assets..............    5,386     4,162
Net long-term deferred income tax liabilities...............  $28,160   $32,054
CURRENT DEFERRED INCOME TAX LIABILITIES
  Investments...............................................  $    11   $   670
  Other.....................................................      121       310
                                                              -------   -------
  Total current deferred income tax liabilities.............      132       980
CURRENT DEFERRED INCOME TAX ASSETS
  Business restructuring....................................      216       155
  Employee pensions and other benefits......................      182       377
  Reserves and allowances...................................      493       621
  Other.....................................................      471       586
  Valuation allowance.......................................       (0)      (39)
                                                              -------   -------
Total net current deferred income tax assets................    1,362     1,700
Net current deferred income tax assets......................  $ 1,230   $   720

     At December 31, 2001, we had net operating loss carryforwards (tax effected) for federal and state income tax purposes of $15 and $116, respectively, expiring through 2020. In addition, we had federal tax credit carryforwards of $17, of which $1 has no expiration date and $16 expire through 2003. We also had state tax credit carryforwards (tax effected) of $32 expiring through 2003. In connection with the TCI and MediaOne mergers, we acquired certain federal and state net operating loss carryforwards that are subject to a valuation allowance of $23 at December 31, 2001. If in the future, the realization of these acquired deferred tax assets becomes more likely than not, any reduction of the associated valuation allowance will be allocated to reduce franchise costs and other intangibles.

     On September 30, 2001, the assets and liabilities of Excite@Home were deconsolidated from AT&T's consolidated balance sheet. Accordingly, AT&T's deferred income tax assets and liabilities at December 31, 2001, presented above, exclude any amounts related to Excite@Home.

                                      XII-57

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

18.  COMMITMENTS AND CONTINGENCIES

     In the normal course of business we are subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, we are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. These matters could affect the operating results of any one quarter when resolved in future periods. However, we believe that after final disposition, any monetary liability or financial impact to us beyond that provided for at year-end would not be material to our annual consolidated financial statements.

     We lease land, buildings and equipment through contracts that expire in various years through 2050. Our rental expense under operating leases was $696 in 2001, $705 in 2000 and $622 in 1999. The total of minimum rentals to be received in the future under non-cancelable operating subleases as of December 31, 2001, was $189.

     The following table shows our future minimum commitments due under non-cancelable operating and capital leases at December 31, 2001:

                                                              OPERATING   CAPITAL
                                                               LEASES     LEASES
                                                              ---------   -------
2002........................................................   $  550      $ 66
2003........................................................      492        63
2004........................................................      432        60
2005........................................................      350        58
2006........................................................      298        44
Later years.................................................      874       131
                                                               ------      ----
Total minimum lease payments................................   $2,996      $422
                                                               ======      ====
Less: Amount representing interest..........................                 95
                                                                           ----
Present value of net minimum lease payments.................               $327
                                                                           ====

     In addition, under certain real estate operating leases, we could be required to make payments to the lessor up to $586 at the end of the lease term (lease terms range from 2002 through 2011). The actual amount paid, if any, would be reduced by amounts received by the lessor upon remarketing of the property.

     AT&T has an agreement with Motorola, Inc. to purchase a minimum of 1.6 million digital set-top devices at an average price of $234 per unit in 2002. During 2001, AT&T satisfied its obligation under a previous agreement with Motorola, Inc. to purchase set-top devices.

     AT&T has certain commitments relating to AT&T Canada (see Note 5).

     In 1997, AT&T Broadband's predecessor, TCI, entered into a 25-year affiliation term sheet with Starz Encore Group pursuant to which AT&T may be obligated to pay fixed monthly amounts in exchange for unlimited access to all of the existing Encore and STARZ! programming. Starz Encore Group is a subsidiary of LMG. The future commitment, which is calculated based on a fixed number of subscribers, increases annually from $306 in 2002 to $315 in 2003 and will increase annually through 2022 with inflation, subject to certain adjustments, including increases in the number of subscribers. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T's payments under the term sheet will be increased in proportion to the excess. Excess

                                      XII-58

                       AT&T CORP. AND SUBSIDIARIES (AT&T)
programming costs that may be payable by AT&T in future years are not presently estimable and could be significant. By letter dated May 29, 2001, AT&T Broadband indicated that in its view the Starz Encore term sheet as a whole is unenforceable and reserved its right to terminate the term sheet. Starz Encore subsequently initiated a lawsuit against AT&T Broadband seeking a declaration that the term sheet is a binding and enforceable contract.

     AT&T has contractual obligations to utilize network facilities from local exchange carriers with terms greater than one year. These contracts are based on volumes and have penalty fees if certain volume levels are not met. We assessed our minimum exposure based on penalties to exit the contracts. At December 31, 2001, penalties to exit these contracts in any given year totaled approximately $1.5 billion.

     AT&T Broadband is party to an agreement under which it purchases certain billing services from CSG Systems, Inc. ("CSG"). Unless terminated by either party pursuant to terms of the agreement, the agreement expires on December 31, 2012. The agreement calls for monthly payments which are subject to adjustments and conditions pursuant to the terms of the underlying agreements. The annual commitment under the agreement is $130 for 2002 and will increase annually with inflation.

19.  RELATED PARTY TRANSACTIONS

     AT&T has various related party transactions with Concert.

     Included in "Revenue" in the Consolidated Statements of Income was $1,080 for services provided to Concert for the years ended December 31, 2001 and 2000.

     Included in "Access and other connection" in the Consolidated Statements of Income are charges from Concert representing costs incurred on our behalf to connect calls made to foreign countries (international settlements) and costs paid by AT&T to Concert for distributing Concert products totaling $2,073 and $2,364 for the year ended December 31, 2001 and 2000, respectively.

     AT&T loaned $1,000 to Concert; that loan was included within "Other investments and related advances" in the Consolidated Balance Sheet. Interest income of $67 was recognized for the year ended December 31, 2000. This loan together with the associated accrued interest was written off in connection with the decision to unwind Concert (see Note 5).

     At December 31, 2001 and 2000, AT&T had a floating rate loan payable to Concert in the amount of $80 and $126, respectively. The loan, which is due on demand, is included in "Debt maturing within one year" in the Consolidated Balance Sheets. Interest expense was $3 and $6 for the year ended December 31, 2001 and 2000, respectively.

     Included in "Accounts receivable" in the Consolidated Balance Sheets at December 31, 2001 and 2000, was $438 and $462, respectively, related to telecommunications transactions with Concert. Included in "Accounts payable" in the Consolidated Balance Sheets at December 31, 2001 and 2000, was $201 and $518, respectively, related to transactions with Concert.

     Included in "Other receivables" in the Consolidated Balance Sheets at December 31, 2001 and 2000, was $781 and $1,106, respectively, related to administrative transactions performed on behalf of Concert. Included in "Other current liabilities" in the Consolidated Balance Sheets at December 31, 2001 and 2000, was $935 and $1,032, respectively, related to administrative transactions performed on behalf of Concert.

     We had various related party transactions with LMG. Included in costs of services and products were programming expenses related to services from LMG. These expenses amounted to $199 for the 7 months ended July 31, 2001, the effective split-off date of LMG for accounting purposes, $239 for the year ended December 31, 2000, and $184 for the 10 months ended December 31, 1999 (see Note
9).

                                      XII-59

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

20.  SEGMENT REPORTING

     AT&T's results are segmented according to the way we manage our business:
AT&T Business Services, AT&T Consumer Services and AT&T Broadband.

     AT&T Business Services includes long distance, international and toll-free voice, local, data and Internet protocol (IP) networking, managed networking services and outsourcing solutions, and wholesale transport services (sales of services to service resellers).

     AT&T Consumer Services provides a variety of communications services to residential customers, including domestic and international long distance, transaction based long distance, such as operator-assisted and prepaid phone cards, local and local toll (intrastate calls outside the immediate local area) and dial-up Internet.

     AT&T Broadband offers a variety of services through our cable (broadband) network, including traditional analog video and advanced services such as digital video, high-speed data and broadband telephony.

     The balance of AT&T's continuing operations (excluding LMG) is included in a "Corporate and Other" group. This group reflects corporate staff functions and the elimination of transactions between segments, as well as the impacts of Excite@Home. In addition, all impacts of the adoption of SFAS No. 133 as well as the ongoing investment and derivative revaluations are reflected in the Corporate and Other group. LMG was not an operating segment of AT&T prior to its split-off from AT&T because AT&T did not have a controlling financial interest in LMG for financial accounting purposes. Therefore, we accounted for this investment under the equity method. Additionally, LMG's results were not reviewed by the chief operating decision-makers for purposes of determining resources to be allocated.

     Total assets for our reportable segments generally include all assets, except intercompany receivables. AT&T prepaid pension assets and Corporate-owned or leased real estate are held at the corporate level and therefore, are included in the Corporate and Other group. AT&T Broadband and MediaOne prepaid pension assets and owned or leased real estate is included in the AT&T Broadband segment. In addition, as the "Net Assets of Discontinued Operations" is not considered to be a part of AT&T's ongoing operations, it is included in a category separate from reportable segments and Corporate and Other group for reporting purposes. Capital additions for each segment include capital expenditures for property, plant and equipment, additions to nonconsolidated investments, increases in franchise costs and additions to internal-use software.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1). AT&T evaluates performance based on several factors, of which the primary financial measure is earnings before interest and taxes, including pretax minority interest and net pretax losses from other equity investments (EBIT).

     Generally, AT&T accounts for AT&T Business Services' and AT&T Broadband's Inter-segment transactions at market prices.

                                      XII-60

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  REVENUE

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
AT&T Business Services external revenue.................   $27,284     $28,157     $28,087
  AT&T Business Services internal revenue...............       740         743         605
                                                           -------     -------     -------
Total AT&T Business Services revenue....................    28,024      28,900      28,692
AT&T Consumer Services external revenue.................    15,079      18,894      21,753
  AT&T Broadband external revenue.......................     9,785       8,212       5,069
  AT&T Broadband internal revenue.......................        14          14           1
                                                           -------     -------     -------
Total AT&T Broadband revenue............................     9,799       8,226       5,070
                                                           -------     -------     -------
     Total reportable segments..........................    52,902      56,020      55,515
Corporate and Other(1)..................................      (352)       (487)       (542)
                                                           -------     -------     -------
Total revenue...........................................   $52,550     $55,533     $54,973
                                                           =======     =======     =======

---------------

(1) Includes $418, $248 and $10 related to Excite@Home in 2001, 2000 and 1999, respectively.

  DEPRECIATION AND AMORTIZATION(1)

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
AT&T Business Services.....................................  $4,215   $4,220   $4,219
AT&T Consumer Services.....................................     200      167      184
AT&T Broadband.............................................   4,376    3,063    1,636
                                                             ------   ------   ------
     Total reportable segments.............................   8,791    7,450    6,039
Corporate and Other(2).....................................     547    1,139      155
                                                             ------   ------   ------
Total depreciation and amortization........................  $9,338   $8,589   $6,194
                                                             ======   ======   ======

---------------

(1) Includes the amortization of goodwill, franchise costs and other purchased intangibles.

(2) Includes $404, $991 and $38 related to Excite@Home in 2001, 2000 and 1999, respectively.

  (LOSSES) EARNINGS FROM OTHER EQUITY INVESTMENTS

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                             -----------------------
                                                              2001     2000    1999
                                                             -------   -----   -----
AT&T Business Services.....................................  $(3,978)  $  35   $ (72)
AT&T Broadband.............................................      (40)   (215)   (396)
                                                             -------   -----   -----
     Total reportable segments.............................   (4,018)   (180)   (468)
Corporate and Other(1).....................................     (832)   (408)   (288)
                                                             -------   -----   -----
Total net losses related to other equity investments.......  $(4,850)  $(588)  $(756)
                                                             =======   =====   =====

---------------

(1) Includes $(29), $(382) and $(311) related to Excite@Home in 2001, 2000 and 1999, respectively.

                                      XII-61

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

 RECONCILIATION OF EBIT TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSSES RELATED TO OTHER EQUITY INVESTMENTS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            2001        2000        1999
                                                          ---------   ---------   ---------
AT&T Business Services..................................   $(2,154)    $ 5,990     $ 5,248
AT&T Consumer Services..................................     4,875       6,893       7,619
AT&T Broadband..........................................    (3,215)     (1,240)     (1,545)
                                                           -------     -------     -------
     Total reportable segments..........................      (494)     11,643      11,322
Corporate and Other(1)..................................    (4,324)     (3,279)       (441)
Deduct: Pretax minority interest income (expense).......       864       4,003        (180)
Add: Pretax losses related to other equity
  investments...........................................     7,889       1,017       1,223
Interest expense........................................    (3,242)     (2,964)     (1,503)
                                                           -------     -------     -------
Total income from continuing operations before income
  taxes, minority interest and losses from other equity
  investments...........................................   $(1,035)    $ 2,414     $10,781
                                                           =======     =======     =======

---------------

(1) Includes $(714), $(3,603) and $(686) related to Excite@Home in 2001, 2000 and 1999, respectively.

  ASSETS

                                                              AT DECEMBER 31,
                                                       ------------------------------
                                                         2001       2000       1999
                                                       --------   --------   --------
AT&T Business Services...............................  $ 40,339   $ 42,747   $ 37,974
AT&T Consumer Services...............................     2,141      3,150      3,781
AT&T Broadband.......................................   103,060    114,848     53,810
                                                       --------   --------   --------
     Total reportable segments.......................   145,540    160,745     95,565
Corporate and Other Assets:
  Other segments.....................................     1,145      1,174      1,204
  Prepaid pension costs..............................     3,329      3,003      2,464
  Deferred income taxes..............................       960        406        527
  Other corporate assets(1)(2).......................    14,308      7,518      7,874
Net assets of discontinued operations................        --     27,224     17,363
Investment in Liberty Media Group and Related
  receivables, net...................................        --     34,290     38,460
                                                       --------   --------   --------
Total assets.........................................  $165,282   $234,360   $163,457
                                                       ========   ========   ========

---------------

(1) Includes $2,541 and $2,726 related to Excite@Home for 2000 and 1999, respectively.

(2) 2001 amount includes cash of $10,425.

                                      XII-62

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

  EQUITY INVESTMENTS (EXCLUDING LMG)

                                                                AT DECEMBER 31,
                                                           --------------------------
                                                            2001     2000      1999
                                                           ------   -------   -------
AT&T Business Services...................................  $   84   $ 2,355   $   582
AT&T Broadband...........................................   4,287     6,473    10,327
                                                           ------   -------   -------
     Total reportable segments...........................   4,371     8,828    10,909
Corporate and Other(1)...................................     228     1,666     3,012
                                                           ------   -------   -------
Total equity investments.................................  $4,599   $10,494   $13,921
                                                           ======   =======   =======

---------------

(1) Includes $35 and $2,726 related to Excite@Home for 2000 and 1999, respectively.

  CAPITAL ADDITIONS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                             2001       2000        1999
                                                           --------   ---------   ---------
AT&T Business Services...................................   $5,456     $ 6,839     $ 9,091
AT&T Consumer Services...................................      140         148         299
AT&T Broadband...........................................    3,607       4,968       4,759
                                                            ------     -------     -------
     Total reportable segments...........................    9,203      11,955      14,149
Corporate and Other(1)...................................      327       1,683         271
                                                            ------     -------     -------
Total capital additions..................................   $9,530     $13,638     $14,420
                                                            ======     =======     =======

---------------

(1) Includes $181 and $92 related to Excite@Home in 2001 and 2000, respectively.

     Geographic information is not presented due to the immateriality of revenue attributable to international customers.

     Reflecting the dynamics of our business, we continually review our management model and structure, which may result in additional adjustment to our operating segments in the future.

21.  GUARANTEE OF PREFERRED SECURITIES

  TCI SECURITIES:

     Prior to the consummation of the TCI merger, TCI issued mandatorily redeemable preferred securities through subsidiary trusts that held subordinated debt securities of TCI. At December 31, 2001, $1,244 of the guaranteed redeemable preferred securities remained outstanding.

     In the first quarter of 2002, AT&T notified holders that it will call the mandatorily redeemable preferred securities issued by TCI Communications Financing I, TCI Communications Financing II and TCI Communications Financing IV for early redemption. (see Note 12)

  MEDIAONE SECURITIES:

     Prior to the consummation of the MediaOne merger, MediaOne issued mandatorily redeemable preferred securities through subsidiary trusts that held subordinated debt securities of MediaOne. At December 31, 2001, $776 of the guaranteed securities remained outstanding.

                                      XII-63

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     In the first quarter of 2002, AT&T notified holders that it will call the mandatorily redeemable preferred securities issued by MediaOne Financing A, MediaOne Financing B and MediaOne Financing II for early redemption (see Note
12).

     AT&T provides a full and unconditional guarantee on the outstanding securities issued by TCI Communications Financing I, II and IV and the outstanding securities issued by MediaOne Financing A and B and MediaOne Finance II and III. Following are the condensed consolidating financial statements of AT&T Corp., which include the financial results of TCI and MediaOne for each of the corresponding periods. The results of MediaOne have been included in the financial results of AT&T since the date of acquisition on June 15, 2000, and the results of TCI have been included since the March 9, 1999, date of acquisition.

                                      XII-64

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                     CONSOLIDATING CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                                                 TCI           MEDIAONE     MEDIAONE
                                    GUARANTOR   GUARANTOR    GUARANTOR        FINANCING        FINANCING     FINANCE
                                      AT&T      SUBSIDIARY   SUBSIDIARY   ------------------   ---------   -----------
                                     PARENT        TCI        MEDIAONE     I      II     IV     A     B     II    III
                                    ---------   ----------   ----------   ----   ----   ----   ---   ---   ----   ----
                                                                  (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents.........  $ 10,415     $    --      $    12     $ --   $ --   $ --   $--   $--   $ --   $ --
Receivables.......................    11,682
Investments.......................
Deferred income taxes.............       729
Other current assets..............       302          71          689      527    513    204    31    29    220     11
Total Current Assets..............    23,128          71          701      527    513    204    31    29    220     11
Property, plant & equipment,
 net..............................     8,580         135
Franchise costs, net..............                    20
Goodwill, net.....................        70                    2,526
Investment in Liberty Media Group
 and related receivables, net.....
Other investments and related
 advances.........................   130,219      12,747       41,413
Other assets......................     5,445          91                                        21    16     16    516
Net assets of discontinued
 operations.......................
Total Assets......................  $167,442     $13,064      $44,640     $527   $513   $204   $52   $45   $236   $527


LIABILITIES
Debt maturing within one year.....  $ 34,195     $   616      $   753     $527   $513   $204   $30   $28   $214
Liability under put options.......
Other current liabilities.........     8,763         597           59                            1     1      6     11
Total Current Liabilities.........    42,958       1,213          812      527    513    204    31    29    220     11
Long-term debt....................    23,810       9,866          676                                              504
Deferred income taxes.............     1,147                      934
Other long-term liabilities and
 deferred credits.................     6,850          45           23
Total Liabilities.................    74,765      11,124        2,445      527    513    204    31    29    220    515
Minority Interest.................
Company-Obligated Convertible
 Quarterly Income Preferred
 Securities of Subsidiary Trust
 Holding Solely Subordinated Debt
 Securities of AT&T...............     4,720


SHAREOWNERS' EQUITY
AT&T Common Stock.................     3,542
AT&T Wireless Group common stock..
Liberty Media Group Class A Common
 Stock............................
Liberty Media Group Class B Common
 Stock............................
Preferred stock issued to
 subsidiaries.....................    10,559
Other shareowners' equity.........    73,856       1,940       42,195                           21    16     16     12
Total Shareowners' Equity.........    87,957       1,940       42,195                           21    16     16     12
Total Liabilities and Shareowners'
 Equity...........................  $167,442     $13,064      $44,640     $527   $513   $204   $52   $45   $236   $527

                                                     ELIMINATION
                                                         AND
                                    NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                    SUBSIDIARIES     ADJUSTMENTS     AT&T CORP.
                                    -------------   -------------   ------------
                                               (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents.........    $    165        $      --       $ 10,592
Receivables.......................      44,516          (46,817)         9,381
Investments.......................         668                             668
Deferred income taxes.............         501                           1,230
Other current assets..............         (45)          (1,895)           657
Total Current Assets..............      45,805          (48,712)        22,528
Property, plant & equipment,
 net..............................      32,607                          41,322
Franchise costs, net..............      42,799                          42,819
Goodwill, net.....................      22,079                          24,675
Investment in Liberty Media Group
 and related receivables, net.....                                          --
Other investments and related
 advances.........................      63,996         (224,557)        23,818
Other assets......................       8,835           (4,820)        10,120
Net assets of discontinued
 operations.......................                                          --
Total Assets......................    $216,121        $(278,089)      $165,282

LIABILITIES
Debt maturing within one year.....    $  8,985        $ (33,107)      $ 12,958
Liability under put options.......                                          --
Other current liabilities.........      11,419           (8,388)        12,469
Total Current Liabilities.........      20,404          (41,495)        25,427
Long-term debt....................      14,640           (8,969)        40,527
Deferred income taxes.............      26,079                          28,160
Other long-term liabilities and
 deferred credits.................       7,378           (3,088)        11,208
Total Liabilities.................      68,501          (53,552)       105,322
Minority Interest.................       3,560                           3,560
Company-Obligated Convertible
 Quarterly Income Preferred
 Securities of Subsidiary Trust
 Holding Solely Subordinated Debt
 Securities of AT&T...............                                       4,720

SHAREOWNERS' EQUITY
AT&T Common Stock.................                                       3,542
AT&T Wireless Group common stock..                                          --
Liberty Media Group Class A Common
 Stock............................                                          --
Liberty Media Group Class B Common
 Stock............................                                          --
Preferred stock issued to
 subsidiaries.....................                      (10,559)            --
Other shareowners' equity.........     144,060         (213,978)        48,138
Total Shareowners' Equity.........     144,060         (224,537)        51,680
Total Liabilities and Shareowners'
 Equity...........................    $216,121        $(278,089)      $165,282

                                      XII-65

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                  CONSOLIDATING CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                    TCI           MEDIAONE      MEDIAONE
                                        GUARANTOR   GUARANTOR    GUARANTOR       FINANCING        FINANCING      FINANCE
                                          AT&T      SUBSIDIARY   SUBSIDIARY   ---------------   -------------   ---------
                                         PARENT        TCI        MEDIAONE     I    II    IV      A       B     II    III
                                        ---------   ----------   ----------   ---   ---   ---   -----   -----   ---   ---
                                                                      (DOLLARS IN MILLIONS)
Revenue...............................   $19,587     $    --      $    --     $--   $--   $--   $  --   $  --   $--   $--
Operating Expenses
Costs of services and products........     3,310                        1
Access and other connection...........     6,355
Selling, general and administrative...     1,600         406           14
Depreciation and other amortization...     1,470          57
Amortization of goodwill, franchise
 costs and other purchased
 intangibles..........................        35           3           71
Net restructuring and other charges...       693
Total operating expenses..............    13,463         466           86
Operating income (loss)...............     6,124        (466)         (86)
Other (expense) income................     1,245          91          978      43    46    17       4       3    21    47
Interest expense (benefit)............     4,214       1,149          180      43    46    17       3       2    20    45
(Loss) income from continuing
 operations before income taxes,
 minority interest, and (losses)
 earnings related to other equity
 investments..........................     3,155      (1,524)         712                           1       1     1     2
(Benefit) provision for income
 taxes................................      (237)       (569)         299
Minority interest income (expense)....      (160)
Equity losses from Liberty Media
 Group................................                 2,711
Net (losses) earnings related to other
 equity investments...................    (2,690)     (2,098)      (2,577)
(Loss) income from continuing
 operations...........................       542      (5,764)      (2,164)                          1       1     1     2
Income (loss) from discontinued
 operations (net of income taxes).....
Gain on disposition of discontinued
 operations...........................    13,503
Income (loss) before cumulative effect
 of accounting change.................    14,045      (5,764)      (2,164)                          1       1     1     2
Cumulative effect of accounting change
 (net of income taxes)................       508         545          540
Net income (loss).....................    14,553      (5,219)      (1,624)                          1       1     1     2
Dividend requirements of preferred
 stock................................       652
Premium on exchange of AT&T Wireless
 tracking stock.......................        80
Net income (loss) available to common
 shareowners..........................   $13,821     $(5,219)     $(1,624)    $--   $--   $--   $   1   $   1   $ 1   $ 2

                                                         ELIMINATION
                                                             AND
                                        NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                        SUBSIDIARIES     ADJUSTMENTS     AT&T CORP.
                                        -------------   -------------   ------------
                                                   (DOLLARS IN MILLIONS)
Revenue...............................     $35,413         $(2,450)       $52,550
Operating Expenses
Costs of services and products........      12,871          (2,222)        13,960
Access and other connection...........       5,976            (195)        12,136
Selling, general and administrative...       8,822             (10)        10,832
Depreciation and other amortization...       5,338                          6,865
Amortization of goodwill, franchise
 costs and other purchased
 intangibles..........................       2,364                          2,473
Net restructuring and other charges...       1,837                          2,530
Total operating expenses..............      37,208          (2,427)        48,796
Operating income (loss)...............      (1,795)            (23)         3,754
Other (expense) income................        (834)         (3,208)        (1,547)
Interest expense (benefit)............       1,263          (3,740)         3,242
(Loss) income from continuing
 operations before income taxes,
 minority interest, and (losses)
 earnings related to other equity
 investments..........................      (3,892)            509         (1,035)
(Benefit) provision for income
 taxes................................        (284)                          (791)
Minority interest income (expense)....       1,123                            963
Equity losses from Liberty Media
 Group................................                                      2,711
Net (losses) earnings related to other
 equity investments...................      (4,382)          6,897         (4,850)
(Loss) income from continuing
 operations...........................      (6,867)          7,406         (6,842)
Income (loss) from discontinued
 operations (net of income taxes).....         178             (28)           150
Gain on disposition of discontinued
 operations...........................                                     13,503
Income (loss) before cumulative effect
 of accounting change.................      (6,689)          7,378          6,811
Cumulative effect of accounting change
 (net of income taxes)................        (689)                           904
Net income (loss).....................      (7,378)          7,378          7,715
Dividend requirements of preferred
 stock................................                                        652
Premium on exchange of AT&T Wireless
 tracking stock.......................                                         80
Net income (loss) available to common
 shareowners..........................     $(7,378)        $ 7,378        $ 6,983

                                      XII-66

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                    TCI         MEDIAONE    MEDIAONE
                                        GUARANTOR   GUARANTOR    GUARANTOR       FINANCING      FINANCING    FINANCE
                                          AT&T      SUBSIDIARY   SUBSIDIARY   ---------------   ---------   ---------
                                         PARENT        TCI        MEDIAONE     I    II    IV     A     B    II    III
                                        ---------   ----------   ----------   ---   ---   ---   ---   ---   ---   ---
                                                                    (DOLLARS IN MILLIONS)
Net Cash Provided by (Used in)
 Operating Activities of Continuing
 Operations...........................  $  6,500     $ (1,238)     $ 808                        $ 1   $ 1   $ 1   $ 2
INVESTING ACTIVITIES
Capital expenditures and other
 additions............................    (1,325)         (67)
Investment distributions and sales....       813       19,730         59
Net (acquisitions) dispositions of
 businesses, net of cash
 acquired/disposed....................        14
Other.................................     6,136          158
Net Cash (Used in) Provided by
 Investing Activities of Continuing
 Operations...........................     5,638       19,821         59
FINANCING ACTIVITIES
Proceeds from long-term debt
 issuances, net of issuance costs.....    11,281
Proceeds from debt from AT&T..........                  3,990
Retirement of long-term debt..........      (629)                   (252)
Retirement of AT&T debt...............    (5,867)     (22,213)      (354)
Repayment of borrowings from AT&T
 Wireless.............................
Issuance of convertible preferred
 securities and warrants..............     9,811
(Decrease)increase in short-term
 borrowings, net......................   (19,589)        (360)
(Decrease)increase in short-term
 borrowings from AT&T, net............     2,471                    (249)
Other.................................       799                                                 (1)   (1)   (1)   (2)
Net Cash (Used in) Provided by
 Financing Activities of Continuing
 Operations...........................    (1,723)     (18,583)      (855)                        (1)   (1)   (1)   (2)
Net cash provided by (used in)
 discontinued operations..............
Net increase (decrease) in cash and
 cash equivalents.....................    10,415                      12
Cash and cash equivalents at beginning
 of year..............................
Cash and cash equivalents at end of
 period...............................  $ 10,415     $     --      $  12      $--   $--   $--   $--   $--   $--   $--

                                                         ELIMINATION
                                                             AND
                                        NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                        SUBSIDIARIES     ADJUSTMENTS     AT&T CORP.
                                        -------------   -------------   ------------
                                                   (DOLLARS IN MILLIONS)
Net Cash Provided by (Used in)
 Operating Activities of Continuing
 Operations...........................    $  4,520        $    (37)       $ 10,558
INVESTING ACTIVITIES
Capital expenditures and other
 additions............................      (7,825)                         (9,217)
Investment distributions and sales....       2,201         (19,789)          3,014
Net (acquisitions) dispositions of
 businesses, net of cash
 acquired/disposed....................       4,899                           4,913
Other.................................       2,725          (9,589)           (570)
Net Cash (Used in) Provided by
 Investing Activities of Continuing
 Operations...........................       2,000         (29,378)         (1,860)
FINANCING ACTIVITIES
Proceeds from long-term debt
 issuances, net of issuance costs.....       1,134                          12,415
Proceeds from debt from AT&T..........                      (3,990)
Retirement of long-term debt..........        (780)                         (1,661)
Retirement of AT&T debt...............                      28,434
Repayment of borrowings from AT&T
 Wireless.............................      (5,803)                         (5,803)
Issuance of convertible preferred
 securities and warrants..............                                       9,811
(Decrease)increase in short-term
 borrowings, net......................       2,781                         (17,168)
(Decrease)increase in short-term
 borrowings from AT&T, net............        (649)         (1,573)
Other.................................      (7,801)          6,383            (624)
Net Cash (Used in) Provided by
 Financing Activities of Continuing
 Operations...........................     (11,118)         29,254          (3,030)
Net cash provided by (used in)
 discontinued operations..............       4,699             161           4,860
Net increase (decrease) in cash and
 cash equivalents.....................         101                          10,528
Cash and cash equivalents at beginning
 of year..............................          64                              64
Cash and cash equivalents at end of
 period...............................    $    165        $     --        $ 10,592

                                      XII-67

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                     CONSOLIDATING CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 2000

                                                                                TCI           MEDIAONE     MEDIAONE
                                   GUARANTOR   GUARANTOR    GUARANTOR        FINANCING        FINANCING     FINANCE
                                     AT&T      SUBSIDIARY   SUBSIDIARY   ------------------   ---------   -----------
                                    PARENT        TCI        MEDIAONE     I      II     IV     A     B     II    III
                                   ---------   ----------   ----------   ----   ----   ----   ---   ---   ----   ----
                                                                 (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents........  $     --     $    --      $    --     $ --   $ --   $ --   $--   $--   $ --   $ --
Receivables......................    11,424       2,577           78
Investments......................
Deferred income taxes............       811
Other current assets.............     1,103          11
Total Current Assets.............    13,338       2,588           78
Property, plant & equipment,
 net.............................     9,463         102           22
Franchise costs, net.............       838          30
Goodwill, net....................       161                   19,786
Investment in Liberty Media Group
 and related receivables, net....                34,290
Other investments and related
 advances........................   164,844      32,650       27,712
Other assets.....................     5,500         186                   528    514    204    51    44    230    516
Net assets of discontinued
 operations......................
Total Assets.....................  $194,144     $69,846      $47,598     $528   $514   $204   $51   $44   $230   $516
LIABILITIES
Debt maturing within one year....  $ 52,556     $   664      $ 2,337     $ --   $ --   $ --   $--   $--   $ --   $ --
Liability under put options......
Other current liabilities........     9,535       1,129           76
Total Current Liabilities........    62,091       1,793        2,413
Long-term debt...................    21,333      30,096        1,702      528    514    204    30    28    214    504
Deferred income taxes............       569                      230
Other long-term liabilities and
 deferred credits................     7,341         773          129
Total Liabilities................    91,334      32,662        4,474      528    514    204    30    28    214    504
Minority Interest................
Company-Obligated Convertible
 Quarterly Income Preferred
 Securities of Subsidiary Trust
 Holding Solely Subordinated Debt
 Securities of AT&T..............     4,710
SHAREOWNERS' EQUITY
AT&T Common Stock................     4,176
AT&T Wireless Group common
 stock...........................       362
Liberty Media Group Class A
 Common Stock....................     2,364
Liberty Media Group Class B
 Common Stock....................       206
Other shareowners' equity........    90,992      37,184       43,124                           21    16     16     12
Total Shareowners' Equity........    98,100      37,184       43,124                           21    16     16     12
Total Liabilities and
 Shareowners' Equity.............  $194,144     $69,846      $47,598     $528   $514   $204   $51   $44   $230   $516

                                                    ELIMINATION
                                                        AND
                                   NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                   SUBSIDIARIES     ADJUSTMENTS     AT&T CORP.
                                   -------------   -------------   ------------
                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents........    $     64        $      --       $     64
Receivables......................      48,896          (51,922)        11,053
Investments......................       2,102                           2,102
Deferred income taxes............         (91)                            720
Other current assets.............        (328)              (5)           781
Total Current Assets.............      50,643          (51,927)        14,720
Property, plant & equipment,
 net.............................      31,685               (3)        41,269
Franchise costs, net.............      47,350                          48,218
Goodwill, net....................       6,835                          26,782
Investment in Liberty Media Group
 and related receivables, net....                                      34,290
Other investments and related
 advances........................      19,673         (214,004)        30,875
Other assets.....................      15,714          (12,505)        10,982
Net assets of discontinued
 operations......................      24,876            2,348         27,224
Total Assets.....................    $196,776        $(276,091)      $234,360
LIABILITIES
Debt maturing within one year....    $  5,432        $ (29,151)      $ 31,838
Liability under put options......       2,564                           2,564
Other current liabilities........      11,219           (8,386)        13,573
Total Current Liabilities........      19,215          (37,537)        47,975
Long-term debt...................       2,558          (24,622)        33,089
Deferred income taxes............      31,255                          32,054
Other long-term liabilities and
 deferred credits................         331              (81)         8,493
Total Liabilities................      53,359          (62,240)       121,611
Minority Interest................       4,841                           4,841
Company-Obligated Convertible
 Quarterly Income Preferred
 Securities of Subsidiary Trust
 Holding Solely Subordinated Debt
 Securities of AT&T..............                                       4,710
SHAREOWNERS' EQUITY
AT&T Common Stock................        (416)                          3,760
AT&T Wireless Group common
 stock...........................                                         362
Liberty Media Group Class A
 Common Stock....................                                       2,364
Liberty Media Group Class B
 Common Stock....................                                         206
Other shareowners' equity........     138,992         (213,851)        96,506
Total Shareowners' Equity........     138,576         (213,851)       103,198
Total Liabilities and
 Shareowners' Equity.............    $196,776        $(276,091)      $234,360

                                      XII-68

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                  CONSOLIDATING CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                         TCI              MEDIAONE
                                          GUARANTOR   GUARANTOR    GUARANTOR          FINANCING           FINANCING
                                            AT&T      SUBSIDIARY   SUBSIDIARY   ---------------------   -------------
                                           PARENT        TCI        MEDIAONE      I      II      IV       A       B
                                          ---------   ----------   ----------   -----   -----   -----   -----   -----
                                                                     (DOLLARS IN MILLIONS)
Revenue.................................   $22,234     $    --       $  --      $  --   $  --   $  --   $  --   $  --
Operating Expenses
Costs of services and products..........     2,961
Access and other connection.............     7,047
Selling, general and administrative.....     2,071          19          29
Depreciation and other amortization.....     1,806          52           7
Amortization of goodwill, franchise
 costs and other purchased
 intangibles............................        50           6         226
Net restructuring and other charges.....       443          60
Total operating expenses................    14,378         137         262
Operating income (loss).................     7,856        (137)       (262)
Other (expense) income..................       971          30          64         43      46      18       2       2
Interest expense (benefit)..............     4,786       1,793         170         43      46      18       1       1
(Loss) income from continuing operations
 before income taxes, minority interest
 and (losses) earnings from equity
 investments............................     4,041      (1,900)       (368)                                 1       1
(Benefit) provision for income taxes....     1,505        (727)        (54)
Minority interest income (expense)......      (161)
Equity earnings from Liberty Media
 Group..................................                 1,488
Net (losses) earnings related to other
 equity investments.....................     6,258      (3,765)       (202)
(Loss) income from continuing
 operations.............................     8,633      (3,450)       (516)                                 1       1
Income from discontinued operations (net
 of income taxes).......................
Net income (loss).......................     8,633      (3,450)       (516)                                 1       1
Dividend requirements on preferred stock
 held by AT&T, net......................
Net income (loss) after preferred stock
 dividends..............................   $ 8,633     $(3,450)      $(516)     $  --   $  --   $  --   $   1   $   1

                                            MEDIAONE                      ELIMINATION
                                             FINANCE          NON-            AND
                                          -------------    GUARANTOR     CONSOLIDATION   CONSOLIDATED
                                           II      III    SUBSIDIARIES    ADJUSTMENTS     AT&T CORP.
                                          -----   -----   ------------   -------------   ------------
                                                             (DOLLARS IN MILLIONS)
Revenue.................................  $  --   $  --     $35,386         $(2,087)       $55,533
Operating Expenses
Costs of services and products..........                     11,536          (1,702)        12,795
Access and other connection.............                      6,425            (332)        13,140
Selling, general and administrative.....                      7,649             (16)         9,752
Depreciation and other amortization.....                      4,059                          5,924
Amortization of goodwill, franchise
 costs and other purchased
 intangibles............................                      2,383                          2,665
Net restructuring and other charges.....                      6,526                          7,029
Total operating expenses................                     38,578          (2,050)        51,305
Operating income (loss).................                     (3,192)            (37)         4,228
Other (expense) income..................     11      25       4,242          (4,304)         1,150
Interest expense (benefit)..............     11      24         311          (4,240)         2,964
(Loss) income from continuing operations
 before income taxes, minority interest
 and (losses) earnings from equity
 investments............................              1         739            (101)         2,414
(Benefit) provision for income taxes....              1       2,559                          3,284
Minority interest income (expense)......                      4,264                          4,103
Equity earnings from Liberty Media
 Group..................................                                                     1,488
Net (losses) earnings related to other
 equity investments.....................                       (586)         (2,293)          (588)
(Loss) income from continuing
 operations.............................                      1,858          (2,394)         4,133
Income from discontinued operations (net
 of income taxes).......................                        546             (10)           536
Net income (loss).......................                      2,404          (2,404)         4,669
Dividend requirements on preferred stock
 held by AT&T, net......................                        111            (111)
Net income (loss) after preferred stock
 dividends..............................  $  --   $  --     $ 2,293         $(2,293)       $ 4,669

                                      XII-69

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                       TCI            MEDIAONE      MEDIAONE
                                        GUARANTOR   GUARANTOR    GUARANTOR          FINANCING         FINANCING      FINANCE
                                          AT&T      SUBSIDIARY   SUBSIDIARY   ---------------------   ---------   -------------
                                         PARENT        TCI        MEDIAONE      I      II      IV      A     B     II      III
                                        ---------   ----------   ----------   -----   -----   -----   ---   ---   -----   -----
                                                                         (DOLLARS IN MILLIONS)
Net Cash Provided by (used in)
 Operating Activities of Continuing
 Operations...........................  $  2,735     $  (374)     $  (138)    $  --   $  --   $  --   $ 1   $ 1   $  --   $  --
INVESTING ACTIVITIES
Capital expenditures and other
 additions............................       (51)        (79)         (21)
Investment distributions and sales....       363                    1,384
Investment contributions and
 purchases............................    (1,700)     (7,360)
Net (acquisitions) dispositions of
 businesses, net of cash
 acquired/disposed....................   (23,943)
Other.................................    (2,057)        (48)
Net Cash (used in) Provided by
 Investing Activities of Continuing
 Operations...........................   (27,388)     (7,487)       1,363
FINANCING ACTIVITIES
Proceeds from long-term debt
 issuances, net of issuance costs.....       739
Proceeds from debt from AT&T..........     5,867      13,743          275
Retirement of long-term debt..........      (498)     (1,058)
Retirement of AT&T debt...............                (4,990)      (1,500)
Issuance of AT&T Wireless Group common
 shares...............................    10,314
Dividends paid on common stock........    (3,047)
 (Decrease) increase in short-term
   borrowings, net....................    12,108
Other.................................      (830)        166                                           (1)   (1)
Net Cash Provided by (used in)
 Financing Activities of Continuing
 Operations...........................    24,653       7,861       (1,225)                             (1)   (1)
Net cash (used in) provided by
 discontinued operations..............
Net increase (decrease) in cash and
 cash equivalents.....................
Cash and cash equivalents at beginning
 of year..............................
Cash and cash equivalents at end of
 period...............................  $     --     $    --      $    --     $  --   $  --   $  --   $--   $--   $  --   $  --

                                                         ELIMINATION
                                                             AND
                                        NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                        SUBSIDIARIES     ADJUSTMENTS     AT&T CORP.
                                        -------------   -------------   ------------
                                                   (DOLLARS IN MILLIONS)
Net Cash Provided by (used in)
 Operating Activities of Continuing
 Operations...........................    $  9,079        $    361        $ 11,665
INVESTING ACTIVITIES
Capital expenditures and other
 additions............................     (10,760)                        (10,911)
Investment distributions and sales....         629          (1,384)            992
Investment contributions and
 purchases............................        (694)          7,360          (2,394)
Net (acquisitions) dispositions of
 businesses, net of cash
 acquired/disposed....................       7,286                         (16,657)
Other.................................      (6,186)          7,216          (1,075)
Net Cash (used in) Provided by
 Investing Activities of Continuing
 Operations...........................      (9,725)         13,192         (30,045)
FINANCING ACTIVITIES
Proceeds from long-term debt
 issuances, net of issuance costs.....       3,862                           4,601
Proceeds from debt from AT&T..........       4,595         (24,480)
Retirement of long-term debt..........        (562)                         (2,118)
Retirement of AT&T debt...............                       6,490
Issuance of AT&T Wireless Group common
 shares...............................                                      10,314
Dividends paid on common stock........                                      (3,047)
 (Decrease) increase in short-term
   borrowings, net....................         706           4,159          16,973
Other.................................      (1,242)            917            (991)
Net Cash Provided by (used in)
 Financing Activities of Continuing
 Operations...........................       7,359         (12,914)         25,732
Net cash (used in) provided by
 discontinued operations..............      (7,667)           (639)         (8,306)
Net increase (decrease) in cash and
 cash equivalents.....................        (954)                           (954)
Cash and cash equivalents at beginning
 of year..............................       1,018                           1,018
Cash and cash equivalents at end of
 period...............................    $     64        $     --        $     64

                                      XII-70

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                  CONSOLIDATING CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                     GUARANTOR                              TCI FINANCING
                                       AT&T        GUARANTOR      ---------------------------------   NON-GUARANTOR
                                      PARENT     SUBSIDIARY TCI       I          II          IV       SUBSIDIARIES
                                     ---------   --------------   ---------   ---------   ---------   -------------
                                                                 (DOLLARS IN MILLIONS)
Revenue............................   $24,755       $    --          $--         $--         $--         $31,879
Operating Expenses
Costs of services and products.....     1,536                                                             10,707
Access and other connection........     8,403                                                              6,232
Selling, general and
  administrative...................     4,363           575                                                5,960
Depreciation and other
  amortization.....................     2,072            49                                                3,016
Amortization of goodwill, franchise
  costs and other purchased
  intangibles......................        34             4                                                1,019
Net restructuring and other
  charges..........................        18           326                                                  631
Total operating expenses...........    16,426           954                                               27,565
Operating income (loss)............     8,329          (954)                                               4,314
Other (expense) income.............       539             6           36          40          16           2,734
Interest expense (benefit).........     3,186           342           36          40          16             634
(Loss) income from continuing
  operations before income taxes,
  minority interest, and (losses)
  earnings related to other equity
  investments......................     5,682        (1,290)                                               6,414
(Benefit) provision for income
  taxes............................     2,118          (363)                                               2,261
Minority interest income
  (expense)........................       (87)                                                               (39)
Equity losses from Liberty Media
  Group............................                   2,022
Net (losses) earnings related to
  other equity investments.........     4,171        (1,271)                                                (779)
(Loss) income from continuing
  operations.......................     7,648        (4,220)                                               3,335
Income (losses) from discontinued
  operations (net of income
  taxes)...........................                                                                         (458)
Net income (loss)..................   $ 7,648       $(4,220)         $--         $--         $--         $ 2,877

                                     ELIMINATION AND
                                      CONSOLIDATION    CONSOLIDATED
                                       ADJUSTMENTS      AT&T CORP.
                                     ---------------   ------------
                                         (DOLLARS IN MILLIONS)
Revenue............................      $(1,661)        $54,973
Operating Expenses
Costs of services and products.....       (1,230)         11,013
Access and other connection........         (196)         14,439
Selling, general and
  administrative...................           (4)         10,894
Depreciation and other
  amortization.....................                        5,137
Amortization of goodwill, franchise
  costs and other purchased
  intangibles......................                        1,057
Net restructuring and other
  charges..........................                          975
Total operating expenses...........       (1,430)         43,515
Operating income (loss)............         (231)         11,458
Other (expense) income.............       (2,545)            826
Interest expense (benefit).........       (2,751)          1,503
(Loss) income from continuing
  operations before income taxes,
  minority interest, and (losses)
  earnings related to other equity
  investments......................          (25)         10,781
(Benefit) provision for income
  taxes............................                        4,016
Minority interest income
  (expense)........................                         (126)
Equity losses from Liberty Media
  Group............................                        2,022
Net (losses) earnings related to
  other equity investments.........       (2,877)           (756)
(Loss) income from continuing
  operations.......................       (2,902)          3,861
Income (losses) from discontinued
  operations (net of income
  taxes)...........................           25            (433)
Net income (loss)..................      $(2,877)        $ 3,428

                                      XII-71

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                   AT&T CORP.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDING DECEMBER 31, 1999

                                       GUARANTOR   GUARANTOR              TCI FINANCING
                                         AT&T      SUBSIDIARY   ---------------------------------   NON-GUARANTOR
                                        PARENT        TCI           I          II          IV       SUBSIDIARIES
                                       ---------   ----------   ---------   ---------   ---------   -------------
                                                                 (DOLLARS IN MILLIONS)
Net Cash Provided by (used in)
  Operating Activities of Continuing
  Operations.........................  $  2,672     $  (578)       $--         $--         $--        $  8,613
INVESTING ACTIVITIES
Capital expenditures and other
  additions..........................    (1,733)        (60)                                            (9,797)
Investment distributions and sales...        61                                                          1,513
Investment contributions and
  purchases..........................    (5,473)     (1,857)                                            (2,364)
Net (acquisitions) dispositions of
  businesses net of cash
  acquired/disposed..................    (6,405)                                                           436
Other................................      (203)        103                                            (15,056)
Net Cash (used in) Provided by
  Investing Activities of Continuing
  Operations.........................   (13,753)     (1,814)                                           (25,268)
FINANCING ACTIVITIES
Proceeds from long-term debt
  issuances..........................     8,396
Proceeds from debt from AT&T.........                 5,866                                              5,365
Retirement of long-term debt.........    (1,014)     (1,365)                                               124
Retirement of AT&T debt..............                (2,109)
Issuance of AT&T convertible
  preferred securities and
  warrants...........................     4,694                                                            (56)
Net acquisitions of treasury
  shares.............................    (4,624)
Dividends paid on common stock.......    (2,685)                                                           (27)
(Decrease) increase in short-term
  borrowings, net....................    19,154                                                         (1,207)
Other................................   (13,215)                                                        13,365
Net Cash (used in) Provided by
  Financing Activities of Continuing
  Operations.........................    10,706       2,392                                             17,564
Net cash provided by (used in)
  discontinued operations............                                                                   (2,649)
Net increase (decrease) in cash and
  cash equivalents...................      (375)                                                        (1,740)
Cash and cash equivalents at
  beginning of year..................       375                                                          2,758
Cash and cash equivalents at end of
  period.............................  $     --     $    --        $--         $--         $--        $  1,018

                                       ELIMINATION AND
                                        CONSOLIDATION    CONSOLIDATED
                                         ADJUSTMENTS      AT&T CORP.
                                       ---------------   ------------
                                           (DOLLARS IN MILLIONS)
Net Cash Provided by (used in)
  Operating Activities of Continuing
  Operations.........................     $   (198)        $ 10,509
INVESTING ACTIVITIES
Capital expenditures and other
  additions..........................                       (11,590)
Investment distributions and sales...                         1,574
Investment contributions and
  purchases..........................        1,857           (7,837)
Net (acquisitions) dispositions of
  businesses net of cash
  acquired/disposed..................                        (5,969)
Other................................       15,094              (62)
Net Cash (used in) Provided by
  Investing Activities of Continuing
  Operations.........................       16,951          (23,884)
FINANCING ACTIVITIES
Proceeds from long-term debt
  issuances..........................                         8,396
Proceeds from debt from AT&T.........      (11,231)
Retirement of long-term debt.........                        (2,255)
Retirement of AT&T debt..............        2,109
Issuance of AT&T convertible
  preferred securities and
  warrants...........................                         4,638
Net acquisitions of treasury
  shares.............................                        (4,624)
Dividends paid on common stock.......                        (2,712)
(Decrease) increase in short-term
  borrowings, net....................       (7,774)          10,173
Other................................           88              238
Net Cash (used in) Provided by
  Financing Activities of Continuing
  Operations.........................      (16,808)          13,854
Net cash provided by (used in)
  discontinued operations............           55           (2,594)
Net increase (decrease) in cash and
  cash equivalents...................                        (2,115)
Cash and cash equivalents at
  beginning of year..................                         3,133
Cash and cash equivalents at end of
  period.............................     $     --         $  1,018

                                      XII-72

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

22.  QUARTERLY INFORMATION (UNAUDITED)

                                                             FIRST    SECOND    THIRD(1)   FOURTH
                                                            -------   -------   --------   -------
2001
Revenue...................................................  $13,551   $13,326   $13,087    $12,586
Operating income(2).......................................      814     1,364     1,365        211
(Loss) income from continuing operations before cumulative
  effect of accounting change(3)..........................   (1,180)   (2,176)   (2,095)    (1,391)
(Loss) income from discontinued operations -- net of
  income taxes............................................      (68)      218        --         --
Net (loss) income before cumulative effect of accounting
  change..................................................   (1,248)   (1,958)   11,408     (1,391)
Net (loss) income(4)......................................  $  (344)  $(1,958)  $11,408    $(1,391)
AT&T Common Stock Group:
Earnings (loss) per share -- basic:
  Continuing operations before cumulative effect of
     accounting change....................................  $  (.17)  $  (.10)  $  (.69)   $  (.39)
  Discontinued operations.................................     (.02)      .05        --         --
  Total...................................................  $  (.10)  $  (.05)  $  3.13    $  (.39)
Earnings (loss) per share -- diluted:
  Continuing operations before cumulative effect of
     accounting change....................................  $  (.17)  $  (.10)  $  (.69)   $  (.39)
  Discontinued operations.................................     (.02)      .05        --         --
  Total...................................................  $  (.10)  $  (.05)  $  3.13    $  (.39)
Dividends declared........................................  $ .0375   $ .0375   $ .0375    $ .0375
AT&T Wireless Group:(5)
  (Loss) earnings from discontinued operations per share:
     Basic and diluted....................................  $  (.02)  $   .08        --         --
Liberty Media Group:(3,6)
  (Loss) earnings per share:
     Basic and diluted....................................  $  (.06)  $  (.82)  $   .04         --
Stock price(7)
AT&T common stock
  High....................................................  $ 19.53   $ 18.07   $ 21.46    $ 20.00
  Low.....................................................    13.40     15.39     16.50      14.75
  Quarter-end close.......................................    16.54     17.09     19.30      18.14
AT&T Wireless Group common stock(5)
  High....................................................    27.30     21.10     19.92         --
  Low.....................................................    17.06     15.29     12.52         --
  Quarter-end close.......................................    19.18     16.35        --         --
Liberty Media Group Class A common stock(6)
  High....................................................    17.25     18.04     17.85         --
  Low.....................................................    11.88     11.50     14.50         --
  Quarter-end close.......................................    14.00     17.49        --         --
Liberty Media Group Class B common stock(6)
  High....................................................    18.69     18.75     18.35         --
  Low.....................................................    14.20     12.50     12.00         --
  Quarter-end close.......................................    15.00     18.15        --         --

                                      XII-73

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

                                                             FIRST    SECOND    THIRD(1)   FOURTH
                                                            -------   -------   --------   -------
2000
Revenue...................................................  $13,703   $13,744   $14,176    $13,910
Operating income (loss)(2)................................    2,347     3,140     2,907     (4,166)
Income (loss) from continuing operations before the
  cumulative effect of accounting change..................    2,650     1,857     3,074     (3,448)
Income (loss) from discontinued operations -- net of
  income taxes............................................       33       177        (2)       328
Net income (loss).........................................  $ 2,683   $ 2,034   $ 3,072    $(3,120)
AT&T Common Stock Group:
Earnings (loss) per share -- basic:
  Continuing operations before the cumulative effect of
     accounting change....................................  $   .54   $   .49   $   .35    $  (.52)
  Discontinued operations.................................      .01       .05        --        .07
  Total...................................................  $   .55   $   .54   $   .35    $  (.45)
Earnings (loss) per share -- diluted:
  Continuing operations before the cumulative effect of
     accounting change....................................  $   .53   $   .48   $   .35    $  (.52)
  Discontinued operations.................................      .01       .05        --        .07
  Total...................................................  $   .54   $   .53   $   .35    $  (.45)
Dividends declared........................................  $   .22   $   .22   $   .22    $ .0375
AT&T Wireless Group:(5)
  Earnings (loss) from discontinued operations per share:
     Basic and diluted....................................  $    --   $   .06   $  (.01)   $   .16
Liberty Media Group:(6)
  Earnings (loss) per share:
     Basic and diluted....................................  $   .37   $   .10   $   .68    $  (.57)
Stock price(7)
AT&T common stock
  High....................................................  $ 47.37   $ 45.67   $ 27.33    $ 23.30
  Low.....................................................    34.41     24.27     21.16      12.81
  Quarter-end close.......................................    43.73     24.71     22.52      13.40
AT&T Wireless Group common stock
  High....................................................       --     36.00     29.56      24.94
  Low.....................................................       --     23.56     20.50      16.38
  Quarter-end close.......................................       --     27.88     20.88      17.31
Liberty Media Group Class A common stock
  High....................................................    30.72     29.94     26.56      19.25
  Low.....................................................    24.44     19.19     17.44      10.75
  Quarter-end close.......................................    29.63     24.25     18.00      13.56
Liberty Media Group Class B common stock
  High....................................................    36.56     32.69     32.63      20.63
  Low.....................................................    27.00     22.13     18.75      12.75
  Quarter-end close.......................................    32.81     32.50     18.75      18.75

---------------

(1) Third quarter 2001 net income included a gain on disposition of discontinued operations of $13,503, or $3.82 per share.

                                      XII-74

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

(2) Operating income (loss) included net restructuring and other charges of $808 in first quarter 2001, $287 in second quarter 2001, $399 in third quarter 2001, $1,036 in fourth quarter 2001, $773 in first quarter 2000, $24 in third quarter 2000 and $6,232 in fourth quarter 2000.

(3) First quarter 2001 results have been restated to properly classify losses related to the implementation of SFAS No. 133. A loss of $1.6 billion pretax ($1.1 billion after-tax) was reclassified from other (expense) income to cumulative effect of accounting change. There was no impact to the total net loss or the loss per share recorded in the first quarter of 2001.

(4) First quarter 2001 net income included cumulative effect of accounting change of $359 and $545, or $0.09 per share and $0.21 per share, for AT&T Common Stock Group and LMG, respectively, due to the adoption of SFAS No. 133.

(5) No dividends had been declared on AT&T Wireless Group common stock. AT&T Wireless Group was split-off from AT&T on July 9, 2001.

(6) No dividend had been declared on LMG common stock. LMG was split-off from AT&T on August 10, 2001.

(7) Stock prices obtained from the New York Stock Exchange Composite Tape. AT&T Common Stock prices have been restated to reflect the split-off of AT&T Wireless.

23.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", which supercedes Accounting Principles Board (APB) opinion No.
16. SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for under the purchase method. In addition, SFAS No. 141 establishes criteria for the recognition of intangible assets separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on AT&T's results of operations, financial position or cash flows.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which supercedes APB opinion No. 17. Under SFAS No. 142, goodwill and indefinite-lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS No. 142 is effective for AT&T as of January 1, 2002. In connection with the adoption of this standard, AT&T's unamortized goodwill balance and excess basis related to equity method investments will no longer be amortized, but will continue to be tested for impairment. The goodwill balance as of December 31, 2001, was $24.7 billion, and the related amortization in 2001 was $0.9 billion. The excess basis balance as of December 31, 2001, was $8.8 billion with related amortization in 2001 of $0.2 billion. In addition, we have determined that our franchise costs are indefinite-lived assets, as defined in SFAS No. 142, and therefore will not be subject to amortization beginning in 2002. The balance of our franchise costs as of December 31, 2001, was $42.8 billion and the related amortization in 2001 was $1.2 billion. The adoption of SFAS No. 142 will have a significant impact on our future operating results due to the cessation of goodwill and franchise cost amortization. For 2001, the amortization of goodwill, excess basis and franchise costs had an approximate impact of $0.45 per share. In accordance with SFAS No. 142, goodwill was tested for impairment by comparing the fair value of our reporting units to their carrying values. As of January 1, 2002, the fair value of the reporting units' goodwill exceeded their fair value, and therefore no impairment loss will be recognized upon adoption. In accordance with SFAS No. 142, the franchise costs were tested for impairment as of January 1, 2002, by comparing the fair value to the carrying value (at market level). An impairment loss of $0.9 billion, net of taxes of $0.5 billion will be recognized as a change in accounting principle in the first quarter of 2002.

                                      XII-75

                       AT&T CORP. AND SUBSIDIARIES (AT&T)

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. For AT&T, this means that the standard will be adopted on January 1, 2003. AT&T does not expect that the adoption of this statement will have a material impact on AT&T's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS No. 121, SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also amends Accounting Research Bulletin (ARB) No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for AT&T as of January 1, 2002. The adoption of SFAS No. 144 will not have a material impact on AT&T's results of operations, financial position or cash flows.

24.  SUBSEQUENT EVENTS

     In March 2002, AT&T Canada announced the formation of a committee of its board of directors to help AT&T Canada with issues they are facing in the foreseeable future. Such issues include a significant regulatory decision expected in the next month which could have a significant impact on the future of sustainable competition in Canada; the effect of AT&T satisfying its obligation to purchase the shares of AT&T Canada it does not own; and the impact of these events on operating and financial results of AT&T Canada. In addition, the committee appointed financial advisors to evaluate various scenarios regarding issues, opportunities and alternatives for AT&T Canada. It is expected that the outcome of these evaluations will have a negative effect on the underlying value of AT&T Canada shares, which will result in AT&T recording up to $250 million of additional losses on its commitment to purchase the publicly owned shares of AT&T Canada, excluding any impact of the floor price accretion (see Note 5).

                                      XII-76

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of AT&T Corp.:

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in combined attributed net assets and of cash flows present fairly, in all material respects, the financial position of AT&T Broadband Group at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 and for the ten-month period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of AT&T Broadband Group's management; our responsibility is to express our opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     AT&T Broadband Group is a fully integrated business unit of AT&T Corp.; consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp. and reflect certain assumptions and allocations. Moreover, as indicated in Note 1, AT&T Broadband Group relies on AT&T Corp. for administrative, management and other services. The financial position, results of operations and cash flows of AT&T Broadband Group could differ from those that would have resulted had AT&T Broadband Group operated autonomously or as an entity independent of AT&T Corp. As more fully discussed in Note 1, the combined financial statements of AT&T Broadband Group should be read in conjunction with the audited consolidated financial statements of AT&T Corp.

     As discussed in the notes to the financial statements, AT&T Broadband Group was required to adopt Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001.

PricewaterhouseCoopers LLP
New York, New York
March 25, 2002

                                      XII-77

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                       COMBINED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED          TEN MONTHS
                                                                  DECEMBER 31,           ENDED
                                                             ----------------------   DECEMBER 31,
                                                                 2001        2000         1999
                                                             ------------   -------   ------------
                                                                     (DOLLARS IN MILLIONS)
Revenue....................................................    $10,132      $ 8,445      $5,080
  Operating expenses:
  Cost of services (excluding depreciation of $1,881,
     $1,291 and $663 for 2001, 2000 and 1999, respectively,
     included below).......................................      5,459        4,600       2,686
  Selling, general and administrative......................      2,582        2,180       1,253
  Depreciation and other amortization......................      2,626        1,674         805
  Amortization of goodwill, franchise costs and other
     purchased intangibles.................................      2,154        2,377         869
  Asset impairment, restructuring and other charges........      1,494        6,270         644
                                                               -------      -------      ------
Total operating expenses...................................     14,315       17,101       6,257
                                                               -------      -------      ------
Operating loss.............................................      4,183        8,656       1,177
  Investment (expense) income..............................     (1,947)         (84)         47
  Other (expense) income...................................       (927)          45           3
  Interest expense.........................................      1,735        1,323         705
                                                               -------      -------      ------
Loss before income taxes, net losses from equity
  investments, minority interest and cumulative effect of
  accounting change........................................      8,792       10,018       1,832
Benefit for income taxes...................................      3,857        1,183         465
Net losses from equity investments.........................         69          597         707
Minority interest income (expense).........................        833        4,062        (126)
                                                               -------      -------      ------
Loss before cumulative effect of accounting change.........      4,171        5,370       2,200
Cumulative effect of accounting change (net of income taxes
  of $142).................................................        229           --          --
                                                               -------      -------      ------
Net loss...................................................    $ 3,942      $ 5,370      $2,200
                                                               =======      =======      ======

      The notes are an integral part of the combined financial statements.

                                      XII-78

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                            COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................  $     --    $     61
Accounts receivable, less allowances of $73 and $74.........       584         774
Other receivables...........................................       214         267
Investments.................................................       668       2,204
Other current assets........................................       184         200
                                                              --------    --------
     Total current assets...................................     1,650       3,506
Property, plant and equipment, net..........................    14,519      15,187
Franchise costs, net of accumulated amortization of $2,501
  and $1,664................................................    42,819      48,218
Goodwill, net of accumulated amortization of $741 and
  $240......................................................    19,361      21,139
Investments.................................................    21,913      25,045
Other assets, net of accumulated amortization of $563 and
  $578......................................................     2,925       4,439
                                                              --------    --------
     Total assets...........................................  $103,187    $117,534
                                                              ========    ========

LIABILITIES AND COMBINED ATTRIBUTED NET ASSETS
Accounts payable............................................  $    678    $  1,250
Payroll and benefit-related liabilities.....................       478         570
Debt maturing within one year...............................     2,824       3,073
Short-term debt due to AT&T.................................     3,959       5,830
Deferred income tax liability...............................        --         486
Liability under put options.................................        --       2,564
Other current liabilities...................................     1,691       2,177
                                                              --------    --------
     Total current liabilities..............................     9,630      15,950
Long-term debt..............................................    16,502      19,517
Deferred income taxes.......................................    25,810      28,550
Other long-term liabilities and deferred credits............     1,059       1,069
                                                              --------    --------
     Total liabilities......................................    53,001      65,086
Minority interest...........................................     3,302       4,421
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely Subordinated
  Debt Securities of AT&T...................................     4,720       4,710
Combined attributed net assets..............................    42,164      43,317
                                                              --------    --------
Total liabilities and combined attributed net assets........  $103,187    $117,534
                                                              ========    ========

      The notes are an integral part of the combined financial statements.

                                      XII-79

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

        COMBINED STATEMENTS OF CHANGES IN COMBINED ATTRIBUTED NET ASSETS

                                                                 YEAR ENDED        TEN MONTHS
                                                                DECEMBER 31,         ENDED
                                                              -----------------   DECEMBER 31,
                                                               2001      2000         1999
                                                              -------   -------   ------------
                                                                   (DOLLARS IN MILLIONS)
COMBINED ATTRIBUTED NET ASSETS:
  Balance at beginning of period............................  $43,317   $14,889     $14,377
  Net loss..................................................    3,942     5,370       2,200
  Contributions from AT&T, net..............................    1,928    35,101       2,128
  Issuance of common stock by affiliates....................       39       (54)        515
  Net revaluation of financial instruments..................     (599)   (1,402)         69
  Reclassification of previously unrealized losses..........    1,414       146          --
  Net minimum pension liability adjustment..................      (22)       --          --
  Other comprehensive income................................       29         7          --
                                                              -------   -------     -------
  Balance at end of period..................................  $42,164   $43,317     $14,889
                                                              =======   =======     =======
SUMMARY OF TOTAL COMPREHENSIVE LOSS:
  Loss before cumulative effect of accounting change........  $ 4,171   $ 5,370     $ 2,200
  Cumulative effect of accounting change....................      229        --          --
                                                              -------   -------     -------
  Net loss..................................................    3,942   $ 5,370     $ 2,200
  Net revaluation of financial instruments (net of income
     tax (provision) benefit of $375, $778 and $(36)).......     (599)   (1,402)         69
  Recognition of previously unrealized losses (net of income
     tax benefit of $891, $29 and $0).......................    1,414       146          --
  Net minimum pension liability adjustment (net of income
     taxes of $16, $0 and $0)...............................      (22)       --          --
  Other comprehensive income (net of income taxes of $7, $0
     and $0)................................................       29         7          --
                                                              -------   -------     -------
     Total comprehensive loss...............................  $ 3,120   $ 6,619     $ 2,131
                                                              =======   =======     =======

      The notes are an integral part of the combined financial statements.

                                      XII-80

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED        TEN MONTHS
                                                                DECEMBER 31,         ENDED
                                                              -----------------   DECEMBER 31,
                                                               2001      2000         1999
                                                              -------   -------   ------------
                                                                   (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES:
  Net loss..................................................  $(3,942)  $(5,370)    $(2,200)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Cumulative effect of accounting change, net of income
      taxes.................................................     (229)       --          --
    Net losses (gains) on sales of businesses and
      investments...........................................      710      (616)        (39)
    Asset impairment, restructuring and other charges, net
      of cash payments......................................    1,370     6,216         594
    Depreciation and amortization...........................    4,780     4,051       1,674
    Provision for uncollectible receivables.................      246       154          75
    Net losses from equity investments......................      106       967       1,145
    Deferred income taxes...................................   (3,579)     (880)       (422)
    Impairment of investments...............................      539       240          --
    Put option settlement and mark-to-market charge.........      838       537          --
    Minority interest (income) expense......................     (872)   (4,039)        180
    Net revaluation of certain financial instruments........      959        --          --
    Decrease (increase) in receivables......................       57      (263)       (116)
    (Decrease) increase in accounts payable.................     (515)      (90)        447
    Net change in other operating assets and liabilities....     (635)     (298)        143
    Other adjustments, net..................................       64       193        (101)
                                                              -------   -------     -------
      Net cash (used in) provided by operating activities...     (103)      802       1,380
                                                              -------   -------     -------
INVESTING ACTIVITIES:
  Capital expended for property and equipment, net of
    proceeds from disposal..................................   (3,413)   (4,426)     (3,161)
  Sales of marketable securities............................      102        96          --
  Purchase of marketable securities.........................      (18)      (14)         --
  Investment distributions and sales........................    1,429       578         817
  Investment contributions and purchases....................     (276)     (593)     (1,308)
  Net cash received (paid) for acquisitions and dispositions
    of businesses...........................................    4,898       (71)        740
  Other investing activities, net...........................     (179)      (81)         (3)
                                                              -------   -------     -------
      Net cash provided by (used in) investing activities...    2,543    (4,511)     (2,915)
                                                              -------   -------     -------
FINANCING ACTIVITIES:
  Proceeds from long-term debt issuances....................    1,025     3,862          --
  Issuance of convertible securities........................       --        --       4,638
  Retirements of long-term debt.............................     (938)   (1,429)     (2,031)
  Retirements of redeemable securities......................       --      (152)         --
  Dividends paid on preferred securities....................     (336)     (294)       (135)
  Change in short-term debt due to AT&T.....................   (2,252)    1,533       4,297
  Transfers from (to) AT&T, net.............................       --       765      (5,234)
  Other financing activities, net...........................       --      (515)         --
                                                              -------   -------     -------
      Net cash (used in) provided by financing activities...   (2,501)    3,770       1,535
                                                              -------   -------     -------
Net change in cash and cash equivalents.....................      (61)       61          --
Cash and cash equivalents at beginning of period............       61        --          --
                                                              -------   -------     -------
Cash and cash equivalents at end of period..................  $    --   $    61     $    --
                                                              =======   =======     =======

      The notes are an integral part of the combined financial statements.

                                      XII-81

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)

(1) BASIS OF PRESENTATION

     AT&T Broadband Group is an integrated business of AT&T Corp. ("AT&T") and not a stand-alone entity. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly Tele-Communications, Inc. ("TCI")), acquired by AT&T on March 9, 1999 in the TCI merger, and MediaOne Group, Inc. ("MediaOne"), acquired by AT&T on June 15, 2000 in the MediaOne merger. AT&T Broadband, LLC ("ATTBLLC") and MediaOne are both separate subsidiaries of AT&T. AT&T Broadband Group is one of the nation's largest broadband communications providers, providing cable television, high-speed cable Internet and broadband telephone services. AT&T intends to assign and transfer substantially all of the assets, liabilities and business of AT&T Broadband Group to AT&T Broadband Corp., a newly formed holding company for AT&T's broadband business, which will be subsequently merged with Comcast Corporation ("Comcast") as discussed below.

     Comcast and AT&T have agreed to a merger of Comcast and AT&T Broadband Corp. (the "AT&T Comcast Merger"). The AT&T Comcast Merger is pursuant to, and subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"). The AT&T Comcast Merger will occur in several steps, which are expected to occur on the closing date of the AT&T Comcast Merger. First, AT&T will assign and transfer to AT&T Broadband Corp., substantially all of the assets and liabilities of AT&T's broadband business. Following the transfer, AT&T will spin off AT&T Broadband Corp. to AT&T shareholders by distributing one share of AT&T Broadband Corp. common stock to each holder of record of a share of AT&T common stock, NYSE symbol "T," as of the close of business on the record date for the AT&T Broadband Corp. spin-off ("AT&T Broadband Spin-off"). Immediately following the AT&T Broadband spin-off, AT&T Broadband Corp. will merge with AT&T Broadband Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast Corporation ("AT&T Comcast"), with AT&T Broadband Corp. continuing as the surviving corporation. At approximately the same time, Comcast will merge with Comcast Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast, with Comcast continuing as the surviving entity. As a result of these mergers, AT&T Comcast will become the parent company of both AT&T Broadband Corp. and Comcast.

     AT&T Comcast will issue shares of AT&T Comcast common stock to the AT&T shareholders who received shares of AT&T Broadband Corp. common stock in the AT&T Broadband Spin-off. As of the date of execution of the Merger Agreement, it was estimated that each holder of AT&T Broadband Corp. common stock would have received 0.34 of a share of AT&T Comcast common stock for each of such holder's shares of AT&T Broadband Corp. common stock. Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the Merger Agreement, the exchange ratio would be approximately
0.35. The exchange ratio is dependent on a number of factors that may change between the date of execution of the Merger Agreement and the date of completion of the AT&T Comcast transaction, including the number of outstanding shares of AT&T common stock, the value of options and stock appreciation rights and the price of Comcast Class A common stock.

     AT&T will pay Comcast a termination fee in the amount of $1.5 billion in cash if the Merger Agreement is terminated because (i) the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction, (ii) AT&T willfully and materially breaches certain terms of the Merger Agreement and (iii) if the AT&T shareholders fail to approve the AT&T Comcast Merger because a competing acquisition proposal made by a third party is pending at the time of the AT&T shareholder meeting and within one year of the AT&T meeting, AT&T enters into an agreement relating to an alternative material transaction. Comcast will pay to AT&T a sum of $1.5 billion

                                      XII-82

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

termination fee in cash if the Merger Agreement is terminated because the Comcast shareholders fail to approve the AT&T Comcast Merger.

     Consummation of the AT&T Comcast Merger is subject to the satisfaction or waiver of several conditions, including but not limited to, approval by the shareholders of AT&T and Comcast and receipt of all necessary governmental consents and approvals. As a result, there can be no assurance that the AT&T Comcast Merger will be consummated, or if the AT&T Comcast Merger is consummated, as to the date of such consummation.

     On March 9, 1999, AT&T acquired TCI in a merger (the "TCI Merger") which was attributed to AT&T Broadband Group. The results of operations, financial position, changes in combined attributed net assets and cash flows of the business of AT&T Broadband, LLC which are included in AT&T Broadband Group have been included since March 1, 1999, the deemed effective date of the TCI Merger for accounting purposes. The impact of the results from March 1 through March 9, 1999 were deemed immaterial to the combined results. On June 15, 2000, AT&T acquired MediaOne which was attributed to AT&T Broadband Group. The results of operations, financial position, changes in combined attributed net assets and cash flows of the businesses of MediaOne which are included in AT&T Broadband Group have been included since June 15, 2000. See note 4.

     The combined financial statements of AT&T Broadband Group are prepared in accordance with generally accepted accounting principles. The combined financial statements of AT&T Broadband Group reflect the assets, liabilities, revenue and expenses directly attributable to AT&T Broadband Group, as well as allocations deemed reasonable by management, to present the results of operations, financial position, changes in combined attributed net assets and cash flows of AT&T Broadband Group on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. All significant intercompany accounts and transactions within the AT&T Broadband Group have been eliminated. The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in combined attributed net assets and cash flows of AT&T Broadband Group in the future or what they would have been had AT&T Broadband Group been a separate, stand-alone entity during the periods presented. Earnings per share disclosure has not been presented as AT&T Broadband Group is a business unit of AT&T and earnings per share data is not considered meaningful. The combined financial statements of AT&T Broadband Group should be read in conjunction with AT&T's Form 10-K for the year ended December 31, 2001.

     AT&T Broadband Group's operations have been dependent on cash infusions from AT&T in order for AT&T Broadband Group to operate and execute on its business and growth strategies. If, for any reason, AT&T is unwilling or cannot provide the level of financing necessary to fund future operations, AT&T Broadband Group will need to seek additional financing from third parties.

     Debt attributed to AT&T Broadband Group includes the third party obligations of ATTBLLC and MediaOne and monetization debt backed by assets held by AT&T Broadband Group. Additional intercompany debt has been allocated to AT&T Broadband Group to achieve a total debt level based on several factors, including prospective financing requirements, desired stand-alone credit profile, working capital and capital expenditure requirements, expected sources of future deleveraging, and comparable company profiles. Changes in historical intercompany debt are based on historical cash flows. Such cash flows include capital expenditures, operating activities, and investments in and dispositions of cable companies. The historical interest expense on the allocated intercompany debt was calculated based on a rate intended to be equivalent to the rate AT&T Broadband Group would receive if it were a stand-alone entity. AT&T's expected deleveraging activities that relate to AT&T Broadband Group include, but may

                                      XII-83

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

not be limited to, proceeds that may result from the exercise of AT&T's registration rights in Time Warner Entertainment ("TWE") and continued evaluation and sale of non-strategic cable systems.

     As a result of the above methodology, from time to time AT&T Broadband Group may advance funds to AT&T. These advances will be accounted for as borrowings between entities and bear interest at a market rate that is substantially equal to the rate at which AT&T would be able to borrow from third parties on debt with similar maturities.

     AT&T performs cash management functions on behalf of the AT&T Broadband Group. Substantially all of the AT&T Broadband Group's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T, after giving consideration to the debt allocation methodology, are reflected as a component of combined attributed net assets. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations and initial investments in joint ventures and partnerships which AT&T attributed to AT&T Broadband Group have been treated as noncash transactions.

     General corporate overhead related to AT&T's corporate headquarters and common support divisions has been allocated to AT&T Broadband Group as it was not deemed practical to specifically identify such common costs to AT&T Broadband Group. The allocation of corporate overhead is divided into an allocation of shared services (e.g., payroll and finance) and other corporate overhead. Costs of shared services are allocated to AT&T Broadband Group based on transaction based prices. Other corporate overhead is allocated to AT&T Broadband Group based on the ratio of AT&T Broadband Group's external costs and expenses adjusted for any functions AT&T Broadband Group performs on its own. The costs of these services charged to AT&T Broadband Group are not necessarily indicative of the costs that would have been incurred if AT&T Broadband Group had performed these functions entirely as a stand-alone entity, nor are they indicative of costs that will be charged or incurred in the future. However, management believes such allocations are reasonable.

     Consolidated income tax provisions or benefits, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to AT&T Broadband Group based principally on the taxable income and tax credits directly attributable to AT&T Broadband Group, resulting in essentially a stand-alone presentation. AT&T and AT&T Broadband Corp. entered into a tax sharing agreement effective as of January 1, 2002, which, consistent with the principles described in the preceding sentence, provides for tax sharing payments based on the tax expense or tax benefits of a hypothetical affiliated group consisting of AT&T Broadband Group and AT&T. Based on this agreement, the consolidated tax liability before credits are allocated between the groups, based on each group's contribution to the consolidated taxable income of the hypothetical group. Consolidated tax credits of the hypothetical group are allocated between groups based on each group's contribution to such tax credit.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Video, voice and data services revenue is recognized based upon monthly service fees, fees per event or minutes of traffic processed. Revenue for customer fees, equipment rental, advertising, and pay-per-view programming is recognized in the period the services are delivered. Video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period customers are expected to remain connected to the cable distribution system.

                                      XII-84

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses were $439, $325 and $138 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively.

  INCOME TAXES

     AT&T Broadband Group is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates. The provision for income taxes is based on AT&T Broadband Group's contribution to the overall income tax liability or benefit of AT&T and its affiliates. Under the balance sheet method, AT&T Broadband Group recognizes deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting basis and the tax basis of its assets and liabilities. Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment. When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, AT&T Broadband Group provides a corresponding valuation allowance against the deferred tax asset.

  STOCK-BASED COMPENSATION

     Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." AT&T Broadband Group follows the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

  CASH EQUIVALENTS

     All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

  INVESTMENTS

     Investments in which AT&T Broadband Group exercises significant influence, but does not control, are accounted for under the equity method of accounting. Under the equity method, investments are stated at cost and are adjusted for AT&T Broadband Group's subsequent contributions and share of earnings, losses and distributions. The excess of the investment over the underlying book value of the investee's net assets is being amortized over periods ranging from 25 to 40 years. Effective January 1, 2002, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"), such excess costs will no longer be amortized. Investments in which AT&T Broadband Group has no significant influence over the investee are accounted for under the cost method of accounting. Under the cost method, investments are stated at cost and earnings are recognized to the extent distributions are received from the accumulated earnings of the investee. Distributions in excess of accumulated earnings are recognized as a reduction of the investment balance.

     Marketable equity securities classified as "trading" securities are carried at fair value with any unrealized gain or loss being recorded within investment (expense) income in the combined statement of operations. Marketable equity securities classified as "available-for-sale" are carried at fair market value with unrealized gains and losses, net of tax, included in combined attributed net assets as a component of other comprehensive income. The fair market value of these securities is based on quoted market prices.

                                      XII-85

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group recognizes impairment charges on investment holdings in the combined statement of operations when management believes the decline in the investment value is other-than-temporary.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Costs of additions and substantial improvements to property, plant and equipment are capitalized. The cost of repairs and maintenance of property, plant and equipment is charged to operations. Depreciation is computed on a straight-line basis based upon the assets' estimated useful lives using either the group or unit method. The useful lives of distribution systems ranges from three to 15 years. The useful lives of support equipment and buildings ranges from three to 40 years. The group method is used for most depreciable assets, including distribution systems. Under the group method, a specific asset group has an average life. The depreciation rate is developed based on the average useful life for the specified asset group. This method requires the periodic revision of depreciation rates.

     Under the group method, at the time of ordinary retirements, sales or other dispositions of assets, the original cost of such asset is deducted from property, plant and equipment and charged to accumulated depreciation, without recognition of a gain or loss. Gains and losses are only recognized in connection with the sales of properties in their entirety.

  FRANCHISE COSTS

     Franchise costs include the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. Such amounts are generally amortized on a straight-line basis over 25 or 40 years. Costs incurred by AT&T Broadband Group in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years. Beginning in 2002, in accordance with SFAS 142, franchise costs associated with a business combination will no longer be amortized, but will continue to be tested for impairment (see note 16).

  GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over seven to 40 years. Beginning in 2002, in accordance with SFAS 142, such goodwill will no longer be amortized, but will continue to be tested for impairment (see note 16).

  SOFTWARE CAPITALIZATION

     Certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. Such costs are included within other assets and are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred. Initial operating-system software costs are capitalized and amortized over the life of the associated hardware.

                                      XII-86

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property, plant and equipment, franchise costs, goodwill, investments and software are reviewed for impairment annually or whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Assets to be disposed of are carried at the lower of their financial statement carrying value or fair value less cost to sell.

  DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, AT&T Broadband Group adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and its corresponding amendments under SFAS No. 138. AT&T Broadband Group uses derivative financial instruments to mitigate market risk from changes in interest rates and equity prices. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, options, warrants and forward contracts. AT&T Broadband Group does not use derivative financial instruments for speculative purposes.

     All derivatives are recognized on the balance sheet at fair value. To qualify for hedge accounting treatment, derivatives, at inception, must be designated as hedges and evaluated for effectiveness throughout the hedge period. AT&T Broadband Group designates certain derivative contracts, at the date entered into, as either (i) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge) or (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge). Other derivatives ("undesignated") are not formally designated for accounting purposes. These derivatives, except for warrants, although undesignated for accounting purposes are entered into to hedge economic risks.

     AT&T Broadband Group records changes in the fair value of fair-value hedges, along with the changes in fair value of the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), in other (expense) income in the combined statement of operations.

     AT&T Broadband Group records changes in the fair value of cash-flow hedges that are highly effective in other comprehensive income, as a component of combined attributed net assets, until earnings are affected by the variability of cash flows of the hedged transaction.

     The changes in fair value of undesignated hedges are recorded in other (expense) income in the combined statements of operations along with the change in fair value of the related asset or liability.

     AT&T Broadband Group currently does not have any net investment hedges in a foreign operation.

     AT&T Broadband Group assesses embedded derivatives to determine whether the economic characteristics of the embedded instruments are not clearly and closely related to the economic characteristics of the remaining component of the financial instrument (the host instrument) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that both conditions exist, AT&T Broadband Group designates the derivative as described above and recognizes the derivative at fair value.

     AT&T Broadband Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions.

                                      XII-87

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer effective in offsetting changes in the fair value of cash flows of a hedged item; (ii) the derivative expires or is sold, terminated, or exercised; (iii) it is determined that the forecasted hedged transaction will no longer occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

     When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be adjusted for changes in fair value through other (expense) income, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be adjusted for changes in the fair value through other (expense) income, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recorded in current period earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative will then be adjusted for changes in the fair value through other (expense) income and gains and losses that were accumulated in other comprehensive income will be recognized immediately in other (expense) income. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in other (expense) income.

  CASH FLOWS

     For purposes of the combined statements of cash flows, all transactions between AT&T Broadband Group and AT&T, except for purchase business combinations and initial investments in joint ventures and partnerships which were funded by AT&T and contributed by AT&T to AT&T Broadband Group, have been accounted for as having been settled in cash at the time the transaction was recorded by AT&T Broadband Group.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as allowances for doubtful accounts, depreciation and amortization, employee benefit plans, income taxes, restructuring reserves, impairments and contingencies.

  CONCENTRATIONS

     As of December 31, 2001, except as disclosed below, AT&T Broadband Group does not have any significant concentration of business transacted with a particular customer, supplier or lender that could, if suddenly eliminated, severely impact its operations. AT&T Broadband Group does not have a concentration of available sources of labor, services, franchises or other rights that could, if suddenly eliminated, severely impact its operations.

     All video and high-speed data billing services are provided by a single vendor (see note 14). In addition, all broadband telephone billing services are provided by a separate single vendor. AT&T Broadband Group also purchases its digital set-top devices from one source (see note 14).

                                      XII-88

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ISSUANCE OF COMMON STOCK BY AFFILIATES

     Changes in AT&T Broadband Group's proportionate share of the underlying equity of an attributed entity or equity method investee, which result from the issuance of additional equity securities by such entity, are recognized as increases or decreases to combined attributed net assets.

  RECOGNITION OF GAINS ON ASSET DISPOSITIONS

     From time to time, AT&T Broadband Group contributes cable television systems to joint ventures and partnerships in exchange for a non-controlling interest in such entity. In connection with such contributions, AT&T Broadband Group may guarantee the debt of the joint venture or partnership. AT&T Broadband Group defers any gain associated with such transactions until such time as AT&T Broadband Group has no remaining financial obligation to the joint venture or partnership.

  RECLASSIFICATIONS

     Certain amounts in previous years have been reclassified to conform to the 2001 presentation.

(3) SUPPLEMENTAL FINANCIAL INFORMATION

  SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION

                                                            YEAR ENDED      TEN MONTHS
                                                           DECEMBER 31,       ENDED
                                                          --------------   DECEMBER 31,
                                                           2001     2000       1999
                                                          -------   ----   ------------
INVESTMENT (EXPENSE) INCOME, NET
  Net (losses) gains on sales of businesses and
     investments........................................  $  (318)  $616       $39
  Investment impairment charges.........................     (539)  (240)       --
  Interest and dividend income..........................      140     77         8
  Settlement loss and mark-to-market charge on put
     options............................................     (838)  (537)       --
  Loss on settlement of exchangeable notes..............     (392)    --        --
                                                          -------   ----       ---
     Investment (expense) income, net...................  $(1,947)  $(84)      $47
                                                          =======   ====       ===
OTHER (EXPENSE) INCOME, NET
  Reclassification of securities to "trading" in
     connection with the adoption of SFAS 133...........  $(1,154)  $ --       $--
  Fair value adjustments of derivatives and "trading"
     securities.........................................      195     --        --
  Other.................................................       32     45         3
                                                          -------   ----       ---
     Other (expense) income.............................  $  (927)  $ 45       $ 3
                                                          =======   ====       ===

                                      XII-89

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
PROPERTY, PLANT AND EQUIPMENT
  Land and improvements.....................................  $   115   $   135
  Distribution systems......................................   14,186    13,187
  Support equipment and buildings...........................    2,382     2,526
  Construction in progress..................................      794     1,417
  Accumulated depreciation..................................   (2,958)   (2,078)
                                                              -------   -------
     Property, plant and equipment, net.....................  $14,519   $15,187
                                                              =======   =======

  LEVERAGED LEASES

     AT&T Broadband Group leases airplanes and energy-producing facilities under leveraged leases having original terms of 10 to 30 years, expiring in various years from 2004 through 2017. The investment in leveraged leases is primarily included in other assets in the accompanying combined balance sheets. Following is a summary of AT&T Broadband Group's investment in leveraged leases:

                                                              DECEMBER 31,
                                                              -------------
                                                              2001    2000
                                                              -----   -----
Rentals receivable (net of nonrecourse debt*)...............  $ 606   $ 616
Estimated unguaranteed residual values......................    244     244
Unearned income.............................................   (656)   (685)
Allowance for credit losses.................................     (3)     (3)
                                                              -----   -----
Investment in leveraged leases (included in other assets)...    191     172
Deferred taxes..............................................     41      19
                                                              -----   -----
Net investment in leveraged leases..........................  $ 150   $ 153
                                                              =====   =====

---------------

* The rentals receivable are net of nonrecourse debt of $1.2 billion and $1.3 billion at December 31, 2001 and 2000, respectively.

                                      XII-90

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SUPPLEMENTARY STATEMENT OF CHANGES IN COMBINED ATTRIBUTED NET ASSETS
INFORMATION

                                                            YEAR ENDED      TEN MONTHS
                                                           DECEMBER 31,       ENDED
                                                           -------------   DECEMBER 31,
                                                            2001    2000       1999
                                                           ------   ----   ------------
Reclassification of securities to "trading" in
  conjunction with the adoption of SFAS 133 (net of
  income taxes of $446)(a)...............................  $  708   $ --      $  --
Settlement of exchangeable notes (net of income taxes of
  $152)(b)...............................................     240     --         --
Sale of various securities (net of income tax benefit
  (provision) of $63 and $(16))..........................     100    (27)        --
Other than temporary investment impairments (net of
  income taxes of $197 and $45)..........................     314    173         --
Revaluation of derivatives (net of income taxes of
  $33)...................................................      52     --         --
                                                           ------   ----      -----
Total recognition of previously unrealized losses........  $1,414   $146      $  --
                                                           ======   ====      =====

---------------

(a) See note 10 for further discussion.

(b) See note 7 for further discussion.

  SUPPLEMENTARY CASH FLOW INFORMATION

                                                           YEAR ENDED       TEN MONTHS
                                                          DECEMBER 31,        ENDED
                                                         ---------------   DECEMBER 31,
                                                          2001     2000        1999
                                                         ------   ------   ------------
Interest payments, net of amounts capitalized..........  $1,555   $1,016       $488
                                                         ======   ======       ====
Income tax (refunds) payments..........................  $ (442)  $   62       $  8
                                                         ======   ======       ====

(4) MERGERS, ACQUISITIONS, VENTURES, DISPOSITIONS AND EXCHANGES

  MERGER WITH TELE-COMMUNICATIONS, INC.

     AT&T Broadband Group was created upon the merger of TCI with a subsidiary of AT&T. The TCI Merger was completed on March 9, 1999, in an all-stock transaction valued at approximately $52 billion. TCI simultaneously combined its Liberty Media Group programming business with its TCI Ventures Group technology investments business, forming Liberty Media Group ("LMG"). In connection with the TCI Merger, AT&T issued a separate tracking stock in exchange for the TCI Liberty Media Group and TCI Ventures Group tracking shares previously outstanding. LMG is excluded from AT&T Broadband Group.

     The TCI Merger was accounted for under the purchase method of accounting, accordingly, AT&T recorded the assets and liabilities of TCI at their fair values and TCI results have been included since March 1, 1999, the deemed effective date of the merger. Approximately $20 billion of the purchase price of $52 billion was attributed to franchise costs and is being amortized on a straight-line basis over 40 years. Pursuant to SFAS No. 109, "Accounting for Income Taxes," AT&T recorded an approximate $13 billion deferred tax liability in connection with this franchise intangible, which is also included in franchise costs. AT&T does not expect that this deferred tax liability will ever be paid. This deferred tax liability is being amortized on a straight-line basis over 40 years and is included in the provision for income taxes. Also included in the $52 billion purchase price was approximately $11 billion related to

                                      XII-91

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

nonconsolidated investments, approximately $5 billion related to property, plant and equipment, approximately $11 billion of TCI long-term debt, and $7 billion related to other net liabilities. In addition, $34 billion was attributed to the investment in LMG which is excluded from the AT&T Broadband Group.

  MERGER WITH MEDIAONE

     On June 15, 2000, AT&T completed a merger with MediaOne in a cash and stock transaction valued at approximately $45 billion (the "MediaOne Merger"). The AT&T shares had an aggregate market value of approximately $21 billion and cash payments totaled approximately $24 billion.

     The MediaOne Merger was accounted for under the purchase method of accounting, accordingly the results of MediaOne have been included in the accompanying combined financial statements since the date of acquisition. Approximately $17 billion of the $45 billion purchase price has been attributed to franchise costs and is being amortized on a straight-line basis over 40 years. Also included in the purchase price was approximately $22 billion related to nonconsolidated investments, including investments in TWE and Vodafone Group plc ("Vodafone"), approximately $5 billion related to property, plant and equipment, and $5 billion related to other net assets. In addition, included was approximately $13 billion in deferred income tax liabilities, approximately $10 billion of MediaOne debt and approximately $1 billion of minority interest in Centaur Funding Corporation, a subsidiary of MediaOne. AT&T did not attribute $7 billion of cash acquired in the MediaOne Merger to AT&T Broadband Group. The purchase price resulted in goodwill of $20 billion, which is being amortized on a straight-line basis over 40 years.

     In accordance with the provisions of SFAS 142, AT&T Broadband Group will no longer amortize goodwill, franchise costs associated with a business combination or the deferred tax liability associated with franchise costs related to the mergers discussed above (see note 16 for further discussions of the impacts of SFAS 142).

  PRO FORMA RESULTS

     Following is a summary of the pro forma results of AT&T Broadband Group as if the MediaOne Merger had closed effective March 1, 1999:

                                                                              TEN MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
                                                                      (UNAUDITED)
Revenue.....................................................    $ 9,770         $7,326
Operating loss..............................................    $ 9,089         $1,832
Net (loss) income...........................................    $(4,422)        $1,047

     Pro forma data may not be indicative of the results that would have been obtained had the events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.

  CABLEVISION SYSTEMS CORPORATION ("CABLEVISION") AND RAINBOW MEDIA GROUP

     On January 8, 2001, a subsidiary of AT&T and Cablevision completed the transfer of cable systems in which AT&T received cable systems serving 358,000 customers in Boston and Eastern Massachusetts. In exchange, Cablevision received cable systems serving approximately 130,000 customers in northern New York suburbs, 44 million shares of AT&T common stock valued at approximately $871, and approximately

                                      XII-92

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

$204 in cash. Cablevision recorded a gain as a result of the transaction. AT&T Broadband Group did not record any gain or loss on the transaction, however, due to ATTBLLC's ownership interest in Cablevision, $143, net of taxes, of Cablevision's gain is included in "net losses from equity investments."

     On October 23, 2001, AT&T Broadband Group, through ATTBLLC, sold approximately 19.2 million shares of Cablevision NY Group Class A common stock and, monetized through a trust, 26.9 million shares of a mandatorily exchangeable trust security that is exchangeable into up to 26.9 million shares of Cablevision NY Group Class A common stock at maturity in approximately three years. The offering price was $36.05 per share for both the common shares and the exchangeable securities. The offerings generated approximately $1,422 of pretax proceeds, net of underwriting fees. The sale resulted in a pretax loss of approximately $271 recorded in investment (expense) income.

     On December 12, 2001, AT&T Broadband Group sold approximately 14.7 million shares of Cablevision's Rainbow Media Group Class A tracking stock and, monetized through a trust, 9.8 million shares of mandatorily exchangeable trust security that was exchangeable into up to 9.8 million shares of Rainbow Media Group Class A tracking stock at maturity in approximately three years. The offering price was $22.50 per share for both the tracking stock shares and the exchangeable securities. The offering generated approximately $487 of pretax proceeds, net of underwriting fees. The sale resulted in a pretax gain of approximately $63 recorded in investment (expense) income.

  AT HOME CORPORATION

     On August 28, 2000, AT&T and At Home Corporation ("Excite@Home") announced shareholder approval of a new board of directors and governance structure for Excite@Home. AT&T was given the right to designate six of the 11 Excite@Home board members. In addition, Excite@Home converted approximately 50 million of ATTBLLC's Excite@Home Series A shares into Series B shares, each of which has 10 votes. As a result of these governance changes, AT&T Broadband Group, through ATTBLLC, gained a controlling interest and began consolidating Excite@Home's results upon the closing of the transaction on September 1, 2000. As of December 31, 2000, AT&T Broadband Group had, on a fully diluted basis, approximately 23% of the economic interest and 74% of the voting interest in Excite@Home. The consolidation of Excite@Home in September 2000 resulted in minority interest of approximately $2,200, goodwill of approximately $2,400, short-term liabilities of approximately $2,400 (including an initial put option liability), other net assets of approximately $1,200 and the removal of the investment in Excite@Home of approximately $1,900.

     On September 28, 2001, Excite@Home filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court, for the Northern District of California. As a result of the bankruptcy filing and the removal by AT&T of four of its six directors from the Excite@Home board of directors, AT&T Broadband Group ceased consolidating Excite@Home as of September 30, 2001. Beginning October 1, 2001, AT&T Broadband Group no longer records equity earnings or losses related to Excite@Home since AT&T Broadband Group recognized losses in excess of its investment in Excite@Home.

     The noncash impacts of the deconsolidation of Excite@Home primarily included a reduction to property, plant and equipment of approximately $320, goodwill of approximately $326 and debt of approximately $988. The deconsolidation of Excite@Home resulted in the recording of a liability which was approximately $362 at December 31, 2001. The liability will continue to be evaluated. In addition, other noncash items included a tax benefit of $673 reflecting changes to deferred tax liabilities.

                                      XII-93

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  COX AND COMCAST AGREEMENT

     In August 2000, in exchange for Cox Communications, Inc. ("Cox") and Comcast relinquishing their rights under the shareholder agreement in connection with Excite@Home's governance change, AT&T granted put obligations to Cox and Comcast. On May 18, 2001, AT&T, Cox and Comcast reached an agreement to revise the terms of the put options. Under the new agreement, Cox and Comcast retained their stakes in Excite@Home and AT&T issued 75 million AT&T common shares to Cox and more than 80 million AT&T common shares to Comcast. The obligation under these put obligations was recorded at fair value, with gains or losses resulting from changes in fair value being recorded in investment (expense)income. AT&T Broadband Group recorded an approximate $838 and $537 loss in investment (expense) income related to the settlement and mark-to-market of the put option in 2001 and 2000, respectively. The new agreement resulted in a tax benefit to AT&T Broadband Group, which essentially offset this loss.

  INSIGHT COMMUNICATIONS COMPANY LP

     Effective January 1, 2001, entities attributed to AT&T Broadband Group sold to Insight Communications Company LP ("Insight"), for net cash proceeds of $391, several Illinois cable systems serving approximately 98,400 customers. Insight subsequently contributed such cable systems and additional cable systems serving approximately 177,000 customers to Insight Midwest L.P., an entity in which AT&T Broadband Group, through its attributed entities, has a 50% interest. Entities attributed to AT&T Broadband Group also contributed several Illinois systems serving approximately 247,500 customers to Insight Midwest, L.P. The transactions resulted in a pretax gain of $168, which was deferred due to a debt support agreement with Insight Midwest, L.P.

  KEARNS-TRIBUNE, LLC

     On January 2, 2001, AT&T, through ATTBLLC, completed the sale of Kearns-Tribune, LLC to MediaNews Group for $200 in cash. The transaction resulted in a pretax gain of approximately $117 recorded in investment (expense) income.

  COMCAST

     On April 30, 2001, a subsidiary of AT&T received 63.9 million shares of AT&T stock held by Comcast which were valued at $1,423 in exchange for cable systems attributed to AT&T Broadband Group serving approximately 590,000 customers in New Mexico, Maryland, New Jersey, Pennsylvania, Delaware and Tennessee. The transaction resulted in a pretax loss of $297 recorded in investment (expense) income.

     Effective June 30, 2001, AT&T, together with certain subsidiaries attributed to AT&T Broadband Group, transferred its 99.75% interest in an entity owning the Baltimore, Maryland cable systems serving approximately 115,000 customers to Comcast for approximately $510 in net cash proceeds. The transaction resulted in a pretax gain of $149 recorded in investment (expense) income.

  MEDIACOM COMMUNICATIONS

     On June 29, 2001, a subsidiary of AT&T sold to MediaCom Communications Corporation ("MediaCom") cable systems attributed to AT&T Broadband Group serving approximately 94,000 customers in Missouri for approximately $295 in net cash proceeds. The transaction resulted in a pretax gain of $5 recorded in investment (expense) income.

                                      XII-94

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     On July 18, 2001, subsidiaries of AT&T sold to MediaCom cable systems attributed to AT&T Broadband Group serving approximately 710,000 customers located primarily in Georgia, Iowa and Southern Illinois for approximately $1,724 in net cash proceeds. The transaction resulted in a pretax loss of $93 recorded in investment (expense) income.

  CHARTER COMMUNICATIONS

     On June 30, 2001, a subsidiary of AT&T transferred to Charter Communications, Inc. ("Charter") cable systems attributed to AT&T Broadband Group serving approximately 563,000 customers in Alabama, California, Illinois, Missouri and Nevada. AT&T Broadband Group, through its attributed entities, received $1,497 in net proceeds, $222 in cash restricted for future acquisitions of cable systems, and a cable system in Florida serving 9,000 customers. The transaction resulted in a pretax loss of $42 recorded in investment (expense) income.

  LENFEST COMMUNICATIONS, INC.

     On January 18, 2000, AT&T Broadband Group, through ATTBLLC, sold its ownership interest in Lenfest Communications, Inc., to a subsidiary of Comcast. In connection with the sale, AT&T Broadband Group received 47.3 million shares of Comcast Class Special A common stock. The transaction resulted in a pretax gain of $224 recorded in investment (expense) income.

  COX COMMUNICATIONS, INC.

     On March 15, 2000, AT&T Broadband Group, through ATTBLLC, received 50.3 million shares of AT&T common stock held by Cox in exchange for an entity owning cable television systems serving approximately 312,000 customers and certain other net assets. The AT&T common stock received in such transaction has been included in combined attributed net assets. The transaction resulted in a pretax gain of $189 recorded in investment (expense) income.

(5) ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

     During 2001, AT&T Broadband Group recorded $1,494 of asset impairment, restructuring and other charges. The charge included $1,171 of asset impairment charges related to Excite@Home and $323 for restructuring and exit costs, which consisted of $151 for severance costs, $156 for facilities closing and $16 for termination costs of contractual obligations.

     The $1,171 of asset impairment charges recorded during 2001 consisted of $1,032 related to Excite@Home associated with the write down of goodwill and other intangible assets, warrants granted in connection with distributing the @Home service, and property, plant and equipment. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry, and changes in their operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. As a result of the foregoing, and other factors, Excite@Home entered into bankruptcy proceedings in September 2001. In addition, AT&T Broadband Group, through ATTBLLC, recorded a related goodwill impairment charge of $139 associated with its acquisition goodwill of Excite@Home. Since AT&T Broadband Group, through ATTBLLC, consolidated Excite@Home but only owned approximately 23% of Excite@Home, a portion of the charges recorded by Excite@Home has been eliminated in the statement of operations as minority interest income (expense).

                                      XII-95

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The severance costs of $151, for the involuntary separation of approximately 7,700 employees, primarily resulted from continued cost reduction efforts by AT&T Broadband Group and Excite@Home in addition to impacts of the MediaOne Merger. Approximately 36% of the affected employees are management employees and 64% are non-management employees. Nearly all of the affected employees have left their positions as of December 31, 2001.

     The following table displays the activity and balances of the restructuring reserve account from January 1, 2000, to December 31, 2001. There was no activity in the restructuring reserve account in 1999.

                                                     EMPLOYEE     FACILITY
TYPE OF COST                                        SEPARATIONS   CLOSINGS   OTHER   TOTAL
------------                                        -----------   --------   -----   -----
January 1, 2000...................................     $  --       $  --     $ --    $  --
  Additions.......................................        61          30       --       91
  Deductions......................................       (45)        (30)      --      (75)
                                                       -----       -----     ----    -----
December 31, 2000.................................        16          --       --       16
  Additions.......................................       151         156       16      323
  Deductions......................................      (145)       (144)     (16)    (305)
                                                       -----       -----     ----    -----
December 31, 2001.................................     $  22       $  12     $ --    $  34
                                                       =====       =====     ====    =====

     Total deductions for the year ended December 31, 2000, included cash payments of $45 related to employee separations and $30 noncash utilization for the loss realized on disposition of facilities. Total deductions for the year ended December 31, 2001, included $121 related to the deconsolidation of Excite@Home and cash payments of $184 related to employee separations, facility closings, litigation and contractual obligations.

     During 2000, AT&T Broadband Group recorded $6,270 of asset impairment, restructuring and other charges which included $6,179 of asset impairment charges related to Excite@Home.

     The charges related to Excite@Home include $4,609 in asset impairment charges taken by Excite@Home associated with the goodwill impairment from various acquisitions and a related goodwill impairment of $1,570 recorded by AT&T Broadband Group associated with its acquisition goodwill of Excite@Home.

     The impairments resulted from the deterioration of the market conditions and market valuations of Internet-related companies during the fourth quarter of 2000, which caused Excite@Home to conclude that intangible assets related to their acquisitions of Internet-related companies may not be recoverable. In accordance with SFAS No. 121, "Accounting For the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"), Excite@Home conducted a detailed assessment of the recoverability of the carrying amounts of acquired intangible assets. This assessment resulted in a determination that certain acquired intangible assets, including goodwill, related to these acquisitions were impaired as of December 31, 2000. As a result, Excite@Home recorded impairment charges of $4,609 in December 2000, representing the excess of the carrying amount of the impaired assets over their fair value.

     The review for impairment included a review of publicly-traded Internet companies that are comparable to the companies that Excite@Home acquired. These companies experienced a substantial decline in stock price and market capitalization during the fourth quarter of 2000.

     Excite@Home also reviewed the business climate for Internet advertising and web-based infrastructure companies as of December 31, 2000, and observed the following: (i) investor and consumer enthusiasm for the Internet sector severely deteriorated during the fourth quarter of 2000; (ii) many

                                      XII-96

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Internet companies, including those acquired by Excite@Home, experienced significant decelerations in their growth both as a result of economic conditions and due to Internet-sector specific issues such as competition and the weakening of the Internet advertising market; and (iii) funding sources for Internet-based consumer businesses, which require considerable amounts of capital, had substantially evaporated as of December 31, 2000. As a result, Excite@Home concluded that fundamental, permanent and significant adverse changes had occurred during the fourth quarter of 2000 in the business climate for companies providing Internet advertising and other web-based services.

     In addition, Excite@Home reviewed operating and cash flow projections that existed at the time Excite@Home made the acquisitions and that were used as a basis upon which the decisions to complete acquisitions were made. These operating and cash flow projections indicated that the acquired companies, over their useful lives, would be profitable and generate positive cash flows. The operating and cash flow projections were compared to operating results after the date of the acquisitions through December 31, 2000, as well as to projected operating results for 2001. These comparisons indicated that certain acquisitions generated operating and cash flow losses through the end of 2000, and were projected to continue generating operating and cash flow losses for the foreseeable future.

     As a result of these factors, Excite@Home determined that the intangible assets related to the acquisitions might not be recoverable and conducted impairment tests.

     Generally, the impairment tests were performed at an asset group level corresponding to the lowest level at which cash flows independent of other assets could be identified. Each asset group consisted of the goodwill and acquired identifiable intangible assets related to a specific acquisition. Acquired intangible assets were combined for those acquisitions where separately identifiable cash flows that are largely independent of the cash flows of other groups of assets could not be identified.

     For each of the asset groups to be tested for impairment, Excite@Home projected undiscounted cash flows over a future projection period of five years, based on Excite@Home's determination of the current remaining useful lives of the asset groups, plus an undiscounted terminal period cash flow to reflect disposition of the entities at the end of their useful lives. Undiscounted future cash flows were estimated using projected net realizable value in a sales transaction (undiscounted cash flows during the expected remaining holding period until disposition were estimated as negligible). The undiscounted future cash flows were compared to the carrying amount of each asset group and for those asset groups where the carrying amount exceeded the undiscounted future cash flows, Excite@Home concluded that the asset group was impaired.

     Excite@Home measured the impairment loss related to impaired asset groups based on the amount by which the carrying amount of the asset group exceeded the fair value of the asset group. Measurement of fair value was based on an analysis by Excite@Home, with assistance from independent valuation experts, utilizing the best information available in the circumstances using reasonable and supportable assumptions and projections, and including the discounted cash flow and market comparison valuation techniques. The discounted cash flow analysis considered the likelihood of possible outcomes and was based on Excite@Home's best estimate of projected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at Excite@Home's weighted average cost of capital. Weighted average cost of capital was based on historical risk premiums required by investors for companies of Excite@Home's size, industry and capital structure and included risk factors specific to Excite@Home. The market comparison model represented Excite@Home's estimate of the prices that a buyer would be willing to pay currently for similar assets, based on comparable products and services, customer base, risks, earnings capabilities and other factors.

                                      XII-97

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Based on the foregoing, Excite@Home recorded an impairment write-down of $4,609 in aggregate, which was allocated to each asset group based on a comparison of carrying values and fair values. The impairment write-down within each asset group was allocated first to goodwill, and if goodwill was reduced to zero, to identifiable intangible assets in proportion to carrying values.

     Also as a result of the foregoing, AT&T Broadband Group recorded a goodwill and acquisition-related impairment charge of $1,570 associated with the acquisition of ATTBLLC's investment in Excite@Home. The write-down of ATTBLLC's investment to fair value was determined utilizing discounted expected future cash flows.

     Since AT&T Broadband Group, through ATTBLLC only owned approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home was not included as an increase in AT&T Broadband Group's net loss, but rather was eliminated in the combined statement of operations as minority interest income (expense).

     In 2000, a $91 charge for restructuring and exit costs was recorded primarily as part of the integration of MediaOne, the centralization of certain functions, and the consolidation of call center facilities. The charge for the year ended December 31, 2000, included termination benefits of $61 associated with the involuntary separation of about 1,060 employees. Approximately 25% of the individuals were management employees and 75% were non-management employees. The $91 charge included a loss of $30 recognized on the disposition of facilities as a result of synergies created by the MediaOne Merger.

     During 1999, AT&T Broadband Group recorded $644 of asset impairment, restructuring and other charges. Such amount included a $594 in-process research and development charge which reflected the estimated fair value of research and development projects at AT&T Broadband Group, as of the date of the TCI Merger, which had not yet reached technological feasibility or that had no alternative future use. The projects identified related to TCI's efforts to offer voice over Internet protocol, product integration efforts for advanced set-top devices that would enable AT&T Broadband Group to offer next-generation digital services, and cost-savings efforts for broadband telephone implementation. In addition, Excite@Home had research and development efforts underway, including projects to allow for self-provisioning of devices and the development of next-generation client software, network and back-office infrastructure to enable a variety of network devices, and improved design for the regional data center's infrastructure.

     The 1999 charge also included a $50 loss related to a contribution agreement TCI entered into with Phoenixstar, Inc. that requires AT&T Broadband Group to satisfy certain liabilities owed by Phoenixstar, Inc. and its subsidiaries.

(6) INVESTMENTS

     Subsidiaries of AT&T have investments in various companies and partnerships accounted for under the equity method which have been attributed to AT&T Broadband Group. At December 31, 2001 and 2000, equity investments of $4,286 and $6,350, respectively, had been attributed to AT&T Broadband Group. The carrying value of these investments exceeded AT&T Broadband Group's share of the underlying reported net assets by approximately $2,969 and $5,455 at December 31, 2001 and 2000, respectively. The excess cost is being amortized over periods ranging from 25 to 40 years. Pretax amortization of the excess cost of $148, $485 and $476 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively, is reflected as a component of net losses from equity investments in the accompanying combined statements of operations. Effective January 1, 2002, in accordance with the provisions of SFAS 142, such excess costs will no longer be amortized (see note 16).

                                      XII-98

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Ownership of significant equity investments attributed to AT&T Broadband Group was as follows:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001       2000
                                                              ------     ------
Cablevision Systems Corporation.............................     --%(a)  27.98%(a)
Texas Cable Partnerships....................................  50.00%     50.00%
Insight Midwest LP..........................................  50.00%     50.00%
Century-TCI California Communications, LP...................  25.00%     25.00%
Kansas City Cable Partners..................................  50.00%     50.00%
Parnassos Communications, LP................................  33.33%     33.33%
US Cable of Coastal-Texas, LP...............................  48.16%     37.06%(b)
Midcontinent Communications.................................  50.00%     50.00%

---------------

(a) In June 2001, as a result of AT&T no longer having representation on Cablevision's board of directors, the accounting for the investment in Cablevision was changed from equity method to cost method accounting. At December 31, 2001, AT&T Broadband Group owned 29,790,887 shares, or a 16.8% ownership interest, of Cablevision NY Class A common stock which had a closing market price of $47.45 per share. At December 31, 2000, AT&T Broadband Group, through ATTBLLC, owned 48,942,172, shares of Cablevision Systems Corporation Class A common stock, which had a closing market price of $84.94 per share.

(b) On April 1, 2001, AT&T Broadband Group contributed cable systems serving approximately 18,000 customers to US Cable of Coastal-Texas, LP ("US Cable") in exchange for an additional 11.10% ownership interest in US Cable.


     Summarized combined financial information for investments accounted for under the equity method was as follows:


                                                                                 FOR THE
                                                         FOR THE YEAR ENDED     TEN MONTHS
                                                            DECEMBER 31,          ENDED
                                                         -------------------   DECEMBER 31,
                                                           2001       2000         1999
                                                         --------   --------   ------------
Revenue................................................   $4,337     $6,537      $ 6,148
Operating income (loss)................................   $    1     $  175      $(1,401)
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of
  accounting change....................................   $  747     $  (20)     $(2,327)
Net income (loss)......................................   $  736     $  (20)     $(2,327)

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Current assets..............................................  $   483   $ 1,493
Noncurrent assets...........................................  $10,538   $18,262
Current liabilities.........................................  $ 1,009   $ 2,712
Noncurrent liabilities......................................  $ 6,420   $15,034
Redeemable preferred stock..................................  $    --   $ 1,544
Minority interests..........................................  $   186   $   588

     At December 31, 2001, AT&T Broadband Group, through MediaOne, had a 25.51% interest in TWE. This investment is accounted for as a cost investment since AT&T Broadband Group does not have the

                                      XII-99

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

right to exercise significant influence. On February 28, 2001, AT&T Broadband Group exercised its registration rights in TWE and formally requested TWE to begin the process of converting the limited partnership into a corporation with registered equity securities.

     Other investments at December 31, 2001 for AT&T Broadband Group consisted of the following:

                                                    COST       UNREALIZED       ESTIMATED
                                                    BASIS    GAINS (LOSSES)     FAIR VALUE
                                                   -------   --------------   --------------
Trading securities...............................  $ 4,388       $  --            $4,388
Available-for-sale securities....................    3,246        (169)            3,077
Preferred stock..................................    2,164          --             2,164
Cost investments, warrants and other.............      269          --               269
                                                   -------       -----            ------
                                                   $10,067       $(169)           $9,898
                                                   =======       =====            ======

     Other investments at December 31, 2000 for AT&T Broadband Group consisted of the following:

                                                    COST       UNREALIZED       ESTIMATED
                                                    BASIS    GAINS (LOSSES)     FAIR VALUE
                                                   -------   --------------   --------------
Available-for-sale securities....................  $12,927      $(3,620)         $ 9,307
Preferred stock..................................    1,467          105            1,572
Cost investments, warrants and other.............    1,109           14            1,123
                                                   -------      -------          -------
                                                   $15,503      $(3,501)         $12,002
                                                   =======      =======          =======

     At December 31, 2001 and 2000, $6,547 and $6,473, respectively, of investments are indexed to certain long-term debt instruments (see note 7). In addition, approximately $668 and $2,102 of such investments were classified as current assets at December 31, 2001 and 2000, respectively, since they are indexed to certain currently maturing debt instruments.

     During 2001, AT&T Broadband Group recorded an impairment charge on investments of $539, including $20 recorded by Excite@Home, consisting primarily of charges related to Vodafone, plc, Quokka Sports, Inc. and Internet Pictures, Inc. The impairment charge primarily resulted from management's conclusion that declines in fair value were not temporary or the investment could not be held for a period of time to allow for recoverability of fair value as in the case of exchangeable notes due in late 2002 that can be settled with shares of Vodafone ADRs. The fair value was based on quoted market prices.

     During 2000, AT&T Broadband Group recorded an impairment charge on investments of $111. Management determined the loss was not temporary due to the downturn in market conditions and its inability to hold the investments as a result of requirements related to the regulatory approval of the MediaOne Merger. The fair value was based on quoted market prices.

     During the fourth quarter of 2000, Excite@Home recognized a loss on investments totaling $129 which included $107 loss on publicly held companies and $22 on privately held investments. The loss recognized on the publicly held investment was a result of Excite@Home's decision that the decline in market value of certain investments was not temporary. The loss recognized on the privately held companies was based on Excite@Home's determination that the carrying value of certain investments was not recoverable, based on indicators such as limited liquidity and poor prospects for additional funding. Since AT&T Broadband Group, through ATTBLLC owns 23% of Excite@Home, 77% of the loss recorded by Excite@Home is not included as an increase of AT&T Broadband Group's net loss, but rather is eliminated in the statement of operations as minority interest income (expense).

                                     XII-100

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) DEBT OBLIGATIONS

     LONG-TERM DEBT

     DEBENTURES, NOTES AND TRUST PREFERRED SECURITIES(A):

                                                                           DECEMBER 31,
                                                                         -----------------
INTEREST RATES(B)    MATURITIES                                           2001      2000
-----------------    ----------                                          -------   -------
4.00%-6.50%          2002-2008........................................   $ 2,855   $ 4,599
6.55%-7.49%          2002-2037........................................     3,793     4,369
7.53%-8.50%          2002-2097........................................     3,141     3,370
8.60%-10.75%         2002-2038........................................     6,292     6,594
Variable rate        2002-2005........................................     3,309     3,388
                                                                         -------   -------
Total debentures, notes and trust preferred securities................    19,390    22,320
Other (see Note 14)...................................................       247       270
Unamortized discount, net.............................................      (311)       --
                                                                         -------   -------
Total long-term debt..................................................    19,326    22,590
Less currently maturing long-term debt................................     2,824     3,073
                                                                         -------   -------
Net long-term debt....................................................   $16,502   $19,517
                                                                         =======   =======

---------------

(a) At December 31, 2001 and 2000, these balances included $858 and $946, respectively, representing the remaining excess of the fair value over the recorded value of debt at the time of the TCI Merger and MediaOne Merger. The excess is being amortized to interest expense over the remaining lives of the underlying debt obligations.

(b) The actual interest paid on debt obligations may have differed from the stated amount due to interest rate swap contracts entered into to manage exposure to interest rate risk and other strategies used to reduce finance costs (see Note 10).

     Annual maturities at December 31, 2001, of the $19,326 in total long-term obligations are as follows:

2002........................................................  $2,824
2003........................................................   3,416
2004........................................................   3,343
2005........................................................   3,056
2006........................................................   1,107
Later years.................................................   5,580

  EXCHANGEABLE NOTES

     During 2001, AT&T Broadband Group, through ATTBLLC, issued exchangeable notes which are mandatorily redeemable at AT&T Broadband Group's option into shares of Cablevision NY Group Class A ("Cablevision NY") common stock or its cash equivalent (the "Cablevision NY Exchangeable Notes") and Rainbow Media Group Class A ("Rainbow Media Group") tracking stock or its cash equivalent (the "Rainbow Exchangeable Notes"). During 2000, AT&T Broadband Group, through ATTBLLC and MediaOne, issued debt which is mandatorily redeemable at AT&T Broadband Group's option into shares of Comcast common stock or its cash equivalent (the "Comcast Exchangeable Notes")

                                     XII-101

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and Microsoft Corporation ("Microsoft") common stock or its cash equivalent (the "Microsoft Exchangeable Notes"). During 1999 and 1998, MediaOne issued exchangeable notes which are mandatorily redeemable at AT&T Broadband Group's option into (i) Vodafone ADRs held by MediaOne, (ii) the cash equivalent, or
(iii) a combination of cash and Vodafone ADRs (the "Vodafone Exchangeable Notes"). The maturity value of the exchangeable notes varies based upon the fair market value of the security it is indexed to.

     Following is a summary of the Cablevision NY Exchangeable Notes outstanding at December 31, 2001, which are indexed to 26.9 million shares of Cablevision NY common stock:

Maturity Date...............................................    2004
Face value..................................................  $  970
Interest rate...............................................    6.50%
Put price per share.........................................  $36.05
Call price per share........................................  $43.98
Carrying value..............................................  $1,030

     At maturity, the Cablevision NY Exchangeable Notes will be redeemed, at AT&T Broadband Group's option, with (i) a number of shares of Cablevision NY common stock equal to the underlying shares multiplied by the exchange ratio, or
(ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Cablevision NY common stock is greater than the call price, the exchange ratio will be 0.8197;

          (b) If the fair market value of a share of Cablevision NY common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Cablevision NY common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Cablevision NY common stock.

     Following is a summary of the Rainbow Exchangeable Notes outstanding at December 31, 2001, which are indexed to 9.8 million shares of Rainbow Media Group tracking stock:

Maturity Date...............................................    2005
Face value..................................................  $  220
Interest rate...............................................    6.25%
Put price per share.........................................  $22.50
Call price per share........................................  $27.45
Carrying value..............................................  $  196

     At maturity, the Rainbow Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Rainbow Media Group tracking stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Rainbow Media Group tracking stock is greater than the call price, the exchange ratio will be 0.8197;

                                     XII-102

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (b) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of one share of Rainbow Media Group tracking stock.

     Following is a summary of the Comcast Exchangeable Notes outstanding at December 31, 2001 by year of maturity which are indexed to 25 million shares of Comcast common stock:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
Face value.................................................  $  371   $  314   $  329
Interest rate..............................................    6.75%    5.50%    4.63%
Put price per share........................................  $41.50   $41.06   $39.13
Call price per share.......................................  $49.80   $49.27   $46.96
Carrying value at:
  December 31, 2001........................................  $  320   $  277   $  286
  December 31, 2000........................................  $  371   $  314   $  329

     At maturity, the Comcast Exchangeable Notes will be redeemed, at AT&T's option, into (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than the call price, the exchange ratio will be 0.8333;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of one share of Comcast common stock.

     Following is a summary of the Comcast Exchangeable Notes outstanding at December 31, 2001, which are indexed to 22.3 million shares of Comcast common stock:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
Face value.................................................  $  267   $  267   $  267
Interest rate..............................................    6.76%    6.80%    6.84%
Put price per share........................................  $35.89   $35.89   $35.89
Call price per share.......................................  $50.64   $58.39   $67.97
Carrying value at:
  December 31, 2001........................................  $  244   $  244   $  245
  December 31, 2000........................................  $  267   $  267   $  267

     At maturity, such Comcast Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange

                                     XII-103

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than or equal to the call price, the exchange ratio will be a fraction the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of one share of Comcast common stock over the call price, and the denominator of which is equal to the fair market value of one share of Comcast common stock;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than the call price but greater than the put price, the exchange ratio will be a fraction of which the numerator is equal to the put price, and the denominator of which is equal to the fair market value of one share of Comcast common stock.

     Following is a summary of the Microsoft Exchangeable Notes outstanding at December 31, 2001, which are indexed to 10 million shares of Microsoft common stock:

                      MATURITY DATE                         2003     2004      2005
                      -------------                        ------   -------   -------
Face value...............................................  $  227   $   226   $   226
Interest rate............................................    6.96%     7.00%     7.04%
Put price per share......................................  $67.87   $ 67.87   $ 67.87
Call price per share.....................................  $97.39   $111.64   $128.60
Carrying value at:
  December 31, 2001......................................  $  201   $   198   $   196
  December 31, 2000......................................  $  145   $   144   $   144

     At maturity, the Microsoft Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Microsoft common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of one share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of one share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction of which the numerator is equal to the put price, and the denominator of which is equal to the fair market value of one Microsoft common stock.

     In the third quarter of 2001, exchangeable notes that were indexed to a portion of holdings of Vodafone ADR securities matured. The carrying value of the notes was $2,337 at December 31, 2000. Prior to the settlement, the carrying value of the notes was $1,634. These notes were settled with approximately 70 million shares of Vodafone ADR's and $252 in cash. Approximately 57 million shares of

                                     XII-104

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the Vodafone ADR's used in the settlement were accounted for as "trading" securities and the remaining shares were accounted for as "available-for-sale" securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115")." The settlement resulted in a pretax loss of approximately $392 which was reclassified from other comprehensive income to investment (expense) income in the statement of operations.

     Following is a summary of the Vodafone Exchangeable Notes outstanding at December 31, 2001, which are indexed to Vodafone ADRs:

MATURITY DATE                                                  2002
-------------                                                 ------
Face value..................................................  $1,129
Interest rate...............................................     7.0%
Put price...................................................  $43.44
Call price..................................................  $51.26
Carrying value at:
  December 31, 2001.........................................  $  715
  December 31, 2000.........................................  $1,012

     The redemption formula for Vodafone Exchangeable Notes that mature in 2002, which are indexed to 26 million shares of Vodafone ADRs, is as follows:

          (a) If the fair market value of a Vodafone ADR is greater than or equal to the call price, each Vodafone exchangeable Note is equivalent to
     0.8475 of a Vodafone ADR;

          (b) If the fair market value of a Vodafone ADR is less than or equal to the put price, each Vodafone Exchangeable Note is equivalent to one Vodafone ADR; or

          (c) If the fair market value of a Vodafone ADR is less than the call price but greater than the put price, each Vodafone Exchangeable Note is equivalent to a fraction of a Vodafone ADR equal to (i) the put price divided by (ii) the fair market value of one Vodafone ADR.

     AT&T Broadband Group's exchangeable notes that are indexed to Cablevision NY, Comcast and Microsoft common stock and Rainbow Media Group are secured by AT&T Broadband Group's investments in Cablevision NY, Comcast, Microsoft and Rainbow Media Group. AT&T Broadband Group's exchangeable notes which are indexed to Vodafone ADRs are unsecured obligations, ranking equally in right of payment with all other unsecured and unsubordinated obligations of AT&T Broadband Group.

     These exchangeable notes are being accounted for as indexed debt instruments since the maturity value of the debt is dependent upon the fair market value of the underlying securities. These exchangeable notes contain embedded derivatives that require separate accounting as the maturity value of the debt is dependent upon the fair market value of the underlying Cablevision NY, Rainbow Media Group, Comcast, Microsoft and Vodafone ADR securities, as applicable. The economic characteristics of the embedded derivatives (i.e., equity like features) are not clearly and closely related to that of the host instruments (a debt security). As a result, the embedded derivatives are separated from the host debt instrument for valuation purposes and are carried at fair value within the host debt instrument. The embedded derivatives for Cablevision NY and Rainbow Media Group exchangeable notes are designated as cash flow hedges. These designated options are carried at fair value with changes in fair value recorded, net of income taxes, within other comprehensive income as a component of combined attributed net assets. There was no ineffectiveness recognized on the cash flow hedges. The Comcast, Microsoft, Vodafone and certain of the

                                     XII-105

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Cablevision NY and Rainbow Media Group options are undesignated and are carried at fair value with changes in fair value recorded in other (expense) income in the combined statement of operations.

     The options hedge the market risk of a decline in value of Cablevision NY, Rainbow Media Group, Comcast, Microsoft and Vodafone securities. The market risk of a decline in these securities, below the respective put prices has been eliminated. In addition, any market gains AT&T Broadband Group may earn have been limited to the call prices, with the exception of certain debt indexed to Comcast stock, the Cablevision NY stock, Rainbow Media Group and Vodafone ADRs, which provide for participation in a portion of the market gains above the call price.

     Since all the Cablevision NY and Rainbow Media Group securities and a portion of the Comcast, Microsoft and Vodafone securities are cost method investments being accounted for as "available-for-sale" securities under SFAS 115, changes in the maturity value of the options and the underlying securities are being recorded as unrealized gains or losses, net of income taxes, within other comprehensive income as a component of combined attributed net assets. The remaining portion of the Comcast, Microsoft and Vodafone securities are cost method investments being accounted for as "trading" securities and changes in the fair value of the options and the underlying securities are being recorded as net revaluation of securities within other (expense) income.

  OTHER EXCHANGEABLE NOTES

     During 2000, AT&T Broadband Group, through MediaOne, also entered into a series of purchased and written options to monetize its holdings of 21.9 million shares of Microsoft common stock and issued floating rate debt, which is attributed to AT&T Broadband Group. The carrying value of the debt outstanding at both December 31, 2001 and 2000 was $1,369, which pays interest at the three month London Inter-Bank Offered Rate ("LIBOR") plus 0.4%. The debt matures annually with $458 maturing in 2003 and 2004, and $453 maturing in 2005, and is repayable at AT&T's option in either Microsoft common stock or cash. (See note 10 for discussion of the purchased and written options.)

     In addition, during 1999 two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, entered into a series of purchased and written options on Vodafone ADRs contributed to them by MediaOne and issued floating rate debt. The carrying value of the debt outstanding at both December 31, 2001 and 2000 was $1,739, which pays interest at a three-month LIBOR plus 0.5%. This debt has been attributed to AT&T Broadband Group and matures in equal quarterly installments beginning in 2003 and ending in 2005. The assets of MediaOne SPC IV, which are primarily 29.1 million Vodafone ADRs, are only available to pay the creditors of MediaOne SPC IV. Likewise, the assets of MediaOne SPC VI, which are primarily
18.0 million Vodafone ADRs, are only available to pay the creditors of MediaOne SPC VI. MediaOne SPC IV and VI will generate cash to settle these notes by selling their Vodafone ADRs to the market (or to AT&T, at AT&T's option) and cash settle the option. (See note 10 for discussions of the purchased and written options.)

                                     XII-106

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

 SUBSIDIARY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY SUBORDINATED DEBT SECURITIES

     Certain subsidiary trusts (the "Trusts") of AT&T Broadband Group, through ATTBLLC and MediaOne, had preferred securities ("Trust Preferred Securities") outstanding at December 31, 2001 and 2000 as follows:

                                                                          CARRYING AMOUNT
                                                    INTEREST   MATURITY   ---------------
SUBSIDIARY TRUST                                      RATE       DATE      2001     2000
----------------                                    --------   --------   ------   ------
TCI Communications Financing I....................    8.72%      2045     $  527   $  528
TCI Communications Financing II...................   10.00%      2045        513      514
TCI Communications Financing III..................    9.65%      2027        380      357
TCI Communications Financing IV...................    9.72%      2036        204      204
MediaOne Financing A..............................    7.96%      2025         30       30
MediaOne Financing B..............................    8.25%      2036         28       28
MediaOne Finance II...............................    9.50%      2036        214      214
MediaOne Finance III..............................    9.04%      2038        504      504
                                                                          ------   ------
                                                                          $2,400   $2,379
                                                                          ======   ======

     The Trusts were created for the exclusive purpose of issuing the Trust Preferred Securities and investing the proceeds thereof into Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") of TCI and MediaOne. The Subordinated Debt Securities have interest rates equal to the interest rate of the corresponding Trust Preferred Securities. The TCI Communications Financing I and II Trust Preferred Securities were redeemable at face value beginning January and May 2001, respectively. The TCI Communications Financing III Trust Preferred Securities are callable at 104.825% of face value beginning in March 2007. TCI Communications Financing IV Trust Preferred Securities were callable at face value beginning in March 2002. Upon redemption of the Subordinated Debt Securities, the Trust Preferred Securities will be mandatorily redeemable. All of the MediaOne Subordinated Debt Securities are redeemable at a redemption price of $25.00 per security, plus accrued and unpaid interest. Upon redemption of the MediaOne Subordinated Debt Securities, the MediaOne Trust Preferred Securities are mandatorily redeemable at a price of $25.00 per share, plus accrued and unpaid distributions. The 7.96% MediaOne Subordinated Debt Securities became redeemable after September 11, 2000. The 9.50% and 8.25% MediaOne Subordinated Debt Securities became redeemable after October 29, 2001. The 9.04% MediaOne Subordinated Debt Securities are redeemable after October 28, 2003. The Trust Preferred Securities are recorded within short-term and long-term debt in the accompanying combined balance sheet. AT&T Broadband, LLC effectively provides a full and unconditional guarantee of all the TCI Trusts' obligations under the Trust Preferred Securities. In 2000, AT&T provided a full and unconditional guarantee on the outstanding securities issued by TCI Communications Financing I, II and IV. MediaOne has effectively provided a full and unconditional guarantee of the MediaOne trust obligations under the Trust Preferred Securities. In 2000, AT&T provided a full and unconditional guarantee of the MediaOne Trust Preferred Securities. Dividends accrued and paid on the Trust Preferred Securities aggregated $208, $182 and $114 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, and are included in interest expense in the accompanying combined statement of operations. AT&T has the right to defer interest payments up to 20 consecutive quarters; as a consequence, dividend payments on the Trust Preferred Securities can be deferred by the trusts during any such interest-payment period.

                                     XII-107

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     On February 26, 2002, AT&T announced that it was notifying holders that it will call TCI Communications Financing IV Trust Preferred Securities for early redemption on April 1, 2002. On February 28, 2002, AT&T called for early redemption the TCI Communications Financing I and II Trust Preferred Securities. On March 4, 2002, AT&T called for early redemption the MediaOne Financing A, Financing B and Financing II Trust Preferred Securities. At December 31, 2001, the TCI Communications Financing I, II and IV and MediaOne A, B and II Trust Preferred Securities were reclassed from long-term debt to short-term debt.

(8) MINORITY INTEREST

  PREFERRED STOCK OF SUBSIDIARIES

     Prior to the TCI Merger, TCI Pacific Communications Inc. ("Pacific"), an attributed entity of AT&T Broadband Group, issued 5% Class A Senior Cumulative Exchangeable preferred stock. Each share is exchangeable, from and after August 1, 2001, for 8.365 shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T), subject to certain antidilution adjustments. Additionally, Pacific may elect to make any dividend, redemption or liquidation payment in cash, shares of AT&T common stock or a combination of the foregoing. Dividends on the Pacific preferred stock were $31 for both the years ended December 31, 2001 and 2000 and $26 for the ten months ended December 31, 1999 and are reflected in minority interest income (expense) in the accompanying combined statements of operations. The Pacific preferred stock is reflected within minority interest in the accompanying combined balance sheets and aggregated $2.1 billion at December 31, 2001 and 2000.

     As of December 31, 2001, 59,187 shares of the Pacific preferred stock had been exchanged for 494,808 shares of AT&T common stock. At December 31, 2001 and 2000 there were 6.2 million and 6.3 million shares outstanding, respectively, out of 6.3 million shares authorized. Pacific has elected to exercise its right to redeem all outstanding shares of the Pacific preferred stock that have not been exchanged as of April 26, 2002, at a price of $102.50 per share plus accrued dividends of $0.96 per share. The redemption price will be paid in AT&T common stock, up to a maximum of the 52.3 million shares which were registered with the Securities and Exchange Commission in February of 2002, with any shortfall paid in cash.

  CENTAUR FUNDING CORPORATION

     Prior to the MediaOne Merger, Centaur Funding Corporation ("Centaur"), a subsidiary of MediaOne, issued three series of preferred shares, the Auction Market Preference Shares, Series A ("Series A Shares"), the 9.08% Cumulative Preference Shares, Series B (the "Series B Shares"), and the Preference Shares, Series C (the "Series C Shares"). Centaur was created for the principal purpose of raising capital through the issuance of preferred shares and investing those proceeds into notes issued by MediaOne SPC II, a subsidiary of MediaOne. Principal and interest payments from the notes are expected to be Centaur's principal source of funds to make dividend and redemption payments on the preferred shares. In addition, the dividend and redemption payments on the preferred shares will be determined by reference to the dividend and redemption activity of the preferred stock of AirTouch Communications, Inc. ("ATI shares") held by MediaOne SPC II. AirTouch Communications, Inc. is a subsidiary of Vodafone. Payments on the preferred shares are neither guaranteed nor secured by MediaOne or AT&T. The assets of MediaOne SPC II, which include the ATI shares, are only available to pay creditors of MediaOne SPC II. Centaur and MediaOne SPC II are attributed entities of AT&T Broadband Group.

                                     XII-108

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2001 and 2000, the following Centaur preferred securities, which have been attributed to AT&T Broadband Group, were outstanding:

                                                                               CARRYING AMOUNT
                                                                   SHARES      ---------------
                                 DIVIDEND RATE   MATURITY DATE   OUTSTANDING    2001     2000
                                 -------------   -------------   -----------   ------   ------
Series A Shares................   Variable          None            400        $  100   $  100
Series B Shares................    9.08%         April 2020       934,500         927      927
Series C Shares................     None         April 2020       715,500         127      118
                                                                               ------   ------
                                                                               $1,154   $1,145
                                                                               ======   ======

     The Series A Shares have a liquidation value of $250 thousand per share and dividends are payable quarterly when declared by Centaur's Board of Directors out of funds legally available. The Series B Shares have a liquidation value of $1 thousand per share and dividends are payable quarterly in arrears when declared by Centaur's Board of Directors out of funds legally available. In addition, dividends may be declared and paid only to the extent dividends have been declared and paid on the ATI shares. The Series C Shares have a liquidation value of $1 thousand per share at maturity. The value of the Series C Shares will be accreted to its liquidation value upon maturity. The Series B Shares rank equally with the Series C Shares as to the redemption payments and upon liquidation. The Series B and Series C Shares rank senior to the Series A Shares and the common stock shares of Centaur as to the redemption payments and upon liquidation. The Series B Shares rank senior to the Series A Shares and the common shares with respect to dividend payments. The preferred shares issued by Centaur are recorded within minority interest in the accompanying combined balance sheets at December 31, 2001 and 2000.

     Dividends on the preferred shares were $99 and $55 for the years ended December 31, 2001 and 2000 and were included within minority interest income (expense) in the accompanying combined statements of operations.

(9) COMPANY-OBLIGATED CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES

     On June 16, 1999, AT&T Finance Trust I (the "AT&T Trust"), a wholly owned subsidiary of AT&T completed the private sale of 100 million shares of 5.0% cumulative quarterly income preferred securities ("Quarterly Preferred Securities") to Microsoft. Proceeds from the issuance were invested by the AT&T Trust in junior subordinated debentures ("Debentures") issued by AT&T due 2029, which represent the sole asset of the AT&T Trust. The Quarterly Preferred Securities have been attributed to AT&T Broadband Group.

     The Quarterly Preferred Securities pay dividends at an annual rate of 5.0% of the liquidation preference of $50 per security, and are convertible at any time prior to maturity into 88.016 million shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless, Services, Inc. from AT&T). The Quarterly Preferred Securities are subject to mandatory redemption upon repayment of the Debentures at maturity or their earlier redemption. The conversion feature can be terminated, under certain conditions, after three years.

     The Debentures make a quarterly payment in arrears of 62.5 cents per security on the last day of March, June, September and December of each year. AT&T has the right to defer such interest payments up to 20 consecutive quarters. As a consequence, quarterly dividend payments on the Quarterly Preferred Securities can be deferred by the AT&T Trust during any such interest-payment period. If AT&T defers any interest payments, AT&T may not, among other things, pay any dividends on AT&T common stock until all interest in arrears is paid to the AT&T Trust.

                                     XII-109

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Dividends on the Quarterly Preferred Securities were $250, $250 and $135 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, and are reported within minority interest income (expense) in the accompanying combined statements of operations.

     On June 16, 1999, AT&T also issued to Microsoft 53 million warrants, each to purchase one share of AT&T common stock at a price of $57 per share at the end of three years (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T). Alternatively, the warrants are exercisable on a cashless basis. If the warrants are not exercised on the three-year anniversary of the closing date, the warrants expire.

     A discount on the Quarterly Preferred Securities equal to the value of the warrants of $306 was recognized at the issuance date and is being amortized over the 30-year life of the Quarterly Preferred Securities as a component of minority interest income (expense) in the accompanying combined statements of operations.

     In connection with the AT&T Comcast Merger (see note 1), AT&T Comcast will assume the Quarterly Preferred Securities. In conjunction with the AT&T Comcast Merger, Microsoft has agreed to convert the Quarterly Preferred Securities into 115 million shares of AT&T Comcast common stock.

(10) FINANCIAL INSTRUMENTS

  ADOPTION OF SFAS 133

     Effective January 1, 2001, AT&T Broadband Group adopted SFAS 133 and its corresponding amendments under SFAS No. 138. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The adoption of SFAS 133 on January 1, 2001, resulted in a pretax cumulative effect decrease to net loss of $371 ($229 net-of-tax).

     AT&T Broadband Group's cumulative effect decrease to net loss of $229 was attributable primarily to equity based derivative instruments related to indexed debt instruments and warrants held in both public and private companies. Included in the after tax cumulative effect benefit of $229 was a $185 benefit for the changes in valuations of both embedded and non-embedded net purchased options related to indexed debt instruments and $44 benefit for recording the fair value of warrants.

     Upon adoption, as permitted by SFAS 133, AT&T Broadband Group reclassified $9.3 billion of securities from "available-for-sale" to "trading". This reclassification resulted in the recognition, in the statement of operations, of losses previously recorded within accumulated other comprehensive income. A portion of the loss ($1,638 pretax; $1,005 net-of-tax) was recorded as part of the cumulative effect of adoption. This loss completely offset a gain for amounts also previously recorded within accumulated other comprehensive income on the indexed debt obligation that had been considered a hedge of Comcast, Microsoft and Vodafone "available-for-sale" securities. The reclassification of securities also resulted in a pretax charge of $1,154 ($708 net-of-tax) recorded in other (expense) income.

  FINANCIAL INSTRUMENTS

     In the normal course of business, AT&T Broadband Group uses various financial instruments, including derivative financial instruments, for purposes other than trading. AT&T Broadband Group does not use derivative financial instruments for speculative purposes. Financial instruments used by AT&T Broadband Group include guarantees of debt, letters of credit, option contracts, equity hedges, warrants and interest rate swap agreements. Collateral is generally not required for these types of instruments.

                                     XII-110

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     By their nature, all such instruments involve risk, including the credit risk of nonperformance by counterparties. The maximum potential loss associated with such risk may exceed the amount recognized in the balance sheet. However, at December 31, 2001 and 2000, in management's opinion there was no significant risk of loss in the event of nonperformance of the counterparties to these financial instruments. AT&T Broadband Group controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures. AT&T Broadband Group does not have any significant exposure to any individual customer or counterparty, or any major concentration of credit risk related to any financial instruments.

  GUARANTEES OF DEBT

     From time to time, ATTBLLC and MediaOne may guarantee the debt of their subsidiaries and certain unconsolidated joint ventures. ATTBLLC has taken certain steps to support debt compliance with respect to obligations aggregating $1,461 at December 31, 2001 and 2000 of certain cable television partnerships in which ATTBLLC has a non-controlling ownership interest and which have been attributed to AT&T Broadband Group. Although there can be no assurance, management believes that it will not be required to meet its obligations under such guarantees. Total notional amounts of guarantees for ATTBLLC and MediaOne were $1,463 and $1,486 at December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000, there were no quoted market prices for similar agreements.

  LETTERS OF CREDIT

     Letters of credit are purchased guarantees that ensure performance or payment to third parties in accordance with specified terms and conditions. Management has determined that letters of credit do not create additional risk to AT&T Broadband Group. Outstanding letters of credit at December 31, 2001 and 2000 were $288 and $263, respectively. The fair values of letters of credit, based on fees paid to obtain the obligations, were immaterial at December 31, 2001 and 2000.

  INTEREST RATE SWAP AGREEMENTS

     Interest rate swaps which are usually designated as either cash flow or fair value hedges, are entered into to manage exposure to changes in interest rates. AT&T enters into swap agreements to manage the fixed/floating mix of the debt portfolio in order to reduce aggregate risk to interest rate movements. Interest rate swaps also allow funds to be raised at floating rates and effectively swap them into fixed rates that are generally lower than those available if fixed-rate borrowings were made directly. These agreements involve the exchange of fixed-rate for floating-rate payments without the exchange of the underlying principal amount. These floating-rate payments are based on rates tied to the LIBOR.

     The following table indicates the type of swaps in use at December 31, 2001 and 2000, the notional amounts, and their weighted average interest rates. Their average variable rates are those in effect at the reporting date and may change significantly over the lives of the contracts.

                                                              2001   2000
                                                              ----   ----
Fixed rate to variable rate swaps
  Notional amount...........................................  $500   $500
  Average receive rate......................................  9.68%  9.68%
  Average pay rate..........................................  4.02%  8.92%

     At December 31, 2001 the fair value and carrying value of the swaps was a liability of $25. Such swaps were valued using current market quotes that were obtained from dealers.

                                     XII-111

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EQUITY COLLARS

     In 2000, AT&T Broadband Group entered into three series of option agreements (the "Microsoft Collars") with a single bank counterparty to hedge exposure to 21.9 million shares of Microsoft common stock. The Microsoft Collars, combined with the underlying shares, secure a floating-rate borrowing from the counterparty, the face value of which is equal to the product of (i) the underlying shares multiplied by (ii) the put price. (See note 7 for discussion of the debt.)

     The Microsoft Collars are a series of purchased and written options that hedge a portion of AT&T Broadband Group's holdings in Microsoft common stock. The Microsoft Collars are undesignated for accounting purposes in accordance with SFAS 133 and are carried in the balance sheet at fair value, with unrealized gains or losses being recorded in other (expense) income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of shares of Microsoft common stock that are classified as "trading". The carrying value of the Microsoft Collars was $6 and $419 at December 31, 2001 and 2000, respectively. The fluctuation of the carrying value of the Microsoft Collars was primarily due to the change in the market prices of the underlying shares, which were $66.25 per share and $43.375 per share at December 31, 2001 and 2000, respectively, and the adoption of SFAS 133 which required the instruments to be valued at fair value rather than intrinsic value.

     The following is a summary of the Microsoft Collars outstanding at December 31, 2001:

MATURITY DATE                                               2003     2004      2005
-------------                                              ------   -------   -------
Put price per share......................................  $62.48   $ 62.48   $ 62.48
Call price per share.....................................  $86.26   $100.44   $118.36

     Since the Microsoft Collars and related debt are contracted with the same counterparty, the treatment is similar to a debt instrument with an embedded instrument and will be net settled as follows:

     At the expiration of the Microsoft Collars, AT&T Broadband Group will satisfy the debt and the net obligations of the Microsoft Collars under the floating-rate debt by delivering (i) a number of Microsoft shares equal to the underlying share amount multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at expiration in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock.

     Prior to the MediaOne Merger, two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, each entered into a series of option agreements (the "Vodafone Collars") with a single bank counterparty to hedge their exposure to
47.2 million Vodafone ADRs. In conjunction with the Vodafone Collars, MediaOne SPC IV and MediaOne SPC VI also issued floating-rate debt in a series of private placements, the face value of which is equal to the product of (i) the underlying shares multiplied by (ii) the put price. Simultaneous with the execution of the Vodafone Collars, MediaOne SPC IV and MediaOne SPC VI each entered into floating-to-fixed interest rate swaps in which future fixed payments

                                     XII-112

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

were prepaid by each of MediaOne SPC IV and MediaOne SPC VI at inception. Therefore, the on-going interest payments on the floating-rate notes are paid by the counterparty with no recourse to AT&T Broadband Group. These prepaid interest rate swaps are designated as cash flow hedges in accordance with SFAS 133.

     The Vodafone Collars are a series of purchased and written options that hedge a portion of AT&T Broadband Group's holdings in Vodafone ADRs. The Vodafone Collars are undesignated for accounting purposes in accordance with SFAS 133 and are carried in the balance sheet at fair value, with unrealized gains or losses being recorded to other (expense) income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of Vodafone ADRs that are classified as "trading" in accordance with SFAS
115. The carrying value of the Vodafone Collars was $462 and $(453) at December 31, 2001 and 2000 respectively. The fluctuation of the carrying value of the Vodafone Collars is primarily due to the change in the per share market price of the underlying ADRs, which was $25.68 per share and $35.81 per share at December 31, 2001 and 2000, respectively, and the adoption of SFAS 133, which required the instruments to be valued at fair value rather than intrinsic value.

     The following is a summary of the Vodafone Collars outstanding at December 31, 2001:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
MEDIAONE SPC IV VODAFONE COLLARS
Average put price per share................................  $34.06   $33.78   $33.53
Average call price per share...............................  $49.13   $48.85   $48.60
MEDIAONE SPC VI VODAFONE COLLARS
Average put price per share................................  $39.85   $39.86   $39.86
Average call price per share...............................  $57.72   $57.72   $57.73

     Since the Vodafone Collars and related debt are contracted with different counterparties, the instruments will be settled independently. MediaOne SPC IV and MediaOne SPC VI will satisfy its obligations to the floating-rate debt holders by delivering cash equal to the face value of the debt (see note 7). At the expiration of the Vodaphone Collars, MediaOne SPC IV and MediaOne SPC VI will cash settle its Vodaphone Collars with the counterparty. Cash settlement of the Vodafone Collars will be completed in the following manner:

          (a) If the fair market value of a Vodafone ADR is greater than the call price, MediaOne SPC IV or MediaOne SPC VI (as appropriate) will pay a sum of cash equal to the excess of the fair market value of a Vodafone ADR over the call price;

          (b) If the fair market value of a Vodafone ADR is less than the put price, the counterparty will pay to MediaOne SPC IV or MediaOne SPC VI (as appropriate) a sum of cash equal to the excess of the put price over the fair market price of a Vodafone ADR;

          (c) If the fair market value of a Vodafone ADR is less than or equal to the call price but greater than or equal to the put price, the Vodafone Collars will expire worthless and no cash payment will be made or received by MediaOne SPC IV or MediaOne SPC VI (as appropriate).

     The net value of (i) the sale of all Vodafone ADRs and (ii) the cash settlement of the Vodafone Collars will always be equal to or greater than the face value of the floating-rate notes. Any remaining cash will be retained by MediaOne SPC IV and MediaOne SPC VI and would become available to AT&T Broadband Group for general corporate purposes.

                                     XII-113

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EQUITY HEDGES

     Equity hedges are used to manage exposure to changes in equity prices associated with stock appreciation rights of previously affiliated companies and are undesignated in accordance with SFAS 133. The notional amount outstanding on these contracts at December 31, 2001 and 2000 was $340 and $370, respectively. These instruments are recorded at fair value based on market quotes and were liabilities of $71 and $87 at December 31, 2001 and 2000, respectively.

  WARRANTS

     AT&T Broadband Group may obtain warrants to purchase equity securities in other private and public companies as a result of certain transactions. Private warrants and public warrants that provide for net share settlement (i.e. allow for cashless exercise) are considered to be derivative instruments and recognized in the balance sheet at fair value in accordance with SFAS 133. Warrants are not eligible to be designated as hedging instruments because there is no underlying exposure. Instead, warrants are effectively investments in private and public companies. The fair value of warrants held by AT&T Broadband Group was $15 at December 31, 2001.

  DEBT AND PREFERRED SECURITIES

     The carrying value of debt maturing within one year approximates market value. The table below summarizes the carrying and fair values of long-term debt, excluding capital leases, and certain preferred securities. The market values of long-term debt were obtained based on quotes or rates available for debt with similar terms and maturities, and the market value of the preferred securities was based on market quotes. It is not practicable to estimate the fair market value of the Centaur Series A Shares, Series B Shares, Series C Shares and the Quarterly Preferred Securities that aggregated $5,874 and $5,855 at December 31, 2001 and 2000, respectively, as there are no current markets quotes available on these private placements.

                                                        2001                 2000
                                                 ------------------   ------------------
                                                 CARRYING    FAIR     CARRYING    FAIR
                                                  VALUE      VALUE     VALUE      VALUE
                                                 --------   -------   --------   -------
Debt, excluding capital leases.................  $19,079    $17,237   $22,182    $20,275
Pacific preferred stock........................  $ 2,100    $   948   $ 2,121    $   595

  DERIVATIVE IMPACTS

     For the year ended December 31, 2001, accumulated other comprehensive income, as a component of combined attributed net assets, net of taxes, included net unrealized losses of $224 relating to derivatives that are designated as cash flow hedges. This amount included net losses of $143 related to the ongoing fair value adjustments of equity based derivative instruments embedded in certain debt instruments and net losses of $81 related to certain swap transactions.

     For the year ended December 31, 2001, other (expense) income included net gains of $1,178, relating to ongoing fair value adjustments of undesignated derivatives. The fair value adjustments included net gains of $1,247 for derivatives instruments related to certain debt instruments and net losses of $69 for changes in the fair value of warrants. These gains were offset by net losses of $983 from the ongoing mark-to-market adjustments of the "trading" securities underlying the monetizations.

                                     XII-114

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(11) PENSION, POSTRETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

     As a result of the MediaOne Merger, AT&T sponsors a pension plan covering substantially all former MediaOne employees, and beginning in 2001, AT&T sponsors a pension plan covering substantially all AT&T Broadband Group employees. Pension benefits are principally based on pay and service. In addition, AT&T sponsors retiree benefit plans for certain former MediaOne employees.

     The following table shows the components of the net periodic benefit costs included in the accompanying combined statements of operations of AT&T Broadband
Group:

                                                               PENSION     POSTRETIREMENT
                                                              BENEFITS        BENEFITS
                                                             -----------   ---------------
                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                             -----------------------------
                                                             2001   2000    2001     2000
                                                             ----   ----   ------   ------
Service cost-benefits earned during the period.............  $ 31    $9      $1       $1
Interest cost on benefit obligations.......................    13     8       2        1
Credit for expected return on plan assets..................   (13)   (9)     (1)      --
Amortization of gains......................................     1    --      --       --
Net curtailment gains......................................    (1)   --      (1)      --
                                                             ----    --      --       --
Net periodic benefit cost..................................  $ 31    $8      $1       $2
                                                             ====    ==      ==       ==

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets, and a statement of the funded status:

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
CHANGE IN BENEFIT OBLIGATIONS:
Benefit obligation, beginning of year....................  $165   $ --    $ 35     $ --
Acquisition of MediaOne..................................    --    204      --       38
Service cost.............................................    31      9       1        1
Interest cost............................................    13      8       2        1
Plan amendments..........................................    --     (5)     --       --
Actuarial losses (gains).................................    --     17       3       (5)
Benefit payments.........................................   (46)   (68)     (1)      --
Curtailments.............................................    (6)     0      (1)      --
                                                           ----   ----    ----     ----
Benefit obligation, end of year..........................  $157   $165    $ 39     $ 35
                                                           ====   ====    ====     ====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets, beginning of year.............  $148   $ --    $  5     $ --
Acquisition of MediaOne..................................     0    205      --        5
Actual return on plan assets.............................   (12)   (12)     --       --
Employer contributions...................................     8     23      --       --
Benefit payments.........................................   (46)   (68)     (1)      --
                                                           ----   ----    ----     ----
Fair value of plan assets, end of year...................  $ 98   $148    $  4     $  5
                                                           ====   ====    ====     ====

                                     XII-115

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                                  AT DECEMBER 31,
                                                           -----------------------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
Unfunded benefit obligation..............................  $(59)  $(17)   $(35)    $(30)
Unrecognized net loss (gain).............................    56     38      (1)      (5)
Unrecognized prior service cost..........................    (4)    (5)     --       --
                                                           ----   ----    ----     ----
Net amount recorded......................................  $ (7)  $ 16    $(36)    $(35)
                                                           ====   ====    ====     ====

     The following table provides the amounts recorded in AT&T Broadband Group's combined balance sheet:

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                                  AT DECEMBER 31,
                                                           -----------------------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
Prepaid pension cost.....................................  $  8   $ 36    $ --     $ --
Benefit related liabilities..............................   (53)   (21)    (36)     (35)
Accumulated other comprehensive income...................    38      1      --       --
                                                           ----   ----    ----     ----
Net amount recorded......................................  $ (7)  $ 16    $(36)    $(35)
                                                           ====   ====    ====     ====

     The nonqualified pension plan had an unfunded accumulated benefit obligation of $19 at December 31, 2001.

     The assumptions in the following table were used in the measurement of the pension and postretirement benefit obligations and the net periodic benefit costs as applicable.

                                                              2001   2000
                                                              ----   ----
Weighted-average assumptions at December 31:
  Discount rate.............................................  7.25%  7.50%
  Expected return on plan assets............................  9.50%  9.50%
  Rate of compensation increase.............................  4.00%  4.00%

     A 9.5% rate of increase in the per capita cost of covered health-care benefits (the health-care cost trend rate) was assumed. This rate was assumed to gradually decline after 2001 to 5% by the year 2011 and then remain level. Assumed health-care cost trend rates have a significant effect on the amounts reported for the health-care plans. A one percentage point increase or decrease in the assumed health-care cost trend rate would increase or decrease the health-care component of the accumulated postretirement benefit obligation by $4 and $4, respectively. A one percentage point increase or decrease in the assumed health-care cost trend rate would not have a material impact on the service and interest-cost components of net periodic postretirement health-care benefit costs.

     AT&T also sponsors savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pretax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband Group contributions amounted to $54, $70 and $38 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999.

                                     XII-116

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(12) STOCK-BASED COMPENSATION PLANS

     Under AT&T's 1997 Long-term Incentive Program (the "Program"), AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options or AT&T Wireless Group tracking stock prior to the split-off of AT&T Wireless Group. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over two to three years and are exercisable up to 10 years from the date of grant.

     Under the Program, performance share units are awarded to key employees in the form of either common stock or cash at the end of a three-year period, based on AT&T's total shareholder return and/or certain financial-performance targets.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless Group as a separate, independently-traded company. The AT&T Wireless common stock held by AT&T was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. All outstanding AT&T common stock options granted prior to January 1, 2001 were treated in a similar manner. AT&T modified the terms and conditions of all outstanding stock option grants to allow the AT&T Wireless Group common stock options held by AT&T employees to immediately vest and become exercisable for their remaining contractual term.

     Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, and amended on May 23, 2001, AT&T is authorized to sell up to 105 million shares of AT&T common stock to its eligible employees through June 30, 2006. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Under the Plan, AT&T sold approximately 705 thousand, 506 thousand and 102 thousand shares to AT&T Broadband Group employees in 2001, 2000 and 1999, respectively.

     AT&T Broadband Group applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans other than for performance-based and restricted stock awards and stock appreciation rights ("SARs"). Stock based-compensation (expense) income for AT&T Broadband Group was $(4), $268 and $(366) for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively. These amounts included (expense) income of $(3), $269 and $(382) for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, related to grants of SARs of affiliated companies held by certain employees subsequent to the TCI Merger. AT&T entered into an equity hedge in 1999 to offset potential future compensation costs associated with such SARs. (Expense) income related to this hedge was $(16), $(324) and $227 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively.

     At December 31, 2001, there were 4.5 million AT&T stock options with 2.2 million tandem SARs outstanding that were originally assumed in connection with the MediaOne Merger. All of the SARs were exercisable at a price of $19.33. There were no SARs exercised during 2001 or 2000.

     AT&T Broadband Group has adopted the disclosure-only provisions of SFAS
123. If AT&T Broadband Group had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to AT&T Broadband Group employees, consistent with the provisions of

                                     XII-117

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

SFAS 123, AT&T Broadband Group's net loss would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                           YEAR ENDED       TEN MONTHS
                                                          DECEMBER 31,        ENDED
                                                         ---------------   DECEMBER 31,
                                                          2001     2000        1999
                                                         ------   ------   ------------
Net loss...............................................  $4,011   $5,390      $2,203

     The pro forma effect on net loss for 2001 includes $10 due to the conversion of AT&T common stock options in connection with the split-off of AT&T Wireless Group, and also includes $12 due to the accelerated vesting of AT&T Wireless Group stock options held by AT&T Broadband Group employees after the split-off.

     AT&T granted approximately 13.8 million, 13.4 million and 1.0 million stock options to AT&T Broadband Group employees during 2001, 2000 and 1999, respectively. At the date of grant, the weighted average exercise prices for AT&T stock options granted to AT&T Broadband Group employees during 2001, 2000 and 1999 were $22.46, $34.17 and $56.56, respectively. The weighted-average fair values at date of grant for AT&T stock options granted to AT&T Broadband Group employees during 2001, 2000 and 1999 were $7.13, $10.28 and $17.45, respectively, and were estimated using the Black-Scholes option-pricing model. The weighted-average risk-free interest rates applied for 2001, 2000 and 1999 were 4.71%, 6.24% and 5.26%, respectively. The following weighted-average assumptions were applied for 2001, 2000 and 1999, respectively: (i) expected dividend yields of 0.85%, 1.7% and 1.7% (ii) expected volatility rates of 36.5%, 33.9% and 28.6%, and (iii) expected lives of 3.8, 3.7 years and 5.7 years.

     In January 2002, AT&T modified its outstanding stock option agreements for AT&T stock options and other equity awards held by current AT&T Broadband employees to provide that upon the change in control of AT&T Broadband their stock options and other equity awards granted prior to January 1, 2002 will be immediately vested and exercisable through their remaining contractual terms. The potential compensation cost associated with this modification for current AT&T Broadband employees has been measured as of the modification date is approximately $50 pre-tax. The actual charge will be finalized and recorded by AT&T Broadband at the time of the change in control in connection with the anticipated merger with Comcast.

(13) INCOME TAXES

     AT&T Broadband Group is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates, as described in note 1.

                                     XII-118

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the provision (benefit) for income taxes are as follows:

                                                      YEAR ENDED
                                                     DECEMBER 31,      TEN MONTHS ENDED
                                                   -----------------     DECEMBER 31,
                                                    2001      2000           1999
                                                   -------   -------   -----------------
Federal:
  Current........................................  $  (245)  $  (786)        $(469)
  Deferred ......................................   (3,104)     (215)           64
                                                   -------   -------         -----
                                                    (3,349)   (1,001)         (405)
                                                   -------   -------         -----
State and local:
  Current........................................      (34)     (136)           22
  Deferred ......................................     (477)      (47)          (82)
                                                   -------   -------         -----
                                                      (511)     (183)          (60)
                                                   -------   -------         -----
Foreign:
  Current........................................        3         1            --
                                                   -------   -------         -----
Benefit for income taxes.........................  $(3,857)  $(1,183)        $(465)
                                                   =======   =======         =====

     AT&T Broadband Group also recorded current and deferred income tax benefits related to minority interest and net equity losses on other equity investments in the amounts of $100 and $37 for the years ended December 31, 2001, $100 and $370 for the years ended December 31, 2000 and $54 and $438 for the ten months ended December 31, 1999, respectively.

     The following table shows the principal reasons for the difference between the effective income tax rate and the United States federal statutory income tax rate:

                                                       YEAR ENDED
                                                      DECEMBER 31,     TEN MONTHS ENDED
                                                    ----------------     DECEMBER 31,
                                                     2001     2000           1999
                                                    ------   -------   ----------------
U.S. federal statutory income tax rate............      35%       35%          35%
Federal income tax benefit at statutory rate......  $3,077   $ 3,507        $ 642
Operating losses and charges relating to
  Excite@Home.....................................    (649)   (2,758)          --
Investment dispositions, acquisitions and legal
  entity restructuring............................     238       374           --
Deconsolidation of and put obligation settlement
  related to Excite@Home..........................   1,045        --           --
In-process research and development write-off.....      --        --         (208)
State and local income taxes, net of federal
  income tax benefit..............................     333       119           39
Amortization of intangibles.......................    (177)      (81)         (12)
Foreign rate differential.........................      (3)       --           --
Taxes on repatriated and accumulated foreign
  income, net of tax credits......................       3        --           --
Other.............................................     (10)       22            4
                                                    ------   -------        -----
Benefit for income taxes..........................  $3,857   $ 1,183          465
                                                    ======   =======        =====
Effective tax rate................................    43.9%     11.8%        25.3%
                                                    ======   =======        =====

                                     XII-119

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax liabilities are taxes AT&T Broadband Group expects to pay in future periods. Similarly, deferred income tax assets are recorded for expected reductions in taxes payable in future periods. Deferred income taxes arise because of differences in the book and tax bases of certain assets and liabilities. Deferred income tax liabilities and assets consist of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
LONG-TERM DEFERRED INCOME TAX LIABILITIES:
Property, plant and equipment...............................  $ 1,335   $ 1,319
Investments.................................................    8,130     9,148
Franchises..................................................   16,939    18,571
Other.......................................................    1,519     2,087
                                                              -------   -------
Total long-term deferred income tax liabilities.............   27,923    31,125
                                                              -------   -------
LONG-TERM DEFERRED INCOME TAX ASSETS:
Business restructuring......................................       13         3
Net operating loss/credit carryforwards.....................       80       509
Employee pensions and other benefits, net...................      330       520
Reserves and allowances.....................................       12        65
Valuation allowances........................................      (23)     (726)
Other.......................................................    1,701     2,204
                                                              -------   -------
Total long-term deferred income tax assets..................    2,113     2,575
                                                              -------   -------
Net long-term deferred income tax liabilities...............   25,810    28,550
                                                              -------   -------
CURRENT DEFERRED INCOME TAX LIABILITIES:
Investments.................................................       11       670
Other.......................................................        1         6
                                                              -------   -------
Total current deferred income tax liabilities...............       12       676
                                                              -------   -------
CURRENT DEFERRED INCOME TAX ASSETS:
Employee pensions and other benefits........................        4        22
Reserves and allowances.....................................       10        10
Valuation allowances........................................       --       (39)
Other.......................................................       36       197
                                                              -------   -------
Total current deferred income tax assets....................       50       190
                                                              -------   -------
Net current deferred income tax (liabilities) assets........       38      (486)
                                                              -------   -------
Total deferred income tax liabilities.......................  $25,772   $29,036
                                                              =======   =======

     The valuation allowance for deferred tax assets as of December 31, 2001 and 2000 was $23 and $765, respectively. The realization of AT&T Broadband Group's deferred tax assets is not dependent upon the consolidated tax group of AT&T. On a stand alone basis, AT&T Broadband Group has sufficient reversing taxable temporary differences to warrant recognition of its deferred tax assets without the need for any additional valuation allowance.

                                     XII-120

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2001, AT&T Broadband Group had federal net operating loss carryforwards of $4, expiring through 2013 and state net operating loss carryforwards of $60, expiring through 2016. AT&T Broadband Group also has federal tax credit carryforwards of $16 expiring through 2004. In connection with the TCI Merger, certain federal and state net operating loss carryforwards were subject to a valuation allowance of $23 at December 31, 2001. If, in the future, the realization of these acquired deferred tax assets becomes more likely than not, any reduction of the associated valuation allowance will be allocated to reduce franchise costs and other purchased intangibles.

     On September 30, 2001, the assets and liabilities of Excite@Home were deconsolidated from AT&T Broadband Group's consolidated balance sheet. Accordingly, AT&T Broadband Group's deferred income tax assets and liabilities at December 31, 2001, presented above, exclude any amounts related to Excite@Home.

(14) COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Management of AT&T Broadband Group believes that they have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     In the normal course of business AT&T Broadband Group is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, AT&T Broadband Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. These matters could affect the operating results of any one quarter when resolved in future periods. However, management believes after final disposition, any monetary liability or financial impact to AT&T Broadband Group beyond that provided for at year-end would not be material to AT&T Broadband Group's annual combined financial statements.

                                     XII-121

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group leases land, buildings and equipment through contracts that expire in various years through 2050. Rental expense under operating leases was $144, $122 and $68 for the years ended December 31, 2001 and 2000, and the ten months ended December 31, 1999, respectively. The following table shows the future minimum lease payments due under noncancelable operating and capital leases at December 31, 2001:

                                                              OPERATING   CAPITAL
                                                               LEASES     LEASES
                                                              ---------   -------
2002........................................................    $135       $ 58
2003........................................................     129         56
2004........................................................     117         52
2005........................................................      95         51
2006........................................................      77         36
Later years.................................................     270         36
                                                                ----       ----
Total minimum lease payments................................    $823        289
                                                                ====       ====
Less amount representing interest...........................                 42
                                                                           ----
Present value of net minimum lease payments.................               $247
                                                                           ====

     In addition, under certain real estate operating leases, AT&T Broadband Group could be required to make payments to the lessor up to $155 at the end of the lease term (lease terms range from 2002 through 2006). The actual amount paid, if any, would be reduced by amounts received by the lessor upon remarketing the property.

     In July 1997, ATTBLLC's predecessor, TCI, and ATTBLLC's subsidiary, Satellite Services, Inc., entered into a 25 year affiliation term sheet with Starz Encore Group (formerly Encore Media Group) pursuant to which AT&T Broadband Group may be obligated to make fixed monthly payments in exchange for unlimited access to Encore and Starz! programming. Starz Encore Group is a subsidiary of LMG, a former subsidiary of AT&T. The commitment, which is based on a fixed number of subscribers, increases annually from $306 in 2002 to $315 in 2003, and will increase annually through 2022 with inflation, subject to certain adjustments, including increases in the number of subscribers. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T Broadband Group's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T Broadband Group in future years are not presently estimable, and could be significant. By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also has raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed suit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The Court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the Court to lift the stay after April 30, 2002 and to proceed with the litigation.

     At December 31, 2001, an entity attributed to AT&T Broadband Group has an agreement with Motorola, Inc. to purchase a minimum of 1.6 million digital set-top devices at an average price of $234

                                     XII-122

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

per unit in 2002. During 2001, AT&T Broadband Group satisfied its obligation under a previous agreement with Motorola, Inc. to purchase set-top devices.

     AT&T Broadband Group is party to an agreement under which it purchases certain billing services from CSG Systems, Inc. ("CSG"). Unless terminated by either party pursuant to terms of the agreement, the agreement expires on December 31, 2012. The agreement calls for monthly payments which are subject to adjustments and conditions pursuant to the terms of the underlying agreements. The annual commitment under the agreement is $130 for 2002 and will increase annually with inflation.

(15) RELATED PARTY TRANSACTIONS

     As discussed in Note 1, AT&T provides necessary working capital requirements through intercompany debt and capital contributions to AT&T Broadband Group. These amounts are reflected in the accompanying combined balance sheets as short-term debt due to AT&T or a component of attributed net assets. Short-term debt due to AT&T and interest was assumed based upon the methodology outlined in Note 1. Intercompany debt was $3,959 and $5,830 at December 31, 2001 and 2000, respectively. Intercompany interest expense was $320, $323 and $91 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively.

     AT&T Consumer Services Group provides AT&T Broadband Group with sales support and customer care services at cost based prices. For the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, such amounts totaled $190, $89 and $121, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.

     In addition, AT&T Business Services Group provides AT&T Broadband Group with wireline communication and other services. For the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, charges for such services totaled $232, $104 and $31, respectively, and are included in costs of services in the accompanying combined statements of operations.

     Included in current liabilities at December 31, 2001 and 2000, was $2 and $98, respectively, related to amounts due AT&T Consumer Services Group and AT&T Business Services Group for the above described services.

     AT&T allocates general corporate overhead expenses, including finance, legal, marketing, use of the AT&T brand, planning and strategy and human resources to AT&T Broadband Group, as well as costs for AT&T employees who directly support the activities of the AT&T Broadband Group. Charges for such services amounted to $146, $159 and $120 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively. These amounts are included in selling, general and administrative expenses in the accompanying combined statements of operations and were determined based on methodology described in note 1.

     AT&T Broadband Group transferred $628 of marketable securities and equity investments and $180 of related deferred tax liabilities to AT&T through combined attributed net assets during the first quarter of 2001. No gain or loss was recorded on this transaction.

     In addition, AT&T Broadband Group had various related party transactions with LMG. Included in cost of services were programming expenses related to services from LMG. These expenses amounted to $199, $239 and $184 for the seven months ended July 31, 2001, the deemed effective date of the LMG spin-off from AT&T for accounting purposes, the year ended December 31, 2000 and the ten months ended December 31, 1999, respectively.

     On October 2, 2000, AT&T Broadband Group, through MediaOne, completed the sale of several equity interests in international ventures acquired as a result of the MediaOne Merger to the AT&T

                                     XII-123

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Wireless Group. Such interests were sold for approximately $1 billion, which was based upon a third party valuation. AT&T Broadband Group received 120,335,081 of AT&T common shares for sale of such equity interests. The AT&T Common stock received in such transaction has been included in combined attributed net assets. In connection with such sale, $196 of related deferred tax liabilities were transferred to AT&T Wireless Group. No gain or loss was recognized on the sale of such equity interests.

(16) NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations ("SFAS 141")," which supersedes Accounting Principles Board ("APB") Opinion No. 16. SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS 141 establishes criteria for the recognition of intangible assets separately from goodwill. These requirements are effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means January 1, 2002. The adoption of SFAS 141 will not have a material effect on AT&T Broadband Group's results of operations, financial position or cash flow.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets ("SFAS 142")," which supercedes APB Opinion No. 17. Under SFAS 142 goodwill and indefinite lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS 142 is effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means the standard will be adopted on January 1, 2002. In connection with the adoption of this standard, AT&T Broadband Group's unamortized goodwill balance and excess basis related to goodwill of equity method investments will no longer be amortized, but will continue to be tested for impairment. In addition, AT&T Broadband Group has determined that franchise costs are indefinite lived assets and therefore, as of January 1, 2002 will no longer be subject to amortization, but will continue to be tested for impairment. The adoption of SFAS 142 will have a significant impact on future operating results due to the cessation of goodwill and franchise cost amortization. The goodwill balance as of December 31, 2001 was $19.3 billion with related amortization expense for the year ended December 31, 2001, of $659. The excess basis related to AT&T Broadband Group's equity method investments as of December 31, 2001 was $3.0 billion with related amortization of $148. AT&T Broadband Group performed an impairment test on the goodwill balance as of January 1, 2002. In accordance with SFAS 142, the impairment test was performed by comparing the fair value of the reporting unit to its carrying value. As of January 1, 2002, the fair value of the reporting unit exceeded its carrying value, and therefore no impairment loss will be recognized upon adoption. The franchise cost balance as of December 31, 2001 was $42.8 billion with related amortization expense for the year ended December 31, 2001 of $1,224. In accordance with SFAS 142, franchise costs were tested for impairment as of January 1, 2002, by comparing the fair values to the carrying values (at a market level). As a result of such tests, an impairment loss of $856, net of taxes of $530, will be recognized as a change in accounting principle in the first quarter of 2002.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143")." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002, which for AT&T Broadband Group means

                                     XII-124

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the standard will be adopted on January 1, 2003. AT&T Broadband Group does not expect that the adoption of this statement will have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144")," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121")." SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (i) can be distinguished from the rest of the entity and (ii) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 also amends Accounting Research Bulletin ("ARB") No. 51, "Consolidating Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for AT&T Broadband Group as of January 1, 2002. The adoption of SFAS 144 will not have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.

                                     XII-125

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                              FINANCIAL STATEMENTS

     AT&T Consumer Services Group is an integrated business of AT&T Corp. (AT&T) and is not a stand-alone entity. The combined financial statements included herein reflect the results of the proposed AT&T Consumer Services Group tracking stock. Separate financial statements are not required to be filed for tracking stocks. However, we have provided the financial statements in this document to provide additional disclosures to investors to allow them to assess the financial performance of AT&T Consumer Services Group. Presenting separate financial statements for AT&T Consumer Services Group does not indicate that we have changed title to any assets or responsibility for any liabilities, and does not purport to affect the rights of any of AT&T's creditors. Holders of AT&T Consumer Services Group tracking stock do not have claims against the assets of AT&T Consumer Services Group. Instead, AT&T Consumer Services Group shareholders own a separate class of AT&T common stock that is intended to reflect the financial performance and economic value of AT&T's consumer services' businesses.

                                     XII-126

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareowners of AT&T Corp.:

     In our opinion, the accompanying combined balance sheets and the related combined statements of income and changes in combined attributed net assets and of cash flows present fairly, in all material respects, the financial position of AT&T Consumer Services Group at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of AT&T Consumer Services Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     AT&T Consumer Services Group is a fully integrated business unit of AT&T Corp.; consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp. and reflect certain assumptions and allocations. Moreover, as indicated in Note 1, AT&T Consumer Services Group relies on AT&T Corp. for administrative, management and other services. The financial position, results of operations and cash flows of AT&T Consumer Services Group could differ from those that would have resulted had AT&T Consumer Services Group operated autonomously or as an entity independent of AT&T Corp. As more fully discussed in Note 1, the combined financial statements of AT&T Consumer Services Group should be read in conjunction with the audited consolidated financial statements of AT&T Corp.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
March 25, 2002

                                     XII-127

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                         COMBINED STATEMENTS OF INCOME

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
Revenue.....................................................   $15,079     $18,894     $21,753
Operating Expenses
Access and other connection.................................     4,040       5,204       6,223
Selling, general and administrative.........................     3,805       4,128       4,688
Costs of services and products (excluding depreciation of
  $165, $137 and $168 included below).......................     2,382       2,557       3,316
Depreciation and amortization...............................       200         167         184
Net restructuring and other charges.........................        31          97           7
Total operating expenses....................................    10,458      12,153      14,418
Operating income............................................     4,621       6,741       7,335
Other income, net...........................................       189          81         208
Interest expense............................................       154         164          41
Income before income taxes..................................     4,656       6,658       7,502
Provision for income taxes..................................     1,783       2,546       2,869
Net income..................................................   $ 2,873     $ 4,112     $ 4,633

      The notes are an integral part of the combined financial statements.

                                     XII-128

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                            COMBINED BALANCE SHEETS

                                                                 AT DECEMBER 31,
                                                              ----------------------
                                                                2001         2000
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................   $    1       $   --
Receivables, less allowances of $267 and $410...............    1,595        2,681
Deferred income taxes.......................................      247          314
Other current assets........................................       83           68
Total Current Assets........................................    1,926        3,063
Property, plant and equipment, net of accumulated
  depreciation of $547 and $468.............................      129          170
Other assets................................................      289          310
Total Assets................................................   $2,344       $3,543

LIABILITIES
Accounts payable............................................   $  787       $1,133
Payroll and benefit-related liabilities.....................      168          149
Debt maturing within one year...............................       --           13
Other current liabilities...................................      380          475
Total Current Liabilities...................................    1,335        1,770
Long-term debt due to AT&T..................................      978        4,000
Deferred income taxes.......................................       48           29
Other long-term liabilities and deferred credits............      266          285
Total Liabilities...........................................    2,627        6,084
Combined attributed net liabilities.........................      283        2,541
Total Liabilities and Combined Attributed Net Liabilities...   $2,344       $3,543

      The notes are an integral part of the combined financial statements.

                                     XII-129

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                   COMBINED STATEMENTS OF CHANGES IN COMBINED
                      ATTRIBUTED NET (LIABILITIES) ASSETS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
Combined Attributed Net (Liabilities) Assets
  Balance at beginning of year..............................   $(2,541)    $ 1,070     $ 3,266
     Net income.............................................     2,873       4,112       4,633
     Dividends declared to AT&T.............................      (360)     (1,657)     (1,871)
     Contributions to AT&T, net.............................      (255)     (6,066)     (4,958)
  Balance at end of year....................................   $  (283)    $(2,541)    $ 1,070

      The notes are an integral part of the combined financial statements.

                                     XII-130

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES
Net income..................................................   $ 2,873     $ 4,112     $ 4,633
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Gains on sales of businesses and investments..............        --         (56)       (162)
  Net restructuring and other charges.......................        30          55           6
  Depreciation and amortization.............................       200         167         184
  Provision for uncollectible receivables...................       600         595         749
  Decrease (increase) in receivables........................       486        (161)       (954)
  (Decrease) increase in accounts payable...................      (346)        249         (55)
  Net change in other operating assets and liabilities......       (77)       (174)        (51)
Net Cash Provided by Operating Activities...................     3,766       4,787       4,350
INVESTING ACTIVITIES
Capital expenditures and other additions....................      (140)       (148)       (300)
Repayment of loan from AT&T.................................        --          --       1,580
Net dispositions of businesses..............................        --          15         125
Other investing activities, net.............................         1           1          (7)
Net Cash (Used in) Provided by Investing Activities.........      (139)       (132)      1,398
FINANCING ACTIVITIES
(Decrease) increase in long-term debt due to AT&T...........    (3,022)      3,100         900
Dividends paid to AT&T......................................      (366)     (2,031)     (1,808)
Contributions to AT&T, net..................................      (225)     (5,707)     (4,829)
Decrease in short-term borrowings, net......................       (13)        (23)         (5)
Net Cash Used in Financing Activities.......................    (3,626)     (4,661)     (5,742)
Net increase (decrease) in cash and cash equivalents........         1          (6)          6
Cash and cash equivalents at beginning of year..............        --           6          --
Cash and cash equivalents at end of year....................   $     1     $    --     $     6

      The notes are an integral part of the combined financial statements.

                                     XII-131

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS UNLESS OTHERWISE NOTED)

1.  BACKGROUND AND BASIS OF PRESENTATION

  BACKGROUND

     On October 25, 2000 AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units. On December 19, 2001, AT&T reaffirmed its commitment to creating a tracking stock designed to reflect the financial performance and economic value of AT&T Consumer Services Group. If the Consumer Services charter amendment is approved by the AT&T shareholders, AT&T expects to distribute some or all of the tracking stock to AT&T shareholders in 2002. However, our board of directors reserves the right to change the timing of the distribution. In addition, our board of directors reserves the right to not create or distribute shares of AT&T Consumer Services Group tracking stock, or to distribute less than all of these shares, even if shareholders approve the Consumer Services charter amendment proposal.

  BASIS OF PRESENTATION

     AT&T Consumer Services Group provides a variety of communications services to residential customers including long distance, local toll (intrastate calls outside the immediate local area) and Internet access. In addition, AT&T Consumer Services Group provides calling card, operator-handled calling services and, in certain areas, local phone services.

     AT&T Consumer Services Group is an integrated business of AT&T and is not a separate legal entity. These combined financial statements reflect the results of operations, financial position, changes in combined attributed net (liabilities) assets and cash flows of AT&T Consumer Services Group as if it were a separate entity for all periods presented. The combined financial statements of AT&T Consumer Services Group were prepared in accordance with Generally Accepted Accounting Principles. The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in combined attributed net (liabilities) assets and cash flows of AT&T Consumer Services Group had it been a separate, stand-alone entity during the periods presented. These financial statements should be read in conjunction with AT&T's 2001 annual consolidated financial statements included elsewhere in this document.

     The combined financial statements of AT&T Consumer Services Group reflect the assets, liabilities, revenue and expenses directly attributable to AT&T Consumer Services Group, as well as allocations deemed reasonable by management, to present the results of operations, financial position and cash flows of AT&T Consumer Services Group on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate. All significant intercompany accounts and transactions within AT&T Consumer Services Group have been eliminated. Earnings per share disclosure has not been presented as AT&T Consumer Services Group is a business unit of AT&T and earnings per share data is not considered meaningful.

     The combined financial statements of AT&T Consumer Services Group primarily include the results of the following legal entities: AT&T Communications of the Southern States Inc., AT&T Communications of the Southwest, Inc., AT&T Puerto Rico, AT&T Virgin Islands, AT&T Communications companies in other jurisdictions and certain attributed assets of AT&T Corp.

     Debt has been allocated to AT&T Consumer Services Group based on AT&T's future view of AT&T's debt position after taking into account the significant deleveraging activities of AT&T Corp. This allocation took into account the following factors: prospective financing requirements, working capital and capital expenditure requirements, equity issuances and comparable company profiles. Changes in historical

                                     XII-132

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

debt levels are based, in general, on historical cash flows generated by this entity in relation to total AT&T. Such cash flows include acquisitions, dividend payments, capital expenditures and cash flows from operations. For purposes of this allocation, certain "corporate" activities were deemed to be partially funded by this entity by contributing proceeds to the parent for these activities. These activities included the repurchase of common shares by AT&T and cash payments associated with the TCI merger and the MediaOne acquisition. The interest expense on the allocated debt was calculated based on a rate intended to be equivalent to the rate AT&T Consumer Services Group would have received if it were a stand-alone entity. Long term debt due to AT&T matures in 2004, however, AT&T Consumer Services Group has the option to repay this debt prior to its stated maturity. Due to the expected positive operating cash flow of AT&T Consumer Services Group, the level of debt of AT&T Consumer Services Group in the future is expected to be significantly lower than the level at December 31, 2001.

     As a result of the above methodology, AT&T Consumer Services Group may advance funds to AT&T Corp. These advances are accounted for as borrowings between the entities and bear interest at a market rate that is substantially equal to the rate at which AT&T would be able to borrow from third parties on debt with similar maturities.

     General corporate overhead related to AT&T's Corporate headquarters and common support divisions has been allocated to AT&T Consumer Services Group as it was not deemed practicable to specifically identify such common costs to AT&T Consumer Services Group. The allocation of corporate overhead is divided into an allocation of shared services (e.g., payroll and accounts payable) and other corporate overhead. Costs of shared services are allocated to AT&T Consumer Services Group based on transaction based prices. Other corporate overhead is allocated to AT&T Consumer Services Group based on the ratio of AT&T Consumer Services Group's external costs and expenses adjusted for any functions that AT&T Consumer Services Group performs on its own. The costs of these services charged to AT&T Consumer Services Group are not necessarily indicative of the costs that would have been incurred by AT&T Consumer Services Group had they performed these functions entirely as a stand-alone entity, nor are they indicative of costs that will be charged or incurred in the future. However, management believes that such allocations are reasonable.

     AT&T Consumer Services Group purchases network related services from AT&T at cost-based prices, which approximate market prices.

     AT&T performs cash management functions on behalf of AT&T Consumer Services Group. Substantially all of AT&T Consumer Services Group's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of combined attributed net (liabilities) assets, after giving effect to the allocation of debt described above.

     Changes in combined attributed net (liabilities) assets primarily represent net transfers to or from AT&T, after giving effect to the net income or loss of AT&T Consumer Services Group during the period, and were primarily assumed to be settled in cash.

     Consolidated income tax provision, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to AT&T Consumer Services Group based principally on the taxable income and tax credits directly attributable to AT&T Consumer Services Group, essentially a stand-alone presentation. AT&T Business Services Group and AT&T Consumer Services Group will, prior to the issuance of any shares of AT&T Consumer Services Group tracking stock, enter into a tax sharing agreement which, consistent with the principles described in the preceding sentence, will provide for tax sharing payments based on the tax expense or tax benefit of a hypothetical affiliated group consisting of AT&T Business Services Group and AT&T Consumer Services Group. Based on this agreement, the

                                     XII-133

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

consolidated tax liability before credits is allocated between the groups, based on each group's contribution to consolidated taxable income of the hypothetical group. Consolidated tax credits of the hypothetical group are allocated between groups based on each group's contribution to each tax credit.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     AT&T Consumer Services Group recognizes long distance and local services revenue based upon minutes of traffic processed or contracted fee schedules. AT&T Consumer Services Group recognizes revenue as services are rendered or as products are delivered to and are accepted by customers and when services are provided in accordance with contract terms. Customer activation fees, along with related costs up to but not exceeding the revenue, are deferred and amortized over the customer relationship period. AT&T Consumer Services Group records revenue net of an estimate for unbillable accounts.

  ADVERTISING AND PROMOTIONAL COSTS

     AT&T Consumer Services Group expenses costs of advertising and promotions, including cash incentives used to acquire customers, as incurred. Advertising and promotional expenses were $947, $930 and $1,085 in 2001, 2000 and 1999, respectively. Of these amounts, $236, $288 and $320 were cash incentives to acquire customers in 2001, 2000 and 1999, respectively.

  CASH EQUIVALENTS

     AT&T Consumer Services Group considers all highly liquid investments with original maturities of generally three months or less to be cash equivalents.

  CASH FLOWS

     For purposes of the combined statements of cash flows, transactions between AT&T Consumer Services Group and AT&T, other than dividends, have been accounted for as having been settled in cash at the time the transaction was recorded by AT&T Consumer Services Group.

  PROPERTY, PLANT AND EQUIPMENT

     AT&T Consumer Services Group states property, plant and equipment at cost. Costs of additions and substantial improvements to property, plant and equipment are capitalized. The costs of maintenance and repairs of property, plant and equipment is charged to operating expense. Depreciation is determined based upon the assets' estimated useful lives using either the group or unit method. AT&T Consumer Services Group's property, plant and equipment consists primarily of certain communications and network equipment. The useful lives of communications and network equipment range from three to 15 years. The group method is used for the majority of communications and network equipment. Support assets are depreciated using the unit method over useful lives which range from three to seven years. Under the group method a specific asset group has an average life. The depreciation rate is developed based on the average useful life for the specific asset group. This method requires the periodic revision of depreciation rates. Under the unit method assets are depreciated based on the useful life of the individual asset. When AT&T Consumer Services Group sells or retires assets depreciated using the group method, the cost is deducted from property, plant and equipment and charged to accumulated depreciation, without recognition of a gain or loss. When AT&T Consumer Services Group sells assets that were depreciated using the unit method, we include the related gains or losses in other income (expense). All plant and equipment, including capitalized software, is depreciated on a straight-line basis.

                                     XII-134

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SOFTWARE CAPITALIZATION

     Certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. These costs are included within other assets and are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred. AT&T Consumer Services Group also capitalizes initial operating-system software costs and amortizes them over the life of the associated hardware. AT&T Consumer Services Group also capitalizes costs associated with the development of application software incurred from the time technological feasibility is established until the software is ready to provide service to customers. These capitalized costs are included in property, plant and equipment and are amortized over a useful life not to exceed five years.

  GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. AT&T Consumer Services Group amortizes goodwill on a straight-line basis over 10 years. Beginning in 2002, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," such goodwill will no longer be amortized, but will continue to be tested for impairment (see Note 13).

  INCOME TAXES

     AT&T Consumer Services Group is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates. AT&T Consumer Services Group's provision or benefit for income taxes is based upon its contribution to the overall income tax liability of AT&T and its affiliates as described in Note 1. Under the balance sheet method AT&T Consumer Services Group recognizes deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting basis and the tax basis of its assets and liabilities. Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment. When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, AT&T Consumer Services Group will provide a corresponding valuation allowance against the deferred tax asset.

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property, plant and equipment, goodwill, investments and software are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as long-term contracts, allowance for doubtful accounts, depreciation and amortization, employee benefit plans, taxes, restructuring reserves and contingencies.

                                     XII-135

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATIONS

     More than half of AT&T Consumer Services Group's prepaid card sales in 2001 were to a single vendor under an agreement with a one-year term. Loss of this distribution channel could temporarily affect the results of AT&T Consumer Service Group's operations until a similar distribution channel could be found.

     In addition, AT&T Consumer Services Group currently obtains a significant portion of its transport services exclusively from AT&T Business Services Group. If AT&T Consumer Services Group were unable to procure such transport services, this could affect its ability to meet demand for its products which would have an adverse affect on its results.

     As of December 31, 2001, AT&T Consumer Services Group does not have any other significant concentration of business transacted with a particular customer, supplier or lender that could, if suddenly eliminated, severely impact AT&T Consumer Services Group's operations. AT&T Consumer Services Group also does not have a concentration of available sources of labor, services, or other rights that could, if suddenly eliminated, severely impact AT&T Consumer Services Group's operations.

3.  SUPPLEMENTARY FINANCIAL INFORMATION

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
INCLUDED IN DEPRECIATION AND AMORTIZATION
  Amortization of purchased intangibles.....................  $ 26     $21    $  9
  Amortization of goodwill..................................     9       9       7
INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  Research and development expenses.........................  $ 21     $59    $101
OTHER INCOME, NET
  Interest income...........................................    13      14      45
  Gains on sales of businesses and investments..............    --      56     162
  Proceeds from contract settlement.........................   139      --      --
  Miscellaneous, net........................................    37      11       1
  Total other income, net...................................  $189     $81    $208

The proceeds from contract settlement relate to the sale of AT&T Universal Card Services to Citigroup in 1998.

                                     XII-136

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                    SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                                   AT
                                                              DECEMBER 31,
                                                              -------------
                                                              2001    2000
                                                              -----   -----
OTHER ASSETS:
  Software development costs, net...........................  $158    $155
  Goodwill, net.............................................    70      81
  Other.....................................................    61      74
                                                              ----    ----
                                                              $289    $310
OTHER CURRENT LIABILITIES:
  Marketing incentives......................................  $188    $255
  Deferred revenue..........................................   107      98
  Other.....................................................    85     122
                                                              ----    ----
                                                              $380    $475

                      SUPPLEMENTARY CASH FLOW INFORMATION

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Interest payments..........................................  $  154   $  164   $   41
Income tax payments........................................  $1,783   $2,546   $2,869

4.  ACQUISITIONS AND DISPOSITIONS

     In 1999, AT&T Consumer Services Group purchased certain assets of SmarTalk Teleservices, Inc., a leading seller of prepaid calling cards. The difference between the purchase price and the fair value of net assets acquired has been recorded as goodwill in the accompanying financial statements. Also in 1999, AT&T Consumer Services Group sold its Language Line Services business for a gain of $153, which is reflected in "Other income, net" in the combined statements of income.

5.  NET RESTRUCTURING AND OTHER CHARGES

     During 2001, AT&T Consumer Services Group recorded $31 of net restructuring and other charges, which represented restructuring and exit costs in conjunction with AT&T's continued cost reduction initiatives, primarily related to headcount reductions, including the consolidation of customer care, fraud investigation centers and call centers.

     The exit costs represent termination benefits associated with the separation of 666 employees, 91 of which were part of voluntary plans and 575 of which were part of involuntary plans. Approximately 25% of the individuals were management employees and 75% were nonmanagement employees. Approximately 12% of the employees affected by the 2001 restructuring charges left their positions as of December 31, 2001, and the remaining will leave the company throughout 2002.

                                     XII-137

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table displays the activity of the restructuring reserve account:

                                                               EMPLOYEE
                                                              SEPARATIONS
                                                              -----------
Balance at January 1, 1999..................................     $  5
  Additions.................................................        7
  Deductions................................................       (6)
Balance at December 31, 1999................................     $  6
  Additions.................................................       79
  Deductions................................................      (44)
Balance at December 31, 2000................................     $ 41
  Additions.................................................       31
  Deductions................................................      (32)
Balance at December 31, 2001................................     $ 40

     Deductions reflect cash payments of $6, $44 and $22 for 1999, 2000, and 2001, respectively. These payments included cash termination benefits of $0, $42 and $22 for the years ended December 31, 1999, 2000 and 2001, respectively, which were primarily funded through cash from operations. Deductions in 2001 also included $10 of non-cash utilization primarily associated with management separation benefits in connection with U.S. based managers expected to be funded through AT&T's pension assets.

     During 2000, AT&T Consumer Services Group recorded $97 of net restructuring and other charges, which included $18 of asset impairment charges related to the write-down of unrecoverable assets in certain businesses where the carrying value was no longer supported by estimated future cash flows and $79 for restructuring and exit costs. The restructuring and exit plans primarily focused on the maximization of synergies through headcount reductions, including the consolidation of customer-care and call centers. Included in exit costs was $79 of cash termination benefits associated with the involuntary separation of about 1,300 employees. Approximately 65% of the individuals were management employees and 35% were nonmanagement employees.

     During 1999, AT&T Consumer Services Group recorded $7 of net restructuring and other charges. This $7 charge for restructuring and exit costs was recorded in conjunction with AT&T's initiative to reduce costs. The restructuring and exit plans primarily focused on the maximization of synergies through headcount reductions, including the consolidation of customer care and call centers. The exit costs represent cash termination benefits associated with the separation of 164 employees as part of involuntary termination plans. All of the terminations were nonmanagement employees.

6.  SECURITIZATION OF RECEIVABLES

     On June 20, 2001, AT&T amended an existing accounts receivable securitization program for a new 364-day term providing for up to $500 of funding. Under the program, AT&T Consumer Services Group accounts receivable were sold on a discounted, revolving basis, to a special purpose, wholly-owned subsidiary, which assigns interests in such receivables to unrelated third-party financing entities. The securitization proceeds were recorded as debt by AT&T. At December 31, 2001 such debt was $500 and was collateralized by approximately $900 of accounts receivable. In January 2002, approximately $300 of the debt was repaid.

                                     XII-138

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED PARTY TRANSACTIONS

     AT&T Consumer Services Group purchases network related services from AT&T at cost-based prices, which approximate market prices. In 2001, 2000 and 1999, these amounts totaled $601, $846 and $1,249, respectively, and are reflected within costs of services and products in the combined statements of income. There are no inter-entity payables for these services as amounts are deemed to be settled in cash.

     AT&T Consumer Services Group purchases sales and sales support, customer care, billing, and research and development services from AT&T Business Services Group at cost-based prices, which approximate market prices. In 2001, 2000 and 1999, these amounts totaled $497, $445 and $704, respectively, and are reflected within selling, general and administrative (SG&A) expenses in the combined statements of income. There are no inter-entity payables for these services as amounts are deemed to be settled in cash.

     AT&T has allocated general corporate overhead expenses related to AT&T's corporate headquarters and common support division to AT&T Consumer Services Group. In 2001, 2000 and 1999, these amounts totaled $234, $244 and $335, respectively, and are reflected within SG&A. There are no inter-entity payables for these services as amounts are deemed to be settled in cash.

     AT&T Consumer Services Group purchased receivables from AT&T Wireless Services and provided customer care and billing services to AT&T Wireless Services at cost-based prices, through the split-off date, which approximate market prices. For the period January 1 through July 9, 2001 (the date AT&T completed the split-off of AT&T Wireless as a separate, independently-traded company), these customer care and billing services totaled $32. In 2000 and 1999, these amounts totaled $88 and $77, respectively, and are reflected as a reduction of SG&A expenses in the combined statements of income. Because of the aforementioned split-off of AT&T Wireless, there were no accounts payable at December 31, 2001. Included within accounts payable at December 31, 2000 was $79.

     AT&T Consumer Services Group provides AT&T Broadband Group with sales support and customer care services at cost-based prices, which approximate market prices. In 2001, 2000 and 1999, these amounts totaled $190, $89 and $121, respectively, and are reflected as a reduction of SG&A expenses in the combined statements of income. There were no inter-entity receivables from AT&T Broadband Group at December 31, 2001; included in accounts receivable at December 31, 2000 was $130. AT&T Consumer Services Group provides billing and collections services on behalf of AT&T Broadband Group. Included within accounts payable at December 31, 2001 and 2000 were $1 and $48, respectively.

     AT&T invests excess cash of AT&T Puerto Rico and AT&T Virgin Islands on their behalf. Notes receivable related to this cash, included within accounts receivable at December 31, 2001 and 2000 were $152 and $262, respectively.

8.  PENSION, POSTRETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

     The majority of AT&T Consumer Services Group's employees participate in AT&T's noncontributory defined benefit pension plans and postretirement benefit plans. Pension benefits for management employees are principally based on career-average pay. Pension benefits for occupational employees are not directly related to pay. AT&T's benefit plans for current and certain future retirees include health care benefits, life insurance coverage and telephone concessions.

     For purposes of allocating a portion of AT&T's net pension and postretirement periodic benefit cost to AT&T Consumer Services Group's financial statements, certain estimates were made as of December 31, 2001, 2000 and 1999 of AT&T Consumer Services Group's share of AT&T's pension and postretirement assets and benefit obligations related to AT&T Consumer Services Group's active employees. Based on

                                     XII-139

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

this methodology, AT&T Consumer Services Group's share of AT&T's net pension and postretirement periodic benefit cost (credit) was $2 and $11 in 2001, $(14) and $11 in 2000, and $(11) and $17 in 1999, respectively.

     AT&T Consumer Services Group's employees are also eligible to participate in savings plans sponsored by AT&T. The plans allow employees to contribute a portion of their pretax and/or after-tax income in accordance with specified guidelines. AT&T matches a certain percentage of employee contributions, up to certain limits. AT&T Consumer Services Group's expense related to the AT&T savings plans was $16 in 2001, $21 in 2000 and $26 in 1999.

9.  STOCK-BASED COMPENSATION PLANS

     Under the 1997 Long-term Incentive Program (Program), AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

     Under the Program, performance share units are awarded to key employees in the form of either common stock or cash at the end of a three-year period, based on certain financial-performance targets.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless Group as a separate, independently-traded company. The AT&T Wireless common stock held by AT&T was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. All outstanding AT&T common stock options granted prior to January 1, 2001 were treated in a similar manner. AT&T modified the terms and conditions of all outstanding stock option grants to allow the AT&T Wireless common stock options held by AT&T employees to immediately vest and become exercisable for their remaining contractual term.

     Under the AT&T 1996 Employee Stock Purchase Plan (Plan), which was effective July 1, 1996, and amended on May 23, 2001, AT&T is authorized to sell up to 105 million shares of AT&T common stock to its eligible employees through June 30, 2006. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Under the Plan, AT&T sold approximately 385 thousand, 389 thousand and 311 thousand shares to AT&T Consumer Services Group's employees in 2001, 2000, and 1999, respectively.

     AT&T and AT&T Consumer Services Group applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for performance-based and restricted stock awards. Compensation costs charged against AT&T Consumer Services Group's results of operations were $5, $3, and $4 in 2001, 2000 and 1999, respectively.

     AT&T and AT&T Consumer Services Group have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If AT&T Consumer Services Group had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to AT&T Consumer Services Group's employees, consistent with the provisions of SFAS No. 123, AT&T

                                     XII-140

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Consumer Services Group's net income would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Net income.................................................  $2,840   $4,095   $4,621

     AT&T granted approximately 4.2 million, 5.2 million, and 2.5 million stock options to AT&T Consumer Services Group's employees during 2001, 2000 and 1999, respectively. At the date of grant, the weighted average exercise price for AT&T options granted to AT&T Consumer Services Group's employees during 2001, 2000 and 1999 were $22.22, $36.06 and $55.96, respectively. The weighted-average fair values at date of grant for AT&T options granted to AT&T Consumer Services Group's employees during 2001, 2000 and 1999 were $8.06, $12.41 and $15.53, respectively, and were estimated using the Black-Scholes option-pricing model. The weighted-average risk-free interest rates applied for 2001, 2000 and 1999 were 4.64%, 6.29% and 5.15%, respectively. The following assumptions were applied for 2001, 2000 and 1999, respectively: (i) expected dividend yields of 0.9%, 1.6% and 1.7% (ii) expected volatility rates of 36.9%, 33.6% and 28.5%, and (iii) expected lives of 4.8, 4.9 and 4.6 years.

10.  INCOME TAXES

     AT&T Consumer Services Group is not a separate legal entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates. (See Note 1). AT&T Consumer Services Group's provision for income taxes has been prepared as if the entity prepares separate tax returns for federal and state tax purposes.

     The following table shows the principal reasons for the difference between the effective income tax rate and the U.S. federal statutory income tax rate:

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
U.S. federal statutory income tax rate.....................   35.00%   35.00%   35.00%
Federal income tax at statutory rate.......................  $1,630   $2,330   $2,626
Foreign income taxes.......................................      22       21       26
Taxes on repatriated and accumulated foreign income, net of
  tax credits..............................................     (22)     (21)     (26)
State and local income taxes, net of federal income tax
  effect...................................................     151      216      244
Research and other credits.................................      (2)      (1)      (2)
Other differences, net.....................................       4        1        1
Provision for income taxes.................................  $1,783   $2,546   $2,869
Effective income tax rate..................................    38.3%    38.2%    38.2%

                                     XII-141

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The U.S. and foreign components of income from continuing operations before income taxes and the provision for income taxes are presented in this table:

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
INCOME BEFORE INCOME TAXES
  United States............................................  $4,774   $6,656   $7,497
  Foreign..................................................    (118)       2        5
  Total....................................................  $4,656   $6,658   $7,502
PROVISION FOR INCOME TAXES
Current
  Federal..................................................  $1,451   $2,150   $2,402
  State and local..........................................     223      327      366
  Foreign..................................................      22       21       26
Deferred
  Federal..................................................  $   76   $   42   $   65
  State and local..........................................      11        6       10
Provision for income taxes.................................  $1,783   $2,546   $2,869

     Deferred income tax liabilities are taxes AT&T Consumer Services Group expects to pay in future periods. Similarly, deferred income tax assets are recorded for expected reductions in taxes payable in future periods. Deferred income taxes arise because of differences in the book and tax basis of certain assets and liabilities.

                                     XII-142

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax liabilities and assets consist of the following:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
LONG-TERM DEFERRED INCOME TAX LIABILITIES
  Property, plant and equipment.............................   $ 30      $ 18
  Intangibles...............................................     53        60
  Other.....................................................     27         1
  Total long-term deferred income tax liabilities...........   $110      $ 79

LONG-TERM DEFERRED INCOME TAX ASSETS
  Employee Benefits.........................................   $ 43      $ 41
  Other reserves and allowances.............................     19         9
  Total long-term deferred income tax assets................   $ 62      $ 50
Net long-term deferred income tax liabilities...............     48        29

CURRENT DEFERRED INCOME TAX LIABILITIES
Total current deferred income tax liabilities...............   $  8      $  9

CURRENT DEFERRED INCOME TAX ASSETS
  Business restructuring....................................   $ 21      $ 17
  Employee benefits.........................................     36        23
  Other reserves and allowances.............................    182       256
  Advanced payments.........................................     16        27
Total current deferred income tax assets....................   $255      $323
Net current deferred income tax assets......................   $247      $314

11.  COMMITMENTS AND CONTINGENCIES

     In the normal course of business AT&T Consumer Services Group is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and the outcomes are not predictable with assurance. Consequently, AT&T Consumer Services Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. These matters could affect the operating results of any one quarter when resolved in future periods. However, AT&T Consumer Services Group believes that after final disposition, any monetary liability or financial impact to us beyond that provided for at year-end would not be material to AT&T Consumer Services Group's annual combined financial statements.

     AT&T Consumer Services Group leases equipment through contracts that expire in various years through 2004. Rental expense under operating leases was $11, $15 and $19 for the years ended December 31, 2001, 2000 and 1999, respectively.

     AT&T Consumer Services Group has various contracts that require minimum payments of $391 in 2002, $180 in 2003, $122 in 2004, $126 in 2005 and $104 in
2006. These figures include the Accenture Ltd. management contract signed in January 2002.

     AT&T has contracted obligations to utilize network facilities from local exchange carriers with terms greater than one year that AT&T Consumer Services Group operates under. These contracts are based on volumes and have penalty fees if certain volume levels are not met. AT&T would incur penalties to exit

                                     XII-143

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

these contracts in any given year in the amount of approximately $1.5 billion. A portion of any penalties associated with these contracts could be attributed to AT&T Consumer Services Group.

12. STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 133 ACCOUNTING FOR DERIVATIVES INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, AT&T Consumer Services Group adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its corresponding amendments under SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The adoption of SFAS No. 133 on January 1, 2001 did not have an impact on AT&T Consumer Services Group's financial statements.

13.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," which superceded Accounting Principles Board
(APB) Opinion No. 16. SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS No. 141 establishes criteria for the recognition of intangible assets separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on AT&T Consumer Services Group's results of operations, financial position or cash flows.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which supersedes APB Opinion No. 17. Under SFAS No. 142, goodwill and indefinite- lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS No. 142 is effective for AT&T Consumer Services Group as of January 1, 2002. In connection with the adoption of this standard, AT&T Consumer Services Group's unamortized goodwill balance will no longer be amortized, but will continue to be tested for impairment. The goodwill balance at December 31, 2001 was $70 and the related amortization in 2001 was $9. In accordance with SFAS No. 142, the goodwill was tested for impairment by comparing the fair value of AT&T Consumer Services Group to its carrying value. As of January 1, 2002, the fair value of AT&T Consumer Services Group exceeded its carrying value, therefore no impairment loss will be recognized upon implementation.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. For AT&T Consumer Services Group this means the standard will be adopted on January 1, 2003. AT&T Consumer Services Group does not expect that the adoption of this statement will have a material impact on AT&T Consumer Services Group's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 applies to all long-lived assets,

                                     XII-144

                          AT&T CONSUMER SERVICES GROUP
                        (AN INTEGRATED BUSINESS OF AT&T)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS No. 121, SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also amends ARB No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for AT&T Consumer Services Group as of January 1, 2002. The adoption of SFAS No. 144 will not have a material impact on AT&T Consumer Services Group's results of operations, financial position or cash flows.

                                     XII-145

                       REPORT OF INDEPENDENT ACCOUNTANTS
              ON ACCOMPANYING CONSOLIDATING CONDENSED INFORMATION

To the Board of Directors and
Shareowners of AT&T Corp.

     The report on our audit of the consolidated financial statements, in which we indicated the extent of our reliance on the report of other auditors, of AT&T Corp. and its subsidiaries at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, appears on page XII-1 of this document. That audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating condensed information that appears on pages XII-148 through XII-155 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. Accordingly, we do not express an opinion on the financial position, results of operations and cash flows of the individual companies. However, the consolidating condensed information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

PricewaterhouseCoopers LLP
New York, New York
March 25, 2002

                                     XII-146

                 CONSOLIDATING CONDENSED FINANCIAL INFORMATION

     In conjunction with the issuance of Liberty Media Group tracking stock, and the proposed issuance of AT&T Consumer Services Group tracking stock, AT&T has separated for financial reporting purposes in all periods the AT&T Common Stock Group, Liberty Media Group and AT&T Consumer Services Group. Below is the consolidating financial information reflecting the businesses of these individual groups, including the allocation of expenses between the groups in accordance with our allocation policies, as well as other related party transactions such as sales of services between groups and interest income and expense on intercompany borrowings. AT&T does not have a controlling financial interest in Liberty Media Group for financial accounting purposes; therefore, our ownership in Liberty Media Group is reflected as an investment accounted for under the equity method and is reflected as such in the consolidating financial statements below. The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

     AT&T Consumer Services Group purchases long distance and other network-related services from AT&T at market-based prices and such amounts are eliminated in consolidation. Debt has been allocated to AT&T Consumer Services Group based on the future view of AT&T's debt position after taking into account the significant deleveraging activities of AT&T. This allocation took into account the following factors: prospective financing requirements, desired stand-alone credit profile, working capital and capital expenditure requirements and comparable company profiles. The historical interest expense on the allocated debt was calculated based on a rate intended to be equivalent to the rate AT&T Consumer Services Group would have received if it was a stand-alone entity. General corporate overhead related to AT&T's corporate headquarters and common support divisions has been allocated to the groups based on the ratio of each group's external costs and expenses to AT&T's consolidated external costs and expenses, adjusted for any functions that any group performs on its own. The consolidated income tax provision, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to the groups based principally on the taxable income and tax credits directly attributable to each group.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless as a separate, independently-traded company. All AT&T Wireless tracking stock was converted into AT&T Wireless common stock on a one-for-one basis and 1,136 million shares of AT&T Wireless common stock, held by AT&T, was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. The results of AT&T Wireless have been included as discontinued operations for all periods presented. The split-off of AT&T Wireless resulted in a non-cash gain of approximately $13.5 billion.

     On August 10, 2001, AT&T completed the split-off of Liberty Media Corporation as an independent, publicly-traded company. AT&T redeemed each outstanding share of Class A and Class B Liberty Media Group (LMG) tracking stock for one share of Liberty Media Corporation's Series A and Series B common stock, respectively. The split-off was recorded as a book value transaction, therefore, no gain or loss was recorded.

     Pursuant to the Inter-Group agreement, AT&T did not allocate general overhead expenses to Liberty Media Group and only charged Liberty Media Group for specific services that Liberty Media Group received from AT&T pursuant to service agreements or similar arrangements. Additionally, as Liberty Media Group operated independent of AT&T, there was no cash or debt allocated to them.

                                     XII-147

                                      AT&T

                    CONSOLIDATING CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                           AT&T       AT&T
                                          COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                          STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                         GROUP(1)    GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                         --------   --------   -------   -------------   ------------
                                                            (DOLLARS IN MILLIONS)
External revenue.......................  $37,471    $15,079    $    --       $  --         $52,550
Inter-group revenue....................      288                              (288)
Total revenue..........................   37,759     15,079                   (288)         52,550
Operating Expenses
Costs of services and products.........   12,179      1,781                                 13,960
Access and other connection............    8,096      4,040                                 12,136
Selling, general and administrative....    7,568      3,264                                 10,832
Depreciation and other amortization....    6,700        200                    (35)          6,865
Amortization of goodwill, franchise
  costs and other purchased
  intangibles..........................    2,438                                35           2,473
Net restructuring and other charges....    2,499         31                                  2,530
Inter-group expenses...................     (854)     1,142                   (288)
Total operating expenses...............   38,626     10,458                   (288)         48,796
Operating (loss) income................     (867)     4,621                                  3,754
Other (expense) income.................   (1,736)       189                                 (1,547)
Inter-group interest income............      151                              (151)
Interest expense.......................    3,239          3                                  3,242
Inter-group interest expense...........                 151                   (151)
(Loss) income from continuing
  operations before income taxes,
  minority interest, and (losses)
  earnings from equity investments.....   (5,691)     4,656                                 (1,035)
(Benefit) provision for income taxes...   (2,574)     1,783                                   (791)
Minority interest income...............      963                                               963
Equity losses from Liberty Media
  Group................................                         (2,711)                     (2,711)
Net losses related to other equity
  investments..........................    4,850                                             4,850
(Loss) income from continuing
  operations...........................   (7,004)     2,873     (2,711)                     (6,842)
Income from discontinued operations
  (net of income taxes)................      150                                               150
Gain on disposition of discontinued
  operations...........................   13,503                                            13,503
Income before cumulative effect of
  accounting change....................    6,649      2,873     (2,711)                      6,811
Cumulative effect of accounting change
  (net of income taxes)................      359                   545                         904
Net income.............................    7,008      2,873     (2,166)                      7,715
Dividend requirements of preferred
  stock................................      652                                               652
Premium on exchange of AT&T Wireless
  tracking stock.......................       80                                                80
Net income available to common
  shareowners..........................  $ 6,276    $ 2,873    $(2,166)      $  --         $ 6,983

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-148

                                      AT&T

                     CONSOLIDATING CONDENSED BALANCE SHEET
                              AT DECEMBER 31, 2001

                                                    AT&T       AT&T
                                                   COMMON    CONSUMER   ELIMINATIONS/
                                                   STOCK     SERVICES     RECLASSI-     CONSOLIDATED
                                                  GROUP(1)    GROUP     FICATIONS(2)     AT&T CORP.
                                                  --------   --------   -------------   ------------
                                                                (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents.......................  $ 10,591    $    1       $    --        $ 10,592
Receivables.....................................     7,941     1,595          (155)          9,381
Investments.....................................       668                                     668
Deferred income taxes...........................       999       247           (16)          1,230
Other current assets............................       609        83           (35)            657
     Total current assets.......................    20,808     1,926          (206)         22,528
Property, plant & equipment, net................    41,193       129                        41,322
Franchise costs, net............................    42,819                                  42,819
Goodwill, net...................................    24,605                      70          24,675
Other investments & related advances............    23,817                       1          23,818
Other assets....................................     9,902       289           (71)         10,120
Long-term assets due from related party.........       978                    (978)
     Total Assets...............................   164,122     2,344        (1,184)        165,282
LIABILITIES
Debt maturing within one year...................    12,958                                  12,958
Other current liabilities.......................    11,340     1,335          (206)         12,469
     Total current liabilities..................    24,298     1,335          (206)         25,427
Long-term debt..................................    40,527                                  40,527
Long-term debt due to related party.............                 978          (978)
Deferred income taxes...........................    28,112        48                        28,160
Other long-term liabilities & deferred
  credits.......................................    10,942       266                        11,208
     Total Liabilities..........................   103,879     2,627        (1,184)        105,322
Minority Interest...............................     3,560                                   3,560
Company-Obligated Convertible Quarterly Income
  Preferred Securities of a Subsidiary Trust
  Holding Solely Subordinated Debt Securities of
  AT&T..........................................     4,720                                   4,720
SHAREOWNERS' EQUITY
AT&T Common Stock...............................                             3,542           3,542
Other shareowners' equity.......................    51,963      (283)       (3,542)         48,138
     Total shareowners' equity..................    51,963      (283)                       51,680
     Total Liabilities and Shareowners'
       Equity...................................  $164,122    $2,344       $(1,184)       $165,282

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-149

                                      AT&T

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                           AT&T       AT&T
                                          COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                          STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                         GROUP(1)    GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                         --------   --------   -------   -------------   ------------
                                                     (DOLLARS IN MILLIONS)
Net cash provided by operating
  activities of continuing
  operations...........................  $ 6,792    $ 3,766    $    --      $    --        $10,558
INVESTING ACTIVITIES
Capital expenditures and other
  additions............................   (9,077)      (140)                                (9,217)
Decrease (increase) in other
  receivables..........................    2,908                             (3,022)          (114)
Investment distributions and sales.....    3,014                                             3,014
Net dispositions of businesses, net of
  cash disposed........................    4,913                                             4,913
Other..................................     (457)         1                                   (456)
Net cash provided by (used in)
  investing activities of continuing
  operations...........................    1,301       (139)                 (3,022)        (1,860)
FINANCING ACTIVITIES
Proceeds from long-term debt issuances,
  net of issuance costs................   12,415                                            12,415
Decrease in short-term borrowings,
  net..................................  (17,155)       (13)                               (17,168)
Repayment of borrowings from AT&T
  Wireless.............................   (5,803)                                           (5,803)
Issuance of convertible preferred
  securities and warrants..............    9,811                                             9,811
Other..................................   (1,694)    (3,613)                  3,022         (2,285)
Net cash used in financing activities
  of continuing operations.............   (2,426)    (3,626)                  3,022         (3,030)
Net cash provided by discontinued
  operations...........................    4,860                                             4,860
Net increase in cash and cash
  equivalents..........................   10,527          1                                 10,528
Cash and cash equivalents at beginning
  of year..............................       64                                                64
Cash and cash equivalents at end of
  year.................................  $10,591    $     1    $    --      $    --        $10,592

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-150

                                      AT&T

                    CONSOLIDATING CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                            AT&T       AT&T
                                           COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                           STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                          GROUP(1)    GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                          --------   --------   -------   -------------   ------------
                                                             (DOLLARS IN MILLIONS)
External revenue........................  $36,639    $18,894    $   --        $  --         $55,533
Inter-group revenue.....................      298                              (298)
Total revenue...........................   36,937     18,894                   (298)         55,533
Operating Expenses
Access and other connection.............    7,936      5,204                                 13,140
Costs of services and products..........   11,084      1,711                                 12,795
Selling, general and administrative.....    6,204      3,548                                  9,752
Depreciation and other amortization.....    5,788        167                    (31)          5,924
Amortization of goodwill, franchise
  costs and other purchased
  intangibles...........................    2,634                                31           2,665
Net restructuring and other charges.....    6,932         97                                  7,029
Inter-group expenses....................   (1,128)     1,426                   (298)
Total operating expenses................   39,450     12,153                   (298)         51,305
Operating (loss) income.................   (2,513)     6,741                                  4,228
Other income............................    1,069         81                                  1,150
Inter-group interest income.............      164                              (164)
Interest expense........................    2,964                                             2,964
Inter-group interest expense............                 164                   (164)
(Loss) income before income taxes,
  minority interest and earnings
  (losses) from equity investments......   (4,244)     6,658                                  2,414
Provision for income taxes..............      738      2,546                                  3,284
Minority interest income................    4,103                                             4,103
Equity earnings from Liberty Media
  Group.................................                         1,488                        1,488
Net losses related to other equity
  investments...........................      588                                               588
(Loss) income from continuing
  operations............................   (1,467)     4,112     1,488                        4,133
Income from discontinued operations (net
  of income taxes)......................      536                                               536
Net (loss) income.......................  $  (931)   $ 4,112    $1,488        $  --         $ 4,669

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-151

                                      AT&T

                     CONSOLIDATING CONDENSED BALANCE SHEET
                              AT DECEMBER 31, 2000

                                                   AT&T       AT&T
                                                  COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                                  STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                                 GROUP(1)    GROUP      GROUP    FICATIONS (2)    AT&T CORP.
                                                 --------   --------   -------   -------------   ------------
                                                                    (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents......................  $     64   $    --    $    --      $    --        $     64
Receivables....................................     8,894     2,681                    (522)         11,053
Investments....................................     2,102                                             2,102
Deferred income taxes..........................       406       314                                     720
Other current assets...........................       713        68                                     781
     Total current assets......................    12,179     3,063                    (522)         14,720
Property, plant & equipment, net...............    41,099       170                                  41,269
Franchise costs, net...........................    48,218                                            48,218
Goodwill, net..................................    26,701                                81          26,782
Investment in Liberty Media Group and related
  receivables, net.............................                         34,290                       34,290
Other investments & related advances...........    30,871                                 4          30,875
Other assets...................................    10,757       310                     (85)         10,982
Net assets of discontinued operations..........    27,224                                            27,224
Long-term assets due from related party........     4,000                            (4,000)
     Total Assets..............................   201,049     3,543     34,290       (4,522)        234,360
LIABILITIES
Debt maturing within one year..................    31,825        13                                  31,838
Liability under put options....................     2,564                                             2,564
Other current liabilities......................    12,338     1,757                    (522)         13,573
     Total current liabilities.................    46,727     1,770                    (522)         47,975
Long-term debt.................................    33,089                                            33,089
Long-term debt due to related party............               4,000                  (4,000)
Deferred income taxes..........................    32,025        29                                  32,054
Other long-term liabilities & deferred
  credits......................................     8,208       285                                   8,493
     Total Liabilities.........................   120,049     6,084                  (4,522)        121,611
Minority Interest..............................     4,841                                             4,841
Company-Obligated Convertible Quarterly Income
  Preferred Securities of a Subsidiary Trust
  Holding Solely Subordinated Debt Securities
  of AT&T......................................     4,710                                             4,710
SHAREOWNERS' EQUITY
AT&T Common Stock..............................                                       3,760           3,760
AT&T Wireless Group Common Stock...............                                         362             362
Liberty Media Group Class A Common Stock.......                                       2,364           2,364
Liberty Media Group Class B Common Stock.......                                         206             206
Other shareowners' equity......................    71,449    (2,541)    34,290       (6,692)         96,506
     Total shareowners' equity.................    71,449    (2,541)    34,290                      103,198
     Total Liabilities and Shareowners'
       Equity..................................  $201,049   $ 3,543    $34,290      $(4,522)       $234,360

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-152

                                      AT&T

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                           AT&T        AT&T
                                          COMMON     CONSUMER   LIBERTY   ELIMINATIONS/
                                          STOCK      SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                         GROUP(1)     GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                         --------    --------   -------   -------------   ------------
                                                             (DOLLARS IN MILLIONS)
Net cash provided by operating
  activities of continuing
  operations...........................  $  6,878    $ 4,787    $   --       $    --        $ 11,665
INVESTING ACTIVITIES
Capital expenditures and other
  additions............................   (10,763)      (148)                                (10,911)
(Increase) decrease in other
  receivables..........................    (4,152)                             3,100          (1,052)
Investment distributions and sales.....       992                                                992
Investment contributions and
  purchases............................    (2,394)                                            (2,394)
Net acquisitions of businesses,
  including cash acquired..............   (16,672)        15                                 (16,657)
Other..................................       (24)         1                                     (23)
Net cash used in investing activities
  of continuing operations.............   (33,013)      (132)                  3,100         (30,045)
FINANCING ACTIVITIES
Proceeds from long-term debt
  issuances............................     4,601                                              4,601
Retirement of long-term debt...........    (2,118)                                            (2,118)
Issuance of AT&T Wireless Group common
  shares...............................    10,314                                             10,314
Dividends paid.........................    (1,016)    (2,031)                                 (3,047)
Increase (decrease) in short-term
  borrowings, net......................    16,996        (23)                                 16,973
Other..................................     4,716     (2,607)                 (3,100)           (991)
Net cash provided by (used in)
  financing activities of continuing
  operations...........................    33,493     (4,661)                 (3,100)         25,732
Net cash used in discontinued
  operations...........................    (8,306)                                            (8,306)
Net decrease in cash and cash
  equivalents..........................      (948)        (6)                                   (954)
Cash and cash equivalents at beginning
  of year..............................     1,012          6                                   1,018
Cash and cash equivalents at end of
  year.................................  $     64    $    --    $   --       $    --        $     64

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-153

                                      AT&T

                    CONSOLIDATING CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                           AT&T       AT&T
                                          COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                          STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                         GROUP(1)    GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                         --------   --------   -------   -------------   ------------
                                                            (DOLLARS IN MILLIONS)
External revenue.......................  $33,220    $21,753    $    --       $  --         $54,973
Inter-group revenue....................      328                              (328)
Total revenue..........................   33,548     21,753                   (328)         54,973
Operating Expenses
Access and other connection............    8,216      6,223                                 14,439
Costs of services and products.........    8,946      2,067                                 11,013
Selling, general and administrative....    7,099      3,795                                 10,894
Depreciation and other amortization....    4,969        184                    (16)          5,137
Amortization of goodwill, franchise
  costs and other purchased
  intangibles..........................    1,041                                16           1,057
Net restructuring and other charges....      968          7                                    975
Inter-group expenses...................   (1,814)     2,142                   (328)
Total operating expenses...............   29,425     14,418                   (328)         43,515
Operating income.......................    4,123      7,335                                 11,458
Other income...........................      652        174                                    826
Inter-group interest income............       38         34                    (72)
Interest expense.......................    1,500          3                                  1,503
Inter-group interest expense...........       34         38                    (72)
Income before income taxes, minority
  interest and earnings (losses) from
  equity investments...................    3,279      7,502                                 10,781
Provision for income taxes.............    1,147      2,869                                  4,016
Minority interest expense..............      126                                               126
Equity losses from Liberty Media
  Group................................                         (2,022)                     (2,022)
Net losses related to other equity
  investments..........................      756                                               756
Income (loss) from continuing
  operations...........................    1,250      4,633     (2,022)                      3,861
Loss from discontinued operations (net
  of income taxes).....................     (433)                                             (433)
Net income (loss)......................  $   817    $ 4,633    $(2,022)      $  --         $ 3,428

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-154

                                      AT&T

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                 AT&T       AT&T
                                                COMMON    CONSUMER   LIBERTY   ELIMINATIONS/
                                                STOCK     SERVICES    MEDIA      RECLASSI-     CONSOLIDATED
                                               GROUP(1)    GROUP      GROUP    FICATIONS(2)     AT&T CORP.
                                               --------   --------   -------   -------------   ------------
                                                                  (DOLLARS IN MILLIONS)
Net cash provided by operating activities of
  continuing operations......................  $  6,159   $ 4,350    $   --       $   --         $ 10,509
INVESTING ACTIVITIES
Capital expenditures and other additions.....   (11,290)     (300)                                (11,590)
(Increase) decrease in other receivables.....    (1,054)    1,580                   (509)              17
Investment distributions and sales...........     1,574                                             1,574
Investment contributions and purchases.......    (7,837)                                           (7,837)
Net acquisitions of businesses, including
  cash acquired..............................    (6,094)      125                                  (5,969)
Other........................................       (72)       (7)                                    (79)
Net cash (used in) provided by investing
  activities of continuing operations........   (24,773)    1,398                   (509)         (23,884)
FINANCING ACTIVITIES
Proceeds from long-term debt issuances.......     8,396                                             8,396
Retirement of long-term debt.................    (2,255)                                           (2,255)
Issuance of convertible securities...........     4,638                                             4,638
Net acquisition of treasury shares...........    (4,624)                                           (4,624)
Dividends paid...............................      (904)   (1,808)                                 (2,712)
Increase (decrease) in short-term borrowings,
  net........................................     8,769        (5)                 1,409           10,173
Other........................................     5,067    (3,929)                  (900)             238
Net cash provided by (used in) financing
  activities of continuing operations........    19,087    (5,742)                   509           13,854
Net cash used in discontinued operations.....    (2,594)                                           (2,594)
Net (decrease) increase in cash and cash
  equivalents................................    (2,121)        6                                  (2,115)
Cash and cash equivalents at beginning of
  year.......................................     3,133                                             3,133
Cash and cash equivalents at end of year.....  $  1,012   $     6    $   --       $   --         $  1,018

---------------

(1) The results of AT&T Broadband Group are reflected within AT&T Common Stock Group.

(2) Includes the elimination of inter-group transactions, consolidating entries, as well as reclassifications and adjustments.

                                     XII-155

                                      AT&T

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed financial statements set forth below for AT&T give effect to

     - the Liberty Media Group distribution

     - the AT&T Broadband Group distribution

(collectively, the AT&T restructuring events), as if such events had been completed on January 1, 1999 for income statement purposes, and at December 31, 2001 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial statements. Upon the distribution of AT&T Broadband Group, AT&T will report AT&T Broadband Group as a Discontinued Operation, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." For accounting purposes, the spin-off (the distribution) of AT&T Broadband Group is considered a non pro-rata distribution and is expected to be recorded at fair value resulting in the recognition of a gain or loss by the remaining AT&T entity upon the distribution date. The split-off of Liberty Media Group, which was completed on August 10, 2001, was a pro-rata distribution and was therefore recorded at historical cost. Since Liberty Media Group was split-off from AT&T on August 10, 2001, no balance sheet pro forma adjustments were made for Liberty Media Group. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements for additional disclosure of potential material nonrecurring charges and credits directly attributable to the events as noted above which are not reflected in the pro forma financial statements.

     The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes to the pro forma financial statements. The Unaudited Pro Forma Combined Condensed Financial Statements do not necessarily represent what AT&T's financial position or results of operations would have been had the AT&T Broadband distribution or the Liberty Media Group distribution occurred on such dates or to project AT&T's financial position or results of operations at or for any future date or period. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements of AT&T, Liberty Media Group and AT&T Broadband Group, incorporated by reference or included herein.

     If the AT&T Consumer Services Group tracking stock proposal is approved, AT&T currently intends to dividend AT&T Consumer Services Group tracking stock to current AT&T shareholders representing some or all of the financial performance and economic value of AT&T Consumer Services Group at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. Due to the accumulated deficit that exists at AT&T Corp., the dividend will be reflected as a reduction of additional paid-in capital for the fair value of AT&T Consumer Services with a corresponding increase in par value of AT&T Consumer Services Group tracking stock and additional paid-in capital. The issuance of the AT&T Consumer Services Group tracking stock has no impact on the pro forma balance sheet or pro forma income statements other than to result in the attribution of net income to AT&T Consumer Services Group and therefore to reduce income and earnings attributable to AT&T Common Stock Group. For purposes of these pro forma financial statements we have assumed distribution of all of the AT&T Consumer Services Group tracking stock.

                                     XII-156

                                      AT&T

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AT DECEMBER 31, 2001


                                                                       AT&T
                                                                     BROADBAND                          PRO
                                                     HISTORICAL        GROUP            OTHER          FORMA
                                                      AT&T(a)     DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                                     ----------   ---------------   --------------   ---------
                                                                       (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents..........................   $ 10,592       $      --          $  88         $10,680
                                                                         3,959(f)
                                                                        (3,959)(f)
Receivable-net.....................................      9,381            (798)             2           8,585
Investments........................................        668            (668)            --              --
Deferred income taxes..............................      1,230                            (38)          1,192
Other current assets...............................        657            (184)            41             514
                                                                         3,959(f)
                                                                        (3,959)(f)
Property, plant and equipment-net..................     41,322         (14,519)            --          26,803
Franchise costs-net................................     42,819         (42,819)            --              --
Goodwill-net.......................................     24,675         (19,361)            --           5,314
Other investments and related advances.............     23,818         (21,913)            --           1,905
Prepaid pension costs..............................      3,337              --             (8)          3,329
Other assets.......................................      6,783          (2,925)            77           3,935
                                                                        (9,301)(c)
                                                                         9,301(c)
                                                      --------       ---------          -----         -------
    Total Assets...................................    165,282        (103,187)           162          62,257
                                                      ========       =========          =====         =======
LIABILITIES
Accounts payable...................................      4,744            (678)            90           4,156
Payroll and benefit-related liabilities............      2,084            (478)            --           1,606
Debt maturing within one year......................     12,958          (6,783)            --           6,175
                                                                         3,959(f)
                                                                        (3,959)(f)
Other current liabilities..........................      5,641          (1,691)            11           3,961
Long-term debt.....................................     40,527         (16,502)            --          24,025
Long-term benefit-related liabilities..............      3,594                           (135)          3,459
Deferred income taxes..............................     28,160         (25,810)            87           2,437
Other long-term liabilities and deferred credits...      7,614          (1,059)           204           6,938
                                                                           179(d)
                                                      --------       ---------          -----         -------
    Total Liabilities..............................    105,322         (52,822)           257          52,757
Minority interest..................................      3,560          (3,302)            --             258
Company-obligated convertible quarterly income
  preferred securities of subsidiary trust holding
  solely subordinated debt securities of AT&T......      4,720          (4,720)            --              --
SHAREOWNERS' EQUITY
Common Stock:
AT&T common stock, $1 par value, authorized
  6,000,000,000 shares; issued and outstanding
  3,542,405,744 shares.............................      3,542              52(d)          --           3,594
Additional paid-in capital.........................     51,964         (42,523)          (185)         18,326
                                                                         9,301(c)
                                                                        (2,100)(d)
                                                                          (179)(d)
                                                                         2,048(d)
Accumulated deficit................................     (3,484)         (9,301)(c)         90         (12,695)
Accumulated other comprehensive income.............       (342)            359                             17
                                                      --------       ---------          -----         -------
    Total shareowners' equity......................     51,680         (42,343)           (95)          9,242
    Total Liabilities & Shareowners' Equity........   $165,282       $(103,187)         $ 162         $62,257
                                                      ========       =========          =====         =======


 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                     XII-157

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                     LIBERTY            AT&T
                                                      MEDIA           BROADBAND                          PRO
                                    HISTORICAL        GROUP             GROUP            OTHER          FORMA
                                     AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                    ----------   ---------------   ---------------   --------------   ---------
                                                               (DOLLARS IN MILLIONS)
Revenue...........................   $52,550         $   --           $ (10,132)          $247         $42,665
OPERATING EXPENSES
Costs of services and products....    13,960             --              (5,459)           298           8,799
Access and other connection.......    12,136             --                  --            (51)         12,085
Selling, general and
  administrative..................    10,832             --              (2,582)            --           8,250
Depreciation and amortization.....     9,338             --              (4,780)            --           4,558
Net restructuring and other
  charges.........................     2,530             --              (1,494)            --           1,036
                                     -------         ------           ---------           ----         -------
Total operating expenses..........    48,796             --             (14,315)           247          34,728
Operating income..................     3,754             --               4,183             --           7,937
Other (expense) income............    (1,547)            --               2,874             --           1,327
Interest expense..................     3,242             --              (1,735)            --           1,507
(Loss) income from continuing
  operations before income taxes,
  minority interest and (losses)
  earnings from equity
  investments.....................    (1,035)            --               8,792             --           7,757
(Benefit) provision for income
  taxes...........................      (791)            --               3,857            (90)          2,976
Minority interest income..........       963             --                (833)            --             130
Equity losses from Liberty Media
  Group...........................    (2,711)         2,711                  --             --              --
Net losses related to other equity
  investments.....................    (4,850)            --                  69             --          (4,781)
(Loss) income from continuing
  operations......................    (6,842)         2,711               4,171             90             130
Dividend requirements of preferred
  stock...........................       652             --                  --             --             652
Premium on exchange of AT&T
  Wireless tracking stock.........        80             --                  --             --              80
                                     -------         ------           ---------           ----         -------
Net loss from continuing
  operations attributable to
  common shareowners..............   $(7,574)        $2,711           $   4,171           $ 90         $  (602)
                                     =======         ======           =========           ====         =======
AT&T COMMON STOCK GROUP:
Loss from continuing operations...   $(4,863)                                                          $(3,475)(h)
Weighted average shares
  outstanding (basic & diluted)...     3,643                                                             3,695
Basic loss per share..............     (1.33)                                                            (0.94)(i)
LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share...........................   $ (1.05)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                     XII-158

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                   LIBERTY            AT&T
                                                    MEDIA           BROADBAND                          PRO
                                  HISTORICAL        GROUP             GROUP            OTHER          FORMA
                                   AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                  ----------   ---------------   ---------------   --------------   ---------
                                                             (DOLLARS IN MILLIONS)
Revenue.........................   $55,533         $    --          $ (8,445)           $116         $47,204
OPERATING EXPENSES
Costs of services and
  products......................    12,795                            (4,600)            117           8,312
Access and other connection.....    13,140              --                --              (1)         13,139
Selling, general and
  administrative................     9,752              --            (2,180)                          7,572
Depreciation and amortization...     8,589              --            (4,051)             --           4,538
Net restructuring and other
  charges.......................     7,029              --            (6,270)             --             759
                                   -------         -------          --------            ----         -------
Total operating expenses........    51,305              --           (17,101)            116          34,320
Operating income................     4,228              --             8,656              --          12,884
Other income....................     1,150              --                39              --           1,189
Interest expense................     2,964              --            (1,323)             --           1,641
Income from continuing
  operations before income taxes
  and (losses) earnings from
  equity investments............     2,414              --            10,018              --          12,432
Provision for income taxes......     3,284              --             1,183              --           4,467
Minority interest income........     4,103              --            (4,062)             --              41
Equity earnings from Liberty
  Media Group...................     1,488          (1,488)                                               --
Net (losses) earnings related to
  other equity investments......      (588)             --               597              --               9
                                   -------         -------          --------            ----         -------
Net income from continuing
  operations attributable to
  common shareowners............   $ 4,133         $(1,488)         $  5,370            $ --         $ 8,015
                                   =======         =======          ========            ====         =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations....................   $ 2,645                                                           $ 3,903(h)
Weighted average shares
  outstanding -- basic..........     3,486                                                             3,526
Basic earnings per share........      0.76                                                              1.11
Earnings from continuing
  operations....................     2,677                                                             3,903(h)
Weighted average shares
  outstanding -- diluted........     3,545                                                             3,545
Diluted earnings per share......      0.75                                                              1.10(i)
LIBERTY MEDIA GROUP:
Basic and diluted earnings per
  share.........................   $  0.58

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                     XII-159

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                     LIBERTY            AT&T
                                                      MEDIA           BROADBAND                          PRO
                                    HISTORICAL        GROUP             GROUP            OTHER          FORMA
                                     AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                    ----------   ---------------   ---------------   --------------   ---------
                                                               (DOLLARS IN MILLIONS)
Revenue...........................   $54,973         $   --            $(5,080)           $32          $49,925
OPERATING EXPENSES
Costs of services and products....    11,013             --             (2,686)            32            8,359
Access and other connection.......    14,439             --                 --             --           14,439
Selling, general and
  administrative..................    10,894             --             (1,253)            --            9,641
Depreciation and amortization.....     6,194             --             (1,674)            --            4,520
Net restructuring and other
  charges.........................       975             --               (644)            --              331
                                     -------         ------            -------            ---          -------
Total operating expenses..........    43,515             --             (6,257)            32           37,290
Operating income..................    11,458             --              1,177             --           12,635
Other income......................       826             --                (50)            --              776
Interest expense..................     1,503             --               (705)            --              798
Income from continuing operations
  before income taxes and (losses)
  earnings from equity
  investments.....................    10,781             --              1,832             --           12,613
Provision for income taxes........     4,016             --                465             --            4,481
Minority interest expense.........      (126)            --                126             --               --
Equity losses from Liberty Media
  Group...........................    (2,022)         2,022                 --             --               --
Net losses related to other equity
  investments.....................      (756)            --                707             --              (49)
                                     -------         ------            -------            ---          -------
Net income from continuing
  operations attributable to
  common shareowners..............   $ 3,861         $2,022            $ 2,200            $--          $ 8,083
                                     =======         ======            =======            ===          =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations......................   $ 5,883                                                           $ 3,450(h)
Weighted average shares
  outstanding -- basic............     3,082                                                             3,115
Basic earnings per share..........      1.91                                                              1.11
Earnings from continuing
  operations......................     5,909                                                             3,450(h)
Weighted average shares
  outstanding -- diluted..........     3,152                                                             3,152
Diluted earnings per share........      1.87                                                              1.09(i)

LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share...........................   $ (0.80)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                     XII-160

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     (a) These columns reflect the historical results of operations and financial position of AT&T Corp.

     (b) These adjustments deduct the historical results of operations of Liberty Media Group to reflect the split-off of Liberty Media Group from AT&T.

     (c) This entry reflects the fair value adjustment for accounting purposes which we anticipate will be recorded upon the distribution of AT&T Broadband Group. Comcast currently owns shares of AT&T common stock ("T"). In the event Comcast retains these shares at the time of the AT&T Broadband Group distribution, pursuant to certain provisions of the merger agreement, these shares will be converted into exchangeable preferred stock of AT&T and Comcast will not participate in the AT&T Broadband Group distribution. Therefore the distribution would be a non pro-rata transaction among the "T" shareholders accounted for at fair value.

     Additionally, the timing of the issuance of the AT&T Consumer Services Group tracking stock is uncertain. However, in the event the AT&T Consumer Services Group tracking stock is created and distributed prior to the distribution of AT&T Broadband Group, shareowners of the AT&T Consumer Services Group tracking stock would not receive shares of AT&T Broadband Group, therefore the distribution of AT&T Broadband Group would also be a non pro-rata transaction in these circumstances.


     The distribution has been reflected in the pro forma balance sheet at fair value, resulting in a nonrecurring loss or gain upon distribution equal to the deficiency or excess of the fair value of AT&T Broadband Group over AT&T's carrying value of the net assets of AT&T Broadband Group to be distributed. The actual loss or gain will be determined upon distribution based on the stock price of the Comcast shares received pursuant to the merger agreement. Based on the closing share price of Comcast Corp. on April 26, 2002, the distribution results in a loss. Due to the fact that the loss is a one-time event, its effects have not been included as a pro forma adjustment to the income statement; however it has been included as a pro forma adjustment to retained earnings on the pro forma balance sheet. The estimated loss is calculated as follows (dollars in millions):




Fair value of Comcast Corp. shares to be received in the
  transaction (1,235,000,000 shares at a closing stock price
  of $28.40 per share on April 26, 2002)....................   $35,074
Carrying value of AT&T Broadband Group net assets to be
  distributed...............................................    44,375
                                                               -------
Loss on distribution........................................   $(9,301)
                                                               =======


In the event Comcast does not hold any AT&T shares at the time of the AT&T Broadband Group distribution and if the AT&T Consumer Services Group tracking stock is not issued prior to the distribution of AT&T Broadband Group, the distribution would be a pro-rata transaction. This treatment would still result in the recognition of a loss in the event the carrying value of AT&T Broadband Group exceeded the fair value of the Comcast shares received in the transaction pursuant to the provisions of SFAS No. 144, paragraph 29, however, in the event the fair value of the Comcast shares received in the transaction exceeded the carrying value of AT&T Broadband Group, no gain would be recorded in a pro-rata transaction.

     (d) These entries represent adjustments to AT&T Broadband Group combined attributed net assets pursuant to the Merger Agreement. The Merger Agreement calls for the redemption by AT&T of $2,100 million in TCI Pacific Preferred Stock for AT&T Common Stock. AT&T expects to issue approximately 52 million shares of common stock (par value $1 per share) for the redemption. In addition, the Merger agreement stipulates that AT&T will retain certain liabilities currently reflected in the AT&T Broadband Group financial statements. Accordingly, these liabilities were transferred to AT&T along with the related deferred income taxes.

                                     XII-161

     (e) These adjustments deduct the historical results of operations and the historical financial position of AT&T Broadband Group to reflect the spin-off of AT&T Broadband from AT&T. The distribution is being accounted for as a fair value transaction and as such the fair value of the net assets of AT&T Broadband Group have been recorded as a reduction to additional paid in capital, given the deficit that exists in retained earnings.

     (f) These adjustments reflect the repayment of the intercompany loan balance from AT&T Broadband Group. The repayment of intercompany indebtedness is contained in the Separation and Distribution Agreement between AT&T and AT&T Broadband Corp.

     (g) Reflects certain Inter-Group transactions appropriately reflected in the separate financial statements of AT&T after excluding the AT&T Broadband Group on a pro forma basis that were eliminated in the AT&T consolidated financial statements and were therefore not reflected in AT&T's historical results and financial position. These transactions include adjustments to properly reflect the stand-alone tax rates of AT&T subsequent to the distribution of the AT&T Broadband Group. These entries also reflect the reclassification of certain items appropriately reflected on the separate financial statements of AT&T Broadband.

     (h) Income attributable to the AT&T Common Stock Group shareholders has been reduced by $2,873, $4,112 and $4,633 for the years ended December 31, 2001, 2000 and 1999, respectively, to reflect the income attributable to the AT&T Consumer Services Group tracking stock shareholders.


     (i) Adjusted for the proposed one-for-five reverse stock split of AT&T common stock, (loss) earnings per diluted share would have been $(4.70), $5.50 and $5.47 for the years ended December 31, 2001, 2000 and 1999, respectively.



     Additionally, pursuant to the merger agreement, prior to the AT&T Broadband spin-off, shares of AT&T common stock held by Comcast (currently 83.5 million shares) will be exchanged on a one-for-one basis into a newly created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the closing of the Comcast merger into shares of AT&T common stock utilizing a conversion formula. The conversion formula will provide Comcast with an interest in AT&T that is equal in value to the interest Comcast held in AT&T prior to the Comcast merger, subject to a maximum share issuance of 10% of the outstanding shares of AT&T common stock. The conversion formula is computed as the combination of average post closing AT&T Comcast Class A common stock and AT&T common stock trading values divided by average AT&T common stock trading values utilizing ten randomly selected trading days after the closing of the Comcast merger. At December 31, 2001, assuming a one-for-five reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately 55 million shares, resulting in (loss) earnings per diluted share of $(4.38), $5.11 and $5.03 for the years ended December 31, 2001, 2000 and 1999, respectively. At December 31, 2001, assuming no reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately 276 million shares, resulting in (loss) earnings per diluted share of $(0.88), $1.02 and $1.01 for the years ended December 31, 2001, 2000 and 1999, respectively.


                                     XII-162

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
AT&T Comcast Corporation
Philadelphia, Pennsylvania


We have audited the accompanying balance sheet of AT&T Comcast Corporation as of December 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, such balance sheet presents fairly, in all material respects, the financial position of AT&T Comcast Corporation as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

April 29, 2002



                                     XII-163

                            AT&T COMCAST CORPORATION

                                 BALANCE SHEET

                               DECEMBER 31, 2001


Assets......................................................  $--
Stockholders' Equity
  Stock subscription receivable.............................  ($2)
  Common stock, $.01 par value, authorized 100 shares; 2
     shares issued and outstanding..........................  $--
  Additional capital........................................  $ 2
                                                              ---
                                                              $--
                                                              ===


See note to balance sheet.


                                     XII-164

                            AT&T COMCAST CORPORATION

                             NOTE TO BALANCE SHEET


                               DECEMBER 31, 2001


1. ORGANIZATION


     On December 7, 2001, CAB Holdings Corp. was incorporated under the laws of the State of Pennsylvania and was authorized to issue 100 shares of $.01 par value common stock. At that date of incorporation, CAB Holdings Corp.'s name was changed to AT&T Comcast Corporation ("the Company") and the Company issued one share of its $.01 par value common stock to each of Comcast Corporation ("Comcast") and AT&T Corp. ("AT&T") for $1 per share. The Company was organized to conduct, subsequent to the combination of Comcast and AT&T's Broadband division ("AT&T Broadband"), the businesses currently conducted by Comcast and AT&T Broadband.


     On December 19, 2001, Comcast and AT&T entered into an Agreement and Plan of Merger that will result in the combination of Comcast and AT&T Broadband. AT&T will spin off AT&T Broadband to its stockholders immediately prior to the combination. The combined company will also hold AT&T's approximate 25.5% interest in Time Warner Entertainment. The transaction is subject to customary closing conditions and shareholder and regulatory approvals and is expected to close by the end of 2002.


     Upon completion of the combination of Comcast and AT&T Broadband, Comcast and an entity which will then own AT&T Broadband will be wholly-owned subsidiaries of the Company.



     From the date of inception on December 7, 2001 through December 31, 2001, the Company had no operations.


                                     XII-165

                                CHAPTER THIRTEEN
            INFORMATION ABOUT THE COMCAST SPECIAL MEETING AND VOTING


     The Comcast Board is using this document to solicit proxies from holders of Comcast common stock for use at the Comcast special meeting. Comcast is first mailing this document to Comcast shareholders, and the accompanying form of
proxy to holders of Comcast Class A common stock, on or about May [   ], 2002.
THE INFORMATION AND INSTRUCTIONS CONTAINED IN THIS CHAPTER ARE ADDRESSED TO COMCAST SHAREHOLDERS, AND ALL REFERENCES TO "YOU" IN THIS CHAPTER SHOULD BE UNDERSTOOD TO BE ADDRESSED TO COMCAST SHAREHOLDERS.


MATTERS RELATING TO THE COMCAST SPECIAL MEETING


----------------------------------------------------------------------------------------------------
 Date, Time and Place:                      June 26, 2002
                                            10:00 a.m. (Eastern Time)
                                            Marriott Philadelphia
                                            1201 Market Street
                                            Philadelphia, Pennsylvania 19107
----------------------------------------------------------------------------------------------------
 Purpose of Special Meeting is to Vote on   - To approve and adopt the merger agreement and the
 the Following Items:                         transactions contemplated by the merger agreement
                                            - To approve and adopt an amendment to the Comcast
                                            charter to allow the implementation of the Preferred
                                              Structure
                                            - To vote on such other business which may properly come
                                              before the meeting
----------------------------------------------------------------------------------------------------
 Record Date:                               The record date for shares entitled to vote is April 25,
                                            2002.
----------------------------------------------------------------------------------------------------
 Outstanding Shares Held on Record Date:    As of the record date, there were outstanding
                                            approximately 21,591,115 shares of Comcast Class A
                                            common stock, 915,590,935 shares of Comcast Class A
                                            Special common stock and 9,444,375 shares of Comcast
                                            Class B common stock.
----------------------------------------------------------------------------------------------------
 Votes Necessary to Approve the             The affirmative vote of a majority of the votes cast by
 Proposals:*                                the holders of the outstanding shares of Comcast Class A
                                            common stock and Comcast Class B common stock, voting
                                            together as a single class, is required to approve the
                                            Comcast transaction proposal. Approval of this proposal
                                            is assured because Sural LLC, which holds approximately
                                            86.7% of the combined voting power of the Comcast stock,
                                            has agreed in the support agreement to vote its shares
                                            in favor of the Comcast transaction proposal.
----------------------------------------------------------------------------------------------------


                                      XIII-1

----------------------------------------------------------------------------------------------------
                                            It is a condition to implementation of the Preferred
                                            Structure that a majority of the votes cast by holders
                                            of the outstanding shares of Comcast Class A common
                                            stock, voting as a single class, and holders of
                                            outstanding shares of Comcast Class A common stock and
                                            Comcast Class B common stock, voting together as a
                                            single class, approve the preferred structure proposal.
                                            If holders of Comcast Class A common stock, voting as a
                                            single class, approve the preferred structure proposal,
                                            the Preferred Structure will be implemented upon
                                            completion of the AT&T Comcast transaction because Sural
                                            LLC, which holds approximately 86.7% of the combined
                                            voting power of the Comcast Class A common stock and
                                            Comcast Class B common stock, has agreed in the support
                                            agreement to vote its shares in favor of the preferred
                                            structure proposal thereby assuring approval of the
                                            proposal by holders of Comcast Class A common stock and
                                            Comcast Class B common stock, voting together as a
                                            single class.
                                            Each holder of Comcast Class B common stock is entitled
                                            to 15 votes per share, and each holder of Comcast Class
                                            A common stock is entitled to one vote per share.
                                            Holders of the Comcast Class A Special common stock do
                                            not have any voting rights.
                                            Abstentions will have no effect on the outcome of either
                                            of the Comcast proposals.
                                            Shares held by Comcast in its treasury are not voted.
----------------------------------------------------------------------------------------------------
 Quorum Requirements:                       A quorum of shareholders is necessary to hold a valid
                                            meeting.
                                            With respect to each of the Comcast proposals, the
                                            presence in person or by proxy at the Comcast special
                                            meeting of holders of shares representing a majority of
                                            the voting power of the outstanding shares of Comcast
                                            common stock entitled to vote on such proposal is a
                                            quorum.
                                            Abstentions and broker "non-votes" count as present for
                                            establishing a quorum.
                                            Shares held by Comcast in its treasury do not count
                                            toward a quorum.
                                            A broker non-vote occurs on an item when a broker is not
                                            permitted to vote on that item without instruction from
                                            the beneficial owner of the shares and no instruction is
                                            given.
----------------------------------------------------------------------------------------------------


                                      XIII-2

----------------------------------------------------------------------------------------------------
 Shares Beneficially Owned by Comcast       As of the record date, approximately 987,656 shares of
 Directors and Executive Officers as of     Comcast Class A common stock and 9,444,375 shares of
 the record date:                           Comcast Class B common stock, including exercisable
                                            options and including shares beneficially owned by Sural
                                            LLC, holder of all of the outstanding Comcast Class B
                                            common stock, were beneficially owned by Comcast
                                            directors and executive officers.
                                            These shares represent in total approximately 4.6% of
                                            the outstanding shares of Comcast Class A common stock
                                            and approximately 87.4% of the aggregate voting power
                                            represented by the outstanding shares of Comcast Class A
                                            common stock and Comcast Class B common stock, in each
                                            case as of the record date.
                                            These individuals have indicated or agreed that they
                                            will vote to approve the Comcast transaction proposal
                                            and preferred structure proposal.
----------------------------------------------------------------------------------------------------

 * Under The Nasdaq Stock Market rules, if your broker holds your shares in its name, your broker may not vote your shares absent instructions from you. Without your voting instructions, a broker non-vote will occur. However, a broker non-vote will have no effect on the outcome of the Comcast proposals.
----------------------------------------------------------------------------------------------------


PROXIES

     Voting the Comcast Proxy. You may vote in person at the Comcast special meeting or by proxy. Comcast recommends that you vote by proxy even if you plan to attend the Comcast special meeting. You can always change your vote at the Comcast special meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to Comcast in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against any or all of the proposals submitted at the Comcast special meeting or abstain from voting.

  HOW TO VOTE BY PROXY


----------------------------------------------------------------------------------------------------
                                                       COMCAST SHAREHOLDERS
----------------------------------------------------------------------------------------------------
  By Telephone:*                   Call toll-free            and follow the instructions. You
                                   will need to give the personal identification number
                                   contained on your proxy card.
----------------------------------------------------------------------------------------------------
  By Internet:*                    Go to http://www.eproxyvote.com/cmcsa and follow the
                                   instructions. You will need to give the personal
                                   identification number contained on your proxy card.
----------------------------------------------------------------------------------------------------
  In Writing:*                     Complete, sign, date and return your proxy card in the
                                   enclosed envelope.
----------------------------------------------------------------------------------------------------
  * If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone or Internet voting.
----------------------------------------------------------------------------------------------------


     If you submit a proxy but do not make specific choices, your proxies will follow the Comcast Board's recommendations and vote these shares:

     - "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement

     - "FOR" the approval and adoption of an amendment to the Comcast charter to allow the implementation of the Preferred Structure

                                      XIII-3

     - In its discretion as to any other business as may properly come before the Comcast special meeting

     Revoking your proxy.  You may revoke your proxy before it is voted by:

     - submitting a new proxy with a later date, including a proxy given by telephone or Internet,

     - notifying Comcast's Secretary in writing before the Comcast special meeting that you have revoked your proxy, or

     - voting in person at the Comcast special meeting.


     Voting In Person. If you plan to attend the Comcast special meeting and wish to vote in person, Comcast will give you a ballot at the Comcast special meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a bank or brokerage firm account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 25, 2002, the record date for voting.


     People With Disabilities. Comcast can provide reasonable assistance to help you participate in the Comcast special meeting if you tell Comcast about your disability and your plan to attend. Please call or write the Comcast Secretary at least two weeks before the Comcast special meeting at the number or address under "Summary and Overview of the Transactions -- Summary -- The Companies."

     Confidential Voting. Independent inspectors count the votes. Each Comcast shareholder's individual vote is kept confidential from Comcast unless special circumstances exist. For example, a copy of your proxy card will be sent to Comcast, as applicable, if you write comments on the card.


     Proxy Solicitation and Exchange of Shares. Comcast and AT&T will equally share the expenses incurred in connection with the printing and mailing of this document. Comcast has retained Innisfree M&A Incorporated, for a fee of $15,000 plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. Comcast has also retained D.F. King & Co., Inc., for a fee of $7,500 plus additional charges related to telephone calls and other services, to act as information agent in connection with the Comcast special meeting and to assist in the exchange of shares. AT&T has retained Georgeson Shareholder Communications Inc., at an estimated cost of $125,000 plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies. Comcast, AT&T and their respective proxy solicitors will also request banks, brokers and other intermediaries holding shares of Comcast or AT&T common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers and employees of Comcast and AT&T. No additional compensation will be paid to directors, officers or employees for such solicitation.


     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail, telephone or Internet without delay.

     Stock Certificates. You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of your Comcast stock certificates will be mailed to you as soon as practicable after completion of the AT&T Comcast transaction.

     Electronic Access to Comcast Proxy Materials and Annual Report. Comcast shareholders can access Comcast's Notice of Meeting and this document via the Internet at the Comcast Investor Relations website at http://www.cmcsk.com.

     Householding of Proxy Materials. If you and other residents at your mailing address own shares of Comcast stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy material is known as "householding." If you received a notice and did not respond that you did not want to participate in householding, you were deemed to have consented to the process. In such case, your broker will send one copy of this
                                      XIII-4
document to your address. For voting purposes, a separate voter instruction form will be included for each account at the shared address.



     You may revoke your consent to householding at any time by contacting your broker or financial institution for specific information on this matter. In any event, if you did not receive an individual copy of this document, we will send a copy to you upon your written request to D.F. King, the information agent, at 77 Water Street, New York, NY 10005.


     Other Business; Adjournments. Comcast is not currently aware of any other business to be acted upon at the Comcast special meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of holders of shares representing a majority of the votes present in person or by proxy at the Comcast special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Comcast does not currently intend to seek an adjournment of its meeting.


     Admittance. If you plan to attend the Comcast special meeting, you may be required to present a valid government-issued photo identification (federal, state or local), such as a driver's license or passport, in order to enter the Comcast special meeting. In addition, if you hold your shares in the name of your broker, bank or other nominee, you may be required to present a bank or brokerage firm account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 25, 2002, the record date for voting at the special meeting. Video and audio recording devices and other electronic devices will not be permitted at the Comcast special meeting, and attendees will be subject to security inspections.


                                      XIII-5

                                CHAPTER FOURTEEN
              INFORMATION ABOUT THE AT&T ANNUAL MEETING AND VOTING


     This document and the accompanying AT&T proxy card were mailed to holders of voting shares of AT&T in connection with the solicitation of proxies by the
AT&T Board for the 2002 Annual Meeting of Shareholders in [          ],
[          ]. Proxies are solicited to give all AT&T shareholders of record at
the close of business on [          ], 2002 an opportunity to vote on matters
that come before the AT&T annual meeting. This procedure is necessary because AT&T shareholders live in all U.S. states and abroad and most will not be able to attend. Shares of AT&T common stock can be voted only if the shareholder is present in person or is represented by proxy.


     THE INFORMATION AND INSTRUCTIONS CONTAINED IN THIS CHAPTER ARE ADDRESSED TO AT&T SHAREHOLDERS, AND ALL REFERENCES TO "YOU" IN THIS CHAPTER SHOULD BE UNDERSTOOD TO BE ADDRESSED TO AT&T SHAREHOLDERS.

     Registered AT&T shareholders (those who hold AT&T shares directly or through AT&T plans rather than a bank or broker) can simplify their voting and save AT&T expense by calling 1-800-273-1174 or voting via the Internet at http://att.proxyvoting.com/. Telephone and Internet voting information is provided on the AT&T proxy card. A Control Number is designed to verify AT&T shareholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. It is located above the shareholder's name and address in the lower left section of the AT&T proxy card. If an AT&T shareholder holds shares through a bank or broker, the shareholder will receive separate instructions on the form he or she receives. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

MATTERS RELATING TO THE AT&T ANNUAL MEETING


----------------------------------------------------------------------------------------------------
 Date, Time and Place:                      [            ], 2002
                                            [Time]
                                            [Address]
                                            Please see page [XIV-44] for travel directions.
----------------------------------------------------------------------------------------------------
 Purpose of AT&T Annual Meeting is to Vote  - to elect directors for the ensuing year;
 on the Following Items:
                                            - to ratify the appointment of auditors to examine
                                            AT&T's accounts for the year 2002;
                                            - to approve and adopt the merger agreement by and among
                                              AT&T Corp., AT&T Broadband Corp., Comcast Corporation,
                                              and the other parties thereto, whereby AT&T Broadband,
                                              a new holding company that consists of AT&T's
                                              broadband businesses, will be spun off and combined
                                              with Comcast in a new Pennsylvania corporation called
                                              AT&T Comcast Corporation, and the transactions
                                              contemplated by the merger agreement, including the
                                              AT&T Broadband spin-off;
                                            - to approve and adopt an amendment to AT&T's charter to
                                              authorize the creation of AT&T Consumer Services Group
                                              tracking stock;
                                            - to approve a new incentive plan to enable AT&T to
                                            grant incentive awards based on shares of AT&T Consumer
                                              Services Group tracking stock to officers and
                                              employees of AT&T and its subsidiaries;
                                            - to approve an amendment to AT&T's employee stock
                                            purchase plan to permit the issuance of AT&T Consumer
                                              Services Group tracking stock under the plan;
                                            - to approve an amendment to AT&T's charter to effect a
                                            one-for-five reverse stock split of AT&T common stock at
                                              the discretion of the AT&T Board;
                                            - [Shareholder Proposal #1]
                                            - [Shareholder Proposal #2]
                                            - [Shareholder Proposal #3]
----------------------------------------------------------------------------------------------------


                                      XIV-1

----------------------------------------------------------------------------------------------------
                                            - [Shareholder Proposal #4]
----------------------------------------------------------------------------------------------------
                                            - [Shareholder Proposal #5]; and
                                            - to act upon such other matters as may properly come
                                            before the AT&T annual meeting or any adjournment or
                                              postponement thereof.
----------------------------------------------------------------------------------------------------
 Record Date:                               The record date for AT&T shares entitled to vote is
                                            [            ], 2002.
----------------------------------------------------------------------------------------------------
 Outstanding Shares Held on March 1, 2002   As of March 1, 2002, there were outstanding
                                            approximately 3,545,295,334 shares of AT&T common stock.
----------------------------------------------------------------------------------------------------
 Votes Necessary to Approve the             With respect to the election of directors, the nominees
 Proposals:*                                who receive the most votes of holders of AT&T common
                                            stock will be elected.
                                            The affirmative vote of a majority of the outstanding
                                            shares of AT&T common stock entitled to vote at the AT&T
                                            annual meeting is required to approve the AT&T
                                            transaction proposal, the Consumer Services charter
                                            amendment proposal and the reverse stock split proposal.
                                            The affirmative vote of a majority of the votes cast by
                                            holders of the outstanding shares of AT&T common stock
                                            is required to approve any of the proposals to be voted
                                            upon at the AT&T annual meeting other than the election
                                            of directors, the AT&T transaction proposal, the
                                            Consumer Services charter amendment proposal and the
                                            reverse stock split proposal.
                                            Each holder of AT&T common stock is entitled to one vote
                                            per share on each of the AT&T proposals.
                                            An abstention with respect to the AT&T transaction
                                            proposal, the Consumer Services charter amendment
                                            proposal or the reverse stock split proposal will have
                                            the effect of a vote against such proposal.
                                            Shares held by AT&T in its treasury are not voted.
----------------------------------------------------------------------------------------------------
 Quorum Requirements:                       A quorum of shareholders is necessary to hold a valid
                                            meeting.
                                            The presence in person or by proxy at the meeting of
                                            holders of 40% of the outstanding shares of AT&T common
                                            stock entitled to vote at the meeting is a quorum.
                                            Abstentions and broker "non-votes" count as present for
                                            establishing a quorum.
                                            A broker non-vote occurs on an item when a broker is not
                                            permitted to vote on the item without instruction from
                                            the beneficial owner of the shares and no instruction is
                                            given.
----------------------------------------------------------------------------------------------------
 Shares Beneficially Owned by AT&T          As of March 1, 2002, approximately 61,729,000 of the
 Directors and Executive Officers as of     outstanding shares of AT&T common stock, including
 March 1, 2002:                             exercisable options, were beneficially owned by AT&T
                                            directors and executive officers.
                                            These shares represent in total approximately 1.7% of
                                            the outstanding shares of AT&T common stock as of March
                                            1, 2002.
                                            These individuals have indicated or agreed that they
                                            will vote to approve the AT&T transaction proposal.
----------------------------------------------------------------------------------------------------


                                      XIV-2

----------------------------------------------------------------------------------------------------
* Under NYSE Rules, if your broker holds your shares in its name, your broker may not vote your shares with respect to certain types of proposals absent instructions from you. Specifically, absent instructions from you, your broker may not vote your shares on the AT&T transaction proposal, the Consumer Services charter amendment proposal, the incentive plan proposal or the employee stock purchase plan proposal. Broker non-votes will have the effect of a vote against the
  AT&T transaction proposal and the Consumer Services charter amendment proposal. Broker non-votes will have no effect on the incentive plan proposal or the employee stock purchase plan proposal.
  If you do not provide instructions to your broker, the broker may still vote your shares with respect to the reverse stock split proposal, the election of directors, the ratification of auditors, the shareholder proposals and other matters that may come before the AT&T annual meeting.
----------------------------------------------------------------------------------------------------


ELECTRONIC ACCESS TO AT&T PROXY MATERIALS AND ANNUAL REPORT

     AT&T shareholders can access AT&T's Notice of Meeting and Proxy Statement and annual report via the Internet on the AT&T Investor Relations Website at http://www.att.com/ir/. For future shareholder meetings, AT&T's registered shareholders can further save AT&T expense by consenting to access their proxy statement and annual report electronically. AT&T shareholders can choose this option by marking the "Electronic Access" box on the proxy card or by following the instructions provided when voting by telephone or via the Internet. If you choose this option, prior to each shareholder meeting you will receive in the mail your proxy card that provides a notice of meeting with a business reply envelope. You do not need to select this option each year; however, you may want to choose this option for more than one account held in your name. Your choice will remain in effect unless you revoke it by contacting AT&T's transfer agent, EquiServe, at 1-800-348-8288 or visiting the AT&T Investor Relations Website at http://www.att.com/ir/. Beneficial shareholders, (those who hold shares through a bank, broker, or other record holder) may request electronic access by contacting their broker or financial institution.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     The SEC recently implemented a new rule regarding the delivery of proxy materials to households (annual reports, proxy statements, proxy statements combined with a prospectus, or any information statement to shareholders). This new method of delivery, often referred to as "householding," permits AT&T and other companies to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. For voting purposes, a separate proxy card will be included for each account at the shared address.

     In January 2002, AT&T mailed each registered shareholder (those who hold shares directly or through AT&T plans) at the shared address a separate notice of its intention to household proxy materials. Beneficial shareholders were notified in 2001 of the householding process. Those beneficial shareholders who are eligible and have not opted-out of the householding process will receive one set of proxy materials this year.

     Registered shareholders who reside at such a household and would like to receive a separate annual report and proxy statement, or have questions regarding the householding process, may contact AT&T's transfer agent, EquiServe, by calling 1-800-348-8288, forwarding a written request addressed to EquiServe, Post Office Box 43007, Providence, RI 02940-3007, or via e-mail to att@equiserve.com. Beneficial shareholders should contact their broker or financial institution for specific information on this matter.

PROXY VOTING

     AT&T shareholders who do not vote by telephone or the Internet may still return their proxy cards, properly signed, and the shares represented will be voted in accordance with their directions. AT&T shareholders can specify their choices by marking the appropriate boxes on the proxy card. IF AN AT&T PROXY CARD IS SIGNED AND RETURNED WITHOUT SPECIFYING ANY CHOICES, THE SHARES WILL BE VOTED AS RECOMMENDED BY THE AT&T BOARD. Abstentions marked on the proxy card are voted neither "for" nor "against," but are counted in the determination of a quorum for each of the proposals. Abstentions have

                                      XIV-3
the effect of a vote against the AT&T transaction proposal, the Consumer Services charter amendment proposal and the reverse stock split proposal. IF YOU VOTE BY TELEPHONE OR THE INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.


     If you wish to give your proxy to someone other than the AT&T Proxy Committee, all names that appear on the proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone, the Internet, or mail, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspector of election in care of the Vice President -- Law and Secretary of AT&T.


     YOUR VOTE IS IMPORTANT. ACCORDINGLY, AT&T SHAREHOLDERS ARE ENCOURAGED TO VOTE BY TELEPHONE, THE INTERNET, OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the AT&T annual meeting, thereby canceling any proxy previously voted.

CONFIDENTIAL VOTING


     For many years, AT&T has had a confidential voting policy. AT&T has formalized its policy by amending its bylaws so that all proxies and other voting materials, including telephone and Internet voting, are kept confidential and are not disclosed to AT&T or its officers and directors, subject to standard exceptions. Such documents are available for examination only by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. This bylaw provision cannot be amended, rescinded, or waived except by a shareholder vote. AT&T's independent inspector of election, an officer of IVS Associates, Inc., has been appointed.


VOTING SHARES HELD IN DIVIDEND REINVESTMENT AND SAVINGS PLANS


     For participants in the AT&T Shareowner Dividend Reinvestment and Stock Purchase Plan or the AT&T 1996 Employee Stock Purchase Plan, your shares will be voted as specified on your proxy card and will not be voted if the proxy card is not returned. For employee shareholders participating in the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Broadband Long Term Savings Plan, or the AT&T Wireless Services 401(k) Retirement Plan, your shares will be voted as specified on your proxy card. If the proxy cards are not returned, the Trustee of the plan will vote those shares in the same proportion as the shares for which instructions were received from all other participants in that plan. If you wish to abstain from voting on a shareholder matter, you must indicate this when you vote by telephone, the Internet or by mail.


ANNUAL MEETING ADMISSION

     If you are a registered AT&T shareholder and plan to attend the AT&T meeting in person, please detach and retain the admission ticket that is attached to your proxy card. If you will attend the meeting, please be sure to respond to the "I/We plan to attend the Annual Meeting" question when you vote. A beneficial owner of AT&T shares who plans to attend the meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to:
Manager -- Proxy, AT&T Corp., 295 North Maple Avenue, Room 1216L2, Basking Ridge, New Jersey 07920-1002. Admittance to the annual meeting will be based upon availability of seating.

     AT&T shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter.


     If you attend the AT&T meeting you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees will be subject to security inspections.


                                      XIV-4

     The annual meeting location is fully accessible to disabled persons, and sign interpretation and wireless headsets will be available for hearing-impaired AT&T shareholders.


     Highlights of the meeting will be available on the AT&T Investor Relations Website at http://www.att.com/ir/.

THE AT&T BOARD

     The AT&T Board is responsible for establishing broad corporate policies and monitoring the overall performance of AT&T. However, in accordance with corporate legal principles, the AT&T Board is not involved in day-to-day operating matters. Members of the AT&T Board are kept informed of AT&T's business by participating in AT&T Board and committee meetings, by reviewing analyses and reports sent to them each month, and through discussions with the Chairman and other officers.

     The AT&T Board held 17 meetings and the committees held 19 meetings in 2001. The average attendance in the aggregate of the total number of meetings of the AT&T Board and the total number of committee meetings was 96.6%.

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)


     The AT&T Proxy Committee intends to vote for the election of the 15 nominees listed on the following pages. These nominees have been selected by the AT&T Board on the recommendation of the Governance and Nominating Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the system instructions. Directors will be elected by a plurality of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.


     If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee or, if none, the size of the AT&T Board will be reduced. Except as noted below in cases of directors moving to new boards in conjunction with restructuring activities, the Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

     Directors elected at the AT&T annual meeting will hold office until the next annual meeting or until their successors have been elected and qualified, except as noted below for those directors moving to new boards in conjunction with restructuring activities. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of March 31, 2002.

NOMINEES FOR ELECTION AS DIRECTORS

C. MICHAEL ARMSTRONG              AGE:  63                              DIRECTOR
SINCE:  1997

BUSINESS EXPERIENCE: Mr. Armstrong has been the Chairman and Chief Executive Officer of AT&T since 1997. He was formerly the Chairman and Chief Executive Officer of Hughes Electronics.

OTHER DIRECTORSHIPS: Citigroup Inc. Chairman of U.S.-Japan Business Council and former Chairman of FCC Network Reliability and Interoperability Council. Member of the President's Export Council, the Council on Foreign Relations, the National Security Telecommunications Advisory Committee, the Defense Policy Advisory Committee on Trade, the Business Roundtable, and the Business Council. Director of National Cable Television Association (NCTA) and a member of its Executive Committee. Member of the supervisory board of the Thyssen-Bornemisza Group, Trustee of John Hopkins University, Chairman of the Board of Visitors of John Hopkins University School of Medicine, and member of the Advisory Board of the Yale School of Management.

                                      XIV-5

J. MICHAEL COOK      AGE:  59                              DIRECTOR SINCE:  2001

BUSINESS EXPERIENCE: Mr. Cook is the retired Chairman and Chief Executive Officer of Deloitte & Touche LLP, a professional services firm. He served as Chairman and Chief Executive Officer of Deloitte & Touche LLP from 1989 to 1999. He was also Chairman of the Deloitte & Touche Foundation and a member of the Board of Deloitte Touche Tohmatsu.

OTHER DIRECTORSHIPS: International Flavors & Fragrances Inc., Rockwell Automation International, The Dow Chemical Company, and HCA. Trustee of the Fidelity Group of Mutual Funds. Member of the Advisory Board of the Securities Regulation Institute, Chairman Emeritus of the Board of Catalyst, a Director of the STAR Foundation (Society to Advance the Retarded and Handicapped), and Chairman of the Accountability Advisory Panel to the Comptroller General of the United States. Member of the Board of Overseers of the Columbia Business School and Member of the Advisory Board of the Graduate School of the University of Florida.

KENNETH T. DERR      AGE:  65                              DIRECTOR SINCE:  1995

BUSINESS EXPERIENCE: Mr. Derr is the Retired Chairman of the Board of Chevron Corporation, an international oil company, where he was also Chairman and Chief Executive Officer until 1999.

OTHER DIRECTORSHIPS:  Citigroup Inc., Calpine Corp., and Halliburton Company.

DAVID W. DORMAN      AGE:  48                              DIRECTOR SINCE:  2002

BUSINESS EXPERIENCE: Mr. Dorman has been President of AT&T since 2000. He is the former Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecom. Mr. Dorman has also been Chairman, President, and CEO of PointCast, Executive Vice President of SBC, and Chairman, President, and CEO of Pacific Bell. Prior to that he was President of Sprint Business.

OTHER DIRECTORSHIPS: Science Applications International Corporation (SAIC), Scientific-Atlanta Inc., and Sabre Holdings Corporation. Served as member of the President's Advisory Committee on High Performance Computing and Communications, Information Technology and the Next Generation Internet.

M. KATHRYN EICKHOFF  AGE:  62                              DIRECTOR SINCE:  1987

BUSINESS EXPERIENCE: Ms. Eickhoff has been President of Eickhoff Economics, Inc., an economic consulting firm, since 1987. She is a past Associate Director for Economic Policy for the U.S. Office of Management and Budget and the former Executive Vice President and Treasurer of Townsend-Greenspan & Co., Inc.

OTHER DIRECTORSHIPS:  Pharmacia Corporation and Tenneco Automotive Inc.

GEORGE M. C. FISHER  AGE:  61                              DIRECTOR SINCE:  1997

BUSINESS EXPERIENCE: Mr. Fisher is the retired Chairman and CEO of Eastman Kodak Company, an imaging company. He served as Chairman of the Board, Eastman Kodak Company from January to December 2000. Before this, he held the Kodak positions of Chairman, President, and CEO (December 1993 to January 1997), and Chairman and CEO (January 1997 to January 2000). Mr. Fisher was also Chairman of the Board (1990-1993) and Chief Executive Officer (1988-1993) of Motorola, Inc. He is a former Chairman of the Boards of Directors of: the University of Illinois Foundation (1997-1999), the U.S.-China Business Council (1997-1999), and the U.S. Council on Competitiveness (1991-1993).

OTHER DIRECTORSHIPS: Delta Airlines, Inc., Eli Lilly and Company, and General Motors Corporation. Member of the Business Council and the President's Advisory Committee for Trade Policy and Negotiations. Elected to the American Academy of Arts and Sciences and the National Academy of Engineers, the latter of which he is Chairman.

                                      XIV-6

FRANK C. HERRINGER   AGE:  59                              DIRECTOR SINCE:  2002



BUSINESS EXPERIENCE: Mr. Herringer has been Chairman of the Board of Transamerica Corporation, part of Aegon N.V., an international insurance organization, since 1999. He served as Chairman, President, and Chief Executive Officer (1995-1999) and President and Chief Executive Officer (1991-1995) at Transamerica Corporation. Prior to joining Transamerica, Mr. Herringer was General manager and Chief Executive Officer of the San Francisco Bay Area Rapid Transit District.



OTHER DIRECTORSHIPS: Transamerica Corporation, Charles Schwab Corporation, Fluid Ventures LLP, Mirapoint, Inc. and Unocal Corporation.


AMOS B. HOSTETTER, JR.            AGE:  65                              DIRECTOR
SINCE:  1999

BUSINESS EXPERIENCE: Mr. Hostetter is the Chairman of Pilot House Associates, a family investment company. He is the co-founder and former Chairman and Chief Executive Officer of Continental Cablevision, Inc. Mr. Hostetter is a former Chairman of the Board (1973-74) and Director (1968-1998) of the National Cable Television Association and is a founding member and past Chairman of the Cable-Satellite Public Affairs Network (C-SPAN).

OTHER DIRECTORSHIPS: Member of C-SPAN's Board and Executive Committee. Chairman of the Board of Trustees of Amherst College, a Trustee of the Museum of Fine Arts, Boston and of WGBH FM/TV, the public broadcasting stations in Boston.

SHIRLEY A. JACKSON, PH.D.         AGE:  55                              DIRECTOR
SINCE:  2001

BUSINESS EXPERIENCE: Dr. Jackson is the President of Rensselaer Polytechnic Institute. Prior to becoming President of Rensselaer Polytechnic Institute in 1999, Dr. Jackson was Chairman of the U.S. Nuclear Regulatory Commission (1995-1999), held a position as a theoretical physicist at the former AT&T Bell Laboratories (1975-1991), and in academe as a professor of theoretical physics at Rutgers University (1991-1995).

OTHER DIRECTORSHIPS: FedEx Corporation, Public Service Enterprise Group, Sealed Air Corporation, Marathon Oil Corporation, U.S. Steel Corp., Albany Molecular Research, Inc., Medtronic, Inc., and KeyCorp. Trustee of the Brookings Institution. Serves on the Executive Committee of the Council on Competitiveness, Council of the Government -- University-Industry Research Roundtable, U.S. Comptroller General's Advisory Committee for the Government Accounting Office (GAO), and Advisory Council for the Department of Energy National Nuclear Security Administration (NNSA). Elected to the National Academy of Engineering (NAE) in 2001. Fellow of the American Academy of Arts and Sciences and the American Physical Society. Life Member of the M.I.T. Corporation (Board of Trustees).

DONALD F. MCHENRY    AGE:  65                              DIRECTOR SINCE:  1986

BUSINESS EXPERIENCE: Mr. McHenry has been a Distinguished Professor in the Practice of Diplomacy, Georgetown University, since 1981. He has also been President of IRC Group LLC, international relations consultants, since 1981.

OTHER DIRECTORSHIPS: Fleet Boston Corp. and its subsidiary, Fleet Bank, Coca-Cola Co., International Paper Co., and GlaxoSmithKline plc (U.K.).

CHARLES H. NOSKI     AGE:  49                              DIRECTOR SINCE:  2002

BUSINESS EXPERIENCE: Mr. Noski has been Vice Chairman of the Board of AT&T Corp. since February 2002 and Chief Financial Officer of AT&T Corp. since 1999. Prior to joining AT&T, he was President and Chief Operating Officer of Hughes Electronics Corporation, a publicly-traded subsidiary of General Motors Corporation in the satellite and wireless communications business. Mr. Noski was a partner at Deloitte & Touche LLP prior to joining Hughes.

OTHER DIRECTORSHIPS: Air Products & Chemicals, Inc., Private Sector Council, and California State University Northridge Foundation. Member of American Institute of Certified Public Accountants.

                                      XIV-7

LOUIS A. SIMPSON     AGE:  65                              DIRECTOR SINCE:  2000

BUSINESS EXPERIENCE: Mr. Simpson has been President and Chief Executive Officer Capital Operations, GEICO Corporation, a national property and casualty insurance company, since 1993, and was its former Vice Chairman of the Board (1985-1993) and Senior Vice President and Chief Investment Officer (1979-1993). Prior to joining GEICO, he was President and Chief Executive Officer of Western Asset Management, a subsidiary of Western Bancorporation, a partner at Stein Roe and Farnham, and an instructor of Economics at Princeton University.

OTHER DIRECTORSHIPS: Western Asset Funds, Inc., Pacific American Income Shares, Inc., Science Applications International Corporation (SAIC), and HNC Software. Member of the endowments committee of Ohio Wesleyan University, trustee for the Cate School, the University of California San Diego Foundation, the Urban Institute, and the Woodrow Wilson National Fellowship Foundation. He is also Chair of the Scripps Institution of Oceanography Council.

MICHAEL I. SOVERN    AGE:  70                              DIRECTOR SINCE:  1984

BUSINESS EXPERIENCE: Mr. Sovern is Chairman of Sotheby's Holdings, Inc. He is President Emeritus and Chancellor Kent Professor of Law at Columbia University, where he was President from 1980 to 1993. Mr. Sovern is President and Director of Shubert Foundation and Director of Shubert Organization.

OTHER DIRECTORSHIPS: Sequa Corp. and Sotheby's Holdings, Inc. Chairman of the Japan Society and Chairman of the American Academy in Rome.

SANFORD I. WEILL     AGE:  69                              DIRECTOR SINCE:  1998

BUSINESS EXPERIENCE: Mr. Weill has been Chairman and Chief Executive Officer of Citigroup Inc., a financial services company, since October 1998. He is Chairman of the Board of Trustees of Carnegie Hall and Chairman of the Board of Overseers for Cornell University's Joan and Sanford I. Weill Medical College and Graduate School of Medical Sciences. Mr. Weill is a founder and Chairman of the National Academy Foundation. He formerly served as Chairman and Chief Executive Officer of Travelers Group and its predecessor, Commercial Credit Company, President of American Express Company, and Chairman and Chief Executive Officer of the Fireman's Fund Insurance Company subsidiary.

OTHER DIRECTORSHIPS: New York Presbyterian Hospital, Memorial Sloan-Kettering Cancer Center, United Technologies Corporation, and Federal Reserve Bank of New York. Member of the Business Council.


TONY L. WHITE        AGE:  55                              DIRECTOR SINCE:  2002



BUSINESS EXPERIENCE: Mr. White is Chairman, President, and Chief Executive Officer of Applera Corporation (formerly known as PE Corp.), a developer and marketer of systems used by the life science industry and research community for scientific discoveries and development of new pharmaceuticals. Prior to that he was Executive Vice President and Member of the Office of the CEO at Baxter International, Inc.



OTHER DIRECTORSHIPS: Applera Corporation, C.R. Bard, Inc., and Ingersoll-Rand Company.


COMMITTEES OF THE AT&T BOARD

     The AT&T Board has established a number of committees, including the Audit Committee, the Compensation and Employee Benefits Committee, the Finance Committee, and the Governance and Nominating Committee, each of which is briefly described below. Another committee of the AT&T Board is the Proxy Committee (that votes the shares represented by proxies at the annual meeting of shareholders).

     The Audit Committee meets with AT&T management to consider the adequacy of the internal controls and the objectivity of financial reporting. The committee also meets with the independent auditors and with appropriate AT&T financial personnel and internal auditors concerning these matters. The committee recommends to the AT&T Board the appointment of the independent auditors, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent
                                      XIV-8
auditors periodically meet alone with the committee and always have unrestricted access to the committee. The committee, which consists of five non-employee directors, met six times in 2001.

     The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and keeps informed and advises the AT&T Board regarding employee benefit plans. The committee establishes the compensation structure for senior managers of AT&T and makes recommendations to the AT&T Board with respect to compensation of the officers as listed on page
  . The committee, which consists of five non-employee directors, met seven times in 2001.

     The Finance Committee meets with AT&T management to review the financial policy and procedures of AT&T, including AT&T's Financing Plan, Capital and Investment Program, and Dividend Policy. The committee advises the AT&T Board on AT&T's financial condition and makes recommendations concerning the dividend policy and payments of AT&T. The committee, which consists of five non-employee directors, met four times in 2001.


     The Governance and Nominating Committee advises and makes recommendations to the AT&T Board on all matters concerning directorship and corporate governance practices, including compensation of directors and the selection of candidates as nominees for election as directors, and it provides guidance with respect to matters of public policy. The committee, which consists of four non-employee directors, met one time in 2001. The AT&T Board recommended this year's director candidates on April 10, 2002.


     In recommending AT&T Board candidates, the Governance and Nominating Committee seeks individuals of proven judgment and competence who are outstanding in their respective fields. The committee considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in AT&T Board activities, and geographic and other diversity factors. Shareholders who wish to recommend qualified candidates should write to: Vice President -- Law and Secretary, AT&T Corp., 295 North Maple Avenue, Basking Ridge, NJ 07920-1002, stating in detail the qualifications of such persons for consideration by the committee.

     The table below provides membership information for each of the AT&T Board committees.


                                                    COMPENSATION
                                                    AND EMPLOYEE      GOVERNANCE AND
NAME                                      AUDIT       BENEFITS          NOMINATING     FINANCE
----                                      -----   -----------------   --------------   -------
Mr. Armstrong...........................
Mr. Cook................................    X                                             X
Mr. Derr................................    X             X
Mr. Dorman..............................
Ms. Eickhoff............................    X                                X
Mr. Fisher..............................                  X*                              X
Mr. Herringer...........................
Mr. Hostetter, Jr.......................                  X
Dr. Jackson.............................                                     X            X
Mr. McHenry.............................    X                                X*
Mr. Noski...............................
Mr. Simpson.............................                  X                               X*
Mr. Sovern..............................    X*            X
Mr. Weill...............................                                     X            X
Mr. White...............................


---------------

* Chair

                                      XIV-9

COMPENSATION OF DIRECTORS

     In 2001, directors who were not AT&T employees received an annual retainer of $90,000. AT&T common stock units with a then-current market value of $45,000 were deferred automatically and credited to a portion of a deferred compensation account, pursuant to AT&T's Deferred Compensation Plan for Non-Employee directors. Pursuant to that same plan, the director had the option of deferring the remaining $45,000 in AT&T stock units, a deferred cash account, or cash in hand. The chairpersons of the Audit Committee, Compensation and Employee Benefits Committee, and Finance Committee each received an additional annual retainer of $7,500. The chairperson of the Governance and Nominating Committee received an additional annual retainer of $5,000. No fees are paid for attendance at regularly scheduled AT&T Board and committee meetings. Directors received a fee of $1,500 for each special AT&T Board or committee meeting attended. In addition, non-employee directors received a stock option award to purchase 6,226 shares of AT&T common stock (adjusted for the special dividend of AT&T Wireless Services, Inc. common stock) at $15.7897. The options are exercisable in four equal annual installments commencing on the first anniversary of the grant date and expire after ten years.

     Directors may elect to defer the receipt of all or part of their cash retainer and other compensation into the AT&T common stock portion or the cash portion of the deferred compensation account. The AT&T common stock portion (the value of which is measured from time to time by the market value of AT&T common stock) is credited on each dividend payment date for AT&T common stock with a number of deferred shares of AT&T common stock equivalent in market value to the amount of the quarterly dividend on the shares then credited in the accounts. The cash portion of the deferred compensation account, representing amounts deferred prior to January 1, 2001, earns interest, compounded quarterly, at an annual rate equal to the average interest rate for 10-year United States Treasury Notes for the previous quarter, plus 5%. Thereafter, amounts deferred to the cash portion of the deferred compensation account earn interest, compounded quarterly, at an annual rate equal to the average interest rate for 10-year United States Treasury Notes for the previous quarter, plus 2%.


     Effective December 31, 1996, AT&T terminated its Pension Plan for Non-Employee Directors. The Pension Plan now covers only those non-employee directors who retired prior to December 31, 1996. Benefits accrued for then-active directors were valued and converted into a deferred annuity. AT&T also provides non-employee directors with travel accident insurance when on AT&T business. A non-employee director may also enroll in a Director's Universal Life Insurance Program sponsored by AT&T at no cost to the non-employee director. On June 1, 2001, this program replaced the former AT&T-sponsored life insurance program under which AT&T shared in the premium expense with the director. Existing life insurance policies for active non-employee directors under the former program were exchanged, in a tax-free exchange, for new universal life insurance policies under the new plan. AT&T recovered the portion of the life insurance premiums it contributed under the former program during the tax-free exchange. The life insurance benefit under the Director's Universal Life Insurance Program will continue after the non-employee director's retirement from the AT&T Board.


                                      XIV-10

  STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth information concerning the beneficial ownership of AT&T common stock, as of March 1, 2002, for (a) each current director elected to the AT&T Board in 2001 and each nominee for election as a director in 2002; (b) each of the officers named in the Summary Compensation Table herein ("Named Executive Officers") not listed as a director; and (c) directors and executive officers as a group. No director or executive officer owns any AT&T preferred shares. Except as otherwise noted, the nominee or family members had sole voting and investment power with respect to such securities.


                                                             NUMBER OF SHARES
                                                  ---------------------------------------
                                                  BENEFICIALLY      DEFERRAL                PERCENT
                      NAME                           OWNED          PLANS(1)     TOTAL      OF CLASS
                      ----                        ------------      --------   ----------   --------
                      (A)
C. Michael Armstrong(2).........................    1,946,529(3)     90,907     2,037,436        *
J. Michael Cook.................................        3,000         4,527         7,527        *
Kenneth T. Derr(4)..............................        5,450        20,995        26,445        *
David W. Dorman.................................      955,995(5)          0       955,995        *
M. Kathryn Eickhoff(6)..........................        8,500        12,618        21,118        *
George M. C. Fisher.............................       15,132        23,571        38,703        *
Frank C. Herringer(7)...........................       12,528(8)          0        12,528        *
Amos B. Hostetter, Jr...........................   53,562,657(9)     13,147    53,575,804     1.51%
Shirley A. Jackson..............................          391         4,633         5,024        *
Donald F. McHenry...............................        4,887        17,985        22,872        *
Charles H. Noski(10)............................    1,243,086(11)   202,665     1,445,751        *
Louis A. Simpson................................      144,869(12)    10,735       155,604        *
Michael I. Sovern...............................        2,300        19,180        21,480        *
Sanford I. Weill................................       75,000         6,964        81,964        *
Tony L. White(13)...............................            0             0             0        *



                                                  BENEFICIALLY      DEFERRAL                PERCENT
                      NAME                           OWNED          PLANS(1)     TOTAL      OF CLASS
                      ----                        ------------      --------   ----------   --------
                      (B)
Betsy J. Bernard................................      657,919(14)         0       657,919        *
Frank Ianna.....................................    1,032,170(15)    12,304     1,044,473        *



                                                  BENEFICIALLY      DEFERRAL                PERCENT
                      NAME                           OWNED          PLANS(1)     TOTAL      OF CLASS
                      ----                        ------------      --------   ----------   --------
                      (C)
Directors and Executive Officers as a group.....   61,741,916(16)   541,900    62,283,816     1.74%


---------------

* Less than one percent

FOOTNOTES

 1. Share units held in deferred compensation accounts that do not constitute beneficially owned securities.

 2. Also beneficially owns 10,000 shares of At Home Corporation Series A common stock.

 3. Includes beneficial ownership of 1,697,362 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

 4. Also beneficially owns 3,735 shares of Comcast Corporation common stock.

                                      XIV-11

 5. Includes beneficial ownership of 190,794 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

 6. Includes 2,000 shares of AT&T common stock held by a trust, as to which Ms. Eickhoff has disclaimed beneficial ownership. Also beneficially owns 500 shares of At Home Corporation Series A common stock.


 7.Effective April 10, 2002, Frank C. Herringer was elected to the AT&T Board of
   Directors.



 8.Includes 10,000 shares of AT&T common stock held in the Frank C. Herringer
   Contributory IRA and 2,528 shares of AT&T common stock held in family trusts. Of these shares, Mr. Herringer disclaims beneficial ownership of 28 shares.



 9. Includes 9,720,740 shares of AT&T common stock as to which Mr. Hostetter has disclaimed beneficial ownership.



10. Also beneficially owns 86 shares of Comcast Corporation common stock held in a family trust.



11. Includes beneficial ownership of 946,332 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans and 285,108 shares that are held in family and other trusts.



12. Includes beneficial ownership of 62,631 shares that may be acquired within 60 days pursuant to an existing MediaOne Group, Inc. stock option that was converted into a fully vested option for AT&T common stock expiring on June 16, 2008, at an exercise price of $18.9446. (See section entitled "Simpson Transactions" under "Certain Relationships and Related Transactions.")



13.Effective April 10, 2002, Tony L. White was elected to the AT&T Board. Also beneficially owns 750 shares of Comcast Corporation common stock.



14. Includes beneficial ownership of 408,922 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.



15. Includes beneficial ownership of 695,512 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.



16. Includes beneficial ownership of 5,491,532 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.


OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT BY BENEFICIAL OWNERS

     AT&T does not know of any person or entity that beneficially owns more than 5% of its outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires AT&T's directors and executive officers, and persons who own more than 10 percent of a registered class of AT&T's equity securities, to file with the SEC and the NYSE, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of AT&T.

     To AT&T's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2001, none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) with the following exception: Richard J. Martin, one report regarding one transaction.

RATIFICATION OF APPOINTMENT OF AUDITORS (ITEM 2 ON PROXY CARD)

     Subject to shareholder ratification, the AT&T Board, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as the independent auditors to examine AT&T's financial statements for the year 2002. PricewaterhouseCoopers LLP has audited AT&T's books for many years. THE AT&T BOARD RECOMMENDS THAT AT&T SHAREHOLDERS VOTE FOR SUCH RATIFICATION. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, whether by

                                      XIV-12
abstention, broker non-vote, or otherwise, have no impact on the vote. If shareholders do not ratify this appointment, other independent auditors will be considered by the AT&T Board upon recommendation of the Audit Committee.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the AT&T meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     For the year 2001, PricewaterhouseCoopers LLP also examined the financial statements of AT&T's subsidiaries and provided other audit services to AT&T and its subsidiaries in connection with SEC filings, review of financial statements, and audits of pension plans.

DIRECTORS' PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT BY AND AMONG AT&T CORP., AT&T BROADBAND CORP., COMCAST CORPORATION AND THE OTHER PARTIES THERETO, WHEREBY AT&T BROADBAND, A NEW HOLDING COMPANY THAT CONSISTS OF AT&T'S BROADBAND BUSINESSES, WILL BE SPUN OFF AND COMBINED WITH COMCAST IN A NEW PENNSYLVANIA CORPORATION CALLED "AT&T COMCAST CORPORATION," AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE AT&T BROADBAND SPIN-OFF (ITEM 3 ON PROXY
CARD)


     For information regarding the AT&T transaction proposal, please see Chapters I-IX, Chapter XII and Chapters XV-XVI of this document.


     The AT&T Board recommends that AT&T shareholders vote "FOR" the above proposal.

DIRECTORS' PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO AT&T'S CHARTER TO AUTHORIZE THE CREATION OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK (ITEM 4 ON PROXY CARD)


     For information regarding the Consumer Services charter amendment proposal, please see Chapter I, Chapter VI and Chapters X-XII of this document.


     The AT&T Board recommends that AT&T shareholders vote "FOR" the above proposal.

DIRECTORS' PROPOSAL TO APPROVE A NEW INCENTIVE PLAN TO ENABLE AT&T TO GRANT INCENTIVE AWARDS BASED ON SHARES OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK TO OFFICERS AND EMPLOYEES OF AT&T AND ITS SUBSIDIARIES (ITEM 5 ON PROXY CARD)

     For information regarding the incentive plan proposal, please see Chapter X of this document.

     The AT&T Board recommends that AT&T shareholders vote "FOR" the above proposal.

DIRECTORS' PROPOSAL TO APPROVE AN AMENDMENT TO AT&T'S EMPLOYEE STOCK PURCHASE PLAN TO PERMIT THE ISSUANCE OF AT&T CONSUMER SERVICES GROUP TRACKING STOCK UNDER THE PLAN (ITEM 6 ON PROXY CARD)

     For information regarding the employee stock purchase plan proposal, please see Chapter X of this document.

     The AT&T Board recommends that AT&T shareholders vote "FOR" the above proposal.

DIRECTORS' PROPOSAL TO APPROVE AN AMENDMENT TO AT&T'S CHARTER TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF AT&T COMMON STOCK AT THE DISCRETION OF THE AT&T BOARD (ITEM 7 ON PROXY CARD)

     Subject to shareholder approval, the AT&T Board has approved an amendment to AT&T's charter that would enable the AT&T Board to effect a one-for-five reverse stock split of AT&T common stock. The purpose of the reverse stock split is to seek to adjust the trading prices of AT&T common stock following the various transactions to effect AT&T's restructuring plan, including the AT&T Comcast transaction. THE AT&T BOARD HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT AT&T SHAREHOLDERS APPROVE, THE REVERSE STOCK SPLIT PROPOSAL AT THE AT&T ANNUAL MEETING.

     If the reverse stock split is authorized by shareholders, the AT&T Board will have the discretion to implement it at any time, or to decline to implement it and have no reverse stock split at all. The AT&T

                                      XIV-13

Board expects to implement the reverse stock split following completion of the AT&T Comcast transaction. However, the exact timing of the reverse stock split will be determined by the AT&T Board based upon its evaluation as to when such action will be most advantageous to AT&T and its shareholders, and the AT&T Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse stock split if the AT&T Board, in its sole discretion, determines that it is no longer in the best interests of AT&T and its shareholders. Approval of the reverse stock split will also allow the AT&T Board to amend AT&T's charter to eliminate all references to AT&T Wireless Group tracking stock, Class A Liberty Media Group common stock, Class B Liberty Media Group common stock, AT&T Wireless Group preferred tracking stock and AT&T Series E convertible preferred stock and to redesignate such series as shares of common stock or preferred stock, as applicable.


     AT&T currently has 16.4 billion shares of authorized common stock and 100 million shares of authorized preferred stock. As of March 1, 2002, AT&T had issued and outstanding a total of approximately 3,545,295,334 shares of common stock and 759,792 shares of preferred stock held by subsidiaries of AT&T.

     Following the reverse stock split, AT&T will have 2.5 billion shares of authorized common stock, plus an additional 500 million shares of authorized common stock if AT&T Consumer Services Group tracking stock is created, and, in any event, 100 million shares of authorized preferred stock. Relative voting rights of AT&T shareholders will not be altered by a reverse stock split, except to the extent a shareholder may own any fractional interest as a result of the reverse stock split, in which event such shareholder will be paid cash for the fractional interest as set forth below.

     With the limited exception of shareholders who own only fractional share interests after a reverse stock split, the proportionate ownership interests of shareholders will not be affected by a reverse stock split.

     Pursuant to any reverse stock split, each holder of five shares of AT&T common stock, par value $1.00 per share ("Old AT&T Common Stock"), immediately prior to the effectiveness of the reverse stock split will become the holder of one share of AT&T common stock, par value $1.00 per share ("New AT&T Common Stock") after consummation of the reverse stock split.

     Commencing on the effective date of any reverse stock split, each AT&T common stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after the effective date, AT&T shareholders will be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates representing shares of Old AT&T Common Stock.

     The conversion ratios of AT&T's outstanding stock options and securities having a conversion or redemption feature will be correspondingly adjusted upon the consummation of any reverse stock split.

     No certificates representing fractional share interests in the New AT&T Common Stock will be issued and no such fractional share interests will entitle the holder thereof to any rights as a shareholder of AT&T. In lieu of such fractional share interests, each holder of Old AT&T Common Stock who would otherwise be entitled to receive a fractional share of New AT&T Common Stock will, at the discretion of the AT&T Board, either be paid cash by AT&T upon surrender of certificates representing Old AT&T Common Stock held by such holder in an amount equal to the product of such fraction multiplied by the closing price of the Old AT&T Common Stock on the New York Stock Exchange at the close of regular trading on the effective date of the reverse stock split or, alternatively, AT&T will make arrangements with a third party who shall pool fractional share interests, sell them and return appropriate payment to holders of fractional share interests.

     If approved and effected, the reverse stock split will result in some shareholders owning "odd-lots" of less than 100 shares of AT&T common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.
                                      XIV-14

     AT&T common stock is currently registered under the Exchange Act, and as a result, AT&T is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of AT&T common stock under the Exchange Act.

     The par value of AT&T common stock will remain at $1.00 following any reverse stock split, and the number of shares of AT&T common stock outstanding will be reduced by 80%. As a consequence, the aggregate par value of the outstanding AT&T common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be correspondingly increased. The resolution approving the reverse stock split provides that this increase in capital in excess of par value will be treated as capital for statutory purposes.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their AT&T common stock as compensation). In addition, this summary is limited to shareholders that hold their AT&T common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

     ACCORDINGLY, EACH AT&T SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO HIM OF THE REVERSE STOCK SPLIT.

     Subject to the discussion below relating to the receipt of cash instead of fractional share interests, we believe that the U.S. federal income tax consequences of the reverse stock split are as follows:

     - No gain or loss would be recognized by AT&T upon the reverse stock split;

     - No gain or loss would be recognized by a shareholder upon the reverse stock split, except with respect to cash received instead of fractional share interests;

     - The aggregate adjusted basis of the shares of AT&T common stock held by a shareholder following the reverse stock split would be equal to such shareholder's aggregate adjusted basis in the AT&T common stock held immediately prior to the reverse stock split, reduced by any tax basis allocable to fractional share interests;

     - The holding period of the AT&T common stock held by a shareholder following the reverse stock split would include the holding period of the shares of AT&T common stock held immediately prior to the reverse stock split.

     AT&T will not issue any fractional share interests in the reverse stock split. In lieu of fractional share interests, each AT&T shareholder who would otherwise have been entitled to receive a fractional share interest will, at AT&T's election, receive a cash payment from AT&T or from an exchange agent who will aggregate and sell all fractional interests. The receipt of cash instead of a fractional share of AT&T common stock by a holder of AT&T common stock will result in taxable gain or loss for U.S. federal income tax purposes based upon the difference between the amount of cash received by such shareholder and the shareholder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the shareholder's holding period is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

                                      XIV-15

     APPRAISAL RIGHTS

     No appraisal rights are available under the New York Business Corporation Law or under AT&T's Certificate of Incorporation or By-Laws to any shareholder in connection with the reverse stock split.

     PER SHARE AMOUNTS


     None of the per share amounts for AT&T common stock included in this document (e.g., price per share or shares of AT&T Comcast common stock to be issued per share in connection with the AT&T Comcast transaction) have been adjusted for or give effect to the reverse stock split except as specifically stated in this document.


SHAREHOLDER PROPOSALS

     AT&T receives many suggestions from shareholders, some as formal shareholder proposals. All are given careful consideration and adopted, if appropriate. After discussion with AT&T representatives and clarification of AT&T's position, many proposals are withdrawn.


     Proponents of five shareholder proposals have stated that they intend to present the following proposals at the annual meeting. Information on the shareholdings of the proponents is available by writing to: MANAGER -- PROXY, AT&T CORP., 295 NORTH MAPLE AVENUE, ROOM 1216L2, BASKING RIDGE, NEW JERSEY 07920-1002. The proposals and supporting statements are quoted below. The AT&T Board has concluded it cannot support these proposals for the reasons given.


  SHAREHOLDER PROPOSAL #1 (ITEM 8 ON PROXY CARD)

  SHAREHOLDER PROPOSAL #2 (ITEM 9 ON PROXY CARD)

  SHAREHOLDER PROPOSAL #3 (ITEM 10 ON PROXY CARD)

  SHAREHOLDER PROPOSAL #4 (ITEM 11 ON PROXY CARD)


  SHAREHOLDER PROPOSAL #5 (ITEM 12 ON PROXY CARD)


SUBMISSION OF SHAREHOLDER PROPOSALS

     For information regarding the submission of shareholder proposals, see "Additional Information for Shareholders -- Future Shareholder
Proposals -- AT&T."

ADVANCE NOTICE PROCEDURES; NOMINATION OF DIRECTORS

     Under AT&T's bylaws, no nominations of individuals for election as directors or other business may be brought before an AT&T annual meeting except as specified in the notice of the meeting (which notice includes shareholder proposals that AT&T is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the AT&T Board or by a shareholder entitled to vote who has delivered written notice to AT&T (containing certain information specified in the bylaws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in AT&T's proxy statement under SEC Rule 14a-8.

     A copy of the full text of the bylaw provisions discussed above may be obtained by writing to AT&T's Office of the Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE AT&T ANNUAL MEETING

     In addition to the matters described above, there will be an address by the Chairman of the Board of AT&T and a general discussion period during which shareholders will have an opportunity to ask questions about the business. In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the Proxy Committee will vote the shares represented by it in
                                      XIV-16
accordance with its best judgment. At the time this document went to press, AT&T knew of no other matters that might be presented for shareholder action at the AT&T annual meeting.

AT&T BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Employee Benefits Committee ("Committee") is responsible for establishing, approving, and administering executive compensation policies and practices that govern the compensation paid to all senior managers of AT&T, except that the AT&T Board (other than directors who are employees) is responsible for approving the compensation for the Named Executive Officers in the Summary Compensation Table based upon recommendations of the Committee. The Committee regularly reports to the AT&T Board and is comprised of five independent non-employee directors, none of whom are eligible to participate in any of the pay programs they administer. The Committee held seven meetings during 2001, including both regularly scheduled and special meetings.

 COMPENSATION PHILOSOPHY AND OBJECTIVES

     AT&T operates in an extremely competitive and rapidly changing industry. The AT&T Board believes that the compensation programs for executives should be designed to attract and retain executives who possess the high-quality skills and talent necessary to transform the business. The compensation philosophy seeks to provide a strong link between an executive's total earnings opportunity and the short-term and long-term performance of AT&T based on the achievement of pre-determined financial targets and operational goals relative to AT&T's competitors, as well as to an individual's contributions. The core principles underlying the framework for the programs are:

     Total compensation opportunities must be competitive -- the value will be based on comparable companies' pay opportunities and will be targeted at levels that will attract, motivate, and retain a highly skilled work force and enable us to compete with other premier employers for the best talent.

     Pay must be performance-based -- a significant part of each executive's compensation is directly linked to accomplishing specific results that will create shareholder value in the short and long term.

     A significant portion of the total compensation opportunity should be equity-based -- the Committee believes that an equity stake effectively aligns employee and shareholder interests and provides proper motivation for enhancing shareholder value.

 EXECUTIVE COMPENSATION COMPONENTS AND PRACTICES


     AT&T's executive compensation program consists of three key components: (1) base salary; (2) short-term incentives, i.e., annual bonus; and (3) long-term incentives, i.e., performance shares, stock options, and restricted stock or stock units. The Committee relies on analysis from independent compensation consultants, published compensation studies, and proxy data to compare executive compensation to market data of similarly sized companies in the telecommunications industry, as well as other industries in which AT&T competes for products, services, and talent to develop a competitive compensation program. This review covers a broader and more diverse set of companies than those identified as the Peer Group included in the Performance Graph on page [XIV-23]. The policies and practices for determining executive compensation and specifically that of the Chairman of the Board and Chief Executive Officer, Mr. Armstrong, are described below:


     Base Salary. The Committee establishes the salary ranges for each of the executive officer positions based upon the job responsibilities and scope, level of expertise and experience required, strategic impact of the position, overall business performance, and individual contributions, as well as competitive compensation of similarly positioned executives in comparable companies. Surveys conducted by external compensation consultants provide the market data utilized by the Committee annually as part of the determination of the executive compensation structure. Annual salary adjustments recognize sustained individual performance by the executive, while overall salary increase funding is sensitive to both market movement and AT&T's performance.

                                      XIV-17

     The Committee presents the salary recommendations for the Named Executive Officers to the non-employee directors for approval annually. These salary recommendations are based on the executive's contribution to AT&T, experience, expertise, and relative position against competitive market rates. There are no individual performance matrices or pre-established weightings given to each factor.

     Annual Incentives. All executives are eligible to be considered for annual incentives. The annual bonus for executive officers is based on AT&T's key financial and operational results as measured against targets for revenue, earnings (as measured by operational net income, earnings before interest and taxes, or other metric) and other qualitative measures of performance. Targets for these measures are established in advance and reviewed and approved by the Committee and the AT&T Board. The Committee also sets a minimum performance level that must be met before any awards can be paid. If that minimum level is not achieved, there will be no annual bonuses. The final award amount depends on the actual level of performance achieved in comparison to the targets; however, the Committee may choose to make adjustments to the targets or awards to eliminate the effect of certain unplanned events, accounting adjustments, or extraordinary items. Adjustments, if any, are intended to ensure that award payments reflect the operating results of AT&T and are not inflated or deflated artificially.

     For each of the five most highly compensated officers (the Named Executive Officers including the Chairman and Chief Executive Officer), the annual bonus amount is limited to (i) 0.4% of AT&T's net cash provided by operating activities for the annual performance period, divided by the total number of Named Executive Officers with respect to such period, or (ii) a lesser amount based on factors including AT&T's performance relative to pre-set financial, operational, and individual performance targets applicable to bonuses set for other executive officers.


     Long-Term Incentives. Long-term incentives including stock options, long-term performance incentive awards, and restricted stock or restricted stock units provide a mechanism to reward executive officers for maximizing long-term shareholder value. Grants of stock options and performance shares are made annually under the AT&T 1997 Long Term Incentive Program (as amended, "1997 LTIP"). The size of these annual grants is based on competitive market grant levels for similar positions. The size of previous grants and the number of shares held by an executive generally are not considered in determining annual award levels. Stock option awards and performance share awards are based on creating incremental shareholder value or on the attainment of pre-determined financial targets over a 3-year performance cycle. Grants of restricted stock or restricted stock units are made on a selective basis for purposes of retention or reward for outstanding performance. In total, these awards represent a significant portion of the total compensation opportunity provided to executive officers. The tables on pages [XIV-24 - XIV-28] summarize option grants and other equity awards in fiscal year 2001 to the Named Executive Officers.


     - Performance Shares: Performance shares, that are units equivalent in value to shares of AT&T common stock, are awarded annually based on surveys of competitive market grant levels for similar positions. The value of the payout to each Named Executive Officer for the performance period is limited to (i) 0.13% of AT&T's net cash provided by operating activities for each year in the performance period, divided by the total number of Named Executive Officers receiving such payouts, or (ii) a lesser amount, based on factors that include targets for AT&T's earnings and revenue established for performance shares for the 3-year performance period.

       The performance share award approved by the Committee for the 1998-2000 performance period, that paid out in 2001, was based on 3-year cumulative earnings per share and revenue results against pre-established targets and relative total shareholder return ("TSR"), as measured against S&P 500 peer group companies. Depending on the level of performance against the 3-year goals, performance share payouts can range between 0% and 200% of the target award, as shown in the table on page [XIV-26]. No more than 100% of target can be awarded and paid out based on achievement of AT&T's internal financial measures. Award payouts in excess of 100% but no greater than 200% of target can only be attained if AT&T's TSR ranks above the 75th percentile TSR when measured against the peer group. The performance shares are valued based upon the market price of AT&T common stock at the end of the performance period. Based on AT&T's

                                      XIV-18
       actual performance for the period covering 1998-2000, 91% of the performance shares were earned and distributed at a price of $24.175 for executive officers as reported in the Summary Compensation Table on page [XIV-21].

     - Stock Options: All executives are eligible to be considered for stock option awards granted annually. The size of the grant is determined by the Committee based on surveys of competitive grant levels for similar positions. Stock options are granted with an exercise price equal to or greater than the fair market value of AT&T common stock on the day of grant and become exercisable after the expiration of a period of time, typically between one and four years, and continue to be exercisable until ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless AT&T common stock appreciates during the term of the option. In 2001, the Committee awarded stock options on March 15, 2001 and July 2, 2001 as part of a broader strategy to balance grants during the calendar year and enhance long-term incentive opportunities.

     - Restricted Stock: Restricted stock and restricted stock unit awards are granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Generally, recipients of restricted stock or stock units are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law.

     As part of an extensive review of competitive total compensation levels, the Committee approved an enhanced long-term incentive and retention strategy for 2001 to recognize the need to stabilize the leadership team at a time of extreme volatility and uncertainty in the telecommunications sector and to acknowledge that the overall market decline significantly reduced AT&T's holding power with respect to AT&T's key executives. The Committee awarded restricted stock units to AT&T's executives and the Named Executive Officers as reported in the Summary Compensation Table on page [XIV-21]. This special one-time grant was awarded as part of the increase to long-term incentive targets for 2001 and was based on the Committee's findings that suggested AT&T's target award levels were less than the desired competitive benchmark. The award is intended to motivate executives to deliver superior shareholder returns and vests 100% after three years.

OWNERSHIP GUIDELINES

     Stock ownership guidelines for executives were established in 1998 to more closely align their interests with those of the shareholders. The guidelines provide that within a five-year time period executives should attain an investment interest in AT&T stock or stock units of one to five times their base salary, depending upon the executive's position and scope of responsibilities. The Committee has and will review the guidelines periodically as AT&T is restructured, and intends to make certain adjustments for the separation of AT&T Broadband and subsequent merger with Comcast or other transactions resulting in an equity restructuring.

DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies, such as AT&T, for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Elements of compensation under the annual bonus and long-term incentive plans qualify for exemption from the annual limit on tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, AT&T has a salary and incentive award deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

                                      XIV-19

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     During 2001, the Company's most highly compensated officer was C. Michael Armstrong, Chairman and Chief Executive Officer. Mr. Armstrong's 2001 performance was reviewed by the Committee, discussed by the non-employee directors, and reviewed with the AT&T Board. The Committee's recommendations to the AT&T Board concerning the annual cash component (base salary and annual bonus) of Mr. Armstrong's compensation and the AT&T Board's approval of the annual component and his long-term component (performance shares, restricted stock, and stock options) were based on the considerations discussed below.

     Base Salary. Mr. Armstrong's base salary is established based on competitive market rates for a chief executive with his experience and record of accomplishment. As specified in Mr. Armstrong's employment agreement, the Committee reviews Mr. Armstrong's salary annually in comparison with the salaries of chief executive officers of other Fortune 20 companies, industry competitors, and selected other large market-capitalized companies during its annual compensation survey and review process. Mr. Armstrong's salary was not increased in 2001 based on the competitive review by the AT&T Board and the Committee.

     Annual Bonus. AT&T and the Committee continue to establish aggressive performance targets for annual bonuses. Based on AT&T's achievement of certain performance against targeted financial measures described above, and the level of achievement on certain operational objectives including the management of a significant restructuring plan for AT&T, the AT&T Board authorized a total annual bonus for Mr. Armstrong of $2,148,000. This amount, 82% of his target annual bonus, reflects performance above threshold but below target. The Committee considered Mr. Armstrong's stewardship in the significant accomplishment of leading AT&T through a complex bidding process, a protracted auction and due diligence process involving three potential entities considering a business combination with AT&T Broadband, and finally the AT&T Comcast merger agreement. In addition, other factors such as the significant reduction of AT&T's net debt by nearly $22 billion in 2001, the success in splitting off the AT&T Wireless Services business, winding down the global joint venture with British Telecommunications plc, and navigating AT&T through a complex series of restructuring transactions intended to deliver maximum shareholder value over the long term were taken into account when assessing Mr. Armstrong's overall performance. Also, despite an extremely weak telecommunications industry, volatile financial markets, and a declining economy, Mr. Armstrong's leadership continued to prove instrumental as AT&T executed its vision of continuing to transform itself into a preeminent communications leader.

     Long-Term Incentives. In January 2001, the AT&T Board increased Mr. Armstrong's long-term incentive target to better align his total compensation with comparable executives at premier companies. As a result, during 2001 the AT&T Board granted Mr. Armstrong options to acquire 1,098,442 shares of AT&T common stock that become exercisable in equal annual installments in 2002, 2003, 2004, and 2005. The AT&T Board granted the options effective March 15, 2001, and July 2, 2001, for 659,046 and 439,396 shares, respectively. The Committee also granted Mr. Armstrong 278,563 performance shares for the 2001-2003 cycle as described in the previous Long-Term Incentives section above. The 1998-2000 performance cycle, which concluded at year-end 2000, paid out at 91% in 2001 based on 3-year cumulative financial measures. Mr. Armstrong's distribution (34,125 shares of the 37,500 shares awarded) was valued at $824,972, 100% of which he previously elected to defer under AT&T's deferral plan. The distribution amount represents 57% of the original target value of the award at the time of grant. The AT&T Board also granted Mr. Armstrong a special, one-time award of 227,434 restricted stock units of AT&T common

                                      XIV-20
stock in 2001, consistent with the compensation strategy for all other executives of AT&T. This award will vest 100% on March 15, 2004.

                                          The Compensation and Employee
                                          Benefits Committee

                                          George M.C. Fisher, Chairman
                                          Kenneth T. Derr
                                          Amos B. Hostetter, Jr.
                                          Louis A. Simpson
                                          Michael I. Sovern


REPORT OF THE AUDIT COMMITTEE OF THE AT&T BOARD



  MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE



     The Audit Committee ("Committee") consists of the following members of the Company's Board of Directors: Michael I. Sovern (Chairman), J. Michael Cook, Kenneth T. Derr, M. Kathryn Eickhoff, and Donald F. McHenry. Each member of the Committee is independent as defined under the New York Stock Exchange listing standards. In addition, each member is financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. The Committee operates under a written charter adopted by the Board of Directors.



     The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to certain financial matters of the Corporation. The Committee's primary responsibilities are to: (1) monitor the integrity of AT&T's financial reporting processes and systems of internal controls regarding finance, accounting, security, environmental and legal compliance, and information systems; (2) monitor the independence and performance of AT&T's independent public accountants and the Internal Audit department; (3) provide direction and oversight of the Business Ethics and Conduct function; and (4) facilitate and maintain an open avenue of communication among the Board of Directors, Senior Management, the Internal Audit department, and the independent public accountants.



  REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS



     The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001, with the Company's management. The Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).



     The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.



     Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.



  PRICEWATERHOUSECOOPERS LLP INFORMATION



     Fees related to services performed by PricewaterhouseCoopers LLP in 2001 are as follows: Audit fees -- $6,575,000; Financial Information Systems Design and Implementation -- $1,576,000; All Other Fees including: Audit related fees, including statutory audits and SEC filings -- $19,863,000; Tax


                                      XIV-21

Services -- $18,816,000; Consulting Fees -- $18,292,000; Wireless Group (through date of spin off) -- $9,355,000; and Other Services -- $3,710,000.



     The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining
PricewaterhouseCoopers LLP's independence.



     On March 26, 2002, the Committee approved the implementation of a new policy related to non-audit services provided by PricewaterhouseCoopers LLP. In implementing that policy:



     - AT&T will not obtain financial information system design and implementation services, or internal audit outsourcing or co-sourcing services from PricewaterhouseCoopers LLP.



     - AT&T may continue to utilize PricewaterhouseCoopers LLP for certain routine tax services and audit-related services such as statutory audit services, employee benefit plan audits, regulatory, and other SEC filing matters.



     - The Audit Committee must review and approve in advance any professional services engagements (including tax consulting) that are estimated in the aggregate to equal or exceed $500,000.



     The Committee will also review the status of PricewaterhouseCoopers LLP fees at each regularly scheduled Audit Committee meeting.



Submitted by:



Michael I. Sovern (Chairman)


J. Michael Cook


Kenneth T. Derr


M. Kathryn Eickhoff


Donald F. McHenry


                                      XIV-22

FIVE-YEAR PERFORMANCE COMPARISON ON AT&T COMMON STOCK

     The graph below provides an indicator of cumulative total shareholder returns for AT&T common stock compared with the S&P 500 Stock Index and a Peer Group(1). The Peer Group excludes the Regional Bell Operating companies since local telephone service is a more major part of their businesses than of AT&T's business.

                              [PERFORMANCE GRAPH]

                           DEC-96         DEC-97         DEC-98         DEC-99         DEC-00         DEC-01
                        ------------   ------------   ------------   ------------   ------------   ------------
 AT&T common stock          100            154            194            198             69             93
 S&P 500                    100            133            171            208            189            166
 Peer Group                 100            139            265            394            203            151

EXPLANATION

     The graph assumes $100 invested on December 31, 1996 in AT&T common stock, the S&P 500 Index, and Peer Group common stock with the reinvestment of all dividends, including the Company's distribution to shareholders of NCR common stock on December 31, 1996, and AT&T Wireless common stock on July 9, 2001(2). For the purpose of this chart, the NCR and AT&T Wireless distributions are treated as nontaxable cash dividends that would have been converted into additional AT&T shares at the close of business for NCR on December 31, 1996 and at the close of business for AT&T Wireless on July 9, 2001. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the three-for-two stock split paid on April 15, 1999.
---------------

FOOTNOTES

1. The Peer Group is composed of companies worldwide that compete against AT&T in its industry segments of telecommunications and cable television services. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The Peer Group is comprised of the following companies:
    ALLTEL Corporation; British Telecommunications plc (American Depository Receipt -- "ADR"); Cable & Wireless plc (ADR); Cablevision Systems Corporation, Class A; Comcast Corporation, Class A Special; Cox Communications, Inc., Class A; Sprint FON Group; Vodafone Group Plc (ADR); and WorldCom, Inc. (formerly MCI WorldCom, Inc.).

2.  Data Source: S&P Computstat

                                      XIV-23

                             SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION(2)
                                       ------------------------------------
                                                                  OTHER
                                                                  ANNUAL
NAMED OFFICERS AND                                               COMPEN-
PRINCIPAL POSITION(1)           YEAR   SALARY($)   BONUS($)    SATION(3)($)
---------------------           ----   ---------   ---------   ------------
C. Michael Armstrong..........  2001   1,800,000   2,214,000     479,379
 Chairman and CEO,              2000   1,700,000     650,000     754,523
 AT&T Corp.                     1999   1,400,000   2,258,000     683,284

David W. Dorman(10)...........  2001     950,000     820,000     425,833
 President, AT&T Corp.          2000     239,167     591,800      39,613
                                1999     476,473     700,000      46,062

Charles H. Noski..............  2001     787,500     700,000     356,566
 Vice Chairman & CFO,           2000     730,980     233,000     591,051
 AT&T Corp.                     1999           0           0           0

Frank Ianna...................  2001     700,000     575,000     194,575
 Executive Vice President       2000     618,750     250,000     215,475
 and President -- AT&T          1999     497,250     612,900     185,414
 Network Services

Betsy J. Bernard..............  2001     388,102     640,000     218,075
 Executive Vice President       2000           0           0           0
 and President and CEO --       1999           0           0           0
 AT&T Consumer Services

                                                LONG-TERM COMPENSATION(2)
                                ----------------------------------------------------------
                                                AWARDS(4)
                                ------------------------------------------      PAYOUTS          ALL
                                  RESTRICTED           OPTIONS/SARS(#)       -------------      OTHER
NAMED OFFICERS AND                  STOCK          -----------------------       LTIP          COMPEN-
PRINCIPAL POSITION(1)           AWARD(S)(5)($)      AT&T(6)    WIRELESS(7)   PAYOUTS(8)($)   SATION(9)($)
---------------------           --------------     ---------   -----------   -------------   ------------
C. Michael Armstrong..........     4,009,198(a)    1,098,442            0       824,972         261,436
 Chairman and CEO,                         0         419,087    1,237,400             0         171,368
 AT&T Corp.                                0         573,256            0             0         275,100

David W. Dorman(10)...........     4,957,212(a)      677,636            0             0         572,175
 President, AT&T Corp.            11,241,663(b)      356,603            0             0         708,200
                                           0               0            0             0         500,000

Charles H. Noski..............     1,781,605(a)      456,570            0       446,319         896,278
 Vice Chairman & CFO,                      0               0      271,300             0       6,131,593
 AT&T Corp.                       24,405,177(c)    1,402,750            0             0               0

Frank Ianna...................     7,036,607(a)(d)   470,742            0       308,781       1,639,842
 Executive Vice President            564,425(d)      199,047      244,100             0          80,074
 and President -- AT&T             3,897,863(d)      404,892            0       402,426          16,077
 Network Services

Betsy J. Bernard..............     6,121,443(e)    1,359,501            0             0       3,310,543
 Executive Vice President                  0               0            0             0               0
 and President and CEO --                  0               0            0             0               0
 AT&T Consumer Services

FOOTNOTES

 1. Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2001, as measured by salary and bonus.

 2. Compensation deferred at the election of Named Officers is included in the category (e.g., bonus, Long Term Incentive Program ("LTIP") payouts,) and year it would have otherwise been reported had it not been deferred.

 3. Includes (a) payments of above-market interest on deferred compensation, (b) dividend equivalents paid with respect to long-term incentive compensation paid during the year, and (c) tax payment reimbursements. In addition, for Mr. Armstrong, includes in 2001, 2000, and 1999, $62,104, $55,364, and
    $54,146, respectively, for use of corporate aircraft and in 2001, $44,964 for financial consulting services. For Mr. Dorman, includes in 2001 $85,379 for use of corporate aircraft and $62,550 for financial consulting services. For Mr. Noski, includes in 2001 and 2000, $91,064 and $69,212, respectively, for use of corporate aircraft. For Ms. Bernard, includes in 2001 $32,993 for financial consulting services and $77,781 for relocation.

 4. Share and per share amounts have been adjusted to reflect AT&T's April 15, 1999, three-for-two stock split and the distribution of AT&T Wireless Services, Inc. ("AWS") common stock to holders of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001. Stock options awarded in 2000 include options exercisable for AT&T Wireless Group tracking stock that were cancelled on July 9, 2001, and replaced with stock options for AWS common stock. See note 7 below.

 5. All outstanding restricted stock or restricted stock unit awards with respect to AT&T common stock were adjusted for the distribution of AWS common stock to holders of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. The amounts shown represent the dollar value on the date originally granted.

     (a) On March 15, 2001, Messrs. Armstrong, Dorman, Noski, and Ianna received a restricted stock unit award of 227,434; 281,213; 101,067; and 88,483 units, respectively. The value of these

                                      XIV-24
         awards, as of the grant date, is reflected in the table. These units vest fully on March 15, 2004. Dividend equivalents on the units are paid in cash.

     (b) On December 1, 2000, Mr. Dorman was granted an award of 763,626 restricted shares. The value of this award, as of the grant date, is reflected in the table. These shares vest fully on April 1, 2002. Dividends on the shares are paid to Mr. Dorman in cash.

     (c) On December 10, 1999, the Committee granted Mr. Noski an award of 353,693 restricted shares and 127,309 restricted stock units to replace grants from Hughes Electronics Corporation ("Hughes") that were forfeited upon his termination from Hughes. The value of these awards, as of the closing price on the grant date, is reflected in the table. The vesting schedule for these grants mirrors that applicable to the original grants from Hughes. 178,040 of the restricted shares vested in 2000 and 164,007 vested on October 26, 2001. The remaining 11,646 restricted shares vest on October 17, 2002. 43,666 of the restricted stock units vested in 2000; 19,899 units on February 26, 2001; 10,279 units on April 7, 2001; and 13,489 units on May 1, 2001. Of the remaining 39,976 restricted stock units, 26,359 units vested on February 26, 2002, and 13,617 units will vest on April 7, 2002. Dividends on the restricted shares and dividend equivalents on the restricted units are paid to Mr. Noski in cash.

     (d) On January 29, 1999, Mr. Ianna received a special award of 86,231 restricted stock units that will vest in accordance with his employment agreement. On January 31, 2000, Mr. Ianna received a special award of 14,173 restricted stock units that will vest fully on January 31, 2003. On March 15, 2001, Mr. Ianna received a special award of 310,690 restricted shares that vest fully on December 31, 2002. The value of these awards, as of their original grant date, is reflected in the table. Dividend equivalents on the restricted stock units and dividends on the restricted shares are paid in cash to Mr. Ianna.

     (e) On April 9, 2001, Ms. Bernard received special awards of 158,025 restricted stock units and 231,805 restricted shares. The value of these awards, as of the original grant date, is reflected in the table. The restricted stock units vest fully on April 9, 2004, and the restricted shares vest 77,268 on April 9, 2002, 77,268 on April 9, 2003, and 77,269 on April 9, 2004. Dividend equivalents on the restricted units and dividends on the restricted shares are paid in cash to Ms. Bernard.

         The aggregate number (and value) with respect to each of the Named Executive Officers at December 31, 2001, for outstanding restricted stock and restricted stock unit awards was: Mr. Armstrong 673,613 ($12,219,340); Mr. Dorman 1,044,839 ($18,953,379); Mr. Noski 152,689
         ($2,769,778); Mr. Ianna 499,577 ($9,062,327); and Ms. Bernard 389,830
         ($7,071,516).

 6. All stock option awards granted with respect to AT&T common stock were adjusted for the impact of the distribution of AWS common stock to holders of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001. The share amounts shown represent the number of shares of AT&T common stock applicable to the awards following the distribution and split-off adjustments. Each outstanding stock option grant, exercisable for AT&T common stock granted prior to January 1, 2001, was adjusted into (i) an adjusted grant for AT&T common shares and (ii) a new stock option grant for AWS common shares awarded under the AT&T Wireless Services, Inc. Adjustment Plan adopted by AWS. The combined intrinsic value of the two grants immediately after the split-off equaled the intrinsic value of the outstanding grant for AT&T common shares immediately before the split-off. Each outstanding stock option grant, exercisable for AT&T common stock granted on or after January 1, 2001, but prior to July 9, 2001, was adjusted so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the grant price to market price ratio determined for each grant prior to any adjustment was maintained in the post-split adjusted grants.

 7. All stock option awards granted with respect to AT&T Wireless Group tracking stock awarded under the AT&T 1997 LTIP were cancelled and replaced in connection with the split-off of AWS from

                                      XIV-25

    AT&T on July 9, 2001. The share amounts shown represent the number of shares of AT&T Wireless Group common stock applicable to the awards prior to the cancellation. Each outstanding grant was replaced with a new award under the AT&T Wireless Services, Inc. Adjustment Plan so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the new awards were fully vested and non-forfeitable, and the grant price to market price ratio determined for each grant prior to cancellation was maintained in the replacement grants. The new awards are obligations of AWS and not of AT&T.

 8. Includes distributions in 1999 to Mr. Ianna of stock units as to which the 3-year performance criteria, in recognition of AT&T's restructuring and the difficulty of setting long-term financial targets while the restructuring was in progress, were deemed to have been met at the target level. Includes distributions in 2001 to Messrs. Armstrong, Noski, and Ianna of performance shares as to which a 3-year performance period ended December 31, 2000. Performance share cycles ending on December 31, 2001, and December 31, 2002, held by Messrs. Armstrong, Noski, and Ianna, and Ms. Bernard, and the performance share cycle ending on December 31, 2002, held by Mr. Dorman were adjusted in connection with the distribution and split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. Each holder of such awards received an adjusted performance share award and a stock unit award under the AT&T 1997 LTIP. The new stock unit award will be distributed based on the value of AWS common stock upon the completion of the performance period of the original performance share award.

 9. In 2001, includes (a) AT&T contributions to savings plans (Mr. Armstrong $6,800, Mr. Noski $4,634, Mr. Ianna $6,800, and Ms. Bernard $5,276); (b)
    dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Armstrong $188,611, Mr. Dorman $6,175, Mr. Noski $60,043, Mr. Ianna $58,250, and Ms. Bernard $3,662); (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Mr. Armstrong $61,200, Mr. Noski $22,437, and Mr. Ianna $17,950); (d) payment of $500,000 to Mr. Dorman into a special deferral account; (e) payments equal to $66,000 to Mr. Dorman for living expenses; (f) payments of $190,593 to Mr. Noski for living expenses and travel; (g) special payments of $518,570 and $100,000 to Mr. Noski to preserve forfeitures from his prior employer and for his contributions in 2001 to AT&T's restructuring efforts, respectively; (h) payment of $1,000,000 to Mr. Ianna into a special deferral account; (i) payment of $556,483 to Mr. Ianna; (j) payment of $3,000,000 to Ms. Bernard into a special deferral account; and (k) payment of $300,000 to Ms. Bernard for replacement of board fees.

    In 2000, includes (a) AT&T contributions to savings plans (Mr. Armstrong $6,800, Mr. Ianna $6,800); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Armstrong $110,267, Mr. Noski $5,213, and Mr. Ianna $59,425); (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Mr. Armstrong $49,601, Mr. Ianna $13,490); (d) payment of $500,000 to Mr. Dorman into a special deferral account; (e) payment of $208,200 to Mr. Dorman as a guarantee for his 2000 bonus; (f) living expenses, travel, and COBRA payments to Mr. Noski of $204,996; (g) special payments to Mr. Noski of $3,921,384 to preserve forfeitures from his prior employer; and (h) payment of a $2,000,000 signing bonus to Mr. Noski.

    In 1999, includes (a) AT&T contributions to savings plans (Mr. Armstrong $6,400, Mr. Ianna $5,917); (b) $219,099 dollar value of the benefit of premiums paid for split-dollar life insurance to Mr. Armstrong; (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Mr. Armstrong $49,601, Mr. Ianna $10,160); and (d) payment of $500,000 to Mr. Dorman into a special deferral account.

10. Mr. Dorman's salary and bonus for the years 1999 and 2000 reflect payments only for the time he was employed by AT&T. Mr. Dorman transferred from AT&T in 1999 to lead Concert, the joint effort of AT&T and British Telecom. Mr. Dorman returned to AT&T in 2000.

                                      XIV-26

                  AGGREGATED OPTION/STOCK APPRECIATION RIGHTS
                 ("SAR") EXERCISES IN 2001 AND YEAR-END VALUES

            AT&T COMMON STOCK AND AT&T WIRELESS GROUP TRACKING STOCK

                                                         EXERCISABLE/             EXERCISABLE/
                                                       UNEXERCISABLE(2)           UNEXERCISABLE
                                                 -----------------------------   ---------------
                                                                   NUMBER OF                        $ VALUE OF
                         NUMBER OF               NUMBER OF AT&T     WIRELESS     $ VALUE OF AT&T     WIRELESS
                          SHARES                  UNEXERCISED     UNEXERCISED     IN-THE-MONEY     IN-THE-MONEY
                         ACQUIRED     $ VALUE     OPTIONS/SARS    OPTIONS/SARS    OPTIONS/SARS     OPTIONS/SARS
       NAME(1)          ON EXERCISE   REALIZED    AT YEAR END     AT YEAR END      AT YEAR END     AT YEAR END
       -------          -----------   --------   --------------   ------------   ---------------   ------------
C. Michael
  Armstrong...........       0           0         1,277,868           0           $        0           $0
                                                   2,237,535           0           $1,056,667           $0
David W. Dorman.......       0           0            89,151           0           $  285,836           $0
                                                     945,088           0           $1,509,370           $0
Charles H. Noski......       0           0           877,848           0           $        0           $0
                                                     981,472           0           $  439,207           $0
Frank Ianna...........       0           0           415,685           0           $   12,051           $0
                                                   1,000,426           0           $  452,839           $0
Betsy J. Bernard......       0           0                 0           0           $        0           $0
                                                   1,359,501           0           $3,151,965           $0

FOOTNOTES

---------------
1. Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2001, as measured by salary and bonus.

2. Share and per share amounts have been adjusted to reflect AT&T's April 15, 1999 three-for-two stock split and the distribution and split-off of AT&T Wireless Services, Inc. on July 9, 2001, as described in footnotes 6 and 7 in the Summary Compensation Table.

                                      XIV-27

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 2001

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                        PERFORMANCE      NON-STOCK PRICE BASED PLANS
                                           NUMBER OF    PERIOD UNTIL   --------------------------------
                                          PERFORMANCE    MATURATION    THRESHOLD     TARGET    MAXIMUM
                NAME(1)                    SHARES(2)     OR PAYOUT        (#)        (#)(3)      (#)
                -------                   -----------   ------------   ----------   --------   --------
C. Michael Armstrong....................    278,563      2001-2003       69,641     278,563    557,126
David W. Dorman.........................    171,801      2001-2003       42,950     171,801    343,602
Charles H. Noski........................    115,770      2001-2003       28,943     115,770    231,540
Frank Ianna.............................    119,346      2001-2003       29,837     119,346    238,692
Betsy J. Bernard........................     48,878      2001-2003       12,220      48,878     97,756

FOOTNOTES
---------------
1. Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2001, as measured by salary and bonus.

2. All Performance Share Awards from the 2001-2003 cycle, with respect to AT&T common stock, were adjusted for the impact of the split-off of AT&T Wireless Services, Inc. from AT&T on July 9, 2001, to preserve the economic value of the awards by multiplying the outstanding shares by the quotient of the AT&T closing stock value immediately prior to the split-off, divided by the AT&T opening stock value immediately after the split-off.

3. In January 2001, the Performance Share Awards listed in the table were made. If they remain Named Executive Officers at December 31, 2003, the payout value of these awards to Messrs. Armstrong, Dorman, Noski, and Ianna, and Ms. Bernard would be (i) 0.13% of the Company's net cash provided by operating activities for each year in the performance period, divided by the total number of Named Executive Officers receiving payouts for the period ending December 31, 2003, or (ii) a lesser amount, based on factors such as targets for the Company's earnings, return to equity, cash flow, revenue, or total shareholder return for the period.

                           OPTION/SAR GRANTS IN 2001

                                                                 INDIVIDUAL GRANTS IN AT&T
                                                   -----------------------------------------------------
                                     NUMBER OF      % OF TOTAL
                                    SECURITIES       OPTIONS/
                                    UNDERLYING         SARS
                                     OPTIONS/       GRANTED TO    EXERCISE OR                GRANT DATE
                                       SARS        EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
             NAME(1)               GRANTED(2)(3)   FISCAL YEAR     ($/SHARE)       DATE      VALUE(5)($)
             -------               -------------   ------------   -----------   ----------   -----------
C. Michael Armstrong.............      659,046         0.74%        17.3940     3/15/2011    $4,574,253
                                       439,396         0.50%        16.8541     7/02/2011    $3,063,766
David W. Dorman..................      406,570         0.46%        17.3940     3/15/2011    $2,821,883
                                       271,066         0.31%        16.8541     7/02/2011    $1,890,055
Charles H. Noski.................      273,934         0.31%        17.3940     3/15/2011    $1,901,296
                                       182,636         0.21%        16.8541     7/02/2011    $1,273,460
Frank Ianna......................      282,437         0.32%        17.3940     3/15/2011    $1,960,315
                                       188,305         0.21%        16.8541     7/02/2011    $1,312,990
Betsy J. Bernard.................    1,059,680(4)      1.20%        15.7595     4/09/2011    $5,032,000
                                       222,782         0.25%        15.7595     4/09/2011    $1,057,566
                                        77,039         0.09%        16.8541     7/02/2011    $  537,166

                                      XIV-28

FOOTNOTES
---------------

(1) Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2001, as measured by salary and bonus.

(2) Share and per share amounts have been adjusted to reflect the adjustment to the number of shares in connection with the distribution and split-off of AT&T Wireless Services, Inc. on July 9, 2001, as described in footnotes 6 and 7 in the Summary Compensation Table.

(3) Options granted for AT&T common stock become exercisable to the extent of one-fourth of the grant on the first, second, third, and fourth anniversaries of the grant date, respectively.

(4) Options granted for AT&T common stock to Ms. Bernard, per her employment agreement, become exercisable to the extent of one-third of the grant on the first, second, and third anniversaries of the grant date, respectively.

(5) The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options in this table. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on March 15, 2001, and on April 9, 2001: an option term of 6 years, volatility of 36.00%, dividend yield at 0.85%, and interest rate of 4.77%. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on July 2, 2001: an option term of 6 years, volatility of 37.00%, dividend yield at 0.85%, and interest rate of 5.16%. The actual value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

                      EQUITY COMPENSATION PLAN INFORMATION
                             (SHARES IN THOUSANDS)

                                             (A)                      (B)                        (C)
                                   -----------------------   ----------------------   --------------------------
                                                                                         NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES                               REMAINING AVAILABLE FOR
                                      TO BE ISSUED UPON         WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                   EXERCISE OF OUTSTANDING     EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                    OPTIONS, WARRANTS AND     OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
          PLAN CATEGORY                   RIGHTS(2)          WARRANTS AND RIGHTS(2)   REFLECTED IN COLUMN(A)(3))
          -------------            -----------------------   ----------------------   --------------------------
Equity compensation plans
  approved by shareholders.......          313,522                   $24.62                     34,718
Equity compensation plans not
  approved by shareholders(1)....            4,024                   $21.67                          0
          Total..................          317,546                   $24.58                     34,718

FOOTNOTES
---------------

1. In connection with AT&T's acquisition of MediaOne Group, Inc. on June 15, 2000, AT&T assumed two compensation plans providing for the issuance of equity securities that had not been approved by the shareholders of MediaOne Group, Inc. (i) The US West Media Group 1997 Stock Option Plan originally provided for the issuance to eligible employees of US West and related entities of stock options with terms up to ten years with respect to no greater than 3,300,000 shares in the aggregate of a class of US West, Inc. common stock intended to reflect the performance of US West Media Group. This plan provided for accelerated vesting upon death, disability, retirement, or a change in control. The plan also provided participants who were terminated other than for cause with a 3-month period to exercise then vested options. Participants who were terminated for cause forfeited all options granted under the plan not previously exercised. AT&T's acquisition of MediaOne Group, Inc. constituted a change in control under this plan and on June 15, 2000, the then outstanding stock options under this

                                      XIV-29
   plan were adjusted pursuant to the adjustment provisions of the plan into fully vested stock options for the purchase of 636,953 shares of AT&T common stock, of which options for the purchase of 593,778 shares remained outstanding on December 31, 2001. The plan was originally administered by the Employee Benefits Committee of US West Group and is now administered by a committee of AT&T employees. No additional stock options have or can be granted under this plan subsequent to AT&T's acquisition of MediaOne Group, Inc. (ii) The MediaOne Group 1999 Supplemental Stock Plan originally provided for the issuance to eligible employees of MediaOne Group, Inc. and related entities of stock options with terms up to ten years with respect to no greater than 10,000,000 shares in the aggregate of MediaOne Group, Inc. common stock. This plan provided for accelerated vesting upon death, disability, retirement, or a change in control. The plan also provided participants who were terminated other than for cause with a 3-month period to exercise then vested options. Participants who were terminated for cause forfeited all options granted under the plan not previously exercised. AT&T's acquisition of MediaOne Group, Inc. constituted a change in control under this plan and on June 15, 2000, the then outstanding stock options under this plan were adjusted pursuant to the adjustment provisions of the plan into fully vested stock options for the purchase of 3,827,496 shares of AT&T common stock of which options for the purchase of 3,430,640 shares remained outstanding on December 31, 2001. The plan was originally administered by the Sponsor Committee of MediaOne Group, Inc. and is now administered by a committee of AT&T employees. No additional stock options have or can be granted under this plan subsequent to AT&T's acquisition of MediaOne Group, Inc.

2. With respect to equity compensation plans that AT&T has assumed in connection with mergers, acquisitions, or consolidations, the aggregate number of shares of AT&T common stock to be issued upon exercise of outstanding options, warrants and rights outstanding under such plans on December 31, 2001, was 34,611,656 shares and the weighted average exercise price of such outstanding options, warrants, and rights was $17.83.

3. AT&T's 1997 LTIP originally provided for the issuance of 150 million shares of AT&T common stock. In 1999, the 1997 LTIP was amended to provide for an annual increase in the number of shares available for awards equal to 1.75% of the number of shares of AT&T common stock outstanding on the first day of each year commencing January 1, 2000. Pursuant to this provision, an additional 61,992,101 shares of AT&T common stock became available for awards on January 1, 2002. The 1997 LTIP limits the number of shares which may be used for awards other than stock options or stock appreciation rights to 40.4 million shares, of which 27.6 million shares remain available for awards on December 31, 2001. The 1997 LTIP is currently the only equity compensation plan under which AT&T grants awards relating to its equity securities.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

(ALL EQUITY GRANTS AND CORRESPONDING SHARE PRICES DESCRIBED IN THIS SECTION HAVE BEEN ADJUSTED FOR THE APRIL 1999 THREE-FOR-TWO STOCK SPLIT AND THE JULY 2001 SPLIT-OFF OF AT&T WIRELESS SERVICES, INC., AS APPROPRIATE.)

     AT&T entered into an employment agreement with Mr. Armstrong dated October 17, 1997. The agreement provided for an initial base salary of $1,400,000 per year. It also provided for a guaranteed annual incentive award for the 1998 performance year of no less than 100% of his then base salary, and for 1998 and 1999 performance shares/stock units granted under the 1997 LTIP, a guaranteed grant value equivalent to no less than 100% of his base salary at the time of grant. Mr. Armstrong was eligible for annual stock option awards commencing in 1998 in accordance with the Committee-approved compensation structure for such years.

     To address certain forfeitures experienced when Mr. Armstrong left his previous employer, AT&T paid a premium of $2,050,000 to purchase a split-dollar survivorship insurance policy insuring Mr. Armstrong and his spouse. Such policy will, upon the death of the last surviving insured, provide insurance proceeds equal to the sum of the face amount of the policy and the policy's cash value. An amount equal to the policy face amount shall be payable to Mr. Armstrong's beneficiaries or to a trust that

                                      XIV-30
may be established to own Mr. Armstrong's interest in such policy. The balance of the proceeds will be paid to AT&T and, from its share of the death benefit, AT&T will pay an AT&T-paid death benefit to Mr. Armstrong's beneficiaries equal to the death benefit received by AT&T, minus the AT&T-paid premium. The face amount of such split-dollar survivorship insurance policy will be determined in accordance with the underwriting requirements of the insurance company providing such coverage, based on AT&T's premium payment of $2,050,000 and additional premium payments, if any, that Mr. Armstrong may become eligible for under any similar program adopted by AT&T for its senior executives and in which Mr. Armstrong elects to participate.

     In accordance with his employment agreement, Mr. Armstrong was also granted AT&T restricted stock, AT&T restricted stock units, and AT&T stock options under the 1997 LTIP to replace similar grants forfeited from his prior employer and to provide strong incentives to create value for AT&T shareholders.

     Details of these grants follow:

          1. Mr. Armstrong was granted 142,877 shares of AT&T restricted stock, of which 123,417 shares vested in 1998, 1999, and 2000. The remaining 19,460 shares vested as follows: 3,007 shares on May 1, 2001, and 16,453 shares on October 26, 2001.

          2. Mr. Armstrong was also granted 446,179 AT&T restricted stock units that vest on October 1, 2003, assuming continued employment with a guarantee that, in the event the fair market value of the AT&T shares furnished to Mr. Armstrong on October 1, 2003, is less than $10,000,000, such shortfall will be made up in cash by AT&T. In the event of (a) a Change in Control (as defined) on or before April 1, 2002, and a subsequent (within 3 years) AT&T-initiated termination for other than "cause" (as defined) or Constructive Termination Without Cause (as defined) or (b) Mr. Armstrong's death, special vesting rules apply.

          3. Mr. Armstrong was granted an option to purchase, within ten years, 1,124,699 shares of AT&T common stock with a purchase price of $22.4125 per share. These options vest one-third each on October 17, 2000, 2001, and 2002, based on continued employment.

     As part of his employment agreement, AT&T entered into a supplemental pension arrangement with Mr. Armstrong. Pursuant to such arrangement, Mr. Armstrong will receive an annual benefit (as defined in the employment agreement) commencing at his retirement at or after age 65. Such benefit will vest 20% per year on each of the first five anniversaries of his hire and will be payable in actuarially-reduced amounts for retirement and commencement prior to age 65. Pension benefits payable under this arrangement will be paid out of AT&T's operating income and will be offset by (1) all amounts actually received by Mr. Armstrong under any other AT&T qualified or non-qualified retirement plan or arrangement, and (2) the greater of (a) $655,642 or (b) the actual pension benefits to be paid to Mr. Armstrong with respect to that year by his prior employers under their qualified and non-qualified defined benefit plans. In addition, Mr. Armstrong will be entitled to certain other post-retirement benefits that are generally made available from time to time to retired executive officers and service-pension-eligible senior managers.

     Mr. Armstrong's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Armstrong's death, his beneficiaries or estate will be entitled to his base salary through the end of his month of death, his target annual incentive award for the year of death, a lump sum payout at target for each open long-term incentive program performance cycle, and payment of survivor benefits under his supplemental pension arrangement which vests 100% at his death. All outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant; restrictions on the restricted stock granted as part of his agreement will lapse; and restricted stock units granted in his agreement will be payable in accordance with the schedule established in his Restricted Stock Unit Award Agreement (20% to 100% of units granted will be payable, depending on the date of death) in the event of his death prior to the vesting of such restricted stock units on October 1, 2003.

                                      XIV-31

     Mr. Armstrong's agreement also provides that in the event his employment is terminated as a result of disability (as defined), he shall be entitled to receive disability benefits in accordance with the long-term disability program then in effect for senior managers. In addition, base salary, annual incentive, stock options, restricted stock, and restricted stock units shall be treated in the same manner as described above in the case of death. Treatment of long-term incentives will be as described above in the case of death, provided, however, payment will be in accordance with the terms of the plan instead of a lump sum. Pension benefits under his supplemental pension arrangement will vest and will be offset by any AT&T-provided disability benefits.

     In the event of a termination for "cause" or in the event of a voluntary resignation, other than a termination due to death or disability or a Constructive Termination (as defined) without "cause" or retirement on October 31, 2003, Mr. Armstrong will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, outstanding stock options which are not exercisable, and any pension benefit not yet vested under his supplemental pension arrangement. He will receive base salary through his date of termination, and vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier.

     In the event of an AT&T-initiated termination for other than "cause" or in the event of a Constructive Termination without "cause." Mr. Armstrong will be provided the following: base salary through the date of termination; a prorated annual incentive award at target for the year of termination; a 24-month continuation of monthly base salary or, at his option, the lump-sum present value of such payments (using the short-term Treasury bill rate for the month of termination); two times the target annual incentive award for the year of termination payable over 24 months or, at his option, the lump-sum present value of such payments (using the short-term Treasury bill rate for the month of termination); and payout at target for each open long-term incentive program performance cycle in accordance with the plan or in a lump sum as described above. In addition, all outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant; restrictions on the restricted stock granted as part of his agreement will lapse; and his supplemental pension benefit shall fully vest. For a period of 24 months following his termination or, if earlier, until he receives equivalent coverage and benefits from another employer, Mr. Armstrong will be entitled to continued participation in AT&T's benefit plans and programs.

     In the event of Mr. Armstrong's retirement as of October 31, 2003, he will be entitled to payment of his supplemental pension and will be treated in accordance with the plans, programs, and practices applicable to retired senior managers.

     Mr. Armstrong's agreement provides that in the event of a Change in Control, all amounts and benefits to which he is entitled but are not yet vested (except with respect to his restricted stock unit grant which is governed by the terms of the grant agreement) shall become fully vested. In addition, in the event of an AT&T-initiated termination or a Constructive Termination without "cause" following a Change in Control, he shall be entitled to the benefits described above in connection with an AT&T-initiated termination without "cause" or a Constructive Termination without "cause" not associated with a Change in Control provided, however: (1) the number of months associated with salary, annual incentive, and benefits continuation shall be 48 months, and such amounts will be payable as a lump sum as soon as practicable after his termination; and
(2) restricted stock units granted in his agreement will be payable in accordance with the schedule established in his Restricted Stock Unit Award Agreement (25% to 100% of units granted will be payable, depending on date of termination). In the event the payments in this paragraph are determined to constitute a payment under Section 280G(b)(2) of the Internal Revenue Code and such payment is subject to an excise tax under Section 4999 of the Code, AT&T will provide Mr. Armstrong with a tax gross-up payment to negate the excise tax.

     In the event of any termination described above, Mr. Armstrong or his estate shall also be entitled to the unpaid balance of any incentive awards for completed performance periods, any expense reimbursements due him, and other benefits in accordance with applicable plans and programs.

                                      XIV-32

     AT&T entered into an employment agreement with Mr. Noski dated December 8, 1999. The agreement provided for an initial base salary of $750,000 per year. It also provided for a guaranteed annual incentive award for the 2000 performance year of no less than 100% of his then base salary and three separate performance shares/stock unit awards under the 1997 LTIP for 20,657, 20,287, and 28,188 for performance periods ended December 31, 1999, 2000, and 2001, respectively, with guaranteed distributions valued at no less than the corresponding amounts provided for by the long-term incentive plan of his previous employer. Mr. Noski was also provided an option to purchase, within 10 years, 85,977 shares of AT&T common stock with a purchase price of $43.2915 per share and was granted 24,977 performance shares/stock units covering the 2000-2002 performance period in accordance with the Committee-approved compensation structure for 2000. The stock options vest in three equal annual installments, beginning December 10, 2002, based on continued employment.

     To address certain forfeitures experienced when Mr. Noski left his previous employer and to incent him to join AT&T, the agreement provided for (i) a special lump sum cash payment of $1,561,250 payable within 30 days from hire and
(ii) a signing bonus of $2,000,000, 50% paid within 30 days of hire and the remaining 50% paid after six months from his date of hire.

     In accordance with his employment agreement, Mr. Noski was also granted AT&T restricted stock, AT&T restricted stock units, and AT&T stock options under the 1997 LTIP to replace similar grants forfeited from his prior employer and to provide strong incentives to create value for AT&T shareholders.

     Details of these grants follow:

          1. To offset certain vested stock option gains forfeited by Mr. Noski when he left his previous employer, AT&T granted him 353,693 shares of AT&T restricted stock, of which 342,047 shares vested in 2000 and 2001. The remaining 11,646 shares vest on October 17, 2002.


          2. Mr. Noski was also granted 127,309 AT&T restricted stock units, of which 87,333 vested in 2000 and 2001. Of the remaining 39,976 stock units, 26,359 vested on February 26, 2002, and 13,617 vested on April 7, 2002, assuming continued employment.


          3. Mr. Noski was granted an option to purchase, within ten years, 1,316,773 shares of AT&T common stock with a purchase price of $43.2915 per share. These options vest one-third each on December 10, 2000, 2001, and 2002, based on continued employment.

     As part of his employment agreement, Mr. Noski entered into a supplemental pension arrangement with AT&T. Pursuant to such arrangement, Mr. Noski will receive an annual benefit (as defined in the employment agreement) commencing at his retirement at or after age 65. Such benefit will vest at age 57 and will be payable in actuarially-reduced amounts for retirement and commencement prior to age 65. Pension benefits payable under this arrangement will be paid out of AT&T's operating income and will be offset by all amounts actually received by Mr. Noski under any other AT&T qualified and non-qualified retirement plan or arrangement and the actual pension benefits to be paid to Mr. Noski with respect to that year by his prior employer under its qualified and non-qualified defined benefit plans. In addition, Mr. Noski will be entitled to certain other post-retirement benefits that are made available from time to time to retired executive officers and service-pension-eligible senior managers.

     Mr. Noski's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Noski's termination resulting from death or disability, Mr. Noski, his beneficiaries, or estate will be entitled to his target annual incentive award for the year in which his death or disability resulted in his termination of employment (prorated for the total period of eligibility calculated as of his date of death or disability termination), the continuation of the vesting and distribution of actual payout for each open long-term incentive program performance share/stock unit cycle, and payment of survivor benefits under his supplemental pension arrangement based on the amount of the benefits accrued, but not vested, as of the date of termination for death or disability. All outstanding unvested stock options will continue to vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant; all outstanding

                                      XIV-33
unvested restricted stock and restricted stock units will be payable in accordance with the schedule established in his Restricted Stock and Restricted Stock Unit Award Agreements.

     In the event of a termination for "cause" (as defined) or in the event of a voluntary resignation, other than a termination due to death or disability or a Good Reason termination (as defined) without "cause" or retirement based on satisfying the age and service requirements included as termination provisions under the plan, Mr. Noski will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, outstanding stock options which are not exercisable, and any pension benefit not yet vested under his supplemental pension arrangement. He will receive base salary through his date of termination, and vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier. In the event Mr. Noski is precluded from exercising vested stock options within the 90 days due to an AT&T-prohibited trading period, an additional 30 days after the end of the prohibited period will be provided. In the event of a voluntary termination, Mr. Noski, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers and will be responsible for the annual premium for this coverage.


     In the event of an AT&T-initiated termination for other than "cause" or a Good Reason termination without "cause," Mr. Noski will be provided the following: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, a lump sum payment equal to two times the annual base salary and target annual incentive award for the year of termination. In addition, all outstanding unvested stock options will continue to vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant, and all outstanding unvested restricted stock, restricted stock units, and performance share units will be payable in accordance with the schedules established in his Restricted Stock, Restricted Stock Unit, and Performance Share Unit Award Agreements. Mr. Noski, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers and will be responsible for a portion of the annual premium for this coverage.


     In February 2002, the AT&T Board authorized an addendum to Mr. Noski's original employment agreement dated December 8, 1999, that will detail special terms should he elect to leave AT&T during certain defined periods related to the separation of AT&T Broadband and its subsequent merger with Comcast. The addendum will supplement and, to the extent inconsistent with, will supersede, his original agreement. According to the terms of the addendum, Mr. Noski's salary was increased to $900,000 effective March 1, 2002, his 2002 target bonus will be $1,125,000, and the target value of his 2002 long-term incentive award will be $10,000,000.


     If Mr. Noski terminates his employment on December 31, 2002, prior to the separation of AT&T Broadband and its subsequent merger with Comcast, he will be eligible to receive his 2002 annual bonus. Such annual bonus shall be no less than the funded amount, established in accordance with the funding criteria for such 2002 annual bonuses, applicable for similarly situated senior officers. For equity granted prior to 2002, at such termination, Mr. Noski will be entitled to the continuation of the vesting and distribution of the actual payout for each performance share award; all outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant; and all outstanding unvested restricted stock and restricted stock units will vest. For equity granted in 2002, any stock options granted to Mr. Noski in 2002 will vest on his termination date and will remain exercisable for the remainder of the original term. His 2002 performance shares will be prorated as of his termination date to reflect the time worked in the 3-year performance cycle. Mr. Noski and his eligible dependents will be eligible for coverage under the AT&T Separation Medical Plan offered by AT&T to certain former senior managers as described in his original employment agreement. In addition, he will be eligible to receive the supplemental pension commencing at age 57 in accordance with the terms and conditions set forth in his original employment agreement.



     In the event Mr. Noski terminates his employment upon the earlier of March 1, 2003, or at the time of the separation of AT&T Broadband and its subsequent merger with Comcast, or at the time of the


                                      XIV-34
termination of the merger, he will be eligible to receive the terms and conditions outlined in the previous paragraph, subject to the following modifications. Stock options granted to Mr. Noski in 1999 will be cancelled and the supplemental pension set forth in his original employment agreement will be modified to commence at age 50 and will be equal to 40% of his final average pay.

     In the event of Mr. Noski's disability prior to a termination as described in the addendum, the special supplemental pension amount payable under the original employment agreement will be modified to commence at age 50 and the applicable percentage will be 40%. In the event of his death prior to a termination described in the addendum, the joint and survivor annuity payable at his death will be modified to equal 50% multiplied by 40% of Mr. Noski's final average pay. All other terms and conditions relative to his death or disability will be in accordance with his employment agreement.


     AT&T also established a $3,000,000 special deferral account earning interest quarterly equal to the 10-year United States Treasury Note rate plus 2%, and two-thirds of this account will vest on December 31, 2002, if he terminates employment on that date and if the separation of AT&T Broadband and subsequent merger with Comcast has not closed or terminated on or before that date. The remaining one-third of the account will be cancelled. If Mr. Noski does not terminate his employment on December 31, 2002, but rather on the earlier of March 1, 2003, or at the time of the separation of AT&T Broadband and its subsequent merger with Comcast, or at the time of the termination of the merger, the entire account will vest at such termination of employment. In the event of Mr. Noski's death or disability prior to vesting, the balance in the special deferral account will vest.


     The payments described above at the specified termination dates are in lieu of any payments that might otherwise be payable as a result of Mr. Noski's termination. In the event Mr. Noski leaves AT&T other than as described in the addendum, the terms and conditions of his original employment agreement will apply, except that in the event AT&T terminates Mr. Noski's employment for other than "cause" or as a result of a Good Reason termination (both terms as defined in his original employment agreement) prior to March 1, 2003, he will receive the benefits associated with a March 1, 2003 termination under the addendum in lieu of the benefits under his employment agreement. In the event there is a mutual agreement between Mr. Noski and AT&T for him to continue his employment after March 1, 2003, Mr. Noski will receive the benefits associated with a March 1, 2003 termination at a subsequent termination in lieu of any other payments that might otherwise be payable as a result of such a termination.

     Should Mr. Noski transfer to AT&T Broadband at or before the separation and subsequent merger with Comcast, the terms of the addendum will be cancelled except that the full amount of the special deferral account shall vest upon transfer. Also, in the event Mr. Noski terminates employment with AT&T with entitlement to benefits under the addendum, and, within 12 months of his termination becomes employed by AT&T Comcast, all future payments under the supplemental pension will be cancelled.

     Mr. Noski and AT&T are currently in the process of negotiating and finalizing the addendum, and the addendum, when completed, may contain additional terms and conditions relating to his employment.

     AT&T entered into an employment agreement with Mr. Dorman dated December 1, 2000, with a term ending December 31, 2002. The agreement is subject to automatic annual renewals after that date unless either AT&T or Mr. Dorman provide written notice to terminate at least 60 days prior to the anniversary date. The agreement provided for an initial base salary of $950,000 per year. Mr. Dorman was also awarded 66,737 performance shares covering the 2000-2002 performance period, and options to purchase, within ten years, 356,603 shares of AT&T common stock with a purchase price of $14.9338, in accordance with the Compensation Committee-approved compensation structure for 2000. These options will vest in four equal annual installments, beginning on December 1, 2001. Mr. Dorman was also guaranteed long term incentive grants for 2001, as determined by the AT&T Board, valued at $9,500,000. In addition, a Special Retention Bonus of restricted stock units valued at $3,800,000 was granted to Mr. Dorman on March 15, 2001, which will vest on March 15, 2004.

                                      XIV-35

     The agreement also provides that, should AT&T issue a Consumer Services Group tracking stock, a grant will be made to Mr. Dorman that is consistent with the grants made to the CEO and other senior executives. In addition, the agreement also states that in the event AT&T Wireless or AT&T Broadband become independent companies, all equity granted to Mr. Dorman under this agreement will be apportioned among AT&T Corp., AT&T Wireless, and AT&T Broadband stock according to a plan which shall be developed and approved by the AT&T Board and applicable to Mr. Dorman and other AT&T executives.


     To address certain long-term incentive forfeitures and retention forfeitures experienced when Mr. Dorman left his previous employer and to incent him to join AT&T, the agreement provided for (i) a special lump sum cash payment of $800,000 payable in March 2001 to replace a forfeited 2000 bonus from his former employer; (ii) in connection with a retention arrangement from his prior employer, additional payments to a previously established special deferral account in the amount of $500,000 with interest credited effective April 1, 2000, and an additional $500,000 on April 1, 2001, with interest on the account paid at the rate of 10-year United States Treasury Notes plus 5% and a grant of 46,627 shares of AT&T restricted stock, all of which vest on April 1, 2002; and
(iii) in connection with forfeited long-term incentives, a cash payment to be paid in April 2003 in the amount of $3,080,000 subject to continued employment through December 31, 2002, unless Mr. Dorman is no longer employed due to an AT&T-initiated termination without "cause" (as defined) or a self-initiated termination for Good Reason (as defined), and a grant of 715,999 shares of AT&T restricted stock that vested on April 1, 2002.



     Mr. Dorman's agreement provides for a special temporary living allowance to compensate him for temporary housing in New Jersey and related travel. These payments, which are grossed-up for tax purposes, began January 1, 2001, and will continue until the earlier of when Mr. Dorman moves his residence to New Jersey, December 31, 2002, or termination of his employment with AT&T. In addition, his agreement provides that Mr. Dorman shall have authority to use AT&T aircraft, and to the extent this results in imputed income, AT&T will provide him with a tax gross-up.


     As part of his employment agreement, Mr. Dorman entered into a supplemental pension arrangement with AT&T. Pursuant to such arrangement, Mr. Dorman will receive an annual benefit (as defined) commencing at his retirement. Such benefit was vested at his hiring date and will be payable in stated reduced amounts for retirement and commencement prior to December 1, 2013. Pension benefits payable under this arrangement will be paid out of AT&T's operating income and will be offset by all amounts actually received by Mr. Dorman under any other AT&T qualified and non-qualified retirement plan or arrangement, and the actual pension benefits to be paid to Mr. Dorman with respect to that year by his prior employers, Concert and British Telecom, under their qualified and non-qualified defined benefit plans.

     Mr. Dorman's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Dorman's termination resulting from death or disability, Mr. Dorman, his beneficiaries, or estate will be entitled to disability benefits in accordance with a disability program then in effect for senior executives of AT&T, his target annual incentive award for the year in which his death or disability resulted in his termination of employment (prorated for the total period of eligibility calculated as of his date of death or disability termination), the vesting and payout at target for each open long-term incentive program performance share cycle prorated for the amount of time worked in the applicable 3-year cycle, payment of any unpaid cash hiring bonus, financial counseling including individual income tax preparation for one year, and payment of survivor benefits under his supplemental pension arrangement based on the amount of the benefits accrued and vested, as of the date of termination for death or disability. All outstanding unvested stock options will vest and, together with already vested options, will be exercisable in accordance with the terms of the grants applicable to death or disability, and all outstanding unvested restricted stock and restricted stock units will vest. In addition, Mr. Dorman's special deferral account will vest.

     In the event of a termination for "cause," Mr. Dorman shall receive no further compensation from AT&T as of his termination date, and all stock options, performance shares, restricted shares, and restricted stock units, whether unvested or vested but not exercised, shall be cancelled.

                                      XIV-36

     In the event of a voluntary resignation, other than a termination due to death or disability or a Good Reason termination without "cause" or retirement based on satisfying the age and service requirements included as termination provisions under the plan, Mr. Dorman will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, and outstanding stock options that are not exercisable. He will receive base salary through his date of termination and vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier. Mr. Dorman, to the extent not eligible for retiree medical benefits from AT&T, and provided his voluntary resignation occurs after December 1, 2002, will be eligible for benefits under the then-applicable AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan and will be responsible for a portion of the annual premium for this coverage. His agreement also provides that, in the event of a self-initiated termination after December 31, 2002, and if at the time of Mr. Dorman's resignation Mr. Armstrong is no longer the Chief Executive Officer of AT&T and Mr. Dorman has not been named CEO, he will be entitled to accelerated vesting of stock options, restricted stock, restricted stock units, and his outstanding performance shares will continue to vest.

     In the event of an AT&T-initiated termination for other than "cause" or a Good Reason termination without "cause," Mr. Dorman will be provided the following under the terms of his agreement: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, a severance payment equal to two times the annual base salary and target annual incentive award for the year of termination, the immediate vesting of the special deferral account, payment of benefits under his supplemental pension arrangement based on the amount of the benefits accrued, accelerated vesting of all outstanding unvested restricted shares and restricted stock units, performance shares and stock units will continue to vest, vested AT&T Wireless Services stock options will be exercisable for the remainder of their original term, payment of any unpaid hiring bonuses, and continuation of his Senior Manager Universal Life Insurance. Under the terms of the Senior Officer Separation Plan under which Mr. Dorman is a covered executive, he will be provided the following: deferral of his severance payment for up to five years with up to five annual installments thereafter, all outstanding unvested AT&T stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant, financial counseling for two years, telephone reimbursement under the Senior Manager Telephone Reimbursement Program, transition counseling and, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan.

     Mr. Dorman's agreement provides that in the event of a Change in Control of AT&T, severance payments to him shall be governed by the Change in Control provisions applicable to senior executives as approved by the AT&T Board on October 23, 2000.

     AT&T entered into an employment agreement with Ms. Bernard dated April 9, 2001. The agreement provided for an initial base salary of $600,000 per year. It also provided a targeted annual incentive award for the 2001 performance year of 100% of her then base salary with payout based on actual financial results and with no proration for her partial service in 2001. Ms. Bernard was also awarded 48,878 performance shares covering the 2001-2003 performance period, 158,025 restricted stock units vesting on April 9, 2004, and an option to purchase, within ten years, 115,558 shares of AT&T common stock with a purchase price of $15.7595 per share granted April 9, 2001, and 77,039 shares of AT&T common stock with a purchase price of $16.8541 per share granted July 2, 2001, in accordance with the Compensation Committee-approved compensation structure for 2001. These option grants vest one-quarter each year beginning on April 9, 2002, and July 2, 2002, respectively, based on continued employment.

     In accordance with her employment agreement, Ms. Bernard was also granted special one-time awards of AT&T restricted stock, AT&T stock options, and AT&T performance shares as follows: (i) an option to purchase, within ten years, up to 1,059,680 shares of AT&T common stock with a purchase price of $15.7595 per share, vesting one-third per year beginning on April 9, 2002, based on continued employment, (ii) an option to purchase, within ten years, 107,224 shares of AT&T common stock with a purchase price of $15.7595 per share, vesting one-quarter per year beginning on April 9, 2002, based on
                                      XIV-37
continued employment, (iii) a grant of 231,805 AT&T restricted shares vesting one-third per year beginning on April 9, 2002, based on continued employment, and (iv) two awards each consisting of 48,765 performance shares for the 1999-2001 and 2000-2002 performance periods, respectively. In the event that AT&T issues a tracking stock for AT&T Consumer Services Group and other executives are awarded stock options on such tracking stock, Ms. Bernard's agreement provides that she will be provided stock options consistent with those awarded to similarly situated executives. In connection with the split-off of AT&T Wireless and the separation of AT&T Broadband and its subsequent merger with Comcast, Ms. Bernard's agreement provides that all equity granted under her employment agreement is to be treated in accordance with the AT&T Board-approved treatment of equity granted to other AT&T executives.



     To address certain forfeitures experienced when Ms. Bernard left her previous employer and to incent her to join AT&T, the agreement provided for (i) a special lump sum cash payment of $1,000,000 after one year of employment, (ii) a signing bonus of $300,000 within 30 days of her hire, and (iii) a special $3,000,000 deferral account with annual interest equal to the 10-year United States Treasury Note rate plus 2%, compounded quarterly, vesting April 9, 2004, based on continued employment. The agreement also provides that when Ms. Bernard sells her second home she will receive a payment to mitigate certain costs associated with the sale. On April 1, 2002, the AT&T Board approved an addendum to Ms. Bernard's agreement that provides for a special one-time payment of $341,434, payable in April 2002, to address an incremental Colorado state tax liability resulting from Ms. Bernard joining AT&T.


     Ms. Bernard's agreement provides for certain entitlements in the event of her termination from AT&T under specified circumstances. Pursuant to her agreement, in the event of Ms. Bernard's termination resulting from death or disability, Ms. Bernard, her beneficiaries, or estate will be entitled to her target annual incentive award for the year in which her death or disability resulted in her termination of employment (prorated for the total period of eligibility calculated as of her date of death or disability termination), the vesting and distribution of target payout for each open long-term incentive program performance share cycle, prorated for time on the payroll during the performance period (for the 1999-2001 and 2000-2002 performance shares there is no proration for the period prior to date of hire), and vesting and payout of the special deferral account, and payment of any unpaid cash hiring bonuses. All outstanding unvested stock options vest and, together with already vested options, will be exercisable under the terms and conditions applicable to death or disability, as may be the case, all outstanding unvested restricted stock and restricted stock units will vest, and Ms. Bernard or her estate or beneficiaries, as may be applicable, will be provided financial counseling, plus a tax gross-up, for one year following death or disability.

     In the event of a termination for "cause" (as defined) or in the event of a voluntary resignation, other than a termination due to death or disability or a Good Reason termination (as defined) without "cause" or retirement based on satisfying the age and service requirements included as termination provisions under the plan, Ms. Bernard will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, outstanding stock options which are not exercisable, and any deferral amount not yet vested under her special deferral account. She will receive base salary through her date of termination, and in the case of voluntary resignation, vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier. Ms. Bernard, to the extent she voluntarily resigns after September 30, 2003, and to the extent she is not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan.


     In the event of an AT&T-initiated termination for other than "cause" or a Good Reason termination without "cause," Ms. Bernard will be provided the following under the terms of her agreement: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, a lump sum severance payment equal to two times the sum of annual base salary and target annual incentive award for the year of termination. In addition, all outstanding unvested restricted stock units will vest, performance shares will continue to vest, her special deferral account will vest, and any unpaid hiring bonuses will be paid. Under the terms of the AT&T Senior Officer Separation Plan under which

                                      XIV-38

Ms. Bernard is a covered executive, she will be eligible to defer receipt of her severance payment for up to five years with up to five annual installments, her outstanding unvested restricted stock will vest, all outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant. Ms. Bernard will be provided continuation of her Senior Management Universal Life Insurance, financial counseling for two years, transition counseling, Senior Management Telephone Reimbursement and, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan. Her agreement also provides that, in the event of a self-initiated termination after September 30, 2003, at which time she is not the President and Chief Executive Officer of the AT&T Consumer Services Group with its own tracking stock, or of another publicly traded AT&T business unit, such termination will be treated as a Good Reason termination and she will be entitled to the benefits set forth in this paragraph.

     Ms. Bernard's agreement provides that in the event of a Change in Control (as defined) of AT&T, severance payments to her shall be governed by the Change in Control provisions applicable to senior executives approved by the AT&T Board on October 23, 2000.

     AT&T entered into an employment/retention agreement with Mr. Ianna dated December 1, 2000. The agreement provided for a base salary of $700,000 per year. It also provided a targeted annual incentive award for the 2001 performance year of 100% of his then base salary with payout based on actual financial results. Mr. Ianna was also provided a 2001 long-term incentive award with a grant value of $8,000,000 and a commitment that his 2002 long-term incentive award would have a grant value of no less than $8,000,000. A special retention restricted share grant with a value of $4,200,000 was granted March 15, 2001, vesting on December 31, 2002, based on continued employment. Prior to December 31, 2002, the grant would vest in the event of death, disability, AT&T-initiated termination for other than "cause" (as defined), or for Good Reason (as defined). Under the terms of his agreement, Mr. Ianna's special deferral account established on November 1, 1997, vested on February 1, 2001. In addition, as part of his retention, Mr. Ianna was provided a $1,000,000 special deferral account with annual interest at the 30-year United States Treasury Note rate plus 2%, compounded quarterly, that vests 50% on December 31, 2001, and 50% on December 31, 2002, contingent upon continued employment, and a special cash payment of $300,000 net after taxes payable in February 2001. In the event of an AT&T-initiated termination for other than "cause," Good Reason termination, or death or disability, any unvested portion of the special deferral account fully vests. The agreement also provided, with respect to his outstanding AT&T equity, the following:

     1. 97,974 special options awarded in 2000 will vest under their original terms and conditions, provided, however, once vested they will remain exercisable for the full remaining term.

     2. 325,413 special options and 86,231 restricted stock units granted in 1999 will vest on December 31, 2002, contingent upon continued employment, and stock options will remain exercisable for the full remaining term. Vesting of these special 1999 stock options and restricted stock units will accelerate upon death, disability, approved retirement prior to 65 by the Compensation and Benefits Committee of the AT&T Board, AT&T-initiated termination for other than "cause," or Good Reason termination.

     3. All other stock options not referenced above that are outstanding as of December 31, 2000, including AT&T Wireless stock options, to the extent not otherwise vested by virtue of their terms and conditions, will vest upon retirement and remain exercisable for the full remaining term, provided such retirement is on or after December 31, 2002.

     4. Restricted stock units granted in March 2001 as part of the 2001 annual long-term incentive award that are not vested upon retirement will vest upon retirement, provided such retirement is on or after December 31, 2002.

                                      XIV-39

SENIOR OFFICER SEVERANCE PLAN


     In 1997, AT&T adopted the Senior Officer Separation Plan, or "Severance Plan", for members of the Operations Team as constituted at that time and certain members of the Senior Management Team (a total of ten executives, two of whom remain with AT&T). Under the Severance Plan, if covered executives (i) are terminated by AT&T for other than "cause" (as defined in the Severance Plan) or
(ii) self-initiate termination for "good reason" (as defined in the Severance
Plan), they will be provided a severance payment equivalent to two times the sum of base salary plus target annual incentive in effect at termination. The severance amount payable may be deferred for up to five years with five annual payments thereafter and will be credited with interest based on the interest rate formula in effect for the Senior Management Incentive Award Deferral Plan on the Severance Plan effective date. In addition, covered executives who terminate under the terms of the Severance Plan will be entitled to certain other post-termination benefits that are generally made available from time to time to retired executive officers and senior managers. The Severance Plan was amended in 2001 to include certain additional senior officers and to provide enhanced severance payments, as approved by the AT&T Board in October 2000, in the event of a Change in Control. In the event of a Change in Control, as such term is defined in the AT&T 1997 LTIP, the severance payment provided a covered executive terminated within two years following such Change in Control will be the sum of three times base salary plus three times target annual incentive plus three times performance share value at target. The amendments also provide protection in the form of a gross-up in the event payments are subject to excise tax under Sections 280G and 4999 of the IRS Code.


PENSION PLANS

     AT&T maintains the AT&T Management Pension Plan, a non-contributory pension plan that covers all management employees, including the Named Executive Officers listed in the Summary Compensation Table. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions.

     The AT&T Management Pension Plan was amended in 1997 to update the adjusted career average pay formula for computing pensions. Effective August 1, 1997, the adjusted career average pay formula was 1.6% of the average annual pay for the three years ending December 31, 1996, times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one. Only the basic salary was taken into account in the formula used to compute pension amounts for the Named Executive Officers and other senior managers under the adjusted career average pay formula. No service or compensation after December 31, 1996, was used to calculate an employee's normal retirement benefit under the adjusted career average pay formula.

     Effective January 1, 1998, the AT&T Management Pension Plan was further amended to convert the plan to a cash balance design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) a pay credit based on the participant's age and eligible pay for that year, and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the adjusted career average pay formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial pay credit was made as of January 1, 1998, based on the participant's eligible pay for 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Only basic salary is considered eligible pay under the cash balance design for the Named Executive Officers and other senior managers. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement. A participant's benefit under the plan after conversion to the cash balance design will be no less than the benefit calculated under the career average pay formula as adjusted in 1997.

                                      XIV-40

     Federal laws place limitations on pensions that may be paid from the pension trust related to the AT&T Management Pension Plan. Pension amounts based on the AT&T Management Pension Plan formula that exceed the applicable limitations will be paid as an operating expense.

     AT&T also maintains the AT&T Non-Qualified Pension Plan. Under the plan, annual pensions for Messrs. Armstrong, Dorman, Ianna, and Noski, and Ms. Bernard, and other senior managers are computed based on actual annual bonus awards under AT&T's Short Term Incentive Plan. Pension benefits under this plan will commence at the same time as benefits under the AT&T Management Pension Plan. The annual pension amounts payable under this plan are equal to no less than the greater of the amounts computed under the Basic Formula or Alternate Formula that were amended in 1997 and are described below.

  BASIC FORMULA

     For the 3-year period ending December 31, 1996, 1.6% of the average of the actual annual bonus awards times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one.

  ALTERNATE FORMULA

     The excess of (a) 1.7% of the adjusted career average pay over (b) 0.8% of the covered compensation base times the lesser of (i) 105% of the number of years of service prior to January 1, 1997, or (ii) the number of years of service prior to January 1, 1997, plus one, minus the benefit calculated under the AT&T Management Pension Plan formula (without regard to limitations imposed by the Internal Revenue Code). For purposes of this formula, adjusted career average pay is the average annual compensation for the 3-year period ending December 31, 1996, without regard to the limitations imposed by the Internal Revenue Code. The covered compensation base used in this formula is the average of the maximum wage amount for which an employee was liable for Social Security Tax for each year beginning with 1961 and ending with 1996. In 1996, the covered compensation base was $27,600.

     No service or compensation after December 31, 1996, is used to calculate an employee's normal retirement benefit under the Basic Formula or Alternate Formula.

     Effective January 1, 1998, the AT&T Non-Qualified Pension Plan was further amended to convert the plan to a cash balance pension design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) an award credit based on the participant's age and short-term award paid in that year and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the Basic Formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial award credit was made as of January 1, 1998, based on the participant's short-term award paid in 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000, and 5.5% for 2001. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement in the same manner as under the AT&T Management Pension Plan.

     Senior managers and certain other management employees who are hired at age 35 or over are covered by a supplemental AT&T Mid-Career Pension Plan. For qualified managers retiring with at least five years at a senior level, the plan provides additional credits at approximately one-half the rate in the AT&T Management Pension Plan. The number of credits is equal to the lesser of (1) actual years of net credited service at retirement, or (2) the employee's age at the time of hire minus 30. In addition, the AT&T Mid-Career Pension Plan was amended to provide that liability with respect to senior managers

                                      XIV-41
actively employed on January 1, 1998, be transferred to the AT&T Non-Qualified Pension Plan and converted to cash balance as described above.


     Pension amounts under the AT&T Management Pension Plan formula, the AT&T Non-Qualified Pension Plan, or the AT&T Mid-Career Pension Plan are not subject to reductions for Social Security Benefits or other offset amounts. If Messrs. Armstrong, Dorman, Ianna, and Noski, and Ms. Bernard continue in the positions as previously stated and retire at the normal retirement age of 65, the estimated annual pension amount payable under the AT&T Management Pension Plan formula and the AT&T Non-Qualified Pension Plan would be $454,700, $1,548,500, $951,400, $1,177,600, and $973,600, respectively. Amounts shown are straight life annuity amounts not reduced by a joint and survivorship provision that is available to these officers.


     In 1997, AT&T began purchasing annuity contracts to satisfy its unfunded obligations to retired senior managers under the AT&T Non-Qualified Pension Plan. In the event AT&T purchases an annuity contract for any of the Named Executive Officers, the pension payments for such officer will vary from those set forth above. In such instance there would be a tax gross-up payment to the officer, and annuity benefits paid by the annuity provider will be reduced to offset the tax gross-up payment. The after-tax pension benefit will be the same as the after-tax benefit the participant would otherwise have received under the AT&T Non-Qualified Pension Plan. Receipt of the annuity is contingent on the signing of a 2-year non-competition agreement that, should competitive activity occur within the 2-year period, gives AT&T the right to seek injunctive relief and to recapture any amounts already paid out under the annuity contract.

     In 1997, AT&T also entered into a special individual non-qualified supplemental retirement arrangement with two executive officers including Mr. Ianna. Under this agreement, on November 1, 1997, a deferred account (hereinafter "Deferred Account") was credited with an initial balance of two times base pay. AT&T shall credit interest to the Deferred Account as of the end of each calendar quarter at a rate equal to one-quarter of the average 30-year United States Treasury Bond rate in effect for the last previous quarter. Pursuant to the provisions of his employment/retention agreement described above, this Deferred Account became vested on February 1, 2001. The Deferred Account will be maintained as a bookkeeping account on the records of AT&T and the named officers have no present ownership right or interest in the Deferred Account, or in any assets of AT&T with respect thereto.

     As part of his employment agreement as described above, AT&T entered into a supplemental pension arrangement with Mr. Armstrong in 1997. Pursuant to Mr. Armstrong's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan would be $933,300.


     As part of his employment agreement as described above, AT&T entered into a supplemental pension arrangement with Mr. Noski in 2000. Pursuant to Mr. Noski's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan would be $409,800.


     As part of his employment agreement as described above, AT&T entered into a supplemental pension arrangement with Mr. Dorman in 2000. Pursuant to Mr. Dorman's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan would be $531,300.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  INDEBTEDNESS OF MANAGEMENT

     On March 19, 1999, AT&T loaned the amount of $2,000,000 to Mr. Dorman, who was subsequently elected President of AT&T on December 1, 2000. This loan was made for the purpose of permitting

                                      XIV-42

Mr. Dorman to repay loans made to him by a previous employer. Repayment of this loan was demanded and made in full in January 2001, and a new loan for the same purpose and the same amount was made by AT&T to Mr. Dorman in its place effective January 2, 2001. The new loan, originally to be repaid by the earliest of April 1, 2002, Mr. Dorman's termination of employment, or upon his death has been extended for 60 days until June 1, 2002, in order to allow Mr. Dorman to effect transactions in AT&T stock in compliance with applicable AT&T trading policies and securities law.

     AT&T made additional loans to Mr. Dorman in the amounts of $3,790,520.99 on December 28, 2000, and $1,240,339.73 on April 13, 2001. The purpose of these loans was to provide funds for Mr. Dorman to pay federal withholding taxes resulting from his election under Section 83(b) of the Internal Revenue Code to include in his 2000 taxable wage base the fair market value of 715,999 restricted shares of AT&T common stock that were granted to Mr. Dorman at the time of his election as AT&T President. These loans are to be repaid by the earliest of December 31, 2002, Mr. Dorman's termination of employment, or upon his death.

     Interest on the above loans has been forgiven by AT&T. The forgiven interest, at the applicable federal short-term rate established by the IRS under
Section 1274(d) of the IRC in effect for each month that there is an outstanding balance on each loan, results in imputed income to Mr. Dorman. Mr. Dorman is responsible for the payment of any income taxes resulting from all such imputed income.

  HOSTETTER TRANSACTIONS

     AT&T, Meteor Acquisition Inc., and MediaOne Group, Inc. ("MediaOne") entered into an Agreement and Plan of Merger dated May 6, 1999. Amos B. Hostetter, Jr., a significant shareholder of MediaOne, assisted AT&T in negotiating an agreement, to the extent permitted by his shareholder agreement with MediaOne. On July 21, 1999, Mr. Hostetter was elected to serve on the AT&T Board. The merger was consummated on June 15, 2000. Upon completion of the distribution of merger consideration by AT&T, Mr. Hostetter received 39,770,261 shares of AT&T common stock and a cash payment of $1,734,800,958.13. Mr. Hostetter also received 9,720,740 shares of AT&T common stock and a cash payment of $424,024,097.34 through a charitable foundation which he disclaims beneficial ownership.

     Mr. Hostetter, indirectly through investment companies, holds greater than 10% attributable ownership interests in four private companies that may derive a significant percentage of their revenues from AT&T in 2002. These four companies, Emperative, Inc., Navic Networks, Inc., Stargus, Inc. and Ucentric Systems, Inc., may individually derive greater than 5% of their 2002 revenues from AT&T.

  SIMPSON TRANSACTIONS

     AT&T, Meteor Acquisition Inc., and MediaOne entered into an Agreement and Plan of Merger dated May 6, 1999. The merger was consummated on June 15, 2000. Upon completion of the distribution of merger consideration by AT&T, Mr. Simpson received 32,238 shares of AT&T common stock and a cash payment of $1,406,160. In addition, an existing MediaOne stock option held by Mr. Simpson was converted into a fully vested option expiring on June 16, 2008, to purchase 62,631 shares of AT&T common stock at an exercise price of $18.9446. On July 19, 2000, Mr. Simpson was elected to serve on the AT&T Board.

OTHER INFORMATION

     A Directors' and Officers' liability policy was purchased, effective July 9, 2001, with Lloyds of London and other carriers. The policy insures AT&T for certain obligations incurred in the indemnification of its Directors and Officers under New York law or under contract, and insures Directors and Officers when such indemnification is not provided by AT&T. The annual policy premium is $2,581,321.


     The cost of soliciting proxies in the accompanying form will be borne by AT&T. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone. AT&T has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, at an estimated cost of $125,000 plus reimbursement of reasonable out-of-pocket expenses.

                                      XIV-43

[TRAVEL DIRECTIONS TO COME]


                                      XIV-44

                                CHAPTER FIFTEEN
                           CERTAIN LEGAL INFORMATION

                  COMPARISON OF AT&T, COMCAST AND AT&T COMCAST
                               SHAREHOLDER RIGHTS

     This section of this document describes the material differences between the current rights of AT&T shareholders and Comcast shareholders, on the one hand, and the rights those shareholders are expected to have as AT&T Comcast shareholders after completion of the transaction, on the other hand. This section is limited to the changes arising in connection with the AT&T Comcast transaction and does not address AT&T Consumer Services Group tracking stock. See "AT&T Consumer Services Group Tracking Stock." As of the date of this document, the rights of Comcast shareholders are governed by Pennsylvania law, the Comcast charter and the Comcast bylaws and the rights of AT&T shareholders are governed by New York law, the AT&T charter and the AT&T bylaws. Upon completion of the transaction, Comcast shareholders will become AT&T Comcast shareholders, AT&T shareholders will become AT&T Comcast shareholders (and will also remain AT&T shareholders) and the rights of Comcast and AT&T shareholders who become AT&T Comcast shareholders will be governed by Pennsylvania law, the AT&T Comcast charter and AT&T Comcast bylaws. This section is not meant to be complete and is qualified in its entirety by reference to the relevant provisions of Pennsylvania and New York corporate law, the Comcast charter and bylaws and the AT&T charter and bylaws, in each case as currently in effect, and the AT&T Comcast charter and bylaws that will be in effect upon completion of the transaction, which are more detailed than the information provided below.

     A copy of the AT&T Comcast charter that will be in effect upon completion of the transaction if the Preferred Structure is implemented is attached to this document as Annex C. A copy of the term sheet describing the differences between the AT&T Comcast charter that will be in effect upon completion of the transaction if the Preferred Structure is implemented and the AT&T Comcast charter that will be in effect upon completion of the transaction if the Alternative Structure is implemented is attached to this document as Annex D. A copy of the AT&T Comcast bylaws that will be in effect upon completion of the transaction is attached to this document as Annex F. Copies of the charter and bylaws of AT&T and the charter and bylaws of Comcast, in each case as currently in effect, will be sent to AT&T shareholders and Comcast shareholders, as applicable, upon request. See "Additional Information for Shareholders -- Where You Can Find More Information."

SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE CURRENT RIGHTS OF AT&T SHAREHOLDERS AND THE RIGHTS THOSE SHAREHOLDERS WILL HAVE AS AT&T COMCAST SHAREHOLDERS FOLLOWING THE COMPLETION OF THE TRANSACTION

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
Authorized              The authorized capital stock of AT&T     Under the Preferred Structure, the
Capital Stock:          consists of 16.4 billion shares of       authorized capital stock of AT&T
                        common stock and 100 million shares of   Comcast would consist of 7.5 billion
                        preferred stock.                         shares of Class A common stock, 7.5
                                                                 billion shares of Class A Special
                        If AT&T Consumer Services Group          common stock, 75 million shares of
                        tracking stock is approved and issued,   Class B common stock and 20 million
                        AT&T will have a new class of AT&T       shares of preferred stock.
                        common stock. For information on this
                        new class, see "AT&T Consumer Services   Under the Alternative Structure, the
                        Group Tracking Stock."                   authorized capital stock of AT&T
                                                                 Comcast would consist of 200 million
                                                                 shares of Class A common stock, 7.5
                                                                 billion shares of Class A Special
                                                                 common stock, 75 million shares of
                                                                 Class B common stock, 7.5 billion
                                                                 shares of Class C

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
                                                                 common stock and 20 million shares of
                                                                 preferred stock.

Voting Rights:          AT&T common stock is the only class of   AT&T Comcast Class A common stock,
                        AT&T capital stock with voting rights.   AT&T Comcast Class B common stock and,
                                                                 under the Alternative Structure, AT&T
                        If the Consumer Services charter         Comcast Class C common stock will
                        amendment proposal is approved and       initially be the only classes of AT&T
                        shares of AT&T Consumer Services Group   Comcast capital stock with voting
                        tracking stock are issued, that class    rights.
                        would have voting rights.
                                                                 Unlike the other classes of AT&T
                        The voting interest of the AT&T common   Comcast voting stock, subject to
                        stock may be diluted by issuances of     specified exceptions, the voting
                        other classes of AT&T capital stock      interests of the AT&T Comcast Class B
                        with voting rights.                      common stock (33 1/3%) and, under the
                                                                 Alternative Structure, the AT&T
                                                                 Comcast Class A common stock
                                                                 (approximately 5.14%) will not be
                                                                 diluted by issuances of other classes
                                                                 of AT&T Comcast capital stock with
                                                                 voting rights.
                                                                 See "-- Description of AT&T Comcast
                                                                 Capital Stock."

Approval Rights:        No class of AT&T capital stock has       Under the Preferred Structure, holders
                        approval rights over any corporate       of AT&T Comcast Class B common stock,
                        actions, other than charter amendments   voting as a single class, would have
                        and other fundamental changes, as        approval rights over numerous
                        required by law.                         specified corporate actions.

                                                                 Under the Alternative Structure,
                                                                 holders of AT&T Comcast Class A common
                                                                 stock and AT&T Comcast Class B common
                                                                 stock, voting together as a single
                                                                 class, would have approval rights over
                                                                 numerous specified corporate actions.

                                                                 See "-- Description of AT&T Comcast
                                                                 Capital Stock -- AT&T Comcast Class B
                                                                 Common Stock -- Approval Rights."

Conversions:            The shares of AT&T common stock are not  Each share of AT&T Comcast Class B
                        convertible into any other class of      common stock will be convertible into
                        AT&T capital stock.                      one share of AT&T Comcast Class A
                                                                 common stock, AT&T Comcast Class A
                                                                 Special common stock or, under the
                                                                 Alternative Structure, AT&T Comcast
                                                                 Class C common stock.

Election of             The entire AT&T Board is elected         The term of the initial AT&T Comcast
Directors:              annually.                                Board will expire on the date of the
                                                                 2004 annual meeting of AT&T Comcast
                                                                 shareholders, which will be the first
                                                                 annual meeting of AT&T Comcast
                                                                 shareholders at which directors are
                                                                 elected that is held after completion
                                                                 of the AT&T Comcast transaction.
                                                                 Thereafter, the entire AT&T Comcast
                                                                 Board will be elected annually.

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
                                                                 See "Description of Governance
                                                                 Arrangements Following the AT&T
                                                                 Comcast Transaction -- AT&T Comcast
                                                                 Board of Directors."

Number                  The AT&T Board currently consists of 11  From the completion of the transaction
of Directors:           directors. The AT&T Board may fix the    until the 2005 annual meeting of
                        number of directors at any number        shareholders, the AT&T Comcast Board
                        between 10 and 25.                       will consist of 12 directors. See
                                                                 "Description of Governance
                                                                 Arrangements Following the AT&T
                                                                 Comcast Transaction -- AT&T Comcast
                                                                 Board of Directors." Thereafter, the
                                                                 AT&T Comcast Board will determine the
                                                                 number of directors on the AT&T
                                                                 Comcast Board.

Vacancies:              Vacancies on the AT&T Board may be       From the completion of the transaction
                        filled by the remaining AT&T directors   until the 2005 annual meeting of AT&T
                        or by the AT&T shareholders.             Comcast shareholders, vacancies on the
                                                                 AT&T Comcast Board will be filled as
                                                                 described above in "Description of
                                                                 Governance Arrangements Following the
                                                                 AT&T Comcast Transaction -- AT&T
                                                                 Comcast Board of Directors." After the
                                                                 2005 annual meeting of AT&T Comcast
                                                                 shareholders, vacancies on the AT&T
                                                                 Comcast Board may be filled by the
                                                                 remaining AT&T Comcast directors or by
                                                                 the AT&T Comcast shareholders.

Nominations of          Nominations of individuals for election  Nominations of individuals for
Directors:              to the AT&T Board may be made by the     election to the AT&T Comcast Board
                        AT&T Board (or a committee of the AT&T   will be made by the Directors
                        Board) or by any AT&T shareholder who    Nominating Committee. See "Description
                        is entitled to vote and follows the      of Governance Arrangements Following
                        proper notice procedures.                the AT&T Comcast
                                                                 Transaction -- Directors Nominating
                                                                 Committee." In addition, any AT&T
                                                                 Comcast shareholder who follows the
                                                                 proper notice procedures will be able
                                                                 to nominate individuals for election
                                                                 to the AT&T Comcast Board.

Quorum:                 Holders of 40% of the outstanding        Holders of shares of AT&T Comcast
                        shares of AT&T common stock constitute   capital stock entitled to cast a
                        a quorum for the transaction of          majority of the votes that all AT&T
                        business at a meeting of AT&T            Comcast shareholders are entitled to
                        shareholders.                            cast will constitute a quorum for the
                                                                 transaction of business at a meeting
                                                                 of AT&T Comcast shareholders.

Shareholder             Subject to certain exceptions, a merger  Subject to certain exceptions, a
Approval of a           involving AT&T or a sale of all or       merger involving AT&T Comcast or a
Merger or Sale of       substantially all of AT&T's assets       sale of all or substantially all of
All or Substantially    generally requires approval of a         AT&T Comcast's assets generally will
All Assets:             majority of the AT&T Board present and   require the approval of a majority of
                        voting (assuming a quorum) and holders   the AT&T Comcast Board present and
                        of a majority of the                     voting (assuming a quorum) and holders
                                                                 of a majority of the votes cast by

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
                        outstanding shares of AT&T common stock  holders of AT&T Comcast capital stock
                        (assuming a quorum).                     entitled to vote (assuming a quorum).
                                                                 In addition, subject to certain
                                                                 exceptions, a merger or other
                                                                 transaction involving AT&T Comcast, in
                                                                 each case that requires AT&T Comcast
                                                                 shareholder approval, will also
                                                                 require the approval of (1) holders of
                                                                 AT&T Comcast Class B common stock,
                                                                 voting as a single class, under the
                                                                 Preferred Structure, and (2) holders
                                                                 of AT&T Comcast Class A common stock
                                                                 and AT&T Comcast Class B common stock,
                                                                 voting together as a single class,
                                                                 under the Alternative Structure. See
                                                                 "-- Description of AT&T Comcast
                                                                 Capital Stock -- AT&T Comcast Class B
                                                                 Common Stock -- Approval Rights."

                                                                 Furthermore, Sural LLC is not
                                                                 permitted to support a merger
                                                                 involving AT&T Comcast until the tenth
                                                                 anniversary of the completion of the
                                                                 AT&T Comcast transaction unless the
                                                                 merger is approved by disinterested
                                                                 AT&T Comcast shareholders. See
                                                                 "Description of the AT&T Comcast
                                                                 Transaction Agreements -- The Support
                                                                 Agreement -- Covenants."

Shareholder             An AT&T shareholder who wants to bring   An AT&T Comcast shareholder who wants
Notice:                 business before, or nominate directors   to bring business before, or nominate
                        for election at, an annual meeting of    directors for election at, an annual
                        shareholders generally must deliver      meeting of shareholders generally will
                        written notice to AT&T not less than 90  be required to deliver written notice
                        days but not more than 120 days prior    to AT&T Comcast not less than 60 days
                        to the first anniversary of the          but not more than 90 days prior to the
                        preceding year's annual meeting of       first anniversary of the preceding
                        shareholders.                            year's annual meeting of shareholders.

Action by               AT&T shareholders may not act by         Except as described below, AT&T
Written Consent:        written consent in lieu of a             Comcast shareholders will not be able
                        shareholder meeting, unless such         to act by written consent in lieu of a
                        consent is unanimous.                    shareholder meeting.

                                                                 Holders of AT&T Comcast Class B common
                                                                 stock and, under the Alternative
                                                                 Structure, AT&T Comcast Class A common
                                                                 stock will be permitted to act by
                                                                 written consent in lieu of a
                                                                 shareholder meeting to exercise their
                                                                 specific approval rights over certain
                                                                 matters. See "-- Description of AT&T
                                                                 Comcast Capital Stock."

Calling of Special      The Chairman of the Board and the AT&T   The AT&T Comcast Board will have the
Meetings of             Board have the right to call special     right to call special meetings of
Shareholders:           meetings of shareholders.                shareholders.

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
Amendment of            The AT&T charter may be amended with     The AT&T Comcast charter will be able
Charter and             the approval of a majority of the AT&T   to be amended with the approval of a
Bylaws:                 Board present and voting (assuming a     majority of the AT&T Comcast Board
                        quorum) and holders of a majority of     present and voting (assuming a quorum)
                        the outstanding shares of AT&T common    and the holders of a majority of the
                        stock (assuming a quorum).               votes cast by AT&T Comcast
                                                                 shareholders entitled to vote
                        The AT&T bylaws may be amended by the    (assuming a quorum). However, AT&T
                        AT&T Board or the AT&T shareholders.     Comcast charter amendments that affect
                                                                 the director, officer and committee
                                                                 arrangements implemented in connection
                                                                 with the AT&T Comcast transaction will
                                                                 require the approval of 75% of the
                                                                 entire AT&T Comcast Board until the
                                                                 earlier to occur of (1) the date on
                                                                 which Brian L. Roberts is no longer
                                                                 Chairman of the AT&T Comcast Board or
                                                                 CEO of AT&T Comcast, and (2) April
                                                                 2010, as well as the shareholder
                                                                 approval referred to in the preceding
                                                                 sentence.

                                                                 The AT&T Comcast bylaws will be able
                                                                 to be amended only by the AT&T Comcast
                                                                 Board or by AT&T Comcast shareholders
                                                                 with the approval of the AT&T Comcast
                                                                 Board.

                                                                 Notwithstanding the foregoing, AT&T
                                                                 Comcast charter and bylaw amendments
                                                                 that adversely affect the rights of
                                                                 holders of the AT&T Comcast Class B
                                                                 common stock will require the approval
                                                                 of holders of the AT&T Comcast Class B
                                                                 common stock, voting as a single
                                                                 class, under the Preferred Structure
                                                                 and holders of the AT&T Comcast Class
                                                                 A common stock and AT&T Comcast Class
                                                                 B common stock, voting together as a
                                                                 single class, under the Alternative
                                                                 Structure. See "-- Description of AT&T
                                                                 Comcast Capital Stock -- AT&T Comcast
                                                                 Class B Common Stock -- Approval
                                                                 Rights."

Shareholder             AT&T does not have a shareholder rights  AT&T Comcast will have a shareholder
Rights Plan:            plan.                                    rights plan. See "-- Description of
                                                                 AT&T Comcast Shareholder Rights Plan."
                                                                 The existence of this plan may deter
                                                                 potential acquirors from making an
                                                                 unsolicited takeover proposal or
                                                                 tender offer. See "-- Description of
                                                                 AT&T Comcast Shareholder Rights
                                                                 Plan -- Anti-Takeover Effects."

Business                AT&T has not opted out of New York's     AT&T Comcast has opted out of
Combinations            business combinations statute, which     Pennsylvania's business combinations
Statute:                restricts a corporation's ability to     statute, which restricts a
                        engage in certain business combinations  corporation's ability to engage in
                        with                                     certain business combinations with
                                                                 holders of shares of

                                AT&T SHAREHOLDER RIGHTS             AT&T COMCAST SHAREHOLDER RIGHTS
                        holders of shares of capital stock       capital stock representing more than
                        representing more than 20% of the        20% of the combined voting power, in
                        combined voting power, in an election    an election of directors, of a
                        of directors, of a corporation's         corporation's capital stock.
                        capital stock.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE CURRENT RIGHTS OF COMCAST SHAREHOLDERS AND THE RIGHTS THOSE SHAREHOLDERS WILL HAVE AS AT&T COMCAST SHAREHOLDERS FOLLOWING THE COMPLETION OF THE TRANSACTION


                              COMCAST SHAREHOLDER RIGHTS            AT&T COMCAST SHAREHOLDER RIGHTS
Authorized Capital      The authorized capital stock of Comcast  Under the Preferred Structure, the
Stock:                  consists of 200 million shares of Class  authorized capital stock of AT&T
                        A common stock, 2.5 billion shares of    Comcast would consist of 7.5 billion
                        Class A Special common stock, 50         shares of Class A common stock, 7.5
                        million shares of Class B common stock   billion shares of Class A Special
                        and 20 million shares of preferred       common stock, 75 million shares of
                        stock.                                   Class B common stock and 20 million
                                                                 shares of preferred stock.

                                                                 Under the Alternative Structure, the
                                                                 authorized capital stock of AT&T
                                                                 Comcast would consist of 200 million
                                                                 shares of Class A common stock, 7.5
                                                                 billion shares of Class A Special
                                                                 common stock, 75 million shares of
                                                                 Class B common stock, 7.5 billion
                                                                 shares of Class C common stock and 20
                                                                 million shares of preferred stock.

Voting Rights:          Comcast Class A common stock and         AT&T Comcast Class A common stock,
                        Comcast Class B common stock are the     AT&T Comcast Class B common stock and,
                        only classes of Comcast capital stock    under the Alternative Structure, AT&T
                        with voting rights.                      Comcast Class C common stock will
                                                                 initially be the only classes of AT&T
                        The voting interests of holders of the   Comcast capital stock with voting
                        Comcast Class A common stock and         rights.
                        Comcast Class B common stock (currently
                        approximately 13.4% and 86.6%,           Unlike the other classes of AT&T
                        respectively) may be diluted by          Comcast voting stock, subject to
                        issuances of other classes of Comcast    specified exceptions, the voting
                        capital stock with voting rights.        interests of the AT&T Comcast Class B
                                                                 common stock (33 1/3%) and, under the
                                                                 Alternative Structure, the AT&T
                                                                 Comcast Class A common stock
                                                                 (approximately 5.14%) will not be
                                                                 diluted by issuances of other classes
                                                                 of AT&T Comcast capital stock with
                                                                 voting rights.

                                                                 See "-- Description of AT&T Comcast
                                                                 Capital Stock."

Approval Rights:        No class of Comcast capital stock has    Under the Preferred Structure, holders
                        approval rights over any corporate       of AT&T Comcast Class B common stock,
                        actions, except as required by law.      voting as a single class, would have
                                                                 approval rights over numerous
                                                                 specified corporate actions.


                              COMCAST SHAREHOLDER RIGHTS            AT&T COMCAST SHAREHOLDER RIGHTS
                                                                 Under the Alternative Structure,
                                                                 holders of AT&T Comcast Class A common
                                                                 stock and AT&T Comcast Class B common
                                                                 stock, voting together as a single
                                                                 class, would have approval rights over
                                                                 numerous specified corporate actions.

                                                                 See "-- Description of AT&T Comcast
                                                                 Capital Stock -- AT&T Comcast Class B
                                                                 Common Stock -- Approval Rights."

Conversions:            Each share of Comcast Class B common     Each share of AT&T Comcast Class B
                        stock is convertible into one share of   common stock will be convertible into
                        Comcast Class A common stock or Comcast  one share of AT&T Comcast Class A
                        Class A Special common stock.            common stock, AT&T Comcast Class A
                                                                 Special common stock or, under the
                                                                 Alternative Structure, AT&T Comcast
                                                                 Class C common stock.

Election of Directors:  The entire Comcast Board is elected      The term of the initial AT&T Comcast
                        annually.                                Board will expire on the date of the
                                                                 2004 annual meeting of AT&T Comcast
                                                                 shareholders, which will be the first
                                                                 annual meeting of AT&T Comcast
                                                                 shareholders at which directors are
                                                                 elected that is held after completion
                                                                 of the AT&T Comcast transaction.
                                                                 Thereafter, the entire AT&T Comcast
                                                                 Board will be elected annually. See
                                                                 "Description of Governance
                                                                 Arrangements Following the AT&T
                                                                 Comcast Transaction -- AT&T Comcast
                                                                 Board of Directors."

Removal of Directors:   Comcast directors may be removed, with   AT&T Comcast directors will be able to
                        or without cause, by the Comcast         be removed only for cause by AT&T
                        shareholders.                            Comcast shareholders.

Number of Directors:    The Comcast Board currently consists of  From the completion of the transaction
                        ten directors. The Comcast Board may     until the 2005 annual meeting of
                        change the number of directors at any    shareholders, the AT&T Comcast Board
                        time.                                    will consist of 12 directors. See
                                                                 "Description of Governance
                                                                 Arrangements Following the AT&T
                                                                 Comcast Transaction -- AT&T Comcast
                                                                 Board of Directors." Thereafter, the
                                                                 AT&T Comcast Board will determine the
                                                                 number of directors on the AT&T
                                                                 Comcast Board.

Vacancies:              Vacancies on the Comcast Board may be    From the completion of the transaction
                        filled by the remaining Comcast          until the 2005 annual meeting of AT&T
                        directors or by the Comcast              Comcast shareholders, vacancies on the
                        shareholders.                            AT&T Comcast Board will be filled as
                                                                 described above in "Description of
                                                                 Governance Arrangements Following the
                                                                 AT&T Comcast Transaction -- AT&T
                                                                 Comcast Board of Directors." After the

                              COMCAST SHAREHOLDER RIGHTS            AT&T COMCAST SHAREHOLDER RIGHTS
                                                                 2005 annual meeting of AT&T Comcast
                                                                 shareholders, vacancies on the AT&T
                                                                 Comcast Board may be filled by the
                                                                 remaining AT&T Comcast directors or by
                                                                 the AT&T Comcast shareholders.
Nominations of          Nominations of individuals for election  Nominations of individuals for
Directors:              to the Comcast Board may be made by the  election to the AT&T Comcast Board
                        Comcast Board (or a committee of the     will be made by the Directors
                        Comcast Board) or by any Comcast         Nominating Committee. See "Description
                        shareholder who follows the proper       of Governance Arrangements Following
                        notice procedures.                       the AT&T Comcast
                                                                 Transaction -- Directors Nominating
                                                                 Committee." In addition, any AT&T
                                                                 Comcast shareholder who follows the
                                                                 proper notice procedures will be able
                                                                 to nominate individuals for election
                                                                 to the AT&T Comcast Board.
Shareholder Approval    Subject to certain exceptions, a merger  Subject to certain exceptions, a
of a Merger or Sale of  involving Comcast or a sale of all or    merger involving AT&T Comcast or a
All or Substantially    substantially all of Comcast's assets    sale of all or substantially all of
All Assets:             generally requires the approval of a     AT&T Comcast's assets generally will
                        majority of the Comcast Board present    require the approval of a majority of
                        and voting (assuming a quorum) and       the AT&T Comcast Board present and
                        holders of a majority of the votes cast  voting (assuming a quorum) and holders
                        by holders of Comcast capital stock      of a majority of the votes cast by
                        entitled to vote (assuming a quorum).    holders of AT&T Comcast capital stock
                                                                 entitled to vote (assuming a quorum).
                                                                 In addition, subject to certain
                                                                 exceptions, a merger or other
                                                                 transaction involving AT&T Comcast, in
                                                                 each case that requires AT&T Comcast
                                                                 shareholder approval, will also
                                                                 require the approval of (1) holders of
                                                                 AT&T Comcast Class B common stock,
                                                                 voting as a single class, under the
                                                                 Preferred Structure, and (2) holders
                                                                 of AT&T Comcast Class A common stock
                                                                 and AT&T Comcast Class B common stock,
                                                                 voting together as a single class,
                                                                 under the Alternative Structure. See
                                                                 "-- Description of AT&T Comcast
                                                                 Capital Stock -- AT&T Comcast Class B
                                                                 Common Stock -- Approval Rights."

                                                                 Furthermore, Sural LLC is not
                                                                 permitted to support a merger
                                                                 involving AT&T Comcast until the tenth
                                                                 anniversary of the completion of the
                                                                 AT&T Comcast transaction unless the
                                                                 merger is approved by disinterested
                                                                 AT&T Comcast shareholders. See
                                                                 "-- Description of the AT&T Comcast
                                                                 Transaction Agreements -- The Support
                                                                 Agreement -- Covenants."

Action by Written       Comcast shareholders may not act by      Except as described below, AT&T
Consent:                written consent in lieu of a             Comcast shareholders will not be able
                                                                 to

                              COMCAST SHAREHOLDER RIGHTS            AT&T COMCAST SHAREHOLDER RIGHTS
                        shareholder meeting (unless such         act by written consent in lieu of a
                        consent is unanimous).                   shareholder meeting.
                                                                 Holders of AT&T Comcast Class B common
                                                                 stock and, under the Alternative
                                                                 Structure, AT&T Comcast Class A common
                                                                 stock will be permitted to act by
                                                                 written consent in lieu of a
                                                                 shareholder meeting to exercise their
                                                                 specific approval rights over certain
                                                                 matters. See "-- Description of AT&T
                                                                 Comcast Capital Stock."

Calling of Special      The Chairman of the Board, the           The AT&T Comcast Board will have the
Meetings of             President and the Comcast Board have     right to call special meetings of
Shareholders:           the right to call special meetings of    shareholders.
                        shareholders.

Amendment of Charter    The Comcast charter may be amended with  The AT&T Comcast charter will be able
and Bylaws:             the approval of a majority of the        to be amended with the approval of a
                        Comcast Board present and voting         majority of the AT&T Comcast Board
                        (assuming a quorum) and holders of a     present and voting (assuming a quorum)
                        majority of the votes cast by the        and holders of a majority of the votes
                        shareholders entitled to vote (assuming  cast by AT&T Comcast shareholders
                        a quorum).                               entitled to vote (assuming a quorum).
                                                                 However, AT&T Comcast charter
                        The Comcast bylaws may be amended by     amendments that affect the director,
                        the Comcast Board or the Comcast         officer and committee arrangements
                        shareholders.                            implemented in connection with the
                                                                 AT&T Comcast transaction will require
                                                                 the approval of 75% of the entire AT&T
                                                                 Comcast Board until the earlier to
                                                                 occur of (1) the date on which Brian
                                                                 L. Roberts is no longer Chairman of
                                                                 the AT&T Comcast Board or CEO of AT&T
                                                                 Comcast, and (2) April 2010, as well
                                                                 as the shareholder approval referred
                                                                 to in the preceding sentence.

                                                                 The AT&T Comcast bylaws will be able
                                                                 to be amended only by the AT&T Comcast
                                                                 Board or by the AT&T Comcast
                                                                 shareholders with the approval of the
                                                                 AT&T Comcast Board.

                                                                 Notwithstanding the foregoing, AT&T
                                                                 Comcast charter and bylaw amendments
                                                                 that adversely affect the rights of
                                                                 the holders of the AT&T Comcast Class
                                                                 B common stock will require the
                                                                 approval of holders of the AT&T
                                                                 Comcast Class B common stock, voting
                                                                 as a single class, under the Preferred
                                                                 Structure and the holders of the AT&T
                                                                 Comcast Class A common stock and AT&T
                                                                 Comcast Class B common stock, voting
                                                                 together as a single class, under the
                                                                 Alternative Structure. See
                                                                 "-- Description of AT&T Comcast
                                                                 Capital Stock -- AT&T Comcast

                              COMCAST SHAREHOLDER RIGHTS            AT&T COMCAST SHAREHOLDER RIGHTS
                                                                 Class B Common Stock -- Approval
                                                                 Rights."

Shareholder Rights      Comcast does not have a shareholder      AT&T Comcast will have a shareholder
Plan:                   rights plan.                             rights plan. See "-- Description of
                                                                 AT&T Comcast Shareholder Rights Plan."
                                                                 The existence of this plan may deter
                                                                 potential acquirors from making an
                                                                 unsolicited takeover proposal or
                                                                 tender offer. See "-- Description of
                                                                 AT&T Comcast Shareholder Rights
                                                                 Plan -- Anti-Takeover Effects."

Business Combinations   Comcast has not opted out of             AT&T Comcast has opted out of
Statute:                Pennsylvania's business combinations     Pennsylvania's business combinations
                        statute, which restricts a               statute, which restricts a
                        corporation's ability to engage in       corporation's ability to engage in
                        certain business combinations with       certain business combinations with
                        holders of shares of capital stock       holders of shares of capital stock
                        representing more than 20% of the        representing more than 20% of the
                        combined voting power, in an election    combined voting power, in an election
                        of directors, of a corporation's         of directors, of a corporation's
                        capital stock.                           capital stock.

                   DESCRIPTION OF AT&T COMCAST CAPITAL STOCK

     This section of this document describes the material terms of the capital stock of AT&T Comcast that will be issued in the transaction under the charter and bylaws that will be in effect after the completion of the transaction. This section is not meant to be complete and is qualified in its entirety by reference to the AT&T Comcast charter and AT&T Comcast bylaws that will be in effect upon the completion of the transaction, which are more detailed than the information provided below. A copy of the AT&T Comcast charter that will be in effect upon completion of the transaction if the Preferred Structure is implemented is attached to this document as Annex C. A copy of the term sheet describing the differences between the AT&T Comcast charter that will be in effect upon completion of the transaction if the Preferred Structure is implemented and the AT&T Comcast charter that will be in effect upon completion of the transaction if the Alternative Structure is implemented is attached to this document as Annex D. A copy of the AT&T Comcast bylaws that will be in effect upon completion of the transaction is attached to this document as Annex F.

AUTHORIZED CAPITAL STOCK

     Under the Preferred Structure, the authorized capital stock of AT&T Comcast will consist of 7.5 billion shares of Class A common stock, 7.5 billion shares of Class A Special common stock, 75 million shares of Class B common stock and 20 million shares of preferred stock.

     Under the Alternative Structure, the authorized capital stock of AT&T Comcast will consist of 200 million shares of Class A common stock, 7.5 billion shares of Class A Special common stock, 75 million shares of Class B common stock, 7.5 billion shares of Class C common stock and 20 million shares of preferred stock.

AT&T COMCAST CLASS A COMMON STOCK

     AT&T Comcast Class A Common Stock Outstanding. The outstanding shares of AT&T Comcast Class A common stock will be duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Under the Preferred Structure, on all matters submitted for a vote of holders of all classes of AT&T Comcast voting stock, holders of the AT&T Comcast Class A common stock in the aggregate will hold 66 2/3% of the combined voting power of the AT&T Comcast capital stock upon completion of the transaction. Unlike the AT&T Comcast Class B common stock under the Preferred Structure, the aggregate voting interest of the AT&T Comcast Class A common stock under the Preferred Structure will be dilutable and will decrease upon the issuance of shares of any other class of AT&T Comcast capital stock with voting rights (other than any issuance of additional shares of AT&T Comcast Class B common stock).


     Under the Preferred Structure, each share of AT&T Comcast Class A common stock will have the number of votes equal to a quotient the numerator of which is the excess of (1) the Total Number of Votes (as defined below in this paragraph) over (2) the sum of (A) the Total Number of B Votes (as defined below in this paragraph) and (B) the Total Number of Other Votes (as defined below in this paragraph) and the denominator of which is the number of outstanding shares of AT&T Comcast Class A common stock. "Total Number of Votes" at any time is equal to a quotient the numerator of which is the Total Number of B Votes at such time and the denominator of which is the B Voting Percentage (as defined below in this paragraph) at such time. "Total Number of B Votes" at any time is equal to the product of (1) 15 and (2) the number of outstanding shares of AT&T Comcast Class B common stock at such time. "Total Number of Other Votes" at any time means the aggregate number of votes to which holders of all classes of capital stock of AT&T Comcast other than holders of AT&T Comcast Class A common stock and AT&T Comcast Class B common stock are entitled to cast at such time in an election of directors. "B Voting Percentage" at any time means the portion (expressed as a percentage) of the total number of votes to which all holders of AT&T Comcast Class B common stock are entitled to cast at such time in such election of directors under the Preferred Structure. Initially, the B Voting Percentage will be 33 1/3%. Based on the number of shares of AT&T Comcast Class A common stock and AT&T Comcast Class B common stock anticipated to be outstanding upon completion of the AT&T Comcast transaction if the Preferred Structure is implemented (assuming, among other things, that the Microsoft transaction is completed and AT&T Comcast is not required to make any additional payments of AT&T Comcast stock in connection with the AT&T Comcast transaction), each share of AT&T Comcast Class A common stock would have approximately 0.2094 of a vote upon completion of the AT&T Comcast transaction.



     Under the Alternative Structure, subject to the following two sentences, on all matters submitted for a vote of holders of all classes of AT&T Comcast voting stock, holders of the AT&T Comcast Class A common stock and AT&T Comcast Class B common stock in the aggregate will hold approximately 5.14% and 33 1/3%, respectively, of the combined voting power of the AT&T Comcast capital stock upon completion of the AT&T Comcast transaction, regardless of the number of shares of AT&T Comcast Class C common stock or any other class of AT&T Comcast capital stock outstanding at any time. If the number of shares of AT&T Comcast Class A common stock or AT&T Comcast Class B common stock outstanding upon completion of the AT&T Comcast transaction is reduced for any reason (e.g., by repurchase or, in the case of the AT&T Comcast Class B common stock only, conversion) after the completion of the AT&T Comcast transaction, the aggregate voting power of the applicable class of AT&T Comcast capital stock will be proportionately reduced. If additional shares of AT&T Comcast Class A common stock or AT&T Comcast Class B common stock are issued after the completion of the AT&T Comcast transaction, the relative aggregate voting percentages of the two classes of AT&T Comcast common stock will change (based on the principle that each share of AT&T Comcast Class B common stock will be entitled to 15 times the vote of each share of AT&T Comcast Class A common stock) to the extent such issuance is disproportionate as between the relative number of shares of the two classes outstanding prior to the issuance, but the combined aggregate voting percentage of the two classes of stock will remain constant at approximately 38 47/100% (except to the extent there has been a reduction in the aggregate voting power of either class of stock as described in the preceding sentence).


     Under the Alternative Structure, each share of AT&T Comcast Class A common stock will have one vote and each share of AT&T Comcast Class B common stock will have 15 votes, in each case upon completion of the AT&T Comcast transaction.

     Approval Rights. Under the Preferred Structure, except as required by law, holders of AT&T Comcast Class A common stock will have no specific approval rights over any AT&T Comcast corporate actions. Under the Alternative Structure, holders of AT&T Comcast Class A common stock and holders of AT&T Comcast Class B common stock, voting together as a single class, will have the approval rights described under "-- AT&T Comcast Class B Common Stock -- Approval Rights."

     Conversion Rights. The shares of AT&T Comcast Class A common stock will not be convertible into shares of any other class of AT&T Comcast capital stock.

     Preemptive Rights. The holders of AT&T Comcast Class A common stock will have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

AT&T COMCAST CLASS B COMMON STOCK

     AT&T Comcast Class B Common Stock Outstanding. The outstanding shares of AT&T Comcast Class B common stock will be duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Under the Preferred Structure, subject to the next sentence, on all matters submitted for a vote of holders of all classes of AT&T Comcast voting stock, holders of AT&T Comcast Class B common stock in the aggregate will hold 33 1/3% of the combined voting power of AT&T Comcast capital stock upon completion of the AT&T Comcast transaction, regardless of the number of shares of AT&T Comcast Class A common stock or any other class of AT&T Comcast capital stock outstanding at any time. If the number of shares of AT&T Comcast Class B common stock outstanding upon completion of the transaction is reduced for any reason (e.g., by repurchase or conversion) after the completion of the transaction, the aggregate voting power of the AT&T Comcast Class B common stock will be proportionately reduced.

     Under the Preferred Structure, each share of AT&T Comcast Class B common stock will have 15 votes upon completion of the AT&T Comcast transaction.


     Under the Alternative Structure, the voting rights of AT&T Comcast Class B common stock will be as described above in the third and fourth paragraphs under "-- AT&T Comcast Class A Common Stock -- Voting Rights."


     Approval Rights. Under the Preferred Structure, holders of AT&T Comcast Class B common stock will have an approval right over (1) any merger of AT&T Comcast with another company or any other transaction, in each case that requires AT&T Comcast shareholder approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the combined voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring AT&T Comcast shareholder approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of AT&T Comcast Class B common stock or any securities exercisable or exchangeable for or convertible into AT&T Comcast Class B common stock; and (3) charter amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of AT&T Comcast Class B common stock or any subsequent transferee of AT&T Comcast Class B common stock to transfer, vote or otherwise exercise rights with respect to AT&T Comcast capital stock.

     Under the Alternative Structure, holders of AT&T Comcast Class B common stock and AT&T Comcast Class A common stock, voting together as a single class, will have the same approval rights that holders of AT&T Comcast Class B common stock have under the Preferred Structure. In addition, under the Alternative Structure, the approval of holders of AT&T Comcast Class B common stock and AT&T Comcast Class A common stock, voting together as a single class, will also be required to issue any AT&T Comcast Class A common stock or any securities exercisable or exchangeable for or convertible into AT&T Comcast Class A common stock.

     Conversion Rights. Each share of AT&T Comcast Class B common stock will be convertible into one share of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock or, under the Alternative Structure, AT&T Comcast Class C common stock.

     Preemptive Rights. The holders of AT&T Comcast Class B common stock will have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

AT&T COMCAST CLASS A SPECIAL COMMON STOCK

     AT&T Comcast Class A Special Common Stock Outstanding. The outstanding shares of AT&T Comcast Class A Special common stock will be duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Except as required by law, holders of AT&T Comcast Class A Special common stock will not be entitled to vote. When holders of AT&T Comcast Class A Special common stock are entitled to vote by applicable law, each share of AT&T Comcast Class A Special common stock will have the same number of votes as each share of AT&T Comcast Class A common stock, under the Preferred Structure, or AT&T Comcast Class C common stock, under the Alternative Structure.

     Approval Rights. Except as required by law, holders of AT&T Comcast Class A Special common stock will have no specific approval rights over any AT&T Comcast corporate actions.

     Conversion Rights. The shares of AT&T Comcast Class A Special common stock will not be convertible into shares of any other class of AT&T Comcast capital stock.

     Preemptive Rights. Holders of AT&T Comcast Class A Special common stock will have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

AT&T COMCAST CLASS C COMMON STOCK

     AT&T Comcast Class C common stock will be authorized and issued only if the Alternative Structure is implemented.

     AT&T Comcast Class C Common Stock Outstanding. The outstanding shares of AT&T Comcast Class C common stock will be duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. On all matters submitted for a vote of holders of all classes of AT&T Comcast voting stock, holders of AT&T Comcast Class C common stock in the aggregate will hold approximately 61 53/100% of the combined voting power of AT&T Comcast capital stock upon completion of the transaction. Unlike AT&T Comcast Class A common stock and AT&T Comcast Class B common stock under the Alternative Structure, the aggregate voting interest of AT&T Comcast Class C common stock will be dilutable and will decrease upon the issuance of shares of any other class of AT&T Comcast capital stock with voting rights (other than any issuance of additional shares of AT&T Comcast Class A common stock or AT&T Comcast Class B common stock).

     Each share of AT&T Comcast Class C common stock will have the number of votes equal to a quotient the numerator of which is the excess of (1) the Total Number of Votes (as defined below in this paragraph) over (2) the sum of (A) the Total Number of A and B Votes (as defined below in this paragraph) and (B) the Total Number of Other Votes (as defined below in this paragraph) and the denominator of which is the number of outstanding shares of AT&T Comcast Class C common stock. "Total Number of Votes" at any time is equal to a quotient the numerator of which is the Total Number of A and B Votes at such time and the denominator of which is the Combined A and B Voting Percentage (as defined below in this paragraph) at such time. "Total Number of A and B Votes" at any time is equal to the sum of (1) the number of outstanding shares of AT&T Comcast Class A common stock at such time and (2) the product of (A) 15 and (B) the number of outstanding shares of AT&T Comcast Class B common stock at such time. "Total Number of Other Votes" at any time means the aggregate number of votes to which holders of all classes of capital stock of AT&T Comcast other than holders of AT&T Comcast Class A common stock, AT&T Comcast Class B common stock and AT&T Comcast Class C common stock are entitled to cast at such time in an election of directors. "Combined A and B Voting Percentage" at any time means the portion (expressed as a percentage) of the total number of votes entitled to be cast in an election of directors by the holders of capital stock of AT&T Comcast to which all holders of AT&T Comcast Class A common stock and AT&T Comcast Class B common stock are entitled to cast at such time in such election of directors under the Alternative Structure. Initially, the Combined A and B Voting Percentage will be approximately 38 47/100%. Based on the number of shares of each class of voting AT&T Comcast common stock anticipated to be outstanding upon completion of the AT&T Comcast transaction (assuming, among other things, that the Microsoft transaction is completed and AT&T Comcast is not required to make any additional payments of AT&T Comcast stock in connection with the AT&T Comcast transaction), each share of AT&T Comcast Class C common stock would have approximately 0.1953 of a vote upon completion of the AT&T Comcast transaction.


     Approval Rights. Except as required by law, holders of AT&T Comcast Class C common stock will have no specific approval rights over any AT&T Comcast corporate actions.

     Conversion Rights. The shares of AT&T Comcast Class C common stock will not be convertible into shares of any other class of AT&T Comcast capital stock.

     Preemptive Rights. Holders of AT&T Comcast Class C common stock will have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

AT&T COMCAST PREFERRED STOCK

     AT&T Comcast Preferred Stock Outstanding. It is not anticipated that any shares of AT&T Comcast preferred stock will be outstanding upon completion of the transaction.

     Blank Check Preferred Stock. Under the AT&T Comcast charter, the AT&T Comcast Board will have the authority, without shareholder approval, to create and issue one or more series of preferred stock, without par value, in whole or fractional shares, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights as it so chooses. Acting under this authority, the AT&T Comcast Board could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a shareholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of that shareholder beneficially owning or commencing a tender offer for a substantial amount of AT&T Comcast voting capital stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of AT&T Comcast by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of AT&T Comcast's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of AT&T Comcast without any further action by the shareholders of AT&T Comcast.

     Pursuant to the authority described in the preceding paragraph, prior to the completion of the transaction the AT&T Comcast Board will designate a series of preferred stock in connection with the adoption of the AT&T Comcast shareholder rights plan described below. See "-- Description of AT&T Comcast Shareholder Rights Plan."

DIVIDEND RIGHTS

     Holders of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock, AT&T Comcast Class B common stock and, under the Alternative Structure, AT&T Comcast Class C common stock will be entitled to receive, from time to time, when, as and if declared, in the discretion of the AT&T Comcast Board, such cash dividends as the AT&T Comcast Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

     Holders of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock, AT&T Comcast Class B common stock and, under the Alternative Structure, AT&T Comcast Class C common stock will also be entitled to receive, from time to time, when, as and if declared by the AT&T Comcast Board, such dividends of stock of AT&T Comcast or other property as the AT&T Comcast Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of AT&T Comcast common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, AT&T Comcast Class B common stock may also be paid or issued in shares of AT&T Comcast Class A Special common stock.

RIGHTS UPON LIQUIDATION

     In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of AT&T Comcast, holders of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock, AT&T Comcast Class B common stock and, under the Alternative Structure, AT&T Comcast Class C common stock will be entitled to receive the assets and funds of AT&T Comcast in proportion to the number of shares held by them, respectively, without regard to class.

TRANSFER AGENT AND REGISTRAR

     EquiServe is the transfer agent and registrar for Comcast common stock and AT&T common stock as of the date of this document. EquiServe is expected to be the transfer agent and registrar for AT&T Comcast common stock.

STOCK EXCHANGE LISTINGS

     It is a condition to the mergers that the shares of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock and, under the Alternative Structure, AT&T Comcast Class C common stock to be issued in the mergers have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

              DESCRIPTION OF AT&T COMCAST SHAREHOLDER RIGHTS PLAN

     Upon completion of the transaction, AT&T Comcast will adopt a shareholder rights plan pursuant to a rights agreement the material terms of which are set forth below.

     The Rights. The AT&T Comcast rights agreement will provide for the declaration by the AT&T Comcast Board of a dividend of one preferred stock purchase right (the "Rights") for each outstanding share of AT&T Comcast Class A common stock, AT&T Comcast Class A Special common stock, AT&T Comcast Class B common stock and, under the Alternative Structure, AT&T Comcast Class C common stock. The dividend will be payable to holders of record as of the close of business on the record date selected by the AT&T Comcast Board, which date will occur no later than ten days after the closing date of the transaction.

     The Rights will not entitle holders to any rights of a shareholder of AT&T Comcast, such as voting and dividend rights, but the rights agreement will include standard antidilution provisions to protect the effectiveness of the Rights.

     The transferability and exercisability of the Rights will depend on whether a "Distribution Date" has occurred. A Distribution Date generally means the earlier of (1) the tenth day after a public announcement that any person or group has become an "Acquiring Person" and (2) the tenth business day after the date of the commencement of a tender or exchange offer by any person that could result in such person becoming an Acquiring Person. An Acquiring Person generally means any person or group (other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates) who becomes the beneficial owner of AT&T Comcast voting capital stock that represents 10% or more of the total number of votes that holders of AT&T Comcast capital stock are entitled to cast with respect to any matter presented for a shareholder vote.

     Transferability. Prior to the Distribution Date, (1) the Rights will be evidenced by the certificates of the relevant underlying common stock and the registered holders of the common stock shall be deemed the registered holders of the associated Rights and (2) the Rights will be transferable only in connection with transfers of shares of the underlying common stock. After the Distribution Date, the rights agent will mail separate certificates evidencing the Rights to each holder of the relevant underlying common stock as of the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the common stock.

     Exercisability. The Rights will not be exercisable prior to the Distribution Date. After the Distribution Date, but prior to the occurrence of an event described below under "-- 'Flip In' Feature" or "-- 'Flip Over' Feature," each Right will be exercisable to purchase for a price equal to approximately five times the market price for a share of AT&T Comcast Class A common stock (under the Preferred Structure) or AT&T Comcast Class C common stock (under the Alternative Structure) at the time of adoption of the shareholder rights plan one one-thousandth of a share of AT&T Comcast Series A Participating Cumulative Preferred Stock.

     "Flip In" Feature. If any person becomes an Acquiring Person, each holder of a Right, except for the Acquiring Person or certain affiliated persons, will have the right to acquire, instead of one one-hundredth of a share of AT&T Comcast Series A Participating Cumulative Preferred Stock, a number of shares of AT&T Comcast Class A common stock (under the Preferred Structure) or AT&T Comcast Class C common stock (under the Alternative Structure), in each case having a market value equal to twice the exercise price of the Right. For example, if an initial purchase price of $200 were in effect on the date that the flip in feature of the Rights were exercised, any holder of a Right, except for the person that has become an Acquiring Person or certain affiliated persons, could exercise his or her Right by paying to AT&T Comcast $200 in order to receive shares of AT&T Comcast Class A common stock (under the Preferred Structure) or AT&T Comcast Class C common stock (under the Alternative Structure) having a value equal to $400.

     "Exchange" Feature. At any time after a person becomes an Acquiring Person (but before any person becomes the beneficial owner of AT&T Comcast voting capital stock representing 50% or more of the total number of votes which holders of AT&T Comcast capital stock are entitled to cast with respect to any matter presented for a shareholder vote), the AT&T Comcast Board may exchange all or some of the Rights, except for those held by any Acquiring Person or certain affiliated persons, for AT&T Comcast Class A common stock (under the Preferred Structure) at an exchange ratio of one share of AT&T Comcast Class A common stock for each Right or for AT&T Comcast Class C common stock (under the Alternative Structure) at an exchange ratio of one share of AT&T Comcast Class C common stock for each Right. Use of this exchange feature means that eligible Rights holders would not have to pay cash before receiving shares of either AT&T Comcast Class A common stock or AT&T Comcast Class C common stock, as applicable.

     "Flip Over" Feature. If, after a person becomes an Acquiring Person, (1) AT&T Comcast is involved in a merger or other business combination in which it is not the surviving corporation or any of its common stock is exchanged for other securities or assets or (2) AT&T Comcast and/or one or more of its subsidiaries sell or transfer assets or earning power aggregating 50% or more of the assets or earning power of AT&T Comcast and/or its subsidiaries, then each Right will entitle the holder, except for any Acquiring Person or certain affiliated persons, to purchase a number of shares of common stock of the other party to the transaction having a value equal to twice the exercise price of the Right.

     Redemption of Rights. The AT&T Comcast Board may redeem all of the Rights at a price of $0.001 per Right at any time prior to the time that any person becomes an Acquiring Person. The right to exercise will terminate upon redemption, and at that time, holders of the Rights will have the right to receive only the redemption price for each Right they hold.

     Amendment of Rights. At any time before a person becomes an Acquiring Person, the terms of the rights agreement may be amended in any respect by AT&T Comcast without the approval of holders of the Rights. However, after the date any person becomes an Acquiring Person, the rights agreement may not be amended in any manner that would adversely affect the interests of holders of the Rights (other than any person who has become an Acquiring Person and certain affiliated persons) or cause the Rights to be redeemable at that time.

     Expiration of Rights. If not previously exercised or redeemed, the Rights will expire on the tenth anniversary of the completion of the transaction, unless earlier exchanged or redeemed.

     Anti-Takeover Effects. The Rights have anti-takeover effects. Once the Rights have become exercisable, in most cases they will cause substantial dilution to a person who attempts to acquire or merge with AT&T Comcast. Accordingly, the existence of the Rights may deter potential acquirors from making a takeover proposal or a tender offer. The Rights should not interfere with any merger or other business combination approved by the AT&T Comcast Board because the Board may either redeem the Rights or amend the rights agreement so that a transaction it approves would not cause the Rights to become exercisable.

     Taxation. The dividend of the Rights will not be taxable to AT&T Comcast shareholders, but shareholders may recognize taxable income if the Rights become exercisable as set forth above.

     Series A Preferred Stock. In connection with the creation of the Rights, the AT&T Comcast Board will authorize the issuance of shares of AT&T Comcast preferred stock designated as AT&T Comcast Series A Participating Cumulative Preferred Stock. AT&T Comcast will design the dividend, liquidation, voting and redemption features of the AT&T Comcast Series A Participating Cumulative Preferred Stock so that the value of one-thousandth of a share of AT&T Comcast Series A Participating Cumulative Preferred Stock approximates the value of one share of AT&T Comcast Class A common stock (under the Preferred Structure) or one share of AT&T Comcast Class C common stock (under the Alternative Structure). Shares of AT&T Comcast Series A Participating Cumulative Preferred Stock will be purchasable only after the Rights have become exercisable. The rights of the AT&T Comcast Series A Participating Cumulative Preferred Stock as to dividends, liquidation and voting, and in the event of mergers or consolidations, are protected by customary antidilution provisions.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this document referring to Comcast, AT&T and AT&T Comcast, and they may also be made a part of this document by reference to other documents filed with the SEC by Comcast and AT&T, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the transaction.

     Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the transaction, identify forward-looking statements. All forward-looking statements, including without limitation the projected synergies set forth on page [II-8], are management's present estimates of future events and are subject to a number of factors and uncertainties, including without limitation the risks associated with the lack of complete data and the potential inaccuracy of data relied upon in making such forward-looking statements, that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Comcast and AT&T, the factors relating to the transaction discussed under "Summary and Overview of the Transactions -- Risk Factors," among others, could cause actual results to differ materially from those described in the forward-looking statements. Shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this document or as of the date of any document incorporated by reference in this document, as applicable. None of Comcast, AT&T or AT&T Comcast is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual reports on Form 10-K and the quarterly reports on Form 10-Q that Comcast and AT&T have filed with the SEC.

     All subsequent forward-looking statements attributable to Comcast, AT&T or AT&T Comcast or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                 LEGAL MATTERS

     The validity of the shares of AT&T Comcast common stock to be issued to Comcast shareholders and AT&T Broadband shareholders in the mergers will be passed upon for AT&T Comcast by Wolf, Block, Schorr and Solis-Cohen LLP and Drinker Biddle & Reath LLP. Davis Polk & Wardwell, counsel for Comcast, and Wachtell, Lipton, Rosen & Katz, counsel for AT&T, will pass upon certain federal income tax consequences of the transaction for Comcast and AT&T, respectively.

                                    EXPERTS

     The financial statements and the related financial statement schedule of Comcast incorporated in this document by reference from Comcast's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The balance sheet of AT&T Comcast as of December 31, 2001 included in this document has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein, and is so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The audited consolidated financial statements of AT&T Corp. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in this document, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon appears herein and, insofar as they relate to Liberty Media Group as of December 31, 2000 and 1999, and for the two years in the period ended December 31, 2000, by KPMG LLP, independent certified public accountants. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.



     The combined financial statements of AT&T Broadband Group as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001 and for the ten-month period ended December 31, 1999, included in this document, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The combined financial statements of AT&T Consumer Services Group as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this document, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty or Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period) which appear as an exhibit to the Annual Report on Form 10-K of AT&T Corp., have been incorporated by reference herein in reliance upon the report, dated March 8, 2002, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The KPMG LLP report states that Liberty Media Corporation changed its method of accounting for derivative instruments and hedging activities in 2001.

     In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and, therefore, is not comparable.

                                CHAPTER SIXTEEN
                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                          FUTURE SHAREHOLDER PROPOSALS

COMCAST


     Comcast will hold an annual meeting of shareholders in the year 2003 only if the transaction has not already been completed. If such meeting is held, the deadline for receipt of a proposal to be considered for inclusion in Comcast's
proxy statement for the 2003 annual meeting is [               ]. Notice of a
proposal to be considered by shareholders at the 2003 annual meeting but not included in Comcast's proxy statement must be received between March 28, 2003 and April 25, 2003; provided, however, that if the date of the annual meeting is more than 30 days before or after June 26, 2003, then such notice must be received not later than ten days following the day on which notice of the date of the meeting was mailed or on which public announcement of the date of the meeting was made, whichever occurs first. Any such notice of a proposal should be directed to the attention of Stanley Wang, Executive Vice President and Secretary, Comcast Corporation, 1500 Market Street, 35th floor, Philadelphia, Pennsylvania 19102-2148.


AT&T

     The deadline for receipt of a proposal to be considered for inclusion in
AT&T's proxy statement for the 2003 annual meeting is                . Notice of
a proposal to be considered by shareholders at the 2003 annual meeting but not included in AT&T's proxy statement must be received no later than 5:00 p.m.
E.S.T. on           . Any such notice of a proposal should be sent via
registered, certified or express mail to Vice President - Law and Secretary, AT&T Corp., 295 North Maple Avenue, Basking Ridge, NJ 07920-1002.

                      WHERE YOU CAN FIND MORE INFORMATION

     Comcast and AT&T file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Comcast and AT&T file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Comcast's and AT&T's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     AT&T Comcast filed a registration statement on Form S-4 to register with the SEC the AT&T Comcast common stock to be issued to Comcast and AT&T Broadband shareholders in the mergers. This document is a part of that registration statement and constitutes a prospectus of AT&T Comcast in addition to being a proxy statement of Comcast and AT&T for their respective meetings. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Comcast and AT&T to "incorporate by reference" information into this document, which means that Comcast and AT&T can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that Comcast and AT&T have previously filed with the SEC. These documents contain important information about the companies and their finances.

                                      XVI-1

    COMCAST SEC FILINGS (FILE NO. 0-6983)                          PERIOD
---------------------------------------------   ---------------------------------------------
Annual Report on Form 10-K                      Year ended December 31, 2001


     AT&T SEC FILINGS (FILE NO. 1-1105)                            PERIOD
---------------------------------------------   ---------------------------------------------
Annual Report on Form 10-K                      Year ended December 31, 2001
Current Reports on Form 8-K                     Filed on January 4, 2002, February 5, 2002,
                                                February 21, 2002, April 16, 2002 and April
                                                25, 2002.


     Comcast and AT&T are also incorporating by reference into this document additional documents that Comcast and AT&T have filed with the SEC between the date of this document and the date of the meetings.

     Comcast has supplied all information contained or incorporated by reference in this document relating to Comcast and AT&T has supplied all information contained or incorporated by reference in this document relating to AT&T, AT&T Broadband or AT&T's broadband business.

     If you are a shareholder, Comcast and AT&T may have sent you some of the documents incorporated by reference, but you can obtain any of them through Comcast, AT&T or the SEC. Documents incorporated by reference in this document are available from Comcast and AT&T without charge, excluding all exhibits unless Comcast and AT&T have specifically incorporated by reference an exhibit in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the Secretary of the appropriate company at the following address:

Comcast Corporation                    AT&T Corp.
1500 Market Street                     295 North Maple Avenue
Philadelphia, Pennsylvania 19102-2148  Basking Ridge, NJ 07920-1002
Tel: (215) 665-1700                    Tel: (908) 221-2000
Attn: Office of the Corporate          Attn: Office of the Corporate
Secretary                              Secretary

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM COMCAST OR AT&T, PLEASE DO SO
BY [               ], 2002 TO RECEIVE THEM BEFORE YOUR MEETING.

     You can also get more information by visiting Comcast's website at www.comcast.com and AT&T's website at www.att.com. Website materials from these websites and other websites mentioned in this document are not incorporated by reference in this document. If you are viewing this document in electronic format, each of the URLs mentioned in this document is an inactive textual reference only.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE TRANSACTION AT YOUR MEETING. COMCAST AND AT&T HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED MAY
[ ], 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS NOR THE ISSUANCE OF AT&T COMCAST COMMON STOCK IN THE MERGERS OR AT&T CONSUMER SERVICES GROUP TRACKING STOCK AS A DIVIDEND TO AT&T SHAREHOLDERS OR OTHERWISE SHALL CREATE ANY IMPLICATION TO THE CONTRARY.


                                      XVI-2

                             ---------------------

                                   ANNEXES(1)

                             ---------------------

                             ---------------------


     (1)Comcast and AT&T have agreed to certain modifications of the governance arrangements for AT&T Comcast after completion of the AT&T Comcast transaction. Comcast and AT&T have also agreed to (but not yet executed) certain technical amendments to the merger agreement and the separation and distribution agreement. All of these amendments have been reflected in the text of the Annexes. The disclosure in the proxy statement has also been revised to reflect these amendments.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               DECEMBER 19, 2001
                                  BY AND AMONG
                                  AT&T CORP.,
                             AT&T BROADBAND CORP.,
                              COMCAST CORPORATION,
                       AT&T BROADBAND ACQUISITION CORP.,
                           COMCAST ACQUISITION CORP.
                                      AND
                            AT&T COMCAST CORPORATION

                               TABLE OF CONTENTS
                            ------------------------


                                                                           PAGE
                                                                           ----
ARTICLE 1  DEFINITIONS
  Section
     1.01.   Definitions.................................................   A-1

ARTICLE 2  PARENT AND MERGER SUBS
  Section
     2.01.   Organization of Parent......................................  A-15
  Section
     2.02.   Directors and Officers of Parent............................  A-16
  Section
     2.03.   Organization of Merger Subs.................................  A-16
  Section
     2.04.   Actions of Comcast and AT&T.................................  A-16
  Section
     2.05.   Rights Plan.................................................  A-16

ARTICLE 3  THE MERGERS
  Section
     3.01.   The AT&T Broadband Merger...................................  A-16
  Section
     3.02.   The Comcast Merger..........................................  A-17
  Section
     3.03.   Certificate and Articles of Incorporation; Bylaws...........  A-17
  Section
     3.04.   Directors and Officers of the Surviving Corporations........  A-17
  Section
     3.05.   Alternative Structure.......................................  A-17

ARTICLE 4  CONVERSION OF SECURITIES
  Section
     4.01.   Conversion of Securities....................................  A-17
  Section
     4.02.   Exchange of Certificates....................................  A-21
  Section
     4.03.   Section 355(e) Top-up.......................................  A-26
  Section
     4.04.   Additional Payment..........................................  A-27
  Section
     4.05.   Additional Exchange Arrangements............................  A-27
  Section
     4.06.   Limitation on Voting Stock..................................  A-27

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF COMCAST
  Section
     5.01.   Corporate Existence and Power...............................  A-28
  Section
     5.02.   Corporate Authorization.....................................  A-28
  Section
     5.03.   Governmental Authorization..................................  A-28
  Section
     5.04.   Non-contravention...........................................  A-28
  Section
     5.05.   Capitalization..............................................  A-29
  Section
     5.06.   Subsidiaries................................................  A-29
  Section
     5.07.   SEC Filings.................................................  A-30
  Section
     5.08.   Financial Statements........................................  A-30
  Section
     5.09.   Information Supplied........................................  A-30
  Section
     5.10.   Absence of Certain Changes..................................  A-31
  Section
     5.11.   No Undisclosed Material Liabilities.........................  A-31
  Section
     5.12.   Compliance with Laws and Court Orders.......................  A-31
  Section
     5.13.   Litigation..................................................  A-31
  Section
     5.14.   Finders' Fees...............................................  A-31
  Section
     5.15.   Opinion of Financial Advisor................................  A-32
  Section
     5.16.   Taxes.......................................................  A-32
  Section
     5.17.   Tax Opinions................................................  A-32
  Section
     5.18.   Employee Benefit Plans and Labor Matters....................  A-33
  Section
     5.19.   Environmental Matters.......................................  A-34

                                                                           PAGE
                                                                           ----
  Section
     5.20.   Intellectual Property.......................................  A-34
  Section
     5.21.   Contracts...................................................  A-35
  Section
     5.22.   Vote Required...............................................  A-35
  Section
     5.23.   Antitakeover Statutes; Charter and Bylaw Provisions.........  A-35
  Section
     5.24.   AT&T Securities.............................................  A-36
  Section
     5.25.   Transactions with Affiliates................................  A-36
  Section
     5.26.   Investments.................................................  A-36
  Section
     5.27.   No Approval Rights..........................................  A-36

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF AT&T
  Section
     6.01.   Corporate Existence and Power...............................  A-36
  Section
     6.02.   Corporate Authorization.....................................  A-36
  Section
     6.03.   Governmental Authorization..................................  A-37
  Section
     6.04.   Non-contravention...........................................  A-37
  Section
     6.05.   Capitalization..............................................  A-38
  Section
     6.06.   AT&T Broadband and AT&T Broadband Subsidiaries..............  A-38
  Section
     6.07.   SEC Filings.................................................  A-39
  Section
     6.08.   Financial Statements........................................  A-40
  Section
     6.09.   Information Supplied........................................  A-40
  Section
     6.10.   Absence of Certain Changes..................................  A-40
  Section
     6.11.   No Undisclosed Material Liabilities.........................  A-41
  Section
     6.12.   Compliance with Laws and Court Orders.......................  A-41
  Section
     6.13.   Litigation..................................................  A-41
  Section
     6.14.   Finders' Fees...............................................  A-41
  Section
     6.15.   Opinion of Financial Advisor................................  A-41
  Section
     6.16.   Taxes.......................................................  A-41
  Section
     6.17.   Tax Opinions................................................  A-42
  Section
     6.18.   Employee Benefit Plans and Labor Matters....................  A-42
  Section
     6.19.   Environmental Matters.......................................  A-44
  Section
     6.20.   Intellectual Property.......................................  A-44
  Section
     6.21.   Contracts...................................................  A-45
  Section
     6.22.   AT&T Shareholder Vote.......................................  A-45
  Section
     6.23.   Antitakeover Statutes.......................................  A-45
  Section
     6.24.   Comcast Securities..........................................  A-46
  Section
     6.25.   TWE; At Home................................................  A-46
  Section
     6.26.   Intercompany Transactions...................................  A-46
  Section
     6.27.   Sufficiency of Transferred Assets...........................  A-47
  Section
     6.28.   Investments.................................................  A-47

ARTICLE 7  COVENANTS OF COMCAST
  Section
     7.01.   Comcast Interim Operations..................................  A-47
  Section
     7.02.   Comcast Shareholders' Meeting; Proxy Material...............  A-50
  Section
     7.03.   Voting Agreement............................................  A-50

ARTICLE 8  COVENANTS OF AT&T
  Section
     8.01.   AT&T Broadband Interim Operations...........................  A-50
  Section
     8.02.   AT&T Shareholders' Meeting; Proxy Material..................  A-55

                                                                           PAGE
                                                                           ----
  Section
     8.03.   No Solicitation.............................................  A-55
  Section
     8.04.   Ancillary Agreements........................................  A-57
  Section
     8.05.   Neutrality Agreement........................................  A-57
  Section
     8.06.   Broadband Employees.........................................  A-57
  Section
     8.07.   AT&T Post-Signing Equity Awards.............................  A-57
  Section
     8.08.   Redemption of TCI Pacific Preferred Stock...................  A-58
  Section
     8.09.   Note Consent Process........................................  A-58

ARTICLE 9  COVENANTS OF AT&T, COMCAST AND PARENT
  Section
     9.01.   Best Efforts................................................  A-58
  Section
     9.02.   Joint Proxy Statement; Registration Statement...............  A-59
  Section
     9.03.   Public Announcements........................................  A-60
  Section
     9.04.   Further Assurances..........................................  A-60
  Section
     9.05.   Access to Information.......................................  A-60
  Section
     9.06.   Tax-free Transactions.......................................  A-60
  Section
     9.07.   Affiliates..................................................  A-60
  Section
     9.08.   Governance and Other Matters................................  A-61
  Section
     9.09.   Notices of Certain Events...................................  A-61
  Section
     9.10.   Section 16 Matters..........................................  A-61
  Section
     9.11.   Director and Officer Liability..............................  A-61
  Section
     9.12.   Listing of Stock............................................  A-62
  Section
     9.13.   Employee Matters............................................  A-63
  Section
     9.14.   Employment Agreements.......................................  A-64
  Section
     9.15.   Interim Finance Committee...................................  A-64
  Section
     9.16.   TOPRS.......................................................  A-65
  Section
     9.17.   Consideration...............................................  A-65
  Section
     9.18.   QUIPS.......................................................  A-65
  Section
     9.19.   Index Stock.................................................  A-67
  Section
     9.20.   Use of Name and Logo........................................  A-67
  Section
     9.21.   Exchange Agreement..........................................  A-68
  Section
     9.22.   Significant Excepted Transactions...........................  A-68
  Section
     9.23.   Comcast's AT&T Stock........................................  A-69

ARTICLE 10  CONDITIONS TO THE MERGERS
  Section
    10.01.   Conditions to the Obligations of Each Party.................  A-70
  Section
    10.02.   Conditions to the Obligations of AT&T.......................  A-71
  Section
    10.03.   Conditions to the Obligations of Comcast....................  A-71

ARTICLE 11  TERMINATION
  Section
    11.01.   Termination.................................................  A-72
  Section
    11.02.   Effect of Termination.......................................  A-73
  Section
    11.03.   Fees and Expenses...........................................  A-73

ARTICLE 12  MISCELLANEOUS
  Section
    12.01.   Notices.....................................................  A-75
  Section
    12.02.   Survival....................................................  A-76
  Section
    12.03.   Amendments; No Waivers......................................  A-76

                                                                           PAGE
                                                                           ----
  Section
    12.04.   Successors and Assigns......................................  A-76
  Section
    12.05.   Governing Law...............................................  A-76
  Section
    12.06.   Jurisdiction................................................  A-76
  Section
    12.07.   WAIVER OF JURY TRIAL........................................  A-77
  Section
    12.08.   Counterparts; Effectiveness.................................  A-77
  Section
    12.09.   Entire Agreement; No Third Party Beneficiaries..............  A-77
  Section
    12.10.   Severability................................................  A-77
  Section
    12.11.   Specific Performance........................................  A-77
  Section
    12.12.   Schedules...................................................  A-77


                             EXHIBITS AND SCHEDULES

Exhibit A -- Form of Support Agreement

Exhibit B -- Form of Rule 145 Affiliate Letter

Exhibit C -- Form of Separation and Distribution Agreement

Exhibit D-1 -- Form of Parent Charter (Preferred Structure)

Exhibit D-2 -- Term Sheet for Parent Charter (Alternative Structure)

Exhibit D-3 -- Form of Parent Bylaws

Exhibit D-4 -- Form of Comcast Articles Amendment

Exhibit E -- AT&T Broadband Financial Statements (12/31/00 and 9/30/01)

Exhibit F -- Admission Agreement

AT&T Disclosure Schedule

Comcast Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 19, 2001, by and among AT&T Corp., a New York corporation ("AT&T"), AT&T Broadband Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("AT&T BROADBAND"), Comcast Corporation, a Pennsylvania corporation ("COMCAST"), AT&T Comcast Corporation, a Pennsylvania corporation ("PARENT"), AT&T Broadband Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("AT&T BROADBAND MERGER SUB"), and Comcast Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("COMCAST MERGER SUB").

     WHEREAS, AT&T Broadband is a newly formed wholly owned subsidiary of AT&T that will hold, directly or indirectly, all of the assets and liabilities of the AT&T Broadband Group in accordance with the terms and conditions of the Separation and Distribution Agreement (as defined below);

     WHEREAS, the Boards of Directors of AT&T, AT&T Broadband and Comcast and each of the other parties hereto have approved this Agreement and deem it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated hereby on the terms and conditions set forth herein;


     WHEREAS, immediately prior to the execution and delivery of this Agreement, as a condition and inducement to AT&T's willingness to enter into this Agreement, each of Sural LLC ("COMCAST SHAREHOLDER"), Mr. Brian L. Roberts, Comcast and Parent has executed and delivered to AT&T the Support Agreement (as defined below);


     WHEREAS, it is intended that, for United States federal income tax purposes, the Mergers (as defined below) shall qualify as tax-free exchanges described in Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


     "ADDITIONAL COMMERCIAL AGREEMENTS" has the meaning set forth in the Separation and Distribution Agreement.


     "ADMISSION AGREEMENT" means the Instrument of Admission, in the form attached hereto as Exhibit F, pursuant to which AT&T and Parent will become parties to the Exchange Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person.

     "AGGREGATE FORMER EMPLOYEE BROADBAND OPTION AMOUNT" means:

          (a) if the AT&T Common Stock trades "ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the excess of (i) the product of the aggregate number of shares of AT&T Broadband Common Stock subject to Broadband Options granted pursuant to Section 5.3(b) of the Employee Benefits Agreement, multiplied by the Broadband Common Stock Value (as defined in the Employee Benefits Agreement), over (ii) the aggregate exercise price of such Broadband Options; and

          (b) if the AT&T Common Stock does not trade "ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the product of

             (i) a fraction, the numerator or which is the product of the Comcast Stock Price multiplied by the Preliminary Exchange Ratio, and the denominator of which is the AT&T Closing Stock Value; times

             (ii) the excess of (i) the product of the aggregate number of shares of AT&T Common Stock subject to unexercised AT&T Options held by Former Employees (both as defined in the Employee Benefits Agreement) immediately prior to the Distribution Date, times the AT&T Closing Stock Value, over (ii) the aggregate exercise price of such AT&T Options.

     "ANCILLARY AGREEMENTS" has the meaning set forth in the Separation and Distribution Agreement.

     "AOL" means AOL Time Warner Inc., a Delaware corporation.

     "ARTICLES AMENDMENT" mean the articles of amendment to the articles of incorporation of Comcast in the form attached as Exhibit D-4.

     "AT HOME" means At Home Corporation, a Delaware corporation and/or its bankruptcy estate, as the case may be.

     "AT&T 10-K" means AT&T's annual report on Form 10-K for the fiscal year ended December 31, 2000.

     "AT&T BALANCE SHEET" means the consolidated balance sheet of AT&T and its consolidated Subsidiaries as of December 31, 2000 and the footnotes thereto, as set forth in the AT&T 10-K.

     "AT&T BROADBAND ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving AT&T, the AT&T Broadband Group, AT&T Broadband or any AT&T Significant Broadband Subsidiary, (ii) the acquisition, directly or indirectly, of (A) an equity interest representing greater than 25% of the voting securities of AT&T, the AT&T Broadband Group, AT&T Broadband or any AT&T Significant Broadband Subsidiary or (B) assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets or EBITDA generating power of the AT&T Broadband Group, or (iii) any transaction
(x) the entering into or the consummation of which would reasonably be expected to be inconsistent in any material respect with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, on the terms set forth in this Agreement and the other Transaction Agreements, as the case may be, or (y) that would reasonably be expected to prevent or materially delay, impede or adversely affect the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements other than (X) in the case of (i) or (ii), (I) the transactions contemplated by this Agreement, (II) transactions permitted pursuant to Section 8.01 or (III) transactions that would not directly or indirectly (other than indirectly by virtue of the ownership of securities of AT&T) include any of the businesses, assets or liabilities of, or materially affect the business of, AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary and (Y) in the case of (i), (ii) or
(iii), a transaction that does not involve the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary (except to the extent relating to (A) the transactions contemplated by this Agreement and the other Transaction Agreements or (B) a spin-off of the AT&T Broadband Group substantially pro rata to the holders of AT&T Common Stock not in connection with any other transaction involving the AT&T Broadband Group) that in any such case is consistent in all material respects with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, on the terms set forth in this Agreement and the other Transaction Agreements, as the case may be; provided that each of the parties to such transaction agrees that AT&T and AT&T Broadband shall honor the terms and conditions of this Agreement (any transaction referred to in this clause (Y), an "EXCEPTED TRANSACTION").

     "AT&T BROADBAND ASSETS" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T BROADBAND BALANCE SHEET" means the unaudited combined balance sheet of the AT&T Broadband Group as of September 30, 2001 and the footnotes thereto, as attached as Exhibit E.

     "AT&T BROADBAND BALANCE SHEET DATE" means September 30, 2001.

     "AT&T BROADBAND BUSINESS" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T BROADBAND COMMON STOCK" means the Common Stock, par value $0.01 per share, of AT&T Broadband, which, subject to the terms of the Separation and Distribution Agreement, will be distributed on a one-for-one basis on the Distribution Date to holders of shares of AT&T Common Stock.

     "AT&T BROADBAND ENTITIES" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T BROADBAND FINANCIAL STATEMENTS" means the unaudited combined financial statements of the AT&T Broadband Group as of and for the periods ending December 31, 2000 and September 30, 2001 and the footnotes thereto, as attached as Exhibit E.

     "AT&T BROADBAND GROUP" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T BROADBAND MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, assets or results of operations of the AT&T Broadband Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which the AT&T Broadband Group (including AT&T Broadband and all the AT&T Broadband Subsidiaries) operate, (ii) changes in general economic, regulatory or political conditions, or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "AT&T BROADBAND SUBSIDIARY" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T CLOSING STOCK VALUE" has the meaning set forth in the Employee Benefits Agreement.

     "AT&T COMMON STOCK" means the Common Stock, par value $1.00 per share, of AT&T.

     "AT&T COMMUNICATIONS BUSINESS" has the meaning set forth in the Exchange Agreement.

     "AT&T COMMUNICATIONS GROUP" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T CONFIDENTIALITY AGREEMENT" means the confidentiality letter agreement, dated September 28, 2001, as amended, by and between AT&T and Comcast providing for, among other things, confidential treatment of information provided by AT&T to Comcast.

     "AT&T DISCLOSURE SCHEDULE" means the AT&T disclosure schedule delivered to Comcast concurrently herewith.

     "AT&T EMPLOYEES" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T ESPP" means the AT&T Employee Stock Purchase Plan.

     "AT&T EXCHANGEABLE PREFERRED STOCK" has the meaning set forth in the definition of Exchange Amount.

     "AT&T GROUP" means AT&T together with the AT&T Subsidiaries.

     "AT&T REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of June 11, 2001 between Comcast PC Investments Inc. and AT&T.

     "AT&T SIGNIFICANT BROADBAND SUBSIDIARY" means any AT&T Broadband Subsidiary that would have constituted a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the AT&T Broadband Group as of December 31, 2000 if, as of such date, the AT&T Broadband Group were a reporting company under the 1934 Act; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "AT&T SIGNIFICANT SUBSIDIARY" means any AT&T Subsidiary that would constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) as of December 31, 2000; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "AT&T SUBSIDIARY" means a Subsidiary of AT&T; provided that notwithstanding the Distribution, AT&T Broadband and the AT&T Broadband Subsidiaries will be treated as AT&T Subsidiaries through the Effective Time but not thereafter.

     "AVERAGE CLASS A PRICE" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period, which 10 Trading Days shall be the same as the 10 Trading Days used to calculate the Average Class A Special Price.

     "AVERAGE CLASS A SPECIAL PRICE" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period.

     "AVERAGE CLASS C PRICE" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period, which 10 Trading Days shall be the same as the 10 Trading Days used to calculate the Average Class A Special Price.

     "BENEFIT ARRANGEMENT" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to or required to be contributed to, as the case may be, by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States.

     "BROADBAND BENEFIT ARRANGEMENT" means a Benefit Arrangement that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "BROADBAND DEFERRED COMPENSATION PLAN" means a Deferred Compensation Plan that is a Broadband Plan as defined in the Employee Benefits Agreement.

     "BROADBAND EMPLOYEE" has the meaning set forth in the Employee Benefits Agreement, except that for purposes of this Agreement, "Broadband Employee" shall include any Broadband Transferee, and for purposes of Section 9.13, "Broadband Employee" shall not include any current or former non-employee director of AT&T Broadband with respect to service as a director.

     "BROADBAND EMPLOYEE PLAN" means an Employee Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "BROADBAND INTERNATIONAL PLAN" means an International Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "BROADBAND OPTIONS" has the meaning set forth in the Employee Benefits Agreement.

     "BROADBAND PENSION PLAN" means a Pension Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "BROADBAND TRANSFEREE" has the meaning set forth in the Employee Benefits Agreement.


     "BROADBAND VALUE" means the product of the Exchange Ratio multiplied by the average (rounded to the nearest 1/10,000) of the Trading Values of (i) if the Preferred Structure Approval has been obtained, the Parent Class A Common Stock or (ii) if the Preferred Structure Approval has not been obtained, the Parent Class C Common Stock, in either case for the 10 Combined Trading Days randomly selected by lot by AT&T and Comcast from the Combined Trading Days occurring during the 20 consecutive Combined Trading Days following the Closing Date.


     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "CLASS A LIBERTY MEDIA GROUP COMMON STOCK" means the Class A Liberty Media Group Common Stock, par value $1.00 per share, of AT&T.

     "CLASS B LIBERTY MEDIA GROUP COMMON STOCK" means the Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T.

     "CLOSING DATE" means the date on which the Effective Time occurs.

     "COMBINED TRADING DAY" means any day which is both a Trading Day and a NYSE Trading Day.

     "COMCAST 10-Q" means Comcast's annual report on Form 10-Q for the fiscal quarter ended September 30, 2001.

     "COMCAST AFFILIATE" means an Affiliate of Comcast.

     "COMCAST BALANCE SHEET" means the unaudited consolidated balance sheet of Comcast and its consolidated Subsidiaries as of September 30, 2001 and the footnotes thereto, as set forth in the Comcast 10-Q.

     "COMCAST BALANCE SHEET DATE" means September 30, 2001.

     "COMCAST BENEFIT ARRANGEMENTS" means the Benefit Arrangements of Comcast or any Comcast Subsidiary.

     "COMCAST CLASS A COMMON STOCK" means the Class A Common Stock, par value $1.00 per share, of Comcast.

     "COMCAST CLASS A SPECIAL COMMON STOCK" means the Class A Special Common Stock, par value $1.00 per share, of Comcast.

     "COMCAST CLASS B COMMON STOCK" means the Class B Common Stock, par value $1.00 per share, of Comcast.

     "COMCAST COMMON STOCK" means the Comcast Class A Common Stock, the Comcast Class A Special Common Stock and the Comcast Class B Common Stock.

     "COMCAST CONFIDENTIALITY AGREEMENT" means the confidentiality letter agreement, dated September 28, 2001, as the same may be amended from time to time, by and between AT&T and Comcast providing for, among other things, confidential treatment of information provided by Comcast to AT&T.

     "COMCAST DEFERRED COMPENSATION PLAN" means a Deferred Compensation Plan of Comcast or any Comcast Affiliate for the benefit of any current or former employee or director of Comcast or any Comcast Subsidiary.

     "COMCAST DISCLOSURE SCHEDULE" means the Comcast disclosure schedule delivered to AT&T concurrently herewith.

     "COMCAST EMPLOYEE PLAN" means an Employee Plan of Comcast or any Comcast Subsidiary.

     "COMCAST ESPP" means the Comcast Employee Stock Purchase Plan.

     "COMCAST GROUP" means Comcast together with the Comcast Subsidiaries.

     "COMCAST INTERNATIONAL PLAN" means an International Plan of Comcast or any Comcast Subsidiary.

     "COMCAST MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, assets or results of operations of the Comcast Group taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which Comcast and the Comcast Subsidiaries, operate, (ii) changes in general economic, regulatory or political conditions, or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "COMCAST PENSION PLAN" means a Pension Plan of Comcast or any of its ERISA Affiliates.

     "COMCAST SIGNIFICANT SUBSIDIARY" means any Comcast Subsidiary that would constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) as of December 31, 2000; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "COMCAST STOCK PRICE" means the average (rounded to the nearest 1/10,000) of the Trading Values of Comcast Class A Common Stock for the five consecutive Trading Days immediately preceding the Distribution Date.

     "COMCAST SUBSIDIARY" means a Subsidiary of Comcast.

     "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "COMMUNICATIONS VALUE" means the average (rounded to the nearest 1/10,000) of the Trading Values of AT&T Common Stock for the 10 Combined Trading Days randomly selected by lot by AT&T and Comcast from the Combined Trading Days occurring during the 20 consecutive Combined Trading Days following the Closing Date, which shall be the same 10 Combined Trading Days as used for the calculation of Broadband Value.

     "CONFIDENTIALITY AGREEMENTS" means the AT&T Confidentiality Agreement and the Comcast Confidentiality Agreement.

     "DEBENTURES" means the 5% Junior Convertible Subordinated Debentures due 2029 of AT&T.

     "DEFERRED COMPENSATION PLAN" means, with respect to any Person, any plan, agreement or arrangement that (i) is described under Sections 4(b)(5) or 401(a)(1) of ERISA (or similar plan covering one or more non-employee directors of a Person), (ii) is maintained, administered or contributed to or required to be contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any current or former employee or director of such Person or any of its Subsidiaries.

     "DGCL" means the Delaware General Corporation Law.

     "DISTRIBUTION" has the meaning set forth in the Separation and Distribution Agreement.

     "DISTRIBUTION DATE" has the meaning set forth in the Separation and Distribution Agreement.

     "DIVIDEND STOCK" has the meaning set forth in the definition of Exchange Amount.

     "EBITDA" means operating income plus depreciation plus amortization, in each case as determined in accordance with GAAP.

     "EMPLOYEE BENEFITS AGREEMENT" has the meaning set forth in the Separation and Distribution Agreement.

     "EMPLOYEE PLAN" means, with respect to any Person, any "employee benefit plan" (as defined in Section 3(3) of ERISA) that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries.

     "ENVIRONMENTAL LAWS" means any United States federal, state or local, foreign or supranational law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL PERMITS" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

     "EXCEPTED TRANSACTION" has the meaning set forth in the definition of AT&T Broadband Acquisition Proposal.


     "EXCHANGE AGREEMENT" means the Exchange Agreement dated as of December 7, 2001, as amended from time to time, between Comcast and Microsoft.


     "EXCHANGE AMOUNT"means an amount "K" where "K" is derived from the following equation:

                                 K = (Tx (B + C))/C

     provided that in no event shall K exceed the product of 10.0% multiplied by the total number of shares of AT&T Common Stock that would be outstanding immediately after giving effect to the exchange of the AT&T Exchangeable Preferred Stock.

     The variables used to calculate K pursuant to the foregoing formula are defined as follows:

          "T" is the number of shares of AT&T Common Stock held by Comcast and any Comcast Subsidiary immediately prior to the Distribution.

          "B" is the Broadband Value.

          "C" is the Communications Value.

     "EXCHANGE DATE" has the meaning set forth in Section 9.23.

     "EXCHANGE RATIO" means the value, "X", as defined below (and rounded to the nearest 1/10,000). The purpose of the Exchange Ratio is to determine the number of shares of Parent Common Stock that will be delivered in exchange for each outstanding share of AT&T Broadband Common Stock at the Effective Time, and to adjust for the value of certain employee options and stock appreciation rights to be assumed by Parent as of the Effective Time.

     "X" is defined according to the following formula:

     1,235,000,000 - (I + F)/C
X =  ----------------------
               O

The variables used in calculating X pursuant to the foregoing formula are defined as follows:

          "C" is the Comcast Stock Price.

          "O" is (i) the number of shares of AT&T Broadband Common Stock outstanding immediately prior to the AT&T Broadband Merger excluding any shares issued pursuant to the QUIPS Exchange and any shares held by any wholly owned AT&T Broadband Subsidiary plus (ii) the number of shares, if any, of AT&T Common Stock in respect of which rights pursuant to Section 910 of the NYBCL have purportedly been exercised and not withdrawn. For purposes of this definition and for the avoidance of doubt, any restricted shares of AT&T Broadband Common Stock that have been awarded prior to the date of this Agreement and not forfeited prior to the Closing Date shall be considered "outstanding", regardless of whether an election has been made with respect to such shares pursuant to Section 83(b) of the Code.

          "I" is the aggregate "in-the-money" amount for all unexercised AT&T Stock Options outstanding as of the date of this Agreement and held by Broadband Employees immediately prior to the Closing Date whose exercise price, as of the Closing Date, is less than the AT&T Closing Stock Value, calculated with respect to each such AT&T Stock Option as the product of:

             (A) the excess of the AT&T Closing Stock Value over the exercise price, as of the Closing Date, for such option, times

             (B) the number of shares of AT&T Common Stock subject to such option.

     For this purpose, a stock appreciation right with respect to AT&T Common Stock shall be treated as an AT&T Stock Option. In addition, for purposes of this definition, AT&T Stock Options granted after the date hereof shall be disregarded.

          "F" means the aggregate "in-the-money" amount for AT&T Stock Options held by Former Employees (as defined in the Employee Benefits Agreement) to the extent converted into options to purchase AT&T Broadband Common Stock, calculated as equal to the Aggregate Former Employee Broadband Option Amount.

     "EXPENSE AGREEMENT" means the Expense Agreement dated as of June 16, 1999 between AT&T and the Issuer Trust.

     "FCC" means the United States Federal Communications Commission.


     "FRACTIONAL SHARES PAYMENT DATE" means the Effective Time, if Standard & Poor's has then committed that the Parent Class A Common Stock (if the Preferred Structure Approval has been obtained) or the Parent Class C Common Stock (if the Preferred Structure Approval has not been obtained) will be included in the Index immediately after the Effective Time; provided that if as of the Effective Time, Standard & Poor's has not then committed that the Parent Class A Common Stock (if the Preferred Structure Approval has been obtained) or the Parent Class C Common Stock (if the Preferred Structure Approval has not been obtained) will be included in the Index immediately after the Effective Time, then the "Fractional Shares Payment Date" shall be the earlier of (i) the date on which either the Parent Class A Common Stock (if the Preferred Structure Approval has been obtained) or the Parent Class C Common Stock (if the Preferred Structure Approval has not been obtained) is included in the Index and (ii) the end of the Pricing Period.


     "FRANCHISE" means a written "franchise" (within the meaning of Section 602(8) of the Communications Act).

     "FRANCHISING AUTHORITY" means "franchising authority" (within the meaning of Section 602(9) of the Communications Act).

     "GUARANTEE AGREEMENT" means the Guarantee Agreement dated as of June 16, 1999 between AT&T, as Guarantor, and The Bank of New York, as Guarantor Trustee, relating to the Issuer Trust.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INDEBTEDNESS" has the meaning set forth in the Separation and Distribution Agreement.

     "INDENTURE" means the Indenture dated as of June 16, 1999, as amended or supplemented, between AT&T and The Bank of New York, as Trustee, relating to the Debentures.

     "INDEPENDENT PERSON" has the meaning set forth in the Parent Charter.


     "INDEX" means the Standard & Poor's 500 Index.


     "INTERIM FINANCE COMMITTEE" means the committee described in Section 9.15.

     "INTERNATIONAL PLAN" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries.

     "IRS" means the United States Internal Revenue Service.

     "ISSUER TRUST" means AT&T Finance Trust I, a Delaware business trust.

     "K/A PRICE DIFFERENTIAL" means the number equal to the excess, if any, of
(i) the quotient obtained by dividing (A) the Average Class A Special Price by
(B) the Average Class A Price over (ii) 1; provided that the K/A Price Differential shall in no event be less than 0 or more than .03.

     "K/C PRICE DIFFERENTIAL" means the number equal to the excess, if any, of
(i) the quotient obtained by dividing (A) the Average Class A Special Price by
(B) the Average Class C Price over (ii) 1; provided that the K/C Price Differential shall in no event be less than 0 or more than .03.

     "KNOWLEDGE" means, with respect to any fact, the conscious awareness of such fact by an "executive officer" (as defined under the 1933 Act) of the relevant Person or, in the case of AT&T, any Person who would be considered an "executive officer" (as so defined) of the AT&T Broadband Group.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MERGERS" means the AT&T Broadband Merger and the Comcast Merger.

     "MICROSOFT" means Microsoft Corporation, a Washington corporation.

     "MULTIEMPLOYER PLAN" means each Employee Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA).

     "NASDAQ" means The Nasdaq Stock Market.


     "NOTE CONSENT" means, with regard to any given series of securities issued under the Notes Indenture, the receipt of the irrevocable consent to the transactions contemplated by the Separation and Distribution Agreement of the holders of at least a majority in aggregate principal amount of such series.

     "NOTES INDENTURE" means the Indenture dated as of September 7, 1990, as amended or supplemented, between American Telephone & Telegraph Company and The Bank of New York, as trustee.

     "NYSE" means the New York Stock Exchange.

     "NYSE TRADING DAY" means any day on which securities of AT&T are traded on the NYSE.

     "NYSE TRADING VALUE" means, with respect to any equity security on any given NYSE Trading Day, the volume weighted average trading price (rounded to the nearest 1/10,000) of such security on the NYSE, as reported by Bloomberg Financial Markets (or such other source as AT&T and Comcast shall agree in writing) for that NYSE Trading Day.

     "NYBCL" means the New York Business Corporation Law.

     "PARENT CLASS A COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of Parent.

     "PARENT CLASS A SPECIAL COMMON STOCK" means the Class A Special Common Stock, par value $0.01 per share, of Parent.

     "PARENT CLASS B COMMON STOCK" means the Class B Common Stock, par value $0.01 per share, of Parent.

     "PARENT CLASS C COMMON STOCK" means the Class C Common Stock, par value $0.01 per share, of Parent.

     "PARENT COMMON STOCK" means the Parent Class A Common Stock, the Parent Class A Special Common Stock, the Parent Class B Common Stock and the Parent Class C Common Stock.


     "PARENT INDEXED STOCK" means the class of Parent Common Stock that is included in the Index on the first Trading Day after the Effective Time; provided that (A) if the Preferred Structure Approval has been obtained and the Parent Class A Common Stock and the Parent Class A Special Common Stock are both included in the Index on the first Trading Day after the Effective Time, "Parent Indexed Stock" shall mean the Parent Class A Common Stock or (B) if the Preferred Structure Approval has not been obtained and the Parent Class C Common Stock and the Parent Class A Special Common Stock are both included in the Index on the first Trading Day after the Effective Time, "Parent Indexed Stock" shall mean the Parent Class C Common Stock.


     "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, assets or results of operations of the AT&T Broadband Group and the Comcast Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which the AT&T Broadband Group and the Comcast Group operate,
(ii) changes in general economic, regulatory or political conditions or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


     "PREFERRED STRUCTURE APPROVAL" means the approval, by a majority of the votes cast, of the holders of the Comcast Class A Common Stock (voting as a single class at a meeting at which a quorum is present) and the holders of the Comcast Class A Common Stock and Comcast Class B Common Stock (voting together as a single class at a meeting at which a quorum is present) of the Articles Amendment.

     "PRELIMINARY EXCHANGE RATIO" is defined as follows:

     1,235,000,000 - I/C
X =  -------------------
              O

where "I", "C" and "O" have the same meanings as in the definition of Exchange Ratio.

     "PRICING PERIOD" means the 20 consecutive Trading Days commencing on the first full Trading Day after the later to occur of (i) the fifth Trading Day after the first date on which Standard & Poors' reweights the Index in respect of the transactions contemplated hereby and (ii) the 30th calendar day after the Closing Date; provided that in no event shall the Pricing Period commence later than the first full Trading Day occurring after the 45th calendar day after the Closing Date.

     "PRIMARY COMMERCIAL AGREEMENTS" has the meaning set forth in the Separation and Distribution Agreement.

     "PRIMARY TRANSACTION AGREEMENTS" has the meaning set forth in the Separation and Distribution Agreement.

     "PRISMS CONTRACTS" means each of the PrISM Variable Prepaid Forward Securities Contracts dated as of December 1, 2000 among AT&T, TCI Lenfest, Inc. and Morgan Guaranty Trust Company of New York, relating to shares of Comcast Class A Special Common Stock.

     "QUIPS" means the 5% Convertible Quarterly Income Preferred Securities issued pursuant to the Trust Agreement.

     "QUIPS EXCHANGE" means the issuance of shares of AT&T Broadband Common Stock in exchange for the QUIPS pursuant to the Exchange Agreement.

     "RECORD DATE" has the meaning set forth in the Separation and Distribution Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of June 16, 1999 between AT&T and Microsoft.

     "SAILS CONTRACTS" means the SAILS Mandatorily Exchangeable Securities Contracts dated as of October 27, 2000, November 6, 2000 and November 10, 2000 among AT&T, TCI Lenfest, Inc., Credit Suisse First Boston International and Credit Suisse First Boston Corporation, relating to shares of Comcast Class A Special Common Stock.

     "SEC" means the United States Securities and Exchange Commission.

     "SENIOR NOTES" means any of the securities issued pursuant to the Indenture dated as of November 21, 2001 between AT&T and The Bank of New York, as Trustee.

     "SEPARATION" has the meaning set forth in the Separation and Distribution Agreement.


     "SEPARATION AND DISTRIBUTION AGREEMENT" means the Separation and Distribution Agreement dated as of the date hereof by and between AT&T and AT&T Broadband, in the form attached as Exhibit C, as amended from time to time.


     "SIGNIFICANT EXCEPTED TRANSACTION" means any Excepted Transaction providing for the sale or disposition of at least 50% of the AT&T Communications Group.

     "SPECIFIED AT&T SEC DOCUMENTS" means each of (i) AT&T's annual report on Form 10-K for its fiscal year ended December 31, 2000, (ii) AT&T's quarterly reports on Form 10-Q filed since December 31, 2000, (iii) AT&T's periodic reports on Form 8-K filed since December 31, 2000, (iv) AT&T's proxy statement relating to its 2001 annual meeting of shareholders and (v) AT&T's preliminary proxy statement filed on July 3, 2001 regarding, among other things, the creation of a tracking stock reflecting the AT&T Broadband Group.

     "SPECIFIED COMCAST SEC DOCUMENTS" means each of (i) Comcast's annual report on Form 10-K for its fiscal year ended December 31, 2000, (ii) Comcast's quarterly reports on Form 10-Q filed since December 31, 2000, (iii) Comcast's periodic reports on Form 8-K filed since December 31, 2000 and (iv) Comcast's proxy statement relating to its 2001 annual meeting of shareholders.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time, directly or indirectly, owned by such Person.

     "SUBSIDIARY TRUSTS" means (i) TCI Communications Financing I, (ii) TCI Communications Financing II, (iii) TCI Communications Financing IV, (iv) MediaOne Finance Trust I, (v) MediaOne Finance Trust II, (vi) MediaOne Finance Trust III, (vii) MediaOne Financing A and (viii) MediaOne Financing B, each a Delaware business trust.


     "SUPPORT AGREEMENT" means the Support Agreement dated as of the date hereof by and between Comcast Shareholder, Mr. Brian L. Roberts, Comcast and Parent, in the form attached as Exhibit A, as amended from time to time.


     "SURVIVING CORPORATIONS" means the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation.

     "SYSTEM" means a "cable television system" (within the meaning of Section 602(7) of the Communications Act).

     "T-HOLDINGS" means AT&T Broadband T-Holdings, Inc. (f/k/a TCI Telephony Holdings, Inc), a Delaware corporation.

     "TAX SHARING AGREEMENT" has the meaning set forth in the Separation and Distribution Agreement.

     "TOPRS" means (i) the 8.72% Trust Originated Preferred Securities of TCI Communications Financing I; (ii) the 10% Trust Preferred Securities of TCI Communications Financing II; (iii) the 9.72% Trust Preferred Securities of TCI Communications Financing IV; (iv) the 9.50% Trust Originated Preferred Securities of MediaOne Finance Trust II; (v) the 9.04% Trust Originated Preferred Securities of MediaOne Finance Trust III; (vi) the 7.96% Trust Originated Preferred Securities of MediaOne Financing A; and (vii) the 8.25% Trust Originated Preferred Securities of MediaOne Financing B.

     "TRADING DAY" means any day on which securities of Comcast or Parent are traded on Nasdaq.

     "TRADING VALUE" means, with respect to any equity security on any given Trading Day, the volume weighted trading price (rounded to the nearest 1/10,000) of such security on Nasdaq, as reported by Bloomberg Financial Markets (or such other source as AT&T and Comcast shall agree in writing) for that Trading Day.

     "TRANSACTION AGREEMENTS" means this Agreement, the Support Agreement and each of the Ancillary Agreements.

     "TRUST AGREEMENT" means the Trust Agreement dated as of June 16, 1999 among AT&T, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein, relating to the Issuer Trust.

     "TRUST COMMON SECURITIES" means the common securities of the Issuer Trust issued pursuant to the Trust Agreement.

     "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

     "TWE OPTION" means the option of MediaOne of Colorado, Inc. to purchase up to an additional 8.5% participating percentage share in TWE pursuant to the TWE Option Agreement.

     "TWE OPTION AGREEMENT" means the Option Agreement, dated as of September 15, 1993, by and between TWE and US West, Inc.

     "TWE PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership dated as of October 29, 1991, as amended.

     "TWE SUBSIDIARY" means a Subsidiary of TWE.

     "WIRELESS GROUP COMMON STOCK" means the Wireless Group Common Stock, par value $1.00 per share, of AT&T.

     (b) Each of the following additional terms is defined in the Section set forth opposite such term:


TERM                                                          SECTION
----                                                          --------
351 Transactions............................................  9.06(a)
Agreement...................................................  Preamble
AT&T........................................................  Preamble
AT&T Broadband..............................................  Preamble
AT&T Broadband Merger.......................................  3.01(a)
AT&T Broadband Merger Sub...................................  Preamble
AT&T Broadband Rule 145 Affiliate...........................  9.07(a)
AT&T Broadband Surviving Corporation........................  3.01(a)
AT&T Broadband Surviving Corporation Common Stock...........  4.01(a)
AT&T Converted SARs.........................................  4.02(g)
AT&T Converted Stock Options................................  4.02(g)
AT&T Converted Equity Awards................................  4.02(g)
AT&T Equity Awards..........................................  4.02(g)
AT&T Franchise Consents.....................................  6.03
AT&T Intellectual Property..................................  6.20
AT&T License Consents.......................................  6.03
AT&T Marks..................................................  9.20(a)
AT&T PUC Consents...........................................  6.03
AT&T SARs...................................................  4.02(g)
AT&T SEC Documents..........................................  6.07(a)
AT&T Securities.............................................  6.05(b)
AT&T Shareholders' Approval.................................  6.22
AT&T Shareholders' Meeting..................................  5.09
AT&T Stock Options..........................................  4.02(g)
AT&T Subsidiary Preferred Stock.............................  6.05(a)
AT&T Superior Proposal......................................  8.03(b)
AT&T Termination Fee........................................  11.03(d)
Certificates................................................  4.02(b)
Code........................................................  Recitals
Comcast.....................................................  Preamble
Comcast Converted Equity Awards.............................  4.02(h)
Comcast Converted Restricted Stock Awards...................  4.02(h)
Comcast Converted Stock Options.............................  4.02(h)
Comcast Equity Awards.......................................  4.02(h)
Comcast Franchise Consents..................................  5.03
Comcast Intellectual Property...............................  5.20
Comcast License Consents....................................  5.03

TERM                                                          SECTION
----                                                          --------
Comcast Merger..............................................  3.02(a)
Comcast Merger Sub..........................................  Preamble
Comcast PUC Consents........................................  5.03
Comcast Restricted Stock Awards.............................  4.02(h)
Comcast Rule 145 Affiliate..................................  9.07(b)
Comcast SEC Documents.......................................  5.07(a)
Comcast Securities..........................................  5.05(b)
Comcast Shareholder.........................................  Preamble
Comcast Shareholders' Approval..............................  5.22
Comcast Shareholders' Meeting...............................  5.09
Comcast Stock Options.......................................  4.02(h)
Comcast Surviving Corporation...............................  3.03
Comcast Surviving Corporation Class A Common Stock..........  4.01(b)
Comcast Surviving Corporation Class A Special Common
  Stock.....................................................  4.01(b)
Comcast Surviving Corporation Class B Common Stock..........  4.01(b)
Comcast Surviving Corporation Common Stock..................  4.01(b)
Comcast Termination Fee.....................................  11.03(b)
Common Stock Trust..........................................  4.02(e)
DE Certificate of Merger....................................  3.01(b)
Effective Time..............................................  3.01(b)
End Date....................................................  11.01(b)
Excess Shares...............................................  4.02(e)
Exchange Agent..............................................  4.02(a)
Exchange Fund...............................................  4.02(a)
Financing...................................................  9.15
Franchise Consents..........................................  6.03(a)
GAAP........................................................  5.08
Governmental Authority......................................  5.03
Indemnified Losses..........................................  7.04(a)
Indemnified Person..........................................  7.04(a)
Joint Proxy Statement.......................................  5.09
Letter of Credit............................................  9.16(d)
License Consents............................................  6.03
Mandatory Residual Conditions...............................  8.02(a)
Neutrality Agreement........................................  8.05
Original Award..............................................  4.02(g)
PA Articles of Merger.......................................  3.02(b)
Parent......................................................  Preamble
Parent Charter..............................................  2.01
PUC Consents................................................  6.03
Qualified Holders...........................................  4.03(c)
QUIPS Failure Date..........................................  9.18(a)
QUIPS Fair Market Value.....................................  9.18(f)
QUIPS Transfer..............................................  9.18(j)

TERM                                                          SECTION
----                                                          --------
Purchase Rights.............................................  9.01(a)
Registration Statement......................................  5.09
S-8.........................................................  4.02(g)
Series E Preferred Stock....................................  6.05(a)
Successor Plan..............................................  9.13(b)
Support Agreement...........................................  Recitals
Tax Returns.................................................  5.16
Taxes.......................................................  5.16
TCI Pacific Preferred Stock.................................  6.05(a)
Transferred Broadband Employees.............................  9.13(a)
Transferred Comcast Employees...............................  9.13(a)
TWE Contracts...............................................  6.25
Uncertificated Shares.......................................  4.02(b)
Warrants....................................................  6.05(a)
Wireless Preferred Stock....................................  6.05(a)


     (c) Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

          (i) a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

          (ii) words importing any gender shall include other genders;

          (iii) words importing the singular only shall include the plural and vice versa;

          (iv) the words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation";

          (v) the words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, clause and Exhibit references are to the Articles, clauses and Exhibits to this Agreement unless otherwise specified;

          (vi) references to any party hereto or any other agreement or document shall include such party's successors and permitted assigns; and

          (vii) the parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

     (d) Headings. In this Agreement the headings to Sections are inserted for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE 2

                             PARENT AND MERGER SUBS


     SECTION 2.01. Organization of Parent. Comcast and AT&T have caused Parent to be organized under the laws of the Commonwealth of Pennsylvania. At the Effective Time, each of Comcast and AT&T shall return its share of Parent common stock to Parent for cancellation without the payment of any consideration therefor. The authorized capital stock of Parent consists of 100 shares of Common

Stock, par value $0.01 per share, of which one share has been issued to Comcast and one share has been issued to AT&T. Comcast and AT&T shall take, and shall cause Parent to take, all requisite action to cause (i) if the Preferred Structure Approval is obtained, the articles of incorporation of Parent (the "PARENT CHARTER") to be in the form of Exhibit D-1 at the Effective Time, (ii) if the Preferred Structure Approval is not obtained, the Parent Charter to be on the terms set forth in Exhibit D-2 at the Effective Time and (iii) whether or not the Preferred Structure Approval is obtained, the bylaws of Parent to be in the form of Exhibit D-3 at the Effective Time.


     SECTION 2.02. Directors and Officers of Parent. Prior to the Effective Time, the directors and officers of Parent shall consist of equal numbers of representatives of Comcast and AT&T as designated and elected by Comcast and AT&T. Comcast and AT&T shall take all requisite action to cause the directors and officers of Parent as of the Effective Time to be as provided in Section 9.08.

     SECTION 2.03. Organization of Merger Subs. Parent has caused AT&T Broadband Merger Sub and Comcast Merger Sub to be organized for the sole purpose of effectuating the Mergers. The authorized capital stock of AT&T Broadband Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, all of which shares have been issued to Parent at a price of $1.00 per share. The authorized capital stock of Comcast Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, all of which shares have been issued to Parent at a price of $1.00 per share.

     SECTION 2.04. Actions of Comcast and AT&T. Comcast and AT&T, as the holders of all the outstanding shares of Parent capital stock, have approved and adopted this Agreement and the transactions contemplated hereby and have caused Parent, as the sole stockholder of each of the Merger Subs, to approve and adopt this Agreement and the transactions contemplated hereby. Each of Comcast and AT&T shall cause Parent to perform its obligations under this Agreement, and Parent shall cause the Merger Subs to perform their respective obligations under this Agreement.

     SECTION 2.05. Rights Plan. Parent shall adopt a shareholder rights plan, effective as of the Effective Time, on the terms and conditions set forth in the Comcast Disclosure Schedule.

                                   ARTICLE 3

                                  THE MERGERS

     SECTION 3.01. The AT&T Broadband Merger. (a) At the Effective Time, AT&T Broadband Merger Sub shall be merged with and into AT&T Broadband (the "AT&T BROADBAND MERGER") in accordance with the DGCL and upon the terms set forth in this Agreement, whereupon the separate existence of AT&T Broadband Merger Sub shall cease and AT&T Broadband shall be the surviving corporation (the "AT&T BROADBAND SURVIVING CORPORATION").

     (b) As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, a certificate of merger shall be duly prepared, executed and acknowledged by AT&T Broadband Merger Sub and AT&T Broadband and thereafter delivered to and filed with the Secretary of State of the State of Delaware pursuant to the DGCL (the "DE CERTIFICATE OF MERGER"). The AT&T Broadband Merger shall become effective at the Effective Time. As used herein, the term "Effective Time" means such time as is mutually agreeable to Comcast and AT&T on the date of filing of the DE Certificate of Merger, or on such other date or time as may be agreed by Comcast and AT&T. The Separation shall occur on the Closing Date prior to the Distribution which shall occur at the close of business in New York, New York on the Closing Date. With the consent of Comcast, which consent shall not be unreasonably withheld, AT&T may effect the Separation and/or the Distribution on different dates or different times than provided for in the preceding sentence.

     (c) From and after the Effective Time, the AT&T Broadband Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of AT&T Broadband Merger Sub and AT&T Broadband, all as provided under the DGCL.

     SECTION 3.02. The Comcast Merger. (a) At the Effective Time, Comcast Merger Sub shall be merged with and into Comcast (the "COMCAST MERGER") in accordance with the PBCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Comcast Merger Sub shall cease and Comcast shall be the surviving corporation (the "COMCAST SURVIVING CORPORATION").

     (b) As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, an articles of merger shall be duly prepared, executed and acknowledged by Comcast Merger Sub and Comcast and thereafter delivered to and filed with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL (the "PA ARTICLES OF MERGER"). The Comcast Merger shall become effective at the Effective Time.

     (c) From and after the Effective Time, the Comcast Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of Comcast Merger Sub and Comcast, all as provided under the PBCL.


     SECTION 3.03. Certificate and Articles of Incorporation; Bylaws. The certificate of incorporation of AT&T Broadband in effect at the Effective Time shall be the certificate of incorporation of the AT&T Broadband Surviving Corporation and the bylaws of AT&T Broadband Merger Sub in effect at the Effective Time shall be the bylaws of the AT&T Broadband Surviving Corporation, in each case, until amended in accordance with applicable law. Immediately prior to the Effective Time, if the Preferred Structure Approval shall have been obtained, Comcast shall file the Articles Amendment with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL. The articles of incorporation of Comcast in effect at the Effective Time shall be the articles of incorporation of the Comcast Surviving Corporation and the bylaws of Comcast Merger Sub in effect at the Effective Time shall be the bylaws of the Comcast Surviving Corporation, in each case, until amended in accordance with applicable law.


     SECTION 3.04. Directors and Officers of the Surviving Corporations. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of AT&T Broadband Merger Sub at the Effective Time shall be the directors of the AT&T Broadband Surviving Corporation, (b) the officers of AT&T Broadband at the Effective Time shall be the officers of the AT&T Broadband Surviving Corporation, (c) the directors of Comcast Merger Sub at the Effective Time shall be the directors of the Comcast Surviving Corporation and (d) the officers of Comcast at the Effective Time shall be the officers of the Comcast Surviving Corporation.

     SECTION 3.05. Alternative Structure. From the date hereof until the Effective Time, each of AT&T and Comcast agrees that, at the request of the other party, it will consider in good faith amending the terms of this Agreement to the extent necessary to provide for a structure or a sequencing of the Mergers that is more tax efficient or otherwise more advantageous than the structure and sequencing provided by Articles 2 and 3 and is not adverse to the other party.

                                   ARTICLE 4

                            CONVERSION OF SECURITIES


     SECTION 4.01. Conversion of Securities. (a) If the Preferred Structure Approval shall have been obtained, at the Effective Time, by virtue of the AT&T Broadband Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:


          (i) Each issued and outstanding share of capital stock of AT&T Broadband Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the AT&T Broadband Surviving Corporation ("AT&T BROADBAND SURVIVING CORPORATION COMMON STOCK").

          (ii) Each share of AT&T Broadband Common Stock held in the treasury of AT&T Broadband immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.


          (iii) Subject to Sections 4.02(e), 4.03(a) and 4.06, each issued and outstanding share of AT&T Broadband Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of AT&T Broadband Common Stock canceled pursuant to Section 4.01(a)(ii)) shall be converted into the right to receive (A) the Exchange Ratio of a fully paid and nonassessable share of Parent Class A Common Stock and (B) the number of fully paid and nonassessable shares (if any) of Parent Class A Common Stock payable pursuant to Section 4.04(a) in respect of each share of AT&T Broadband Common Stock issued and outstanding immediately prior to the Effective Time. As of the Effective Time, all such shares of AT&T Broadband Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each owner of any such shares of AT&T Broadband Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor, without interest.



     (b) If the Preferred Structure Approval shall have been obtained, at the Effective Time, by virtue of the Comcast Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:



          (i) Each issued and outstanding share of capital stock of Comcast Merger Sub shall be converted into and become (A) a number of fully paid and nonassessable shares of Class A Common Stock, par value $1.00 per share, of the Comcast Surviving Corporation ("COMCAST SURVIVING CORPORATION CLASS A COMMON STOCK") such that all of such shares of Comcast Surviving Corporation Class A Common Stock, together with the shares of Comcast Surviving Corporation Class A Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to
     Section 4.01(e), equal 200 million shares of Comcast Surviving Corporation Class A Common Stock, (B) a number of fully paid and nonassessable shares of Class B Common Stock, par value $1.00 per share, of the Comcast Surviving Corporation ("COMCAST SURVIVING CORPORATION CLASS B COMMON STOCK") such that all of such shares of Comcast Surviving Corporation Class B Common Stock, together with the shares of Comcast Surviving Corporation Class B Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), if any, equal 50 million shares of Comcast Surviving Corporation Class B Common Stock and (C) a number of fully paid and nonassessable shares of Class A Special Common Stock, par value $1.00 per share, of the Comcast Surviving Corporation ("COMCAST SURVIVING CORPORATION CLASS A SPECIAL COMMON STOCK" and together with the Comcast Surviving Corporation Class B Common stock and the Comcast Surviving Corporation Class A Common Stock, "COMCAST SURVIVING CORPORATION COMMON STOCK") such that all of such shares of Comcast Surviving Corporation Class A Special Common Stock, together with the shares of Comcast Surviving Corporation Class A Special Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), if any, equal 2.5 billion shares of Comcast Surviving Corporation Class A Special Common Stock.


          (ii) Each share of Comcast Common Stock held in the treasury of Comcast immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.01(e) and 4.02(e), each issued and outstanding share of Comcast Class A Common Stock, Comcast Class B Common Stock and Comcast Class A Special Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any of such shares of Comcast Common Stock canceled pursuant to Section 4.01(b)(ii)) shall be converted into the right to receive one fully paid and nonassessable share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, respectively. As of the Effective Time, all such shares of Comcast Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Comcast Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 4.02, without interest.


     (c) If the Preferred Structure Approval shall not have been obtained, at the Effective Time, by virtue of the AT&T Broadband Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:


          (i) Each issued and outstanding share of capital stock of AT&T Broadband Merger Sub shall be converted into and become one fully paid and nonassessable share of AT&T Broadband Surviving Corporation Common Stock.

          (ii) Each share of AT&T Broadband Common Stock held in the treasury of AT&T Broadband immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.


          (iii) Subject to Sections 4.02(e), 4.03(b) and 4.06, each issued and outstanding share of AT&T Broadband Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of AT&T Broadband Common Stock canceled pursuant to Section 4.01(c)(ii)) shall be converted into the right to receive (A) the Exchange Ratio of a fully paid and nonassessable share of Parent Class C Common Stock and (B) the number of fully paid and nonassessable shares (if any) of Parent Class C Common Stock payable pursuant to Section 4.04(b) in respect of each share of AT&T Broadband Common Stock issued and outstanding immediately prior to the Effective Time.



     (d) If the Preferred Structure Approval shall not have been obtained, at the Effective Time, by virtue of the Comcast Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:



          (i) Each issued and outstanding share of capital stock of Comcast Merger Sub shall be converted into and become (A) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class A Common Stock such that all of such shares of Comcast Surviving Corporation Class A Common Stock, together with the shares of Comcast Surviving Corporation Class A Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), equal 200 million shares of Comcast Surviving Corporation Class A Common Stock,
     (B) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class B Common Stock such that all of such shares of Comcast Surviving Corporation Class B Common Stock, together with the shares of Comcast Surviving Corporation Class B Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), if any, equal 50 million shares of Comcast Surviving Corporation Class B Common Stock and (C) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class A Special Common Stock such that all of such shares of Comcast Surviving Corporation Class A Special Common Stock, together with the shares of Comcast Surviving Corporation Class A Special Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to
     Section 4.01(e), if any, equal 2.5 billion shares of Comcast Surviving Corporation Class A Special Common Stock.

          (ii) Each share of Comcast Common Stock held in the treasury of Comcast immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.01(e) and 4.02(e), each issued and outstanding share of Comcast Class A Common Stock, Comcast Class B Common Stock and Comcast Class A Special Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any of such shares of Comcast Common Stock canceled pursuant to Section 4.01(d)(ii)) shall be converted into the right to receive one fully paid and nonassessable share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, respectively. As of the Effective Time, all such shares of Comcast Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Comcast Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 4.02, without interest.


     (e) In lieu of receiving the consideration payable pursuant to Section 4.01(b) or 4.01(d) upon conversion of its shares of Comcast Common Stock in the Comcast Merger, Comcast Shareholder (or any successor by merger to Comcast Shareholder) may elect to merge with Parent or a wholly owned Subsidiary of Parent (and, in the event of a merger with a wholly owned Subsidiary of Parent, Comcast Shareholder will be the surviving corporation in such merger) immediately prior to the Effective Time in a transaction in which the members of Comcast Shareholder (or such successor), in exchange for all of their outstanding membership or other equity interests in Comcast Shareholder (or such successor), would receive in the aggregate the same consideration that Comcast Shareholder (or such successor) would have received pursuant to Section 4.01(b) or 4.01(d), as the case may be, upon conversion of its shares of Comcast Common Stock in the Comcast Merger. If Comcast Shareholder (or such successor) elects to effect the foregoing merger, then at the time of such merger (i) Comcast Shareholder (or such successor) shall have no assets other than shares of Comcast Common Stock and no liabilities other than possible de minimis liabilities, (ii) each issued and outstanding share of Comcast Common Stock owned by Comcast Shareholder (or such successor) shall be converted into and become (A) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class A Common Stock such that all of such shares of Comcast Surviving Corporation Class A Common Stock, together with the shares of Comcast Surviving Corporation Class A Common Stock issuable upon conversion of the shares of Comcast Merger Sub capital stock pursuant to Section 4.01(b)(i) or 4.01(d)(i), as the case may be, equal 200 million shares of Comcast Surviving Corporation Class A Common Stock, (B) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class B Common Stock such that all of such shares of Comcast Surviving Corporation Class B Common Stock, together with the shares of Comcast Surviving Corporation Class B Common Stock issuable upon conversion of the shares of Comcast Merger Sub capital stock pursuant to Section 4.01(b)(i) or 4.01(d)(i), as the case may be, equal 50 million shares of Comcast Surviving Corporation Class B Common Stock and (C) a number of fully paid and nonassessable shares of Comcast Surviving Corporation Class A Special Common Stock such that all of such shares of Comcast Surviving Corporation Class A Special Common Stock, together with the shares of Comcast Surviving Corporation Class A Special Common Stock issuable upon conversion of the shares of Comcast Merger Sub capital stock pursuant to Section 4.01(b)(i) or 4.01(d)(i), as the case may be, equal 2.5 billion shares of Comcast Surviving Corporation Class A Special Common Stock, and (iii) Comcast Shareholder shall provide an indemnity that is reasonably satisfactory to AT&T and Comcast pursuant to which one or more members of Comcast Shareholder (which shall include at a minimum any member or members (on a joint and several basis) who acquire the shares of Parent Class B Common Stock pursuant to the merger contemplated by this Section 4.01(e)) agrees to indemnify Parent in respect of any liabilities (including tax liabilities) of Comcast Shareholder or arising in connection with the transactions under this Section 4.01(e).

     (f) If, between the date of this Agreement and the Effective Time, the outstanding shares of Comcast Common Stock, AT&T Common Stock or AT&T Broadband Common Stock shall have been changed into a different number of shares, by reason of any stock dividend (other than to create the number of shares of AT&T Broadband Common Stock necessary to effect the Distribution and, if the QUIPS Exchange occurs, the QUIPS Exchange or otherwise as a result of the Separation and Distribution), subdivision, split or combination of shares, the consideration payable pursuant to Section 4.01 will, if appropriate, be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.


     (g) For purposes of Sections 4.01(a)-(d) but not for purposes of any other section of this Agreement (including, without limitation, Sections 5.05 and 6.05), (i) any share of Comcast Common Stock held by any Comcast Subsidiary will not be treated as a share of Comcast Common Stock held in the treasury of Comcast and (ii) any share of AT&T Broadband Common Stock held by any AT&T Broadband Subsidiary will not be treated as a share of AT&T Broadband Common Stock held in treasury of AT&T Broadband.



     SECTION 4.02. Exchange of Certificates. (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with a bank or trust company jointly designated by AT&T and Comcast (the "EXCHANGE AGENT"), for the benefit of the holders of shares of AT&T Broadband Common Stock and Comcast Common Stock, for exchange in accordance with this Article 4, through the Exchange Agent, the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or other distributions to the extent provided in Section 4.02(c), the "EXCHANGE FUND") issuable pursuant to Section 4.01 in exchange for outstanding shares of AT&T Broadband Common Stock and Comcast Common Stock; provided that Parent shall not be required to deliver to the Exchange Agent the portion, if any, of the Exchange Fund that is payable pursuant to Sections 4.03 and 4.04 unless and until the amounts payable thereunder are determined.



     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of AT&T Broadband Common Stock or Comcast Common Stock (the "CERTIFICATES"), other than shares to be canceled or retired or converted into AT&T Broadband Surviving Corporation Common stock or Comcast Surviving Corporation Common Stock in each case in accordance with Section 4.01,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon (i) surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, or (ii) receipt of an "agents message" (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares ("UNCERTIFICATED SHARES"), and (in either case) receipt of such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Uncertificated Shares, as the case may be, shall be entitled to receive in exchange therefor (A) such shares of Parent Common Stock (which at Parent's option, shall be in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law) representing in the aggregate that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this
Article 4, (B) cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and (C) any dividends or distributions to the extent provided in Section 4.02(c), and any Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of AT&T Broadband Common Stock or Comcast Common Stock that is not registered in the transfer records of AT&T Broadband or Comcast, as the case may be, the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c) may be issued and delivered to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and any dividends and distributions to the extent provided in Section 4.02(c). No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock. Any amounts payable or deliverable pursuant to this Agreement shall be subject to and made net of applicable withholding taxes to the extent such taxes are imposed under applicable law as determined by Parent in its reasonable discretion. To the extent that amounts are so withheld, those amounts shall be treated for all purposes as having been paid to the holders of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, in respect of which the deduction and withholding was made. It is understood that the number of whole shares of Parent Common Stock to be issued under the provisions of this Article 4, other than Sections 4.03 and 4.04, will be issued and delivered to the holders entitled thereto in advance of the issuance and delivery of shares of Parent Common Stock to be issued under Sections 4.03 and 4.04, if any, and that the shares of Parent Common Stock to be issued under Sections 4.03 and 4.04, if any, will be issued and delivered to the holders entitled thereto promptly after the number of shares payable thereunder, if any, is determined.



     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.02(e) until the surrender of such Certificate in accordance with this Article 4. Subject to the effect of applicable law and to the other provisions hereof, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 4.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.



     (d) No Further Ownership Rights in AT&T Broadband Common Stock or Comcast Common Stock. All shares of Parent Common Stock issued (and any cash paid pursuant to Section 4.02(c) or 4.02(e)) upon conversion of shares of AT&T Broadband Common Stock or Comcast Common Stock in accordance with the terms of this Article 4 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the relevant shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation, of the shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 4, except as otherwise provided by applicable law. Shares of Parent Common Stock shall not be issued to any Person who is a Rule 145 Affiliate until Parent has received written undertakings from such Person in the form attached as Exhibit B.



     (e) No Fractional Shares. (i) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates or upon conversion of shares, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

     (ii) As promptly as practicable following the Fractional Shares Payment Date, the Exchange Agent shall determine the excess of (A) the aggregate number of shares of Parent Common Stock that would be distributed to holders of the Certificates and Uncertificated Shares pursuant to Section 4.02(b) if no effect were given to Section 4.02(e)(i) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates or Uncertificated Shares pursuant to Section 4.02(b) taking into account the effect of Section 4.02(e)(i) (such excess, the "EXCESS SHARES"). As soon as practicable after the Fractional Shares Payment Date, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then-prevailing prices on Nasdaq, all in the manner provided in Section 4.02(e)(iii).



     (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on Nasdaq, and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Certificates and Uncertificated Shares shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates and Uncertificated Shares, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates and Uncertificated Shares (the "COMMON STOCK TRUST"). The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Certificate or Uncertificated Share shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the portion of the Common Stock Trust attributable to the relevant class of Parent Common Stock by a fraction, the numerator of which is the amount of the fractional share interest in such class of Parent Common Stock to which such holder of a Certificate or Uncertificated Share is entitled and the denominator of which is the aggregate amount of fractional share interests in such class to which all holders of the Certificates and Uncertificated Shares are entitled.



     (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates and Uncertificated Shares in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates and Uncertificated Shares that have surrendered their Certificates in accordance with this Article 4.



     (f) Termination of Exchange Fund and Common Stock Trust. Any portion of the Exchange Fund and Common Stock Trust that remains undistributed for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates and Uncertificated Shares who have not theretofore complied with this Article 4 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or other distributions with respect to Parent Common Stock.



     (g) AT&T Stock Options and Other AT&T Equity-Based Awards. (i) At the Effective Time, all options to purchase, and stock appreciation rights with respect to, shares of AT&T Broadband Common Stock ("AT&T STOCK OPTIONS" and "AT&T SARS", respectively) that are outstanding and unexercised as of the Effective Time shall cease to represent rights with respect to shares of AT&T Broadband Common Stock and shall be converted automatically into options to purchase, or stock appreciation rights with respect to, shares of Parent Indexed Stock ("AT&T CONVERTED STOCK OPTIONS" and "AT&T CONVERTED SARS", respectively) and Parent shall assume each such AT&T Converted Stock Option and AT&T Converted SAR, on the same terms and conditions as applied to such AT&T Stock Option or AT&T SAR immediately before the Effective Time (including without limitation any vesting as a result of the consummation of the transactions contemplated hereby); provided, however, that, from and after the Effective Time, (A) the number of shares of Parent Indexed Stock subject to such AT&T Converted Stock Option or AT&T Converted SAR, as applicable, shall be equal to the number of shares, rounded to the nearest whole share, of Parent Indexed Stock whose fair market value, immediately after the Effective Time, is equal to (a) minus (b), where "(a)" is the aggregate fair market value, determined immediately prior to the Distribution using the AT&T Closing Stock Value, of the AT&T Common Stock subject to the original option or stock appreciation right (the "ORIGINAL AWARD") with respect to which such AT&T

Stock Option or AT&T SAR was issued pursuant to the Employee Benefits Agreement; and "(b)," in the case of a Broadband Employee, is zero, and in the case of a Former Employee is the aggregate fair market value, determined immediately after the Distribution using the AT&T Opening Stock Value (as such term is defined in the Employee Benefits Agreement), of the AT&T Common Stock subject to the "adjusted AT&T Option" into which the Original Award was partially converted pursuant to Section 5.3(b) of the Employee Benefits Agreement; and (B) the per share exercise price under such AT&T Converted Stock Option or AT&T Converted SAR, as applicable, as of the Effective Time, shall be adjusted by dividing the aggregate exercise price of the Original Award relating to such AT&T Stock Option or AT&T SAR, as applicable (less, in the case of a Former Employee, the aggregate exercise price of the relevant "adjusted AT&T Option" referred to in
(A) above), by the number of shares of Parent Indexed Stock to which such AT&T Converted Stock Option or AT&T Converted SAR is subject, rounded to the nearest one-hundredth of a cent. Notwithstanding the foregoing, the number of shares and the per share exercise price of each AT&T Converted Stock Option that is, as of the Effective Time, after giving effect to any vesting as a result of the transactions contemplated hereby, an "incentive stock option" (as defined in Section 422 of the Code) and each related AT&T Converted SAR, if any, shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares, and, where necessary, the per share exercise price shall be rounded up to the nearest cent. For purposes of this Section 4.02, the fair market value of a share of Parent Indexed Stock shall be determined using the opening per-share price of Parent Indexed Stock as listed on Nasdaq as of the opening of trading on the first Trading Day following the Effective Time; provided, however, that if the Effective Time occurs at a time when Nasdaq is open for trading, fair market value shall be determined using the price at which Parent Indexed Stock trades as of the moment immediately after the Effective Time; provided, further, that if the Effective Time occurs prior to the opening of trading on Nasdaq, the fair market value shall be determined using the price at which the Parent Indexed Stock first trades after the opening of trading on this day.



     (ii) At the Effective Time, all shares of AT&T Broadband restricted stock outstanding as of the Effective Time shall be converted automatically into the right to receive Parent Common Stock on the terms and conditions set forth in the applicable sections of this Article 4 and all other equity based awards based upon shares of AT&T Broadband Common Stock (collectively, the "AT&T EQUITY AWARDS") outstanding as of the Effective Time shall be converted automatically into equivalent awards based upon shares of Parent Indexed Stock (collectively, the "AT&T CONVERTED EQUITY AWARDS"), on the same terms and conditions as applied to such AT&T Equity Award immediately before the Effective Time (including without limitation any vesting as a result of the consummation of the transactions contemplated hereby); provided, however, that from and after the Effective Time, the number of shares of Parent Indexed Stock subject to such AT&T Converted Equity Award shall be equal to the number of shares of Parent Indexed Stock whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Distribution using the AT&T Closing Stock Value, of the AT&T Common Stock subject to the original equity based award with respect to which such AT&T Equity Award was issued pursuant to the Employee Benefits Agreement.



     (iii) At or prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Indexed Stock necessary to satisfy Parent's obligations under this Section 4.02(g). No later than five Business Days after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) (an "S-8") under the 1933 Act with respect to the shares of Parent Indexed Stock subject to AT&T Converted Stock Options, AT&T Converted SARs and AT&T Converted Equity Awards issued pursuant to this Section 4.02(g), and shall use all reasonable best efforts to maintain the effectiveness of the applicable S-8 and current status of the prospectus related to the applicable S-8, as well as comply with any applicable state securities or "blue sky" laws, for so long as any such AT&T Converted Stock Options, AT&T Converted SARs and/or AT&T Converted Equity Awards remain outstanding.

     (h) Comcast Stock Options and other Comcast Equity-Based Awards. (i) At the Effective Time, all options to purchase shares of Comcast Class A Special Common Stock ("COMCAST STOCK OPTIONS") granted by Comcast or any Comcast Subsidiary pursuant to the terms of any stock option or incentive plan and held, as of the Effective Time, by an employee of Comcast of any Comcast Subsidiary (or any beneficiary thereof) shall cease to represent rights to purchase shares of Comcast Class A Special Common Stock and shall be converted automatically into options to purchase ("COMCAST CONVERTED STOCK OPTIONS"), on the same terms and conditions as applied to such Comcast Stock Option immediately prior to the Effective Time, that number of shares of Parent Indexed Stock, rounded to the nearest whole share, whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Effective Time, of the Comcast Class A Special Common Stock subject to such Comcast Stock Option, at a per share exercise price equal to the aggregate exercise price of such Comcast Stock Option divided by the number of shares of Parent Indexed Common Stock to which such Comcast Converted Stock Option is subject. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Comcast Converted Stock Option that is, as of the Effective Time, an "incentive stock option" (as defined in Section 422 of the Code) and each related Comcast Converted SAR, if any, shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares, and, where necessary, the per share exercise price shall be rounded up to the nearest cent.



     (ii) At the Effective Time, Comcast restricted stock awards (collectively, the "COMCAST RESTRICTED STOCK AWARDS") shall be converted automatically into (A) if the Preferred Structure Approval has been obtained, equivalent awards based upon shares of Parent Class A Common Stock or (B) if the Preferred Structure Approval has not been obtained, equivalent awards based upon shares of Parent Class C Common Stock (collectively, the "COMCAST CONVERTED RESTRICTED STOCK AWARDS"), on the same terms and conditions as applied to such Comcast Restricted Stock Award immediately prior to the Effective Time. The number of shares of Parent Class A Common Stock or Parent Class C Common Stock, as the case may be, subject to such Comcast Converted Restricted Stock Award shall be that number of shares of Parent Class A Common Stock or Parent Class C Common Stock, as the case may be, rounded to the nearest share, whose fair market value, immediately after the Effective Time is equal to the aggregate fair market value, determined immediately prior to the Effective Time, of the shares of Comcast Common Stock that were subject to such Comcast Restricted Stock Awards. All other equity based awards based upon shares of Comcast Class A Special Common Stock (collectively, the "COMCAST EQUITY AWARDS") outstanding as of the Effective Time shall be converted automatically into equivalent awards based upon shares of Parent Indexed Stock (collectively, the "COMCAST CONVERTED EQUITY AWARDS"), on the same terms and conditions as applied to such Comcast Equity Award immediately prior to the Effective Time. The number of shares of Parent Indexed Stock subject to such Comcast Converted Equity Award shall be the number of shares of Parent Indexed Stock, rounded to the nearest share, whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Effective Time, of the shares of Comcast Common Stock that were subject to such Comcast Equity Award.



     (iii) At or prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Indexed Stock necessary to satisfy Parent's obligations under this Section 4.02(h). No later than five Business days after the Effective Time, Parent shall file with the SEC an S-8 under the 1933 Act with respect to the shares of Parent Indexed Stock subject to the Comcast Converted Stock Options and Comcast Converted Equity Awards issued pursuant to this Section 4.02(h), and shall use reasonable best efforts to maintain the effectiveness of the applicable S-8 and current status of the prospectus related to the applicable S-8, as well as comply with any applicable state securities or "blue sky" laws, for so long as any such Comcast Converted Stock Options and/or Comcast Converted Equity Awards remain outstanding.

     (i) No Liability. None of the parties hereto or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Stock Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or other distributions with respect to Parent Common Stock payable hereunder would otherwise escheat to or become the property of any Governmental Authority, such shares, cash, dividends or other distributions shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.



     (j) Investment of Exchange Fund and Common Stock Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Stock Trust, as directed by Parent, on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to AT&T Broadband or Comcast shareholders pursuant to this Article 4. Any interest and other income resulting from such investments shall be paid to Parent.



     (k) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to Parent (and, if required by Parent in the case of a Certificate representing more than 1,000 shares, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity) against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate and in respect of the shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, formerly represented by such lost Certificate, that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 4, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and any dividends or distributions to the extent provided in Section 4.02(c).



     (l) If (i) any holder of AT&T Common Stock does not receive shares of AT&T Broadband Common Stock in the Distribution in respect of such holder's shares of AT&T Common Stock because such holder has purported to exercise rights pursuant to Section 910 of the NYBCL in respect of such holder's shares of AT&T Common Stock and (ii) such rights are subsequently invalidated or such holder subsequently withdraws his purported exercise of such rights, then Parent shall deliver to such holder at such time (or at such later time as is otherwise provided for such delivery) the merger consideration payable pursuant to this
Article 4 in respect of the shares of AT&T Broadband Common Stock issuable in the Distribution in respect such holder's shares of AT&T Common Stock.



     SECTION 4.03. Section 355(e) Top-up. (a) In the event that the Preferred Structure Approval has been obtained and if, but for a disparity in the per share value of the Parent Class A Common Stock and the Parent Class A Special Common Stock, the Qualified Holders would have received a number of shares of Parent Common Stock pursuant to Section 4.01(a)(iii) at the Effective Time that represents more than 50% of the total value of all shares of Parent Common Stock, Parent shall issue additional shares of Parent Common Stock to the same holders of record of AT&T Broadband Common Stock in an amount sufficient to ensure that Qualified Holders will be treated as holding at the Effective Time more than 50% of the value of all shares of Parent Common Stock; provided, however, that Parent shall not be obligated to issue additional shares pursuant to this Section 4.03(a) to the extent that AT&T has issued shares in breach of
Section 8.01(v) of this Agreement.



     (b) In the event that the Preferred Structure Approval has not been obtained and if, but for a disparity in the per share value of the Parent Class C Common Stock and the Parent Class A Special Common Stock, the Qualified Holders would have received a number of shares of Parent Common Stock pursuant to Section 4.01(c)(iii) at the Effective Time that represents more than 50% of the total value of all shares of Parent Common Stock, Parent shall issue additional shares of Parent Common Stock to the same holders of record of AT&T Broadband Common Stock in an amount sufficient to ensure that Qualified Holders will be treated as holding at the Effective Time more than 50% of the value of all shares of Parent Common Stock; provided, however, that Parent shall not be obligated to issue additional shares pursuant to this Section 4.03(b) to the extent that AT&T has issued shares in breach of Section 8.01(v) of this Agreement.


     (c) For purposes of this Section 4.03, (i) "QUALIFIED HOLDERS" shall mean the holders of AT&T Broadband Common Stock other than holders that receive such shares "pursuant to a plan or series of related transactions" with the Distribution (within the meaning of Section 355(e) of the Code), (ii) the value of the shares of each class of Parent Common Stock shall be determined as of the Closing Date unless AT&T receives a ruling from the Internal Revenue Service that permits Comcast and AT&T to use the valuation methodology used in Section
4.04 (in which event such methodology will be used) and (iii) the value of the shares of Parent Class B Common Stock shall be determined in accordance with
Section 4.03 of the Comcast Disclosure Schedule.



     SECTION 4.04. Additional Payments. (a) In the event that the Preferred Structure Approval has been obtained and prior to the Effective Time Standard & Poor's has not committed that the Parent Class A Common Stock will be included in the Index immediately after the Effective Time, then in addition to the consideration payable pursuant to Section 4.01(a)(iii)(A), each holder of shares of AT&T Broadband Common Stock shall be entitled to receive pursuant to Section 4.01(a)(iii)(B), in exchange for each of such holder's shares, a number of shares of Parent Class A Common Stock equal to the product of (i) the Exchange Ratio and (ii) the K/A Price Differential; provided that if the Parent Class A Common Stock is included in the Index at any time prior to the end of the Pricing Period, such holder of shares of AT&T Broadband Common Stock shall not be entitled to receive any shares of Parent Class A Common Stock pursuant to this sentence. The number of shares of Parent Class A Common Stock issuable pursuant to the preceding sentence (if any) will be reduced by the number of shares of Parent Class A Common Stock previously issued pursuant to Section 4.03(a) (if any) in respect of each share of AT&T Broadband Common Stock.



     (b) In the event that the Preferred Structure Approval has not been obtained and prior to the Effective Time Standard & Poor's has not committed that the Parent Class C Common Stock will be included in the Index immediately after the Effective Time, then in addition to the consideration payable pursuant to Section 4.01(c)(iii)(A), each holder of shares of AT&T Broadband Common Stock shall be entitled to receive pursuant to Section 4.01(c)(iii)(B), in exchange for each of such holder's shares, a number of shares of Parent Class C Common Stock equal to the product of (i) the Exchange Ratio and (ii) the K/C Price Differential; provided that if the Parent Class C Common Stock is included in the Index at any time prior to the end of the Pricing Period, such holder of shares of AT&T Broadband Common Stock shall not be entitled to receive any shares of Parent Class C Common Stock pursuant to this sentence. The number of shares of Parent Class C Common Stock issuable pursuant to the preceding sentence (if any) will be reduced by the number of shares of Parent Class C Common Stock previously issued pursuant to Section 4.03(b) (if any) in respect of each share of AT&T Broadband Common Stock.



     SECTION 4.05. Additional Exchange Arrangements. It is understood that Parent may enter into other additional arrangements mutually acceptable to AT&T and Comcast with the Exchange Agent to the extent necessary in order to give effect to the intent of the provisions in Section 4.02 insofar as they apply to
(i) the exchange and/or delivery of Uncertificated Shares by book-entry transfer or otherwise or (ii) the delivery of the consideration payable under Sections
4.03 and 4.04.



     SECTION 4.06. Limitation on Voting Stock. If as a result of the conversion of their shares of AT&T Broadband Common Stock pursuant to Section 4.01(a)(iii) or 4.01(c)(iii), as the case may be, or the payment of any additional shares of Parent Common Stock pursuant to Section 4.03 or 4.04, Microsoft and its Affiliates would hold in the aggregate shares of Parent Common Stock representing, when combined with any Parent Common Stock received by Microsoft or its Affiliates by virtue of the Comcast Merger, in excess of 4.95% of the combined voting power of Parent capital stock at the Effective Time (or, if any shares of Parent Common Stock are delivered pursuant to Section 4.03 or
4.04 after the Effective Time, at the time of such delivery), then Microsoft and its wholly-owned Subsidiaries shall receive, in lieu of the number of shares representing such excess voting power, an equivalent number of shares of Parent Class A Special Common Stock.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF COMCAST

     Except as set forth in the Comcast Disclosure Schedule, regardless of whether the relevant Section herein refers to the Comcast Disclosure Schedule, or in the Specified Comcast SEC Documents filed prior to the date hereof, Comcast represents and warrants to AT&T as follows:

     SECTION 5.01. Corporate Existence and Power. Comcast is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate powers required to carry on its business as currently conducted. Comcast is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Comcast has heretofore delivered or made available to AT&T true and complete copies of the articles of incorporation and bylaws of Comcast as currently in effect.

     SECTION 5.02. Corporate Authorization. (a) The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby are within Comcast's corporate powers and, except for the Comcast Shareholders' Approval, have been duly authorized by all necessary corporate action on the part of Comcast. This Agreement constitutes a valid and binding agreement of Comcast, enforceable against Comcast in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

     (b) At a meeting duly called and held, Comcast's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby is fair to and in the best interests of Comcast shareholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend adoption of this Agreement by Comcast shareholders.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby require no action by or in respect of, or filing with, any United States federal, state or local, foreign or supranational governmental body, agency, official or authority (a "GOVERNMENTAL AUTHORITY"), other than (a) notices to, or consents or waivers from, the relevant Franchising Authorities in respect of the Franchises for the Systems owned and operated by Comcast or the Comcast Subsidiaries (the "COMCAST FRANCHISE CONSENTS"), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses of Comcast and the Comcast Subsidiaries ("COMCAST LICENSE CONSENTS"); (b) notices to, consents or waivers from the state public service and public utilities commissions having jurisdiction over the assets of Comcast and the Comcast Subsidiaries ("COMCAST PUC CONSENTS"); (c) the filing of the PA Articles of Merger pursuant to the PBCL and appropriate documents with the relevant authorities of other states in which Comcast is qualified to do business; (d) compliance with any applicable requirements of the HSR Act; (e) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States state or foreign; and (f) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have a Comcast Material Adverse Effect or prohibit or materially impair or delay the ability of Comcast to consummate the transactions contemplated by this Agreement.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Comcast; (b) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which Comcast or any Comcast Subsidiary is entitled under (i) any provision of any agreement or other instrument binding upon Comcast or any Comcast Subsidiary or any of their respective assets or properties or (ii) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets, properties or business of, Comcast or any Comcast Subsidiary; or (d) result in the creation or imposition of any Lien on any asset or property of Comcast or any Comcast Subsidiary, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or prohibit or materially impair or delay the ability of Comcast to consummate the transactions contemplated hereby.


     SECTION 5.05. Capitalization. (a) The authorized capital stock of Comcast consists of (i) 200,000,000 shares of Comcast Class A Common Stock, (ii) 50,000,000 shares of Comcast Class B Common Stock, (iii) 2,500,000,000 shares of Comcast Class A Special Common Stock and (iv) 20,000,000 shares of preferred stock. As of the close of business on November 30, 2001, there were outstanding
(1) 21,829,422 shares of Comcast Class A Common Stock, (2) 9,444,375 shares of Comcast Class B Common Stock, (3) 913,778,527 shares of Comcast Class A Special Common Stock (inclusive of shares issued pursuant to the Comcast ESPP but exclusive of all restricted stock awards granted under any compensatory plan or arrangements), (4) Comcast Stock Options to purchase an aggregate of 55,853,196 shares of Comcast Class A Special Common Stock (of which options to purchase an aggregate of 16,822,181 shares of Comcast Class A Special Common Stock were exercisable), (5) phantom shares, stock units, stock appreciation rights, other stock-based awards or other deferred stock awards issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 6,808,916 shares of Comcast Class A Special Common Stock and (6) no shares of preferred stock. As of November 30, 2001, 23,324,911 shares of Comcast Class A Special Common Stock were held in treasury, no other shares of Comcast Common Stock were held in treasury and no shares of Comcast Common Stock were held in trust. All outstanding shares of capital stock of Comcast have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.


     (b) Except as set forth in this Section 5.05 and for changes since November 30, 2001 resulting from the exercise of Comcast Stock Options and the vesting of Comcast Equity Awards outstanding on such date, including, for the avoidance of doubt, options to purchase stock under the Comcast ESPP (and the grant or award of Comcast Stock Options and Comcast Equity Awards in the ordinary course of business and the exercise thereof, including, for the avoidance of doubt, options to purchase stock under the Comcast ESPP), there are no outstanding (i) shares of capital stock or voting securities of Comcast, (ii) securities of Comcast or any Comcast Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Comcast or (iii) options or other rights to acquire from Comcast or any Comcast Subsidiary, or other obligations of Comcast or any Comcast Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Comcast. There are no outstanding obligations of Comcast or any Comcast Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above (collectively, the "COMCAST SECURITIES").

     SECTION 5.06. Subsidiaries. (a) Each Comcast Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as currently conducted, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Each Comcast Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse

Effect. Section 5.06(a) of the Comcast Disclosure Schedule sets forth a list of all Comcast Significant Subsidiaries and their respective jurisdictions of organization.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Comcast Significant Subsidiary is owned by Comcast, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Comcast or any Comcast Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Comcast Significant Subsidiary or (ii) options or other rights to acquire from Comcast or any Comcast Subsidiary, or other obligations of Comcast or any Comcast Subsidiary to issue, any capital stock, or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Comcast Significant Subsidiary. There are no outstanding obligations of Comcast or any Comcast Significant Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

     SECTION 5.07. SEC Filings. (a) Comcast has delivered or made available to AT&T (i) Comcast's annual reports on Form 10-K for its fiscal years ended December 31, 2000, 1999 and 1998, (ii) Comcast's proxy or information statements relating to meetings of, or actions taken without a meeting by, Comcast shareholders held since December 31, 1998, and (iii) all of Comcast's other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in clauses (i), (ii) and (iii) above, collectively, the "COMCAST SEC DOCUMENTS").

     (b) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each Comcast SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each Comcast SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Comcast SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Comcast included in the Comcast SEC Documents fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Comcast and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).


     SECTION 5.09. Information Supplied. The information supplied by Comcast for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Parent Common Stock issuable in the Mergers will be registered with the SEC (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Comcast for inclusion in the joint proxy statement/prospectus or any amendment or supplement thereto (the "JOINT PROXY STATEMENT") to be sent to Comcast shareholders in connection with their meeting to consider this Agreement and the

Comcast Merger (the "COMCAST SHAREHOLDERS' MEETING") and to be sent to AT&T shareholders in connection with their meeting to consider this Agreement and the AT&T Broadband Merger (the "AT&T SHAREHOLDERS' MEETING") shall not, on the date the Joint Proxy Statement is first mailed to the shareholders of each of Comcast and AT&T, at the time of the Comcast Shareholders' Meeting, at the time of the AT&T Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.10. Absence of Certain Changes. Since the Comcast Balance Sheet Date, the business of Comcast and the Comcast Subsidiaries has been conducted in the ordinary course of business consistent with past practices, and there has not been (i) any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have a Comcast Material Adverse Effect or (ii) any action, event, occurrence or transaction that would have been prohibited by clause (iii), (iv),
(vii), (viii) or (ix) of Section 7.01 if this Agreement had been in effect at the time thereof or any agreement, arrangement or commitment in respect of any action, event, occurrence or transaction that would have been prohibited by the foregoing clauses of Section 7.01 if this Agreement had been in effect at the time thereof.

     SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Comcast or any Comcast Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

          (a) liabilities or obligations disclosed and provided for in the Comcast Balance Sheet or in the notes thereto;

          (b) liabilities or obligations incurred since the Comcast Balance Sheet Date in the ordinary course of business of the Comcast Group consistent with past practice;

          (c) liabilities or obligations under commercial transactions and agreements in accordance with their terms or arising in compliance with applicable laws, statutes, ordinances, rules or regulations; or

          (d) liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.12. Compliance with Laws and Court Orders. Comcast and the Comcast Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Comcast and each of the Comcast Subsidiaries are, and have been in compliance with, and to the knowledge of Comcast, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Comcast, threatened against or affecting, Comcast, any Comcast Subsidiary or any of their respective assets or properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.14. Finders' Fees. Except for Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Quadrangle Group, whose fees will be paid by Comcast, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Comcast or any Comcast Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. A copy of Comcast's engagement agreement with each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Quadrangle Group has been provided to AT&T.

     SECTION 5.15. Opinion of Financial Advisor. Comcast has received an opinion of each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Comcast, to the effect that, as of the date hereof, the conversion ratios in the Comcast Merger applicable to the holders of Comcast Common Stock, in the aggregate, are fair, from a financial point of view, to the Comcast shareholders, taken together.

     SECTION 5.16. Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect, (a) all Comcast and Comcast Subsidiary Tax Returns required to be filed on or before the Effective Time with any taxing authority by, or with respect to, Comcast and the Comcast Subsidiaries have been or will be timely filed (taking into account extensions) and are or will be correct in all respects (other than with respect to Taxes for which adequate reserves are reflected on the Comcast Balance Sheet); (b) Comcast and the Comcast Subsidiaries have timely paid or will timely pay all Taxes shown as due and payable on the Comcast Tax Returns that have been or will be so filed, and, as of the time of filing, the Comcast Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Comcast and the Comcast Subsidiaries (other than with respect to Taxes for which adequate reserves are reflected on the Comcast Balance Sheet); (c) Comcast and the Comcast Subsidiaries have made provision for all Taxes payable by Comcast and the Comcast Subsidiaries for which no Comcast Tax Return has yet been filed; (d) there is no action, suit, proceeding, audit or claim currently proposed or pending against or with respect to Comcast or any Comcast Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (e) the United States federal income Tax Returns of Comcast and the Comcast Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of United States federal income Taxes for such periods have expired) for all years through 1993; (f) no extension of the statute of limitations on the assessment of any Taxes has been granted by Comcast or any Comcast Subsidiary and is currently in effect; (g) except for complete and accurate copies of Tax sharing agreements and amendments thereto made available to AT&T prior to the execution of this Agreement and listed in Section 5.16 of the Comcast Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between Comcast and/or any of the Comcast Subsidiaries, on the one hand, and a third party, on the other hand; and (h) there are no Liens for Taxes on any of the assets of Comcast or any Comcast Subsidiary except Liens for current Taxes not yet due and payable. "TAXES" means (i) any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any Governmental Authority and any interest, penalties, or additions to tax attributable thereto, (ii) liability for the payment of any amount imposed on any Person of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group and (iii) any liability for the payment of any amount imposed on any Person of the type described in (i) as a result of any existing express or implied indemnification agreement or arrangement. "TAX RETURNS" means any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 5.17. Tax Opinions. Neither Comcast nor any Comcast Subsidiary has taken any action or knows of any facts or circumstances relating to Comcast or any Comcast Subsidiary that would prevent (i) the ruling or opinion referred to in Section 10.01(j) from being obtained or (ii) Davis Polk & Wardwell from delivering the opinion referred to in Section 10.03(b) as of the date hereof.

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     SECTION 5.18.  Employee Benefit Plans and Labor Matters.  Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Comcast Material Adverse Effect:

          (a) Section 5.18(a) of the Comcast Disclosure Schedule contains a true and complete list, as of the date hereof, of all Comcast Employee Plans and all Comcast Benefit Arrangements. Copies of each Comcast Employee Plan and each Comcast Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto have been made available to AT&T as of the date hereof, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Comcast Employee Plan.

          (b) Neither Comcast nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to any Comcast Employee Plan subject to Title IV of ERISA. Neither Comcast nor any ERISA Affiliate has any liability under Title IV of ERISA.

          (c) As of September 30, 2001, the aggregate unfunded liability of Comcast and any Comcast Subsidiary in respect of all Comcast Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $180 million.

          (d) Neither Comcast or any Comcast Subsidiary has any liability with respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of Comcast or the Comcast Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

          (e) Each Comcast Employee Plan that is intended to be qualified under
     Section 401(a) of the Code is so qualified and a favorable determination letter is currently in effect for each such Comcast Employee Plan. To the knowledge of Comcast, no fact or circumstance exists giving rise to a material likelihood that such Comcast Employee Plan would not be treated as qualified by the Internal Revenue Service.

          (f) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Comcast or any Comcast Subsidiary that, individually or in the aggregate, could give rise to the payment of any amount by Comcast or any Comcast Subsidiary that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

          (g) Comcast has made available to AT&T, as of the date hereof, a true and complete list and copies of each material Comcast International Plan, other than plans mandated by applicable law. According to the actuarial assumptions and valuations most recently used for the purpose of funding each Comcast International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 2000, the total amount or value of the funds available under such Comcast International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Comcast or any Comcast Subsidiary has or would have after the Effective Time any obligation.

          (h) Each Comcast Employee Plan, Comcast Benefit Arrangement and Comcast International Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable laws, statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such plan was intended to be so registered or qualified) and has been maintained in good standing with applicable Governmental Authorities.

          (i) There has been no amendment to, written interpretation or announcement (whether or not written) by Comcast or any of its Affiliates relating to, or change in employee participation coverage under, a Comcast Employee Plan, Comcast Benefit Arrangement or Comcast International Plan which would increase materially the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 2000.

          (j) No employee or former employee or independent contractor of Comcast or any Comcast Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced or increased such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

          (k) Section 5.18(k) of the Comcast Disclosure Schedule sets forth a list of all collective bargaining agreements to which Comcast or any of the Comcast Subsidiaries is a party. Neither Comcast nor any of the Comcast Subsidiaries is involved in or, to the knowledge of Comcast, threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of Comcast, there is no organizing effort or representation question at issue with respect to any collective bargaining unit of Comcast or any of the Comcast Subsidiaries, or any employee of Comcast or any of the Comcast Subsidiaries.

          (l) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Comcast, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against any of the Comcast Benefit Arrangements, the Comcast Employee Plans and the Comcast International Plans, any fiduciaries thereof with respect to their duties thereto or the assets of any of the trusts thereunder, that could reasonably be expected to result in any material liability of Comcast or any of the Comcast Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any foreign governmental authority, any Multiemployer Plan, any of the Comcast Benefit Arrangements, the Comcast Employee Plans and the Comcast International Plans, any participant therein, or any other Person.

     SECTION 5.19. Environmental Matters. (a) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Comcast Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Comcast, threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

          (ii) Comcast is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of Comcast or any Comcast Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in, or be the basis for, any such liability.

     (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which Comcast has knowledge in relation to the current or prior business of Comcast or any Comcast Subsidiary or any property or facility now or previously owned or leased by Comcast or any Comcast Subsidiary that reveal matters that, individually or in the aggregate, have had, or would reasonably be expected to have, a Comcast Material Adverse Effect.

     (c) For purposes of this Section 5.19, the terms "Comcast" and "Comcast Subsidiary" shall include any entity that is, in whole or in part, a predecessor of Comcast or any Comcast Subsidiary.

     SECTION 5.20. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect, each of Comcast and the Comcast Subsidiaries owns or has a valid license or other right to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "COMCAST INTELLECTUAL PROPERTY") necessary to carry on its business substantially as currently conducted. Neither Comcast nor any Comcast Subsidiary has received any notice of infringement of or conflict with, and, to Comcast's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Comcast Intellectual Property in the conduct of Comcast's business that, in either such case, individually or in the aggregate, have had or would reasonably be expected to have, a Comcast Material Adverse Effect.

     SECTION 5.21. Contracts. Neither Comcast nor any of the Comcast Subsidiaries is a party to or bound by (a) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business or (b) any non-competition agreement or any other agreement or obligation that materially limits or will materially limit Comcast or any of the Comcast Subsidiaries (or, after the Mergers, Parent, AT&T Broadband or any of the AT&T Broadband Subsidiaries) from engaging in the business of providing telephony, data transmission services, cable television or programming content. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect, (i) each of the contracts, agreements and commitments of Comcast and the Comcast Subsidiaries is valid and in full force and effect and (ii) neither Comcast nor any of the Comcast Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of Comcast, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect. Neither Comcast nor any Comcast Subsidiary is a party to, or otherwise a guarantor of or liable with respect to (including pursuant to any keepwell agreement), (i) any material interest rate, currency or other swap or derivative transaction (other than those entered into in the ordinary course of business solely for hedging purposes) or (ii) any Indebtedness of any other Person except a wholly owned Comcast Subsidiary. Neither Comcast nor any Comcast Subsidiary is a party to any joint venture or partnership agreement pursuant to which it is obligated to make capital contributions in excess of (x) $25,000,000 during the current or any succeeding calendar year or (y) $100,000,000 during the remaining term of such agreement. Subject to applicable confidentiality restrictions, Comcast has provided or made available to AT&T prior to the date hereof a copy of each agreement of the type described in clause (a) or (b) in the first sentence of this Section 5.21, in clause (i) or (ii) of the second preceding sentence of this Section 5.21 or in the immediately preceding sentence.


     SECTION 5.22. Vote Required. The only vote of the holders of any class or series of capital stock of Comcast necessary to approve and adopt this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of shares of Comcast Common Stock representing a majority of the votes cast by such holders ("COMCAST SHAREHOLDERS' APPROVAL"), except that the Preferred Structure Approval is required in order to effect the provisions hereof that are expressly subject to obtaining the Preferred Structure Approval. Assuming Comcast Shareholder (or its successor) votes to approve and adopt this Agreement and the transactions contemplated hereby in accordance with the terms of the Support Agreement, no vote or consent of any other holder of any class or series of capital stock of Comcast will be required to approve and adopt this Agreement and the transactions contemplated hereby, except that the Preferred Structure Approval is required in order to effect the provisions hereof that are expressly subject to obtaining the Preferred Structure Approval.



     SECTION 5.23. Antitakeover Statutes. Comcast has taken all action necessary to exempt the Comcast Merger and this Agreement and the transactions contemplated hereby from the restrictions of Section 2555 of the PBCL or otherwise to make such provisions inapplicable to this Agreement and the transactions contemplated hereby, and, accordingly, neither of Section 2555 of the PBCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other

"control share acquisition", "fair price", "moratorium" or other antitakeover laws or regulations enacted under any United States federal, state or local or foreign laws apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 5.24. AT&T Securities. Neither Comcast nor any Comcast Subsidiary owns any AT&T Securities.

     SECTION 5.25.  Transactions with Affiliates.  Except as set forth in
Section 5.25 of the Comcast Disclosure Schedule, none of Comcast or any Comcast Subsidiary is a party (and since December 31, 2000 none of Comcast or any Comcast Subsidiary has been a party) to any material business arrangement or business relationship with any Comcast Affiliate (other than another member of the Comcast Group), and no Comcast Affiliate (other than another member of the Comcast Group) owns (or has owned since such date) any material property or right, tangible or intangible, that is used in the business of any member of the Comcast Group.

     SECTION 5.26. Investments. Section 5.26 of the Comcast Disclosure Schedule sets forth a list of each material investment of Comcast or any Comcast Subsidiary in any Person (other than a Subsidiary). Neither Comcast nor any Comcast Subsidiary has any material liability in respect of any such investment.

     SECTION 5.27. No Approval Rights. Comcast has not granted any third party any right to approve any waiver that Comcast may elect to grant to AT&T under
Section 8.01(xiii).

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF AT&T

     Except as set forth (i) in the AT&T Disclosure Schedule, regardless of whether the relevant Section herein refers to the AT&T Disclosure Schedule, or
(ii) (except with respect to Sections 6.08(c), 6.26, 6.27 and 6.28) in the Specified AT&T SEC Documents filed prior to the date hereof (to the extent the relevance of any disclosure in any of such Specified AT&T SEC Documents to the AT&T Broadband Group is reasonably apparent on the face of such disclosure), AT&T represents and warrants to Comcast as follows:

     SECTION 6.01. Corporate Existence and Power. Each of AT&T and the AT&T Subsidiaries that is or will be a party to a Transaction Agreement is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation and has all corporate or other powers required to carry on its business as currently conducted. Each of AT&T and the AT&T Subsidiaries that is or will be a party to a Transaction Agreement is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. AT&T has heretofore delivered or made available to Comcast true and complete copies of the certificate of incorporation, bylaws or other organizational document of AT&T and each AT&T Subsidiary that is or will be a party to a Transaction Agreement, as currently in effect.

     SECTION 6.02. Corporate Authorization. (a) The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby are within AT&T's and the AT&T Subsidiaries' corporate or other powers and, except for the AT&T Shareholders' Approval, have been duly authorized by all necessary corporate action on the part of AT&T and the AT&T Subsidiaries. Each Transaction Agreement to which AT&T or any AT&T Subsidiary is or will be a party constitutes or will when executed constitute a valid and binding agreement of AT&T and each AT&T Subsidiary that is a party thereto, enforceable against AT&T and each such AT&T Subsidiary in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

     (b) At meetings duly called and held, AT&T's Board of Directors and AT&T Broadband's Board of Directors unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of AT&T shareholders and AT&T Broadband shareholders, respectively; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend adoption of this Agreement by AT&T shareholders (subject to Section 8.02(b)) and AT&T Broadband shareholders, respectively.

     (c) At meetings duly called and held, each of AT&T's Board of Directors and AT&T Broadband's Board of Directors unanimously approved the Separation and the Distribution pursuant to the Separation and Distribution Agreement. AT&T and AT&T Broadband have entered into the Separation and Distribution Agreement.

     (d) AT&T, as sole shareholder of AT&T Broadband as of the date hereof, has adopted this Agreement and the transactions contemplated hereby, including the AT&T Broadband Merger.

     SECTION 6.03. Governmental Authorization. The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) notices to, consents or waivers from, the relevant Franchising Authorities in respect of the Franchises for the Systems owned and operated by AT&T or the AT&T Subsidiaries (the "AT&T FRANCHISE CONSENTS" and, together with the Comcast Franchise Consents, the "FRANCHISE CONSENTS")), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses and social contracts of AT&T or the AT&T Subsidiaries (the "AT&T LICENSE CONSENTS" and, together with the Comcast License Consents, the "LICENSE CONSENTS"); (b) notices to, consents or waivers from the state public service and public utilities commissions having jurisdiction over the assets of AT&T and the AT&T Subsidiaries (the "AT&T PUC CONSENTS" and, together with the Comcast PUC Consents, the "PUC CONSENTS"); (c) the filing of the DE Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which AT&T is qualified to do business; (d) compliance with any applicable requirements of the HSR Act; (e) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether United States state or foreign; (f) notices, consents, waivers, approvals and filings necessary in connection with the Separation and set forth on Section 6.03 of the AT&T Disclosure Schedule; and
(g) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have an AT&T Broadband Material Adverse Effect or prohibit or materially impair or delay the ability of AT&T and the AT&T Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

     SECTION 6.04. Non-contravention. The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other organizational document of AT&T or any AT&T Subsidiary; (b) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree; (c) assuming compliance with the matters referred to in Section 6.03, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which AT&T or any AT&T Subsidiary is entitled under (i) any provision of any agreement or other instrument binding upon AT&T or any AT&T Subsidiary or any of their respective assets or properties or (ii) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets, properties or business of AT&T or any AT&T Subsidiary; or (d) result in the creation or imposition of any Lien on any asset or property of AT&T or any AT&T Subsidiary, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have an AT&T Broadband Material

Adverse Effect or prohibit or materially impair or delay the ability of AT&T or any AT&T Subsidiary to consummate the transactions contemplated by any of the Transaction Agreements.

     SECTION 6.05. Capitalization. (a) The authorized capital stock of AT&T consists of (i) 16,400,000,000 shares of Common Stock, of which (A) 6,000,000,000 shares have been designated AT&T Common Stock, (B) 4,000,000,000 shares have been designated Class A Liberty Media Group Common Stock, (C) 400,000,000 shares have been designated Class B Liberty Media Group Common Stock and (D) 6,000,000,000 shares have been designated Wireless Group Common Stock, and (ii) 100,000,000 shares of preferred stock, $1.00 par value per share, of which (A) 1,500,000 shares have been designated Wireless Group Preferred Tracking Stock ("WIRELESS PREFERRED STOCK"), (B) 1,000,000 shares have been designated Series E Convertible Preferred Stock ("SERIES E PREFERRED STOCK") and
(C) 2,000,000 shares have been designated Subsidiary Exchangeable Preferred Stock ("AT&T SUBSIDIARY PREFERRED STOCK"). As of the close of business on November 30, 2001, there were outstanding (1) 3,540,410,643 shares of AT&T Common Stock (exclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (2) no shares of Class A Liberty Media Group Common Stock, (3) no shares of Class B Liberty Media Group Common Stock,
(4) no shares of Wireless Group Common Stock, (5) AT&T Stock Options to purchase an aggregate of 313,598,348 shares of AT&T Common Stock (of which options to purchase an aggregate of approximately 170,242,786 shares of AT&T Common Stock were exercisable), (6) phantom shares, stock units, stock appreciation rights or other stock-based awards issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 12,492,305 shares of AT&T Common Stock, (7) 52,808,000 shares of AT&T Common Stock reserved for issuance under the Warrants issued pursuant to the Warrant Agreement dated as of June 16, 1999 between AT&T and The Bank of New York, as Warrant Agent (the "WARRANTS"), (8) 88,015,773 shares of AT&T Common Stock issuable upon conversion of the QUIPS, (9) 52,347,844 shares of AT&T Common Stock reserved for issuance upon exchange (and shares of AT&T Common Stock issuable upon redemption in accordance with the terms thereof) of the Class A Senior Cumulative Exchangeable Preferred Stock of TCI Pacific Communications, Inc. (the "TCI PACIFIC PREFERRED STOCK"), (10) no shares of Wireless Preferred Stock, (11) no shares of Series E Preferred Stock, (12) 759,792 shares of AT&T Subsidiary Preferred Stock held by AT&T Broadband Subsidiaries that are directly or indirectly wholly owned Subsidiaries of AT&T and (13) 94,163 shares of AT&T Subsidiary Preferred Stock held by T-Holdings and/or one of its Subsidiaries. As of November 30, 2001, 851,782,532 shares of AT&T Common Stock were held in treasury. No shares of AT&T Common Stock are held by any Subsidiary of AT&T. All outstanding shares of capital stock of AT&T have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

     (b) Except as set forth in this Section 6.05 and for changes since November 30, 2001 resulting from the exercise of AT&T Stock Options, AT&T SARs and AT&T Equity Awards outstanding on such date, including, for the avoidance of doubt, options to purchase stock under the AT&T ESPP (and the grant or award of AT&T Stock Options, AT&T SARs and AT&T Equity Awards in the ordinary course of business and the exercise thereof, including, for the avoidance of doubt, options to purchase stock under the AT&T ESPP) or resulting from the exercise or conversion of the Warrants or the QUIPS, or the exchange or redemption of the TCI Pacific Preferred Stock, or as otherwise expressly contemplated hereby or by the Transaction Agreements, there are no outstanding (i) shares of capital stock or voting securities of AT&T, (ii) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of AT&T or (iii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of AT&T or any AT&T Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AT&T. There are no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above (collectively, the "AT&T SECURITIES").

     SECTION 6.06. AT&T Broadband and AT&T Broadband Subsidiaries. (a) Each of AT&T Broadband and the AT&T Broadband Subsidiaries is a corporation or other legal entity duly organized,

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

validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as currently conducted, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. Each of AT&T Broadband and the AT&T Broadband Subsidiaries is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect.
Section 6.06(a) of the AT&T Disclosure Schedule sets forth a list of all AT&T Significant Broadband Subsidiaries and their respective jurisdictions of organization.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, AT&T Broadband is (as of the date hereof) and will be (immediately prior to the Distribution) directly owned by AT&T, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding capital stock of, or other voting securities or ownership interests in, each AT&T Significant Broadband Subsidiary is, as of the date hereof, owned by AT&T and will, at the Effective Time, be owned by AT&T Broadband, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in AT&T Broadband or any AT&T Significant Broadband Subsidiary or (ii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of AT&T or any AT&T Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, AT&T Broadband or any AT&T Significant Broadband Subsidiary. Except for the TCI Pacific Preferred Stock, there are no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses
(i) and (ii) above.

     (c) At the time of the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, the issued and outstanding capital stock of AT&T Broadband will consist of a number of shares of AT&T Broadband Common Stock equal to the number of then outstanding shares of AT&T Common Stock. In the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, AT&T will distribute to each holder of AT&T Common Stock one share of AT&T Broadband Common Stock per share of AT&T Common Stock. All of the shares of AT&T Broadband Common Stock have been or will be prior to the Effective Time duly authorized and validly issued and fully paid and nonassessable. After giving effect to the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, neither AT&T nor any AT&T Subsidiary will own any shares of AT&T Broadband Common Stock or any other capital stock or other equity interest in AT&T Broadband.

     SECTION 6.07. SEC Filings. (a) AT&T has delivered or made available to Comcast (i) AT&T's annual reports on Form 10-K for its fiscal years ended December 31, 2000, 1999 and 1998, (ii) AT&T's proxy or information statements relating to meetings of, or actions taken without a meeting by, AT&T shareholders held since December 31, 1998, and (iii) all of AT&T's other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in clauses (i), (ii) and (iii) above, collectively, the "AT&T SEC DOCUMENTS").

     (b) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each AT&T SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each AT&T SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any

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

material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each AT&T SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 6.08. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of AT&T included in the AT&T SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AT&T and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (b) The unaudited combined financial statements and unaudited combined interim financial statements of the AT&T Broadband Group are attached as Exhibit E, and subject to and reflecting the assumptions set forth in the notes thereto, fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the combined financial position of the AT&T Broadband Group as of the respective dates thereof and its combined results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (c) Except as set forth in Section 6.08(c) of the AT&T Disclosure Schedule, the financial statements as of and for the period ending September 30, 2001 attached as Exhibit E reflect in all material respects the transactions contemplated by the Ancillary Agreements as if such agreements had been in effect during the nine month period covered by such financial statements.
Section 6.08(c) of the AT&T Disclosure Schedule describes all material allocations and charges relating to affiliated and intercompany transactions used in connection with the preparation of the financial statements attached as Exhibit E.

     SECTION 6.09. Information Supplied. The information supplied by AT&T for inclusion or incorporation in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by AT&T for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to the shareholders of each of Comcast and AT&T, at the time of the Comcast Shareholders' Meeting, at the time of the AT&T Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.10. Absence of Certain Changes. Since the AT&T Broadband Balance Sheet Date, and except as expressly contemplated hereby or by the Transaction Agreements, the business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries has been conducted for the benefit of the AT&T Broadband Group (it being understood that since the AT&T Broadband Balance Sheet Date the AT&T Communications Group has been conducted for the benefit of the AT&T Communications Group and that the interests of the AT&T Broadband Group and the AT&T Communications Group may not have coincided) and in the ordinary course of business consistent with past practices, and there has not been (i) any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Broadband Material Adverse Effect or (ii) any action, event, occurrence or transaction that would have been prohibited by clause (iii), (iv),
(vii), (viii), (ix) or (xviii) of Section 8.01 if this Agreement had been in effect at the time thereof or any agreement, arrangement or commitment in respect of any action, event, occurrence or transaction that would have been prohibited by the foregoing clauses of Section 8.01 if this Agreement had been in effect at the time thereof.

     SECTION 6.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

          (a) liabilities or obligations disclosed and provided for in the AT&T Broadband Balance Sheet or in the notes thereto;

          (b) liabilities or obligations incurred since the AT&T Broadband Balance Sheet Date in the ordinary course of business of the AT&T Broadband Group consistent with past practice;

          (c) liabilities or obligations under commercial transactions and agreements in accordance with their terms or arising in compliance with applicable laws, statutes, ordinances, rules or regulations; or

          (d) liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.12. Compliance with Laws and Court Orders. Except as set forth in Section 6.12 of the AT&T Disclosure Schedule, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and each of the AT&T Broadband Subsidiaries are, and have been in compliance with, and to the knowledge of AT&T, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of AT&T, threatened against or affecting AT&T, the AT&T Broadband Group or any AT&T Subsidiary, or any of their respective assets or properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.14. Finders' Fees. Except for Credit Suisse First Boston and Goldman Sachs & Co., whose fees, subject to Section 11.03(a), will be paid by AT&T Broadband, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of AT&T or any AT&T Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. A copy of AT&T's engagement agreement with each of Goldman Sachs & Co. and Credit Suisse First Boston have been provided to Comcast.

     SECTION 6.15. Opinion of Financial Advisor. AT&T has received an opinion of each of Credit Suisse First Boston and Goldman, Sachs & Co., financial advisors to AT&T, to the effect that, as of the date hereof, the exchange ratio in the AT&T Broadband Merger is fair, from a financial point of view, to the shareholders of AT&T who will become shareholders of AT&T Broadband pursuant to the Separation and Distribution Agreement (other than Comcast and its Affiliates).

     SECTION 6.16. Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have an AT&T Broadband Material Adverse Effect, (a) all AT&T and AT&T Subsidiary Tax Returns required to be filed on or before the Effective Time with any taxing authority by, or with respect to, AT&T and the AT&T Subsidiaries have been or will be timely filed (taking into account extensions) and are or will be correct in all respects (other than with respect to Taxes for which adequate reserves are reflected on the AT&T Balance Sheet and, to the extent related to the AT&T Broadband Group, AT&T Broadband or an AT&T Broadband Subsidiary, on the AT&T Broadband Balance Sheet);
(b) AT&T and the AT&T Subsidiaries have timely paid or will timely pay all Taxes shown as due and payable on the AT&T Tax Returns that have been or will be so filed, and, as of the time of filing, the AT&T Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of AT&T and the AT&T Subsidiaries (other than with respect to Taxes for which adequate reserves are reflected on the AT&T Balance Sheet and, to the extent related to the AT&T Broadband Group, AT&T Broadband or an AT&T Broadband Subsidiary, on the AT&T Broadband Balance Sheet); (c) AT&T and the AT&T Subsidiaries have made provision for all Taxes payable by AT&T and the AT&T Subsidiaries for which no AT&T Tax Return has yet been filed; (d) there is no action, suit, proceeding, audit or claim currently proposed or pending against or with respect to AT&T or any AT&T Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (e) the United States federal income Tax Returns of AT&T and the AT&T Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of United States federal income Taxes for such periods have expired) for all years through 1992; (f) no extension of the statute of limitations on the assessment of any Taxes has been granted by AT&T or any AT&T Subsidiary and is currently in effect; (g) except for complete and accurate copies of Tax sharing agreements and amendments thereto made available to Comcast prior to the execution of this Agreement and listed in Section 6.16 of the AT&T Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between AT&T and/or any of the AT&T Subsidiaries, on the one hand, and a third party, on the other hand; and (h) there are no Liens for Taxes on any of the assets of AT&T or any AT&T Subsidiary except Liens for current Taxes not yet due and payable.

     SECTION 6.17. Tax Opinions. Neither AT&T nor any AT&T Subsidiary has taken any action or knows of any facts or circumstances relating to AT&T or any AT&T Subsidiary that would prevent (i) the ruling or opinion referred to in
Section 10.01(j) from being obtained or (ii) Wachtell, Lipton, Rosen & Katz from delivering the opinion referred to in Section 10.02(b) as of the date hereof.

     SECTION 6.18. Employee Benefit Plans and Labor Matters. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, an AT&T Broadband Material Adverse Effect:

          (a) Section 6.18(a) of the AT&T Disclosure Schedule contains a true and complete list, as of the date hereof, of all Broadband Employee Plans and all Broadband Benefit Arrangements. Copies of each Broadband Employee Plan and Broadband Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto have been made available to Comcast as of the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Broadband Employee Plan.

          (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any Broadband Employee Plan subject to such Section 412 of the Code, whether or not waived. No "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day notice period has not been waived, and no event described in
     Section 4062 or 4063 of ERISA, has occurred in connection with any Broadband Employee Plan. Neither AT&T nor any ERISA Affiliate of AT&T has
     (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of Parent, AT&T Broadband, any AT&T Broadband Subsidiary, Comcast, any Comcast Subsidiary, or any of their respective ERISA Affiliates after the Effective Time. No Broadband Employee Plan is a Multiemployer Plan.

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

          (c) As of June 30, 2001, the fair market value of the assets of each Broadband Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of the pension benefit obligations accrued under such Broadband Pension Plan calculated pursuant to SFAS No. 87, "Employers' Accounting for Pensions". As of September 30, 2001, the aggregate unfunded liability of AT&T and any AT&T Subsidiary in respect of all Broadband Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $132 million.

          (d) Neither AT&T, AT&T Broadband nor any AT&T Broadband Subsidiary has any liability with respect of post-retirement health, medical or life insurance benefits for retired, former or current Broadband Employees except as to required to avoid excise tax under Section 4980B of the Code.

          (e) Each Broadband Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and a favorable determination letter is currently in effect for each such Broadband Employee Plan. To the knowledge of AT&T, no fact or circumstance exists giving rise to a material likelihood that such Broadband Employee Plan would not be treated as qualified by the Internal Revenue Service.

          (f) There is no contract, plan or arrangement (written or otherwise) covering any Broadband Employee that, individually or in the aggregate, could give rise to the payment of any amount by AT&T Broadband or any of the AT&T Broadband Subsidiaries that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

          (g) AT&T has made available to Comcast, as of the date hereof, a true and complete list and copies of each material Broadband International Plan, other than plans mandated by applicable law.

          (h) Each Broadband Employee Plan, Broadband Benefit Arrangement and Broadband International Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable laws, statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such plan was intended to be so registered or qualified) and has been maintained in good standing with applicable Governmental Authorities.

          (i) There has been no amendment to, written interpretation or announcement (whether or not written) by AT&T or any of its Affiliates relating to, or change in employee participation coverage under, a Broadband Employee Plan, Broadband Benefit Arrangement or Broadband International Plan which would increase materially the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 2000.

          (j) No Broadband Employee, former Broadband Employee or independent contractor of AT&T Broadband or any of the AT&T Broadband Subsidiaries, will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

          (k) Section 6.18(k) of the AT&T Disclosure Schedule sets forth a list of all collective bargaining agreements to which AT&T Broadband or any of the AT&T Broadband Subsidiaries is a party or otherwise covering any employee of AT&T Broadband or any of the AT&T Broadband Subsidiaries. None of AT&T, AT&T Broadband nor any of the AT&T Broadband Subsidiaries is involved in, or to the knowledge of AT&T, threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance relating to the AT&T Broadband Group. To the knowledge of AT&T, there is no organizing effort or representation question at issue with respect to any collective bargaining unit of AT&T Broadband or any of the AT&T Broadband Subsidiaries or any employee of AT&T Broadband or any of the AT&T Broadband Subsidiaries.

          (l) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of AT&T, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against any of the

     Broadband Benefit Arrangements, the Broadband Employee Plans and the Broadband International Plans, any fiduciaries thereof with respect to their duties thereto or the assets of any of the trusts thereunder, that could reasonably be expected to result in any material liability of AT&T or any of the AT&T Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any foreign governmental authority, any Multiemployer Plan, any of the Broadband Benefit Arrangements, the Broadband Employee Plans and the Broadband International Plans, any participant therein, or any other Person.

     SECTION 6.19. Environmental Matters. (a) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, an AT&T Broadband Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of AT&T, threatened by any Governmental Authority or other Person with respect to AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group relating to or arising out of any Environmental Law;

          (ii) each member of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Subsidiaries and the AT&T Broadband Group is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Subsidiaries or the AT&T Broadband Group of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in, or be the basis for, any such liability.

     (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which AT&T has knowledge in relation to the current or prior business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary or any property or facility now or previously owned or leased by the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary that reveal matters that, individually or in the aggregate, have had, or would reasonably be expected to have, an AT&T Broadband Material Adverse Effect.

     (c) For purposes of this Section 6.19, the terms "AT&T Broadband Group", "AT&T (to the extent relating to the AT&T Broadband Group)", "AT&T Broadband" and "AT&T Broadband Subsidiary" shall include any entity that is, in whole or in part, a predecessor of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary.

     SECTION 6.20. Intellectual Property. The Transaction Agreements, taken as a whole, including the Separation and Distribution Agreement and the assets transferred thereby, the Intellectual Property Agreement (as defined in the Separation and Distribution Agreement) and the intellectual property licenses granted thereby and the other Ancillary Agreements and all services furnished thereby provide sufficient rights in or access to intellectual property owned by AT&T to enable the AT&T Broadband Group, without violating such AT&T intellectual property, to conduct its business immediately after the Effective Time in all material respects as that business was conducted by the AT&T Broadband Group immediately prior to the Effective Time. Neither AT&T nor any AT&T Subsidiary has received any notice of infringement of or conflict with, and, to AT&T's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right that, in either such case, individually or in the aggregate, have had or would reasonably be expected to have, an AT&T Broadband Material Adverse Effect.

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

     SECTION 6.21. Contracts. Except as set forth in Section 6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At Home, neither AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband nor any of the AT&T Broadband Subsidiaries is a party to or bound by (a) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business,
(b) any non-competition agreement or any other agreement or obligation that materially limits or will materially limit AT&T Broadband, the AT&T Broadband Group or the AT&T Broadband Subsidiaries (or, after the Mergers, Parent, Comcast or any of the Comcast Subsidiaries) from engaging in the business of providing telephony, data transmission services, cable television or programming content, or (c) any agreement, contract or commitment to which Liberty Media Corporation, AT&T Wireless or any of their respective Subsidiaries is a party that is material to or not in the ordinary course of business of the AT&T Broadband Group. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect and except as may relate to TWE or At Home, (i) each of the contracts, agreements and commitments of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries is valid and in full force and effect and (ii) neither the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband nor any of the AT&T Broadband Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such contract, agreement or commitment. To the knowledge of AT&T, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of such contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. Except as set forth in Section 6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At Home, neither AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband nor any AT&T Broadband Subsidiary is a party to, or otherwise a guarantor of or liable with respect to (including pursuant to any keepwell agreement), (i) any material interest rate, currency or other swap or derivative transaction (other than those entered into in the ordinary course of business solely for hedging purposes) or (ii) any Indebtedness of any other Person except a wholly owned AT&T Broadband Subsidiary. Except as set forth in Section 6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At Home, neither AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband nor any AT&T Broadband Subsidiary is a party to any joint venture or partnership agreement pursuant to which it is obligated to make capital contributions in excess of (x) $25,000,000 during the current or any succeeding calendar year or (y) $100,000,000 during the remaining term of such agreement. Subject to applicable confidentiality restrictions, AT&T has provided or made available to Comcast prior to the date hereof a copy of each agreement of the type described in clause (a), (b) or (c) of the first sentence of this Section 6.21, in clause (i) or (ii) of the second preceding sentence of this Section
6.21 or in the immediately preceding sentence.

     SECTION 6.22. AT&T Shareholder Vote. Assuming the receipt of the affirmative vote of the holders of a majority of the outstanding shares of AT&T Common Stock (the "AT&T SHAREHOLDERS' APPROVAL"), which the parties acknowledge is a condition to the obligations of the parties to effect the Separation, Distribution and Mergers, no other vote of the holders of any class or series of capital stock of AT&T will be necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Distribution. The only vote of the holders of any class or series of capital stock of any AT&T Subsidiary necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the AT&T Broadband Merger, is the affirmative vote of the holders of a majority of the outstanding shares of AT&T Broadband Common Stock, which vote has previously been obtained.

     SECTION 6.23. Antitakeover Statutes. AT&T Broadband has taken all action necessary to exempt the AT&T Broadband Merger and this Agreement and the transactions contemplated hereby from the restrictions of Section 203 of the DGCL or otherwise to make such provisions inapplicable to this Agreement and the transactions contemplated hereby, and, accordingly, neither Section 203 of the DGCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition", "fair price", "moratorium" or other antitakeover laws or regulations enacted under any United States federal, state or local or foreign laws apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 6.24. Comcast Securities. Neither AT&T nor any of the AT&T Subsidiaries owns any Comcast Securities.

     SECTION 6.25. TWE; At Home. (a) Section 6.25(a) of the AT&T Disclosure Schedule sets forth a list of each material agreement, contract or commitment to which AT&T or any AT&T Subsidiary of AT&T is a party that amends the TWE Partnership Agreement or any related agreement or that materially affects the rights or obligations of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Group or the AT&T Broadband Subsidiaries with respect to TWE or any TWE Subsidiary or that was entered into in connection with or relates to AT&T's TWE interest (the "TWE CONTRACTS"). None of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any of the AT&T Broadband Subsidiaries has violated any material provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under any material provision of, any such material contract, agreement or commitment or the TWE Partnership Agreement, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. The AT&T Broadband Group owns a Class A Partnership Interest consisting of (x) a Common Sub-Account, entitling the AT&T Broadband Group to a Participating Percentage Share of 25.51% and (y) an A Sub-Account, each as described in Article VII of the TWE Partnership Agreement and as adjusted pursuant to Article VIII of the TWE Partnership Agreement (capitalized terms used in this sentence and not defined have the meanings set forth in the TWE Partnership Agreement). The registration rights provisions of
Article 13 of the TWE Partnership Agreement are enforceable in accordance with their terms and subject to the conditions thereof, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity. AT&T has provided or made available to Comcast prior to the date hereof a copy of each TWE Contract.

     (b) Section 6.25(b) of the AT&T Disclosure Schedule sets forth a list of each material agreement, contract or commitment between At Home and its Subsidiaries, on the one hand, and AT&T (to the extent relating to the AT&T Broadband Group other than At Home and its Subsidiaries), the AT&T Broadband Group (other than At Home and its Subsidiaries), AT&T Broadband or any of the AT&T Broadband Subsidiaries (other than At Home and its Subsidiaries), on the other hand, that is not described by any of the following: (i) it has been rejected in bankruptcy proceedings, (ii) it has been filed with the SEC by At Home, AT&T or AT&T Broadband, LLC (or its predecessor) or (iii) Comcast or any of its Subsidiaries is a party thereto or to a comparable agreement, contract or commitment. None of AT&T or any of its Subsidiaries (other than At Home and its Subsidiaries) has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time or both, would constitute a default under any provision of, any such material contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. AT&T has provided or made available to Comcast prior to the date hereof a copy of each agreement of the type described in the first sentence of this Section 6.25(b).

     SECTION 6.26.  Intercompany Transactions.  (a) Except as described in
Section 6.26(a) of the AT&T Disclosure Schedule, since December 31, 1999 through the date hereof there have been no material transactions (including allocations) between the AT&T Broadband Group, on the one hand, and the AT&T Communications Group, on the other hand.

     (b) Except as described in Section 6.26(b) of the AT&T Disclosure Schedule, since the AT&T Broadband Balance Sheet Date through the date hereof there have been no material transactions (including allocations) between any AT&T Broadband Entity, on the one hand, and any member of the AT&T Communications Group, on the other hand.

     SECTION 6.27. Sufficiency of Transferred Assets. (a) Except as set forth in Section 6.27(a) of the AT&T Disclosure Schedule (and other than the Delayed Transfer Assets (as defined in the Separation and Distribution Agreement) that are AT&T Broadband Assets), as of the Effective Time, no material AT&T Broadband Assets will be owned or held by AT&T or any AT&T Subsidiary. Assuming consummation of the transactions contemplated by the Separation and Distribution Agreement and assuming the availability of any assets and services contemplated to be made available to the AT&T Broadband Group pursuant to the terms of the Ancillary Agreements, (i) the assets reflected on the unaudited combined balance sheet of the AT&T Broadband Group as of December 31, 2000 attached as Exhibit E were sufficient in all material respects to conduct the business of the AT&T Broadband Group in the manner reflected in the AT&T Broadband Financial Statements and (ii) at the Effective Time, the AT&T Broadband Assets will be sufficient for the conduct of the business of the AT&T Broadband Group as it is being operated immediately prior to the Separation. Assuming the condition set forth in Section 10.01(l) is satisfied with respect to all outstanding Indebtedness issued under the Notes Indenture, neither Parent, nor AT&T Broadband nor any AT&T Broadband Subsidiary will be required to guarantee or otherwise become liable for any material Indebtedness or liability of AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary (other than AT&T Broadband or any AT&T Broadband Subsidiary) as a result of the Separation or Distribution.

     (b) Since December 31, 2000, (i) no material assets have been transferred from AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group to AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary other than AT&T Broadband or any AT&T Broadband Subsidiary, other than the assets set forth in
Section 6.27(b) of the AT&T Disclosure Schedule and (ii) no material liabilities have been assumed by AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group from AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary other than AT&T Broadband or any AT&T Broadband Subsidiary, other than the liabilities set forth in Section 6.27 of the AT&T Disclosure Schedule.

     (c) The investments set forth in Section 6.27(c) of the AT&T Disclosure Schedule (or the net proceeds therefrom) constitute assets of one or more of the AT&T Broadband Subsidiaries.

     SECTION 6.28. Investments. Section 6.28 of the AT&T Disclosure Schedule sets forth a list of each material investment of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary. Neither AT&T nor any AT&T Subsidiary has any material liability in respect of any such investment.

                                   ARTICLE 7

                              COVENANTS OF COMCAST

     SECTION 7.01. Comcast Interim Operations. Except as set forth in the Comcast Disclosure Schedule, or as otherwise expressly contemplated hereby, from the date hereof until the Effective Time, Comcast shall, and shall cause each of the Comcast Subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice and use all reasonable efforts to: (a) preserve intact its present business organization;
(b) keep available the services of its key officers and key employees; (c) maintain in effect all material foreign and United States federal, state and local licenses, approvals and authorizations, including all material licenses and permits that are required for Comcast or any Comcast Subsidiary to carry on its business; and (d) preserve existing relationships with its material lenders, suppliers and others having material business relationships with it so that the business of Comcast and the Comcast Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the Comcast Disclosure Schedule or as otherwise expressly contemplated hereby and except as prohibited by law, from the date hereof until the Effective Time, without the prior written consent of AT&T, such consent not to be unreasonably withheld, Comcast shall not, nor shall it permit any Comcast Subsidiary to:

          (i) amend its articles of incorporation or bylaws or other applicable governing instruments;

          (ii) amend any material term of any of its outstanding securities;

          (iii) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, except for cash dividends paid by any Comcast Subsidiary to Comcast or any wholly owned Comcast Subsidiary;

          (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Comcast Subsidiaries);


          (v) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any class of its capital stock or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (A) the issuance of shares of capital stock or other equity interests (or derivative securities therefor) by a Comcast Subsidiary that is not a Comcast Significant Subsidiary, (B) the issuance of shares of Comcast Common Stock upon the exercise of Comcast Stock Options or options to purchase Comcast Common Stock under the Comcast ESPP or upon the settlement of Comcast Restricted Stock Awards or Comcast Equity Awards outstanding as of the date hereof in accordance with their current terms or (C) the granting of Comcast Stock Options, Comcast Restricted Stock Awards, Comcast Equity Awards and options to purchase Comcast Common Stock under the Comcast ESPP in the ordinary course of business and consistent with past practices and the issuance of shares of Comcast Common Stock upon the exercise or settlement thereof;


          (vi) incur any capital expenditures, except as set forth in the Comcast Disclosure Schedule;

          (vii) except for capital expenditures, which shall be governed by
     Section 7.01(vi), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, other than (A) pursuant to agreements in effect as of the date hereof, (B) assets used in the ordinary course of business of Comcast and the Comcast Subsidiaries, in a manner that is consistent with past practice, (C) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (D) in the case of cable swaps and similar transactions where the primary consideration for the acquired assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (viii) other than pursuant to agreements in effect as of the date hereof and other than in the ordinary course of business, sell, lease, license, encumber or otherwise transfer any assets other than (A) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (B) in the case of cable swaps and similar transactions where the primary consideration for the disposed of assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (ix) incur, assume or guarantee any Indebtedness, other than in the ordinary course of business;

          (x) make any loan, advance or capital contributions to or investment in any Person other than (A) loans, advances or capital contributions to or investments in any wholly owned Comcast Subsidiary, (B) pursuant to agreements in effect as of the date hereof or (C) loans, advances or capital contributions to joint ventures or Affiliates of Comcast or the Comcast Subsidiaries pursuant to Schedule 7.01(x) of the Comcast Disclosure Schedules or as required by agreements currently in effect relating to such joint ventures or Affiliates;

          (xi) except for capital expenditures, which shall be governed by
     Section 7.01(vi), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, for the provision of goods or services or the use of facilities (including any programming agreement, any agreement with any vendor for the purchase of equipment, any agreement for the provision by one or more third parties of telephone, data or other services through the facilities of one or more of the Systems of Comcast or any of the Comcast Subsidiaries or any agreement providing for access to, or the right to use, the facilities of one or more of the Systems of Comcast or any of the Comcast Subsidiaries) that is (A) material to Comcast and the Comcast Subsidiaries, taken as a whole, or (B) that provides for payments in excess of $50,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

          (xii) enter into or amend in any material respect any joint venture, partnership or other similar venture that is material to Comcast and the Comcast Subsidiaries, taken as a whole;

          (xiii) enter into any agreement or arrangement that materially limits or otherwise materially restricts Comcast, any Comcast Subsidiary or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, materially limit or restrict Parent, AT&T, any AT&T Subsidiary or any of their Affiliates, from engaging in any material business;


          (xiv) except as required pursuant to existing written, binding agreements or as otherwise required by law, (A) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of Comcast or any Comcast Subsidiary, (B) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (C) other than in the ordinary course of business consistent with past practice, enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer of Comcast or any Comcast Subsidiary, (D) establish, adopt or amend (except as required by applicable law) any collective bargaining (except to the extent it would contain economic terms that are not materially less favorable to Comcast or any Comcast Subsidiary than the terms of existing arrangements), bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Comcast or any Comcast Subsidiary, except that Comcast and the Comcast Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than a de minimis increase in the costs or liabilities under such agreement or plan, (E) other than in the ordinary course of business consistent with past practice, or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of Comcast or any Comcast Subsidiary or (F) amend the terms of any outstanding Comcast Stock Option, Comcast SAR, Comcast Restricted Stock Award or Comcast Equity Award; provided that the foregoing shall not in any way restrict Comcast or any of its Subsidiaries from taking any action (including granting any stay bonuses and paying or providing other compensation pursuant to retention plans or similar arrangements) on reasonable commercial terms that Comcast determines is reasonably necessary or desirable in order to retain or attract any officers or employees to the extent that the aggregate cost of such actions, grants or payments does not exceed the amount set forth in Section 7.01(xiv) of the Comcast Disclosure Schedule;


          (xv) launch any new channels, except as necessary to comply with any requirement of any Governmental Authority and except pursuant to pending agreements in effect as of the date hereof;

          (xvi) change (A) its methods of accounting or accounting practices in any material respect, except as required by changes in GAAP or by law, or
     (B) its fiscal year;

          (xvii) settle any litigation, investigation, arbitration, proceeding or other claim if Comcast or any of the Comcast Subsidiaries would be required to pay in excess of $25,000,000 or if such settlement would otherwise be material to the Comcast Group taken as a whole;

          (xviii) other than in the ordinary course of business and consistent with past practice, make any material Tax election or enter into any settlement or compromise of any material Tax liability;

          (xix) (A) fail to comply with its obligations under the Exchange Agreement and the Set-Top Box Commitment (as defined in the Exchange Agreement) or (B) amend or waive any provision of the Exchange Agreement except for such amendments or waivers as would not adversely affect AT&T or delay or adversely affect consummation of the transactions contemplated hereby;

          (xx) engage in any transaction of a type described in Section 5.25 or take any action that would reasonably be expected to make any representation or warranty of Comcast hereunder inaccurate in any material respect at the Effective Time;

          (xxi) take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of AT&T or Comcast or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements; or

          (xxii) agree or commit to do any of the foregoing; provided that the limitations set forth in Sections 7.01(i) through 7.01(xix) shall not apply to any transaction between Comcast and any wholly owned Comcast Subsidiary or between any wholly owned Comcast Subsidiaries.


     SECTION 7.02. Comcast Shareholders' Meeting; Proxy Material. (a) Comcast shall cause the Comcast Shareholders' Meeting to be duly called and held as soon as reasonably practicable (taking into consideration all relevant factors, including delays due to complications of preparing required pro forma and other financial statements) for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated by this Agreement, including the Comcast Merger. In connection with the Comcast Shareholders' Meeting, Comcast will (i) use its reasonable best efforts to obtain the Comcast Shareholders' Approval and the Preferred Structure Approval and (ii) otherwise comply with all legal requirements applicable to the Comcast Shareholders' Meeting.


     (b) Comcast's Board of Directors shall recommend approval and adoption of this Agreement and the transactions contemplated by this Agreement, including the Comcast Merger, by Comcast shareholders.

     SECTION 7.03. Voting Agreement. Comcast agrees to vote, and to cause each of the Comcast Subsidiaries to vote, any shares of AT&T Common Stock with respect to which Comcast or such Comcast Subsidiary may have any voting power in favor of the Mergers, the Separation, the Distribution and the other transactions contemplated hereby.

                                   ARTICLE 8

                               COVENANTS OF AT&T

     SECTION 8.01. AT&T Broadband Interim Operations. Except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby or by any of the Ancillary Agreements, from the date hereof until the Effective Time, AT&T shall, to the extent relating to the AT&T Broadband Group, and shall cause each of the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries to, conduct its business in all material respects for the benefit of the AT&T Broadband Group (it being understood that the AT&T Communications Group will be conducted for the benefit of the AT&T Communications Group and that the interests of the AT&T Broadband Group and the AT&T Communications Group may not coincide) and in the ordinary course of business consistent with past practice and use all reasonable efforts to: (a) preserve intact its present business organization; (b) keep available the services of its key officers and key employees; (c) maintain in effect all material foreign and United States federal, state and local licenses, approvals and authorizations, including all material licenses and permits that are required for the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary to carry on its business; and (d) preserve existing relationships with its material lenders, suppliers and others having material business relationships with it so that the business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby or by any of the Ancillary Agreements and except as prohibited by law, from the date hereof until the Effective Time, without the prior written consent of Comcast, such consent not to be unreasonably withheld, AT&T shall not, nor shall it permit the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to:

          (i) amend its certificate of incorporation or bylaws or other applicable governing instruments;

          (ii) amend any material term of any of its outstanding securities (other than debt securities of AT&T except to the extent relating to the AT&T Broadband Group);

          (iii) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of AT&T Broadband or any AT&T Broadband Subsidiary, except for (A) the regular quarterly dividend of AT&T and other dividends or distributions thereon not involving the assets or securities of the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries, (B) cash dividends paid by any AT&T Broadband Subsidiary to AT&T Broadband or another AT&T Broadband Subsidiary, (C) the exchange or redemption of the TCI Pacific Preferred Stock in accordance with the terms thereof, (D) repurchases or other acquisitions of any shares of capital stock of AT&T; provided that none of the assets used to pay for such repurchases or other acquisitions are assets of the AT&T Broadband Group; or (E) the creation and issuance of any class of tracking stock of AT&T that is designed to reflect the financial performance of any of AT&T's businesses other than the AT&T Broadband Group;

          (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned AT&T Broadband Subsidiaries) other than in connection with any Excepted Transaction;


          (v) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any class of its capital stock or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (A) the issuance of shares of AT&T Common Stock upon the exercise of options to purchase AT&T Common Stock, stock appreciation rights with respect to AT&T Common Stock or options to purchase AT&T Common Stock under the AT&T ESPP or upon the settlement of AT&T restricted stock or equity awards based upon shares of AT&T Common Stock outstanding as of the date hereof in accordance with their current terms, (B) the granting of options to purchase AT&T Common Stock, stock appreciation rights with respect to AT&T Common Stock, AT&T restricted stock or equity awards based upon shares of AT&T Common Stock and options to purchase AT&T Common Stock under the AT&T ESPP in the ordinary course of business and consistent with past practice and the issuance of shares of AT&T Common Stock upon the exercise or settlement thereof, (C) the granting of options to purchase AT&T Common Stock, and AT&T restricted stock or equity awards based upon shares of AT&T Common Stock that are not exercisable prior to the Distribution and that will become options or equity awards, as applicable, solely with respect to AT&T Common Stock following the Distribution, (D) the issuance of shares of AT&T Common Stock pursuant to any instruments, agreements or other arrangements contemplated by Section 6.05 or the Schedules thereto and outstanding as of the date hereof or (E) 275 million shares of AT&T Common Stock as set forth in Section 6.05(b) of the AT&T Disclosure Schedule in accordance with
     Section 8.01(v) of the AT&T Disclosure Schedule;

          (vi) incur any capital expenditures in respect of the AT&T Broadband Group, except as set forth in the AT&T Disclosure Schedule;

          (vii) except for capital expenditures in respect of the AT&T Broadband Group, which shall be governed by Section 8.01(vi), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets in respect of the AT&T Broadband Group, other than
     (A) pursuant to agreements in effect as of the date hereof, (B) assets used in the ordinary course of business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries, in a manner that is consistent with past practice, (C) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (D) in the case of cable swaps and similar transactions where the primary consideration for the acquired assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (viii) except for the sale of the interest in TWE, which shall be governed by Section 8.01(xiii), and other than pursuant to agreements in effect as of the date hereof and other than in the ordinary course of business, sell, lease, license, encumber or otherwise transfer any assets other than (A) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate or (B) in the case of cable swaps and similar transactions where the primary consideration for the disposed of assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (ix) incur, assume or guarantee any Indebtedness, other than (A) borrowings from AT&T or any AT&T Subsidiary on the terms set forth in
     Schedule 8.01(ix) either in the ordinary course of business or to refinance Indebtedness at maturity, (B) any transactions by AT&T and its wholly owned Subsidiaries that do not involve the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries, (C) Indebtedness incurred as contemplated by Section 9.18 or (D) as approved by the Interim Finance Committee;

          (x) make any loan, advance or capital contributions to or investment in any Person other than (A) loans, advances or capital contributions to or investments in AT&T Broadband or any wholly owned AT&T Broadband Subsidiary on terms set forth in Section 6.27(b) of the AT&T Disclosure Schedule, (B) loans or advances to AT&T or any AT&T Subsidiary on terms set forth in
     Section 6.27(b) of the AT&T Disclosure Schedule, (C) pursuant to agreements in effect as of the date hereof, (D) any transactions by AT&T and its wholly owned Subsidiaries that do not involve the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries, or (E) loans, advances or capital contributions to joint ventures or Affiliates of the AT&T Broadband Group as required by agreements currently in effect relating to such joint ventures or Affiliates or as contemplated by Schedule 8.01(x);

          (xi) except for capital expenditures in respect of the AT&T Broadband Group, which shall be governed by Section 8.01(vi), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, in each case in respect of the AT&T Broadband Group, for the provision of goods or services or the use of facilities (including any programming agreement, any agreement with any vendor for the purchase of equipment, any agreement for the provision by one or more third parties of telephone, data or other services through the facilities of one or more of the Systems of AT&T or any of the AT&T Subsidiaries or any agreement providing for access to, or the right to use, the facilities of one or more of the Systems of AT&T or any of the AT&T Subsidiaries) that is (A) material to the AT&T Broadband Group, taken as a whole, or (B) that provides for payments in excess of $50,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

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          (xii) enter into or amend in any material respect any joint venture, partnership or other similar venture that is material to the AT&T Broadband Group, taken as a whole;

          (xiii) (A) enter into any material agreement or arrangement in connection with or relating to its interest in TWE or amend or modify in any material respect any of the TWE Contracts (other than incidental agreements necessary to implement the transactions contemplated by clauses
     (B) and (C) below of this Section 8.01(xiii) such as underwriting agreements, engagement letters and similar agreements), (B) exercise (other than on a cashless basis) the TWE Option under the TWE Option Agreement or
     (C) sell all or part of its interest in TWE except solely for cash or pursuant to Section 13.1 of the TWE Partnership Agreement; provided that AT&T has kept Comcast reasonably apprised of the status of the related process;

          (xiv) enter into any agreement or arrangement that materially limits or otherwise materially restricts the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or any of their respective Affiliates (other than AT&T (to the extent not relating to the AT&T Broadband Group) and the AT&T Subsidiaries other than AT&T Broadband and the AT&T Broadband Subsidiaries) or any successor thereto, or that could, after the Effective Time, materially limit or restrict Parent, Comcast, any Comcast Subsidiary or any of their Affiliates, from engaging in any material business;


          (xv) except as required pursuant to existing written, binding agreements, as otherwise required by law or as expressly provided in the Employee Benefits Agreement, (A) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary, (B) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (C) other than in the ordinary course of business consistent with past practice, enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary, (D) establish, adopt or amend (except as required by applicable law) any collective bargaining (except to the extent it would contain economic terms that are not materially less favorable to AT&T, AT&T Broadband or any AT&T Broadband Subsidiary than the terms of existing arrangements), bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary, except that AT&T, AT&T Broadband and the AT&T Broadband Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in more than a de minimis increase in the costs or liabilities under such agreement or plan, (E) other than in the ordinary course of business consistent with past practice or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary or (F) amend the terms of any outstanding option to purchase AT&T Common Stock, stock appreciation right with respect to AT&T Common Stock, AT&T restricted stock or equity award based upon shares of AT&T Common Stock; provided that the foregoing shall not in any way restrict AT&T or any of its wholly owned Subsidiaries from entering into or amending commitments, contracts, plans or other arrangements of the types referred to in clauses (A) through (F) above to the extent that AT&T Broadband and the AT&T Broadband Subsidiaries are not bound thereby and the AT&T Broadband Group is not affected thereby and provided further that the foregoing shall not in any way restrict AT&T or any of its Subsidiaries from taking any action (including granting any stay bonuses and paying or providing other compensation pursuant to retention plans or similar arrangements) on reasonable commercial terms that AT&T determines is reasonably necessary or desirable in order to retain or attract any officers or employees as set forth in Schedule 8.01(xv) to the extent that the aggregate cost of such actions, grants or payments does not exceed the amount set forth in Section 8.01(xv) of the AT&T Disclosure Schedule;

          (xvi) launch any new channels, except as necessary to comply with any requirement of any Governmental Authority and except pursuant to pending agreements in effect as of the date hereof;

          (xvii) change (A) its methods of accounting or accounting practices in any material respect, except as required by changes in GAAP or by law, or
     (B) its fiscal year;

          (xviii) except as set forth on Section 8.01(xviii) of the AT&T Disclosure Schedule, enter into or engage in any transaction with, or transfer any assets to, or assume any liabilities of, AT&T (in its capacity other than as part of the AT&T Broadband Group) or any of the AT&T Subsidiaries (other than AT&T Broadband or any of the AT&T Broadband Subsidiaries) other than non-material transactions on arm's-length terms in the ordinary course of business;

          (xix) except as set forth on Section 8.01(xix) of the AT&T Disclosure Schedule, settle any litigation, investigation, arbitration, proceeding or other claim if the AT&T Broadband Group would be required to pay in excess of $25,000,000 or such settlement would otherwise be material to the AT&T Broadband Group;

          (xx) other than in the ordinary course of business and consistent with past practice, make any material Tax election or enter into any settlement or compromise of any material Tax liability;

          (xxi) fail to comply with its obligations under the Exchange
     Agreement;

          (xxii) amend or waive any provision of any of the PrISMs Contracts or SAILS Contracts, make any payment in settlement of any of such contracts or terminate any of such contracts; provided that immediately prior to the Effective Time each of such contracts will be amended as set forth in
     Section 8.01(xxi) of the AT&T Disclosure Schedule if the counterparty to such contract consents to such amendment;

          (xxiii) (A) permit T-Holdings or any of its Subsidiaries to incur any liabilities or (B) take any action that would reasonably be expected to make any representation or warranty of AT&T hereunder or of AT&T or any AT&T Subsidiary under any of the other Transaction Agreements inaccurate in any material respect at the Effective Time;

          (xxiv) take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of AT&T or Comcast or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements; or

          (xxv) agree or commit to do any of the foregoing; provided that the limitations set forth in Sections 8.01(i) through 8.01(xxii) shall not apply to any transaction between AT&T Broadband and any wholly owned AT&T Broadband Subsidiary or between AT&T (to the extent not relating to the AT&T Broadband Group) and any wholly owned AT&T Subsidiaries (other than AT&T Broadband and any AT&T Broadband Subsidiaries) and provided, further, that the limitations set forth in Sections 8.01(i) through 8.01(xxii) shall not be deemed to in any way apply to or prohibit any Excepted Transaction or any transaction by or involving AT&T and its wholly owned Subsidiaries if AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries are not bound thereby, such transaction does not involve AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries and such transaction would not otherwise adversely affect the transactions contemplated hereby in any material respect. In no event will AT&T enter into, or permit the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to enter into, any agreement or contract that would bind or purport to bind, Parent or any of its Affiliates (other than AT&T Broadband and the AT&T Broadband Subsidiaries) after the Effective Time.

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

     SECTION 8.02. AT&T Shareholders' Meeting; Proxy Material. (a) Subject to applicable law, AT&T shall cause the AT&T Shareholders' Meeting to be duly called and held as soon as reasonably practicable (taking into consideration all relevant factors, including delays due to complications of preparing required pro forma and other financial statements) for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated by this Agreement; provided, however, that if within five days of the time the parties are notified by the SEC that it is willing to declare the Registration Statement effective any conditions shall exist (such conditions, the "MANDATORY RESIDUAL CONDITIONS") such that, as a result of the AT&T Shareholders' Approval being obtained, the holders of the Senior Notes would be entitled to require AT&T or any of its Affiliates to repurchase all or any portion of the Senior Notes, then AT&T shall be entitled to delay the calling of the AT&T Shareholders' Meeting until such time as the Mandatory Residual Conditions no longer exist. In connection with the AT&T Shareholders' Meeting, AT&T will (i) subject to Section 8.02(b), use its reasonable best efforts to obtain the AT&T Shareholders' Approval and (ii) otherwise comply with all legal requirements applicable to AT&T Shareholders' Meeting.

     (b) Except as provided below, AT&T's Board of Directors shall recommend approval and adoption of this Agreement and the transactions contemplated by this Agreement by AT&T shareholders. AT&T's Board of Directors shall be permitted to withdraw, or modify in a manner adverse to Comcast, its recommendation to AT&T shareholders only if (i) AT&T has complied with the terms of Section 8.03, including the requirement in Section 8.03(d) that it notify Comcast promptly after its receipt of any AT&T Broadband Acquisition Proposal;
(ii) AT&T's Board of Directors determines in good faith by a majority vote, after consulting with AT&T's outside counsel, that it must take such action to comply with its fiduciary duties under applicable law; and (iii) AT&T shall have delivered to Comcast a prior written notice advising Comcast that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than two Business Days prior to the time such action is taken). Unless this Agreement shall have been terminated in accordance with its terms, subject to applicable law, AT&T shall submit this Agreement to AT&T shareholders at the AT&T Shareholders' Meeting even if AT&T's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that AT&T shareholders reject it.

     SECTION 8.03. No Solicitation. (a) From the date hereof until the termination hereof, AT&T will not, and will cause the AT&T Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, representatives or advisors of AT&T and the AT&T Subsidiaries not to, directly or indirectly (i) take any action to solicit, initiate, facilitate or encourage the submission of any AT&T Broadband Acquisition Proposal; (ii) subject to Section 8.03(e), engage in any discussions or negotiations with, or disclose any non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary or afford access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to, any Person who is known by AT&T to be considering making, or has made, an AT&T Broadband Acquisition Proposal; (iii)(A) amend or grant any waiver or release under any standstill agreement, agreement restricting a party from engaging in negotiations or discussions with other parties or any similar agreement with respect to any class of equity securities of AT&T (other than in connection with an Excepted Transaction) or with respect to the AT&T Broadband Group or any of its material assets or (B) approve any transaction, or approve of any Person becoming an "Interested Shareholder", under Section 912 of the NYBCL or Section 203 of the DGCL; or (iv) enter into any agreement with respect to an AT&T Broadband Acquisition Proposal (other than a confidentiality agreement as described below).

     (b) Notwithstanding the provisions of Section 8.03(a) or any other provision of this Agreement, prior to the AT&T Shareholders' Meeting, AT&T may, in response to an unsolicited bona fide AT&T Broadband Acquisition Proposal that AT&T's Board of Directors determines in good faith, by majority vote, after consultation with its financial advisors and outside legal counsel, would reasonably be expected to lead to an AT&T Superior Proposal, furnish confidential or nonpublic information and access to, and engage in discussions and negotiate with, such Person making such proposal; provided that prior to taking any of such actions, (i) AT&T has complied with the terms of this Section 8.03, including the requirement in Section 8.03(d) that it notify Comcast promptly after its receipt of any AT&T Broadband Acquisition Proposal, (ii) the AT&T Board of Directors determines in good faith, by majority vote, after consultation with AT&T's outside legal counsel that it must take such action to comply with its fiduciary duties under applicable law and (iii) such Person making such proposal executes a confidentiality agreement with terms no less favorable in the aggregate to AT&T than those contained in the AT&T Confidentiality Agreement. "AT&T SUPERIOR PROPOSAL" means an unsolicited, bona fide AT&T Broadband Acquisition Proposal that AT&T's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account all the terms and conditions of the AT&T Broadband Acquisition Proposal, including the likelihood and timing of consummation of the AT&T Broadband Acquisition Proposal (including, without limitation, the likelihood of obtaining financing and receiving necessary regulatory approvals), would be more favorable to the holders of AT&T Common Stock than the transactions provided for in this Agreement.

     (c) Nothing contained in this Agreement shall prevent AT&T's Board of Directors from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an AT&T Broadband Acquisition Proposal; provided that AT&T's Board of Directors shall not recommend that AT&T shareholders tender their shares in connection with a tender offer, except to the extent AT&T's Board of Directors by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of AT&T's Board of Directors under applicable law, after consulting with outside legal counsel.

     (d) AT&T will notify Comcast promptly (but in no event later than 24 hours) after receipt by AT&T (or any of its advisors) of any AT&T Broadband Acquisition Proposal, or of any request for non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary or for access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary by any Person who is known to be considering making, or has made, an AT&T Broadband Acquisition Proposal. AT&T shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such AT&T Broadband Acquisition Proposal, indication or request. AT&T shall keep Comcast fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such AT&T Broadband Acquisition Proposal, indication or request. AT&T shall, and shall cause the AT&T Subsidiaries and the directors, employees and other agents of AT&T and the AT&T Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any AT&T Broadband Acquisition Proposal. This Section 8.03(d) shall not apply with respect to any Excepted Transaction; provided that if an agreement is entered into with respect to an Excepted Transaction that would reasonably be expected to delay the transactions contemplated hereby, AT&T shall promptly thereafter notify Comcast of such agreement and provide Comcast with information it may reasonably request relating to such Excepted Transaction to the extent it is relevant to the transactions contemplated hereby.

     (e) Notwithstanding anything in Section 8.03 to the contrary, in connection with discussions or negotiations relating to a proposed Excepted Transaction, AT&T may (i) disclose non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary and (ii) afford access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary, in the case of (i) and (ii), to the Person or Persons with whom AT&T is engaged in such discussions or negotiations relating to such proposed transaction; provided that
(x) such Person or Persons (A) are not known by AT&T to be considering making, or to have made, an AT&T Broadband Acquisition Proposal and (B) execute a confidentiality agreement with AT&T Broadband with confidentiality terms no less favorable than those in the AT&T Confidentiality Agreement pursuant to which such Person or Persons agree to hold any information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband and any AT&T Broadband Subsidiary confidential and (y) such disclosure and such access are limited to that reasonably necessary in connection with such proposed transaction.

     SECTION 8.04. Ancillary Agreements. Subject to the terms and conditions of this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements, AT&T shall, and shall cause each of its Subsidiaries (which, after the Effective Time, shall not include any of the AT&T Broadband Entities) to, comply with its respective obligations under the Separation and Distribution Agreement and the other Ancillary Agreements pursuant to and in accordance with the terms thereof. No provision of the Separation and Distribution Agreement or any of the other Ancillary Agreements may be amended or waived prior to the Effective Time without the prior written consent of Comcast, except that the Primary Commercial Agreements and the Additional Commercial Agreements may be amended or waived in the ordinary course of business without the prior written consent of Comcast if such amendment or waiver would not be adverse in any material respect to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries. None of the Separation and Distribution Agreement and the other Ancillary Agreements may be terminated prior to the Effective Time without the prior written consent of Comcast. The AT&T Broadband Group shall not grant any consent or approval under the Separation and Distribution Agreement or any of the other Ancillary Agreements prior to the Effective Time without the prior written concurrence of Comcast, except that the AT&T Broadband Group may grant a consent or approval under any Primary Commercial Agreement or Additional Commercial Agreement in the ordinary course of business if such consent or approval would not be adverse in any material respect to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries. Any agreements entered into or documents executed pursuant to the Primary Transaction Agreements shall be reasonably acceptable to Comcast. Prior to the Effective Time, all determinations by the AT&T Broadband Group under the Separation and Distribution Agreement or any of the other Ancillary Agreements will be made for the benefit of the AT&T Broadband Group and, in the event of any discretion as to terms, such terms shall be no less favorable to the AT&T Broadband Group than arm's-length terms.

     SECTION 8.05. Neutrality Agreement. Notwithstanding any other provision of this Agreement, AT&T shall not renew, extend or modify the Neutrality and Consent Election Agreement (the "NEUTRALITY AGREEMENT") among AT&T, the Communications Workers of America and the International Brotherhood of Electrical Workers, such that such agreement, as so renewed, extended or modified, will apply to or otherwise bind or purport to apply to or otherwise bind, after the Effective Time, AT&T Broadband, any of the AT&T Broadband Subsidiaries, Parent, Comcast or any of the Comcast Subsidiaries, either as a matter of contract or term or condition of employment. AT&T shall not enter into any other agreement or arrangement with respect to the same or similar matters as the matters covered by the Neutrality Agreement if such agreement or arrangement would apply to or otherwise bind or purport to apply to or otherwise bind, after the Effective Time, AT&T Broadband, any of the AT&T Broadband Subsidiaries, Parent, Comcast or any of the Comcast Subsidiaries, either as a matter of contract or term or condition of employment.

     SECTION 8.06. Broadband Employees. Prior to the Effective Time, AT&T shall, and shall cause each of its Subsidiaries to, use reasonable best efforts so that, immediately prior to the Effective Time, (i) all individuals (other than Broadband Transferees) who are then primarily employed (whether actively or then on an approved leave of absence) in connection with the AT&T Broadband Business will be employed, as of the Effective Time, by the AT&T Broadband Group and (ii) the AT&T Broadband Group will employ no individuals other than those referred to in clause (i) of this Section 8.06 and the Broadband Transferees; provided that no transfers required to implement this Section 8.06 shall result in any severance liabilities to AT&T Broadband.

     SECTION 8.07. AT&T Post-Signing Equity Awards. With respect to any options to purchase shares of AT&T Common Stock and any other equity-based awards based upon shares of AT&T Common Stock granted by AT&T or any of its Subsidiaries from the date hereof until the Effective Time, AT&T shall provide in the agreements evidencing such awards that the transactions contemplated by this Agreement or any of the other Transaction Agreements shall not constitute a "Change in Control" for purposes of triggering accelerated vesting of the awards; provided that if any employee who receives such an award is terminated after the Effective Time under conditions entitling him to receive "Change in Control Severance Benefits" under Appendix 2 of the AT&T Broadband Severance Plan, the equity awards held by such employee shall become immediately vested upon termination of employment and, if subject to exercise, shall remain exercisable for the full extent of the original term of the award.

     SECTION 8.08. Redemption of TCI Pacific Preferred Stock. Prior to the Effective Time, AT&T shall cause TCI Pacific Communications, Inc. (i) to call for redemption all of the outstanding shares of TCI Pacific Preferred Stock and
(ii) to the extent any of such shares are not exchanged for shares of AT&T Common Stock prior to the applicable redemption date, to redeem all of such shares remaining outstanding in exchange for shares of AT&T Common Stock, in the case of each of (i) and (ii), in accordance with the terms of the certificate of designation for the TCI Pacific Preferred Stock. The shares of AT&T Common Stock used to effect the foregoing redemption or exchange shall be provided by AT&T to TCI Pacific Communications, Inc. without payment of any consideration or charge by TCI Pacific Communications, Inc. or the AT&T Broadband Group.

     SECTION 8.09. Note Consent Process. AT&T will consult with Comcast in connection with actions taken by AT&T in furtherance of satisfaction of the condition specified in Section 10.01(l). AT&T will conduct such actions in a manner reasonably designed to minimize the cost and expenses incurred in connection with satisfaction of such condition. The parties agree that AT&T may obtain Note Consents or otherwise satisfy the condition set forth in Section 10.01(l) by a one-time cash payment of a consent fee, through a coupon increase or a combination thereof and that any costs and expenses incurred in connection therewith (as calculated pursuant to Section 11.03) shall be shared pursuant to
Section 11.03(a)(iv). AT&T shall not be required to take any action other than those referred to in the preceding sentence in order to satisfy the condition set forth in Section 10.01(l) unless Comcast agrees that the costs and expenses incurred in connection therewith shall be shared on the basis set forth in
Section 11.03(a)(iv).

                                   ARTICLE 9

                     COVENANTS OF AT&T, COMCAST AND PARENT

     SECTION 9.01. Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to promptly
(i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Mergers and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third Person that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated hereby; provided, that the parties' obligations to obtain the License Consents and the expiration (without either the Department of Justice or the Federal Trade Commission obtaining any injunction or other relief that prevents the consummation of the transactions contemplated hereby) or termination of the applicable waiting periods under the HSR Act shall be unconditional and shall not be qualified by best efforts. Consistent with its obligations under the preceding sentence, Comcast and AT&T will commit to and implement divestitures, hold separate or similar transactions or actions with respect to assets or businesses of the Comcast Group and the AT&T Broadband Group, which commitments and implementations may, at Comcast's or AT&T's option, be conditioned upon and effective as of the Effective Time. No party hereto shall, directly or indirectly, extend any waiting period under the HSR Act or enter into any agreement with a Governmental Authority to delay or to not consummate the Mergers or the other transactions contemplated by this Agreement, except with the prior written consent of the other parties. The parties' actions with respect to this

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


paragraph shall be reasonable and reasonably calculated to facilitate consummation of the Mergers by the End Date. Subject to applicable law relating to the exchange of information, Comcast and AT&T shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Comcast and the Comcast Subsidiaries or AT&T and the AT&T Broadband Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Mergers and the other transactions contemplated hereby. Prior to the date hereof, each of Comcast and AT&T has provided to the other a list of all material Franchise Consents of such party, all material License Consents of such party, all material PUC Consents of such party and all rights that any Person may have under the terms of such party's material Franchises to purchase all or any portion of a System owned and operated by such party as a result of the transactions contemplated hereby ("PURCHASE RIGHTS").


     (b) In furtherance and not in limitation of the foregoing, each of AT&T and Comcast agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers and the other transactions contemplated hereby as promptly as practicable (and, in any event, within 45 calendar days of the date of this Agreement), (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the Mergers and the other transactions contemplated hereby, including causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     SECTION 9.02. Joint Proxy Statement; Registration Statement. (a) As promptly as practicable after the date hereof (and, in any event, within 60 calendar days of the date of this Agreement) the parties hereto shall prepare and file the Joint Proxy Statement and the Registration Statement (in which the Joint Proxy Statement will be included) with the SEC. AT&T and Comcast shall use their reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Mergers. The Joint Proxy Statement shall include the recommendation of each of the Board of Directors of Comcast and AT&T in favor of approval and adoption of this Agreement and the applicable Merger, except to the extent the Board of Directors of AT&T shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 8.02(b). Comcast and AT&T each shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Registration Statement becomes effective. Each of Comcast and AT&T shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Joint Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Joint Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively.

     (b) AT&T and Comcast shall make all necessary filings with respect to the Mergers and the transactions contemplated hereby under the 1933 Act and the 1934 Act and applicable state "blue sky" laws and the rules and regulations thereunder. Each party hereto will advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be filed without the approval of both AT&T and Comcast, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, any information relating to AT&T or Comcast, or any of their respective Affiliates, officers or directors should be discovered by AT&T or Comcast that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of AT&T and Comcast.

     SECTION 9.03. Public Announcements. So long as this Agreement is in effect, Comcast and AT&T will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement that may be required by applicable law or any listing agreement with any national securities exchange or quotation system may be issued without such consent, if the party hereto making such release or statement has used its reasonable best efforts to consult with the other parties.

     SECTION 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the applicable Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of AT&T Broadband or Comcast, as the case may be, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of AT&T Broadband or Comcast, as the case may be, any other actions and things to vest, perfect or confirm of record in such Surviving Corporation, any and all right, title and interest in, to and under any of the rights, properties or assets of AT&T Broadband or Comcast, as the case may be, acquired or to be acquired by such Surviving Corporation, as a result of or in connection with the applicable Merger.

     SECTION 9.05. Access to Information. From the date hereof until the Effective Time or earlier termination of this Agreement and subject to applicable law and the Confidentiality Agreements, each of Comcast and AT&T shall (a) give to the other and the other's legal counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries, (b) furnish to the other and the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and
(c) instruct its employees, legal counsel, financial advisors, auditors and other authorized representatives to cooperate with the other in such other party's investigation. Any investigation pursuant to this Section 9.05 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the party being investigated. No information or knowledge obtained in any investigation pursuant to this Section 9.05 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Each party hereto will hold such information that is non-public in confidence in accordance with the provisions of the applicable Confidentiality Agreement.

     SECTION 9.06. Tax-free Transactions. (a) Prior to the Effective Time, each party hereto shall use its best efforts to cause the Mergers to qualify as tax-free exchanges described in Section 351 of the Code ("351 TRANSACTIONS"), and will not take any action reasonably likely to cause the Mergers not to so qualify.

     (b) Prior to the Effective Time, each party hereto shall use its best efforts to (i) cause the Separation and Distribution to qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code, and will not take any action reasonably likely to cause the Separation and Distribution not to so qualify and (ii) ensure that the Mergers will not cause the Separation and Distribution to fail to be qualified as tax-free transactions pursuant to Sections 355 and 368(a) of the Code.

     (c) Each party hereto shall use its best efforts to obtain (i) the ruling or opinion referred to in Section 10.01(j) and (ii) the opinions referred to in Sections 10.02(b) and 10.03(b).


     SECTION 9.07. Affiliates. (a) Within 30 days following the date of the AT&T Shareholders' Meeting, AT&T shall deliver to Comcast a letter identifying all known Persons who may be deemed affiliates of AT&T Broadband under Rule 145 of the 1933 Act (an "AT&T RULE 145 AFFILIATE"). AT&T shall use its reasonable best efforts to obtain and deliver to Comcast a written agreement from each AT&T Broadband Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form attached as Exhibit B.


     (b) Within 30 days following the date of the Comcast Shareholders' Meeting, Comcast shall deliver to AT&T a letter identifying all known Persons who may be deemed affiliates of Comcast under Rule 145 of the 1933 Act (an "COMCAST RULE 145 AFFILIATE"). Comcast shall use its reasonable best efforts to obtain and deliver to AT&T a written agreement from each Comcast Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form attached as Exhibit B.


     SECTION 9.08. Governance and Other Matters. Parent shall take all actions necessary so that at the Effective Time the Parent Board of Directors shall consist of 12 directors, five (5) of whom shall be existing Comcast directors designated by Comcast, five (5) of whom shall be existing AT&T directors designated by AT&T and two (2) of whom shall be Independent Persons jointly designated by Comcast and AT&T. Except as set forth on the Comcast Disclosure Schedule or the AT&T Disclosure Schedule, the individuals designated to be members of the Parent Board of Directors shall be mutually agreed by Comcast and AT&T. The senior officers of Parent at the Effective Time shall be designated by the chief executive officer of Comcast in consultation with the chief executive officer of AT&T. Until Parent's 2005 annual meeting of shareholders, Parent shall maintain an executive office in the New York City metropolitan area. The headquarters for Parent shall initially be in Philadelphia, Pennsylvania.

     SECTION 9.09. Notices of Certain Events. Each of Comcast and AT&T shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby;

          (c) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would reasonably be expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

          (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
     9.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 9.10. Section 16 Matters. Prior to the Effective Time, Comcast, AT&T and AT&T Broadband shall take all such actions as may be required to cause any (i) dispositions of AT&T Common Stock or AT&T Broadband Common Stock (including derivative securities with respect to AT&T Common Stock or AT&T Broadband Common Stock) or Comcast Common Stock (including derivative securities with respect to Comcast Common Stock) or (ii) acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to AT&T, AT&T Broadband or Comcast, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the 1934 Act.

     SECTION 9.11. Director and Officer Liability. (a) Parent shall indemnify and hold harmless and advance expenses to the present and former officers and directors of AT&T, the AT&T Subsidiaries, AT&T Broadband, the AT&T Broadband Subsidiaries, Comcast and the Comcast Subsidiaries, and each individual who prior to the Effective Time becomes an officer or director of AT&T, an AT&T Subsidiary, AT&T Broadband, an AT&T Broadband Subsidiary, Comcast or a Comcast Subsidiary (each an

"INDEMNIFIED PERSON"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) to the maximum extent permitted by law ("INDEMNIFIED LOSSES"); provided that notwithstanding the foregoing Parent shall have no obligation to indemnify and hold harmless and advance expenses to any Indemnified Person in respect of acts or omissions of such Indemnified Person that occurred while such Indemnified Person was acting in a capacity for AT&T and its Subsidiaries other than in connection with either the AT&T Broadband Group or this Agreement and the transactions contemplated hereby; provided, further, that AT&T shall indemnify and hold harmless Parent for 50% of any Indemnified Losses arising out of acts or omissions of the AT&T officers and directors in connection with this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 9.11(a). Parent shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to Parent the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by Parent in connection with such matter. In the event that Parent sells, transfers or leases all or substantially all of its assets or is not a surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, Parent shall, as a condition of any such transaction, cause such purchaser or such surviving corporation, as the case may be, to assume Parent's obligations under this Section 9.11 upon the consummation of any such transaction.


     (b) For six years after the Effective Time, Parent shall provide or shall cause each of the Surviving Corporations to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby), covering each such Indemnified Person (but, in the case of officers and directors of AT&T and its Subsidiaries, only in respect of acts or omissions of such person acting in connection with the AT&T Broadband Group or this Agreement and the transactions contemplated hereby) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast, as the case may be, on terms with respect to coverage and amount (including with respect to the payment of attorneys' fees) no less favorable than those of such policy in effect on the date hereof; provided that, if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by either AT&T or Comcast as of the date hereof for such insurance, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at 300% of such rate (it being agreed that in the event that Parent or its Affiliate shall pay premiums in excess of such rate in order to cover directors or officers of one such entity, it shall pay premiums at such higher rate to cover directors or officers of the other such entity).


     (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 9.11 shall be in addition to any rights such Indemnified Person may have under the certificate of incorporation or bylaws of AT&T, any AT&T Subsidiary, AT&T Broadband, any AT&T Broadband Subsidiary, Comcast or any Comcast Subsidiary, or under the PBCL, the NYBCL, the DGCL or any other applicable law.

     SECTION 9.12. Listing of Stock. Comcast and Parent shall use their respective reasonable best efforts to cause the shares of Parent Class A Common Stock and the Parent Class A Special Common Stock (and, if applicable, Parent Class C Common Stock) to be issued in connection with the Mergers and reserved for issuance in connection with the AT&T Stock Options, the AT&T Equity Awards, the Comcast Options and the Comcast Equity Awards to be approved for listing on Nasdaq subject to official notice of issuance.

     SECTION 9.13. Employee Matters. (a) Parent shall and shall cause its Subsidiaries (including the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation) to:

          (i) honor the terms of all Broadband Employee Plans and Broadband Benefit Arrangements, and to pay or provide, or cause its Subsidiaries to pay or provide, the benefits required thereunder, recognizing that the consummation of the transactions contemplated hereby will constitute a "change in control" for purposes of the Broadband Employee Plans and Broadband Benefit Arrangements that include a provision for modifications to benefits in the event of a "change in control";

          (ii) until December 31, 2003 (the "BENEFITS MAINTENANCE PERIOD"), with respect to Broadband Employees (other than those subject to collective bargaining obligations or agreements), provide a level of aggregate employee benefits and compensation, taking into account all Employee Plans and Benefit Arrangements and other programs sponsored or maintained by AT&T and the AT&T Subsidiaries listed in Section 6.18(a) of the AT&T Disclosure Schedule to the extent they remain in effect, but excluding any severance, separation, or similar plan, program, policy or arrangement ("SEVERANCE PLANS") that is substantially comparable in the aggregate to the aggregate employee benefits and compensation provided, with respect to service to AT&T Broadband or any of the AT&T Broadband Subsidiaries, to the Broadband Employees immediately prior to the Effective Time (excluding benefits provided under any Severance Plans); and

          (iii) until December 31, 2003, continue, without any change adverse to Broadband Employees, each severance plan identified in Section 6.18(a) of the AT&T Disclosure Schedule (the "AT&T SEVERANCE PLANS").

     (b) If Broadband Employees are included in any Employee Plan, Benefit Arrangement or International Plan sponsored or maintained by Parent or any of its Subsidiaries following the Effective Time, the Broadband Employees shall receive credit for service with AT&T and the AT&T Subsidiaries and their predecessors prior to the Effective Time to the same extent and for the same purposes thereunder as such service was counted under similar predecessor Employee Plans and Benefit Arrangements for all purposes (except that, with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits and shall not be counted for purposes of benefit accrual under any defined benefit plan); provided, however, that service with respect to Broadband Employees subject to collective bargaining agreements or obligations shall be determined under such collective bargaining agreements or obligations. Notwithstanding the foregoing, as soon as practicable after the Benefits Maintenance Period, Broadband Employees who satisfy eligibility requirements shall be allowed to participate in any retirement medical or life insurance benefit plan then sponsored or maintained by Parent or any of its Subsidiaries. If Broadband Employees or their dependents are included in any medical, dental or health plan (a "SUCCESSOR PLAN") other than the plan or plans in which they participated immediately prior to the Effective Time (a "PRIOR PLAN"), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions were applicable under any similar Prior Plan at the Effective Time) and any eligible expenses incurred by any Broadband Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such employee's participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Broadband Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan. Without limiting the generality of the foregoing, for purposes of determining severance pay and benefits under any applicable Broadband Severance Plan or other Severance Plan covering a Broadband Employee at or after the Effective Time, each Broadband Employee shall receive credit for service prior to the Effective Time with AT&T and the AT&T Subsidiaries and their predecessors to the same extent and for the same purposes as such service was counted under the applicable Broadband Severance Plans as in effect before the Effective Time, as well as for service from and after the Effective Time with Parent and any of its Subsidiaries (including the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation).

     (c) As soon as practicable after the Effective Time, Parent shall offer a one-time grant of options to purchase a number of shares of Parent Common Stock equal to 300 multiplied by the Exchange Ratio to each full-time employee of Parent or any of its Subsidiaries (including, for the avoidance of doubt, each Broadband Employee).

     (d) Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring Parent or any of its Subsidiaries to continue any specific Employee Plan or Benefit Arrangement, or to continue the employment of any specific person; provided, however, that any changes that Parent or any of its Subsidiaries may make to any such Employee Plan or Benefit Arrangement are permitted by the terms of the applicable Employee Plan or Benefit Arrangement and under any applicable law.

     SECTION 9.14. Employment Agreements. Parent shall offer to enter into an employment agreement, effective as of the Effective Time, with each of Mr. Brian
L. Roberts, Mr. Ralph J. Roberts and Mr. C. Michael Armstrong, in each case on substantially the same terms as his existing employment agreement with Comcast or AT&T, as the case may be, except that (a) "Parent" shall be substituted for "Comcast" or "AT&T", as the case may be, wherever such term appears in his existing employment agreement, (b) such additional concomitant adjustments as may be necessary to reflect the foregoing shall be made, (c) such additional changes to reflect the provisions with respect to governance set forth in the Parent Charter shall be made and (d) the term of the employment agreement shall be extended to terminate no earlier than the date of the annual meeting of shareholders of Parent in 2005.

     SECTION 9.15. Interim Finance Committee. (a) The parties agree promptly to establish an Interim Finance Committee, comprised of Lawrence S. Smith (or if he is unavailable to serve, another senior officer of Comcast appointed by Comcast) and Charles Noski (or if he is unavailable to serve, another senior officer of AT&T Broadband appointed by AT&T) for the purpose of engaging in financial planning for AT&T Broadband. The Interim Finance Committee will seek to arrange financing (the "FINANCING") in an amount sufficient to (a) pay to AT&T at the Effective Time an amount equal to any Indebtedness owed by any AT&T Broadband Entity to AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) at such time (including, if applicable, the intercompany Indebtedness referred to in Section 9.18), (b) refinance any of the TOPRS that will be called for redemption at the Effective Time or shortly thereafter and
(c) provide appropriate cash reserves to fund the operations of AT&T Broadband after the Effective Time, including the costs and expenses of AT&T Broadband under Section 11.03(a). In the event the Interim Finance Committee agrees upon the Financing, Comcast shall use its reasonable best efforts to arrange for the Financing on the terms agreed by the Interim Finance Committee. In the event Comcast is unable to obtain the Financing so agreed upon by the Interim Finance Committee or the Interim Finance Committee does not agree upon the Financing, Comcast shall arrange for a senior credit facility with a term not exceeding five years to provide the Financing. The Interim Finance Committee may consult with financial advisors to the extent it deems necessary or advisable.

     (b) The Interim Finance Committee shall also have responsibility for monitoring AT&T's progress in obtaining the Note Consents and in taking other actions in furtherance of the satisfaction of the condition specified in Section 10.01(l). At the request of AT&T, the Interim Finance Committee shall give due consideration to any request made by AT&T that Comcast share in costs and expenses incurred by AT&T in connection with an exchange offer, a tender offer, a defeasance or other action proposed by AT&T in furtherance of satisfaction of the condition specified in Section 10.01(l). After such consideration, the Interim Finance Committee shall deliver a recommendation to Comcast of the portion (if any) of the costs and expenses that the Interim Finance Committee reasonably believes represents Comcast's equitable share of the costs and expenses that would be incurred in connection with such action. Comcast shall give due consideration to the recommendation of the Interim Finance Committee but shall have no obligation to pay AT&T for any of such costs and expenses unless Comcast expressly consents thereto in writing. Any expenses that Comcast so expressly consents to pay shall, to the extent incurred, be treated as costs of obtaining Note Consents for purposes of this Section 9.15(b) and Section 11.03(a). The costs and expenses of obtaining the Note Consents shall be paid for by AT&T except as provided in Section 11.03(a).

     SECTION 9.16. TOPRS. (a) Subject to Section 9.16(d), at the Effective Time, Parent shall (i) call for redemption each series of TOPRS that is redeemable in accordance with its terms at the Effective Time and as to which AT&T has guaranteed the obligations of the applicable Subsidiary Trust, issuer or other obligor, (ii) cause AT&T to be released from any such guarantee of the obligations of the applicable Subsidiary Trust, issuer or other obligor in respect of such series or (iii) comply with Section 9.16(d) with respect to such series.

     (b) Subject to Section 9.16(d), with respect to any series of TOPRS that is not redeemable in accordance with its terms at the Effective Time and as to which AT&T has guaranteed the obligations of the applicable Subsidiary Trust, issuer or other obligor, Parent shall (i) redeem, or cause to be redeemed, such series of TOPRS on the earliest date on which such TOPRS may be redeemed in accordance with their terms, (ii) cause AT&T to be released from any such guarantee of the obligations of the applicable Subsidiary Trust, issuer or other obligor on such date in respect of such series or (iii) comply with Section 9.16(d) with respect to such series on such date.

     (c) The parties shall reasonably cooperate prior to the Effective Time in connection with the transactions contemplated by this Section 9.16.

     (d) If Parent does not comply with its obligations under Section 9.16(a)(i) or (ii) or Section 9.16(b)(i) or (ii), then with respect to each series as to which it has failed to so comply, it will post, or cause to be posted at the applicable time set forth above, a letter of credit from a United States financial institution reasonably acceptable to AT&T containing the terms contemplated hereby and otherwise in form and substance reasonably acceptable to AT&T (including any renewals thereof, the "LETTER OF CREDIT"). The term of the initial Letter of Credit shall be no less than one year. Prior to the 60 days prior to the expiration of any Letter of Credit, Parent shall renew or extend, or cause to be renewed or extended, the Letter of Credit for at least one additional year. AT&T shall be entitled to draw under any Letter of Credit if AT&T makes any payment in respect of its guarantees relating to the TOPRS or if any Letter of Credit is not renewed at least 60 days prior to the expiration thereof on the terms contemplated by this Section. The face amount of each Letter of Credit shall at all times be no less than the combined monetary liabilities under guarantees with respect to the principal amount of notes held by the applicable trust of all series of TOPRS as to which Parent has not complied with Section 9.16(a)(i) or (ii) or Section 9.16(b)(i) or (ii) above and as to which AT&T has guaranteed (A) the obligations of the applicable Subsidiary Trust, issuer or other obligor with respect to such unredeemed TOPRS and (B) the obligations of AT&T Broadband, LLC or MediaOne Group, Inc., as applicable, as "Sponsor" pursuant to the declaration of trust applicable to the issuing Subsidiary Trust. The obligation of Parent to post, or cause to be posted, the Letter of Credit shall terminate with respect to any portion of the TOPRS with respect to which any guarantee of AT&T is fully, irrevocably and unconditionally released and discharged, whether as a result of refinancing or otherwise. Upon the posting, if any, of the Letter of Credit, Parent shall provide AT&T with copies of all documentation relating to such Letter of Credit and all such documentation shall be in form and substance reasonably satisfactory to AT&T.

     SECTION 9.17. Consideration. AT&T and Comcast acknowledge and agree that the grant by AT&T Broadband of the rights pursuant to Section 2.11 of the Separation and Distribution Agreement and the assumption by AT&T Broadband of the deferred tax liability pursuant to Section 3.7(f) of the Tax Sharing Agreement constitute a portion of the consideration payable in respect of the AT&T Broadband Group's interest in TWE.

     SECTION 9.18. QUIPS. (a) If on the date that would otherwise be the Closing Date the QUIPS Exchange does not occur (such date, the "QUIPS FAILURE DATE"), then subject to Section 9.18(c), the Closing Date shall be delayed as provided in this Section 9.18. Following the QUIPS Failure Date, AT&T and Comcast will use their commercially reasonable efforts to consummate the QUIPS Exchange. If Microsoft thereafter agrees to consummate the QUIPS Exchange, then subject to the QUIPS Exchange occurring on the Closing Date, the Closing Date shall occur on the earliest date practicable or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived unless this Agreement is previously terminated in accordance with its terms.

     (b) In the event that the Closing Date does not occur within thirty (30) days of the QUIPS Failure Date, AT&T may for a period of fifteen (15) calendar days commencing on such 30th day elect to terminate this Agreement by giving two Business Days' written notice to Comcast of its intent to terminate this Agreement pursuant to this Section 9.18(b). Notwithstanding the foregoing, AT&T's notice to terminate this Agreement pursuant to this Section 9.18(b) shall not be effective if, prior to the expiration of such two Business Day period, Comcast delivers a written notice pursuant to and in accordance with the second sentence of Section 9.18(c) (which notice complies with the proviso thereof), unless Comcast fails to close within 60 days of the QUIPS Failure Date, in which event AT&T shall be entitled to terminate this Agreement.

     (c) If the Closing Date has not occurred pursuant to Section 9.18(a) and AT&T has not effectively terminated this Agreement pursuant to Section 9.18(b), Comcast shall have the right to delay the consummation of the Mergers and the other transactions contemplated by this Agreement until the date that is one hundred eighty (180) calendar days after the QUIPS Failure Date. At any time prior to the expiration of the 180 calendar day period referred to in the preceding sentence, Comcast may elect to consummate the Mergers and the other transactions contemplated by this Agreement on ten (10) Business Days' written notice to AT&T in which event the Closing Date shall occur on the date specified by Comcast in its notice or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived; provided that if Comcast delivers a notice pursuant to this Section 9.18(c) prior to the second Business Day occurring after the forty-fifth calendar day after the QUIPS Failure Date, Comcast must specify a date in its notice that is no later than the sixtieth day after the QUIPS Failure Date. Notwithstanding the foregoing, the Closing Date shall occur no later than the date that is one hundred eighty
(180) calendar days after the QUIPS Failure Date or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived.

     (d) If at any time during the 180 calendar day period specified above, it appears reasonably unlikely that the QUIPS Exchange shall occur, AT&T and Comcast will use their commercially reasonable efforts to obtain, on terms reasonably acceptable to Comcast and AT&T, the consent of Microsoft to the QUIPS Transfer. If Microsoft consents to the QUIPS Transfer in accordance with the preceding sentence and on any Closing Date specified or determined pursuant to
Section 9.18(c) the QUIPS Exchange does not occur, the QUIPS Transfer shall be effected on such Closing Date.

     (e) On any Closing Date specified or determined pursuant to Section 9.18(c), if neither the QUIPS Exchange nor the QUIPS Transfer occurs, AT&T Broadband will, immediately prior to the Separation on such Closing Date, issue a note to AT&T representing Indebtedness in an amount equal to the QUIPS Fair Market Value as determined as set forth below in Section 9.18(f) in exchange for cash proceeds equal to such amount and AT&T Broadband will immediately after receipt of such cash proceeds dividend such cash proceeds to AT&T, as holder of all of the AT&T Broadband Common Stock.

     (f) Within 10 (ten) Business Days after the QUIPS Failure Date, each of AT&T and Comcast shall deliver to the other an appraisal conducted by an investment banking firm of nationally recognized standing of the fair market value of the QUIPS at such time. If the higher of the two appraisals is not greater than 110% of the lower of the two appraisals, then the average of the two appraisals shall be deemed to be the fair market value of the QUIPS. If the higher of the two appraisals is greater than 110% of the lower of the two appraisals, then the two investment banking firms shall promptly select a third investment banking firm of nationally recognized standing acceptable to Comcast and AT&T and shall cause such firm to deliver within ten (10) Business Days of the delivery of the initial appraisals an appraisal of the fair market value of the QUIPS. In the event such third appraisal is required pursuant to the immediately preceding sentence, the fair market value of the QUIPS as determined by such third appraisal shall be averaged with the initial appraisal that was closer in value to such third appraisal and such average shall be deemed to be the fair market value of the QUIPS. The fair market value of the QUIPS as determined pursuant to this Section 9.18(f) is referred to herein as the "QUIPS FAIR MARKET VALUE" and shall be determined without regard to accrued and unpaid interest on the QUIPS.

     (g) Notwithstanding any other provision of this Agreement, if the Closing Date is delayed pursuant to this Section 9.18, the End Date shall be extended for the aggregate period of the delay; provided that the End Date shall in no event be extended pursuant to this Section 9.18(g) for a period exceeding one hundred eighty-five (185) calendar days after the QUIPS Failure Date.

     (h) In the event that the QUIPS Exchange and the QUIPS Transfer do not occur, AT&T Broadband shall have no liability in respect of the QUIPS other than as provided in Section 5.03(e) of the Separation and Distribution Agreement and subject to Section 9.18(e).

     (i) AT&T and Comcast acknowledge and agree that in the event of an Exchange Closing (as defined in the Exchange Agreement), notwithstanding anything to the contrary in the Indenture or in the Trust Agreement, interest in respect of the Debentures and Distributions (as defined in the Exchange Agreement) in respect of the QUIPS shall accrue up to and including the day immediately prior to, and shall be payable on, the date of the Exchange Closing.

     (j) For purposes of this Section 9.18, "QUIPS TRANSFER" means the following actions: (i) the execution by AT&T Broadband of documents and agreements identical in form, substance and economic effect to the holder of QUIPS to the existing QUIPS transaction documents (including, but not limited to, the Trust Agreement, the Trust Common Securities, the Indenture, the Debentures, the Guarantee Agreement, the Expense Agreement and the Registration Rights Agreement and any documents or agreements executed in connection therewith or delivered pursuant thereto, but excluding any such documents or provisions of such documents relating to the warrants issued to Microsoft in connection with the sale of the QUIPS or relating to commercial transactions entered into in connection with the issuance of the QUIPS), except such differences as are required to reflect the identity of AT&T Broadband (rather than AT&T) as party to each thereof and except that Article 12 of Indenture will provide that, prior to the Mergers, the Debentures will be convertible into AT&T Broadband Common Stock and following the Mergers, the Debentures will be convertible into shares of Parent Common Stock, in each case, at a conversion price appropriately adjusted for the Distribution and the Mergers, (ii) the delivery by AT&T Broadband of all such replacement QUIPS transaction documents other than the replacement Trust Common Securities to AT&T or its designee and retention by AT&T Broadband of the replacement Trust Common Securities, (iii) the delivery by AT&T or AT&T's designee of all such replacement QUIPS transaction documents received from AT&T Broadband to Microsoft in exchange for transfer by Microsoft to AT&T of the existing QUIPS transaction documents and the release of AT&T and its subsidiaries in full from any obligations under any of such agreements and the termination of all rights of Microsoft thereunder other than the documents and rights relating to the warrants issued to Microsoft by AT&T in connection with the sale of the QUIPS and (iv) the termination of any further liability of the AT&T Broadband Group in respect of the QUIPS; all of the foregoing to be on terms reasonably satisfactory to AT&T and AT&T Broadband.


     SECTION 9.19. Index Stock. Each of Parent, Comcast and AT&T agrees to use its reasonable best efforts to cause (i) if the Preferred Structure Approval is obtained, the Parent Class A Common Stock to be included in the Index at the Effective Time or as promptly thereafter as possible or (ii) if the Preferred Structure Approval is not obtained, the Parent Class C Common Stock to be included in the Index at the Effective Time or as promptly thereafter as possible.


     SECTION 9.20. Use of Name and Logo. (a) For a period of 180 calendar days after the Closing Date, each of Parent and its Subsidiaries will be granted a limited, non-exclusive, non-transferable, royalty-free license to use the trademarks, trade names, service marks, service names, logos and other indicia of origin of AT&T or any of its Subsidiaries (the "AT&T MARKS") to the same extent, and in the same manner as, used at the Effective Time; provided that each of Parent and its Subsidiaries will exercise commercially reasonable efforts to remove all AT&T Marks from the AT&T Broadband Assets as soon as reasonably practicable, and in any event within 180 calendar days, following the Closing Date. After 180 calendar days following the Closing Date, Parent and its Subsidiaries shall have no further rights or licenses to use any of the AT&T Marks in connection with any products or services.

     (b) During the 180 calendar day period provided above, Parent and its Subsidiaries shall ensure that any products or services being provided in connection with the AT&T Marks are provided in accordance with standards of quality equal to or greater than the standards of quality relating to products and services which AT&T and its Subsidiaries provided under the AT&T Marks immediately prior to the Effective Time. AT&T may conduct during regular business hours and with ten (10) calendar days prior notice an examination of products and services being provided by Parent or its Subsidiaries under the AT&T Marks at Parent's facilities to determine compliance of such products and services with the applicable standards of quality. If such products and services shall, in the reasonable opinion of AT&T, fail to conform with such standards of quality AT&T shall so notify Parent. Upon such notification Parent and its Subsidiaries shall have a reasonable time within which to conform with the standards of quality.

     (c) Notwithstanding the foregoing, nothing in this Section 9.20 will require any of Parent and its Subsidiaries to remove or discontinue using any such name or mark that is affixed to converters or other items already installed in or to be used in customer homes or properties and neither Parent nor any of its Subsidiaries will have any liability in respect thereof; provided that at the first time Parent or its Subsidiaries shall have access to such converters or other items (e.g., for repair or replacement), Parent or its Subsidiaries shall completely obliterate or affix a label that completely obscures any AT&T Mark on such converters or other items.

     SECTION 9.21. Exchange Agreement. Concurrently with the execution of this Agreement, AT&T and Parent are executing the Admission Agreement pursuant to which AT&T and Parent are (i) agreeing to effect the Exchange and, if necessary, the unwind of the QUIPS Exchange, as provided in the Exchange Agreement, (ii) becoming parties to the Exchange Agreement and (iii) making the representations and warranties referred to in Sections 9.01(b) and 9.01(c), respectively, thereof. AT&T will provide information to Comcast in order to permit Comcast to satisfy its obligations under Section 6.06(b) of the Exchange Agreement, subject to applicable pre-existing third party confidentiality restrictions and subject to applicable law. AT&T and Parent agree that Microsoft will be a third party beneficiary of the first sentence of this Section 9.21.

     SECTION 9.22. Significant Excepted Transactions. (a) AT&T may enter into an agreement relating to a Significant Excepted Transaction but only if such agreement would not reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement past the End Date; provided that, in such event, at the request of Comcast, the End Date shall be extended by the reasonably expected period of delay in the consummation of the transactions contemplated by this Agreement caused by such Significant Excepted Transaction up to 60 days.

     (b) If AT&T proposes to enter into an agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement past the End Date but which would not reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement to a date that is more than sixty (60) calendar days after the End Date, then at the request of AT&T, AT&T and Comcast will use commercially reasonable efforts to obtain the consent of Microsoft to extend the date specified in Section 10.01(c) of the Exchange Agreement to the date after the End Date (which date shall be no later than sixty (60) calendar days after the End Date) on which it is reasonably anticipated that the transactions contemplated by this Agreement may be consummated if AT&T were to enter into the proposed agreement relating to the Significant Excepted Transaction. If Microsoft does not agree to so extend the date specified in Section 10.01(c) of the Exchange Agreement, AT&T may not enter into the proposed agreement relating to the Significant Excepted Transaction. If Microsoft does agree to so extend such date, AT&T may enter into the proposed agreement relating to the Significant Excepted Transaction; provided that AT&T agrees to pay and be responsible for any costs, expenses or fees payable in connection with obtaining the consent of Microsoft to so extend such date and to indemnify AT&T Broadband from any such costs, expenses or fees. In the event AT&T enters into the agreement relating to the Significant Excepted Transaction, the End Date shall be extended to the same date that Microsoft has agreed to extend the date specified in Section 10.01(c) of the Exchange Agreement but in no event more than 60 days after the prior End Date.

     (c) AT&T may not enter into any agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement to a date that is more than sixty (60) calendar days after the End Date.

     (d) For purposes of this Section 9.22, the reasonably expected delay in the consummation of the transactions contemplated by this Agreement that would result from a Significant Excepted Transaction shall be determined as of the date that AT&T would propose to enter into an agreement relating to a Significant Excepted Transaction.

     SECTION 9.23. Comcast's AT&T Stock. (a) (i) Prior to the Distribution Date, AT&T shall designate a series of preferred shares, par value $1.00 per share, of AT&T as the "Series K Exchangeable Preferred Stock" (the "AT&T EXCHANGEABLE PREFERRED STOCK"). The AT&T Exchangeable Preferred Stock issued in accordance with Section 9.23(a)(ii) shall in the aggregate be mandatorily exchangeable on the twenty-third (23rd) Combined Trading Day following the Closing Date (the "EXCHANGE DATE") into a number of shares of AT&T Common Stock equal to the Exchange Amount (as adjusted to account for any stock split, dividend, reclassification, recapitalization, stock combination or similar event the record date for which is after the Record Date and on or before the Exchange Date; provided that, in the event AT&T declares a stock dividend the record date for which is the Distribution Date (other than the Distribution), then (x) in lieu of shares of AT&T Common Stock the AT&T Exchangeable Preferred Stock shall instead be exchangeable into a combination of AT&T Common Stock and, for each such share of AT&T Common Stock, such shares of stock as are distributed upon each share of AT&T Common Stock in such stock dividend (the "DIVIDEND STOCK") and (y) the number of shares of AT&T Common Stock and Dividend Stock for which the shares of AT&T Exchangeable Preferred Stock shall be exchangeable shall be determined according to a formula based upon the formula provided in the definition of "Exchange Amount," appropriately adjusted to account for such stock dividend by including the Trading Value or NYSE Trading Value, as the case may be, of such Dividend Stock in such formula), it being understood that the 10% limitation set forth in the definition of Exchange Amount shall apply to each class of stock to be issued in the exchange. Subject to the foregoing, the AT&T Exchangeable Preferred Stock shall have such rights, preferences and limitations as AT&T and Comcast shall mutually agree prior to the date that is two Business Days prior to the Record Date.

     (ii) Immediately prior to the Record Date, Comcast shall exchange or cause to be exchanged each share of AT&T Common Stock held by Comcast or by any Comcast Subsidiary for one share of AT&T Exchangeable Preferred Stock and AT&T and Comcast shall make customary representations and warranties in connection therewith.


     (b) If immediately after giving effect to the mandatory exchange on the Exchange Date pursuant to Section 9.23(a)(i), Comcast and the Comcast Subsidiaries own more than 5% of the outstanding shares of AT&T Common Stock, Comcast agrees that it will sell or cause to be sold such excess shares within one year after the Exchange Date. Prior to the time that such excess shares are sold, Comcast agrees that it will vote or cause to be voted such excess shares on all matters submitted to shareholders of AT&T in the same proportion as all other holders of such stock vote on such matter. In the event that, as of the Exchange Date, all of the excess shares could not be sold under Rule 144 under the 1933 Act within three months of the Exchange Date, AT&T shall provide customary registration rights in respect of such excess shares. The provisions of this Section 9.23(b) shall also apply to any Dividend Stock.


     (c) AT&T shall not effect any stock dividend the record date for which is between the date following the Record Date and the Exchange Date, inclusive.

     (d) The shares of AT&T Common Stock (and Dividend Stock, if any) issued on exchange of the AT&T Exchangeable Preferred Stock shall be considered Registrable Securities (as defined in the AT&T Registration Rights Agreement), but subject to the last sentence of such definition.

                                   ARTICLE 10

                           CONDITIONS TO THE MERGERS

     SECTION 10.01. Conditions to the Obligations of Each Party. The obligations of each party hereto to consummate the Mergers are subject to the satisfaction of the following conditions:

          (a) the Comcast Shareholders' Approval shall have been obtained;

          (b) the AT&T Shareholders' Approval shall have been obtained;

          (c) any applicable waiting period under the HSR Act relating to the Mergers or the other transactions contemplated hereby shall have expired or been terminated;

          (d) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Mergers or the other transactions contemplated hereby;

          (e) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

          (f) the shares of Parent Common Stock to be issued in the Mergers (other than the shares of Parent Class B Common Stock) or reserved for issuance in connection with the Mergers pursuant to Section 9.12 shall have been approved for listing on Nasdaq, subject to official notice of issuance;

          (g) all License Consents, Franchise Consents, PUC Consents and other consents and waivers, including waivers of all Purchase Rights, shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure of which to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or an AT&T Broadband Material Adverse Effect;

          (h) no court, arbitrator or other Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of Parent or the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries or Comcast and the Comcast Subsidiaries after the Effective Time that would, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or an AT&T Broadband Material Adverse Effect;

          (i) the Separation and the Distribution shall have been completed in accordance in all material respects with the terms of the Separation and Distribution Agreement such that, among other things, immediately prior to the Effective Time, AT&T Broadband and the AT&T Broadband Subsidiaries are no longer AT&T Subsidiaries;

          (j) AT&T shall have obtained a supplemental private letter ruling or rulings from the IRS, in form and substance reasonably satisfactory to AT&T and Comcast, on the basis of submissions to the IRS which are reasonably satisfactory to AT&T and Comcast (provided that Comcast shall not be entitled to review those portions of any submission to the IRS that contain
     (1) information that relates to the AT&T Communications Business (as defined in the Separation and Distribution Agreement) or (2) information disclosure of which to Comcast could (A) violate a confidentiality or similar agreement between AT&T or one of the AT&T Subsidiaries and another Person or (B) have a significant adverse effect on AT&T or any of its businesses), which shall be in effect on the Closing Date, to the effect that (x) the Separation and Distribution qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code, (y) the Mergers will not cause the Separation and Distribution to fail to be qualified as a tax-free transaction pursuant to Section 355 of the Code and (z) the Separation and Distribution will not cause the distribution by AT&T of all of the common stock of AT&T Wireless Services, Inc. or of Liberty Media Corporation to fail to qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code. In lieu of obtaining the supplemental private letter ruling from the IRS described in the immediately preceding sentence, AT&T and Comcast may mutually agree to obtain an opinion to the same effect from tax counsel of a nationally recognized reputation mutually acceptable to AT&T and Comcast in form and substance reasonably satisfactory to AT&T and Comcast, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date. In rendering the opinion described in the preceding sentence, such tax counsel may request and shall be entitled to rely upon certain documentation, including customary representations of officers of AT&T and Comcast;

          (k) each of the Transaction Agreements shall have been executed and delivered by each of the parties thereto; and

          (l) AT&T shall (i) have obtained Note Consents (which shall be in full force and effect), or defeased, purchased or acquired Indebtedness (or any combination of the foregoing), in respect of at least 90% in aggregate principal amount of the securities outstanding as of the date of this Agreement issued under the Notes Indenture and (ii) not have issued after the date of this Agreement any securities under the Notes Indenture if consummation of the Distribution or the other transactions contemplated hereby would or may require a consent of the holders of such securities.

     SECTION 10.02. Conditions to the Obligations of AT&T. The obligations of AT&T to consummate the AT&T Broadband Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Comcast shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Comcast contained in Sections 5.02, 5.03, 5.05, 5.08, 5.22 and 5.25 shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), (iii) the other representations and warranties of Comcast contained in this Agreement and in any certificate or other writing delivered by Comcast pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a Comcast Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect and (iv) AT&T shall have received a certificate signed by an executive officer of Comcast to the foregoing effect;

          (b) AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to AT&T, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Mergers will be treated for United States federal income tax purposes as 351 Transactions. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may require and shall be entitled to rely upon certain documentation, including customary representations of officers of Comcast and AT&T; and

          (c) Comcast Shareholder (or its successor) shall have performed in all material respects its obligations under the Support Agreement, and the Support Agreement shall be in full force and effect.

     SECTION 10.03. Conditions to the Obligations of Comcast. The obligations of Comcast to consummate the Comcast Merger are subject to the satisfaction of the following further conditions:

          (a) (i) AT&T shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of AT&T contained in Sections 6.02, 6.03, 6.05, 6.06(b), 6.06(c), 6.08, 6.22, 6.26 and 6.27 of this Agreement shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), (iii) the other representations and warranties of AT&T contained in this Agreement and in any certificate or other writing delivered by AT&T pursuant hereto disregarding all qualifications and exceptions contained therein relating to materiality or AT&T Broadband Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect and (iv) Comcast shall have received a certificate signed by an executive officer of AT&T to the foregoing effect; and

          (b) Comcast shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Comcast, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Mergers will be treated for United States federal income tax purposes as a 351 Transactions, In rendering such opinion, Davis Polk & Wardwell may require and shall be entitled to rely upon certain documentation, including customary representations of officers of Comcast and AT&T.

                                   ARTICLE 11

                                  TERMINATION

     SECTION 11.01. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the shareholders of Comcast or AT&T or AT&T Broadband):

          (a) by mutual written agreement of Comcast and AT&T;

          (b) by either Comcast or AT&T, if:

             (i) the Mergers have not been consummated on or before March 1, 2003 (the "END DATE"); provided, further, that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party hereto whose breach of any provision of this Agreement results in the failure of the Mergers to be consummated by the End Date;

             (ii) (A) there shall be any material law or regulation that makes consummation of the Mergers or any of the other material transactions contemplated hereby illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining the parties hereto from consummating the Mergers or any of the other material transactions contemplated hereby is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

             (iii) the Comcast Shareholders' Approval shall not have been obtained at the Comcast Shareholders' Meeting (or any adjournment or postponement thereof); or

             (iv) the AT&T Shareholders' Approval shall not have been obtained at the AT&T Shareholders' Meeting (or any adjournment or postponement thereof);

          (c) by AT&T if:

             (i) Comcast's Board of Directors shall have failed to call the Comcast Shareholders' Meeting in accordance with Section 7.02(a), or shall have breached its obligation under Section 7.02(b);

             (ii) a breach of any representation, warranty, covenant or agreement on the part of Comcast set forth in this Agreement shall have occurred that would cause the condition set forth in

        Section 10.02(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

             (iii) AT&T shall have failed to call the AT&T Shareholders' Meeting pursuant to the exercise of its delay rights under Section 8.02(a) for a period of 120 calendar days from the date the SEC has notified the parties of its willingness to declare the Registration Statement effective; or

             (iv) AT&T shall have the right to terminate this Agreement pursuant to Section 9.18(b), but subject to the provisions of Section 9.18(b);

          (d) by Comcast if:

             (i) AT&T's Board of Directors shall have failed to recommend or withdrawn, or modified in a manner adverse to Comcast, its approval or recommendation of this Agreement, or shall have failed to call the AT&T Shareholders' Meeting in accordance with Section 8.02(a) (or AT&T's Board of Directors resolves to do any of the foregoing);

             (ii) AT&T shall have willfully and materially breached any of its obligations under Section 8.02(b) or 8.03;

             (iii) a breach of any representation, warranty, covenant or agreement on the part of AT&T set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.03(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

             (iv) AT&T shall have failed to call the AT&T Shareholders' Meeting pursuant to the exercise of its delay rights under Section 8.02(a) for a period of 90 calendar days from the date the SEC has notified the parties of its willingness to declare the Registration Statement effective.

     The party hereto desiring to terminate this Agreement pursuant to this
Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other parties.

     SECTION 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in this Section 11.02, in the Confidentiality Agreements (subject to the terms thereof), and in Section
11.03 shall survive the termination hereof and (b) no such termination shall relieve any party hereto of any liability or damages resulting from any intentional breach by such party of a covenant or other agreement included in this Agreement or any knowing breach of a representation or warranty included in this Agreement.

     SECTION 11.03. Fees and Expenses. (a) Except as otherwise provided in this Section 11.03, all costs and expenses incurred in connection with this Agreement and the other Transaction Agreements shall be paid by the party incurring such cost or expense whether or not the Mergers are consummated. Notwithstanding the foregoing, (i) AT&T shall pay any costs and expenses incurred by AT&T Broadband or any AT&T Broadband Subsidiary in connection with this Agreement and the other Transaction Agreements that are in excess of $120 million (exclusive of any costs and expenses incurred by AT&T Broadband or any AT&T Broadband Subsidiary as described in clauses (ii), (iii), (iv) and (v) of this sentence), (ii) AT&T Broadband shall pay any costs and expenses incurred in connection with any financing arrangements entered into by AT&T Broadband as contemplated by Section 9.15, (iii) AT&T Broadband shall pay any costs and expenses (to the extent not paid by Parent) incurred in connection with the actions contemplated by Section 9.16, (iv) AT&T Broadband shall pay 50% of any costs and expenses incurred by AT&T or any of its Subsidiaries in connection with obtaining the Note Consents (through either a one-time cash payment of a consent fee or through a coupon increase or a combination thereof) that are in excess of $50 million, subject to and as determined in accordance with Sections 11.03(b) and 11.03(c), and (v) AT&T (other than any AT&T Broadband Entity) and Comcast each shall pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the Registration Statement and the Joint Proxy Statement.

     (b) The costs of obtaining the Note Consents shall include (i) any transaction costs paid in obtaining the Note Consents (including, without limitation, the costs, expenses and commissions of any solicitation agent, counsel, financial advisors and underwriters, any printing and mailing costs, any SEC filing fees, rating agency fees and any costs of the trustee under the Notes Indenture for which AT&T or any Affiliate thereof is responsible) plus
(ii)(A) the amount of any one-time cash payment made to obtain a Note Consent, and (B) with respect to an increase in the coupon on any of the series of securities issued under the Notes Indenture in connection with obtaining a Note Consent, the amount equal to the excess of the present value of the increased coupon on such series of securities over the present value of the coupon on such series of securities immediately prior to the increase of the coupon, in each case calculated based on "market convention" (e.g., calculated on a 30/360 day basis in the case of a domestic fixed rate note and on an actual/360 day basis in the case of a floating rate note, etc.) using a discount rate equal to the Market Rate (determined as specified below in Section 11.03(c)). The amounts described in clauses (i) and (ii) of the immediately preceding sentence shall be reduced by the amount of any present or future tax benefit to AT&T as a result of making any payments of such amounts. Such tax benefit shall be calculated by multiplying the payment giving rise to the tax benefit by the highest combined federal, state and local marginal corporate tax rate in effect as of the Effective Time and, in the case of any future tax benefit, by discounting such future tax benefit at the Market Rate.

     (c) The Market Rate shall be determined by mutual agreement of AT&T and Comcast. In the event AT&T and Comcast cannot reach agreement within five (5) calendar days of the date of determination (as set forth below), the Market Rate shall be determined by a process in which AT&T and Comcast will mutually appoint four broker/dealer firms of national reputation to determine the then-current market yield for each impacted series of securities. After each firm has determined the then-current market yield for each impacted series of securities, the arithmetic average of the four rates will be the Market Rate. In determining each such Market Rate, the impacted series of securities shall be deemed to be securities of AT&T, after giving effect to the Separation, Distribution and the Mergers. Any determination of Market Rate pursuant to this Section 11.03(c) shall be final and binding. Each of AT&T and Comcast shall bear the fees and expenses of the broker/dealer firms which it appoints in making such determinations. The Market Rate shall be determined in the case of clause
(ii)(B) of Section 11.03(b) as of the settlement date of the transaction.

     (d) If this Agreement is terminated pursuant to Section 11.01(b)(iii) or 11.01(c)(i), Comcast shall pay to AT&T a termination fee of $1.5 billion in cash (without duplication) (the "COMCAST TERMINATION FEE").

     (e) If this Agreement is terminated pursuant to Section 11.01(d)(i) or 11.01(d)(ii), AT&T shall pay to Comcast a termination fee of $1.5 billion in cash (without duplication) (the "AT&T TERMINATION FEE").

     (f) If (i) this Agreement is terminated pursuant to Section 11.01(b)(iv),
(ii) after the date hereof and prior to the AT&T Shareholders' Meeting, an AT&T Broadband Acquisition Proposal is made or continued or renewed by any Person and not withdrawn prior to the AT&T Shareholders' Meeting and (iii) within one year of the AT&T Shareholders' Meeting, either (A) AT&T or any AT&T Subsidiary enters into an agreement with any Person with respect to an AT&T Broadband Acquisition Proposal, that provides for (I) transfer or issuance of securities representing more than 50% of the equity or voting interests in AT&T or the AT&T Broadband Group or 75% of the equity or voting interests in any AT&T Significant Broadband Subsidiary, (II) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the AT&T shareholders owning all of the equity interests in the surviving corporation) to AT&T shareholders in exchange for more than 50% of the equity or voting interests in AT&T or the AT&T Broadband Group or 75% of the equity or voting interests in any AT&T Significant Broadband Subsidiary or (III) transfer of assets, securities or ownership interests representing more than

50% of the consolidated assets or EBITDA generating power of AT&T or the AT&T Broadband Group or 75% of the consolidated assets or EBITDA generating power of any AT&T Significant Broadband Subsidiary or (B) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the AT&T Common Stock, then AT&T shall pay to Comcast the AT&T Termination Fee.

     (g) Any payment of the Comcast Termination Fee or AT&T Termination Fee pursuant to this Section 11.03 shall be made within one Business Day after termination of this Agreement, except that any payment of the AT&T Termination Fee pursuant to Section 11.03(f) shall be paid within one Business Day after it becomes payable. Any payment of the Comcast Termination Fee or AT&T Termination Fee shall be made by wire transfer of immediately available funds. If any party hereto fails to pay to the other parties promptly any fee or expense due hereunder (including the Comcast Termination Fee or AT&T Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

     (h) Notwithstanding any other provision of this Agreement, any payment by AT&T of the AT&T Termination Fee or any payment by Comcast of the Comcast Termination Fee, in each case pursuant to Section 11.03, shall relieve (i) AT&T and AT&T Broadband or (ii) Comcast, as the case may be, from any further liability or damages under any provision of this Agreement (other than Section 11.03(a)) or in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 12

                                 MISCELLANEOUS

     SECTION 12.01. Notices. All notices, requests and other communications to any party hereto shall be in writing (including facsimile transmission) and shall be given,

     if to AT&T, to:

     AT&T Corp.
     295 North Maple Avenue
     Basking Ridge, New Jersey 07920
     Attention: Marilyn J. Wasser
     Fax: (908) 953-8360

     with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York 10019
     Attention: Richard D. Katcher
                Steven A. Rosenblum
                Stephanie J. Seligman
     Fax: (212) 403-2000

     if to Comcast or Merger Sub, to:

     Comcast Corporation
     1500 Market Street
     Philadelphia, Pennsylvania 19102
     Attention: General Counsel
     Fax: (215) 981-7794
     with a copy to

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: Dennis S. Hersch
                William L. Taylor
     Fax: (212) 450-4800

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 12.02. Survival. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The AT&T Confidentiality Agreement shall terminate at the Effective Time. The covenants and agreements herein that relate to actions to be taken at or after the Effective Time shall survive the Effective Time.

     SECTION 12.03. Amendments; No Waivers. (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the shareholders of Comcast or AT&T, no such amendment or waiver shall be made or given that requires the approval of the shareholders of Comcast or AT&T, respectively, unless such required approval is obtained.

     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

     SECTION 12.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

     SECTION 12.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 12.08. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     SECTION 12.09. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, and the other Transaction Agreements, together with the Confidentiality Agreements, constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 4.01(e), 9.08, 9.11 and 9.14, the first sentence of Section 9.21 and the last sentence of Section 12.03(a) (which is intended to be for the benefit of the Persons covered thereby). AT&T shall be entitled to enforce the provisions of Sections 4.03, 4.04 and 4.05 after the Effective Time.

     SECTION 12.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 12.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 12.12. Schedules. Each of Comcast and AT&T has set forth information in its respective disclosure schedule in a section thereof that corresponds to the portion of the Section of this Agreement to which it relates. A matter set forth in one section of the disclosure schedule need not be set forth in any other section of the disclosure schedule so long as its relevance to the latter section of the disclosure schedule or Section of the Agreement is apparent on the face of the information disclosed in the disclosure schedule. The fact that any item of information is disclosed in a disclosure schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement, except as otherwise expressly set forth in such disclosure schedules.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          AT&T CORP.

                                          By: /s/ C. MICHAEL ARMSTRONG
                                            ------------------------------------
                                              Name: C. Michael Armstrong
                                              Title:  Chairman and Chief
                                              Executive Officer

                                          AT&T BROADBAND CORP.

                                          By: /s/  RAYMOND E. LIGUORI
                                            ------------------------------------
                                              Name: Raymond E. Liguori
                                              Title:  President

                                          COMCAST CORPORATION

                                          By: /s/   RALPH J. ROBERTS
                                            ------------------------------------
                                              Name: Ralph J. Roberts
                                              Title:  Chairman

                                          AT&T COMCAST CORPORATION

                                          By: /s/   BRIAN L. ROBERTS
                                            ------------------------------------
                                              Name: Brian L. Roberts
                                              Title:  President

                                          AT&T BROADBAND ACQUISITION CORP.

                                          BY: /s/   BRIAN L. ROBERTS
                                            ------------------------------------
                                              Name: Brian L. Roberts
                                              Title:  President

                                          COMCAST ACQUISITION CORP.

                                          BY: /s/   BRIAN L. ROBERTS
                                            ------------------------------------
                                              Name: Brian L. Roberts
                                              Title:  President

                                                                         ANNEX B

                     SEPARATION AND DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                   AT&T CORP.
                                      AND
                              AT&T BROADBAND CORP.
                                  DATED AS OF
                               DECEMBER 19, 2001

                               TABLE OF CONTENTS

                            ------------------------


                                                                                     PAGE
                                                                                     ----
                                     ARTICLE 1
                                    DEFINITIONS
  Section 1.01.        Definitions.................................................   B-1

                                     ARTICLE 2
                                  THE SEPARATION
  Section 2.01.        Transfer of Assets and Assumption of Liabilities............  B-16
  Section 2.02.        Disclaimer of Representations and Warranties................  B-17
  Section 2.03.        Other Ancillary Agreements..................................  B-18
  Section 2.04.        Termination of Agreements...................................  B-18
  Section 2.05.        Documents Relating to Transfer of Real Property Interests
                       and Tangible Property Located Thereon.......................  B-19
  Section 2.06.        Documents Relating to Other Transfers of Assets and
                       Assumption of Liabilities...................................  B-20
  Section 2.07.        Governmental Approvals and Consents.........................  B-20
  Section 2.08.        Novation of AT&T Broadband Liabilities......................  B-21
  Section 2.09.        Novation of AT&T Communications Liabilities.................  B-21
  Section 2.10.        Joint Purchasing Arrangements...............................  B-22
  Section 2.11.        TWE Arrangements............................................  B-22

                                     ARTICLE 3
                              FINANCIAL RESTRUCTURING
  Section 3.01.        Liability Management........................................  B-23
  Section 3.02.        Repayment of Intracompany Indebtedness......................  B-23
  Section 3.03.        Note Consents...............................................  B-23

                                     ARTICLE 4
                                 THE DISTRIBUTION
  Section 4.01.        The Distribution............................................  B-23
  Section 4.02.        Actions Prior to the Distribution...........................  B-24
  Section 4.03.        Timing of the Distribution..................................  B-24

                                     ARTICLE 5
                         MUTUAL RELEASES; INDEMNIFICATION
  Section 5.01.        Release of Pre-Closing Claims...............................  B-25
  Section 5.02.        Indemnification by AT&T.....................................  B-27
  Section 5.03.        Indemnification by AT&T Broadband...........................  B-27
  Section 5.04.        Indemnification Obligations Net of Insurance Proceeds and
                       Other Amounts...............................................  B-28
  Section 5.05.        Procedures for Indemnification of Third Party Claims........  B-29
  Section 5.06.        Additional Matters..........................................  B-30
  Section 5.07.        Remedies Cumulative.........................................  B-30
  Section 5.08.        Survival of Indemnities.....................................  B-30

                                     ARTICLE 6
                        INSURANCE AND CERTAIN OTHER MATTERS
  Section 6.01.        Insurance Matters...........................................  B-30
  Section 6.02.        Certain Post-Distribution Transactions and Related
                       Matters.....................................................  B-31
  Section 6.03.        Procedure for Indemnification for Tax Liabilities...........  B-33

                                                                                     PAGE
                                                                                     ----
  Section 6.04.        Other Transactions..........................................  B-35

                                     ARTICLE 7
                     EXCHANGE OF INFORMATION; CONFIDENTIALITY
  Section 7.01.        Agreement for Exchange of Information.......................  B-36
  Section 7.02.        Ownership of Information....................................  B-37
  Section 7.03.        Compensation for Providing Information......................  B-37
  Section 7.04.        Record Retention............................................  B-37
  Section 7.05.        Limitation of Liability.....................................  B-37
  Section 7.06.        Other Agreements Providing for Exchange of Information......  B-37
  Section 7.07.        Production of Witnesses; Records; Cooperation...............  B-37
  Section 7.08.        Confidentiality.............................................  B-38
  Section 7.09.        Protective Arrangements.....................................  B-39

                                     ARTICLE 8
                    FURTHER ASSURANCES AND ADDITIONAL COVENANTS
  Section 8.01.        Further Assurances..........................................  B-39

                                     ARTICLE 9
                                    TERMINATION
  Section 9.01.        Termination.................................................  B-39
  Section 9.02.        Effect of Termination.......................................  B-39

                                    ARTICLE 10
                        DISPUTE RESOLUTION AND ARBITRATION
  Section 10.01.       Agreement to Arbitrate......................................  B-40
  Section 10.02.       Reasonable Best Efforts to Resolve Disputes; Mediation......  B-40
  Section 10.03.       Demand for Arbitration......................................  B-40
  Section 10.04.       Arbitration Panel...........................................  B-41
  Section 10.05.       Commencement and Place of Arbitration.......................  B-41
  Section 10.06.       Arbitration Hearings........................................  B-41
  Section 10.07.       Arbitration Decision........................................  B-41
  Section 10.08.       Discovery and Related Matters...............................  B-41
  Section 10.09.       Arbitration Panel's Authority...............................  B-41
  Section 10.10.       Confidentiality.............................................  B-42
  Section 10.11.       Certain Additional Matters..................................  B-42
  Section 10.12.       Limited Court Actions.......................................  B-42
  Section 10.13.       Continuity of Performance and Remaining Obligations.........  B-43
  Section 10.14.       Law Governing Arbitration Procedures........................  B-43
  Section 10.15.       Non-applicability of Article................................  B-43

                                    ARTICLE 11
                                   MISCELLANEOUS
  Section 11.01.       Counterparts; Entire Agreement; Corporate Power.............  B-43
  Section 11.02.       Governing Law...............................................  B-44
  Section 11.03.       Jurisdiction................................................  B-44
  Section 11.04.       Waiver of Jury Trial........................................  B-44
  Section 11.05.       Assignability...............................................  B-44
  Section 11.06.       AT&T Restructuring..........................................  B-45

                                                                                     PAGE
                                                                                     ----
  Section 11.07.       Third Party Beneficiaries...................................  B-45
  Section 11.08.       Notices.....................................................  B-45
  Section 11.09.       Severability................................................  B-46
  Section 11.10.       Expenses....................................................  B-46
  Section 11.11.       Headings....................................................  B-46
  Section 11.12.       Waivers of Default..........................................  B-46
  Section 11.13.       Specific Performance........................................  B-46
  Section 11.14.       Amendments..................................................  B-46
  Section 11.15.       Late Payments...............................................  B-46
  Section 11.16.       Interpretation..............................................  B-47


                                    EXHIBITS

Exhibit A  AT&T Communications Financial Statements
Exhibit B  Corporate Name Agreement
Exhibit C  Employee Benefits Agreement
Exhibit D  Intellectual Property Agreement
Exhibit E  Interim Services and Systems Replication Agreement
Exhibit F  Patent Assignment
Exhibit G  Tax Sharing Agreement
Exhibit H  Trademark and Service Mark Agreement
Annex I    TWE Consideration

                     SEPARATION AND DISTRIBUTION AGREEMENT

     THIS SEPARATION AND DISTRIBUTION AGREEMENT, dated as of December 19, 2001, is by and between AT&T Corp., a New York corporation ("AT&T"), and AT&T Broadband Corp., a Delaware corporation ("AT&T BROADBAND"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1.

     WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's communications and broadband businesses into independent businesses and to subsequently merge AT&T Broadband with a wholly owned subsidiary of AT&T Comcast Corporation, a Pennsylvania corporation, pursuant to the Merger Agreement (as defined below);

     WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions set forth in this Agreement, AT&T will transfer the AT&T Broadband Assets to AT&T Broadband and its Subsidiaries and cause AT&T Broadband and its Subsidiaries to assume the AT&T Broadband Liabilities, all as more fully described in this Agreement and the other Ancillary Agreements;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, following the Separation, AT&T will distribute all of the AT&T Broadband Common Stock to shareholders of AT&T and, if the QUIPS Exchange is completed (as defined below), to Microsoft Corporation, a Washington corporation, or an affiliate thereof ("MICROSOFT"), all as more fully described in this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Separation and Distribution constitute a tax-free reorganization under the Code; and

     WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and certain other agreements that will govern certain matters relating to the Separation and the Distribution and the relationship of AT&T and AT&T Broadband and their respective Subsidiaries following the Distribution.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. For the purpose of this Agreement the following terms shall have the following meanings:

     "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     "ADDITIONAL COMMERCIAL AGREEMENTS" has the meaning set forth in the definition of Ancillary Agreements.

     "AFFILIATE" of any Person means a Person that controls, is controlled by, or is under common control with such Person; provided, however, that for purposes of this Agreement, no member of either the AT&T Broadband Group or the AT&T Communications Group shall be deemed to be an Affiliate of any member of the other Group and no employee plan or employee plan trust shall be deemed an Affiliate of any employer or of any Affiliate of any employer. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     "AGENT" means the distribution agent to be appointed by AT&T to distribute to shareholders of AT&T the shares of AT&T Broadband Common Stock pursuant to the Distribution.


     "AGREEMENT" means this Separation and Distribution Agreement, including all of the Schedules and Exhibits hereto, as amended from time to time.

     "AMERICAN RIDGE" means American Ridge Insurance Company, a Vermont corporation.

     "ANCILLARY AGREEMENTS" means (i) this Agreement, the Corporate Name Agreement, the Tax Sharing Agreement, the Employee Benefits Agreement, the Intellectual Property Agreement, the Patent Assignment, the Trademark and Service Mark Assignment (the agreements referred to in this clause (i), the "PRIMARY TRANSACTION AGREEMENTS"), (ii) those agreements and documents listed in Items 1-23 on Schedule 2.4(b)(ii)(A) (the agreements referred to in this clause
(ii), as they may be amended as provided in Schedule 2.4(b)(ii)(B), the "PRIMARY COMMERCIAL AGREEMENTS") and (iii) any agreement, commitment or understanding that any of the Primary Commercial Agreements contemplates will be entered into or made after the date hereof; provided that the relevant Primary Commercial Agreement specifically sets forth all material terms of such agreement, commitment or understanding (the agreements, commitments and understandings referred to in this clause (iii) are referred to herein as the "ADDITIONAL COMMERCIAL AGREEMENTS").

     "APPLICABLE DEADLINE" has the meaning set forth in Section 10.03.

     "ARBITRATION DEMAND NOTICE" has the meaning set forth in Section 10.03.

     "ARBITRATION PANEL" has the meaning set forth in Section 10.05.

     "ASSETS" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

          (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

          (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

          (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

          (d) all interests in real property of whatever nature, including easements and rights of way, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise, and copies of all related documentation;

          (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

          (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

          (g) all deposits, letters of credit and performance and surety bonds;

          (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

          (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

          (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

          (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, records pertaining to customers and customer accounts, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

          (l) all prepaid expenses, trade accounts and other accounts and notes receivable;

          (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choices in action or similar rights, whether accrued or contingent;

          (n) all insurance proceeds and rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

          (o) all licenses (including radio and similar licenses), permits, approvals and authorizations that have been issued by any Governmental Authority;

          (p) all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements;

          (q) copies of all documentation related to Insurance Policies; and

          (r) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     "AT&T" has the meaning set forth in the Preamble.

     "AT&T BROADBAND" has the meaning set forth in the Preamble.

     "AT&T BROADBAND ACTION" has the meaning set forth in Section 6.02(d).

     "AT&T BROADBAND ASSETS" means:

          (a) except as set forth on Schedule 1.14(a), any Assets reflected in the AT&T Broadband Balance Sheet, unless disposed of to third parties after the date thereof (and, in the case of any such Assets disposed of after the date thereof, the proceeds from such disposal);

          (b) any Assets acquired after the date of the AT&T Broadband Balance Sheet by AT&T or any of its Subsidiaries utilizing AT&T Broadband Assets;

          (c) any AT&T Broadband Contracts;

          (d) any capital stock or other ownership interests in AT&T Broadband Entities;

          (e) AT&T's interest in Western Range;

          (f) any AT&T Broadband Real Property;

          (g) any Assets that are expressly contemplated by this Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or assigned to any member of the AT&T Broadband Group;

          (h) any governmental licenses, permits, franchises, approvals, certificates and other governmental authorizations held in the name of AT&T or any of its Subsidiaries that are primarily related to the AT&T Broadband Business (to the extent any of the foregoing would be required to be transferred pursuant hereto, such items will be AT&T Broadband Assets only to the extent they are transferable upon the receipt of any relevant Consent), except for any intrastate telephony licenses, permits, franchises, approvals, certificates or other governmental authorizations that are used in the AT&T

     Communications Business; (i) the Assets of T-Holdings and its Subsidiaries to be purchased by AT&T Broadband pursuant to Section 2.01(f);

          (j) any Assets underlying any of the monetizations that are AT&T Broadband Liabilities;

          (k) any Assets listed or described on Schedule 1.14(k); and

          (l) any Assets that are not AT&T Communications Assets specified in clauses (a) through (k) of the definition of AT&T Communications Assets and that are used or held for use primarily in connection with the AT&T Broadband Business (it being agreed that (i) any Assets owned by AT&T or any of its controlled Affiliates immediately prior to March 9, 1999 shall be deemed primarily used or held for use in connection with the AT&T Communications Business and (ii) Assets that were paid for, built or otherwise directly or indirectly acquired for consideration (as reflected in current and historic financial records, including subsidiary ledgers, journals and other financial books and records) by a Group shall be deemed to be primarily used or held for use by the Group that most recently so paid for or so built or acquired them).

AT&T Broadband Assets shall not in any event include any (i) Assets reflected on the AT&T Communications Balance Sheet, except for those Assets specified in clauses (b), (d), (e), (f), (g), (i), (j) and (k) of the definition of AT&T Broadband Assets or (ii) Assets that as of the Distribution Date are Leased Assets (as defined in the Local Network Connectivity Services Agreement).

     Subject to the foregoing sentence, in the event that any Asset is included in both the definition of "AT&T Broadband Asset" and "AT&T Communications Asset" then (i) if it is specifically referred to in a definition or schedule or otherwise (including in any of the Ancillary Agreements), it shall be treated in accordance with such specific reference and (ii) otherwise it shall be treated as an AT&T Broadband Asset or AT&T Communications Asset based upon whether it is used or held for use primarily in connection with the AT&T Broadband Business or primarily in connection with the AT&T Communications Business; provided that for purposes hereof Assets that were paid for, built or otherwise directly or indirectly acquired for consideration (as reflected in current and historic financial records, including subsidiary ledgers, journals and other financial books and records) by a Group shall be deemed to be primarily used or held for use by the Group that most recently so paid for or so built or acquired them.

     "AT&T BROADBAND BALANCE SHEET" means the balance sheet dated as of December 31, 2000 included in the AT&T Broadband Financial Statements.

     "AT&T BROADBAND BUSINESS" means the business of the AT&T Broadband Group.

     "AT&T BROADBAND COMMON STOCK" means the common stock, par value $0.01 per share, of AT&T Broadband.

     "AT&T BROADBAND CONTRACTS" means the following contracts and agreements to which AT&T or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is expressly contemplated to be assigned to or retained by AT&T or any member of the AT&T Communications Group pursuant to any provision of this Agreement or any other Ancillary Agreement:

          (a) any contract or agreement entered into in the name of, or expressly on behalf of, any AT&T Broadband Entity, except to the extent clearly relating to the AT&T Communications Group and except for any At Home Contract;

          (b) any contract or agreement that relates primarily to the AT&T Broadband Business other than any At Home Contract;

          (c) any rights and obligations of the AT&T Broadband Group under any At Home Contract;

          (d) any note, indenture, contract, agreement, mortgage or other instrument representing Indebtedness or other Liabilities that are in either such case AT&T Broadband Liabilities;

          (e) any contract or agreement that is expressly contemplated pursuant to this Agreement or any of the other Ancillary Agreements to be assigned or transferred to or retained by AT&T Broadband or any member of the AT&T Broadband Group;

          (f) any guarantee, indemnity, representation, warranty or other Liability of any member of the AT&T Communications Group in respect of any other AT&T Broadband Contract, any AT&T Broadband Liability or the AT&T Broadband Business;

          (g) any contract or agreement listed or described on Schedule 1.18(g), including in the case of commitment or similar contracts or agreements, contracts or agreements to the extent indicated on such Schedule;

          (h) any letter of credit, surety bond, swap, foreign exchange or other instrument or contract primarily relating to the AT&T Broadband Group, together with any letters of credit, surety bonds, swaps, foreign exchange or other such instruments or contracts that were entered into in connection with Indebtedness of the AT&T Broadband Group; and

          (i) all monetizations listed or described on Schedule 1.18(i).

With respect to any contract or agreement that relates in material part to both the AT&T Broadband Group and the AT&T Communications Group, the parties will cooperate in good faith to apportion the rights and obligations thereunder to the AT&T Broadband Group and the AT&T Communications Group, and to treat such contract or agreement as an AT&T Broadband Contract to the extent relating to the AT&T Broadband Group and an AT&T Communications Contract to the extent relating to the AT&T Communications Group.

     "AT&T BROADBAND ENTITIES" means AT&T Broadband and each of the AT&T Broadband Subsidiaries.

     "AT&T BROADBAND FINANCIAL STATEMENTS" has the meaning set forth in the Merger Agreement.

     "AT&T BROADBAND GROUP" means the direct or indirect interest of AT&T (either itself or through direct or indirect Subsidiaries, or any of their predecessors or successors) in (a) all of the businesses, Assets and Liabilities reflected in the AT&T Broadband Financial Statements; (b) the other Assets and Liabilities (contingent or otherwise) of AT&T and its Subsidiaries primarily related to businesses, assets and liabilities described in clause (a) and all net income, net losses, Assets and Liabilities arising in respect thereof after the date of the AT&T Broadband Financial Statements; (c) all Assets, Liabilities and businesses acquired after the date of the AT&T Broadband Financial Statements by the AT&T Broadband Group or utilizing cash or other Assets referred to in clauses (a) or (b); and (d) any business or operations that were terminated, divested or discontinued by any AT&T Broadband Entity, including US West, Inc. and its Subsidiaries (and their respective predecessors and successors), or that are listed or described on Schedule 1.21(d); and (e) the businesses, Assets and Liabilities listed or described on Schedule 1.21(e); provided that the AT&T Broadband Group shall not include (x) any Assets disposed of to any third party or otherwise transferred to any third party from the AT&T Broadband Group after the date of the AT&T Broadband Financial Statements (but it shall include any net proceeds thereof) or (y) any businesses, Liabilities or Assets of, or the capital stock or other ownership interests in, T-Holdings and its Subsidiaries, other than the Assets purchased pursuant to Section 2.01(f) and any Liabilities of T-Holdings and its Subsidiaries as of the Distribution Date. Notwithstanding the foregoing, when this Agreement refers to "a member of the AT&T Broadband Group" or similar language clearly referring to a Person, it means any one of the AT&T Broadband Entities.

     "AT&T BROADBAND INDEMNITEES" has the meaning set forth in Section 5.02.

     "AT&T BROADBAND LIABILITIES" means:

          (a) any Liabilities reflected on the AT&T Broadband Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the AT&T Broadband Balance Sheet;

          (b) any Liabilities that are expressly contemplated by this Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by AT&T Broadband or any other member of the AT&T Broadband Group, subject to discharge of such Liabilities subsequent to the date of the AT&T Broadband Balance Sheet, and all agreements, obligations and Liabilities of any member of the AT&T Broadband Group under this Agreement or any of the other Ancillary Agreements;

          (c) any Liabilities of any AT&T Broadband Entity and any Liabilities as of the Distribution Date of T-Holdings or any of its Subsidiaries;

          (d) any Liabilities relating to, arising out of or resulting from any AT&T Broadband Contract, excluding, for the avoidance of doubt, any Liabilities of any member of the AT&T Communications Group as a party (for the benefit of the AT&T Communications Group) under any At Home Contract;

          (e) any Liabilities incurred after the date of the AT&T Broadband Balance Sheet by any AT&T Broadband Entity;

          (f) except to the extent arising from any breach by any member of the AT&T Communications Group after the Distribution Date of any covenant or agreement entered into in connection with the separation, divestiture or termination of LMC and its Subsidiaries, or as otherwise expressly contemplated by any other Ancillary Agreement, any Liabilities to the extent arising out of, relating to or resulting from LMC and its Subsidiaries, any commercial or other agreements or arrangements primarily relating to the AT&T Broadband Group and involving LMC or any of its Subsidiaries or the ownership of any securities of any such entity;

          (g) (i) any Liabilities relating to, arising out of, or resulting from any Actions primarily related to, arising out of or resulting from the AT&T Broadband Business, including those listed or described on Schedule 1.23(g), (ii) 50% of the excess of any Liability related to, arising out of or resulting from any Specified Matter (including any legal or other fees incurred as a result of, or with respect to, any Specified Matter) over any amount AT&T receives from AWS in respect thereof, (iii) 50% of any Liability related to, arising out of or resulting from any At Home Matter (including any legal or other fees incurred as a result of, or with respect to, any At Home Matter) and (iv) 50% of any Liability related to, arising out of or resulting from the Separation or the Distribution or any proposed transaction involving AT&T Broadband following the Distribution (including any legal or other fees incurred as a result of, or with respect to, any such Liability and including any Liability AT&T may have under Section 910 of the NYBCL in connection with the Distribution) (the transactions specified in clause (iv), the "SPECIFIED TRANSACTIONS");

          (h) any Liabilities, including any employee-related Liabilities and Environmental Liabilities, primarily relating to, arising out of or resulting from:

             (i) the AT&T Broadband Group, including the operation of the AT&T Broadband Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

             (ii) the operation of any business conducted by any member of the AT&T Broadband Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

             (iii) any AT&T Broadband Assets (including any AT&T Broadband Contracts and any AT&T Broadband Real Property);

     in any such case whether arising before, on or after the Distribution Date.

          (i) any of the monetizations set forth on Schedule 1.23(i);

          (j) any Liabilities listed or described on Schedule 1.23(j); and

          (k) any Liability arising from or relating to any terminated, divested or discontinued business (or the termination, divestiture or discontinuation thereof) of the AT&T Broadband Group.

In the event that any Liability is included in both the definition of "AT&T Broadband Liability" and "AT&T Communications Liability" then (i) if it is specifically referred to in a definition or schedule or otherwise (including in any of the Ancillary Agreements), it shall be treated in accordance with such specific reference and (ii) otherwise it shall be treated as an AT&T Broadband Liability or AT&T Communications Liability to the extent it relates to the AT&T Broadband Business or the AT&T Communications Business, respectively.

     "AT&T BROADBAND MATERIAL ADVERSE EFFECT" has the meaning set forth in the Merger Agreement.

     "AT&T BROADBAND MERGER" has the meaning set forth in the Merger Agreement.

     "AT&T BROADBAND REAL PROPERTY" means all right, title and interest in real property, wherever located, held in the name of AT&T Broadband or any AT&T Broadband Entity; provided that AT&T Broadband Real Property does not include rights, title or interests (whether fee, leasehold or otherwise) in any AT&T Communications Real Property.

     "AT&T BROADBAND SUBSIDIARIES" means those entities set forth on Schedule
1.19 and their respective Subsidiaries but excluding AT&T Broadband T-Holdings, Inc. (formerly TCI Telephony Holdings, Inc.) and its Subsidiaries.

     "AT&T BROADBAND'S SHARE" has the meaning set forth in Section 6.04(b).

     "AT&T COMMON STOCK" means the common stock, par value $1.00 per share, of AT&T.

     "AT&T COMMUNICATIONS ACTION" has the meaning set forth in Section 6.02(d).

     "AT&T COMMUNICATIONS ASSETS" means:

          (a) any Assets reflected in the AT&T Communications Balance Sheet, unless disposed of to third parties after the date thereof (and, in the case of any such Assets disposed of after the date thereof, the proceeds from such disposal);

          (b) any Assets acquired after the date of the AT&T Communications Balance Sheet by AT&T or any of its Subsidiaries utilizing AT&T Communications Assets;

          (c) any AT&T Communications Contracts;

          (d) any capital stock or other ownership interests in any member of the AT&T Communications Group (other than AT&T) (unless disposed of after the date thereof);

          (e) AT&T's interest in Concert and American Ridge;

          (f) any AT&T Communications Real Property;

          (g) any Assets that are expressly contemplated by this Agreement or any other Ancillary Agreement (or any Schedule hereto or thereto) to be retained by or assigned to AT&T or any other member of the AT&T Communications Group;

          (h) (i) any governmental licenses, permits, franchises, approvals, certificates, consents and other governmental authorizations held in the name of AT&T or any of its Subsidiaries that are primarily related to the AT&T Communications Business and (ii) any intrastate telephony licenses, permits, franchises, approvals, certificates or other governmental authorizations that are used in the AT&T Communications Business (in the case of (i) or (ii), to the extent any of the foregoing would be required to be transferred pursuant hereto, such items will be AT&T Communications Assets only to the extent they are transferable upon receipt of any relevant Consent);

          (i) AT&T's shares of AWS;

          (j) any Assets listed or described on Schedule 1.28(j);

          (k) any Assets that as of the Distribution Date are Leased Assets (as defined in the Local Network Connectivity Services Agreement); and

          (l) any Assets that are not AT&T Broadband Assets specified in clauses
     (a) through (k) of the definition of AT&T Broadband Assets and that are used or held for use primarily in connection with the AT&T Communications Business (it being agreed that (i) any Assets owned by AT&T or any of its controlled Affiliates immediately prior to March 9, 1999 shall be deemed primarily used or held for use in connection with the AT&T Communications Business and (ii) Assets that were paid for, built or otherwise directly or indirectly acquired for consideration (as reflected in current and historic financial records, including subsidiary ledgers, journals and other financial books and records) by a Group shall be deemed to be primarily used or held for use by the Group that most recently so paid for or so built or acquired them).

AT&T Communications Assets shall not in any event include any Assets reflected on the AT&T Broadband Balance Sheet, except for those Assets specified in clauses (b), (d), (e), (f), (g), (i), (j) and (k) of the definition of AT&T Communications Assets.

Subject to the foregoing sentence, in the event that any Asset is included in both the definition of "AT&T Broadband Asset" and "AT&T Communications Asset" then (i) if it is specifically referred to in a definition or schedule or otherwise (including in any of the Ancillary Agreements), it shall be treated in accordance with such specific reference and (ii) otherwise it shall be treated as an AT&T Broadband Asset or AT&T Communications Asset based upon whether it is used or held for use primarily in connection with the AT&T Broadband Business or primarily in connection with the AT&T Communications Business; provided that for purposes hereof Assets that were paid for, built or otherwise directly or indirectly, acquired for consideration (as reflected in current and historic financial records, including subsidiary ledgers, journals and other financial books and records) by a Group shall be deemed to be primarily used or held for use by the Group that most recently so paid for or so built or acquired them.

     "AT&T COMMUNICATIONS BALANCE SHEET" means the consolidated balance sheet dated as of December 31, 2000 included within the AT&T Communications Financial Statements.

     "AT&T COMMUNICATIONS BUSINESS" means the business of the AT&T Communications Group.

     "AT&T COMMUNICATIONS CONTRACTS" means any contract or agreements to which AT&T or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective Assets is bound, whether or not in writing, except for any AT&T Broadband Contract, including (a) any contract or agreement listed on Schedule 1.31(a), (b) any rights and obligations of any member of the AT&T Communications Group as a party (for the benefit of the AT&T Communications Group) under any At Home Contract, (c) any letter of credit, surety bond, swap, foreign exchange or other instrument or contract not primarily relating to the AT&T Broadband Group, together with any letters of credit, surety bonds, swaps, foreign exchange or other such instruments or contracts that were entered into in connection with Indebtedness of the AT&T Communications Services Group, (d) any note, indenture, contract, agreement, mortgage or other instrument representing Indebtedness or other Liabilities that are in either such case AT&T Communications Liabilities, (e) any contract or agreement that is expressly contemplated pursuant to this Agreement or any of the other Ancillary Agreements to be assigned or transferred to or retained by AT&T or any other member of the AT&T Communications Group, (f) any guarantee, indemnity, representation, warranty or other Liability of any member of the AT&T Broadband Group in respect of any other AT&T Communications Contract, any AT&T Communications Liability or the AT&T Communications Business, and (g) any contract or agreement entered into in the name of, or expressly on behalf of, any member of the AT&T Communications Group (other than AT&T), except to the extent clearly relating to the AT&T Broadband Group. With respect to any contract or agreement that relates in material part to both the AT&T Broadband Group and the AT&T Communications Group, the parties will cooperate in good faith to apportion the rights and obligations thereunder to the AT&T Broadband Group and the AT&T Communications Group, and to treat such contract or agreement as an AT&T Broadband Contract to the extent relating to the AT&T Broadband Group and an AT&T Communications Contract to the extent relating to the AT&T Communications Group.

     "AT&T COMMUNICATIONS FINANCIAL STATEMENTS" means the consolidated balance sheets, income statements, statements of cash flow and other financial statements of AT&T Communications as of and for the period ending December 31, 2000, attached hereto as Exhibit A.

     "AT&T COMMUNICATIONS GROUP" means the direct or indirect interest of AT&T (either itself or through direct or indirect subsidiaries, or any of their predecessors or successors) in (a) all businesses (including terminated, divested or discontinued businesses and operations), Assets and Liabilities (contingent or otherwise), other than the AT&T Broadband Group, and (b) any terminated, divested or discontinued businesses not specified in the definition (or related schedules) of AT&T Broadband Group. Notwithstanding the foregoing, when this Agreement refers to "a member of the AT&T Communications Group" or similar language clearly referring to a Person, it means any one of AT&T or its Subsidiaries other than the AT&T Broadband Entities.

     "AT&T COMMUNICATIONS LIABILITIES" means (without duplication):

          (a) any Liabilities reflected on the AT&T Communications Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the AT&T Communications Balance Sheet;

          (b) any Liabilities that are expressly contemplated by this Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by AT&T or any member of the AT&T Communications Group, subject to discharge of such Liabilities subsequent to the date of the AT&T Communications Balance Sheet, and all agreements, obligations and Liabilities of any member of the AT&T Communications Group under this Agreement or any of the other Ancillary Agreements;

          (c) any Liabilities of any member of the AT&T Communications Group (other than AT&T), excluding, for the avoidance of doubt, any Liabilities as of the Distribution Date of T-Holdings or any of its Subsidiaries and including, for the avoidance of doubt, any Liabilities of T-Holdings or any of its Subsidiaries arising after the Distribution Date;

          (d) any Liabilities relating to, arising out of or resulting from any AT&T Communications Contract, excluding, for the avoidance of doubt, any Liabilities under any At Home Contract except for Liabilities of any member of the AT&T Communications Group as a party (for the benefit of the AT&T Communications Group) under any At Home Contract;

          (e) any Liabilities incurred after the date of the AT&T Communications Balance Sheet by any member of the AT&T Communications Group;

          (f) any Liabilities relating to, arising out of or resulting from any Actions except (i) those primarily related to, arising out of or resulting from the AT&T Broadband Business (including those listed on Schedule 1.23(g)) or as expressly set forth herein, (ii) 50% of the excess of any Liability related to, arising out of or resulting from any Specified Matter (including any legal or other fees incurred as a result of, or with respect to, any Specified Matter) over any amount AT&T receives from AWS in respect thereof, (iii) 50% of any Liability related to, arising out of or resulting from any At Home Matter (including any legal or other fees incurred as a result of, or with respect to, any At Home Matter) and (iv) 50% of any Liability related to, arising out of or resulting from the Specified Transactions (including any legal or other fees incurred as a result of, or with respect to, any such Liability and including any Liability AT&T may have under Section 910 of the NYBCL in connection with the Distribution);

          (g) any Liabilities, including any employee-related Liabilities and Environmental Liabilities, primarily relating to, arising out of or resulting from:

             (i) the AT&T Communications Group, including the operation of the AT&T Communications Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

             (ii) the operation of any business conducted by any member of the AT&T Communications Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

             (iii) any AT&T Communications Assets (including any AT&T Communications Contracts, any AT&T Communications Real Property and any Leased Assets (except with respect to any Liabilities of the lessees under the applicable leases));

     in any such case whether arising before, on or after the Distribution Date;

          (h) any Liability arising from or relating to any terminated, divested or discontinued business (or the termination, divestiture or discontinuation thereof) of the AT&T Communications Group;

          (i) any Liability arising from any breach by any member of the AT&T Communications Group after the Distribution Date of any covenant or agreement entered into in connection with the separation, divestiture or termination of LMC and its Subsidiaries; and

          (j) any other direct or indirect Liabilities of AT&T or any of its Subsidiaries that do not otherwise constitute AT&T Broadband Liabilities.

     In the event that any Liability is included in both the definition of "AT&T Broadband Liability" and "AT&T Communications Liability" then (i) if it is specifically referred to in a definition or schedule or otherwise (including in any of the Ancillary Agreements), it shall be treated in accordance with such specific reference and (ii) otherwise it shall be treated as an AT&T Broadband Liability or AT&T Communications Liability to the extent it relates to the AT&T Broadband Business or the AT&T Communications Business, respectively.

     "AT&T COMMUNICATIONS REAL PROPERTY" means all right, title and interest in real property, wherever located, of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity), including: (a) all land (the "LAND") owned by AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity), including all buildings, structures and other improvements now or hereafter located thereon (the "OWNED REAL PROPERTY"), (b) all real property leased, subleased or otherwise occupied by AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) (the "LEASED REAL PROPERTY" and together with the Owned Real Property, the "REAL PROPERTY"), (c) all easements, licenses, permits, rights of way, reservations, privileges and other estates and rights of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) either in gross or appurtenant pertaining to such Real Property or to any other real property, (d) all right, title and interest of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) in and to all strips and gores, all alleys adjoining land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Owned Real Property by reason of any change of grade of any street, road or avenue, (e) all right, title and interest of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) in and to the airspace above the Owned Real Property (and the rights to use such airspace) and any transferable development or similar rights appurtenant to the Owned Real Property by allocation under applicable laws, by zoning lot merger or otherwise and (f) all rights, licenses, easements, leases, indefeasible rights of use, title, attachment rights, authorizations and other rights pertaining to poles, conduits and cable held by AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity).

     "AT&T COMMUNICATIONS' SHARE" has the meaning set forth in Section 6.04(b).

     "AT&T INDEMNITEES" has the meaning set forth in Section 5.03.

     "AT&T MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, assets or results of operations of the AT&T Communications Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which the AT&T Communications Group operates, (ii) changes in general economic, regulatory or political conditions, or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "AT&T MEETING" has the meaning set forth in Section 4.02(a).

     "AT&T SUBSIDIARY PREFERRED STOCK" has the meaning set forth in the Merger Agreement.

     "AT HOME" means At Home Corporation, a Delaware corporation and/or its bankruptcy estate, as applicable.

     "AT HOME CONTRACTS" means any contracts or agreements between At Home or any of its Subsidiaries, on the one hand, and any member of the AT&T Communications Group (for the benefit of the AT&T Communications Group), on the other hand.

     "AT HOME MATTERS" means (i) the currently pending lawsuits styled Linda Ward, Brian Lewis and Donnie Doby, Jr. v. At Home Corporation, et al. (Case No. 418233, Superior Court of California, San Mateo County), and In re: At Home Corporation Stockholders' Litigation (Master File No. 413094, Superior Court of California, San Mateo County), and any other shareholder claims or lawsuits or claims or lawsuits by At Home alleging any breach of fiduciary or contractual duties by AT&T or any of its Affiliates relating to At Home or its Subsidiaries prior to the Effective Time, including any such claim or lawsuit against any officers, directors or employees of AT&T or any of its Subsidiaries whether in their capacity as a director, officer or employee of At Home or its Subsidiaries or otherwise, and (ii) any claims or lawsuits by At Home, creditors of At Home or its Subsidiaries, either previously or subsequently filed, concerning activities prior to the Effective Time, including any lawsuit or claim asserting that AT&T or any of its Subsidiaries (other than At Home or its Subsidiaries) breached contractual or fiduciary obligations to At Home or its Subsidiaries, received a fraudulent conveyance from At Home or its Subsidiaries, or is liable for any Liability of At Home or any of its Subsidiaries, and including any such claim or lawsuit against any officers, directors or employees of AT&T or any of its Subsidiaries whether in their capacity as a director, officer or employee of At Home or its Subsidiaries or otherwise.

     "AWS" means AT&T Wireless Services, Inc., a Delaware corporation.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMCAST" means Comcast Corporation, a Pennsylvania corporation.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONCERT" means Concert B.V.

     "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties, other than Governmental Approvals.

     "CPR" means the Center for Public Resources.

     "CORPORATE NAME AGREEMENT" means the Corporate Name Agreement by and between AT&T and AT&T Comcast Corporation, in the form attached hereto as Exhibit B, as amended from time to time.


     "DELAYED TRANSFER ASSETS" means any AT&T Broadband Assets that this Agreement or any other Ancillary Agreement provides or contemplates are to be transferred after the Distribution Date, including Assets that require a Consent or Governmental Approval to transfer, which Consent or Governmental Approval is not obtained on or prior to the Distribution Date.

     "DELAYED TRANSFER LIABILITIES" means any AT&T Broadband Liabilities that are expressly provided in this Agreement to be assumed after the Distribution Date upon the removal of legal impediments or the receipt of Consents or Governmental Approvals necessary for the transfer of such AT&T Broadband Liabilities.

     "DISPUTE DATE" has the meaning set forth in Section 6.03(c).

     "DISTRIBUTION" means the distribution by AT&T to the holders of AT&T Common Stock and, if the QUIPS Exchange is completed, to the holders of the QUIPS of all of the outstanding shares of AT&T Broadband Common Stock on the Distribution Date in accordance with Article 4.

     "DISTRIBUTION DATE" means the date on which the Distribution occurs.

     "DISTRIBUTION REGISTRATION STATEMENT" has the meaning set forth in Section 4.02(b).

     "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.


     "EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement by and between AT&T and AT&T Broadband, in the form attached hereto as Exhibit C, as amended from time to time.


     "ENVIRONMENTAL LAW" has the meaning set forth in the Merger Agreement.

     "ENVIRONMENTAL LIABILITIES" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "EXCHANGE AGREEMENT" has the meaning set forth in the Merger Agreement.

     "GAAP" has the meaning set forth in the Merger Agreement.

     "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" has the meaning set forth in the Merger Agreement.

     "GROUP" means the AT&T Broadband Group or the AT&T Communications Group, as the context requires.

     "INDEBTEDNESS" means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, (iii) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP; (b) any guarantee (or keepwell agreement) by such Person of any indebtedness of others described in the preceding clause (a); and (c) all obligations to reimburse any bank or other Person for amounts paid under a letter of credit or similar instrument. For purposes of clarification, (x) Indebtedness includes, without duplication, obligations (or guarantees of obligations) related to preferred securities issued by a wholly owned trust Subsidiary and (y) Indebtedness (in the case of AT&T Broadband, any AT&T Broadband Entity or any member of the AT&T Broadband Group) includes the monetizations set forth on Schedule 1.23(i).

     "INDEMNIFYING PARTY" has the meaning set forth in Section 5.04(a).

     "INDEMNITEE" has the meaning set forth in Section 5.04(a).

     "INDEMNITY PAYMENT" has the meaning set forth in Section 5.04(a).

     "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "INSURANCE POLICIES" means the insurance policies written by insurance carriers other than American Ridge or Western Range under which, prior to the Distribution Date, AT&T and/or AT&T Broadband or one or more of their Subsidiaries or Affiliates (or their respective officers or directors) are insured parties, excluding insurance policies funding Benefit Plans (as defined in the Employee Benefits Agreement) (which are addressed in the Employee Benefits Agreement).

     "INSURANCE PROCEEDS" means those monies:

          (a) received by an insured from an insurance carrier other than American Ridge or Western Range; or

          (b) paid by an insurance carrier other than American Ridge or Western Range on behalf of an insured;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.


     "INTELLECTUAL PROPERTY AGREEMENT" means the Intellectual Property Agreement by and between AT&T and AT&T Broadband, in the form attached hereto as Exhibit D, as amended from time to time.


     "IRS" means the U.S. Internal Revenue Service.

     "ISSUING PARTY" has the meaning set forth in Section 6.02(c).

     "LIABILITIES" means any and all losses, claims, charges, debts, demands, Actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, controversies, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any other Ancillary Agreement (other than the Tax Sharing Agreement) or incurred by a party hereto or thereto in connection with enforcing its rights to indemnification hereunder or thereunder, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person; provided, however, that Liabilities shall not include any liabilities for (i) Taxes based on, measured by or calculated with respect to net income or profits or (ii) Non-Income Taxes covered by Section 3.6 of the Tax Sharing Agreement.

     "LMC" means Liberty Media Corporation, a Delaware corporation.

     "LOCAL NETWORK CONNECTIVITY SERVICES AGREEMENT" means the Local Network Connectivity Services Agreement dated as of January 1, 2001, as amended, between AT&T and AT&T Broadband, LLC, a Delaware limited liability company.

     "MERGERS" has the definition set forth in the Merger Agreement.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of December 19, 2001 by and among AT&T, Comcast and the other parties referred to therein.

     "MICROSOFT" has the meaning set forth in the Recitals.

     "MICROSOFT QUIPS CLAIM" has the meaning set forth in Section 5.02(e).

     "NON-INCOME TAXES" has the meaning set forth in the Tax Sharing Agreement.

     "NOTIFIED ACTION" has the meaning set forth in Section 6.02(c).

     "NYBCL" means the Business Corporation Law of the State of New York.

     "OTHER PARTY" has the meaning set forth in Section 6.02(c).

     "PARENT COMMON STOCK" has the meaning set forth in the Merger Agreement.


     "PATENT ASSIGNMENT" means the Patent Assignment by and between AT&T and AT&T Broadband, LLC, a Delaware limited liability company, in the form attached hereto as Exhibit F, as amended from time to time.


     "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     "PRIMARY COMMERCIAL AGREEMENTS" has the meaning set forth in the definition of Ancillary Agreements.

     "PRIMARY INDEMNITY CLAIM" has the meaning set forth in Section 6.04(b).

     "PRIMARY TRANSACTION AGREEMENTS" has the meaning set forth in the definition of Ancillary Agreements.

     "PRIME RATE" means the rate that The Bank of New York (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

     "PROPOSED ACQUISITION TRANSACTION" has the meaning set forth in Section 6.02(b).

     "PROXY STATEMENT" has the meaning set forth in Section 4.02(a).

     "QUIPS" has the meaning set forth in the Merger Agreement.

     "QUIPS EXCHANGE" has the meaning set forth in the Merger Agreement.

     "QUIPS FAIR MARKET VALUE" has the meaning set forth in the Merger
Agreement.

     "QUIPS TRANSFER" has the meaning set forth in the Merger Agreement.

     "REAL PROPERTY INSTRUMENTS" has the meaning set forth in Section 2.05(a).

     "RECORD DATE" means the close of business on such date as is mutually agreed upon by the parties.

     "REGISTRATION STATEMENT CLAIM" has the meaning set forth in Section
5.02(d).

     "REGISTRATION STATEMENTS" means the Distribution Registration Statement and all other filings by AT&T, AT&T Broadband or any of their respective Affiliates with the Commission or any comparable state or foreign body made in connection with the transactions contemplated by this Agreement or any other Ancillary Agreement.

     "REPRESENTATION LETTER" means the representation letter and any other materials (including the ruling request and the related supplemental submissions to the IRS) delivered or deliverable by AT&T and others in connection with the rendering by tax counsel and the issuance by the IRS of the Tax Opinions/ Rulings that shall be in form and substance reasonably satisfactory to AT&T and AT&T Broadband.

     "RESTRUCTURING TRANSACTION" has the meaning set forth in Section 2.01(h).

     "SCHEDULED DEBT" has the meaning set forth in Section 3.01.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

     "SEPARATION" means the transfer of the AT&T Broadband Assets to AT&T Broadband and the assumption by AT&T Broadband of the AT&T Broadband Liabilities, all as more fully described in this Agreement and the other Ancillary Agreements.

     "SEPARATION TRANSACTIONS" has the meaning set forth in the Separation and Distribution Agreement dated as of June 4, 2001 by and between AT&T and AWS.

     "SPECIFIED MATTER" has the meaning set forth in the Separation and Distribution Agreement, dated as of June 4, 2001, by and between AT&T and AWS.

     "SPECIFIED TRANSACTIONS" has the meaning set forth in clause (g) of the definition of AT&T Broadband Liabilities.

     "SPIN-OFF DISQUALIFICATION" means (a) the Separation and Distribution failing to qualify under the provisions of Sections 355, 361(c) and 368(a)(1)(D) of the Code, or (b) the shares of AT&T Broadband failing to qualify as "qualified property" for purposes of Section 355(c)(2) or 361(c) of the Code by reason of Section 355(e) of the Code.

     "SPLIT-OFF" has the meaning set forth in the Ninth Supplement to the Inter-Group Agreement dated as of June 14, 2001 by and among AT&T and the Liberty Media Parties (as defined therein).

     "SUBSEQUENT TAX OPINION/RULING" has the meaning set forth in Section
6.02(c).

     "SUBSIDIARY" has the meaning set forth in the Merger Agreement.

     "SUBSIDIARY PREFERRED STOCK EXCHANGE" has the meaning set forth in Section 4.01(d).

     "TAX OPINIONS/RULINGS" has the meaning set forth in Section 6.02(b).

     "TAX RELATED LOSSES" has the meaning set forth in Section 6.02(d).


     "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and between AT&T and AT&T Broadband, in the form attached hereto as Exhibit G, as amended from time to time.


     "TAXES" has the meaning set forth in the Tax Sharing Agreement.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 5.05(a).

     "THIRD PARTY TAX CLAIM" has the meaning set forth in Section 6.03(a).

     "T-HOLDINGS" means AT&T Broadband T-Holdings, Inc. (f/k/a TCI Telephony Holdings, Inc.), a Delaware corporation.

     "TOPRS" has the meaning set forth in the Merger Agreement.


     "TRADEMARK AND SERVICE MARK AGREEMENT" means the Trademark and Service Mark Agreement by and among AT&T, AT&T Broadband, LLC, a Delaware limited liability company, and MediaOne Group, Inc., a Delaware corporation, in the form attached hereto as Exhibit H, as amended from time to time.


     "TRANSACTION DISQUALIFICATION" has the meaning set forth in Section
6.04(a).

     "TWE OPTION" has the meaning set forth in the Merger Agreement.

     "UNDERPAYMENT RATE" has the meaning set forth in Section 6.03(c).

     "WESTERN RANGE" means Western Range Insurance Company, a Vermont corporation.

                                   ARTICLE 2

                                 THE SEPARATION

     SECTION 2.01. Transfer of Assets and Assumption of Liabilities. (a) Subject to Section 4.03, on or prior to the Distribution Date, AT&T will assign, transfer, convey and deliver to AT&T Broadband, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to AT&T Broadband, and AT&T Broadband will accept from AT&T and its applicable Subsidiaries, all of AT&T's and its applicable Subsidiaries' respective right, title and interest in all AT&T Broadband Assets, other than the Delayed Transfer Assets.

     (b) Subject to Section 4.03, on or prior to the Distribution Date, AT&T Broadband will assume and agree faithfully to perform and fulfill all the AT&T Broadband Liabilities that are not already Liabilities of an AT&T Broadband Subsidiary, other than the Delayed Transfer Liabilities, in accordance with their respective terms. AT&T Broadband shall be responsible for all AT&T Broadband Liabilities that are not already Liabilities of an AT&T Broadband Subsidiary, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any AT&T Broadband Liabilities arising out of claims made by AT&T's, or AT&T Broadband's, respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the AT&T Broadband Group or the AT&T Communications Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the AT&T Broadband Group or the AT&T Communications Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates. For the avoidance of doubt, but subject to
Section 5.03 including the indemnification obligations thereunder with respect to Liabilities described in clause (g) of the definition of AT&T Broadband Liabilities, AT&T Broadband is not itself agreeing to assume any Liabilities of At Home or its Subsidiaries.

     (c) Subject to Section 4.03, on or prior to the Distribution Date, AT&T will assume and agree faithfully to perform and fulfill all the AT&T Communications Liabilities that are not already Liabilities of AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) in accordance with their respective terms. AT&T shall be responsible for all AT&T Communications Liabilities that are not already Liabilities of an AT&T Subsidiary (other than any AT&T Broadband Entity), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any AT&T Communications Liabilities arising out of claims made by AT&T's, or AT&T Broadband's, respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the AT&T Broadband Group or the AT&T Communications Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the AT&T Broadband Group or the AT&T Communications Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

     (d) Each of the parties hereto agrees that the Delayed Transfer Assets will be assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be assumed, in accordance with the terms of the agreements that provide for such assignment, transfer, conveyance and delivery, or such assumption, after the date of this Agreement.

     (e) In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto (or any member of such party's respective Group) shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any other Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

     (f) Prior to the transactions described in Section 2.01(a)-(c), (i) AT&T shall contribute $18 million in cash to AT&T Broadband, (ii) AT&T shall cause T-Holdings and its Subsidiaries to sell all of their respective Assets that are used or held for use primarily in the AT&T Broadband Business to AT&T Broadband for $18 million in cash and (iii) AT&T Broadband shall purchase from T-Holdings and its Subsidiaries for $18 million in cash all of such Assets. Prior to the time that AT&T Broadband LLC becomes a Subsidiary of AT&T Broadband, AT&T shall cause AT&T Broadband LLC to distribute all of the outstanding shares of T-Holdings to AT&T.

     (g) The provisions of this Section 2.01 and the definition of AT&T Broadband Asset do not apply to any intellectual property, including any Software, Proprietary Information, Materials (as such terms are defined in the Intellectual Property Agreement), copyrights, inventions, patents, patent applications, trade secrets and other technology to the extent it is allocated in the Intellectual Property Agreement, except for transfers made pursuant to the Patent Assignment.

     (h) Anything in this Agreement to the contrary notwithstanding, if either AT&T or Comcast reasonably believes that the amount of income that would otherwise be required to be recognized under Treasury Regulations Section 1.1502-13 or 1.1502-19 by reason of the Distribution may be reduced or eliminated as a result of one or more restructuring transactions consummated prior to the Distribution, then the parties shall negotiate in good faith to reach agreement regarding such restructuring transaction. Notwithstanding anything in the preceding sentence, AT&T shall be permitted to effect, at its own expense, any restructuring transaction under this paragraph; provided that
(i) Comcast shall be afforded reasonable notice and opportunity to comment upon plans to effect any such transaction, and (ii) such transaction shall not result in the failure of any AT&T Broadband Asset that was intended under this Agreement to be transferred to or held by any member of the AT&T Broadband Group to be so transferred or held, unless (A) such asset consists of the capital stock or other ownership interest in an AT&T Broadband Subsidiary the assets of which will be transferred, on or prior to the Distribution Date, to another member of the AT&T Broadband Group or (B) Comcast consents to such transaction, such consent not to be unreasonably withheld; provided, further, that AT&T shall indemnify Comcast for any increased Tax liability or other costs to Comcast or any AT&T Broadband Entity resulting from such transactions. Comcast agrees to reasonably cooperate with AT&T in connection with transactions described in this paragraph (h).

     SECTION 2.02. Disclaimer of Representations and Warranties. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN ANY OTHER ANCILLARY AGREEMENT OR REAL PROPERTY INSTRUMENT OR IN THE MERGER AGREEMENT, (A) NONE OF AT&T, AT&T BROADBAND OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH) OR THE BUSINESS, ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE ASSETS, BUSINESSES OR LIABILITIES OF AT&T, AT&T BROADBAND, THE AT&T COMMUNICATIONS GROUP OR THE AT&T BROADBAND GROUP; (B) ALL OF THE ASSETS TO BE RETAINED OR TRANSFERRED OR THE

LIABILITIES TO BE RETAINED, ASSUMED OR TRANSFERRED IN ACCORDANCE WITH THIS AGREEMENT SHALL BE TRANSFERRED OR ASSUMED ON AN "AS IS, WHERE IS BASIS," AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED, AND (C) NONE OF AT&T, AT&T BROADBAND OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE IN CONNECTION WITH THE SEPARATION, THE DISTRIBUTION OR THE MERGER OR THE ENTERING INTO OF THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HERETO AGREES AND ACKNOWLEDGES THAT THE REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT SHALL NOT SURVIVE THE EFFECTIVE TIME. AT&T UNDERSTANDS AND AGREES THAT NO AT&T BROADBAND ENTITY SHALL HAVE ANY LIABILITY TO AT&T OR ANY OTHER PERSON FOR MONETARY DAMAGES FOR ANY BREACH BY SUCH AT&T BROADBAND ENTITY PRIOR TO THE EFFECTIVE TIME OF THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT OR REAL PROPERTY INSTRUMENT.

     SECTION 2.03. Other Ancillary Agreements. On or prior to the Distribution Date, each of AT&T and AT&T Broadband will execute and deliver or cause to be executed and delivered all Ancillary Agreements to which it or any of its Subsidiaries is a party. At the request of Comcast or AT&T, on or prior to the Distribution Date, AT&T and AT&T Broadband will execute and deliver the Interim Services and Systems Replication Agreement, in the form attached hereto as Exhibit E. Pursuant to the terms of such agreement, AT&T or AT&T Broadband, as the case may be, will provide to AT&T Broadband or AT&T, as the case may be, such mutually agreed services as may be set forth on the schedules to such Agreement, such schedules to be on terms mutually agreed between Comcast and AT&T. If AT&T and AT&T Broadband enter into such agreement, such agreement will be considered an Ancillary Agreement. Except to the extent set forth therein,
Article 11 of this Agreement shall apply to any Ancillary Agreement (other than the Tax Sharing Agreement).

     SECTION 2.04. Termination of Agreements. (a) Except as set forth in Section 2.04(b), as of the Distribution Date, AT&T and each member of the AT&T Communications Group, on the one hand, and AT&T Broadband and each member of the AT&T Broadband Group, on the other hand, shall terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among AT&T and/or any member of the AT&T Communications Group, on the one hand, and AT&T Broadband and/or any member of the AT&T Broadband Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

     (b) The provisions of Section 2.04(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

          (i) this Agreement and the other Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any other Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups);

          (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.04(b)(ii)(A); provided that the agreements set forth in Schedule 2.04(b)(ii)(B) shall be amended on the Distribution Date as set forth on such Schedule;

          (iii) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.04(b)(iii) to which any Person other than the parties hereto and their respective wholly owned Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute AT&T Broadband Assets or AT&T Broadband Liabilities, they shall be assigned pursuant to Section 2.01);

          (iv) any intercompany accounts payable or accounts receivable arising in the ordinary course of business and accrued as of the Distribution Date that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices (regardless of whether such intercompany accounts payable or accounts receivable accrued under an agreement, arrangement, commitment or understanding that terminated pursuant to Section 2.04(a)); provided that, subject to Section 3.02, AT&T or AT&T Broadband, as the case may be, will pay or cause to be paid such intercompany accounts payable promptly when due;

          (v) except as otherwise provided in the Tax Sharing Agreement, any written Tax sharing or Tax allocation agreements to which any member of any Group is a party;

          (vi) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.04(b)(vi) to which any non-wholly owned Subsidiary or Affiliate of AT&T or AT&T Broadband, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned);

          (vii) any agreements, arrangements, commitments or understandings that
     (A) either any Ancillary Agreement or any other agreement, arrangement, commitment or understanding that pursuant to the terms of this Section is not to be terminated as of the Distribution Date contemplates will be entered into or made on or after the date hereof or (B) are otherwise necessary to implement the transactions contemplated by any of the foregoing clauses or that implement term sheets contemplated by any of the foregoing clauses on terms not materially less advantageous to any member of the AT&T Broadband Group; provided that each of the agreements, arrangements, commitments or understandings referred in this clause (vii) must be in form and substance reasonably satisfactory to Comcast; and

          (viii) any other agreements, arrangements, commitments or understandings that this Agreement or any other Ancillary Agreement expressly contemplates will survive the Distribution Date.

     SECTION 2.05. Documents Relating to Transfer of Real Property Interests and Tangible Property Located Thereon. (a) To the extent necessary, in furtherance of the assignment, transfer and conveyance of AT&T Communications Real Property and the assumption of the related AT&T Communications Liabilities pursuant to Section 2.01(a) and 2.01(b), on or prior to the Distribution Date each of AT&T and AT&T Broadband, or their applicable Subsidiaries, will execute and deliver such deeds, lease assignments and assumptions, leases, subleases and sub-subleases as may be necessary to effect the transactions contemplated by this Agreement, including this Section 2.05 (collectively, the "REAL PROPERTY INSTRUMENTS"). Real Property Instruments will be on mutually acceptable terms.

     (b) Except as otherwise expressly provided in this Agreement or any other Ancillary Agreement and except for AT&T Broadband Assets, all leasehold improvements, fixtures, furniture, office equipment, servers, private branch exchanges, artwork and other tangible property (other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not an AT&T Broadband Contract or as otherwise provided herein) located as of the date hereof on any AT&T Communications Real Property shall be transferred to a member of the AT&T Communications Group.

     (c) Schedule 2.05(c) sets forth a list of AT&T Communications Real Property currently used in connection with both the AT&T Communications Business and the AT&T Broadband Business and that following the Distribution Date will be leased or subleased by members of the AT&T Communications Group to members of the AT&T Broadband Group, on terms and for the transition period reflected in Schedule 2.05(c).

     (d) Schedule 2.05(d) sets forth a list of AT&T Broadband Real Property currently used in connection with both the AT&T Communications Business and the AT&T Broadband Business and that following the Distribution Date will be leased or subleased by AT&T Broadband or any of the AT&T Broadband Entities to members of the AT&T Communications Group, on terms and for the transition period reflected in Schedule 2.05(d).

     SECTION 2.06. Documents Relating to Other Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of AT&T Broadband Assets and the assumption of AT&T Broadband Liabilities pursuant to Sections 2.01(a) and 2.01(b), on or prior to the Distribution Date, (a) AT&T shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of AT&T's and its Subsidiaries' right, title and interest in and to the AT&T Broadband Assets to AT&T Broadband and (b) AT&T Broadband shall execute and deliver, to AT&T and its respective Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption, as and to the extent necessary to evidence the valid and effective assumption by AT&T Broadband of the AT&T Broadband Liabilities that are not already Liabilities of an AT&T Broadband Entity; provided that any instruments executed and delivered pursuant to this Section 2.06 shall be in form and substance reasonably satisfactory to Comcast.

     SECTION 2.07. Governmental Approvals and Consents. (a) If and to the extent that the valid, complete and perfected transfer or assignment to AT&T Broadband of any AT&T Broadband Assets (or from the AT&T Broadband Group of any AT&T Communications Assets held by any member of such Group) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then the transfer or assignment to or from the AT&T Communications Group, as the case may be, of such AT&T Broadband Assets or AT&T Communications Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, any such Transferred Asset shall be deemed an Asset of the transferee AT&T Communications Group or the AT&T Broadband Group, as applicable, for purposes of determining whether any Liability is a Liability of the AT&T Communications Group or the AT&T Broadband Group.

     (b) If the transfer or assignment of any Asset intended to be transferred or assigned hereunder is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.07(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such AT&T Broadband Asset (or such AT&T Communications Asset, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset, are to inure from and after the Distribution Date to the AT&T Broadband Group (or the AT&T Communications Group, as the case may be). To the extent permitted by law and to the extent otherwise permissible in light of any required Consent and/or Governmental Approval, the AT&T Broadband Group shall be entitled to, and shall be responsible for, the management of any AT&T Broadband Asset not yet transferred to it as a result of this Section 2.07(b) and the parties agree to use reasonable commercial efforts to cooperate and coordinate with respect thereto.

     (c) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 2.07(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the other applicable Ancillary Agreement.

     (d) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

     SECTION 2.08. Novation of AT&T Broadband Liabilities. (a) Each of AT&T and AT&T Broadband, at the reasonable written request of the other, shall use its reasonable commercial efforts to obtain, or to cause to be obtained, any release, consent, substitution, approval or amendment required to novate and assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute AT&T Broadband Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the AT&T Broadband Group, so that, in any such case, the members of the AT&T Broadband Group will be solely responsible for such Liabilities; provided, however, that none of AT&T, AT&T Broadband or any of their respective Subsidiaries shall be obligated to pay any consideration or surrender, release or modify any rights or remedies therefor to any third party from whom such releases, consents, approvals, substitutions and amendments are requested except as specifically set forth in the Merger Agreement or elsewhere in this Agreement.

     (b) If AT&T or AT&T Broadband is unable to obtain, or to cause to be obtained, any such required release, consent, substitution, approval or amendment, the applicable member of the AT&T Communications Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, AT&T Broadband shall, as agent or subcontractor for such member of the AT&T Communications Group, pay, perform and discharge fully all the obligations or other Liabilities of such member of the AT&T Communications Group thereunder from and after the date hereof. AT&T Broadband shall indemnify each AT&T Indemnitee and hold it harmless against any Liabilities arising in connection therewith. AT&T shall cause each member of the AT&T Communications Group, without further consideration, to pay and remit, or cause to be paid or remitted, to AT&T Broadband or the applicable member of the AT&T Broadband Group promptly all money, rights and other consideration received by it or any member of the AT&T Communications Group in respect of such performance. If and when any such release, consent, substitution, approval or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, AT&T shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights, obligations or other Liabilities of any member of the AT&T Communications Group to AT&T Broadband or to another member of the AT&T Broadband Group without payment of further consideration and AT&T Broadband, without the payment of any further consideration, shall, or shall cause such other member of the AT&T Broadband Group to, assume such rights and obligations. Notwithstanding the foregoing, unless AT&T shall so elect, AT&T Broadband shall assume all Liabilities of any nature whatsoever that would constitute AT&T Broadband Liabilities as of the Distribution Date, except for Liabilities of another member of the AT&T Broadband Group.

     SECTION 2.09. Novation of AT&T Communications Liabilities. (a) Each of AT&T and AT&T Broadband, at the reasonable written request of the other, shall use its reasonable commercial efforts to obtain, or to cause to be obtained, any release, consent, substitution, approval or amendment required to novate and assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute AT&T Communications Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the AT&T Communications Group, so that, in any such case, the members of the AT&T Communications Group will be solely responsible for such Liabilities; provided, however, that none of AT&T, AT&T Broadband or any of their respective Subsidiaries shall be obligated to pay any consideration or surrender, release or modify any rights or remedies therefor to any third party from whom such releases, consents, approvals, substitutions and amendments are requested except as specifically set forth in the Merger Agreement or elsewhere in this Agreement.

     (b) If AT&T or AT&T Broadband is unable to obtain, or to cause to be obtained, any such required release, consent, approval, substitution or amendment, the applicable member of the AT&T Broadband

Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, AT&T shall, as agent or subcontractor for such member of the AT&T Broadband Group, pay, perform and discharge fully all the obligations or other Liabilities of such member of the AT&T Broadband Group thereunder from and after the date hereof. AT&T shall indemnify each AT&T Broadband Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. AT&T Broadband shall cause each member of the AT&T Broadband Group, without further consideration, to pay and remit, or cause to be paid or remitted, to AT&T or the applicable member of the AT&T Communications Group promptly all money, rights and other consideration received by it or any member of the AT&T Broadband Group in respect of such performance. If and when any such release, consent, substitution approval or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, AT&T Broadband shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights, obligations or other Liabilities of any member of the AT&T Broadband Group to AT&T or to another member of the AT&T Communications Group without payment of further consideration and AT&T, without the payment of any further consideration, shall, or shall cause such other member of the AT&T Communications Group to, assume such rights and obligations. Notwithstanding the foregoing, unless AT&T Broadband shall so elect, AT&T shall assume all Liabilities of any nature whatsoever that would constitute AT&T Communications Liabilities as of the Distribution Date, except for Liabilities of another member of the AT&T Communications Group.

     SECTION 2.10. Joint Purchasing Arrangements. (a) In the case of existing purchasing agreements that prior to the Distribution Date provide the AT&T Broadband Group and the AT&T Communications Group with volume discounts, subject to applicable law, the parties agree to use their respective reasonable best efforts so that, to the extent permitted under the terms of such existing agreements, after the Distribution Date, each Group shall continue to be able to make purchases and obtain the benefits of the volume discounts. In the case of any other such contracts, subject to applicable law, the parties will cooperate reasonably in seeking modifications to such contracts or alternative or substitute arrangements so that, to the extent practicable after the Distribution Date, each Group shall continue to be able to make purchases and obtain the benefits of the volume discounts. Notwithstanding the foregoing, but subject to the terms of any AT&T Broadband Contract or AT&T Communications Contract, none of AT&T, AT&T Broadband or their respective Subsidiaries shall be required to commit to any additional purchases or other obligations, make any payments or waive any rights in order to effect the foregoing. Each party hereby agrees to indemnify and hold harmless the other party, and if applicable, the other party's Subsidiaries, with respect to any losses or claims arising from such first party's, or such first party's Subsidiaries', own purchases, commitments or other obligations under any such contracts.

     (b) Until December 31, 2003, subject to applicable law, the parties will use reasonable commercial efforts to cooperate with each other and, as applicable, with each other's Subsidiaries, to coordinate and combine their purchases in cases where they purchase common supplies or use the same supplier, in each case to the extent permitted by law from time to time. It is the intent of the parties that this coordination and cooperation will be focused on achieving more favorable pricing and terms for such supplies and from such suppliers by aggregating the combined purchases of the parties and their Subsidiaries. Notwithstanding the foregoing, no party shall be obligated to make, or cause its Subsidiaries to make, any specific purchases or to use any specific supplier except to the extent (i) it or one of its Subsidiaries has previously committed to make a specific purchase or to use a specific supplier, or (ii) subsequent to the date of this Agreement, it or one of its Subsidiaries makes a commitment for a specific purchase or to use a specific supplier. Each party will be responsible for its own and its Subsidiaries' commitments and its own and its Subsidiaries' purchases and other obligations made under any common or shared contracts with suppliers and will, in respect of such commitments, purchases or other obligations, indemnify and hold harmless the other party and the other party's Subsidiaries that use such contracts.

     SECTION 2.11. TWE Arrangements. The parties agree to the terms set forth in Annex I with respect to the partnership interests in TWE held, as of the date hereof, by MediaOne TWE Holdings, Inc., an AT&T Broadband Entity, and the TWE Option held by Media One of Colorado, Inc.

                                   ARTICLE 3

                            FINANCIAL RESTRUCTURING

     SECTION 3.01. Liability Management. The Indebtedness included on the AT&T Broadband Balance Sheet consists of the Indebtedness to third parties (the "SCHEDULED DEBT") and Indebtedness to members of the AT&T Communications Group. Prior to the Distribution Date, the Indebtedness of the AT&T Broadband Group shall consist only of (i) the Scheduled Debt, Indebtedness to third parties reflected on the September 30, 2001 balance sheet included in the AT&T Broadband Financial Statements and the third party Indebtedness identified in Item 3 of
Schedule 6.11 to the Merger Agreement (unless any such Indebtedness shall have been discharged) (ii) Indebtedness of the members of the AT&T Broadband Group to members of the AT&T Communications Group and (iii) such other debt as shall have been approved by the Interim Finance Committee. On the Distribution Date, the AT&T Broadband Entities may incur additional Indebtedness to parties (other than to members of the AT&T Communications Group) in an amount sufficient to (i) pay in full at the Effective Time to AT&T an amount equal to the Indebtedness owed by any member of the AT&T Broadband Group to any member of the AT&T Communications Group, (ii) refinance the TOPRS that may be called for redemption at the Effective Time or shortly thereafter and (iii) provide appropriate cash reserves to fund the operations of the AT&T Broadband Entities after the Effective Time. Such Indebtedness shall be incurred in accordance with Section
9.15 of the Merger Agreement.

     SECTION 3.02. Repayment of Intracompany Indebtedness. AT&T Broadband agrees that it will pay to AT&T, at the Effective Time and in connection with the transfer of assets and liabilities hereunder to AT&T Broadband, an amount of cash equal to the total Indebtedness of all members of the AT&T Broadband Group to any member of the AT&T Communications Group, and AT&T agrees to contribute (or cause its subsidiaries to contribute) such Indebtedness to the capital of AT&T Broadband. AT&T agrees that it will repay or cause to repaid at the Effective Time any Indebtedness of any member of the AT&T Communications Group to any member of the AT&T Broadband Group. AT&T also agrees that it will repay or cause to be repaid at the Effective Time any intercompany receivables owed by AT&T or any AT&T Subsidiary (other than any AT&T Broadband Entity) to Western Ridge.

     SECTION 3.03. Note Consents. Subject to the terms and conditions of the Merger Agreement, AT&T and AT&T Broadband shall each use its reasonable best efforts to obtain the irrevocable consent to the transactions contemplated hereby of the holders of at least a majority in aggregate principal amount of each series of securities at the time outstanding issued under the Indenture, dated as of September 7, 1990, between American Telephone & Telegraph Company and The Bank of New York, as trustee.

                                   ARTICLE 4

                                THE DISTRIBUTION

     SECTION 4.01. The Distribution. (a) Subject to Section 4.03, on or prior to the Record Date, AT&T will deliver to the Agent for the benefit of holders of record of AT&T Common Stock on the Record Date, a single stock certificate, endorsed by AT&T in blank, representing the shares of AT&T Broadband Common Stock issuable in the Distribution (which, together with the shares to be issued pursuant to the Exchange Agreement, shall constitute all of the shares of AT&T Broadband Common Stock outstanding as of the Distribution Date), and shall cause the transfer agent for the shares of AT&T Common Stock to instruct the Agent to hold in trust (pending conversion of such shares of AT&T Broadband Common Stock into shares of Parent Common Stock pursuant to the AT&T Broadband Merger) the appropriate number of such shares of AT&T Broadband Common Stock (as set forth in Section 4.01(b)) for each such holder or designated transferee or transferees of such holder. For avoidance of doubt, AT&T will not be considered a holder of record of AT&T Common Stock as of the Record Date with respect to any shares of AT&T Common Stock held in its treasury.

     (b) Subject to Section 4.03, each holder of AT&T Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of AT&T Broadband Common Stock equal to the number of shares of AT&T Common Stock held by such holder on the Record Date; provided, that no holder of AT&T Common Stock having purported to exercise rights pursuant to Section 910 of the NYBCL in respect of such holder's shares of AT&T Common Stock shall be entitled to receive AT&T Broadband Common Stock in the Distribution.

     (c) AT&T Broadband and AT&T, as the case may be, will provide to the Agent all share certificates and any information reasonably required in order to complete the Distribution on the basis specified above.

     (d) Immediately prior to the Record Date, each of the AT&T Broadband Subsidiaries, in exchange (the "SUBSIDIARY PREFERRED STOCK EXCHANGE") for all of the shares of AT&T Subsidiary Preferred Stock held by such AT&T Broadband Subsidiary immediately prior to the Subsidiary Preferred Stock Exchange, will receive from AT&T a number of shares of AT&T Broadband Common Stock (or, if AT&T and AT&T Broadband agree, shares of another class of AT&T Broadband Stock) that has a value equal to the value of the shares of AT&T Subsidiary Preferred Stock so exchanged.

     (e) At the time of the Distribution, AT&T and AT&T Broadband will comply with their obligations under the Exchange Agreement, including through the transfer of shares of AT&T Broadband Common Stock from AT&T to Microsoft as described therein.

     (f) If the QUIPS Transfer is to occur, AT&T Broadband and AT&T will effect the QUIPS Transfer.

     (g) Each of AT&T, and AT&T Broadband agrees that in the event that any holder of shares of AT&T Common Stock purports to exercise any appraisal rights pursuant to Section 910 of the NYBCL, the parties will cooperate to appropriately adjust the provisions hereof.

     SECTION 4.02. Actions Prior to the Distribution. (a) As promptly as reasonably practicable after the execution of this Agreement, subject to the provisions of the Merger Agreement, AT&T shall prepare and file with the Commission a proxy statement (the "PROXY STATEMENT") to be sent to shareholders of AT&T in connection with their meeting to consider the Distribution (the "AT&T MEETING"), it being understood that the AT&T Meeting may be combined with any other meeting of shareholders regarding a possible business combination involving the AT&T Broadband Group.

     (b) As promptly as reasonably practicable after the execution of this Agreement, subject to the provisions of the Merger Agreement and if required by applicable law to effect the Distribution, AT&T and AT&T Broadband shall prepare, and AT&T Broadband shall file with the Commission a registration statement on Form S-1 or S-4 or any amendment or supplement thereto pursuant to which shares of AT&T Broadband issuable in the Distribution will be registered with the Commission (the "DISTRIBUTION REGISTRATION STATEMENT"). If the Distribution Registration Statement is required by applicable law to be filed with the Commission to effect the Distribution, AT&T and AT&T Broadband shall use their reasonable best efforts to cause the Distribution Registration Statement to become effective under the Exchange Act as soon after such filing as reasonably practicable and to keep the Distribution Registration Statement effective as long as is necessary to consummate the Distribution.

     (c) AT&T and AT&T Broadband shall take all such actions as are reasonably necessary or appropriate under the federal or state securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

     SECTION 4.03. Timing of the Distribution. AT&T shall consummate the Separation and Distribution as soon as practicable (and, in any event, within five Business Days) after satisfaction (or waiver to the extent permissible) of all of the conditions to the Separation and the Distribution specified below (other than conditions that by their nature are to be satisfied at the time of the Distribution or the Mergers and will in fact be satisfied at such time). The Separation shall occur on the Distribution Date prior to the Distribution which shall occur at a time to be mutually agreed on the Distribution Date. With the consent of Comcast, which consent shall not be unreasonably withheld, AT&T may effect the Separation and/or the Distribution on different dates or different times than provided for in the preceding sentence. The obligation of AT&T to consummate the Separation and the Distribution and the other transactions contemplated by this Agreement is subject to the satisfaction (or waiver to the extent permissible) of the following conditions:

          (a) If required by applicable law to effect the Distribution, the Distribution Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto;

          (b) The actions and filings with regard to material federal or state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 4.02(c) shall have been taken and, where applicable, become effective or been accepted;

          (c) Any Governmental Approvals and Consents including those listed on
     Schedule 4.03(c) necessary to consummate the Distribution in the manner contemplated by this Agreement shall have been obtained and be in full force and effect, except for such Governmental Approvals and Consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have an AT&T Broadband Material Adverse Effect or an AT&T Material Adverse Effect;

          (d) All conditions to permit the Distribution to qualify as a tax-free distribution to AT&T, AT&T Broadband and shareholders of AT&T shall, to the extent applicable as of the time of the Distribution, be satisfied and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter;

          (e) No order, injunction or decree issued by any court or agency of competent jurisdiction or other material legal restraint or prohibition preventing the consummation of the Separation or the Distribution or any of the other transactions contemplated by this Agreement or any other Ancillary Agreement shall be in effect and the Separation and Distribution shall be in compliance in all material respects with applicable law;

          (f) This Agreement shall not have been terminated;

          (g) The supplemental private letter ruling or rulings from the IRS or the opinion described in Section 10.01(j) of the Merger Agreement shall have been obtained and shall continue in effect;

          (h) The Distribution shall have been approved by the affirmative vote of shareholders holding a majority of the voting power of the issued and outstanding shares of AT&T Common Stock at the AT&T Meeting; and

          (i) The conditions specified in Sections 10.01 and 10.02 (other than
     Section 10.01(i)) of the Merger Agreement shall have been satisfied (or waived to the extent permissible).

The foregoing conditions are for the sole benefit of AT&T and shall not give rise to or create any duty on the part of AT&T or the Board of Directors of AT&T to waive or not waive any such condition.

                                   ARTICLE 5

                        MUTUAL RELEASES; INDEMNIFICATION

     SECTION 5.01.  Release of Pre-Closing Claims.  (a) Except as provided in
Section 5.01(c), effective as of the Distribution Date, AT&T shall, for itself and each other wholly owned member of the AT&T Communications Group (other than any member of the AT&T Broadband Group) and their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees of any wholly owned member of the AT&T Communications Group (in each case, in their respective capacities as such), remise, release and forever discharge each of AT&T Broadband and the respective wholly owned members of the AT&T Broadband Group (other than any member of the AT&T Communications Group), their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees of any wholly owned member of the AT&T Broadband Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, whether or not known as of the Distribution Date, including in connection with the transactions and all other activities to implement either the Separation or the Distribution.

     (b) Except as provided in Section 5.01(c), effective as of the Distribution Date, AT&T Broadband shall, for itself and each other wholly owned member of the AT&T Broadband Group (other than any member of the AT&T Communications Group) and their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees of any wholly owned member of the AT&T Broadband Group (in each case, in their respective capacities as such), remise, release and forever discharge each of AT&T and the respective wholly owned members of the AT&T Communications Group (other than any member of the AT&T Broadband Group), their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees of any wholly owned member of the AT&T Communications Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, whether or not known as of the Distribution Date, including in connection with the transactions and all other activities to implement either the Separation or the Distribution.

     (c) Nothing contained in Section 5.01(a) or 5.01(b) shall impair any right of any Person to enforce this Agreement, any other Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in
Section 2.04(b) or the applicable Schedules thereto not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 5.01(a) or 5.01(b) shall release any Person from:

          (i) any Liability provided in or resulting from any agreement among any members of the AT&T Broadband Group or the AT&T Communications Group that is specified in Section 2.04(b) or the applicable Schedules thereto as not to terminate as of the Distribution Date, or any other Liability specified in such Section 2.04(b) as not to terminate as of the Distribution Date;

          (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any other Ancillary Agreement;

          (iii) any Liability arising from or relating to the sale, lease, construction, provision, or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Distribution Date;

          (iv) any Liability for payment for goods, services or property purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Distribution Date or any related refund claims; or

          (v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 5.01; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 5.01 but for the provisions of this clause (v).

     (d) AT&T shall not make, and shall not permit any member of the AT&T Communications Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against AT&T Broadband or any wholly owned member of the AT&T Broadband Group, or any other Person released pursuant to Section 5.01(a), with respect to any Liabilities released in respect of such Person pursuant to
Section 5.01(a). AT&T Broadband shall not make, and shall not permit any member of the AT&T Broadband Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against AT&T or any wholly owned member of the AT&T Communications Group, or any other Person released pursuant to Section 5.01(b), with respect to any Liabilities in respect of such Person released pursuant to Section 5.01(b).

     (e) At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions of this Section 5.01.


     SECTION 5.02. Indemnification by AT&T. Except as provided in Section 5.04, following the Distribution Date, AT&T shall indemnify, defend and hold harmless AT&T Broadband, each member of the AT&T Broadband Group, AT&T Comcast (but only in respect of subsections (d) and (e)) and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AT&T BROADBAND INDEMNITEES"), from and against any and all Liabilities (or in the case of subsection (d), 50% of any and all Liabilities) of the AT&T Broadband Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):


          (a) the failure of AT&T or any other member of the AT&T Communications Group or any other Person to pay, perform or otherwise promptly discharge any AT&T Communications Liabilities, or AT&T Communications Contract, in accordance with their respective terms, whether prior to or after the Distribution Date or the date hereof;

          (b) the AT&T Communications Business, any AT&T Communications Asset or any AT&T Communications Contract (except to the extent such Liabilities arise out of any breach by AT&T or any of its Subsidiaries prior to the Distribution Date of any AT&T Communications Contract entered into in connection with the separation, divestiture or termination of LMC and its Subsidiaries);


          (c) any breach by AT&T or any member of the AT&T Communications Group of this Agreement or any of the other Ancillary Agreements;



          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any Registration Statement, except to the extent such information relates to AT&T's proposal to create a tracking stock with respect to its consumer services business as contemplated by Section 11.06, AT&T's proposal to authorize a reverse stock split or any other AT&T 2002 annual meeting proposal other than the AT&T proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement (any Action relating to the matters set forth in this Section 5.02(d) or Section 5.03(d), a "REGISTRATION STATEMENT CLAIM"); and



          (e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any Registration Statement to the extent such information relates to AT&T's proposal to create a tracking stock with respect to its consumer services business as contemplated by Section 11.06, AT&T's proposal to authorize a reverse stock split or any other AT&T 2002 annual meeting proposal other than the AT&T proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.


     SECTION 5.03.  Indemnification by AT&T Broadband.  Except as provided in
Section 5.04, following the Distribution Date, AT&T Broadband shall indemnify, defend and hold harmless AT&T, each member of the AT&T Communications Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AT&T INDEMNITEES"), from and against any and all Liabilities (or in the case of subsection (d), 50% of any and all Liabilities) of the AT&T Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

          (a) the failure of AT&T Broadband or any other member of the AT&T Broadband Group or any other Person to pay, perform or otherwise promptly discharge any AT&T Broadband Liabilities, or AT&T Broadband Contract, in accordance with their respective terms, whether prior to or after the Distribution Date or the date hereof;

          (b) the AT&T Broadband Business, any AT&T Broadband Asset or any AT&T Broadband Contract;

          (c) any breach by AT&T Broadband or any member of the AT&T Broadband Group of this Agreement or any of the other Ancillary Agreements;


          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any Registration Statement, except to the extent such information relates to AT&T's proposal to create a tracking stock with respect to its consumer services business as contemplated by Section 11.06, AT&T's proposal to authorize a reverse stock split or any other AT&T 2002 annual meeting proposal other than the AT&T proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement; and



          (e) if neither the QUIPS Exchange nor the QUIPS Transfer occurs, any Liabilities relating to, arising out of or resulting from any Actions commenced by Microsoft claiming that the transactions contemplated hereby or by the Merger Agreement violate the terms of the QUIPS; provided that for purposes hereof, in the event that AT&T is required to repay the QUIPS as a result of such Action, the indemnified Liability hereunder in respect of such repayment shall be reduced by the amount of the QUIPS Fair Market Value plus any accrued interest on the QUIPS since the date as of which the QUIPS Fair Market Value was determined (any such Action, a "MICROSOFT QUIPS CLAIM").


     Notwithstanding the foregoing, AT&T Broadband shall have no obligation to indemnify, defend and hold harmless any AT&T Indemnitee from and against any Liabilities arising out of any breach by At Home or any of its Subsidiaries of any At Home Contract.

     SECTION 5.04. Indemnification Obligations Net of Insurance Proceeds and Other Amounts. (a) The parties intend that any indemnification or reimbursement obligation pursuant to this Article 5 will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "INDEMNIFYING PARTY") is required to pay to any Person entitled to indemnification hereunder (an "INDEMNITEE") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

     (b) An insurer who would otherwise be obligated to defend or make payment in response to any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit it would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

     (c) With respect to all policies of insurance with insurance companies other than American Ridge and Western Range, the parties agree to act in good faith and to use their reasonable best efforts to preserve and maximize the insurance benefits due to be provided thereunder and to cooperate with one another as necessary to permit each other to access or obtain the benefits under those policies, provided, however, that nothing in this Section 5.04 shall be construed to prevent any party or any other Person from asserting claims for insurance benefits or accepting insurance benefits provided by the policies. The parties agree to exchange information upon reasonable request of the other party regarding requests that they have made for insurance benefits, notices of claims, occurrences and circumstances that they have submitted to the insurance companies or other entities managing the policies, responses they have received from those insurance companies or entities, including any payments they have received from the insurance companies and any agreements by the insurance companies to make payments, and any other information that the parties may need to determine the status of the insurance policies and the continued availability of benefits thereunder.

     SECTION 5.05. Procedures for Indemnification of Third Party Claims. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the AT&T Broadband Group or the AT&T Communications Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.02 or 5.03, or any other Section of this Agreement or any Ancillary Agreement (except as otherwise provided therein), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee to give notice as provided in this Section 5.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

     (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense (including allocated costs of in-house counsel and other personnel) and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 5.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

     (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.05(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

     (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

     (e) No Indemnifying Party shall consent to any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

     (f) The provisions of Section 5.05 and Section 5.06 shall not apply to Taxes (which are covered by the Tax Sharing Agreement) or to matters covered by Sections 6.02 and 6.03.

     (g) Notwithstanding anything in this Agreement to the contrary, and subject to any applicable provision of the AWS separation agreements, if either party is named in any Action relating to any At Home Matter, Specified Matter, Specified Transaction or Registration Statement Claim, that party shall be entitled to assume and control its own defense and to employ its own counsel. Neither party shall settle any such Action without the consent of the other party (which consent will not be unreasonably withheld). All legal and other fees (including allocated cost of in-house counsel and other personnel) incurred in connection therewith shall be divided 50/50 between AT&T and AT&T Broadband.

     SECTION 5.06. Additional Matters. (a) Any claim on account of a Liability that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the other Ancillary Agreements.

     (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person but only to the extent related to such payment. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

     (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 5.06 and the Indemnifying Party shall fully indemnify the named defendant against all reasonable costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

     SECTION 5.07. Remedies Cumulative. The remedies provided in this Article 5 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 5.08. Survival of Indemnities. The rights and obligations of each of AT&T, AT&T Broadband and their respective Indemnitees under this Article 5 shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE 6

                      INSURANCE AND CERTAIN OTHER MATTERS

     SECTION 6.01. Insurance Matters. (a) The parties intend that both AT&T and AT&T Broadband and each other member of the AT&T Communications Group and the AT&T Broadband Group, after the Distribution Date, shall be successors-in-interest to and retain all rights and interest (whether known, unknown, contingent or otherwise) that each has as of the Distribution Date under any Insurance Policy issued to and/or providing coverage to AT&T, as it existed immediately prior to the Distribution Date, or any of its Subsidiaries or Affiliates, and any agreements related to such Insurance Policies executed and delivered prior to the Distribution Date, including any rights or interests each has, as an insured, named insured, or additional named insured, Subsidiary, Affiliate, division or department, to avail itself of any benefit under any such Insurance Policy or any such agreement related to such policy as in effect prior to the Distribution Date. The provisions of this Agreement are not intended to relieve any insurer of any Liability under any policy. Notwithstanding the foregoing, no member of the AT&T Broadband Group or the AT&T Communications Group shall be deemed to have made any representation or warranty as to the availability of any Insurance Policy or the rights and benefits provided thereunder.

     (b) This Agreement shall not be considered as an attempted assignment (if such an assignment would be prohibited or would otherwise adversely affect the rights of the insured parties under such policies) of any rights or interest under any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the AT&T Broadband Group or the AT&T Communications Group in respect of any Insurance Policy or any other contract or policy of insurance.

     (c) Each of AT&T and AT&T Broadband does hereby, for itself and each other member of the AT&T Communications Group and the AT&T Broadband Group, agree that, as and to the extent necessary to give effect to Section 6.01(a), it will assign any chose in action, claim, right or benefit under an Insurance Policy.

     (d) AT&T Broadband does hereby, for itself and each other member of the AT&T Broadband Group, agree that from and after the Distribution Date, AT&T Broadband and each other member of the AT&T Broadband Group releases any and all insurance or other claims that it may have against American Ridge and Subsidiaries of American Ridge, whether known or unknown.

     (e) AT&T does hereby, for itself and each other member of the AT&T Communications Group, agree that (i) no member of the AT&T Broadband Group or any AT&T Broadband Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of AT&T and its Affiliates as in effect or undertaken at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise and (ii) from and after the Distribution Date, AT&T and each other member of the AT&T Communications Group releases any and all insurance or other claims that it may have against Western Range and Subsidiaries of Western Range, whether known or unknown.

     (f) Each of AT&T and AT&T Broadband does hereby, for itself and each other member of the AT&T Communications Group and the AT&T Broadband Group, agree that all duties and obligations under any Insurance Policy, including the fulfillment of any conditions and the payment of any deductibles, retentions, co-insurance payment or retrospective premiums, that correspond in any way with or may be necessary to perfect, preserve or maintain an insuredIs right to obtain benefits under that Insurance Policy, will be performed by the insured that is seeking the benefits, subject to the indemnification provisions of Article 5. In the event members of both Groups have claims under a given policy, any deductibles, retentions, co-insurance payments, retrospective premiums, caps, limitations on average and similar items will be appropriately allocated between such parties based on the recoveries they would have obtained in the absence of such items.

     SECTION 6.02.  Certain Post-Distribution Transactions and Related
Matters. (a) Each of AT&T and AT&T Broadband agrees that, until 12 months after the date of the Distribution, it will (i) maintain its status as a company engaged in the active conduct of a trade or business and (ii) not engage in any transaction that would result in it ceasing to be a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (b) Each of AT&T and AT&T Broadband further agrees that, until 25 months after the date of the Distribution, it will not, except as expressly contemplated by this Agreement or the Merger Agreement, (i) enter into any Proposed Acquisition Transaction or, to the extent AT&T or AT&T Broadband, as the case may be, has the right to prohibit any Proposed Acquisition Transaction, permit any Proposed Acquisition Transaction to occur (whether by (A) redeeming rights under a shareholders rights plan, (B) finding a tender offer to be a "permitted offer" under any such plan or otherwise causing any such plan to be inapplicable or neutralized with respect to any Proposed Acquisition Transaction, or

(C) approving any Proposed Acquisition Transaction, whether for purposes of any interested shareholder statute, any "fair price" or other provision of its respective charter or bylaws or otherwise), (ii) liquidate or partially liquidate, (iii) in a single transaction or series of related transactions, sell or transfer all or substantially all of the assets of AT&T or the assets of the AT&T Broadband Group that were transferred to AT&T Broadband prior to the Distribution, as the case may be, (iv) redeem or otherwise repurchase (directly or through an Affiliate) any of its stock, (v) enter into any transaction or series of transactions as a result of which any Person would acquire, or have the right to acquire, from AT&T or AT&T Broadband, as the case may be, or one of their respective Affiliates, a number of shares of stock that would comprise more than 5% of (A) the value of all outstanding shares of stock of as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) the voting power of the issued and outstanding shares of stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series or (vi) take any other action or actions (including any action or transaction that would be inconsistent with any representation made in the Tax Opinions/Rulings) that in the aggregate (and taking into account any other transactions described in this subparagraph (b)) would be reasonably likely to have the effect of causing or permitting one or more Persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in AT&T or AT&T Broadband or otherwise jeopardize the non-recognition of taxable gain or loss for U.S. federal income tax purposes to AT&T, AT&T Affiliates and shareholders of AT&T in connection with the Separation and Distribution, unless prior to taking any such action set forth in the foregoing clauses (i) through (vi), AT&T (with respect to AT&T Broadband) and AT&T Broadband (with respect to AT&T) has determined, in its sole and absolute discretion, which discretion shall be exercised in good faith solely to preserve the tax-free status of the Separation and Distribution, that such action or actions would not result in a Spin-Off Disqualification. Anything in the preceding sentence to the contrary notwithstanding, a transaction described in clauses (i) through (vi) of the preceding sentence shall not require the determination of the other party in the event that as of the date immediately preceding such transaction there has not been issued and, when taken together with the shares to be issued pursuant to the transaction, there will not be issued, directly or indirectly, pursuant to a Proposed Acquisition Transaction or otherwise, including as a consequence of the Merger Agreement, taking into account for such purpose all share transactions which would be taken into account under Section 355(e) of the Code assuming all such issuances were considered to be "part of a plan or series of related transactions" with the Distribution number of shares in excess of 30 percent of (A) the value of all outstanding shares of stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or
(B) the voting power of the issued and outstanding shares of stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. "PROPOSED ACQUISITION TRANSACTION" means a transaction or series of transactions as a result of which AT&T or AT&T Broadband would merge or consolidate with any other Person or pursuant to which any Person or any group of related Persons would acquire, or have the right to acquire, directly or indirectly, from one or more holders of outstanding shares of stock of a number of shares of stock that would comprise more than 5% of (A) the value of all outstanding shares of stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) the voting power of the issued and outstanding shares of stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. "TAX OPINIONS/RULINGS" means, collectively, the opinions of tax counsel and the rulings by the IRS deliverable to AT&T in connection with the transactions contemplated by this Agreement.

     (c) If one party (the "ISSUING PARTY") notifies the other (the "OTHER PARTY") that it desires to take one of the actions described in clauses (i) through (vi) of Section 6.02(b) (the "NOTIFIED ACTION") and the Other Party declines to exercise its discretion pursuant to Section 6.02(b) to permit the Issuing Party to take such Notified Action, the Issuing Party, in its reasonable discretion, may elect to seek a Subsequent Tax Opinion/Ruling that would permit the Issuing Party to take the Notified Action, and the Other Party shall cooperate in connection with such efforts; provided, however, that the reasonable costs and expenses of obtaining any such Subsequent Tax Opinion/Ruling shall be borne by the Issuing Party.

"SUBSEQUENT TAX OPINION/RULING" means either (i) an unqualified opinion of counsel jointly selected by the Issuing Party and the Other Party confirming that, as a consequence of the consummation of the Notified Action, no income, gain or loss for U.S. federal income tax purposes will be recognized by AT&T, the shareholders or former shareholders of AT&T, or any AT&T Affiliate with respect to the Separation and Distribution or (ii) an IRS private letter ruling to the same effect that, after reasonable due diligence conducted by the Other Party, are in form and substance reasonably satisfactory to the Other Party.

     (d) Notwithstanding anything to the contrary herein or any provision of the Tax Sharing Agreement to the contrary, if there is a determination (as defined in Section 1313 of the Code) that a Spin-Off Disqualification has occurred, then AT&T Broadband shall indemnify and hold harmless AT&T and each member of the consolidated group of which AT&T is a member from and against one half of all Tax Related Losses imposed upon or incurred by AT&T or any member of its group as a result of the Spin-Off Disqualification; provided, however, that AT&T Broadband shall indemnify and hold harmless AT&T and each member of the consolidated group of which AT&T is a member from and against any and all Tax Related Losses imposed upon or incurred by AT&T or any member of its group as a result of the Spin-Off Disqualification if such Spin-Off Disqualification would not have occurred but for an AT&T Broadband Action and; provided, further, that AT&T Broadband shall have no obligation to indemnify AT&T or any member of the consolidated group of which AT&T is a member if the Spin-Off Disqualification would not have occurred but for an AT&T Communications Action. "AT&T BROADBAND ACTION" means (i) any transaction with respect to the stock or assets of AT&T Broadband that occurs after the Distribution, (ii) AT&T Broadband's failure to maintain its status as a company engaged in the active conduct of a trade or business, and (iii) the failure of any representation made by AT&T Broadband with respect to AT&T Broadband or the AT&T Broadband Business, and the plans, proposals, intentions and policies of AT&T Broadband after the Separation and Distribution in connection with a Subsequent Tax Opinion/ Ruling to be true and correct in all material respects. "AT&T COMMUNICATIONS ACTION" means (i) any transaction with respect to the stock or assets of AT&T that occurs after the Distribution, (ii) AT&T's failure to maintain its status as a company engaged in the active conduct of a trade or business, and (iii) the failure of any representation made by AT&T with respect to AT&T or the AT&T Communications Business and the plans, proposals, intentions and policies of AT&T after the Separation and Distribution in connection with the Tax Opinions/Rulings or a Subsequent Tax Opinion/Ruling to be true and correct in all material respects. The delivery of any Subsequent Tax Opinion/Ruling shall not affect either party's rights and obligations with respect to indemnification under this
Section 6.02(d). "TAX RELATED LOSSES" means (A) all federal, state and local Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment or otherwise; (B) all accounting, legal and other professional fees, and court costs incurred in connection with such taxes; and (C) all costs and expenses that may result from adverse tax consequences to AT&T (including all costs, expenses and damages associated with shareholder litigation or controversies) payable by AT&T or AT&T Affiliates.

     SECTION 6.03. Procedure for Indemnification for Tax Liabilities. (a) If AT&T receives notice of the assertion of any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than AT&T or any AT&T Affiliate or AT&T Broadband or any AT&T Broadband Affiliate that gives rise to a right of indemnification hereunder (a "THIRD PARTY TAX CLAIM") with respect to which AT&T Broadband may be obligated under Section 6.02(d) to provide indemnification, AT&T shall give AT&T Broadband notice thereof (together with a copy of such Third Party Tax Claim, process or other legal pleading) promptly after becoming aware of such Third Party Tax Claim; provided, however, that the failure of AT&T to give notice as provided in this Section shall not relieve AT&T Broadband of its obligations under Section 6.02(d), except to the extent that AT&T Broadband is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Tax Claim in reasonable detail.

     (b) (i) Notwithstanding any provision to the contrary contained in the Tax Sharing Agreement, AT&T and AT&T Broadband shall jointly control the defense of, and cooperate with each other with respect to defending, any Third Party Tax Claim with respect to which AT&T Broadband may be obligated under Section 6.02(d) to provide indemnification; provided that AT&T Broadband shall forfeit such joint control right with respect to a particular Third Party Tax Claim if AT&T Broadband or any AT&T Broadband Affiliate makes any public statement or filing, or takes any action (including, but not limited to, the filing of any submission or pleading, or the giving of a deposition or production of documents, in any administrative or court proceeding) in connection with such Third Party Tax Claim that is inconsistent in a material respect with any representation or warranty made by AT&T Broadband in the Agreement, the Tax Opinions/Rulings, the Representation Letter or a Subsequent Tax Opinion/Ruling and; provided, further, that AT&T shall forfeit such joint control right with respect to a particular Third Party Tax Claim if AT&T or any AT&T Affiliate makes any public statement or filing, or takes any action (including, but not limited to, the filing of any submission or pleading, or the giving of a deposition or production of documents, in any administrative or court proceeding) in connection with such Third Party Tax Claim that is inconsistent in a material respect with any representation or warranty made by AT&T in the Agreement, the Tax Opinions/Rulings, the Representation Letter or a Subsequent Tax Opinion/ Ruling.

     (ii) AT&T and AT&T Broadband shall exercise their rights to jointly control the defense of any such Third Party Tax Claim solely for the purpose of defeating such Third Party Tax Claim and, unless required by applicable law, neither AT&T nor AT&T Broadband shall make any statements or take any actions that could reasonably result in the shifting of liability for any Tax Related Losses arising out of such Third Party Tax Claim from the party making such statement or taking such action (or any of its Affiliates) to the other party (or any of its Affiliates).

     (iii) Statements made or actions taken by either AT&T or AT&T Broadband in connection with the defense of any such Third Party Tax Claim shall not prejudice the rights of such party in any subsequent action or proceeding between the parties.

     (iv) If either AT&T or AT&T Broadband fails to jointly defend any such Third Party Tax Claim, the other party shall solely defend such Third Party Tax Claim and the party failing to jointly defend shall use commercially reasonable efforts to cooperate with the other party in its defense of such Third Party Tax Claim; provided, however, that neither party may compromise or settle any such Third Party Tax Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third Party Tax Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third Party Tax Claim.

     (c) (i) If there is a determination (as defined in Section 1313 of the Code) that a Spin-Off Disqualification has occurred, AT&T and AT&T Broadband shall attempt in good faith to resolve any disagreement with respect to whether there is an indemnification obligation pursuant to Section 6.02(d). If the parties cannot agree by the tenth Business Day following the determination (the "DISPUTE DATE"), then the liability shall initially be determined as follows:
Within 20 days of the Dispute Date, AT&T and AT&T Broadband shall each appoint one arbitrator. The two arbitrators so appointed shall appoint a third arbitrator within 30 days of the Dispute Date. If either party shall fail to appoint an arbitrator within such 20-day period, the arbitration shall be conducted by the sole arbitrator appointed by the other party. Whether selected by AT&T, AT&T Broadband or otherwise, each arbitrator selected to resolve such dispute shall be a tax attorney who is generally recognized in the tax community as a qualified and competent tax practitioner with experience in the tax area involved in the issue to be resolved. Such arbitrators shall be empowered to determine initially whether or not AT&T Broadband is required to indemnify AT&T pursuant to Section 6.02(d) hereunder. Each of AT&T and AT&T Broadband shall bear 50% of the aggregate expenses of the arbitrators (or sole arbitrator). The decision of the arbitrators shall be rendered no later than 90 days from the Dispute Date.

     (ii) On the tenth Business Day following the determination that there has been a Spin-Off Disqualification, if AT&T Broadband agrees that it has an indemnification obligation, AT&T Broadband shall pay in full any amount due and payable to AT&T pursuant to Section 6.02(d), together with interest calculated at the Underpayment Rate from the date of the determination that there was a Spin-Off Disqualification through the date of payment. If AT&T Broadband and AT&T disagree as to whether an indemnity obligation is due, and the arbitration process concludes that AT&T Broadband is liable, AT&T Broadband shall pay any amount that would be due and payable to AT&T if AT&T were entitled to indemnity pursuant to Section 6.02(d), together with interest on such amount calculated at the Underpayment Rate from the date of the determination that there was a Spin-Off Disqualification through the date of the payment. "UNDERPAYMENT RATE" shall mean the annual rate of interest described in Section 6621(c) of the Code for large corporate underpayments of income Tax (or similar provision of state or local income Tax law, as applicable), as determined from time to time.

     (iii) If pursuant to a final nonappealable order of a court of competent jurisdiction, it is determined that AT&T Broadband is obligated to pay and has not paid amounts payable to AT&T pursuant to Section 6.02(d) or that amounts paid by AT&T Broadband to AT&T should not have been paid, AT&T Broadband shall pay to AT&T the balance due, or AT&T shall repay to the excess amount paid, in either event within five days of the final determination of liability or overpayment, together with interest at the Underpayment Rate calculated (A) from the date of the determination that there was a Spin-Off Disqualification in the case of a payment to be made by AT&T Broadband or (B) from the date of payment by AT&T Broadband to AT&T in the case of a repayment to be made by AT&T. All payments pursuant to this Section 6.03(c) shall be made by wire transfer to the bank account designated by AT&T or AT&T Broadband, as the case may be, for such purpose.

     SECTION 6.04. Other Transactions. (a) Notwithstanding any provision of the Tax Sharing Agreement to the contrary, AT&T Broadband shall indemnify and hold harmless AT&T and each member of the consolidated group of which AT&T is a member from and against one half of all Tax Related Losses imposed upon or incurred by AT&T or any member of its group as a result of (i) the Separation Transactions or the Split-Off failing to qualify as tax-free transactions under the provisions of Sections 355, 361(c) and 368(a)(1)(D) of the Code, or (ii) the shares of AWS or LMC failing to qualify as "qualified property" for purposes of
Section 355(c)(2) or 361(c) of the Code by reason of the application of Section 355(e) of the Code (each such failure, a "TRANSACTION DISQUALIFICATION"); provided, however, AT&T Broadband shall indemnify and hold harmless AT&T and each member of the consolidated group of which AT&T is a member from and against any and all Tax Related Losses imposed upon or incurred by AT&T or any member of its group as a result of the Transaction Disqualification if such Transaction Disqualification would not have occurred but for an AT&T Broadband Action and; provided, further, that, AT&T Broadband shall have no obligation to indemnify AT&T or any member of the consolidated group of which AT&T is a member if the Transaction Disqualification would not have occurred but for an AT&T Communications Action.

     (b) Any indemnity payment required to be made by AT&T Broadband under
Section 6.04(a) as a result of a Transaction Disqualification shall be net of AT&T Broadband's Share of any indemnification that AT&T is entitled to receive from AWS or LMC, as the case may be, as a result of such Transaction Disqualification (a "PRIMARY INDEMNITY CLAIM"). AT&T, at AT&T Broadband's direction and expense, shall use reasonable efforts to pursue and collect AT&T Broadband's Share of a Primary Indemnity Claim from AWS or LMC, as the case may be, prior to seeking indemnification from AT&T Broadband for such amount. In the event that AT&T has not received indemnification with respect to AT&T Broadband's Share of a Primary Indemnity Claim at least five days prior to the date on which AT&T is required to make a payment that gives rise to such claim, AT&T shall be entitled to demand payment of AT&T Broadband's Share of a Primary Indemnity Claim from AT&T Broadband, provided that AT&T Broadband shall have no obligation to pay AT&T Broadband's Share of a Primary Indemnity Claim unless AT&T has (i) provided AT&T Broadband with information in reasonable detail describing its efforts to pursue and collect such Primary Indemnity Claim and
(ii) afforded AT&T Broadband the opportunity to take reasonable efforts on behalf of AT&T, at AT&T Broadband's expense, to pursue and collect such

Primary Indemnity Claim. "AT&T BROADBAND'S SHARE" means (i) 100% in the event the Transaction Disqualification is attributable to an AT&T Broadband Action or
(ii) 50% otherwise. If AT&T Broadband makes payment to AT&T in respect of an amount for which AT&T has a Primary Indemnity Claim, AT&T shall assign AT&T Broadband's Share of such Primary Indemnity Claim to AT&T Broadband and shall cooperate, at AT&T Broadband's direction and expense, with AT&T Broadband in prosecuting such claim. If AT&T receives a payment required by Section 6.04(a) from AT&T Broadband and subsequently receives a payment with respect to a Primary Indemnity Claim that was not previously taken into account, in whole or in part, in determining the amount of AT&T Broadband's payment to AT&T, then AT&T will pay to AT&T Broadband an amount equal to the excess of the payment made by AT&T Broadband over the amount of the payment that AT&T Broadband would have been required to make if payment under the Primary Indemnity Claim had been received by AT&T before payment was made by AT&T Broadband.

     (c) If there is a determination (as defined in Section 1313 of the Code) that a Transaction Disqualification has occurred and the parties cannot agree whether such a Transaction Disqualification would not have occurred but for an AT&T Communications Action or an AT&T Broadband Action, as the case may be, the procedures set forth in Section 6.03(c) shall apply.

     (d) In the event that, in connection with a Transaction Disqualification that is attributable to an AT&T Broadband Action, AT&T has any rights against or obligations to AWS or LMC that are substantially similar to those set forth in
Section 6.03, (i) AT&T shall assign such rights and obligations to AT&T Broadband, if at all practicable, or (ii) if such assignment cannot be achieved for any reason, AT&T shall exercise such rights and perform such obligations at the direction of AT&T Broadband and AT&T Broadband shall indemnify AT&T for all associated costs. Such costs shall be reallocated and reimbursed in accordance with the respective indemnification obligations as determined under Section 6.04(c). If a Transaction Disqualification is not attributable to an AT&T Communications Action or an AT&T Broadband Action, such rights and obligations shall, to the extent practicable, be exercised and performed jointly and all associated costs shall be shared equally.

                                   ARTICLE 7

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

     SECTION 7.01. Agreement for Exchange of Information. (a) Each of AT&T and AT&T Broadband, on behalf of the AT&T Communications Group and the AT&T Broadband Group, respectively, agrees to provide, or cause to be provided, to each other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or Tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any other Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. AT&T and AT&T Broadband intend that any transfer of Information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege.

     (b) After the date hereof, each of AT&T and AT&T Broadband shall maintain in effect adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations.

     SECTION 7.02. Ownership of Information. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     SECTION 7.03. Compensation for Providing Information. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

     SECTION 7.04. Record Retention. To facilitate the possible exchange of Information pursuant to this Article 7 and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with their respective record retention policies. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof). Moreover, no party will destroy, or permit any of its Subsidiaries to destroy, any policies of insurance (or records related to such insurance policies) without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party reasonable opportunity to take possession of such information prior to such destruction, if it is possible that the other party may be able to obtain coverage under such policies. (The foregoing includes "occurrence"-based liability policies, which continue to cover liability for alleged harm during their policy period, even if no claim is made based on such alleged harm until after the end of the policy period.)

     SECTION 7.05. Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 7.04.

     SECTION 7.06. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article 7 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

     SECTION 7.07. Production of Witnesses; Records; Cooperation. (a) After the Distribution Date, except in the case of an adversarial Action by one party against the other party (which shall be governed by such discovery rules as may be applicable thereto), each party hereto shall take all reasonable steps to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of its respective Group (whether as witnesses or otherwise) and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action (including preparation for such Action) in which the requesting party may from time to time be involved, regardless of whether such Action (or preparation for such action) is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

     (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses or is required to prosecute, pursue, otherwise evaluate or defend any Action, the other parties shall cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

     (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

     (d) Without limiting any provision of this Section 7.07, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

     (e) The obligation of the parties to make available former, current and future directors, officers, employees, other personnel and agents pursuant to this Section 7.07 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available inventors and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.07(a)). Without limiting the foregoing, each party agrees that (i) neither it nor any member of its respective Group will take adverse action against any employee of its Group based on such employee's provision of assistance or information to the other party pursuant to Section 7.07(a) and (ii) to the extent relevant and necessary, neither it nor any member of its respective Group will enforce any confidentiality agreement against an employee of its Group that would otherwise prevent or hinder such employee from cooperating or providing information to a requesting party pursuant to Section 7.07(a).

     (f) In connection with any matter contemplated by this Section 7.07, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of either Group.

     SECTION 7.08. Confidentiality. (a) Subject to Section 7.09, each of AT&T and AT&T Broadband, on behalf of itself and its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary information pursuant to policies in effect at the relevant time, all Information concerning the other Group that is either in its possession (including Information in its possession prior to any of the date hereof, or the Distribution Date) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any other Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been
(i) in the public domain through no fault of such party or such party's Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or such party's Group), which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

     (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information concerning the other Group to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.09. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any other Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

     SECTION 7.09. Protective Arrangements. In the event that any party or any of its Subsidiaries either determines on the advice of its counsel that it is required to disclose any Information concerning the other Group pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information concerning the other Group that is subject to the confidentiality provisions hereof, such party shall notify the other party of such disclosure at least five days prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, after a court of competent jurisdiction has had an opportunity to rule on such protective arrangements, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                   ARTICLE 8

                  FURTHER ASSURANCES AND ADDITIONAL COVENANTS

     SECTION 8.01. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, the other Ancillary Agreements and the Merger Agreement, but subject to the provisions hereof and thereof, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, the other Ancillary Agreements and the Merger Agreement.

     (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other party, and without any further consideration, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, the other Ancillary Agreements and the Merger Agreement, in order to effectuate the provisions and purposes of this Agreement, the other Ancillary Agreements and the Merger Agreement and the transfers of the AT&T Broadband Assets and the assignment and assumption of the AT&T Broadband Liabilities and the other transactions contemplated hereby and thereby.

     (c) On or prior to the Distribution Date, AT&T and AT&T Broadband in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by AT&T and AT&T Broadband or any other Subsidiary of AT&T, as the case may be, to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE 9

                                  TERMINATION

     SECTION 9.01. Termination. This Agreement may be terminated by AT&T prior to the Distribution Date at any time following termination of the Merger Agreement in accordance with its terms.

     SECTION 9.02. Effect of Termination. In the event of any termination of this Agreement prior to the Distribution Date, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party with respect to this Agreement.

                                   ARTICLE 10

                       DISPUTE RESOLUTION AND ARBITRATION

     SECTION 10.01. Agreement to Arbitrate. Except as otherwise specifically provided in this Agreement (including, without limitation, in Article 6, concerning Third Party Tax Claims) or in any other Ancillary Agreement, the procedures set forth in this Article 10 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any other Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the AT&T Broadband Group, or the AT&T Communications Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article 10 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Sections 10.11(c) and 10.12 and except to the extent provided under the Federal Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 10.01. The parties agree that claims filed pursuant to this Article 10 may seek direct damages but in no event for such claims shall either party be liable to the other for any incidental, special, reliance, consequential or any other indirect damages or losses (including lost profits or revenues).

     SECTION 10.02. Reasonable Best Efforts to Resolve Disputes; Mediation. It is the intent of the parties to use their respective reasonable best efforts to negotiate and resolve expeditiously any dispute, controversy or claim between or among them that may arise from time to time on a mutually acceptable negotiated basis. The parties may, by mutual consent, retain a mediator to aid in any attempt to informally negotiate resolution of any dispute, although any opinion expressed by a mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. Costs of a mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 10.03.

     SECTION 10.03. Demand for Arbitration. At any time before the Applicable Deadline, any party involved in the dispute, controversy or claim may make a written demand (the "ARBITRATION DEMAND NOTICE") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section
11.08. Such Arbitration Demand Notice shall describe in reasonable detail the facts surrounding such dispute, controversy or claim and the basis of such party's claim for relief pursuant to this Article. Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice must be asserted within one year after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "APPLICABLE DEADLINE"; provided that in no event will the Applicable Deadline occur with respect to any matter before the first anniversary of the Distribution). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 10.11(c) and 10.12, upon delivery of an Arbitration Demand Notice prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by an Arbitration Panel in accordance with the rules set forth in this Article 10.

     SECTION 10.04. Arbitration Panel. When an Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim shall attempt to select a sole arbitrator satisfactory to all such parties. In the event the parties are not able jointly to select a sole arbitrator, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. Only one arbitrator may be appointed for the AT&T Broadband Group and the AT&T Communications Group, respectively. In the event that a sole arbitrator is not selected, the two chosen arbitrators, within 30 days after the appointment of the later of them to be appointed, will in turn choose a third arbitrator, and the three arbitrators thus chosen will constitute the arbitration panel.

     SECTION 10.05. Commencement and Place of Arbitration. The sole arbitrator or arbitration panel (as applicable, the "ARBITRATION PANEL") will meet within 30 days of the last appointment to commence the arbitration, which period may be extended upon the agreement of the arbitrators. The Arbitration Panel will set a time for the hearing of the matter, which will commence no later than 90 days after the date of the last appointment. The place of any arbitration hereunder will be as agreed upon by the parties, or, if the parties are unable to agree, as set by the Arbitration Panel.

     SECTION 10.06. Arbitration Hearings. The matter shall be presented to the Arbitration Panel at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the Arbitration Panel deems it to be appropriate for a fair resolution of the dispute, live cross-examination or direct examination may be permitted. The Arbitration Panel shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitration hearing will be no longer than 30 full hearing days, unless in the judgment of the Arbitration Panel the matter is complex and sophisticated and thereby requires a longer time; provided, however, that such hearing shall in any event be completed within 180 calendar days. The Arbitration Panel may set time and other limits on the presentation of each party's case, its memoranda or other submissions, and may refuse to receive any proffered evidence, that the Arbitration Panel finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

     SECTION 10.07. Arbitration Decision. The final decision of the Arbitration Panel will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing. The decision of the Arbitration Panel will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum.

     SECTION 10.08. Discovery and Related Matters. Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents. Any such discovery shall be conducted expeditiously, and it is intended that discovery shall be limited as compared to the provisions of the Federal Rules of Civil Procedure. Depositions shall not occur except by consent of the parties or by order of the Arbitration Panel. Disputes concerning the document production or other discovery will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the Arbitration Panel for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the Arbitration Panel will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the Arbitration Panel shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

     SECTION 10.09. Arbitration Panel's Authority. The Arbitration Panel shall have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement or any other Ancillary Agreement and to fashion appropriate remedies for breaches of this

Agreement (including interim or permanent injunctive relief); provided that the Arbitration Panel shall not have any right or authority (i) in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions; (ii) to award incidental, special, reliance, consequential, or other indirect damages (including lost profits or revenues); (iii) to award punitive or treble damages; or (iv) to modify the terms of this Agreement. It is the intention of the parties that in rendering a decision, the Arbitration Panel give effect to the applicable provisions of this Agreement and the other Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

     SECTION 10.10. Confidentiality. Except as required by law, the parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense asserted by any third party. Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of the arbitration or any mediation in confidence in accordance with the provisions of Article 7 and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

     SECTION 10.11. Certain Additional Matters. (a) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

     (b) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorneys' fees and other costs and expenses, including the costs of witnesses selected by such party.

     (c) Prior to the time at which the Arbitration Panel are appointed, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the Arbitration Panel may dissolve, continue or modify any such order.

     (d) In the event that at any time any member of the Arbitration Panel shall fail to serve as an arbitrator for any reason, the appropriate party or the two party-selected arbitrators, as the case may be, shall select a new arbitrator, in accordance with the procedures set forth in Section 10.04. The extent, if any, to which testimony previously given shall be repeated or may be relied upon based on the stenographic record (if there is one), shall be determined by the replacement arbitrator.

     SECTION 10.12. Limited Court Actions. (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any other Ancillary Agreement is, or is reasonably likely to be, in excess of $100 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article 10, such party shall so state in its Arbitration Demand Notice. If the other parties to the arbitration disagree about whether the amount in controversy exceeds $100 million, the Arbitration Panel selected pursuant to Section 10.04 shall decide the issue. The Arbitration Panel shall set a date no later than ten days after the date of its appointment for submissions by the parties with respect to such issue. There shall be no discovery in connection with such issue. The Arbitration Panel shall render its decision on such issue within five days of such date so set by the Arbitration Panel. The parties agree that any statute of limitations applicable to the dispute, controversy or claim before the Arbitration Panel shall be tolled during the pendency of the decision described in the immediately preceding sentence. In the event that the Arbitration Panel determines that the amount in controversy is or is reasonably likely to be in excess of $100 million, the provisions of Sections 10.05, 10.06, 10.07, 10.08, and 10.14 shall not apply, and within 15 days of such decision, any party to the arbitration may elect in lieu of arbitration, to commence an

Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction returned to in Section 11.03. If the Arbitration Panel does determines that the amount in controversy is not in excess of $100 million, the provisions of this Article 10 (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 10.12(a).

     (b) In the event that an arbitration award in excess of $100 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with Section 10.12(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

     SECTION 10.13.  Continuity of Performance and Remaining
Obligations. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each other Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 10 with respect to all matters not subject to such dispute, controversy or claim.

     SECTION 10.14. Law Governing Arbitration Procedures. The interpretation of the provisions of this Article 10, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Federal Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in
Section 11.02.

     SECTION 10.15. Non-applicability of Article. Notwithstanding anything herein to the contrary, this Article 10 shall not apply to any dispute, controversy or claim or to any other matter whatsoever arising under Section
6.02 or 6.03, the Tax Sharing Agreement, any other Tax sharing agreement or any Third Party Tax Claims or to any other matter relating to Taxes. This Article similarly shall not apply to the extent provided in any other Ancillary Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.01. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement and each other Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     (b) This Agreement, and the other Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof or thereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

     (c) AT&T represents on behalf of itself and each of its Subsidiaries (other than the AT&T Broadband Entities) and AT&T Broadband represents on behalf of itself and each other AT&T Broadband Entity:

          (i) each such Person is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation, has all corporate or other similar powers required to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have an AT&T Material Adverse Effect or an AT&T Broadband Material Adverse Effect, respectively;

          (ii) each such Person has the requisite corporate or other power and authority and has taken all corporate or other similar action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

          (iii) this Agreement and each other Ancillary Agreement to which any such Person is a party has been duly executed and delivered by such Person and constitutes a valid and binding agreement of such Person enforceable in accordance with the terms thereof.

     (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

     SECTION 11.02. Governing Law. This Agreement and, unless expressly provided therein, each other Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     SECTION 11.03. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, any of the other Ancillary Agreements or the transactions contemplated hereby or thereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement or out of any of the other Ancillary Agreements shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.06 shall be deemed effective service of process on such party.

     SECTION 11.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OF THE OTHER ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 11.05. Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each other Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any other Ancillary Agreement without the express prior written consent of each of the other parties hereto or thereto.

     SECTION 11.06. AT&T Restructuring. AT&T and AT&T Broadband recognize that AT&T is contemplating creating a tracking stock with respect to its consumer services business. Subject to AT&T's obligations under the Merger Agreement, including Section 9.06(b) thereof, nothing in this Agreement shall prevent the creation by AT&T of any tracking stock with respect to such business or otherwise. In the event of the creation of such a tracking stock, (i) references in this Agreement to AT&T Common Stock shall be adjusted as necessary to accommodate the existence of such tracking stock and (ii) AT&T may, but is not required to, distribute all or a portion of the shares of such tracking stock in the Distribution. In the event any such tracking stock is distributed in connection with the Distribution, Article 4 shall be revised to appropriately account for such distribution. Any adjustment or revision pursuant to the preceding sentence shall be reasonably satisfactory to Comcast.

     SECTION 11.07. Third Party Beneficiaries. Except for Comcast, which prior to any termination of this Agreement shall be a third party beneficiary of AT&T Broadband's rights under to this Agreement and each other Ancillary Agreement, and except for the indemnification rights under this Agreement of any AT&T Indemnitee or AT&T Broadband Indemnitee in their respective capacities as such, and except as specifically provided in the Employee Benefits Agreement, (i) the provisions of this Agreement and each other Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (ii) there are no third party beneficiaries of this Agreement or any other Ancillary Agreement and neither this Agreement nor any other Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any other Ancillary Agreement.

     SECTION 11.08. Notices. All notices or other communications under this Agreement or any other Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

     If to AT&T, to:

     AT&T Corp.
     295 North Maple Avenue
     Basking Ridge, New Jersey 07920
     Attention: Marilyn J. Wasser
     Fax: (908) 953-8360

     with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York 10019
     Attention: Richard D. Katcher
                Steven A. Rosenblum
                Stephanie J. Seligman
     Fax: (212) 403-2000

     If to AT&T Broadband, to:

     AT&T Broadband Corp.
     295 North Maple Avenue
     Basking Ridge, New Jersey 07920
     Attention: Marilyn J. Wasser
     Fax: (908) 953-8360
     with a copy to:

     Comcast Corporation
     1500 Market Street
     Philadelphia, Pennsylvania 19102
     Attention: General Counsel
     Fax: (215) 981-7794

     and:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: Dennis S. Hersch
                William L. Taylor
     Fax: (212) 450-4800

Any party may, by notice to the other party, change the address to which such notices are to be given.

     SECTION 11.09. Severability. If any provision of this Agreement or any other Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     SECTION 11.10. Expenses. The provisions of Sections 11.03(a)-(c) of the Merger Agreement are hereby incorporated by reference.

     SECTION 11.11. Headings. The Article, Section and paragraph headings contained in this Agreement and in the other Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any other Ancillary Agreement.

     SECTION 11.12. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement or any other Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     SECTION 11.13. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such other Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

     SECTION 11.14. Amendments. No provisions of this Agreement or any other Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.

     SECTION 11.15. Late Payments. Except as expressly provided to the contrary in this Agreement or in any other Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any other

Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

     SECTION 11.16. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import herein (or in any Ancillary Agreement) shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable other Ancillary Agreement) taken as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such other Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable other Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable other Ancillary Agreement) means "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement or in any other Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to December 19, 2001 (or the date of which the relevant Ancillary Agreement is first entered into, as the case may
be) regardless of any amendment or restatement hereof (or thereof). References to a "member" of either Group shall be held to include any corporation or other Person within the definition of such Group. References to "legal fees" shall include allocated costs of in-house counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                          AT&T CORP.

                                          By:     /s/ MARILYN J. WASSER
                                            ------------------------------------
                                              Name: Marilyn J. Wasser
                                              Title:   Vice President -- Law and
                                                       Secretary

                                          AT&T BROADBAND CORP.

                                          By:      /s/ ROBERT S. FEIT
                                            ------------------------------------
                                              Name: Robert S. Feit
                                              Title:   Vice President and
                                                       Assistant Secretary

                                                                         ANNEX I

     The following provisions set forth the parties' understandings with respect to the disposition of all or any portion of the interest in TWE (the "TWE INTEREST") held, as of the date hereof, by MediaOne TWE Holdings, Inc. and its affiliates at any time or from time to time whether prior to or after the Closing Date:

     (a) The following terms, as used in this Annex I, have the following meanings:

     "CLOSING DATE" has the meaning set forth in the Merger Agreement.

     "CONTINGENT PAYMENT" means (i) 50% of the excess, if any, of (A) the Determined Value over (B) the Threshold Amount, reduced by (ii) an amount equal to the product of 50% of such excess and the rate set forth in subparagraph (e) hereof.

     "DETERMINED VALUE" means the Fair Market Value of the TWE Interest or portion thereof disposed of, as the case may be; provided, however, that if all or any portion of the TWE Interest is disposed of within the TWE Disposition Period under Article XIII of the TWE Partnership Agreement or pursuant to one or more negotiated dispositions or public or private market dispositions, then the Determined Value with respect to such portion shall be the Proceeds from such disposition(s).

     "FAIR MARKET VALUE" means with respect to all or any portion of the TWE Interest, the Proceeds that would be received in a public offering of such interest (or corresponding equity securities of a corporation into which TWE is converted or that holds the TWE interest) (after deducting (i) reasonable expenses, including underwriters' discounts and commissions and (ii) in the event such offering is an initial public offering, an appropriate initial public offering discount) based on the then prevailing market conditions.

     "PARENT" has the meaning set forth in the Merger Agreement.

     "PROCEEDS" means (subject to clause (d) below) (a) if the proceeds are paid in cash, the amount of the cash actually received;

     (b) if the proceeds are paid in securities, assets or rights:

          (i) in the case of securities, assets or rights listed on any established stock exchange or a national market system including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, Proceeds means the average of the closing sales price for such item (or the closing bid, if no sales were reported) reported in the Wall Street Journal for the 20 consecutive trading day period prior to such date;

          (ii) in the case of securities, assets or rights quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, Proceeds means the average of the means between the high and low asked prices for the item for the 20 consecutive trading day period prior to such date; or

          (iii) in the absence of an established market for the securities, assets or rights (including the rights embodied in this Annex I), Proceeds means the fair value thereof as determined in good faith by a mutually acceptable investment banking firm.

     "THRESHOLD AMOUNT" means at any given time, an amount, which will initially be $10.2 billion and shall be reduced by the aggregate Proceeds of previous dispositions of the TWE Interest received from time to time, provided that from the date the Merger Agreement is entered into, the outstanding balance of the Threshold Amount from time to time shall bear simple interest at a rate of 7% per annum and such interest shall be added to the Threshold Amount.

     "TWE DISPOSITION PERIOD" has the meaning set forth in clause (b) of this Annex I.

     (b) If all or any part of the TWE Interest is disposed of by AT&T Broadband, Parent or their respective successors during the period beginning on the date the Merger Agreement is signed and ending on the last day of the 54th month after the Closing Date (the "TWE DISPOSITION PERIOD"), and the

                                      B-I-49

Closing occurs, AT&T Broadband shall pay to AT&T on behalf of the AT&T Communications Group, an amount equal to the Contingent Payment. Any Contingent Payment shall be paid in the same proportion of cash, securities, assets and rights as was received in the disposition and no Contingent Payment shall be made until amounts equal to the Threshold Amount have been received as Proceeds. For the avoidance of doubt, the transactions contemplated by the Merger Agreement and this Agreement shall not be considered a disposition for purposes hereof.

     (c) If the TWE Interest has not been fully disposed of within the TWE Disposition Period, the remaining interest shall be appraised by a mutually acceptable investment banking firm on the basis of Fair Market Value. To the extent that the Proceeds that would be received if such remaining interest were disposed of for Fair Market Value exceeds the Threshold Amount, AT&T Broadband shall pay to AT&T on behalf of the AT&T Communications Group an amount in cash equal to 50% of such excess, reduced by an amount equal to the product at 50% of such excess and the tax rate set forth in subparagraph (e) hereof, and AT&T Broadband shall have no further obligations under this Annex I. If no payment is required to be made pursuant to the preceding sentence, AT&T Broadband shall have no further obligations under this Annex I.

     (d) In the event that, before the Closing Date, AT&T (subject to Section 8.01(xii) of the Merger Agreement), or after the Closing Date, Parent, effects a disposition of the TWE Interest on a Tax deferred basis, the payment to be made to AT&T (taking into account the present value of the deferred Tax, the direct and indirect costs of executing the transaction (including the detriment of any guarantees required to be given) and the risk of the transaction) shall be determined in good faith by the Board of Directors of AT&T Broadband or Parent, as applicable.

     (e) For purposes of this Annex I, the Tax rate will be assumed to be the highest combined federal, state and local marginal corporate Tax rate in effect at the relevant time.

     (f) For all Tax purposes (unless required by a change in applicable Tax law or resolution of a contest conducted in good faith and not settled, compromised and/or conceded without the other party's consent, which shall not be unreasonably withheld), the parties hereto agree to treat, and to cause their respective affiliates to treat any payment hereunder as a distribution by AT&T Broadband to AT&T, as the case may be, occurring immediately prior to the Distribution and in connection with the Distribution.

                                      B-I-50

                                                                         ANNEX C

     FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AT&T COMCAST
                                  CORPORATION

     The Articles of Incorporation of the Corporation shall be amended and restated in their entirety so as to read as follows:

     FIRST: The name of the Corporation is AT&T Comcast Corporation (the "CORPORATION").

     SECOND: The location and post office address of the Corporation's current registered office in this Commonwealth is:

       1500 Market Street, 35th floor
       Philadelphia, PA 19102-2148

     THIRD: The Corporation is incorporated under the provisions of the Business Corporation Law of 1988. The purpose or purposes for which the Corporation is organized are:

     To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

     FOURTH:  The term of its existence is perpetual.

     FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Common Stock, par value $0.01 per share, SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Special Common Stock, par value $0.01 per share, SEVENTY FIVE MILLION (75,000,000) shares of Class B Common Stock, par value $0.01 per share, and TWENTY MILLION (20,000,000) shares of Preferred Stock, which the Board of Directors may issue, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as shall be fixed by the Board of Directors.

     B. The descriptions, preferences, qualifications, limitations, restrictions and the voting, special or relative rights in respect of the shares of each class of Common Stock are as follows:


          1. (a) Subject to paragraph (B)(1)(c) of this Article FIFTH, each share of Class A Common Stock shall entitle the holder thereof to the number of votes equal to a quotient the numerator of which is the excess of
     (i) the Total Number of Votes (as defined below) over (ii) the sum of (A) the Total Number of B Votes (as defined below) and (B) the Total Number of Other Votes (as defined below) and the denominator of which is the number of outstanding shares of Class A Common Stock (provided that if at any time there are no outstanding shares of Class B Common Stock, each share of Class A Common Stock shall entitle the holder thereof to one (1) vote) and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. Holders of shares of Class A Special Common Stock shall not be entitled to vote for the election of Directors (as defined below in Article SIXTH) or any other matter except as may be required by applicable law, in which case each share of Class A Special Common Stock shall entitle the holder thereof to the same number of votes to which each holder of Class A Common Stock is entitled for each of such holder's shares of Class A Common Stock. "TOTAL NUMBER OF VOTES" at any time is equal to a quotient the numerator of which is the Total Number of B Votes at such time and the denominator of which is the B Voting Percentage (as defined below) at such time. "TOTAL NUMBER OF B VOTES" at any time is equal to the product of (i) 15 and (ii) the number of outstanding shares of Class B Common Stock at such time. "TOTAL NUMBER OF OTHER VOTES" at any time means the aggregate number of votes to which holders of all classes of capital stock of the Corporation other than holders of Class A Common Stock and Class B Common Stock are entitled to cast at such time in an election of Directors. "B VOTING PERCENTAGE" at any time means the portion (expressed as a percentage) of the total number of votes entitled to be cast in an election of Directors by the holders of capital stock of the Corporation to which all holders of Class B Common Stock are entitled to cast at such time in an election of Directors, as specified and determined pursuant to paragraph (B)(1)(c) of this Article FIFTH.



          (b) Except as provided in Article SEVENTH or required by applicable law, only the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation (if any) with voting rights shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required or permitted under applicable law, these Articles of Incorporation, or the By-Laws of the Corporation. Whenever applicable law, these Articles of Incorporation or the By-Laws of the Corporation provide for a vote of the shareholders of the Corporation on any matter, approval of such matter shall require the affirmative vote of a majority of the votes cast by the holders entitled to vote thereon unless otherwise expressly provided under applicable law, these Articles of Incorporation or the By-Laws of the Corporation.



          (c) Notwithstanding any other provision of these Articles of Incorporation, including paragraph (B)(1)(a) of this Article FIFTH, but subject to Article SEVENTH, with respect to any matter on which the holders of Class B Common Stock and the holders of one or more classes or series of Common Stock, Preferred Stock or any other class of capital stock of the Corporation (if any) vote as a single class, each share of Class B Common Stock shall entitle the holder thereof to the number of votes necessary so that, if all holders of Class B Common Stock and all holders of each such other class or series of Common Stock, Preferred Stock and other class of capital stock of the Corporation (if any) were to cast all votes they are entitled to cast on such matter, the holders of the Class B Common Stock in the aggregate would cast thirty three and one-third (33 1/3) per cent of the total votes cast by all such holders, subject to reduction as set forth in the following sentence. If at any time after the Effective Time for any reason whatsoever the number of shares of Class B Common Stock outstanding at such time is reduced below the number of shares of Class B Common Stock outstanding at the Effective Time (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits or reverse stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock), the percentage specified in the preceding sentence shall be reduced to a percentage equal to the product of (i) thirty three and one-third (33 1/3) and (ii) the fraction obtained by dividing the number of shares of Class B Common Stock outstanding at such time by the number of shares of Class B Common Stock outstanding at the Effective Time (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock). No reduction in the percentage of the voting power of the Class B Common Stock pursuant to the preceding sentence shall be reversed by any issuance of Class B Common Stock that occurs after such reduction.


          2. The holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared, in the discretion of the Board of Directors, such cash dividends as the Board of Directors may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

          3. The holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared by the Board of Directors, such dividends of stock of the Corporation or other property as the Board of Directors may determine, out of such funds as are legally available therefor. Stock dividends on, or stock splits of, any class of Common Stock shall not be paid or issued unless paid or issued on all classes of Common Stock, in which case they shall be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, Class B Common Stock may be paid or issued in shares of Class A Special Common Stock. Any decrease in the number of shares of any class of Common Stock resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of

     Common Stock, so that the number of shares of each class of Common Stock outstanding shall be decreased proportionately. Notwithstanding anything to the contrary contained herein, in the event of a distribution of property, plan of merger or consolidation, plan of asset transfer, plan of division, plan of exchange, or recapitalization pursuant to which the holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock would be entitled to receive equity interests of one or more corporations (including, without limitation, the Corporation) or other entities, or rights to acquire such equity interests, then the Board of Directors may, by resolution duly adopted, provide that the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock, respectively and as separate classes, shall receive with respect to their Class A Common Stock, Class A Special Common Stock, or Class B Common Stock (whether by distribution, exchange, redemption or otherwise), in proportion to the number of shares held by them, equity interests (or rights to acquire such equity interests) of separate classes or series having substantially equivalent relative designations, preferences, qualifications, privileges, limitations, restrictions and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock, Class A Special Common Stock and Class B Common Stock. Except as provided above, if there should be any distribution of property, merger, consolidation, purchase or acquisition of property or stock, asset transfer, division, share exchange, recapitalization or reorganization of the Corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock shall receive the shares of stock, other securities or rights or other assets as would be issuable or payable upon such distribution, merger, consolidation, purchase or acquisition of such property or stock, asset transfer, division, share exchange, recapitalization or reorganization in proportion to the number of shares held by them, respectively, without regard to class.

          4. Each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock or one share of Class A Special Common Stock. Each share of Class B Common Stock shall be cancelled after it has been converted as provided herein.

          5. Subject to Article SEVENTH and except as otherwise permitted by applicable law, each and any provision of these Articles of Incorporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, as determined in accordance with the provisions of this Article FIFTH. There shall be no class voting on any such amendments or on any other matter except as shall be required by Article SEVENTH or by applicable law, in which case there shall be required the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of each class entitled to vote by Article SEVENTH or by applicable law, voting as a separate class.

          6. If there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization, division or share exchange, the Board of Directors shall take such action as may be necessary to enable the holders of the Class B Common Stock to receive upon any subsequent conversion of their stock into Class A Common Stock or Class A Special Common Stock (as the case may be), in whole or in part, in lieu of any shares of Class A Common Stock or Class A Special Common Stock (as the case may be) of the Corporation, the shares of stock, securities, or other assets as would be issuable or payable upon such merger, consolidation, purchase, or acquisition of property or stock, separation, reorganization, division or share exchange in respect of or in exchange for such share or shares of Class A Common Stock or Class A Special Common Stock (as the case may be).

          7. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation in proportion to the number of shares held by them, respectively, without regard to class.

          8. At all times the Board of Directors shall take such action to adjust the conversion privileges of the Class B Common Stock and the number of shares of Class B Common Stock to be outstanding after any particular transaction to prevent the dilution of the conversion rights of the holders of Class B Common Stock.

          9. Except as expressly set forth in these Articles of Incorporation (including, without limitation, this Article FIFTH and Article SEVENTH), the rights of the holders of Class A Common Stock, the rights of the holders of Class A Special Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

          10. Neither the holders of the Class A Common Stock nor the holders of the Class B Common Stock nor the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation, whether issued prior to or after the Effective Time, shall have cumulative voting rights.

     SIXTH:  Governance

     A.  Definitions

          1.  "AT&T" means AT&T Corp., a New York corporation.


          2. "AT&T DIRECTORS" means (i) those five (5) Directors designated by AT&T to serve as members of the Board of Directors pursuant to a contractual right of AT&T to designate such Directors, (ii) any Replacement AT&T Director and (iii) any Director elected to replace an AT&T Director at the 2004 annual meeting of shareholders of the Corporation or designated as an AT&T Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.


          3.  "BOARD OF DIRECTORS" means the Board of Directors of the
     Corporation.

          4.  "CEO" means the Chief Executive Officer of the Corporation.

          5.  "CHAIRMAN" means the Chairman of the Board of Directors.

          6.  "COMCAST" means Comcast Corporation, a Pennsylvania corporation.


          7. "COMCAST DIRECTORS" means (i) those five (5) Directors designated by Comcast to serve as members of the Board of Directors pursuant to a contractual right of Comcast to designate such Directors, (ii) any Replacement Comcast Director and (iii) any Director elected to replace a Comcast Director at the 2004 annual meeting of shareholders of the Corporation or designated as a Comcast Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.



          8.  "DIRECTOR" means a director of the Corporation.


          9. "DIRECTORS NOMINATING COMMITTEE" has the meaning specified in paragraph (E) of this Article SIXTH.

          10. "EFFECTIVE TIME" means the date and time at which these Amended and Restated Articles of Incorporation become effective with the Department of State of the Commonwealth of Pennsylvania.

          11. "HOLIDAY" has the meaning specified in paragraph (B)(4) of this Article SIXTH.


          12. "INDEPENDENT DIRECTOR" means (i) those two (2) Independent Persons jointly designated by AT&T and Comcast to serve as members of the Board of Directors pursuant to a contractual right of AT&T and Comcast to designate such Directors, (ii) any Replacement Independent Director and
     (iii) any Director elected to replace an Independent Director at the 2004 annual meeting of shareholders of the Corporation or designated as an Independent Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.



          13. "INDEPENDENT PERSON" means a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies), it being understood that (i) each individual who was a member of the Board of Directors of AT&T as of December 19, 2001 (other than Mr. C. Michael Armstrong) was deemed to be an Independent Person as of December 19, 2001,
     (ii) none of the Comcast Directors (other than Mr. Decker Anstrom) as of December 19, 2001 was deemed to be an Independent Person as of December 19, 2001 and (iii) none of the spouse, parents, siblings, lineal descendants, aunts, uncles, cousins and other close relatives (or their respective spouses) of Mr. Brian L. Roberts will be deemed Independent Persons at any time.



          14. "INITIAL TERM" means the period beginning at the Effective Time and ending at the 2004 annual meeting of shareholders of the Corporation.


          15. "REPLACEMENT AT&T DIRECTOR" has the meaning specified in paragraph (B)(2) of this Article SIXTH.

          16. "REPLACEMENT COMCAST DIRECTOR" has the meaning specified in paragraph (B)(2) of this Article SIXTH.

          17.  "REPLACEMENT DIRECTOR" has the meaning specified in paragraph
     (B)(2) of this Article SIXTH.

          18. "REPLACEMENT INDEPENDENT DIRECTOR" has the meaning specified in paragraph (B)(2) of this Article SIXTH.

          19. "SPECIFIED PERIOD" means the period beginning at the Effective Time and ending at the 2005 annual meeting of shareholders of the Corporation or, if earlier, the date on which Mr. C. Michael Armstrong ceases to be the Chairman.


          20. "2004 TERM" means the period beginning at the 2004 annual meeting of shareholders of the Corporation and ending at the 2005 annual meeting of shareholders of the Corporation.


     B.  Directors


          1. From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall consist of twelve (12) Directors. From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall consist of the Comcast Directors, the AT&T Directors and the Independent Directors. At all times, the Board of Directors shall consist of a majority of Independent Persons.



          2. From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a Comcast Director which becomes vacant is filled promptly by a person designated by a majority of the Comcast Directors remaining on the Board of Directors (such person, a "REPLACEMENT COMCAST DIRECTOR"); provided that at all times one of the Comcast Directors must be an Independent Person, (ii) an AT&T Director which becomes vacant is filled promptly by a person designated by a majority of the AT&T Directors remaining on the Board of Directors (such person, a "REPLACEMENT AT&T DIRECTOR") and (iii) an Independent Director which becomes vacant is filled promptly by an Independent Person designated by the Independent Director remaining on the Board of Directors or, if at such time, there is no Independent Director remaining on the Board of Directors, by the Board of Directors (such person, a "REPLACEMENT INDEPENDENT DIRECTOR" and, together with any Replacement Comcast Director and any Replacement AT&T Director, a "REPLACEMENT DIRECTOR"); provided that the designation of any Replacement Independent Director by the Independent Director remaining on the Board of Directors shall be subject to the approval of the Board of Directors prior to such person becoming a Replacement Independent Director.


          3. Each of the Comcast Directors, AT&T Directors and Independent Directors at the Effective Time, and each Replacement Director elected to the Board of Directors in accordance with this Article SIXTH during the Initial Term, shall hold office until the expiration of the Initial Term and until such Director's successor has been selected and qualified or until such Director's earlier death, resignation or removal.

          4. Each of the Comcast Directors, AT&T Directors and Independent Directors immediately after the annual meeting of shareholders of the Corporation in 2004, and each Replacement Director elected to the Board of Directors in accordance with this Article SIXTH during the 2004 Term, shall hold office until the expiration of the 2004 Term and until such Director's successor has been selected and qualified or until such Director's earlier death, resignation or removal.



          5. The first (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph
     (B)(5), the second) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2004 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2004 at 9:00 o'clock a.m., if, in either case, not a holiday on which national banks are or may elect to be closed ("HOLIDAY"), and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The second (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(5), the third) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2005 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2005 at 9:00 o'clock a.m., if, in either case, not a Holiday, and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The Corporation may, at the election of the Board of Directors, call an annual meeting of shareholders of the Corporation in 2003 for the purpose of conducting such business, other than the election of Directors, as the Board of Directors shall determine.


     C.  Office of the Chairman

          1. At the Effective Time and during the Specified Period, there shall be an Office of the Chairman which shall be comprised of the Chairman and the CEO.

          2. The Office of the Chairman shall be the Corporation's principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other matters of significance to the Corporation. The Chairman and the CEO shall advise and consult with each other with respect to each of the foregoing matters.

     D.  Officers

          1.  Chairman.

          (a) At the Effective Time and during the Specified Period, the Chairman shall be Mr. C. Michael Armstrong if he is willing and available to serve; provided that from and after April 1, 2004, if the Specified Period has not expired, Mr. C. Michael Armstrong shall be non-executive Chairman for the remainder of the Specified Period. After the Specified Period, the Chairman shall be Mr. Brian L. Roberts if he is willing and available to serve.

          (b) The Chairman shall preside at all meetings of the shareholders of the Corporation and of the Board of Directors. In the absence of the Chairman, if the Chairman and the CEO are not the same person, the CEO shall chair such meetings.

          (c) The Chairman shall have the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.


          (d) Removal of the Chairman shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of
     (i) the date on which neither Mr. C. Michael Armstrong nor Mr. Brian L. Roberts is the Chairman and (ii) the sixth anniversary of the expiration of the Initial Term.

          2.  Chief Executive Officer and President.

          (a) At the Effective Time, the CEO shall be Mr. Brian L. Roberts if he is willing and available to serve. For so long as Mr. Brian L. Roberts shall be the CEO, he shall also be the President of the Corporation.

          (b) The powers, rights, functions and responsibilities of the CEO shall include, without limitation, the following, subject to the control and direction of the Board of Directors:

             (i) the supervision, coordination and management of the Corporation's business, operations, activities, operating expenses and capital allocation;

             (ii) matters relating to officers (other than the Chairman) and employees, including, without limitation, hiring, terminating, changing positions and allocating responsibilities of such officers and employees; provided that, if the Chairman and the CEO are not the same person, the CEO shall consult with the Chairman in connection with the foregoing as it relates to the senior executives of the Corporation; provided, further, that following the initial designation of officers by the CEO (in consultation with the Chairman) as provided herein, the election of officers shall be as provided in the By-Laws of the Corporation;

             (iii) all of the powers, rights, functions and responsibilities typically exercised by a chief executive officer and president of a corporation; and

             (iv) the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.


          (c) Removal of the CEO shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of (i) the date on which Mr. Brian L. Roberts ceases to be the CEO and (ii) the sixth anniversary of the expiration of the Initial Term.


     E.  Directors Nominating Committee.


          1. The Directors Nominating Committee (the "DIRECTORS NOMINATING COMMITTEE") shall have the power to nominate individuals for election by the shareholders of the Corporation as Directors at the 2004 annual meeting of shareholders of the Corporation and thereafter. During the Initial Term, the Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation with Mr. Brian L. Roberts. During the Initial Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors one of whom shall be an Independent Person and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation with a Comcast Director selected by the two
     (2) Comcast Directors selected to serve on the Directors Nominating Committee. During the 2004 Term, the Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and three (3) Directors who are Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. During the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors one of whom shall be an Independent Person and three (3) Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. After the 2004 Term, the Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or CEO, and four (4) Directors who are Independent Persons selected by Mr. Brian L. Roberts; provided that no more than one (1) Comcast Director may be selected by Mr. Brian L. Roberts as a member of the Directors Nominating Committee pursuant to this sentence prior to the seventh anniversary of the date that such Director was initially elected to the Board of Directors. After the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or CEO, the Directors Nominating Committee shall be constituted as determined by the Board of Directors. At any time that Mr. Brian L. Roberts is a member of the Directors Nominating Committee, he shall be the Chairman of the Directors Nominating Committee. Subject to paragraph (E)(2) of this Article SIXTH, all powers otherwise held by the Board of Directors to nominate individuals for election by the shareholders of the Corporation as Directors shall reside exclusively in the Directors Nominating Committee, no such nominations shall be made by the Board of Directors and all nominations of the Directors Nominating Committee shall be submitted directly to the shareholders of the Corporation without any requirement that such nominations be submitted to the Board of Directors for its approval or ratification.



          2. If the Directors Nominating Committee is able to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the individuals selected as a nominee who is a Director then in office will maintain the status of a "Comcast Director," "AT&T Director" or "Independent Director," as the case may be, and each of the other individuals, if any, selected as a nominee will have the status determined by the Directors Nominating Committee; provided that five (5) of the nominees have the status of a "Comcast Director," five (5) of the nominees have the status of an "AT&T Director" and two (2) of the nominees have the status of an "Independent Director." If the Directors Nominating Committee is unable to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the Directors then in office shall be nominated for election as a Director at the 2004 annual meeting of shareholders of the Corporation and shall maintain the status of "Comcast Director," "AT&T Director" or "Independent Director," as the case may be. In the event that any of such Directors declines to stand for election as a Director at the 2004 annual meeting of shareholders of the Corporation, a replacement nominee will be selected by
     (i) if the Director declining to stand for election is a Comcast Director, a majority of the Comcast Directors then in office (other than the Comcast Director declining to stand for election), (ii) if the Director declining to stand for election is an AT&T Director, a majority of the AT&T Directors then in office (other than the AT&T Director declining to stand for election) and (iii) if the Director declining to stand for election is an Independent Director, the other Independent Director then in office, subject to the prior approval of the Board of Directors (other than the Independent Director declining to stand for election); provided that if each of the Independent Directors declines to stand for election as a Director at the 2004 annual meeting of shareholders of the Corporation, replacement nominees will be selected by the Board of Directors (other than the Independent Directors). If a replacement nominee is selected to replace a declining Director pursuant to the preceding sentence, such replacement nominee shall be deemed to have the status of the declining Director as a "Comcast Director," "AT&T Director" or "Independent Director," as the case may be. If a person is elected as a Director at the 2004 annual meeting of shareholders who was not nominated pursuant to the provisions of this paragraph (E), such person will be deemed to have the status of the former Director he or she was elected in lieu of. If multiple persons are elected as Directors at the 2004 annual meeting of shareholders who were not nominated pursuant to the provisions of this paragraph (E) and it is not possible to determine whom they were elected in lieu of, their status as "Comcast Directors," "AT&T Directors" or "Independent Directors" shall be determined by the entire Board of Directors; provided that there shall be five (5) Comcast Directors, five (5) AT&T Directors and two (2) Independent Directors and the status of the other Directors shall not be affected as a result of such determination.



          3. Any action of the Directors Nominating Committee shall require the approval of a majority of the entire Directors Nominating Committee. If any provision of this paragraph (E) provides for a selection or determination to be made by any given group of Directors, such selection or determination shall require the approval of a majority of the Directors in such entire group, and (except as otherwise specifically provided) not the approval of any given subset of such group.

     F. Executive Committee. If the Board of Directors decides to establish an Executive Committee, if he is willing and able to serve and for so long as he shall be a member of the Board of Directors, Mr. Ralph J. Roberts shall be the Chairman of the Executive Committee.


     G. Amendment. Subject to paragraph (H) of this Article SIXTH, until the earlier to occur of (i) the date on which Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO and (ii) the sixth anniversary of the expiration of the Initial Term, the provisions of this Article SIXTH and the provisions of Article 9 of the By-Laws may not be amended, altered, repealed or waived in any respect without the prior approval of at least 75% of the entire Board of Directors.


     H. Termination. If Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO, the provisions of this Article SIXTH (other than paragraphs
(A) and (E) and the last sentence of paragraph (B)(1), in each case of this Article SIXTH) shall terminate automatically without any further action of the Board of Directors or the shareholders of the Corporation; provided that notwithstanding the foregoing, in the event that Mr. Brian L. Roberts ceases to serve as the Chairman or the CEO prior to the 2005 annual meeting of shareholders of the Corporation, the provisions of paragraphs (A), (B), (C),
(D)(1)(a)-(c) and (E) of this Article SIXTH shall survive through the close of such annual meeting.

     SEVENTH: In addition to any other approval required by law or by these Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holders of Class B Common Stock, voting separately as a class, shall be necessary to approve (i) any merger or consolidation of the Corporation with another entity or any other transaction, in each case that requires the approval of the shareholders of the Corporation pursuant to the law of the Commonwealth of Pennsylvania or other applicable law, or any other transaction that would result in any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owning shares representing in excess of 10% of the combined voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring shareholder approval under the applicable rules and regulations of any stock exchange or quotation system, (ii) any issuance of shares of Class B Common Stock or any securities exercisable or exchangeable for or convertible into shares of Class B Common Stock or (iii) any amendment to these Articles of Incorporation (including, without limitation, any amendment to elect to have any of Subchapters E, F, G, H, I and J or Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, be applicable to the Corporation or any amendment to this Article SEVENTH) or the By-Laws of the Corporation or any other action (including, without limitation, the adoption, amendment or redemption of a shareholder rights plan) that would, in any such case, limit the rights of the holders of Class B Common Stock or any subsequent transferee of Class B Common Stock to transfer, vote or otherwise exercise rights with respect to capital stock of the Corporation. In addition to any other approval required by law or by these Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holder of any class or series of shares of the Corporation shall be necessary to approve any amendment to these Articles of Incorporation which would make any change in the preferences, limitations or rights of the shares of such class or series adverse to such class or series.

     EIGHTH: Special meetings of shareholders may be called only by the Board of Directors and may not be called by shareholders of the Corporation.

     NINTH: The shareholders of the Corporation shall not be permitted to act by written consent in lieu of a meeting; provided that notwithstanding the foregoing, the holders of a majority of the Class B Common Stock shall be permitted to act by written consent in lieu of a meeting in the exercise of their approval rights under Article SEVENTH.

     TENTH: The Board of Directors shall have the power to amend the By-Laws to the extent provided therein, subject only to applicable law. Any amendment to the By-Laws approved by the shareholders of the Corporation shall not be deemed to have been adopted by the Corporation unless it has been previously approved by the Board of Directors.

     ELEVENTH: No person who is or was a Director shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person's conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any person who is or was a Director for or with respect to any acts or omissions of the Director occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its directors than the express terms of this Article ELEVENTH, this Article ELEVENTH shall be construed to provide for such greater protection.

     TWELFTH: No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person's conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Article TWELFTH, this Article TWELFTH shall be construed to provide for such greater protection.

     THIRTEENTH: Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

     FOURTEENTH: Subchapters E, F, G, H, I and J and Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, shall not be applicable to the Corporation.

     FIFTEENTH: Henceforth, these Articles supersede the original Articles and all amendments filed thereto.

                                                                         ANNEX D

                  TERM SHEET FOR THE ARTICLES OF INCORPORATION
                            (ALTERNATIVE STRUCTURE)


     The Articles of Incorporation of AT&T Comcast Corporation (the "CORPORATION"; each term used but not defined herein shall have the meaning assigned to such term in the Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Comcast Corporation, AT&T Corp., the Corporation and the other parties referred to therein) if the Preferred Structure Approval is not obtained will be identical in all respects to the Articles of Incorporation of the Corporation if the Preferred Structure Approval is obtained, except that:


     - Paragraph (A) of Article FIFTH shall provide the Corporation with the authority to issue two hundred million (200,000,000) shares of Parent Class A Common Stock and seven billion five hundred million (7,500,000,000) shares of Parent Class C Common Stock (in addition to the seven billion five hundred million (7,500,000,000) shares of Parent Class A Special Common Stock, the seventy-five million (75,000,000) shares of Parent Class B Common Stock and the twenty million (20,000,000) shares of Parent Preferred Stock).


     - Paragraph (B)(1)(a) of Article FIFTH shall provide that each share of Parent Class A Common Stock shall entitle the holder to one (1) vote, each share of Parent Class C Common Stock shall entitle the holder to the number of votes equal to a quotient the numerator of which is the excess of (i) the Total Number of Votes (as defined below) over (ii) the sum of
       (A) the Total Number of A and B Votes (as defined below) and (B) the Total Number of Other Votes (as defined below) and the denominator of which is the number of outstanding shares of Parent Class C Common Stock (provided that if at any time there are no outstanding shares of Parent Class A Common Stock and no outstanding shares of Parent Class B Common Stock, each share of Parent Class C Common Stock shall entitle the holder thereof to one (1) vote) and, when entitled to vote by applicable law, each share of Parent Class A Special Common Stock shall entitle the holder to the same number of votes to which each holder of Parent Class C Common Stock is entitled for each of such holder's shares of Parent Class C Common Stock. Paragraph (B)(1)(a) of Article FIFTH shall include the following defined terms (and shall not include any other defined terms):



        "TOTAL NUMBER OF VOTES" at any time is equal to a quotient the numerator of which is the Total Number of A and B Votes at such time and the denominator of which is the Combined A and B Voting Percentage (as defined below) at such time.



        "TOTAL NUMBER OF A AND B VOTES" at any time is equal to the sum of (i) the number of outstanding shares of Parent Class A Common Stock at such time and (ii) the product of (A) 15 and (B) the number of outstanding shares of Parent Class B Common Stock at such time.



        "TOTAL NUMBER OF OTHER VOTES" at any time means the aggregate number of votes to which holders of all classes of capital stock of the Corporation other than holders of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock are entitled to cast at such time in an election of Directors (as defined below in Article SIXTH).



        "COMBINED A AND B VOTING PERCENTAGE" at any time means the portion (expressed as a percentage) of the total number of votes entitled to be cast in an election of Directors by the holders of capital stock of the Corporation to which all holders of Parent Class A Common Stock and Parent Class B Common Stock are entitled to cast at such time in an election of Directors, as specified and determined pursuant to paragraph
        (B)(1)(c) of Article FIFTH.


     - Paragraph (B)(1)(b) of Article FIFTH shall provide that the holders of Parent Class C Common Stock shall vote as a single class with the holders of the other classes of capital stock of the Corporation with voting rights.

     - Paragraph (B)(1)(c) of Article FIFTH shall provide that the holders of Parent Class A Common Stock and Parent Class B Common Stock will initially hold 5.14%(1) and 33 1/3%, respectively, of the combined voting power of Parent's capital stock. Paragraph (B)(1)(c) of Article FIFTH shall also provide that the voting interests of Parent Class A Common Stock and Parent Class B Common Stock will remain at 5.14% and 33 1/3%, respectively, regardless of any future issuances of Parent voting stock, subject to the following two exceptions. First, if the number of shares of either class outstanding at the Effective Time is reduced for any reason after the Effective Time (e.g., by repurchase or, in the case of the Parent Class B Common Stock only, by conversion) (appropriately adjusted for any stock dividends paid in the relevant class, stock splits or reverse stock splits or combinations, consolidations or reclassifications of the relevant class), the voting interest of that class will be proportionately reduced. Second, if the number of shares of either class outstanding at the Effective Time is increased by additional issuances after the Effective Time (appropriately adjusted for any stock dividends paid in the relevant class, stock splits or reverse stock splits or combinations, consolidations or reclassifications of the relevant class), the voting interest of the applicable class will increase relative to the other class (based on the principle that each share of Parent Class B Common Stock will be entitled to 15 times the vote of each share of Parent Class A Common Stock), but both classes in the aggregate will still hold, subject to any previous reduction as described in the immediately preceding sentence, 38 47/100% of the combined voting power of Parent's capital stock.


     - Paragraph (B)(2) of Article FIFTH shall provide holders of Parent Class C Common Stock with the same right to receive cash dividends as the holders of each other class of Parent Common Stock.

     - Paragraph (B)(3) of Article FIFTH shall provide that holders of Parent Class C Common Stock, like the holders of each other class of Parent Common Stock, may receive dividends of stock or other property. Paragraph
       (B)(3) of Article FIFTH shall further provide the holders of Parent Class C Common Stock with the same relative rights as the holders of each other class of Parent Common Stock upon the occurrence of the transactions specified in the last two sentences of Paragraph (B)(3) of Article FIFTH.

     - Paragraph (B)(4) of Article FIFTH shall provide that each share of Parent Class B Common Stock shall be convertible into one share of Parent Class A Common Stock, Parent Class A Special Common Stock or Parent Class C Common Stock.

     - Paragraph (B)(6) of Article FIFTH shall provide, in addition to the other provisions thereof, that in the event of a merger or any similar fundamental transaction, the Board of Directors shall take action to enable holders of Parent Class B Common Stock who subsequently convert their Parent Class B Common Stock into Parent Class C Common Stock to receive, in lieu of shares of Parent Class C Common Stock, the stock, securities or other property that holders of Parent Class C Common Stock receive in such merger or other transaction.

     - Paragraph (B)(7) of Article FIFTH shall provide that upon any liquidation or other similar event, the holders of Parent Class C Common Stock, like the holders of each other class of Parent Common Stock, shall be entitled to receive any distributions in proportion to the number of shares they hold, without regard to class.

     - Paragraph (B)(9) of Article FIFTH shall provide that, except as otherwise provided in the Articles of Incorporation, the rights of the holders of Parent Class C Common Stock shall be in all respects identical to the rights of the holders of each other class of Parent Common Stock.

     - Paragraph (B)(10) of Article FIFTH shall provide that the holders of Parent Class C Common Stock shall not have cumulative voting rights.

---------------


(1)Subject to adjustment if any shares of Parent Class A Common Stock or Parent Class B Common Stock are issued or cease to be outstanding after the date of the Merger Agreement and prior to closing.

     - Article SEVENTH shall provide that, except as provided in the last sentence thereof regarding separate class or series votes, the approval by a majority of the votes cast by the holders of Parent Class A Common Stock and the holders of Parent Class B Common Stock, voting together as a separate class, will be necessary to approve the actions specified in Article SEVENTH. In addition, the holders of Parent Class A Common Stock and the holders of Parent Class B Common Stock, voting together as a separate class, will have an approval right over the issuance of shares of Parent Class A Common Stock or any securities exercisable or exchangeable for or convertible into shares of Parent Class A Common Stock. Article SEVENTH shall also provide that in any such vote the voting interest of the holders of Parent Class B Common Stock relative to that of the holders of Parent Class A Common Stock will be the percentage obtained by dividing (x) the voting interest of the Parent Class B Common Stock at such time by (y) the sum of the voting interests of the Parent Class B Common Stock and the Parent Class A Common Stock at such time (each such voting interest as determined by, and subject to, the provisions of paragraph (B)(3)(c) of Article FIFTH). Likewise, Article SEVENTH shall also provide that in any such vote the voting interest of the holders of Parent Class A Common Stock relative to that of the holders of Parent Class B Common Stock will be the percentage obtained by dividing (x) the voting interest of the Parent Class A Common Stock at such time by (y) the sum of the voting interests of the Parent Class B Common Stock and the Parent Class A Common Stock at such time (each such voting interest as determined by, and subject to, the provisions of paragraph (B)(3)(c) of Article FIFTH).

     - Article NINTH shall provide that the holders of a majority of the voting power of the Parent Class A Common Stock and the Parent Class B Common Stock shall be permitted to act by written consent in the exercise of their approval rights under Article SEVENTH.

                                                                         ANNEX E

Microfilm Number ---------------

Filed with the Department of State on --------------------


Entity Number 74263


                                ------------------------------------------------
                                              Secretary of the Commonwealth

             ARTICLES OF AMENDMENT -- DOMESTIC BUSINESS CORPORATION

                             DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. sec. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

The name of the corporation is: Comcast Corporation
                                ----------------------------------------------

The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a) 1500 Market Street, 35th Floor   Philadelphia   Pennsylvania   19102
--------------------------------------------------------------------------------
          Number and Street                    City            State        Zip

     Philadelphia
----------------------
        County

     (b) c/o:
     ---------------------------------------------------------------------------
                Name of Commercial Registered Office Provider County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The statute by or under which it was incorporated is: Pennsylvania Business Corporations Law

The date of its incorporation is: March 5, 1969

(Check, and if appropriate complete, one of the following):

     --------- The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      X  The amendment shall be effective on:             at
     ---                                          ------         ------
                                                   Date           Hour

(Check one of the following):

      X The amendment was adopted by the shareholders (or members) pursuant to --- 15 Pa.C.S. sec. 1914(a) and (b).


          The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. sec. 1914(c).
     ---

(Check, and if appropriate complete, one of the following):

      X The amendment adopted by the corporation, set forth in full, is as ---- follows:


          The following words are inserted immediately prior to the period in the penultimate sentence of Article 5(c): ", except as provided in the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among the Corporation, AT&T Corp., AT&T Broadband Corp., AT&T Comcast Corporation and the other parties referred to therein (the full text of which is on file at the principal place of business of the Corporation, 1500 Market Street, 35th Floor, Philadelphia, Pennsylvania 19102) if the Preferred Structure Approval (as defined therein) is obtained".


     --- The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

(Check if the amendment restates the Articles):

      ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ______ day
of                ,      .

                                          Comcast Corporation
                                          --------------------------------------
                                          (Name of Corporation)

                                          BY:
                                            ------------------------------------

                                          --------------------------------------
                                          (Signature)

                                          TITLE:
                                              ----------------------------------

                                          --------------------------------------

                                                                         ANNEX F

                  FORM OF BY-LAWS OF AT&T COMCAST CORPORATION

     The By-Laws of the Corporation shall be amended and restated in their entirety so as to read as follows:

                                   ARTICLE 1

                                    OFFICES

     SECTION 1.01. Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the "BOARD OF DIRECTORS" or the "BOARD") shall determine from time to time.

     SECTION 1.02. Other Offices. The Corporation may also have offices at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.

                                   ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

     SECTION 2.01. Place of Meetings of Shareholders. Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such geographic location is so fixed by the Board of Directors or the Board of Directors does not determine to hold a meeting by means of electronic technology (as provided in the next sentence) rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not by held at a particular geographic location.

     SECTION 2.02.  Annual Meetings of Shareholders.

     (a) Time. Subject to Article SIXTH of the Articles of Incorporation, a meeting of the shareholders of the Corporation shall be held in each calendar year, on such date and at such time as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of June at 9:00 o'clock a.m., if not a holiday on which national banks are or may elect to be closed ("HOLIDAY"), and if such day is a Holiday, then such meeting shall be held on the next business day at such time.


     (b) Election of Directors. At each such annual meeting commencing with the annual meeting held in 2004, there shall be held an election of Directors to serve for the ensuing year and until their successors shall have been selected and qualified or until their earlier death, resignation or removal.


     SECTION 2.03. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors. Special meetings of the shareholders may not be called by shareholders. Upon the written instruction of the Board of Directors, which instruction specifies the general nature of the business to be transacted at such meeting as well as the date, time and place of such meeting, it shall be the duty of the Secretary to give due notice thereof as required by Section 2.04 hereof.

     SECTION 2.04. Notices of Meetings of Shareholders. Written notice, complying with Article 6 of these By-Laws, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting, other than those excepted by Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PENNSYLVANIA BCL"), at least twenty days prior to the day named for the meeting, except as provided in Section 6.07. Such notices may be given by, or at the direction of, the Secretary or other authorized person.

     SECTION 2.05.  Quorum of and Action by Shareholders.

     (a) General Rule. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present, in person or by proxy, as to at least one of the matters to be considered. Except as provided in subsections (c), (d) and (e) of this Section 2.05, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration of and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur, and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

     (b) Action by Shareholders. Except as otherwise specifically provided by law, all matters coming before a meeting of shareholders shall be determined by a vote of shares. Except as otherwise provided by a resolution adopted by the Board of Directors, by the Articles of Incorporation, by the Pennsylvania BCL or by these By-Laws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote with respect to such matter; provided that in no event may the required shareholder vote be reduced below that provided above.

     (c) Continuing Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (d) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting called for the election of Directors that has been previously adjourned for one or more periods aggregating at least 5 days for lack of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors at such reconvened meeting.

     (e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     SECTION 2.06.  Adjournments.

     (a) General Rule. Adjournments of any regular or special meeting of shareholders, including one at which Directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote shall direct.

     (b) Lack of Quorum. Without limiting the generality of Section 2.06(c), if a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the Pennsylvania BCL, adjourn the meeting to such time and place as they may determine. To the extent, as set forth in
Section 2.05(a), that a quorum was not present with respect to consideration of and action on a particular matter at a duly called and organized meeting, consideration of and action on such matter may be adjourned to such date, time and place as those present may determine, and the balance of the matters to be considered at such meeting for which a quorum was present may be considered and acted upon at the initial meeting.

     (c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the Pennsylvania BCL requires notice of the business to be transacted and such notice has not been previously given.

     SECTION 2.07.  Voting List, Voting and Proxies.

     (a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the date, time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

     (b) Method of Voting. At the discretion of the presiding officer of a meeting of shareholders, (i) in elections for directors voting need not be by ballot but may be taken by voice, show of hands or such other method determined by the presiding officer unless it is required by vote of the shareholders, before the vote begins, that the vote be taken by ballot and (ii) with respect to any other action to be taken by vote at the meeting, as set forth in Section 2.05(b), voting need not be by ballot but may be taken by voice, show of hands or such other method determined by the presiding officer to the fullest extent permitted by applicable law (including the Pennsylvania BCL).

     (c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder's duly authorized attorney-in-fact and shall be filed with, or transmitted to, the Secretary of the Corporation or its designated agent. A shareholder or such shareholder's duly authorized attorney-in-fact may execute or authenticate in writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission.

     (d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in
Section 1765(a)(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the Pennsylvania BCL permits otherwise, this
Section 2.07(d) may be modified only by a By-Law amendment adopted by the shareholders.

     (e) No Action by Written Consent in Lieu of a Meeting. Subject to Article NINTH of the Articles of Incorporation, the shareholders shall not be permitted to act by written consent in lieu of a meeting.

     SECTION 2.08. Participation in Meetings by Electronic Means. The Board of Directors may permit, by resolution with respect to a particular meeting of the shareholders, or the presiding officer of such meeting may permit, one or more persons to participate in that meeting, count for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board of Directors so permits by resolution, or the presiding officer of such meeting so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means.

     SECTION 2.09. Business at Meetings of Shareholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or any successor provision thereto) or in these By-Laws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) in the case of any matters intended to be brought by a shareholder before an annual meeting of shareholders for specific action at such meeting, have been specified in a written notice given to the Secretary of the Corporation, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "SHAREHOLDER NOTICE"), in accordance with all of the following requirements:

          (i) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

          (ii) Each such Shareholder Notice must set forth: (A) the name and address of the shareholder who intends to bring the business before the meeting; (B) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (C) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

     SECTION 2.10.  Conduct of Meetings of Shareholders.

     (a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. Subject to Article SIXTH of the Articles of Incorporation, the presiding officer shall be appointed by the Board of Directors or in the manner authorized by the Board of Directors; provided that if a presiding officer is not designated by the Board of Directors or in the manner authorized by the Board of Directors, the Chairman of the Board shall be the presiding officer.

     (b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

     (c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The conduct of the meeting need not follow Robert's Rules of Order or any other published rules for the conduct of a meeting.

     (d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

                                   ARTICLE 3

                               BOARD OF DIRECTORS

     SECTION 3.01.  Board of Directors.

     (a) General Powers. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Unless the Pennsylvania BCL permits otherwise, this Section 3.01(a) may be modified only by a By-Law amendment adopted by the shareholders.

     (b) Number. Subject to Article SIXTH of the Articles of Incorporation, the number of Directors shall be as determined by the Board of Directors from time to time.

     (c) Vacancies. Each Director shall hold office until the expiration of the term for which such person was selected and until such person's successor has been selected and qualified or until such person's earlier death, resignation or removal. Subject to Article SIXTH of the Articles of Incorporation, any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining Director, or, if there are no remaining Directors, by the shareholders, and each person so selected shall be a Director to serve for the balance of the unexpired term.

     (d) Removal. The entire Board of Directors or any individual Director may be removed from office only for cause by the vote of the shareholders entitled to elect directors.

     (e) Qualification. A Director must be a natural person at least 18 years of age.

     SECTION 3.02. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may appoint from time to time or as may be designated in the notice of the meeting.

     SECTION 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following each annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time after the annual meeting of shareholders as the Board of Directors may designate. Subject to Article SIXTH of the Articles of Incorporation, at such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and time of other regular meetings of the Board of Directors.

     SECTION 3.04. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, the Chief Executive Officer, by the Board of Directors or by any officer of the Corporation authorized by Article SIXTH of the Articles of Incorporation to call special meetings of the Board of Directors for so long as such officer is also a Director of the Corporation.

     SECTION 3.05. Participation in Meetings by Electronic Means. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were such Director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

     SECTION 3.06.  Notices of Meetings of Board of Directors.

     (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the place, date or time for holding such meeting as fixed in accordance with Section 3.03 of these By-Laws, in which event 48 hours' notice shall be given of the place and time of such meeting complying with Article 6 of these By-Laws.

     (b) Special Meetings. Written notice stating the place, date and time of any special meeting of the Board of Directors shall be sufficient if given at least 48 hours, as provided in Article 6, in advance of the date and time fixed for the meeting.

     SECTION 3.07. Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and, subject to Article SIXTH of the Articles of Incorporation and these By-Laws, the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from place to place and from time to time.

     SECTION 3.08. Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all the Directors, executed pursuant to this Section 3.08, may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

     SECTION 3.09.  Committees.

     (a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in the By-Laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

          (i) The submission to shareholders of any action requiring approval of shareholders under the Pennsylvania BCL.

          (ii) The creation or filling of vacancies in the Board of Directors.

          (iii) The adoption, amendment or repeal of the By-Laws.

          (iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

          (v) Action on matters committed by the Articles of Incorporation, the By-Laws or resolution of the Board of Directors to another committee of the Board of Directors.

     (b) Alternate Members. The Board of Directors may designate one or more Directors otherwise eligible to serve on a committee of the Board as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

     (c) Term. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

     (d) Status of Committee Action. The term "BOARD OF DIRECTORS" or "BOARD", when used in any provision of these By-Laws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board of Directors. Any provision of these By-Laws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee in accordance with this Section.

     SECTION 3.10. Nomination. Nominations for the election of Directors may be made only (A) on behalf of the Corporation by the Directors Nominating Committee pursuant to Article SIXTH of the Articles of Incorporation or, if Article SIXTH of the Articles of Incorporation shall have terminated, by the Board of Directors or (B) by any shareholder of record entitled to vote in the election of Directors generally at the record date of the meeting and also on the date of the meeting at which Directors are to be elected. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation, addressed to the attention of the President, (a) with respect to an election to be held at an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to such anniversary date, and (b) with respect either to an election to be held at an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or to a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Each such notice shall set forth:
(i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in his or her sole discretion, declare invalid or refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

                                   ARTICLE 4

                                    OFFICERS

     SECTION 4.01. Election and Office. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer who, subject to Article SIXTH of the Articles of Incorporation, shall be elected by the Board of Directors. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors may create the positions of, define the powers and duties of and elect as additional officers one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The Chairman of the Board and any Vice Chairman of the Board must be a Director of the Corporation. The initial officers of the Corporation (other than the Chairman of the Board) shall be selected by the Chief Executive Officer in consultation with the Chairman of the Board.

     SECTION 4.02. Term. Each officer of the Corporation shall hold office until his successor is selected and qualified or until his earlier death, resignation or removal. Subject to Article SIXTH of the Articles of Incorporation, any officer may be removed by a vote of a majority of the Directors then in office. The terms of the Chairman of the Board and the Chief Executive Officer are fixed pursuant to Article SIXTH of the Articles of Incorporation.

     SECTION 4.03. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall have such powers and shall perform such duties as are provided in Article SIXTH of the Articles of Incorporation.

     SECTION 4.04. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have such powers and shall perform such duties as are provided in Article SIXTH of the Articles of Incorporation.

     SECTION 4.05. Powers and Duties of the President. The President shall have such powers and shall perform such duties as may, subject to Article SIXTH of the Articles of Incorporation, from time to time be assigned to the President by the Board of Directors.

     SECTION 4.06. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the shareholders, the Board of Directors, and all committees of the Board, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

     SECTION 4.07. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

     SECTION 4.08. Powers and Duties of the Vice Chairmen, Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors and subject to Article SIXTH of the Articles of Incorporation, each Vice Chairman, Executive Vice President, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer, except to the extent such powers and duties are limited by such superior officer or by the Board of Directors. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, with Executive Vice Presidents serving as superior officers to Senior Vice Presidents and Senior Vice Presidents serving as superior officers to Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be superior to the other Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within his or her area. The President shall be the superior officer of the Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and all other officer positions created by the Board of Directors unless the Board of Directors provides otherwise. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

     SECTION 4.09. Vacancies. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

     SECTION 4.10. Delegation of Office. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

                                   ARTICLE 5

                                 CAPITAL STOCK

     SECTION 5.01.  Share Certificates.

     (a) Execution. Except as otherwise provided in Section 5.05, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

     (b) Designations, Voting Rights, Preferences, Limitations and Special Rights. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

     (c) Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation's Board of Directors, but not by any other person.

     SECTION 5.02. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.

     SECTION 5.03.  Determination of Shareholders of Record.

     (a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section 5.03 for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     (b) Determination when No Record Date Fixed. If a record date is not fixed:

          (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

          (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

          (i) the classification of shareholder who may certify;

          (ii) the purpose or purposes for which the certification may be made;

          (iii) the form of certification and information to be contained therein;

          (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

          (v) such other provisions with respect to the procedure as are deemed necessary or desirable.

     Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     SECTION 5.04. Lost Share Certificates. Unless waived in whole or in part by the Board of Directors or any of the Chairman, any Vice Chairman, the President, any Senior Vice President, Secretary or Treasurer, unless the Board of Directors prohibits such waiver by such officer, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate; provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

     SECTION 5.05. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5.02 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

                                   ARTICLE 6

                        NOTICES; COMPUTING TIME PERIODS

     SECTION 6.01. Contents of Notice. Whenever any notice of a meeting of the Board of Directors or of shareholders is required to be given pursuant to these By-Laws or the Articles of Incorporation of the Corporation, as the same may be amended from time to time, or otherwise, the notice shall specify the geographic location, if any, date and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the By-Laws, the general nature of the business to be transacted at such meeting; and any other information required by law.

     SECTION 6.02. Method of Notice. Any notice required to be given to any person under the provisions of the Articles of Incorporation or these By-Laws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing on the books of the Corporation, or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communication supplied by such person to the Corporation for purposes of notice. Notice delivered pursuant to clause (i) of the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) of the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided in these By-Laws, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

     SECTION 6.03.  Computing Time Periods.

     (a) Days to be Counted. In computing the number of days for purposes of these By-Laws, all days shall be counted, including Saturdays, Sundays and any Holiday; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

     (b) One Day Notice. In any case where only one day's notice is being given, notice must be given at least 24 hours in advance of the date and time specified for the meeting in question by delivery in person or by telephone, telex, telecopier or similar means of communication.

     SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Pennsylvania BCL or other applicable law or the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 6.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania BCL or the Articles of Incorporation or these By-Laws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

     SECTION 6.06. Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice required by the Pennsylvania BCL or by the Articles of Incorporation or these By-Laws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

     SECTION 6.07. Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder have been returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

                                   ARTICLE 7

      LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS,
                           OFFICERS AND OTHER PERSONS

     SECTION 7.01. Limitation of Directors' Liability. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania BCL (relating to standard of care and justifiable reliance), and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, state or federal law.

     SECTION 7.02.  Indemnification and Insurance.

     (a) Indemnification of Directors and Officers.

          (i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

          (ii) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

          (iii) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (iv) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          (v) For purposes of this Article, (A) "INDEMNITEE" shall mean each Director and each officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "PROCEEDING" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

     (b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons, and provide for advancement of expenses to such persons in the manner set forth in
(a)(ii), above, as though they were Indemnitees, except that, if Pennsylvania law continues to so require, to the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Directors and officers of entities that have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such Director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 7.02(b).

     (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in or pursuant to this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-Laws, agreement, vote of shareholders or Directors, or otherwise.

     (d) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

     (e) Fund For Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

     SECTION 7.03. Amendment. The provisions of this Article 7 relating to the limitation of Directors' and officers' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these By-Laws relating to their amendment generally, any repeal or amendment of this Article 7 which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws, no repeal or amendment of these By-Laws shall affect any or all of this Article so as either to reduce the limitation of Directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast at least eighty percent (80%) of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

     SECTION 7.04. Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law, as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   ARTICLE 8

                                  FISCAL YEAR

     SECTION 8.01. Determination of Fiscal Year. Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

                                   ARTICLE 9

                           ARTICLES OF INCORPORATION

     SECTION 9.01. Inconsistent Provisions. In the event of any conflict between the provisions of these By-Laws and the provisions of the Articles of Incorporation, including, but not limited to, Article SIXTH of the Articles of Incorporation, the provisions of the Articles of Incorporation shall govern and control.

                                   ARTICLE 10

                                   AMENDMENTS

     SECTION 10.01. Amendments. Except as otherwise provided in these By-Laws or in the Articles of Incorporation, including Article SIXTH, Article SEVENTH and Article TENTH of the Articles of Incorporation:

     (a) Shareholders. The shareholders entitled to vote thereon shall have the power to alter, amend or repeal these By-Laws, by the vote of a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. In the case of a meeting of shareholders to amend or repeal these By-Laws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws.

     (b) Board of Directors. The Board of Directors (but not a committee thereof) shall have the power to alter, amend and repeal these By-Laws, regardless of whether the shareholders have previously adopted the By-Law being amended or repealed, subject to the power of the shareholders to change such action; provided, however, that the Board of Directors shall not have the power to amend these By-Laws on any subject that is expressly committed to the shareholders by the express terms hereof, by the Pennsylvania BCL or otherwise.

                                   ARTICLE 11

                    INTERPRETATION OF BY-LAWS; SEPARABILITY

     SECTION 11.01. Interpretation. All words, terms and provisions of these By-Laws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

     SECTION 11.02. Separability. The provisions of these By-Laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                                   ARTICLE 12

                          DETERMINATIONS BY THE BOARD

     SECTION 12.01. Effect of Board Determinations. Any determination involving interpretation or application of these By-Laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

                                                                         ANNEX G

                                                                   1585 Broadway
                                                              New York, NY 10036
                                                                tel 212 761 4000
[Morgan Stanley Logo]
                                          December 19, 2001

Board of Directors
Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Ladies and Gentlemen:

     We understand that AT&T Corp. (along with its subsidiaries, "AT&T"), AT&T Broadband Corp., a wholly-owned subsidiary of AT&T (along with its subsidiaries, "AT&T Broadband"; references to AT&T Broadband hereinafter relate to such entity after giving effect to the actions provided for in the Separation and Distribution Agreement), Comcast Corporation (along with its subsidiaries, "Comcast"), AT&T Comcast Corporation, a newly-formed corporation ("Parent"), AT&T Broadband Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("AT&T Broadband Merger Sub"), and Comcast Merger Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("Comcast Merger Sub"), propose to enter into an Agreement and Plan of Merger to be dated as of December 19, 2001 (the "Agreement"; unless otherwise indicated, capitalized terms in this opinion have the meaning ascribed to them in the Agreement), which provides, among other things, that:

          (i) AT&T Broadband will hold, directly or indirectly, all of the assets and liabilities of the AT&T Broadband Group in accordance with the terms and conditions of the Separation and Distribution Agreement, being entered into contemporaneously with the Agreement;

          (ii) AT&T will, prior to the Mergers (as defined below), issue shares of Common Stock, par value $0.01 per share, of AT&T Broadband ("AT&T Broadband Common Stock") to the holders of the QUIPS in exchange for the QUIPS pursuant to the QUIPS Exchange, in accordance with the terms and conditions of the Exchange Agreement, and will distribute to the holders of the Common Stock, par value $1.00 per share, of AT&T ("AT&T Common Stock") one share of AT&T Broadband Common Stock for each AT&T Common Stock so held, in accordance with the terms and conditions of the Separation and Distribution Agreement;

          (iii) Comcast Merger Sub will merge with and into Comcast (the "Comcast Merger") in a transaction in which each issued and outstanding share of Class A Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Common Stock"), Class B Common Stock, par value $1.00 per share, of Comcast ("Comcast Class B Common Stock"), and Class A Special Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Special Common Stock", and, together with Comcast Class A Common Stock and Comcast Class B Common Stock, "Comcast Common Stock"), other than shares of Comcast Common Stock owned by Comcast (which will be canceled), will be converted into the right to receive one share (collectively, the "Comcast Conversion Ratios") of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"), Class B Common Stock, par value $0.01 per share of Parent ("Parent Class B Common Stock") and Class A Special Common Stock, par value $0.01 per share, of Parent ("Parent Class A Special Common Stock"), respectively (such securities having terms as contemplated by the Agreement); and

          (iv) AT&T Broadband Merger Sub will be merged with and into AT&T Broadband (the "AT&T Broadband Merger", together with the Comcast Merger, the ("Mergers" and, after giving effect to the Separation and Distribution Agreement, the "Transaction") in a transaction in which each outstanding share of AT&T Broadband Common Stock, other than shares of AT&T Broadband

     Common Stock owned by AT&T Broadband (which will be canceled), will be converted into the right to receive:

             (a) if the A Shareholder Approval has been obtained, the Exchange Ratio of a share of Parent Class A Common Stock, or if the A Shareholder Approval has not been obtained, the Exchange Ratio of a share of Class C Common Stock, par value $0.01 per share, of Parent having terms as contemplated by the Agreement ("Parent Class C Common Stock", and, together with Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, "Parent Common Stock");

             (b) solely under the circumstances set forth in Section 4.03 of the Agreement, the additional shares of Parent Common Stock, if any, contemplated by such Section (the "Section 355(e) Top-up"); and

             (c) solely under the circumstances set forth in Section 4.04 of the Agreement, the K/A Security or the K/C Security, as the case may be, entitling such holder under circumstances enumerated in such Section to a number of shares, if any, of Parent Class A Common Stock or Parent Class C Common Stock, as the case may be, not exceeding the Exchange Ratio multiplied by 0.03.

     The terms and conditions of the Transaction are more fully set forth in the Agreement and the Separation and Distribution Agreement.

     You have asked for our opinion as to whether the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, are fair, from a financial point of view, to the holders of Comcast Common Stock, taken together.

     For purposes of the opinion set forth herein, we have, among other things:

          (i) reviewed certain publicly available financial statements and other business and financial information of or relating to Comcast, AT&T and AT&T Broadband;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Comcast prepared by the management of Comcast;

          (iii) reviewed certain financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of Comcast;

          (iv) discussed the past and current operations and financial condition and the prospects of Comcast, including the strategic, financial and operational benefits anticipated from the Transaction, with the management of Comcast;

          (v) reviewed certain internal financial statements and other financial operating data concerning AT&T and AT&T Broadband (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical balance sheets and income statements of AT&T Broadband) prepared by the managements of AT&T and AT&T Broadband and Comcast;

          (vi) reviewed certain financial forecasts (including, without limitation, as to the pro forma forecasted balance sheets and income statements of AT&T Broadband), and including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of AT&T and AT&T Broadband and of Comcast;

          (vii) discussed the past and current operations and financial condition and the prospects of AT&T Broadband, including the strategic, financial and operational benefits anticipated from the Transaction, with the managements of AT&T, AT&T Broadband and Comcast;

          (viii) reviewed the reported prices and trading activity for Comcast Common Stock and AT&T Common Stock;

          (ix) compared the financial performance of Comcast and the prices and trading activity of Comcast Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (x) compared the financial performance of AT&T Broadband and the prices and trading activity of the AT&T Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

          (xii) participated in discussions and negotiations among representatives of Comcast, AT&T, AT&T Broadband and their financial and legal advisors;

          (xiii) reviewed final drafts of each of the Agreement and the Separation and Distribution Agreement; and

          (xiv) considered such other factors and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to us by Comcast, AT&T or AT&T Broadband or otherwise reviewed by or for us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared and furnished to or discussed with us by Comcast, AT&T or AT&T Broadband, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Comcast's, AT&T's and AT&T Broadband's managements as to the expected future financial performance of Comcast, AT&T Broadband or Parent, as the case may be, and the strategic, financial and operational benefits anticipated from the Transaction. We express no view as to such financial forecast information, including the strategic, financial and operational benefits anticipated from the Transaction, or the assumptions on which they were based. In addition, we have assumed that the Mergers will qualify as tax-free exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Separation and Distribution will qualify as tax-free transactions under Sections 355 and 368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) Top-up will not occur. We have not made any independent valuation or appraisal of the assets or liabilities of Comcast, AT&T or AT&T Broadband, nor have we been furnished with any such appraisals. In addition, we have not assumed any obligation to conduct any inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

     For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Transaction will be consummated as described in the Agreement and the Separation and Distribution Agreement, that all the representations and warranties of each party contained in the Agreement and the Separation and Distribution Agreement are true and correct, that each party to the Agreement and the Separation and Distribution Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the Transaction by means of the alternative structure contemplated by Section 3.05 of the Agreement, such alternative structure will not differ from the structure reflected in the Agreement and the Separation and Distribution Agreement in any respect material to our analysis. We note that we are not legal, tax or regulatory experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Transaction. We have also assumed that the definitive Agreement and the definitive Separation and Distribution Agreement will not differ in any material respects from the drafts thereof furnished to and reviewed by us. We have further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the Transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or Parent, or on the contemplated benefits of the Transaction, in any respect material to our analysis.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction involving Comcast.

     We have acted as financial advisor to Comcast in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Comcast and AT&T and their affiliates and have received fees for the rendering of these services. Furthermore, Morgan Stanley & Co. Incorporated and its affiliates may also provide financial advisory and financing services to Comcast, Parent and AT&T, and their affiliates, in the future for which they would expect to receive fees. In the ordinary course of its businesses, Morgan Stanley & Co. Incorporated and its affiliates may actively trade the debt and equity securities of Comcast or AT&T or, after the Transaction, Parent for its own account or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of Comcast and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any proxy or information statement filed with the Securities and Exchange Commission and mailed to shareholders of Comcast. In addition, this opinion does not in any manner address the underlying decision by Comcast to engage in the Transaction or the prices at which Comcast Common Stock or Parent Common Stock will trade after the announcement or consummation of the Transaction, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Comcast should vote at the shareholders' meetings held in connection with the Transaction or any other matter.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, are fair, from a financial point of view, to the holders of Comcast Common Stock, taken together.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ PAUL J. TAUBMAN
                                            ------------------------------------
                                              Paul J. Taubman
                                              Managing Director

                                                                         ANNEX H

                                [JPMORGAN LOGO]

                                                               December 19, 2001

The Board of Directors
Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, of the Comcast Conversion Ratios (as defined below) in the Comcast Merger (as defined below), in the aggregate, to the holders of Comcast Common Stock (as defined below), taken together.

     You have informed us that AT&T Corp. (along with its subsidiaries, "AT&T"), AT&T Broadband Corp., a wholly-owned subsidiary of AT&T (along with its subsidiaries, "AT&T Broadband"; references to AT&T Broadband hereinafter relate to such entity after giving effect to the actions provided for in the Separation and Distribution Agreement), Comcast Corporation (along with its subsidiaries, "Comcast"), AT&T Comcast Corporation, a newly-formed corporation ("Parent"), AT&T Broadband Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("AT&T Broadband Merger Sub"), and Comcast Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("Comcast Merger Sub"), propose to enter into an Agreement and Plan of Merger to be dated as of December 19, 2001 (the "Agreement"; unless otherwise indicated, capitalized terms in this opinion have the meaning ascribed to them in the Agreement), which provides, among other things, that:

          (i) AT&T Broadband will hold, directly or indirectly, all of the assets and liabilities of the AT&T Broadband Group in accordance with the terms and conditions of the Separation and Distribution Agreement, being entered into contemporaneously with the Agreement;

          (ii) AT&T will, prior to the Mergers (as defined below), issue shares of Common Stock, par value $0.01 per share, of AT&T Broadband ("AT&T Broadband Common Stock") to the holders of the QUIPS in exchange for the QUIPS pursuant to the QUIPS Exchange, in accordance with the terms and conditions of the Exchange Agreement, and will distribute to the holders of the Common Stock, par value $1.00 per share, of AT&T ("AT&T Common Stock") one share of AT&T Broadband Common Stock for each share of AT&T Common Stock so held, in accordance with the terms and conditions of the Separation and Distribution Agreement;

          (iii) Comcast Merger Sub will merge with and into Comcast (the "Comcast Merger") in a transaction in which each issued and outstanding share of Class A Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Common Stock"), Class B Common Stock, par value $1.00 per share, of Comcast ("Comcast Class B Common Stock"), and Class A Special Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Special Common Stock", and, together with Comcast Class A Common Stock and Comcast Class B Common Stock, "Comcast Common Stock"), other than shares of Comcast Common Stock owned by Comcast (which will be canceled), will be converted into the right to receive one share (collectively, the "Comcast Conversion Ratios") of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"), Class B Common Stock, par value $0.01 per share of Parent ("Parent Class B Common Stock") and Class A Special Common Stock, par value $0.01 per share, of Parent ("Parent Class A Special Common Stock"), respectively (such securities having terms as contemplated by the Agreement); and

          (iv) AT&T Broadband Merger Sub will be merged with and into AT&T Broadband (the "AT&T Broadband Merger", together with the Comcast Merger, the "Mergers" and, after giving effect to the Separation and Distribution Agreement, the "Transaction") in a transaction in which each outstanding share of AT&T Broadband Common Stock, other than shares of AT&T Broadband Common Stock owned by AT&T Broadband (which will be canceled), will be converted into the right to receive:

             (a) if the A Shareholder Approval has been obtained, the Exchange Ratio of one share of Parent Class A Common Stock, or if the A Shareholder Approval has not been obtained, the Exchange Ratio of one share of Class C Common Stock, par value $0.01 per share, of Parent having terms as contemplated by the Agreement ("Parent Class C Common Stock", and, together with Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, "Parent Common Stock");

             (b) solely under the circumstances set forth in Section 4.03 of the Agreement, the additional shares of Parent Common Stock, if any, contemplated by such Section (the "Section 355(e) Top-up"); and

             (c) solely under the circumstances set forth in Section 4.04 of the Agreement, the K/A Security or the K/C Security, as the case may be, entitling such holder under circumstances enumerated in such Section to a number of shares, if any, of Parent Class A Common Stock or Parent Class C Common Stock, as the case may be, not exceeding the Exchange Ratio multiplied by 0.03.

     In arriving at our opinion, we have, among other things, (i) reviewed the final drafts of each of the Agreement and the Separation and Distribution Agreement, provided to us by Comcast; (ii) reviewed certain publicly available business and financial information concerning Comcast, AT&T and AT&T Broadband and the industries in which they operate; (iii) reviewed certain internal, non-public financial and operating data, analyses and forecasts prepared by the managements of Comcast, AT&T and AT&T Broadband relating to the businesses of Comcast, on the one hand, and AT&T Broadband, on the other (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical and forecasted balance sheets and income statements of AT&T Broadband), as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Estimated Synergies") furnished to us by Comcast, AT&T and AT&T Broadband; (iv) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant; (v) compared the financial and operating performance of Comcast and AT&T Broadband with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of Comcast Common Stock and AT&T Common Stock and certain publicly traded securities of such other companies; (vi) participated in certain discussions and negotiations among representatives of Comcast, AT&T and AT&T Broadband and their financial and legal advisors; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In addition, we have held discussions with certain members of the management of Comcast, AT&T and AT&T Broadband with respect to certain aspects of the Transaction and the foregoing matters, including the past and current business operations of Comcast, AT&T and AT&T Broadband, the financial condition and future prospects and operations of Comcast and AT&T Broadband, the effects of the Transaction, including the Estimated Synergies, on the financial condition and future prospects of Comcast, AT&T Broadband and Parent, and certain other matters we believed necessary or appropriate to our inquiry.

     In giving our opinion, we have relied upon and assumed, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all information that was publicly available or furnished to us by Comcast, AT&T or AT&T Broadband or otherwise reviewed by or for us. We have not conducted any valuation or appraisal of any assets or liabilities of Comcast, AT&T or AT&T Broadband, nor have any such valuations or appraisals been provided to us. In addition, we have not assumed any obligation to conduct any inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband. In relying on financial analyses and forecasts provided to us, including the Estimated

Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the managements of Comcast, AT&T and AT&T Broadband as to the expected future results of operations and financial condition of Comcast, AT&T Broadband and Parent and as to such other matters, including the Estimated Synergies, to which such analyses or forecasts relate. We express no view as to such analyses or forecasts, including the Estimated Synergies, or the assumptions on which they were based. We have also assumed that the Mergers will qualify as tax-free exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Separation and Distribution will qualify as tax-free transactions under Sections 355 and 368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) Top-up will not occur.

     For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Transaction will be consummated as described in the Agreement and the Separation and Distribution Agreement, that all the representations and warranties of each party contained in the Agreement and the Separation and Distribution Agreement are true and correct, that each party to the Agreement and the Separation and Distribution Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the Transaction by means of the alternative structure contemplated by Section 3.05 of the Agreement, such alternative structure will not differ from the structure reflected in the Agreement and the Separation and Distribution Agreement in any respect material to our analysis. We note that we are not legal, tax or regulatory experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Transaction. We have also assumed that the definitive Agreement and the definitive Separation and Distribution Agreement will not differ in any material respects from the drafts thereof furnished to and reviewed by us. We have further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the Transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or Parent, or on the contemplated benefits of the Transaction, in any respect material to our analysis.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of Comcast Common Stock, taken together, of the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, and we express no opinion as to the underlying decision by Comcast to engage in the Transaction. We are expressing no opinion herein as to the price at which Comcast Common Stock or Parent Common Stock will trade at any future time.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction involving Comcast.

     We have acted as financial advisor to Comcast with respect to the proposed Transaction and will receive a fee from Comcast for our services. We will also receive an additional fee if the proposed Transaction is consummated. In addition, Comcast has agreed to indemnify us for certain liabilities arising out of our engagement. We have also provided financial advisory and financing services from time to time to Comcast and AT&T and their respective affiliates. We may also provide financial advisory and financing services to Comcast, Parent and AT&T, and/or their affiliates, in the future. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of Comcast or AT&T or, after the Transaction, Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, are fair, from a financial point of view, to the holders of Comcast Common Stock, taken together.

     This letter is provided to the Board of Directors of Comcast in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of Comcast as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of Comcast but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Very truly yours,

                                          /s/ J.P. MORGAN SECURITIES INC.
                                          J.P. MORGAN SECURITIES INC.

                                                                         ANNEX I

                                                              Investment Banking
                                                     Corporate and Institutional
                                                                    Client Group

                                                          World Financial Center
                                                                     North Tower
                                                   New York, New York 10281-1330
                                                                    212 449 1000

[Merrill Lynch Logo]

                                                               December 19, 2001

Board of Directors
Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Members of the Board of Directors:

     You have informed us that AT&T Corp. (along with its subsidiaries, "AT&T"), AT&T Broadband Corp., a wholly-owned subsidiary of AT&T (along with its subsidiaries, "AT&T Broadband"; references to AT&T Broadband hereinafter relate to such entity after giving effect to the actions provided for in the Separation and Distribution Agreement), Comcast Corporation (along with its subsidiaries, "Comcast"), AT&T Comcast Corporation, a newly-formed corporation ("Parent"), AT&T Broadband Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("AT&T Broadband Merger Sub"), and Comcast Merger Acquisition Corp., a newly-formed corporation that is a wholly-owned subsidiary of Parent ("Comcast Merger Sub"), propose to enter into an Agreement and Plan of Merger to be dated as of December 19, 2001 (the "Agreement"; unless otherwise indicated, capitalized terms in this opinion have the meaning ascribed to them in the Agreement), which provides, among other things, that:

          (i) AT&T Broadband will hold, directly or indirectly, all of the assets and liabilities of the AT&T Broadband Group in accordance with the terms and conditions of the Separation and Distribution Agreement, being entered into contemporaneously with the Agreement;

          (ii) AT&T will, prior to the Mergers (as defined below), issue shares of Common Stock, par value $0.01 per share, of AT&T Broadband ("AT&T Broadband Common Stock") to the holders of the QUIPS in exchange for the QUIPS pursuant to the QUIPS Exchange, in accordance with the terms and conditions of the Exchange Agreement, and will distribute to the holders of the Common Stock, par value $1.00 per share, of AT&T ("AT&T Common Stock") one share of AT&T Broadband Common Stock for each share of AT&T Common Stock so held, in accordance with the terms and conditions of the Separation and Distribution Agreement;

          (iii) Comcast Merger Sub will merge with and into Comcast (the "Comcast Merger") in a transaction in which each issued and outstanding share of Class A Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Common Stock"), Class B Common Stock, par value $1.00 per share, of Comcast ("Comcast Class B Common Stock"), and Class A Special Common Stock, par value $1.00 per share, of Comcast ("Comcast Class A Special Common Stock", and, together with Comcast Class A Common Stock and Comcast Class B Common Stock, "Comcast Common Stock"), other than shares of Comcast Common Stock owned by Comcast (which will be canceled), will be converted into the right to receive one share (collectively, the "Comcast Conversion Ratios") of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"), Class B Common Stock, par value $0.01 per share of Parent ("Parent Class B Common Stock") and Class A Special Common Stock, par value $0.01 per share, of Parent ("Parent Class A Special Common Stock"), respectively (such securities having terms as contemplated by the Agreement); and

          (iv) AT&T Broadband Merger Sub will be merged with and into AT&T Broadband (the "AT&T Broadband Merger", together with the Comcast Merger, the "Mergers" and, after giving effect to the Separation and Distribution Agreement, the "Transaction") in a transaction in which each outstanding share of AT&T Broadband Common Stock, other than shares of AT&T Broadband Common Stock owned by AT&T Broadband (which will be canceled), will be converted into the right to receive:

             (a) if the A Shareholder Approval has been obtained, the Exchange Ratio of a share of Parent Class A Common Stock, or if the A Shareholder Approval has not been obtained, the Exchange Ratio of a share of Class C Common Stock, par value $0.01 per share, of Parent having terms as contemplated by the Agreement ("Parent Class C Common Stock", and, together with Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, "Parent Common Stock");

             (b) solely under the circumstances set forth in Section 4.03 of the Agreement, the additional shares of Parent Common Stock, if any, contemplated by such Section (the "Section 355(e) Top-up"); and

             (c) solely under the circumstances set forth in Section 4.04 of the Agreement, the K/A Security or the K/C Security, as the case may be, entitling such holder under circumstances enumerated in such Section to a number of shares, if any, of Parent Class A Common Stock or Parent Class C Common Stock, as the case may be, not exceeding the Exchange Ratio multiplied by 0.03.

     You have asked us whether, in our opinion, the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, are fair, from a financial point of view, to the holders of Comcast Common Stock, taken together.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to Comcast, AT&T and AT&T Broadband that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Comcast, AT&T and AT&T Broadband (including, without limitation, the structure, composition, operations, assets, liabilities and pro forma historical and forecasted balance sheets and income statements of AT&T Broadband), as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") furnished to us by Comcast, AT&T and AT&T Broadband;

          (3) Conducted discussions with members of management and representatives of Comcast, AT&T and AT&T Broadband concerning the matters described in clauses 1 and 2 above, as well as their businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

          (4) Reviewed the market prices and valuation multiples for Comcast Common Stock and AT&T Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of Comcast and AT&T Broadband and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of Comcast, AT&T and AT&T Broadband and their financial and legal advisors;

          (8) Reviewed the potential pro forma impact of the Transaction;

          (9) Reviewed the final drafts of each of the Agreement and the Separation and Distribution Agreement, respectively; and

          (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or liability therefor, or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Comcast, AT&T or AT&T Broadband or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Comcast, AT&T or AT&T Broadband. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Comcast, AT&T or AT&T Broadband, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Comcast's, AT&T's or AT&T Broadband's managements as to the expected future financial performance of Comcast, AT&T Broadband or Parent, as the case may be, and the Expected Synergies. We express no view as to such financial forecast information, including the Expected Synergies, or the assumptions on which they were based. We have further assumed that will qualify as tax-free exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Separation and Distribution will qualify as tax-free transactions under Sections 355 and 368(a) of the Code, in each case for United States federal income tax purposes, and that the Section 355(e) Top-up will not occur. We have also assumed that the final form of the Agreement and the Separation and Distribution Agreement will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We have assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the Transaction will be obtained without any adverse effect on Comcast, AT&T Broadband or Parent or on the contemplated benefits of the Transaction, in any respect material to our analysis. For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Transaction will be consummated as described in the Agreement and the Separation and Distribution Agreement, that all the representations and warranties of each party contained in the Agreement and the Separation and Distribution Agreement are true and correct, that each party to the Agreement and the Separation and Distribution Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that if the parties elect to consummate the Transaction by means of the alternative structure contemplated by Section 3.05 of the Agreement, such alternative structure will not differ from the structure reflected in the Agreement and the Separation and Distribution Agreement in any respect material to our analysis. We note that we are not legal, tax or regulatory experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Comcast's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Transaction.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction involving Comcast.

     We are acting as financial advisor to Comcast in connection with the Transaction and will receive a fee from Comcast for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, Comcast has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Comcast and AT&T and/or their affiliates and may continue to do so (including, after the Transaction, to Parent and its affiliates) and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the shares of Comcast Common Stock and other securities of Comcast, as well as shares of AT&T Common Stock and other securities of AT&T and, after the Transaction, the securities of Parent, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Comcast. Our opinion does not address the merits of the underlying decision by Comcast to engage in the Transaction and does not constitute a recommendation to any shareholder of Comcast as to how such shareholder should vote on the proposed Transaction or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the shares of Comcast Common Stock or Parent Common Stock will trade following the announcement or consummation of the Transaction, as the case may be.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Comcast Conversion Ratios in the Comcast Merger, in the aggregate, are fair, from a financial point of view, to the holders of Comcast Common Stock, taken together.

                     Very truly yours,

                     /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MERRILL LYNCH, PIERCE, FENNER &
                     SMITH INCORPORATED

                                                                         ANNEX J

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

December 19, 2001

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of AT&T Broadband Corp. ("AT&T Broadband") immediately prior to the Merger (as defined below), other than Comcast Corporation ("Comcast") and its affiliates, of the AT&T Broadband Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"), among AT&T Corp. ("AT&T"), AT&T Broadband, Comcast, AT&T Comcast Corporation ("AT&T Comcast"), AT&T Broadband Acquisition Corp., a wholly owned subsidiary of AT&T Comcast ("AT&T Broadband Merger Sub"), and Comcast Acquisition Corp., a wholly owned subsidiary of AT&T Comcast ("Comcast Merger Sub").

     As more fully described in the Merger Agreement, AT&T Broadband Merger Sub will be merged with and into AT&T Broadband (the "AT&T Broadband Merger") pursuant to which (A) if the requisite approval of the Merger Agreement and related transactions is obtained by the holders of Class A Common Stock of Comcast (the "Comcast Shareholder Approval"), each outstanding share of the Common Stock, par value $0.01 per share, of AT&T Broadband ("AT&T Broadband Common Stock") will be converted into the right to receive (i) that number of shares of Class A Common Stock, par value $0.01 per share, of AT&T Comcast ("AT&T Comcast Class A Common Stock") equal to the Exchange Ratio (as defined below) and (ii) if AT&T Comcast has not received prior to the effective time of the Merger (the "Effective Time") a commitment from Standard and Poors' that the AT&T Comcast Class A Common Stock will be included in the Standard and Poors' 500 Index (the "Index") immediately after the Effective Time, a non-transferable security of AT&T Comcast which, under certain circumstances as more fully described in the Merger Agreement, will entitle the holder thereof to receive up to a number of shares of AT&T Comcast Class A Common Stock (the "K/A Exchange Ratio") equal to the product of (x) the Exchange Ratio and (y) the K/A Price Differential (as defined in the Merger Agreement), which K/A Price Differential will in no event be less than zero or more than 0.03; and (B) if Comcast Shareholder Approval is not obtained, each outstanding share of AT&T Broadband Common Stock will be converted into the right to receive (i) that number of shares of Class C Common Stock, par value $0.01 per share, of AT&T Comcast ("AT&T Comcast Class C Common Stock" and, together with AT&T Comcast Class A Common Stock, "AT&T Comcast Common Stock") equal to the Exchange Ratio and (ii) if AT&T Comcast has not received prior to the Effective Time a commitment from Standard and Poors' that the AT&T Comcast Class C Common Stock will be included in the Index immediately after the Effective Time, a non-transferable security of AT&T Comcast which, under certain circumstances as more fully described in the Merger Agreement, will entitle the holder thereof to receive up to a number of shares of AT&T Comcast Class C Common Stock (the "K/C Exchange Ratio") equal to the product of (x) the Exchange Ratio and (y) the K/C Price Differential (as defined in the Merger Agreement), which K/C Price Differential will in no event be less than zero or more than 0.03 (the number of shares of AT&T Comcast Common Stock into which each outstanding share of AT&T Broadband Common Stock will be so converted in the AT&T Broadband Merger as specified in clause (A)(i) or
(B)(i) above, as applicable, the "AT&T Broadband Common Stock Exchange Ratio" and, together with the K/A Exchange Ratio or the K/C Exchange Ratio, as applicable, the "AT&T Broadband Exchange Ratio"). The Merger Agreement also provides for the merger of Comcast Merger Sub with and into Comcast (the "Comcast Merger" and, together with the AT&T Broadband Merger, the "Merger") pursuant to which each outstanding share of Class A Common Stock of Comcast, Class B Common Stock of Comcast and

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920
Page  2

Class A Special Common Stock of Comcast will be converted into one share of AT&T Comcast Class A Common Stock, Class B Common Stock of AT&T Comcast and Class A Special Common Stock of AT&T Comcast, respectively. "Exchange Ratio" is defined and more fully described in the Merger Agreement as a fraction (A) the numerator of which is the difference between (i) 1,235,000,000 and (ii) the value of certain outstanding but unexercised options to purchase shares of AT&T Broadband Common Stock divided by the average stock price of Class A Common Stock of Comcast for the five consecutive trading days preceding the date of the Distribution (as defined below), and (B) the denominator of which is the sum of
(i) the number of shares of AT&T Broadband Common Stock outstanding immediately prior to the AT&T Broadband Merger, excluding shares issued pursuant to the QUIPS Exchange (as defined below) and shares held by certain affiliates of AT&T Broadband, and (ii) the number of shares of Common Stock of AT&T in respect of which statutory appraisal rights have been exercised but not withdrawn.

     The Merger Agreement further provides that if, but for a disparity in the per share value of AT&T Comcast Class A Common Stock or AT&T Comcast Class C Common Stock, as applicable, and Class A Special Common Stock of AT&T Comcast, the Qualified Holders (as defined in the Merger Agreement) would have received a number of shares of AT&T Comcast Common Stock at the Effective Time that represents more than 50% of the total value of all shares of AT&T Comcast Common Stock, AT&T Comcast will issue additional shares of AT&T Comcast Common Stock to such holders of AT&T Broadband Common Stock in an amount sufficient to ensure that such holders will be treated as holding at the Effective Time more than 50% of the value of all shares of AT&T Comcast Common Stock.

     Representatives of AT&T have advised us that, in connection with the transactions contemplated by, and as more fully described in, the Merger Agreement and the Separation and Distribution Agreement, dated as of December 19, 2001, between AT&T and AT&T Broadband (the "Separation and Distribution Agreement"), the following transactions (the "Ancillary Transactions"), among other things, will occur: (A)(i) AT&T will contribute $18 million to AT&T Broadband which will be used to purchase certain AT&T Broadband Assets (as defined in the Separation and Distribution Agreement) from an affiliate of AT&T,
(ii) AT&T will transfer to AT&T Broadband the AT&T Broadband Assets and AT&T Broadband will assume the AT&T Broadband Liabilities (as defined in the Separation and Distribution Agreement) (the "Separation") and (iii) shares of AT&T Broadband Common Stock will be distributed, on a pro rata basis, to holders of Common Stock of AT&T (the "Distribution" and, together with the Separation, the "Spin-Off"); (B) AT&T Comcast will redeem (or post letters of credit reasonably acceptable to AT&T with respect to) each redeemable series of TOPRS (as defined in the Merger Agreement); (C)(i) All outstanding 5% Convertible Quarterly Income Preferred Securities ("QUIPS") of AT&T Finance Trust I, a subsidiary of AT&T, will be exchanged for shares of AT&T Broadband Common Stock (the "QUIPS Exchange"), (ii) the QUIPS Transfer (as defined in the Merger Agreement) will occur or (iii) AT&T Broadband will issue a note to AT&T in the amount of the QUIPS Fair Market Value (as defined in the Merger Agreement) in exchange for an amount of cash equal to such amount and will dividend such cash amount to AT&T; (D)(i) Shares of Common Stock of AT&T held by Comcast and its affiliates will be exchanged for an equal number of shares of Series K Exchangeable Preferred Stock of AT&T and (ii) shares of Subsidiary Exchangeable Preferred Stock of AT&T held by certain affiliates of AT&T Broadband will be exchanged for a number of shares of AT&T Broadband Common Stock of equal value; and (E) AT&T will cause the Class A Senior Cumulative Exchangeable Preferred Stock of TCI Pacific Communications, Inc. to be called for redemption in exchange for shares of Common Stock of AT&T.

     In arriving at our opinion, we have reviewed the Merger Agreement, the Separation and Distribution Agreement and certain related documents, as well as certain publicly available business and financial

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920
Page  3

information relating to AT&T Broadband and Comcast. We also have reviewed certain other information and data relating to AT&T Broadband and Comcast, including financial forecasts (in the case of Comcast, as adjusted by the management of AT&T Broadband and reviewed by AT&T and, in the case of potential cost savings and synergies, as adjusted by the managements of AT&T and AT&T Broadband), provided to or discussed with us by AT&T, AT&T Broadband and Comcast, and have met with the managements of AT&T, AT&T Broadband and Comcast to discuss the businesses and prospects of AT&T Broadband and Comcast. We also have considered certain financial data of AT&T Broadband and certain financial and stock market data of Comcast, and we have compared those data with similar data for publicly held companies in businesses similar to AT&T Broadband and Comcast, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been announced or effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts (including adjustments thereto) and other information and data, we have been advised, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T, AT&T Broadband and Comcast as to the future financial performance of AT&T Broadband and Comcast, the potential cost savings and synergies (including the amount, timing and achievability thereof) and strategic benefits anticipated by the managements of AT&T, AT&T Broadband and Comcast to result from the Merger and related transactions and the other matters covered thereby. We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger and related transactions, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on AT&T, AT&T Broadband or Comcast or the contemplated benefits of the proposed Merger or related transactions in any respect meaningful to our analyses. We also have assumed, with your consent, that the Merger and related transactions (including, without limitation, the Spin-Off and other Ancillary Transactions) will be consummated in accordance with the terms of the Merger Agreement, the Separation and Distribution Agreement and related documents, without waiver, modification or amendment of any material terms, conditions or agreements, and in compliance with all applicable laws (including, in the case of the Spin-Off, laws relating to insolvency and fraudulent conveyance and to the payments of dividends). In addition, we have assumed, with your consent, that the Merger will be treated as a tax-free exchange, and the Spin-Off will qualify as a tax-free distribution, for federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AT&T, AT&T Broadband or Comcast, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of the securities of AT&T Broadband or AT&T Comcast actually will be when issued or the prices at which such securities will trade at any time. In connection with our engagement, we were requested to approach third parties to solicit indications of interest in the possible acquisition of all or a part of AT&T Broadband and held preliminary discussions with certain of these parties prior to the date hereof. Our opinion does not address any aspect of the Merger, other than the AT&T Broadband Exchange Ratio to the extent specified herein, or any related transactions (including, without limitation, the Spin-Off and other Ancillary Transactions) or the relative merits of the Merger or any related transactions as compared to other business strategies that might be available to AT&T or

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920
Page  4

AT&T Broadband, nor does it address the underlying business decision of AT&T to proceed with the Merger or any related transactions.

     We have acted as financial advisor to AT&T in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates in the past have provided, and currently are providing, financial and investment banking services to AT&T and certain of its affiliates, and in the past have provided financial and investment banking services to Comcast and certain of its affiliates unrelated to the proposed Merger, for which services we have received and expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade the securities of AT&T, Comcast and certain of their respective affiliates and in the future may actively trade the securities of AT&T Comcast for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of AT&T in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or any related transactions.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the AT&T Broadband Exchange Ratio is fair, from a financial point of view, to the holders of AT&T Broadband Common Stock immediately prior to the Merger (other than Comcast and its affiliates).

                                      Very truly yours,

                                      CREDIT SUISSE FIRST BOSTON CORPORATION

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

                                                                         ANNEX K

PERSONAL AND CONFIDENTIAL

December 19, 2001

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders (other than Comcast Corporation and its affiliates) of the Common Stock, par value $.01 per share (the "AT&T Broadband Common Stock"), of AT&T Broadband Corp. ("AT&T Broadband") immediately before the Merger (as defined below) of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"), by and among AT&T Corp. (the "Company" or "AT&T"), AT&T Broadband, Comcast Corporation ("Comcast"), AT&T Comcast Corporation ("Parent"), AT&T Broadband Acquisition Corp., a wholly owned subsidiary of Parent ("AT&T Broadband Merger Sub"), and Comcast Acquisition Corp., a wholly owned subsidiary of Parent ("Comcast Merger Sub"). Undefined capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement and in the Separation and Distribution Agreement, dated as of December 19, 2001 (the "Separation and Distribution Agreement"), by and between the Company and AT&T Broadband.

     Pursuant to the Merger Agreement, AT&T Broadband Merger Sub will merge (the "AT&T Broadband Merger") with and into AT&T Broadband, with AT&T Broadband as the surviving corporation in the AT&T Broadband Merger, and, pursuant to the AT&T Broadband Merger, (a) in the event that the approval, by a majority of the votes cast, of the holders of Class A Common Stock, par value $1.00 per share (the "Comcast Class A Common Stock"), of Comcast (the "Comcast A Shareholder Approval") has been obtained at the Effective Time, (i) each outstanding share of AT&T Broadband Common Stock will be converted into the right to receive the Basic Exchange Ratio (as defined below) of a share of Class A Common Stock, par value $.01 per share (the "Parent Class A Common Stock"), of Parent (the "Class A Exchange Ratio"), and (ii) in the event that prior to the Effective Time Standard and Poors' has not committed that the Parent Class A Common Stock will be included in the Index immediately after the Effective Time, each holder of shares of AT&T Broadband Common Stock will also be entitled to receive, in exchange for each of such holder's shares, under certain circumstances, a number of shares of Parent Class A Common Stock equal to the product of (i) the Basic Exchange Ratio and (ii) the K/A Price Differential as defined in the Merger Agreement; such number of additional shares of Parent Class A Common Stock will be reduced by the number of shares of Parent Class A Common Stock previously issued pursuant to the Top-up (as defined below) (the "K/A Exchange Ratio," together with the Class A Exchange Ratio, the "Preferred Exchange Ratio"); and
(b) in the event that the Comcast A Shareholder Approval has not been obtained at the Effective Time, (i) each outstanding share of AT&T Broadband Common Stock will be converted into the right to receive the Basic Exchange Ratio of a share of Class C Common Stock, par value $.01 per share (the "Parent Class C Common Stock"), of Parent (the "Class C Exchange Ratio"), and (ii) in the event that prior to the Effective Time Standard and Poors' has not committed that the Parent Class C Common Stock will be included in the Index immediately after the Effective Time, each holder of shares of AT&T Broadband Common Stock will also be entitled to receive, in exchange for each of such holder's shares, under certain circumstances, a number of shares of Parent Class C Common Stock equal to the product of (i) the Basic Exchange Ratio and (ii) the K/C Price Differential as defined in the Merger Agreement; such number of additional shares of Parent Class C Common Stock will be reduced by the number of shares of Parent Class C Common Stock previously issued pursuant to the Top-up (the "K/C Exchange Ratio," together with the Class C

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
Page  2

Exchange Ratio, the "Alternative Exchange Ratio") (the Preferred Exchange Ratio and the Alternative Exchange Ratio, taken as a whole, depending on whether the Comcast A Shareholder Approval has been obtained, collectively, the "Exchange Ratio"). The "Basic Exchange Ratio" is defined in the Merger Agreement as the number resulting from the fraction (i) the numerator of which is the difference between (x) 1,235,000,000 and (y) the value of certain unexercised AT&T Stock Options held by Broadband Employees and Former Employees divided by the average stock price of Comcast Class A Common Stock for the five consecutive trading days preceding the Distribution (as defined below), and (ii) the denominator of which is the sum of (x) the number of shares of AT&T Broadband Common Stock outstanding immediately prior to the AT&T Broadband Merger, excluding shares issued pursuant to the QUIPS Exchange (as defined below) and shares held by certain affiliates of AT&T Broadband, and (y) the number of shares of Common Stock, par value $1.00 per share (the "AT&T Common Stock"), of AT&T in respect of which statutory appraisal rights have been exercised and not withdrawn. We note that if, but for a disparity in the per share value of the Parent Class A Common Stock, the Parent Class A Special Common Stock (as defined below) or the Parent Class C Common Stock (collectively, the "Parent Common Stock"), as applicable, the holders of AT&T Broadband Common Stock qualified pursuant to the Merger Agreement would have received a number of shares of Parent Common Stock that at the Effective Time is more than 50% of the total value of all shares of Parent Common Stock, Parent will issue additional shares of Parent Common Stock to such holders of AT&T Broadband Common Stock in an amount sufficient to ensure that such holders will be treated as holding at the Effective Time more than 50% of the value of all shares of Parent Common Stock (the "Top-up").

     The Merger Agreement also provides for the merger of Comcast Merger Sub with and into Comcast (the "Comcast Merger" and, together with the AT&T Broadband Merger, the "Merger") pursuant to which each outstanding share of Comcast Class A Common Stock, Class B Common Stock, par value $1.00 per share, and Class A Special Common Stock, par value $1.00 per share, of Comcast will be converted into the right to receive one share of Parent Class A Common Stock, Class B Common Stock, par value $.01 per share, of Parent and Class A Special Common Stock, par value $.01 per share (the "Parent Class A Special Common Stock"), of Parent, respectively.

     You have informed us that prior to the Effective Time, among other things, AT&T will effect the Spin-Off (as defined below) of the AT&T Broadband Business in the following manner (the following transactions are referred to herein collectively as the "Preliminary Transactions"): (a) AT&T will issue shares of AT&T Broadband Common Stock to Microsoft Corporation ("Microsoft") in exchange for all outstanding 5% Convertible Quarterly Income Preferred Securities issued by AT&T Finance Trust I, a subsidiary of AT&T (the "QUIPS Exchange"), or, unless Microsoft consents to the QUIPS Transfer (as defined in the Merger Agreement) and upon the occurrence of certain circumstances set forth in the Merger Agreement, AT&T Broadband will issue a note to AT&T representing the QUIPS Fair Market Value (as defined in the Merger Agreement) in exchange for cash proceeds equal to such amount and dividend such cash proceeds to AT&T; (b) AT&T will contribute $18 million in cash to AT&T Broadband and AT&T Broadband will purchase assets used in the AT&T Broadband Business from AT&T Broadband T-Holdings, Inc., a wholly owned subsidiary of AT&T Broadband, in exchange for $18 million in cash; (c) AT&T will transfer all AT&T Broadband Assets to AT&T Broadband and AT&T Broadband will assume all AT&T Broadband Liabilities (the "Separation"); (d) the shares of AT&T Common Stock held by Comcast and its affiliates will be exchanged pro rata for shares of Series K Exchangeable Preferred Stock, par value $1.00 per share, of AT&T; (e) the shares of AT&T Subsidiary Preferred Stock held by AT&T Broadband Subsidiaries will be exchanged for a certain number of shares of AT&T Broadband Common Stock as determined pursuant to the Separation and Distribution Agreement; (f) AT&T will distribute to the record holders of AT&T Common Stock pro rata shares of

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
Page  3

AT&T Broadband Common Stock (the "Distribution," together with the Separation, the "Spin-Off"); (g) Parent will call for redemption (or post letters of credit reasonably acceptable to the Company with respect to) each redeemable series of TOPRS (as defined in the Merger Agreement); and (h) TCI Pacific Communications, Inc. will call for redemption and exchange the TCI Pacific Preferred Stock for shares of AT&T Common Stock.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including (a) having acted as financial advisor to the Company in connection with (i) its acquisition of Teleport Communications Group Inc. in July 1998, (ii) its acquisition of Tele-Communications Inc. in March 1999, (iii) its divestiture of a 50% interest in Lenfest Communications Inc. in January 2000, (iv) its divestiture of certain cable assets to Cox Communications, Inc. in March 2000, (v) its acquisition of MediaOne Group in June 2000, (vi) its acquisition of certain assets from Cablevision Systems Corporation in January 2001, (vii) its analysis, consideration and negotiation of revisions to the Company's put arrangements with Cox Communications, Inc. and Comcast involving At Home Corporation in May 2001, (viii) its distribution of the outstanding shares of common stock of AT&T Wireless Inc. ("AT&T Wireless") held by AT&T to the holders of AT&T Common Stock in July 2001, (ix) its debt-for-equity exchange offer involving AT&T's remaining stake in AT&T Wireless in July 2001, and (x) its transaction with BT Group plc relating to the unwinding of the Concert joint venture announced in October 2001; (b) having acted as joint lead arranger in connection with the loan syndication of the Company's senior credit facility in April 1999 (aggregate principal amount $30 billion) and joint lead arranger of its corporate revolving credit facility in December 2000 (aggregate principal amount $25 billion) and in December 2001 (aggregate principal amount $8 billion); (c) having acted as joint bookrunner in connection with (i) the initial public offering of AT&T Wireless Group tracking stock of AT&T in April 2000, (ii) the public offering pursuant to Rule 144A of $1.65 billion aggregate principal amount of Notes of the Company due August 2002 in August 2001, and
(iii) the public offering pursuant to Rule 144A of $10.1 billion aggregate principal amount of Notes of the Company in multiple tranches and currencies in November 2001; (d) having acted as sole bookrunner in connection with the public offerings pursuant to Rule 144A of (i) $3.0 billion of aggregate principal amount of Notes of the Company due July 2000 in July 1999 and (ii) $6.0 billion of aggregate principal amount of Notes of the Company in multiple tranches due July 2001 in July 2000; (e) having acted as dealer with respect to the Company's commercial paper program; (f) having acted as financial advisor to the Company in connection with the restructuring announced by the Company in 2000; and (g) having acted as financial advisor to the Company in connection with, and having participated in certain of the negotiations leading up to, the Merger Agreement, the Distribution and Separation Agreement and the agreements referred to therein. We also have provided investment banking services to Comcast and its affiliates from time to time, including (a) having acted as co-manager with respect to the public offering of PHONES in March 1999 (aggregate principal amount $870 million); (b) having acted as joint lead agent on the $4.45 billion aggregate principal amount consent solicitation for various Comcast debt securities in July 2000; and (c) having acted as co-manager with respect to the public offerings of (i) $0.5 billion aggregate principal amount of Comcast's 6.375% Senior Unsecured Notes due 2006 and $1.0 billion aggregate principal amount of Comcast's 3.75% Senior Notes due 2011 in January 2001, (ii) $0.75 billion aggregate principal amount of Comcast's 6.875% Senior Notes due 2009 in May 2001, and (iii) $0.75 billion aggregate principal amount of Comcast's 7.125% Senior Notes due 2013 in June 2001. Goldman,

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
Page  4

Sachs & Co. may provide investment banking and advisory services to the Company, Comcast and their respective affiliates in the future. Goldman, Sachs & Co. provides a full range of financial, advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company, AT&T Broadband, Comcast, or their respective affiliates, for its own account or the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Merger Agreement; the Separation and Distribution Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company and Comcast for the five years ended December 31, 2000; the Preliminary Proxy Statement on Form 14A of AT&T dated July 3, 2001; certain other communications from the Company and Comcast to their respective shareholders; certain internal financial analyses and forecasts for Comcast prepared by its management, as adjusted by AT&T Broadband management and reviewed by AT&T management (the "Adjusted Comcast Forecasts"); certain internal financial forecasts and analyses for AT&T Broadband prepared by AT&T Broadband management and reviewed and/or adjusted by AT&T management (the "AT&T Broadband Forecasts"; together with the Adjusted Comcast Forecasts, the "Forecasts"); and certain cost savings and operating synergies projected to result from the transactions contemplated by the Merger Agreement as prepared by the managements of Comcast and AT&T Broadband and as further adjusted by the managements of AT&T Broadband and AT&T (the "Synergies"). We also have held discussions with members of the senior management of the Company, AT&T Broadband and Comcast regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of AT&T Common Stock, Comcast Class A Common Stock and Comcast Class A Special Common Stock, compared certain financial information for AT&T Broadband and certain financial and stock market information for Comcast with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the cable industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial, accounting and other information and data discussed with or reviewed by us and have assumed the accuracy and completeness thereof for purposes of this opinion. In that regard, we have assumed, with your consent, that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of AT&T and AT&T Broadband. We also have assumed, with your consent, that all governmental, regulatory and other consents and approvals necessary for the consummation of the transactions contemplated by the Merger Agreement and the Separation and Distribution Agreement (collectively, the "Transactions") will be obtained without any adverse effect on the Company, AT&T Broadband and Comcast or the combined company following the Merger or the contemplated benefits of the Transactions in any respect meaningful to our analyses. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company, AT&T Broadband or Comcast or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the AT&T Broadband Merger.

     For purposes of our analyses, we have been advised and have assumed, with your consent, that the Merger and the other transactions contemplated by the Merger Agreement and the Separation and Distribution Agreement will be consummated in accordance with the terms of these agreements, and

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
Page  5

without waiver, modification or amendment of any material terms, conditions or agreements and in compliance with all applicable laws (including, in the case of the Spin-Off, laws relating to insolvency and fraudulent conveyance and to the payment of dividends). You also have advised us, and we have assumed, with your consent, that, for federal income tax purposes, the Spin-Off will qualify as a tax-free distribution and the Merger will be treated as a tax-free reorganization. Our opinion necessarily is based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof, and we assume no duty to update or revise our opinion based on circumstances or events after the date hereof. Our opinion is directed only to the fairness from a financial point of view of the Exchange Ratio, and as such does not in any respect address AT&T's underlying business decision to effect the Merger or any related transactions or constitute a recommendation concerning how holders of shares of AT&T Common Stock or of AT&T Broadband Common Stock should vote with respect to the Transactions. We also express no opinion herein as to the prices at which the shares of AT&T Broadband Common Stock or of Parent Class A Common Stock, Parent Class A Special Common Stock or Parent Class C Common Stock may trade at any time if and when they are issued and trade publicly.

     Our opinion does not address any aspect of the Merger other than the Exchange Ratio to the extent provided in this opinion, and we express no opinion as to any Preliminary Transaction (including the Spin-Off) or the relative merits of the Transactions as compared to any alternative business transaction that might be available to the Company or to AT&T Broadband.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof and based on current market conditions the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of AT&T Broadband Common Stock immediately prior to the Merger (other than Comcast and its affiliates).

                                                                         ANNEX L

                                    FORM OF
          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                    UNDER SECTION 805 OF THE NEW YORK STATE
                            BUSINESS CORPORATION LAW

     We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

          FIRST: The name of the corporation is AT&T Corp.

          SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885.

          THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create one new class of common stock, AT&T Consumer Services Group common stock, having the number, designation, relative rights, preferences, and limitations as set forth herein.


          (b) The Certificate of Incorporation of the corporation is hereby amended to remove all references to the AT&T Wireless Group tracking stock, to each class of Liberty Media Group tracking stock, to the AT&T Wireless Group preferred tracking stock and AT&T Series E convertible preferred stock.


          (c) To effect the foregoing, and certain related technical changes, ARTICLE THIRD is hereby amended as set forth in Exhibit A hereto.

          FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of our board of directors.

     IN WITNESS WHEREOF, we have subscribed this document on           , 2002
and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                          By
                                            ------------------------------------
                                             Name: Marilyn J. Wasser
                                             Title:  Vice President -- Law and
                                             Secretary

                                          By
                                            ------------------------------------
                                             Name: Robert S. Feit
                                             Title:  Assistant Secretary

                                 ARTICLE THIRD

                                 CAPITAL STOCK


     PART A of ARTICLE THIRD is hereby amended to read in its entirety as follows(1):



          The aggregate number of shares which the corporation is authorized to issue is three billion one hundred million (3,100,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and three billion (3,000,000,000) common shares, of which two billion five hundred million (2,500,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock") and five hundred million (500,000,000) common shares shall be Consumer Services Group Common Stock having a par value of $1.00 per share ("Consumer Services Group Common Stock").


     PART B of ARTICLE THIRD is hereby amended to read in its entirety as set forth below, and PART C of ARTICLE THIRD is hereby deleted in its entirety. PART D of ARTICLE THIRD shall remain unchanged, except that it shall be redesignated as PART C of ARTICLE THIRD.

PART B -- COMMON STOCK AND CONSUMER SERVICES GROUP COMMON STOCK

1.  VOTING RIGHTS.

     (a) Subject to paragraph 1(c) of this Part B of this Article Third, holders of Common Stock shall be entitled to one vote for each share of such stock held and holders of Consumer Services Group Common Stock shall be entitled to one vote per share of such stock held; provided however that if a Broadband Separation shall have occurred (whether prior to or after the date of issuance of any shares of Consumer Services Group Common Stock), holders of Consumer Services Group Common Stock shall be entitled to 2.5 votes per share of such stock held, in each case, on all matters presented to such shareholders.

---------------


(1)The text of Part A of Article Third above assumes that the Consumer Services Group tracking stock and reverse stock split amendments are both effected. These amendments may become effective at separate times, in which case the applicable portions of these amendments to AT&T's certificate of incorporation will be adopted at such separate times.



   If the Consumer Services Group tracking stock amendment is effective but the reverse stock split amendment is not effective, Part A of Article Third will be amended to read as follows:



              The aggregate number of shares which the corporation is authorized to issue is six billion six hundred million (6,600,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and six billion five hundred million (6,500,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock") and five hundred million (500,000,000) common shares shall be Consumer Services Group Common Stock having a par value of $1.00 per share ("Consumer Services Group Common Stock").



  If the Consumer Services Group tracking stock amendment is not effective but the reverse stock split amendment is effective, Part A of Article Third will be amended to read as follows:



            The aggregate number of shares which the corporation is authorized to issue is two billion six hundred million (2,600,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value $1.00 per share ("Preferred Stock") and two billion five hundred million (2,500,000,000) common shares, of which two billion five hundred million (2,500,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock").

     (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, except as may be required by this Certificate of Incorporation of the corporation, as the same may be amended from time to time (this "Certificate") (including the terms of any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of Consumer Services Group Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Consumer Services Group Common Stock, or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter.


     (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, Consumer Services Group Common Stock or any other class of common stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 3 of this Part B of this Article Third) of Common Stock, Consumer Services Group Common Stock or any other class of common stock, the per share voting rights of Common Stock specified in paragraph 1(a) of this Part B of this Article Third, the per share voting rights of Consumer Services Group Common Stock specified in paragraph 1(a) of this Part B of this Article Third and the per share voting rights of any other class of common stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any one class relative to the other classes. The provisions of this paragraph 1(c) shall apply (and the per share voting rights of the applicable securities will be accordingly adjusted) with respect to any such transactions occurring on or after May 31, 2002, regardless of whether any shares of Consumer Services Group Common Stock were then issued.


2.  DIVIDENDS.

     (a) Dividends on Common Stock. Dividends on Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the Consumer Services Group Available Dividend Amount. (Such amount available for the payment of dividends on Common Stock is referred to in this Part B of this Article Third as the "Common Stock Available Dividend Amount.")

     (b) Dividends on Consumer Services Group Common Stock. Dividends on Consumer Services Group Common Stock may be declared and paid only out of the lesser of (i) the assets of the corporation legally available therefor and (ii) the sum of (A) Consumer Services Group Available Dividend Amount and (B) the net income available to common shareowners of the AT&T Consumer Services Group for the year in which the applicable dividend is declared and/or the prior year. Concurrently with the payment of any dividend on shares of Consumer Services Group Common Stock, at the election of the Board of Directors, either (x) the Common Stock Group shall receive from the Consumer Services Group an aggregate payment of the same kind of cash and/or property that is the subject of such dividend, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such dividend, as determined by the Board of Directors, by (B) the Consumer Services Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Consumer Services Group Allocation Fraction will be adjusted as described in paragraph 8 of this Part B of this Article Third. The payment to be made to the Common Stock Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

     (c) Discrimination Between or Among Classes of Common Shares. The Board of Directors, subject to the provisions of paragraphs 2(a) and 2(b) of this Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends (or to refrain from declaring or paying the same) exclusively to the holders of Common Stock, exclusively to the holders of Consumer Services Group Common Stock, exclusively to the holders of any other class of common shares or to the holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount, the Consumer Services Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, Common Stock, Consumer Services Group Common Stock or any other factor.

3.  SHARE DISTRIBUTIONS.

     The corporation may declare and pay a distribution consisting of shares of Common Stock, Consumer Services Group Common Stock or any other securities of the corporation, any Subsidiary of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of Common Stock or Consumer Services Group Common Stock in accordance with this paragraph 3 of this Part B of this Article Third.

     (a) Distributions on Common Stock or Consumer Services Group Common
Stock. The corporation may declare and pay a share distribution to holders of Common Stock, Consumer Services Group Common Stock or any other class of common shares consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including, without limitation, a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock, Consumer Services Group Common Stock or any other class of common shares (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock, Consumer Services Group Common Stock or any other class of common shares).

     Concurrently with the making of any share distribution with respect to Consumer Services Group Common Stock, at the election of the Board of Directors, either (x) the Common Stock Group shall receive from the Consumer Services Group an aggregate payment of the same kind of property that is the subject of such distribution, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such distribution, as determined by the Board of Directors, by (B) the Consumer Services Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Consumer Services Group Allocation Fraction shall be adjusted as described in paragraph 8 of this Part B of this Article Third. Any payment to be made to the Common Stock Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

     (b) Discrimination Between or Among Classes of Common Shares. The Board of Directors, subject to the foregoing provisions of this paragraph 3 of this Part B of this Article Third, shall have the sole authority and discretion to declare and pay (or to refrain from declaring or paying) share distributions exclusively to holders of Common Stock, exclusively to holders of Consumer Services Group Common Stock, exclusively to the holders of any other class of common shares or to holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount, the Consumer Services Group Available Dividend Amount, the respective amounts of prior share distributions declared on, or the liquidation rights of, Common Stock, Consumer Services Group Common Stock or any other factor.

4.  EXCHANGE OF CONSUMER SERVICES GROUP COMMON STOCK.

     (a) Exchange at Option of Board of Directors. (I) At any time, the Board of Directors may exchange all outstanding shares of Consumer Services Group Common Stock for shares of a new class of common stock or preferred stock of another Person or entity ("Rollover Shares") that owns, holds or is subject to, directly or indirectly, all or substantially all of the assets and liabilities of the Consumer

Services Group as of immediately prior to the date fixed for the redemption, provided that (A) this new class of common stock or preferred stock has substantially the same terms (except as may arise as a result of different law governing the other Person or as a result of provisions of the other Person's governing documents of general applicability to all classes of common stock) as those governing Consumer Services Group Common Stock as provided for in this Part B of this Article Third, including with regard to the definition of "Consumer Services Group," (B) the number of shares of this new class of common stock or preferred stock issued per share of Consumer Services Group Common Stock is intended to represent the same proportionate interest in the Consumer Services Group as a share of Consumer Services Group Common Stock and (C) the per share voting rights of this new class of common stock or preferred stock shall be based on the ratio of the initial trading prices of this new class of common stock or preferred stock to the trading prices of the common stock of such other entity over a fixed number of Trading Days (not to exceed 25), such number of Trading Days to be determined by the Board of Directors prior to or at the time of such redemption. If the Board of Directors determines to exercise its option pursuant to this clause (I), such transaction shall be referred to as a "Rollover Transaction."


     (II) At any time the Board of Directors, in its sole discretion, may effect a recapitalization of the corporation (a "Board Required Exchange") by declaring that all of the outstanding shares of Consumer Services Group Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the Exchange Rate. In addition, at any time, as long as all of the assets and liabilities included in the Consumer Services Group are held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation that hold no other material assets or liabilities (the "Consumer Services Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, effect a Board Required Exchange by exchanging, on a pro rata basis, all of the outstanding shares of Consumer Services Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of such Consumer Services Group Subsidiary or Subsidiaries at the applicable Exchange Rate, provided that no such exchange may occur unless the exchange is tax free to the holders of Consumer Services Group Common Stock (except with respect to any cash received by such holders in lieu of fractional shares).


     (III) For purposes of this paragraph 4 of this Part B of this Article Third, the term "Exchange Shares" shall mean the shares of Common Stock or shares of the one or more Consumer Services Group Subsidiaries, as the case may be, into which shares of Consumer Services Group Common Stock may be exchanged pursuant to paragraph (II) above. With regard to any redemption or exchange pursuant to paragraph (I) or (II) above, the Board of Directors may, in its sole discretion, condition the redemption or exchange on the occurrence or failure to occur of certain events, and the Board of Directors may, in its sole discretion, waive any of these conditions.

     (b) Exchange in Connection with Certain Significant Transactions. In the event of a Disposition (other than a Rollover Transaction, a Consumer Services Group Related Business Transaction or a transaction as a result of which the corporation or its successor continues to hold directly or indirectly all or substantially all the properties and assests (as defined below) of the Consumer Services Group) by the corporation in a transaction or series of related transactions of all or substantially all of the properties and assets of the Consumer Services Group to any Person(s) or group(s) of which the corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise) (a "Significant Transaction"), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the corporation or the Board of Directors or on the part of the holders of shares of Consumer Services Group Common Stock, the corporation shall be recapitalized (a "Significant Transaction Exchange") by exchanging all outstanding shares of Consumer Services Group Common Stock for, at the sole discretion of the Board of Directors, either (i) fully paid and nonassessable shares of Common Stock at the Exchange Rate or (ii) other consideration, as described in paragraph 4(c) of this Part B of this Article Third. Notwithstanding the preceding sentence, the corporation shall be under no obligation to effect a Significant Transaction Exchange that it might otherwise be required to effect pursuant to such sentence (and the Exchange Rate shall not apply) if (i) the underlying Significant Transaction is conditioned upon the affirmative vote of a majority of the holders of Consumer Services Group Common Stock, voting as a separate class, (ii) in connection with a spin-off or similar distribution of the corporation's entire interest in the Consumer Services Group to the holders of Consumer Services Group Common Stock, including any such distribution that is made in connection with a Board Required Exchange, (iii) in connection with the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or (iv) in connection with the underlying Significant Transaction, the Board of Directors determine to exercise its option pursuant to paragraph 4(a)(I) of this Part B of this Article Third.


     (c) Alternate Consideration in Connection with Significant Transaction Exchange. In connection with any Significant Transaction Exchange, the corporation may, at the sole discretion of the Board of Directors, (i) in lieu of issuing shares of Common Stock in exchange for shares of Consumer Services Group Common Stock, either (x) subject to the limitations described in paragraph 2(b) of this Part B of this Article Third and to the other provisions described in this paragraph 4(c) of this Part B of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to holders of the outstanding shares of Consumer Services Group Common Stock equally on a share for share basis in an aggregate amount equal to the Consumer Services Group Net Proceeds of such Significant Transaction; or (y) provided that there are assets of the corporation legally available therefor and to the extent the Consumer Services Group Available Dividend Amount plus the amount set forth in paragraph 2(b)(ii)(B) of this part B of this Article Third would have been sufficient to pay a dividend in lieu thereof as described in clause (x) of this paragraph 4(c) of this Part B of this Article Third, then (A) if such Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the Consumer Services Group, redeem all outstanding shares of Consumer Services Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the Consumer Services Group Net Proceeds;
(B) if such Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Consumer Services Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Consumer Services Group Net Proceeds to the redemption of outstanding shares of Consumer Services Group Common Stock, the number of shares to be redeemed to equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Consumer Services Group Common Stock by the average Market Value of one share of Consumer Services Group Common Stock during the 10 Trading-Day period beginning on the 15th Trading Day following the consummation of such Disposition, and (2) the number of shares of Consumer Services Group Common Stock outstanding; and (ii) in lieu of issuing solely shares of Common Stock in exchange for shares of Consumer Services Group Common Stock, subject to the limitations described in paragraph 2(b) of this Part B of this Article Third and to the other provisions described in paragraph 4(c) of this Part B of this Article Third, combine the issuance of shares of Common Stock in exchange for shares of Consumer Services Group Common Stock with the payment of a dividend on or the redemption of shares of Consumer Services Group Common Stock for cash and/or other securities or other property as described below.


     In the event that the Board of Directors elects the option described in
(ii) of the preceding paragraph, the outstanding shares of Consumer Services Group Common Stock exchanged for fully paid and nonassessable shares of Common Stock shall be exchanged at the Exchange Rate and a dividend shall be paid on all the remaining shares of Consumer Services Group Common Stock equally on a share for share basis, or some or all of the remaining outstanding shares of Consumer Services Group Common Stock shall be exchanged for cash and/or other securities or other property, as follows. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Consumer Services Group Net Proceeds to be applied to such an exchange, in the case of an exchange, shall equal (A) an amount equal to the total Consumer Services Group Net Proceeds multiplied by (B) one minus a fraction, the numerator of which shall be the number of shares of Consumer Services Group Common Stock exchanged for shares of Common Stock and the denominator of which shall be the total number of outstanding shares of Consumer Services Group Common Stock. In the event of an exchange, if the Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the

Consumer Services Group, then all remaining outstanding shares of Consumer Services Group Common Stock will be redeemed in exchange for cash and/or securities or other property in an aggregate amount equal to the portion of the Consumer Services Group Net Proceeds to be applied to the exchange. If the Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Consumer Services Group, then the portion of the Consumer Services Group Net Proceeds to be applied to the exchange will be used to redeem a number of shares equal to the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Consumer Services Group Common Stock by the average Market Value of one share of Consumer Services Group Common Stock during the 10-Trading Day period beginning on the 15th Trading Day following consummation of the Disposition, and (2) the number of shares of Consumer Services Group Common Stock outstanding.

     For purposes of this paragraph 4 of this Part B of this Article Third, in the case of a Significant Transaction involving a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions. Any exchange described in this paragraph 4 of this Part B of this Article Third shall be effected in accordance with the applicable provisions set forth in paragraph 5 of this Part B of this Article Third. In the event that, at the time of any Significant Transaction, there are outstanding any Convertible Securities convertible into or exercisable for shares of Consumer Services Group Common Stock that would give the holders rights to receive any dividend or exchange consideration related to the Significant Transaction upon exercise, conversion or otherwise, or would adjust as a result of such dividend or exchange to give the holder equivalent economic rights, then the shares of Consumer Services Group Common Stock underlying such Convertible Securities will be taken into account for purposes of determining the terms of any dividend payment or exchange effected in lieu of a Significant Transaction Exchange.

     (d) Payment to Common Stock Group. Concurrently with the payment of any dividend referred to in paragraph 4(c) of this Part B of this Article Third, at the election of the Board of Directors, either (A) the Common Stock Group shall receive from the Consumer Services Group an aggregate payment of the same kind of property that is the subject of such dividend, which payment shall be equal to the excess of (i) the quotient obtained by dividing (x) the aggregate amount of such dividend, as determined by the Board of Directors, by (y) the Consumer Services Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (B) the Consumer Services Group Allocation Fraction will be adjusted as described in paragraph 8 of this Part B of this Article Third. Any payment to be made to the Common Stock Group pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

     (e) Exchange Rate. For purposes of this paragraph 4 of this Part B of this Article Third, the term "Exchange Rate" shall mean the number of Exchange Shares for which each share of Consumer Services Group Common Stock shall be exchangeable pursuant to a Board Required Exchange or a Significant Transaction Exchange, determined as follows. If the shares of Consumer Services Group Common Stock are to be exchanged for shares of Common Stock, each share of Consumer Services Group Common Stock shall be exchangeable for such number of shares of Common Stock (calculated to the nearest 1/10,000), subject to paragraph 5 below, equal to 110% of the ratio of the Average Market Price Per Share of such Consumer Services Group Common Stock to the Average Market Price Per Share of Common Stock. For purposes of computing the Exchange Rate, the "Average Market Price Per Share" of Common Stock or Consumer Services Group Common Stock, as the case may be, shall mean (i) in the case of a Board Required Exchange, the average of the daily Market Value per share for such Common Stock or Consumer Services Group Common Stock for the 40 consecutive Trading Days ending on the 15th Trading Day prior to the date the corporation makes a public announcement of its intention to engage in the applicable Board Required Exchange; provided that, if the Board Required Exchange is conditioned on the occurrence of any other transaction or event and the Board of Directors determines that the other transaction or event is not likely to occur within 90 days, then the Board of Directors may determine, at the time of announcement of the intention to engage in the applicable Board Required

Exchange, that the measurement period for purposes of this calculation will be the 40 consecutive Trading Days ending on the 15th Trading Day prior to mailing of the applicable Exchange Notice and (ii) in the case of a Significant Transaction Exchange, the average of the daily Market Value per share for such Common Stock or Consumer Services Group Common Stock for the 10 consecutive Trading Days beginning on the 15th Trading Day prior to consummation of the Significant Transaction. If the Board of Directors makes the determination described in clause (i) above, the corporation will announce it at the same time as it announces the intention to engage in the applicable Board Required Exchange. If the shares of Consumer Services Group Common Stock are to be exchanged for shares of one or more Consumer Services Group Subsidiaries, such shares of Consumer Services Group Common Stock shall be exchanged, on a pro rata basis, for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each such Consumer Services Group Subsidiary equal to the number of outstanding shares of common stock of such Subsidiary held by the corporation multiplied by the Consumer Services Group Allocation Fraction and, if the Board of Directors so determines, some or all of the remaining shares of such Subsidiary shall be distributed on a pro rata basis to the holders of shares of Common Stock (or shares of Common Stock shall be exchanged for such remaining shares of such Subsidiary); provided that no such distribution (or mandatory exchange) may occur unless the distribution (or mandatory exchange) is tax free to the holders of Common Stock (except with respect to any cash received by such holders in lieu of fractional shares). If at the time of such an exchange for shares of one or more Consumer Services Group Subsidiaries, there are outstanding any Convertible Securities convertible into or exercisable for shares of Consumer Services Group Common Stock that would become exercisable or convertible for shares of one or more Consumer Services Group Subsidiaries as a result of such exchange, and the obligation to issue such shares under such options, warrants, convertible securities or similar rights is not assumed or otherwise provided for by one or more Consumer Services Group Subsidiaries, then the shares of Consumer Services Group Common Stock underlying such Convertible Securities will be taken into account for purposes of determining the Exchange Rate for such exchange.


     For purposes of this paragraph 4 of this Part B of this Article Third, "substantially all of the properties and assets" of the Consumer Services Group as of any date shall mean a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the Consumer Services Group as of such date.

5.  CERTAIN PROCEDURES RELATING TO EXCHANGES

     (a) The Board of Directors may, in its sole discretion, elect to issue fractional Rollover Shares or Exchange Shares or to make a cash payment in lieu of fractional shares, as described below. If the Board of Directors elects not to issue fractional Rollover Shares or Exchange Shares, then no such fractional shares shall be issued in connection with the exchange or redemption of shares of Consumer Services Group Common Stock into Rollover Shares or Exchange Shares, as the case may be, and, in lieu thereof, each holder of Consumer Services Group Common Stock who would otherwise be entitled to a fractional interest of a Rollover Share or an Exchange Share shall, upon surrender of such holder's certificate or certificates representing shares of Consumer Services Group Common Stock, receive a cash payment (without interest) (the "Fractional Payment") equal to (i) in the case of an exchange for shares of Common Stock, the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of Common Stock on the Exchange Date, or (ii) in the case of an exchange or redemption for Rollover Shares or shares of one or more Consumer Services Group Subsidiaries, such value as is determined by the Board of Directors.

     (b) No adjustments in respect of dividends shall be made upon the exchange of any shares of Consumer Services Group Common Stock; provided, however, that, if the Exchange Date with respect to Consumer Services Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares or the corporation's default in payment of the dividend or distribution due on such date.

     (c) At such time or times as the corporation exercises its right to cause an exchange pursuant to paragraph 4(a)(I) or 4(a)(II) of this Part B of this Article Third or to cause a Board Required Exchange, and at the time of any Significant Transaction Exchange, the corporation shall give notice of such exchange to the holders of Consumer Services Group Common Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (an "Exchange Notice"), in the case of an exchange at the discretion of the Board of Directors, not less than 15 nor more than 90 days prior to the date fixed for such exchange (which date may be a specified date or a date determined by reference to the occurrence of specified events) (the "Exchange Date"), and, in the case of any other required exchange, as soon as practicable before or after the Exchange Date, in either case, to their last addresses as they appear upon the corporation's books. Each such Exchange Notice shall specify 1) the Exchange Date, 2) the Exchange Rate applicable to, or a description of the consideration to be received in, such exchange, and 3) any conditions to the occurrence of such exchange as set forth by the Board of Directors (which conditions may be waived by the Board of Directors in its sole discretion), and shall state that issuance of certificates representing the applicable type of Rollover Shares or Exchange Shares to be received upon exchange of shares of Consumer Services Group Common Stock shall be upon surrender of certificates representing such shares of Consumer Services Group Common Stock. Without limiting the alternatives available to the corporation, in the case of any Rollover Transaction, the redemption of the Consumer Services Group Common Stock contemplated hereby may be effected pursuant to the terms of any merger, business combination or similar transaction and/or the Board of Directors may elect to make the date of consummation of such transaction the Exchange Date.

     (d) Before any holder of shares of Consumer Services Group Common Stock shall be entitled to receive certificates representing such Rollover Shares or Exchange Shares, such holder must surrender, at such office as the corporation shall specify, certificates for such shares of Consumer Services Group Common Stock duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the corporation shall waive such requirement. The corporation shall, as soon as practicable after such surrender of certificates representing such shares of Consumer Services Group Common Stock, issue and deliver, at the office of the transfer agent representing Rollover Shares or Exchange Shares, to the holder for whose account such shares of Consumer Services Group Common Stock were so surrendered, or to such holder's nominee or nominees, certificates representing the number of Rollover Shares or Exchange Shares to which such holder shall be entitled, together with the Fractional Payment, if any.


     (e) From and after any Exchange Date, all rights of a holder of shares of Consumer Services Group Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Consumer Services Group Common Stock, to receive certificates representing Rollover Shares or Exchange Shares together with a Fractional Payment, if any, as described in paragraph 5(a) of this Part B of this Article Third and rights to dividends as described in paragraph 5(b) of this Part B of this Article Third. No holder of a certificate that immediately prior to the applicable Exchange Date represented shares of Consumer Services Group Common Stock shall be entitled to receive any dividend or other distribution with respect to Rollover Shares or Exchange Shares, as the case may be, until surrender of such holder's certificate for a certificate or certificates representing Rollover Shares or Exchange Shares, as the case may be. Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing with respect to the number of Rollover Shares or Exchange Shares, as the case may be, represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date applicable to Consumer Services Group Common Stock, the corporation shall, however, be entitled to treat certificates for Consumer Services Group Common Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of Rollover Shares or Exchange Shares for which the shares of Consumer Services Group

Common Stock represented by such certificates have been exchanged, notwithstanding the failure to surrender such certificates.

     (f) If any certificate for Rollover Shares or Exchange Shares, as the case may be, is to be issued in a name other than that in which the certificate representing shares of Consumer Services Group Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such Rollover Shares or Exchange Shares, as the case may be, in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the corporation or its agent, that such tax has been paid or is not applicable. Under no circumstances shall the corporation be liable to a holder of shares of Consumer Services Group Common Stock for any Rollover Shares or Exchange Shares or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) At the time an Exchange Notice is delivered with respect to any shares of Consumer Services Group Common Stock, or at the time of the Exchange Date, if earlier, the corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Consumer Services Group Common Stock, such number of Exchange Shares as shall be issuable upon the exchange of the number of shares of Consumer Services Group Common Stock specified or to be specified in the applicable Exchange Notice, provided that the corporation shall not under any circumstances be precluded from satisfying its obligation in respect of the exchange of the outstanding shares of Consumer Services Group Common Stock by delivery of purchased Exchange Shares that are held in the treasury of the corporation.

6.  LIQUIDATION

     In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Common Stock shall share in the aggregate, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (b) the holders of the shares of Consumer Services Group Common Stock shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of C/Z for such 20-Trading Day period, and
(c) if applicable, the holders of the shares of any other class of common shares of the corporation (other than Common Stock and Consumer Services Group Common Stock), on the basis that may be set forth in this Certificate with respect to any such shares, shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Common Stock, C is the aggregate Market Capitalization of Consumer Services Group Common Stock, Y is the aggregate Market Capitalization, if applicable, of any other class of common shares (other than Common Stock and Consumer Services Group Common Stock), and Z is the aggregate Market Capitalization of (i) the Common Stock, (ii) the Consumer Services Group Common Stock, and (iii) any other class of common shares of the corporation (other than Common Stock and Consumer Services Group Common Stock). Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part B of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Consumer Services Group being held by one or more Consumer Services Group Subsidiaries, and the distribution of some or all of the shares of such Consumer Services Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Consumer Services Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part E of this Article Third, but shall be subject to paragraph 4 of this Part B of this Article Third.

7.  DETERMINATIONS BY THE BOARD OF DIRECTORS

     Any determinations made by the Board of Directors under any provision of this Part B of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any determination by the Board of Directors, respecting the fair market value of any properties, assets or securities, and shall file such statement with the Secretary of the corporation. Without limiting the generality of the foregoing, each holder of shares of Common Stock and/or shares of Consumer Services Group Common Stock, by acquiring or holding either such security, shall be deemed to acknowledge and agree to the maximum extent permitted by law, that (a) the terms of the Consumer Services Group Common Stock grant to the Board of Directors discretion to select among different exchange, redemption or other options, more than one of which may be available at a particular time or in connection with a particular transaction, including without limitation a Rollover Transaction, a Board Required Exchange (whether for Common Stock or stock of the specified other entities) or a Significant Transaction Exchange (whether for Common Stock or other consideration), (b) that the selection of an alternative, if any, shall be a matter solely within the discretion of the Board of Directors and that the Board of Directors has no duty to select the alternative that will result in the best economic treatment for holders of either the Consumer Services Group Common Stock or the Common Stock, and (c) that no holder of any shares of Consumer Services Group Common Stock or Common Stock will have any claim based on which alternative the Board of Directors may elect, even if the holders of the classes of stock are not treated equally.

8.  ADJUSTMENT OF THE CONSUMER SERVICES GROUP ALLOCATION FRACTION

     (a) The denominator of the Consumer Services Group Allocation Fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Consumer Services Group Common Stock and stock dividends payable in shares of Consumer Services Group Common Stock, (ii) to reflect the fair market value of contributions or allocations by the corporation of cash or property or other assets or liabilities from the Common Stock Group to the Consumer Services Group (or vice versa), or of cash or property or other assets or liabilities of the Common Stock Group to, or for the benefit of, employees of the Consumer Services Group in connection with employee benefit plans or arrangements of the corporation or any of its subsidiaries (or vice versa), (iii) to reflect the number of shares of capital stock of the corporation contributed to, or for the benefit of, employees of the Consumer Services Group in connection with benefit plans or arrangements of the corporation or any of its Subsidiaries, (iv) to reflect repurchases by the corporation of shares of Consumer Services Group Common Stock for the account of the Consumer Services Group, (v) to reflect issuances of Consumer Services Group Common Stock for the account of the Consumer Services Group, (vi) to reflect dividends or other distributions to holders of the Consumer Services Group Common Stock to the extent no payment is made to the Common Stock Group, and (vii) under such other circumstances as the Board of Directors determines appropriate to reflect the economic substance of any other event or circumstance, provided that, in each case, the adjustment shall be made in a manner that is fair and equitable to holders of Common Stock and Consumer Services Group Common Stock. Any adjustment made by the Board of Directors pursuant to the preceding sentence shall, subject to the foregoing, be at the sole discretion of the Board of Directors, and all such determinations shall be final and binding on all shareholders of the corporation. For purposes of this paragraph 8 of this Part B of this Article Third, the consideration paid by the Common Stock Group to acquire any assets or other property or contributed or allocated to the Consumer Services Group shall be presumed to be the "fair market value" as of its acquisition.

     (b) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part B of this Article Third, in the event that the corporation shall issue shares of Consumer Services Group Common Stock for the account of the Consumer Services Group, then the denominator of the Consumer Services Group Allocation Fraction shall be increased by the number of shares of Consumer Services Group Common Stock so issued.

     (c) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part B of this Article Third, if, in connection with any share issuance described in paragraph 8(b) of this Part B of this Article Third, or otherwise, the corporation contributes or allocates cash or other property or assets from the Common Stock Group to the Consumer Services Group, the denominator of the Consumer Services Group Allocation Fraction shall be increased (or further increased) by an amount obtained by dividing (i) the fair market value of such cash, property or assets (as determined by the Board of Directors) by (ii) the net per share offering price of the Consumer Services Group Common Stock.

9.  CERTAIN DEFINITIONS.

     Unless the context otherwise requires, the terms defined in this paragraph 9 of this Part E of this Article Third shall have, for all purposes of this Part B of this Article Third, the meanings herein specified:

          "Broadband Separation" shall mean the distribution of one or more entities holding all or substantially all of the assets of the corporation's broadband business to security holders of the corporation.

          "Common Stock Group" shall mean, as of any date, the interest of the corporation in all of the businesses in which the corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of their predecessors or successors), and the respective assets and liabilities of the corporation therein, other than the Consumer Services Group Allocated Portion of the Consumer Services Group.

          "Consumer Services Group" shall mean, as of any date that any shares of Consumer Services Group Common Stock have been issued and continue to be outstanding, without duplication, the direct or indirect interest of the corporation (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments, or any of their predecessors or successors) (a) in all of the businesses, assets and liabilities reflected in the financial statements of the Consumer Services Group dated December 31, 2001, publicly filed by the corporation, including any successor to the Consumer Services Group by merger, consolidation or sale of all or substantially all of its assets (whether or not in connection with a Consumer Services Group Related Business Transaction),
     (b) the other assets and liabilities (contingent or otherwise) of the corporation and its Subsidiaries primarily related to the businesses, assets and liabilities described in clause (a) and all net income and net losses arising in respect thereof after such date, (c) all assets, liabilities and businesses acquired by the Consumer Services Group or acquired by the corporation or any of its Subsidiaries for the account of, or contributed, allocated or otherwise transferred to, the Consumer Services Group (including the net proceeds of any new issuance for the account of the Consumer Services Group of any new shares of Consumer Services Group Common Stock or Convertible Securities), in each case, after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraphs 7 and 8 of this Part B of this Article Third, and (d) the proceeds of any Disposition of any of the foregoing; provided, however, that the Consumer Services Group shall not include (a) any assets, liabilities or businesses disposed of after the date of such financial statements or (b) any assets, liabilities or businesses allocated to the Common Stock Group or otherwise distributed or otherwise transferred from the Consumer Services Group, whether to the Common Stock Group, to holders of shares of Consumer Services Group Common Stock or otherwise, in each case after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraphs 7 and 8 of this Part B of this Article Third.

          "Consumer Services Group Allocated Portion" shall mean, with respect to the Consumer Services Group as a whole, or any dividend, distribution, payment, consideration or other amount or allocation requiring apportionment between the holders of Consumer Services Group Common Stock (other than the corporation and its Subsidiaries), on the one hand, and the Common Stock Group, on the other hand, the following: (a) in the case of the Consumer Services Group as a whole, the proportion of such Group represented by the Consumer Services Group Allocation Fraction, and (b) in the case of any other amount or allocation, the product of (i) such amount or allocation and (ii) the Consumer Services Group Allocation Fraction.

          "Consumer Services Group Allocation Fraction" shall mean, as of any date of determination, a fraction, the numerator of which shall be the number of shares of Consumer Services Group Common Stock outstanding on such date and the denominator of which shall be a number initially determined by the Board of Directors, in its sole discretion, prior to the date of the initial issuance of any shares of Consumer Services Group Common Stock, subject to adjustment from time to time as described in paragraph 8 of this Part B of this Article Third, provided that such fraction shall in no event be greater than one. If the holders of any securities of the corporation or any other Person that are convertible into or exercisable or exchangeable for shares of Consumer Services Group Common Stock are entitled to participate in any dividend or other distribution with respect to the Consumer Services Group Common Stock, such shares so issuable upon such conversion, exercise or exchange shall be taken into account in calculating the Consumer Services Group Allocation Fraction and any amount payable to the Common Stock Group in such manner as the Board of Directors determines to be appropriate.

          "Consumer Services Group Available Dividend Amount" shall mean, as of any date, the Consumer Services Group Allocated Portion of the excess of
     (a) the amount by which the total assets of the Consumer Services Group exceed the total liabilities of the Consumer Services Group as of such date over (b) the sum of (i) the par value of all issued shares of Consumer Services Group Common Stock and each class or series of Preferred Stock attributed to the Consumer Services Group, (ii) the amount of the consideration received for any shares of Preferred Stock attributed to the Consumer Services Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (iii) any amount not included in subclauses (i) and (ii) above that the corporation (by appropriate action of the Board of Directors) has transferred to stated capital specifically in respect of Consumer Services Group Common Stock, minus (c) all reductions from such sums set forth in clauses (i), (ii) and (iii) above as have been effected in a manner permitted by law; provided, however, that, in the event that the law governing the corporation changes from that governing the corporation on the date the adoption of the Amendment to this Certificate pursuant to which the Consumer Services Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Consumer Services Group Available Dividend Amount shall mean the amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Consumer Services Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Consumer Services Group Common Stock and of each class or series of Preferred Stock attributed to the Consumer Services Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

          "Consumer Services Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Consumer Services Group, an amount, if any, equal to the Consumer Services Group Allocated Portion of the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the corporation or any other member of the Common Stock Group in respect of such Disposition or in respect of any mandatory dividend or redemption resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to the Common Stock Group), (b) any transaction costs borne by the Common Stock Group in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Consumer Services Group borne by the Common Stock Group in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group in connection with the Disposition or any liabilities assumed by the Common Stock Group for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Consumer Services Group. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property; provided that the value of any marketable securities included in such proceeds shall be the average of the daily Market Value of such securities for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Disposition.

          "Consumer Services Group Related Business Transaction" shall mean any Disposition of all or substantially all the properties and assets attributed to the Consumer Services Group in a transaction or series of related transactions that results in the corporation or one or more of its Subsidiaries receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that (a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor, and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Consumer Services Group prior to such Disposition.

          "Convertible Securities" shall mean any securities of the corporation or any Subsidiary of the corporation that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock, Consumer Services Group Common Stock, whether upon conversion, exercise or exchange, or pursuant to anti-dilution provisions of such securities or otherwise.

          "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock, or otherwise) by the corporation (or its successors) or any of its Subsidiaries or properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues, immediately following such transaction, to hold the same, direct and indirect, interest in the business, assets and liabilities comprising the Consumer Services Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Consumer Services Group).

          "Fair Value" shall mean, in the case of equity securities or debt securities of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof (if such Market Value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been publicly traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that, in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

          "Group" shall mean the Common Stock Group or the Consumer Services Group.

          "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding on such Trading Day.

          "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case, on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or, if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including, without limitation, because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that, for purposes of determining the ratios set forth in paragraph 6 of this Part B of this Article Third, (a) the "Market Value" of any share of Common Stock or Consumer Services Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to Common Stock or Consumer Services Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors, and (b) the "Market Value" of any share of Common Stock or any share of Consumer Services Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or Consumer Services Group Common Stock, as applicable, or
     (ii) the "ex" date or any similar date for any dividend or distribution with respect to the Common Stock or Consumer Services Group Common Stock in shares of Common Stock or Consumer Services Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, for a distribution of such Person's interest in such Subsidiary to the holders of Consumer Services Group Common Stock and, in the event that the Consumer Services Group Allocation Fraction is less than one, the holders of Common Stock (or any such securities into which the Consumer Services Group Common Stock or the Common Stock may have been converted, reclassified or changed or for which they may have been exchanged), as the case may be, to be tax free to such holders.

          "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

          "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not available for trading on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

10. CERTAIN TRANSACTIONS INVOLVING THE CORPORATION AS A WHOLE.

     Notwithstanding anything to the contrary, in the event of a Disposition of all or substantially all of the properties and assets of the corporation to an entity not directly controlled by the corporation or shareholders of the corporation, the provisions of paragraph 4(b) of this Part B of this Article Third shall not apply if, as part of such Disposition, each share of Consumer Services Group Common Stock is entitled to receive the same consideration (both in type and amount) as such share of Consumer Services Group Common Stock would have received had it been exchanged for Common Stock.

                                                                         ANNEX M

                            FORM OF BY-LAW AMENDMENT

[NOTE: THE AT&T GROUPS CAPITAL STOCK COMMITTEE BY-LAW WILL REPLACE THE LAST TWO PARAGRAPHS OF THE BY-LAW PROVISION ESTABLISHING STANDING COMMITTEES SUCH AS THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE. THESE PARAGRAPHS CURRENTLY RELATE TO THE LIBERTY MEDIA GROUP CAPITAL STOCK COMMITTEE AND THE AT&T WIRELESS GROUP CAPITAL STOCK COMMITTEE.]

     AT&T Groups Capital Stock Committee. The Board of Directors shall form an AT&T Groups Capital Stock Committee, the members of which shall be selected by the Board of Directors of the company. The Board of Directors of the company shall delegate to the AT&T Groups Capital Stock Committee the authority to, and the AT&T Groups Capital Stock Committee will have the authority to, (i) interpret, make determinations under, and oversee the implementation of the policies set forth in the Policy Statement Regarding AT&T Groups Tracking Stock Matters; (ii) review the policies, programs and practices of the company relating to (a) the business and financial relationships between the company or any of its units and AT&T Consumer Services Group, and (b) any matters arising in connection therewith, all to the extent the AT&T Groups Capital Stock Committee may deem appropriate; and (iii) recommend such changes in such policies, programs and practices as the AT&T Groups Capital Stock Committee may deem appropriate. In performing this function, the AT&T Groups Capital Stock Committee's role shall not be to make decisions concerning matters referred to its attention, but, rather, to oversee the process by which decisions concerning such matters are made. The AT&T Groups Capital Stock Committee shall have and may exercise such other powers, authority and responsibilities as may be determined from time to time by the Board of Directors of the company.

                                                                         ANNEX N

                                   AT&T CORP.
                               BOARD OF DIRECTORS
                           POLICY STATEMENT REGARDING
                       AT&T GROUPS TRACKING STOCK MATTERS

1.  GENERAL POLICY.

     It is the policy of the Board of Directors (the "Board") of AT&T Corp. ("AT&T") that:

          (a) all material matters as to which the holders of the Common Stock and the holders and/or Consumer Services Group Common Stock may have potentially divergent interests shall be resolved in a manner that the Board (or the Groups Capital Stock Committee) determines to be in the best interests of AT&T and all of its common shareholders as a whole, after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of AT&T; and

          (b) a process of fair dealing will govern the relationship between the Common Stock Group and the Consumer Services Group and the means by which the terms of any material transaction between them will be determined.

2.  RELATIONSHIP BETWEEN THE GROUPS.

     AT&T will seek to manage the AT&T Groups in a manner that maximizes the operational performance and value of all Groups taken as a whole even though in certain circumstances actions could disproportionately impact an individual Group; provided, however, that such disproportionate actions will not, in the aggregate, have an adverse material impact on the results of operations or financial position of either Group.

     (a) General. Subject to special arrangements or existing commercial arrangements in effect at the time this policy statement is adopted (and renewals or extensions thereof), except as otherwise provided in this policy statement, all material commercial transactions between the Common Stock Group and the Consumer Services Group will be on commercially reasonable terms taken as a whole and will be subject to the review and approval of the Groups Capital Stock Committee.

     (b) Inter-group Borrowing. The Groups may make loans to each other on terms and conditions substantially equivalent to the interest rates and terms and conditions that the groups would be able to obtain from third parties without the benefit of support or guarantee by AT&T.

     (c) Allocation of Corporate Overhead and Support Services. With respect to shared corporate services that arise as a result of being part of a combined entity (e.g., securities filing and financial reporting services), costs relating to such services will be directly attributed to the Group utilizing such services, and to the extent such costs are not directly attributable, allocated between the Groups on a fair and reasonable basis as determined by the Board. With respect to other support services, the Groups will seek to achieve enterprise efficiencies to reduce the aggregate costs incurred by the Groups on a combined basis.

     (d) No Inter-Group Interest in Common Stock Group. The Consumer Services Group shall not acquire an Inter-Group Interest in the Common Stock Group.

3.  CORPORATE OPPORTUNITIES.

     The Board will allocate any business opportunities and operations, any acquired assets and businesses and any assumed liabilities between the Groups, in whole or in part, as it considers to be in the best interests of AT&T and its shareholders as a whole and as contemplated by the provisions of these policies. To the extent a business opportunity or operation, an acquired asset or business, or an assumed liability would be suitable to be undertaken by or allocated to more than one Group, it will be allocated by the Board in its business judgment or in accordance with procedures adopted by the Board from time to time to ensure that decisions will be made in the best interests of AT&T and its shareholders as a whole. Any such allocation may involve the consideration of a number of factors that the Board determines to be relevant, including, without limitation, whether the business opportunity or operation, the acquired asset or business, or the assumed liability is principally within the existing scope of a Group's business and whether a Group is better positioned to undertake or have allocated to it such business opportunity or operation, acquired assets or business or assumed liability.

4.  DIVIDEND POLICY.

     Subject to the limitations set forth in the Charter, including any preferential rights of any series of preferred stock of AT&T, and to the limitations of applicable law, holders of shares of Common Stock and/or Consumer Services Group Common Stock will be entitled to receive dividends on such stock when, as and if authorized and declared by the Board. The payment of dividends on the Common Stock will be a business decision to be made by the Board from time to time based upon the results of operations, financial condition, capital requirements and future prospects of AT&T and such other factors as the Board considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by AT&T from time to time.

     With respect to the Consumer Services Group Common Stock, it is currently expected that one-third of the current regular dividend payable on the Common Stock will be allocated to the Common Stock and that two-thirds of that dividend will be allocated to the Consumer Services Group Common Stock. The declaration of dividends by AT&T and the amount thereof will, however, be in the discretion of the Board and will depend upon each of our groups' financial performance, the dividend policies and capital structures of comparable companies and each group's ongoing capital needs. If and when the Board does determine to pay any dividends on shares of Consumer Services Group Common Stock, any such determination will also be subject to factors similar to those described above with respect to the payment of dividends on the Common Stock.

5.  AT&T GROUPS CAPITAL STOCK COMMITTEE.

     AT&T's by-laws will provide for a standing committee of the Board to be known as the AT&T Groups Capital Stock Committee. The Groups Capital Stock Committee will have and exercise such powers, authority and responsibilities as the Board may delegate to such Committee, which will initially include authority to (a) interpret, make determinations under, and oversee the implementation of these policies, other than as they relate to dividends, with respect to which all determinations will be made solely by the Board, (b) adopt additional general policies governing the relationship between the Groups, and (c) engage the services of accountants, investment bankers, appraisers, attorneys and other service providers to assist it in discharging its duties. In making determinations in connection with these policies, the members of the Board and the AT&T Groups Capital Stock Committee will act in a fiduciary capacity and pursuant to legal guidance concerning their respective obligations under applicable law. The delegation of responsibilities to the AT&T Groups Capital Stock Committee will be subject to such changes as may be determined by the Board.

6.  DEFINITIONS.

     Capitalized terms not defined in this policy statement shall have the meanings set forth in the Charter. References throughout this policy statement to "ARTICLES," set in all capital letters, are references to ARTICLES in the Charter.

        6.1  Charter.

          "Charter" means the Restated Certificate of Incorporation of AT&T, as amended from time to time.

        6.2  Common Stock.

          "Common Stock" means the Common Stock as defined in Part A of ARTICLE THIRD of the Charter.

        6.3  Common Stock Group.

          "Common Stock Group" means the Common Stock Group as defined in Part B of ARTICLE THIRD of the Charter.

        6.4  Consumer Services Group.

          "Consumer Services Group" means the Consumer Services Group as defined in Part B of ARTICLE THIRD of the Charter.

        6.5  Consumer Services Group Common Stock.

          "Consumer Services Group Common Stock" means the Consumer Services Group Common Stock as defined in Part A of ARTICLE THIRD of the Charter.

7.  AMENDMENT AND MODIFICATION OF THESE POLICIES.


     These policies and any resolution implementing the provisions hereof may at any time and from time to time be amended, modified or rescinded by the Board, and the Board may adopt additional or other policies or make exceptions with respect to the application of these policies in connection with particular facts and circumstances, all as the Board may determine, consistent with its fiduciary duties to AT&T and all of its common shareholders as a whole.